UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

Skilled Healthcare Group, Inc.

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee computed below per Exchange Act Rules 14c-5(g) and 0-11.

☒	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

NOTICE OF WRITTEN CONSENT AND INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

January 9, 2015

Dear Stockholder:

This notice of action by written consent and information statement is being furnished to the holders of shares of common stock of Skilled Healthcare Group, Inc. (“we”, “us”, “Skilled Healthcare” or the “Company”) in connection with the Purchase and Contribution Agreement, dated as of August 18, 2014 (the “Original Purchase Agreement”), by and between Skilled Healthcare and FC-GEN Operations Investment, LLC (“Genesis”) and Amendment No. 1 to the Original Purchase Agreement, dated as of January 5, 2015 (“Amendment No. 1”), pursuant to which the operations of Skilled Healthcare and Genesis will be combined (the “Combination”). A copy of the Original Purchase Agreement as amended by Amendment No. 1 (the “Purchase Agreement”) is attached as Annex A to this information statement.

If the Combination is completed, the holders of common stock and options of Skilled Healthcare will hold 25.75% of the equity of the combined entity and the holders of equity interests of Genesis, together with Health Care REIT, Inc., a Delaware corporation, and the participants under Genesis’ management incentive compensation plan will hold 74.25% of the equity of the combined entity, calculated on a fully diluted, as-exchanged and as-converted basis.

Our board of directors, at a meeting duly called and held, unanimously adopted resolutions approving the Purchase Agreement, the ancillary agreements, the transactions contemplated by the Purchase Agreement and the transactions contemplated by each of the ancillary agreements.

Consummation of the transactions contemplated by the Purchase Agreement required the affirmative vote or written consent of the holders of shares of our common stock, having a majority of the voting power of all outstanding shares of our common stock. On August 18, 2014, following execution and delivery of the Purchase Agreement by the parties thereto, Onex Real Estate Holdings III Inc., Onex Partners LP and Onex US Principals LP (collectively, the “Onex Group”), which on such date owned shares of our common stock representing approximately 82% of the voting power of the outstanding shares of our common stock, delivered an irrevocable written consent to Skilled Healthcare approving in all respects the Purchase Agreement and the transactions and agreements contemplated thereby, including the Combination. On January 5, 2015, following execution and delivery of Amendment No. 1 by the parties thereto, the Onex Group delivered an irrevocable written consent to Skilled Healthcare. As a result, no further approval of our stockholders is required to approve the Purchase Agreement and the transactions contemplated thereby, and we have not solicited, and will not be soliciting, your vote for approval of the Purchase Agreement and will not be calling a stockholders’ meeting for purposes of voting on the approval of the Purchase Agreement. This notice and information statement constitute notice to you from Skilled Healthcare of the action by written consent taken by the Onex Group contemplated by Section 228 of the DGCL.

We urge you to read this entire information statement carefully.

By order of the board of directors,

Roland G. Rapp
Executive Vice President, General Counsel, Chief Administrative Officer and Secretary

Neither the U.S. Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the Combination, passed upon the merits or fairness of the Combination or passed upon the adequacy or accuracy of the disclosure in this notice and information statement. Any representation to the contrary is a criminal offense.

The information statement is dated January 9, 2015 and is first being mailed to stockholders on or about January 9, 2015.

i

ii

Annex A:	Purchase Agreement, as amended	A-1

Annex B:	Tax Receivable Agreement	B-1

Annex C:	LLC Agreement	C-1

Annex D:	Registration Rights Agreement	D-1

Annex E:	Restated Charter	E-1

Annex F:	Restated Bylaws	F-1

Annex G:	Opinion of J.P. Morgan Securities LLC	G-1

Annex H:	Opinion of MTS Securities LLC	H-1

Annex I:	Skilled Healthcare Group, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 2013	I-1

Annex J:	Skilled Healthcare Group, Inc. Proxy Statement on Schedule 14A for the 2014 Annual Meeting of Stockholders	J-1

Annex K:	Skilled Healthcare Group, Inc. Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2014, June 30, 2014 and September 30, 2014	K-1

Annex L:	Skilled Healthcare Group, Inc. Current Reports on Form 8-K filed on January 14, 2014, March 28, 2014, April 11, 2014, May 9, 2014, June 27, 2014, August 18, 2014 and November 19, 2014	L-1

iii

SUMMARY

This Summary, together with the “Questions and Answers About The Transactions”, highlights selected information in this information statement and may not contain all of the information about the Transactions (as such term is defined below) that is important to you. We encourage you to read carefully this entire information statement, its annexes and the documents we refer to in this information statement. Each item in this Summary includes a page reference directing you to a more complete description of that topic. See “Where You Can Find More Information” beginning on page 170. In this information statement, the terms “Skilled Healthcare”, the “Company”, “we”, “our” and “us” refer to Skilled Healthcare Group, Inc. and its subsidiaries, unless the context requires otherwise. We refer to FC-GEN Operations Investment, LLC, and its subsidiaries, unless the context requires otherwise, as “Genesis.” We refer to Onex Real Estate Holdings III Inc., Onex Partners LP and Onex US Principals LP collectively as the “Onex Group.” When we refer to the “Purchase Agreement,” we mean the Purchase and Contribution Agreement, dated as of August 18, 2014, between Genesis and Skilled Healthcare (the “Original Purchase Agreement”), as amended by Amendment No. 1 to the Original Purchase Agreement, dated as of January 5, 2015 (“Amendment No. 1”). When we refer to the “date of the Purchase Agreement” we mean August 18, 2014, the date of the Original Purchase Agreement.

The Parties to the Combination (page 24)

Skilled Healthcare Group, Inc. Skilled Healthcare Group, Inc. is a holding company that owns subsidiary healthcare services companies. All of Skilled Healthcare’s subsidiaries focus on providing high-quality care to the people Skilled Healthcare serves, and Skilled Healthcare’s skilled nursing facility subsidiaries, which comprise the largest portion of its consolidated business, have a strong commitment to treating patients who require a high level of skilled nursing care and extensive rehabilitation therapy. As of September 30, 2014, Skilled Healthcare owned or leased 73 skilled nursing facilities and 22 assisted living facilities, together comprising 10,275 licensed beds. Skilled Healthcare also leases five skilled nursing facilities in California to an unaffiliated third party operator. Its skilled nursing and assisted living facilities are located in California, Texas, Iowa, Kansas, Missouri, Nebraska, Nevada and New Mexico, and are generally clustered in large urban or suburban markets. Skilled Healthcare owned 77% of these facilities as of September 30, 2014. As of September 30, 2014, Skilled Healthcare provided hospice and home health services in Arizona, California, Idaho, Montana, Nevada, and New Mexico. It also provided private duty care services in Idaho, Montana, and Nevada. For the nine months ended September 30, 2014, Skilled Healthcare generated approximately 75% of its revenue from its skilled nursing facilities, including its integrated rehabilitation therapy services at these facilities. The remainder of its revenue is generated from its assisted living services, rehabilitation therapy services provided to third-party facilities, hospice care, home health, and private duty care services. Skilled Healthcare has an administrative service company that provides a full complement of administrative and consultative services that allows its affiliated operators and third-party operators with whom it contracts to better focus on delivery of healthcare services. Skilled Healthcare currently also has one such service agreement with an unaffiliated skilled nursing facility operator.

FC-GEN Operations Investment, LLC. Genesis is a holding company that owns subsidiaries that operate skilled nursing facilities and assisted living facilities that provide rehabilitation therapy and other complementary services. Genesis conducts its operations through two primary business segments: inpatient services and rehabilitation therapy. Genesis offers inpatient services through its network of 413 skilled nursing and assisted living facilities across 28 states, consisting of 379 skilled nursing facilities and 34 assisted living facilities. Of the 413 facilities, 386 are leased, 18 are managed by Genesis, six are joint ventures and three are owned by Genesis. Collectively, Genesis’ skilled nursing and assisted living facilities have 48,922 licensed beds, approximately 49% of which are concentrated in the states of Massachusetts, Maryland, New Jersey, Pennsylvania and West Virginia. For the nine months ended September 30, 2014, approximately 84% of Genesis’ revenues were generated by its inpatient services segment and approximately 13% of Genesis’ revenues were generated by its rehabilitation therapy segment. The remaining revenues were generated by Genesis’ other complementary services, including medical staffing, physician and facility management services.

1

The Transactions (page 26)

On August 18, 2014, Skilled Healthcare entered into the Purchase Agreement with Genesis pursuant to which the businesses and operations of Skilled Healthcare and Genesis will be combined (the “Combination”). Immediately following the consummation of the transactions contemplated by the Purchase Agreement, the common stock, par value $0.001 per share (the “Company Common Stock”), and options to purchase shares of Company Common Stock, which will remain outstanding, will represent 25.75% of the equity of the combined entity and the holders of equity interests of Genesis (the “Genesis Members”), Health Care REIT, Inc., a Delaware corporation (“HCN”), and the participants under the management incentive compensation plan of Genesis (the “MIP Participants”, and together with the Genesis Members and HCN, the “Genesis Stakeholders”) will hold 74.25% of the equity of the combined entity, calculated on a fully diluted, as-exchanged and as-converted basis. The following steps constitute the “Combination”:

•	Two subsidiaries of Genesis, GHC Ancillary Corporation and CDNTE, Inc., will merge with and into a Genesis indirect subsidiary, Sun Healthcare Group, Inc. (the “Distribution Subsidiary”), with the Distribution Subsidiary surviving the mergers;

•	the Distribution Subsidiary will contribute the stock of certain of its existing corporate subsidiaries to newly-formed corporations wholly owned by the Distribution Subsidiary (the “Sun Newcos”)’

•	the stock of the Distribution Subsidiary will be distributed to the Genesis Members;

•	the Distribution Subsidiary will become a subsidiary of Skilled Healthcare as a result of a reverse subsidiary merger;

•	the Genesis Members will receive or retain (1) Class A common stock, par value $0.001 per share, of Skilled Healthcare (the “Company Class A Stock”), and/or (2) Genesis Class A Units (exchangeable for Company Class A Stock) and Class C common stock, par value $0.001 per share, of Skilled Healthcare (the “Company Class C Stock”), permitting such Genesis Members to vote shares of Skilled Healthcare at a rate equal to one vote per share (the issuance of the Company Class A Stock, the “New Stock Issuance” and the shares of Company Class C Stock issued, the “Conversion Shares”). The issuance of shares will be made in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”);

•	Skilled Healthcare will contribute ownership of substantially all of its assets and subsidiaries to the Distribution Subsidiary;

•	the Distribution Subsidiary and the Sun Newcos will contribute ownership of substantially all of their assets and subsidiaries to Genesis (the “Contribution”);

•	the Distribution Subsidiary and the Sun Newcos will receive Class A common units (the “Genesis Class A Units”), Class B common units (the “Genesis Class B Units”) and Class C common units (the “Genesis Class C Units”) of Genesis (collectively, the “Genesis Common Units”);

•	the Distribution Subsidiary will be admitted as the managing member of Genesis;

•	HCN will cancel an option it holds to acquire interests in Genesis in exchange for Company Class A Stock (or options or warrants exercisable for Company Class A Stock) constituting an interest in the combined company, which interest will be a part of the 74.25% interest that would otherwise be held by Genesis Members following the Combination;

•	the MIP Participants under the management incentive compensation plan of Genesis (the “Genesis Management Incentive Plan”) will be paid cash and will be issued shares of Company Class A Stock constituting a portion of the 74.25% interest in the combined entity that would otherwise be held by the Genesis Members following the Combination, calculated on a fully-diluted, as-exchanged and as-converted basis as of immediately following the closing of the transactions contemplated by the Purchase Agreement (the “Closing”), as set forth in the Purchase Agreement.

2

•	In connection with the consummation of the Combination, Skilled Healthcare will, among other things:

•	amend and restate its certificate of incorporation and by-laws (such documents, the “Restated Charter” and “Restated Bylaws”);

•	amend and restate its existing registration rights agreement, providing for certain registration rights with respect to Skilled Healthcare’s outstanding common stock;

•	enter into an amended and restated limited liability company agreement of Genesis which sets forth the rights with respect to the equity interests in Genesis (“Genesis Units”);

•	enter into a Contribution Agreement (the “Contribution Agreement”), governing the terms of the Contribution; and

•	consummate, and cause its applicable subsidiary to consummate, the transactions contemplated by a merger agreement (the “Distribution Subsidiary Merger Agreement”), which was entered into by Skilled Healthcare, a newly formed subsidiary of Skilled Healthcare and the Distribution Subsidiary concurrently with the execution of the Original Purchase Agreement and subsequently amended and restated concurrently with the execution of Amendment No. 1, and pursuant to which the Distribution Subsidiary will become a subsidiary of Skilled Healthcare.

Skilled Healthcare will also enter into a tax receivable agreement (the “Tax Receivable Agreement”), the terms of which are summarized under “—Exchange Rights and Tax Receivable Agreement” below and in greater detail in “The Transactions—Tax Receivable Agreement.”

We refer to each of the transactions contemplated by the Purchase Agreement and each ancillary agreement, including each of the steps listed above, as the “Transactions.”

The Purchase Agreement is attached as Annex A to this information statement, and we encourage you to read it carefully and in its entirety because it is the legal document that governs the Transactions.

3

Structure of Skilled Healthcare Post-Closing

Below is a diagram of the ownership structure of Skilled Healthcare upon completion of the Transactions, including the Combination.

Stockholder Action by Written Consent (page 100)

The Purchase Agreement required the approval of the Purchase Agreement and the Transactions by the holders of outstanding Company Common Stock, voting together as a single class with the holders of the Company Class A Stock having one vote per share and the holders of Skilled Healthcare’s Class B common stock, par value $0.001 per share (the “Company Class B Stock”), having ten votes per share, representing at least 66 2/3% of all votes entitled to be cast by holders of the outstanding Company Common Stock (such vote, the “Requisite Stockholder Approval”) by irrevocable written consent of the Onex Group which are party to the investor stockholders agreement with SHG Holding Solutions, Inc. (as Skilled Healthcare’s predecessor-in-interest), in the form attached as Exhibit C to the Purchase Agreement (the “Company Written Consent”). Following the execution and delivery of the Original Purchase Agreement, the Onex Group executed and delivered the Company Written Consent on August 18, 2014, approving in all respects the Original Purchase Agreement and the Transactions and agreements contemplated thereby, including, without limitation, the Restated Charter. On January 5, 2015, following execution and delivery of Amendment No. 1 by the parties thereto, the Onex Group delivered an irrevocable written consent to Skilled Healthcare approving such amendment and the Restated Charter (as revised by such amendment).

4

When the Combination is Expected to be Completed (page 85)

We currently anticipate that the Combination will be completed in the first quarter of 2015. However, there can be no assurance that the Combination will be completed at all or, if completed, when it will be completed in the first quarter of 2015.

Reasons for the Transactions; Recommendation of the Board of Directors (page 39)

After consideration of various factors as discussed in “The Transactions—Reasons for the Transactions; Recommendation of the Board of Directors” beginning on page 39, the board of directors of Skilled Healthcare (the “Board of Directors”) unanimously:

•	approved the Purchase Agreement, the ancillary agreements and the Transactions,

•	declared it advisable for Skilled Healthcare to enter into the Purchase Agreement and the ancillary agreements,

•	determined that the Restated Charter is advisable to the stockholders of Skilled Healthcare,

•	determined that the Contribution is expedient and in the best interests of Skilled Healthcare and its stockholders,

•	directed that the Restated Charter, the New Stock Issuance, the issuance of the Conversion Shares and the Contribution be submitted to the stockholders of Skilled Healthcare for their consideration, and

•	recommended that the stockholders of Skilled Healthcare adopt the Restated Charter and approve the New Stock Issuance, the issuance of the Conversion Shares and the Contribution.

For a discussion of the material factors considered by the Board of Directors in making its recommendation, see “The Transactions—Reasons for the Transactions; Recommendation of the Board of Directors” beginning on page 39.

Exchange Rights and Tax Receivable Agreement (pages 67 and 59)

Following the consummation of the Transactions, certain Genesis Members will have the right to exchange their Genesis Class A Units for shares of Company Class A Stock or, at Skilled Healthcare’s option, cash. As a result of such exchanges, the number of Genesis Class A Units held by Skilled Healthcare will increase as Skilled Healthcare acquires the exchanged Genesis Class A Units. These exchanges of Genesis Class A Units for shares of Company Class A Stock or cash may result in increases in the tax basis of Genesis’ tangible and intangible assets with respect to Skilled Healthcare. Such increases in tax basis are likely to increase (for tax purposes) depreciation and amortization deductions, and therefore reduce the amount of income tax Skilled Healthcare would otherwise be required to pay in the future. These increases in tax basis may also decrease gain (or increase loss) on future dispositions of certain capital assets to the extent the increase in tax basis is allocated to those capital assets. These increases in tax basis would not be available in the absence of the Transactions and the exchanges of Genesis Class A Units for Company Class A Stock.

Concurrently with the exercise of an exchange of Genesis Class A Units for shares of Company Class A Stock, as described immediately above, a number of shares of Company Class C Stock, equal to the lesser of (1) the number of shares of Company Class A Stock to be issued in exchange for the Genesis Class A Units and (2) the number of shares of Company Class C Stock then outstanding, will automatically be converted into fractional shares of Company Class A Stock (such fraction to be de minimis and determined at Closing).

Concurrently with the consummation of the Transactions, Skilled Healthcare will enter into the Tax Receivable Agreement with Genesis and certain Genesis Members. The Tax Receivable Agreement generally will provide for the payment by Skilled Healthcare to Genesis Members of 90 percent of the cash savings, if any, in U.S. federal, state and local income tax or franchise tax that Skilled Healthcare actually realizes as a result of

5

(1) the increases in tax basis attributable to the exchange by the Genesis Members of Genesis Class A Units for shares of Company Class A Stock and (2) tax benefits related to imputed interest deemed to be paid by Skilled Healthcare as a result of the Tax Receivable Agreement. In certain circumstances (such as certain changes in control, the election of Skilled Healthcare to exercise its right to terminate the Tax Receivable Agreement and make an early termination payment or an Internal Revenue Service (“IRS”) challenge to a tax basis increase), it is possible that cash payments under the Tax Receivable Agreement may exceed actual cash savings to Skilled Healthcare.

Registration Rights Agreement (page 62)

In connection with the Transactions, Skilled Healthcare entered into an Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”), dated as of August 18, 2014 and becoming effective on the date of the Closing (the “Closing Date”), by and among Skilled Healthcare, certain holders of the Company Class B Stock listed on Schedule A attached thereto (collectively, the “Onex Holders”), and certain holders of equity securities of Genesis listed on Schedule B attached thereto (collectively, the “Genesis Holders” and, together with the Onex Holders, the “Investors”; the Investors, together with their respective permitted transferees, the “Holders”), providing for certain registration rights with respect to outstanding Company Class A Stock.

Pursuant to the Registration Rights Agreement, each Holder of Registrable Securities (see “The Transactions—Registration Rights Agreement—Lock-up Agreements” beginning on page 62 for a definition of “Registrable Securities”) has agreed that, except for certain permitted transfers, it shall not dispose of any Registrable Securities or enter into any arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities until the Lock-up Expiration (see “The Transactions—Registration Rights Agreement—Lock-up Agreements” beginning on page 62 for a definition of “Lock-up Expiration”).

The Registration Rights Agreement further provides each Holder of Registrable Securities with shelf registration rights, subject to certain customary exceptions. It also provides the Onex Holders with up to two demand registration rights in the 18-month period following the Closing Date and the Genesis Holders with one demand registration during the 18-month period following the Closing Date and, following the Lock-up Expiration, unlimited demand registrations until such time as the Genesis Holders no longer hold any Registrable Securities.

The Holders also have so-called “piggy-back” rights to participate in any registrations of securities initiated by Skilled Healthcare.

In connection with any registration described above, Skilled Healthcare is obligated to indemnify Holders selling Registrable Securities in connection with such registration and, except for any Seller Expense Paid Registration (as defined below in “The Transactions—Registration Rights Agreement—Demand Registration Rights” beginning on page 63), Skilled Healthcare is required to bear all fees, costs and expenses (other than any underwriting discounts or commissions or transfer taxes, if any, and fees of counsel to the selling stockholders attributable to the sale of Registrable Securities) in connection with such registration.

Support Agreement (page 65)

Concurrently with the execution and delivery of the Original Purchase Agreement, Skilled Healthcare, Genesis, and the Onex Group executed and delivered a support agreement (the “Support Agreement”) pursuant to which the Onex Group agreed to, among other things,

•	execute and deliver the Company Written Consent;

•	refrain from selling, transferring, pledging, encumbering, assigning or otherwise disposing of or entering into any contract, option or other arrangement with respect to the transfer of any of their Company Class B Stock (the “Subject Shares”) unless the transferee is an affiliate of the Onex Group and assumes the transferor’s obligations under the Support Agreement;

6

•	refrain from converting their Subject Shares into shares of Company Class A Stock;

•	refrain from entering into any new voting arrangement with respect to any shares of Company Common Stock;

•	immediately cease and cause to be terminated all existing discussions and negotiations with any person with respect to any Competing Proposal (see “The Purchase Agreement—Competing Proposals” beginning on page 96 for the definition of a “Competing Proposal”), and cause each of its subsidiaries and representatives to do the same;

•	refrain from, cause its subsidiaries to refrain from, and use its reasonable best efforts to cause its representatives to refrain from, directly or indirectly (1) soliciting, initiating, causing or knowingly facilitating or encouraging the submission of any Competing Proposal; (2) participating in any negotiations, or furnishing to any person any information relating to Skilled Healthcare or any of its subsidiaries, in each case, knowingly in connection with a Competing Proposal; (3) engaging in discussions with any person in an effort to or attempt to facilitate or encourage a person to make a Competing Proposal; (4) approving or recommending, or proposing publicly to approve or recommend, any Competing Proposal; or (5) entering into any letter of intent, agreement, agreement in principle, memorandum of understanding or similar document or any agreement or commitment providing for any Competing Proposal;

•	consult with Genesis before issuing, and give Genesis the opportunity to review and comment upon, any press release or other public statements with respect to the Transactions, and not to issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any securities exchange or securities quotation system; and

•	refrain from commencing or participating in, and to take all actions necessary to opt out of any class in any class action with respect to, any claim against Skilled Healthcare, Genesis or any of their respective successors relating to the negotiation, execution and delivery of the Support Agreement or the Purchase Agreement, or the consummation of the Transactions.

The Support Agreement terminates upon the earlier of (1) the Closing and (2) the termination of the Purchase Agreement in accordance with its terms.

Restated Charter and Restated Bylaws (pages 66 and 71)

In connection with the Transactions, the Board of Directors approved a Restated Charter, which will become effective upon the consummation of the Transactions. The Onex Group executed and delivered the Company Written Consent on August 18, 2014, approving in all respects the Original Purchase Agreement and the Transactions, including, without limitation, the Restated Charter. On January 5, 2015, following execution and delivery of Amendment No. 1 by the parties thereto, the Onex Group delivered an irrevocable written consent to Skilled Healthcare approving such amendment and the Restated Charter (as revised by such amendment). In addition, the Board of Directors adopted and approved the Restated Bylaws, effective as of the consummation of the Transactions.

The Restated Charter changes the name of Skilled Healthcare to “Genesis Healthcare, Inc.” and changes the shares of capital stock that Skilled Healthcare is authorized to issue. Specifically, upon the filing of the Restated Charter with the Secretary of State of the State of Delaware, Skilled Healthcare will have the authority to issue a total of 1,200,000,000 shares of capital stock, consisting of the following classes of capital stock: (1) 1,000,000,000 shares of Company Class A Stock, par value $0.001 per share; (2) 20,000,000 shares of Company Class B Stock; (3) 150,000,000 shares of Company Class C Stock, par value $0.001 per share; and (4) 30,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”). Each holder of Company Class A Stock, Company Class B Stock and Company Class C Stock is entitled to one vote for each

7

share of such Company Common Stock, held of record by such holder. This represents a change from the current charter of Skilled Healthcare, which provides that each holder of Company Class B Stock is entitled to 10 votes per share.

Furthermore, the affirmative vote of the holders of at least 66 2/3% of the combined voting power of the shares entitled to vote in connection with the election of directors of Skilled Healthcare is required to amend, alter, change, or repeal, or to adopt any provision inconsistent with the purpose and intent of certain articles of the Restated Charter relating to:

•	the management of the business and conduct of the affairs of Skilled Healthcare;

•	the rights to call special meetings of the stockholders of Skilled Healthcare;

•	the ability to take action by written consent in lieu of a meeting of stockholders;

•	the obligations of Skilled Healthcare to indemnify its directors and officers;

•	amendments to the bylaws of Skilled Healthcare; and

•	amendments to the Restated Charter.

The Restated Bylaws provide that the Board of Directors is to consist of not less than three nor more than 19 members, divided into three classes, designated Class I, Class II and Class III. Directors in each class serve for a term of three years. For information regarding the post-Closing directors of Skilled Healthcare and their respective classes, see “Management after the Combination—Board of Directors and Management.” The Restated Bylaws may be amended, altered, changed or repealed, in whole or in part, or new bylaws may be adopted by either (1) the affirmative vote of a majority of the entire Board of Directors or (2) the affirmative vote of the holders of a majority of the voting power of the shares of capital stock of Skilled Healthcare entitled to vote in connection with the election of directors of Skilled Healthcare.

Opinion of J.P. Morgan Securities LLC (page 42)

Pursuant to an engagement letter dated August 8, 2014, effective from June 18, 2014, Skilled Healthcare retained J.P. Morgan Securities LLC (“J.P. Morgan”) to deliver a fairness opinion in connection with the proposed Transactions.

At the meeting of the Board of Directors on August 16, 2014, J.P. Morgan rendered its oral opinion to the Board of Directors that, as of such date and based upon and subject to the factors, assumptions and limitations set forth in its opinion, the resulting ownership percentage of Company Common Stock by Skilled Healthcare stockholders of 25.75% of the Company Class A Stock to be outstanding immediately following the Closing or issuable upon exchange or conversion of Company Class B Stock or Genesis Units (but excluding Company Class A Stock issuable upon exchange of Company Class C Stock), calculated on a fully-diluted basis as of immediately following the Closing (which when expressed in terms of an implied ratio that each share of Company Common Stock immediately prior to the consummation of the Transactions would equal immediately following consummation of the Transactions and assuming the full conversion of Genesis Class A Units into Company Class A Stock takes place at such time, will reflect an implied ratio of .2575 to 1 (the “Exchange Ratio”)), was fair, from a financial point of view, to Skilled Healthcare. J.P. Morgan confirmed its August 16, 2014 oral opinion by delivering its written opinion to the Board of Directors, dated August 16, 2014, that, as of such date, the Exchange Ratio in the proposed Transactions was fair, from a financial point of view, to Skilled Healthcare.

The full text of the written opinion of J.P. Morgan dated August 16, 2014, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken, is attached as Annex G to this information statement and is incorporated herein by reference. Skilled Healthcare’s stockholders are urged to read the opinion in its entirety. J.P. Morgan’s written opinion is addressed to the Board of Directors, addresses

8

only the fairness to Skilled Healthcare, from a financial point of view, of the Exchange Ratio in the Transactions and does not constitute a recommendation to any stockholder of Skilled Healthcare as to any matter. The summary of the opinion of J.P. Morgan set forth in this information statement is qualified in its entirety by reference to the full text of such opinion.

Opinion of MTS Securities LLC (page 48)

MTS Securities LLC (together with its affiliates, “MTS”) delivered an oral opinion to the Board of Directors on August 16, 2014, subsequently confirmed in writing, to the effect that, as of August 16, 2014, and based upon and subject to the factors and assumptions set forth in the opinion, the Total Consideration (as defined in the MTS opinion attached hereto as Annex H) to be paid by Skilled Healthcare in the transaction was fair, from a financial point of view, to Skilled Healthcare.

The full text of the written opinion of MTS, dated August 18, 2014, which sets forth the assumptions made, matters considered, and limits on the review undertaken in connection with the opinion, is attached as Annex H to this information statement and is incorporated herein by reference. Skilled Healthcare’s stockholders are urged to read the opinion in its entirety. MTS’ written opinion is addressed to the Board of Directors and does not constitute a recommendation to any stockholder of Skilled Healthcare as to any matter. The summary of the opinion of MTS set forth in this information statement is qualified in its entirety by reference to the full text of such opinion.

Conditions to the Combination (page 107)

The obligations of either Genesis or Skilled Healthcare to effect the Transactions are subject to the satisfaction or waiver of the following conditions:

•	the Requisite Stockholder Approval having been obtained (which occurred when the Onex Group delivered the Company Written Consent on August 18, 2014);

•	expiration or termination of the waiting period under the Hard-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), which occurred on September 16, 2014;

•	this information statement having been cleared by the Securities and Exchange Commission (the “SEC”) and mailed to Skilled Healthcare’s stockholders at least 20 days prior to the Closing Date;

•	the absence of any statute, rule, regulation, order or injunction prohibiting the consummation of the Transactions, and the absence of any pending action, suit, claim or proceeding brought by any governmental authority attempting to enjoin restrain or otherwise prohibit the consummation of the Transactions;

•	certain consents to the Transaction that have been obtained from third parties remaining in effect at the time of Closing;

•	approval or consent of certain governmental authorities with respect to the Transactions, without the imposition of any Burdensome Condition (see “The Purchase Agreement—Efforts to Complete the Transactions” beginning on page 101 for the definition of “Burdensome Condition”); and

•	the transactions contemplated by the Distribution Subsidiary Merger Agreement having been consummated.

The receipt of the financing contemplated by the financing commitments obtained by Genesis (see “The Transactions—Financing in Connection with the Transactions” beginning on page 72 for a description of the financing commitments) is not a condition to either party’s obligations under the Purchase Agreement.

9

The obligation of Genesis to effect the Transactions is also subject to the satisfaction or waiver of the following conditions:

•	Skilled Healthcare’s representations and warranties in the Purchase Agreement being true and correct to the extent described in the section titled “The Purchase Agreement—Conditions to the Combination” beginning on page 107;

•	Skilled Healthcare having performed in all material respects all obligations required to be performed by it under the Purchase Agreement at or prior to the Closing;

•	Genesis having received a certificate signed on behalf of Skilled Healthcare by its chief executive officer or chief financial officer certifying that each of the two preceding conditions has been satisfied;

•	the execution and delivery to Genesis of the Tax Receivable Agreement, the Registration Rights Agreement and the Contribution Agreement;

•	the filing of the Restated Charter with the Secretary of State of the State of Delaware, and as a result, each holder of the Company Class B Stock having his, her or its voting power reduced to one vote per share;

•	the adoption and approval of the Restated Bylaws (which occurred on August 18, 2014);

•	Genesis having received evidence that each of the three preceding conditions has been satisfied;

•	the appointment of certain individuals to serve as members of the Board of Directors, effective as of the Closing; and

•	the absence, since August 18, 2014, of any change, effect, event, circumstance, occurrence or state of facts that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect (see “The Purchase Agreement—Material Adverse Effect Definitions” beginning on page 88 for a description of the definition of “Company Material Adverse Effect”).

The obligation of Skilled Healthcare to effect the Transactions is also subject to the satisfaction or waiver of the following conditions:

•	Genesis’ representations and warranties in the Purchase Agreement being true and correct to the extent described in the section titled “The Purchase Agreement—Conditions to the Combination” beginning on page 107;

•	Genesis having performed in all material respects all obligations required to be performed by it under the Purchase Agreement at or prior to the Closing;

•	Skilled Healthcare having received a certificate signed on behalf of Genesis by its chief executive officer or chief financial officer certifying that each of the two preceding conditions has been satisfied;

•	the amendment and restatement of the Genesis LLC operating agreement, with a true and correct copy certified by the secretary of Genesis being delivered to Skilled Healthcare;

•	the execution and delivery to Skilled Healthcare of the Contribution Agreement; and

•	the absence, since the date of the Purchase Agreement, of any change, effect, event, circumstance, occurrence or state of facts that has had or would reasonably be expected to have, individually or in the aggregate, a Genesis Material Adverse Effect (see “The Purchase Agreement—Material Adverse Effect Definitions” beginning on page 88 for a description of the definition of “Genesis Material Adverse Effect”).

Financing in Connection with the Transactions (page 72)

We estimate that the total amount of funds necessary to complete the Transactions, including the payment of related fees and expenses, will be approximately $108.5 million. Genesis has obtained debt financing commitment letters, each dated August 18, 2014 (collectively, the “Debt Financing Commitment Letters”), to

10

(1) pay costs and expenses related to the Transactions, (2) repay certain indebtedness of Skilled Healthcare and (3) refinance certain of Genesis’ existing credit facilities to the extent required as a result of the consummation of the Transactions.

The Debt Financing Commitment Letters provide for (1) a commitment from General Electric Capital Corporation (“GECC”) for a $75.0 million senior secured asset-based revolving credit facility, available to Genesis, Skilled Healthcare and certain of its subsidiaries, (2) a commitment from GECC for a $475.0 million senior secured asset-based revolving credit facility, available to Genesis HealthCare LLC (“Genesis HealthCare”) and certain of its subsidiaries and (3) a commitment from HCN for a $360.0 million senior secured term loan bridge facility, available to a subsidiary of Genesis and/or subsidiaries of Skilled Healthcare which own the properties serving as the collateral. In addition, Genesis HealthCare and Sun Healthcare Group, Inc. (the “Genesis Term Loan Borrowers”) have obtained an amendment (the “Term Loan Amendment”) to that certain Term Loan Agreement, dated as of December 3, 2012, among the Genesis Term Loan Borrowers, Genesis, the lenders from time to time party thereto, Barclays Bank plc, as administrative agent (“Barclays”), and the other parties thereto (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Existing Term Facility”), which provides for certain amendments to the financial covenants and other provisions of the Existing Term Facility that will allow for and accommodate the Transactions. The availability of the debt financing provided for by the Debt Financing Commitment Letters and the effectiveness of the Term Loan Amendment (collectively, the “Debt Financing”) are subject to the satisfaction of the conditions set forth in the Debt Financing Commitment Letters and the Term Loan Amendment, respectively. For a description of these conditions, see “The Transactions—Financing in Connection with the Transactions” beginning on page 72.

We believe that the commitments under the Debt Financing Commitment Letters will be sufficient to allow us to complete the Transactions, but we cannot assure you of that. These commitments might be insufficient if, among other things, one or more of the parties to the Debt Financing Commitment Letters fails to provide its respective financing or if the conditions to such Debt Financing Commitment Letters are not met. Furthermore, if the conditions under the Term Loan Amendment are not met, the Transactions would cause an event of default under the Existing Term Facility, giving the lenders thereunder the right to accelerate the loans. The obligations of Skilled Healthcare and Genesis to consummate the Transactions are not conditioned upon the consummation of the Debt Financing. Pursuant to the terms of the Purchase Agreement, Skilled Healthcare has the right to specifically enforce Genesis’ obligations to use reasonable best efforts to take all actions necessary to obtain the Debt Financing, including, upon satisfaction of all conditions set forth in the Purchase Agreement and the Debt Financing Commitment Letters and at the request of Skilled Healthcare, enforcing the lenders’ funding obligations under the Debt Financing Commitment Letters. Skilled Healthcare may also be permitted to seek damages, specific performance and/or otherwise terminate the Purchase Agreement. See “The Purchase Agreement—Termination of the Purchase Agreement” and “The Purchase Agreement—Specific Performance” beginning on pages 110 and 111.

Landlord Consents (page 76)

Genesis has entered into agreements with some of its landlords pursuant to which the landlords have consented, or agreed to consent, to the Transactions and the Debt Financing. Such consents are subject to certain conditions, which are discussed in greater detail in “The Transactions—Landlord Consents” below. Landlords of facilities leased by Skilled Healthcare have certain consent rights also, but receipt of consents from Skilled Healthcare’s landlords is not a condition to the consummation of the Transactions.

Restrictions on Competing Proposals (page 96)

The Purchase Agreement contains a “no-shop” provision that prohibits Skilled Healthcare from soliciting, initiating or knowingly facilitating or encouraging Competing Proposals (see “The Purchase Agreement—Competing Proposals” beginning on page 96 for the definition of a “Competing Proposal”). The Board of Directors negotiated an exception to the “no-shop” allowing them, subject to the terms and conditions set forth in the Purchase Agreement, to furnish information to, and engage in discussions and negotiations with, any third

11

party that makes an unsolicited Competing Proposal, provided that, among other things, the Board of Directors determined in good faith that such Competing Proposal either constitutes a Superior Proposal or would reasonably be expected to result in a Superior Proposal. This right expired on September 24, 2014 at 11:59 p.m. New York City time. Accordingly, the Board of Directors and Skilled Healthcare can no longer take these actions.

Termination of the Purchase Agreement (page 110)

The Purchase Agreement may be terminated at any time prior to the Closing, whether before or after receipt of the Requisite Stockholder Approval:

•	by mutual written consent of Genesis and Skilled Healthcare;

•	by either Genesis or Skilled Healthcare if:

•	the Transactions have not been consummated on or before March 31, 2015 (the “Outside Date”), except that the right to terminate the Purchase Agreement under this provision will not be available to any party whose action or failure to act has been the primary cause of or resulted in the failure of the Transactions to be consummated on or before such date; or

•	any statute, rule, regulation, order or injunction having the effect of permanently restraining, enjoining or otherwise prohibiting the Transactions is in effect and has become final and non-appealable;

•	by Genesis:

•	in the case of a breach or failure by Skilled Healthcare to perform any of its representations, warranties, covenants or agreements set forth in the Purchase Agreement, which breach or failure to perform (1) would give rise to the failure of a condition to the obligation of Genesis to effect the Transactions (see “The Purchase Agreement—Conditions to the Combination” beginning on page 107) and (2) is incapable of being cured or is not cured by Skilled Healthcare by the earlier of (A) 30 days following receipt of written notice from Genesis of such breach or failure to perform and (B) the Outside Date; or

•	if (1) prior to the Competing Proposal Expiration Time, which occurred on September 24, 2014, (see “The Purchase Agreement—Competing Proposals” beginning on page 96 for a description and definition of the “Competing Proposal Expiration Time”), Skilled Healthcare had breached any provision relating to non-solicitation (see “The Purchase Agreement—Competing Proposals” beginning on page 96) in any material respect or (2) from and after the Competing Proposal Expiration Time, Skilled Healthcare willfully breaches any such provision in any material respect.

•	by Skilled Healthcare:

•	in the case of a breach or failure by Genesis to perform any of its representations, warranties, covenants or agreements set forth in the Purchase Agreement, which breach or failure to perform (1) would give rise to the failure of a condition to the obligation of Skilled Healthcare to effect the Transactions (see “The Purchase Agreement—Conditions to the Combination”) and (2) is incapable of being cured or is not cured by Genesis by the earlier of (A) 30 days following receipt of written notice from Skilled Healthcare of such breach or failure to perform and (B) the Outside Date; or

•	prior to the Competing Proposal Expiration Time (which occurred on September 24, 2014), after complying with the Competing Proposal Procedures, in order to accept a Superior Proposal and enter into a Competing Proposal Agreement with respect to such Superior Proposal, so long as Skilled Healthcare paid the Termination Fee to Genesis (see “The Purchase Agreement—Competing Proposals” beginning on page 96).

12

Termination Fee and Other Remedies (page 111)

If the Purchase Agreement is terminated, in certain circumstances, Skilled Healthcare may be required to pay Genesis a cash termination fee of $9,504,000 (such amount, the “Termination Fee”), as described in the section titled “The Purchase Agreement—Termination Fee and Other Remedies” beginning on page 111.

The parties will be entitled to an injunction or injunctions to prevent breaches of the Purchase Agreement and to enforce specifically the terms and provisions of the Purchase Agreement. However, each of Skilled Healthcare and Genesis has agreed that it will not bring or support any suit, action or other proceeding against any Lender Party or parties related to the Lender Parties (see “The Transactions—Financing in Connection with the Transactions” beginning on page 72 for a description of the definition of “Lender Party”) in any way relating to the Purchase Agreement or any of the Transactions.

Except for the right to specific performance described above, the Genesis’ right to receive the Termination Fee is the sole and exclusive remedy for Genesis and its affiliates against Skilled Healthcare and its affiliates for all damages with respect to the Purchase Agreement or the Transactions.

Interests of Skilled Healthcare’s Directors and Officers in the Transactions (page 77)

In considering the recommendation of the Board of Directors, you should be aware that the equity awards held by some of our directors and officers will vest and/or be settled automatically in accordance with their terms as a result of the Combination. The Board of Directors was aware of this and considered it, among other matters, prior to making its determinations to recommend the approval of the Original Purchase Agreement and Amendment No. 1 to our stockholders.

In addition, in November 2014, the compensation committee of the Board of Directors (the “Compensation Committee”) (1) approved retention bonuses for each of Skilled Healthcare’s officers in order to incentivize the officers to remain employed through the closing of the Combination and during a specified transition period thereafter, if applicable, and (2) modified the separation benefits for each of Skilled Healthcare’s officers should the officers not be offered continuing employment with the combined company in a comparable position, with a comparable salary and at a comparable location to facilitate the officers remaining focused on operating the business through the closing of the Combination. Similarly, in November 2014, the Compensation Committee took action to accelerate the vesting of certain equity awards held by Skilled Healthcare’s officers and directors in connection with the Combination.

Governmental and Regulatory Approvals (page 81)

Under the HSR Act and the rules and regulations promulgated thereunder, Skilled Healthcare and Genesis are required to make certain filings with the Antitrust Division of the U.S. Department of Justice (the “DOJ”) and the U.S. Federal Trade Commission (the “FTC”). The Transactions may not be consummated until the applicable waiting periods under the HSR Act have expired or have been terminated. Skilled Healthcare and Genesis filed their respective notification and report forms with the DOJ and the FTC under the HSR Act on September 2, 2014 and requested early termination of the waiting period. On September 16, 2014, early termination of the waiting period was granted.

The operations of both Skilled Healthcare and Genesis are extensively regulated by federal and state regulatory authorities. In connection with the proposed Transactions, Skilled Healthcare and Genesis are required to file notices with, and in some jurisdictions obtain approvals or consents from, various agencies responsible for the licensure or certification of healthcare facilities and other businesses in states in which they conduct business.

Accounting Treatment (page 82)

Skilled Healthcare prepares its financial statements in accordance with U.S. generally accepted accounting principles (“GAAP”). Under GAAP, the Transactions will be accounted for as a reverse acquisition under the

13

acquisition method of accounting. Because Genesis’ pre-transaction owners will hold a 74.25% economic and voting interest in the combined entity, Genesis is considered to be the acquirer of Skilled Healthcare for accounting purposes.

Market Price of the Company Class A Stock (page 168)

The closing sale price of Company Class A Stock on the New York Stock Exchange (the “NYSE”) on August 15, 2014, the last trading day prior to our public announcement that we had entered into the Original Purchase Agreement, was $6.01 per share. On January 5, 2015, the most recent practicable trading date prior to the date of this information statement, the closing sale price of Company Class A Stock on the NYSE was $8.06 per share.

Litigation (page 82)

Litigation Related to the Transactions

Skilled Healthcare, the Board of Directors, Onex Corporation, Genesis, and Genesis HealthCare are named as defendants in two purported class action lawsuits filed in the Court of Chancery of the State of Delaware on September 5, 2014 and September 16, 2014, respectively, brought by individuals who claim to be stockholders of Skilled Healthcare. The stockholder actions allege, among other things, that the Board of Directors and Onex breached fiduciary duties purportedly owed to Skilled Healthcare’s stockholders and that Onex and the remaining defendants aided and abetted the alleged breach by the individual directors. The complaints seek to enjoin the defendants from completing the Combination on the agreed-upon terms or, in the event that the Combination is consummated, to recover damages resulting from defendants’ alleged wrongful conduct.

On October 2, 2014 the court ordered the consolidation of the two purported class action lawsuits under the caption of In re Skilled Healthcare Group, Inc. Stockholder Litigation, Consol. C.A. No. 10097-VCN. Skilled Healthcare, the Board of Directors, Onex Corporation and Genesis believe that the claims in this action are without merit and intend to defend against them vigorously.

Recent Litigation

On November 25, 2014, the United States of America and the State of Nevada filed suit against Skilled and two of its subsidiaries, Skilled Healthcare, LLC and Creekside Hospice II, LLC (“Creekside”) by intervening in two consolidated lawsuits brought under the whistleblower provisions of the federal False Claims Act (the “FCA”) and the Nevada False Claims Act (the “NFCA”). The lawsuits allege, among other things, that Skilled Healthcare and Creekside knowingly submitted ineligible claims for hospice services and inflated claims for patient visits to government health care programs. The FCA provides for civil and administrative fines and penalties, plus treble damages. The NFCA provides for similar fines and penalties, including treble damages. Violations of those federal or state laws could also subject Skilled Healthcare and/or its subsidiaries to exclusion from participation in the Medicare and Medicaid programs.

While Skilled Healthcare denies the allegations and intends to vigorously defend against this action, including any portion of the action that the private party relators pursue, Skilled Healthcare had previously accrued $6.0 million as a contingent liability in connection with the matter. However, it could ultimately cost more than that amount to settle or otherwise resolve the matter(s), including to satisfy any judgment that might be rendered against Skilled Healthcare or Creekside if the litigation defense were ultimately unsuccessful.

Additional Information (page 170)

You can find more information about Skilled Healthcare in the periodic reports and other information we file with the SEC. The information is available at the SEC’s public reference facilities and at the website maintained by the SEC at www.sec.gov. For a more detailed description of the additional information available, see “Where You Can Find More Information” beginning on page 170.

14

QUESTIONS AND ANSWERS ABOUT THE TRANSACTIONS

The following questions and answers address briefly some questions you may have regarding the Transactions. These questions and answers may not address all questions that may be important to you as a stockholder of Skilled Healthcare. Please refer to the more detailed information contained elsewhere in this information statement, the annexes to this information statement and the documents we refer to or incorporate by reference in this information statement.

Q:	Why am I receiving these materials?

A:	As a result of entering into the Original Purchase Agreement, applicable laws and regulations require us to provide notice that on August 18, 2014, the members of the Onex Group, which on that date held approximately 82% of the voting power of the shares of Company Common Stock outstanding on that date, delivered to Skilled Healthcare a written consent approving in all respects the Original Purchase Agreement and the Transactions and agreements contemplated thereby, including the Combination. In addition, on January 5, 2015, following execution and delivery of Amendment No. 1 by the parties thereto, the Onex Group delivered an irrevocable written consent to Skilled Healthcare approving such amendment and the Restated Charter (as revised by such amendment). As a result, your vote is not required and is not being sought. We are not asking you for a proxy and you are requested not to send us a proxy.

Q:	What is the Combination?

A:	The Combination is the combination of Skilled Healthcare with Genesis pursuant to the Purchase Agreement. Under the terms of the Purchase Agreement, upon the satisfaction or waiver of the closing conditions (to the extent such conditions are waivable) contained in the Purchase Agreement, Skilled Healthcare and Genesis will be combined. The Company Common Stock and options to purchase shares of Company Common Stock, will represent 25.75% of the equity of the combined entity and Genesis Stakeholders will hold 74.25% of the equity of the combined entity, calculated on a fully diluted, as-exchanged and as-converted basis. See “Summary—The Transactions” and “The Transactions” beginning on pages 2 and 26.

Q:	Why did the Board of Directors approve the Transactions, including the Combination?

A:	After careful consideration and evaluation of the Transactions, including the Combination, and in consideration of, among other things, the opinions of MTS and J.P. Morgan (Skilled Healthcare’s financial advisors) that the Exchange Ratio was fair, from a financial point of view, to the Company, and that the Total Consideration (as defined in the MTS opinion attached hereto as Annex H) to be paid by Skilled Healthcare in the Transaction was fair, from a financial point of view, to the Company, respectively, the Board of Directors approved and declared advisable the Purchase Agreement and the Transactions, including the Combination. To review the Board of Directors’ reasons for recommending and approving the Purchase Agreement and the Transactions, including the Combination, see “The Transactions—Reasons for the Transactions; Recommendation of the Board of Directors” beginning on page 39.

Q:	What will happen to my shares of Company Common Stock in the Combination?

A:	In connection with the Combination, the Genesis Stakeholders will receive shares of Company Class A Stock and Company Class C Stock. As a result of this issuance, your Company shares will be diluted. Immediately following the consummation of the Transactions, the Company Common Stock, restricted stock units and options to purchase shares of Company Common Stock will represent 25.75% of the equity of the combined entity and the Genesis Stakeholders will hold 74.25% of the equity of the combined entity, calculated on a fully diluted, as-exchanged and as-converted basis.

15

Q:	When do you expect the Combination to be completed?

A:	We are working toward completing the Combination as quickly as possible, and we anticipate that it will be completed in the first quarter of 2015. In order to complete the Combination, the closing conditions under the Purchase Agreement must be satisfied or waived (to the extent such conditions are waivable). Neither party is obligated to complete the Combination unless and until the closing conditions in the Purchase Agreement have been satisfied or waived (to the extent such conditions are waivable). These closing conditions are described in “The Purchase Agreement—Conditions to the Combination” beginning on page 107.

Q:	What effects will the proposed Combination have on Skilled Healthcare?

A:	As a result of the Combination, Skilled Healthcare and Genesis will be combined and the combined company will operate under new management. See “Management After the Combination” beginning on page 145.

In addition, the Company Class A Stock is currently registered under the Securities Exchange Act of 1934 (the “Exchange Act”) and is quoted on the NYSE under the symbol “SKH”. After the Closing, the Company Class A Stock will continue to trade on the NYSE under the symbol “GEN.” See “The Transactions—Certain Effects of the Combination” beginning on page 58 for more information regarding the effects of the Combination.

Q:	What happens if the Combination is not consummated?

A:	If the Combination is not consummated, Skilled Healthcare and Genesis will not be combined and your ownership in Skilled Healthcare will continue without any of the changes described in “The Transactions” beginning on page 26. See “The Transactions—Certain Effects of the Combination” beginning on page 58 for more information regarding the effects on Skilled Healthcare if the Combination is not completed

Q:	Why am I not being asked to vote on the Combination?

A:	Consummation of the Combination requires the approval of the Purchase Agreement by the holders of shares of Company Common Stock having a majority of the voting power of all outstanding shares of Company Common Stock. The Requisite Stockholder Approval was obtained on August 18, 2014 when, following the execution and delivery of the Original Purchase Agreement by the parties thereto, the Onex Group, which on such date owned shares of Company Common Stock representing approximately 82% of the voting power of the outstanding shares of Company Common Stock entitled to vote on the approval of the Original Purchase Agreement, delivered an irrevocable written consent to Skilled Healthcare approving in all respects the Original Purchase Agreement and the Transactions, including the Combination, the New Stock Issuance, issuance of the Conversion Shares, the Contribution and, effective as of immediately prior to the closing of the Combination, adoption of the Restated Charter. In addition, on January 5, 2015, following execution and delivery of Amendment No. 1 by the parties thereto, the Onex Group delivered an irrevocable written consent to Skilled Healthcare approving such amendment and the Restated Charter (as revised by such amendment). As a result, no further approval of the Skilled Healthcare stockholders is required to approve the Purchase Agreement and the Transactions.

Q:	What happens if a third party makes an offer to acquire Skilled Healthcare before the Combination is completed?

A:

The Purchase Agreement contains a “no-shop” provision that prohibits Skilled Healthcare from soliciting, initiating or knowingly facilitating or encouraging Competing Proposals. The Board of Directors negotiated an exception to the “no-shop” allowing them, subject to the terms and conditions set forth in the Purchase Agreement, to furnish information to, and engage in discussions and negotiations with, any third party that

16

makes an unsolicited Competing Proposal, provided that, among other things, the Board of Directors determined in good faith that such Competing Proposal either constitutes a Superior Proposal or would reasonably be expected to result in a Superior Proposal. This right expired on September 24, 2014, at 11:59 p.m. New York City time. Accordingly, the Board of Directors and Skilled Healthcare can no longer take these actions.

Q:	Did the Board of Directors approve and recommend the Purchase Agreement?

A.	Yes. The Board of Directors unanimously approved the Purchase Agreement and the Transactions, including the Combination and recommended that Skilled Healthcare’s stockholders approve the Purchase Agreement.

Q:	Am I entitled to appraisal rights in connection with the Combination or other Transactions?

A:	No. You are not entitled to appraisal rights in connection with the Combination or other Transactions.

Q:	Who can help answer my other questions?

A:	If you have more questions about the Combination or other Transactions, or would like additional copies of this information statement, please contact the Skilled Healthcare Group, Inc. Investor Relations department at investorrelations@skilledhealthcare.com or write to: Skilled Healthcare Group, Inc., 27442 Portola Parkway, Suite 200, Foothill Ranch, California 92610, Attn: Investor Relations.

17

SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION OF SKILLED HEALTHCARE GROUP, INC.

The following table sets forth selected consolidated financial data for Skilled Healthcare. The data should be read in conjunction with Skilled Healthcare’s audited consolidated financial statements and related notes for the fiscal years ended December 31, 2013, 2012, 2011, 2010 and 2009 and Skilled Healthcare’s unaudited condensed consolidated financial statements for the nine months ended September 30, 2014 and 2013 that are included in this information statement. The summary financial data as of September 30, 2014 and for the nine months ended September 30, 2014 and 2013 are derived from the Skilled Healthcare unaudited condensed consolidated financial statements for such periods, but in the opinion of Skilled Healthcare’s management, reflect all adjustments of a normal recurring nature necessary for a fair statement of Skilled Healthcare’s financial position and results of operations at the dates and for the periods indicated. The results for the nine-month period are not necessarily indicative of results that may be expected for any other interim period or the entire fiscal year. Skilled Healthcare’s historical financial data may not be indicative of the results of operations or financial position to be expected in the future.

	Nine months ended September 30,		Year ended December 31,
	2014	2013	2013	2012	2011	2010	2009
	(in millions)
Consolidated Statement of Operations Data:					restated	restated	restated
Net revenues	623	634	842	858	852	819	755
Expenses	624	645	851	822	1,053	819	871
(Loss) income before income tax (benefit) expense	(1)	(11)	(9)	36	(201)	—	(116)
Income tax (benefit) expense	(0)	(4)	(3)	13	3	2	18
(loss) income from continuing operations	(1)	(7)	(6)	23	(204)	(2)	(134)
Loss from discontinued operations, net of taxes	—	(1)	(4)	(1)	0	—	—
Net (loss) income	(1)	(8)	(10)	22	(204)	(2)	(134)

Other Financial Data:
Capital expenditures	(9)	(10)	(13)	(20)	(16)	(28)	(41)
Net cash provided by operating activities	31	37	48	43	99	35	75
Net cash used in investing activities	(8)	(10)	(1)	(20)	(40)	(76)	(46)
Net cash (used in) provided by financing activities	(17)	(26)	(45)	(37)	(48)	42	(28)
	As of September 30,		As of December 31,
	2014	2013	2013	2012	2011	2010	2009
Balance Sheet Data:
Cash and cash equivalents	11	3	4	2	16	4	4
Working capital	38	30	44	35	42	50	43
Property and equipment and leased facility assets, net	342	373	351	381	387	387	373
Total assets	650	662	643	683	697	946	857
Long-term debt, including current installments (recourse)	1	1	1	3	3	9	2
Long-term debt, including current installments (non-recourse)	404	428	415	444	471	511	451
Capital Lease obligations, including current installments	—	—	—	—	—	—	2
Financing obligations, including current installments	3	6	3	3	1	—	5

18

SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION OF FC-GEN OPERATIONS INVESTMENT, LLC

The following table sets forth selected consolidated financial data for Genesis. The data should be read in conjunction with Genesis’ audited consolidated financial statements and related notes for the three years ended December 31, 2013 and Genesis’ unaudited condensed consolidated financial statements for the nine months ended September 30, 2014 and 2013 that are included in this information statement. The consolidated balance sheet data as of December 31, 2011, 2010 and 2009 and the consolidated statements of operations data for the fiscal years ended December 31, 2010 and 2009 are derived from Genesis’ audited consolidated financial statements that are not included in this information statement. The summary financial data as of September 30, 2014 and for the nine months ended September 30, 2014 and 2013 are derived from the Genesis unaudited condensed consolidated financial statements for such periods, but in the opinion of Genesis’ management, reflect all adjustments of a normal recurring nature necessary for a fair statement of Genesis’ financial position and results of operations at the dates and for the periods indicated. The results for the nine-month periods are not necessarily indicative of results that may be expected for any other interim period or the entire fiscal year. Genesis’ historical financial data may not be indicative of the results of operations or financial position to be expected in the future.

Genesis’ historical consolidated financial information reflects the consolidation of the results of operations of Sun Healthcare Group, Inc. (“Sun”) since December 1, 2012, the date Genesis acquired Sun. Genesis’ financial position at December 31, 2011 includes the impact of the JER Redemption, which has also been accounted for as a business combination using the acquisition method. (See “Genesis Management’s Discussion and Analysis—Recent Transactions—April 1, 2011 Transactions” for a description of the “JER Redemption”). The consolidated financial statements after giving effect to the JER Redemption are designated as “Successor” financial statements. The consolidated financial statements reflecting the results of operations and cash flows of Genesis prior to giving effect to the JER Redemption are designated “Predecessor” financial statements.

	Year Ended December 31,					Nine months ended September 30,
(in thousands)	2013	2012	2011	2010	2009	2014	2013
	Successor		Predecessor
Consolidated Statement of Operations Data:
Net revenues	$4,710,341	$3,076,298	$2,735,799	$2,498,278	$2,371,066	$3,574,813	$3,521,489
Expenses	4,889,126	3,258,843	2,770,114	2,463,191	2,365,337	3,698,434	3,645,066

(Loss) income before income tax (benefit) expense	(178,785)	(182,545)	(34,315)	35,087	5,729	(123,621)	(123,577)
Income tax (benefit) expense	(9,179)	(11,633)	(129,873)	10,151	17,396	(9,368)	(8,201)

(Loss) income from continuing operations	(169,606)	(170,912)	95,558	24,936	(11,667)	(114,253)	(115,376)
Loss from discontinued operations, net of taxes	(7,364)	(810)	(1,551)	(19)	212	(5,561)	(6,722)

Net (loss) income	(176,970)	(171,722)	94,007	24,917	(11,455)	(119,814)	(122,098)
Less net (income) loss attributable to noncontrolling interests	(1,025)	448	716	(3,001)	(1,367)	(1,370)	(845)

Net (loss) income attributable to FC-GEN Operations Investment, LLC	$(177,995)	$(171,274)	$94,723	$21,916	$(12,822)	$(121,184)	$(122,943)

19

	Year Ended December 31,					Nine months ended September 30,
(in thousands)	2013	2012	2011	2010	2009	2014	2013
	Successor		Predecessor
Other Financial Data:
Capital expenditures	$(77,399)	$(66,704)	$(69,247)	$(47,598)	$(53,446)	$(52,108)	$(59,736)
Net cash provided by operating activities	82,149	9,972	15,549	122,995	168,870	85,364	14,630
Net cash used in investing activities	(91,702)	(182,899)	(165,629)	(58,026)	(58,701)	(67,635)	(75,692)
Net cash provided (used in) by financing activities	20,748	172,229	78,180	(51,726)	(73,438)	(5,575)	57,659

	As of December 31,					As of September 30,
(in thousands)	2013	2012	2011	2010	2009	2014
	Successor			Predecessor
Balance Sheet Data:
Cash and equivalents	$61,413	$50,218	$50,916	$122,816	$109,573	$73,567
Working capital	241,344	235,757	190,251	287,883	241,456	285,022
Property and equipment and leased facility assets, net	3,550,950	3,704,547	2,850,718	1,817,665	1,787,483	3,542,570
Total assets	5,137,005	5,248,119	3,703,666	2,719,752	2,657,220	5,167,882
Long-term debt, including current installments (recourse)	434,610	404,765	77,000	1,670,563	1,670,563	467,751
Long-term debt, including current installments (non-recourse)	54,823	53,215	59,053	44,820	41,115	50,287
Capital lease obligations, including current installments	975,617	1,026,977	356,327	227,382	163,731	1,002,982
Financing obligations, including current installments	2,786,391	2,668,793	2,424,979	—	—	2,894,697
Members’ interest	(183,881)	2,019	180,122	18,183	31,390	(321,717)

20

SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information gives effect to the transaction between Skilled Healthcare and Genesis which is to be accounted for as a reverse acquisition with Genesis treated as the accounting acquirer. The unaudited pro forma condensed combined statements of operations data for the year ended December 31, 2013 and for the nine months ended September 30, 2014 reflects the transaction as if it occurred on January 1, 2013. The unaudited pro forma condensed combined balance sheet data as of September 30, 2014 reflects the transaction as if it had occurred on September 30, 2014. The pro forma adjustments are based on the information available at the time of the preparation of this information statement. See the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” beginning on page 150.

The unaudited pro forma condensed combined financial information that follows is presented for informational purposes only and is not intended to represent or be indicative of the combined results of operations or financial position that would have been reported had the transaction been completed as of January 1, 2013 or September 30, 2014, and should not be taken as representative of the future consolidated results of operations or financial position of the combined company. In connection with the unaudited pro forma condensed combined financial information, Genesis allocated the preliminary purchase price to the acquired assets and liabilities based upon their estimated fair value. These estimates are based on financial information available at the time of the preparation of this information statement. Based on the timing of the closing of the Combination and other factors, we and Genesis cannot assure you that the actual adjustments will not differ materially from the pro forma adjustments reflected in the unaudited pro forma condensed combined financial information. It is expected that, following the Combination, the combined company will incur expenses associated with the Combination and integration of the operations of the two companies. These transaction and integration costs are not reflected in this unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined financial information also does not give effect to the potential impact of any anticipated synergies, operating efficiencies or cost savings that may result from the Combination.

	Nine months ended September 30, 2014	Year ended December 31, 2013
	(in thousands, except per share amounts)
Consolidated Statement of Operations Data:
Net revenues	$4,197,710	$5,552,613
Expenses	4,328,402	5,729,404

Loss before income tax	(130,692)	(176,791)
Income tax benefit	(11,945)	(7,662)

Loss from continuing operations	(118,747)	(169,129)
Loss from discontinued operations, net	(5,561)	(11,664)

Net loss	(124,308)	(180,793)
Less net loss attributable to noncontrolling interests	57,441	78,531

Net loss attributable to Genesis Healthcare, Inc.	$(66,867)	$(102,262)

Earnings (loss) per common share from continuing operations
Basic	$(0.72)	$(1.06)
Diluted	$(0.77)	$(1.10)

21

As of September 30, 2014
(in thousands)
Balance Sheet Data:
Cash and equivalents	$84,600
Working capital	323,044
Property and equipment and leased facility assets, net	4,314,957
Total assets	6,182,776
Long-term debt, including current installments (recourse)	984,568
Long-term debt, including current installments (non-recourse)	50,287
Capital lease obligations, including current installments	1,002,982
Financing obligations, including current installments	2,894,697
Equity	(135,475)

22

FORWARD-LOOKING STATEMENTS

Certain statements in this information statement regarding the Transactions, including the Combination, the expected timetable for completing the transaction, benefits of the transaction, future opportunities for Skilled Healthcare and any other statements regarding Skilled Healthcare’s future expectations, beliefs, goals or prospects contained in this information statement constitute “forward-looking statements” under Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. Forward-looking statements may be preceded by, followed by or include the words “may,” “will,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “could,” “might,” or “continue” or the negative or other variations thereof or comparable terminology. A number of important factors could cause actual events or results to differ materially from those indicated by such forward-looking statements, including the parties’ ability to consummate the Transactions; the results and impact of the announcement of the Transactions; the timing for satisfying the conditions to the completion of the Transactions, including the receipt of the regulatory approvals required for the Transactions; the parties’ ability to meet expectations regarding the timing and completion of the Transactions; the occurrence of any event, change or other circumstance that could give rise to the termination of the Purchase Agreement; and other factors described in the most recent Annual Report on Form 10-K of Skilled Healthcare (the “10-K”) and elsewhere in Skilled Healthcare’s filings with the SEC. You should not place undue reliance on any of these forward- looking statements. Any forward-looking statement speaks only as of the date on which it is made, and Skilled Healthcare undertakes no obligation to update any such statement to reflect new information, or the occurrence of future events or changes in circumstances.

23

THE PARTIES TO THE COMBINATION

Skilled Healthcare

Skilled Healthcare Group, Inc.

27442 Portola Parkway, Suite 200

Foothill Ranch, California 92610

(949) 282-5800

Skilled Healthcare Group, Inc. is a holding company that owns subsidiary healthcare services companies. All of Skilled Healthcare’s subsidiaries focus on providing high-quality care to the people Skilled Healthcare serves, and Skilled Healthcare’s skilled nursing facility subsidiaries, which comprise the largest portion of its consolidated business, have a strong commitment to treating patients who require a high level of skilled nursing care and extensive rehabilitation therapy. As of September 30, 2014, Skilled Healthcare owned or leased 73 skilled nursing facilities and 22 assisted living facilities, together comprising 10,275 licensed beds. Skilled Healthcare also leases five skilled nursing facilities in California to an unaffiliated third party operator. Its skilled nursing and assisted living facilities are located in California, Texas, Iowa, Kansas, Missouri, Nebraska, Nevada and New Mexico, and are generally clustered in large urban or suburban markets. Skilled Healthcare owned 77% of these facilities as of September 30, 2014. As of September 30, 2014, Skilled Healthcare provided hospice and home health services in Arizona, California, Idaho, Montana, Nevada, and New Mexico. It also provided private duty care services in Idaho, Montana, and Nevada. For the nine months ended September 30, 2014, Skilled Healthcare generated approximately 75% of its revenue from its skilled nursing facilities, including its integrated rehabilitation therapy services at these facilities. The remainder of its revenue is generated from its assisted living services, rehabilitation therapy services provided to third-party facilities, hospice care, home health, and private duty care services. Skilled Healthcare has an administrative service company that provides a full complement of administrative and consultative services that allows its affiliated operators and third-party operators with whom it contracts to better focus on delivery of healthcare services. Skilled Healthcare currently also has one such service agreement with an unaffiliated skilled nursing facility operator.

For more information about us, please visit Skilled Healthcare’s website at www.skilledhealthcaregroup.com. The information provided on Skilled Healthcare’s website is not part of this information statement, and therefore is not incorporated by reference. Detailed descriptions about Skilled Healthcare’s business and financial results are contained in its 10-K for the fiscal year ended December 31, 2013, which is included in this information statement.

The Company Class A Stock is publicly traded on the NYSE under the symbol “SKH”. After the Closing, the Company Class A Stock will continue to trade on the NYSE under the symbol “GEN.”

Genesis

FC-GEN Operations Investment, LLC

101 East State Street

Kennett Square, Pennsylvania 19348

FC-GEN Operations Investment, LLC is a holding company that owns subsidiaries that operate skilled nursing facilities and assisted living facilities and provide rehabilitation therapy and other complimentary services. In this information statement, the term “Genesis” refers to FC-GEN Operations Investment, LLC and its subsidiaries, unless the context requires otherwise. Genesis conducts its operations through two primary business segments: inpatient services and rehabilitation therapy. For the nine months ended September 30, 2014, approximately 84% of Genesis’ revenues were generated by its inpatient services segment and approximately 13% of Genesis’ revenues were generated by its rehabilitation therapy segment. The remaining revenues were generated by Genesis’ other complimentary services, including medical staffing, physician and facility management services.

24

Inpatient Services Segment

Through its inpatient services subsidiaries, Genesis is the largest operator of skilled nursing facilities in the United States based on number of beds and facilities. Genesis offers inpatient services through its network of 413 skilled nursing and assisted living facilities across 28 states, consisting of 379 skilled nursing facilities and 34 assisted living facilities. Of the 413 facilities, 386 are leased, 18 are managed by Genesis, six are joint ventures and three are owned by Genesis. Collectively, Genesis’ skilled nursing and assisted living facilities have 48,922 licensed beds, approximately 49% of which are concentrated in the states of Massachusetts, Maryland, New Jersey, Pennsylvania and West Virginia.

Genesis’ inpatient services segment focuses on serving both short-term acute care patients as well as long-term care patients recently released from acute care hospitals. In an effort to continually improve the quality of care provided within its inpatient services segment, Genesis has focused on investing in clinical capabilities and specialization, as well as strengthening its relationships with hospitals and managed care payors. To support the clinical needs of its patients, Genesis utilizes interdisciplinary teams of experienced medical professionals at each of its facilities, including physicians, physician assistants and nurse practitioners, and has established over 180 specialty units across its facilities. These specialty units focus on transitional care, orthopedic rehabilitation, PowerBack Rehabilitation, ventilator care, dialysis or Alzheimer’s care. Genesis has developed numerous partnerships with hospitals that have resulted in reduced re-hospitalization initiatives and other best practices for providing quality care to Genesis’ patients and residents. Genesis has also formed key relationships with managed care payors to align quality goals and reimbursement, creating a coordinated care approach that reduces hospital readmissions and improves care.

Rehabilitation Therapy Segment

Through its rehabilitation therapy subsidiaries, Genesis operates one of the largest post-acute contract therapy services business in the United States based on number of contracts, with nearly 1,400 contracts in 44 states. These services include speech pathology, physical therapy and occupational therapy, which are provided to skilled nursing facilities, assisted living and independent living facilities, hospitals, home health companies, adult day care programs and outpatient clinics. This business segment also provides respiratory therapy services to nearly 675 sites in 32 states. Approximately 75% of Genesis’ nearly 1,400 rehabilitation therapy service contracts are with healthcare facilities operated by third parties, with the remainder of the contracts with facilities operated by Genesis.

In addition to providing quality therapy services, Genesis offers its third-party rehabilitation therapy services customers support in the areas of regulatory and reimbursement management, compliance review, medical direction, census development and clinical programming. By providing rehabilitation therapy services, Genesis is able to diversify its revenue stream and reduce its exposure to reimbursement risk, as Genesis receives a majority of its rehabilitation therapy services revenue directly from the third-party facilities that utilize Genesis’ services.

25

THE TRANSACTIONS

Background of the Transactions

In February 2011, the Board of Directors formed a special transaction committee (the “Initial Transaction Committee”) composed of the following four members of the Board of Directors: Robert M. Le Blanc, Glenn S. Schafer, Bernard Puckett and William Scott, to retain and direct advisors to assist Skilled Healthcare in exploring strategic alternatives to maximize stockholder value. In March 2011, J.P. Morgan entered into an engagement letter with Skilled Healthcare to act as a financial advisor and assist Skilled Healthcare in exploring strategic alternatives to maximize stockholder value, including a potential sale and leaseback of its real estate assets or a sale of the whole company. The Board of Directors had determined that the then-current market conditions were favorable and that a strategic transaction could enhance stockholder value. The Board of Directors selected J.P. Morgan as a financial advisor based on its reputation and experience, as well as its familiarity with Skilled Healthcare. In March and April 2011, J.P. Morgan began contacting potential acquirors, including strategic buyers, financial buyers and real estate investment trusts. During this period, J.P. Morgan contacted 46 potential acquirors, of which 27 entered into confidentiality agreements with Skilled Healthcare. None of the confidentiality agreements contained standstill provisions. Of those who signed confidentiality agreements, 22 potential acquirors requested and received confidential information memoranda. From April 6, 2011 through April 8, 2011, three of the potential acquirors, including a group of investors (“Formation Capital”) that separately owned a controlling equity interest in Genesis, submitted proposals to acquire Skilled Healthcare, and another three of the potential acquirors submitted proposals to acquire Skilled Healthcare’s real estate assets. The proposals for the purchase of Skilled Healthcare ranged from $14.00 - $16.00 per share:

• Formation Capital:	$16.00 per share
• Bidder A:	$16.00 per share
• Bidder B:	$14.00 - $16.00 per share

The proposals for the purchase of all or a portion of Skilled Healthcare’s real estate assets ranged from $800 million to $1,023 million:

• Bidder C:	$836 million - $1,023 million
• Bidder D:	$820 million - $840 million
• Bidder E:	$800 million

J.P. Morgan evaluated the proposals made by Bidder C, Bidder D and Bidder E and advised the Board of Directors that the implied share price for these proposals reflected a range from $13.26 per share to $17.62 per share.

On April 6, 2011, the day that the proposals were due, the Class A common stock of Skilled Healthcare had a closing price of $14.93 per share; its volume weighted average price for the previous three months, six months and twelve months was $12.63, $9.49 and $5.96 per share, respectively.

On April 11, 2011, Skilled Healthcare announced in a press release that its Board of Directors engaged J.P. Morgan to assist Skilled Healthcare in exploring strategic alternatives to maximize stockholder value, including a potential sale of Skilled Healthcare’s real estate assets or the whole company.

Between April 20, 2011 and April 28, 2011, Skilled Healthcare granted access to an electronic data room containing due diligence materials to four of the bidders: Formation Capital and Bidders A, B and C, and their respective advisors.

Also in April 2011, six other potential acquirors contacted J.P. Morgan and indicated interest in participating in the process of acquiring Skilled Healthcare or its real estate assets. On April 19, 2011, Skilled Healthcare entered into confidentiality agreements with two of these potential acquirors and J.P. Morgan distributed confidential information memoranda to each of them. None of the confidentiality agreements

26

contained standstill provisions. On April 22 and 23, 2011, each of these two potential acquirors submitted proposals, one to acquire Skilled Healthcare, and the other to acquire Skilled Healthcare’s real estate assets. On April 26, 2011, Skilled Healthcare granted access to an electronic data room containing due diligence materials to one of these potential acquirors (“Bidder F”) and its advisors.

Between April 20 and April 28, 2011, each of Formation Capital and Bidders A, B, C and F participated in presentations delivered by members of management of Skilled Healthcare.

In May and June 2011, Skilled Healthcare met with J.P. Morgan on several occasions to discuss the proposal of the Centers for Medicare & Medicaid Services (“CMS”) to reduce Medicare reimbursement rates as well as proposed changes to the Medicare patient classification system to be implemented pursuant to Research Utilization Group Version IV, each to take effect in 2012. J.P. Morgan presented the Board of Directors with an overview of the possible market reaction if these proposals were to be adopted, and the Board of Directors determined that it would await definitive developments with respect to these proposals prior to continuing to engage in ongoing efforts to enter into a sale transaction involving Skilled Healthcare or its real estate assets, because the proposed reduced reimbursement rates were expected to have a negative impact on the price to be paid for Skilled Healthcare. On July 29, 2011, as anticipated by the Board of Directors, CMS announced significantly reduced Medicare reimbursement rates for skilled nursing and other long-term care services. The next trading day, the closing price of Skilled Healthcare Class A common stock on the New York Stock Exchange, which had been $8.80 on July 29th, fell to $5.06. In August 2011, in light of the impact on Skilled Healthcare’s stock price, business and operations created by the CMS announcement, and based upon concerns expressed by potential acquirors participating in the sale process as to their ability to pay their indicated price as a result of the CMS announcements, the Board of Directors determined that the reduction in Medicare reimbursement rates diminished the prospects of maximizing stockholder value in a sale transaction at that time and, accordingly, terminated its exploration of strategic alternatives.

On August 2, 2011, Skilled Healthcare announced in a press release that its Board of Directors determined to conclude Skilled Healthcare’s previously announced exploration of strategic alternatives, including a potential sale of the Company’s real estate assets or the whole company.

On August 1, 2012, J.P. Morgan presented the Board of Directors with information regarding market changes for long-term care companies and real estate investment trusts. On August 6, 2012, the Board of Directors authorized J.P. Morgan to conduct a confidential process to solicit interest in a sale of Skilled Healthcare, having determined that a sale of the whole company would be preferable to a sale of Skilled Healthcare’s real estate assets. The Board of Directors also appointed an evaluation committee (the “Evaluation Committee”) composed of the following four members of the Board of Directors: Boyd Hendrickson, Mr. Le Blanc, Mr. Schafer and Mr. Pucket, to oversee the potential sale process. As part of the sale process, at the direction of the Board of Directors, J.P. Morgan contacted 10 potential acquirors, including Formation Capital, Bidder C and Bidder E, and other competitors of Skilled Healthcare, private equity funds and real estate investors, and, of which nine entered into confidentiality agreements with Skilled Healthcare. None of the confidentiality agreements contained standstill provisions.

Beginning in August 2012, J.P. Morgan distributed confidential information memoranda to eight of the potential acquirors. In September 2013, five of the potential acquirors, including Formation Capital, Bidder C, and three other potential acquirors (“Bidders G, H and I”), submitted formal indications of interest, having purchase price ranges for an acquisition of the whole company as indicated below:

• Formation Capital:	$9.50 per share
• Bidder C:	$7.50 - $8.50 per share
• Bidder G:	$8.00 per share
• Bidder H:	$7.00 - $9.00 per share
• Bidder I: $8.50	$8.50 - $9.50 per share

27

On September 17, 2012, the day that the formal indications of interest were due, the Class A common stock of Skilled Healthcare had a closing price of $6.70 per share; its volume weighted average price for the previous three months, six months and twelve months was $5.78, $6.48 and $5.52 per share, respectively.

Skilled Healthcare and its representatives commenced discussions and preliminary negotiations with each of the five potential acquirors. In September 2012, J.P. Morgan contacted each of the potential acquirors to discuss their indications of interest. Following additional discussion with Skilled Healthcare and its representatives, Formation Capital and Bidder I revised their bids to acquire the whole company as follows:

• Formation Capital:	$10.00 per share
• Bidder I:	$9.50 - $9.75 per share

Bidder C also revised its bid to a value of $650,000,000 for the acquisition of all of Skilled Healthcare’s real estate.

In October 2012, the Board of Directors authorized J.P. Morgan to inform Formation Capital, the highest bidder, that it would be permitted to commence due diligence activities subject to an increase in its proposed purchase price to $11.00 per share. On October 9, 2012, Skilled Healthcare entered into an Exclusivity Agreement with Formation Capital that obligated it not to negotiate, or enter into an agreement with respect to, a potential acquisition of Skilled Healthcare with anyone other than Formation Capital until November 13, 2012. On October 18, 2012, Latham & Watkins LLP (“Latham & Watkins”), counsel for Skilled Healthcare, prepared an initial draft merger agreement, which was distributed to Formation Capital.

On October 31, 2012, the California Bureau of Medi-Cal Fraud and Elder Abuse (the “BMFEA”) filed criminal charges against Skilled Healthcare and two of its subsidiaries related to allegations of substandard care at one of its affiliated nursing facilities in 2008. Representatives of Skilled Healthcare and Formation Capital met on November 30, 2012 to discuss this litigation matter as well as other threatened litigation matters involving, among other things, the DOJ. In connection with these discussions, on December 20, 2012, Skilled Healthcare entered into a new Exclusivity Agreement with Formation Capital that obligated Skilled Healthcare not to negotiate, or enter into an agreement with respect to, a potential acquisition of Skilled Healthcare with anyone other than Formation Capital until January 17, 2013. From December 2012 until May 2013, the Evaluation Committee, Skilled Healthcare and Formation Capital engaged in negotiations and due diligence efforts, including detailed discussions on proposals as to the purchase price per share to be paid to the Skilled Healthcare stockholders, multiple site visits to facilities of Skilled Healthcare and proposals relating to the strategy for management of the litigation matters involving the BMFEA and the DOJ, including possible settlements in respect thereof. On March 8, 2013, Skilled Healthcare entered into a new Exclusivity Agreement with Formation Capital that obligated it not to negotiate, or enter into an agreement with respect to, a potential acquisition of Skilled Healthcare with anyone other than Formation Capital until April 4, 2013. In April 2013, counsel for Formation Capital distributed a revised draft of the merger agreement, and the parties negotiated terms of a possible merger, however, the parties had not yet agreed upon a final purchase price for the merger at this time. In May 2013, following additional discussions and negotiations among Skilled Healthcare, Formation Capital and their respective representatives, Skilled Healthcare and Formation Capital mutually determined that they would not be able to come to terms on a transaction, including mutually acceptable pricing terms, and further discussions were terminated.

In June 2013, Skilled Healthcare’s then-current Chief Executive Officer, Boyd Hendrickson, advised the Board of Directors that he desired to retire by the end of 2013.

On November 25, 2013, Skilled Healthcare announced that Robert H. Fish had been selected by the Board of Directors to become the Company’s new Chief Executive Officer, effective immediately. The Board of Directors also appointed Mr. Fish to serve as a member of the Board of Directors. Upon his commencement of service, Mr. Fish began an assessment and evaluation of Skilled Healthcare’s strengths, as well as areas of opportunity that were potentially available to the Company.

28

In December 2013, Skilled Healthcare entered into a Consulting Agreement with Valentine Associates, LLC (“Valentine Associates”) and engaged Valentine Associates through its managing member, James V. McKeon, III, an experienced healthcare industry professional, to provide Skilled Healthcare with financial consulting services. From 1994 through 2003, Mr. McKeon held various positions with Genesis’ predecessor entity, Genesis Health Ventures, Inc., including serving as its Senior Vice President and Corporate Controller from November 2000 through December 2003 and serving as the Chief Financial Officer of Genesis from December 2003 until October 2008. Since that time, Valentine Associates has also performed consulting services for Genesis. See “Management After the Combination—Board of Directors and Management—James V. McKeon.” The Board of Directors was informed of Mr. McKeon’s background and relationships with Genesis and its affiliates.

On January 14, 2014, at the annual J.P. Morgan healthcare conference in San Francisco, Mr. Fish met with George V. Hager, the Chief Executive Officer of Genesis, as well as Steven Fishman and Arnold Whitman, who are board members of Genesis and principals of Formation Capital. At the meeting, Mr. Fish provided an update on the litigation matters involving the BMFEA and the DOJ. Messrs. Hager, Fishman and Whitman indicated that Formation Capital or Genesis might be interested in a possible transaction with Skilled Healthcare, but also indicated that any transaction was still under consideration internally and that they would contact Mr. Fish in the future if they remained interested in pursuing further discussions. Mr. Fish updated the Board of Directors regarding the discussions that took place at this meeting at a meeting of the Board of Directors that was held on February 5, 2014.

During the week of February 10, 2014, Mr. Fishman telephoned Mr. Le Blanc and indicated that there was interest in reengaging in discussions about a potential transaction for the acquisition of Skilled Healthcare. Mr. Le Blanc advised Mr. Fishman that Skilled Healthcare was in the process of considering and evaluating a number of operational initiatives and other strategic options, and that he believed that Genesis would likely not, at that time, ascribe sufficient value to the anticipated financial benefits that Skilled Healthcare’s stockholders might receive from Skilled Healthcare’s ongoing performance improvement initiatives and general turnaround efforts. Mr. Le Blanc subsequently informed the Board of Directors of his conversation with Mr. Fishman.

On February 18, 2014, Skilled Healthcare engaged MTS, an experienced investment banking and strategic advisory services firm that focuses on the healthcare industry, to provide Skilled Healthcare with financial consulting and strategic advisory services and to otherwise aid in Mr. Fish’s assessment and evaluation of Skilled Healthcare’s strategic, operational and financial positioning, as well as potential strategic opportunities, and to assist in the execution of any initiatives that might come from those efforts.

In early March 2014, Mr. Hager telephoned Mr. Fish and indicated that he understood Skilled Healthcare’s hesitation to pursue potential sale discussions, but he advised Mr. Fish that Genesis was now interested in discussing a potential combination of the two companies in which Skilled Healthcare would remain as the surviving publicly traded company so that Skilled Healthcare’s stockholders would, as continuing stockholders of the surviving company, be able to participate in Skilled Healthcare’s continuing turnaround efforts and benefit from the anticipated synergies that would result from combining the two companies. Mr. Fish advised Mr. Le Blanc and Mr. Schafer, the Chairman of the Board of Directors, of Genesis’ expression of interest, and indicated that he believed that the Genesis proposal should be considered by the Board of Directors in addition to the other alternative strategic and operational improvements that the Board of Directors was considering.

Following Mr. Fish’s receipt of the phone call from Mr. Hager, Mr. Fish requested that MTS perform preliminary analyses on behalf of Skilled Healthcare to assess the potential of a combination of the two companies.

On March 11, 2014, Mr. Hager, Mr. Fish and Valentine Associates met at the Barclays Global Healthcare Conference in Miami, Florida to have further discussions regarding Genesis’ interest in a potential combination transaction with Skilled Healthcare.

29

On March 26, 2014, Messrs. Hager, Fish and Le Blanc and Valentine Associates met in New York City to further discuss Genesis’ interest in combining with Skilled Healthcare. At that meeting, Genesis described its vision for a combined company and the possibility of effectuating a potential combination transaction.

On March 28, 2014, Mr. Fish provided Mr. Schafer with an update regarding the discussions of the March 26th meeting. Following the update, Skilled Healthcare directed MTS to perform additional analyses, including to refine (1) the initial estimate of the potential synergies that a combination with Genesis might provide and (2) the costs and expenses that could be anticipated in connection with a combination of the two companies.

On April 4, 2014, MTS presented an updated analysis to Mr. Fish and Mr. LeBlanc, which included refined change of control costs, transaction fees and potential synergy benefits of a combination transaction.

Also on April 4, 2014, Mr. Fish e-mailed the Board of Directors to advise them of the discussions with Genesis and to schedule a telephonic board meeting for April 8, 2014.

On April 8, 2014, the Board of Directors met by telephone. Roland Rapp, Skilled Healthcare’s general counsel, and Latham & Watkins were also present. At the meeting, the Board of Directors discussed Genesis’ preliminary indication of interest and vision for the combined company and the preliminary work that MTS and management had performed to date. Latham & Watkins advised the Board of Directors as to their fiduciary duties under the circumstances and responded to questions. The Board of Directors authorized Mr. Fish to engage in further discussions with Genesis and to report back to the Board of Directors. The Board of Directors determined that it would further discuss a potential transaction with Genesis and other strategic and performance improvement opportunities at a Board of Directors meeting that was scheduled for April 28, 2014.

On April 9, 2014, Mr. Fish, Mr. Hager and Valentine Associates met in Indianapolis, Indiana, to review a preliminary analysis of the potential pro forma financial and operational impact of a combination of the two companies. At the meeting, Mr. Fish and Mr. Hager discussed preliminary terms of a combination of the two companies. Mr. Fish proposed on behalf of Skilled Healthcare, among other things:

•	An equity ownership range for the combined company with Skilled Healthcare retaining 22.9%–26.6% of the equity ownership of the combined company;

•	A nine-member board of directors for the combined company, with Skilled Healthcare designating two of the initial board members, Genesis designating three of the initial board members and joint designation of the remaining four initial board members;

•	Within the first 18 months following Closing, in order to ensure the stability of the Skilled Healthcare stock price and to provide liquidity for Skilled Healthcare’s stockholders, Skilled Healthcare would be required to file a shelf registration statement and the Onex Group would have the right to two demand registrations, in which Genesis’ existing members would be allowed to request participation subject to the discretion of the Onex Group. After such 18-month period (or such sooner date as the Onex Group shall have sold all of its shares), each of the Onex Group and Genesis’ existing members would have the right to unlimited demand registrations, with the opportunity to sell securities in connection with any such registration allocated 50% to the Onex Group and 50% to Genesis’ existing members (until all Onex Group shares were sold); and

•	Transaction terms to be discussed with the Board of Directors, but including a termination fee of 3% of the fully diluted equity value of Skilled Healthcare if Skilled Healthcare were to exercise its “fiduciary out.”

At the meeting, Mr. Fish and Mr. Hager also discussed a potential transaction timeline.

On April 11, 2014, Skilled Healthcare announced the appointment of Paxton L. Wiffler to serve as the company’s Chief Operating Officer. Mr. Wiffler had previously served as the Senior Vice President of Operations for Genesis from October 2011 to May 2014.

30

On April 15, 2014, Skilled Healthcare and Genesis entered into a mutual confidentiality agreement, which includes an 18-month mutual standstill provision.

On April 20, 2014, Bank of America Merrill Lynch, co-financial advisor to Genesis, sent Genesis’ counter-proposal to MTS for forwarding to Skilled Healthcare, which counter-proposal was forwarded to the Board of Directors and included the following:

•	Skilled Healthcare retaining 23.5% of the equity ownership of the combined company;

•	A nine-member board of directors for the combined company, with Skilled Healthcare designating two of the initial board members, Genesis designating four of the initial board members and joint designation of the remaining three initial board members; and

•	In the first 18 months following Closing, the Onex Group would have the right to make two demand registrations and the Genesis Members would have the right to make one demand registration. In all cases the opportunity to sell would be allocated 76.5% to the Onex Group and 23.5% to the Genesis Members.

Also on April 20, 2014, Mr. Hager telephoned Mr. Fish to discuss the counter-proposal.

On April 24, 2014, the Board of Directors met by telephone. Mr. Rapp and Kaye Scholer LLP (“Kaye Scholer”) were also present. Mr. Rapp introduced Kaye Scholer and informed the Board of Directors that Kaye Scholer had been retained to act as counsel to Skilled Healthcare in connection with the strategic and financial options under consideration. At the meeting, Mr. Rapp informed the Board of Directors that Kaye Scholer would also be acting as counsel for the Onex Group in connection with these matters and that Kaye Scholer had represented the Onex Group and their affiliates in a variety of matters and had done so for more than 25 years. The Board of Directors discussed the engagement of Kaye Scholer and determined that the interests of the Onex Group in any potential transaction were aligned with the interests of Skilled Healthcare and its other stockholders and that Kaye Scholer’s concurrent representation of Skilled Healthcare and the Onex Group did not present a conflict of interest. Mr. Fish presented the Board of Directors with an update regarding the April 20, 2014 Genesis proposal. Mr. Fish advised the Board of Directors that he was working with Skilled Healthcare’s advisors to prepare materials for a more detailed discussion to be held at a Board of Directors meeting that was scheduled for April 28, 2014.

On April 28, 2014, the Board of Directors met in Newport Beach, California, for its regularly scheduled quarterly meeting. Members of management of Skilled Healthcare and Kaye Scholer were also present. At the meeting, management presented its perspectives on the potential opportunities, risks, timing and magnitude of the various operational turnaround and improvement initiatives that management, with the assistance of MTS and Valentine Associates, had identified. The Board of Directors also reviewed potential strategic alternatives for Skilled Healthcare, including the potential combination with Genesis and the related financial analyses that MTS and management had prepared. The Board of Directors determined that it was in the Company’s best interest to continue discussions with Genesis regarding a potential combination transaction, and to counter Genesis’ proposed 23.5% pro forma ownership of the combined company by Skilled Healthcare stockholders with a proposal of 24.5% pro forma ownership. Additionally, the Board of Directors formed a special transaction committee (the “Transaction Committee”) composed of the following two members of the Board of Directors: Mr. Schafer and Michael E. Boxer, to retain and direct advisors to engage in diligence of Genesis. Subsequently, at a Board of Directors meeting on May 29, 2014, the Board of Directors added Mr. Le Blanc as a third member of the Transaction Committee and expanded its authority to include (1) directing the process of evaluating and negotiating the combination transaction on behalf of Skilled Healthcare, (2) interviewing, selecting and retaining, on behalf of Skilled Healthcare and at Skilled Healthcare’s expense, legal, financial and other advisors that the Transaction Committee determined necessary for purposes of evaluating and negotiating the contemplated combination transaction and (3) taking such other actions as the Transaction Committee might deem necessary, proper or advisable to carry out the intent of the foregoing items. At the April 28th meeting, Kaye Scholer also discussed with the Board of Directors their fiduciary duties under Delaware law, including how those duties

31

applied in connection with a strategic combination transaction of the type contemplated to be entered into with Genesis. The Board of Directors also determined that MTS should be requested to analyze the fairness, from a financial point of view, of the contemplated combination transaction, and that J.P. Morgan should be engaged as a second financial advisor to advise the Board of Directors concerning equity capital markets matters and to analyze the fairness, from a financial point of view, of the contemplated combination transaction.

On April 29, 2014, Mr. Fish and MTS telephoned Mr. Hager to communicate Skilled Healthcare’s counterproposal of an equity split of 24.5% for Skilled Healthcare stockholders and 75.5% for Genesis equityholders.

On April 30, 2014, Mr. Hager telephoned Mr. Fish to confirm Genesis’ acceptance in principle of Skilled Healthcare’s counterproposal regarding equity ownership in the combined company (subject to continued due diligence and definitive documentation). Mr. Hager and Mr. Fish also discussed the diligence process and a transaction timeline during this telephone conversation.

On May 1, 2014, Kaye Scholer and Skadden, Arps, Slate, Meagher and Flom LLP (“Skadden”), legal counsel for Genesis, met by telephone to discuss potential transaction structures for the proposed combination, including tax impacts to the equity holders of both companies that would be expected to result from a variety of transaction structures. In those discussions, counsel tentatively agreed to recommend to their respective clients a combination transaction utilizing an “Up-C” transaction structure, whereby existing Genesis members would retain direct interests in Genesis that are exchangeable for shares of Company Class A stock. More specifically, the stockholders of Skilled Healthcare would retain shares of Common Stock representing 24.5% of the combined equity of the post-combination company, while the equityholders of Genesis would own 75.5% of the combined equity of the post-combination company, in each case, calculated on a fully diluted, as-exchanged and as-converted basis. The effectuation of such a combination transaction would involve, among other steps, the following:

•	Skilled Healthcare would contribute certain of its assets to Genesis in exchange for equity interests in Genesis;

•	Skilled Healthcare would become the sole managing member of Genesis; and

•	The existing equity interests in Genesis would become exchangeable for common stock of Skilled Healthcare and entitle the holders of those interests to vote on an “as exchanged” basis.

Skadden also proposed on behalf of Genesis that Skilled Healthcare and equityholders of Genesis enter into a customary agreement regarding the realization of, and compensation to the applicable legacy Genesis equity holders for, certain tax receivable attributes that would result from the transaction.

Also on May 1, 2014, the Transaction Committee and Mr. Fish met by telephone to discuss the scope of engagement of legal, financial and operational consultants to assist Skilled Healthcare with the contemplated combination transaction, including the engagement of J.P. Morgan to provide capital markets advice and a fairness opinion.

On May 12, 2014, the Transaction Committee, Mr. Fish, MTS, Valentine Associates and Kaye Scholer met by telephone to discuss the scope of due diligence to be performed by Skilled Healthcare’s regulatory and financial advisors. The Transaction Committee noted the past and current relationships between Mr. McKeon of Valentine and Genesis and concluded that it was advisable to for Skilled Healthcare to continue to utilize the services of Valentine and Mr. McKeon.

On May 14, 2014, Skilled Healthcare granted access to an electronic data room containing due diligence materials to Genesis and its advisors, including Skadden, Barclays Bank PLC (“Barclays”), co-financial advisor to Genesis, and Bank of America Merrill Lynch. Other Genesis representatives, including legal and operational advisors, as well as prospective lenders, were also subsequently given access to the electronic data room.

32

On May 15, 2014, Genesis granted access to an electronic data room containing due diligence materials to Skilled Healthcare, the Onex Group and their respective advisors, including Kaye Scholer, MTS and Valentine Associates. Other Skilled Healthcare representatives, including legal and operational advisors, were also subsequently given access to the electronic data room.

On May 19, 2014, Skilled Healthcare, Genesis, MTS, Valentine Associates, Barclays and Bank of America Merrill Lynch met at Genesis’ office in Kennett Square, Pennsylvania. At this meeting, Genesis made a detailed presentation of its business, operations and financial condition. On May 20, 2014, the representatives of Skilled Healthcare were given a tour of a nearby Genesis facility.

On May 21, 2014, Kaye Scholer and Skadden met by telephone to discuss elements of the structure of the potential transaction.

On May 22 and 23, 2014, Kaye Scholer, Skadden, Genesis and MTS met by telephone to conduct legal due diligence of Genesis.

On May 27, 2014, Kaye Scholer, Skadden and the general counsel of each of Skilled Healthcare and Genesis met by telephone to identify third parties that provided litigation and insurance services to Skilled Healthcare and Genesis. Skilled Healthcare and Genesis agreed that such third party providers either would not work on the transaction or would be used solely to provide due diligence information, but would not provide advice and analysis relating to the proposed transaction to either party.

On May 28, 2014, Skilled Healthcare, Genesis, MTS, Valentine Associates, Barclays and Bank of America Merrill Lynch met in New York City to discuss the preliminary work that Skilled Healthcare and its financial advisors performed with respect to (1) the identification of potential synergies that might be realized by combining the two companies, (2) a potential pro forma valuation of a combined company, (3) a financing structure for a combined company and (4) general analyses of the potential transaction. J.P. Morgan also attended this meeting by telephone.

Also on May 28, 2014, Kaye Scholer and Skadden met by telephone to discuss the structure of the potential transaction.

On May 29, 2014, the Board of Directors met by telephone. Members of management of Skilled Healthcare, MTS, Valentine Associates and Kaye Scholer were also present. At the meeting, Mr. Fish, MTS and Kaye Scholer updated the Board of Directors on the status of discussions and negotiations with Genesis and its representatives regarding the potential transaction.

Thereafter Skilled Healthcare’s management and its legal, strategic and financial advisors, under the direction of the Transaction Committee, continued discussions and negotiations with Genesis and its representatives regarding the potential transaction by numerous telephone calls, email exchanges and the exchange of draft transaction documents.

On June 2, 2014, Genesis, MTS, Barclays, Kaye Scholer and Skadden met by telephone to discuss the potential financing arrangements for the potential transaction.

On each of June 3, 4 and 5, 2014, Kaye Scholer, Skadden and Morgan, Lewis & Bockius (“Morgan Lewis”), and the general counsel of each of Skilled Healthcare and Genesis met by telephone to discuss various legal matters with respect to which Morgan Lewis was representing Skilled Healthcare or Genesis. Morgan Lewis did not represent either party in connection with the transaction and participated in these telephone calls solely as a source of due diligence information. McDermott, Will & Emery was engaged to conduct healthcare regulatory due diligence on behalf of Skilled Healthcare and advise the Board of Directors with respect thereto.

33

Throughout June and July 2014, each of Skilled Healthcare and Genesis, directly and through their respective representatives, continued to conduct due diligence activities with respect to the other party.

On June 11, 2014, Kaye Scholer and Skadden met by telephone to discuss elements of the structure of the potential transaction and due diligence issues.

On June 20, 2014, the Transaction Committee, members of management of Skilled Healthcare, MTS, J.P. Morgan and Kaye Scholer met by telephone. At the meeting, J.P. Morgan provided an overview of the potential trading ranges for a pro forma company comprised of Skilled Healthcare and Genesis, which was subject to certain factors, assumptions and limitations that were discussed during the presentation. Following the meeting, the Transaction Committee requested that J.P. Morgan prepare an analysis of Skilled Healthcare’s potential unaffected trading value and provide additional information regarding a potential share offering by the pro forma combined company following a potential transaction involving a combination of Skilled Healthcare and Genesis.

Also on June 20, 2014, Skadden distributed to Kaye Scholer an initial draft of the Original Purchase Agreement.

On June 23, 2014, the Board of Directors met by telephone. Members of management of Skilled Healthcare, MTS, J.P. Morgan, Valentine Associates and Kaye Scholer were also present. At the meeting, MTS provided the Board of Directors with an update regarding ongoing due diligence efforts, and MTS and J.P. Morgan presented to the Board of Directors their respective overviews of the potential trading ranges for a pro forma company comprised of Skilled Healthcare and Genesis that had previously been presented to the Transaction Committee and an analysis of Skilled Healthcare’s potential unaffected trading value and additional information regarding a potential share offering by the pro forma combined company following a potential transaction involving a combination of Skilled Healthcare and Genesis, as previously requested by the Transaction Committee.

On June 30, 2014, the Transaction Committee, members of management of Skilled Healthcare, MTS, J.P. Morgan, Valentine Associates and Kaye Scholer met by telephone. At the meeting, Kaye Scholer discussed with the Transaction Committee key aspects of negotiations of the Original Purchase Agreement and other transaction documents, including Genesis’ proposed approach to obtaining approval from its equityholders for the potential transaction and its proposals regarding transaction terms in the definitive agreement. A thorough discussion ensued with Kaye Scholer responding to questions.

On July 3, 2014, the Board of Directors, members of management of Skilled Healthcare and Kaye Scholer met by telephone. At the meeting, Kaye Scholer updated the Board of Directors on Genesis’ proposed approach to obtaining approval from its equityholders for the potential transaction and its proposals regarding deal protection terms in the definitive agreement, as well as Kaye Scholer’s and the Transaction Committee’s concerns regarding the Genesis proposals. The Transaction Committee expressed its desire that, should Skilled Healthcare elect to enter into a transaction with Genesis, the contract terms would provide a reasonable opportunity for Skilled Healthcare to actively seek and accept a superior proposal, commonly referred to as a “go-shop,” and generally enable the Board of Directors to act in the interest of, and maximize value for, Skilled Healthcare’s stockholders. The initial draft Original Purchase Agreement that was previously distributed by Skadden did not include such a provision and proposed that, with certain exceptions for unsolicited proposals received prior to receipt of stockholder approval, Skilled Healthcare would not be permitted to, among other things, solicit, initiate, cause or knowingly facilitate or encourage (including by way of furnishing information) the submission of any competing proposal. The Board of Directors authorized Kaye Scholer to make a counterproposal to Genesis consistent with the Transaction Committee’s recommendation and the discussion at the telephonic meeting. The Transaction Committee also determined that there was not a need to perform a private market check, publicly announce the process or approach other potential acquirors, as the Company had completed two recent auction processes for a sale of Skilled Healthcare.

On July 8, 2014, the Transaction Committee, members of Skilled Healthcare management, MTS, J.P. Morgan and Valentine Associates met by telephone. At the meeting, Mr. Fish and MTS provided the

34

members of the Transaction Committee with an update regarding due diligence and financial aspects of the potential transaction. Members of the Transaction Committee asked a number of questions regarding the matters presented to it by Mr. Fish and MTS and discussion ensued.

On July 10, 2014, the Transaction Committee, MTS, J.P. Morgan, Valentine Associates and Kaye Scholer met by telephone to discuss the status of the potential transaction, including status of outstanding landlord consents, financing and diligence matters. MTS, Valentine Associates and Kaye Scholer responded to questions from the Transaction Committee regarding the matters presented and discussion ensued.

On July 14, 2014, Kaye Scholer distributed a revised draft of the Original Purchase Agreement to members of management of Skilled Healthcare for review and, following input from such members of management, on July 16, 2014, Kaye Scholer distributed the revised draft of the Original Purchase Agreement to Skadden.

Also on July 16, 2014, Skadden distributed initial drafts of the LLC Agreement, the Tax Receivable Agreement and the Registration Rights Agreement to Kaye Scholer. At this time, Skilled Healthcare had indicated that it was still considering whether entering into a Tax Receivable Agreement would be appropriate or not.

On July 25, 2014, the Transaction Committee met by telephone to discuss sharing confidential information of Skilled Healthcare with lenders to Genesis and the terms of a non-disclosure agreement being negotiated with one of Genesis’ lenders.

On July 27, 2014, Skadden distributed a revised draft of the Original Purchase Agreement to Kaye Scholer.

On July 28, 2014, Kaye Scholer distributed a revised draft of the LLC Agreement to Skadden.

On July 29, 2014, two of Genesis’ financing sources executed non-disclosure agreements.

During July and early August 2014, seven landlords of Genesis executed non-disclosure agreements in connection with the landlord consents Genesis sought to obtain in respect of the potential transaction. Genesis then began discussions with the relevant parties relating to, among other things, the required landlord consents and prospective financing.

On July 30, 2014, Kaye Scholer, Skadden and the general counsel of Genesis met at the offices of Kaye Scholer in New York, New York. At the meeting, discussions and negotiations took place with regard to the various transaction documents, including the Original Purchase Agreement, the LLC Agreement, the Tax Receivable Agreement and the Registration Rights Agreement. At this time Skilled Healthcare had still not agreed to enter into a Tax Receivable Agreement, and Genesis’ proposal was that the Tax Receivable Agreement would provide the legacy Genesis equity holders with 80% of certain tax receivable attributes that would result from the transaction.

Also on July 30, 2014, Kaye Scholer distributed a revised draft of the Registration Rights Agreement to Skadden.

On July 31, 2014, the Board of Directors met by telephone. Members of management of Skilled Healthcare, MTS, Valentine Associates and Kaye Scholer were also present. At the meeting, management and Skilled Healthcare’s financial advisors presented a revised assessment of the relative contemplated equity value splits in a combined company as of the closing, between the Skilled Healthcare stockholders and the legacy Genesis equity holders, based upon the due diligence conducted by Skilled Healthcare on Genesis, and vice versa. Management and MTS also discussed with the Board of Directors the estimated potential value to, and allocation of value between, Skilled Healthcare and the applicable legacy Genesis equity holders under a proposed tax receivable agreement related to the contemplated combination. Based on that discussion, the Board of Directors

35

directed Mr. Fish and MTS to propose to Genesis an increased equity split of 26.0% ownership of the combined company for the Skilled Healthcare stockholders in exchange for agreeing to a tax receivable agreement, which would provide the legacy Genesis equity holders with 90% of certain tax receivable attributes that would result from the transaction.

Also on July 31, 2014, Mr. Fish telephoned Mr. Hager regarding Skilled Healthcare’s proposal of a 26.0% equity split for the Skilled Healthcare stockholders. Between telephone calls that Mr. Fish had with Mr. Hager, Mr. Fish consulted with the members of the Transaction Committee. During the call, Mr. Fish and Mr. Hager also discussed the possibility of entering into a tax receivable agreement as well as the duration of a “fiduciary out” period following the time of signing of a contemplated agreement in respect of a combination of Skilled Healthcare and Genesis. Following negotiations during the call, Mr. Fish and Mr. Hager agreed in principle, subject to the approval of their respective boards of directors, that, if an agreement was ultimately reached for the potential transaction, at closing the Skilled Healthcare stockholders would collectively own 25.75% of the pro forma fully-diluted equity of the combined company (with the legacy Genesis equityholders owning 74.25% of the pro forma fully-diluted equity of the combined company), a tax receivable agreement would be entered into on the basis proposed by the Board of Directors, and the duration of a “fiduciary out” period would be 37 days.

On August 1, 2014, Skilled Healthcare, Genesis, MTS, Valentine Associates, Kaye Scholer and Skadden met at the offices of Skadden in New York, New York. At the meeting, discussions and negotiations took place with regard to the various transaction documents, including the Original Purchase Agreement, the LLC Agreement, the Tax Receivable Agreement and the Registration Rights Agreement. In addition, at the meeting, the parties confirmed the tentative agreements reached on the prior day with respect to the equity split and tax receivable agreement, as well as agreement that the Purchase Agreement would permit Skilled Healthcare to terminate the agreement in order to be able to accept a Superior Proposal for a period of 37 days following the signing of the Purchase Agreement (see “The Purchase Agreement—Competing Proposals” beginning on page 96). At the meeting, Skilled Healthcare and Genesis also agreed that the Purchase Agreement would include a break-up fee payable by Skilled Healthcare to Genesis in the amount of 4% of the equity value of the combined company in the event the Purchase Agreement was terminated in connection with Skilled Healthcare entering into a Superior Proposal and confirmed the mechanics of the matching right to which Genesis would be entitled in the event a Superior Proposal were to be proposed by a third party.

On August 3, 2014 and August 4, 2014, respectively, Kaye Scholer distributed revised drafts of the Tax Receivable Agreement and Original Purchase Agreement to Skadden.

On August 5, 2014, the chief executive officer of Bidder G, a competitor of Skilled Healthcare, which received a confidentiality agreement in connection with Skilled Healthcare’s 2011 sale process, but did not elect to participate, and which participated in connection with Skilled Healthcare’s 2012-2013 sale process, placed telephone calls to Mr. Le Blanc and Mr. Fish. After discussion with Mr. Fish and Kaye Scholer, Mr. Le Blanc returned Bidder G’s call and the chief executive officer of Bidder G indicated that if Skilled Healthcare was to conduct a sale process, Bidder G would be interested in participating. Mr. Le Blanc informed the chief executive officer of Bidder G that he was not able to react to Bidder G’s inquiry but would discuss the inquiry with others at Skilled Healthcare.

On August 6, 2014, the Transaction Committee, members of management of Skilled Healthcare, MTS and Kaye Scholer met by telephone. At the meeting, Mr. Le Blanc informed the Transaction Committee of the telephone call with Bidder G. The Transaction Committee and the other parties at the meeting discussed the issues raised by the call and agreed that a meeting of the Board of Directors should be scheduled to review the matter. A telephonic meeting of the Board of Directors was thereafter scheduled for August 8, 2014.

Also on August 6, 2014, Skadden distributed a revised draft of the Registration Rights Agreement to Kaye Scholer.

36

On August 7, 2014, Skadden distributed revised drafts of the Original Purchase Agreement, LLC Agreement and Tax Receivable Agreement to Kaye Scholer.

On August 8, 2014, the Board of Directors met by telephone to discuss the contact by Bidder G. MTS and Kaye Scholer were also present. Following discussion, the Board of Directors directed MTS to contact Bidder G with the objective of obtaining a better understanding of Bidder G’s interest in a strategic transaction with Skilled Healthcare.

On August 9, 2014, MTS telephoned the chief executive officer of Bidder G to discuss Bidder G’s interest in a potential transaction with Skilled Healthcare. During the call Bidder G’s chief executive officer expressed general interest in a potential transaction with Skilled Healthcare. MTS inquired whether Bidder G had a contemplated value in mind and also asked how such a transaction would relate to another acquisition that Bidder G had publicly announced its intention to engage in. Bidder G’s chief executive officer indicated that he did not have a value to propose or a plan with respect to the other publicly announced potential acquisition.

Also on August 9, 2014, Kaye Scholer distributed a revised draft of the Registration Rights Agreement to Skadden.

On August 11, 2014, a financial advisor to Bidder G contacted MTS to further discuss Bidder G’s potential interest in participating in a sale process by Skilled Healthcare, but no proposal was made and no indication of value was provided by Bidder G’s financial advisor.

Also on August 11, 2014, Skilled Healthcare issued a press release announcing its operating results for the three months and six months ended June 30, 2014.

Between August 12, 2014 and August 14, 2014, Skadden and Kaye Scholer exchanged multiple drafts of the Original Purchase Agreement, the LLC Agreement, the Tax Receivable Agreement and the Registration Rights Agreement.

Also on August 14, 2014, Kaye Scholer delivered the then-current drafts of the Original Purchase Agreement and the other transaction documents to the Board of Directors.

On August 16, 2014, prior to a meeting of the Board of Directors, Kaye Scholer delivered substantially complete definitive transaction documentation to the Board of Directors, including copies marked to show the revisions that had been made to the August 14, 2014 drafts.

Also on August 16, 2014, the Board of Directors met by telephone. Members of management of Skilled Healthcare, MTS, J.P. Morgan, Valentine Associates and Kaye Scholer were also present. At the meeting, Kaye Scholer summarized the key transaction documents and the proposed transaction structure and contemplated financing, as well as the terms of the “fiduciary out” that had been negotiated with Genesis. MTS and J.P. Morgan discussed the valuation analyses that they had each performed and each of MTS and J.P. Morgan also orally conveyed the conclusions of the fairness analyses prepared by their respective firms, at the request of the Board of Directors, indicating that, subject to there being no further material changes in the negotiated terms of the potential transaction from those upon which their analyses were based, their respective firms were prepared to confirm their fairness opinions in writing. J.P. Morgan subsequently rendered its written opinion, dated August 16, 2014, to the Board of Directors that, as of such date and based upon and subject to the factors, assumptions and limitations set forth in its opinion, the Exchange Ratio was fair, from a financial point of view, to Skilled Healthcare. MTS subsequently rendered its written opinion, dated August 18, 2014, to the Board of Directors that, as of August 16, 2014, and based upon and subject to the factors and assumptions set forth in the opinion, the Total Consideration (as defined in the MTS opinion attached hereto as Annex H) to be paid by Skilled Healthcare in the transaction was fair, from a financial point of view, to Skilled Healthcare. The full text of the fairness opinions of MTS and J.P. Morgan, each of which sets forth the assumptions made, procedures followed, factors considered and limitations of the undertaken review in connection with such opinions, are

37

attached as Annex G and Annex H hereto, respectively. Following discussions and the presentations of MTS and J.P. Morgan, for the reasons discussed below in “Reasons for the Transactions; Recommendation of the Board of Directors,” the Board of Directors unanimously:

•	approved the Original Purchase Agreement, including the Combination and the other transactions contemplated thereby, in substantially the forms presented to the Board of Directors at the meeting;

•	determined that the transactions contemplated by and in the Original Purchase Agreement were advisable, including adoption of the Restated Charter;

•	approved and adopted, effective as of the Closing Date under the Purchase Agreement, the Restated Bylaws as Skilled Healthcare’s bylaws;

•	determined that the Contribution was expedient and for the best interests of Skilled Healthcare and its stockholders;

•	directed that the Restated Charter, the New Stock Issuance, the Conversion Share Issuance and the Contribution be submitted to the stockholders of Skilled Healthcare for their consideration;

•	recommended that Skilled Healthcare’s stockholders adopt the Restated Charter and approve the New Stock Issuance, the Conversion Share Issuance and the Contribution;

•	authorized, effective as of the Closing Date under the Purchase Agreement, the reservation of shares of Class A Stock, such shares to be held for issuance upon any exchange of Conversion Shares for such shares of Class A Stock, such reservation to be for a number of shares of Class A Stock to satisfy the full amount of any subsequent Conversion Share Issuance; and

•	authorized the Transaction Committee to consider and approve further revisions, if any, to the transaction documents.

From August 16, 2014 through August 18, 2014 the parties and their respective representatives finalized the transaction documents.

Also on August 18, 2014, the Transaction Committee authorized the execution and delivery of the transaction documents.

Shortly after the close of trading on the New York Stock Exchange on August 18, 2014, Skilled Healthcare and Genesis entered into the Original Purchase Agreement. Immediately thereafter, both Skilled Healthcare and Genesis issued separate press releases to announce the transaction. Shortly after the execution by both parties of the Original Purchase Agreement, the Onex Group executed and delivered to Skilled Healthcare the Written Consent. Additionally, on August 18, 2014, Skilled Healthcare filed a Current Report on Form 8-K with the Securities and Exchange Commission, which both disclosed the transaction and included copies of the Original Purchase Agreement (with its related exhibits) and additional information regarding Skilled Healthcare, Genesis and the transaction.

On August 22, 2014 a representative of MTS received a telephone call from a financial advisor to Bidder G, who stated that he had reviewed the provisions of the Original Purchase Agreement with respect to Skilled Healthcare’s abilities to accept a competing offer and wished to confirm his understanding that it could do so until September 24, 2014. The MTS representative referred him to the agreements that had been filed with the SEC on August 18, 2014.

On August 23, 2014 Skilled Healthcare provided notice of that contact to Genesis as required by the Purchase Agreement.

There were no further communications from Bidder G and, at 11:59 p.m. (EDT) on September 24, 2014, Skilled Healthcare’s right under the Purchase Agreement to terminate the agreement in order to accept a Superior Proposal expired.

38

On January 5, 2015, Kaye Scholer delivered a finalized draft of Amendment No. 1 to the Original Purchase Agreement to the Board of Directors, which included changes to the Restated Charter and the LLC Agreement, along with a finalized draft of the Amended and Restated Distribution Subsidiary Merger Agreement. Following discussions, the Board of Directors unanimously approved Amendment No. 1, including the revisions to the Restated Charter, the LLC Agreement and the Distribution Subsidiary Merger Agreement, and recommended that Skilled Healthcare’s stockholders approve and adopt the same. Following the execution and delivery of Amendment No. 1 to the Original Purchase Agreement, on January 5, 2015, the Onex Group executed and delivered to Skilled Healthcare an irrevocable written consent.

Reasons for the Transactions; Recommendation of the Board of Directors

The Board of Directors, with the assistance of Skilled Healthcare’s legal and financial advisors, evaluated the proposed Transactions, including the terms and conditions of the Purchase Agreement. At meetings on August 16, 2014 and January 5, 2015, the Board of Directors unanimously adopted resolutions:

•	approving the Purchase Agreement, the ancillary agreements and the Transactions;

•	declaring it advisable for Skilled Healthcare to enter into the Purchase Agreement and the ancillary agreements;

•	determining that the Restated Charter, is advisable to the stockholders of Skilled Healthcare;

•	determining that the Contribution is expedient and for the best interests of Skilled Healthcare and its stockholders;

•	directing that the Restated Charter, the New Stock Issuance, the issuance of the Conversion Shares and the Contribution be submitted to the stockholders of Skilled Healthcare for their consideration; and

•	recommending that the stockholders of Skilled Healthcare adopt the Restated Charter and approve the New Stock Issuance, the issuance of the Conversion Shares and the Contribution.

In the course of reaching its determination and recommendation, the Board of Directors consulted with Skilled Healthcare’s management, as well as Skilled Healthcare’s legal and financial advisors, and considered the following potentially positive or favorable factors (which are not intended to be exhaustive and are not listed in any relative order of importance):

•	the Board of Directors’ expectation that Skilled Healthcare, as a combined company with Genesis, will have improved opportunities to grow and expand as a company in the healthcare industry as a result of greater scale and expected synergies that will be realized as a result of the Transactions;

•	the Board of Directors’ understanding of the business, operations, financial conditions, earnings and prospects of Skilled Healthcare, the possible alternatives to entering into the Purchase Agreement with Genesis, including possible alternative transactions or continuing to operate Skilled Healthcare as an independent public company, and the range of potential benefits to the stockholders of Skilled Healthcare of these alternatives, as well as the assessment of the Board of Directors that none of these alternatives was reasonably likely to present superior opportunities for Skilled Healthcare to create greater value for its stockholders, taking into account the timing and the likelihood of accomplishing such alternatives and the risks of successfully effecting such alternatives, including the business, competitive, industry and market risks that would apply to Skilled Healthcare;

•	the fact that the Skilled Healthcare stockholders will retain their equity in Skilled Healthcare, and that all such stockholders (other than members of the Onex Group and certain Holders of the Company Class B Stock subject to lock-up restrictions pursuant to the Registration Rights Agreement) will be able to immediately realize value for all of their publicly traded shares of Company Class A Stock following the consummation of the Transactions if they so desire;

39

•	the prospective risks to Skilled Healthcare as an independent public company, including the risks and uncertainties with respect to:

•	achieving the Company’s growth plans in light of the current and foreseeable market conditions, including the risks and uncertainties in the U.S. and global economies generally and in the healthcare industry specifically; and

•	the “risk factors” set forth in Skilled Healthcare’s Form 10-K for the fiscal year ended December 31, 2013;

•	the fact that, as a result of the Transactions, the Company would be able to leverage the information technology systems and other infrastructure of Genesis and, absent the Transactions, the Company would be required to invest in, procure substantial improvements to and develop its systems;

•	the opinion of J.P. Morgan, dated August 16, 2014, to the Board of Directors as to the fairness to Skilled Healthcare, from a financial point of view and as of the date of the opinion, of the Exchange Ratio in the proposed Transactions;

•	the opinion of MTS, dated August 16, 2014, to the Board of Directors as to the fairness, from a financial point of view and as of the date of the opinion, of the Total Consideration (as defined in the MTS opinion attached hereto as Annex H) to be paid by Skilled Healthcare in the Transactions;

•	the fact that the Board of Directors had been seeking and negotiating potential strategic transactions for a number of years, including engaging in processes from 2011 through 2013, and Skilled Healthcare and its advisors had held discussions with a number of potential bidders during that time period;

•	the fact that Genesis obtained committed debt financing for the Transactions, the limited number and nature of the conditions to the debt financing and the obligation of Genesis to use its reasonable best efforts to enforce the debt commitment letters;

•	the fact that consideration for the Transactions and the other terms of the Purchase Agreement resulted from arms-length negotiations between the Board of Directors and its advisors, on the one hand, and Genesis and its advisors, on the other hand;

•	the likelihood that the Transactions will be effectuated in a reasonably prompt time frame;

•	the other terms and conditions of the Purchase Agreement, described under “The Purchase Agreement” beginning on page 83 of this information statement, which the Board of Directors, after consulting with its legal counsel, considered to be reasonable and consistent with precedents it deemed relevant, including:

•	the limited number and nature of the conditions to Genesis’ obligations to consummate the Transactions, including Genesis’ obligation to consummate the Transactions not being subject to any financing condition;

•	the provisions allowing the Board of Directors, under certain circumstances, prior to 11:59 p.m. New York City time on September 24, 2014, subject to the terms and conditions set forth in the Purchase Agreement, to furnish information to, and engage in discussions and negotiations with, any third party that made an unsolicited Competing Proposal, as well as Skilled Healthcare’s ability, under certain circumstances, to terminate the Purchase Agreement in order to enter into a definitive agreement with respect to a Superior Proposal, provided that Skilled Healthcare would have been required to, among other things and prior to or concurrently with such termination, pay Genesis a termination fee equal to $9,504,000, as described in the section titled “The Purchase Agreement—Termination Fee and Other Remedies” beginning on page 111;

•	the outside date under the Purchase Agreement, March 31, 2015, which the Board of Directors believes allows for sufficient time to complete the Transactions;

40

•	the ability of Skilled Healthcare, under certain circumstances, to seek specific performance to prevent certain breaches of the Purchase Agreement by Genesis, as well as Skilled Healthcare’s rights to enforce the covenants of Genesis in respect of the debt commitment letters;

•	the provisions providing the Company with sufficient operating flexibility to conduct its business in the ordinary course between the signing of the Purchase Agreement and the Closing Date thereunder; and

•	other customary terms;

•	the perceived lack of material antitrust risk associated with the Transactions to enable the closing to occur prior to March 31, 2015 under the circumstances set out in the Purchase Agreement, as more fully described under “The Purchase Agreement—Conditions to the Combination” beginning on page 107;

•	the likelihood of Skilled Healthcare satisfying the other conditions to Genesis’ obligations to complete the Transactions; and

•	the support of the Onex Group, as evidenced by their execution and delivery of the Support Agreement and the Registration Rights Agreement concurrently with the execution and delivery of the Merger Agreement and the fact that representatives of the Onex Group informed the Board of Directors that they could execute and deliver the Written Consent adopting the Restated Charter and approving the New Stock Issuance, the issuance of the Conversion Shares and the Contribution.

In the course of reaching its determination and recommendation, the Board of Directors also considered a number of potentially negative factors in its deliberations concerning the Transactions, including the following factors (which are not intended to be exhaustive and are not listed in any relative order of importance):

•	the loss of autonomy associated with being an independent company in the healthcare industry;

•	the potential challenges of combining Skilled Healthcare’s and Genesis’ respective businesses, assets and workforces;

•	the restrictions on Skilled Healthcare’s ability to solicit or engage in discussions or negotiations with a third party regarding an acquisition proposal;

•	the requirement that Skilled Healthcare pay a break-up fee of $9,504,000 if it were to enter into a definitive agreement related to a Superior Proposal or the Purchase Agreement is terminated under certain other circumstances;

•	the fact that Skilled Healthcare has incurred and will incur substantial expenses related to the Transactions, regardless of whether the Transactions are consummated;

•	the fact that the Tax Receivable Agreement generally provides for the payment by Skilled Healthcare to Genesis Members of 90% of the cash savings, if any, in U.S. federal, state and local income tax or franchise tax that Skilled Healthcare actually realizes as a result of (1) any increase in tax basis attributable to the exchange of Genesis Class A Units for shares of Company Class A Stock by the Genesis Members and (2) the tax benefits related to imputed interest deemed to be paid by Skilled Healthcare under the Code or any provision of state, local or non-U.S. tax law as a result of Skilled Healthcare’s payment obligations to the Genesis interest holders under the Tax Receivable Agreement;

•	the possibility of disruption to Skilled Healthcare’s operations following announcement of the Purchase Agreement and the Transactions, the fact that the Purchase Agreement identifies certain actions which may not be taken by Skilled Healthcare without the consent of Genesis in the period prior to the Closing or termination of the Purchase Agreement and that these restrictions limit Skilled Healthcare’s flexibility to manage its business outside of the ordinary course during that period, and the possible effect on Skilled Healthcare’s operating results, the trading price of its Company Class A Stock and its ability to attract and retain key personnel and customers if the Transactions are not consummated;

41

•	the risk that the Combination of Skilled Healthcare and Genesis will adversely impact current and future business relationships between Skilled Healthcare and its customers, vendors and suppliers;

•	the possibility that Genesis will be unable to obtain all or a portion of the financing for the Transactions, including the debt financing proceeds contemplated by the debt commitment letters it received from the Lenders Parties; and

•	while the Transactions are expected to be consummated, the fact that there is no assurance that all conditions to the parties’ respective obligations to consummate the Transactions will be satisfied or waived, and as a result, it is possible that the Transactions may not be consummated, as described under “The Purchase Agreement—Conditions to the Combination” beginning on page 107.

In addition, the Board of Directors was aware of and considered the interests that certain of the Skilled Healthcare directors and officers have with respect to the Transactions that differ from, or are in addition to, their interests as stockholders of Skilled Healthcare, as described in “—Interests of Skilled Healthcare’s Directors and Officers in the Transactions” beginning on page 77.

The foregoing discussion of the information and factors considered by the Board of Directors is not intended to be exhaustive, but includes the material factors considered by the Board of Directors. In view of the wide variety of factors considered by the Board of Directors in evaluating the Purchase Agreement and the Transactions, the Board of Directors did not find it practicable, and did not attempt, to quantify, rank or otherwise assign relative weights to the foregoing factors in reaching its conclusion. In addition, the Board of Directors did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate decision, but rather the Board of Directors conducted an overall analysis of the factors described above, including discussions with Skilled Healthcare’s management and its financial and legal advisors. Also, individual members of the Board of Directors may have given different weights to different factors and may have viewed some factors more positively or negatively than others. The Board of Directors’ determination and recommendation described above were based upon the totality of the information presented to and considered by it.

Opinion of J.P. Morgan Securities LLC

Pursuant to an engagement letter dated August 8, 2014, effective from June 18, 2014, Skilled Healthcare retained J.P. Morgan to deliver a fairness opinion in connection with the proposed Transactions.

At the meeting of the Board of Directors on August 16, 2014, J.P. Morgan rendered its oral opinion to the Board of Directors that, as of such date and based upon and subject to the factors and assumptions set forth in its opinion, the resulting ownership percentage of Company Common Stock by Skilled Healthcare stockholders of 25.75% of the Company Class A Stock to be outstanding immediately following the Closing or issuable upon exchange or conversion of Company Class B Stock or Genesis Units (but excluding Company Class A Stock issuable upon exchange of Company Class C Stock), calculated on a fully-diluted basis as of immediately following the Closing, which when expressed in terms of an implied ratio that each share of Company Common Stock immediately prior to the consummation of the Transactions would equal immediately following consummation of the Transactions and assuming the full conversion of Genesis Class A Units into Company Class A Stock takes place at such time, will reflect the Exchange Ratio was fair, from a financial point of view, to Skilled Healthcare. J.P. Morgan confirmed its August 16, 2014 oral opinion by delivering its written opinion to the Board of Directors, dated August 16, 2014, that, as of such date, the Exchange Ratio in the proposed Transactions was fair, from a financial point of view, to Skilled Healthcare. No limitations were imposed by the Board of Directors upon J.P. Morgan with respect to the investigations made or procedures followed by it in rendering its opinions.

The full text of the written opinion of J.P. Morgan dated August 16, 2014, which sets forth the assumptions made, matters considered and limits on the review undertaken, is attached as Annex G to this information statement and is incorporated herein by reference. Skilled Healthcare’s stockholders are urged to read the opinion

42

in its entirety. J.P. Morgan’s written opinion is addressed to the Board of Directors, and is directed only to the Exchange Ratio in the Transactions and does not constitute a recommendation to any stockholder of Skilled Healthcare as to any matter. The summary of the opinion of J.P. Morgan set forth in this information statement is qualified in its entirety by reference to the full text of such opinion.

In arriving at its opinions, J.P. Morgan, among other things:

•	reviewed a draft dated August 15, 2014 of the Original Purchase Agreement;

•	reviewed certain publicly available business and financial information concerning Skilled Healthcare and the industries in which it operates;

•	compared the financial and operating performance of Skilled Healthcare with publicly available information concerning certain other companies J.P. Morgan deemed relevant and reviewed the current and historical market prices of the Company Common Stock and certain publicly traded securities of such other companies;

•	reviewed certain internal financial analyses and forecasts prepared by the management of Skilled Healthcare relating to Skilled Healthcare’s and Genesis’ businesses, as well as the estimated amount and timing of cost savings and related expenses and synergies expected to result from the Transactions (the “Synergies”) and certain benefits related to potential step ups in Genesis’ tax basis and other deductions to be derived by Skilled Healthcare as described in the Tax Receivable Agreement (the “Tax Benefits”); and

•	performed such other financial studies and analyses and considered such other information as J.P. Morgan deemed appropriate for the purposes of its opinion.

J.P. Morgan also held discussions with certain members of the management of Skilled Healthcare with respect to certain aspects of the Transactions, and the past and current business operations of Skilled Healthcare and Genesis, the financial condition and future prospects and operations of Skilled Healthcare and Genesis, the effects of the Transactions on the financial condition and future prospects of Skilled Healthcare and Genesis, and certain other matters J.P. Morgan believed necessary or appropriate to its inquiry.

J.P. Morgan relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with J.P. Morgan by Skilled Healthcare and Genesis or otherwise reviewed by or for J.P. Morgan, including the capitalization of Skilled Healthcare as of August 14, 2014, and J.P. Morgan did not independently verify (nor did it assume responsibility or liability for independently verifying) any such information or its accuracy or completeness. J.P. Morgan did not conduct or was not provided with any valuation or appraisal of any assets or liabilities, nor did J.P. Morgan evaluate the solvency of Skilled Healthcare or Genesis under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to it, including the Synergies and Tax Benefits referred to above, J.P. Morgan assumed that they were reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of Skilled Healthcare and Genesis to which such analyses or forecasts relate. J.P. Morgan expressed no view as to such analyses or forecasts (including the Synergies or Tax Benefits) or the assumptions on which they were based. J.P. Morgan also assumed that the Transactions will have the tax consequences described in this information statement, and in discussions with, and materials furnished to J.P. Morgan by, representatives of Skilled Healthcare, that the other Transactions will be consummated as described in the Original Purchase Agreement and this information statement, and that the definitive Purchase Agreement would not differ in any material respect from the draft thereof provided to J.P. Morgan. J.P. Morgan also assumed that the representations and warranties made by Skilled Healthcare and Genesis in the Purchase Agreement and the related agreements are and will be true and correct in all respects material to its analysis. J.P. Morgan is not a legal, regulatory or tax expert and relied on the assessments made by advisors to Skilled Healthcare with respect to such issues. J.P. Morgan further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Transactions will be obtained without any adverse effect on Skilled Healthcare or Genesis or

43

on the contemplated benefits of the Transactions. J.P. Morgan assumed, at the direction of Skilled Healthcare, that (1) no shares of capital stock of Skilled Healthcare or securities convertible or exchangeable into, or exercisable for, shares of capital stock of Skilled Healthcare have been, or will be, issued following August 14, 2014 and (2) the value of the Company Class C Stock to be issued to certain Genesis Members pursuant to the Purchase Agreement is de minimis and not material to its analysis. J.P. Morgan also assumed that any adjustment pursuant to the True-Up (as defined in the section entitled “The Purchase Agreement—The Transactions—Issuance and Sale of Company Class A Stock and Company Class C Stock” beginning on page 83) would not be material to its analysis.

The Skilled (JPM) Projections and Genesis (JPM) Projections (as such terms are defined in “The Transactions—Certain Projections”) furnished to J.P. Morgan for Skilled Healthcare and Genesis were prepared by the management of Skilled Healthcare and Genesis, respectively. Neither Skilled Healthcare nor Genesis publicly discloses internal management projections of the type provided to J.P. Morgan in connection with J.P. Morgan’s analysis of the Transactions, and such projections were not prepared with a view toward public disclosure. These projections were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of management, including, without limitation, factors related to general economic and competitive conditions and prevailing interest rates. Accordingly, actual results could vary significantly from those set forth in such projections.

J.P. Morgan’s opinion is based on economic, market and other conditions as in effect on, and the information made available to J.P. Morgan as of, the date of such opinion. Subsequent developments may affect J.P. Morgan’s opinion, and J.P. Morgan does not have any obligation to update, revise, or reaffirm such opinion. J.P. Morgan’s opinion is limited to the fairness, from a financial point of view, to Skilled Healthcare, of the Exchange Ratio in the proposed Transactions, and J.P. Morgan has expressed no opinion as to the fairness of any consideration to be paid in connection with the Transactions to the holders of any other class of securities, creditors or other constituencies of Skilled Healthcare or the underlying decision by Skilled Healthcare to engage in the Transactions. Furthermore, J.P. Morgan expressed no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the Transactions, or any class of such persons relative to the Exchange Ratio or with respect to the fairness of any such compensation. J.P. Morgan expressed no opinion as to the price at which the Company’s Common Stock or the Genesis Common Units will trade at any future time, whether before or after the Closing of the Transactions.

In addition, J.P. Morgan was not requested to and did not provide advice concerning the structure, the specific Exchange Ratio, or any other aspects of the Transactions, or to provide services other than the delivery of its opinion. During 2014, J.P. Morgan was not authorized to and did not solicit any expressions of interest from any other parties with respect to the sale of all or any part of Skilled Healthcare or any other alternative transaction. J.P. Morgan also notes that it did not participate in negotiations with respect to the terms of the Transaction and related transactions.

In accordance with customary investment banking practice, J.P. Morgan employed generally accepted valuation methods in reaching its opinion. The following is a summary of the material financial analyses utilized by J.P. Morgan in connection with providing its opinion.

Public Trading Multiples—Skilled Healthcare. Using publicly available information, J.P. Morgan compared selected financial data of Skilled Healthcare with similar data for selected publicly traded companies engaged in businesses which J.P. Morgan judged to be analogous to Skilled Healthcare. The companies selected by J.P. Morgan (collectively, the “Selected Companies”) were Kindred Healthcare, Inc., Ensign Group, Inc. and Extendicare Health Services, Inc. These companies were selected, among other reasons, because they are publicly traded companies with operations and businesses that, for purposes of J.P. Morgan’s analysis, may be considered similar to those of Skilled Healthcare. However, none of the companies selected is identical or directly comparable to Skilled Healthcare. Accordingly, J.P. Morgan made judgments and assumptions concerning differences in financial and operating characteristics of the Selected Companies and other factors that

44

could affect the public trading value of the Selected Companies. Using publicly available information, J.P. Morgan calculated for each of the Selected Companies its adjusted firm value as a multiple of estimated earnings (excluding stock-based compensation expense and other non-recurring items) before interest expense, income taxes, depreciation and amortization and rent (“EBITDAR”) for calendar year 2014 (the “2014 FV/EBITDAR”) and calendar year 2015 (the “2015 FV/EBITDAR”). J.P. Morgan also calculated the same multiples for Skilled Healthcare based on the Skilled (JPM) Projections and publicly available information.

J.P. Morgan identified the mean and median value for the multiples of the Selected Companies, specifically: 8.68x and 8.32x for the 2014 FV/EBITDAR mean and median, respectively, and 8.07x and 7.65x for the 2015 FV/EBITDAR mean and median, respectively. J.P. Morgan then applied a 2014 FV/EBITDAR multiple reference range of 7.5x to 9.0x and a 2015 FV/EBITDAR multiple reference range of 7.25x to 8.5x to Skilled Healthcare’s EBITDAR estimate for calendar year 2014 of $93 million and EBITDAR for calendar year 2015 of $101 million, respectively, as provided to J.P. Morgan by Company management, yielding an implied equity value for Skilled Healthcare of approximately $140 million to $280 million for calendar year 2014 and an implied equity value for Skilled Healthcare of approximately $175 million to $300 million for calendar year 2015, reflecting a per share equity value for the Company Common Stock, rounded to the nearest $0.05, of $3.55 to $7.05 for calendar year 2014 and an implied per share equity value for the Company Common Stock, rounded to the nearest $0.05, of $4.40 to $7.55 for calendar year 2015.

Public Trading Multiples—Genesis. Using publicly available information, J.P. Morgan compared selected financial data of Genesis with similar data for the Selected Companies. The Selected Companies were selected, among other reasons, because they are publicly traded companies with operations and businesses that, for purposes of J.P. Morgan’s analysis, may be considered similar to those of Genesis. However, none of the companies selected is identical or directly comparable to Genesis. Accordingly, J.P. Morgan made judgments and assumptions concerning differences in financial and operating characteristics of the Selected Companies and other factors that could affect the public trading value of the Selected Companies. Using publicly available information, J.P. Morgan calculated for each of the Selected Companies its adjusted firm value as a multiple of EBITDAR for calendar year 2014 and calendar year 2015.

J.P. Morgan identified the mean and median value for the multiples of the Selected Companies, specifically: 8.68x and 8.32x for the 2014 FV/EBITDAR mean and median, respectively, and 8.07x and 7.65x for the 2015 FV/EBITDAR, respectively. J.P. Morgan then applied a 2014 FV/EBITDAR multiple reference range of 7.5x to 8.25x and a 2015 FV/EBITDAR multiple reference range of 7.0x to 7.75x to Skilled Healthcare’s estimate of Genesis’ EBITDAR for calendar year 2014 of $629 million and EBITDAR for calendar year 2015 of $661 million, respectively, as provided to J.P. Morgan by Company management, yielding an implied equity value for Genesis of approximately $720 million to $1,190 million for calendar year 2014 and an implied equity value for Genesis of approximately $630 million to $1,125 million for calendar year 2015.

Discounted Cash Flow Analysis—Skilled Healthcare. J.P. Morgan conducted a discounted cash flow analysis for the purpose of determining the fully diluted equity value per share for the Company’s Common Stock. J.P. Morgan calculated the unlevered free cash flows that Skilled Healthcare is expected to generate during fiscal years 2014 through 2024 based upon the Skilled (JPM) Projections. J.P. Morgan also calculated a range of terminal adjusted firm values of Skilled Healthcare at the end of the 11-year period ending December 31, 2024 by applying a terminal growth rate ranging from 1.5% to 2.5% of the unlevered free cash flow of Skilled Healthcare during the final year of the 11-year period. The unlevered free cash flows and the range of terminal adjusted firm values were then discounted to present values using a range of discount rates from 7.5% to 8.0%, which were chosen by J.P. Morgan based upon an analysis of the estimated weighted average cost of capital of Skilled Healthcare, which included, among other things, an analysis of the Selected Companies. The present value of the unlevered free cash flows and the range of terminal adjusted firm values were then adjusted for Skilled Healthcare’s estimated net debt of $389.2 million as of December 31, 2014, including a tax adjusted benefit of a one-time intergovernmental transfer payment assuming a tax rate of 39.5%. Based on the foregoing, the discounted cash flow analysis indicated a range of equity values of between $350 million to $510 million, reflecting an implied per share equity value of the Company Common Stock of $8.86 to $12.91.

45

Discounted Cash Flow Analysis—Genesis. J.P. Morgan also conducted a discounted cash flow analysis for the purpose of determining the fully diluted equity value of Genesis. J.P. Morgan calculated the unlevered free cash flows that Genesis is expected to generate during fiscal years 2014 through 2024 based upon the Genesis (JPM) Projections and publicly available information. J.P. Morgan also calculated a range of terminal adjusted firm values of Genesis at the end of the 11-year period ending December 31, 2024 by applying a perpetual growth rate ranging from 1.5% to 2.5% of the unlevered free cash flow of Genesis during the final year of the 11-year period. The unlevered free cash flows and the range of terminal adjusted firm values were then discounted to present values using a range of discount rates from 7.5% to 8.0%, which were chosen by J.P. Morgan based upon an analysis of the estimated weighted average cost of capital of Genesis, which included, among other things, an analysis of the Selected Companies. The present value of the unlevered free cash flows and the range of terminal asset values were then adjusted for Genesis’ estimated net debt of $412 million as of December 31, 2014. Based on the foregoing, the discounted cash flow analysis indicated a range of equity values of between $877 million and $1,158 million of Genesis.

Contribution Analysis. J.P. Morgan analyzed the contribution of each of Skilled Healthcare and Genesis to the pro forma combined company with respect to EBITDAR and earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the calendar years ending December 31, 2014 and December 31, 2015, using the Skilled (JPM) Projections and the Genesis (JPM) Projections.

For purposes of the contribution analysis, J.P. Morgan assumed that the contributions with respect to EBITDAR and EBITDA reflected each company’s contribution to the combined company’s pro forma adjusted firm value. Equity value contributions and relative ownership percentages were then derived by adjusting adjusted firm value contributions for outstanding net debt.

The analysis indicated that the contribution of Skilled Healthcare to the combined company with respect to EBITDAR and EBITDA, for each calendar year analyzed, ranged from 13% to 29%.

Relative Value Analysis. Based upon a comparison of the implied equity values for each of Skilled Healthcare and Genesis calculated pursuant to the public trading multiples and discounted cash flow analysis described above, J.P. Morgan calculated an implied range of the pro forma equity ownership of the holders of the Company Common Stock in the combined company. This analysis indicated the following implied range of pro forma equity ownership for Skilled Healthcare’s stockholders in the combined company:

Range of Implied Pro Forma Equity Ownership Values
Public Trading Multiples
2014 FV/EBITDAR	10.5% to 28.0%
2015 FV/EBITDAR	13.3% to 32.2%

Discounted Cash Flows	23.2% to 36.9%

J.P. Morgan then compared the range of implied pro forma equity ownership values to the pro-forma equity ownership value provided for in the Transaction.

Illustrative Value Creation Analysis. J.P. Morgan conducted an illustrative value creation analysis that compared the implied equity value of Skilled Healthcare derived from a discounted cash flow valuation on a standalone basis to the pro forma combined company implied equity value. J.P. Morgan determined the pro forma combined company implied equity value by calculating: the sum of (1) the implied equity value of Skilled Healthcare using the midpoint value determined in J.P. Morgan’s discounted cash flow analysis described above in “—Discounted Cash Flow Analysis—Skilled Healthcare”, (2) the implied equity value of Genesis using the midpoint value determined in J.P. Morgan’s discounted cash flow analysis described above in “—Discounted Cash Flow Analysis—Genesis”, (3) 100% of the estimated present value of Skilled Healthcare’s synergy estimates, net of transaction costs, discounted to present value using a discount rate of 7.5% to 8.0% and perpetuity growth rate of 0% to 2% and (4) 100% of the present value of the free cash flow of the estimated Tax

46

Benefits, discounted to present value using a discount rate of 7.5% to 8.0% and perpetuity growth rate of 0% to 2%. The analysis indicated, on an illustrative basis, that the Transaction created hypothetical implied value of approximately 8% for the holders of Company Common Stock.

Historical Trading Range. For reference purposes only and not as a component of its fairness analysis, J.P. Morgan presented to the Board the 52-week trading range of the Company Common Stock, rounded to the nearest $0.05, which was $4.10 per share to $7.15 per share.

Analyst Price Targets. For reference purposes only and not as a component of its fairness analysis, J.P. Morgan also reviewed with the Board certain 12-month price targets of six public analysts for Skilled Healthcare, which analysts were selected by J.P. Morgan in the exercise of its professional judgment and noted that the range of such price targets was $5.00 per share to $7.00 per share.

J.P. Morgan noted that the contribution analysis, illustrative value creation analysis, historical stock trading and analyst price targets analyses are not valuation methodologies but were presented merely for informational purposes.

The foregoing summary of certain material financial analyses does not purport to be a complete description of the analyses or data presented by J.P. Morgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. J.P. Morgan believes that the foregoing summary and its analyses must be considered as a whole and that selecting portions of the foregoing summary and these analyses, without considering all of its analyses as a whole, could create an incomplete view of the processes underlying the analyses and its opinion. In arriving at its opinion, J.P. Morgan did not attribute any particular weight to any analyses or factors considered by it and did not form an opinion as to whether any individual analysis or factor (positive or negative), considered in isolation, supported or failed to support its opinion. Rather, J.P. Morgan considered the totality of the factors and analyses performed in determining its opinion. Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, forecasts and analyses used or made by J.P. Morgan are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Moreover, J.P. Morgan’s analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be bought or sold. None of the Selected Companies reviewed as described in the above summary is identical to Skilled Healthcare, and none of the selected transactions reviewed was identical to the Transaction. However, the companies selected were chosen because they are publicly traded companies with operations and businesses that, for purposes of J.P. Morgan’s analysis, may be considered similar to those of Skilled Healthcare. The transactions selected were similarly chosen because their participants, size and other factors, for purposes of J.P. Morgan’s analysis, may be considered similar to the Transactions. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies compared to Skilled Healthcare and the transactions compared to the Transactions.

As a part of its investment banking business, J.P. Morgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. J.P. Morgan was selected to deliver an opinion to the Board of Directors with respect to the Transactions on the basis of such experience and its familiarity with Skilled Healthcare.

For the delivery of its opinion, Skilled Healthcare has agreed to pay J.P. Morgan a fee of $2,500,000. In addition, Skilled Healthcare has agreed to reimburse J.P. Morgan for its expenses incurred in connection with its services, including the fees and disbursements of counsel, and will indemnify J.P. Morgan against certain liabilities, including liabilities arising under the Federal securities laws.

47

Except as described herein, during the past two years preceding the date of its opinion, neither J.P. Morgan nor its affiliates have had any material financial advisory or other material commercial or investment banking relationships with Skilled Healthcare, Genesis, Onex or Formation Capital. During the past two years, J.P. Morgan’s commercial banking affiliate is acting as an agent bank and a lender under outstanding credit facilities of Skilled Healthcare, for which it received approximately $59,000 in fees. During the past two years, J.P. Morgan and its affiliates have provided financial advisory services to Onex and its portfolio companies for which J.P. Morgan and its affiliates have received approximately $12 million in fees. In the ordinary course of their businesses, J.P. Morgan and its affiliates may actively trade the debt and equity securities of Skilled Healthcare or Genesis for their own accounts or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities.

Opinion of MTS Securities LLC

MTS delivered an oral opinion to the Board of Directors on August 16, 2014, subsequently confirmed in writing, to the effect that, as of August 16, 2014, and based upon and subject to the factors and assumptions set forth in the opinion, the Total Consideration (as defined in the MTS opinion attached hereto as Annex H) to be paid by Skilled Healthcare in the transaction was fair, from a financial point of view, to Skilled Healthcare.

The full text of the written opinion of MTS, dated August 18, 2014, which sets forth the assumptions made, matters considered, and limit on the review undertaken in connection with the opinion, is attached as Annex H to this information statement and is incorporated herein by reference. Skilled Healthcare’s stockholders are urged to read the opinion in its entirety. MTS’ written opinion is addressed to the Board of Directors and does not constitute a recommendation to any stockholder of Skilled Healthcare as to any matter. The summary of the opinion of MTS set forth in this information statement is qualified in its entirety by reference to the full text of such opinion.

In the course of performing its review and analyses for rendering the opinion set forth below, MTS:

(1)	reviewed the financial terms of a draft copy of the Original Purchase Agreement dated August 17, 2014, which was substantially the same as the definitive Purchase Agreement executed by Skilled Healthcare and Genesis;

(2)	reviewed certain publicly available business and financial information concerning Skilled Healthcare and Genesis and the industries in which they operate;

(3)	reviewed and analyzed certain non-public information, including the Skilled (MTS) Projections and the Genesis (MTS) Projections (as such terms are defined in “The Transactions—Certain Projections”), relating to the business, earnings, cash flow, financial condition, assets, liabilities and prospects of Skilled Healthcare and Genesis that was prepared by and/or provided to us by the management of Skilled Healthcare and Genesis, respectively;

(4)	conducted discussions with members of senior management and representatives of Skilled Healthcare and Genesis concerning the matters described in clauses (2) and (3) above, and certain other matters it believed necessary or appropriate to its inquiry;

(5)	reviewed the current and historical reported prices, trading multiples and trading activity of Company Common Stock and similar information for certain other companies with publicly traded securities that it deemed relevant;

(6)	compared the financial and operating performance of Skilled Healthcare with publicly available information concerning other companies that it deemed relevant; and

(7)	performed such other financial studies, analyses and investigations and considered such other information as we deemed appropriate for the purposes of its opinion.

48

In arriving at its opinion, MTS assumed and relied upon, without assuming liability or responsibility for independent verification, the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information that was publicly available or was provided to, or discussed with or reviewed by MTS. MTS and its personnel are not legal, regulatory, tax or financial reporting experts and relied, with the consent of the Board of Directors, on the assessments made by management of Skilled Healthcare and Genesis, and certain of their respective advisors, with respect to such issues. MTS did not conduct any independent verification of any financial forecasts, projections, estimates and other forward-looking information reviewed by MTS. Without limiting the generality of the foregoing, with respect to the financial forecasts, projections, estimates and other forward-looking information prepared or furnished by management of Skilled Healthcare and Genesis, MTS assumed, without independent verification, that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Skilled Healthcare and Genesis, respectively, of the future results of operations and financial performance of Skilled Healthcare and Genesis, respectively. MTS expressed no view as to any of such financial forecasts, projections, estimates or forward-looking information or the assumptions on which they are based.

In arriving at its opinion, MTS did not make any analysis of, and expressed no opinion as to, the adequacy of the reserves of Skilled Healthcare and Genesis and relied upon information supplied to MTS by Skilled Healthcare and Genesis as to such adequacy. In addition, MTS did not make any independent evaluations or appraisals of the assets or liabilities (including any contingent derivatives or off-balance-sheet assets or liabilities) of Skilled Healthcare or Genesis or any of their respective subsidiaries, and was not furnished with any such evaluations or appraisals, nor did MTS evaluate the solvency of Skilled Healthcare, Genesis or any other entity under any state or federal law relating to bankruptcy, insolvency or similar matters. The analyses performed by MTS in connection with its opinion were going concern analyses. MTS expressed no opinion regarding the liquidation value of Skilled Healthcare, Genesis or any other entity. Without limiting the generality of the foregoing, MTS undertook no independent analysis of any pending or threatened litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which Skilled Healthcare, Genesis or any of their respective affiliates is a party or may be subject, and at the direction of Skilled Healthcare and with its consent, MTS made no assumption concerning, and therefore did not consider, the possible assertion of claims, outcomes or damages arising out of any such matters in rendering its opinion. MTS also assumed that neither Skilled Healthcare nor Genesis is party to any material pending transaction, including without limitation any financing, recapitalization, acquisition or merger, divestiture or spin-off, other than the Transactions.

MTS assumed that the representations and warranties of each party contained in the Purchase Agreement and in all other related documents and instruments that are referred to therein are and will be true and correct as of the date or dates made or deemed made, that each party will fully and timely perform all of the covenants and agreements required to be performed by it under the Purchase Agreement, that the Transactions will be consummated pursuant to the terms of the Purchase Agreement without amendments thereto, and that all conditions to the consummation of the Transactions will be satisfied without waiver thereof. MTS assumed that the final form of the Purchase Agreement would be in all material respects identical to the draft copies of the Agreement reviewed by MTS prior to the delivery of the MTS opinion. MTS also assumed that any governmental, regulatory and other consents and approvals contemplated by the Purchase Agreement will be obtained and that, in the course of obtaining any of those consents, no restrictions will be imposed or waivers made that would have an adverse effect on Skilled Healthcare, Genesis or the contemplated benefits of the Transactions.

The MTS opinion was necessarily based on economic, market, financial and other conditions existing, and on the information made available to MTS, as of the date of its opinion, and although subsequent developments may affect the conclusions reached in its opinion, MTS assumed no obligation to update, revise or reaffirm its opinion. The MTS opinion addresses solely the fairness, from a financial point of view, to Skilled Healthcare of the Total Consideration (as defined in the MTS opinion attached hereto as Annex H) and does not address any other terms or agreement relating to the Transactions or any other terms of the Purchase Agreement. The MTS opinion does not address Skilled Healthcare’s underlying business decision to proceed with the Transactions, the

49

relative merits of the Transactions compared to other alternatives available to Skilled Healthcare, or whether such alternatives exist. MTS expressed no opinion as to the prices or ranges of prices at which shares of Company Common Stock will trade at any time following the announcement of the Transactions or at any future time. The MTS opinion does not in any manner address the amount or nature of compensation to any of the officers, directors or employees of any party to the Transactions, or any class of such persons, relative to the compensation to be paid to the public stockholders of Skilled Healthcare or to any equity holders of Genesis in the Transactions or with respect to the fairness of any such compensation.

In accordance with customary investment banking practice, MTS employed generally accepted valuation methods in reaching its opinion. The MTS opinion was reviewed and approved by a fairness committee of MTS.

Summary of Financial Analysis

The following summarizes the material financial analyses presented by MTS to the Board of Directors in connection with the Board of Directors meeting on August 16, 2014 during which MTS rendered its opinion orally. Following the August 16, 2014 meeting of the Board of Directors, MTS delivered its written opinion, as of such date, based upon and subject to the factors and assumptions set forth in the opinion, including the composition and amount of the total transaction consideration.

The following summary does not purport to be a complete description of the financial analyses performed by MTS. The order of analyses described does not represent the relative importance or weight given to those analyses by MTS. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of MTS’ financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before August 14, 2014, and is not necessarily indicative of current market conditions.

Historical Stock Price Performance

MTS reviewed the share price trading history of Company Common Stock for the three-year period beginning on August 12, 2011 and ending on August 14, 2014.

MTS considered that during this period, the Company Common Stock traded as low as $3.40 per share and as high as $8.02 per share, compared to the closing price of Company Common Stock on August 14, 2014 of $6.05 per share. MTS also considered that the Company Common Stock traded as low as $4.20 per share and as high as $7.00 per share for the one-year period ending August 14, 2014. In addition, MTS considered the average closing prices per share of Company Common Stock over the 30 trading-day, 120 trading-day, 180 trading-day, 360 trading-day, and three-year periods ending on August 14, 2014. These average closing prices are set forth in the table below:

Trading Period	Average Company Common Stock Closing Price
30-Day	$6.10
120-Day	$5.75
180-Day	$5.39
360-Day	$5.53
3-Year	$5.70

MTS also noted that at the end of each fiscal quarter from the second quarter of 2011 through the fourth quarter of 2013, Skilled Healthcare traded at a discount to the industry average, defined as The Ensign Group, Extendicare Inc., Kindred Healthcare Inc. and Skilled Healthcare, Inc., with respect to its Forward AEV/EBITDA multiple (AEV as defined below).

50

Equity Research Analyst Estimates

MTS reviewed the estimates of potential future value of Company Common Stock (commonly referred to as price targets) of nine independent research analysts currently covering Skilled. The range of price targets represents the most recent estimates, as of August 14, 2014, and is noted in the table below:

Price Target
High	$7.00
Median	$5.75
Mean	$5.75
Low	$4.00

Among the nine analysts’ recommendations for Company Common Stock, six recommended the Company Common Stock as neutral or market perform, two recommended the Company Common Stock as outperform and one recommended the Company Common Stock as under-perform.

Public Equity Trading Comparables

MTS reviewed and compared certain financial and operating information for Skilled Healthcare and certain other publicly-listed companies that are focused on the ownership and operation of skilled nursing facilities. Although none of the selected companies is directly comparable to Skilled Healthcare, the companies included were chosen because they are publicly traded companies with a material portion of their business that is focused on skilled nursing facilities and/or have operations that, for purposes of analysis, may be considered similar to certain operations of Skilled Healthcare. Note that, unlike Skilled Healthcare, some of these companies lease a majority of their real estate assets and accordingly have rental costs that are substantially higher than those incurred by Skilled Healthcare. Accordingly, AEV-based valuations were used, in lieu of enterprise value-based valuations, to adjust for the difference between cash flows of companies having a majority of owned versus leased assets by using an industry convention of capitalizing rents at 8.0x their annual rental amounts. MTS compared selected publicly available financial information, multiples and other data for Skilled Healthcare and the following selected post-acute care companies with a focus on skilled nursing services:

•	The Ensign Group, Inc. (“Ensign”)

•	Extendicare Inc. (“Extendicare”)

•	Kindred Healthcare Inc. (“Kindred”)

MTS calculated and compared the following multiples for each of the Selected Companies and Skilled Healthcare:

•	The adjusted enterprise value (“AEV”) of each of the companies as a multiple of such company’s earnings before interest, taxes, depreciation and amortization, and rent (EBITDAR), based on consensus equity research estimates for the 2014 and 2015 calendar years (AEV/EBITDAR).

•	The closing price per share of common stock of each of the companies, as of August 14, 2014, as a multiple of consensus equity research earnings estimates as of August 14, 2014 for such company for the 2015 calendar year (P/E).

For purposes of this analysis, the AEV of each of the companies was calculated by multiplying the closing price per share of common stock of such company as of August 14, 2014 by the number of such company’s fully diluted outstanding shares and adding to that result such company’s net debt, preferred stock, minority interests and capitalized rent (using an industry-standard 8.0x multiple applied to each company’s last four quarters’ rent expense), in each case as disclosed in such company’s most recent SEC filings. MTS adjusted Ensign’s last four quarters’ rent expense for the pro forma impact of that company’s July 2014 sale-leaseback transaction.

51

MTS derived a high and low valuation multiple range for 2014 AEV/EBITDAR, 2015 AEV/EBITDAR and 2015 P/E for both Skilled Healthcare and Genesis. Skilled Healthcare’s high and low valuation multiple range was based on the high and low ranges of Skilled Healthcare’s comparable public company universe, defined as Skilled Healthcare, Kindred and Ensign. Genesis’ high and low valuation multiple range was based on the high and low ranges of Genesis’ comparable public company universe, defined as Kindred and Ensign. Skilled Healthcare was excluded as a comparable company to Genesis as Skilled Healthcare owns a majority of its real estate assets, whereas Genesis does not own any of its real estate assets. Kindred and Ensign do not own a material portion of their respective real estate assets.

Company	2014 AEV/EBITDAR	2015 AEV/EBITDAR	2015 P/E
Ensign	8.32x	7.65x	13.86x
Extendicare	10.50x	9.59x	22.43x
Kindred	7.57x	7.24x	17.46x
Skilled Healthcare	8.63x	8.22x	17.07x

MTS applied the high and low multiple ranges to the respective valuation metrics of both Skilled Healthcare and Genesis to derive high and low equity valuations based upon each metric. MTS then compared the following combinations of high and low equity values of both companies to determine the implied range of current Skilled Healthcare ownership in the combined company:

•	Skilled Healthcare High Equity and Genesis Low Equity (High/Low)

•	Skilled Healthcare Low Equity and Genesis Low Equity (Low/Low)

•	Skilled Healthcare High Equity and Genesis High Equity (High/High)

•	Skilled Healthcare Low Equity and Genesis High Equity (Low/High)

The table below notes the pro forma common stock ownership resulting from applying the multiple valuation methodologies in each of the equity value scenarios described directly above.

	Skilled % Pro Forma Ownership
Metric/Multiple	High/ Low	Low/ Low	High/ High	Low/ High
2014 AEV/EBITDAR	27.7%	20.0%	19.4%	13.6%
2015 AEV/EBITDAR	27.0%	21.7%	19.7%	15.5%
2015 P/E	28.3%	23.8%	23.8%	19.9%

Discounted Cash Flow Analysis

MTS performed a discounted cash flow analysis to determine ranges of implied present values per share of Skilled Healthcare equity value as of August 14, 2014, for the period from August 14, 2014 to August 13, 2019. Using discount rates ranging from 7.1% to 9.1%, reflecting calculated estimates of Skilled Healthcare’s weighted average cost of capital, based upon MTS’ analysis of the cost of capital for Skilled Healthcare’s comparable company universe, MTS derived a range of implied enterprise values for Skilled Healthcare by discounting to present value (1) the expected unlevered free cash flow of Skilled Healthcare over the period from August 14, 2014 through August 13, 2019 and (2) the implied range of terminal enterprise values for Skilled Healthcare as of August 13, 2019 by applying terminal EBITDAR multiples ranging from 7.5x to 8.5x, reflecting MTS’ judgment of appropriate multiples to use for terminal values five-years forward, based upon the current and historical trading ranges for comparable companies, to Skilled Healthcare’s projected EBITDAR for the year ending December 31, 2019, and subtracting capitalized rent (using an industry-standard 8.0x multiple applied to its last four quarters rent expense at such time). To calculate the implied present value range of equity value for Skilled Healthcare, MTS then subtracted from the range of implied enterprise values for Skilled Healthcare the amount of Skilled Healthcare’s net debt as disclosed in Skilled Healthcare’s most recent SEC filing prior to August 14, 2014.

52

Additionally, MTS performed a discounted cash flow analysis of Genesis as of August 14, 2014, for the period from August 14, 2014 to August 13, 2019 for purposes of determining the consideration split of common stock in the combined company pursuant to the proposed Transactions. Using discount rates ranging from 6.9% to 8.9%, reflecting calculated estimates of Genesis’ weighted average cost of capital, based upon MTS’ analysis of the cost of capital for Genesis’ comparable company universe, MTS derived a range of implied enterprise values for Genesis by discounting to present value (1) the expected unlevered free cash flow of Genesis over the period from August 14, 2014 through August 13, 2019 and (2) the implied terminal values for Genesis as of August 13, 2019 by applying terminal EBITDAR multiples ranging from 7.5x to 8.5x, reflecting MTS’ judgment of appropriate multiples to use for terminal values five-years forward, based upon the current and historical trading ranges for comparable companies, to Genesis’ projected EBITDAR for the year ending December 31, 2019, and subtracting capitalized rent (using an industry-standard 8.0x multiple applied to its last four quarters rent expense at such time). To calculate the implied present value range of equity value for Genesis, MTS then subtracted from the range of implied enterprise values for Genesis the amount of Genesis’ net debt as provided to it by Skilled Healthcare’s management as of June 30, 2014.

Based on the foregoing calculations for both Skilled Healthcare and Genesis, MTS derived a range of consideration splits of common stock in the combined company as noted in the table below:

	Skilled % Pro Forma Ownership
	High/ Low	Low/ Low	High/ High	Low/ High
Discounted Cash Flow	29.9%	20.9%	19.4%	13.0%

Pro Forma Company

MTS analyzed the projected performance of the pro forma company, including projected synergies and an assumed pro forma capital structure, all as provided by Skilled Healthcare’s management as of August 14, 2014. MTS then compared the implied range of pro forma common stock values at a range of AEV/EBITDAR multiples of 7.0x to 7.75x at each of the years ending December 31, 2014 to December 31, 2018 (the “Forecast Period”) to:

•	The implied Skilled Healthcare standalone common stock values at a range of AEV/EBITDAR multiples of 7.0x to 7.75x, at December 31 of each year of the Forecast Period, and

•	The implied Skilled Healthcare standalone common stock values at the AEV/EBITDAR multiple of 7.97x as of August 14, 2014 implied by the Skilled (MTS) Projections at each year of the Forecast Period.

For each of those comparisons, MTS reviewed the range of potential value creation or dilution in each of the respective years of the Forecast Period, as noted in the tables below:

Comparison of Relative Value Creation at the Same EBITDAR Multiple

	Range of Stock Price % (Decrease)/Increase
Pro Forma FW AEV/EBITDAR	2014	2015	2016	2017	2018
7.00x	25.9%	21.4%	15.8%	12.8%	7.7%
7.25x	34.6%	28.5%	23.5%	19.5%	14.1%
7.50x	41.1%	34.6%	29.2%	25.1%	19.8%
7.75x	46.4%	40.0%	34.2%	31.3%	24.8%

53

Comparison of Relative Value Creation vs. Current Standalone Multiple Implied by Skilled (MTS) Projections

	Range of Stock Price % (Decrease)/Increase
Pro Forma FW AEV/EBITDAR	2014	2015	2016	2017	2018
7.00x	(21.3%)	(16.7%)	(16.6%)	(14.7%)	(15.8%)
7.25x	(2.8%)	(1.2%)	(2.4%)	(1.8%)	(4.0%)
7.50x	15.6%	14.6%	11.6%	11.1%	7.8%
7.75x	34.1%	30.2%	25.8%	24.0%	19.6%

Miscellaneous

MTS performed a variety of financial and comparable analyses for purposes of rendering its opinion. The preparation of a financial opinion is a complex process and is not susceptible to partial analysis or summary description. In arriving at its opinion, MTS considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered. Furthermore, MTS believes that the summary provided and the analyses described above must be considered as a whole and that selecting any portion of the analyses, without considering all of them, would create an incomplete view of the process underlying MTS’ analysis and opinion. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above should not be taken to be the view of MTS with respect to the actual value of Skilled Healthcare, Genesis or Company Common Stock.

In performing its analyses, MTS made numerous assumptions with respect to the industry performance, general business, regulatory and economic conditions and other matters, all of which are beyond MTS’ control and many of which are beyond the control of Skilled Healthcare or Genesis. Any estimates used by MTS in its analysis are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates. The analyses performed were prepared solely as part of the analyses of MTS of the fairness, from a financial point of view, to Skilled Healthcare of the Total Consideration (as defined in the MTS opinion attached hereto as Annex H) to be paid by Skilled Healthcare in the transaction, and were prepared in connection with the delivery by MTS of its oral opinion on August 16, 2014 to the Board of Directors, subsequently confirmed in writing as of the same date.

The opinion of MTS was one of the many factors taken into consideration by the Board of Directors in making its determination to approve the proposed Transactions. Consequently, the analyses as described above should not be viewed as determinative of the opinion of the Board of Directors with respect to the Total Consideration (as defined in the MTS opinion attached hereto as Annex H) to be paid by Skilled Healthcare in the transaction or of whether the Board of Directors would have been willing to agree to a different consideration.

MTS assumed that the Total Consideration (as defined in the MTS opinion attached hereto as Annex H) was determined through arm’s-length negotiations between Skilled Healthcare and Genesis and was approved by the Board of Directors on that basis. The foregoing summary describes the material analyses performed by MTS but does not purport to be a complete description of the analyses performed by MTS.

MTS and its affiliates, as part of their investment banking business, are continually engaged in performing financial analyses with respect to healthcare businesses and their capitalization in connection with mergers and acquisitions, competitive biddings, private placements and other transactions as well as for corporate and other purposes. MTS acted as financial advisor to Skilled Healthcare in connection with, and participated in certain of the negotiations leading to, the Original Purchase Agreement.

Skilled Healthcare selected MTS because MTS is recognized in the healthcare industry as an investment banking firm that has substantial experience in the healthcare industry. Pursuant to the engagement letter, amended and restated as of February 18, 2014, between Skilled Healthcare and MTS (pursuant to which MTS

54

was engaged by Skilled Healthcare to assist in its evaluation and implementation of its strategic, operational and financial plan), Skilled Healthcare engaged MTS to act as its financial advisor in connection with a potential business combination transaction that results in a change of control of Skilled Healthcare. As compensation for MTS’ financial advisory services in connection with the transaction, Skilled Healthcare also agreed, pursuant to such engagement letter, to pay MTS, upon the completion of the Transactions, a fee equal to 0.7475% of the total transaction value (“Transaction Fee”), calculated as the fully diluted equity value of Skilled Healthcare stock at the Closing of the Transactions plus the face amount of any debt securities or other liabilities assumed in connection with the Transactions. Additionally, pursuant to the engagement letter, MTS received a fee of $750,000 for rendering its opinion (“Opinion Fee”) and a monthly retainer of $100,000 per month for the first three months, $50,000 per month for the subsequent six months and $25,000 per month thereafter through the remainder of the engagement (collectively, the “Monthly Retainer”). One hundred percent of the Opinion Fee and 50% of the Monthly Retainer is creditable against the Transaction Fee. Skilled Healthcare has also agreed to reimburse MTS for its reasonable out-of-pocket expenses, including attorney’s fees and disbursements, and to indemnify MTS against various liabilities, including various liabilities under the federal securities laws. During the past two years, MTS has not undertaken any work for Formation Capital, Skilled or Onex, other than as disclosed above.

Certain Projections

Skilled Healthcare does not as a matter of course publicly disclose long-term forecasts or internal projections as to future performance, revenue, earnings or financial condition due to, among other things, the unpredictability of the underlying assumptions and estimates. However, certain projected financial information relating to Skilled Healthcare and Genesis was prepared by the management of Skilled Healthcare and Genesis, respectively, and was made available to the Board of Directors for purposes of evaluating the Combination and to MTS and J.P. Morgan in connection with their rendering of fairness opinions to the Board of Directors and performing their respective related financial analyses, as described under the captions “The Transactions—Opinion of MTS Securities LLC” and “The Transactions—Opinion of J.P. Morgan Securities LLC”. The same projected financial information was also provided to Genesis and its financial advisors during the due diligence process.

The financial projections are subjective in many respects and thus susceptible to various interpretations based on actual experience and business developments. The financial projections were based on numerous variables and assumptions (including, but not limited to, those related to industry performance and competition and general business, economic, market and financial conditions) that are inherently uncertain and are beyond the control of the management of Skilled Healthcare and Genesis. The financial projections are forward-looking statements. Important factors that may affect actual results and cause these projections not to be achieved include, but are not limited to, risks and uncertainties relating to the business of Skilled Healthcare and Genesis (including their respective abilities to achieve strategic goals, objectives and targets over applicable periods), industry performance, general business and economic conditions and other factors described under “Forward-Looking Statements.” These projections also reflect assumptions as to certain business decisions that are subject to change. As a result, actual results may differ materially from those contained in these projections. Accordingly, there can be no assurance that the projected results provided below will be realized.

The financial projections were prepared solely for internal use and not with a view toward public disclosure or toward complying with GAAP, the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. In addition, Skilled Healthcare’s independent auditor has not examined or performed any procedures with respect to the financial projections and, accordingly, does not express any opinion or any other form of assurance with respect thereto. Furthermore, the financial projections set forth below do not take into account any circumstances or events occurring after the date they were prepared or which may occur in the future and, in particular, do not take into account any revised prospects of the business of Skilled Healthcare or Genesis, changes in general business, regulatory or economic conditions, competition or any other transaction or event that has occurred since the date on which such information was prepared or which may occur in the future.

55

Skilled Healthcare does not intend to make publicly available any update or other revisions to the financial projections, whether to reflect circumstances existing after the date of the projections, to reflect the occurrence of future events or for any other reason. Neither Skilled Healthcare’s independent registered public accounting firm nor any of its representatives assumes any responsibility for the validity, reasonableness, accuracy or completeness of the financial projections, and Skilled Healthcare has made no representation to Genesis and makes no representation to potential investors or Skilled Healthcare’s stockholders regarding such information. The inclusion of financial projections in this information statement should not be regarded as an indication that Skilled Healthcare, the Board of Directors, their respective financial advisors or any other person considers or believes the financial projections to be material or predictive of actual future events or that the financial projections should be relied on by any person for that purpose or for any other purpose. For the reasons stated above, as well as in light of the uncertainties inherent in any forward-looking or projected data, Skilled Healthcare’s stockholders are cautioned not to rely on the projections for any purpose.

The financial projections provided below do not take into account any of the Transactions, including the Combination, which might also cause actual results to differ materially. The financial forecasts are not fact and should not be relied upon as being necessarily indicative of future results. Readers of this information statement are cautioned not to place undue reliance on this information and to review Skilled Healthcare’s most recent SEC filings for a description of Skilled Healthcare’s reported financial results.

The following table presents a summary of the financial projections of Skilled Healthcare prepared by the management of Skilled Healthcare and used by MTS in rendering its fairness opinion (the “Skilled (MTS) Projections”):

($ in millions)	2014E	2015E	2016E	2017E	2018E	2019E
Revenue	$841.1	$871.5	$893.5	$920.3	$947.9	$976.4
% Growth	(0.1%)	3.6%	2.5%	3.0%	3.0%	3.0%

EBITDAR (1)	99.8	104.6	111.7	115.0	118.5	122.0
% Margin	11.9%	12.0%	12.5%	12.5%	12.5%	12.5%
% Growth	13.0%	4.8%	6.8%	3.0%	3.0%	3.0%

EBITDA (1)	$79.7	$82.3	$89.0	$91.9	$94.9	$98.1
% Margin	9.5%	9.4%	10.0%	10.0%	10.0%	10.0%
% Growth	14.7%	3.3%	8.1%	3.3%	3.3%	3.3%
Plus: Stock Based Comp (2)	3.4	3.8	3.8	3.8	3.8	3.8
Less: Taxes	(11.6)	(22.4)	(24.7)	(25.8)	(27.0)	(28.3)
Less: Change in NWC (Normalized)	(3.0)	(2.1)	(1.8)	(1.3)	(1.2)	(1.3)
Less: Capital Expenditures (3)	(13.9)	(24.1)	(24.6)	(17.6)	(18.2)	(18.7)

Unlevered Free Cash Flow	$54.5	$37.4	$41.8	$51.0	$52.3	$53.6
Less: After-Tax Cash Interest Expense	(13.5)	(13.5)	(13.2)	(12.7)	(11.1)	(9.4)

Free Cash Flow	$41.0	$23.9	$28.6	$38.3	$41.2	$44.3

Net Debt (4)	$395.7	$372.4	$343.9	$305.6	$264.4	$220.2
Adj. Total Debt / EBITDAR (4)	5.68x	5.29x	4.73x	4.29x	3.84x	3.40x
Capitalized Rent (8x)/ EBITDAR (4)	1.69x	1.71x	1.63x	1.61x	1.59x	1.57x
Total Debt / EBITDA (4)	5.00x	4.56x	3.89x	3.35x	2.81x	2.27x
Net Debt / EBITDA (4)	4.97x	4.53x	3.86x	3.33x	2.79x	2.25x
Adj. Fixed Charge Coverage Ratio (5)	1.60x	1.45x	1.58x	1.86x	1.97x	2.10x

(1)

Estimated earnings (excluding stock-based compensation expense and other non-recurring items) before interest expense, income taxes, depreciation and amortization and rent (“EBITDAR”) for 2014 excludes $5.7 million in losses related to restructuring costs ($1.3 million), exit costs for divested facilities ($0.3 million), non-routine legal expenses ($2.6 million) and start-up losses ($1.5 million) for Skilled Healthcare’s

56

nursing facility in Kansas City (“KU SNF”), which commenced operations in June 2014 (collectively, the “Restructuring Costs”). 2014 EBITDA excludes $4.7 million in losses, net of the add-back of $1.0 million of KU SNF rent.
(2)	Stock-based compensation was treated as a non-cash expense.
(3)	Capital Expenditures for 2015E-2016E includes an additional $7.5 million each year for expected information technology, infrastructure and facility improvements.
(4)	Skilled Healthcare excludes adjustments for bank EBITDA for covenant calculations.
(5)	Calculated as EBITDAR divided by the sum of cash interest expense, rent expense and capex.

The following table presents a summary of the financial projections of Skilled Healthcare prepared by the management of Skilled Healthcare and provided to JPMorgan to be used by JPMorgan in rendering its fairness opinion (the “Skilled (JPM) Projections”). The Skilled (JPM) Projections for years 2014 through 2019 are the same as the Skilled (MTS) Projections; however, they have been modified to (1) exclude the benefit of IGT (Intergovernmental Transfer) in Revenue, EBITDAR and EBITDA of $7.0 million and $4.0 million in 2014 and 2015 respectively, (2) include tax adjusted (39.5%) benefit of IGT payments in cash balance for 2014 and (3) include, in 2014 EBITDAR, adjustments for the Restructuring Costs:

($ in millions)	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023	2024
Revenue	$834	$868	$894	$920	$948	$976	$1,006	$1,036	$1,067	$1,099	$1,132
% growth	(1.0%)	4.0%	3.0%	3.0%	3.0%	3.0%	3.0%	3.0%	3.0%	3.0%	3.0%
Total operating expenses (ex. D&A)	(725)	(749)	(768)	(790)	(814)	(838)	(862)	(888)	(914)	(941)	(969)
% of sales	86.9%	86.3%	85.9%	85.9%	85.8%	85.8%	85.8%	85.7%	85.7%	85.7%	85.6%
Plus: Operating Improvements	2	6	10	10	10	10	10	10	10	10	10
% of sales	0.3%	0.6%	1.1%	1.1%	1.1%	1.0%	1.0%	1.0%	0.9%	0.9%	0.9%
Plus: Other income / (expenses)	1	2	2	2	2	2	2	2	2	2	2
% of sales	0.2%	0.2%	0.2%	0.2%	0.2%	0.2%	0.2%	0.2%	0.2%	0.2%	0.2%

EBITDARM	$113	$126	$138	$142	$146	$151	$155	$160	$165	$169	$175
% margin	13.5%	14.5%	15.4%	15.4%	15.4%	15.4%	15.4%	15.4%	15.4%	15.4%	15.4%
Corporate overhead	(20)	(25)	(26)	(27)	(28)	(29)	(29)	(30)	(31)	(32)	(33)
% of sales	2.4%	2.9%	2.9%	2.9%	2.9%	2.9%	2.9%	2.9%	2.9%	2.9%	2.9%
EBITDAR	$93	$101	$112	$115	$118	$122	$126	$129	$133	$137	$141
% margin	11.1%	11.6%	12.5%	12.5%	12.5%	12.5%	12.5%	12.5%	12.5%	12.5%	12.5%
Memo:
Rent	$(20)	$(22)	$(23)	$(23)	$(24)	$(24)	$(24)	$(25)	$(25)	$(26)	$(26)
D&A	(24)	(25)	(27)	(27)	(27)	(27)	(27)	(27)	(25)	(24)	(24)
CapEx	(14)	(24)	(25)	(18)	(18)	(19)	(19)	(20)	(20)	(21)	(22)
Change in Working Capital	(3)	(2)	(2)	(1)	(1)	(1)	(1)	(1)	(1)	(1)	(1)

57

The following table presents a summary of the financial projections of Genesis prepared by the management of Genesis and used by MTS in rendering its fairness opinions (the “Genesis (MTS) Projections”):

($ in millions)	2014E	2015E	2016E	2017E	2018E	2019E
Revenue	$4,820.3	$4,995.3	$5,149.9	$5,345.6	$5,566.5	$5,778.9
% Growth	2.9%	3.6%	3.1%	3.8%	4.1%	3.8%

EBITDAR	$628.7	$660.9	$683.5	$714.8	$752.8	$784.6
% Margin	13.0%	13.2%	13.3%	13.4%	13.5%	13.6%
% Growth	7.6%	5.1%	3.4%	4.6%	5.3%	4.2%

EBITDA	$176.5	$190.3	$192.2	$202.3	$218.3	$227.5
% Margin	3.7%	3.8%	3.7%	3.8%	3.9%	3.9%
% Growth	17.7%	7.8%	1.0%	5.2%	7.9%	4.2%
Less: Normalized Taxes (@ 40.6%)	(48.6)	(51.4)	(49.3)	(50.2)	(53.4)	(56.0)
Less: Normalized Change in NWC	(11.5)	(12.0)	(12.4)	(18.3)	(20.4)	(19.6)
Less: Capital Expenditures	(55.5)	(50.5)	(57.0)	(64.0)	(76.0)	(73.0)

Unlevered Free Cash Flow	$60.9	$76.4	$73.6	$69.8	$68.6	$78.9
Less: After-Tax Cash Interest Expense	(23.3)	(21.7)	(19.8)	(18.2)	(16.7)	(13.2)

Free Cash Flow	$37.6	$54.8	$53.8	$51.6	$51.8	$65.7
Net Debt (1)	$412.2	$357.4	$303.6	$252.1	$200.2	$134.5
Adj. Debt / EBITDAR	6.49x	6.31x	6.27x	6.16x	6.01x	5.92x
Capitalized Rent (@8x)/ EBITDAR	5.75x	5.70x	5.75x	5.74x	5.68x	5.68x
Total Debt / EBITDA	2.62x	2.14x	1.84x	1.49x	1.15x	0.81x
Net Debt / EBITDA	2.34x	1.88x	1.58x	1.25x	0.92x	0.59x
Adj. Fixed Charge Coverage Ratio(2)	1.15x	1.19x	1.18x	1.18x	1.18x	1.20x

(1)	Genesis debt excludes $12.3 million of non-recourse debt (J.V. related).
(2)	Calculated as EBITDAR divided by the sum of cash interest expense, rent expense and capex.

The following table presents a summary of the financial projections of Genesis prepared by the management of Genesis and provided to JPMorgan to be used by JPMorgan in rendering its fairness opinions (the “Genesis (JPM) Projections”). The Genesis (JPM) Projections for years 2014 through 2019 are the same as the Genesis (MTS) Projections.

($ in millions)	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023	2024
Revenue	$4,820	$4,995	$5,150	$5,346	$5,566	$5,779	$5,998	$6,223	$6,455	$6,694	$6,941
% growth	2.9%	3.6%	3.1%	3.8%	4.1%	3.8%	3.8%	3.8%	3.7%	3.7%	3.7%
EBITDAR	$629	$661	$683	$715	$753	$785	$817	$851	$886	$923	$960
% margin	13.0%	13.2%	13.3%	13.4%	13.5%	13.6%	13.6%	13.7%	13.7%	13.8%	13.8%
Memo:
Rent	$(452)	$(471)	$(491)	$(513)	$(535)	$(557)	$(580)	$(605)	$(629)	$(655)	$(681)
D&A	(57)	(64)	(71)	(79)	(87)	(89)	(89)	(89)	(89)	(89)	(89)
CapEx	(55)	(51)	(57)	(64)	(76)	(73)	(70)	(72)	(74)	(77)	(79)
Change in Working Capital	(12)	(12)	(12)	(18)	(20)	(20)	(20)	(21)	(21)	(22)	(23)

Certain Effects of the Combination

If the conditions to the closing of the Combination are either satisfied or waived and the Combination is consummated as contemplated by the Purchase Agreement, the businesses and operations of Skilled Healthcare and Genesis will be combined and the Company Common Stock, and options to purchase shares of Company Common Stock, which will remain outstanding, will represent 25.75% of the equity of the combined entity and the Genesis Stakeholders will hold 74.25% of the equity of the combined entity, calculated on a fully diluted, as-exchanged and as-converted basis.

58

Following the Combination, the Genesis Stakeholders will hold a majority of the equity of the combined equity and such parties will share in our future earnings and growth, if any, and will be entitled to vote on corporate matters affecting Skilled Healthcare following the Combination. Similarly, such parties will also share in bearing the risks of ongoing operations, including the risks of any decrease in our value after the Combination and the operational and other risks related to the incurrence by Skilled Healthcare of significant additional debt as described below under “—Financing in Connection with the Transactions”.

In connection with the Combination, certain members of Skilled Healthcare will receive benefits and be subject to obligations in connection with the Combination that are different from, or in addition to, the benefits and obligations of our stockholders generally, as described in more detail under “—Interests of Skilled Healthcare’s Directors and Officers in the Combination”.

The Company Class A Stock is currently registered under the Exchange Act and is quoted on the NYSE under the symbol “SKH”. After the Closing, the Company Class A Stock will continue to trade on the NYSE under the symbol “GEN.”

Upon consummation of the Combination, the management of Skilled Healthcare will change. See “Management After the Combination” beginning on page 145 for information regarding the post-Combination management of Skilled Healthcare. Skilled Healthcare will also amend and restated its certificate of incorporation and by-laws. See “The Transactions—Restated Charter” and “The Transactions—Restated Bylaws” beginning on pages 66 and 71, respectively, for information regarding the Restated Charter and Bylaws.

Effects on Skilled Healthcare if the Combination is Not Completed

If the Combination is not consummated, Skilled Healthcare and Genesis will not be combined and your ownership in Skilled Healthcare will continue without any of the changes described in “The Transactions” beginning on page 26. In addition, if the Combination is not completed, we expect that our management will operate our business in a manner similar to that in which it is being operated today and that our stockholders will continue to be subject to the same risks and opportunities to which they currently are subject, including, among other things, general industry, economic, regulatory and market conditions.

If the Combination is not consummated, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of Company Common Stock. In the event the Combination is not completed, the Board of Directors will continue to evaluate and review business operations, prospects and capitalization, make such changes as are deemed appropriate and seek to identify acquisitions, joint ventures or strategic alternatives to enhance stockholder value. If the Combination is not consummated for any reason, there can be no assurance that any other transaction acceptable to us will be offered or that our business, prospects or results of operations will not be adversely impacted.

If the Purchase Agreement is terminated under certain circumstances, Skilled Healthcare will be required to pay to Genesis a termination fee of $9,504,000. For a description of the circumstances triggering payment of this fee, see “The Purchase Agreement—Termination Fee and other Remedies” beginning on page 111.

Tax Receivable Agreement

The following description is only a summary of the material provisions of the Tax Receivable Agreement. We urge you to read the Tax Receivable Agreement because it, not this description, defines the rights and obligations of Skilled Healthcare and Genesis. The form of the Tax Receivable Agreement is attached as Annex B to this information statement.

Concurrently with the consummation of the Transactions, Skilled Healthcare will enter into the Tax Receivable Agreement with Genesis and certain other holders of Genesis Class A Units. The Tax Receivable Agreement generally will provide for the payment by Skilled Healthcare to Genesis Members of 90% of the cash

59

savings, if any, in U.S. federal, state and local income tax or franchise tax that Skilled Healthcare actually realizes as a result of (1) any increase in tax basis attributable to the exchange of Genesis Class A Units for shares of Company Class A Stock by the Genesis Members and (2) the tax benefits related to imputed interest deemed to be paid by Skilled Healthcare under the Code or any provision of state, local or non-U.S. tax law as a result of Skilled Healthcare’s payment obligations to the Genesis Members under the Tax Receivable Agreement.

Following the consummation of the Transactions, certain Genesis Members will have the right (subject to the terms of the “LLC Agreement,” defined in “The Transactions—LLC Agreement”) to exchange their Genesis Class A Units for shares of Company Class A Stock or, at Skilled Healthcare’s option, cash. As a result of such exchanges, the number of Genesis Class A Units held by Skilled Healthcare will increase as Skilled Healthcare acquires the exchanged Genesis Class A Units.

Genesis and each of its subsidiaries that is treated as a partnership for U.S. federal income tax purposes and as to which Genesis owns, directly or indirectly, or otherwise controls, more than 50% of the voting shares or other similar interest, the sole general partner interest, or the managing member or other similar interest (such subsidiaries, the “Genesis Subsidiaries”) intend to make an election under Section 754 of the U.S. Internal Revenue Code of 1986 (the “Code”) that is effective for each taxable year in which an exchange by a holder of Genesis Class A Units for Company Class A Stock or cash occurs. As a result of this Section 754 election, an exchange by a holder of Genesis Class A Units for Company Class A Stock or cash may result in an increase in Skilled Healthcare’s indirect share of the tax basis in the assets owned by Genesis and the Genesis Subsidiaries. Any such increases in tax basis are likely to increase (for tax purposes) depreciation and amortization deductions and therefore reduce the amount of income tax that Skilled Healthcare otherwise would be required to pay in the future. These increases in tax basis may also decrease gain (or increase loss) on future dispositions of certain capital assets to the extent the increased tax basis is allocated to those capital assets. These increases in tax basis would not be available in the absence of the Transactions and the exchanges of Genesis Class A Units for Company Class A Stock or cash. The IRS, however, may challenge all or part of the existing tax basis, tax basis increase and increased deductions, and a court could sustain such a challenge.

Under the Tax Receivable Agreement, the benefits deemed realized by Skilled Healthcare as a result of the increase in tax basis attributable to the Genesis Members generally will be computed by comparing the actual income tax liability of Skilled Healthcare to the amount of such taxes that Skilled Healthcare would have been required to pay had there been no such increase in tax basis.

The term of the Tax Receivable Agreement generally will continue until all applicable tax benefits have been utilized or expired, unless Skilled Healthcare exercises its right to terminate the Tax Receivable Agreement and make an early termination payment.

Estimating the amount of payments that may be made under the Tax Receivable Agreement is by its nature imprecise, insofar as the calculation of amounts payable depends on a variety of factors. The actual increase in tax basis and deductions, as well as the amount and timing of any payments under the Tax Receivable Agreement, will vary depending upon a number of factors, including:

•	the timing of exchanges—for instance, the increase in any tax deductions will vary depending on the fair value of the depreciable or amortizable assets of Genesis and the Genesis Subsidiaries at the time of each exchange, which fair value may fluctuate over time;

•	the price of shares of Company Class A Stock at the time of the exchange—the increase in any tax deductions, and the tax basis increase in other assets of Genesis and the Genesis Subsidiaries is directly proportional to the price of shares of Company Class A Stock at the time of the exchange; and

•

the amount and timing of Skilled Healthcare’s income—Skilled Healthcare will be required to pay 90% of the deemed benefits as and when deemed realized. If Skilled Healthcare does not have taxable income, Skilled Healthcare generally is not required (absent a change of control or circumstances requiring an early termination payment) to make payments under the Tax Receivable Agreement for

60

that taxable year because no benefit will have been actually realized. However, any tax benefits that do not result in realized benefits in a given tax year likely will generate tax attributes that may be utilized to generate benefits in previous or future tax years. The utilization of such tax attributes will result in payments under the Tax Receivable Agreement.

The Tax Receivable Agreement also provides that upon certain mergers, asset sales, other forms of business combinations or other changes of control, Skilled Healthcare’s (or its successor’s) obligations under the Tax Receivable Agreement would be based on certain assumptions, including that (1) Skilled Healthcare would have taxable income in each taxable year ending on or after such change of control at least equal to Skilled Healthcare’s taxable income for the 12-month period ending on the last day of the month immediately preceding the date of such change of control; (2) all non-amortizable assets would be deemed to be disposed of in 15 years; and (3) for purposes of calculating the payments to be made to the Genesis Members that have actually exchanged their Genesis Class A Units, all Genesis Class A Units will be deemed to be exchanged at the time of the change of control. As a result of these assumptions, Skilled Healthcare could be required to make payments under the Tax Receivable Agreement that are greater or less than the specified percentage of the actual benefits realized by Skilled Healthcare that are subject to the Tax Receivable Agreement. In addition, if Skilled Healthcare elects to terminate the Tax Receivable Agreement early, it would be required to make an early termination payment, which upfront payment may be made significantly in advance of the anticipated future tax benefits.

Payments generally are due under the Tax Receivable Agreement within a specified period of time following the filing of Skilled Healthcare’s U.S. federal income tax return for the taxable year with respect to which the payment obligation arises, although interest on such payments will begin to accrue at a rate of LIBOR plus 100 basis points from the due date (with extensions) of such tax return.

Payments under the Tax Receivable Agreement generally will be based on the tax reporting positions that Skilled Healthcare will determine. Although Skilled Healthcare does not expect the IRS to challenge Skilled Healthcare’s tax reporting positions, Skilled Healthcare will not be reimbursed for any payments previously made under the Tax Receivable Agreement, but any overpayments will reduce future payments. As a result, in certain circumstances, payments could be made under the Tax Receivable Agreement in excess of the benefits that Skilled Healthcare actually realizes in respect of the tax attributes subject to the Tax Receivable Agreement.

LLC Agreement

As described more fully in “The Purchase Agreement” below, the Purchase Agreement contemplates that Skilled Healthcare and certain of its direct and indirect subsidiaries, including the Distribution Subsidiary, will contribute, or will be deemed to contribute for U.S. federal income tax purposes, ownership of certain of their assets and subsidiaries to Genesis in exchange for Genesis Common Units (or, alternatively, some of such entities will first contribute such assets and subsidiaries to the Distribution Subsidiary which will then contribute such assets and subsidiaries to Genesis). In connection with such Contribution, the members of Genesis, including Skilled Healthcare, will enter into an amended and restated limited liability company agreement (the “LLC Agreement”).

The following description is only a summary of the material provisions of the LLC Agreement. We urge you to read the LLC Agreement because it, not this description, defines the rights and obligations of Skilled Healthcare and the Genesis Members. The LLC Agreement is attached as Annex C to this information statement.

Pursuant to the LLC Agreement, the Distribution Subsidiary will act as managing member(s) of Genesis (the “Managing Member”) and Genesis Healthcare, Inc. (f/k/a Skilled Healthcare Group, Inc.) will be the sole shareholder of the Managing Member (the “Sole Shareholder”). The Sole Shareholder will operate and control all of the business and affairs of Genesis.

61

Pursuant to the LLC Agreement, the Sole Shareholder will have the right to determine when distributions will be made to the holders of the Genesis Common Units and the amount of any such distributions, subject to the terms of any preferred Genesis Units authorized by the Sole Shareholder. If the Sole Shareholder authorizes a distribution to the holders of the Genesis Common Units, such distribution generally will be made pro rata in accordance with the percentages of the holders’ respective Genesis Units. However, if Skilled Healthcare and its subsidiaries have not contributed to Genesis, and are not treated as having contributed to Genesis for U.S. federal income tax purposes, certain assets (the “Excluded Assets”) (or the operating or capital proceeds therefrom), any distributions made with respect to the Managing Member’s Genesis Units generally will be reduced to the extent of any such operating or capital proceeds attributable to the Excluded Assets.

The holders of Genesis Common Units will incur U.S. federal, state, and local income taxes on their allocable share of any taxable income of Genesis. Subject to the terms of the LLC Agreement, Genesis will make cash distributions to each member, including Skilled Healthcare, for purposes of funding such member’s tax obligations in respect of its allocable share of the net taxable income of Genesis. In general, these tax distributions will be computed based on an estimate of the net taxable income of Genesis allocable to the members (which allocation shall, for these purposes, be determined based on certain assumptions) multiplied by an assumed tax rate of 41%.

In addition, under the LLC Agreement, certain holders of Genesis interests (including the existing Genesis Members, certain subsequent members of Genesis, and certain transferees who obtain an interest in Genesis but are not treated as members thereof) will have the right, subject to the terms of the LLC Agreement, defined and described below, to exchange all or a portion of their Genesis Class A Units for shares of Company Class A Stock or, at Skilled Healthcare’s option, cash. Any exchange of Genesis Class A Units for shares of Company Class A Stock generally will be on a one-for-one basis, subject to certain adjustments for, among other things, stock splits and stock dividends. As a result of such exchanges, the number of Genesis Class A Units held by Skilled Healthcare will increase as Skilled Healthcare acquires the exchanged Genesis Class A Units.

Concurrently with the exercise of an exchange of Genesis Class A Units for shares of Company Class A Stock, as described immediately above, (1) a number of shares of Class C Common Stock , equal to the lesser of (i) the number of shares of Company Class A Stock to be issued in exchange for the Genesis Class A Units and (ii) the number of shares of Company Class C Stock then outstanding, will automatically be converted into shares of Company Class A Stock, and (2) pursuant to the LLC Agreement, Genesis will convert an amount of the Managing Member’s Genesis Class C Units, equal to the number of Company Class C Stock converted in connection with the exchange, into Genesis Class A Units.

Registration Rights Agreement

Skilled Healthcare has entered into a Registration Rights Agreement, dated as of August 18, 2014 and becoming effective as of the Closing Date, by and among Skilled Healthcare, the Onex Holders and the Genesis Holders.

The following description is only a summary of the material provisions of the Registration Rights Agreement. We urge you to read the Registration Rights Agreement because it, not this description, defines the rights and obligations of Skilled Healthcare and Holders under the Registration Rights Agreement. The Registration Rights Agreement is attached as Annex D to this information statement.

Lock-up Agreements

Pursuant to the Registration Rights Agreement, each Holder of Registrable Securities (as defined below) has agreed that, except for transfers to permitted transferees and transfers in connection with registration statements filed by Skilled Healthcare, it shall not, during the period commencing on the Closing Date until the Lock-up Expiration (as defined below), (1) offer, pledge (other than to a financial institution in exchange for borrowed

62

money), sell, contract to sell, grant any option or contract to purchase, purchase any option or contract to sell, hedge the beneficial ownership of or otherwise dispose of, directly or indirectly, any Registrable Securities, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in (1) or (2) above is to be settled by delivery of Registrable Securities or such other securities, in cash or otherwise.

Under the Registration Rights Agreement:

•	“Registrable Securities” are defined to include: (1) any shares of Company Class A Stock held by the Onex Holders and any shares of Company Class A Stock issuable upon conversion of the Company Class B Stock held by the Onex Holders, (2) any shares of Company Class A Stock issued in connection with the consummation of the Transactions (“Stock Consideration”) or issuable upon the exercise of securities issued as Stock Consideration, (3) all shares of Company Class A Stock issued or issuable upon exchange of the Genesis Class A Units and (4) any Company Class A Stock issued as (or issuable upon the conversion or exercise of any right or other security which is issued as) a stock dividend, stock split or other distribution with respect to, or in exchange for or in substitution of such shares of Company Class A Stock referred to in clauses (1), (2) or (3) or in connection with a combination of shares, reclassification, recapitalization, merger, consolidation or other reorganization or otherwise.

•	“Lock-up Expiration” is defined to mean the earlier of (1) 18 months plus the duration of any delay period or blackout period from the Closing Date and (2) the date on which the Onex Holders and their permitted transferees first hold less than 10% of the Registrable Securities held by the Onex Holders as of the Closing Date.

Demand Registration Rights

Under the Registration Rights Agreement, the Onex Holders are entitled to request two demand registrations during the 18 month period following the Closing Date, and the Genesis Holders are entitled to request one demand registration during the 18 month period following the Closing Date; provided, however, that, if the notice of election to exercise a demand registration right is delivered by the Genesis Holders prior to the Lock-up Expiration, the number of Registrable Securities registered on such registration statement by the Genesis Holders (or their successors) is not to exceed 10% of the total outstanding Company Class A Stock on a fully-diluted and as-exchanged basis. The amount specified in any request for demand registration (net of applicable underwriting discounts, selling commissions and stock transfer taxes), is required to be at least $30,000,000 or, if less than $30,000,000, an amount sufficient to permit after taking into account the allocation procedures described below, the sale of all of the Registrable Securities held by whichever of the Onex Holders or the Genesis Holders are requesting such demand registration

In addition, following the Lock-up Expiration, the Genesis Holders are entitled to request unlimited demand registrations until such time as the Genesis Holders no longer hold any Registrable Securities; provided, that, if either (1) prior thereto, the Genesis Holders have exercised their right to request one demand registration as described above or (2) the notice of demand registration by the Genesis Holders is delivered following the 18-month period following the Closing Date, the Holders selling Registrable Securities are required to pay for or reimburse Skilled Healthcare for expenses incurred in connection with the applicable registration statement (a “Seller Expense Paid Registration”).

Allocation of Securities; Priority on Demand Registrations

In any demand registration effectuated pursuant to the terms of the Registration Rights Agreement, the Registrable Securities to be included in such registration shall be allocated (1) 74.25% to the Onex Holders and (2) 25.75% to the Genesis Holders; provided, however, that if the non-initiating holder declines to sell its maximum allocation in such demand registration, then such unused allotment shall be allocated (1) first, to

63

Registrable Securities held by the initiating holder and (2) second, if the initiating holder declines to sell an amount of Registrable Securities equal to the unused allotment, to shares of Company Class A Stock to be issued by Skilled Healthcare if it, in its sole discretion, determines to sell such shares.

If a demand registration involves an underwritten offering and the managing underwriter shall advise Skilled Healthcare that in its opinion the number of securities requested to be included in such registration exceeds the number that can be sold in such offering without having an adverse effect on such offering, including the price at which such securities can be sold, then, Skilled Healthcare shall include in such registration the maximum number of shares that such underwriter advises can be so sold without having such effect, allocated (1) first, to Registrable Securities requested by the Holders to be included in such registration and (2) second, among all shares of Company Class A Stock requested to be included in such registration by any other persons (including securities to be sold for the account of Skilled Healthcare).

Furthermore, if such underwriter determines that the Registrable Securities requested by the Holders to be included in such registration exceeds the number that can be sold in such offering without having an adverse effect on such offering, including the price at which such securities can be sold, then the Registrable Securities that are included in such offering shall be (1) in the case of a demand registration initiated by the Onex Holders or the Genesis Holders during the 18-month period following the Closing Date, apportioned 74.25% to the Onex Holders and 25.75% to the Genesis Holders, and further apportioned among the Onex Holders, on the one hand, and the Genesis Holders, on the other hand, on a pro rata basis in accordance with the number of Registrable Securities held by each such Onex Holder and Genesis Holder, as applicable, and (2) in the case of a demand registration initiated by the Genesis Holders following the Lock-up Expiration, apportioned among the Onex Holders, on the one hand, and the Genesis Holders, on the other hand, on a pro rata basis in accordance with the number of Registrable Securities held by each such Onex Holder and Genesis Holder, as applicable, and further apportioned in such other proportions as shall be mutually be agreed to by all such selling Holders; provided, however, that in the event that the Genesis Holders make the first request of a demand registration during the 18-month period following the Closing Date, then in the case of the first demand registration by the Genesis Holders following the Lock-up Expiration, the Registrable Securities that are included in such offering shall be apportioned 50% to the Onex Holders and 50% to the Genesis Holders, and further apportioned among the Onex Holders, on the one hand, and the Genesis Holders, on the other hand, on a pro rata basis in accordance with the number of Registrable Securities held by each such Onex Holder and Genesis Holder, as applicable.

Piggy-back Registration Rights

The Holders are entitled to piggy-back registration rights whenever Skilled Healthcare proposes to publicly sell or register for sale any of its common equity securities pursuant to a registration statement under the Securities Act (other than a registration statement on Form S-8 or on Form S-4 or any similar successor forms thereto).

Priority on Piggy-back Registrations

If a piggy-back registration is initiated as an underwritten primary registration on behalf of Skilled Healthcare where the primary use of proceeds does not include the repurchase, redemption, subscription or retirement of capital stock of Skilled Healthcare, and the managing underwriter advises Skilled Healthcare in writing that in its opinion the number of securities requested to be included in such registration exceeds the number that can be sold in such offering without having an adverse effect on such offering, including the price at which such securities can be sold, then Skilled Healthcare shall include in such registration the maximum number of shares that such underwriter advises can be so sold without having such effect, allocated (1) first, to the securities Skilled Healthcare proposes to sell, (2) second, to the Registrable Securities requested to be included therein by the Holders and (3) third, among other securities requested to be included in such registration by other security holders of Skilled Healthcare on such basis as such Holders may agree among themselves and Skilled Healthcare.

64

Furthermore, if such underwriter determines that the Registrable Securities requested by the Holders to be included in such registration exceeds the number that can be sold in such offering without having an adverse effect on such offering, including the price at which such securities can be sold, then the Registrable Securities that are included in such offering shall be (1) if Skilled Healthcare proposes to sell or register for sale such securities prior to the Lock-up Expiration, apportioned 74.25% to the Onex Holders and 25.75% to the Genesis Holders, and further apportioned among the Onex Holders, on the one hand, and the Genesis Holders, on the other hand, on a pro rata basis in accordance with the number of Registrable Securities held by each such Onex Holder and Genesis Holder, as applicable, and (2) if Skilled Healthcare proposes to sell or register for sale such securities after the Lock-up Expiration, apportioned to such Holders on a pro rata basis in accordance with the number of Registrable Securities held by each such Holder, or in each case in such other proportions as shall mutually be agreed to by all such selling Holders.

Shelf Registration Statement

Pursuant to the Registration Rights Agreement, at the request of any Holder, Skilled Healthcare is obligated to use its best efforts to promptly file a registration statement on Form S-3 or such other form under the Securities Act then available to Skilled Healthcare providing for (1) the issuance of Company Class A Stock upon an exchange, from time to time, of Genesis Class A Units held by any Genesis Holder or their respective permitted assigns and (2) the resale pursuant to Rule 415 of the Securities Act from time to time by the requesting Holder of such number of shares of Registrable Securities requested by such Holder to be registered thereby (a “Shelf Registration Statement”). Skilled Healthcare is required to use its best efforts to cause the Shelf Registration Statement to be declared effective by the SEC as of immediately following the Lock-up Expiration. Skilled Healthcare is obligated to maintain the effectiveness of the Shelf Registration Statement (or a replacement thereof) for as long as any Holder owns any Registrable Securities.

Indemnity; Expenses

In connection with any registration described above, Skilled Healthcare is obligated to indemnify holders selling Registrable Securities in connection with such registration and, except for any Seller Expense Paid Registration, Skilled Healthcare is required to bear all fees, costs and expenses (other than any underwriting discounts or commissions or transfer taxes, if any, and fees of counsel to the selling stockholders, attributable to the sale of Registrable Securities) in connection with such registration.

Support Agreement

Concurrently with the execution and delivery of the Original Purchase Agreement, Skilled Healthcare, Genesis, and the Onex Group executed and delivered the Support Agreement, pursuant to which the Onex Group agreed to, among other things,

•	execute and deliver the Company Written Consent;

•	refrain from transferring, pledging, encumbering, assigning or otherwise disposing of or entering into any contract, option or other arrangement with respect to the transfer of any of their Subject Shares unless the transferee is an affiliate of the Onex Group and assumes the transferor’s obligations under the Support Agreement;

•	refrain from converting their Subject Shares into shares of Company Class A Stock;

•	refrain from entering into any new voting arrangement with respect to any shares of Company Common Stock;

•	immediately cease and cause to be terminated all existing discussions and negotiations with any person with respect to any Competing Proposal, and cause each of its subsidiaries and representatives to do the same;

65

•	refrain from, cause its subsidiaries to refrain from, and use its reasonable best efforts to cause its representatives to refrain from, directly or indirectly (1) soliciting, initiating, causing or knowingly facilitating or encouraging the submission of any Competing Proposal; (2) participating in any negotiations, or furnishing to any person any information relating to Skilled Healthcare or any of its subsidiaries, in each case, knowingly in connection with a Competing Proposal; (3) engaging in discussions with any person in an effort to or attempt to facilitate or encourage a person to make a Competing Proposal; (4) approving or recommending, or proposing publicly to approve or recommend, any Competing Proposal; or (5) entering into any letter of intent, agreement, agreement in principle, memorandum of understanding or similar document or any agreement or commitment providing for any Competing Proposal;

•	consult with Genesis before issuing, and give Genesis the opportunity to review and comment upon, any press release or other public statements with respect to the Transactions, and not to issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any securities exchange or securities quotation system; and

•	refrain from commencing or participating in, and to take all actions necessary to opt out of any class in any class action with respect to, any claim against Skilled Healthcare, Genesis or any of their respective successors relating to the negotiation, execution and delivery of the Support Agreement, or the Purchase Agreement, or the consummation of the Transactions.

The Support Agreement terminates upon the earlier of (1) the Closing and (2) the termination of the Purchase Agreement in accordance with its terms.

Restated Charter

In connection with the Transactions, the Board of Directors approved a Restated Charter, which will become effective upon the consummation of the Transactions. The Onex Group executed and delivered the Company Written Consent on August 18, 2014, approving in all respects the Original Purchase Agreement and the Transactions, including, without limitation, the Restated Charter. On January 5, 2015, following execution and delivery of Amendment No. 1 by the parties thereto, the Onex Group delivered an irrevocable written consent to Skilled Healthcare approving such amendment and the Restated Charter (as revised by such amendment).

On the Closing Date, the Restated Charter will be filed with the Secretary of State of the State of Delaware. A summary of the material provisions of the Restated Charter is provided below. The following description is only a summary of the material provisions of the Restated Charter. We urge you to read the Restated Charter because it, not this description, defines the rights and obligations of Skilled Healthcare and its officers, directors and stockholders. The Restated Charter is attached as Annex E to this information statement.

Name of Skilled Healthcare

The name of Skilled Healthcare will become “Genesis Healthcare, Inc.” upon the filing of the Restated Charter with the Secretary of State of the State of Delaware.

Authorized Capital Stock

Skilled Healthcare shall have the authority to issue a total of 1,200,000,000 shares of capital stock, consisting of the following classes of capital stock: (1) 1,000,000,000 shares of Company Class A Stock; (2) 20,000,000 shares of Company Class B Stock; (3) 150,000,000 shares of Company Class C Stock; and (4) 30,000,000 shares of Preferred Stock.

66

Company Common Stock

Voting Rights

Each holder of Company Class A Stock, Company Class B Stock and Company Class C Stock is entitled to one vote for each share of Company Class A Stock, Company Class B Stock and Company Class C Stock, respectively, held of record by such holder.

The holders of each class of Company Common Stock shall vote together as a single class on all matters on which stockholders are generally entitled to vote (or, if any holders of Preferred Stock are entitled to vote together with the holders of Company Common Stock, as a single class with such holders of Preferred Stock). None of the holders of Company Common Stock have cumulative voting rights.

Except to the extent required pursuant to the Delaware General Corporation Law (the “DGCL”), the holders of Company Common Stock are each entitled to vote separately as a class only with respect to amendments to the Restated Charter that increase or decrease the par value of the shares of such class, or alter or change the powers, preferences, or special rights of the shares of such class so as to affect them adversely.

Dividends

Holders of shares of Company Class A Stock and Company Class B Stock are entitled to receive ratably as a single class, in proportion to the number of shares held by them, such dividends and other distributions in cash, stock, or property of Skilled Healthcare when, as and if declared by the Board of Directors.

Holders of shares of Company Class C Stock are entitled to receive ratably, in proportion to the number of shares held by them, dividends and other distributions payable or to be made on outstanding shares of Company Class A Stock that would have been payable on the shares of Company Class A Stock if such shares of Company Class C Stock had been converted into shares of Company Class A Stock immediately prior to the record date for such dividend or distribution, with each share of Company Class C Stock converted into a fraction of the shares of Company Class A Stock (such fraction to be de minimis and determined at Closing). The holders of shares of Company Class C Stock shall be entitled to receive, on a pari passu basis with the holders of the Company Class A Stock and Company Class B Stock, such dividends or other distributions that are so paid to the holders of Company Class A Stock and Company Class B Stock when, as and if declared by the Board of Directors.

In the event a dividend is paid in the form of shares of Company Common Stock (or rights to acquire such shares) then the holders of shares of Company Common Stock will receive shares (or rights to acquire such shares, as the case may be) of the class of Company Common Stock they hold, with the holders of shares of Company Common Stock receiving, on a per share basis, an identical number of shares of Company Class A Stock, Company Class B Stock or Company Class C Stock, as applicable.

Liquidation; Dissolution

In the event of any liquidation, dissolution, or winding up (either voluntary or involuntary) of Skilled Healthcare, after payments to its creditors and subject to the rights of any holders of Preferred Stock that may then be outstanding, holders of shares of Company Class A Stock, Company Class B Stock and Company Class C Stock shall be entitled to receive ratably, in proportion to the number of shares held by them, all remaining assets and funds of Skilled Healthcare available for distribution; provided, however, that, for purposes of any such distribution, the amount to be paid with respect to shares of Company Class C Stock shall be the same amount as would have been payable if such shares of Company Class C Stock had been converted into shares of Company Class A Stock immediately prior to the record date for such distribution, with such share of Company Class C Stock converted into a fraction of shares of Company Class A Stock (such fraction to be de minimis and determined at Closing).

67

Reclassification

None of the Company Class A Stock, the Company Class B Stock or the Company Class C Stock may be subdivided, consolidated, reclassified, or otherwise changed unless contemporaneously therewith the other classes of Company Common Stock and the Genesis Class A Units are subdivided, consolidated, reclassified, or otherwise changed in the same proportion and in the same manner.

Exchange

The holder of each Genesis Common Unit designated as a Genesis Class A Unit, other than Genesis Class A Units held by Skilled Healthcare or any of its subsidiaries, shall, pursuant to terms and subject to the conditions of the LLC Agreement, have the right to exchange each such Genesis Class A Unit for a number of fully paid and nonassessable shares of Company Class A Stock equal to the product of one multiplied by the Adjustment Factor (as defined in the LLC Agreement). Concurrently with the exercise of such exchange right, shares of Company Class C Stock are automatically converted into fractional shares of Company Class A Stock (such fraction to be de minimis and determined at Closing). For a more detailed description of the conversion rights of holders of Genesis Class A Units, see “—LLC Agreement” beginning on page 61.

Conversion of Company Class B Stock.

Each holder of Company Class B Stock is entitled to convert at any time all or any portion of such holder’s Company Class B Stock into shares of fully paid and non-assessable Company Class A Stock at the ratio of one share of Company Class A Stock for each share of Company Class B Stock converted.

The holders of a majority of the voting power of all the outstanding shares of Company Class B Stock are entitled to cause the conversion at any time of all, but not less than all, of the outstanding shares of Company Class B Stock into shares of fully paid and non-assessable Company Class A Stock at the ratio of one share of Company Class A Stock for each share of Company Class B Stock converted.

Transfers

Upon the occurrence of any Transfer (as defined in the Restated Charter) of Company Class B Stock or Company Class C Stock, except for certain customary permitted transfers as more particularly set forth in the Restated Charter, each share of Company Class B Stock will automatically convert into one fully paid and nonassessable shares of Company Class A Stock, and each share of Company Class C Stock will automatically convert into a fractional number of fully paid and nonassessable shares of Company Class A Stock (such fraction to be de minimis and determined at Closing).

No fractional shares of Company Class A Stock shall be issued upon conversion of the shares of Company Class B Stock or Company Class C Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, Skilled Healthcare shall pay (or, in the case of a conversion of shares of Company Class C Stock, cause Genesis to pay) to the holder cash equal to the value of the fractional shares of Company Class A Stock.

No Preemptive or Subscription Rights

No holder of shares of Company Common Stock is entitled to preemptive or subscription rights.

“Blank Check” Preferred Stock

The Board of Directors is authorized to provide, out of the unissued shares of Preferred Stock, for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as the Board of Directors may resolve.

68

Management of the Business and Affairs of Skilled Healthcare

The Restated Charter includes provisions relating to the management of the business and the conduct of the affairs of Skilled Healthcare, and for further definition, limitation and regulation of the powers of Skilled Healthcare and of its directors and stockholders:

•	The business and affairs of Skilled Healthcare shall be managed by or under the direction of the Board of Directors.

•	The directors of Skilled Healthcare shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the bylaws of Skilled Healthcare.

•	The number of directors of Skilled Healthcare shall be as from time to time fixed by, or in the manner provided in, the bylaws of Skilled Healthcare. Election of directors need not be by written ballot unless the bylaws of Skilled Healthcare so provide.

•	A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any director may resign at any time in accordance with the bylaws.

•	Vacancies on the Board of Directors may be filled by the vote of a majority of the Board of Directors then in office. Notwithstanding the foregoing, the holders of any one or more classes or series of Preferred Stock issued by Skilled Healthcare may be granted the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders.

•	No director of Skilled Healthcare shall be personally liable to Skilled Healthcare or any of its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that to the extent required by law, the directors of Skilled Healthcare will retain liability (1) for any breach of such director’s duty of loyalty to Skilled Healthcare and its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL and (4) for any transaction from which such director derived an improper personal benefit.

•	The directors of Skilled Healthcare are empowered to exercise all such powers and do all such acts and things as may be exercised or done by Skilled Healthcare, subject to the provisions of the DGCL, the Restated Charter and the Restated Bylaws.

Meetings of Stockholders of Skilled Healthcare; Actions without Meeting

Unless otherwise required by law, special meetings of the stockholders of Skilled Healthcare may be called at any time by a majority of the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer of Skilled Healthcare or holders of a majority of the voting power of the shares entitled to vote in connection with the election of directors of Skilled Healthcare. Special Meetings of the stockholders of the Skilled Healthcare may not be called by any other person or persons.

Any action required or permitted to be taken at any annual or special meeting of the stockholders of Skilled Healthcare may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Board of Directors

The directors of Skilled Healthcare are assigned to three classes, designated Class I, Class II and Class III. For information regarding the directors of Skilled Healthcare and their respective Classes, see “Management after the Combination—Board of Directors and Management.”

69

Except as otherwise required by applicable law and subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any director or the entire Board of Directors may be removed from office at any time, with cause, by the affirmative vote of the holders of at least 66 2/3% of the voting power of the shares entitled to vote in connection with the election of directors of Skilled Healthcare.

Indemnification of Directors and Officers of Skilled Healthcare

Skilled Healthcare shall indemnify its directors and officers to the fullest extent authorized or permitted by applicable law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of Skilled Healthcare and shall inure to the benefit of his heirs, executors, and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, Skilled Healthcare shall not be obligated to indemnify any director or officer (or his heirs, executors, or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. This right to indemnification includes the right to be paid by Skilled Healthcare the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition upon receipt by Skilled Healthcare of an undertaking by or on behalf of the director or officer receiving advancement to repay the amount advanced if it shall ultimately be determined that such person is not entitled to be indemnified by Skilled Healthcare.

In addition, Skilled Healthcare may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of Skilled Healthcare similar to those conferred to its directors and officers.

The rights to indemnification and to the advancement of expenses is not exclusive of any other right that any person may have or hereafter acquire under the Restated Charter, the Restated Bylaws, any statute, agreement or vote of stockholders or disinterested directors, or otherwise.

Any repeal or modification of the indemnification and expense reimbursement rights under the Restated Charter shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of Skilled Healthcare existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

Repeal or Amendment of Bylaws

The bylaws of Skilled Healthcare may be amended, altered, changed or repealed, in whole or in part, or new bylaws may be adopted by either (1) the affirmative vote of a majority of the entire Board of Directors, or (2) the affirmative vote of the holders of a majority of the voting power of the shares of capital stock of Skilled Healthcare entitled to vote in connection with the election of directors of Skilled Healthcare. See “The Transactions—Restated Bylaws—Amendments” beginning on page 72.

Venue for Proceedings

Unless Skilled Healthcare consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of Skilled Healthcare, (2) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, or employee of Skilled Healthcare to Skilled Healthcare or its stockholders, (3) any action asserting a claim against Skilled Healthcare or any director, officer or employee of Skilled Healthcare arising pursuant to any provision of the DGCL or the Restated Charter or the Restated Bylaws or (4) any action asserting a claim against Skilled Healthcare or any director, officer, or employee of Skilled Healthcare governed by the internal affairs doctrine of the State of Delaware; provided, however, that, in the event that the Court of Chancery of the State of Delaware lacks jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware.

70

Amendments

Skilled Healthcare has reserved the right to amend, alter, change, or repeal any provision contained in the Restated Charter in the manner prescribed by statute; provided, however, that the affirmative vote of the holders of at least 66 2/3% of the combined voting power of the shares entitled to vote in connection with the election of directors of Skilled Healthcare is required to amend, alter, change, or repeal, or to adopt any provision inconsistent with the purpose and intent of certain articles of the Restated Charter relating to:

•	the management of the business and conduct of the affairs of Skilled Healthcare;

•	the rights to call special meetings of the stockholders of Skilled Healthcare;

•	the ability to take action by written consent in lieu of a meeting of stockholders;

•	the obligations of Skilled Healthcare to indemnify its directors and officers;

•	amendments to the bylaws of Skilled Healthcare; and

•	amendments to the Restated Charter.

Perpetual Existence

Skilled Healthcare is to have perpetual existence.

Restated Bylaws

Pursuant to the Purchase Agreement, the Skilled Healthcare Board adopted and approved, effective as of the consummation of the Transactions, the Restated Bylaws. A summary of the material provisions of the Restated Bylaws is provided below. The following description is only a summary of the material provisions of the Restated Bylaws. We urge you to read the Restated Bylaws because they, not this description, define the rights and obligations of Skilled Healthcare and its officers, directors and stockholders. The Restated Bylaws are attached as Annex F to this information statement.

Directors

The Board of Directors is to consist of not less than three nor more than 19 members. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the Board of Directors is divided into three classes, designated Class I, Class II and Class III. Directors in each class serve for a term of three years. For information regarding the post-Closing directors of Skilled Healthcare and their respective classes, see “Management after the Combination—Board of Directors and Management.”

For information regarding removal of members of the Board of Directors, see “The Transactions—Restated Charter—Board of Directors.”

Officers

The officers of Skilled Healthcare are to be elected by the Board of Directors and shall include a Chief Executive Officer, a President, a Secretary and a Treasurer. The Board of Directors, in its discretion, also may choose a Chairman of the Board (who must be a director) and one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers. See “Management after the Combination—Board of Directors and Management” beginning on page 145.

Officers of Skilled Healthcare may be removed, with or without cause, at any time by the Board of Directors.

71

Advance Notice of New Business and Director Nominations

The Restated Bylaws provide that only such business (other than nominations for election to the Board of Directors, which is described below) may be transacted at an annual meeting of stockholders as is (1) specified in the notice of meeting, (2) brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (3) brought before the annual meeting by a stockholder who was a stockholder of record both at the time of giving his notice and at the time of such annual meeting and who has complied with the advance notice provisions set forth in the Restated Bylaws.

The Restated Bylaws provide that nominations of persons for the election to the board of directors may be made at any annual meeting of stockholders or any special meeting of stockholders called for the purpose of electing directors, (1) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (2) by a stockholder who was a stockholder of record both at the time of giving his notice and at the time of such annual meeting or special meeting and who has complied with the advance notice provisions set forth in the Restated Bylaws.

Actions without Meeting

Stockholders

Any action required or permitted to be taken at any annual or special meeting of the stockholders of Skilled Healthcare may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Directors and Committees of Directors

Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting, if all of the members of the Board of Directors or such committee, as the case may be, consent thereto in writing.

Amendments

The Restated Bylaws may be amended, altered, changed or repealed, in whole or in part, or new bylaws may be adopted by either (1) the affirmative vote of a majority of the entire Board of Directors, or (2) the affirmative vote of the holders of a majority of the voting power of the shares of capital stock of Skilled Healthcare entitled to vote in connection with the election of directors of Skilled Healthcare.

Financing in Connection with the Transactions

Pursuant to a Debt Financing Commitment Letter, dated August 18, 2014, GECC has agreed, subject to the terms and conditions set forth in such Debt Financing Commitment Letter, to provide commitments for two separate debt facilities in the form of (1) a $75.0 million senior secured asset-based revolving credit facility, available to Skilled Healthcare and certain of its subsidiaries and (2) a $475.0 million senior secured asset-based revolving credit facility, available to Genesis HealthCare and certain of its subsidiaries (the “ABL Credit Facilities”). The final termination date for this debt financing commitment is March 31, 2015.

The GECC debt financing commitments to provide each ABL Credit Facility is subject to certain conditions precedent, including, among others:

•	the execution and delivery of definitive documentation meeting standards set forth in the GECC debt commitment letter for such ABL Credit Facility, and the receipt of certain customary closing documents, opinions, certificates and other deliverables;

72

•	delivery of a certificate of the chief financial officer of the borrower under each ABL Credit Facility confirming the solvency of such borrower and its subsidiaries on a consolidated basis after giving effect to the Transactions;

•	the accuracy in all material respects of certain “specified purchase agreement representations” made by Skilled Healthcare in the Purchase Agreement and “specified representations” in the definitive documentation for the ABL Credit Facilities;

•	the absence of a material adverse effect with respect to Skilled Healthcare and its subsidiaries since August 18, 2014;

•	the substantially concurrent consummation of the Transactions in accordance with the terms of the Purchase Agreement, without giving effect to amendments or consents thereto, or waivers by Genesis (or its affiliates) thereunder that, in any such case, are materially adverse to the lenders under the ABL Credit Facilities and that are not approved by GE Capital Markets, Inc., in its capacity as the lead arranger of each ABL Credit Facility (the “Lead Arranger”);

•	the substantially simultaneous closing of the credit facility described in the HCN debt financing commitment letter, or a replacement $360 million term loan facility that is not materially less favorable to the borrowers thereof or the lenders under the respective ABL Credit Facilities;

•	the receipt of requisite consents and approvals under the Existing Term Facility to consummate the Transactions and the effectiveness of the Term Loan Amendment or, in the event such consents are not received or such amendment is not effective, the substantially simultaneous closing of a new committed term loan facility;

•	the execution and delivery of intercreditor agreements containing certain customary subordination terms and that are otherwise in form and substance reasonably satisfactory to GECC;

•	delivery of certain historical consolidated financial statements for each of Skilled Healthcare and Genesis;

•	delivery of pro forma financial statements of Skilled Healthcare;

•	delivery of a financial model, certified by a responsible officer of Skilled Healthcare as fairly presenting on a pro forma basis the financial condition and results of operations, of Skilled Healthcare and its direct and indirect subsidiaries after giving effect to the Transactions, including a review of detailed synergies;

•	subject to customary exceptions, all documents and instruments required to create and perfect the security interests in the relevant collateral under each ABL Credit Facility shall have been executed and delivered and, if applicable, be in proper form for filing;

•	receipt by GECC and the Lead Arranger of a final corporate structure for Skilled Healthcare and its direct and indirect subsidiaries (on a pro forma basis after giving effect to the Transactions) reasonably acceptable to GECC and Lead Arranger in their respective credit judgment or which satisfies certain specified criteria;

•	receipt by GECC and the Lead Arranger, at least three days prior to the Closing Date, of all documentation and other information that are required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Patriot Act, that have been requested in writing at least ten days prior to the Closing Date;

•	Skilled Healthcare and its subsidiaries, after giving effect to the Transactions, shall have no outstanding “disqualified” capital stock, debt for borrowed money or capitalized lease obligations, except for certain agreed upon exceptions;

•	GECC shall have completed bring down collateral field exams, the results of which are consistent with the collateral field exams conducted by GECC prior to the date of the commitment letter in all material respects;

73

•	achievement of certain minimum levels of borrowing base availability and unrestricted cash on hand, after giving effect to borrowings and letters of credit on the Closing Date;

•	the use of commercially reasonable efforts by each borrower to provide customary insurance endorsements in favor of GECC;

•	the payment of all fees and expenses payable under the debt financing commitment letters and the respective related fee letters to the extent invoiced at least one business day prior to the Closing Date;

•	the completion of a marketing period of at least 15 consecutive business days (subject to tolling for certain holidays and customary blackout periods) following the receipt by the Lead Arranger of information customarily delivered by a borrower and necessary for the preparation of a customary confidential information memorandum for asset based loan financings; and

•	no payment or bankruptcy related event of default shall have occurred and be continuing under the existing revolving credit facility of Genesis HealthCare with GECC or the Existing Term Facility.

Pursuant to a Debt Financing Commitment Letter, dated August 18, 2014, HCN has committed to provide to Genesis a $360.0 million senior secured term loan bridge facility, subject to the terms and conditions set forth in such Debt Financing Commitment Letter. The final termination date for this debt financing commitment is March 31, 2015. The HCN debt financing commitment to provide Debt Financing for its facility is subject to certain conditions, including, among others:

•	the execution and delivery of definitive documentation meeting standards set forth in the HCN debt commitment letter and the receipt of certain closing documents, opinions, certificates and other deliverables;

•	the accuracy of certain Purchase Agreement representations and credit facility representations;

•	the absence of a material adverse effect with respect to Skilled Healthcare and its subsidiaries since August 18, 2014;

•	delivery of a certificate of an officer of the borrower certifying that there have been no undisclosed amendments, waivers or modifications of the Purchase Agreement that are materially adverse to HCN, and the simultaneous consummation of the Transactions in accordance with the terms of the Purchase Agreement;

•	all documents and instruments required to create, perfect and record the security interests in the collateral under the facility shall have been executed and delivered and, if applicable, be in proper form for filing or recording; and

•	the payment of all fees and expenses payable under the Debt Financing Commitment Letter and related fee letter.

The Genesis Term Loan Borrowers have entered into the Term Loan Amendment, which provides for certain amendments to the financial covenants and other provisions of the Existing Term Facility that will allow for and accommodate the Transactions. The effectiveness of the Term Loan Amendment is subject to certain conditions precedent, including, among others:

•	the substantially simultaneous consummation of the Transactions in accordance with the terms of the Purchase Agreement, without giving effect to amendments or consents thereto, or waivers by Genesis (or its affiliates) thereunder that are materially adverse to the lenders under the Existing Term Facility without the consent of Barclays;

•	the substantially simultaneous effectiveness of the ABL Credit Facilities as described in the GECC debt financing commitment letter, without giving effect to any modifications or amendments thereto that are materially adverse to the lenders under the Existing Term Facility;

74

•	the substantially simultaneous effectiveness of the credit facility described in the HCN debt financing commitment letter, without giving effect to any modifications or amendments thereto that are materially adverse to the lenders under the Existing Term Facility, or on other terms that are not, taken as a whole, materially less favorable to the Term Loan Borrowers;

•	the execution and delivery of certain joinder and assumption agreements to the Existing Term Facility and related collateral documents by Skilled Healthcare and certain of its subsidiaries;

•	the execution and delivery of financing statements, agreements and instruments to the extent required by applicable law, or that Barclays has reasonably requested, in order to effectuate the Transactions and in order to grant, preserve, protect, perfect and continue security interests in the collateral that secures the Existing Term Facility;

•	receipt by Barclays of customary organizational documents, authorizing resolutions and certificates of good standing for the relevant states of organization from Skilled Healthcare and certain of its subsidiaries;

•	payment of the applicable amendment fee and, to the extent invoiced at least one business day prior to the Closing Date, all reasonable and documented out-of-pocket fees, costs and expenses of one primary counsel, and, if necessary, one firm of counsel in each appropriate jurisdiction;

•	the accuracy of certain representations and warranties set forth in the Amendment; and

•	the Term Loan Borrowers shall not have made any optional prepayment of any loan under the Existing Term Facility after the date of the Term Loan Amendment until the Closing Date.

Although each debt financing commitment described in this information statement from each of GECC and HCN and any other entity that provides debt financing in connection with the Transactions (each individually a “Lender Party” and collectively the “Lender Parties”), is not subject to such Lender Party’s satisfaction with their general due diligence (except for the limited matters noted above that are conditions to GECC’s debt financing commitments) or a “market out,” such Debt Financing might not be made available or funded on the Closing Date because of the failure to meet the specified closing conditions. As of the date of this information statement, no alternative financing arrangements or alternative financing plans have been made in the event the debt financing described herein is not available as anticipated. The definitive documentation governing each debt financing facility has not been finalized, and accordingly, the actual terms may differ from those described in this information statement.

We believe that the commitments under the Debt Financing Commitment Letters will be sufficient to allow us to complete the Transactions, but we cannot assure you of that. These commitments might be insufficient if, among other things, one or more of the parties to the Debt Financing Commitment Letters fails to provide the respective financing or if the conditions to such Debt Financing Commitment Letters are not met. Furthermore, if the conditions under the Term Loan Amendment are not met, the Transactions would cause an event of default under the Existing Term Facility, giving the lenders thereunder the right to accelerate the loans. The obligations of Skilled Healthcare and Genesis to consummate the Transactions are not conditioned upon the consummation of the Debt Financing. Pursuant to the terms of the Purchase Agreement, Skilled Healthcare has the right to specifically enforce Genesis’ obligations to use reasonable best efforts to take all actions necessary to obtain the Debt Financing, including, upon satisfaction of all conditions set forth in the Purchase Agreement and the Debt Financing Commitment Letters and at the request of Skilled Healthcare, enforcing the lenders’ funding obligations under the Debt Financing Commitment Letters. Skilled Healthcare may also be permitted to seek damages, specific performance and/or otherwise terminate the Purchase Agreement. See “The Purchase Agreement—Termination of the Purchase Agreement” and “The Purchase Agreement—Specific Performance” beginning on pages 110 and 111.

75

Landlord Consents

Genesis and some of its affiliates have entered into agreements (the “Landlord Consent Agreements”) (with HCN, and certain of its affiliates (the “HCN Landlords”), Sabra Health Care REIT, Inc., a Maryland corporation, and certain of its affiliates (collectively, the “Sabra Landlords”), entities affiliated with Omega Healthcare Investors, Inc., a Maryland corporation (collectively, the “Omega Landlords”), and entities affiliated with Ventas, Inc., a Delaware corporation (collectively, the “Ventas Landlords”; the HCN Landlords, the Sabra Landlords, the Omega Landlords, and the Ventas Landlords are referred to herein, collectively, as the “Consenting Landlords”)), pursuant to which the Consenting Landlords either provided their consent, or agreed to provide their consent, to the Transactions and the Debt Financing. The effectiveness of each such consent and of various other agreements included in the applicable Landlord Consent Agreements is subject to various conditions. Such conditions, which vary among the Landlord Consent Agreements, include, among others, the following:

•	the Transactions and the Debt Financing be completed in material compliance with all applicable regulatory and licensing requirements;

•	Genesis and Skilled Healthcare, collectively, immediately following the Closing, have a tangible net worth (as defined in the applicable Landlord Consent Agreement) of not less than $100,000,000;

•	in the case of the Landlord Consent Agreement from the HCN Landlords, Genesis and Skilled Healthcare, collectively, immediately following the Closing, have minimum liquidity (as defined in such Landlord Consent Agreement) in conformance with the applicable covenant in the HCN Master Lease (which requires, among other things, minimum liquidity of $135,000,000 during the period commencing October 1, 2014 and ending September 30, 2015);

•	the Transactions be consummated on or before April 30, 2015;

•	with respect to each Landlord Consent Agreement, the Master Leases entered into with the Consenting Landlord that is a party to such agreement be amended and restated to incorporate various modifications set forth in such agreement;

•	the Consenting Landlords receive new lease guaranties from Skilled Healthcare and Genesis;

•	if certain material changes are made to the documents governing the Transactions and the Debt Financing, the Consenting Landlords receive copies of and approve such changes;

•	in the case of the Landlord Consent Agreements from the Omega Landlords and the Ventas Landlords, if the Debt Financing is consummated, the applicable Consenting Landlord reasonably approve any terms of the Debt Financing that adversely affect the Consenting Landlord’s interest in, or the priority of, its collateral, and, in the case of the Landlord Consent Agreement from the Omega Landlords, the lenders execute an intercreditor agreement on substantially similar terms as the Intercreditor Agreement dated as of December 1, 2012 executed by certain lenders of Genesis and its affiliates; and

•	in the case of the Landlord Consent Agreements from the Omega Landlords and the Ventas Landlords, no event of default shall be continuing under the applicable master lease.

The Landlord Consent Agreements also include representations and warranties by the parties, and the continuing accuracy at Closing of such representations and warranties by the tenants is also a condition to the effectiveness of the Consenting Landlord’s consent. The Sabra Landlords agreed, in their Landlord Consent Agreement, to use commercially reasonable efforts to obtain the consent of the U.S. Department of Housing and Urban Development (“HUD”), to the extent required, to the Transactions and the Debt Financing.

The Landlord Consent Agreement from the Omega Landlords includes a release by the tenants of the Omega Landlords and their affiliates from any preexisting claims and liabilities. Such release was given effect as of August 18, 2014, and will be deemed remade as of the Closing. Subject to the Closing occurring, the Sabra

76

Landlords waived all non-monetary defaults and events of default under their leases and related guaranties which were known by the Sabra Landlords to exist immediately prior to August 18, 2014. Such waiver will be deemed remade as of the Closing.

Landlords with respect to facilities leased by Skilled Healthcare have certain consent rights also, but receipt of consents from Skilled Healthcare’s landlords is not a condition to the consummation of the Transactions.

Interests of Skilled Healthcare’s Directors and Officers in the Transactions

Directors

Each non-employee director (other than Robert LeBlanc) holds unvested restricted stock units. These awards were granted pursuant to the Skilled Healthcare Group, Inc. Amended and Restated 2007 Incentive Award Plan (the “2007 Plan”) and are scheduled to vest on August 13, 2015, subject to continued service through such date. Under the 2007 Plan, the Compensation Committee of our Board of Directors (the “Compensation Committee”) has the discretion to accelerate the vesting of any or all equity incentive awards. In November 2014, the Compensation Committee took action to cause the 13,245 unvested restricted stock units held by our non-employee directors (other than Mr. LeBlanc, who does not hold any restricted stock units, and Glenn Schafer, who is expected to remain on the Board of Directors following the Closing) to vest in full upon the Closing. Assuming a $7.21 per share stock price, which is the average closing market price of Company Common Stock over the five trading days following the announcement of the Combination, each such director’s 13,245 restricted stock units have a value of $95,496.

Each non-employee director (other than Mr. LeBlanc, who does not hold any restricted stock units) has elected to defer the settlement of his or her vested restricted stock units until a separation from service (or, in certain cases, an earlier date certain). It is expected that each non-employee director (other than Mr. Schafer) will incur a separation from service in connection with the Combination. As a result, the previously vested restricted stock units, as well as the unvested restricted stock units the vesting of which will be accelerated upon the closing, for each non-employee director (other than Mr. Schafer and Mr. LeBlanc) will be settled in Company Common Stock upon closing of the Combination. Assuming that the Combination closes on February 1, 2015 and including the unvested restricted stock units the vesting of which will be accelerated upon the closing of the Combination, the number of restricted stock units which will be settled upon the consummation of the Combination is as follows: M. Bernard Puckett—86,252 restricted stock units; Michael Boxer and Linda Rosenstock—74,001 restricted stock units; and Bruce Yarwood—13,245 restricted stock units. Assuming a $7.21 per share stock price, which is the average closing market price of Company Common Stock over the five trading days following the announcement of the Combination, the value of the foregoing restricted stock units is as follows: Mr. Puckett—$621,877; Mr. Boxer and Ms. Rosenstock—$533,547; and Mr. Yarwood—$95,496.

As a result of the Combination, the Company Common Stock held by Skilled Healthcare’s directors (including Company Common Stock subject to restricted stock unit awards) will be diluted, in the same proportion as other shares of Company Common Stock.

Officers

Retention Bonuses

In November 2014, the Compensation Committee approved retention bonuses for each of Skilled Healthcare’s officers in order to incentivize the officers to remain employed through the closing of the Combination and during a specified transition period thereafter, if applicable. The retention bonuses will be in an amount equal to one-twelfth of each officer’s 2014 target annual bonus multiplied by the number of months in the retention period after January 1, 2015. The maximum retention period shall not exceed six months beyond the closing of the Combination. We have been informed by Genesis that they have tentatively set the post-closing portion of the retention period for each officer at the following lengths: Mr. Fish—none; Mr. Wiffler—none; Mr. Felfe—one month; Mr. Rapp—one month; Ms. Thomas—none; and Mr. Mitchell—four months. The retention bonuses will be paid in the event that the officer remains employed until the end of the retention period

77

or if the combined company terminates the officer’s employment during the retention period due to synergy efforts but would not be paid in the event that the officer resigns before the end of the retention period. The officers’ 2014 target annual bonuses are as follows: Mr. Fish—$700,000; Mr. Wiffler—$375,000; Mr. Felfe—$225,000; Mr. Rapp—$240,000; Ms. Thomas—$187,500; and Mr. Mitchell—$79,500. As a result, assuming that the Combination closes on February 1, 2015, the officers’ retention bonuses will be as follows: Mr. Fish—$58,333; Mr. Wiffler—$31,250; Mr. Felfe—$37,500; Mr. Rapp—$40,000; Ms. Thomas—$15,625; and Mr. Mitchell—$33,125.

Severance

Each of Skilled Healthcare’s officers has an employment agreement with Skilled Healthcare that provides for severance payments in certain circumstances. Although the employment agreements do not include provisions for any payments upon a change in control or any enhanced severance benefits upon a termination following a change in control, in November 2014, the Compensation Committee approved increased separation benefits for each of our officers should the respective officers not be offered continuing employment with the combined company in a comparable position, with a comparable salary and at a comparable location. The enhanced separation pay provisions are intended to facilitate the officers remaining focused on operating the business through the closing of the Combination. The following severance benefits will be paid if the officer is not offered continuing post-closing employment in a comparable position with the combined company: (1) 24 months of base salary for Mr. Fish and Mr. Wiffler and 18 months of salary for Mr. Felfe, Mr. Rapp, Ms. Thomas and Mr. Mitchell; (2) COBRA coverage paid by Skilled Healthcare for 24 months; (3) outplacement assistance services through a third party vendor contracted by Skilled Healthcare, valued at approximately $15,000; and (4) payment for four weeks of the officer’s vacation less any vacation taken by the officer in 2015. The severance and vacation payouts will be made in a lump sum unless, to the extent legally permitted, other arrangements are made with the particular officer. Each officer would be required to sign a customary general release of claims in order to receive the severance benefits. In addition, the applicable officers are subject to post-employment non-competition and non-solicitation covenants of the following duration: Mr. Felfe and Mr. Mitchell—six-month non-competition and one-year non-solicitation; Mr. Rapp—two-year non-competition and two-year non-solicitation; Ms. Thomas—one year non-competition and two-year non-solicitation; and Mr. Fish and Mr. Wiffler—two-year non-solicitation and no non-competition. The severance payments to the officers pursuant to the arrangement described above are in lieu of, and not in addition to, severance payments to the officers under their employment agreements. Assuming each officer was terminated by Skilled Healthcare on the date of the Combination, the total amount of severance payable to each officer will be as follows: Mr. Fish—$1,495,822; Mr. Wiffler—$1,066,307; Mr. Felfe—$643,344; Mr. Rapp—$682,768; Ms. Thomas—$632,245; and Mr. Mitchell—$469,882.

As of the date of this filing, it is not expected that Mr. Fish, Mr. Wiffler, Mr. Rapp, Mr. Felfe and Mr. Mitchell will remain with the combined company following their respective retention periods (if any) and, therefore, their severance benefits will be triggered. It is expected that Ms. Thomas will be offered employment with the combined company on comparable terms and, therefore, her severance benefits would not be triggered.

Equity Incentive Awards

In connection with the Combination, the common stock held by Skilled Healthcare’s officers (including common stock subject to equity incentive awards) will be diluted, in the same proportion as other shares of Company Common Stock. All of Skilled Healthcare’s officers hold unvested restricted stock awards and certain of Skilled Healthcare’s officers hold unvested stock options. Although the Purchase Agreement does not provide for any accelerated vesting of any of Skilled Healthcare’s equity incentive awards, the award agreements for certain of the awards held by Skilled Healthcare’s officers provide for partial or full acceleration of the awards upon a “change in control” of Skilled Healthcare. The Combination will constitute a “change in control” for this purpose. In addition, the Compensation Committee has accelerated the vesting of certain awards in connection with the Combination. The acceleration terms with Skilled Healthcare’s officers can be classified into four categories.

78

First, the unvested portion of certain restricted stock awards granted to Mr. Rapp, Ms. Thomas, Mr. Felfe and Mr. Mitchell will automatically vest as a result of the Combination pursuant to the applicable award agreements, without regard to any performance-based vesting requirements. Assuming that the Combination closes on February 1, 2015, the following number of shares of restricted stock will automatically vest upon the closing pursuant to the applicable award agreements: Mr. Rapp—68,983 shares; Ms. Thomas—64,570 shares; Mr. Felfe—41,184 shares; and Mr. Mitchell—22,124 shares. Assuming a $7.21 per share stock price, which is the average closing market price of Company Common Stock over the five trading days following the announcement of the Combination, the value of the foregoing restricted stock awards is as follows: Mr. Rapp—$497,364; Ms. Thomas—$465,550; Mr. Felfe—$296,937; and Mr. Mitchell—$159,514.

Second, certain restricted stock awards granted to Mr. Rapp, Ms. Thomas and Ms. Felfe in 2014 could, under the applicable award agreements, vest if certain performance-based vesting requirements are met in connection with the Combination or otherwise. In November 2014, the Compensation Committee took action to cause these awards to vest in full upon the closing without regard to the performance requirements. Assuming that the performance requirements are not otherwise met prior to or in connection with the Combination, the following number of shares of restricted stock will vest upon the closing of the Combination as a result of the Compensation Committee’s decision to vest the awards in full upon the closing: Mr. Rapp—40,900 shares; Ms. Thomas—40,900 shares; and Mr. Felfe—30,675 shares. Assuming a $7.21 per share stock price, which is the average closing market price of Company Common Stock over the five trading days following the announcement of the Combination, the value of the foregoing restricted stock awards is as follows: Mr. Rapp—$294,889; Ms. Thomas—$294,889; and Mr. Felfe—$221,167.

Third, with respect to the restricted stock awards granted to Mr. Fish and Mr. Wiffler in connection with their hiring in 2013 and 2014 (800,000 shares and 400,000 shares, respectively), generally, the performance-based component will be satisfied in cumulative installments with respect to one-third of the shares subject to the awards in the event that Skilled Healthcare attains per share stock price targets of $7.50, $10.00 and $12.50, respectively, for thirty consecutive trading days during the four-year performance period commencing on the grant date for Mr. Fish or the three-year performance period commencing on the grant date for Mr. Wiffler. If the first stock price target is attained during the performance period, then one-third of the shares will vest, subject to Mr. Fish’s and Mr. Wiffler’s continued service, on the date on which the Compensation Committee certifies that the target has been attained. If the second or third stock price target is attained during the performance period, then the one-third installment of shares subject to the applicable stock price target will vest with respect to 50% of such installment on the date on which the Committee certifies attainment of the target and 50% of such installment on the first anniversary of the certification date, in each case subject to Mr. Fish’s or Mr. Wiffler’s continued service or an earlier termination of service without “cause,” due to death or disability, or, in the case of Mr. Fish, a termination for “good reason.” Under the award agreements, in the event of a change in control during the performance period, then (1) the first third of the awards will accelerate and vest (if it has not already vested due to the criteria noted above) immediately prior to the change in control, (2) without any further service requirement, the second third of the awards will accelerate and vest in full (if it has not already vested due to the criteria noted above) if the per share transaction price is at least $10.00, and will accelerate and vest on a straight-line pro rata interpolation basis if the per share transaction price is between $7.50 and $10.00, and (3) without any further service requirement, the last third of the awards will accelerate and vest in full (if it has not already vested due to the criteria noted above) if the per share transaction price is at least $12.50, and will accelerate and vest on a straight-line pro rata interpolation basis if the per share transaction price is between $10.00 and $12.50. If Mr. Fish’s or Mr. Wiffler’s employment is terminated due to death or disability prior to a change in control, the award will remain outstanding and eligible to vest upon the change in control in accordance with the criteria noted above for the one-year period or six-month period, respectively, following the termination date (but in no event beyond the last day of the performance period). The Compensation Committee has taken action to cause the first third of each of these awards (266,666 shares for Mr. Fish and 133,333 shares for Mr. Wiffler) to vest on December 31, 2014 rather than upon the closing of the Combination. The remaining two-thirds of each of these awards (533,334 shares for Mr. Fish and 266,667 shares for Mr. Wiffler) will vest only if the performance requirements described above are satisfied. Assuming a $7.21 per share stock price, which is the average closing

79

market price of Company Common Stock over the five trading days following the announcement of the Combination, the value of the shares subject to these restricted stock awards is as follows: Mr. Fish—266,666 shares having a value of $1,922,662 and 533,334 shares having a value of $3,845,338 and Mr. Wiffler—133,333 shares having a value of $961,331 and 266,667 shares having a value of $1,922,669. As noted above, however, the second two-thirds of each award would not vest based upon a $7.21 per share stock price.

Fourth, the award agreements for certain stock options held by Mr. Rapp, Ms. Thomas and Mr. Felfe do not contain any change in control provisions. In November 2014, the Compensation Committee took action to cause the unvested portion of these stock options to vest in full upon the closing. The unvested portion of these stock options, assuming that the Combination closes on February 1, 2015, and the intrinsic value of such unvested portion, assuming a $7.21 per share stock price, which is the average closing market price of the Company’s common stock over the five trading days following the announcement of the Combination, are as follows: Mr. Rapp—option to purchase 3,780 shares at $12.87 per share with no intrinsic value and option to purchase 10,465 shares at $6.74 per share for an intrinsic value of $4,919; Ms. Thomas—option to purchase 2,616 shares at $6.74 per share for an intrinsic value of $1,230; and Mr. Felfe—option to purchase 3,662 shares at $6.74 per share for an intrinsic value of $1,721.

The table below entitled “Golden Parachute Compensation” sets forth for each of Skilled Healthcare’s named executive officers for whom disclosure was required in Skilled Healthcare’s most recent annual proxy statement (“NEOs”), estimates of the amount of compensation that is based on, or otherwise relates to, the Combination assuming a closing date of February 1, 2015. No payments or other compensation based on or relating to the Combination will be paid to the following former NEOs of Skilled Healthcare, and thus they have been omitted from the table: Boyd Hendrickson, former Chairman and Chief Executive Officer (until November 2013); Jose Lynch, former President and Chief Operating Officer (until January 2014); and Devasis Ghose, former Chief Financial Officer (until July 2013).

	Cash (1)	Equity (2)	Perquisites/ Personal Benefits (3)	Other (4)	Total (5)
Robert Fish—Chief Executive Officer	$1,453,846	$1,922,662	$41,976	$58,333	$3,476,817
Christopher Felfe—Chief Financial Officer	$591,346	$519,825	$51,998	$37,500	$1,200,669
Roland Rapp— Executive Vice President, General Counsel, Chief Administrative Officer and Secretary	$630,770	$797,171	$51,998	$40,000	$1,519,939
Laurie Thomas—President, Ancillary Business	$591,346	$761,668	$40,899	$15,625	$1,409,538

(1)	Values in this column include the following components of severance benefits payable if the NEO is not offered continuing post-closing employment with the combined company in a comparable position, with a comparable salary and at a comparable location: (1) base salary component: Mr. Fish ($1,400,000), Mr. Felfe ($562,500), Mr. Rapp ($600,000), and Ms. Thomas ($562,500); and (2) payment for four weeks of the NEO’s vacation less any vacation taken by the NEO in 2015: Mr. Fish ($53,846), Mr. Felfe ($28,846), Mr. Rapp ($30,770), and Ms. Thomas ($28,846). These payments are, in effect, subject to a “double trigger.” As noted above, it is not expected that Mr. Fish, Mr. Wiffler, Mr. Felfe, Mr. Rapp and Mr. Mitchell will be offered comparable continuing post-closing employment, but that Ms. Thomas will be.
(2)	Reflects the value of restricted stock awards and stock options that will vest in connection with the Combination assuming a per share value of $7.21, which is the average closing market price of the Company’s common stock over the five trading days following the announcement of the Combination. The assumed per share value is used both for determining whether the performance-based vesting requirements are met (where applicable) and for determining the cash value of the awards, if any. These awards are subject to a “single trigger.”
(3)

Values in this column includes for each NEO the $15,000 estimate of the value of the outplacement expense component of severance payable if the NEO is not offered continuing post-closing employment with the combined company in a comparable position, with a comparable salary and at a comparable location. This

80

benefit is, in effect, subject to a “double trigger.” In addition, the values in this column include the subsidized COBRA component of severance benefit. The COBRA benefit is payable for up to 24 months if the NEO is not offered continuing post-closing employment with the combined company in a comparable position, with a comparable salary and at a comparable location and has the following value based on each individual’s current participation in Skilled Healthcare’s health plans: Mr. Fish ($26,976), Mr. Felfe ($36,998), Mr. Rapp ($36,998), and Ms. Thomas ($25,899). The COBRA benefit is, in effect, subject to a “double trigger.”
(4)	Reflects the value of potential retention bonuses payable to NEOs. The retention bonuses will be in an amount equal to one-twelfth of each NEO’s 2014 target annual bonus multiplied by the number of months in the retention period after January 1, 2015. The maximum retention period shall not exceed six months beyond the closing of the Combination. Assuming that the closing of the Combination occurs on February 1, 2015, the pre-closing portion of the retention period for each officer will equal one-twelfth of such officer’s 2014 annual bonus. We have been informed by Genesis that they have tentatively set the post-closing portion of the retention period for each NEO at the following lengths: Mr. Fish—none; Mr. Wiffler—none; Mr. Felfe—one month; Mr. Rapp—one month; Ms. Thomas—none; and Mr. Mitchell—four months. The retention bonuses will be paid in the event that the NEO remains employed until the end of the retention period or if the combined company terminates the NEO’s employment during the retention period due to synergy efforts but would not be paid in the event that the NEO resigns before the end of the retention period. The retention bonuses are, in effect, subject to a “single trigger” as they will be paid if the NEO remains employed through the applicable date.
(5)	Each NEO’s aggregate single trigger benefits, consisting of the amounts reflected in the Equity column and the Other column, total as follows: Mr. Fish ($1,980,995), Mr. Felfe ($557,325), Mr. Rapp ($837,171), and Ms. Thomas ($777,293). Each NEO’s aggregate double trigger benefits, consisting of the Cash column and Perquisites/Personal Benefits column, total as follows: Mr. Fish ($1,495,822), Mr. Felfe ($643,344), Mr. Rapp ($682,768), and Ms. Thomas ($632,245).

Governmental and Regulatory Approvals

The completion of the Transactions is subject to the expiration or termination of the applicable waiting periods under the HSR Act and the rules thereunder. Under the HSR Act, the Transactions may not be consummated until the expiration or termination of a 30-day waiting period following the filing of notification and report forms with the DOJ and the FTC or, if the DOJ or the FTC issues a request for additional information, 30 days after Skilled Healthcare and Genesis have substantially complied with such request for additional information.

Skilled Healthcare and Genesis filed their respective notification and report forms with the DOJ and the FTC under the HSR Act on September 2, 2014 and requested early termination of the waiting period, which was granted on September 16, 2014. However, after the statutory waiting periods and clearance of the Transactions, and even after consummation of the Transactions, the DOJ, the FTC or other U.S. governmental authorities or state antitrust and competition authorities could take action under the antitrust laws with respect to the Transactions as they deem necessary or desirable in the public interest, including seeking to enjoin the completion of the Transactions, to rescind the Transactions or to conditionally approve the Transactions upon the divestiture of assets of Skilled Healthcare or Genesis or to impose restrictions on the operation of the combined company post-Closing. Moreover, in some jurisdictions, a competitor, customer or other third party could initiate a private action under the antitrust laws challenging or seeking to enjoin the Transactions, before or after they are completed.

The operations of both Skilled Healthcare and Genesis are extensively regulated by federal and state regulatory authorities. In connection with the proposed Transactions, Skilled Healthcare and Genesis are required to file notices with, and in some jurisdictions obtain approvals or consents from, various agencies responsible for the licensure or certification of healthcare facilities and other businesses in states in which they conduct business. In accordance with the terms of the Purchase Agreement, Skilled Healthcare and Genesis have timely made all

81

registrations, filings, notifications, applications and submissions required under applicable healthcare laws to initiate obtaining approvals required pursuant to the terms of the Purchase Agreement, (the “Required Approvals”).

There can be no guarantee that the Transactions will not be challenged on antitrust grounds or, if such challenge is made, that the challenge will not be successful. Similarly, there can be no assurance that Skilled Healthcare or Genesis will obtain the Required Approvals or that the granting of the Required Approvals will not involve the imposition of conditions to the consummation of the Transactions or require changes to the terms of the Transactions. These conditions or changes could result in the conditions to the Transactions not being satisfied prior to the outside date or at all. For a more detailed discussion, see “The Purchase Agreement—Efforts to Complete the Transaction” beginning on page 101.

Accounting Treatment

Skilled Healthcare prepares its financial statements in accordance with GAAP. Under GAAP, the Transactions will be accounted for as a reverse acquisition under the acquisition method of accounting. Because Genesis’ pre-transaction owners will hold a 74.25% economic and voting interest in the combined entity, Genesis is considered to be the acquirer of Skilled Healthcare for accounting purposes.

Litigation

Litigation Related to the Transactions

Skilled Healthcare, the Board of Directors, Onex Corporation, Genesis, and Genesis HealthCare are named as defendants in two purported class action lawsuits filed in the Court of Chancery of the State of Delaware on September 5, 2014 and September 16, 2014, respectively, brought by individuals who claim to be stockholders of Skilled Healthcare. The stockholder actions allege, among other things, that the Board of Directors and Onex breached fiduciary duties purportedly owed to Skilled Healthcare’s stockholders and that Onex and the remaining defendants aided and abetted the alleged breach by the individual directors. The complaints seek to enjoin the defendants from completing the Combination on the agreed upon terms or, in the event that the Combination is consummated, to recover damages resulting from defendants’ alleged wrongful conduct.

On October 2, 2014 the court ordered the consolidation of the two purported class action lawsuits under the caption of In re Skilled Healthcare Group, Inc. Stockholder Litigation, Consol. C.A. No. 10097-VCN. Skilled Healthcare, the Board of Directors, Onex Corporation and Genesis believe that the claims in this action are without merit and intend to defend against them vigorously.

Recent Litigation

On November 25, 2014, the United States of America and the State of Nevada filed suit against Skilled and two of its subsidiaries, Skilled Healthcare, LLC and Creekside by intervening in two consolidated lawsuits brought under the whistleblower provisions of the FCA and the NFCA. The lawsuits allege, among other things, that Skilled Healthcare and Creekside knowingly submitted ineligible claims for hospice services and inflated claims for patient visits to government health care programs. The FCA provides for civil and administrative fines and penalties, plus treble damages. The NFCA provides for similar fines and penalties, including treble damages. Violations of those federal or state laws could also subject Skilled Healthcare and/or its subsidiaries to exclusion from participation in the Medicare and Medicaid programs.

While Skilled Healthcare denies the allegations and intends to vigorously defend against this action, including any portion of the action that the private party relators pursue, Skilled Healthcare had previously accrued $6.0 million as a contingent liability in connection with the matter. However, it could ultimately cost more than that amount to settle or otherwise resolve the matter(s), including to satisfy any judgment that might be rendered against Skilled Healthcare or Creekside if the litigation defense were ultimately unsuccessful.

82

THE PURCHASE AGREEMENT

This section of the information statement describes the material provisions of the Purchase Agreement, but does not purport to describe all of the terms of the Purchase Agreement. The following summary is qualified in its entirety by reference to the complete text of the Purchase Agreement, which is attached as Annex A to this information statement and incorporated into this information statement by reference. This summary does not purport to be complete and may not contain all of the information about the Purchase Agreement that is important to you. We urge you to carefully read the full text of the Purchase Agreement because it, and not the description set forth herein, governs the Transactions and defines the rights and obligations of the parties thereto.

The Purchase Agreement is included to provide you with information regarding its terms. Factual disclosures about Skilled Healthcare contained in this information statement or in Skilled Healthcare’s public reports filed with the SEC may supplement, update or modify the factual disclosures about Skilled Healthcare contained in the Purchase Agreement. The representations, warranties and covenants made in the Purchase Agreement by Skilled Healthcare and Genesis were qualified and subject to important limitations agreed to by Skilled Healthcare and Genesis in connection with negotiating the terms of the Purchase Agreement. In particular, in your review of the representations and warranties contained in the Purchase Agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which a party to the Purchase Agreement may have the right not to consummate the Transactions if the representations and warranties of the other party prove to be untrue because of a change in circumstance or otherwise, and allocating risk between the parties to the Purchase Agreement, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC and in some cases were qualified by the matters contained in the disclosure schedules that Skilled Healthcare and Genesis delivered in connection with the Purchase Agreement, which disclosures were not reflected in the Purchase Agreement. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this information statement, may have changed since the date of the Purchase Agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this information statement.

The Transactions

The Purchase Agreement provides for the combination of the businesses and operations of Skilled Healthcare and Genesis upon the terms and subject to the conditions set forth in the Purchase Agreement. The Transactions include the following:

Distribution of Subsidiary Interests and Adoption and Approval of Distribution Subsidiary Merger Agreement

Upon the terms and subject to the conditions set forth in the Purchase Agreement, immediately prior to Closing, Genesis will (1) approve and adopt, or cause to be approved and adopted by its applicable subsidiary, the Distribution Subsidiary Merger Agreement and (2) distribute to the Genesis Members, in accordance with the election and allocation procedures that will be delivered to such members prior to such distribution, all of the beneficial interests in the shares of capital stock of the Distribution Subsidiary and (3) cause the Distribution Subsidiary to consummate the transactions contemplated by the Distribution Subsidiary Merger Agreement, which was entered into by Skilled Healthcare, a newly formed subsidiary of Skilled Healthcare and the Distribution Subsidiary concurrently with the execution of the Original Purchase Agreement and subsequently amended and restated concurrently with the execution of Amendment No. 1, and pursuant to which the Distribution Subsidiary will become a subsidiary of Skilled Healthcare.

83

Issuance and Sale of Company Class A Stock and Company Class C Stock

Upon the terms and subject to the conditions set forth in the Purchase Agreement and the Distribution Subsidiary Merger Agreement, Skilled Healthcare will issue and sell to the Genesis Members, and the Genesis Members will receive from Skilled Healthcare, shares of Company Class A Stock and shares of Company Class C Stock, in the amounts and allocated among the Genesis Members in accordance with an allocation schedule (such transaction, the “New Company Stock Issuance”). The shares of Company Class A Stock and Company Class C Stock issued to the Genesis Members in the New Company Stock Issuance will represent in the aggregate a percentage (the “Genesis Percentage”) equal to (1) 74.25%, minus (2) the Genesis MIP Percentage (as defined below), minus (3) the HCN Percentage (as defined below), of the aggregate voting power of Company Class A Stock, Company Class B Stock and Company Class C Stock to be outstanding, calculated on a fully-diluted basis as of immediately following the Closing, excluding, for the avoidance of doubt, the Company Class A Stock issuable upon exchange of Genesis Class A Units. The shares of Company Class A Stock issued to the Genesis Members in the New Company Stock Issuance and issuable upon exchange of the Genesis Class A Units and conversion of the Company Class C Stock held by the Genesis Members will represent in the aggregate the Genesis Percentage of the Company Class A Stock and Company Class B Stock to be outstanding, calculated on a fully-diluted basis as of immediately following the Closing.

Promptly following the six-month anniversary of the Closing Date (the “True-Up Date”), the then-current chief financial officer of Skilled Healthcare will determine the number of additional Genesis Class A Units, shares of Company Class C Stock and shares of Company Class A Stock, if any, that would have been issued to the Genesis Stakeholders if the determinations of “fully-diluted basis” to be made had (1) excluded in-the-money options outstanding as of the Closing, to the extent that they expired unexercised prior to the True-Up Date, (2) included, on the treasury stock basis, Company options outstanding as of the Closing Date that were not in-the-money options but would have been in-the-money options if the price per share of Company Class A Stock on the third trading day prior to the Closing had been equal to the average closing price for the 20-trading-day period prior to the True-Up Date and (3) included restricted shares and restricted stock units of Skilled Healthcare that were issued and outstanding as of the Closing Date for which forfeiture rights lapsed following the Closing Date and prior to the True-Up Date. The chief financial officer will deliver to Skilled Healthcare’s then-current Board of Directors a certificate that sets forth such determination in reasonable detail. Such determination shall be reviewed and, if acceptable, approved by the Board of Directors. If such determination is to the effect that more than 5,000 additional Genesis Class A Units and shares of Company Class C Stock together with shares of Company Class A Stock would have been issued, Skilled Healthcare will issue such additional shares of Company Class C Stock and Company Class A Stock, and cause Genesis to issue such additional Genesis Class A Units, allocated among the Genesis Stakeholders as of immediately prior to Closing pro rata based upon the allocation made at Closing. If additional shares of Company Class C Stock are issued pursuant to the immediately preceding sentence, Skilled Healthcare will cause Genesis to issue to it the same number of additional Genesis Class C Units (the mechanics set forth in this paragraph, the “True-Up”).

Issuance and Sale of Genesis Units

Upon the terms and subject to the conditions set forth in the Purchase Agreement and in exchange for the Contributed Assets (as defined below in “—Contribution”), Genesis will issue and sell to the Distribution Subsidiary and the Sun Newcos, and Skilled Healthcare will cause the Distribution Subsidiary and the Sun Newcos to purchase from Genesis (1) a number of Genesis Class A Units and Genesis Class B Units representing in the aggregate (A) 100%, (B) minus the Genesis Percentage, and (C) plus the percentage of shares of Company Class A Stock represented by the shares of Company Class A Stock issued pursuant to the Distribution Subsidiary Merger Agreement, calculated on a fully-diluted basis, as-exchanged and as-converted basis as of immediately following the Closing, of the outstanding Genesis Class A Units and Genesis Class B Units as of immediately following the Closing, and (2) a number of Genesis Class C Units equal to the number of shares of Company Class C Stock issued pursuant to the terms of the Purchase Agreement. In addition, Skilled Healthcare and Genesis have agreed that the Distribution Subsidiary will be admitted as the Managing Member of Genesis.

84

Net income and net losses (as such terms are defined in the LLC Agreement) of Genesis for the fiscal year (as such term is defined in the LLC Agreement) of the Closing will be allocated among the Genesis Members and Skilled Healthcare by taking into account their varying interests during such fiscal year in accordance with Section 706(d) of the Code, using the “interim closing of the books” method or another permissible method or methods selected by the Managing Member.

Contribution

Upon the terms and subject to the conditions set forth in the Purchase Agreement and the Contribution Agreement, and in exchange for the purchase and sale of the Genesis Class A Units, Genesis Class B Units and Genesis Class C Units described under “Issuance and Sale of Genesis Units” above, subject to certain limitations set forth on a schedule to be delivered in connection with the Purchase Agreement, Skilled Healthcare shall contribute ownership of substantially all of its assets and subsidiaries to the Distribution Subsidiary and shall cause the Distribution Subsidiary and the Sun Newcos to contribute ownership of substantially all of their assets and subsidiaries (including such assets and subsidiaries received from Skilled Healthcare) to Genesis.

Closing

The closing of the Transactions will take place at 10:00 a.m., New York City time, on the Closing Date, which is the first business day of the month following the month in which the satisfaction or waiver of all of the conditions of the parties to effect the Transactions (see “The Purchase Agreement—Conditions to the Combination” beginning on page 107) occurs, unless another date is agreed to in writing by Genesis and Skilled Healthcare.

Transaction Structure

Either Genesis or Skilled Healthcare will, if requested by the other party to implement any reorganization transactions or implement any changes to the structure of the Transactions, consider such reorganization transactions or transaction structure changes in good faith and cooperate with such other party to the extent it determines in good faith that such reorganization transactions or transaction structure changes are advisable and will not (1) have an adverse impact on such party, (2) alter or change the amount or kind of the consideration to be received by any of its equity holders in connection with the Transactions, (3) have an adverse effect on the tax consequences of the Transactions to it or its equity holders or (4) materially impede or delay consummation of the Transactions.

Treatment of Genesis Management Incentive Plan

The MIP Participants will be (1) distributed cash and (2) issued shares of Company Class A Stock equal to a percentage of the outstanding shares of Company Class A Stock, calculated on a fully-diluted basis, as-exchanged and as-converted basis as of immediately following the Closing (such percentage, the “Genesis MIP Percentage”) to be determined at the Closing. As of the Closing or, as soon thereafter as permitted by the Genesis Management Incentive Plan and applicable law, Genesis will use reasonable best efforts to terminate such plan in accordance with its terms and applicable law. From and after the Closing, subject to certain exceptions, no additional equity of Skilled Healthcare or Genesis or their respective direct or indirect subsidiaries shall be issued to the Genesis Management Incentive Plan or to the MIP Participants in their capacity as such.

Treatment of HCN Option

At the Closing, the option to purchase membership interests in Genesis issued by Genesis to HCN will be terminated, and HCN will be issued shares of Company Class A Stock constituting a portion (or rights to acquire such portion) of the combined company to be determined at Closing (the “HCN Percentage”), as set forth and pursuant to the termination of call and exchange agreement between Genesis and HCN.

85

Distribution Subsidiary Merger

It is intended by Genesis and Skilled Healthcare that the merger contemplated by the Distribution Subsidiary Merger Agreement will constitute a reorganization within the meaning of Section 368 of the Code. Genesis and Skilled Healthcare have agreed to adopt the Distribution Subsidiary Merger Agreement as a “plan of reorganization” within the meaning of Section 1.368-2(g) and 1.368-3(a) of the Treasury regulations promulgated under the Code (the “Treasury Regulations”).

Representations and Warranties

In the Purchase Agreement, Skilled Healthcare has made customary representations and warranties to Genesis with respect to, among other things:

•	corporate matters related to it and its subsidiaries, such as due organization, good standing, qualification to conduct business and corporate power and authority to carry on their respective businesses;

•	additional information related to its subsidiaries;

•	its capital structure;

•	its corporate power and authority to enter into the Purchase Agreement and the ancillary agreements and to consummate the Transactions;

•	the vote of its stockholders required for the approval of the Purchase Agreement and the Transactions and the recommendation by the Board of Directors to adopt the Restated Charter and approve the New Company Stock Issuance, issuance of the Conversion Shares and the Contribution (the “Company Board Recommendation”);

•	the absence of any conflicts with, violation or breach of, or default under, its charter or the Restated Charter, as applicable, or its bylaws or the comparable organizational documents of certain of its material subsidiaries, certain contracts to which it or its subsidiaries are parties or applicable law;

•	the valid issuance of shares in connection with the New Company Stock Issuance and the issuance of the Conversion Shares;

•	governmental approvals required to consummate the Transactions;

•	its filings with the SEC since January 1, 2012 and the financial statements included therein;

•	the absence of certain undisclosed liabilities;

•	the presence of reserves for financial accounting purposes in respect of certain patient care malpractice claims;

•	the accuracy of information supplied by it for inclusion in this information statement;

•	the absence of certain changes or events relating to its business and that of its subsidiaries since December 31, 2013;

•	the absence of certain litigation;

•	material contracts to which it or its subsidiaries are parties;

•	compliance with applicable laws, licenses and permits;

•	employee benefit plans;

•	taxes;

•	intellectual property;

•	real property;

86

•	environmental matters;

•	labor matters;

•	insurance;

•	licensing and certification surveys by governmental authorities;

•	compliance with applicable laws, regulations and policies of all insurance carriers, health maintenance organizations, insurance programs, preferred provider organizations, accountable care organizations, third party administrators, benefit managers, ERISA plans and any other payors (collectively, “Third Party Payors”);

•	the absence of any business, dealing or transaction with a “Prohibited Person”, as defined in certain laws and executive orders relating to terrorism and money laundering;

•	transactions with related parties;

•	brokers’ and other advisors’ fees and expenses;

•	the opinions of each of MTS and J.P. Morgan with respect to the fairness from a financial point of view to Skilled Healthcare, of the Total Consideration (as defined in the MTS opinion attached hereto as Annex H) to be paid by it for the Transactions and the Exchange Ratio (as defined in such opinions), respectively;

•	the inapplicability of state anti-takeover statutes or regulations to the Transactions;

•	the absence of any stockholder rights agreements or anti-takeover plans;

•	the adequacy of the Company Written Consent; and

•	certain risks and restrictions relating to its planned investment in Genesis through acquisition of Genesis Class A Units, Genesis Class B Units and Genesis Class C Units.

In the Purchase Agreement, Genesis has made customary representations and warranties to Skilled Healthcare with respect to, among other things:

•	limited liability company matters related to it and certain of its material subsidiaries, such as due organization, good standing, qualification to conduct business and corporate power and authority to carry on their respective businesses;

•	additional information related to its subsidiaries;

•	its capital structure;

•	its corporate power and authority to enter into the Purchase Agreement and the ancillary agreements and to consummate the Transactions;

•	the absence of any conflicts with, violation or breach of, or default under, its certificate of formation, the Genesis LLC operating agreement or the comparable organizational documents of certain of its material subsidiaries, certain contracts to which it or its subsidiaries are parties or applicable law;

•	the validity of the planned issuance of the Genesis Class A Units and Genesis Class C Units to Skilled Healthcare;

•	governmental approvals required to consummate the Transactions;

•	Genesis’ financial statements as at and for the three-month period ending March 31, 2014;

•	the absence of certain undisclosed liabilities;

•	the presence of reserves for financial accounting purposes in respect of certain patient care malpractice claims;

87

•	the accuracy of information supplied by it for inclusion in this information statement;

•	the absence of certain changes or events relating to its business and that of its subsidiaries since December 31, 2013;

•	the absence of certain litigation;

•	material contracts to which it or its subsidiaries are parties;

•	compliance with applicable laws, licenses and permits;

•	employee benefit plans;

•	taxes;

•	intellectual property;

•	real property;

•	environmental matters;

•	labor matters;

•	insurance;

•	licensing and certification surveys by governmental authorities;

•	compliance with applicable laws, regulations and policies of all Third Party Payors;

•	the absence of any business, dealing or transaction with a “Prohibited Person”, as defined in certain laws and executive orders relating to terrorism and money laundering;

•	transactions with related parties;

•	brokers’ and other advisors’ fees and expenses;

•	the written consent of certain Genesis Members (the “Genesis Written Consent”) approving the Purchase Agreement and the Transactions, approving the execution, delivery and performance of the Purchase Agreement by Genesis and the consummation of the Transactions and waiving any pre-emptive rights that such members have under the Genesis LLC operating agreement;

•	the Debt Financing and the Debt Financing Commitment Letters;

•	the sufficiency of cash proceeds from the Debt Financing to satisfy certain obligations of Genesis; and

•	the consents of certain landlords.

The representations and warranties contained in the merger agreement of each of Skilled Healthcare and Genesis will terminate upon the Closing or the termination of the Purchase Agreement.

Material Adverse Effect Definitions

Some of Skilled Healthcare’s representations and warranties are qualified by a material adverse effect standard. For purposes of the Purchase Agreement, a “Company Material Adverse Effect” means any change, effect, event, circumstance, occurrence or state of facts that is materially adverse to the business, condition (financial or otherwise), assets or results of operations of Skilled Healthcare and its subsidiaries, taken as a whole, other than:

•	any change, effect, event, circumstance, occurrence or state of facts to the extent relating to:

•	changes in general economic conditions or the credit, financial or capital markets, including changes in interest or exchange rates;

•	changes in general conditions in any industry in which Skilled Healthcare or any of its subsidiaries operates or participates;

88

•	changes in general legal, regulatory, reimbursement or political conditions after the date of the Purchase Agreement;

•	changes in GAAP or applicable law or the interpretation thereof after the date of the Purchase Agreement;

•	any natural or man-made disaster;

•	the announcement, pendency or anticipated consummation of the Transactions;

•	any failure, in and of itself, by Skilled Healthcare to meet any analyst projections or any internal or published projections, forecasts, estimates or predictions of revenue, earnings or other financial or operating metrics before, on or after the date of the Purchase Agreement, except that the underlying factors contributing to such failure shall not be excluded unless such underlying factors would otherwise be excepted from this definition;

•	changes in the trading price or volume of the Company Class A Stock, except that the underlying factors contributing to such change shall not be excluded unless such underlying factors would otherwise be excepted from this definition;

•	actions taken by Skilled Healthcare as expressly required by the Purchase Agreement; or

•	any pandemic, act of terrorism, sabotage, military action or war, or any escalation or worsening thereof;

except that, with respect to the first five bullet points, such change, effect, event, circumstance, occurrence or state of facts (1) does not specifically relate to (or have the effect of specifically relating to) Skilled Healthcare and its subsidiaries and (2) is not materially more adverse to Skilled Healthcare and its subsidiaries than to other companies operating in the industry in which Skilled Healthcare and its subsidiaries operate.

For the avoidance of doubt, the exclusions set forth in the fourth and sixth bullet points shall not apply to Skilled Healthcare’s representations and warranties relating to noncontravention, governmental approvals, compliance with applicable laws, licenses and permits, payments due to Skilled Healthcare’s employees or increases in benefits resulting from the execution of the Purchase Agreement and the consummation of the Transactions, the loss or impairment of Skilled Healthcare’s and its subsidiaries’ rights to own or use any of Skilled Healthcare’s intellectual property or the conditions to Genesis’ obligation to effect the Transactions relating to certain representations and warranties of Skilled Healthcare.

Some of Genesis’ representations and warranties are qualified by a material adverse effect standard. For purposes of the Purchase Agreement, a “Genesis Material Adverse Effect” means any change, effect, event, circumstance, occurrence or state of facts that is materially adverse to the business, condition (financial or otherwise), assets or results of operations of Genesis and its subsidiaries, taken as a whole, other than:

•	any change, effect, event, circumstance, occurrence or state of facts to the extent relating to:

•	changes in general economic conditions or the credit, financial or capital markets, including changes in interest or exchange rates;

•	changes in general conditions in any industry in which Genesis or any of its subsidiaries operates or participates;

•	changes in general legal, regulatory, reimbursement or political conditions after the date of the Purchase Agreement;

•	changes in GAAP or applicable law or the interpretation thereof after the date of the Purchase Agreement;

•	any natural or man-made disaster;

89

•	the announcement, pendency or anticipated consummation of the Transactions;

•	any failure, in and of itself, by Genesis to meet any analyst projections or any internal or published projections, forecasts, estimates or predictions of revenue, earnings or other financial or operating metrics before, on or after the date of the Purchase Agreement, except that the underlying factors contributing to such failure shall not be excluded unless such underlying factors would otherwise be excepted from this definition;

•	actions taken by Genesis as expressly required by the Purchase Agreement; or

•	any pandemic, act of terrorism, sabotage, military action or war, or any escalation or worsening thereof;

except that, with respect to the first five bullet points, such change, effect, event, circumstance, occurrence or state of facts (1) does not specifically relate to (or have the effect of specifically relating to) Genesis and its subsidiaries and (2) is not materially more adverse to Genesis and its subsidiaries than to other companies operating in the industry in which Genesis and its subsidiaries operate.

For the avoidance of doubt, the exclusions set forth in the fourth and sixth bullet points shall not apply to Genesis’ representations and warranties relating to noncontravention, governmental approvals, compliance with applicable laws, licenses and permits, payments due to Genesis’ employees or increases in benefits resulting from the execution of the Purchase Agreement and the consummation of the Transactions, the loss or impairment of Genesis’ and its subsidiaries’ rights to own or use any of Genesis’ intellectual property or the conditions to Genesis’ obligation to effect the Transactions relating to certain representations and warranties of Genesis.

Covenants Relating to the Conduct of Business by Skilled Healthcare

Skilled Healthcare has agreed in the Purchase Agreement that, from the date the Original Purchase Agreement was executed until the earlier of Closing and the date, if any, on which the Purchase Agreement is terminated, Skilled Healthcare will, and will cause each of its subsidiaries to, carry on its business in the ordinary course of business and use its commercially reasonable efforts to comply with all applicable laws in all material respects, and, to the extent consistent therewith, use its commercially reasonable efforts to preserve intact its current business organizations, keep available the services of its current officers, employees and consultants and preserve its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with it with the intention that its goodwill and ongoing business shall not be materially impaired at the Closing.

Without limiting the generality of the foregoing, during the period from the date the Original Purchase Agreement was executed until the earlier of the Closing and the date, if any, on which the Purchase Agreement is terminated, except as set forth in the Purchase Agreement and the confidential disclosures delivered by Skilled Healthcare in connection with the Purchase Agreement or as required by applicable law or the requirements of any applicable securities exchanges, Skilled Healthcare will not, and will not permit any of its subsidiaries to, without Genesis’ prior written consent (in the case of any of the first eight bullets below, such consent not to be unreasonably withheld, conditioned or delayed):

•	except for (1) any loans, advances, capital contributions or investments that are required to be made by Skilled Healthcare or any of its subsidiaries pursuant to the terms of any contract to which Skilled Healthcare or any of its subsidiaries is a party as of the date of the Purchase Agreement, make any loans, advances or capital contributions to, or investments in, any other person, other than in Skilled Healthcare or in or to any direct or indirect wholly owned subsidiary of Skilled Healthcare and other than immaterial loans or advances to employees in the ordinary course of business, and (2) borrowings under Skilled Healthcare’s existing revolving credit facilities set forth in the confidential disclosures delivered by Skilled Healthcare in connection with the Purchase Agreement or to the extent required by any contract to which Skilled Healthcare or any of its subsidiaries is a party as of the date of the Purchase Agreement: (A) repurchase, prepay or refinance any indebtedness in an amount greater than

90

$2,000,000 in the aggregate, except as required by the terms of such indebtedness; (B) incur any indebtedness or issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Skilled Healthcare or any of its subsidiaries, guarantee any debt securities of another person, enter into any “keep well” or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, in each case in an amount greater than $2,000,000; or (C) enter into, amend or otherwise modify, renew or terminate any contract in respect of any of the foregoing, except that subsequent to February 15, 2015, Skilled Healthcare and/or its subsidiaries may enter into amendments and modifications to contracts in respect of the above, or refinance indebtedness, if, in each case the principal amount of any indebtedness (“Refinancing Indebtedness”) issued or incurred for the purpose of refinancing such indebtedness (“Refinanced Indebtedness”) will not exceed the principal amount of the Refinanced Indebtedness outstanding immediately prior to such refinance except by an amount (an “Additional Refinancing Amount”) not exceeding, together with any Additional Refinancing Amounts in connection with other Refinancing Indebtedness, $20,000,000 in the aggregate;

•	settle or compromise any (1) professional or general liability claims or workers’ compensation claims against Skilled Healthcare or any of its subsidiaries, other than settlements or compromises of any such claims in the ordinary course of business where the aggregate amounts paid in settlement or compromise (together with any prior settlement or compromise since December 31, 2013) do not exceed the aggregate amount reserved against for professional and general liability claims or workers’ compensation claims, as applicable, in the most recent financial statements of Skilled Healthcare included in the 10-K as updated for additional budgeted provisions in the ordinary course of business or (2) other litigation, audit, claim or action against Skilled Healthcare or any of its subsidiaries (including any audit, examination or other proceeding with respect to taxes), other than settlements or compromises of claims that are permitted pursuant to the terms of the Purchase Agreement and settlements or compromises of any litigation, audit, claim or action (A) in the ordinary course of business, (B) where the amount paid in settlement or compromise does not exceed $750,000 individually and Skilled Healthcare and its subsidiaries do not agree to any prospective obligations other than the payment of money or (C) where the amount paid in settlement does not exceed the amount reserved against such matter in the most recent financial statements of Skilled Healthcare included in the 10-K as updated for additional budgeted provisions in the ordinary course of business;

•

except in the ordinary course of business, enter into, terminate or affirmatively determine not to renew, or modify, waive or release any material provision, rights or claims under any of the following: (1) all “material contracts” (as such term is defined under Item 601 of Regulation S-K under the Securities Act) with respect to Skilled Healthcare or any of its subsidiaries; (2) all contracts of Skilled Healthcare or any of its subsidiaries (A) involving payments by or to Skilled Healthcare or any of its subsidiaries of more than $6,000,000 on an annual basis or (B) involving payments by or to Skilled Healthcare or any of its subsidiaries of more than $2,000,000 on an annual basis and which may not be terminated by Skilled Healthcare without cause within one year without penalty; (3) all contracts to which Skilled Healthcare or any of its subsidiaries is a party, or by which Skilled Healthcare, any of its subsidiaries is bound, that contain any covenant limiting or prohibiting the right of Skilled Healthcare or any of its subsidiaries (A) to engage in any line of business or conduct business in any geographic area, (B) to distribute or offer any products or services or (C) to compete with any other person in any line of business or in any geographic area or levying a fine, charge or other payment for doing any of the foregoing, in each case other than (i) such contracts entered into in the ordinary course of business, (ii) non-compete or non-solicitation contracts with employees of Skilled Healthcare or any of its subsidiaries or (iii) confidentiality agreements including non-solicitation, “no raid” or no-hire provisions; (4) all contracts of Skilled Healthcare or any of its subsidiaries with any affiliate of Skilled Healthcare (other than any of its subsidiaries) in which the amount involved exceeds $120,000 on an annual basis, except for contracts in respect of employment or consulting services; (5) all contracts of Skilled Healthcare or any of its subsidiaries granting or obtaining any license to intellectual property involving payments of more than $2,000,000 on an annual basis; (6) certain contracts of Skilled

91

Healthcare or any of its subsidiaries involving payments to a single vendor by or to Skilled Healthcare or any of its subsidiaries of more than $1,000,000 on an annual basis; (7) all joint venture, partnership or other similar agreements involving co-investment with a third party to which Skilled Healthcare or any of its subsidiaries is a party; (8) settlement agreements with, or agreements entered into in connection with settlement agreements with, governmental authorities that have existing or contingent material performance obligations; (9) all contracts pursuant to which any indebtedness of Skilled Healthcare or any of its subsidiaries is outstanding or may be incurred (except for such indebtedness the aggregate principal amount of which does not exceed $3,000,000); (10) certain material management agreements of Skilled Healthcare set forth in the confidential disclosures delivered by Skilled Healthcare in connection with the Purchase Agreement; (11) all contracts of Skilled Healthcare or any of its subsidiaries with a pharmacy provider involving annual amounts exceeding $1,500,000; (12) all contracts of Skilled Healthcare or any of its subsidiaries with a therapy provider involving annual amounts exceeding $1,500,000; (13) except for Company permits obtained under health care laws, all contracts of Skilled Healthcare or any of its subsidiaries with a Third Party Payor or in connection with a government program regarding the provision of health care services by Skilled Healthcare or any of its subsidiaries involving payments of more than $1,000,000 on an annual basis; (14) contracts of Skilled Healthcare or any of its subsidiaries relating to the construction or development of, any addition to, or any material improvement project with respect to, any of the facilities (the “Skilled Healthcare Facilities”) owned, leased, subleased or operated (excluding certain facilities) by Skilled Healthcare and its subsidiaries or certain facilities that are the subject of Company management agreements between Skilled Healthcare and its subsidiaries, as of the date of the Purchase Agreement or with respect to certain real property involving amounts exceeding $3,000,000; (15) all contracts of Skilled Healthcare or any of its subsidiaries which grant to any third party any exclusive rights, right of first refusal, right of first offer or similar right, in each case, with respect to any material assets, rights or properties of Skilled Healthcare or any of its subsidiaries; (16) certain contracts of Skilled Healthcare or any of its subsidiaries that relate to an acquisition, divestiture, merger or similar transaction that contain material representations, covenants, indemnities or other obligations; (17) all contracts of Skilled Healthcare or any of its subsidiaries relating to the settlement of (A) certain legal proceedings that provide for any continuing material obligations on the part of Skilled Healthcare or any of its subsidiaries and (B) professional or general liability claims that provide for any continuing monetary obligations in excess of $500,000 as of the date of the Purchase Agreement; (18) all contracts obligating Skilled Healthcare or any of its subsidiaries to purchase or otherwise obtain any material product or service exclusively from any person or sell any material product or service exclusively to any person; (19) all contracts of Skilled Healthcare or any of its subsidiaries that prohibit, limit or restrict the payment of dividends or distributions in respect of the capital stock of Skilled Healthcare or any of its subsidiaries or otherwise, prohibit, limit or restrict the pledging of capital stock of Skilled Healthcare or any of its subsidiaries or prohibit, limit or restrict the issuance of guarantees by Skilled Healthcare or any of its subsidiaries; (20) all contracts that obligate Skilled Healthcare or any of its subsidiaries to make any capital commitment or expenditure to a single vendor in excess of $500,000 on an annual basis and that are not terminable by Skilled Healthcare or its subsidiaries upon 90 days’ notice or less without penalty or liability to Skilled Healthcare or its subsidiaries; and (21) all contracts of Skilled Healthcare or any of its subsidiaries any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the consummation of the Transactions or the value of any of the benefits of which will be calculated on the basis of any of the Transactions;

•	enter into, amend or otherwise modify, renew, terminate or exercise an extension or purchase option with respect to, any lease of a Skilled Healthcare Facility (it being understood and agreed that, with respect to a such lease, in no event will Genesis unreasonably withhold its consent to permit the exercise of a purchase option with respect to, such lease);

•	modify in any material respect, adopt or enter into any collective bargaining agreement or other labor union contract applicable to the employees of Skilled Healthcare or any of its subsidiaries, other than in the ordinary course of business;

92

•	make, change or rescind any material tax election;

•	terminate, suspend, abrogate, amend or modify in any material respect any applicable permits in a manner that would materially impair the operation of any Skilled Healthcare Facility;

•	close any Skilled Healthcare Facility, except as requested or required by any governmental authority;

•	subject to certain customary exceptions, (1) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than dividends or distributions by a direct or indirect wholly owned subsidiary of Skilled Healthcare to its parent; (2) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; or (3) purchase, redeem or otherwise acquire any shares of its capital stock or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

•	subject to certain customary exceptions, issue, deliver, sell, grant, pledge or otherwise encumber or subject to any lien any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, or any “phantom” stock, “phantom” stock rights, stock appreciation rights or stock-based performance units: (1) as part of compensation and/or bonus arrangements for director-level employees and newly hired officers or as part of annual compensation review; (2) as part of compensation and/or bonus arrangements for any individual promotions to director-level positions or above; or (3) as part of annual grants to directors in the ordinary course of business (including with respect to timing and amount of such grants), in the case of each of clauses (1), (2) and (3), such issuances being in the ordinary course of business and relating, in the aggregate, to less than 400,000 shares of Company Common Stock;

•	amend Skilled Healthcare’s certificate of incorporation or bylaws or the certificate of incorporation or bylaws (or other comparable organizational documents) of any of its subsidiaries or adopt a shareholders’ rights plan or similar plan, or enter into any agreement with respect to the voting of its capital stock;

•	(1) directly or indirectly acquire by merging or consolidating with, or by purchasing all of or a substantial equity interest in, or by any other manner, any division, business or equity interest of any person; or (2) directly or indirectly acquire in an individual transaction assets (as distinguished from services) for a purchase price in excess of $2,000,000 except for inventory and supplies purchased in the ordinary course of business and except for capital expenditures that are permitted to be made pursuant to the following bullet point;

•	except for any capital expenditures as may be incurred (1) with the proceeds (or in reasonable expectation of the proceeds) of any applicable insurance policy of Skilled Healthcare or any of its subsidiaries, (2) in connection with the making of repairs, replacements of assets or for other similar purposes necessary to allow for the continued operation of the business of Skilled Healthcare and/or any of its subsidiaries in the ordinary course of business or (3) in connection with the performance under any existing “inter-government transfer/upper-payment limit” arrangement, project or program that Skilled Healthcare or any of its subsidiaries may perform under: fund any capital expenditure in any calendar quarter which, when added to all other capital expenditures made by Skilled Healthcare and its subsidiaries in such calendar quarter, would exceed by more than $3,000,000 the aggregate amount budgeted for capital expenditures in any calendar quarter or calendar year to date (as set forth in certain confidential disclosures delivered by Skilled Healthcare in connection with the Purchase Agreement);

•	except in the ordinary course of business, sell, lease, license, mortgage, sell and leaseback or otherwise encumber or subject to any lien (other than certain permitted liens) or otherwise dispose of in an individual transaction assets for a purchase price in excess of $2,000,000 to a third party;

93

•	other than for purchases of goods or services entered into in the ordinary course of business on arms-length terms, enter into, modify, amend or terminate (including by exercising any buyout, termination or similar right under) any contract with any affiliate of Skilled Healthcare (other than any of its wholly owned subsidiaries;

•	(1) make, grant or promise any bonus (including long-term cash incentive awards) or any wage, salary, or other compensation or benefits increase to any employee, officer or director or individual consultant, or make, grant or promise any other change in employment terms for any employee, officer or director, other than such grants or promises made in the ordinary course of business, which, in the aggregate, result in an increase of no greater than 3% of the aggregate compensation costs of Skilled Healthcare and its subsidiaries as compared to 2014 budgeted compensation costs for such period (excluding the effect of new Skilled Healthcare Facilities); (2) except in the ordinary course of business for employees or individual consultants whose base salary or, in the case of individual consultants, base compensation, is or will be after the following actions are taken, less than $200,000, enter into or amend any employment, change of control, retention, severance or similar agreement, or grant any severance or termination pay, modifications thereto or increases thereof; (3) except as may be required to implement the actions contemplated by the Purchase Agreement, accelerate the vesting or payment of any compensation or benefit under any Company benefit plan; (4) subject to certain exceptions, hire or promote any individual consultant or employee; (5) increase the funding obligation or contribution rate of any Company benefit plan, other than in the ordinary course of business; (6) award or promise to award any equity or equity-based awards, other than awards permitted by the terms of the Purchase Agreement; or (7) establish, amend or terminate any Company benefit plan, except as required by law or the terms of Company benefit plan, or materially change the level of health, dental and visions benefits as compared to health, dental and vision benefits provided on the date of the Purchase Agreement, except to the extent such changes (A) do not materially increase the total annualized cost of Company benefit plans and (V) do not materially interfere with integration of Company benefit plans and Genesis benefit plans to occur after December 31, 2015, in each case of (1) through (7) above, other than as required by applicable law or pursuant to any Company benefit plan;

•	fail to use reasonable efforts to maintain existing material insurance policies or comparable replacement policies to the extent available for a reasonable cost;

•	change its fiscal year, revalue any of its material assets or make any material changes in financial, actuarial, reserving, statutory or tax accounting methods, principles or practices, except in each case as required by GAAP or applicable law;

•	reduce the number of employees in a manner which would implicate the Worker Adjustment Retraining Notification Act of 1988, as amended, except in connection with closing any Skilled Healthcare Facility permitted pursuant to the terms of the Purchase Agreement; or

•	authorize any of, or commit, propose or agree to take any of, the foregoing actions.

Genesis has agreed, however, that nothing in the Purchase Agreement will give it, directly or indirectly, the right to control or direct the operations of Skilled Healthcare or any of its subsidiaries prior to the Closing.

Covenants Relating to the Conduct of Business by Genesis

Genesis has agreed in the Purchase Agreement that, from the date the Original Purchase Agreement was executed until the earlier of Closing and the date, if any, on which the Purchase Agreement is terminated, Genesis will, and will cause each of its subsidiaries to, carry on its business in the ordinary course of business and use its commercially reasonable efforts to comply with all applicable laws in all material respects, and, to the extent consistent therewith, use its commercially reasonable efforts to preserve intact its current business organizations, keep available the services of its current officers, employees and consultants and preserve its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with it with the intention that its goodwill and ongoing business shall not be materially impaired at the Closing.

94

Without limiting the generality of the foregoing, during the period from the date the Original Purchase Agreement was executed until the earlier of the Closing and the date, if any, on which the Purchase Agreement is terminated, except as set forth in the Purchase Agreement and the confidential disclosures delivered by Genesis in connection with the Purchase Agreement or as required by applicable law or the requirements of any applicable securities exchanges, Genesis will not, and will not permit any of its subsidiaries to, without Skilled Healthcare’s prior written consent (in the case of the first bullet below, such consent not to be unreasonably withheld, conditioned or delayed):

•	except for (1) any loans, advances, capital contributions or investments that are required to be made by Genesis or any of its subsidiaries pursuant to the terms of any contract to which Genesis any of its subsidiaries is a party as of the date of the Purchase Agreement, make any loans, advances or capital contributions to, or investments in, any other person, other than in Genesis or in or to any direct or indirect wholly owned subsidiary of Genesis and other than immaterial loans or advances to employees in the ordinary course of business, and (2) borrowings under Genesis’ existing revolving credit facilities set forth in the confidential disclosures delivered by Genesis in connection with the Purchase Agreement or to the extent required by any contract to which Genesis or any of its subsidiaries is a party as of the date of the Purchase Agreement: (A) repurchase, prepay or refinance any indebtedness in an amount greater than $50,000,000 in the aggregate, except as required by the terms of such indebtedness; (B) incur any indebtedness or issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Genesis or any of its subsidiaries, guarantee any debt securities of another person, enter into any “keep well” or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, in each case in an amount greater than $50,000,000; or (C) enter into, amend or otherwise modify, renew or terminate any contract in respect of any of the foregoing;

•	(1) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock or equity securities, other than (A) dividends or distributions by a direct or indirect wholly owned subsidiary of Genesis to its parent or (B) certain tax distributions to the Genesis Members pursuant to the Genesis LLC operating agreement; (2) split, combine or reclassify any of its capital stock or equity securities or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or equity securities; or (3) purchase, redeem or otherwise acquire any shares of its capital stock or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities, except that Genesis may issue additional equity which (A) is made in the form of an existing class of membership interests, (B) is issued to a person that has approved the Purchase Agreement and the Transactions and the performance of the Purchase Agreement by Genesis and executes and delivers all documents that were executed and delivered by other Genesis Members in connection therewith, and (C) will not impair or delay Genesis’ ability to consummate the Transactions;

•	except in the case of GEN Management LLC, issue, deliver, sell, grant, pledge or otherwise encumber or subject to any lien any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, or any “phantom” stock, “phantom” stock rights, stock appreciation rights or stock-based performance units;

•	amend the Genesis LLC operating agreement (other than in to update membership or capitalization schedules in connection with the issuance or transfer of Genesis interests) or enter into any agreement with respect to the voting of its membership interests, in each case other than in connection with the Transactions;

•	(1) directly or indirectly acquire by merging or consolidating with, or by purchasing all of or a substantial equity interest in, or by any other manner, any division, business or equity interest of any person; or (2) directly or indirectly acquire in an individual transaction assets, in the case of either (1) or (2) for a purchase price in excess of $50,000,000, except for inventory and supplies purchased in the ordinary course of business;

95

•	except in the ordinary course of business, sell, lease, license, mortgage, sell and leaseback or otherwise encumber or subject to any lien (other than certain permitted liens) or otherwise dispose of in an individual transaction assets for a purchase price in excess of $50,000,000 to a third party;

•	other than for purchases of goods or services which are entered into in the ordinary course of business on arms-length terms, enter into, modify, amend or terminate (including by exercising any buyout, termination or similar right under) any contract with any affiliate of Genesis (other than any of its wholly-owned subsidiaries), except for any such contracts that either terminate at or prior to or do not require performance after the Closing;

•	fail to use reasonable efforts to maintain existing material insurance policies or comparable replacement policies to the extent available for a reasonable cost;

•	change its fiscal year, revalue any of its material assets or make any material changes in financial, actuarial, reserving, statutory or tax accounting methods, principles or practices, except in each case as required by GAAP or applicable law;

•	make, change or rescind any material tax election;

•	close five or more of the facilities owned, leased, subleased or operated (excluding facilities operated by Genesis or any subsidiary of Genesis that are the subject of Genesis management agreements between Genesis and its subsidiaries) by Genesis and its subsidiaries in any transaction or series of related transactions, except as required by any governmental authority;

•	settle or compromise any audit, examination or other proceeding with respect to taxes, other than settlements or compromises of claims that are permitted pursuant to the terms of the Purchase Agreement and settlements or compromises of any claim, audit, examination or proceeding (1) in the ordinary course of business, or (2) where any amount paid in settlement or compromise of any individual audit, examination or proceeding does not exceed the amount reserved against such matter by more than $500,000 in the most recent financial statements (or the notes thereto) of Genesis; or

•	authorize any of, or commit, propose or agree to take any of, the foregoing actions.

Skilled Healthcare has agreed, however, that nothing in the Purchase Agreement will give it, directly or indirectly, the right to control or direct the operations of Genesis or any of its subsidiaries prior to the Closing.

Competing Proposals

Upon signing of the Purchase Agreement, Skilled Healthcare agreed to, and agreed to cause each of its subsidiaries and representatives to, immediately cease and cause to be terminated all existing discussions and negotiations with any person conducted with respect to any Competing Proposal (as defined below) and request the prompt return or destruction of all confidential information previously furnished to such person.

From and after the date of the Purchase Agreement until the earlier of the Closing or the date, if any, on which the Purchase Agreement is terminated, and except as otherwise provided for in the Purchase Agreement, Skilled Healthcare has agreed that it will not (and will not permit any of its subsidiaries to), and that it will use its reasonable best efforts to cause its representatives not to, directly or indirectly:

•	solicit, initiate, cause or knowingly facilitate or encourage (including by way of furnishing information) the submission of any Competing Proposal;

•	participate in any negotiations, or furnish to any person any information relating to Skilled Healthcare or any of its subsidiaries, or afford access to the business, properties, assets, books or records of Skilled Healthcare or any of its subsidiaries, in each case, knowingly in connection with a Competing Proposal;

96

•	engage in discussions with any person in an effort to or attempt to facilitate or encourage a person to make a Competing Proposal;

•	approve or recommend, or propose publicly to approve or recommend, any Competing Proposal;

•	withdraw, change, amend, modify or qualify, or otherwise propose publicly to withdraw, change, amend, modify or qualify, or otherwise make any public statement or public proposal inconsistent with, the Company Board Recommendation;

•	enter into any letter of intent, agreement, agreement in principle, memorandum of understanding or similar document or any agreement or commitment providing for any Competing Proposal other than a confidentiality agreement that contains terms that are no less favorable to Skilled Healthcare than those contained in the confidentiality agreement between Skilled Healthcare and an affiliate of Genesis (such agreement, an “Acceptable Confidentiality Agreement”);

•	release or permit the release of any person from, waive or permit the waiver of any right under, fail to enforce any provision of, or grant any consent or make any election under, any confidentiality, “standstill” or similar agreement (or joinders thereto) to which Skilled Healthcare or any of its subsidiaries is a party; or

•	adopt a resolution of the Board of Directors or agree to do any of the foregoing.

Skilled Healthcare agreed to promptly (and in any event within 24 hours of receipt) advise Genesis in writing in the event Skilled Healthcare or any of its subsidiaries or, to the actual knowledge of certain officers of Skilled Healthcare, Skilled Healthcare’s or its subsidiaries’ representatives, receives (1) any notice by any person that such person intends to make a Competing Proposal, (2) any inquiry or request for information, discussion or negotiation that is reasonably likely to lead to or that contemplate a Competing Proposal or (3) a Competing Proposal or any proposal or offer that the Board of Directors believes would be reasonably likely to lead to a Competing Proposal, in each case together with the material terms and certain other information relating to the Competing Proposal. Skilled Healthcare agreed to keep Genesis reasonably informed (orally and in writing) on a timely basis of any material change in the status and details of any such Competing Proposal or request, inquiry, proposal or offer. Skilled Healthcare also agreed to promptly notify Genesis in writing if it determines to begin providing information or to engage in discussions or negotiations concerning a Competing Proposal.

If Skilled Healthcare received, prior to the Competing Proposal Expiration Time (which occurred on September 24, 2014), a Competing Proposal (and the receipt of the Competing Proposal did not result from a material breach of the “Competing Proposals” sections of the Purchase Agreement) which (1) constituted a Superior Proposal (as defined below) or (2) the Board of Directors determined in good faith after consultation with Skilled Healthcare’s outside legal and financial advisors could reasonably be expected to result, after the taking of any of the actions referred to below, in a Superior Proposal, Skilled Healthcare was permitted to take the following actions:

•	furnish non-public information to the person making such Competing Proposal, if, and only if, prior to furnishing such information, Skilled Healthcare received from such person an executed Acceptable Confidentiality Agreement; and

•	engage in discussions or negotiations with such person with respect to the Competing Proposal;

except that, prior to or substantially concurrently with Skilled Healthcare taking such actions, Skilled Healthcare must have provided to Genesis any non-public information concerning Skilled Healthcare and its subsidiaries provided to such person, which was not previously provided to Genesis, and complied with the provisions referred to in the preceding paragraph.

If the Board of Directors concluded that such a Competing Proposal (that had not been withdrawn) constituted a Superior Proposal, then the Board of Directors could have, at any time prior to the Competing Proposal Expiration Time, caused Skilled Healthcare to, after complying with the provisions referred to in the

97

following paragraph, enter into a Competing Proposal Agreement (as defined below) and terminate the Purchase Agreement. The Competing Proposal Expiration Time was 11:59 pm (New York City time) on September 24, 2014. Accordingly, the Board of Directors and Skilled Healthcare can no longer take these actions.

Neither Skilled Healthcare nor its Board of Directors was permitted to take any of the actions described under this heading “Competing Proposals” in this information statement or terminate the Purchase Agreement to accept a Superior Proposal and enter into a Competing Proposal Agreement, in each case, unless it complied with the following:

•	Skilled Healthcare must have provided written notice to Genesis advising it of the decision of the Board of Directors to take such action within 24 hours after such decision had been made, detailing the terms and conditions of the Superior Proposal, identifying the person or group of persons making such Superior Proposal (the “Competing Offeror”), providing the most current draft of the agreement or agreements relating to the transaction that constituted such Superior Proposal, as well as the most current draft of all related transaction agreements, and Skilled Healthcare must have given Genesis until 11:59 p.m. New York City time on the fourth business day after delivery of such notice (such time period, as it may be extended, the “Matching Period”) to propose revisions to the terms of the Purchase Agreement, the ancillary agreements contemplated by the Purchase Agreement and/or the Transactions. Any material amendment to the terms of the Superior Proposal would have required a new notice and extended the Matching Period; and

•	during the Matching Period, if Genesis had notified Skilled Healthcare that it desired to negotiate with Skilled Healthcare for the purpose of proposing revisions to the terms of the Purchase Agreement, the ancillary agreements contemplated by the Purchase Agreement and/or the Transactions, Skilled Healthcare would have negotiated and caused its representatives to negotiate, confidentially and in good faith, with Genesis amendments or modifications to the Purchase Agreement in order to have such Competing Proposal cease to be a Superior Proposal.

In the event that at the conclusion of the Matching Period, the Board of Directors concluded, after consultation with its outside financial and legal advisors and considering the results of such negotiations and giving effect to any proposals, amendments or modifications offered by Genesis that were capable of being accepted, that (1) the Competing Proposal remained a Superior Proposal, then Skilled Healthcare was entitled (but not required) until 11:59 p.m. New York City time on the calendar day following the expiration of the Matching Period to enter into the Competing Proposal and terminate the Purchase Agreement, or (2) the Competing Proposal no longer constituted a Superior Proposal, then Skilled Healthcare was entitled (but not required) until Noon New York City time on the calendar day following the expiration of the Matching Period to deliver notice describing such proposals, amendments or modifications to the Competing Offeror (but not to any other person). In the event that during the period ending at Noon New York City time on the calendar day following the delivery of such notice (such period, the “Topping Period”), the Competing Offeror delivered a revised Competing Proposal and the Board of Directors concluded, after consultation with its outside financial and legal advisors, that such revised Competing Proposal constituted a Superior Proposal and that it wished to take any of the actions described under this heading “Competing Proposals” in this information statement or terminate the Purchase Agreement to accept a Superior Proposal and enter into a Competing Proposal Agreement, then prior to 5:00 p.m. New York City time on the date of the expiration of the Topping Period Skilled Healthcare must have given the notice and provided certain documents to Genesis and the procedure described above would have applied again to such Competing Proposal, except that for purposes of defining the new Matching Period all references to “the fourth Business Day after” would be to “the calendar day after.” For avoidance of doubt, the preceding sentences would have applied multiple times until the Competing Proposal Expiration Time occurred. “Competing Proposal Expiration Time” means the later of (1) 11:59 p.m. New York City time on the date that is 37 days after the date of the Purchase Agreement (September 24, 2014), or (2) if one or more Matching Periods occur, 11:59 p.m. New York City time on the second calendar day following the last Matching Period, (the procedures set forth in this paragraph, collectively, the “Competing Proposal Procedures”).

98

Except as described under this heading “Competing Proposals” in this information statement, neither the Board of Directors nor any committee of the Board of Directors will:

•	withhold, withdraw, qualify or modify (or publicly propose to withhold, withdraw, qualify or modify), in a manner adverse to Genesis, the Company Board Recommendation, or adopt, approve or recommend to propose to adopt, approve or recommend (publicly or otherwise) a Competing Proposal;

•	take formal action or make any recommendation or public statement in connection with a tender offer or exchange offer, other than a recommendation against such offer or a “stop, look and listen” communication pursuant to Rule 14d-9(f) under the Exchange Act, it being understood that the Board of Directors may refrain from taking a position with respect to a Competing Proposal until the close of business on the tenth business day after the commencement of such offer in connection with such Competing Proposal pursuant to Rule 14d-9(f) under the Exchange Act without such action being considered an adverse modification of the Company Board Recommendation (this and the preceding bulleted item are referred to as a “Change of Recommendation”);

•	cause or permit Skilled Healthcare to approve, adopt, recommend or enter into, or publicly propose to approve, adopt, recommend or enter into, any acquisition agreement, merger agreement or similar definitive agreement, a letter of intent, memorandum of understanding, agreement in principle or similar document, agreement or understanding with respect thereto (other than an Acceptable Confidentiality Agreement) relating to any Competing Proposal (a “Competing Proposal Agreement”), except that, for the avoidance of doubt, nothing in the Purchase Agreement will permit Skilled Healthcare to adopt or enter into a Competing Proposal Agreement prior to termination of the Purchase Agreement in accordance with its terms; or

•	terminate the Purchase Agreement in order to accept a Superior Proposal and enter into a Competing Proposal Agreement with respect to such Superior Proposal.

The Board of Directors was permitted, however, at any time prior to the Competing Proposal Expiration Time, to make a Change of Recommendation if, in the case the Change of Recommendation was being made as a result of a Competing Proposal, the Board of Directors concluded that such Competing Proposal constituted a Superior Proposal and Skilled Healthcare complied with the Competing Proposal Procedures. Notwithstanding any such Change of Recommendation, such Change of Recommendation would have had no effect whatsoever on the validity of the Requisite Stockholder Approval granted pursuant to the Company Written Consent. At any time prior to the receipt of the Requisite Stockholder Approval, the Board of Directors was permitted to make a Change of Recommendation if, in the case such Change of Recommendation was not being made as a result of a Competing Proposal, it concluded in good faith after consultation with Skilled Healthcare’s outside legal and financial advisors that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties to Skilled Healthcare’s stockholders under applicable law. Notwithstanding any such Change of Recommendation, unless the Purchase Agreement had been otherwise terminated in accordance with its terms, consistent with applicable law, Skilled Healthcare would still have been required to submit the Restated Charter, the New Company Stock Issuance and the Contribution to its stockholders for their consideration to adopt and approve, as applicable, by action by written consent in accordance with applicable law.

Nothing contained in the Purchase Agreement will prohibit Skilled Healthcare or its Board of Directors from (1) disclosing to the Skilled Healthcare stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or (2) making any disclosure to its stockholders if the Board of Directors has determined in good faith, after consultation with outside legal counsel, that the failure to do so would reasonably be expected to be inconsistent with its fiduciary duties or breach any applicable law.

Skilled Healthcare has agreed that any breach or violation of, or non-compliance with, the terms described under this heading “Competing Proposals” in this information statement by any representative of Skilled Healthcare or any of its subsidiaries, whether or not such person is purporting to act on behalf of Skilled Healthcare or any of its subsidiaries or otherwise, will be deemed to be a breach the Purchase Agreement by Skilled Healthcare.

99

The Purchase Agreement defines “Competing Proposal” and “Superior Proposal” as follows:

“Competing Proposal” means a bona fide inquiry, proposal or offer made by any person (other than Genesis or any of its subsidiaries) or “group,” within the meaning of Section 13(d) of the Exchange Act, for, in a single transaction or series of related transactions, any:

•	acquisition of assets of Skilled Healthcare and its subsidiaries equal to 20% or more of Skilled Healthcare’s consolidated assets or to which 20% or more of Skilled Healthcare’s revenues on a consolidated basis are attributable;

•	acquisition of 20% or more of the outstanding Company Common Stock;

•	tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more of the outstanding Company Common Stock; or

•	merger, consolidation, business combination, liquidation, dissolution or similar transaction involving Skilled Healthcare.

“Superior Proposal” means a written Competing Proposal that the Board of Directors has determined, after consultation with its outside legal counsel and financial advisor, in its good faith judgment, taking into account the conditionality, expected timing and likelihood of consummation of the proposal, the Purchase Agreement (including any modifications proposed by Genesis, as discussed above) and all other factors the Board of Directors determines in good faith to be relevant:

•	is reasonably likely to be consummated;

•	if consummated, would result in a transaction more favorable to Skilled Healthcare’s stockholders from a financial point of view than the Transactions; and

•	for which financing, if a cash transaction (in whole or in part), is then fully committed;

except that for purposes of the definition of Superior Proposal, the references to “20%” in the definition of Competing Proposal shall be deemed to be references to “50%”.

Stockholder Approval; Preparation of the Information Statement

The Original Purchase Agreement required the approval of the Original Purchase Agreement and the Transactions by the holders of outstanding Company Common Stock, voting together as a single class with the holders of the Company Class A Stock having one vote per share and the holders of the Company Class B Stock having ten votes per share, representing at least 66 2/3% of all votes entitled to be cast by holders of the outstanding Company Common Stock, by irrevocable written consent of the Onex Partners LP and its affiliates, which are party to the investor stockholders agreement with SHG Holding Solutions, Inc. (as Skilled Healthcare’s predecessor-in-interest), in the form attached as Exhibit C to the Purchase Agreement. Following the execution and delivery of the Original Purchase Agreement, the Onex Group executed and delivered the Company Written Consent on August 18, 2014, approving in all respects the Original Purchase Agreement and the Transactions. In addition, on January 5, 2015, following execution and delivery of Amendment No. 1 by the parties thereto, the Onex Group delivered an irrevocable written consent to Skilled Healthcare approving such amendment and the Restated Charter (as revised by such amendment).

Skilled Healthcare has also agreed to prepare and deliver this information statement to Skilled Healthcare’s stockholders as required pursuant to the Exchange Act.

100

Efforts to Complete the Transactions

The Purchase Agreement requires each party to use its reasonable best efforts to take, do and assist and cooperate with the other party in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Transactions, subject to the express provisions of the Purchase Agreement, including using reasonable best efforts to accomplish the following:

•	the taking of all acts necessary to cause the conditions to Closing (see “The Purchase Agreement—Conditions to the Combination” beginning on page 107) to be satisfied as promptly as practicable;

•	the obtaining of all necessary actions or nonactions, waivers, consents and approvals from governmental authorities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an adverse action or proceeding by, any governmental authority;

•	the obtaining of all necessary consents, approvals or waivers from third parties; and

•	the execution and delivery of any additional instruments necessary to consummate the Transactions and to fully carry out the purposes of the Purchase Agreement.

The party subject to the applicable requirement of a governmental authority or party to the applicable agreement requiring a consent or waiver is primarily responsible for communications with the applicable governmental authority or other third party and the other party hereto will reasonably cooperate in such efforts. In addition, each of Skilled Healthcare and its Board of Directors and Genesis and the Genesis Board of Directors will (1) take no action to cause any state takeover statute or similar statute or regulation to become applicable to the Purchase Agreement or the Transactions and (2) if any state takeover statute or similar statute is or becomes applicable to the Purchase Agreement or the Transactions, take all action reasonably necessary to ensure that the Transactions may be consummated as promptly as practicable on the terms contemplated by the Purchase Agreement and otherwise to minimize the effect of such statute or regulation on the Purchase Agreement and the Transactions.

Genesis will, assuming Skilled Healthcare has provided all information to Genesis that is reasonably required from Skilled Healthcare related to governmental approvals, make and effect within ten business days after the final determination of any updates to the schedule of Contributed Assets all registrations, filings, notifications, applications and submissions required to be made or effected by it pursuant to health care laws and other applicable laws necessary to initiate obtaining the governmental approvals. Skilled Healthcare and Genesis has each agreed to furnish to the other such necessary information and reasonable assistance as the other may request in connection with the preparation of any required governmental filings or submissions and to cooperate in responding to any inquiry from a governmental authority and to any requests for additional information at the earliest practicable date. Such information may be shared on an outside counsel basis or subject to other restrictions to the extent deemed necessary or advisable by counsel for the disclosing party. To the extent practicable and as permitted by a governmental authority, Skilled Healthcare and Genesis has each agreed to permit representatives of the other party to participate in material substantive meetings with such governmental authority. Genesis and Skilled Healthcare has each agreed to use its reasonable best efforts to avoid the entry of any judgment that would restrain, prevent or delay the Closing.

Genesis and Skilled Healthcare have agreed, however, that nothing contained in the Purchase Agreement will be construed to require either party to:

•	institute or defend any legal proceeding in any court against any governmental authority;

•	agree to, or effect by consent decree, hold separate orders or otherwise, the sale, divestiture, lease, license, disposition or other encumbrance of impairment of any assets, categories of assets or businesses, contracts or equity interests of Genesis or Skilled Healthcare (collectively, a “Divestiture”); or

101

•	otherwise take any action, that in the case of the first and second bullet points directly above, would reasonably be expected to result, individually or in the aggregate, in a material and adverse effect on the business, condition (financial or otherwise), assets, liabilities or results of operations of Skilled Healthcare, Genesis and their respective subsidiaries, taken as a whole, following the consummation of the Transactions (each of such actions, a “Burdensome Condition”).

In addition, neither party nor any of its subsidiaries will undertake any Divestiture or otherwise take any action that has the effect of, or agree with any governmental authority to, any Burdensome Condition without the prior written consent of the other party.

Indemnification and Insurance

Genesis and Skilled Healthcare have agreed that, from and after the Closing, Skilled Healthcare and Genesis will, jointly and severally, indemnify, defend and hold harmless, and provide advancement of expenses to, the current and former directors and officers of Skilled Healthcare and its subsidiaries and the current and former members of the Genesis Board of Directors and officers of Genesis and its subsidiaries, in each case to the fullest extent permitted by law.

All rights to indemnification, expense advancement and exculpation existing in favor of each present and former director, officer and employee of Skilled Healthcare, Genesis or any of their respective subsidiaries will survive the Transactions, and Skilled Healthcare and Genesis have agreed to (1) continue in full force and effect for a period of at least six years from the Closing Date such rights to indemnification and (2) perform, in a timely manner, Skilled Healthcare’s or Genesis’ or their respective subsidiaries’ obligation with respect thereto. Any claims for indemnification as to which Skilled Healthcare or Genesis has received written notice before the sixth anniversary of the Closing Date will survive, and no action taken during such period will be deemed to diminish each party’s respective indemnification obligations.

In addition, Genesis and Skilled Healthcare will each maintain, for at least six years after the Closing, its respective current directors’ and officers’ liability insurance in respect of acts or omissions occurring at or prior to the Closing; except that Skilled Healthcare:

•	may substitute a tail policy or policies of either party containing terms with respect to coverage and amount no less favorable to the indemnified parties than those policies currently in place; and

•	is not required to pay aggregate premiums in excess of 300% of the amount paid by either party in its last full policy year, or, if this coverage is not available for aggregate premiums less than or equal to 300%, will be required to provide such coverage as may be obtained for such 300% amount.

Employee Matters

Genesis and Skilled Healthcare have agreed that, with respect to any benefit plan, program or arrangement (other than any defined benefit pension plan, retiree medical program or other retiree welfare benefit program), Skilled Healthcare will, and, from and after the Closing, will cause Genesis to, recognize (or with respect to any insured arrangement, use commercially reasonable efforts to recognize) the service of individuals (the “Affected Employees”) who are employed by Skilled Healthcare and its subsidiaries, or Genesis and its subsidiaries, immediately prior to the Closing and who remain employed thereafter by and with Skilled Healthcare, Genesis or any of their subsidiaries prior to the Closing to the same extent as such service was taken into account under the corresponding Company benefit plan or Genesis benefit plan for purposes of eligibility, vesting and benefit accrual, level and entitlement, except that such recognition will not result in a duplication of benefits.

In addition, with respect to any welfare plan in which the Affected Employees are eligible to participate after the Closing, Skilled Healthcare will, and will cause Genesis to, use commercially reasonable efforts to:

•	waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to such employees to the extent such conditions were satisfied (or not applicable) under the applicable welfare plans prior to the Closing; and

102

•	provide each such employee with credit for any co-payments and deductibles paid prior to the Closing and in the applicable plan year in which the Closing occurs in satisfying any analogous deductible or out-of-pocket requirements.

Genesis and Skilled Healthcare have agreed, however, that the terms and conditions of employment for any Affected Employee whose employment is subject to a collective bargaining agreement will be governed by such agreement until its expiration, modification or termination in accordance with its terms and applicable law.

Financing Covenant

The Purchase Agreement contains a financing covenant that requires Genesis, among other things, to:

•	use its reasonable best efforts to obtain the Debt Financing on the terms and conditions, taken as a whole, described in the Debt Financing Commitment Letters, including using its reasonable best efforts to (1) maintain in effect the Debt Financing Commitment Letters until the funding of the Debt Financing at or prior to Closing, (2) negotiate definitive agreements with respect to the Debt Financing consistent in all material respects with the terms and conditions contained in the Debt Financing letters or on terms not less favorable, in the aggregate, to Genesis than the terms and conditions contemplated by the Debt Financing Commitment Letters but only to the extent that any such other terms would not be reasonably expected to adversely impact or delay in any material respect the ability of Genesis to consummate the Transactions or obtain the Debt Financing, (3) satisfy (or obtain a waiver of) all of the conditions applicable to Genesis to obtaining the Debt Financing and (4) upon satisfaction of all of the conditions in the Purchase Agreement to each party’s obligations to effect the Closing (see “The Purchase Agreement—Conditions to the Combination” beginning on page 107), and the satisfaction of all of the conditions set forth in the Debt Financing Commitment Letters, at the request of Skilled Healthcare, enforce the lenders’ funding obligations (and the rights of Genesis) under the Debt Financing Commitment Letters;

•

refrain from, without Skilled Healthcare’s prior written consent, (1) permitting any amendment or modification to, or any waiver of, any provision or remedy under, or replace (subject to certain exceptions expressly agreed upon), the Debt Financing Commitment Letters if such amendment, modification, waiver or replacement (A) would add any new (or modify any existing) condition to the Debt Financing commitments (unless such new condition or modified condition would not reasonably be expected to prevent, impede or in any material respect delay the consummation of the Debt Financing), (B) reduces the aggregate amount of the Debt Financing contemplated by the Debt Financing Commitment Letters delivered as of the date of the Purchase Agreement in a manner that would adversely impact the ability of Genesis to consummate the Transactions and pay cash proceeds on the Closing Date (after netting out applicable fees, expenses, original issue discount and similar premiums and charges payable by Genesis) sufficient for the satisfaction of Genesis’ obligations to (i) pay any fees and expenses of or payable by Genesis, Skilled Healthcare and their respective subsidiaries in connection with the Purchase Agreement, the Transactions and certain ancillary transactions and (ii) pay off in full at Closing (other than indemnification obligations) the existing credit facilities of Skilled Healthcare and, if applicable, the indebtedness of Genesis and its subsidiaries under the Existing Term Facility (such amount, the “Required Amount”), (C) adversely impairs the ability of Genesis to enforce its rights against other parties to the Debt Financing Commitment Letters, if any, to require such parties to provide the Debt Financing, or (D) would reasonably be expected to prevent, impede or in any material respect delay the consummation of the Debt Financing, or (2) terminating any Debt Financing Commitment Letters unless (1) such Debt Financing Commitment Letters is replaced with another commitment letter or comparable financing commitment that would not result in any of the items described in clause (1)(A) through (D) of this sentence (collectively, the “Restricted Financing Commitment Amendments”), except that Genesis may amend or modify, or waive any provision or remedy under, any of the Debt Financing Commitment Letters if such amendment, modification or waiver is not a Restricted Financing Commitment Amendment or (2) in

103

the case of the Genesis term financing commitment, the Term Loan Amendment to the Existing Term Facility has been obtained to permit the consummation of the Transactions without the occurrence of an “event of default” under the Existing Term Facility;

•	in the event that any portion of the Debt Financing (other than the Debt Financing pursuant to the Genesis term financing commitment) becomes unavailable on the terms and conditions contemplated in the Debt Financing commitments, for any reason, to the extent such portion is necessary to pay the Required Amount, Genesis shall (1) promptly notify Skilled Healthcare of such unavailability and (2) use reasonable best efforts to obtain, as promptly as practicable following the occurrence of such event but in any event no later than the Closing Date, alternative financing (in an amount sufficient to pay the Required Amount) from the same or other sources (A) on terms not less favorable, in any material respect, when taken as a whole, than those contained in the Debt Financing commitment letters to Genesis and Skilled Healthcare and (B) that does not contain any other terms that would reasonably be expected to prevent, impede or delay the consummation of the Transactions beyond the Closing Date;

•	provide Skilled Healthcare with prompt written notice of (1) any material breach or default by any party to any Debt Financing Commitment Letters or the definitive financing documents, if any, of which Genesis has knowledge or any termination of any of the Debt Financing Commitment Letters of which Genesis has knowledge, (2) the receipt of any written notice or other written communication from any lender with respect to (A) any actual or potential breach, default, termination or repudiation by any party to any of the Debt Financing Commitment Letters or the definitive financing documents, if any and (B) any material dispute or disagreement between or among any parties to any of the Debt Financing Commitment Letters or the definitive financing documents, if any, in the case of clauses (A) and (B), that would reasonably be expected to result in Genesis not receiving the proceeds of the Debt Financing on the Closing Date or (3) any change or event that, individually or in the aggregate, would reasonably be expected to cause any condition precedent of the Debt Financing (or any alternative financing obtained by Genesis as described above) to not be satisfied at the Closing Date and result in Genesis not being able to obtain all or any portion of the Debt Financing on the terms and conditions, in the manner or from sources, contemplated by the Debt Financing Commitment Letters or the definitive financing documents; and

•	keep Skilled Healthcare informed on a reasonably current basis in reasonable detail of the status of its efforts to consummate the Debt Financing,

•	except that nothing in the Purchase Agreement will require, and in no event shall the “reasonable best efforts” of Genesis be deemed or construed to require, Genesis to (1) except with respect to any alternative financing as described above, seek or accept Debt Financing on terms less favorable in the aggregate than those set forth in the Debt Financing Commitment Letters provided on the date of the Purchase Agreement, (2) waive any term or condition of the Purchase Agreement or (3) pay any fees in excess of those contemplated by the Debt Financing commitments.

Skilled Healthcare has agreed to use reasonable best efforts to cooperate with Genesis in connection with the arrangement of the Debt Financing as may be reasonably requested by Genesis, including, among other things:

•	participating in meetings, presentations, road shows, due diligence sessions, drafting sessions and sessions with rating agencies;

•	assisting with the preparation of materials relating to the Debt Financing;

•	using reasonable best efforts to request its independent accountants to provide assistance and cooperation to Genesis;

•	using reasonable best efforts to assist Genesis in the preparation of pro forma financial statements and obtain customary payoff letters, drafts of financial statements and instruments of termination and discharge reasonably requested by Genesis;

104

•	furnishing financial statements, pro forma financial statements and other financial data relating to Skilled Healthcare reasonably requested by Genesis;

•	executing and delivering definitive financing documents, to the extent reasonably requested by Genesis and otherwise reasonably facilitating the pledging of collateral, provided, that no such documents or agreements shall be effective prior to the Closing Date;

•	cooperating with Genesis’ legal counsel in connection with certain legal opinions;

•	providing authorization letters; and

•	furnishing Genesis and any Lender Parties involved with any Debt Financing, with all documentation and other information required by any government authority;

except that Genesis and Skilled Healthcare have agreed that (1) such requested cooperation will not unreasonably interfere with the ongoing operations of Skilled Healthcare or any of its subsidiaries; (2) neither Skilled Healthcare nor any of its subsidiaries will be required to pay any commitment or other similar fee or incur any other liability in connection with any Debt Financing prior to the Closing; (3) neither Skilled Healthcare nor any of its subsidiaries will be required to execute (except in escrow), prior to the Closing Date, any definitive financing documents, and no obligation of Skilled Healthcare or its subsidiaries under any document, agreement or any other contract relating to any Debt Financing shall be operative until the Closing has occurred; and (4) all corporate, limited liability or other organizational actions will be deemed to become effective only if and when the Closing occurs and shall be derived exclusively from the authority of, and shall only be taken by, the post-Closing Board of Directors of Skilled Healthcare and its subsidiaries.

In addition, Skilled Healthcare has agreed to obtain payoff letters for the repayment of the indebtedness of Skilled Healthcare and its subsidiaries as of the Closing Date under the existing credit facilities.

Board Representation

The Purchase Agreement provides that Genesis and Skilled Healthcare will each take all actions necessary to provide that, at the Closing, two individuals designated by Skilled Healthcare, four individuals designated by Genesis and five individuals designated jointly by Skilled Healthcare and Genesis will be appointed to the Board of Directors. In the event that any individual so designated is unable to serve, for any reason, as a director of Skilled Healthcare at the Closing, the party that designated such individual will have the right to designate another individual to serve as a director of Skilled Healthcare in place of the individual so originally designated. In addition, Genesis and Skilled Healthcare have agreed that a designated individual will have observer rights on the Board of Directors, on terms to be mutually agreed among Genesis, Skilled Healthcare and such individual. See also, “Management After the Combination—Board of Directors and Management” beginning on page 145 for a description of the individuals that are expected to serve as Skilled Healthcare’s directors immediately following the Closing Date.

Preparation of Form S-3

Skilled Healthcare has agreed to prepare and cause to be filed with the SEC a Shelf Registration Statement on Form S-3 providing for the issuance of Company Class A Stock, from time to time, upon an exchange of Genesis Class A Units, conversion of Company Class C Stock or exercise of warrants or options held by HCN, if any, which exchange will be registered pursuant to the Securities Act (the “Form S-3”). Skilled Healthcare will use its reasonable best efforts to have the Form S-3 declared effective under the Securities Act prior to the Closing. Each of Skilled Healthcare and Genesis will furnish all information concerning itself, its affiliates and the holders of its capital stock to the other and provide such other assistance as may be reasonably requested in connection with the preparation, filing and distribution of the Form S-3. The Form S-3 will include all information reasonably requested by such other party to be included therein. Skilled Healthcare will respond promptly to any comments from the SEC with respect to the Form S-3. No filing of, or amendment or supplement to, the Form S-3, or responding to any comments of the SEC with respect thereto, will be made by

105

Skilled Healthcare, without providing Genesis and its counsel a reasonable opportunity to review and comment thereon. Skilled Healthcare will advise Genesis, promptly after it receives notice thereof, of the time of effectiveness of the Form S-3, the issuance of any stop order relating thereto or the suspension of the qualification of the shares of the Company Class A Stock for offering or sale in any jurisdiction, and Skilled Healthcare will use its reasonable best efforts to have any such stop order or suspension lifted, reversed or otherwise terminated. Skilled Healthcare will also take any other action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under the Securities Act, the Exchange Act, any applicable foreign or state securities or “blue sky” laws and the rules and regulations thereunder in connection with the issuance of the shares of Company Class A Stock, and Genesis will furnish all information concerning Genesis and the holders of its capital stock as may be reasonably requested in connection with any such actions. If at any time prior to the Closing, any information relating to Skilled Healthcare or Genesis, or any of their respective affiliates, directors or officers, should be discovered by Skilled Healthcare or Genesis which should be set forth in an amendment of, or supplement to, the Form S-3, so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other party and an appropriate amendment or supplement describing such information shall be promptly filed by Skilled Healthcare with the SEC. Skilled Healthcare will notify Genesis promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Form S-3 or for additional information and will supply each other with copies of all correspondence between it or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Form S-3. See also, “The Transactions—Registration Rights Agreement” beginning on page 62 for further description with respect to the Form S-3.

Name

On the Closing Date, Skilled Healthcare will, as part of the Restated Charter, change its name to “Genesis Healthcare, Inc.” (or such other name as selected by Genesis prior to the Closing Date). On or promptly following the Closing Date, Skilled Healthcare will request from the NYSE the assignment of a new ticker symbol to be determined by Genesis. At Genesis’ request, Skilled Healthcare has reserved the ticker symbol “GEN.” See “The Transactions—Restated Charter” and “The Transactions—Restated Bylaws” beginning on pages 66 and 71, respectively, for further information regarding the Restated Charter and the Restated Bylaws.

Other Covenants and Agreements of Skilled Healthcare and Genesis

The Purchase Agreement contains additional agreements between Skilled Healthcare and Genesis relating to, among other things:

•	reasonable access to the other party’s properties, books, contracts, commitments, personnel and records;

•	confidentiality obligations;

•	all fees and expenses incurred in connection with this Purchase Agreement and the Transactions are be paid by the party incurring such fees or expenses, whether or not the Transactions are consummated, except that each of Skilled Healthcare and Genesis each bear and pay one-half of the filing fees for the premerger notification and report forms under the HSR Act;

•	coordination of press releases and other public statements with respect to the Transactions;

•	Skilled Healthcare’s use of reasonable best efforts to cause, prior to the Closing, the shares of Company Class A Stock to be issued to the Genesis Members and the Conversion Shares reserved for issuance pursuant to the conversions of the Company Class C Stock to be approved for listing on the NYSE, subject to official notice of issuance;

•	cooperation with respect to any stockholder litigation relating to the Purchase Agreement or the Transactions;

106

•	cooperation with respect to planning the integration of Genesis, Skilled Healthcare and their respective subsidiaries and employees;

•	cooperation with respect to each party’s defense of certain litigation and claims set forth in confidential disclosures by such party delivered in connection with the Purchase Agreement;

•	execution and delivery by each party of the Registration Rights Agreement;

•	execution and delivery by each party of the Tax Receivable Agreement;

•	termination by each party of certain affiliate contracts set forth in confidential disclosures of such party delivered in connection with the Purchase Agreement;

•	execution and delivery by certain subsidiaries to Skilled Healthcare (as caused by Genesis), at or prior to the Closing, a certificate pursuant to Sections 1.1445-2(c)(3) and 1.897-2(h) of the U.S. Treasury Regulations; and

•	prior to the Closing, the independent and fair valuation of the Distribution Subsidiary on a percentage basis relative to the enterprise value of Genesis and its subsidiaries (the “Distribution Subsidiary Percentage”), and the completion of the schedule of Contributed Assets.

Conditions to the Combination

Conditions to Each Party’s Obligation to Effect the Combination. Each party’s obligation to effect the Combination is subject to the satisfaction or waiver of the following conditions:

•	the receipt of signature pages to the Company Written Consent representing a percentage of the Company Common Stock that at a minimum is equal to the Requisite Stockholder Approval, and the delivery of such pages to Genesis (which occurred when the Onex Group delivered the Company Written Consent on August 18, 2014);

•	the expiration or termination of the waiting period under the HSR Act, which occurred on September 16, 2014;

•	the absence of any statute, rule or regulation enacted or promulgated by any governmental authority of competent jurisdiction prohibiting or making illegal the Transactions, any order or injunction of a court of competent jurisdiction in effect preventing the consummation of the Transactions, or any action, claim, suit or proceeding instituted by a governmental authority which remains pending at what otherwise would be the Closing Date, seeking to enjoin, restrain or otherwise prohibit the consummation of the Transactions;

•	this information statement having been cleared by the SEC and mailed to Skilled Healthcare’s stockholders at least 20 days prior to the Closing Date;

•	each of the third party consents, authorizations and approvals set forth in certain confidential disclosures by Skilled Healthcare and Genesis delivered in connection with the Purchase Agreement, which were obtained on or prior to the date of the Purchase Agreement, remaining in full force and effect and in no way having been impaired, repudiated, breached or otherwise invalidated;

•

the governmental approvals, consents and authorizations set forth in certain confidential disclosures by Skilled Healthcare and Genesis delivered in connection with the Purchase Agreement, which are required by any of the applicable governmental authorities, pursuant to applicable laws, including applicable health care laws, for the consummation of the Transactions, having been obtained by Skilled Healthcare and/or Genesis, as applicable, and issued by such governmental authorities with respect to the Transactions, as subject only to conditions customarily imposed, if any, and which approvals, consents and authorizations shall be deemed provided upon the receipt of “comfort letters,” in form and substance reasonably satisfactory to each of Skilled Healthcare and Genesis, providing an approval, consent or authorization of the Transactions and/or to proceed with the consummation thereof. The term “comfort letter” includes “silence letters” (1) addressed to the applicable governmental authority,

107

(2) sent via overnight mail or email and after written request or having made such necessary submissions to the applicable governmental authorities for the necessary approvals, consents or authorizations to proceed with the Transactions but to which no response was received from such governmental authority and (3) in which it is confirmed (including through the lack of response from the applicable governmental authority) that no further action is necessary in order to obtain approval for such Transactions and in which such governmental authority is notified that the parties hereto are proceeding with the Transactions as disclosed unless any party hereto is specifically informed otherwise by the applicable governmental authority.

•	all required waivers and consents from HUD (the “HUD Approvals”) having been obtained in form and substance reasonably acceptable to Skilled Healthcare and Genesis and remaining in full force and effect;

•	the governmental approvals and the HUD Approvals discussed above having been obtained without any action, condition, limitation, restriction or requirement that, individually or in the aggregate with any other actions, limitations, restrictions or requirements, would or would reasonably be expected to constitute or result in a Burdensome Condition; and

•	the consummation of the mergers contemplated by the Distribution Subsidiary Merger Agreement.

Conditions to Obligation of Genesis. The obligation of Genesis to effect the Combination is also subject to the satisfaction or waiver of the following conditions:

•	The representations and warranties of Skilled Healthcare set forth in the Purchase Agreement:

•	relating to the due organization, valid existence and good standing of each of Skilled Healthcare and certain material subsidiaries of Skilled Healthcare; Skilled Healthcare’s subsidiaries; the capital structure of Skilled Healthcare and its subsidiaries; the exemption of certain shares of Company Class C Stock and Company Class A Stock from the registration and the prospectus delivery requirements of the Securities Act; the absence of any offer to buy or sell shares of Company Class C Stock to any persons other than Genesis and the Genesis Members; the absence of any action that will cause the issuance, sale and delivery of the Company Class C Stock to constitute a violation of the Securities Act or any applicable state securities laws; brokers’ and other advisors’ fees; and investment representations being true and correct in all material respects as of the date of the Purchase Agreement and as of the Closing Date (or, if made as of some other time, as of such other time);

•	relating to corporate authority; the due authorization and valid issuance of the shares of Company Class A Stock and Company Class C Stock (not addressed in the item above); the inapplicability of anti-takeover statutes; the absence of a stockholder rights plan or similar device; and the Company Written Consent being true and correct in all respects as of the date of the Purchase Agreement and as of the Closing Date (or, if made as of some other time, as of such other time); and

•	all representations and warranties other than those set forth in two bulleted items above, without giving effect to any qualification as to “materiality” or Company Material Adverse Effect, being true and correct as of the date of the Purchase Agreement and as of the Closing Date (or, if made as of some other time, as of such other time), except where any failures of any such representations and warranties to be true and correct would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

•	Skilled Healthcare having performed in all material respects all obligations required to be performed by it under the Purchase Agreement at or prior to the Closing Date;

•	the execution and delivery to Genesis of the Tax Receivable Agreement, the Registration Rights Agreement and the Contribution Agreement;

108

•	the filing of the Restated Charter with the Secretary of State of the State of Delaware, and as a result, each holder of the Company Class B Stock having his, her or its voting power reduced to one vote per share;

•	the adoption and approval of the Restated Bylaws (which occurred on August 18, 2014);

•	the appointment of certain individuals to serve as the members of the Board of Directors, effective as of the Closing; and

•	the absence, since the date of the Purchase Agreement, of any change, effect, event, circumstance, occurrence or state of facts that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Conditions to Obligation of Skilled Healthcare. The obligation of Skilled Healthcare to effect the Combination is also subject to the satisfaction or waiver of the following conditions:

•	The representations and warranties of Genesis set forth in the Purchase Agreement:

•	relating to the due organization, valid existence and good standing of each Genesis and certain material subsidiaries of Genesis; Genesis’ subsidiaries, the capital structure of Genesis and its subsidiaries; the exemption of the Genesis Class A Units and the Genesis Class C Units from the registration and the prospectus delivery requirements of the Securities Act; the absence of any offer to buy or sell the Genesis Class A Units or the Genesis Class C Units to any persons other than Skilled Healthcare; the absence of any action that will cause the issuance, sale and delivery of the Genesis Class A Units or the Genesis Class C Units to constitute a violation of the Securities Act or any applicable state securities laws; and brokers’ and other advisors’ fees being true and correct in all material respects as of the date of the Purchase Agreement and as of the Closing Date (or, if made as of some other time, as of such other time);

•	relating to limited liability company authority; the due authorization and valid issuance of the shares of the Genesis Class A Units and the Genesis Class C Units (not addressed in the item above); and the Genesis Written Consent being true and correct in all respects as of the date of the Purchase Agreement and as of the Closing Date (or, if made as of some other time, as of such other time); and

•	all representations and warranties other than those set forth in the two bulleted items above, without giving effect to any qualification as to “materiality” or Genesis Material Adverse Effect, being true and correct as of the date of the Purchase Agreement and as of the Closing Date (or, if made as of some other time, as of such other time), except where any failures of any such representations and warranties to be true and correct would not reasonably be expected to have, individually or in the aggregate, a Genesis Material Adverse Effect.

•	Genesis having performed in all material respects all obligations required to be performed by it under the Purchase Agreement at or prior to the Closing Date;

•	the amendment and restatement of the Genesis LLC operating agreement, with a true and correct copy certified by the secretary of Genesis being delivered to Skilled Healthcare;

•	the execution and delivery to Skilled Healthcare of the Contribution Agreement; and

•	the absence, since the date of the Purchase Agreement, of any change, effect, event, circumstance, occurrence or state of facts that has had or would reasonably be expected to have, individually or in the aggregate, a Genesis Material Adverse Effect.

Frustration of Closing Conditions. None of Skilled Healthcare or Genesis may rely on the failure of any of its conditions to Closing to be satisfied if such failure was caused by such party’s failure to use its reasonable best efforts to consummate the Transactions, as required by and subject to the Purchase Agreement.

109

Termination of the Purchase Agreement

The Purchase Agreement may be terminated at any time prior to the Closing, whether before or after receipt of the Requisite Stockholder Approval:

•	by mutual written consent of Genesis and Skilled Healthcare;

•	by either Genesis or Skilled Healthcare if:

•	the Transactions have not been consummated on or before March 31, 2015, except that the right to terminate the Purchase Agreement under this provision will not be available to any party whose action or failure to act has been the primary cause of or resulted in the failure of the Transactions to be consummated on or before such date; or

•	any statute, rule, regulation, order or injunction having the effect of permanently restraining, enjoining or otherwise prohibiting the Transactions is in effect and has become final and non-appealable;

•	by Genesis:

•	in the case of a breach or failure by Skilled Healthcare to perform any of its representations, warranties, covenants or agreements set forth in the Purchase Agreement, which breach or failure to perform (1) would give rise to the failure of a condition to the obligation of Genesis to effect the Transactions (see “—Conditions to the Combination” above) and (2) is incapable of being cured or is not cured by Skilled Healthcare by the earlier of (A) 30 days following receipt of written notice from Genesis of such breach or failure to perform and (B) the Outside Date; or

•	if (1) prior to the Competing Proposal Expiration Time (which occurred on September 24, 2014), Skilled Healthcare had breached any provision relating to non-solicitation (see “—Competing Proposals” above) in any material respect or (2) from and after the Competing Proposal Expiration Time, Skilled Healthcare has willfully breached any such provision in any material respect.

•	by Skilled Healthcare:

•	in case of a breach or failure by Genesis to perform any of its representations, warranties, covenants or agreements set forth in the Purchase Agreement, which breach or failure to perform (1) would give rise to the failure of a condition to the obligation of Skilled Healthcare to effect the Transactions (see “—Conditions to the Combination” above) and (2) is incapable of being cured or is not cured by Genesis by the earlier of (A) 30 days following receipt of written notice from Skilled Healthcare of such breach or failure to perform and (B) the Outside Date; or

•	prior to the Competing Proposal Expiration Time (which occurred on September 24, 2014), after complying with the Competing Proposal Procedures, in order to accept a Superior Proposal and enter into a Competing Proposal Agreement with respect to such Superior Proposal, so long as Skilled Healthcare paid the Termination Fee to Genesis (see “—Competing Proposals” above).

Genesis had an additional termination right which was only available if Skilled Healthcare and Genesis did not receive signature pages to the Company Written Consent within eight hours after the execution and delivery of the Original Purchase Agreement. This termination right expired upon the receipt and delivery of such pages by Skilled Healthcare to Genesis on August 18, 2014 following the execution and delivery of the Original Purchase Agreement.

Any proper termination of the Purchase Agreement will be effective immediately upon the delivery of written notice by the terminating party to the other party.

110

Termination Fee and Other Remedies

Skilled Healthcare will be required to pay to Genesis the Termination Fee ($9,504,000), if the Purchase Agreement is terminated by:

•	Genesis if:

•	(1) Skilled Healthcare has breached or failed to perform any of its representations, warranties, covenants or agreements set forth in the Purchase Agreement, which breach or failure to perform (A) would give rise to the failure of a condition to the obligation of Genesis to effect the Transactions (see “—Conditions to the Combination” above) and (B) is incapable of being cured or is not cured by Skilled Healthcare by the earlier of (i) 30 days following receipt of written notice from Genesis of such breach or failure to perform and (ii) the Outside Date; (2) any Competing Proposal has been publicly announced or otherwise made publicly known by an person (other than by Genesis or its affiliates) and, in either case, not withdrawn after the date of the Purchase Agreement; and (3) Skilled Healthcare enters into a definitive agreement with respect to a Competing Proposal (and subsequently consummates such Competing Proposal), or consummates a Competing Proposal, in each case, within 12 months of such termination by Genesis (except that, for purposes of this provision, the reference to “20%” in the definition of Competing Proposal will be deemed to be “50%”); or

•	(1) prior to the Competing Proposal Expiration Time (which occurred on September 24, 2014), Skilled Healthcare had breached any provision relating to Competing Proposals (see “— Competing Proposals” above) in any material respect or (2) from and after the Competing Proposal Expiration Time, Skilled Healthcare has willfully breached any such provision in any material respect; or

•	Skilled Healthcare, prior to the Competing Proposal Expiration Time (which occurred on September 24, 2014), after complying with the Competing Proposal Procedures, in order to accept a Superior Proposal and enter into a Competing Proposal Agreement with respect to such Superior Proposal.

In addition, the Termination Fee would have been payable by Skilled Healthcare to Genesis if Skilled Healthcare and Genesis did not receive signature pages to the Company Written Consent representing a percentage of the Company Common Stock at a minimum equal to the Requisite Stockholder Approval within eight hours after the execution and delivery of the Original Purchase Agreement. Skilled Healthcare received and delivered such pages to Genesis on August 18, 2014 following the execution and delivery of the Original Purchase Agreement.

Genesis’ right to receive the Termination Fee, in circumstances in which the Termination Fee is payable, is the sole and exclusive remedy for Genesis and its affiliates against Skilled Healthcare and its affiliates for all losses, claims, damages, penalties, and other liabilities with respect to the Purchase Agreement or the Transactions in such circumstances.

Specific Performance

The parties will be entitled to an injunction or injunctions to prevent breaches of the Purchase Agreement and to enforce specifically the terms and provisions of the Purchase Agreement. However, each of Skilled Healthcare and Genesis has agreed that it will not bring or support any suit, action or other proceeding against any Lender Party or lender related party in any way relating to the Purchase Agreement or any of the Transactions.

111

Amendment

The Purchase Agreement may be amended by a writing signed on behalf of each party, except that:

•	after the Requisite Stockholder Approval, the Purchase Agreement may not be amended if such amendment will require further approval by the stockholders of Skilled Healthcare, unless such approval is obtained; and

•	certain provisions of the Purchase Agreement pertaining to financing may not be amended in a manner that is adverse to the Lender Parties without the prior written consent of the Lender Parties.

112

GENESIS MANAGEMENT’S DISCUSSION AND ANALYSIS

Business Overview

Genesis is a healthcare company that, through its wholly owned subsidiaries, is the largest operator of skilled nursing facilities in the United States based on number of beds and facilities. Through its inpatient services segment, Genesis operates 413 skilled nursing, assisted living and behavioral health centers located in 28 states. Revenues of Genesis’ owned, leased and otherwise consolidated centers constitute approximately 84% of its revenues.

Through its rehabilitation therapy services segment, Genesis operates one of the largest post-acute contract therapy business in the United States based on the number of contracts, with nearly 1,400 contracts in 44 states. Rehabilitation therapy services include speech pathology, physical therapy, occupational therapy and respiratory therapy. These services are provided by rehabilitation therapists and assistants employed or contracted at substantially all of the centers Genesis operates, as well as by contract to healthcare facilities operated by others. After the elimination of intercompany revenues, the rehabilitation therapy services business constitutes approximately 13% of Genesis’ revenues.

Genesis provides an array of other specialty medical services, including management services, physician services, staffing services and other healthcare related services, which comprise the balance of its revenues.

Recent Transactions

Purchase and Contribution Agreement

On August 18, 2014, Genesis entered into a Purchase and Contribution Agreement with Skilled Healthcare pursuant to which its businesses and operations will be combined with the businesses and operations of Skilled Healthcare. The Closing is expected to occur in the first quarter of 2015. However, there can be no assurance that the Combination will be completed at all or, if completed, when it will be completed.

After completion of the Combination, the combined company will operate under the name Genesis Healthcare, Inc. and the Company Class A Stock will continue to trade on the NYSE. The Genesis Members will hold 74.25% of the economic interests in the combined entity post-transaction and the Skilled Healthcare stockholders will hold the remaining 25.75% economic interest in the combined entity. Post-Closing, Genesis will be obtaining control over Skilled Healthcare and, thus, is the accounting acquirer. Therefore, the transaction meets the definition of a reverse acquisition where the legal acquirer is the accounting acquiree. The acquisition method will be applied to the transaction based on Skilled Healthcare’s stock price (level 1 valuation technique—quoted prices in active markets for identical assets or liabilities) as of the acquisition date. The consideration will be allocated to the legacy Skilled Healthcare business that is being acquired on the acquisition date with any excess consideration over the fair value of the net assets acquired being recognized as goodwill. The assets and liabilities of Genesis will remain at their historical costs.

Sun Healthcare Group Acquisition

Effective December 1, 2012, Genesis completed the acquisition (the “Sun Merger”) of Sun Healthcare Group, Inc. and its subsidiaries (“Sun”). Upon consummation of the Sun Merger, each issued and outstanding share of Sun common stock and common stock equivalent was tendered for $8.50 in cash. The purchase price totaled $228.4 million before considering cash acquired in connection with the Sun Merger. Genesis also assumed $88.8 million of long-term debt in the Sun Merger, of which $87.5 million was refinanced on December 3, 2012. The operating results of Sun have been included in the accompanying consolidated financial statements of Genesis since December 1, 2012.

In connection with the Sun Merger, Genesis entered into (i) senior secured asset-based revolving credit facilities, initially having aggregate borrowing capacity of $375 million (the “Revolving Credit Facilities”) and

113

(ii) a new $325 million senior secured term loan facility (the “Term Loan Facility”); (collectively with the Revolving Credit Facilities, the “New Credit Facilities”). Genesis used proceeds from the New Credit Facilities to pay the consideration for the Sun Merger, repay all amounts outstanding under Sun’s previous credit facilities and to pay transaction costs. Amounts outstanding under Sun’s former credit facilities were repaid with proceeds from the New Credit Facilities.

At the Sun Merger date, Sun and its subsidiaries operated 199 facilities in 25 states consisting of 179 skilled nursing facilities, 12 assisted or independent living facilities and 8 behavioral health facilities. Sun also operated a contract rehabilitation business serving over 500 sites of service in 36 states, a medical staffing business and a hospice business. The Sun Merger expanded Genesis’ service offerings to new markets and provided opportunities for significant operating synergies.

Simultaneous with the Sun Merger, Sun’s hospice segment was sold to a provider of hospice care, for approximately $85 million. Net cash sale proceeds of $75 million were used to repay a portion of the Term Loan Facility. Genesis retained an approximate one-third interest in the sold hospice segment since it already owned an approximate one-third interest in the hospice’s parent company.

In connection with the Sun Merger, Genesis amended leases with several landlords.

Operating results for 2012 included Transaction costs totaling $14.4 million. Deferred financing fees totaling $19.6 million related to the Sun Merger are considered directly attributable to the acquisition or issuance of the financial liabilities and therefore are recorded net against the liabilities.

April 1, 2011 Transactions

FC-GEN Acquisition Holding, LLC (the “Holding Company”) was formed in 2007 by private equity funds managed by affiliates of Formation Capital, LLC (“FC Sponsors”) and JER Partners (“JER Sponsors”) wholly owned FC-GEN Investment, LLC (“Former Parent”), which owned 100% of the Holding Company. The Holding Company’s sponsors formed Genesis in 2010. On April 1, 2011, the Holding Company (a) contributed the assets, liabilities and equity interests relating to (i) the business of operating and managing skilled nursing and assisted living facilities, (ii) joint venture entities and (iii) other ancillary businesses to Genesis, and then (b) distributed all of the equity interests of the Holding Company to the members of the Former Parent in a taxable spin-off (the “Distribution Transaction”). See “—Distribution Transaction and JER Redemption” below. Unless the context otherwise requires, references to “Genesis” refer to the operations of FC-GEN Acquisition Holding, LLC prior to April 1, 2011 and FC-GEN Operations Investment, LLC subsequent to April 1, 2011.

On April 1, 2011, Genesis consummated a sale and finance leaseback transaction of 140 skilled nursing and assisted living facilities with HCN. In connection with this transaction, HCN holds a fixed purchase option to acquire 9.9% of Genesis. See “—Transactions with HCN” below.

On April 1, 2011, Genesis redeemed the membership interest owned by JER Sponsors in exchange for cash plus certain contingent consideration (the “JER Redemption”). On December 31, 2011, FC Sponsors obtained a controlling interest in Genesis as a result of the JER Redemption which was accounted for as a common control transaction of Genesis’ members. See “—Distribution Transaction and JER Redemption” below.

Distribution Transaction and JER Redemption

On April 1, 2011, Genesis was constituted from contributed assets, liabilities and equity interests of the Holding Company relating expressly to (i) the business of operating and managing its skilled nursing and assisted living facilities, (ii) joint venture entities and (iii) other ancillary businesses. Simultaneously, the FC Sponsors and JER Sponsors entered into a membership interest purchase agreement whereby the FC Sponsors would acquire 100% of the JER Sponsors’ interests in Genesis.

114

Pursuant to the terms of the JER Redemption, JER received $75 million in exchange for the JER interests in Genesis. The purchase price was financed 50% in cash and 50% by a note payable having a 12% rate of interest. The note payable was fully satisfied through installment payments throughout 2012.

Transactions with HCN

The Former Parent entered into a definitive purchase agreement with HCN pursuant to which the Former Parent, after the contribution of the operations to Genesis, sold 100% of the equity interests of the Holding Company to HCN for a purchase price of $2.4 billion (the “Sale Transaction”). The Holding Company indirectly owned (1) 140 skilled nursing and assisted living facilities and (2) the leasehold interests in and option to purchase seven facilities, which represented substantially all of the Holding Company’s net property, plant and equipment. The Sale Transaction closed on April 1, 2011. Proceeds from the Sale Transaction were used to repay the $1.3 billion senior secured term loan, $375.0 million mezzanine term loan and $72.2 million of transaction costs. In connection with this transaction, HCN acquired a fixed purchase option to acquire 9.9% of Genesis.

Contemporaneously with the closing of the Sale Transaction, an indirect subsidiary of Genesis (“Tenant”) entered into a master lease (the “HCN Master Lease”) with a subsidiary of HCN. Tenant operates the 140 facilities under the HCN Master Lease and an affiliate of Tenant entered into a pass through master sub-sublease under which such affiliate will operate the seven leased facilities. The HCN Master Lease is supported by a guaranty from Genesis. Initial annual cash base rent of the Master Lease was $198.0 million with an annual rent escalator equal to the lesser of a consumer price index factor or 3.5% for years two through six of the lease term and not more than 3.0% thereafter. The initial lease term is for 15 years with a renewal option that can extend the lease term through December 31, 2040.

Due to certain forms of continuing involvement, the transaction was recorded under the financing method. Accordingly, the value of the land, buildings and improvements remained on Genesis’ consolidated financial statements at carrying value and continued to be depreciated over their remaining useful lives. The $2.4 billion of net proceeds received has been recorded as a financing obligation. A portion of the monthly cash lease payments is recorded to the financing obligation and a portion is recognized as interest expense.

Since the initial sale-leaseback transaction with HCN, Genesis has added 31 additional facilities, net of deletions to the HCN Master Lease. These additions are associated with facilities historically leased by HCN to Sun prior to the Sun Merger, as well as facilities added in connection with strategic growth opportunities and newly constructed facilities.

The senior secured term loan of $1.3 billion, mezzanine term loan of $375.0 million and related interest of $9.6 million and termination fees, which are mandatory interest payments that accrued over the term of the mezzanine term loan, of $20.8 million were repaid on April 1, 2011 and the agreements were terminated. Genesis wrote off unamortized deferred financing fees of $5.7 million related to the senior secured credit facility and mezzanine term loan agreements, which were extinguished. In connection with the repayment, Genesis received $10.7 million of proceeds from escrow balances that were required to be held under the terms of the senior secured term loan and mezzanine term loan agreements.

Critical Accounting Policies and Estimates

A full discussion of Genesis’ critical accounting policies and estimates is provided in the accompanying notes to the audited consolidated financial statements for the year ended December 31, 2013.

Genesis’ management considers an understanding of Genesis’ accounting policies to be essential to an understanding of Genesis’ financial statements because their application requires significant judgment and reliance on estimations of matters that are inherently uncertain. There is measurement uncertainty relating to the accounting policies applied to: revenue recognition; the allowance for doubtful accounts; valuation of long-lived

115

assets, goodwill and intangibles; the valuation of self-insured liabilities; and accounting for income taxes. The recorded amounts for such items are based on management’s best available information and are subject to assumptions and judgments, which may change as time progresses; accordingly, actual results could differ from those estimated.

Revenue Recognition

Genesis receives payments through reimbursement from Medicaid and Medicare programs and directly from individual residents (private pay), third party insurers and long-term care facilities.

Within Genesis’ inpatient services segment, revenue and related receivables are recorded in the accounting records at its established billing rates in the period the related services are rendered. The provision for contractual adjustments, which represents the difference between the established billing rates and the predetermined reimbursement rates, is deducted from gross revenue to determine net revenue. Retroactive adjustments that are likely to result from future examinations by third party payors are accrued on an estimated basis in the period the related services are rendered and adjusted as necessary in future periods based upon new information or final settlements.

Within Genesis’ rehabilitation therapy services segment and ancillary service businesses, Genesis records revenues at the time services or products are provided or delivered to the customer. Upon delivery of services or products, Genesis has no additional performance obligation to the customer.

Allowance for Doubtful Accounts

Genesis considers evidence of impairment for trade receivables at both a specific asset and collective level. All individually significant receivables are assessed for specific impairment. All individually significant receivables found not to be specifically impaired are then collectively assessed for any impairment that has been incurred but not yet identified. Receivables that are not individually significant are collectively assessed for impairment by grouping together receivables with similar risk characteristics.

In assessing collective impairment Genesis utilizes the “aging method” to evaluate the adequacy of its allowance for doubtful accounts. This method is based upon applying estimated standard allowance requirement percentages to each accounts receivable aging category for each type of payor. Genesis has developed estimated standard allowance requirement percentages by utilizing historical collection trends and its understanding of the nature and collectability of receivables in the various aging categories and the various segments of its business. The standard allowance percentages are developed by payor type as the accounts receivable from each payor type have unique characteristics. Accounts receivable that Genesis specifically estimates to be uncollectible, based upon the age of the receivables, the results of collection efforts, or other circumstances, are fully reserved for in the allowance for doubtful accounts until they are written off.

Genesis continues to refine its assumptions and methodologies underlying the aging method. Genesis believes the assumptions used in the aging method, coupled with continued improvements in its collection patterns, suggest that its allowance for doubtful accounts is provided for adequately. However, because the assumptions underlying the aging method are based upon historical collection data, there is a risk that Genesis’ current assumptions are not reflective of more recent collection patterns. Changes in overall collection patterns can be caused by market conditions and/or budgetary constraints of government funded programs such as Medicare and Medicaid. Such changes can adversely impact the collectability of receivables, but not be addressed in a timely fashion when using the aging method, until updates to Genesis’ periodic historical collection studies are completed and implemented.

At least annually, Genesis updates its historical collection studies in order to evaluate the propriety of the assumptions underlying the aging method. Any changes to the underlying assumptions are implemented

116

immediately. Changes to these assumptions can have a material impact on Genesis’ bad debt expense, which is reported in the consolidated statements of comprehensive income as a component of other operating expenses.

The provision for doubtful accounts totaled $52.9 million and $48.6 million for the nine months ended September 30, 2014 and 2013, respectively and totaled $69.9 million, $42.0 million and $40.4 million for the years ended December 31, 2013, 2012 and 2011, respectively. The allowance for doubtful accounts was $132.3 million and $116.7 million as of September 30, 2014 and December 31, 2013, respectively.

Valuation of Long-lived Assets, Goodwill and Intangible Assets

Genesis periodically evaluates the carrying value of its long-lived assets other than goodwill for impairment indicators. If indicators of impairment are present, Genesis evaluates the carrying value of the related assets in relation to the future undiscounted cash flows of the underlying operations to assess recoverability of the assets. Measurement of the amount of the impairment, if any, may be based on independent appraisals, established market values of comparable assets or estimates of future cash flows expected. The estimates of these future cash flows are based on assumptions and projections believed by Genesis management to be reasonable and supportable. They require Genesis management’s subjective judgments and take into account assumptions about revenue and expense growth rates. These assumptions may vary by type of long-lived asset.

Goodwill is accounted for under the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805, Business Combinations, and represents the excess of the purchase price over the fair value of identifiable net assets acquired in business combinations accounted for as purchases. In accordance with FASB ASC Topic 350, Intangibles Goodwill and Other, goodwill is subject to periodic testing for impairment. Goodwill of a reporting unit is tested for impairment on an annual basis, or, if an event occurs or circumstances change that would reduce the fair value of a reporting unit below its carrying amount, between annual testing. Genesis has selected September 30 as the date to test goodwill for impairment on an annual basis.

In 2014, Genesis performed a qualitative assessment of each of the reporting units and determined that is was not more likely than not that the fair value of each of the reporting units was less than the carrying amount. As a result, the two-step goodwill impairment test described below was not required and no impairment of goodwill was recognized in 2014.

In 2013, Genesis performed a quantitative test for impairment of goodwill, which is a two-step process:

•	First, Genesis compares the carrying amount of each of the reporting units to the fair value of each of the reporting units. If the carrying amount of each of its reporting units exceeds its fair value, Genesis must perform the second step of the process. If not, no further testing is needed. In 2013, Genesis determined that the carrying amount of each of the reporting units did not exceed the fair value and accordingly did not perform the second step in the analysis. As a result, no impairment of goodwill was recognized in 2013.

•	If the second part of the analysis is required, Genesis allocates the fair value of each of the reporting units to all assets and liabilities as if each of the reporting units had been acquired in a business combination at the date of the impairment test. Genesis then compares the implied fair value of each of the reporting units’ goodwill to its carrying amount. If the carrying amount of the goodwill exceeds its implied fair value, Genesis recognizes an impairment loss in an amount equal to that excess.

Valuation of Self-Insured Liabilities—General and Professional Liability and Workers’ Compensation Insurance

Genesis self-insures for certain insurable risks, including general and professional liabilities and workers’ compensation liabilities through the use of self-insurance or retrospective and self-funded insurance policies and other hybrid policies, which vary by the states in which it operates, including a wholly owned captive insurance

117

subsidiary that is domiciled in Bermuda, to provide for potential liabilities for general and professional liability claims and workers’ compensation claims. Policies are typically written for a duration of twelve months and are measured on a “claims made” basis. Regarding workers’ compensation, Genesis self-insures to its deductible and purchases statutory required insurance coverage in excess of its deductible. There is a risk that amounts funded to Genesis’ self-insurance programs may not be sufficient to respond to all claims asserted under those programs. Insurance reserves represent estimates of future claims payments. This liability includes an estimate of the development of reported losses and losses incurred but not reported. Provisions for changes in insurance reserves are made in the period of the related coverage. Genesis also considers amounts that may be recovered from excess insurance carriers in estimating the ultimate net liability for such risks.

Genesis’ management employs its judgment and periodically independent actuarial analysis in determining the adequacy of certain self-insured workers’ compensation and general and professional liability obligations booked as liabilities in Genesis’ financial statements. Genesis evaluates the adequacy of its self-insurance reserves on a quarterly basis or more often when it is aware of changes to its incurred loss patterns that could impact the accuracy of those reserves. The methods of making such estimates and establishing the resulting reserves are reviewed periodically and are based on historical paid claims information and nationwide nursing home trends. The foundation for most of these methods is Genesis’ actual historical reported and/or paid loss data, over which it has effective internal controls. Any adjustments resulting therefrom are reflected in current earnings. Claims are paid over varying periods, and future payments may be different than the estimated reserves.

Genesis utilizes third-party administrators (“TPAs”) to process claims and to provide it with the data utilized in its assessments of reserve adequacy. The TPAs are under the oversight of Genesis’ in-house risk management and legal functions. These functions ensure that the claims are properly administered so that the historical data is reliable for estimation purposes. Case reserves, which are approved by Genesis’ legal and risk management departments, are determined based on its estimate of the ultimate settlement and/or ultimate loss exposure of individual claims.

The reserves for loss for workers’ compensation risks are discounted based on actuarial estimates of claim payment patterns using a discount rate of approximately 1% for each policy period presented. The discount rate for the 2014 policy year is 0.97%. The discount rates are based upon the risk-free rate for the appropriate duration for the respective policy year. The removal of discounting would have resulted in an increased reserve for workers’ compensation risks of $4.1 million and $6.7 million as of September 30, 2014 and December 31, 2013, respectively. The reserves for general and professional liability are recorded on an undiscounted basis.

The changes in the number of self-insurance claims and the severity of those claims significantly impact the reserves for general and professional liability and worker’s compensation. The changes could have a material impact on the results of operations, either favorable or unfavorable. For example, a 1% variance in the reserve for general and professional liability and worker’s compensation would have a $4.5 million and $4.0 million impact on operating loss for the nine months ended September 30, 2014 and the year ended December 31, 2013, respectively.

The provision for general and professional liability risks totaled $80.3 million and $64.1 million for the nine months ended September 30, 2014 and 2013, respectively, and totaled $87.4 million, $39.8 million and $29.7 million for the years ended December 31, 2013, 2012 and 2011, respectively. The reserves for general and professional liability were $250.0 million and $224.5 million as of September 30, 2014 and December 31, 2013, respectively.

The provision for loss for workers’ compensation risks totaled $43.7 million and $46.8 million for the nine months ended September 30, 2014 and 2013, respectively and totaled $52.2 million, $36.9 million and $29.7 million for the years ended December 31, 2013, 2012 and 2011, respectively. The reserves for workers’ compensation risks were $196.7 million and $174.4 million as of September 30, 2014 and December 31, 2013, respectively.

118

Accounting for Income Taxes

Deferred tax is recognized in respect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. Deferred tax is measured at the tax rates that are expected to be applied to temporary differences when they reverse, based on the laws that have been enacted or substantively enacted by the reporting date. Deferred tax assets and liabilities are offset if there is a legally enforceable right to offset current tax liabilities and assets, and they relate to income taxes levied by the same tax authority on the same taxable entity, or on different tax entities, but they intend to settle current tax liabilities and assets on a net basis or their tax assets and liabilities will be realized simultaneously. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Genesis’ management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment.

Tax uncertainties are evaluated on the basis of whether it is more likely than not that a tax position will ultimately be sustained upon examination by the relevant taxing authorities. Tax uncertainties are measured using a probability adjusted or expected value model whereby amounts are recorded if there is uncertainty about a filing position, determined by multiplying the amount of the exposure by the probability that Genesis’ filing position will not be sustained. The assessment of tax uncertainties relies on estimates and assumptions and may involve a series of judgments about future events. New information may become available that causes Genesis to change its judgment regarding the adequacy of existing tax liabilities. Such changes to tax liabilities will impact tax expense in the period that such a determination is made.

Genesis recognized net deferred tax assets of $167.9 million and $141.2 million as of September 30, 2014 and December 31, 2013, respectively.

Generally, Genesis has open tax years for state purposes subject to tax audit on average of between three years to six years. Genesis’ U.S. income tax returns from 2010 through 2013 are open and could be subject to examination.

Recent Accounting Pronouncements

In May 2014, the FASB issued authoritative guidance which changes the requirements for recognizing revenue when entities enter into contracts with customers. Under the new provisions, an entity will recognize revenue when it transfers promised goods or services to customers in an amount that reflects what it expects in exchange for the goods or services. It also requires more detailed disclosures to enable users of financial statements to understand the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. This guidance is effective for annual and interim periods beginning on or after December 15, 2016 and early adoption is not permitted. Genesis is still assessing the impact of this guidance on its consolidated financial statements, if any.

In April 2014, the FASB issued authoritative guidance which changes the requirements for reporting discontinued operations. A disposal of a component of an entity or a group of components of an entity is required to be reported in discontinued operations if the disposal represents a strategic shift that has (or will have) a major effect on an entity’s operations and financial results when any of the following occurs: (1) the component or group of components meets the criteria to be classified as held for sale, (2) the component or group of components is disposed of by sale, or (3) the component or group of components is disposed of other than by sale (for example, abandonment). The entity shall present separately, for each comparative period, the assets and liabilities of the discontinued operation in the statement of financial position. In addition to the required disclosures for discontinued operations, entities also will be required to provide disclosures about a disposal of an individually significant component of an entity that does not qualify for discontinued operations presentation in the financial statements. The guidance also states an entity shall expand disclosures about significant continuing involvement with a discontinued operation, until the results of operations of the discontinued operation are no

119

longer presented in the statement of operations. The guidance is applicable prospectively for all disposals that occur within annual periods beginning on or after December 15, 2014 and early adoption is permitted. The adoption of the guidance is not expected to have a material impact on Genesis’ business, financial position, net income or liquidity but may have a material impact on Genesis’ income from continuing operations if planned or completed disposals of components of Genesis’ business do not qualify for discontinued operations under the new guidance.

Key Financial Performance Indicators

In order to compare Genesis’ financial performance between periods, Genesis’ management assesses the key performance indicators for all of its operating segments separately for the periods presented.

The following is a glossary of terms for some of Genesis’ key performance indicators:

“Actual Patient Days” is defined as the number of residents occupying a bed (or units in the case of an assisted living center) for one qualifying day in that period;

“Adjusted EBITDA” is defined as EBITDA adjusted for (1) the conversion to cash basis leases (2) newly acquired or constructed businesses with start-up losses and (3) other adjustments. See “Reasons for Non-GAAP Financial Disclosure” for an explanation of the adjustments and a description of Genesis’ uses of, and the limitations associated with non-GAAP measures.

“Adjusted EBITDAR” is defined as EBITDAR adjusted for (1) the conversion to cash basis leases (2) newly acquired or constructed businesses with start-up losses and (3) other adjustments. See “Reasons for Non-GAAP Financial Disclosure” for an explanation of the adjustments and a description of Genesis’ uses of, and the limitations associated with non-GAAP measures.

“Available Patient Days” is defined as the number of available beds (or units in the case of an assisted living center) multiplied by the number of days in that period;

“Average Daily Census” or “ADC” is the number of residents occupying a bed (or units in the case of an assisted living center) over a period of time, divided by the number of calendar days in that period;

“EBITDA” is defined as EBITDAR less lease expense. See “Reasons for Non-GAAP Financial Disclosure” for an explanation of the adjustments and a description of Genesis’ uses of, and the limitations associated with non-GAAP measures.

“EBITDAR” is defined as net income or loss before depreciation and amortization expense, interest expense, lease expense, loss (gain) on extinguishment of debt, other (income) loss, transaction costs, long-lived asset impairment, income tax expense (benefit) and loss from discontinued operations. See “Reasons for Non-GAAP Financial Disclosure” for an explanation of the adjustments and a description of Genesis’ uses of, and the limitations associated with non-GAAP measures.

“Insurance” refers collectively to commercial insurance and managed care payor sources, but does not include managed care payers serving Medicaid residents, which are included in the Medicaid category;

“Occupancy Percentage” is measured as the percentage of Actual Patient Days relative to the Available Patient Days;

“Skilled Mix” refers collectively to Medicare and Insurance payor sources.

“Therapist Efficiency” is computed by dividing billable labor minutes related to patient care by total labor minutes for the period.

120

Key performance indicators for Genesis’ business are set forth below, followed by a comparison and analysis of its financial results:

	Years ended December 31,			Nine-months ended September 30,
	2013	2012	2011	2014	2013
	(Unaudited)			(Unaudited)
(In thousands, except percentages)	Successor		Predecessor
Financial Results
EBITDAR	$584,537	$349,979	$366,727	$456,235	$437,896
EBITDA	453,306	314,612	347,767	357,606	339,778
Adjusted EBITDAR	589,673	360,392	368,793	464,113	440,972
Adjusted EBITDA	162,252	89,296	172,354	128,264	121,491

INPATIENT SEGMENT:
	Years ended December 31,			Nine-months ended September 30,
	2013	2012	2011	2014	2013
	(Unaudited)		(Unaudited)
	Successor		Predecessor
Occupancy Statistics—Inpatient
Available licensed beds in service at end of period	46,338	46,533	24,460	46,817	46,330
Available operating beds in service at end of period	45,317	45,510	24,093	45,454	45,255
Available patient days based on licensed beds	16,947,617	10,104,441	8,837,256	12,711,149	12,684,769
Available patient days based on operating beds	16,564,662	9,915,718	8,698,897	12,328,771	12,397,390
Actual patient days	14,627,220	8,955,654	7,952,020	11,014,125	10,947,568
Occupancy percentage—licensed beds	86.3%	88.6%	90.0%	86.6%	86.3%
Occupancy percentage—operating beds	88.3%	90.3%	91.4%	89.3%	88.3%
Skilled mix	21.8%	23.7%	25.0%	21.8%	22.1%
Average daily census	40,075	24,469	21,786	40,345	40,101

Revenue per patient day (skilled nursing facilities)
Medicare Part A	$485	$486	$529	$491	$483
Medicare total (including Part B)	522	525	562	529	520
Insurance	330	340	321	341	330
Private and other	389	405	397	418	390
Medicaid	209	218	218	213	208
Medicaid (net of provider taxes)	189	196	197	193	188

Weighted average (net of provider taxes)	$266	$279	$291	$270	$265

Patient days by payor (skilled nursing facilities)
Medicare	2,138,427	1,424,718	1,346,561	1,575,033	1,627,188
Insurance	828,120	548,044	487,564	670,590	624,895

Total skilled mix days	2,966,547	1,972,762	1,834,125	2,245,623	2,252,083
Private and other	1,061,963	718,549	676,393	728,496	798,889
Medicaid	9,609,372	5,647,479	4,837,534	7,314,657	7,152,695

Total Days	13,637,882	8,338,790	7,348,052	10,288,776	10,203,667

Patient days as a percentage of total patient days (skilled nursing facilities)
Medicare	15.7%	17.1%	18.4%	15.3%	15.9%
Insurance	6.1%	6.6%	6.6%	6.5%	6.2%

Skilled mix	21.8%	23.7%	25.0%	21.8%	22.1%
Private and other	7.8%	8.6%	9.2%	7.1%	7.8%
Medicaid	70.5%	67.7%	65.8%	71.1%	70.1%

Total	100.0%	100.0%	100.0%	100.0%	100.0%

121

	Years ended December 31,			Nine-months ended September 30,
	2013	2012	2011	2014	2013
	(Unaudited)		(Unaudited)
	Successor		Predecessor

Facilities at end of period
Skilled nursing facilities
Leased	357	366	186	358	358
Owned	3	6	—	2	3
Joint Venture	5	4	4	5	5
Managed	14	16	19	14	16

Total skilled nursing facilities	379	392	209	379	382
Total licensed beds	46,298	47,802	26,188	46,160	46,524
Assisted living facilities:
Leased	27	30	19	28	28
Owned	—	—	—	1	—
Joint Venture	1	1	1	1	1
Managed	4	5	5	4	4

Total assisted living facilities	32	36	25	34	33
Total licensed beds	2,702	3,036	2,239	2,762	2,762
Total facilities	411	428	234	413	415
Total Jointly Owned and Managed—(Unconsolidated)	17	19	23	17	19

REHABILITATION THERAPY SEGMENT:

	Years ended December 31,			Nine months ended September 30,
	2013	2012	2011	2014	2013
	(Unaudited)		(Unaudited)
	Successor		Predecessor
Revenue mix %:
Company-operated	36%	31%	35%	37%	36%
Non-affiliated	64%	69%	65%	63%	64%
Sites of service (at end of period)	1,408	1,012	918	1,379	1,447
Revenue per site	$656,265	$662,403	$623,472	$523,015	$487,524
Therapist efficiency %	67%	65%	66%	69%	67%

Reasons for Non-GAAP Financial Disclosure

The following discussion includes EBITDAR, Adjusted EBITDAR, EBITDA and Adjusted EBITDA, which are non-GAAP financial measures. For purposes of SEC Regulation G, a non-GAAP financial measure is a numerical measure of a registrant’s historical or future financial performance, financial position and cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable financial measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows (or equivalent statements) of the registrant; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable financial measure so calculated and presented. In this regard, GAAP refers to generally accepted accounting principles in the United States. Pursuant to the requirements of Regulation G, Genesis has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Genesis’ management believes that the presentation of EBITDAR, Adjusted EBITDAR, EBITDA and Adjusted EBITDA provides useful information to investors regarding Genesis’ results of operations because these financial measures are useful for trending, analyzing and benchmarking the performance and value of its business. By excluding certain expenses and other items that may not be indicative of its core business operating results, these non-GAAP financial measures:

•	allow investors to evaluate its performance from management’s perspective, resulting in greater transparency with respect to supplemental information used by Genesis in its financial and operational decision making;

122

•	facilitate comparisons with prior periods and reflect the principal basis on which management monitors financial performance;

•	facilitate comparisons with the performance of others in the post acute industry;

•	provide better transparency as to the relationship each reporting period between Genesis’ cash basis lease expense and the level of operating earnings available to fund its lease expense; and

•	allow investors to view Genesis’ financial performance and condition in the same manner its significant landlords and lenders require it to report financial information to them in connection with determining its compliance with financial covenants.

Genesis uses EBITDAR, Adjusted EBITDAR, EBITDA and Adjusted EBITDA primarily as performance measures and believes that the GAAP financial measure most directly comparable to them is net income (loss). Genesis uses EBITDAR, Adjusted EBITDAR, EBITDA and Adjusted EBITDA as measures to assess the relative performance of its operating businesses, as well as the employees responsible for operating such businesses. EBITDAR, Adjusted EBITDAR, EBITDA and Adjusted EBITDA are useful in this regard because they do not include such costs as interest expense, income taxes and depreciation and amortization expense which may vary from business unit to business unit depending upon such factors as the method used to finance the original purchase of the business unit or the tax law in the state in which a business unit operates. By excluding such factors when measuring financial performance, many of which are outside of the control of the employees responsible for operating Genesis’ business units, management is better able to evaluate the operating performance of the business unit and the employees responsible for business unit performance. Consequently, management uses these non-GAAP measures to determine the extent to which Genesis’ employees have met performance goals, and therefore may or may not be eligible for incentive compensation awards.

Genesis also uses EBITDAR, Adjusted EBITDAR, EBITDA and Adjusted EBITDA in its annual budget process. Genesis believes these non-GAAP measures facilitate internal comparisons to historical operating performance of prior periods and external comparisons to competitors’ historical operating performance. The presentation of these non-GAAP financial measures is consistent with Genesis’ past practice and Genesis believes these measures further enable investors and analysts to compare current non-GAAP measures with non-GAAP measures presented in prior periods.

Although Genesis uses EBITDAR, Adjusted EBITDAR, EBITDA and Adjusted EBITDA as financial measures to assess the performance of Genesis’ business, the use of these non-GAAP measures is limited because they do not consider certain material costs necessary to operate its business. These costs include Genesis’ lease expense (only in the case of EBITDAR and Adjusted EBITDAR), the cost to service its debt, the depreciation and amortization associated with its long-lived assets, losses (gains) on extinguishment of debt, transaction costs, long-lived asset impairment charges, federal and state income tax expenses, the operating results of its discontinued businesses and the income or loss attributed to non-controlling interests. Because EBITDAR, Adjusted EBITDAR, EBITDA and Adjusted EBITDA do not consider these important elements of Genesis’ cost structure, a user of Genesis’ financial information who relies on EBITDAR, Adjusted EBITDAR, EBITDA or Adjusted EBITDA as the only measures of Genesis’ performance could draw an incomplete or misleading conclusion regarding Genesis’ financial performance. Consequently, a user of Genesis’ financial information should consider net income (loss) as an important measure of its financial performance because it provides the most complete measure of Genesis’ performance.

Other companies may define EBITDAR, Adjusted EBITDAR, EBITDA and Adjusted EBITDA differently and, as a result, Genesis’ non-GAAP measures may not be directly comparable to those of other companies. EBITDAR, Adjusted EBITDAR, EBITDA and Adjusted EBITDA do not represent net income (loss), as defined by GAAP. EBITDAR, Adjusted EBITDAR, EBITDA and Adjusted EBITDA should be considered in addition to, not a substitute for, or superior to, GAAP financial measures.

123

The following tables provide reconciliations to EBITDAR, Adjusted EBITDAR, EBITDA and Adjusted EBITDA from net income (loss) the most directly comparable financial measure presented in accordance with GAAP:

	As reported Successor Year ended December 31, 2013	Adjustments				As adjusted Successor Year ended December 31, 2013
		Conversion to cash basis leases (a)	Newly acquired or constructed businesses with start-up losses (b)	Other adjustments (c)	Total adjustments
	(in thousands)
Net revenues	$4,710,341	$—	$(21,131)	$—	$(21,131)	$4,689,210
Salaries, wages and benefits	2,998,658	—	(12,263)	(1,616)	(13,879)	2,984,779
Other operating expenses	1,130,605	—	(8,824)	(3,564)	(12,388)	1,118,217
Lease expense	131,231	303,328	(4,450)	—	298,878	430,109
Depreciation and amortization expense	188,726	(131,839)	(247)	—	(132,086)	56,640
Interest expense	426,975	(377,556)	—	—	(377,556)	49,419
Loss (gain) on extinguishment of debt	63	—	—	—	—	63
Other (income) loss	450	—	—	—	—	450
Investment income	(4,150)	—	—	—	—	(4,150)
Transaction costs	5,878	—	—	—	—	5,878
Long-lived asset impairment	9,999	—	—	—	—	9,999
Equity in net income of unconsolidated affiliates	691	—	—	—	—	691
Income tax (benefit) expense	(9,179)	—	—	—	—	(9,179)
Loss (income) from discontinued operations, net of taxes	7,364	(57)	—	—	(57)	7,307
Net income attributable to noncontrolling interests	1,025	—	—	—	—	1,025

Net (loss) income attributable to FC-GEN Operations Investment, LLC	$(177,995)	$206,124	$4,653	$5,180	$215,957	$37,962

Depreciation and amortization expense	188,726	(131,839)	(247)	—	(132,086)	56,640
Interest expense	426,975	(377,556)	—	—	(377,556)	49,419
Loss (gain) on extinguishment of debt	63	—	—	—	—	63
Other (income) loss	450	—	—	—	—	450
Transaction costs	5,878	—	—	—	—	5,878
Long-lived asset impairment	9,999	—	—	—	—	9,999
Income tax (benefit) expense	(9,179)	—	—	—	—	(9,179)
Loss (income) from discontinued operations, net of taxes	7,364	(57)	—	—	(57)	7,307
Net income attributable to noncontrolling interests	1,025	—	—	—	—	1,025

EBITDA / Adjusted EBITDA	$453,306	$(303,328)	$4,406	$5,180	$(293,742)	$159,564
Lease expense	131,231	303,328	(4,450)	—	298,878	430,109

EBITDAR / Adjusted EBITDAR	$584,537	$—	$(44)	$5,180	$5,136	$589,673

124

	As reported Successor Year ended December 31, 2012	Adjustments				As adjusted Successor Year ended December 31, 2012
		Conversion to cash basis leases (a)	Newly acquired or constructed businesses with start-up losses (b)	Other adjustments (c)	Total adjustments
	(in thousands)
Net revenues	$3,076,298	$—	$—	$—	$—	$3,076,298
Salaries, wages and benefits	2,016,559	—	(623)	(3,968)	(4,591)	2,011,968
Other operating expenses	714,057	—	(182)	(5,641)	(5,823)	708,234
Lease expense	35,367	235,947	(217)	—	235,730	271,097
Depreciation and amortization expense	146,387	(114,033)	—	—	(114,033)	32,354
Interest expense	323,641	(301,116)	—	—	(301,116)	22,525
Loss (gain) on extinguishment of debt	(1,777)	—	—	—	—	(1,777)
Other (income) loss	(849)	—	—	—	—	(849)
Investment income	(3,782)	—	—	—	—	(3,782)
Transaction costs	29,755	—	—	—	—	29,755
Equity in net income of unconsolidated affiliates	(515)	—	—	—	—	(515)
Income tax (benefit) expense	(11,633)	—	—	—	—	(11,633)
Loss (income) from discontinued operations, net of taxes	810	—	—	—	—	810
Net loss attributable to noncontrolling interests	(448)	—	—	—	—	(448)

Net (loss) income attributable to FC-GEN Operations Investment, LLC	$(171,274)	$179,202	$1,022	$9,609	$189,833	$18,559

Depreciation and amortization expense	146,387	(114,033)	—	—	(114,033)	32,354
Interest expense	323,641	(301,116)	—	—	(301,116)	22,525
Loss (gain) on extinguishment of debt	(1,777)	—	—	—	—	(1,777)
Other (income) loss	(849)	—	—	—	—	(849)
Transaction costs	29,755	—	—	—	—	29,755
Income tax (benefit) expense	(11,633)	—	—	—	—	(11,633)
Loss (income) from discontinued operations, net of taxes	810	—	—	—	—	810
Net income attributable to noncontrolling interests	(448)	—	—	—	—	(448)

EBITDA / Adjusted EBITDA	$314,612	$(235,947)	$1,022	$9,609	$(225,316)	$89,296
Lease expense	35,367	235,947	(217)	—	235,730	271,097

EBITDAR / Adjusted EBITDAR	$349,979	$—	$805	$9,609	$10,414	$360,393

125

	As reported Predecessor Year ended December 31, 2011	Adjustments			Total adjustments	As adjusted Predecessor Year ended December 31, 2011
		Conversion to cash basis leases (a)	Newly acquired or constructed businesses with start-up losses (b)	Other adjustments (c)
	(in thousands)
Net revenues	$2,735,799	$—	$—	$—	$—	$2,735,799
Salaries, wages and benefits	1,742,725	—	—	(60)	(60)	1,742,665
Other operating expenses	629,551	—	(9)	(1,997)	(2,006)	627,545
Lease expense	18,960	177,479	—	—	177,479	196,439
Depreciation and amortization expense	95,601	(23,023)	—	—	(23,023)	72,578
Interest expense	260,245	(219,753)	—	—	(219,753)	40,492
Loss (gain) on extinguishment of debt	(40,127)	—	—	—	—	(40,127)
Other (income) loss	(5,876)	—	—	—	—	(5,876)
Investment income	(2,405)	—	—	—	—	(2,405)
Transaction costs	72,239	—	—	—	—	72,239
Equity in net income of unconsolidated affiliates	(799)	—	—	—	—	(799)
Income tax (benefit) expense	(129,873)	—	—	—	—	(129,873)
Loss (income) from discontinued operations, net of taxes	1,551	—	—	—	—	1,551
Net loss attributable to noncontrolling interests	(716)	—	—	—	—	(716)

Net income attributable to FC-GEN Operations Investment, LLC	$94,723	$65,297	$9	$2,057	$67,363	$162,086

Depreciation and amortization expense	95,601	(23,023)	—	—	(23,023)	72,578
Interest expense	260,245	(219,753)	—	—	(219,753)	40,492
Loss (gain) on extinguishment of debt	(40,127)	—	—	—	—	(40,127)
Other (income) loss	(5,876)	—	—	—	—	(5,876)
Transaction costs	72,239	—	—	—	—	72,239
Income tax (benefit) expense	(129,873)	—	—	—	—	(129,873)
Loss (income) from discontinued operations, net of taxes	1,551	—	—	—	—	1,551
Net income attributable to noncontrolling interests	(716)	—	—	—	—	(716)

EBITDA / Adjusted EBITDA	$347,767	$(177,479)	$9	$2,057	$(175,413)	$172,354
Lease expense	18,960	177,479	—	—	177,479	196,439

EBITDAR / Adjusted EBITDAR	$366,727	$—	$9	$2,057	$2,066	$368,793

126

	As reported Nine months ended September 30, 2014	Adjustments				As adjusted Nine months ended September 30, 2014
		Conversion to cash basis leases (a)	Newly acquired or constructed businesses with start-up losses (b)	Other adjustments (c)	Total adjustments
Net revenues	$3,574,813	$—	$(10,711)	$1,167	$(9,544)	$3,565,269
Salaries, wages and benefits	2,238,652	—	(8,488)	(2,014)	(10,502)	2,228,150
Other operating expenses	882,912	—	(4,796)	(2,123)	(6,919)	875,993
Lease expense	98,629	238,505	(1,613)	—	236,892	335,521
Depreciation and amortization expense	145,131	(98,625)	(114)	—	(98,739)	46,392
Interest expense	330,771	(292,256)	—	—	(292,256)	38,515
Loss (gain) on extinguishment of debt	679	—	—	—	—	679
Other (income) loss	(637)	—	—	—	—	(637)
Investment income	(2,847)	—	—	—	—	(2,847)
Transaction costs	5,283	—	—	—	—	5,283
Equity in net income of unconsolidated affiliates	(139)	—	—	—	—	(139)
Income tax (benefit) expense	(9,368)	—	—	—	—	(9,368)
Loss (income) from discontinued operations, net of taxes	5,561	(2,585)	—	—	(2,585)	2,976
Net income attributable to noncontrolling interests	1,370	—	—	—	—	1,370

Net (loss) income attributable to FC-GEN Operations Investment, LLC	$(121,184)	$154,961	$4,300	$5,304	$164,565	$43,381

Depreciation and amortization expense	145,131	(98,625)	(114)	—	(98,739)	46,392
Interest expense	330,771	(292,256)	—	—	(292,256)	38,515
Loss (gain) on extinguishment of debt	679	—	—	—	—	679
Other (income) loss	(637)	—	—	—	—	(637)
Transaction costs	5,283	—	—	—	—	5,283
Income tax (benefit) expense	(9,368)	—	—	—	—	(9,368)
Loss (income) from discontinued operations, net of taxes	5,561	(2,585)	—	—	(2,585)	2,976
Net income attributable to noncontrolling interests	1,370	—	—	—	—	1,370

EBITDA / Adjusted EBITDA	$357,606	$(238,505)	$4,186	$5,304	$(229,015)	$128,591
Lease expense	98,629	238,505	(1,613)	—	236,892	335,521

EBITDAR / Adjusted EBITDAR	$456,235	$—	$2,573	$5,304	$7,877	$464,112

127

	As reported Nine months ended September 30, 2013	Adjustments				As adjusted Nine months ended September 30, 2013
		Conversion to cash basis leases (a)	Newly acquired or constructed businesses with start-up losses (b)	Other adjustments (c)	Total adjustments
Net revenues	$3,521,489	$—	$(13,241)	$—	$(13,241)	$3,508,248
Salaries, wages and benefits	2,246,499	—	(8,253)	(1,616)	(9,869)	2,236,630
Other operating expenses	838,283	—	(5,885)	(758)	(6,643)	831,640
Lease expense	98,118	227,144	(3,271)	—	223,873	321,991
Depreciation and amortization expense	141,663	(99,669)	(101)	—	(99,770)	41,893
Interest expense	318,127	(281,505)	(541)	—	(282,046)	36,081
Loss (gain) on extinguishment of debt	(210)	—	—	—	—	(210)
Other (income) loss	450	—	—	—	—	450
Investment income	(1,873)	—	—	—	—	(1,873)
Transaction costs	3,324	—	—	—	—	3,324
Equity in net income of unconsolidated affiliates	685	—	—	—	—	685
Income tax (benefit) expense	(8,201)	—	—	—	—	(8,201)
Loss (income) from discontinued operations, net of taxes	6,722	(261)	—	—	(261)	6,461
Net income attributable to noncontrolling interests	845	—	—	—	—	845

Net (loss) income attributable to FC-GEN Operations Investment, LLC	$(122,943)	$154,291	$4,810	$2,374	$161,475	$38,532

Depreciation and amortization expense	141,663	(99,669)	(101)	—	(99,770)	41,893
Interest expense	318,127	(281,505)	(541)	—	(282,046)	36,081
Loss (gain) on extinguishment of debt	(210)	—	—	—	—	(210)
Other (income) loss	450	—	—	—	—	450
Transaction costs	3,324	—	—	—	—	3,324
Income tax (benefit) expense	(8,201)	—	—	—	—	(8,201)
Loss (income) from discontinued operations, net of taxes	6,722	(261)	—	—	(261)	6,461
Net income attributable to noncontrolling interests	845	—	—	—	—	845

EBITDA / Adjusted EBITDA	$339,777	$(227,144)	$4,168	$2,374	$(220,602)	$119,175
Lease expense	98,118	227,144	(3,271)	—	223,873	321,991

EBITDAR / Adjusted EBITDAR	$437,895	$—	$897	$2,374	$3,271	$441,166

128

(a) Genesis’ leases are classified as either operating leases, capital leases or financing obligations pursuant to applicable guidance under GAAP. Genesis views the primary provisions and economics of these leases, regardless of their accounting treatment, as being nearly identical. Virtually all of Genesis’ leases are structured with triple net terms, have fixed annual rent escalators and have long-term initial maturities with renewal options. Accordingly, in connection with Genesis’ evaluation of its financial performance, it also presents its lease expense on a cash basis. This approach allows Genesis to better understand the relationship in each reporting period of its operating performance, as measured by EBITDAR and Adjusted EBITDAR, to the cash basis obligations to its landlords in that reporting period, regardless of the lease accounting treatment. This presentation and approach are also consistent with the financial reporting and covenant compliance requirements contained in all of Genesis’ major lease and loan agreements. The following table summarizes the reclassification adjustments necessary to present all leases as operating leases on a cash basis:

	Years ended December 31,			Nine months ended September 30,
	2013	2012	2011	2014	2013
(in thousands)	Successor		Predecessor
Lease expense:
Cash rent—capital leases	$88,549	$31,920	$34,031	$67,186	$66,945
Cash rent—financing obligations	229,452	216,489	148,500	181,007	171,223
Non-cash—operating lease arrangements	(14,673)	(12,462)	(5,052)	(9,688)	(11,024)

Lease expense adjustments	$303,328	$235,947	$177,479	$238,505	$227,144
Depreciation and amortization expense:
Captial lease accounting	$(35,116)	$(11,988)	$(11,624)	$(27,128)	$(26,653)
Financing obligation accounting	(96,723)	(102,045)	(11,399)	(71,497)	(73,016)

Depreciation and amortization expense adjustments	$(131,839)	$(114,033)	$(23,023)	$(98,625)	$(99,669)
Interest expense:
Captial lease accounting	$(98,870)	$(31,540)	$(32,778)	$(74,496)	$(74,667)
Financing obligation accounting	(278,686)	(269,576)	(186,975)	(217,760)	(206,838)

Interest expense adjustments	$(377,556)	$(301,116)	$(219,753)	$(292,256)	$(281,505)

Total pre-tax lease accounting adjustments	$(206,067)	$(179,202)	$(65,297)	$(152,376)	$(154,030)

(b) The acquisition and construction of new businesses has become and will continue to be an important element of Genesis’ growth strategy. Newly acquired, constructed or developed businesses generate losses while in their start-up or integration phase. Genesis views these losses as both temporary and an expected component of its long-term investment in the new venture. Genesis adjusts these losses when computing Adjusted EBITDAR and Adjusted EBITDA in order to better evaluate the performance of its core business. The activities of such businesses are adjusted when computing Adjusted EBITDAR and Adjusted EBITDA until such time as a new business generates positive Adjusted EBITDA. The operating performance of new businesses is no longer adjusted when computing Adjusted EBITDAR and Adjusted EBITDA beginning the period in which a new business generates positive Adjusted EBITDA and all periods thereafter. There were seven, six, six, two and one acquired or newly constructed businesses eliminated from Genesis’ reported results when computing adjusted results for the nine months ended September 30, 2014, the nine months ended September 30, 2013 and the years ended December 31, 2013, 2012 and 2011, respectively.

129

(c) Other adjustments represent costs or gains associated with transactions or events that Genesis does not believe are reflective of its core recurring operating business. The following items were realized in the periods presented:

	Years ended December 31,			Nine months ended September 30,
	2013	2012	2011	2014	2013
(in thousands)	Successor		Predecessor
Severance and restructuring (1)	$3,254	$6,257	$2,057	$2,213	$511
Regulatory defense and related costs (2)	310	2,054	—	1,961	247
New business development costs (3)	—	—	—	1,130	—
New contract obligation assumption (4)	1,616	1,298	—	—	1,616

Total other adjustments	$5,180	$9,609	$2,057	$5,304	$2,374

(1)	Genesis incurred costs including, severance costs related to the restructuring of certain components of its business.
(2)	Genesis incurred legal defense and other costs in connection with certain matters in dispute or under appeal with regulatory agencies.
(3)	Genesis incurred business development costs in connection with the evaluation and start-up of services outside its existing service offerings.
(4)	Genesis incurred a paid time off obligation upon assumption of two significant rehabilitation therapy contracts.

Results of Operations

A summary of Genesis’ results of operations follows:

	2013		For the year ended 2012		2011		2013 vs 2012 Increase / (Decrease)		2012 vs 2011 Increase / (Decrease)
	Revenue Dollars	Revenue Percentage	Revenue Dollars	Revenue Percentage	Revenue Dollars	Revenue Percentage	Dollars	Percentage	Dollars	Percentage
	(in thousands, except percentatges)				(in thousands, except percentatges)
	Successor				Predecessor
Inpatient services:
Skilled Nursing facilities	$3,847,857	81.7%	$2,467,427	80.2%	$2,238,356	81.8%	$1,380,430	55.9%	$229,071	10.2%
Assisted living facilities	113,960	2.4%	77,335	2.5%	70,808	2.6%	36,625	47.4%	6,527	9.2%
Administration of third party facilities	11,006	0.2%	10,743	0.3%	17,011	0.6%	263	2.4%	(6,268)	-36.8%
Elimination of administrative services	(2,146)	0.0%	(1,896)	-0.1%	(2,051)	-0.1%	(250)	13.2%	155	-7.6%

Inpatient services, net	3,970,677	84.3%	2,553,609	83.0%	2,324,124	85.0%	1,417,068	55.5%	229,485	9.9%
Rehabilitation therapy services:
Total therapy services	993,459	21.1%	732,805	23.8%	615,056	22.5%	260,654	35.6%	117,749	19.1%
Elimination intersegment rehabilitation therapy	(375,175)	-8.0%	(248,918)	-8.1%	(226,987)	-8.3%	(126,257)	50.7%	(21,931)	9.7%

Third party rehabilitation therapy services	618,284	13.1%	483,887	15.7%	388,069	14.2%	134,397	27.8%	95,818	24.7%

130

	2013		For the year ended 2012		2011		2013 vs 2012 Increase / (Decrease)		2012 vs 2011 Increase / (Decrease)
	Revenue Dollars	Revenue Percentage	Revenue Dollars	Revenue Percentage	Revenue Dollars	Revenue Percentage	Dollars	Percentage	Dollars	Percentage
	(in thousands, except percentatges)				(in thousands, except percentatges)
	Successor				Predecessor
Other services:
Total other services	$141,712	3.0%	$53,713	1.7%	$31,253	1.1%	$87,999	163.8%	$22,460	71.9%
Elimination intersegment other services	(20,332)	-0.4%	(14,911)	-0.5%	(7,647)	-0.3%	(5,421)	36.4%	(7,264)	95.0%

Third party other services	121,380	2.6%	38,802	1.3%	23,606	0.9%	82,578	212.8%	15,196	64.4%

Total revenue	$4,710,341	100.0%	$3,076,298	100.0%	$2,735,799	100.0%	$1,634,043	53.1%	$340,499	12.4%

	2013		For the year ended 2012		2011		2013 vs 2012 Increase / (Decrease)		2012 vs 2011 Increase / (Decrease)
	Dollars	Segment Margin Percentage	Dollars	Segment Margin Percentage	Dollars	Segment Margin Percentage	Dollars	Percentage	Dollars	Percentage
	(in thousands, except percentatges)
EBITDAR:
Inpatient services	$656,227	16.5%	$426,450	16.7%	$415,131	17.8%	$229,777	53.9%	$11,319	2.7%
Rehabilitation therapy services	77,790	7.8%	29,353	4.0%	58,580	9.5%	48,437	165.0%	(29,227)	-49.9%
Other services	5,114	3.6%	2,359	4.4%	(885)	-2.8%	2,755	116.8%	3,244	-366.6%
Corporate and eliminations	(154,594)	—	(108,183)	—	(106,099)	—	(46,411)	42.9%	(2,084)	2.0%

EBITDAR	$584,537	12.4%	$349,979	11.4%	$366,727	13.4%	$234,558	67.0%	$(16,748)	-4.6%

A summary of Genesis’ condensed consolidating statement of operations follows:

	Year Ended December 31, 2013 (Successor)
	Inpatient Services	Rehabilitation Therapy Services	Other Services	Corporate	Eliminations	Consolidated
	(In thousands)
Net revenues	$3,972,823	$993,459	$141,712	$—	$(397,653)	$4,710,341
Salaries, wages and benefits	1,977,111	828,406	93,342	99,799	—	2,998,658
Other operating expenses	1,344,983	87,263	43,256	52,756	(397,653)	1,130,605
Lease expense	129,296	198	843	894	0	131,231
Depreciation and amortization expense	160,954	10,607	1,027	16,138	—	188,726
Interest expense	378,461	10	525	48,515	(536)	426,975
Loss on extinguishment of debt	63	—	—	—	—	63
Investment income	(3,431)	—	—	(1,255)	536	(4,150)
Other loss	—	346	—	104	—	450
Transaction costs	—	—	—	5,878	—	5,878
Long-lived asset impairment	9,999	—	—	—	—	9,999
Equity in net (income) loss of unconsolidated affiliates	(2,067)	—	—	1,066	1,692	691

(Loss) income before income tax benefit	(22,546)	66,629	2,719	(223,895)	(1,692)	(178,785)
Income tax benefit	—	—	—	(9,179)	—	(9,179)

(Loss) income from continuing operations	$(22,546)	$66,629	$2,719	$(214,716)	$(1,692)	$(169,606)

131

	Year Ended December 31, 2012 (Successor)
	Inpatient Services	Rehabilitation Therapy Services	Other Services	Corporate	Eliminations	Consolidated
			(In thousands)
Net revenues	$2,555,505	$732,805	$53,713	$—	$(265,725)	$3,076,298
Salaries, wages and benefits	1,316,333	600,293	29,759	70,174	—	2,016,559
Other operating expenses	817,205	103,159	21,595	37,823	(265,725)	714,057
Lease expense	34,971	261	23	112	—	35,367
Depreciation and amortization expense	124,782	6,869	86	14,650	—	146,387
Interest expense	307,262	—	12	16,370	(3)	323,641
Gain on extinguishment of debt	(1,777)	—	—	—	—	(1,777)
Investment income	(2,956)	—	—	(829)	3	(3,782)
Other income	—	—	—	(849)	—	(849)
Transaction costs	—	—	—	29,755	—	29,755
Equity in net (income) loss of unconsolidated affiliates	(1,527)	—	—	(339)	1,351	(515)

(Loss) income before income tax benefit	(38,788)	22,223	2,238	(166,867)	(1,351)	(182,545)
Income tax benefit	—	—	—	(11,633)	—	(11,633)

(Loss) income from continuing operations	$(38,788)	$22,223	$2,238	$(155,234)	$(1,351)	$(170,912)

	Year Ended December 31, 2011 (Predecessor)
	Inpatient Services	Rehabilitation Therapy Services	Other Services	Corporate	Eliminations	Consolidated
			(In thousands)
Net revenues	$2,326,175	$615,056	$31,253	$—	$(236,685)	$2,735,799
Salaries, wages and benefits	1,169,978	483,705	20,212	68,830	—	1,742,725
Other operating expenses	746,275	72,771	11,926	35,264	(236,685)	629,551
Lease expense	18,894	66	—	—	—	18,960
Depreciation and amortization expense	82,668	2,050	—	10,883	—	95,601
Interest expense	220,217	4	—	40,442	(418)	260,245
Gain on extinguishment of debt	—	—	—	(40,127)	—	(40,127)
Investment income	(2,407)	—	—	(416)	418	(2,405)
Other income	—	—	—	(5,876)	—	(5,876)
Transaction costs	—	—	—	72,239	—	72,239
Equity in net (income) loss of unconsolidated affiliates	(2,802)	—	—	242	1,761	(799)

Income (Loss) before income tax benefit	93,352	56,460	(885)	(181,481)	(1,761)	(34,315)
Income tax benefit	—	—	—	(129,873)	—	(129,873)

Income (Loss) from continuing operations	$93,352	$56,460	$(885)	$(51,608)	$(1,761)	$95,558

132

Sun Merger—Sun was acquired effective December 1, 2012. Consequently, the results of operations for the year ended December 31, 2013 and the month of December 2012 for the former Sun businesses are included in the Consolidated Statement of Comprehensive Income for the years ended December 31, 2013 and December 31, 2012, respectively. To facilitate year-over-year analysis, such amounts are identified as resulting from the Sun Merger with remaining analysis referencing operational results exclusive of the Sun Merger.

Year Ended December 31, 2013 Compared to Year Ended December 31, 2012

Inpatient Services

Inpatient services revenue increased $1,417 million, or 56%, in the year ended December 31, 2013 as compared with the same period in 2012. The skilled nursing and assisted living facilities from the Sun Merger account for $1,376 million of the increase. In addition to the Sun Merger, other newly acquired or constructed businesses contributed another $18.3 million of incremental revenue period over period. The remaining net increase of $22.7 million, less than 1%, is attributed to net annual increases from payers, including the impact of the Medicare reimbursement reductions which began on April 1, 2013 under the Budget Control Act of 2011 (as amended by the Taxpayer Relief Act).

Inpatient services EBITDAR increased in the year ended December 31, 2013 as compared with the same period in 2012, by $229.8 million, or 53.9%. This increase is attributed to the skilled nursing and assisted living facilities from the Sun Merger offset by the impact of the Medicare reimbursement reductions which began April 1, 2013 under the Budget Control Act of 2011 (as amended by the Taxpayer Relief Act.)

Rehabilitation Therapy Services

The rehabilitation therapy services revenue, before intersegment eliminations, increased $260.7 million comparing the year ended December 31, 2013 with the same period in 2012, with the therapy business added through the Sun Merger contributing $207.0 million of that increase. The Sun therapy business contributed approximately 350 service locations, including Sun’s own inpatient facilities, to the combined rehabilitation therapy services business. The remaining revenue growth of $53.7 million is the result of net new contracts added in the period in addition to the Sun therapy contracts and pricing increases to existing customers.

EBITDAR of the rehabilitation therapy business grew in the year ended December 31, 2013 by $48.4 million, or 165%, as compared with the same period in 2012. The Sun therapy business is estimated to have contributed approximately $23 million to the increase in EBITDAR. The remaining increase is principally attributed to improved Therapist Efficiency following implementation of a reengineered approach to managing therapist labor costs. These efficiency gains were partially offset by Medicare reimbursement reductions which began on April 1, 2013 under the Budget Control Act of 2011 (as amended by the Taxpayer Relief Act.)

Other Services

Other services revenue increased $88.0 million, or 164%, in the year ended December 31, 2013 as compared with the same period in 2012. Of this increase, $80.4 million relates to incremental revenues of other businesses acquired in the Sun Merger, principally its staffing services business, with the remaining increase of $7.6 million principally generated by Genesis’ physician services business.

EBITDAR of the other services increased $2.8 million in the year ended December 31, 2013 as compared with the same period in 2012. The addition of other services business through the Sun Merger contributed $4.4 million of incremental EBITDAR period over period. The net remaining reduction in EBITDAR is attributed to an increase in the provision for losses on accounts receivable in Genesis’ physician services business.

Corporate and Eliminations—Corporate overhead costs increased $46.4 million, or 42.9%, in the year ended December, 2013 as compared with the same period in 2012. This increase was largely attributed to support

133

function acquired or augmented in connection with the Sun Merger. Stated as a percentage of revenue corporate overhead cost is down period over period, from 3.5% to 3.3%, reflecting the benefit of synergies realized in the Sun Merger.

Lease expense—Lease expense represents the cash rents and non-cash adjustments required to account for operating leases. Genesis has operating leases in each of its reportable segments, other services and corporate overhead, but the inpatient services business incurs the greatest proportion of this expense for those skilled nursing and assisted living facility leases accounted for as operating leases. Lease expense increased in the year ended December 31, 2013 as compared with the same period in 2012, by $95.9 million, or 271%. Of this amount, $99.3 million related to leases acquired through the Sun Merger, with the remaining decrease due to the reclassification of 13 leased inpatient facilities accounted for as operating leases through December 1, 2012, and thereafter accounted for as capital leases.

Depreciation and amortization—Each of Genesis’ reportable segments, other services and corporate overhead has depreciating property, plant and equipment, including depreciation on leased properties accounted for as capital leases or as financing obligations. Genesis’ rehabilitation therapy services and other services have identifiable intangible assets which amortize over the estimated life of those identifiable assets. Depreciation and amortization expense increased $42.3 million in the year ended December 31, 2013 as compared with the same period in 2012, as a result of the Sun Merger.

Interest expense—Interest expense includes the cash interest and non-cash adjustments required to account for Genesis’ revolving credit facilities, term loan facilities and mortgage instruments, as well as the expense associated with leases accounted for as capital leases or financing obligations. Comparability of cash interest paid period over period is influenced by the level of borrowings under Genesis’ combined credit facilities, as well as the effective interest rates on variable rate debt. In Genesis’ business, a new or modified lease transaction in a given period can impact comparability with prior periods to a significant extent. Interest expense increased in the year ended December 31, 2013, as compared with the same period in 2012, by $103.3 million, or 31.9%. $71.2 million of this increase is principally attributed to capital and financing obligation leases in the inpatient services segment, with the Sun Merger contributing $61.2 million of that amount. The remaining increase in consolidated interest expense of $32.1 million is largely due to the increased borrowing levels resulting from financing of the Sun Merger.

Transaction costs—In the normal course of business, Genesis evaluates strategic acquisition, disposition and business development opportunities. The costs to pursue these opportunities, when incurred, vary from period to period depending on the nature of the transaction pursued and if those transactions are ever completed. Transaction costs incurred for the years ended December 31, 2013 and 2012 were $5.9 million and $29.8 million, respectively. The 2012 costs are principally related to closing of the Sun Merger and additional costs related to the 2011 HCN Transactions.

Income tax benefit—For the year ended December 31, 2013, Genesis recorded an income tax benefit of $9.2 million on a pretax loss of $178.8 million. For the same period in 2012, Genesis recorded income tax benefit of $11.6 million on pretax loss of $182.5 million. For the year ended December 31, 2013 and 2012, the overall effective tax rate was different than the statutory rate of 35% primarily due to the allocation to certain members of their respective share of taxable income or loss not subject to corporate income tax.

Year Ended December 31, 2012 Compared to Year Ended December 31, 2011

Inpatient Services

Inpatient services revenue, net, increased $229.5 million, or 9.9%, in the year ended December 31, 2012 as compared with the same period in 2011. Of this growth, the skilled nursing and assisted living facilities from the Sun Merger accounts for $125.6 million of the increase. In addition to the Sun Merger, other new businesses

134

contributed another $139.6 million of incremental revenue period over period. The remaining net decrease of $35.7 million, or 1.5%, is principally attributed to the CMS rules which reduced Medicare rates significantly effective October 1, 2011.

Inpatient services EBITDAR increased in the year ended December 31, 2012 as compared with the same period in 2011 by $11.3 million, or 2.7%. Of that increase, the skilled nursing and assisted living facilities from the Sun Merger account for $23.5 million and other new businesses contributed another $3.4 million of EBITDAR. The remaining net decline in EBITDAR of $14.4 million, or 3.4%, period over period is largely due to the revenue reductions effective October 1, 2011 previously noted, offset by cost reductions intended to partially mitigate the impact of reduced Medicare reimbursement.

Rehabilitation Therapy Services

The rehabilitation therapy services revenue, before intersegment eliminations, increased $117.7 million comparing the year ended December 31, 2012 with the same period in 2011, with the therapy business added through the Sun Merger contributing $17.9 million of that increase. The Sun therapy business contributed approximately 350 service locations, including Sun’s own inpatient facilities, to the combined rehabilitation therapy services business for the month of December 2012. The remaining revenue growth of $99.8 million is the result of net new contracts added in the period in addition to the Sun therapy contracts and pricing increases to existing customers.

EBITDAR of the rehabilitation therapy business declined for the year ended December 31, 2012 by $29.2 million, or 49.9%, as compared with the same period in 2011. The Sun rehabilitation therapy business is estimated to have minimal EBITDAR for the month of December 2012, not contributing significantly to the EBITDAR of the combined rehabilitation therapy business. 2012 EBITDAR was adversely impacted effective October 1, 2011 in connection with a reduction in the rates and the manner in which Medicare Part A therapy services are reimbursed. Therapist Efficiency declined from 66% for the year ended December 31, 2011 to 65% in the year ended December 31, 2012, as a result of these reimbursement policy changes.

Other Services

Other services revenue increased $22.5 million, or 71.9% in the year ended December 31, 2012 as compared with the same period in 2011. Of this increase, $6.7 million relates to incremental revenues of other businesses acquired in the Sun Merger, principally its staffing services business for the month of December 2012, and the balance of the increase is due to growth in Genesis’ physician services businesses.

EBITDAR of the other services increased $3.2 million in the year ended December 31, 2012 as compared with the same period in 2011, principally due to the addition of other services business acquired in the Sun Merger for the month of December 2012.

Corporate and Eliminations—Corporate overhead costs increased $2.1 million, or 2.0%, in the year ended December 31, 2012 as compared with the same period in 2011. Stated as a percentage of revenue, however, corporate overhead is down period over period, from 3.8% to 3.5%, reflecting the benefit of synergies realized through the Sun Merger.

Lease expense—Lease expense represents the cash rents and non-cash adjustments required to account for operating leases. Genesis has operating leases in each of its reportable segments, other services and corporate overhead, but the inpatient services business incurs the greatest proportion of this expense for those skilled nursing and assisted living facilities accounted for as operating leases. Lease expense increased in the year ended December 31, 2012 as compared with the same period in 2011, by $16.4 million, or 86.5%. Of this amount, $8.9 million related to leases acquired through the Sun Merger for the month of December 2012, with the remaining increase of $7.5 million principally attributed to other newly acquired skilled nursing and assisted living leases.

135

Depreciation and amortization—Each of Genesis’ reportable segments, other services and corporate overhead has depreciating property, plant and equipment, including depreciation on leased properties accounted for as capital leases or as financing obligations. Genesis’ rehabilitation therapy services and other services have identifiable intangible assets which amortize over the estimated life of those identifiable assets. Depreciation and amortization expense increased $50.8 million in the year ended December 31, 2012 as compared with the same period in 2011. The Sun Merger accounted for $3.8 million of the increase for the month of December 2012. The remaining increase of $47.0 million is principally due incremental depreciation and amortization of assets stepped up through the purchase accounting associated with the JER redemption.

Interest expense—Interest expense includes the cash interest and non-cash adjustments required to account for Genesis’ revolving credit facilities, term loan facilities and mortgage instruments, as well as the expense associated with leases accounted for as capital leases or financing obligations. Comparability of cash interest paid period over period is influenced by the level of borrowings under Genesis’ combined credit facilities, as well as the effective interest rates on variable rate debt. In Genesis’ business, a new or modified lease transaction in a given period can impact comparability with prior periods to a significant extent. Interest expense increased in the year ended December 31, 2012, as compared with the same period in 2011, by $63.4 million, or 24.4%. Of this increase, $81.4 million is attributed to capital and financing obligation leases in the inpatient services segment resulting from the HCN Transactions. The remaining net decrease is of $18.0 million is principally due to reduced borrowing levels resulting from the repayment of debt from the proceeds from the HCN Transactions.

Transaction costs—In the normal course of business, Genesis evaluates strategic acquisition, disposition and business development opportunities. The costs to pursue these opportunities, when incurred, vary from period to period depending on the nature of the transaction pursued and if those transactions are ever completed. Transaction costs incurred for the years ended December 31, 2012 and 2011 were $29.8 million and $72.2 million, respectively. The 2012 costs are principally related to closing of the Sun Merger and additional costs related to the 2011 HCN Transactions. 2011 costs predominantly related to the HCN Transactions.

Income tax benefit—For the year ended December 31, 2012, Genesis recorded income tax benefit of $11.6 million on pretax loss of $182.5 million. For the year ended December 31, 2012, the overall effective tax rate was different than the statutory rate of 35% primarily due to the allocation to certain members of their respective share of taxable income or loss not subject to corporate income tax. For the year ended December 31, 2011, Genesis recorded income tax benefit of $129.9 million on pretax loss of $34.3 million. For the year ended December 31, 2011, the overall effective tax rate was different than the statutory rate of 35% primarily due the change in tax status effective April 1, 2011 which resulted in Genesis being treated as a partnership for federal and state income tax purposes. In connection with this change in tax status, pre-existing deferred tax assets and liabilities of Genesis, excluding corporate subsidiaries, were included in income tax benefit in the year Genesis became a non-taxable enterprise.

136

Nine Months Ended September 30, 2014 Compared to Nine Months Ended September 30, 2013

A summary of Genesis’ unaudited results of operations follows:

	Nine Months Ended September 30,
	2014		2013		Increase / (Decrease)
	Revenue Dollars	Revenue Percentage	Revenue Dollars	Revenue Percentage	Dollars	Percentage
	(in thousands, except percentages)
Revenues:
Inpatient services:
Skilled Nursing facilities	$2,930,715	82.0%	$2,875,412	81.7%	$55,303	1.9%
Assisted living facilities	84,671	2.4%	85,697	2.4%	(1,026)	-1.2%
Administration of third party facilities	7,790	0.2%	8,325	0.2%	(535)	-6.4%
Elimination of administrative services	(1,422)	0.0%	(1,578)	0.0%	156	-9.9%

Inpatient services, net	3,021,754	84.5%	2,967,856	84.3%	53,898	1.8%
Rehabilitation therapy services:
Total therapy services	757,593	21.2%	744,313	21.1%	13,280	1.8%
Elimination intersegment rehabilitation therapy service	(296,479)	-8.3%	(281,050)	-8.0%	(15,429)	5.5%

Third party rehabilitation therapy services	461,114	12.9%	463,263	13.2%	(2,149)	-0.5%
Other services:
Total other services	112,701	3.2%	105,318	3.0%	7,383	7.0%
Elimination intersegment other services	(20,756)	-0.6%	(14,948)	-0.4%	(5,808)	38.9%

Third party other services	91,945	2.6%	90,370	2.6%	1,575	1.7%

Total revenue	$3,574,813	100.0%	$3,521,489	100.0%	$53,324	1.5%

	Nine Months Ended September 30,
	2014		2013		Increase / (Decrease)
	Dollars	Segment Margin Percentage	Dollars	Segment Margin Percentage	Dollars	Percentage
	(in thousands, except percentages)
EBITDAR:
Inpatient services	$478,995	15.8%	$490,202	16.5%	$(11,207)	-2.3%
Rehabilitation therapy services	81,011	10.7%	56,312	7.6%	24,699	43.9%
Other services	4,787	4.2%	5,536	5.3%	(749)	-13.5%
Corporate and eliminations	(108,558)	—	(114,155)	—	5,597	-4.9%

EBITDAR	$456,235	12.8%	$437,895	12.4%	$18,340	4.2%

137

A summary of Genesis’ unaudited consolidating statement of operations follows (in thousands):

	Nine Months Ended September 30, 2014
	Inpatient Services	Rehabilitation Therapy Services	Other Services	Corporate	Eliminations	Consolidated
			(In thousands)
Net revenues	$3,023,176	$757,593	$112,701	$—	$(318,657)	$3,574,813
Salaries, wages and benefits	1,471,882	616,987	73,195	76,588	—	2,238,652
Other operating expenses	1,075,657	59,595	34,719	31,598	(318,657)	882,912
Lease expense	97,208	132	624	665	—	98,629
Depreciation and amortization expense	123,520	8,343	707	12,561	—	145,131
Interest expense	286,550	3	730	43,861	(373)	330,771
Loss (gain) on extinguishment of debt	—	—	—	679	—	679
Investment income	(2,050)	—	—	(1,170)	373	(2,847)
Other income	(48)		(589)	—	—	(637)
Transaction costs	—	—	—	5,283	—	5,283
Equity in net (income) loss of unconsolidated affiliates	(1,308)	—	—	—	1,169	(139)

(Loss) income before income tax benefit	(28,235)	72,533	3,315	(170,065)	(1,169)	(123,621)
Income tax benefit	—	—	—	(9,368)	—	(9,368)

(Loss) income from continuing operations	$(28,235)	$72,533	$3,315	$(160,697)	$(1,169)	$(114,253)

	Nine Months Ended September 30, 2013
	Inpatient Services	Rehabilitation Therapy Services	Other Services	Corporate	Eliminations	Consolidated
			(In thousands)
Net revenues	$2,969,434	$744,313	$105,318	$—	$(297,576)	$3,521,489
Salaries, wages and benefits	1,481,313	621,102	69,593	74,491	—	2,246,499
Other operating expenses	1,000,823	66,899	30,189	37,948	(297,576)	838,283
Lease expense	96,847	149	611	511	—	98,118
Depreciation and amortization expense	121,147	7,830	701	11,985	—	141,663
Interest expense	282,045	9	416	36,067	(410)	318,127
Gain on extinguishment of debt	(210)	—	—	—	—	(210)
Investment income	(1,295)	—	—	(988)	410	(1,873)
Other loss	—	346	—	104	—	450
Transaction costs	—	—	—	3,324	—	3,324
Equity in net (income) loss of unconsolidated affiliates	(1,609)	—	—	1,067	1,227	685

(Loss) income before income tax benefit	(9,627)	47,978	3,808	(164,509)	(1,227)	(123,577)
Income tax benefit	—	—	—	(8,201)	—	(8,201)

(Loss) income from continuing operations	$(9,627)	$47,978	$3,808	$(156,308)	$(1,227)	$(115,376)

138

Inpatient Services

Inpatient services revenue increased $53.9 million, or 1.8%, in the nine months ended September 30, 2014 as compared with the same period in 2013. Of this growth, $15.7 million is due to newly acquired or constructed centers. The remaining increase of $38.0 million, or 1.3%, is due to increased payment rates and improvement in occupancy, and partially offset by a decline in Skilled Mix.

Inpatient services EBITDAR declined in the nine months ended September 30, 2014 as compared with the same period in 2013, by $11.2 million, or 2.3%. The decline is principally attributable to Medicare reimbursement reductions which began on April 1, 2013 under the Budget Control Act of 2011 (as amended by the Taxpayer Relief Act), and a decline in Skilled Mix.

Rehabilitation Therapy Services

The rehabilitation therapy services segment revenue was relatively flat comparing the nine months ended September 30, 2014 with the same period in 2013, with rate increases to existing customers and the net addition of new customer contracts, offset by the selective termination of largely unprofitable contracts and Medicare reimbursement reductions which began on April 1, 2013 under the Budget Control Act of 2011 (as amended by the Taxpayer Relief Act). Total external sites served declined period-over-period by 68, or 4.7%.

EBITDAR of the rehabilitation therapy segment increased $24.7 million, or 43.9%. This increase is attributed to a number of initiatives designed to improve the profitability of this segment, including: a reengineered approach to managing therapist labor costs, a reduction in the use of expensive agent therapists, a reduction in the number of employees and the exit of unprofitable or underperforming contracts. Therapist Efficiency improved period over period by 2%, from 67% to 69%.

Other Services—Other services revenue increased $7.4 million, or 7.0% in the nine months ended September 30, 2014 as compared with the same period in 2013. This increase was principally centered in Genesis’ physician services business.

Corporate and Eliminations—Corporate overhead costs declined $5.6 million, or 4.9%, in the nine months ended September 30, 2014 as compared with the same period in 2013. This decline was largely due to incremental cost synergies realized in connection with the Sun Merger.

Lease expense—Lease expense represents the cash rents and non-cash adjustments required to account for operating leases. Genesis has operating leases in each of its reportable segments, other services and corporate overhead, but the inpatient services business incurs the greatest proportion of this expense for those skilled nursing and assisted living facilities accounted for as operating leases. Lease expense was flat in the nine-month periods ended September 30, 2014 and as compared with the same period in the prior year.

Depreciation and amortization—Each of Genesis’ reportable segments, other services and corporate overhead has depreciating property, plant and equipment, including depreciation on leased properties accounted for as capital leases or as a financing obligation. Genesis’ rehabilitation therapy services and other services have identifiable intangible assets which amortize over the estimated life of those identifiable assets. The $3.5 million increase in depreciation and amortization is primarily attributable to Genesis’ ongoing capital expenditure program and newly acquired or constructed facilities.

Interest expense—Interest expense includes the cash interest and non-cash adjustments required to account for Genesis’ revolving credit facilities, term loan facilities and mortgage instruments, as well as the expense associated with leases accounted for as capital leases or financing obligations. The $12.6 million increase in interest expense in the nine-month periods ended September 30, 2014 and as compared to the same period in the prior year is primarily attributable to growth in interest pertaining to existing lease obligations and obligations incurred in connection with newly acquired or constructed facilities.

139

Transaction costs—In the normal course of business, Genesis evaluates strategic acquisition, disposition and business development opportunities. The costs to pursue these opportunities, when incurred, vary from period to period depending on the nature of the transaction pursued and if those transactions are ever completed. Transaction costs incurred for the nine-month periods ended September 30, 2014 and 2013 were $5.3 million and $3.3 million, respectively.

Income tax benefit—For the nine months ended September 30, 2014, Genesis recorded income tax benefit of $9.4 million on pretax loss of $123.6 million. For the same period in 2013, Genesis recorded income tax benefit of $8.2 million on pretax loss of $123.6 million. For the nine months ended September 30, 2014 and 2013, the overall effective tax rate was different than the statutory rate of 35% primarily due to the allocation to certain members of their respective share of taxable income or loss not subject to corporate income tax.

Liquidity and Capital Resources

The following table presents selected data from Genesis’ consolidated statements of cash flows (in thousands):

	Years ended December 31,
	2013	2012	2011
	Successor		Predecessor
Net cash provided by operating activities	$82,149	$9,972	$15,549
Net cash used in investing activities	(91,702)	(182,899)	(165,629)
Net cash provided by financing activities	20,748	172,229	78,180

Net increase (decrease) in cash and equivalents	11,195	(698)	(71,900)
Cash and equivalents:
Beginning of period	50,218	50,916	122,816

End of period	$61,413	$50,218	$50,916

Years Ended December 31, 2013 and 2012

Net cash provided by operating activities for the year ended December 31, 2013 was $82.1 million, compared to $10.0 million for the year ended December 31, 2012. The increase in net cash provided by operating activities was primarily the result of a $62.4 million improvement in cash earnings principally attributed to the Sun Merger, and a decrease in cash outlays for transaction-related costs of $25.3 million, offset by a net decrease of $15.6 million from the timing of receipts and payments.

Net cash used in investing activities for the year ended December 31, 2013 was $91.7 million, compared to $182.9 million for the year ended December 31, 2012. The decrease in cash used for investing activities is primarily due to the 2012 Sun acquisition which resulted in an outflow of $168.9 million offset by the proceeds of $75.3 million related to the hospice sale in 2012. Capital expenditures for the year ended December 31, 2013 were $77.4 million compared to $66.7 million for the year ended December 31, 2012. The purchase of inpatient assets resulted in a use of cash of $12.2 million for the year ended December 31, 2013 compared to $5.2 million for the year ended December 31, 2012.

Net cash provided by financing activities for the year ended December 31, 2013 was $20.7 million, compared to $172.2 million for the year ended December 31, 2012. The decrease was primarily due to the non-recurring nature of the financing for the Sun Merger and a decrease in net distributions to and contributions from members of $7.8 million.

Years Ended December 31, 2012 and 2011

Net cash provided by operating activities for the year ended December 31, 2012 was $10.0 million, compared to $15.5 million for the year ended December 31, 2011. The decrease in net cash provided by

140

operating activities was primarily the result of a $34.8 million decrease in cash earnings principally attributable to the 2011 CMS Rules and higher lease cost following the April 1, 2011 HCN Transaction, and a net decrease of $41.7 million from the timing of receipts and payments. These decreases were offset by reduced cash outlays for transaction costs of $71 million.

Net cash used in investing activities for the year ended December 31, 2012 was $182.9 million, compared to $165.6 million for the year ended December 31, 2011. The increase in cash used for investing activities is primarily due to the 2012 Sun acquisition, which resulted in an outflow of $168.9 million, offset by the proceeds of $75.3 million related to the hospice sale in 2012. Capital expenditures for the year ended December 31, 2012 were $66.7 million compared to $69.2 million for the year ended December 31, 2011. The purchase of inpatient assets resulted in a use of cash of $5.2 million for the year ended December 31, 2012 compared to $19.3 million for the year ended December 31, 2011.

Net cash provided by financing activities for the year ended December 31, 2012 was $172.2 million, compared to $78.2 million for the year ended December 31, 2011. The source of cash from financing activities for the year ended December 31, 2012 are primarily attributed to $31.0 million of proceeds drawn on a lease financing facility with the balance attributed to the net proceeds from the financing for the Sun Merger. The sources of cash from financing activities for the year ended December 31, 2011 were principally net borrowings under revolving credit facilities to fund working capital and capital investment needs. The $2.4 billion received in connection with the HCN transaction was used to repay indebtedness of $1.675 billion, make $700.0 million of distributions to the Genesis’ Members and fund debt issuance costs of $24.3 million.

Nine Months Ended September 30, 2014 Compared to Nine Months Ended September 30, 2013

	Nine Months Ended September 30,
	2014	2013
	(in thousands)
Net cash provided by operating activities	$85,364	$14,630
Net cash used in investing activities	(67,635)	(75,692)
Net cash (used in) provided by financing activities	(5,575)	57,659

Net increase (decrease) in cash and equivalents	12,154	(3,403)
Cash and equivalents:
Beginning of period	61,413	50,218

End of period	$73,567	$46,815

Net cash provided by operating activities in the nine months ended September 30, 2014 was $85.4 million, compared to $14.6 million in the nine months ended September 30, 2013. The increase in operating cash flow is attributable to a $30.7 million increase in cash earnings, a $15.2 million decrease in cash outlays for transaction costs and an increase of $24.9 million from the timing of receipts and payments.

Net cash used in investing activities in the nine months ended September 30, 2014 was $67.6 million, compared to $75.7 million in the nine months ended September 30, 2013. Capital expenditures for the nine months ended September 30, 2014 were $52.1 million compared to $59.7 million for the nine months ended September 30, 2013. The purchase of inpatient assets resulted in a use of cash of $1.8 million for the nine months ended September 30, 2014 compared to $12.2 million for the nine months ended September 30, 2013. Net purchases of marketable securities and changes in restricted cash and equivalents resulted in a use of cash of $14.5 million and $11.1 million for the nine months ended September 30, 2014 and 2013, respectively.

Net cash used in financing activities in the nine months ended September 30, 2014 was $5.6 million, compared to $57.7 million net cash provided by financing activities in the nine months ended September 30, 2013. The sources of cash from financing activities for the nine months ended September 30, 2014 were

141

primarily $34 million of net borrowings under revolving credit facilities, $5.1 million of proceeds drawn on a lease financing facility, offset by $13.8 million of debt repayment, $14.3 million of debt issuance costs and $15.6 million of distributions to the Genesis Members. The source of cash from financing activities for the nine months ended September 30, 2013 were $50 million of net borrowings under revolving credit facilities and $10.2 million drawn on a lease financing facility, offset by $5.9 million of distributions to the Genesis Members.

At September 30, 2014, Genesis had cash and cash equivalents of $73.6 million and available borrowings under its revolving credit facilities of $61.6 million after taking into account $100.7 million of letters of credit drawn against Genesis’ revolving credit facilities. Genesis’ available cash is held in accounts at third-party financial institutions. To date, Genesis has experienced no loss or lack of access to its invested cash or cash equivalents; however, it can provide no assurances that access to its invested cash or cash equivalents will not be impacted by adverse conditions in the financial markets. During 2014, Genesis maintained liquidity sufficient to meet its working capital, capital expenditure and development activities.

Off Balance Sheet Arrangements

Genesis is not involved in any off-balance-sheet arrangements that have or are reasonably likely to have a material current or future impact on its financial condition, changes in financial condition, revenue or expense, results of operations, liquidity, capital expenditures, or capital resources.

Contractual Obligations

The following table sets forth Genesis’ contractual obligations, including principal and interest, but excluding non-cash amortization of discounts or premiums established on these instruments, as of December 31, 2013 (in thousands):

	Total	Less Than 1 Yr.	1-3 Yrs.	3-5 Yrs.	More than 5 Yrs.
Revolving credit facilities	$243,441	$11,091	$22,183	$210,167	$—
Term loan facility	318,637	35,573	67,396	215,668	—
Mortgages and other secured debt (recourse)	16,536	3,156	1,860	11,520	—
Mortgages and other secured debt (non recourse)	69,916	6,581	6,672	17,345	39,318
Financing obligations	9,657,440	244,630	513,532	544,828	8,354,450
Capital lease obligations	3,588,751	87,091	180,130	189,157	3,132,373
Operating lease obligations	972,573	117,798	233,851	224,953	395,971

	$14,867,294	$505,920	$1,025,624	$1,413,638	$11,922,112

Transactions with Related Parties

Genesis is wholly owned by the FC Sponsors and was also previously partially owned by the JER Sponsors.

Genesis made an investment of $1.0 million and received an approximate 6.7% interest in National Home Care Holdings, LLC, an unconsolidated joint venture affiliated with one of the FC Sponsors.

Genesis made an initial investment of $5.0 million and received a one-third interest in National Hospice Holdings, LLC (“NHH”), an unconsolidated joint venture affiliated with certain FC Sponsors. Genesis made additional investments in NHH of $11.7 million through 2012. In 2012, Genesis made a $4.9 million loan to NHH having a term of six years and a 15% rate of interest. Interest accrued on a cash basis at a rate of 10% and accrued at a non-cash / paid-in-kind rate of 5%. The paid-in-kind interest is added to the principal amount of the note and settled at maturity. In connection with the Sun Merger, Genesis retained an approximate one third

142

interest in the Sun hospice segment, which was sold for $85 million to NHH. Genesis received net cash proceeds of $75.3 million in connection with this sale transaction, which were used to repay its indebtedness. In 2013, substantially all of the assets of NHH were acquired and combined to form FCT Health Holdings, LLC (“FCT”). The $4.9 million loan and accrued interest was repaid to Genesis. The $5.1 million of proceeds were invested indirectly into FCT. As a result, Genesis holds an indirect 8.5% interest in FCT.

Genesis managed 12 facilities, certain of which were leased and operated by affiliates of the FC Sponsors. The affiliates of the FC Sponsors leased the buildings from an unrelated publicly held real estate investment trust. A management agreement provided $4.6 million of annual fee revenue in the Predecessor year ended December 31, 2011. Payment of 25% of the management fee was subordinated to the payment of facility rent on certain of the facilities. Genesis entered into agreements with the 12 facilities to provide rehabilitation therapy services. The rehabilitation therapy contracts resulted in $9.5 million of revenue in the Predecessor year ended December 31, 2011. In 2011, Genesis made a deposit of $3.5 million to acquire 100% of the member equity interests of the affiliates that lease and operate these 12 facilities. The transaction to acquire the operations of ten of the 12 facilities was finalized on January 1, 2012. The transaction to acquire the operations of the remaining two of the 12 facilities was finalized on September 1, 2012.

Genesis is billed by an affiliate of its Sponsors a monthly fee for the provision of administrative services. The fees billed were $2.5 million and $2.6 million for the Successor years ended December 31, 2013 and 2012, respectively, and $2.6 million for the Predecessor year ended December 31, 2011. In connection with the Sale Transaction, Genesis paid the affiliate an additional $7.8 million upon completion of the sale.

Quantitative and Qualitative Disclosures About Market Risk

In the normal course of business, Genesis’ operations are exposed to risks associated with fluctuations in interest rates. To the extent these interest rates increase, Genesis’ interest expense will increase, which will make its interest payments and funding its other fixed costs more expensive, and its available cash flow may be adversely affected. Genesis routinely monitors its risks associated with fluctuations in interest rates and considers the use of derivative financial instruments to hedge these exposures. Genesis does not enter into derivative financial instruments for trading or speculative purposes nor does it enter into energy or commodity contracts.

Interest Rate Exposure—Interest Rate Risk Management

Genesis’ term loan facility and its revolving credit facilities expose it to variability in interest payments due to changes in interest rates. Genesis entered into an interest rate cap agreement in 2013 in order to manage fluctuations in cash flows resulting from interest rate risk. The interest rate cap agreement was for a notional amount of $250 million and limits Genesis’ exposure to LIBOR interest rate fluctuations at 1.5%. The interest rate cap agreement expires on December 31, 2014.

The table below presents the principal amounts, weighted-average interest rates and fair values by year of expected maturity to evaluate Genesis’ expected cash flows and sensitivity to interest rate changes:

	Years Ending December 31,
	2014	2015	2016	2017	2018	Thereafter	Total	Fair Value
	(in thousands, except percentages)
Fixed-rate debt	$961	$1,000	$1,040	$1,084	$1,130	$26,641	$31,856	$31,856
Average interest rate	4.70%	4.70%	4.70%	4.80%	4.80%	4.80%
Variable-rate debt	$18,711	$13,358	$13,386	$198,833	$221,784	$—	$466,072	$466,072
Average interest rate	6.70%	6.70%	6.60%	5.40%	3.50%	—

Borrowings under the revolving credit facility, as amended, bear interest at a rate equal to, at Genesis’ option, either a base rate plus an applicable margin or LIBOR plus an applicable margin. The base rate is determined by reference to the highest of (1) a lender-defined prime rate, (2) the federal funds rate plus 3.0%,

143

and (3) the sum of LIBOR plus an applicable margin. The applicable margin with respect to base rate borrowings was 3.0% at December 31, 2013. The applicable margin with respect to LIBOR borrowings was 3.0% at December 31, 2013.

Borrowings under the Term Loan Facility bear interest at a rate per annum equal to the applicable margin plus, at Genesis’ option, either (1) LIBOR determined by reference to the costs of funds for Eurodollar deposits for the interest period relevant to such borrowings, or (2) a base rate determined by reference to the highest of (a) the lender defined prime rate, (b) the federal funds rate effective plus one half of one percent and (c) LIBOR described in sub clause (1) plus 1.0%. LIBOR based loans are subject to an interest rate floor of 1.5% and base rate loans are subject to a floor of 2.5%. The applicable margin with respect to LIBOR borrowings was 8.5% at December 31, 2013.

A 1% increase in the applicable interest rate on Genesis’ variable-rate debt would result in an approximately $4.7 million increase in its annual interest expense.

144

MANAGEMENT AFTER THE COMBINATION

Board of Directors and Management

The Purchase Agreement provides that Genesis and Skilled Healthcare will each take all actions necessary to provide that, at the Closing, two individuals designated by Skilled Healthcare, four individuals designated by Genesis and five individuals designated jointly by Skilled Healthcare and Genesis will be appointed to the Board of Directors. In the event that any individual so designated is unable to serve, for any reason, as a director of Skilled Healthcare at the Closing, the party that designated such individual will have the right to designate another individual to serve as a director of Skilled Healthcare in place of the individual so originally designated. In addition, Genesis and Skilled Healthcare have agreed that a designated individual will have observer rights on the Board of Directors, on terms to be mutually agreed among Genesis, Skilled Healthcare and such individual.

The Purchase Agreement does not designate the composition of the combined company’s management after the Combination. The Board of Directors of the combined company will make this determination, and may determine certain members of the prospective management team prior to the Closing.

The following persons are anticipated to be the directors and executive officers of Skilled Healthcare after the Combination:

Name	Age	Position
George Hager	58	Chief Executive Officer, Director
Thomas DiVittorio	46	Chief Financial Officer
Steven Fishman	58	Chairman of the Board of Directors
Arnold Whitman	62	Director
David Reis	54	Director
Jim McKeon	50	Director
John DePodesta	70	Director
Robert H. Fish	64	Director
Robert Hartman	58	Director
Joshua Hausman	38	Director
Glenn S. Schafer	65	Director

George V. Hager, Jr. Mr. Hager has served as Chief Executive Officer of Genesis HealthCare LLC (“Genesis HealthCare”), a principal subsidiary of Genesis and a successor in interest to Genesis Healthcare Corporation, since 2003. Prior to becoming CEO, he was Executive Vice President and Chief Financial Officer of Genesis HealthCare, and was responsible for corporate finance, information services, reimbursement and risk management. He joined Genesis HealthCare in 1992 as Vice President and Chief Financial Officer and was named Senior Vice President and Chief Financial Officer in 1994. Mr. Hager has over 25 years of experience in the healthcare industry. He spent the first 13 years of his professional career at KPMG, LLP, where he was the partner in charge of the healthcare practice group for the Philadelphia region from 1989 to 1992.

Mr. Hager is a certified public accountant and is a member of the boards of Dickinson College, the Delaware Valley Chapter of the Alzheimer’s Association and the Schwartz Center for Compassionate Care. Previously, he was a member of the board and the Audit Committee chair of both REACH Medical Holdings, Inc., a medical transportation company, and Adolor Corporation, a biopharmaceutical company. In addition, Mr. Hager has served as a member of the board of trustees and the Finance Committee, and as chair of the Audit Committee, of The University of the Sciences of Philadelphia.

Thomas DiVittorio. Mr. DiVittorio has served as Senior Vice President and Chief Financial Officer of Genesis HealthCare since 2008. He has served in various corporate finance positions since joining Genesis HealthCare in 1996. Before becoming Senior Vice President and Chief Financial Officer, Mr. DiVittorio served as Vice President, Corporate Controller and Chief Accounting Officer, and was responsible for Genesis HealthCare’s accounting policy, financial reporting and budgeting.

145

Prior to joining Genesis HealthCare, Mr. DiVittorio was employed by KPMG, LLP. He is a certified public accountant and a member of both the American Institute of CPAs and the Pennsylvania Institute of CPAs.

Steven Fishman. Mr. Fishman is Co-Founder, President and Co-Chairman of Formation Capital. Since Formation’s inception in 1999, Mr. Fishman has invested over $5 billion, comprising over 55,000 seniors housing beds, in senior housing and healthcare services companies. As President, Mr. Fishman leads Formation’s deal origination and fundraising efforts. In April 2011, Mr. Fishman led the sale of the real estate assets of Genesis HealthCare to Health Care REIT for $2.4 billion. He currently sits on the board of Genesis.

Mr. Fishman has been active in the healthcare and real estate industries for over 30 years. Prior to founding Formation Capital, Mr. Fishman spent 20 years as a CPA serving the health care and real estate industries.

John F. DePodesta. Mr. DePodesta co-founded Primus Telecommunications Group, Inc. (“Primus”) in 1994, and served as the company’s Director, Executive Vice President, Chief Legal Officer, Chief Corporate Development Officer and Secretary from 1994 to 2010. Primus was listed as a Fortune 1000 company during its fifth year of operation. From 1994 to 2002, Mr. DePodesta served as the Chairman of the Board of Iron Road Railways, Inc., which he also co-founded. He served as Senior Vice President, Law and Public Policy, of Genesis Ventures. from 1996 to 1998. Additionally, from 1994 to 1999, he served as “of counsel” to the law firm of Pepper Hamilton LLP, where he was previously a partner since 1979. Before Joining Pepper Hamilton LLP, Mr. DePodesta served as General Counsel of Consolidated Rail Corporation and General Counsel—Reorganization for the Penn Central Trustees during the period from 1970 to 1979. Since 1994, he has served as a director of Educational Credit Management Corporation, where he is currently Chairman of the Board, Chairman of the Governance and Compensation Committee and Chairman of the Board of Educational Credit Management Corporation’s for-profit and non-profit subsidiaries. Mr. DePodesta also served as a director of Genesis HealthCare from 2003 until 2007; where he was a member of the Audit Committee and the Special Committee. Since August 2011, Mr. DePodesta has served as a director of Sutron Corporation and is currently Chairman of the Governance and Compensation Committee and a member of the Audit Committee. Since April 2010, Mr. DePodesta has served as Managing Director of Dolomite Group, LLC, which provides advisory services to senior executives and public and private governing bodies.

Mr. DePodesta has extensive experience in law and regulation, corporate governance, corporate management, mergers and acquisitions, equity and debt financing, restructuring and working with healthcare and high growth technology companies.

Robert H. Fish. Mr. Fish has served as a member of the Board of Directors since November 2013, when he joined Skilled Healthcare as its Chief Executive Officer. During his career, Mr. Fish has served as Chairman, President or CEO of a number of healthcare companies. From 2012 until he joined Skilled Healthcare in 2013, Mr. Fish served as Managing Partner of Sonoma-Seacrest, LLC, a California health care firm specializing in strategic planning, performance improvement and merger and acquisition issues. From 2008 to 2012 he served as Chairman of REACH Medical Holdings, a regional air medical transport company, from 2005 to 2006 he served as Executive Chairman of Coram, Inc., a large home infusion provider, from 2003 to 2007 he served as Lead Director of Genesis HealthCare and from 2002 to 2003 he served as Chairman and Chief Executive Officer of Genesis Health Ventures, Inc. (“Genesis Ventures”), a long-term care and institutional pharmacy company and predecessor in interest to Genesis Healthcare Corporation. Since 2013, Mr. Fish has served as a member of the board of directors of the non-profit St. Helena Hospital Foundation in Northern California. Mr. Fish has also served as President and Chief Executive Officer of St. Joseph Health System—Sonoma County and Valleycare Health System, both of which are regional hospital systems in Northern California.

Mr. Fish has extensive experience as a healthcare company executive, including in the long-term care industry. For these reasons, and his role as Skilled Healthcare’s Chief Executive Officer, the board of directors concluded that Mr. Fish should serve as a director.

146

Robert Hartman. Mr. Hartman has been the Chairman of NuCare Services Corp. since 1984, which provides business and financial consulting services to the long term care industry.

Mr. Hartman has over 35 years of development and operational experience in providing senior services ranging from assisted living to post-acute care. He has been involved with the start-up and creation of over 30 businesses primarily related to the healthcare and real estate fields. He sits on the boards of Genesis, Consulate Healthcare and Formation Development Group. Additionally, Mr. Hartman is Principal and Founder of Midway Capital Partners, a private equity fund that invests in real estate, hospitality and healthcare development opportunities.

Mr. Hartman’s civic responsibilities include serving as co-President of the Illinois Council on Long Term Care, a statewide trade association. He served for six years as a Trustee of Northeastern Illinois University and for 18 years as the Chairman of the Board of Trustees of Keshet, an educational, camping and social service organization for individuals with special needs.

Joshua Hausman. Mr. Hausman is a Managing Director of Onex Corporation and is actively involved in Onex Corporation’s healthcare investment activities. Mr. Hausman has been with Onex Corporation since 2004 and has served in his current role as Managing Director since January 2013. Prior to joining Onex Corporation, Mr. Hausman worked in the investment banking division of Banc of America Securities LLC as part of the healthcare group. Mr. Hausman holds a Bachelor of Arts from Harvard College. He has previously served as a director and Chairman of the Audit Committee for the Center for Diagnostic Imaging.

James V. McKeon. Mr. McKeon is currently the President of Valentine Associates LLC (“Valentine Associates”), a position he has held since January 2009. Valentine Associates is a Pennsylvania-based consulting firm specializing in finance, strategic planning, performance improvement and merger and acquisition issues. Valentine Associates has performed consulting services for both Skilled Healthcare and Genesis HealthCare. Mr. McKeon also serves as a consultant to and officer of Tech Pharmacy Services, Inc., which services five Genesis HealthCare facilities for pharmacy and related supplies, positions he has held since January 2009, respectively. From November 2008 to April 2011, Mr. McKeon was the co-owner and Chief Financial Officer of Primo Sport, Inc., a start-up sports technology firm. From December 2003 to October 2008, Mr. McKeon served as Executive Vice President and Chief Financial Officer for Genesis HealthCare. From June 1994 to December 2003, he held various positions at Genesis Ventures—he was Senior Vice President and Corporate Controller from November 2000 to December 2003, Vice President and Corporate Controller from April 1997 to November 2000 and Director, Finance and Investor Relations from June 1994 to November 1995. Mr. McKeon started his career at KPMG Peat Marwick (“KPMG”), a professional services company, where he worked from September 1986 until June 1994; he held a variety of positions at KPMG during his tenure and was a senior manager upon departure.

Mr. McKeon also serves as a director for Educational Credit Management Corporation (“ECMC”), a not-for-profit focused on ensuring adequate liquidity to finance secondary education, a position he has held since January 2009. Mr. McKeon also serves as Chairman of the Audit Committee for ECMC, a position he has held since May 2011. From January 2006 to January 2012, he was an officer and a director of Tug McGraw Foundation, a not-for-profit focused on quality of life issues for brain tumor patients and families.

David Reis. Since 1988, Mr. Reis has been the Chief Executive Officer of Senior Care Development, LLC, a company that specializes in the development and turnaround of distressed continuing care retirement communities. Senior Care Development also has over 25 years of experience in developing and owning standalone skilled nursing facilities and assisted living communities.

Mr. Reis is also the Chief Executive Officer of Falcon Investors, LLC (“Falcon Investors”), a position he has held since 2004. Falcon Investors specializes in the development and turnaround of unique assets, and is the managing member and an owner of the company that developed the St. Regis Deer Valley ski in/ski out resort, as well as managing the successful turnaround of MetroSouth Hospital in Blue Island, Chicago.

147

Glenn S. Schafer. Mr. Schafer has served as a member of the Board of Directors since April 2006 and as Chairman of the Board of Directors (non-executive) since November 2013. Since December 2007, Mr. Schafer has served on the board of directors of Janus Capital Group, a NYSE-listed asset manager. He also served on the board of directors of Beckman Coulter, Inc., a NYSE-listed diagnostics and medical device company, from 2002 until the company’s sale in 2011, including as Lead Independent Director beginning in February 2010 and Non-executive Chairman beginning in September 2010. Mr. Schafer serves on the board of directors of the Michigan State University Foundation, a non-profit entity that supports the university’s strategic needs, as well as on the board of directors of GeoOptics, Inc., an environmental earth observation company.

Previously, Mr. Schafer held various positions at Pacific Life Insurance Company (“Pacific Life”), a provider of life insurance products, annuities and mutual funds, having served as Vice Chairman from April 2005 until his retirement on December 31, 2005, President and a director since 1995, Executive Vice President and Chief Financial Officer from 1991 to 1995, Senior Vice President and Chief Financial Officer from 1987 to 1991 and Vice President, Corporate Finance from 1986 to 1987. Mr. Schafer also served as a director of Scottish Re Group Limited, a publicly traded (OTC) global life reinsurance specialist, from 2001 to 2005 and 2007 to 2008.

Arnold Whitman. Mr. Whitman is Co-Founder and Chairman of Formation Capital. He has over 25 years’ experience in the seniors housing and healthcare industry. In 1999, Mr. Whitman created Formation Capital as an advisory and equity investment firm for seniors housing and healthcare. Since founding the company, Mr. Whitman has overseen the investment of over $5 billion in seniors housing assets managed by Formation Capital.

Prior to Formation Capital, Mr. Whitman founded Health Care Capital Finance (“HCCF”), a private debt provider, where he developed a successful securitization program for seniors housing assets. Following the merger of HCCF into PRN Mortgage Capital, Mr. Whitman continued to oversee over $2 billion of debt investments into seniors housing and care. Mr. Whitman began his career in healthcare in 1985 as a Director of Acquisitions for MediPlex and then as a Vice President of Meditrust in 1986.

Mr. Whitman sits on the board of Genesis, is a current board member and Chairman Emeritus of the National Investment Center for Seniors Housing and Care Industries and also serves on the executive board of the American Seniors Housing Association. His other interests in the industry include being a partner in Aging 2.0, a principal in Prime Care Properties, LLC and a board member of Care Institute Group, Inc.

Independence of the Board of Directors and Committee Membership

We are a “controlled company” as defined in applicable NYSE corporate governance rules. We understand that the holders of a majority of the voting power of the Company Common Stock have entered into a voting agreement governing the election of our directors post-Combination that will become effective upon consummation of the Transactions. These holders will constitute a “group” (as such term is defined in Section 13(d) of the Exchange Act) controlling a majority of the voting power of the Company Common Stock (the “Control Group”) and, therefore, we will remain a “controlled company” post-Combination.

The Board of Directors performs an analysis, at least annually, as to whether each member of the Board of Directors is independent. We have adopted the definition of “independence” set forth in applicable NYSE corporate governance rules. For a director to be considered independent, the Board of Directors must determine that the director does not have any direct or indirect material relationship with us. The Board of Directors has established guidelines to assist it in determining director independence, which conforms to the independence requirements in the NYSE listing requirements. In addition to applying these guidelines, the Board of Directors will consider all relevant facts and circumstances in making an independence determination, and not merely from the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation.

148

The Board of Directors makes and publicly discloses its independence determination for each director when the director is first elected to the Board of Directors and annually thereafter for all directors.

The Board of Directors will review the independence of the post-Combination directors and publicly disclose its independence determination.

149

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information presents the unaudited pro forma condensed combined balance sheet and unaudited pro forma condensed combined statements of operations based upon the combined historical financial statements of Genesis and Skilled Healthcare, after giving effect to the Combination and related adjustments described in the accompanying notes. The Combination will be accounted for as a reverse acquisition under the acquisition method of accounting, which requires determination of the accounting acquirer. The accounting guidance for business combinations, FASB Accounting Standards Codification (ASC) 805, provides that in identifying the acquiring entity in a business combination effected through an exchange of equity interests, all pertinent facts and circumstances must be considered, including: the relative voting rights of the stockholders of the constituent companies in the combined company, the existence of a large minority voting interest in the combined entity if no other owner or organized group of owners has a significant voting interest, the composition of the board of directors and senior management of the combined company, the relative size of each company and the terms of the exchange of equity securities in the business combination, including payment of any premium.

Because Genesis’ pre-transaction owners will hold an approximately 55% direct controlling interest in Skilled, subject to a final valuation and will hold a 74.25% economic and voting interest in the combined company, Genesis is considered to be the acquirer of Skilled Healthcare for accounting purposes. This means that Genesis will allocate the purchase price to the fair value of Skilled Healthcare’s assets and liabilities at the acquisition date, with any excess purchase price being recorded as goodwill.

The unaudited pro forma condensed combined balance sheet data as of September 30, 2014 gives effect to the Combination as if it occurred on September 30, 2014. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2013 and the nine months ended September 30, 2014 give effect to the Combination as if it had occurred on January 1, 2013.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2013 and the nine months ended September 30, 2014 do not give effect to the full impact on Adjusted EBITDAR of cost savings and synergies resulting from the Combination, which we intend to implement upon the closing of the Combination and expect to yield at least $25 million of annual cost savings. Additionally, the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2013 and the nine months ended September 31, 2014 do not give effect to the tax deductibility of transaction costs, estimated to yield approximately $50 million of future tax benefit.

The unaudited pro forma condensed combined financial information should be read in conjunction with the audited and unaudited historical financial statements of each of Genesis and Skilled Healthcare and the notes thereto, as well as the disclosures contained in each company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations.

The unaudited pro forma condensed combined financial information was prepared in accordance with the SEC’s Article 11 of Regulation S-X. The unaudited pro forma adjustments reflecting the transaction have been prepared in accordance with business combination accounting guidance as provided in ASC 805, and reflect the allocation of the preliminary purchase price to the acquired assets and liabilities based upon their estimated fair values, using the assumptions set forth in the notes to the unaudited pro forma condensed combined financial information. Our historical consolidated financial information has been adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are (1) directly attributable to the Combination, (2) factually supportable and (3) with respect to the statements of operations, expected to have a continuing impact on the combined results.

The unaudited pro forma condensed combined financial information is provided for informational purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Combination had been completed as of the dates set forth above, nor is it indicative of the future results or

150

financial position of the combined company. The unaudited pro forma condensed combined financial information also does not give effect to the potential impact, of any anticipated synergies, operating efficiencies or cost savings that may result from the Combination, any integration costs or tax deductibility of transaction costs. Furthermore, the unaudited pro forma condensed combined statements of operations do not include certain nonrecurring charges and the related tax effects which result directly from the Combination as described in the notes to the unaudited pro forma condensed combined financial information.

151

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Twelve Months Ended December 31, 2013

(in thousands, except share and per share amounts)

	Historical
	FC-Gen Operations Investment, LLC	Skilled Healthcare Group, Inc.	Pro Forma Adjustments	Notes	Pro Forma Combined
	For the twelve months ended December 31, 2013	For the twelve months ended December 31, 2013
	(in thousands, except per share amounts)
Net patient service revenue	$4,710,341	$839,150	$—		$5,549,491
Leased facility revenue	—	3,122	—		3,122
Operating costs	4,129,263	777,317	—		4,906,580
Lease expense	131,231	—	—		131,231
Depreciation and amortization	188,726	23,771	14,335	a	226,832
Interest expense, net	426,975	33,923	(6,418)	b	454,480
Other (income) expense, net	(2,946)	(2,650)	—		(5,596)
Transaction costs	5,878	—	—		5,878
Long-lived asset impairment	9,999	19,000	(19,000)	c	9,999

Loss before income tax	(178,785)	(9,089)	11,083		(176,791)

Income tax benefit	(9,179)	(2,905)	4,422	d	(7,662)

Loss from continuing operations	(169,606)	(6,184)	6,661		(169,129)

Loss from discontinued operations, net	(7,364)	(4,300)	—		(11,664)

Net loss	(176,970)	(10,484)	6,661		(180,793)

Less net loss (income) attributable to noncontrolling interests	(1,025)	—	79,556	e	78,531

Net loss attributable to Genesis HealthCare, Inc.	$(177,995)	$(10,484)	$86,217		$(102,262)

Earnings (loss) per share, basic:
Loss per common share from continuing operations		$(0.17)			$(1.06)
Loss per share from discontinued operations		(0.11)			(0.14)

Loss per share attributable to Genesis HealthCare, Inc.		$(0.28)			$(1.20)

Earnings (loss) per share, diluted:
Loss per common share from continuing operations		$(0.17)			$(1.10)
Loss per share from discontinued operations		(0.11)			(0.08)

Loss per share attributable to Genesis HealthCare, Inc.		$(0.28)			$(1.18)

Weighted-average common shares outstanding, basic		37,533	47,612	f	85,145

Weighted-average common shares outstanding, diluted		37,533	116,020	g	153,553

The accompanying notes are an integral part of, and should be read together with, this unaudited pro forma condensed combined financial information.

152

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Nine Months Ended September 30, 2014

(in thousands, except share and per share amounts)

	Historical
	FC-Gen Operations Investment, LLC	Skilled Healthcare Group, Inc.	Pro Forma Adjustments	Notes	Pro Forma Combined
	For the nine months ended September 30, 2014	For the nine months ended September 30, 2014
	(in thousands, except per share amounts)
Net patient service revenue	$3,574,813	$620,496	$—		$4,195,309
Leased facility revenue	—	2,401	—		2,401
Operating costs	3,121,564	576,520	—		3,698,084
Lease expense	98,629	—	—		98,629
Depreciation and amortization	145,131	18,240	10,755	h	174,126
Interest Expense, net	330,771	23,475	(4,680)	i	349,566
Other (income) expense, net	2,339	5,658	—		7,997

Loss before income tax	(123,621)	(996)	(6,075)		(130,692)

Income tax benefit	(9,368)	(153)	(2,424)	j	(11,945)

Loss from continuing operations	(114,253)	(843)	(3,651)		(118,747)

Loss from discontinued operations, net	(5,561)	—	—		(5,561)

Net loss	(119,814)	(843)	(3,651)		(124,308)

Less net loss (income) attributable to noncontrolling interests	(1,370)	—	58,811	k	57,441

Net loss attributable to Genesis HealthCare, Inc.	$(121,184)	$(843)	$55,160		$(66,867)

Loss per share, basic:
Loss per common share from continuing operations		$(0.02)			$(0.72)
Loss per share from discontinued operations		0			(0.07)

Loss per share attributable to Genesis HealthCare, Inc.		$(0.02)			$(0.79)

Earnings (loss) per share, diluted:
Loss per common share from continuing operations		$(0.02)			$(0.77)
Loss per share from discontinued operations		0			(0.04)

Loss per share attributable to Genesis HealthCare, Inc.		$(0.02)			$(0.81)

Weighted-average common shares outstanding, basic		38,093	47,052	l	85,145

Weighted-average common shares outstanding, diluted		38,093	115,460	m	153,553

The accompanying notes are an integral part of, and should be read together with, this unaudited pro forma condensed combined financial information.

153

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2014

(in thousands)

	Historical
	FC-Gen Operations Investment, LLC	Skilled Healthcare Group, Inc.	Pro forma adjustments		Pro Forma Combined
	As of September 30, 2014	As of September 30, 2014
	(in thousands)
Assets:
Current assets:
Cash and cash equivalents	$73,567	$10,536	$497	n, o	$84,600
Accounts Receivable, net	637,636	114,598	—		752,234
Other current assets	192,064	32,504	—		224,568

Total current assets	903,267	157,638	497		1,061,402

Long term assets:
Net plant property and equipment	3,542,570	342,342	430,045	p	4,314,957
Other Long-term assets	342,533	54,472	—		397,005
Deferred charges	29,116	8,043	21,857	o, p	59,016
Identifiable Intangible Assets	180,715	18,569	(18,569)	p	180,715
Goodwill, net	169,681	68,833	(68,833)	p	169,681

Total assets	$5,167,882	$649,897	$364,997		$6,182,776

Liabilities and equity:
Current liabilities:
Other current liabilities	$618,245	$120,113	$—		$738,358

Total current liabilities	618,245	120,113	—		738,358

Line of credit	234,000	—	—		234,000
Other long term debt	271,595	394,644	109,000	n	775,239
Capital lease obligations	999,759	—	—		999,759
Financing obligations	2,893,521	—	—		2,893,521

Total long term debt	4,398,875	394,644	109,000		4,902,519

Other long-term liabilities	472,479	40,716	164,179	p	677,374

Total liabilities	5,489,599	555,473	273,179		6,318,251

Equity	(324,023)	94,424	91,818	o, p	(137,781)

Total shareholders’ equity before noncontrolling interests	(324,023)	94,424	91,818		(137,781)
Noncontrolling interests	2,306	—	—		2,306
Total shareholders’ equity	(321,717)	94,424	91,818		(135,475)

Total liabilities and shareholders’ equity	$5,167,882	$649,897	$364,997		$6,182,776

The accompanying notes are an integral part of, and should be read together with, this unaudited pro forma condensed combined financial information.

154

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of presentation

The historical financial information has been adjusted in the unaudited pro forma condensed combined financial information to give effect to events that are (1) directly attributable to the Combination, (2) factually supportable, and (3) with respect to the statement of operations, expected to have a continuing impact on the combined results. The pro forma adjustments are preliminary and based on estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the transaction and certain other adjustments. The final determination of the purchase price allocation will be based on the fair values of assets acquired and liabilities assumed as of the Closing, and could result in a significant change to the unaudited pro forma condensed combined financial information.

Genesis’ historical results reflect Genesis’ audited consolidated statement of operations and comprehensive income (loss) for the year ended December 31, 2013, unaudited condensed consolidated balance sheet as of September 30, 2014 and unaudited condensed consolidated statement of operations and comprehensive income (loss) for the nine months ended September 30, 2014 under GAAP. Skilled Healthcare’s historical results reflect the audited consolidated statement of income and comprehensive (loss) income for the year ended December 31, 2013, unaudited condensed consolidated balance sheet as of September 30, 2014 and unaudited condensed consolidated statement of income and comprehensive (loss) income for the nine months ended September 30, 2014 under GAAP.

2. Description of the Combination

On August 18, 2014, Genesis and Skilled Healthcare signed a definitive agreement to combine the two companies. The closing of the Combination is subject to receipt of state and federal regulatory approvals, as well as other conditions. The Closing is expected to occur in the first quarter of 2015. After completion of the Combination, the combined company will operate under the name Genesis Healthcare, Inc.

To effect the Combination, Genesis and Skilled Healthcare will execute the following proposed steps:

•	After consolidating some of its corporate subsidiaries, Genesis will distribute all of the stock of one of its corporate subsidiaries to the owners of Genesis.

•	The owners of Genesis will exchange all of the stock in this corporate subsidiary for stock of Skilled Healthcare.

•	Skilled Healthcare and its newly acquired corporate subsidiaries will contribute substantially all assets and liabilities to Genesis in exchange for newly created Genesis membership units.

155

The following table represents the proposed structure of the combined company upon the closing of the Combination:

The Combination will be accounted for as a reverse acquisition under the acquisition method of accounting. Because Genesis’ pre-transaction owners will hold an approximately 55% direct controlling interest in Skilled Healthcare and a 74.25% economic and voting interest in the combined company, Genesis is considered to be the acquirer of Skilled Healthcare for accounting purposes. Following the closing of the Combination, the combined results of Skilled Healthcare and Genesis will be consolidated with approximately 45% direct noncontrolling economic interest shown as noncontrolling interest in the financial statements of the combined entity.

The approximately 45% direct noncontrolling economic interest in Genesis held by the current owners of Genesis noted above is in the form of membership units are exchangeable on a one-to-one basis for Company Class A Stock or for cash (at Skilled Healthcare’s option). The approximately 45% direct noncontrolling economic interest will continue to decrease as membership units are exchanged for Company Class A Stock.

The approximately 55% direct controlling interest and approximately 45% direct noncontrolling interest assume that the Distribution Subsidiary Percentage will be 40%. There can be no assurances that the final valuations will not result in significant changes to these estimated percentages.

156

3. Calculation of Estimated Purchase Consideration

The purchase consideration in a reverse acquisition is determined with reference to the value of equity that the accounting acquirer, Genesis, would have had to issue to the owners of the accounting acquiree, Skilled Healthcare, to give them the same percentage interest in the combined entity. A preliminary estimate of the purchase price, assuming the transaction closed on September 30, 2014, is as follows (in thousands, except stock price):

Number of Skilled Healthcare shares outstanding	40,128
Skilled Healthcare common stock price	$6.60

Estimated purchase price	$264,845

For pro forma purposes, the fair value of the Skilled Healthcare common stock used in determining the purchase price was $6.60 per share based on the closing price of Skilled Healthcare common stock on September 30, 2014. The final purchase consideration could significantly differ from the amounts presented in the unaudited pro forma condensed combined financial information due to movements in Skilled Healthcare’s common stock price as of the closing date of the Combination. A sensitivity analysis related to the fluctuation in the Skilled Healthcare common stock price was performed to assess the impact a hypothetical change of 10% on the closing price of Skilled Healthcare common stock on September 30, 2014 would have on the estimated purchase price and property and equipment as of the closing date.

The following table shows the change in stock price and the impact on estimated purchase price (dollars in thousands, except stock price):

Change in Stock Price	Stock price	Estimated Purchase Price
Increase of 10%	$7.26	$291,330
Decrease of 10%	5.94	238,360

Preliminary Purchase Price Allocation

Under the acquisition method of accounting, the identifiable assets acquired and liabilities assumed of Skilled Healthcare will be recorded at the acquisition date fair values and added to those of Genesis. The pro forma adjustments are preliminary and based on estimates of the fair value and useful lives of the assets acquired and liabilities assumed as of September 30, 2014 and have been prepared to illustrate the estimated effect of the Combination. The allocation is dependent upon certain valuation and other studies that will not be completed until after the Combination has closed. Accordingly, the pro forma purchase price allocation is subject to further adjustments as additional information becomes available and as additional analyses and final valuations are conducted following the completion of the Combination. There can be no assurances that these additional analyses and final valuations will not result in significant changes to the estimates of fair value set forth below.

The following table sets forth a preliminary allocation of the estimated purchase consideration to the identifiable tangible and intangible assets acquired and liabilities assumed of Skilled Healthcare (dollars in thousands):

Current and other assets	$212,110
Property and equipment	772,387

Total Assets	984,497
Current liabilities (excluding debt)	106,940
Other long-term liabilities	204,895
Debt	407,817

Total Liabilities	719,652

Net assets acquired	$264,845

157

The estimated acquisition date fair values for net property and equipment reflect an increase in the carrying value of Skilled Healthcare’s property and equipment due to the appreciation in the underlying real estate.

The final determination of the purchase price allocation upon the closing of the Combination will be based on Skilled Healthcare’s net assets acquired as of that date and will depend on a number of factors, which cannot be predicted with any certainty at this time. The purchase price allocation may change materially based on the receipt of more detailed information. Therefore, the actual allocations will differ from the pro forma adjustments presented.

4. Pro forma adjustments related to the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2013

a.	Adjustment to reflect increased depreciation expense related to the step-up in the fair value of buildings acquired. The total estimated step-up in the fair value of buildings was $430.0 million with a remaining useful life of 30 years; resulting in an additional $14.3 million in annual depreciation expense on a pro forma basis.

b.	Adjustment to reflect interest expense related to the new debt structure expected to be in place after the closing of the Combination, as shown in the table below (dollars in thousands):

Facility	Principal	Interest Rate	Interest Expense
Skilled Healthcare ABL Revolver	$70,000	3.25%	$2,275
Genesis ABL Revolver	234,000	3.50%	8,190
Long-term debt—non-recourse	43,813	4.70%	2,059
Long-term debt—recourse	14,616	2.50%	365
Genesis Term Loan	231,485	10.00%	23,149
Real Estate Bridge Loan	360,000	8.00%	28,800
Skilled Healthcare HUD Financing	86,000	4.24%	3,646
Amortization of deferred financing fees			10,918

			79,402
Less: Historical interest expense related to debt instruments			85,820

Pro forma adjustment to interest expense related to debt instruments			$(6,418)

Each 1/8% increase in the applicable interest rate on variable rate debt would result in a $1.3 million increase in annual interest expense.

c.	Adjustment to eliminate the 2013 Skilled Healthcare impairment charge.

d.	Adjustment to eliminate the historical income tax benefit of Skilled Healthcare and Genesis and to record the income tax provision of the combined entities on a pro forma basis using a pro forma effective tax rate for the respective period. However, the effective tax rate of the combined company could be different depending on post-Combination activities.

e.	Adjustment to recognize direct noncontrolling interest. Amount is equal to 45% of the pro forma profit before income tax. The approximately 45% direct noncontrolling interest is in the form of membership units that are exchangeable on a one-to-one basis for Company Class A Stock. The approximately 45% direct noncontrolling interest will continue to decrease as membership units are exchanged for Company Class A Stock.

f.	Adjustment is to reflect the additional shares we expect to issue upon closing of the Combination.

g.	Adjustment is to reflect the dilutive impact of the membership units that are exchangeable on a one-to-one basis for Company Class A Stock or for cash.

158

5. Pro forma adjustments related to the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2014

h.	Adjustment to reflect increased depreciation expense related to the step-up in the fair value of buildings acquired. The total estimated step-up in the fair value of buildings was $430.0 million with a remaining useful life of 30 years, resulting in an additional $10.8 million in depreciation expense for the nine months ended September 30, 2014 on a pro forma basis.

i.	Adjustment to reflect interest expense related to the new debt structure expected to be in place after the closing of the Combination, as shown in the table below:

Facility	Principal	Interest Rate	Interest Expense
Skilled Healthcare ABL Revolver	$70,000	3.25%	$1,706
Genesis ABL Revolver	234,000	3.50%	6,143
Long-term debt—non-recourse	43,813	4.70%	1,544
Long-term debt—recourse	14,616	2.50%	274
Genesis Term Loan	231,485	10.00%	17,361
Real Estate Bridge Loan	360,000	7.50%	20,250
Skilled Healthcare HUD Financing	86,000	4.24%	2,735
Amortization of deferred financing fees			8,188

			58,201
Less: Historical interest expense related to debt instruments			62,881

Pro forma adjustment to interest expense related to debt instruments			$(4,680)

Each 1/8% increase in the applicable interest rate on variable rate debt would result in a $1.3 million increase in annual interest expense.

j.	Adjustment to eliminate the historical income tax benefit of Skilled Healthcare and Genesis and to record the income tax provision of the combined entities on a pro forma basis using a pro forma effective tax rate for the respective period. However, the effective tax rate of the combined company could be different depending on post-Combination activities.

k.	Adjustment to recognize direct noncontrolling interest. Amount is equal to 45% of pro forma profit before income tax. The approximately 45% direct noncontrolling interest is in the form of membership units that are exchangeable on a one-to-one basis for Company Class A Stock. The approximately 45% direct noncontrolling interest will continue to decrease as membership units are exchanged for Company Class A Stock.

l.	Adjustment is to reflect the additional shares we expect to issue upon closing of the Combination.

m.	Adjustment is to reflect the dilutive impact of the membership units that are exchangeable on a one-to-one basis for Company Class A Stock or for cash.

6. Pro forma adjustments related to the unaudited pro forma condensed combined balance sheet as of September 30, 2014

n.	In conjunction with the Combination, we expect to obtain new financing in the amount of $430.0 million and to payoff $321.0 million of existing financing of Skilled Healthcare and Genesis for net proceeds of $109 million.

o.	In conjunction with the Combination, we expect to incur $108.5 million in transaction-related costs. Of these costs, $29.9 million will be capitalized as deferred financing fees and will be amortized over the life of the related facility using the effective interest method. The other $78.6 million will be expensed as incurred.

159

p.	As Genesis was deemed the accounting acquirer, we will be required to perform the purchase price allocation related to the fair value of the assets and liabilities of Skilled Healthcare on the consummation of the Combination. For purposes of the unaudited pro forma condensed balance sheet as of September 30, 2014 we assumed a fair value of Skilled Healthcare of $264.8 million for purposes of the purchase price allocation which was equal to our market capitalization on such date. These pro forma adjustments eliminate the historical equity of $94.4 million, intangibles of $18.6 million, goodwill of $68.8 million and deferred financing fees of $8.0 million of Skilled Healthcare and recognize the step-up in the fair value of Skilled Healthcare property and equipment of $430.0 million and the related deferred tax liability of $164.2 million.

160

DESCRIPTION OF SECURITIES POST-COMBINATION

The following summary of the material terms of Skilled Healthcare’s securities following the Combination is not intended to be a complete summary of the rights and preferences of such securities. We urge you to read the Restated Charter in its entirety for a complete description of the rights and preferences of Skilled Healthcare’s securities following the Combination. The Restated Charter is described in the section entitled “The Transactions—Restated Charter.”

Authorized and Outstanding Stock

Post-Combination, Skilled Healthcare may issue a total of 1,200,000,000 shares of all classes of stock consisting of (1) 1,000,000,000 shares of Company Class A Stock; (2) 20,000,000 shares of Company Class B Stock; (3) 150,000,000 shares of Company Class C Stock; and (4) 30,000,000 shares of Preferred Stock.

Company Common Stock

Voting Rights

Each holder of Company Class A Stock, Company Class B Stock and Company Class C Stock is entitled to one vote for each share of Company Class A Stock, Company Class B Stock and Company Class C Stock, respectively, held of record by such holder. Currently, each holder of the Company Class B Stock is entitled to ten votes per share. As a result of the adoption of the Restated Charter, their voting power will be reduced to one vote per share.

The holders of each class of Company Common Stock shall vote together as a single class on all matters on which stockholders are generally entitled to vote (or, if any holders of Preferred Stock are entitled to vote together with the holders of Company Common Stock, as a single class with such holders of Preferred Stock). None of the holders of Company Common Stock have cumulative voting rights.

Except to the extent required pursuant to the DGCL, the holders of Company Common Stock are each entitled to vote separately as a class only with respect to amendments to the Restated Charter that increase or decrease the par value of the shares of such class, or alter or change the powers, preferences, or special rights of the shares of such class so as to affect them adversely.

Dividends

Holders of shares of Company Class A Stock and Company Class B Stock are entitled to receive ratably as a single class, in proportion to the number of shares held by them, such dividends and other distributions in cash, stock, or property of the Corporation when, as and if declared by the Board of Directors.

Holders of shares of Company Class C Stock are entitled to receive ratably, in proportion to the number of shares held by them, dividends and other distributions payable or to be made on outstanding shares of Company Class A Stock that would have been payable on the shares of Company Class A Stock if such shares of Company Class C Stock had been converted into shares of Company Class A Stock immediately prior to the record date for such dividend or distribution, with each share of Company Class C Stock converted into a fraction of the shares of Company Class A Stock (such fraction to be de minimis and determined at Closing). The holders of shares of Company Class C Stock shall be entitled to receive, on a pari passu basis with the holders of the Company Class A Stock and Company Class B Stock, such dividends or other distributions that are so paid to the holders of Company Class A Stock and Company Class B Stock when, as and if declared by the Board of Directors.

In the event a dividend is paid in the form of shares of Company Common Stock (or rights to acquire such shares), then the holders of shares of Company Common Stock will receive shares (or rights to acquire such shares, as the case may be) of the class of Company Common Stock they hold, with the holders of shares of Company Common Stock receiving, on a per share basis, an identical number of shares of Company Class A Stock, Company Class B Stock or Company Class C Stock, as applicable.

161

Liquidation; Dissolution

In the event of any liquidation, dissolution, or winding up (either voluntary or involuntary) of Skilled Healthcare, after payments to its creditors and subject to the rights of any holders of Preferred Stock that may then be outstanding, holders of shares of Company Class A Stock, Company Class B Stock and Company Class C Stock shall be entitled to receive ratably, in proportion to the number of shares held by them, all remaining assets and funds of the Corporation available for distribution; provided, however, that, for purposes of any such distribution, the amount to be paid with respect to shares of Company Class C Stock shall be the same amount as would have been payable if such shares of Company Class C Stock had been converted into shares of Company Class A Stock immediately prior to the record date for such distribution, with such share of Company Class C Stock converted into a fraction of shares of Company Class A Stock (such fraction to be de minimis and determined at Closing).

Reclassification

None of the Company Class A Stock, the Company Class B Stock or the Company Class C Stock may be subdivided, consolidated, reclassified, or otherwise changed unless contemporaneously therewith the other classes of Company Common Stock and the Genesis Class A Units are subdivided, consolidated, reclassified, or otherwise changed in the same proportion and in the same manner.

Exchange

The holder of each Genesis Common Unit designated as a Genesis Class A Unit, other than Genesis Class A Units held by Skilled Healthcare or any of its subsidiaries, shall, pursuant to terms and subject to the conditions of the LLC Agreement, have the right to exchange each such Genesis Class A Unit for a number of fully paid and nonassessable shares of Company Class A Stock equal to the product of one multiplied by the Adjustment Factor (as defined in the LLC Agreement). Concurrently with the exercise of such exchange right, shares of Company Class C Stock are automatically converted into fractional shares of Company Class A Stock (such fraction to be de minimis and determined at Closing). For a more detailed description of the conversion rights of holders of Genesis Class A Units, see “The Transactions—LLC Agreement” beginning on page 61.

Conversion of Company Class B Stock

Each holder of Company Class B Stock is entitled to convert at any time all or any portion of such holder’s Company Class B Stock into shares of fully paid and non-assessable Company Class A Stock at the ratio of one share of Company Class A Stock for each share of Company Class B Stock converted.

The holders of a majority of the voting power of all the outstanding shares of Company Class B Stock are entitled to cause the conversion at any time of all, but not less than all, of the outstanding shares of Company Class B Stock into shares of fully paid and non-assessable Company Class A Stock at the ratio of one share of Company Class A Stock for each share of Company Class B Stock converted.

Transfers

Upon the occurrence of any Transfer (as defined in the Restated Charter) of Company Class B Stock or Company Class C Stock, except for certain customary permitted transfers as more particularly set forth in the Restated Charter, each share of Company Class B Stock will automatically convert into one fully paid and nonassessable shares of Company Class A Stock, and each share of Company Class C Stock will automatically convert into a fractional number of fully paid and nonassessable shares of Company Class A Stock (such fraction to be de minimis and determined at Closing).

No fractional shares of Company Class A Stock shall be issued upon conversion of the shares of Company Class B Stock or Company Class C Stock. In lieu of any fractional shares to which the holder would otherwise be

162

entitled, the Corporation shall pay (or, in the case of a conversion of shares of Company Class C Stock, cause the Genesis to pay) to the holder cash equal to the value (as defined in the Restated Charter) of the fractional shares of Company Class A Stock.

No Preemptive or Subscription Rights

No holder of shares of Company Common Stock is entitled to preemptive or subscription rights.

“Blank Check” Preferred Stock

The Board of Directors is authorized to provide, out of the unissued shares of Preferred Stock, for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as the Board of Directors may resolve.

163

BENEFICIAL OWNERSHIP OF SECURITIES

Our issued and outstanding capital stock is currently comprised of Company Class A Stock and Company Class B Stock. As of January 5, 2015, we had 24,487,855 shares of Company Class A Stock and 15,511,603 shares of Company Class B Stock outstanding. Percentages of beneficial ownership set forth in the following table are based on these respective figures.

The following table sets forth information known to us with respect to the pre-Combination beneficial ownership (as of January 5, 2015) and the post-Combination beneficial ownership of our Company Common Stock, by (1) each person known to us to own beneficially more than 5% of any class of our capital stock; (2) each director, including the post-Combination Directors; (3) our Named Executive Officers; and (4) all of our current directors and executive officers as a group. The post-Combination ownership assumes (1) that the Genesis Members will receive or retain Company Class A Stock or Genesis Class A Units and Class C Stock on a pro-rata basis in accordance with their ownership interests in Genesis, (2) that the Distribution Subsidiary Percentage will be 40% and (3) that the volume weighted average price of a share of Company Class A Stock for the 10 consecutive trading days ending on the closing of the trading day that is two trading days prior to the Closing Date will be $7.23 (such number calculated, for purposes of this disclosure, in accordance with Exchange Act Rule 0-11 by taking the average of the high and low prices of Company Class A Stock on December 10, 2014). The values on which these assumptions are based are estimates only, and actual post-Combination ownership may vary materially from the amounts set forth below should the facts and circumstances at Closing differ from these assumptions and/or values.

Currently, each share of Company Class B Stock is entitled to ten votes per share, and each share of Company Class A Stock is entitled to one vote per share. Following the Combination, each share of Company Class A Stock and Company Class B Stock will be entitled to one vote per share. The post-Combination columns of the following table aggregate the Company Class A Stock and Company Class B Stock holdings of each stockholder.

Except to the extent indicated in the footnotes to the following table, the person or entity listed has sole voting and dispositive power with respect to the shares that are deemed beneficially owned by such person or entity, subject to community property laws, where applicable. We do not know of any arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change of control of us other than the consummation of the Transactions.

	Shares Beneficially Owned Pre-Combination (as of January 5, 2015)								Shares Beneficially Owned Post-Combination
	Shares of Company Class A Stock (1)		Class A Percentage	Shares of Company Class B Stock	Class B Percentage		Percentage of Outstanding Vote		Shares of Company Class A Stock and Company Class B Stock (1), (2)		Classes A and B Percentage (2)	Percentage of Outstanding Vote
Stockholders holding 5% or more:
Onex Corporation (3)	—		—	14,750,623	95.1%		82.0%		14,750,623		9.6%	9.6%
Invesco Ltd. (4)	1,957,800		8.0%	—	—		1.1%		1,957,800		1.3%	1.3%
BlackRock, Inc. (5)	1,315,026		5.4%	—	—			*	1,315,026		*	*
LSV Asset Management (6)	1,676,761		6.9%	—	—			*	1,676,761		1.1%	1.1%
The Vanguard Group, Inc. (7)	1,096,881		4.5%	—	—			*	1,096,881		*	*

Current Directors/ Post-Combination Directors:
Michael E. Boxer	88,093	(8)	*	16,584		*		*	104,677	(8)	*	*
John DePodesta	—		—	—	—		—		—		—	—
Robert H. Fish	677,890	(9)	2.8%	—	—			*	677,890	(9)	*	*
Steven Fishman	—		—	—	—		—		18,152,461	(10)	11.8%	11.8%
George Hager	—		—	—	—		—		3,481,446		2.3%	2.3%

164

	Shares Beneficially Owned Pre-Combination (as of January 5, 2015)								Shares Beneficially Owned Post-Combination
	Shares of Company Class A Stock (1)		Class A Percentage		Shares of Company Class B Stock	Class B Percentage	Percentage of Outstanding Vote		Shares of Company Class A Stock and Company Class B Stock (1), (2)		Classes A and B Percentage (2)	Percentage of Outstanding Vote
Robert Hartman	—		—		—	—	—		7,351,511	(11)	4.8%	4.8%
Joshua Hausman (12)	—		—		14,750,623	95.1%	82.0%		14,750,623		9.6%	9.6%
Robert M. Le Blanc (12)	—		—		14,750,623	95.1%	82.0%		14,750,623		9.6%	9.6%
Jim McKeon	—		—		—	—	—		—		—	—
M. Bernard Puckett	80,314	(13)		*	—	—		*	80,314	(13)	*	*
David Reis	—		—		—	—	—		14,474,044	(14)	9.4%	9.4%
Linda Rosenstock, M.D	68,881	(15)		*	—	—		*	68,881	(15)	*	*
Glenn S. Schafer	108,593	(16)		*	5,917	*		*	114,510	(16)	*	*
Arnold Whitman	11,500			*	—	—		*	27,859,415	(17)	18.1%	18.1%
Bruce A. Yarwood	47,756			*	—	—		*	47,756		*	*
Other Named Executive Officers:
Christopher N. Felfe	135,294	(18)		*	—	—		*	135,294	(18)	*	*
Roland G. Rapp	693,670	(19)	2.8%		—	—		*	693,670	(19)	*	*
Laurie A. Thomas	119,309	(20)		*	—	—		*	119,309	(20)	*	*
Paxton Wiffler	347,464		1.4%		—	—		*	374,464		*	*
All current executive officers and directors as a group (11 persons)	2,367,264	(21)	9.8%		14,773,124	95.2%	83.6%		17,140,388	(21)	11.2%	11.2%

*	Less than 1%
(1)	Shares of Company Class A Stock subject to options which are currently exercisable or which will become exercisable within 60 days of January 5, 2015 or subject to Restricted Stock Units, or RSUs, which are currently vested or which will become vested within 60 days of January 5, 2015 are deemed to be beneficially owned by the person holding such options for the purposes of computing the percentage of ownership of such person but are not treated as outstanding for the purposes of computing the percentage of any other person.
(2)	Includes shares of Company Class A Stock which the person has a right to acquire upon exchange of Genesis Class A Units and/or Company Class C Stock.
(3)	According to the Schedule 13D filed with the SEC on September 13, 2012 by (a) Onex Corporation, an Ontario, Canada corporation (b) Onex Partners LP, a Delaware limited partnership, (c) Onex US Principals LP, a Delaware limited partnership, (d) Onex Real Estate Holdings III Inc., a Delaware corporation, (e) Onex Skilled Holdings II Limited SARL, a Luxembourg company, and (f) Gerald W. Schwartz. Onex Corporation is the sole stockholder of Onex Partners GP, Inc., which is the general partner of Onex Partners GP LP, which is the general partner of Onex Partners LP. Onex Corporation owns all of the equity of Onex American Holdings GP LLC, the general partner of Onex US Principals LP. Mr. Schwartz is the Chairman, President and Chief Executive Officer of Onex Corporation and owns shares representing a majority of the voting rights of the shares of Onex Corporation and, as such, has voting and investment power with respect to, and accordingly may be deemed to own beneficially, all of the shares of Company Class B Stock beneficially owned by Onex Corporation. Mr. Schwartz disclaims beneficial ownership of all of the shares except to the extent of his pecuniary interest therein. Onex Corporation is deemed to beneficially own and has shared voting and dispositive power over all of such shares. Includes: 11,293,552 shares beneficially owned by Onex Partners LP as to which it is deemed to have shared power to vote and direct the disposition, 68,820 shares beneficially owned by Onex US Principals LP as to which it is deemed to have shared power to vote and direct the disposition, 3,388,251 shares beneficially owned by Onex Real Estate Holdings III Inc. as to which it is deemed to have shared power to vote and direct the disposition and 3,191,536 shares beneficially owned by Onex Skilled Holdings II Limited SARL as to which it is deemed to have shared power to vote and direct the disposition. The addresses are: Onex Corporation and Gerald Schwartz—161 Bay Street P.O. Box 700, Toronto, Ontario, M5J 2S1, Canada; Onex Partners LP—712 Fifth Avenue, New York, New York 10019; Onex US Principals LP and Onex Real Estate Holdings III Inc.—421 Leader Street, Marion, Ohio 43302; and Onex Skilled Holdings II Limited SARL—6C, rue Gabriel Lippmann, L-5365 Munsbach, Grand-Duchy of Luxembourg.
(4)	According to the Schedule 13G filed with the SEC on February 11, 2014 by Invesco Ltd., a Bermuda company. Includes 1,957,800 shares of Company Class A Stock as to which Invesco Ltd. has sole power to vote or direct the vote, and 1,957,800 shares of Company Class A Stock of which it has the sole power to dispose or direct the disposition of. The address for Invesco Ltd. is 1555 Peachtree Street NE, Atlanta, GA 30309.
(5)	According to the Schedule 13G/A filed with the SEC on January 30, 2014 by BlackRock, Inc., a Delaware corporation and an investment adviser (“BlackRock”). Includes 1,291,139 shares of Company Class A Stock as to which BlackRock has sole power to vote or direct the vote, and 1,315,026 shares of Company Class A Stock of which it has the sole power to dispose or direct the disposition of. The address for BlackRock is 40 East 52nd Street, New York, NY 10022.

165

(6)	According to the Schedule 13G filed with the SEC on February 8, 2012 by LSV Asset Management, a Delaware corporation and an investment adviser (“LSV”). Includes 1,676,761 shares of Company Class A Stock as to which LSV has sole power to dispose or direct the disposition of. This amount includes 776,261 shares of Company Class A Stock as to which LSV has sole power to vote or direct the vote. The address for LSV is 155 N. Wacker Drive, Suite 4600, Chicago, IL 60606.
(7)	According to the Schedule 13G/A filed with the SEC on February 12, 2013 by The Vanguard Group, Inc., a Pennsylvania corporation and an investment advisor (“Vanguard”). Includes 19,538 shares of Company Class A Stock as to which Vanguard has sole power to vote or direct the vote and shared power to dispose or direct the disposition of, and 1,077,343 shares of Company Class A Stock as to which Vanguard has sole power to dispose or direct the disposition of. The address for Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.
(8)	Includes 60,756 shares of Company Class A Stock Mr. Boxer has a right to acquire upon vesting of RSUs, which are vested as of January 5, 2015 or will vest within 60 days thereafter, and for which receipt has been deferred until his date of separation from the Board of Directors or until another date more than 60 days after January 5, 2015.
(9)	Includes 533,334 shares of unvested restricted Company Class A Stock held by Mr. Fish.
(10)	Includes an estimated 1,662,828 shares of Company Class A Stock (or Genesis Class A Units exchangeable into shares of Company Class A Stock) held by an entity wholly owned by Formation Capital. Mr. Fishman and Mr. Whitman are principals of Formation Capital, and may be deemed to beneficially own these shares. Also includes an estimated 13,164,884 shares of Company Class A Stock (or Genesis Class A Units exchangeable for shares of Company Class A Stock) held by a limited liability company of which Mr. Fishman is the controlling member.
(11)	Includes an estimated 799,555 shares of Company Class A Stock (or Genesis Class A Units exchangeable for shares of Company Class A Stock) held by the Robert Hartman Family Trust and an estimated 6,551,956 shares of Company Class A Stock (or Genesis Class A Units exchangeable for shares of Company Class A Stock) held by limited liability companies of which Mr. Hartman is the controlling member.
(12)	Mr. Le Blanc serves as a Senior Managing Director of Onex Corporation and Mr. Hausman serves as a Managing Director of Onex Corporation. As a result, each of Messrs. Le Blanc and Hausman may be deemed to beneficially own the shares of Company Class B Stock beneficially owned by Onex Corporation.
(13)	Includes 73,007 shares of Company Class A Stock which Mr. Puckett has a right to acquire upon vesting of RSUs, which are vested as of January 5, 2015 or will vest within 60 days thereafter, and for which receipt has been deferred until his date of separation from the Board of Directors or until another date more than 60 days after January 5, 2015.
(14)	Includes an estimated 14,474,044 shares of Company Class A Stock (or Genesis Class A Units exchangeable for shares of Company Class A Stock) held by a limited liability company of which Mr. Reis is the managing member.
(15)	Includes 60,756 shares of Company Class A Stock which Ms. Rosenstock has a right to acquire upon vesting of RSUs, which are vested as of January 5, 2015 or will vest within 60 days thereafter, and for which receipt has been deferred until her date of separation from the Board of Directors or until another date more than 60 days after January 5, 2015.
(16)	Includes 73,007 shares of Company Class A Stock which Mr. Schafer has a right to acquire upon vesting of RSUs, which are vested as of January 5, 2015 or will vest within 60 days thereafter, and for which receipt has been deferred until his date of separation from the Board of Directors or until another date more than 60 days after January 5, 2015.
(17)	Includes an estimated 1,662,828 shares of Company Class A Stock (or Genesis Class A Units exchangeable for shares of Company Class A Stock) held by an entity wholly owned by Formation Capital, LLC. Mr. Whitman and Mr. Fishman are principals of Formation Capital, LLC, and may be deemed to beneficially own these shares. Also includes an estimated 3,324,748 shares of Company Class A Stock (or Genesis Class A Units exchangeable for shares of Company Class A Stock) held by a corporation of which Mr. Whitman is the controlling stockholder and an estimated 22,860,338 shares of Company Class A Stock (or Genesis Class A Units exchangeable for shares of Company Class A Stock) held by a limited liability company of which Mr. Whitman is the controlling member.
(18)	Includes 8,663 shares of Company Class A Stock which Mr. Felfe has a right to acquire upon exercise of options that are vested as of January 5, 2015 or will vest within 60 days thereafter and 65,245 shares of unvested restricted Company Class A Stock held by Mr. Felfe.
(19)	Includes 174,382 shares of Company Class A Stock which Mr. Rapp has a right to acquire upon exercise of options that are vested as of January 5, 2015 or will vest within 60 days thereafter and 92,928 shares of unvested restricted Company Class A Stock held by Mr. Rapp.

166

(20)	Includes 2,617 shares of Company Class A Stock which Ms. Thomas has a right to acquire upon exercise of options that are vested as of January 5, 2015 or will vest within 60 days thereafter and 102,688 shares of unvested restricted Company Class A Stock held by Ms. Thomas.
(21)	Includes 1,060,862 shares of unvested restricted Company Class A Stock held by all current executive officers and directors as a group, 267,526 shares of Company Class A Stock that our non-employee directors have a right to acquire upon vesting of RSUs and 185,661 shares of Company Class A Stock that our officers have a right to acquire upon exercise of options.

167

PRICE RANGE OF SECURITIES AND DIVIDENDS

Skilled Healthcare

Market Price of Skilled Healthcare Company Class A Stock

The following table sets forth, for the indicated quarterly periods, the high and low sale prices of Company Class A Stock as reported by the NYSE:

Year Ended December 31, 2014	High ($)	Low ($)
First quarter	5.50	4.08
Second quarter	7.15	4.77
Third quarter	7.90	5.75
Fourth quarter	9.00	6.06

Year Ended December 31, 2013	High ($)	Low ($)
First quarter	6.90	4.99
Second quarter	7.51	5.96
Third quarter	6.81	4.10
Fourth quarter	5.25	4.19

Year Ended December 31, 2012	High ($)	Low ($)
First quarter	7.99	5.08
Second quarter	8.41	5.13
Third quarter	7.09	4.97
Fourth quarter	8.01	5.97

The closing sale price of Company Class A Stock on the NYSE on August 15, 2014, the last trading day prior to our public announcement that we had entered into the Original Purchase Agreement, was $6.01 per share. On January 5, 2015, the most recent practicable trading date prior to the date of this information statement, the closing sale price of Company Class A Stock on the NYSE was $8.06 per share.

On January 5, 2015, there were 7 stockholders of record of Company Class A Stock and 14 holders of record of Company Class B Stock.

Dividend Information

We did not declare or pay cash dividends in either 2013 or 2012 on Company Class A Stock or Company Class B Stock. We do not anticipate paying any cash dividends on our Company Common Stock in the foreseeable future. We currently anticipate that we will retain all of our available cash, if any, for use as working capital and for other general purposes, including to service or repay our debt and to fund the operation and expansion of our business.

Genesis

Market Price of Genesis Common Equity

There is no public trading market for common equity interests in Genesis.

Dividend Information

Since January 1, 2012, Genesis has made distributions, including tax distributions, to its members from time to time, in the following aggregate amounts:

•	Fiscal year 2012 – $27,867,423

168

•	Fiscal year 2013 – $16,010,456

•	Nine months ended September 30, 2014 – $14,769,577

Genesis’ present and future ability to pay distributions is governed by (1) the provisions of the Delaware Limited Liability Company Act, (2) Genesis’ Limited Liability Company Operating Agreement, (3) certain credit facilities to which Genesis and certain of its subsidiaries are parties and (4) certain leases to which Genesis and/or its subsidiaries are parties. Genesis’ existing credit facilities and certain leases restrict the ability to declare or make distributions or other restricted payments, subject to certain specified exceptions, including a provision allowing for tax distributions so long as no default has occurred and certain requirements relating to liquidity and/or a total leverage ratio are met.

The future payment of distributions, if any, by Genesis to its members will depend on Genesis’ earnings, capital requirements, financial condition and other relevant factors. The Purchase Agreement generally provides that, without Skilled Healthcare’s prior written consent, Genesis and its subsidiaries may not, prior to the closing of the Transactions or the termination of the Purchase Agreement, declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of their capital stock or equity securities, other than (1) dividends or distributions by a direct or indirect wholly owned subsidiary of Genesis to its parent or (2) tax distributions by Genesis to its members pursuant to the terms of Genesis’ Limited Liability Company Operating Agreement.

169

WHERE YOU CAN FIND MORE INFORMATION

Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to reports filed pursuant to Sections 13(a) and 15(d) of the Exchange Act, as amended, are filed with the SEC. Copies of certain of these documents are included as Annexes J through L and constitute part of this information statement. Such reports and other information filed by us with the SEC are available free of charge at the investor relations section of our website at www.skilledhealthcaregroup.com as soon as reasonably practicable after such reports are electronically filed with, or furnished to, the SEC. Copies are also available, without charge, by writing to Skilled Healthcare Group Investor Communications, 27442 Portola Parkway, Suite 200, Foothill Ranch, CA, 92610. Reports filed with the SEC may be viewed at www.sec.gov or obtained at the SEC Public Reference Room located at 100 F Street, NE, Washington, D.C. 20549. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The inclusion of our website address in this information statement does not include or incorporate by reference the information on our website into this annual report.

Any person, including any beneficial owner, to whom this information statement is delivered may request copies of information statements or other information concerning us, without charge, by written request directed to Skilled Healthcare Group, Inc., 27442 Portola Parkway, Suite 200, Foothill Ranch, California 92610 Attn: Investor Relations or investorrelations@skilledhealthcare.com or from the SEC through the SEC’s website at http://www.sec.gov.

SEC rules permit registrants to send a single information statement to any household at which two or more stockholders reside if the registrant believes they are members of the same family. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces the expense to the registrant. If your family has multiple accounts by which you hold Company Common Stock, you may have previously received a householding notification from your broker. A single information statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate information statement, please notify your bank or broker, direct your written request to Skilled Healthcare Group, Inc., 27442 Portola Parkway, Suite 200, Foothill Ranch, California 92610 Attn: Investor Relations, or contact the Skilled Healthcare Group, Inc. Investor Relations department at investorrelations@skilledhealthcare.com.

170

INDEX TO THE CONSOLIDATED FINANCIAL STATEMENTS

OF FC-GEN OPERATIONS INVESTMENT, LLC

Page
Unaudited Consolidated Financial Statements
Unaudited Consolidated Balance Sheets as of September 30, 2014 and December 31, 2013	F-2
Unaudited Consolidated Statements of Operations for the nine months ended September 30, 2014 and 2013	F-3
Unaudited Consolidated Statements of Comprehensive Loss for the nine months ended September 30, 2014 and 2013	F-4
Unaudited Consolidated Statements of Cash Flows for the nine months ended September 30, 2014 and 2013	F-5
Notes to Unaudited Consolidated Financial Statements	F-6

Audited Consolidated Financial Statements
Independent Auditors’ Report	F-15
Consolidated Balance Sheets as of December 31, 2013 and 2012 (Successor)	F-17
Consolidated Statements of Operations for the years ended December 31, 2013 and 2012 (Successor periods) and 2011 (Predecessor period)	F-18
Consolidated Statements of Comprehensive Income (Loss) for the years ended December 31, 2013 and 2012 (Successor periods) and 2011 (Predecessor period)	F-19
Consolidated Statements of Members’ Interest for the years ended December 31, 2013, 2012 and 2011 (Successor)	F-20
Consolidated Statements of Cash Flows for the years ended December 31, 2013 and 2012 (Successor periods), and 2011 (Predecessor period)	F-21
Notes to Consolidated Financial Statements	F-22

FC-GEN OPERATIONS INVESTMENT, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(IN THOUSANDS)

	September 30, 2014	December 31, 2013
Assets:
Current assets:
Cash and equivalents	$73,567	$61,413
Restricted cash and investments in marketable securities	60,357	72,930
Accounts receivable, net of allowances for doubtful accounts of $132,311 in 2014 and $116,654 in 2013	637,636	659,164
Prepaid expenses and other current assets	78,948	87,632
Deferred income taxes	52,759	45,888

Total current assets	903,267	927,027

Property and equipment, net of accumulated depreciation of $461,508 in 2014 and $325,490 in 2013	3,542,570	3,550,950
Restricted cash and investments in marketable securities	76,322	50,065
Other long-term assets	150,688	119,466
Deferred income taxes	144,639	125,303
Identifiable intangible assets, net of accumulated amortization of $41,767 in 2014 and $27,969 in 2013	180,715	194,513
Goodwill	169,681	169,681

Total assets	$5,167,882	$5,137,005

Liabilities and Members’ Interest:
Current liabilities:
Current installments of long-term debt	$12,443	$16,268
Capital lease obligations	3,223	2,857
Financing obligations	1,176	1,288
Accounts payable	172,650	188,159
Accrued expenses	122,653	154,827
Accrued compensation	178,169	185,099
Accrued interest	1,137	1,633
Self-insurance reserves	125,506	135,552
Income taxes payable	1,288	—

Total current liabilities	618,245	685,683

Long-term debt	505,595	473,165
Capital lease obligations	999,759	972,760
Financing obligations	2,893,521	2,785,103
Deferred income taxes	29,535	29,993
Self-insurance reserves	321,300	263,455
Other long-term liabilities	121,644	110,727
Commitments and contingencies
Members’ interest:
Class A and B membership interest	115,409	132,957
Class C membership interest	30,446	28,545
Accumulated deficit	(470,453)	(349,269)
Accumulated other comprehensive income	575	1,068

Members’ interest	(324,023)	(186,699)

Noncontrolling interests	2,306	2,818

Total members’ interest	(321,717)	(183,881)

Total liabilities and members’ interest	$5,167,882	$5,137,005

See accompanying notes.

FC-GEN OPERATIONS INVESTMENT, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(IN THOUSANDS)

	Nine Months Ended September 30,
	2014	2013
Net revenues	$3,574,813	$3,521,489
Salaries, wages and benefits	2,238,652	2,246,499
Other operating expenses	882,912	838,283
Lease expense	98,629	98,118
Depreciation and amortization expense	145,131	141,663
Interest expense	330,771	318,127
Loss (gain) on extinguishment of debt	679	(210)
Investment income	(2,847)	(1,873)
Other (income) loss	(637)	450
Transaction costs	5,283	3,324
Equity in net (income) loss of unconsolidated affiliates	(139)	685

Loss before income tax benefit	(123,621)	(123,577)
Income tax benefit	(9,368)	(8,201)

Loss from continuing operations	(114,253)	(115,376)
Loss from discontinued operations, net of taxes	(5,561)	(6,722)

Net loss	(119,814)	(122,098)
Less net income attributable to noncontrolling interests	(1,370)	(845)

Net loss attributable to FC-GEN Operations Investment, LLC	$(121,184)	$(122,943)

See accompanying notes.

FC-GEN OPERATIONS INVESTMENT, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(UNAUDITED)

(IN THOUSANDS)

	Nine Months Ended September 30,
	2014	2013
Net loss attributable to FC-GEN Operations Investment, LLC	$(121,184)	$(122,943)

Net unrealized loss on marketable securities, net of tax	(493)	(679)

Comprehensive loss	(121,677)	(123,622)
Comprehensive income attributable to noncontrolling interests	1,370	845

Comprehensive loss attributable to FC-GEN Operations Investment, LLC	$(120,307)	$(122,777)

See accompanying notes.

FC-GEN OPERATIONS INVESTMENT, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(IN THOUSANDS)

	Nine Months Ended September 30,
	2014	2013
Cash flows from operating activities:
Net loss	$(119,814)	$(122,098)
Adjustments to reconcile net loss to net cash provided by operating activities:
Non-cash interest and leasing arrangements, net	64,681	49,210
Other non-cash charges	4,029	2,125
Depreciation and amortization	147,798	142,357
Provision for losses on accounts receivable	53,611	48,975
Equity in net income of unconsolidated affiliates	(139)	685
Provision for deferred taxes	(24,257)	(23,986)
Changes in assets and liabilities:
Transactions costs	—	(17,203)
Accounts receivable	(40,664)	(64,016)
Accounts payable, other accrued expenses and other assets	119	(1,419)

Total adjustments	205,178	136,728

Net cash provided by operating activities	85,364	14,630

Cash flows from investing activities:
Capital expenditures	(52,108)	(59,736)
Net purchases of marketable securities	(1,904)	(8,084)
Net change in restricted cash and equivalents	(12,601)	(3,047)
Purchases of assets, net of cash acquired	(1,816)	(12,200)
Proceeds from sale of assets	1,949	8,354
Investment in joint ventures	(1,233)	(5,968)
Other, net	78	4,989

Net cash used in investing activities	(67,635)	(75,692)

Cash flows from financing activities:
Borrowings under revolving credit facility	466,000	666,000
Repayments under revolving credit facility	(432,000)	(616,000)
Proceeds from issuance of long-term debt	960	24,958
Proceeds from tenant improvement draws under lease arrangements	5,120	10,179
Repayment of long-term debt	(13,799)	(20,249)
Debt issuance costs	(14,327)	(617)
Distributions to noncontrolling interests	(1,882)	(700)
Distributions to members	(15,647)	(5,912)

Net cash (used in) provided by financing activities	(5,575)	57,659

Net increase (decrease) in cash and equivalents	12,154	(3,403)
Cash and equivalents:
Beginning of period	61,413	50,218

End of period	$73,567	$46,815

Supplemental disclosure of cash flow information:
Interest paid	$276,155	$281,104
Taxes paid	5,584	13,120

Non-cash financing activities:
Capital leases	$13,096	$—

See accompanying notes.

FC-GEN Operations Investment, LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(Unaudited)

(1)	General Information

Description of Business

FC-GEN Operations Investment, LLC is a healthcare services company that through its subsidiaries provides inpatient services through 413 skilled nursing, assisted living and behavioral health centers located in 28 states. Revenues of Genesis’ owned, leased and otherwise consolidated centers constitute approximately 84% of its revenues.

Genesis provides a range of rehabilitation therapy services, including speech pathology, physical therapy, occupational therapy and respiratory therapy. These services are provided by rehabilitation therapists and assistants employed or contracted at substantially all of the centers operated by Genesis, as well as by contract to healthcare facilities operated by others. After the elimination of intercompany revenues, the rehabilitation therapy services business constitutes approximately 13% of Genesis’ revenues.

Genesis provides an array of other specialty medical services, including management services, physician services, staffing services and other healthcare related services, which comprise the balance of Genesis’ revenues.

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles. In the opinion of management, the consolidated financial statements include all necessary adjustments for a fair presentation of the financial position and results of operations for the periods presented.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (the “FASB”) issued authoritative guidance which changes the requirements for recognizing revenue when entities enter into contracts with customers. Under the new provisions, an entity will recognize revenue when it transfers promised goods or services to customers in an amount that reflects what it expects in exchange for the goods or services. It also requires more detailed disclosures to enable users of financial statements to understand the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. This guidance is effective for annual and interim periods beginning on or after December 15, 2016 and early adoption is not permitted. Genesis is still assessing this guidance.

In April 2014, the FASB issued authoritative guidance which changes the requirements for reporting discontinued operations. A disposal of a component of an entity or a group of components of an entity is required to be reported in discontinued operations if the disposal represents a strategic shift that has (or will have) a major effect on an entity’s operations and financial results when any of the following occurs: (1) the component or group of components meets the criteria to be classified as held for sale, (2) the component or group of components is disposed of by sale, or (3) the component or group of components is disposed of other than by sale (for example, abandonment). The entity shall present separately, for each comparative period, the assets and liabilities of the discontinued operation in the statement of financial position. In addition to the required disclosures for discontinued operations, entities also will be required to provide disclosures about a disposal of an individually significant component of an entity that does not qualify for discontinued operations presentation in the financial statements. The guidance also states an entity shall expand disclosures about significant continuing involvement with a discontinued operation, until the results of operations of the discontinued operation are no

FC-GEN Operations Investment, LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(Unaudited)

longer presented in the statement of operations. The guidance is applicable prospectively for all disposals that occur within annual periods beginning on or after December 15, 2014 and early adoption is permitted. The adoption of the guidance is not expected to have a material impact on Genesis’ business, financial position, net income or liquidity but may have a material impact on Genesis’ income from continuing operations if planned or completed disposals of components of Genesis’ business do not qualify for discontinued operations under the new guidance.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Genesis, its wholly owned subsidiaries, its consolidated variable interest entities and certain other partnerships. All significant intercompany accounts and transactions have been eliminated in consolidation for all periods presented.

Other Information

The accompanying interim consolidated financial statements have been prepared by Genesis, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in conformity with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations relating to interim financial statements. In the opinion of Genesis’ management, the accompanying unaudited interim consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the interim results.

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles and include amounts based upon the estimates and judgments of management. Actual amounts may differ from those estimates.

(2)	Significant Transactions and Events

Purchase and Contribution Agreement

On August 18, 2014, Skilled Healthcare Group, Inc., a Delaware corporation (“Skilled”) entered into a Purchase and Contribution Agreement with Genesis pursuant to which the businesses and operations of Genesis and Skilled will be combined. The closing is expected to occur in the first quarter of 2015. However, there can be no assurance that the transaction will be completed at all or, if completed, that it will be completed in the first quarter of 2015.

After completion of the transaction, the combined company will operate under the name Genesis Healthcare, Inc. and the Class A common stock of Skilled will continue to trade on the NYSE. The current owners of Genesis will hold 74.25% of the economic interests in the combined entity post-transaction and the public shareholders of Skilled will hold the remaining 25.75% economic interest in the combined entity post-transaction. Genesis will be obtaining control over Skilled and, thus, is the accounting acquirer. Therefore, the transaction meets the definition of a reverse acquisition where the legal acquirer is the accounting acquiree. The acquisition method will be applied to the transaction based on Skilled’s stock price (level 1 valuation technique—quoted prices in active markets for identical assets or liabilities) as of the acquisition date. The consideration will be allocated to the legacy Skilled business that is being acquired on the acquisition date with any excess consideration over the fair value of the net assets acquired being recognized as goodwill. Genesis’ assets and liabilities will remain at their historical costs.

FC-GEN Operations Investment, LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(Unaudited)

(3)	Certain Significant Risks and Uncertainties

Revenue Sources

Genesis receives revenues from Medicare, Medicaid, private insurance, self-pay residents, other third-party payors and long-term care facilities that utilize its rehabilitation therapy and other services. Genesis’ inpatient services derive approximately 80% of its revenue from the Medicare and various state Medicaid programs.

The sources and amounts of Genesis’ revenues are determined by a number of factors, including licensed bed capacity and occupancy rates of its inpatient facilities, the mix of patients and the rates of reimbursement among payors. Likewise, payment for ancillary medical services, including services provided by Genesis’ rehabilitation therapy services business, vary based upon the type of payor and payment methodologies. Changes in the case mix of the patients as well as payor mix among Medicare, Medicaid and private pay can significantly affect Genesis’ profitability.

It is not possible to quantify fully the effect of legislative changes, the interpretation or administration of such legislation or other governmental initiatives on Genesis’ business and the business of the customers served by Genesis’ rehabilitation therapy business. The potential impact of healthcare reform, as it continues to develop, including potential material changes to the delivery of healthcare services and the reimbursement paid for such services by the government or other third party payors, is uncertain at this time. Accordingly, there can be no assurance that the impact of any future healthcare legislation or regulation will not adversely affect Genesis’ business. There can be no assurance that payments under governmental and private third-party payor programs will be timely, will remain at levels similar to present levels or will, in the future, be sufficient to cover the costs allocable to patients eligible for reimbursement pursuant to such programs. Genesis’ financial condition and results of operations will be affected by the reimbursement process, which in the healthcare industry is complex and can involve lengthy delays between the time that revenue is recognized and the time that reimbursement amounts are settled.

Laws and regulations governing the Medicare and Medicaid programs are complex and subject to interpretation. Genesis believes that it is in material compliance with all applicable laws and regulations and is not aware of any pending or threatened investigations involving material allegations of potential wrongdoing. While no such regulatory inquiries have been made, noncompliance with such laws and regulations can be subject to regulatory actions including fines, penalties, and exclusion from the Medicare and Medicaid programs.

(4)	Property and Equipment

Property and equipment at September 30, 2014 and December 31, 2013 consist of the following (in thousands):

	September 30, 2014	December 31, 2013
Land and improvements	$272,391	$272,180
Buildings and improvements	215,676	206,429
Capital lease buildings and improvements	914,062	896,068
Financing obligation buildings and improvements	2,253,989	2,194,986
Equipment, furniture and fixtures	264,972	242,047
Construction in progress	82,988	64,730

Gross property and equipment	4,004,078	3,876,440
Less: accumulated depreciation	(461,508)	(325,490)

Net property and equipment	$3,542,570	$3,550,950

FC-GEN Operations Investment, LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Construction in progress includes significant renovation projects at various locations. Genesis undergoes such projects to enhance the value of the properties and improve earning potential of those operations. In addition, Genesis is constructing four new skilled nursing facilities. Because Genesis is the primary tenant and integrally involved in the construction phase of these projects, Genesis is capitalizing the cost of the construction and the associated obligation to the landlord funding the project. The carrying value of the new facilities at September 30, 2014 is $77.8 million with a corresponding long-term obligation of $75.0 million. The carrying value of the new facilities at December 31, 2013 is $59.3 million with a corresponding long-term obligation of $59.0 million.

(5)	Long-Term Debt

Long-term debt at September 30, 2014 and December 31, 2013 consists of the following (in thousands):

	September 30, 2014	December 31, 2013
Revolving credit facility	$234,000	$200,000
Term loan facility, net of original issue discount of $12,350 in 2014 and $15,275 in 2013	219,136	220,142
Mortgages and other secured debt (recourse)	14,615	14,468
Mortgages and other secured debt (non recourse)	50,287	54,823

	518,038	489,433
Less:
Current installments of long-term debt	(12,443)	(16,268)

Long-term debt	$505,595	$473,165

Revolving Credit Facilities

The Revolving Credit Facilities, documented under two separate credit agreements, currently have a combined maximum borrowing capacity of $425 million and five-year terms. The Revolving Credit Facilities are comprised of a $415 million facility and a $10 million facility.

As of September 30, 2014, Genesis had outstanding borrowings under the Revolving Credit Facilities of $234.0 million and had $100.7 million of drawn letters of credit securing insurance and lease obligations, leaving Genesis with approximately $61.5 million of available borrowing capacity under the Revolving Credit Facilities.

Borrowings under the Revolving Credit Facilities bear interest at a rate equal to, at Genesis’ option, either a base rate plus an applicable margin or at LIBOR plus an applicable margin. The base rate is determined by reference to the highest of (i) a lender-defined prime rate, (ii) the federal funds rate plus 3.0%, and (iii) the sum of LIBOR plus an applicable margin. The applicable margin with respect to base rate borrowings is 3.0% at September 30, 2014. The applicable margin with respect to LIBOR borrowings is 3.25% at September 30, 2014. Base rate borrowings under the Revolving Credit Facilities bore interest of approximately 6.25% at September 30, 2014. One-month LIBOR borrowings under the Revolving Credit Facilities bore interest of approximately 3.4% at September 30, 2014.

FC-GEN Operations Investment, LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Term Loan Facility

Borrowings under the Term Loan Facility bear interest at a rate per annum equal to the applicable margin plus, at Genesis’ option, either (1) LIBOR determined by reference to the costs of funds for Eurodollar deposits for the interest period relevant to such borrowings, or (2) an alternate base rate determined by reference to the highest of (a) the lender defined prime rate, (b) the federal funds rate effective plus one half of one percent and (c) LIBOR described in sub clause (1) plus 1.0%. LIBOR based loans are subject to an interest rate floor of 1.5% and base rate loans are subject to a floor of 2.5%. Base rate borrowings under the Term Loan Facility bore interest of approximately 10.75% at September 30, 2014. One-month LIBOR borrowings under the Term Loan Facility bore interest of approximately 10.0% at September 30, 2014.

Principal payments for the nine months ended September 30, 2014 were $3.9 million. The Term Loan Facility amortizes at a rate of 5% per annum. The lenders have the right to elect ratable principal payments or defer principal recoupment until the end of the term.

Other Debt

Mortgages and other secured debt (recourse). Genesis carries a mortgage loan on one of its corporate office buildings. The loan is secured by the underlying real property and has a variable rate of interest of 1.9% at September 30, 2014, with a maturity date of 2018. Genesis is a named co-borrower on a loan with a fixed interest rate of 5.5% and a maturity date in 2014. The loan is offset with a receivable recorded on the consolidated balance sheet in prepaid expenses and other current assets.

Mortgages and other secured debt (non-recourse). Loans are carried by certain of Genesis’ consolidated joint ventures. The loans consist principally of revenue bonds and secured bank loans. Loans are secured by the underlying real and personal property of individual facilities and have fixed or variable rates of interest ranging from 2.5% to 20.2% at September 30, 2014, with maturity dates ranging from 2018 to 2036. Loans are labeled “non-recourse” because neither Genesis nor a wholly owned subsidiary is obligated to perform under the respective loan agreements.

The maturity of total debt of $518.0 million for the next five years and thereafter: $12.4 million in the first year, $10.9 million in the second year, $10.9 million in the third year, $450.8 million in the fourth year, $2.3 million in the fifth year and $30.7 million thereafter.

(6)	Leases and Lease Commitments

Genesis leases certain facilities under capital and operating leases. Future minimum payments for the next five years and thereafter under such leases at September 30, 2014 are as follows (in thousands):

Twelve months ending September 30,	Capital Leases	Operating Leases
2015	$90,580	$119,322
2016	92,603	118,713
2017	94,926	115,062
2018	97,259	115,135
2019	99,683	113,137
Thereafter	3,078,841	318,807

Total future minimum lease payments	3,553,892	$900,176

Less amount representing interest	(2,550,910)

Capital lease obligation	1,002,982
Less current portion	(3,223)

Long-term capital lease obligation	$999,759

FC-GEN Operations Investment, LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Capital Lease Obligations

The capital lease obligations represent the present value of minimum lease payments under such capital lease and cease use arrangements and bear imputed interest at rates ranging from 3.5% to 12.8% at September 30, 2014, and mature at dates ranging primarily from 2015 to 2045.

Deferred Lease Balances

At September 30, 2014 and December 31, 2013, Genesis had $53.1 million and $60.1 million, respectively, of favorable leases net of accumulated amortization, included in other identifiable intangible assets, and $32.7 million and $36.7 million, respectively, of unfavorable leases net of accumulated amortization included in other long-term liabilities on the consolidated balance sheet. At September 30, 2014 and December 31, 2013, Genesis had $18.9 million and $12.4 million, respectively, of deferred straight-lining rent balances included in other long-term liabilities on the consolidated balance sheet.

(7)	Financing Obligation

Future minimum payments for the next five years and thereafter under such leases at September 30, 2014 are as follows (in thousands):

Twelve months ending September 30,
2015	$257,420
2016	265,825
2017	273,929
2018	281,724
2019	289,745
Thereafter	8,364,244

Total future minimum lease payments	9,732,887
Less amount representing interest	(6,838,190)

Financing obligation	$2,894,697
Less current portion	(1,176)

Long-term financing obligation	$2,893,521

(8)	Commitments and Contingencies

Legal Proceedings

Genesis is a party to litigation and regulatory investigations arising in the ordinary course of business. Management does not believe the results of such litigation and regulatory investigations, even if the outcome is unfavorable, would have a material adverse effect on the results of operations, financial position or cash flows of Genesis.

(9)	Fair Value of Financial Instruments

Genesis’ financial instruments consist primarily of cash and equivalents, restricted cash, trade accounts receivable, investments in marketable securities, accounts payable, short and long-term debt and derivative financial instruments.

Genesis’ financial instruments, other than its trade accounts receivable and accounts payable, are spread across a number of large financial institutions whose credit ratings Genesis monitors and believes do not currently carry a material risk of non-performance. Certain of Genesis’ financial instruments, including its interest rate cap arrangements, contain an off-balance-sheet risk.

FC-GEN Operations Investment, LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Recurring Fair Value Measures

Fair value is defined as an exit price (i.e., the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date). The fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value into three broad levels as shown below. An instrument’s classification within the fair value hierarchy is determined based on the lowest level input that is significant to the fair value measurement.

Level 1 —	Quoted prices (unadjusted) in active markets for identical assets or liabilities.
Level 2 —	Inputs that are observable for the asset or liability, either directly or indirectly through market corroboration, for substantially the full term of the asset or liability.
Level 3 —	Inputs that are unobservable for the asset or liability based on Genesis’ own assumptions (about the assumptions market participants would use in pricing the asset or liability).

The tables below presents Genesis’ assets and liabilities measured at fair value on a recurring basis as of September 30, 2014 and December 31, 2013, aggregated by the level in the fair value hierarchy within which those measurements fall (in thousands):

	Fair Value Measurements at Reporting Date Using
	September 30, 2014	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets:
Cash and equivalents	$73,567	$73,567	$—	$—
Restricted cash and equivalents	24,614	24,614	—	—
Restricted investments in marketable securities
Mortgage/government backed securities	7,970	7,970	—	—
Corporate bonds	40,049	40,049	—	—
Government bonds	64,046	64,046	—	—

Total	$210,246	$210,246	$—	$—

	Fair Value Measurements at Reporting Date Using
	December 31, 2013	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets:
Cash and equivalents	$61,413	$61,413	$—	$—
Restricted cash and equivalents	12,458	12,458	—	—
Restricted investments in marketable securities
Mortgage/government backed securities	5,558	5,558	—	—
Corporate bonds	40,150	40,150	—	—
Government bonds	64,829	64,829	—	—

Total	$184,408	$184,408	$—	$—

FC-GEN Operations Investment, LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Genesis places its cash and equivalents and restricted investments in marketable securities in quality financial instruments and limits the amount invested in any one institution or in any one type of instrument. Genesis has not experienced any significant losses on its cash.

Debt Instruments

The table below shows the carrying amounts and estimated fair values of Genesis’ primary long-term debt instruments:

	September 30, 2014		December 31, 2013
	Carrying Value	Fair Value	Carrying Value	Fair Value
Revolving credit facility	$234,000	$234,000	$200,000	$200,000
Term loan facility, net of original issue discount $12,350 in 2014 and $15,275 in 2013	219,136	219,136	220,142	220,142
Mortgages and other secured debt (recourse)	14,615	14,615	14,468	14,468
Mortgages and other secured debt (non recourse)	50,287	50,287	54,823	54,823

	$518,038	$518,038	$489,433	$489,433

The fair value of debt is based upon market prices or is computed using discounted cash flow analysis, based on Genesis’ estimated borrowing rate at the end of each fiscal period presented. Genesis believes that the inputs to the pricing models qualify as Level 2 measurements.

Non-Recurring Fair Value Measures

Genesis recently applied the fair value measurement principles to certain of its non-recurring nonfinancial assets in connection with an impairment test.

The following table presents Genesis’ hierarchy for nonfinancial assets measured at fair value on a non-recurring basis (dollars in thousands):

	Carrying Value September 30, 2014	Significant Unobservable Inputs (Level 3)	Impairment Charges - Nine Months Ended September 30, 2014
Assets:
Property and equipment, net	$3,542,570	$3,542,570	$—
Goodwill	169,681	169,681	—
Intangible assets	180,715	180,715	—

	Carrying Value December 31, 2013	Significant Unobservable Inputs (Level 3)	Impairment Charges - Nine Months Ended September 30, 2013
Assets:
Property and equipment, net	$3,550,950	$3,550,950	$—
Goodwill	169,681	169,681	—
Intangible assets	194,513	194,513	—

FC-GEN Operations Investment, LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(Unaudited)

The fair value of tangible and intangible assets is determined using a discounted cash flow approach. Genesis estimates the fair value using the income approach (which is a discounted cash flow technique). These valuation methods required management to make various assumptions, including, but not limited to, future profitability, cash flows and discount rates. Genesis’ estimates are based upon historical trends, management’s knowledge and experience and overall economic factors, including projections of future earnings potential.

Developing discounted future cash flows in applying the income approach requires Genesis to evaluate its intermediate to longer-term strategies, including, but not limited to, estimates about revenue growth, operating margins, capital requirements, inflation and working capital management. The development of appropriate rates to discount the estimated future cash flows requires the selection of risk premiums, which can materially impact the present value of future cash flows.

Genesis estimated the fair value of acquired tangible and intangible assets using discounted cash flow techniques which included an estimate of future cash flows, consistent with overall cash flow projections used to determine the purchase price paid to acquire the business, discounted at a rate of return that reflects the relative risk of the cash flows.

Genesis believes the estimates and assumptions used in the valuation methods are reasonable.

(10)	Discontinued Operations

In the normal course of business, Genesis continually evaluates the performance of its operating units, with an emphasis on selling or closing underperforming or non-strategic assets. Discontinued businesses are removed from the results of continuing operations. The results of operations in the current and prior year periods, along with any cost to exit such businesses in the year of discontinuation, are classified as discontinued operations in the consolidated statements of operations.

The following table sets forth net revenues and the components of loss from discontinued operations (in thousands):

	Nine months ended September 30, 2014	Nine months ended September 30, 2013
Net revenues	$8,390	$49,879

Net operating loss of discontinued businesses	$(7,643)	$(8,329)
Loss on discontinuation of business	(2,238)	(2,608)
Income tax benefit	4,320	4,215

Loss from discontinued operations, net of taxes	$(5,561)	$(6,722)

During the nine months ended September 30, 2014, Genesis closed or transferred the operations of four facilities with licensed beds of 440 located in the states of California and Massachusetts.

(11)	Subsequent Events

Genesis has evaluated events and transactions that occurred after the balance sheet date through December 12, 2014, the date the financial statements were issued, and determined, that except as otherwise disclosed herein, there have not been any events that occurred that require adjustment to or disclosure in the consolidated financial statements.

Independent Auditors’ Report

The Board of Managers

FC-GEN Operations Investment, LLC:

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of FC-GEN Operations Investment, LLC and its subsidiaries (the “Company”), which comprise the consolidated balance sheets as of December 31, 2013 and 2012, and the related consolidated statements of operations, comprehensive income (loss), members’ interest and cash flows for each of the years in the two-year period ended December 31, 2013, (Successor periods) and the year ended December 31, 2011 (Predecessor period) and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of FC-GEN Operations Investment, LLC and its subsidiaries as of December 31, 2013 and 2012, and the results of their operations and their cash flows for the Successor periods in accordance with U.S. generally accepted accounting principles. Further, in our opinion, the aforementioned Predecessor consolidated financial statements present fairly, in all material respects, the results of FC-GEN Operations Investment, LLC and subsidiaries’ operations and their cash flows for the Predecessor period in accordance with U.S. generally accepted accounting principles.

As discussed in Note 1 to the consolidated financial statements, one of the Company’s members obtained a controlling interest in the Company in a business combination accounted for using the acquisition method. As a result of the business combination, the consolidated financial information for the period after the business combination is presented on a different cost basis than that for the periods before the business combination and, therefore, is not comparable.

/s/ KPMG LLP

Philadelphia, Pennsylvania

March 5, 2014, except as to Notes 18 and 19, which are as of December 12, 2014

FC-GEN OPERATIONS INVESTMENT, LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

	Successor
	December 31, 2013	December 31, 2012
Assets:
Current assets:
Cash and equivalents	$61,413	$50,218
Restricted cash and investments in marketable securities	72,930	57,356
Accounts receivable, net of allowances for doubtful accounts of $116,654 in 2013 and $69,287 in 2012	659,164	601,075
Prepaid expenses and other current assets	87,632	105,996
Deferred income taxes	45,888	61,367

Total current assets	927,027	876,012

Property and equipment, net of accumulated depreciation of $325,490 in 2013 and $140,168 in 2012	3,550,950	3,704,547
Restricted cash and investments in marketable securities	50,065	59,718
Other long-term assets	119,466	137,316
Deferred income taxes	125,303	120,900
Identifiable intangible assets, net of accumulated amortization of $27,969 in 2013 and $7,225 in 2012	194,513	214,950
Goodwill	169,681	134,676

Total assets	$5,137,005	$5,248,119

Liabilities and Members’ Interest:
Current liabilities:
Current installments of long-term debt	$16,268	$11,678
Capital lease obligations	2,857	2,637
Financing obligations	1,288	—
Accounts payable	188,159	156,756
Accrued expenses	154,827	156,645
Accrued compensation	185,099	192,736
Accrued interest	1,633	3,198
Self-insurance reserves	135,552	116,605

Total current liabilities	685,683	640,255

Long-term debt	473,165	446,302
Capital lease obligations	972,760	1,024,340
Financing obligations	2,785,103	2,668,793
Deferred income taxes	29,993	62,972
Self-insurance reserves	263,455	252,958
Other long-term liabilities	110,727	150,480
Commitments and contingencies
Members’ interest:
Class A and B membership interest	132,957	140,660
Class C membership interest	28,545	26,181
Accumulated deficit	(349,269)	(171,274)
Accumulated other comprehensive income	1,068	2,984

Members’ interest	(186,699)	(1,449)

Noncontrolling interests	2,818	3,468

Total members’ interest	(183,881)	2,019

Total liabilities and members’ interest	$5,137,005	$5,248,119

See accompanying notes to the consolidated financial statements.

FC-GEN OPERATIONS INVESTMENT, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS)

	Successor		Predecessor
	Year ended December 31,
	2013	2012	2011
Net revenues	$4,710,341	$3,076,298	$2,735,799
Salaries, wages and benefits	2,998,658	2,016,559	1,742,725
Other operating expenses	1,130,605	714,057	629,551
Lease expense	131,231	35,367	18,960
Depreciation and amortization expense	188,726	146,387	95,601
Interest expense	426,975	323,641	260,245
Loss (gain) on early extinguishment of debt	63	(1,777)	(40,127)
Investment income	(4,150)	(3,782)	(2,405)
Other loss (income)	450	(849)	(5,876)
Transaction costs	5,878	29,755	72,239
Long-lived asset impairment	9,999	—	—
Equity in net loss (income) of unconsolidated affiliates	691	(515)	(799)

Loss before income tax benefit	(178,785)	(182,545)	(34,315)
Income tax benefit	(9,179)	(11,633)	(129,873)

(Loss) income from continuing operations	(169,606)	(170,912)	95,558
Loss from discontinued operations, net of taxes	(7,364)	(810)	(1,551)

Net (loss) income	(176,970)	(171,722)	94,007
Less net (income) loss attributable to noncontrolling interests	(1,025)	448	716

Net (loss) income attributable to FC-GEN Operations Investment, LLC	$(177,995)	$(171,274)	$94,723

See accompanying notes to the consolidated financial statements.

FC-GEN OPERATIONS INVESTMENT, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(IN THOUSANDS)

	Successor		Predecessor
	Year ended December 31,
	2013	2012	2011
Net (loss) income attributable to FC-GEN Operations Investment, LLC	$(177,995)	$(171,274)	$94,723

Net unrealized (loss) gain on marketable securities, net of tax	(1,916)	34	566

Comprehensive (loss) income	(179,911)	(171,240)	95,289
Comprehensive income (loss) attributable to noncontrolling interests	1,025	(448)	(716)

Comprehensive (loss) income attributable to FC-GEN Operations Investment, LLC	$(178,886)	$(171,688)	$94,573

See accompanying notes to the consolidated financial statements.

FC-GEN OPERATIONS INVESTMENT, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF MEMBERS’ INTEREST

(IN THOUSANDS)

	Capital stock	Additional paid-in capital	Class A and B membership interest	Class C membership interest	Accumulated deficit	Accumulated other comprehensive income	Members’ interest	Noncontrolling interests	Total members’ interest
Predecessor:

Balance at December 31, 2010 (Predecessor)	$—	$207,952	$—	$—	$(199,046)	$2,384	$11,290	$6,893	$18,183

Comprehensive income:
Net income	—	—	—	—	94,723	—
Net unrealized gain on marketable securities, net of tax	—	—	—	—	—	566
Total comprehensive income (loss)							95,289	(716)	94,573
Tax benefit under SOP 90-7	—	209	348	—	—	—	557	—	557
Distributions to members	—	(648,662)	(50,466)	—	—	—	(699,128)	—	(699,128)
Issuance of option to acquire member interests	—	—	13,496	—	—	—	13,496	—	13,496
Consolidation of noncontrolling interests	—	(6,691)	—	—	—	—	(6,691)	(1,216)	(7,907)
Distributions to noncontrolling interests	—	—	—	—	—	—	—	(1,677)	(1,677)

Balance at December 31, 2011 (Predecessor)	$—	$(447,192)	$(36,622)	$—	$(104,323)	$2,950	$(585,187)	$3,284	$(581,903)

Successor:

Balance at December 31, 2011 (Successor)	$—	$—	$177,115	$—	$—	$2,950	$180,065	$57	$180,122

Comprehensive income:
Net loss	—	—	—	—	(171,274)	—
Net unrealized gain on marketable securities, net of tax	—	—	—	—	—	34
Total comprehensive loss							(171,240)	(448)	(171,688)
Contributions by members	—	—	—	25,000	—	—	25,000	—	25,000
Class C accrued return	—	—	(1,181)	1,181	—	—	—	—	—
Distributions to members	—	—	(35,274)	—	—	—	(35,274)	—	(35,274)
Acquisition of noncontrolling interest	—	—	—	—	—	—	—	4,528	4,528
Consolidation of noncontrolling interests	—	—	—	—	—	—	—	15	15
Distributions to noncontrolling interests	—	—	—	—	—	—	—	(684)	(684)

Balance at December 31, 2012 (Successor)	$—	$—	$140,660	$26,181	$(171,274)	$2,984	$(1,449)	$3,468	$2,019

Comprehensive income:
Net loss	—	—	—	—	(177,995)	—
Net unrealized loss on marketable securities, net of tax	—	—	—	—	—	(1,916)
Total comprehensive income (loss)							(179,911)	1,025	(178,886)
Class C accrued return	—	—	(2,364)	2,364	—	—	—	—	—
Distributions to members	—	—	(5,339)	—	—	—	(5,339)	—	(5,339)
Distributions to noncontrolling interests	—	—	—	—	—	—	—	(1,675)	(1,675)

Balance at December 31, 2013 (Successor)	$—	$—	$132,957	$28,545	$(349,269)	$1,068	$(186,699)	$2,818	$(183,881)

See accompanying notes to the consolidated financial statements.

FC-GEN OPERATIONS INVESTMENT, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

	Successor		Predecessor
	Year ended December 31,
	2013	2012	2011
Cash flows from operating activities:
Net (loss) income	$(176,970)	$(171,722)	$94,007
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Non-cash interest and leasing arrangements, net	89,141	72,883	52,139
Other non-cash charges and (gains)	2,853	(575)	(5,332)
Depreciation and amortization	191,479	146,113	95,360
Provision for losses on accounts receivable	71,538	42,159	40,367
Equity in net loss (income) of unconsolidated affiliates	691	(515)	(799)
Provision for deferred taxes	(25,693)	(9,811)	(166,466)
Long-lived asset impairment	9,999	—	—
Loss (gain) on early extinguishment of debt	63	(1,777)	(40,127)
Changes in assets and liabilities:
Transaction costs	(17,203)	(18,644)	(47,211)
Accounts receivable	(109,844)	(45,290)	(77,598)
Accounts payable and other accrued expenses and other	46,095	(2,849)	71,209

Total adjustments	259,119	181,694	(78,458)

Net cash provided by operating activities	82,149	9,972	15,549

Cash flows from investing activities:
Capital expenditures	(77,399)	(66,704)	(69,247)
Purchases of marketable securities	(39,569)	(43,794)	(148,544)
Proceeds on maturity or sale of marketable securities	26,227	36,758	70,482
Net change in restricted cash and equivalents	4,235	(5,476)	(6,690)
Purchase of Sun, net of cash acquired	—	(168,914)	—
Sale of hospice subsidiary	—	75,306	—
Purchases of inpatient assets, net of cash acquired	(12,200)	(5,175)	(19,346)
Sales of inpatient assets	8,354	—	—
Investment in joint ventures	(6,182)	(2,000)	(1,000)
Other, net	4,832	(2,900)	8,716

Net cash used in investing activities	(91,702)	(182,899)	(165,629)

Cash flows from financing activities:
Borrowings under revolving credit facility	866,000	799,010	717,500
Repayments under revolving credit facility	(828,000)	(714,010)	(640,500)
Proceeds from issuance of long-term debt	15,095	317,322	2,051
Financing obligation	10,498	31,024	2,400,000
Repayment of long-term debt	(35,085)	(226,024)	(1,675,749)
Debt issuance costs	(746)	(21,335)	(24,317)
Distributions to noncontrolling interests	(1,675)	(684)	(1,677)
Contributions by members	—	25,000	—
Distributions to members	(5,339)	(38,074)	(699,128)

Net cash provided by financing activities	20,748	172,229	78,180

Net increase (decrease) in cash and equivalents	11,195	(698)	(71,900)
Cash and equivalents:
Beginning of period	50,218	50,916	122,816

End of period	$61,413	$50,218	$50,916

Supplemental disclosure of cash flow information:
Interest paid	$354,129	$260,036	$222,543
Taxes paid	12,584	5,317	33,316

Non-cash financing activities:
Capital leases	$(54,626)	$680,909	$131,855
Assumption of long-term debt	—	113,340	—

See accompanying notes to the consolidated financial statements.

FC-GEN Operations Investment, LLC and Subsidiaries

Notes to Consolidated Financial Statements

(1)	General Information

Description of Business

Genesis, through its wholly owned subsidiary, provides inpatient services through 411 skilled nursing, assisted living and behavioral health centers located in 28 states. Revenues of Genesis’ owned, leased and otherwise consolidated centers constitute approximately 84% of its revenues.

Genesis provides a range of rehabilitation therapy services, including speech pathology, physical therapy and occupational therapy. These services are provided by rehabilitation therapists and assistants employed or contracted at substantially all of the centers operated by Genesis, as well as by contract to healthcare facilities operated by others. After the elimination of intercompany revenues, the rehabilitation therapy services business constitutes approximately 13% of Genesis’ revenues.

Genesis provides an array of other specialty medical services, including respiratory health services, management services, physician services, staffing services and other healthcare related services, which comprise the balance of Genesis’ revenues.

Sun Healthcare Group Acquisition

Effective December 1, 2012, Genesis completed the acquisition of Sun Healthcare Group, Inc. and its subsidiaries (“Sun”) (the “Sun Merger”). Upon consummation of the Sun Merger, each issued and outstanding share of Sun common stock and common stock equivalent was tendered for $8.50 in cash (the “Merger Consideration”). The purchase price totaled $228.4 million before considering cash acquired in the Sun Merger. Genesis also assumed $88.8 million of long-term debt in the Sun Merger, of which $87.5 million was refinanced on December 3, 2012. The operating results of Sun have been included in the accompanying consolidated financial statements of Genesis since December 1, 2012. See note 3—“Significant Transactions and Events—Sun Merger”.

Basis of Presentation

Genesis’ consolidated financial position at December 31, 2013 includes the impact of the Sun Merger, which has been accounted for as a business combination using the acquisition method effective December 1, 2012. Genesis’ financial position at December 31, 2011 includes the impact of the JER Redemption, which has also been accounted for as a business combination using the acquisition method. The consolidated financial statements after giving effect to the JER Redemption are designated as “Successor” financial statements. The consolidated financial statements reflecting the results of operations and cash flows of Genesis prior to giving effect to the JER Redemption are designated “Predecessor” financial statements. See note 3—“Significant Transactions and Events—April 1, 2011 Transactions” for a description of the JER Redemption.

The accompanying consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles. In the opinion of management, the consolidated financial statements include all necessary adjustments for a fair presentation of the financial position and results of operations for the periods presented.

Principles of Consolidation and Variable Interest Entities

The accompanying consolidated financial statements include the accounts of Genesis, its wholly owned subsidiaries, its consolidated variable interest entities (“VIEs”) and certain other partnerships. All significant intercompany accounts and transactions have been eliminated in consolidation for all periods presented.

FC-GEN Operations Investment, LLC and Subsidiaries

Notes to Consolidated Financial Statements

Genesis’ investments in VIEs in which it is the primary beneficiary are consolidated, while the investment in other VIEs in which it is not the primary beneficiary are accounted for under other accounting principles. Investments in and the operating results of 20% to 50% owned companies, which are not VIEs, are included in the consolidated financial statements using the equity method of accounting.

Consolidated VIEs and Other Consolidated Partnerships

At December 31, 2013 and 2012, Genesis consolidated three VIEs. The total assets of the VIEs principally consist of property and equipment that serves as collateral for the VIEs’ non-recourse debt and is not available to satisfy any of Genesis’ other obligations. Creditors of the VIEs, including senior lenders, have no recourse against the general credit of Genesis. The consolidated VIEs at December 31, 2013 own and operate skilled nursing and assisted living facilities. Genesis’ ownership interests in the consolidated VIEs range from 0% to 50% and Genesis manages the day-to-day operations of the consolidated VIEs under management agreements. Genesis’ involvement with the VIEs began in years prior to 2000.

Genesis consolidates one partnership as it is the general partner in the entity and may exercise considerable control over the business without substantive kick out rights afforded to the limited partners. The partnership is a jointly owned and managed skilled nursing facility. The total assets of this consolidated partnership consist of property and equipment that serves as collateral for the partnership’s non-recourse debt and is not available to satisfy any of Genesis’ other obligations. Creditors of this consolidated partnership, including senior lenders, have no recourse against the general credit of Genesis.

At December 31, 2013, total assets and non-recourse debt of the consolidated VIEs and the consolidated partnership were $55.1 million and $40.5 million, respectively. At December 31, 2012, total assets and non-recourse debt of the consolidated VIEs and the consolidated partnership were $68.8 million and $38.3 million, respectively.

(2)	Summary of Significant Accounting Policies

Net Revenues and Accounts Receivable

Genesis receives payments through reimbursement from Medicaid and Medicare programs and directly from individual residents (private pay), third-party insurers and long-term care facilities. Genesis assesses collectibility on all accounts prior to providing services.

Genesis records revenue for inpatient services and the related receivables in the accounting records at Genesis’ established billing rates in the period the related services are rendered. The provision for contractual adjustments, which represents the differences between the established billing rates and predetermined reimbursement rates, is deducted from gross revenue to determine net revenue. Retroactive adjustments that are likely to result from future examinations by third party payors are accrued on an estimated basis in the period the related services are rendered and adjusted as necessary in future periods based upon new information or final settlements.

Genesis records revenue for rehabilitation therapy services and other ancillary services and the related receivables at the time services or products are provided or delivered to the customer. Upon delivery of products or services, Genesis has no additional performance obligation to the customer.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and

FC-GEN Operations Investment, LLC and Subsidiaries

Notes to Consolidated Financial Statements

liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. Significant items subject to such estimates and assumptions include the useful lives of fixed assets; allowances for doubtful accounts and provisions for contractual adjustments; deferred tax assets, fixed assets, goodwill, identifiable intangible assets, investments, as well as reserves for employee benefit obligations, self-insurance liabilities, income tax uncertainties, asset retirement obligations and other contingencies. These estimates and assumptions are based on management’s best estimates and judgment. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment. Management believes its estimates to be reasonable under the circumstances. The current economic environment has increased the degree of uncertainty inherent in these estimates and assumptions. As future events and their effects cannot be determined with precision, actual results could differ significantly from these estimates.

Cash and Equivalents

Short-term investments that have a maturity of ninety days or less at acquisition are considered cash equivalents. Investments in cash equivalents are carried at cost, which approximates fair value.

Restricted Cash and Investments in Marketable Securities

Restricted cash includes cash and money market funds principally held by Genesis’ wholly owned captive insurance subsidiary, which is substantially restricted to securing outstanding claims losses. The restricted cash and investments in marketable securities balances at December 31, 2013 and 2012 were $123.0 million and $117.1 million, respectively.

Restricted investments in marketable securities, comprised of fixed interest rate securities, are considered to be available-for-sale and accordingly are reported at fair value with unrealized gains and losses, net of related tax effects, included within accumulated other comprehensive income (loss), a separate component of members’ interest. Fair values for fixed interest rate securities are based on quoted market prices. Premiums and discounts on fixed interest rate securities are amortized or accreted over the life of the related security as an adjustment to yield.

A decline in the market value of any security below cost that is deemed other-than-temporary is charged to income, resulting in the establishment of a new cost basis for the security. Realized gains and losses for securities classified as available for sale are derived using the specific identification method for determining the cost of securities sold.

Allowance for Doubtful Accounts

Genesis evaluates the adequacy of its allowance for doubtful accounts by estimating allowance requirement percentages for each accounts receivable aging category for each type of payor. Genesis has developed estimated allowance requirement percentages by utilizing historical collection trends and its understanding of the nature and collectibility of receivables in the various aging categories and the various lines of Genesis’ business. The allowance percentages are developed by payor type as the accounts receivable from each payor type have unique characteristics. The allowance for doubtful accounts also considers accounts specifically identified as uncollectible. Accounts receivable that Company management specifically estimates to be uncollectible, based upon the age of the receivables, the results of collection efforts, or other circumstances, are reserved in the allowance for doubtful accounts until written-off.

FC-GEN Operations Investment, LLC and Subsidiaries

Notes to Consolidated Financial Statements

Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets principally consist of expenses paid in advance of the provision of services, inventories of nursing center food and supplies, non-trade receivables and $9.3 million and $15.0 million of escrowed funds held by third parties at December 31, 2013 and 2012, respectively, in accordance with loan and other contractual agreements.

Property and Equipment

Property and equipment are recorded at cost. Depreciation is calculated using the straight-line method over estimated useful lives of 20-35 years for building improvements, land improvements, buildings and financing obligations building improvements, and 3-15 years for equipment, furniture and fixtures and information systems. Depreciation expense on leasehold improvements and assets held under capital leases is calculated using the straight-line method over the lesser of the lease term or the estimated useful life of the asset. Expenditures for maintenance and repairs necessary to maintain property and equipment in efficient operating condition are charged to operations as incurred. Costs of additions and betterments are capitalized.

Total depreciation expense from continuing operations for the years ended December 31, 2013, 2012 and 2011 was $179.4 million, $138.9 million, and $94.1 million, respectively.

Long-Lived Assets

Genesis’ long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by comparison of the carrying amount of an asset to the future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized to the extent the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Genesis performs an assessment of qualitative factors prior to the use of the two step quantitative method to determine if goodwill had been impaired. If such qualitative assessment does not indicate that it is more likely than not the fair value of the reporting is less than its carrying value, no further analysis is required. Genesis performs its annual impairment assessment as of September 30, of each year or more frequently if adverse events or changes in circumstances indicate that the asset may be impaired. See note 17—“Asset Impairment Charges.”

Self-Insurance Risks

Genesis provides for self-insurance risks for both general and professional liability and workers’ compensation claims based on estimates of the ultimate costs for both reported claims and claims incurred but not reported. Estimated losses from asserted and incurred but not reported claims are accrued based on Genesis’ estimates of the ultimate costs of the claims, which includes costs associated with litigating or settling claims, and the relationship of past reported incidents to eventual claims payments. All relevant information, including Genesis’ own historical experience, the nature and extent of existing asserted claims and reported incidents, and independent actuarial analyses of this information is used in estimating the expected amount of claims. Genesis also considers amounts that may be recovered from excess insurance carriers in estimating the ultimate net liability for such risks.

Income Taxes

Effective April 1, 2011, there was a change in tax status which resulted in Genesis being treated as a partnership for federal and state income tax purposes. Therefore, the consolidated financial statements do not

FC-GEN Operations Investment, LLC and Subsidiaries

Notes to Consolidated Financial Statements

include any provision for federal or state income taxes subsequent to April 1, 2011, except for the subsidiaries that continued to be treated as corporations for federal and state income tax purposes and for the few jurisdictions that tax partnership income. Genesis’ financial results are allocated to Genesis’ members. Genesis’ members include these results on their separate tax returns. Prior to April 1, 2011, Genesis was treated as a corporation for federal and state income tax purposes.

For Genesis’ subsidiaries treated as corporations for federal and state income tax purposes, deferred income taxes arise from the recognition of the tax consequences of temporary differences between the tax basis of assets and liabilities and their reported amounts in the consolidated financial statements. These temporary differences will result in taxable or deductible amounts in future years when the reported amounts of the assets are recovered or liabilities are settled. Genesis also recognizes as deferred tax assets the future tax benefits from net operating loss (NOL) carryforwards. A valuation allowance is provided for these and other deferred tax assets if it is more likely than not that some portion or all of the net deferred tax assets will not be realized.

Leases

Leasing transactions are a material part of Genesis’ business. The following discussion summarizes various aspects of Genesis’ accounting for leasing transactions and the related balances.

Capital Leases

Lease arrangements are capitalized when such leases convey substantially all the risks and benefits incidental to ownership. Capital leases are amortized over either the lease term or the life of the related assets, depending upon available purchase options and lease renewal features. Amortization related to capital leases is included in the consolidated statements of operations within depreciation and amortization expense.

Operating Leases

For operating leases, minimum lease payments, including minimum scheduled rent increases, are recognized as lease expense on a straight-line basis over the applicable lease terms and any periods during which Genesis has use of the property but is not charged rent by a landlord. Lease terms, in most cases, provide for rent escalations and renewal options.

When Genesis purchases businesses that have operating lease agreements, it recognizes the fair value of the lease arrangements as either favorable or unfavorable and records as other identifiable intangible assets or other long-term liabilities, respectively. Favorable and unfavorable leases are amortized to lease expense on a straight-line basis over the remaining term of the leases.

Sale/Leaseback Financing Obligation

Prior to recognition as a sale, or profit/loss thereon, sale/leaseback transactions are evaluated to determine if their terms transfer all of the risks and rewards of ownership as demonstrated by the absence of any other continuing involvement by the seller-lessee. A sale/leaseback transaction that does not qualify for sale/leaseback accounting because of any form of continuing involvement by the seller-lessee is accounted for as a financing transaction. Under the financing method: (1) the assets and accumulated depreciation remain on the consolidated balance sheet and continue to be depreciated over the remaining useful lives; (2) no gain is recognized; and (3) proceeds received by Genesis from these transactions are recorded as a financing obligation.

FC-GEN Operations Investment, LLC and Subsidiaries

Notes to Consolidated Financial Statements

Reimbursement of Managed Property Labor Costs

Genesis manages the operations of 24 independently and jointly owned eldercare centers, including consolidated VIEs, and one transitional care unit as of December 31, 2013. Under most of these arrangements, Genesis employs the operational staff of the managed center for ease of benefit administration and bills the related wage and benefit costs on a dollar-for-dollar basis to the owner of the managed property. In this capacity, Genesis operates as an agent on behalf of the managed property owner and is not the primary obligor in the context of a traditional employee/employer relationship. Historically, Genesis has treated these transactions on a “net basis,” thereby not reflecting the billed labor and benefit costs as a component of its net revenue or expenses. For the Successor years ended December 31, 2013 and 2012, Genesis billed its managed clients $72.7 million and $81.1 million, respectively, for labor costs. For the Predecessor year ended December 31, 2011, Genesis billed its managed clients $93.2 million for such labor related costs.

Asset Retirement Obligations

The fair value of a liability for an asset retirement obligation is recognized in the period when the asset is placed in service. The fair value of the liability is estimated using discounted cash flows. In subsequent periods, the retirement obligation is accreted to its future value or the estimate of the obligation at the asset retirement date. The accretion charge is reflected separately on the consolidated statement of operations. A corresponding retirement asset equal to the fair value of the retirement obligation is also recorded as part of the carrying amount of the related long-lived asset and depreciated over the asset’s useful life.

Recent Accounting Pronouncements

In February 2013, the FASB issued ASU No. 2013-02, Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income. ASU 2013-02 requires an entity to provide information about the amounts reclassified out of accumulated other comprehensive income by component. In addition, an entity is required to present, either on the face of the statement where net income is presented or in the notes, significant amounts reclassified out of accumulated comprehensive income by the respective line items of net income but only if the amount reclassified is required under U.S. GAAP to be reclassified to net income in its entirety in the same reporting period. For other amounts that are not required under U.S. GAAP to be reclassified in their entirety to net income, an entity is required to cross-reference to other disclosures required under U.S. GAAP that provide additional detail about those amounts. ASU 2013-02 does not change the requirements for reporting net income or other comprehensive income in financial statements. The new standard is effective for reporting periods beginning after December 15, 2013. Genesis will implement the provisions of ASU 2013-02 as of January 1, 2014.

In July 2013, the FASB issued ASU 2013-11, Income Taxes (Topic 740): Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists. ASU 2013-11 requires an unrecognized tax benefit, or a portion of an unrecognized tax benefit, to be presented in the financial statements as a reduction to a deferred tax asset for a net operating loss carryforward, a similar tax loss, or a tax credit carryforward. ASU 2013-11 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2014. The new standard is to be applied prospectively but retrospective application is permitted. Genesis will implement the provisions of ASU 2013-11 as of January 1, 2015.

FC-GEN Operations Investment, LLC and Subsidiaries

Notes to Consolidated Financial Statements

(3)	Significant Transactions and Events

Sun Merger

Effective December 1, 2012, Genesis completed the Sun Merger. Upon consummation of the Sun Merger, each issued and outstanding share of Sun common stock and common stock equivalent was tendered for $8.50 in cash. The purchase price totaled $228.4 million before considering cash acquired in connection with the Sun Merger. Genesis also assumed $88.8 million of long-term debt in the Sun Merger, of which $87.5 million was refinanced on December 3, 2012. The operating results of Sun have been included in the accompanying consolidated financial statements of Genesis since December 1, 2012.

In connection with the Sun Merger, Genesis entered into two amended senior secured asset-based revolving credit facilities having aggregate borrowing capacity of $375 million (the “Revolving Credit Facilities”) and a new $325 million senior secured term loan facility (the “Term Loan Facility”) (collectively, the “New Credit Facilities”). Genesis used proceeds from the New Credit Facilities to pay the Merger Consideration, repay all amounts outstanding under Sun’s previous credit facilities and to pay transaction costs. The amounts outstanding of $87.5 million under Sun’s former credit facilities was repaid with proceeds from the New Credit Facilities.

At the Sun Merger date, Sun and its subsidiaries operated 199 facilities in 25 states consisting of 179 skilled nursing facilities, 12 assisted or independent living facilities and 8 behavioral health facilities. Sun also operated a contract rehabilitation business serving over 500 sites of service in 36 states, a medical staffing business and a hospice business. The Sun Merger expanded Genesis’ service offerings to new markets and provided opportunities for significant operating synergies.

Simultaneous with the Sun Merger, Sun’s hospice segment was sold to Life Choice Hospice, a provider of hospice care, for approximately $85 million. Net cash sale proceeds of $75 million were used to repay the Term Loan Facility. Genesis retained an approximate one-third interest in the sold hospice segment since it owned an approximate one-third interest in Life Choice Hospice’s parent company.

In connection with the Sun Merger, Genesis amended leases with several landlords. See “—Lease Transactions”.

Operating results for 2013 and 2012 included Transaction costs totaling $2.0 million and $14.4 million, respectively. Deferred financing fees totaling $19.6 million related to the Sun Merger were initially recorded in other long-term assets and are amortized over the term of the related debt through interest expense.

Purchase Price Allocation

The total Sun purchase price of $228.4 million was allocated to Genesis’ net tangible and identifiable intangible assets based upon the estimated fair values at December 1, 2012. The excess of the purchase price over the net tangible and identifiable intangible assets was recorded as goodwill. The allocation of the purchase price to property, plant and equipment, identifiable intangible assets and deferred income taxes was based upon valuation data and estimates. The aggregate goodwill arising from the Sun Merger is based upon the expected future cash flows of the Sun operations. Goodwill recognized from the Sun Merger is the result of (i) the expected savings to be realized from achieving certain economies of scale, (ii) cost savings from the elimination of compliance costs associated with Sun being a publicly held company and (iii) anticipated long-term improvements in Sun’s core businesses. Genesis has estimated $38.2 million of pre-existing Sun goodwill that is deductible for income tax purposes related to the Sun Merger.

FC-GEN Operations Investment, LLC and Subsidiaries

Notes to Consolidated Financial Statements

The purchase price and related allocation are summarized as follows (in thousands):

Cash and equivalents	$59,499
Accounts receivable	179,076
Deferred income taxes and other current assets	77,899
Property, plant and equipment	754,207
Investment in Sun’s hospice segment	85,000
Identifiable intangible assets:
Customer relationships	52,400
Favorable lease contracts	29,283
Trade names	1,400

Total identifiable intangible assets	83,083
Deferred income taxes and other assets	166,300
Accounts payable and other current liabilities	(262,357)
Long-term debt, including amounts due within one year	(88,769)
Capital lease obligations, including amounts due within one year	(692,122)
Unfavorable lease contracts	(39,664)
Deferred income taxes and other long-term liabilities	(252,770)
Non controlling interests	(4,528)

Total identifiable net assets	64,854
Goodwill	163,559

Net assets	$228,413

April 1, 2011 Transactions

FC-GEN Acquisition Holding, LLC ( “Holding Company”) was formed in 2007. Private equity funds managed by affiliates of Formation Capital, LLC (“FC Sponsors”) and JER Partners (“JER Sponsors”) wholly own FC-GEN Investment, LLC (“Former Parent”), which owned 100% of the Holding Company. The Holding Company’s sponsors formed Genesis in 2010. On April 1, 2011, the Holding Company (a) contributed the assets, liabilities and equity interests relating to (i) the business of operating and managing skilled nursing and assisted living facilities, (ii) joint venture entities and (iii) other ancillary businesses to Genesis, and then (b) distributed all of the equity interests of the Holding Company to the members of the Former Parent in a taxable spin-off (the “Distribution Transaction”). See “—Distribution Transaction and JER Redemption” below. Unless the context otherwise requires, references to the “Company” refers to the operations of FC-GEN Acquisition Holding, LLC prior to April 1, 2011 and FC-GEN Operations Investment, LLC subsequent to April 1, 2011.

On April 1, 2011, Genesis entered into a sale/leaseback transaction of 140 skilled nursing and assisted living facilities with Health Care REIT, Inc., a publicly held Real Estate Investment Trust (“HCN”). In connection with this transaction, HCN holds a fixed purchase option to acquire 9.9% of Genesis. See “—Transactions with HCN” below.

On April 1, 2011, Genesis redeemed the membership interest owned by JER Sponsors in exchange for a payment at that time plus certain contingent consideration (the “JER Redemption”). In 2011, FC Sponsors obtained a controlling interest in Genesis as a result of the JER Redemption. Accordingly, the transaction was accounted for as a business combination using the acquisition method. Genesis has elected push-down accounting. See “—JER Redemption Purchase Accounting”.

FC-GEN Operations Investment, LLC and Subsidiaries

Notes to Consolidated Financial Statements

Distribution Transaction and JER Redemption

On April 1, 2011, Genesis was constituted from contributed assets, liabilities and equity interests of Holding Company relating expressly to (i) the business of operating and managing its skilled nursing and assisted living facilities, (ii) joint venture entities and (iii) other ancillary businesses. Simultaneously, the FC Sponsors and JER Sponsors entered into a membership interest purchase agreement whereby the FC Sponsors would acquire 100% of the JER Sponsors interests in Genesis.

Pursuant to the terms of the JER Redemption, JER received $75 million in exchange for the JER interests in Genesis. The purchase price was financed 50% in cash and 50% in a note payable having a 12% rate of interest. At December 31, 2011, $37.5 million of the note payable remained outstanding. The note payable was fully satisfied in 2012.

Transactions with HCN

The Former Parent entered into a definitive purchase agreement with HCN pursuant to which the Former Parent, after the contribution of the operations to Genesis, sold 100% of the equity interests of the Holding Company to HCN for a purchase price of $2.4 billion (the “Sale Transaction”). Of the skilled nursing and assisted living centers operated by the Holding Company, it indirectly owned (1) 140 skilled nursing and assisted living facilities and (2) the leasehold interests in and option to purchase seven facilities, which represented substantially all of the Holding Company’s net property, plant and equipment. The Sale Transaction closed on April 1, 2011. Proceeds from the Sale Transaction were used to repay the $1.3 billion senior secured term loan, $375.0 million mezzanine term loan and $72.2 million of transaction costs. In connection with this transaction, HCN also received a fixed purchase option to acquire 9.9% of Genesis.

Contemporaneously with the closing of the Sale Transaction, an indirect subsidiary of Genesis (Tenant) entered into a master lease (the “HCN Master Lease”) with a subsidiary of HCN. Tenant operates the 140 facilities under the HCN Master Lease and an affiliate of Tenant entered into a pass through master sub-sublease under which such affiliate will operate the seven leased facilities. The HCN Master Lease is supported by a guaranty from Genesis. Initial annual cash base rent of the Master Lease is $198.0 million with an annual rent escalator equal to the lesser of a consumer price index factor or 3.5% for years two through six of the lease term and not more than 3.0% thereafter. The initial lease term is for 15 years with a renewal option that can extend the lease term through December 31, 2040.

The senior secured term loan of $1.3 billion, mezzanine term loan of $375.0 million and related interest of $9.6 million and termination fees, which are mandatory interest payments that accrued over the term of the mezzanine term loan, of $20.8 million were repaid on April 1, 2011 and the agreements were terminated. Genesis wrote off unamortized deferred financing fees of $5.7 million related to the senior secured credit facility and mezzanine term loan agreements, which were extinguished. In connection with the repayment, Genesis received $10.7 million of proceeds from escrow balances that were required to be held under the terms of the senior secured term loan and mezzanine term loan agreements.

On June 30, 2012, Genesis acquired the real property and operations of one facility. Upon acquisition, the real property of this facility was immediately conveyed to the HCN, and the facility was added to the HCN Master Lease. After being added to the HCN Master Lease, the facility is accounted for as a financing obligation. Initial annual rent on the facility is $0.8 million with escalators and terms identical to those described above. The acquisition and subsequent conveyance added $8.5 million of property and equipment and $8.9 million of financing obligation for the facility.

FC-GEN Operations Investment, LLC and Subsidiaries

Notes to Consolidated Financial Statements

JER Redemption Purchase Accounting

The JER Redemption resulted in a change in ownership which is accounted for as a business combination. Under the acquisition method, Genesis established opening fair values of assets acquired and liabilities assumed. Genesis elected push-down accounting to reflect the basis of the Holding Company.

The accounting for the fair value of the assets acquired and liabilities assumed was as follows (in thousands):

Fair Value
Current assets	$605,880
Property, plant and equipment	2,850,718
Restricted investments, long-term portion	55,655
Identifiable intangible assets	141,963
Other long-term assets	38,050
Current liabilities	(422,438)
Long-term debt, capital lease and financing obligations	(2,911,110)
Other long-term liabilities	(178,596)

Net identifiable assets acquired	$180,122

Net identifiable assets acquired exceeded the fair value of the equity interests in the JER Redemption. Accordingly, there was no goodwill recognized in the transaction.

Transaction Costs

Genesis expensed $15.4 million and $72.2 million of costs incurred related to the Sale Transaction in the twelve months ended December 31, 2012 and 2011, respectively. Genesis expensed these costs in the period incurred. This balance includes legal, accounting, tax, stay-pay incentives and other consulting costs.

Lease Transactions

Effective May 1, 2013, the lease and purchase option of seven facilities between HCN and an unrelated third party was amended. Subject to the HCN Master Lease, Genesis subleases these facilities. The term of the lease and option date is extended until April 30, 2023. Annual rent is reduced from $7.0 million to $4.2 million. The lease amendment resulted in a reduction of financing obligation buildings and improvements of $55.4 million with a corresponding reduction in financing obligation. The facilities are classified under the financing method.

Effective December 1, 2012 and in connection with the Sun Merger, the HCN Master Lease was amended to add the 18 Sun facilities. Following the amendment, Genesis operates 174 facilities under the HCN Master Lease. The HCN Master Lease is supported by a guaranty from Genesis. The annual rent escalator was amended to equal 3.35% for the first five years of the original lease term and 2.9% thereafter. The amended lease term has an initial expiration date of January 31, 2029 with a renewal option that can extend the lease term through December 31, 2040.

The amended HCN Master Lease contains two options to purchase certain of the Sun facilities. The first option covers two facilities and the second option covers sixteen facilities. The purchase options are exercisable at a predetermined minimum price and subject to adjustment for the then fair value of the underlying facilities fair value at the time of exercise. The 18 Sun facilities were evaluated for lease accounting classification in

FC-GEN Operations Investment, LLC and Subsidiaries

Notes to Consolidated Financial Statements

purchase accounting and are being accounted for as capital leases resulting in $196.6 million of additional capital lease asset and $223.8 million of capital lease obligation. On March 15, 2013, Genesis exercised the first option to acquire the two facilities for $12.2 million. The two facilities were immediately sold to an unrelated third party for a purchase price of $11.3 million. The acquisition was financed with cash and a note payable, which was settled within the fiscal year. Genesis received cash of $8.0 million for the sale and has a receivable of $3.3 million recorded on the balance sheet as prepaid expenses and other current assets.

The amended HCN Master Lease requires Genesis or its affiliate to acquire from the landlord a minimum of $50.0 million of currently leased facilities per year from fiscal years 2014 through 2018 for a total acquisition value of $250.0 million. Failure to acquire any portion of the minimum acquisition amount results in a two percent increase in rent applied to the amount not acquired below the contract minimum. On May 1, 2013, the HCN Master Lease was amended increasing the minimum acquisition requirement amount to $64.0 million per year from fiscal years 2014 through 2018 for an amended total acquisition value of $320 million. There have been no acquisitions through December 31, 2013.

Sabra Amendments

Effective December 1, 2012 and in connection with the Sun Merger, 20 Sun leases covering 86 facilities with Sabra Health Care REIT, Inc. (“Sabra”) were amended. The Sabra leases are supported by a guaranty from Genesis. The annual rent escalator was amended to equal 2.5%. The amended initial lease terms for the Sabra leases range from eight to thirteen years with two five- year renewal options that can extend the various lease terms through 2030 to 2035. The Sabra facilities were evaluated for lease accounting classification and are being accounted for as operating leases.

Other Amendments

Effective July 24, 2013, a master lease with a portfolio of six facilities was amended. Genesis paid $5.0 million to reduce the future annual rent by $0.4 million and acquire the real property of one of the facilities, removing it from the master lease. The master lease is classified as a capital lease.

Effective December 1, 2012 and in connection with the Sun Merger, a master lease was amended to add 40 Sun facilities. Following the amendment, Genesis operates 53 facilities under the master lease. The master lease is supported by a guaranty from Genesis. The amended lease term is for 13 years with two 10-year renewal options that can extend the lease term through December 31, 2045. The 53 facilities were evaluated for lease accounting classification and are accounted for as capital leases resulting in $512.8 million of additional capital lease asset and $570.8 million of capital lease obligation.

Effective December 1, 2012 and in connection with the Sun Merger, a master lease was amended to add five Sun facilities. Following the amendment, Genesis operates 20 facilities under the master lease. The master lease is supported by a guaranty from Genesis. The amended lease term is for nine years with two five-year renewal options that can extend the lease term through October 31, 2031. The facilities were evaluated for lease accounting classification with 14 classified as operating leases and six classified under the financing method.

Asset Purchases

In December 2012, Genesis exercised its option to purchase the real estate of a leased skilled nursing facility for $3.8 million.

On January 1, 2012, Genesis finalized a transaction to acquire the operations of 10 skilled nursing facilities located in Rhode Island, New Hampshire, Massachusetts and West Virginia. On September 1, 2012, Genesis

FC-GEN Operations Investment, LLC and Subsidiaries

Notes to Consolidated Financial Statements

finalized a transaction to acquire the operations of two skilled nursing facilities located in Vermont. The total purchase price for these 12 facilities was $3.5 million. See note 13—“Related Party Transactions”. Genesis paid the landlord $14.5 million of advanced rents in 2012. Genesis entered into a master lease agreement to lease the facilities for a term of 12 years with two 10-year renewal options. Following a 9-month rent-free period, the annual lease payment shall be $8.0 million. Annual rent will increase by 2% every year thereafter.

(4)	Certain Significant Risks and Uncertainties

Revenue Sources

Genesis receives revenues from Medicare, Medicaid, private insurance, self-pay residents, other third-party payors and long-term care facilities that utilize its rehabilitation therapy and other services. Genesis’ inpatient services derive approximately 80% of its revenue from the Medicare and various state Medicaid programs.

The sources and amounts of Genesis’ revenues are determined by a number of factors, including licensed bed capacity and occupancy rates of its inpatient facilities, the mix of patients and the rates of reimbursement among payors. Likewise, payment for ancillary medical services, including services provided by Genesis’ rehabilitation therapy services business, vary based upon the type of payor and payment methodologies. Changes in the case mix of the patients as well as payor mix among Medicare, Medicaid and private pay can significantly affect Genesis’ profitability.

It is not possible to quantify fully the effect of legislative changes, the interpretation or administration of such legislation or other governmental initiatives on Genesis’ business and the business of the customers served by Genesis’ rehabilitation therapy business. The potential impact of healthcare reform, as it continues to develop, including potential material changes to the delivery of healthcare services and the reimbursement paid for such services by the government or other third party payors, is uncertain at this time. Accordingly, there can be no assurance that the impact of any future healthcare legislation or regulation will not adversely affect Genesis’ business. There can be no assurance that payments under governmental and private third-party payor programs will be timely, will remain at levels similar to present levels or will, in the future, be sufficient to cover the costs allocable to patients eligible for reimbursement pursuant to such programs. Genesis’ financial condition and results of operations will be affected by the reimbursement process, which in the healthcare industry is complex and can involve lengthy delays between the time that revenue is recognized and the time that reimbursement amounts are settled.

Laws and regulations governing the Medicare and Medicaid programs are complex and subject to interpretation. Genesis believes that it is in material compliance with all applicable laws and regulations and is not aware of any pending or threatened investigations involving material allegations of potential wrongdoing. While no such regulatory inquiries have been made, noncompliance with such laws and regulations can be subject to regulatory actions including fines, penalties, and exclusion from the Medicare and Medicaid programs.

(5)	Restricted Cash and Investments in Marketable Securities

The current portion of restricted cash and investments in marketable securities principally represents an estimate of the level of outstanding self-insured losses Genesis expects to pay in the succeeding year through its wholly owned captive insurance company. See note 15—“Commitments and Contingencies—Loss Reserves For Certain Self-Insured Programs.”

FC-GEN Operations Investment, LLC and Subsidiaries

Notes to Consolidated Financial Statements

Restricted cash and equivalents and investments in marketable securities at December 31, 2013 consist of the following (in thousands):

			Unrealized losses
Successor	Amortized cost	Unrealized gains	Less than 12 months	Greater than 12 months	Fair value
Restricted cash and equivalents:
Cash	$11,386	$—	$—	$—	$11,386
Money market funds	1,072	—	—	—	1,072
Restricted investments in marketable securities:
Mortgage/government backed securities	5,500	58	—	—	5,558
Corporate bonds	39,856	454	(160)	—	40,150
Government bonds	63,360	2,056	(587)	—	64,829

	$121,174	$2,568	$(747)	$—	122,995

Less: Current portion of restricted investments					(72,930)

Long-term restricted investments					$50,065

Restricted cash and equivalents and investments in marketable securities at December 31, 2012 consist of the following (in thousands):

			Unrealized losses
Successor	Amortized cost	Unrealized gains	Less than 12 months	Greater than 12 months	Fair value
Restricted cash and equivalents:
Cash	$15,620	$—	$—	$—	$15,620
Money market funds	1,110	—	—	—	1,110
Restricted investments in marketable securities:
Mortgage/government backed securities	6,001	147	—	—	6,148
Corporate bonds	27,862	1,751	(28)	—	29,585
Government bonds	61,475	3,167	(31)	—	64,611

	$112,068	$5,065	$(59)	$—	117,074

Less: Current portion of restricted investments					(57,356)

Long-term restricted investments					$59,718

Maturities of restricted investments yielded proceeds of $23.5 million and $10.3 million for the Successor years ended December 31, 2013 and 2012, respectively, and $34.1 million for the Predecessor year ended December 31, 2011.

Sales of investments yielded proceeds of $2.7 million and $26.5 million for the Successor years ended December 31, 2013 and 2012, respectively and $36.4 million for the Predecessor year ended December 31, 2011. Associated gross realized gain and (loss) for the Successor year ended December 31, 2013 were $1.7 million and $(0.4) million, respectively. Associated gross realized gain and (loss) for the Successor year ended December 31, 2012 were $1.1 million and $(0.1) million, respectively. Associated gross realized gain and (loss) for the Predecessor year ended December 31, 2011 were $0.2 million and less than $(0.1) million, respectively.

FC-GEN Operations Investment, LLC and Subsidiaries

Notes to Consolidated Financial Statements

The majority of Genesis’ investments are investment grade government and corporate debt securities that have maturities of five years or less, and Genesis has both the ability and intent to hold the investments until maturity.

Restricted investments in marketable securities held at December 31, 2013 mature as follows (in thousands):

Successor	Amortized cost	Fair value
Due in one year or less	$25,062	$26,017
Due after 1 year through 5 years	78,814	80,006
Due after 5 years through 10 years	4,840	4,514

	$108,716	$110,537

Actual maturities may differ from stated maturities because borrowers may have the right to call or prepay certain obligations and may exercise that right with or without prepayment penalties.

Genesis has issued letters of credit totaling $103.6 million at December 31, 2013 to its third party administrators and Genesis’ excess insurance carriers. Restricted cash of $8.3 million and restricted investments with an amortized cost of $105.7 million and a market value of $107.5 million are pledged as security for these letters of credit as of December 31, 2013.

(6)	Property and Equipment

Property and equipment at December 31, 2013 and 2012 consist of the following (in thousands):

	Successor
	2013	2012
Land and improvements	$272,180	$268,345
Buildings and improvements	206,429	150,213
Capital lease buildings and improvements	896,068	908,967
Financing obligation buildings and improvements	2,194,986	2,208,080
Equipment, furniture and fixtures	242,047	248,464
Construction in progress	64,730	60,646

Gross property and equipment	3,876,440	3,844,715
Less: accumulated depreciation	(325,490)	(140,168)

Net property and equipment	$3,550,950	$3,704,547

The financing obligation buildings and improvements reflect the fair value of assets sold in the sale/leaseback transaction with HCN and the December 1, 2012 lease amendment of six facilities previously classified as capital leases. Both the HCN transaction and lease amendment are accounted for under the financing method. Those assets associated with the HCN transaction were all wholly owned by Genesis prior to the sale/leaseback.

Construction in progress includes significant renovation projects at various locations. Genesis undergoes such projects to enhance the value of the properties and improve earning potential of those operations. In addition, Genesis is constructing four new skilled nursing facilities. Because Genesis is the primary tenant and integrally involved in the construction phase of these projects, Genesis is capitalizing the cost of the construction

FC-GEN Operations Investment, LLC and Subsidiaries

Notes to Consolidated Financial Statements

and the associated obligation to the landlord funding the project. The carrying value of the new facilities at December 31, 2013 is $59.3 million with a corresponding long-term obligation of $59.0 million. The carrying value of the new facilities at December 31, 2012 is $45.1 million with a corresponding long-term obligation of $44.1 million.

(7)	Other Long-Term Assets

Other long-term assets at December 31, 2013 and 2012 consist of the following (in thousands):

	Successor
	2013	2012
Insurance claims recoverable	$50,781	$28,214
Deferred financing fees, net	19,264	23,344
Deposits and funds held in escrow	21,052	38,855
Investments in unconsolidated affiliates	22,612	17,122
Cost report receivables	4,830	24,507
Notes receivable	609	4,924
Other	318	350

Other long-term assets	$119,466	$137,316

Deferred financing fees are recorded net of accumulated amortization of $12.9 million and $8.2 million at December 31, 2013 and 2012, respectively.

(8)	Goodwill and Identifiable Intangible Assets

The changes in the carrying value of goodwill are as follows (in thousands):

Total
Balance at January 1, 2012 (Successor)	$—

Goodwill additions for current year acquisitions	134,676

Balance at December 31, 2012 (Successor)	$134,676

Goodwill additions associated with Sun Merger	35,005

Balance at December 31, 2013 (Successor)	$169,681

Genesis has no accumulated amortization of goodwill.

Goodwill is an asset representing the future economic benefits arising from other assets acquired in a business combination that are not individually identified and separately recognized. Through the acquisition accounting, for the JER Redemption in 2011 the fair value of assets acquired and liabilities assumed exceeded the fair value of members’ interest resulting in no goodwill.

The goodwill additions in 2012 of $134.7 million include $128.6 million of goodwill arising from the Sun Merger and the remainder arising from other acquisitions.

The goodwill additions in 2013 of $35.0 million are related to adjustments in finalizing the purchase accounting associated with the Sun Merger.

FC-GEN Operations Investment, LLC and Subsidiaries

Notes to Consolidated Financial Statements

Identifiable intangible assets consist of the following at December 31, 2013 and 2012 (in thousands):

Successor	2013	Weighted Average Life (Years)
Customer relationship assets, net of accumulated amortization of $14,970	$83,834	11
Favorable leases, net of accumulated amortization of $12,999	60,123	10
Trade name	50,556	—

Identifiable intangible assets	$194,513	11

Successor	2012	Weighted Average Life (Years)
Customer relationship assets, net of accumulated amortization of $5,902	$92,902	12
Favorable leases, net of accumulated amortization of $1,323	71,492	10
Trade name	50,556	—

Identifiable intangible assets	$214,950	12

Acquisition-related identified intangible assets consist of customer relationship assets, favorable lease contracts and trade names.

•	Customer relationship assets exist in Genesis’ rehabilitation services, respiratory services, management services and medical staffing businesses. These assets are amortized on a straight-line basis over the expected period of benefit.

•	Favorable lease contracts represent the estimated value of future cash outflows of operating lease contracts compared to lease rates that could be negotiated in an arms-length transaction at the time of measurement. Favorable lease contracts are amortized on a straight-line basis over the lease terms.

•	Genesis’ trade names have value, in particular in the rehabilitation business which markets its services to other providers of skilled nursing and assisted living services. The trade name asset has an indefinite life and is measured no less than annually or if indicators of potential impairment become apparent.

Amortization expense related to identifiable intangible assets for the Successor years ended December 31, 2013 and 2012 was $18.8 million and $7.2 million, respectively, and for the Predecessor year ended December 31, 2011 was $5.4 million.

Based upon amounts recorded at December 31, 2013, total estimated Successor amortization expense of identifiable intangible assets will be $18.4 million in 2014, $16.5 million in 2015, $16.4 million in 2016, $16.0 million in 2017, and $15.5 million in 2018 and $61.2 million, thereafter.

FC-GEN Operations Investment, LLC and Subsidiaries

Notes to Consolidated Financial Statements

(9)	Long-Term Debt

Long-term debt at December 31, 2013 and 2012 consists of the following (in thousands):

	Successor
	2013	2012
Revolving credit facility	$200,000	$162,000
Term loan facility, net of original issue discount of $15,275 in 2013 and $19,175 in 2012	220,142	228,742
Mortgages and other secured debt (recourse)	14,468	14,023
Mortgages and other secured debt (non recourse)	54,823	53,215

	489,433	457,980
Less:
Current installments of long-term debt	(16,268)	(11,678)

Long-term debt	$473,165	$446,302

New Credit Facilities

In connection with the Sun Merger, Genesis entered into the New Credit Facilities. Genesis used proceeds from the New Credit Facilities to pay the Merger Consideration, repay all amounts outstanding under Sun’s previous credit facilities and to pay transaction costs. The amounts outstanding under Sun’s former credit facilities was $162.5 million, of which $87.5 million was repaid with proceeds from the New Credit Facilities and $75 million was repaid with the balance of a restricted cash escrow held by Sun. In connection with the New Credit Facilities, Genesis paid $19.6 million of lender fees related to the debt issuance that were capitalized as deferred financing costs.

The New Credit Facilities, contain a number of restrictive covenants that, among other things, impose operating and financial restrictions on Genesis and its subsidiaries. The New Credit Facilities also require Genesis to meet defined financial covenants, including a minimum level of consolidated liquidity, a maximum consolidated net leverage ratio and a minimum consolidated fixed charge coverage ratio. The New Credit Facilities also contain other customary covenants and events of default. At December 31, 2013, Genesis is in compliance with its covenants. On January 21, 2014, Genesis amended the New Credit Facilities redefining certain restrictive covenants in exchange for fees of $4.3 million.

In 2013, pursuant to the New Credit Facilities, Genesis entered into an interest rate cap agreement for a notional amount of $250 million limiting Genesis’ exposure to LIBOR interest rate fluctuations at 1.5%. The interest rate cap agreement expires on December 31, 2014.

Revolving Credit Facilities

The Revolving Credit Facilities had a combined maximum borrowing capacity of $375 million in 2012 and five year terms. The larger of the two facilities is a $368 million facility and the smaller is a $7 million facility. The $7 million facility was established by certain wholly owned subsidiaries of Genesis through which Genesis leases real estate. This separate revolving credit facility was required when the owner of the real estate refinanced the outstanding debt, which is secured through the U.S. Department of Housing and Urban Development.

The Revolving Credit Facilities were amended in 2013 increasing the maximum borrowing capacity to $425 million. The larger of the two facilities is a $415 million facility and the smaller is a $10 million facility.

FC-GEN Operations Investment, LLC and Subsidiaries

Notes to Consolidated Financial Statements

The Revolving Credit Facilities were established to provide Genesis a source of financing to fund general working capital requirements. The Revolving Credit Facilities are secured by a first priority lien on eligible accounts receivable, cash, deposit accounts and certain other assets and property (the “Revolving Credit Facility First Priority Collateral”). The Revolving Credit Facilities have a second priority lien on the membership interests in Genesis and substantially all of Genesis’ assets.

Borrowings under the Revolving Credit Facilities may be in the form of revolving loans or swing line loans. Aggregate outstanding swing line loans have a sub-limit of $20 million. The Revolving Credit Facilities also provide a sub-limit of $125 million for letters of credit. Borrowing levels under the Revolving Credit Facilities are limited to a borrowing base that is computed based upon the level of Company eligible accounts receivable, as defined. In addition to paying interest on the outstanding principal borrowed under the revolving credit facilities, Genesis is required to pay a commitment fee to the lenders for any unutilized commitments. The commitment fee rate is 0.375% per annum when the unused commitment is greater than $200 million and 0.50% per annum when the unused commitment is less than $200 million.

As of December 31, 2013, Genesis had outstanding borrowings under the Revolving Credit Facilities of $200 million and had $99.2 million of drawn letters of credit securing insurance and lease obligations, leaving Genesis with approximately $105.0 million of available borrowing capacity under the revolving credit facilities.

Borrowings under the revolving credit facility, as amended, bear interest at a rate equal to, at Genesis’ option, either a base rate plus an applicable margin or at LIBOR plus an applicable margin. The base rate is determined by reference to the highest of (i) a lender-defined prime rate, (ii) the federal funds rate plus 3.0%, and (iii) the sum of LIBOR plus an applicable margin. The applicable margin with respect to base rate borrowings is 3.0% at December 31, 2013. The applicable margin with respect to LIBOR borrowings is 3.0% at December 31, 2013. Base rate borrowings under the revolving credit facility bore interest of approximately 6.3% at December 31, 2013. One-month LIBOR borrowings under the revolving credit facility bore interest of approximately 3.4% at December 31, 2013.

Prior to December 1, 2012, Genesis’ revolving credit facility had a maximum commitment ranging from $200 million to $300 million. The terms and conditions of the revolving credit facility prior to December 1, 2012 were similar to those disclosed above for the current revolving credit facility.

Term Loan Facility

The Term Loan Facility has a five-year term and is secured by a first priority lien on the membership interests in Genesis, substantially all of Genesis’ assets other than the Revolving Credit Facility First Priority Collateral and a second priority lien on the Revolving Credit Facility First Priority Collateral. The Term Loan Facility proceeds totaled $305.5 million, net of a $19.5 million original issue discount that will be amortized over the term of the Term Loan Facility.

Simultaneous with the Sun Merger, Genesis used net cash proceeds of $75 million from the sale of the Sun hospice segment to repay the Term Loan Facility. Also in December 2012, Genesis made a $2.1 million scheduled principal payment on the Term Loan Facility. In future periods, the Term Loan Facility amortizes quarterly at a rate of five percent per annum.

Borrowings under the Term Loan Facility bear interest at a rate per annum equal to the applicable margin plus, at Genesis’ option, either (1) LIBOR determined by reference to the costs of funds for Eurodollar deposits for the interest period relevant to such borrowings, or (2) a base rate determined by reference to the highest of

FC-GEN Operations Investment, LLC and Subsidiaries

Notes to Consolidated Financial Statements

(a) the lender defined prime rate, (b) the federal funds rate effective plus one half of one percent and (c) LIBOR described in sub clause (1) plus 1.0%. LIBOR based loans are subject to an interest rate floor of 1.5% and base rate loans are subject to a floor of 2.5%. Base rate borrowings under the Term Loan Facility bore interest of approximately 10.8% at December 31, 2013. One-month LIBOR borrowings under the Term Loan Facility bore interest of approximately 10.0% at December 31, 2013.

Other Debt

Mortgages and other secured debt (recourse). Genesis carries two mortgage loans on two of its corporate office buildings. The loans are secured by the underlying real property and have fixed or variable rates of interest ranging from 1.9% to 8.5% at December 31, 2013, with maturity dates ranging from 2014 to 2018. Genesis is a named co-borrower on a loan with a fixed interest rate of 5.5% and a maturity date in 2014. The loan is offset with a receivable recorded on the consolidated balance sheet in prepaid expenses and other current assets.

Mortgages and other secured debt (non-recourse). Loans are carried by certain of Genesis’ consolidated joint ventures. The loans consist principally of revenue bonds and secured bank loans. Loans are secured by the underlying real and personal property of individual facilities and have fixed or variable rates of interest ranging from 2.5% to 20.2% at December 31, 2013, with maturity dates ranging from 2014 to 2036. Loans are labeled “non-recourse” because neither Genesis nor a wholly owned subsidiary is obligated to perform under the respective loan agreements.

The maturity of total debt of $489.4 million at December 31, 2013 is as follows: $16.2 million in fiscal 2014, $10.7 million in fiscal 2015, $10.8 million in fiscal 2016, $196.6 million in fiscal 2017, $223.2 million in fiscal 2018 and $31.9 million thereafter.

(10)	Leases and Lease Commitments

Genesis leases certain facilities under capital and operating leases. Future minimum payments for the next five years and thereafter under such leases at December 31, 2013 are as follows (in thousands):

Year ending December 31,	Capital Leases	Operating Leases
2014	$87,091	$117,798
2015	89,016	117,712
2016	91,114	116,139
2017	93,423	111,962
2018	95,734	112,991
Thereafter	3,132,373	395,971

Total future minimum lease payments	3,588,751	$972,573

Less amount representing interest	(2,613,134)

Capital lease obligation	975,617
Less current portion	(2,857)

Long-term capital lease obligation	$972,760

FC-GEN Operations Investment, LLC and Subsidiaries

Notes to Consolidated Financial Statements

Capital Lease Obligations

The capital lease obligations represent the present value of minimum lease payments under such capital lease arrangements and bear imputed interest at rates ranging from 8.5% to 12.8% at December 31, 2013, and mature at dates ranging primarily from 2014 to 2045.

Genesis holds fixed price purchase options to acquire the land and buildings of 11 facilities for $55.6 million with expirations in 2025.

Deferred Lease Balances

At December 31, 2013 and 2012, Genesis had $60.1 million and $71.5 million, respectively, of favorable leases net of accumulated amortization, included in other identifiable intangible assets and $36.7 million and $54.0 million, respectively, of unfavorable leases net of accumulated amortization included in other long-term liabilities on the consolidated balance sheet. The favorable leases will be amortized as an increase to lease expense over the remaining lease terms, which have a weighted average term of 10 years. The unfavorable leases will be amortized as a decrease to lease expense over the remaining lease terms, which have a weighted average term of 8 years.

(11)	Financing Obligation

On April 1, 2011, Genesis entered into the Sales Transaction and the HCN Master Lease. See note 1—“General Information—Transactions with HCN”. Proceeds from the Sales Transaction were $2.4 billion. Due to certain forms of continuing involvement, the transaction was recorded under the financing method. Accordingly, the value of the land, buildings and improvements remained on Genesis’ consolidated financial statements at carrying value and continued to be depreciated over their remaining useful lives. The $2.4 billion of net proceeds received has been recorded as a financing obligation. A portion of the monthly cash lease payments is recorded to the financing obligation and a portion is recognized as interest expense.

The financing obligation represents the proceeds from the Sale Transaction that amortizes based on the present value of minimum lease payments under the HCN Master Lease and bears imputed interest at 8.8% at December 31, 2013, and matures in 2040.

On December 1, 2012, Genesis amended a lease agreement. Prior to this amendment, six of the facilities under this lease arrangement were classified as capital leases. The facilities were reassessed for lease classification. Due to certain forms of continuing involvement, the amendment qualifies as a sale/leaseback transaction to be accounted for under the financing method. Genesis reclassified the capital lease obligation of $78.6 million as a financing obligation.

The HCN Master Lease contains a number of restrictive covenants that, among other things and subject to certain exceptions, impose operating and financial restrictions on Genesis and its subsidiaries. The HCN Master Lease also requires Genesis to meet defined financial covenants, including a minimum level of consolidated liquidity, a maximum consolidated net leverage ratio, a minimum consolidated fixed charge coverage and a minimum level of tangible net worth. At December 31, 2013, Genesis is in compliance with its covenants.

On January 21, 2014, the HCN Master Lease was amended redefining how certain restrictive covenants are calculated in exchange for additional collateral in the form of an increased letter of credit.

FC-GEN Operations Investment, LLC and Subsidiaries

Notes to Consolidated Financial Statements

Future minimum payments for the next five years and thereafter under such leases at December 31, 2013 are as follows (in thousands):

Year ending December 31,
2014	$244,630
2015	252,632
2016	260,900
2017	268,591
2018	276,237
Thereafter	8,354,450

Total future minimum lease payments	9,657,440
Less amount representing interest	(6,871,049)

Financing obligation	$2,786,391
Less current portion	(1,288)

Long-term financing obligation	$2,785,103

(12)	Income Taxes

The provision for income taxes was based upon management’s estimate of taxable income or loss for each respective accounting period. Genesis recognizes an asset or liability for the deferred tax consequences of temporary differences between the tax bases of assets including net operating loss and credit carryforwards and liabilities and the amounts reported in the financial statements. These temporary differences would result in taxable or deductible amounts in future years when the assets are recovered or liabilities are relieved.

Effective April 1, 2011, there was a change in tax status which resulted in Genesis being treated as a partnership for federal and state income tax purposes. Pursuant to accounting standards, pre-existing deferred tax assets and liabilities of Genesis, excluding corporate subsidiaries, were included in income tax expense in the year Genesis became a non-taxable enterprise. Genesis, excluding corporate subsidiaries, no longer is subject to corporate level US federal, state and local income taxes except in the District of Columbia, New Hampshire, Tennessee, Texas, New York City and Philadelphia. Genesis maintains deferred taxes for these jurisdictions as does its corporate subsidiaries for US federal, state, foreign and local jurisdictions.

The Sun Merger was treated as a purchase for accounting and tax purposes. Sun files a consolidated corporate federal income tax return and state and local income tax returns. Genesis did not elect under IRC Sec. 338(g) to treat the Sun Merger as a purchase of assets. As a result, the tax bases of its assets and attributes such as net operating losses and tax credit carryforwards were carried over and subject to the provisions of IRC Sec. 382.

After the Sun Merger, Genesis owns two separate corporate consolidated taxable groups: GHC Ancillary group and Sun group.

Income Tax Provision (Benefit)

Total income tax expense (benefit) was as follows (in thousands):

	Successor		Predecessor
	Year ended December 31,		Year ended December 31,
	2013	2012	2011
Continuing operations	$(9,179)	$(11,633)	$(129,873)
Discontinued operations	(6,017)	(536)	(1,014)
Noncontrolling interests	(196)	(10)	(99)
Members’ equity	(1,271)	22	(188)

Total	$(16,663)	$(12,157)	$(131,174)

FC-GEN Operations Investment, LLC and Subsidiaries

Notes to Consolidated Financial Statements

The components of the provision for income taxes on income (loss) from continuing operations for the periods presented were as follows (in thousands):

	Successor		Predecessor
	Year ended December 31,		Year ended December 31,
	2013	2012	2011
Current:
Federal	$7,355	$(1,923)	$30,142
State	2,946	(412)	5,339

	10,301	(2,335)	35,481

Deferred:
Federal	(15,935)	(9,305)	(147,555)
State	(3,545)	7	(17,799)

	(19,480)	(9,298)	(165,354)

Total	$(9,179)	$(11,633)	$(129,873)

At December 31, 2013, Genesis has established a valuation allowance in the amount of $32.0 million. This represents a decrease of $7.9 million from December 31, 2012, due to expiration of the state NOL carry-forward at December 31, 2013. The deferred tax assets that are subject to a valuation allowance are the deferred tax assets of a dual consolidated company (which relate to an entity that elected to be treated as a member of the GHC Ancillary group but whose deferred tax assets are subject to separate return limitations), the deferred tax assets of Genesis (this partnership is subject to entity level state taxes and has incurred cumulative losses in the current and prior period) and state deferred tax assets including net operating loss carryforwards which are not expected to be realized.

In assessing the requirement for, and amount of, a valuation allowance in accordance with the more likely than not standard for all periods, Genesis gives appropriate consideration to all positive and negative evidence related to the realization of the deferred tax assets. The assessment considers the nature, frequency and severity of current and cumulative losses, forecasts of future profitability, the duration of statutory carryforward periods and Genesis’ experience with operating loss and tax credit expirations. A history of cumulative losses is a significant piece of negative evidence used in the assessment. If a history of cumulative losses is incurred for a tax jurisdiction, forecasts of future profitability are not used as positive evidence related to the realization of the deferred tax asset in the assessment.

Genesis expects it will have sufficient taxable income in future periods from the reversal of existing taxable temporary differences and expected profitability to utilize the remaining deferred tax assets, net of valuation allowance, within the carryforward period. In arriving at this conclusion, Genesis considered the profit generated before tax for years 2011 through 2013 adjusted for impairments of goodwill, as well as future reversals of existing temporary differences and projections of future profits before tax.

Genesis has $22.3 million in deferred tax benefits from federal net operating loss (“NOL”) carryforwards with expirations between 2020 and 2032 and $21.7 million from state NOL carryforwards with expirations between 2014 and 2032. In addition, Genesis has $7.0 million of federal credit carryforwards which expire between 2018 and 2032, $0.7 million of state credit carryforwards which expire between 2015 and 2017 and $4.8 million of federal alternative minimum tax credit carryforwards with no expiration date.

The Internal Revenue Code imposes limitations on a corporation’s ability to utilize federal and state tax attributes (such as net unrealized built-in-deductions), including federal income tax credits, in the event of an “ownership change”. States may impose similar limitations. In general terms, an ownership change may result from transactions increasing the ownership of certain shareholders in the stock of a corporation by more than 50

FC-GEN Operations Investment, LLC and Subsidiaries

Notes to Consolidated Financial Statements

percentage points over a three year period. On April 1, 2011, there was an ownership change of the GHC Ancillary group. On December 1, 2012, there was an ownership change of the Sun group.

Total income tax expense (benefit) for the periods presented differed from the amounts computed by applying the federal income tax rate of 35% to income (loss) before income taxes as illustrated below (in thousands):

	Successor		Predecessor
	Year ended December 31,		Year ended December 31,
	2013	2012	2011
Computed “expected” benefit	$(62,575)	$(63,891)	$(12,010)
Increase (reduction) in income taxes resulting from:
State and local income taxes, net of federal tax benefit	2,987	(1,326)	7,292
Adjustment to income taxes for income not subject to corporate income tax	52,390	64,085	28,809
Income tax credits	(1,891)	(566)	(2,633)
Adjustment to deferred taxes and credits	—	(6,179)	(156,943)
Other, net	(90)	(3,756)	5,612

Total income tax benefit	$(9,179)	$(11,633)	$(129,873)

A significant portion of Genesis’ 2013, 2012 and 2011 income (loss) before taxes is not subject to corporate income tax. However, in many jurisdictions in which Genesis operates, it is obligated to remit income taxes on behalf of its members. Genesis recorded these payments as distributions to its members.

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 2013 and 2012 are presented below (in thousands):

	Successor
	2013	2012
Deferred Tax Assets:
Accounts receivable	$24,783	$38,290
Self insurance reserves	62,027	70,909
Accrued liabilities and reserves	16,895	13,843
Long-lived assets: real property	58,059	39,812
Other long term liabilities	23,621	26,388
Net operating loss carryforwards	44,026	47,314
Discounted unpaid loss reserve	11,289	8,436
Dual consolidated loss	—	11,706
General business credits	12,481	10,535

Total deferred tax assets	253,181	267,233

Valuation allowance	(32,035)	(39,886)

Deferred tax assets, net of valuation allowance	221,146	227,347

Deferred Tax Liabilities:
Accrued liabilities and reserves	(2,476)	(23,402)
Long-lived assets: tangible personal property	(17,189)	(18,154)
Long-lived assets: intangible property	(60,283)	(66,496)

Total deferred tax liabilities	(79,948)	(108,052)

Net deferred tax assets	$141,198	$119,295

FC-GEN Operations Investment, LLC and Subsidiaries

Notes to Consolidated Financial Statements

Uncertain Tax Positions

Genesis, excluding its two corporate groups, is only subject to state and local income tax in certain jurisdictions. Genesis’ two corporate groups are subject to federal, state and local income taxes. Significant judgment is required in evaluating its uncertain tax positions and determining its provision for income taxes. Under GAAP, Genesis utilizes a two-step approach to recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes. The second step is to measure the tax benefit as the largest amount that is more than 50% likely of being realized upon settlement.

Although Genesis believes it has adequately reserved for its uncertain tax positions, no assurance can be given that the final tax outcome of these matters will not be different. Genesis adjusts these reserves in light of changing facts and circumstances, such as the closing of a tax audit or the expiration of the statute of limitations. To the extent that the final tax outcome of these matters is different than the amounts recorded, such differences will impact the provision for income taxes in the period in which such determination is made. The provision for income taxes includes the impact of reserve provisions and changes to reserves that are considered appropriate, as well as the related net interest.

Genesis has recorded a $25.6 million reserve for uncertain tax positions primarily relating to certain tax exposure items acquired as a result of the Sun Merger. As such, the liability related to these amounts was accounted for as part of the purchase price and was not charged to income tax expense.

All of the gross unrecognized tax benefits would affect the effective tax rate if recognized. Unrecognized tax benefits are adjusted in the period in which new information about a tax position becomes available or the final outcome differs from the amount recorded. Unrecognized tax benefits are not expected to change significantly over the next twelve months. Genesis recognizes potential accrued interest related to unrecognized tax benefits in income tax expense. Penalties, if incurred, would also be recognized as a component of income tax expense. The amount of accrued interest related to unrecognized tax benefits as of December 31, 2013, 2012, and 2011 was $0.4 million, $0.3 million, and $1.6 million, respectively. Generally, Genesis has open tax years for state purposes subject to tax audit on average of between three years to six years. Genesis’ U.S. income tax returns from 2009 through 2012 are open and could be subject to examination.

(13)	Related Party Transactions

Genesis is wholly owned by private investors sponsored by affiliates of Formation Capital, LLC and was also previously partially owned by JER Partners.

Genesis made an investment of $1.0 million and received an approximate 6.7% interest in National Home Care Holdings, LLC, an unconsolidated joint venture affiliated with one of Genesis’ Sponsors.

Genesis made an initial investment of $5.0 million and received a one-third interest in National Hospice Holdings, LLC (“NHH”), an unconsolidated joint venture affiliated with one of Genesis’ Sponsors. Genesis made additional investments in NHH of $11.7 million through 2012. In 2012, Genesis made a $4.9 million loan to NHH having a term of six years and a 15% rate of interest. Interest accrued on a cash basis at a rate of 10% and accrued at a non-cash / paid-in-kind rate of 5%. The paid-in-kind interest is added to the principal amount of the note and settled at maturity. In connection with the Sun Merger, Genesis retained an approximate one third interest in the Sun hospice segment, which was sold for $85 million to Life Choice Hospice, a subsidiary of NHH. Genesis received net cash proceeds of $75.3 million in connection with this sale transaction, which were used to repay Company indebtedness. In 2013, NHH was acquired and combined to form FCT Health Holdings,

FC-GEN Operations Investment, LLC and Subsidiaries

Notes to Consolidated Financial Statements

LLC (“FCT”). The $4.9 million loan and accrued interest was repaid to Genesis. The $5.1 million of proceeds were invested into FCT. As a result, Genesis holds an indirect 8.5% interest in FCT.

Genesis managed 12 facilities, certain of which were leased and operated by affiliates of Genesis’ Sponsors. The affiliates of the Sponsor leased the buildings from an unrelated publicly held real estate investment trust. A management agreement provided $4.6 million of annual fee revenue in the Predecessor year ended December 31, 2011. Payment of 25% of the management fee was subordinated to the payment of facility rent on certain of the facilities. Genesis entered into agreements with the 12 facilities to provide rehabilitation therapy services. The rehabilitation therapy contracts resulted in $9.5 million of revenue in the Predecessor year ended December 31, 2011. In 2011, Genesis made a deposit of $3.5 million to acquire 100% of the member equity interests of the affiliates that lease and operate these 12 facilities. The transaction to acquire the operations of ten of the 12 facilities was finalized on January 1, 2012. The transaction to acquire the operations of the remaining two of the 12 facilities was finalized on September 1, 2012.

Genesis is billed by an affiliate of Genesis’ Sponsors a monthly fee for the provision of administrative services. The fees billed were $2.5 million and $2.6 million for the Successor years ended December 31, 2013 and 2012, respectively, and $2.6 million for the Predecessor year ended December 31, 2011. In connection with the Sale Transaction, Genesis paid the affiliate an additional $7.8 million upon completion of the sale.

(14)	Members’ Interest

Membership Interest

Genesis is a Delaware limited liability company. Under the terms of the operating agreement, as amended, Genesis will continue in existence until December 31, 2059, unless sooner dissolved by the members.

During 2012, the Formation Sponsors and certain members of management contributed $25 million in exchange for all of the newly created Class C equity membership interests. The Class C membership interests earn an accrued return on the outstanding Class C membership interests in an amount equal to 9% per annum, compounded annually. The Class C membership interests have a redemption value equal to the outstanding Class C membership interests plus the unpaid portions of the accrued return. The Class C membership interests have no voting rights on decisions impacting Genesis. Class C members can vote on certain matters that impact Class C members only, such as the admission of new Class C members, additional capital calls for Class C members, and the creation of additional Class C membership interests, among other things. A vote equal to at least 70% of the outstanding class C membership interests is required to effect a change in the operating agreement with respect to Class C members.

The Class C membership interests have a voluntary redemption feature at the sole option and discretion of Genesis any time after December 31, 2014 equal to the amount of outstanding Class C membership interests plus the accumulated accrued return. The Class C membership interests have a mandatory redemption feature upon the occurrence of a capital event, as defined. Such capital events include the sale of Genesis or a material debt refinancing. The redemption features may only be consummated to the extent the contemplated transaction does not impact compliance with Genesis’ debt or lease covenants. The Class C members have a preference over other members with respect to the receipt of distributions of operating cash flows or proceeds from capital events. The Class C membership interests are not convertible.

Capital Transaction with the Members

During the Successor years ended December 31, 2013 and 2012, Genesis distributed $5.3 million and $38.1 million, respectively, to the members, and during the Predecessor year 2011, Genesis made $699.1 million of cash distributions to the members. In 2012, the members contributed $25.0 million to Genesis.

FC-GEN Operations Investment, LLC and Subsidiaries

Notes to Consolidated Financial Statements

(15)	Commitments and Contingencies

Loss Reserves For Certain Self-Insured Programs

General and Professional Liability and Workers’ Compensation

Genesis uses a combination of insurance and self-insurance programs, including a wholly owned captive insurance subsidiary that is domiciled in Bermuda, to provide for potential liabilities for general and professional liability claims and workers’ compensation claims. Policies are typically written for a duration of twelve months and are measured on a “claims made” basis.

Excess coverage above self-insured retention limits is provided through third party insurance policies generally in the form of per incident limits and aggregate policy limits for both general and professional liability and workers’ compensation claims.

At December 31, 2013, Genesis’ estimated range of outstanding losses on an undiscounted basis is $384.5 million to $448.5 million. As of December 31, 2013 and 2012, Genesis’ recorded reserves for these liabilities were $399.0 million and $369.6 million, respectively. As of December 31, 2013 and 2012, Genesis has recorded $50.8 million and $28.2 million of insurance claims recoverable from third-party insurance carriers, which is included in other long-term assets in the consolidated balance sheets. Genesis includes in current liabilities the estimated loss and loss expense payments that are projected to be satisfied within one year of the balance sheet date.

Provisions for loss on Genesis’ workers’ compensation claims have been discounted based upon actuarial estimates of claims payment patterns using a discount rate of 0.4% to 5.0% depending upon the policy year. The discount rates are based upon the risk free interest rate at the time the policies are written. Provisions for loss on general and professional liability claims are not discounted. If Genesis did not discount the allowances for workers’ compensation claims, these balances would have been higher by $6.7 million.

Genesis, through its wholly owned captive insurance subsidiary has restricted cash and investments in marketable securities of $121.7 million and $115.8 million at December 31, 2013 and 2012, respectively, which are substantially restricted to securing the outstanding claim losses insured through the captive.

Although management believes that the amounts provided in Genesis’ consolidated financial statements are adequate and reasonable, there can be no assurances that the ultimate liability for such self-insured risks will not exceed management’s estimates.

Health Insurance

Genesis offers employees an option to participate in self-insured health plans. Health insurance claims are paid as they are submitted to the plans’ administrators. Genesis maintains an accrual for claims that have been incurred but not yet reported to the plans’ administrators and therefore have not been paid. The liability for the self-insured health plan is recorded in accrued compensation in the consolidated balance sheets. Although management believes that the amounts provided in Genesis’ consolidated financial statements are adequate and reasonable, there can be no assurances that the ultimate liability for such self-insured risks will not exceed management’s estimates.

Financial Commitments

Requests for providing commitments to extend financial guarantees and extend credit are reviewed and approved by senior management subject to obligational authority limitations. Management regularly reviews outstanding commitments, letters of credit and financial guarantees, and the results of these reviews are considered in assessing the need for any reserves for possible credit and guarantee loss.

FC-GEN Operations Investment, LLC and Subsidiaries

Notes to Consolidated Financial Statements

Genesis has extended $10.5 million in working capital lines of credit to certain jointly owned and managed companies, including certain consolidated VIEs, of which $2.7 million was unused at December 31, 2013. Credit risk represents the accounting loss that would be recognized at the reporting date if the affiliate companies were unable to repay any amounts utilized under the working capital lines of credit. Commitments to extend credit to third parties are conditional agreements generally having fixed expiration or termination dates and specific interest rates and purposes.

Genesis has posted $99.2 million of outstanding letters of credit at December 31, 2013. The letters of credit guarantee performance to third parties of various trade activities. The letters of credit are not recorded as liabilities on Genesis’ consolidated balance sheet unless they are probable of being utilized by the third party. The financial risk approximates the amount of outstanding letters of credit.

Legal Proceedings

Genesis is a party to litigation and regulatory investigations arising in the ordinary course of business. Management does not believe the results of such litigation and regulatory investigations, even if the outcome is unfavorable, would have a material adverse effect on the results of operations, financial position or cash flows of Genesis.

Conditional Asset Retirement Obligations

Certain of Genesis’ leased real estate assets contain asbestos. The asbestos is believed to be appropriately contained in accordance with environmental regulations. If these properties were demolished or subject to renovation activities that disturb the asbestos, certain environmental regulations are in place, which specify the manner in which the asbestos must be handled and disposed.

At December 31, 2013, Genesis has a liability for the asset retirement obligation associated primarily with the cost of asbestos removal aggregating approximately $4.8 million, which is included in other long-term liabilities. The liability for each facility will be accreted to its settlement value, which is estimated to approximate $16.4 million through the estimated settlement dates extending from 2014 through 2042. Due to the time over which these obligations could be settled and the judgment used to determine the liability, the ultimate obligation may differ from the estimate. Upon settlement, any difference between actual cost and the estimate is recognized as a gain or loss in that period.

Annual accretion of the liability and depreciation expense is recorded each year for the impacted assets until the obligation year is reached, either by sale of the property, demolition or some other future event such as a government action.

The changes in the carrying amounts of Genesis’ asset retirement obligations for the years ended December 31, 2013 and 2012 are as follows (in thousands):

Asset retirement obligations, January 1, 2012 (Successor)	$4,416

Asset retirement obligations settled	(159)
Accretion expense	274

Asset retirement obligations, December 31, 2012 (Successor)	$4,531

Asset retirement obligations settled	(54)
Accretion expense	273

Asset retirement obligations, December 31, 2013 (Successor)	$4,750

FC-GEN Operations Investment, LLC and Subsidiaries

Notes to Consolidated Financial Statements

Employment Agreements

Genesis has employment agreements and arrangements with its executive officers and certain members of management. The agreements generally continue until terminated by the executive or Genesis, and provide for severance payments under certain circumstances.

Indemnification of HCN

Genesis has agreed to indemnify HCN as buyer and lessor for certain warranty, environmental, income tax and other potential liabilities. At the closing of the Sale Transaction, Genesis was required to place $80.0 million from proceeds in an escrow restricted for the application of indemnity claims under these terms. Approximately $65 million and $5.7 million of the proceeds were released from escrow and remitted to a related entity in 2012 and 2013, respectively. The remaining $9.3 million is expected to be released from escrow at predetermined dates through January 2015, pending any claims made by HCN. Genesis has not been notified by HCN of any such claim and the $9.3 million escrow and a corresponding liability are reflected in the consolidated balance sheets at December 31, 2013 as a current asset and an accrued expense, respectively. The settlement of these liabilities, if any, is not expected to have a material adverse effect on Genesis’ financial position, results of operations or cash flows.

Management Incentive Plan

Upon a qualifying event, including, but not limited to (i) the sale of a substantial portion of the assets of Genesis, (ii) a refinancing of a material portion of the indebtedness of Genesis, or (iii) the contribution of a significant amount of capital to Genesis in exchange for a membership interest, Genesis is obligated to pay participants in an incentive plan a percentage of the net proceeds above a threshold with a maximum potential payment of $45.6 million. Such payment is not a return of capital and is therefore an expense of Genesis at the time such an event occurs. Due to the uncertainty of such an event occurring, both in value and timing, the liability for the payment is not included in Genesis’ balance sheet at the reporting date.

(16)	Fair Value of Financial Instruments

Genesis’ financial instruments consist primarily of cash and equivalents, restricted cash, trade accounts receivable, investments in marketable securities, accounts payable, short and long-term debt and derivative financial instruments.

Genesis’ financial instruments, other than its trade accounts receivable and accounts payable, are spread across a number of large financial institutions whose credit ratings Genesis monitors and believes do not currently carry a material risk of non-performance. Certain of Genesis’ financial instruments, including its interest rate cap arrangements, contain an off-balance-sheet risk.

Recurring Fair Value Measures

Fair value is defined as an exit price (i.e., the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date). The fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value into three broad levels as shown below. An instrument’s classification within the fair value hierarchy is determined based on the lowest level input that is significant to the fair value measurement.

Level 1 —	Quoted prices (unadjusted) in active markets for identical assets or liabilities.
Level 2 —	Inputs that are observable for the asset or liability, either directly or indirectly through market corroboration, for substantially the full term of the asset or liability.
Level 3 —	Inputs that are unobservable for the asset or liability based on Genesis’ own assumptions (about the assumptions market participants would use in pricing the asset or liability).

FC-GEN Operations Investment, LLC and Subsidiaries

Notes to Consolidated Financial Statements

The tables below presents Genesis’ assets and liabilities measured at fair value on a recurring basis as of December 31, 2013 and 2012, aggregated by the level in the fair value hierarchy within which those measurements fall (in thousands):

	Fair Value Measurements at Reporting Date Using
Successor	December 31, 2013	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets:
Cash and equivalents	$61,413	$61,413	$—	$—
Restricted cash and equivalents	12,458	12,458	—	—

Restricted investments in marketable securities
Mortgage/government backed securities	5,558	5,558	—	—
Corporate bonds	40,150	40,150	—	—
Government bonds	64,829	64,829	—	—

Total	$184,408	$184,408	$—	$—

	Fair Value Measurements at Reporting Date Using
Successor	December 31, 2012	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets:
Cash and equivalents	$50,218	$50,218	$—	$—
Restricted cash and equivalents	16,730	16,730	—	—

Restricted investments in marketable securities
Mortgage/government backed securities	6,148	6,148	—	—
Corporate bonds	29,585	29,585	—	—
Government bonds	64,611	64,611	—	—

Total	$167,292	$167,292	$—	$—

Genesis places its cash and equivalents and restricted investments in marketable securities in quality financial instruments and limits the amount invested in any one institution or in any one type of instrument. Genesis has not experienced any significant losses on its cash.

FC-GEN Operations Investment, LLC and Subsidiaries

Notes to Consolidated Financial Statements

Debt Instruments

The table below shows the carrying amounts and estimated fair values of Genesis’ primary long-term debt instruments:

	Successor
	2013		2012
	Carrying Value	Fair Value	Carrying Value	Fair Value
Revolving credit facility	$200,000	$200,000	$162,000	$162,000
Term loan facility, net of original issue discount of $15,275 in 2013 and $19,175 in 2012	220,142	220,142	228,742	228,742
Mortgages and other secured debt (recourse)	14,468	14,468	14,023	14,023
Mortgages and other secured debt (non recourse)	54,823	54,823	53,215	53,215

	$489,433	$489,433	$457,980	$457,980

The fair value of debt is based upon market prices or is computed using discounted cash flow analysis, based on Genesis’ estimated borrowing rate at the end of each fiscal period presented. Genesis believes that the inputs to the pricing models qualify as Level 2 measurements.

Non-Recurring Fair Value Measures

Genesis recently applied the fair value measurement principles to certain of its non-recurring nonfinancial assets in connection with an impairment test.

The following table presents Genesis’ hierarchy for nonfinancial assets measured at fair value on a non-recurring basis (dollars in thousands):

Successor	Carrying Value December 31, 2013	Significant Unobservable Inputs (Level 3)	Impairment Charges - Year Ended December 31, 2013
Assets:
Property and equipment, net	$3,550,950	$3,550,950	$9,999
Goodwill	169,681	169,681	—
Intangible assets	194,513	194,513	—

Successor	Carrying Value December 31, 2012	Significant Unobservable Inputs (Level 3)	Impairment Charges - Year Ended December 31, 2012
Assets:
Property and equipment, net	$3,704,547	$3,704,547	$—
Goodwill	134,676	134,676	—
Intangible assets	214,950	214,950	—

FC-GEN Operations Investment, LLC and Subsidiaries

Notes to Consolidated Financial Statements

The fair value of tangible and intangible assets is determined using a discounted cash flow approach. Genesis estimates the fair value using the income approach (which is a discounted cash flow technique). These valuation methods required management to make various assumptions, including, but not limited to, future profitability, cash flows and discount rates. Genesis’ estimates are based upon historical trends, management’s knowledge and experience and overall economic factors, including projections of future earnings potential.

Developing discounted future cash flows in applying the income approach requires Genesis to evaluate its intermediate to longer-term strategies, including, but not limited to, estimates about revenue growth, operating margins, capital requirements, inflation and working capital management. The development of appropriate rates to discount the estimated future cash flows requires the selection of risk premiums, which can materially impact the present value of future cash flows.

Genesis estimated the fair value of acquired tangible and intangible assets using discounted cash flow techniques which included an estimate of future cash flows, consistent with overall cash flow projections used to determine the purchase price paid to acquire the business, discounted at a rate of return that reflects the relative risk of the cash flows.

Genesis believes the estimates and assumptions used in the valuation methods are reasonable.

(17)	Asset Impairment Charges

Long-Lived Assets with a Definite Useful Life

In the fourth quarter of 2013, 2012 and 2011, Genesis’ long-lived assets with a definite useful life were tested for impairment at the lowest levels for which there are identifiable cash flows. Genesis estimated the future net undiscounted cash flows expected to be generated from the use of the long-lived assets and then compared the estimated undiscounted cash flows to the carrying amount of the long-lived assets. The cash flow period was based on the remaining useful lives of the primary asset in each long-lived asset group, principally a building in the inpatient segment and customer relationship assets in the rehabilitation therapy services segment. For 2013, Genesis recognized Successor impairment charges totaling $10.0 million. There were no impairment charges in 2012 or 2011.

Goodwill

Genesis performed its annual goodwill impairment test as of September 30, 2013, 2012 and 2011 and determined that no impairment was necessary.

(18)	Discontinued Operations

In the normal course of business, Genesis continually evaluates the performance of its operating units, with an emphasis on selling or closing underperforming or non-strategic assets. Discontinued businesses are removed from the results of continuing operations. The results of operations in the current and prior year periods, along with any cost to exit such businesses in the year of discontinuation, are classified as discontinued operations in the consolidated statements of operations.

FC-GEN Operations Investment, LLC and Subsidiaries

Notes to Consolidated Financial Statements

The following table sets forth net revenues and the components of income (loss) from discontinued operations (in thousands):

	Successor		Predecessor
	Year ended December 31, 2013	Year ended December 31, 2012	Year ended December 31, 2011
Net revenues	$57,782	$12,331	$9,961

Net operating loss of discontinued businesses	$(10,783)	$(1,346)	$(2,565)
Loss on discontinuation of business	(2,598)	—	—
Income tax benefit	6,017	536	1,014

Loss from discontinued operations, net of taxes	$(7,364)	$(810)	$(1,551)

During 2014, Genesis closed or transferred the operations of four facilities with licensed beds of 440 located in the states of California and Massachusetts. During fiscal year 2013, Genesis closed or transferred the operations of 14 facilities with licensed beds of 1,462 located in the states of Oklahoma, Idaho, Wyoming, Tennessee, Kentucky and Massachusetts.

(19)	Subsequent Events

Purchase and Contribution Agreement

On August 18, 2014, Skilled Healthcare Group, Inc., a Delaware corporation (“Skilled”) entered into a Purchase and Contribution Agreement with Genesis pursuant to which the businesses and operations of Genesis and Skilled will be combined. The closing is expected to occur in the first quarter of 2015. However, there can be no assurance that the transaction will be completed at all or, if completed, that it will be completed in the first quarter of 2015.

After completion of the transaction, the combined company will operate under the name Genesis Healthcare, Inc. and the Class A common stock of Skilled will continue to trade on the NYSE. The current owners of Genesis will hold 74.25% of the economic interests in the combined entity post-transaction and the public shareholders of Skilled will hold the remaining 25.75% economic interest in the combined entity post-transaction. Genesis will be obtaining control over Skilled and, thus, is the accounting acquirer. Therefore, the transaction meets the definition of a reverse acquisition where the legal acquirer is the accounting acquiree. The acquisition method will be applied to the transaction based on Skilled’s stock price (level 1 valuation technique—quoted prices in active markets for identical assets or liabilities) as of the acquisition date. The consideration will be allocated to the legacy Skilled business that is being acquired on the acquisition date with any excess consideration over the fair value of the net assets acquired being recognized as goodwill. Genesis’ assets and liabilities will remain at their historical costs.

Genesis has evaluated events and transactions that occurred after the balance sheet date through March 5, 2014, the date the consolidated financial statements were originally issued, for recognition and disclosure purposes and have evaluated additional subsequent events for disclosure through December 12, 2014, the date the consolidated financial statements were reissued, and determined, that except as otherwise disclosed herein, there have not been any events that occurred that require adjustment to or disclosure in the consolidated financial statements.

Annex A: Purchase and Contribution Agreement, as amended

PURCHASE AND CONTRIBUTION AGREEMENT

DATED AS OF AUGUST 18, 2014

BY AND BETWEEN

FC-GEN OPERATIONS INVESTMENT, LLC

AND

SKILLED HEALTHCARE GROUP, INC.,

AS AMENDED BY AMENDMENT NO. 1

DATED AS OF JANUARY 5, 2015

Annex A-i

Annex A-ii

EXHIBITS
Exhibit A – Tax Receivable Agreement
Exhibit B – Contribution Agreement
Exhibit C – Written Consent
Exhibit D – Registration Rights Agreement
Exhibit E – Restated Sonoma Charter
Exhibit F – Restated Sonoma Bylaws
Exhibit G – Restated Greystone LLC Operating Agreement
Exhibit H – Form of Investment Representations

Annex A-iii

TABLE OF DEFINED TERMS

Acceptable Confidentiality Agreement	95
Additional Refinancing Amount	64
Affected Employees	79
Affiliate	95
Agreement	1
Ancillary Agreements	95
Ancillary Transactions	95
Burdensome Condition	76
Business Day	95
Capitalization Date	6
Change of Recommendation	72
Chosen Courts	106
Closing	4
Closing Date	4
Closing Trading Price	3
COBRA	20
Code	95
Competing Offeror	71
Competing Proposal	95
Competing Proposal Agreement	72
Confidentiality Agreement	75
Contract	96
Contributed Assets	4
Contribution	4
Conversion Shares	8
Debt Commitment Letters	59
Debt Financing	59
Debt Financing Commitments	59
Definitive Agreements	80
DGCL	8
Disclosure Letters	108
Distribution Subsidiaries	2
Distribution Subsidiary Merger Agreement	1
Distribution Subsidiary Mergers	1
Divestiture	76
Environmental Laws	96
Environmental Liabilities	96
ERISA	18
Exchange Act	9
Executive Order	96
Existing Credit Facilities	96
Existing Stockholders Agreement	96
Fee Letters	60
Form S-3	85
Fully-Diluted Basis	2
GAAP	10
Government Programs	97
Governmental Approvals	87
Governmental Authority	97
Greystone	1

Greystone Board	1
Greystone Class A Units	97
Greystone Class B Units	97
Greystone Class C Units	97
Greystone Disclosure Letter	34
Greystone Employees	45
Greystone ERISA Affiliate	46
Greystone Facilities	52
Greystone Facility Lease	52
Greystone Financial Statements	38
Greystone Indemnified Parties	76
Greystone Intellectual Property	51
Greystone Leases	53
Greystone LLC Interest	97
Greystone LLC Operating Agreement	97
Greystone Management Agreement	52
Greystone Management Incentive Plan	97
Greystone Management Properties	53
Greystone Material Adverse Effect	97
Greystone Material Contracts	39
Greystone Material Subsidiaries	98
Greystone Member	98
Greystone MIP Percentage	5
Greystone Office Space	53
Greystone Owned Real Property	54
Greystone Patient Care Claims	38
Greystone Percentage	98
Greystone Permits	42
Greystone Plans	45
Greystone Policies	57
Greystone Resident	45
Greystone Tax Distribution	98
Greystone Term Financing Commitment	80
Greystone Term Loan Amendment	81
Greystone Term Loan Facility	60
Hazardous Material	98
HCN	98
HCN Option	98
HCN Option Termination Agreement	98
HCN Percentage	5
Health Care Laws	98
HSR Act	9
HUD	99
HUD Approvals	87
HUD Mortgage Loans	99
Indebtedness	99
Information Statement	11
Intellectual Property	99
In-the-Money Option	3
IRS	100

Annex A-iv

J.P. Morgan Securities	32
Knowledge	100
Landlord Consents	1
Laws	100
Leased Greystone Facility	52
Leased Greystone Property	53
Leased Sonoma Facility	25
Leased Sonoma Property	26
Lender Party	100
Lender Related Party	100
Lenders	59
Letters of Transmittal	9
Licensing and Certification Surveys	31
Lien	100
Litigation Proceeding	11
Matching Period	71
Medicaid	97
Medicare	97
Merger Percentage	100
MIP Participant	100
MTS	32
Multiemployer Plan	19
New Sonoma Class C Stock	101
New Sonoma Stock Issuance	2
NYSE	10
Onex Group	101
Payoff Letters	83
Permitted Liens	101
person	101
Privacy Laws	16
Prohibited Person	101
Refinance	64
Refinanced Indebtedness	64
Refinancing Indebtedness	64
Registration Rights Agreement	84
Release	102
Repaid Indebtedness	83
Representatives	102
Required Amount	60
Requisite Stockholder Approval	102
Restated Greystone LLC Operating Agreement	90
Restated Sonoma Charter	88
Restraints	87
Restricted Financing Commitment Amendments	81
Sarbanes-Oxley	16
SEC	10
Securities Act	9
Sonoma	1
Sonoma 10-K	5

Sonoma Board	1
Sonoma Board Recommendation	8
Sonoma Bylaws	6
Sonoma Charter	6
Sonoma Class A Stock	6
Sonoma Class B Stock	6
Sonoma Common Stock	6
Sonoma Disclosure Letter	5
Sonoma Employees	18
Sonoma ERISA Affiliate	19
Sonoma Facilities	25
Sonoma Facility Lease	25
Sonoma Indemnified Parties	76
Sonoma Intellectual Property	24
Sonoma Leases	26
Sonoma Management Agreement	25
Sonoma Management Properties	25
Sonoma Material Adverse Effect	102
Sonoma Material Contracts	12
Sonoma Material Subsidiaries	103
Sonoma Office Space	26
Sonoma Options	7
Sonoma Owned Real Property	27
Sonoma Patient Care Claims	11
Sonoma Percentage	103
Sonoma Permits	15
Sonoma Plans	18
Sonoma Policies	30
Sonoma Preferred Stock	6
Sonoma Resident	18
Sonoma Restricted Shares	7
Sonoma RSUs	7
Sonoma SEC Documents	10
Sonoma Stock Plan	7
Subsidiary	103
Superior Proposal	103
Tax	104
Tax Receivable Agreement	1
Tax Return	104
Taxes	104
Termination Fee	104
Third Party Payor	104
Topping Notice	71
Topping Period	71
Trade Secrets	104
Transactions	1
Treasury Regulation	104
True-Up Date	3
WARN Act	30
Written Consent	74
Written Consent Expiration Time	74

Annex A-v

PURCHASE AND CONTRIBUTION AGREEMENT

This PURCHASE AND CONTRIBUTION AGREEMENT (this “Agreement”), dated as of August 18, 2014, as amended by Amendment No. 1 dated as of January 5, 2015, is by and between FC-GEN Operations Investment, LLC, a Delaware limited liability company (“Greystone”), and Skilled Healthcare Group, Inc., a Delaware corporation (“Sonoma”).

W I T N E S S E T H:

WHEREAS, the board of directors of Sonoma (the “Sonoma Board”) unanimously (i) determined that it is in the best interests of Sonoma and its stockholders, and declared it advisable, to enter into this Agreement and (ii) approved the execution, delivery and performance by Sonoma of this Agreement and the consummation of the transactions contemplated hereby (the “Transactions”);
WHEREAS, the board of Greystone (the “Greystone Board”) and the Greystone Members approved (i) this Agreement and the Transactions and (ii) the execution, delivery and performance of this Agreement by Greystone and the consummation of the Transactions;

WHEREAS, Greystone and Sonoma desire to make certain representations, warranties, covenants and agreements in connection with the Transactions and also to prescribe various conditions to the Transactions;

WHEREAS, Greystone and the Onex Group have entered into a Support Agreement, dated as of the date of this Agreement;

WHEREAS, Sun Healthcare Group, Inc. (“Sun”) has entered into an Agreement and Plan of Merger, dated as of the date of this Agreement (the “Distribution Subsidiary Merger Agreement”), pursuant to which, conditioned on the consummation of the Transactions, a wholly owned Subsidiary of Sonoma will merge with and into Sun, with Sun surviving as a wholly owned Subsidiary of Sonoma (the “Distribution Subsidiary Merger”), and in consideration therefor certain Greystone Members will receive shares of Sonoma Class A Stock and shares of New Sonoma Class C Stock;

WHEREAS, as an inducement to Sonoma and Greystone entering into this Agreement and as a condition to the consummation of the Transactions, Sonoma and Greystone will enter into a Tax Receivable Agreement, in the form attached hereto as Exhibit A (the “Tax Receivable Agreement”), with each of the Greystone Members; and

WHEREAS, each of the landlords identified on Schedule A have each executed consents and agreements to modify existing arrangements, copies of each of which have been delivered to Sonoma (the “Landlord Consents”);

WHEREAS, the Lender Parties have each provided commitment letters in respect of the Debt Financing, copies of each of which have been delivered to Sonoma; and

WHEREAS, Sonoma and certain of its stockholders have amended and restated a Registration Rights Agreement effective as of the Closing, which certain of the Greystone Members have executed and delivered as of the date of this Agreement;

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties hereto agree as follows:

ARTICLE I

DISTRIBUTION; PURCHASE AND SALE; CONTRIBUTION

Section 1.01 Distribution of Sun Interests. Upon the terms and subject to the conditions set forth in this Agreement, immediately prior to Closing, Greystone shall (i) cause to be approved and adopted by its applicable

Annex A-1

Subsidiary, in such Subsidiary’s capacity as the sole stockholder of Sun, the Distribution Subsidiary Merger Agreement, (ii) cause each of the corporations set forth on Schedule 1.01 (the “Distribution Subsidiaries”) (other than Sun) to be merged with and into Sun and (iii) distribute to the Greystone Members, in accordance with the election and allocation procedures that will be delivered to the Greystone Members prior to such distribution, all of the beneficial interests in the shares of capital stock in Sun.

Section 1.02 Issuance and Sale of Sonoma Class A Stock and New Sonoma Class C Stock.

(a) Upon the terms and subject to the conditions set forth in this Agreement and the Distribution Subsidiary Merger Agreement, Sonoma shall issue and sell to the Greystone Members, and the Greystone Members shall receive from Sonoma, shares of Sonoma Class A Stock and shares of New Sonoma Class C Stock, in the amounts and allocated among the Greystone Members in accordance with Schedule 1.02, such schedule to be updated in accordance with its terms upon the completion of the valuation described in Section 5.20, (such transaction, the “New Sonoma Stock Issuance”). The shares of Sonoma Class A Stock and New Sonoma Class C Stock issued to the Greystone Members in the New Sonoma Stock Issuance shall represent in the aggregate the Greystone Percentage of the aggregate voting power of the Sonoma Class A Stock, Sonoma Class B Stock and Sonoma Class C Stock to be outstanding, calculated on a Fully-Diluted Basis (as defined below) as of immediately following the Closing, excluding, for the avoidance of doubt, the Sonoma Class A Stock issuable upon exchange of Greystone Class A Units. The shares of Sonoma Class A Stock issued to the Greystone Members in the New Sonoma Stock Issuance and issuable upon exchange of the Greystone Class A Units and conversion of the New Sonoma Class C Stock held by the Greystone Members shall represent in the aggregate the Greystone Percentage of the Sonoma Class A Stock and Sonoma Class B Stock to be outstanding, calculated on a Fully-Diluted Basis as of immediately following the Closing. “Fully-Diluted Basis” means the sum of each of the following, without duplication (a) the aggregate number of shares of Sonoma Common Stock (excluding Sonoma Restricted Shares) issued and outstanding as of immediately following the Closing (excluding, for the avoidance of doubt, any shares of Common Stock held as treasury stock) plus (b) the potential dilution from In-the-Money-Options (whether or not vested), determined on the treasury stock method (using the Closing Trading Price (as defined below)), plus (c) the aggregate number of Sonoma Restricted Shares and Sonoma RSUs for which the forfeiture rights have lapsed or will lapse upon Closing of the Transaction. “In-the-Money Option” shall mean a Sonoma Option for which the Closing Trading Price exceeds the exercise price per share of such Sonoma Option and “Closing Trading Price” means the price per share of Sonoma Class A Common Stock on the third trading day prior to the Closing.

(b) Promptly following the six-month anniversary of the Closing Date (“True-Up Date”), the then current Chief Financial Officer of Sonoma shall determine the number of additional Class A Greystone Units, shares of New Sonoma Class C Stock and shares of Sonoma Class A Stock, if any, that would have been issued to the Greystone Members pursuant to Section 1.02(a) if the determinations of “Fully-Diluted Basis” to be made pursuant to Section 1.02(a) had (i) excluded In-the-Money Options outstanding as of the Closing, to the extent that they expired unexercised prior to the True-Up Date, (ii) included, on the treasury stock basis, Sonoma Options outstanding as of the Closing Date that were not In-the-Money Options but would have been In-the-Money Options if the Closing Trading Price had been equal to the average closing price for the twenty (20) trading day period prior to the True-Up Date, and (iii) included Sonoma Restricted Shares and Sonoma RSUs issued and outstanding as of the Closing Date for which forfeiture rights lapsed following the Closing Date and prior to the True-Up Date. The Chief Financial Officer shall deliver to the then current Sonoma Board a certificate that sets forth such determination in reasonable detail. Such determination shall be reviewed and, if acceptable, approved by the Sonoma Board. If such determination is to the effect that more than 5,000 additional Greystone Class A Units, shares of New Sonoma Common C Stock and shares of Sonoma Class A Stock would have been issued, Sonoma shall issue such additional shares of New Sonoma Class C Stock and Sonoma Class A Stock, and cause Greystone to issue such additional Greystone Class A Units, allocated among HCN and the persons who were Greystone Members and MIP Participants immediately prior to Closing pro rata based upon the allocation set forth on Schedule 1.02. If additional shares of New Sonoma Class C Stock are issued pursuant to the immediately preceding sentence, Sonoma shall cause Greystone to issue to it the same number of

Annex A-2

additional Greystone Class C Units. For the avoidance of doubt, no factor used in the determination of “Fully-Diluted Basis” as of immediately following the Closing, shall, except as expressly provided in this paragraph, be changed for purposes of the determinations required by this paragraph and the determinations provided in this paragraph shall not operate to reduce the number of shares of New Sonoma Class C Stock, shares of Sonoma Class A Stock or Greystone Class A Units issued to any person.

Section 1.03 Issuance and Sale of Greystone Units.

(a) Upon the terms and subject to the conditions set forth in this Agreement and in exchange for the Contributed Assets, Greystone shall issue and sell to Sun and certain of Sun’s Subsidiaries (as mutually designated by Greystone and Sonoma, the “Sun Newcos”), and Sonoma shall cause Sun and the Sun Newcos to purchase”: (i) a number of Greystone Class A Units and Greystone Class B Units representing in the aggregate the Sonoma Percentage of the outstanding Greystone Class A Units and Greystone Class B Units as of immediately following the Closing, and (ii) a number of Greystone Class C Units equal to the number of shares of New Sonoma Class C Stock issued pursuant to Section 1.02; and Sun shall be admitted as the managing member of Greystone.

(b) Net Income and Net Losses (as such terms are defined in the Greystone LLC Operating Agreement) of Greystone for the Fiscal Year (as such term is defined in the Greystone LLC Operating Agreement) of the Closing shall be allocated among the Greystone Members and Sonoma by taking into account their varying interests during such Fiscal Year in accordance with Section 706(d) of the Code, using the “interim closing of the books” method.

Section 1.04 Contribution. Upon the terms and subject to the conditions set forth in this Agreement and the Contribution Agreement, in the form attached hereto as Exhibit B, and in exchange for the purchase and sale of the Greystone Class A Units, Greystone Class B Units and Greystone Class C Units pursuant to Section 1.03(a), subject to the limitations set forth in Schedule 1.04, Sonoma shall cause Sun and the Sun Newcos to contribute to Greystone (or a Subsidiary designated by Greystone) all of their assets, including the issued and outstanding equity interests of each of the entities set forth on, and subject to the exclusions set forth on, Schedule 1.04, as such schedule may be updated by mutual agreement of the Parties in accordance with Section 5.19 (such assets, “Contributed Assets” and such transaction, the “Contribution”); provided, however, that in lieu of an actual contribution of any asset, Sonoma and Greystone may mutually agree instead to retain title where it is and instead merely transfer beneficial ownership in such asset for federal income tax purposes.

Section 1.05 Closing. The closing of the Transactions (the “Closing”) will take place at 10:00 a.m., New York City time, on a date to be specified by the parties (the “Closing Date”), which shall be the first Business Day of the month following the month in which the satisfaction or waiver of all of the conditions set forth in Article VI (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at such time) occurs, at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, NY 10036, unless another date or place is agreed to in writing by the parties hereto.

Section 1.06 Transaction Structure. Either Party shall, if requested by the other Party to implement any reorganization transactions or implement any changes to the structure of the transactions contemplated by this Agreement, consider such reorganization transactions or transaction structure changes in good faith and cooperate with such other Party to the extent it determines in good faith that such reorganization transactions or transaction structure changes are advisable and will not (a) have an adverse impact on such Party, (b) alter or change the amount or kind of the consideration to be received by any of its equity holders in connection with the Transaction, (c) have an adverse effect on the tax consequences of the Transactions to it or its equity holders or (d) materially impede or delay consummation of the Transactions.

Section 1.07 Treatment of Greystone Management Incentive Plan. The MIP Participants shall be (i) distributed cash and (ii) issued shares of Sonoma Class A Stock equal to a percentage (such percentage in

Annex A-3

clause (ii), the “Greystone MIP Percentage”) of the outstanding shares of Sonoma Class A Stock, calculated on a Fully-Diluted Basis, as-exchanged and as-converted basis as of immediately following the Closing, in each case as set forth and described on Schedule 1.07. As of the Closing or, as soon thereafter as permitted by the Greystone Management Incentive Plan and applicable Law (including Section 409A of the Code), Greystone shall use reasonable best efforts to terminate such plan in accordance with its terms and applicable Law. From and after the Closing, except as expressly contemplated by Schedule 1.07, no additional equity of Sonoma or Greystone or their respective direct or indirect Subsidiaries shall be issued to the Greystone Management Incentive Plan or to the MIP Participants in their capacity as such.

Section 1.08 Treatment of HCN Option. At the Closing, the HCN Option shall be terminated, and HCN shall be issued shares of Sonoma Class A Stock (or options or warrants exercisable therefor) equal to a percentage (the “HCN Percentage”) of the outstanding shares of Sonoma Class A Stock, calculated on a Fully-Diluted Basis and, as-exchanged and as-converted basis as of immediately following the Closing, as set forth in and pursuant to the HCN Option Termination Agreement.

Section 1.09 Distribution Subsidiary Merger. It is intended by the parties hereto that the merger contemplated by the Distribution Subsidiary Merger Agreement shall constitute a reorganization within the meaning of Section 368 of the Code. The parties hereto hereby adopt the Distribution Subsidiary Merger Agreement as a “plan of reorganization” within the meaning of Section 1.368-2(g) and 1.368-3(a) of the Treasury Regulations.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF SONOMA

Except (a) as set forth in the disclosure letter delivered by Sonoma to Greystone prior to the execution of this Agreement (the “Sonoma Disclosure Letter”) or (b) as disclosed in Sonoma’s annual report on Form 10-K for the fiscal year 2013 (the “Sonoma 10-K”), quarterly reports on Form 10-Q and current reports on Form 8-K, in each case, filed or furnished from the date of the filing of the Sonoma 10-K to the date of this Agreement, but excluding, in the case of this clause (b), (i) any disclosures set forth in any risk factor section or in any other section to the extent they are forward-looking statements or cautionary, predictive or forward-looking in nature and (ii) exhibits to such documents; provided that the exception provided for in this clause (b) shall (A) not apply to 2.01, 2.02, 2.03, 2.04, 2.05, 2.06, 2.08, 2.24, 2.25, 2.26, 2.27, 2.28, 2.29 and 2.30 and (B) be applied if, and only if, the nature and content of the applicable disclosure in any such Sonoma SEC Document referenced in this clause (b) is reasonably specific as to matters and items such that the subject matter of such disclosure is reasonably apparent on the face of the text of such disclosure to be applicable to the representation set forth herein, Sonoma represents and warrants to Greystone as follows:

Section 2.01 Organization, Standing and Corporate Power. Each of Sonoma and the Sonoma Material Subsidiaries is an entity duly organized, validly existing and in good standing (except to the extent the “good standing” concept is not applicable in any relevant jurisdiction) under the Laws of the jurisdiction in which it is formed and has all requisite corporate, limited liability company or other entity power and authority to carry on its business as now being conducted. Each other Subsidiary of Sonoma is an entity duly organized, validly existing and in good standing (except to the extent the “good standing” concept is not applicable in any relevant jurisdiction) under the Laws of the jurisdiction in which it is formed and has all requisite corporate, limited liability company or other entity power and authority to carry on its business as now being conducted, except to the extent that any failure to be so organized, validly existing and in good standing has not had or would not reasonably be expected to have, individually or in the aggregate, a Sonoma Material Adverse Effect. Sonoma and each of its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in

Annex A-4

which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed has not had or would not reasonably be expected to have, individually or in the aggregate, a Sonoma Material Adverse Effect. Sonoma has, prior to the date hereof, made available to Greystone true and complete copies of its Amended and Restated Certificate of Incorporation (the “Sonoma Charter”) and Second Amended and Restated Bylaws (the “Sonoma Bylaws”) and the charter and bylaws (or comparable organizational documents) of the Sonoma Material Subsidiaries, in each case as amended to the date of this Agreement.

Section 2.02 Subsidiaries. Section 2.02 of the Sonoma Disclosure Letter lists all the Subsidiaries of Sonoma and, for each such Subsidiary, the state of formation and each jurisdiction in which such Subsidiary is qualified or licensed to do business. Except for Permitted Liens and as set forth on Section 2.02 of the Sonoma Disclosure Letter, all the outstanding shares of capital stock of, or other equity interests in, each such Subsidiary have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by Sonoma free and clear of any Liens other than Permitted Liens and Liens pursuant to existing financing arrangements. Except for the capital stock or other equity or voting interests of its Subsidiaries and those equity interests described on Section 2.02 of the Sonoma Disclosure Letter, Sonoma does not own, directly or indirectly, any capital stock or other equity or voting interests in any person.

Section 2.03 Capital Structure.

(a) The authorized capital stock of Sonoma consists of (i) 175,000,000 shares of Class A common stock, par value $0.001 per share (the “Sonoma Class A Stock”), (ii) 30,000,000 shares of Class B common stock, par value $0.001 per share (the “Sonoma Class B Stock”, and together with the Sonoma Class A Stock, the “Sonoma Common Stock”) and (iii) 25,000,000 shares of preferred stock, par value $0.001 per share (the “Sonoma Preferred Stock”). As of August 8, 2014 (the “Capitalization Date ”), (A) 24,615,157 shares of Sonoma Class A Stock were issued and outstanding, (B) 15,511,603 shares of Sonoma Class B Stock were issued and outstanding, (C) no shares of Sonoma Preferred Stock were issued and outstanding, (D) no shares of Sonoma Common Stock were issued and held in the treasury of Sonoma or otherwise owned by Sonoma or any of its Subsidiaries, (E) 1,129,256 shares of Sonoma Class A Stock were reserved for issuance in connection with future grants of awards under the Amended and Restated Sonoma 2007 Incentive Plan (“Sonoma Stock Plan”), (F) 473,014 shares of Sonoma Class A Stock were reserved for issuance with respect to outstanding stock options issued under the Sonoma Stock Plan (“Sonoma Options”), (G) 1,918,654 restricted shares issued under the Sonoma Stock Plan (“Sonoma Restricted Shares”) were outstanding and unvested (of which 1,356,631 are subject to performance conditions) and (H) 283,662 shares of Sonoma Class A Stock were reserved for issuance with respect to outstanding restricted stock units issued under the Sonoma Stock Plan (“Sonoma RSUs”) (none of which are subject to performance conditions).

(b) Sonoma has delivered to Greystone a true and complete list, as of the Capitalization Date, of all outstanding Sonoma Options, Sonoma Restricted Shares and Sonoma RSUs and other rights to purchase or receive shares of Sonoma Common Stock granted under the Sonoma Stock Plan, the number of shares of Sonoma Common Stock subject thereto (assuming target performance, if applicable), the vesting schedule, expiration dates and exercise prices thereof, in each case broken down as to each plan, agreement or other arrangement and as to each individual holder. Except as set forth above in this Section 2.03 and except for changes since the close of business on the Capitalization Date resulting from the exercise of Sonoma Options or the vesting of Sonoma RSUs, as of the date of this Agreement, no shares of capital stock or other voting securities of Sonoma were issued, reserved for issuance or outstanding. Except as set forth above in this Section 2.03, there are no outstanding stock appreciation rights, rights to receive shares of Sonoma Common Stock on a deferred basis or other rights that are linked to the value of Sonoma Common Stock granted under the Sonoma Stock Plan or otherwise. All outstanding shares of capital stock of Sonoma are, and all shares which may be issued pursuant to the Sonoma Stock Plan will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.

Annex A-5

(c) Except as set forth above in this Section 2.03, there are no bonds, debentures, notes or other indebtedness of Sonoma having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Sonoma may vote. Except as set forth above in this Section 2.03, (i) there are not issued, reserved for issuance or outstanding (A) any securities of Sonoma or any of its Subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or voting securities of Sonoma or any of its Subsidiaries or (B) any warrants, calls, options or other rights to acquire from Sonoma or any of its Subsidiaries, or any obligation of Sonoma or any of its Subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of Sonoma or any of its Subsidiaries and (ii) there are not any outstanding obligations of Sonoma or any of its Subsidiaries to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. Except as set forth on Section 2.03(c) of the Sonoma Disclosure Letter, neither Sonoma nor any of its Subsidiaries is a party to any voting agreement with respect to the voting of any such securities.

Section 2.04 Authority; Noncontravention.

(a) Sonoma has all necessary corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements, to perform its obligations under this Agreement and the Ancillary Agreements and to consummate the Transactions and the Ancillary Transactions subject to the filing of the Restated Sonoma Charter. The execution, delivery and performance by Sonoma of this Agreement and the Ancillary Agreements and the consummation by it of the Transactions and the Ancillary Transactions, have been duly and validly authorized by the Sonoma Board and no other corporate action on the part of Sonoma, pursuant to the Delaware General Corporation Law (the “DGCL”), the applicable listing standards of the NYSE or otherwise, is necessary to authorize the execution and delivery by Sonoma of this Agreement and the Ancillary Agreements, and the consummation by it of the Transactions and the Ancillary Transactions, subject to (i) the adoption of the Restated Sonoma Charter and the filing of the Restated Sonoma Charter with the Secretary of State of the State of Delaware, (ii) in the case of the New Sonoma Stock Issuance and the issuance of shares of Sonoma Class A Stock issuable upon the exchange of Greystone Class A Units and conversion of shares of New Sonoma Class C Stock (in each case, the “Conversion Shares”), the approval of the New Sonoma Stock Issuance and the issuance of the Conversion Shares and (iii) in the case of the Contribution, the approval of the Contribution, in each case by the Requisite Stockholder Approval. This Agreement has been duly executed and delivered by Sonoma and, assuming due authorization, execution and delivery hereof by Greystone, is a legal, valid and binding obligation of Sonoma enforceable against Sonoma in accordance with its terms (subject to applicable bankruptcy, solvency, fraudulent transfer, reorganization, moratorium and other Laws affecting creditors’ rights generally from time to time in effect and by general principles of equity). The Sonoma Board has unanimously (A) approved this Agreement and the Ancillary Agreements and the Transactions and the Ancillary Transactions and declared it advisable for Sonoma to enter into this Agreement and the Ancillary Agreements, (B) determined that the Restated Sonoma Charter is advisable to the stockholders of Sonoma, (C) determined that the Contribution is expedient and for the best interests of Sonoma and its stockholders and (D) directed that the Restated Sonoma Charter, the New Sonoma Stock Issuance, the issuance of the Conversion Shares and the Contribution be submitted to the stockholders of Sonoma for their consideration and (E) recommended that the stockholders of Sonoma adopt the Restated Sonoma Charter and approve the New Sonoma Stock Issuance, the issuance of the Conversion Shares and the Contribution (this clause (E), the “Sonoma Board Recommendation”).

(b) The execution, delivery and performance of this Agreement and the Ancillary Agreements, and the consummation of the Transactions and the Ancillary Transactions do not and will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any Lien in or upon any of the properties or other assets of Sonoma or any of its Subsidiaries under, (i) the Sonoma Charter or the Restated Sonoma Charter, as applicable, or the Sonoma Bylaws or the comparable organizational documents of the Sonoma Material Subsidiaries, (ii) except as set forth on Section 2.04(b) of the

Annex A-6

Sonoma Disclosure Letter, any Contract to which Sonoma or any of its Subsidiaries is a party or any of their respective properties or other assets is subject or (iii) subject to the governmental filings and other matters referred to in Section 2.06, any Law applicable to Sonoma or any of its Subsidiaries or their respective properties or other assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, breaches, defaults, rights, losses or Liens that (A) have not had or would not reasonably be expected to have, individually or in the aggregate, a Sonoma Material Adverse Effect or (B) would not reasonably be expected to prevent or materially and adversely affect, individually or in the aggregate, Sonoma’s ability to perform its obligations under this Agreement and the Ancillary Agreements or to consummate any of the Transactions or the Ancillary Transactions.

Section 2.05 Valid Issuance of Stock.

(a) The shares of Sonoma Class A Stock and New Sonoma Class C Stock, when issued, sold and delivered pursuant to the Restated Sonoma Charter as well as in accordance with the terms of this Agreement and the Distribution Subsidiary Merger Agreement for the consideration expressed in this Agreement and the Distribution Subsidiary Merger Agreement, and the Conversion Shares, when issued pursuant to the Restated Sonoma Charter, in each case, will be duly authorized and validly issued, fully paid and nonassessable and will be issued free of any Liens (other than such Liens created by the Restated Sonoma Charter, the Restated Greystone LLC Operating Agreement or applicable securities Laws) or any preemptive rights.

(b) Assuming the accuracy of the representations and warranties of the Greystone Members set forth in letters of transmittal in form and substance reasonably acceptable to Greystone and Sonoma, which shall include the investment representations set forth on Exhibit H attached hereto (the “Letters of Transmittal”), the shares of New Sonoma Class C Stock and the shares of Sonoma Class A Stock to be issued pursuant to the Distribution Subsidiary Merger Agreement and any Conversion Shares are exempt from the registration and the prospectus delivery requirements of the Securities Act pursuant to the exemption provided therefrom under Regulation D of the Securities Act.

(c) Sonoma has not offered any shares of New Sonoma Class C Stock, or substantially similar securities of Sonoma, for sale to, or solicited any offers to buy from, or otherwise approached or negotiated in respect of any such offer to sell or buy with, any persons other than Greystone and the Greystone Members. Sonoma has not taken any action that will, in and of itself and assuming the accuracy of the representations and warranties of the Greystone Members set forth in the Letters of Transmittal delivered in connection with the Distribution Subsidiary Merger Agreement, cause the issuance, sale and delivery of the shares of New Sonoma Class C Stock, the shares of Sonoma Class A Stock to be issued pursuant to the Distribution Subsidiary Merger Agreement and any Conversion Shares to constitute a violation of the Securities Act or any applicable state securities Laws.

Section 2.06 Governmental Approvals. Except as set forth on Section 2.06 of the Sonoma Disclosure Letter, no consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Governmental Authority is required by or with respect to Sonoma or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement and the Ancillary Agreements by Sonoma or the consummation by Sonoma of the Transactions and the Ancillary Transactions, except (a) the premerger notification and report form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (b) the filing with the SEC of such reports under, and other compliance with, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), (c) the filing with the SEC of such reports under, and other compliance with, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), (d) the Restated Sonoma Charter to be filed with the Secretary of State of the State of Delaware, (e) the governmental approvals, consents and authorizations that are applicable to Sonoma and its Subsidiaries as set forth on Section 2.06(e) of

Annex A-7

the Sonoma Disclosure Letter, pursuant to applicable Laws, including applicable Health Care Laws, for consummation of the Transactions and the Ancillary Transactions, (f) such filings with, and approvals of, the New York Stock Exchange (the “NYSE”) as are required to permit the consummation of the Transactions, (g) such filings and approvals as may be required by any applicable state securities or “blue sky” Laws and (h) such other consents, approvals, orders, authorizations, registrations, declarations and filings where the failure to make any such filing, give any such notice or obtain any such consent or approval would not reasonably be expected to (i) have, individually or in the aggregate, a Sonoma Material Adverse Effect or (ii) prevent or materially and adversely affect, individually or in the aggregate, Sonoma’s ability to perform its obligations under this Agreement or the Ancillary Agreements or to consummate any of the Transactions or the Ancillary Transactions.

Section 2.07 Sonoma SEC Documents; No Undisclosed Liabilities.

(a) Sonoma has timely filed or furnished all reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) with the Securities and Exchange Commission (the “SEC”) required to be filed or furnished by Sonoma since January 1, 2012 (such documents, the “Sonoma SEC Documents”). No Subsidiary of Sonoma is required to file or furnish, or files or furnishes, any form, report or other document with the SEC. As of their respective dates, the Sonoma SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, applicable to such Sonoma SEC Documents, and none of the Sonoma SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, unless such information contained in any Sonoma SEC Document has been corrected by a later-filed Sonoma SEC Document that was filed prior to the date hereof. The financial statements of Sonoma included in the Sonoma SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC or other rules and regulations of the SEC) applied by Sonoma on a consistent basis during the periods and at the dates involved (except as may be indicated therein or in the notes thereto) and fairly present in all material respects the financial position of Sonoma and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to the absence of footnote disclosure and to normal and recurring year-end audit adjustments not material in amount).

(b) Neither Sonoma nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required under GAAP to be reflected on a consolidated balance sheet of Sonoma and its Subsidiaries (including the notes thereto), except for any such liabilities or obligations (i) accrued, disclosed, reflected or reserved against in the financial statements (including any related notes) contained in the Sonoma 10-K, (ii) incurred in the ordinary course of business, (iii) incurred in connection with this Agreement, the Ancillary Agreements, the Transactions and the Ancillary Transactions or (iv) that have not had or would not reasonably be expected to have, individually or in the aggregate, a Sonoma Material Adverse Effect.

(c) Sonoma has established in good faith reserves for financial accounting purposes in respect of malpractice claims arising out of patient care services provided by Sonoma or its Subsidiaries (“Sonoma Patient Care Claims”).

Section 2.08 Information Statement. None of the information supplied or to be supplied by or on behalf of Sonoma for inclusion in the written information statement of the type contemplated by Rule 14c-2 of the Exchange Act containing the information specified in Schedule 14C under the Exchange Act and concerning the Written Consent, the Transaction and the Ancillary Transactions (the “Information Statement”) will, on the date

Annex A-8

of filing with the SEC and at the time the Information Statement is first mailed to Sonoma’s stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. The Information Statement will comply as to form in all material respects with the applicable provisions of the Exchange Act.

Section 2.09 Absence of Certain Changes or Events. Since December 31, 2013 until the date of this Agreement, except as expressly required by this Agreement or any Ancillary Agreement, (a) Sonoma and its Subsidiaries have conducted their respective businesses in all material respects in accordance with the ordinary course of such businesses and (b) there has not been any change, effect, event, circumstance, occurrence or state of facts that has had or would reasonably be expected to have, individually or in the aggregate, a Sonoma Material Adverse Effect. Except as set forth on Section 2.09 of the Sonoma Disclosure Letter, since December 31, 2013 until the date of this Agreement, neither Sonoma nor any of its Subsidiaries has taken any action that would require Greystone’s consent under Section 4.01(a) had such action been taken after the date hereof.

Section 2.10 Litigation. Except as set forth on Section 2.10 of the Sonoma Disclosure Letter, (a) there is no lawsuit, court action or other court proceeding (a “Litigation Proceeding”) pending or, to the Knowledge of Sonoma, threatened, and Sonoma has no Knowledge of any claim (other than a Sonoma Patient Care Claim) with respect to a Litigation Proceeding or Knowledge of any investigation pending or threatened, in each case, with respect to Sonoma or its Subsidiaries, nor is there any material judgment, decree, injunction, rule or order of any Governmental Authority or arbitrator outstanding with respect to Sonoma or any of its Subsidiaries, except in each case for any Litigation Proceedings, investigations, judgments, decrees, injunctions, rules, orders and claims that have not been or would not reasonably be expected to (x) be, individually or in the aggregate, material to Sonoma and its Subsidiaries, taken as a whole, or (y) otherwise prevent or materially and adversely affect Sonoma’s ability to perform its obligations under this Agreement or the Ancillary Agreements or to consummate any of the Transactions or the Ancillary Transactions, and (b) there is no Sonoma Patient Care Claim pending or, to the Knowledge of Sonoma, threatened with respect to Sonoma or its Subsidiaries that has had or would reasonably be expected to have, individually or in the aggregate, a Sonoma Material Adverse Effect or would otherwise prevent or materially and adversely affect Sonoma’s ability to perform its obligations under this Agreement or the Ancillary Agreements or to consummate any of the Transactions or the Ancillary Transactions.

Section 2.11 Contracts.

(a) Section 2.11(a) of the Sonoma Disclosure Letter sets forth a true and complete list as of the date of this Agreement, and Sonoma has, prior to the date of this Agreement, made available to Greystone true and complete copies (including all material amendments, modifications, extensions, renewals or guaranties) of the following (all such Contracts set forth on Section 2.11(a) of the Sonoma Disclosure Letter, or which are required to be so disclosed, “Sonoma Material Contracts”):

(i) all “material contracts” (as such term is defined in Item 601(b)(10) of SEC Regulation S-K) with respect to Sonoma or any of its Subsidiaries (whether or not filed by Sonoma with the SEC);

(ii) all Contracts of Sonoma or any of its Subsidiaries (A) involving payments by or to Sonoma or any of its Subsidiaries of more than $6,000,000 on an annual basis or (B) involving payments by or to Sonoma or any of its Subsidiaries of more than $2,000,000 on an annual basis and which may not be terminated by Sonoma without cause within one (1) year without penalty;

(iii) all Contracts to which Sonoma or any of its Subsidiaries is a party, or by which Sonoma, any of its Subsidiaries is bound, that contain any covenant limiting or prohibiting the right of Sonoma or any of its Subsidiaries (A) to engage in any line of business or conduct business in any geographic area, (B) to distribute or offer any products or services or (C) to compete with any other person in any line of

Annex A-9

business or in any geographic area or levying a fine, charge or other payment for doing any of the foregoing, in each case other than (x) such Contracts entered into in the ordinary course of business, (y) non-compete or non-solicitation Contracts with employees of Sonoma or any of its Subsidiaries or (z) confidentiality agreements including non-solicitation, “no raid” or no-hire provisions;

(iv) all Contracts of Sonoma or any of its Subsidiaries with any Affiliate of Sonoma (other than any of its Subsidiaries) in which the amount involved exceeds $120,000 on an annual basis, except for Contracts in respect of employment or consulting services;

(v) all Contracts of Sonoma or any of its Subsidiaries granting or obtaining any license to Intellectual Property involving payments of more than $2,000,000 on an annual basis;

(vi) all Contracts of Sonoma or any of its Subsidiaries involving payments to a single vendor by or to Sonoma or any of its Subsidiaries of more than $1,000,000 on an annual basis that require consent of or notice to a third party in the event of or with respect to the Transactions or the Ancillary Transactions, including in order to avoid a breach or termination of, or loss of benefit under, any such Contract;

(vii) all joint venture, partnership or other similar agreements involving co-investment with a third party to which Sonoma or any of its Subsidiaries is a party;

(viii) settlement agreements with, or agreements entered into in connection with settlement agreements with, Governmental Authorities that have existing or contingent material performance obligations;

(ix) all Contracts pursuant to which any Indebtedness of Sonoma or any of its Subsidiaries is outstanding or may be incurred (except for such Indebtedness the aggregate principal amount of which does not exceed $3,000,000);

(x) all material Sonoma Management Agreements;

(xi) all Contracts of Sonoma or any of its Subsidiaries with a pharmacy provider involving annual amounts exceeding $1,500,000;

(xii) all Contracts of Sonoma or any of its Subsidiaries with a therapy provider involving annual amounts exceeding $1,500,000;

(xiii) except for Sonoma Permits obtained under Health Care Laws, all Contracts of Sonoma or any of its Subsidiaries with a Third Party Payor or in connection with a Government Program regarding the provision of health care services by Sonoma or any of its Subsidiaries involving payments of more than $1,000,000 on an annual basis;

(xiv) all Contracts of Sonoma or any of its Subsidiaries relating to the construction or development of, any addition to, or any material improvement project with respect to, any Sonoma Facility or Sonoma Management Property or with respect to any real property that, upon completion, will be a facility owned, leased, subleased and/or operated by Sonoma and/or any of its Subsidiaries (including pursuant to any management agreement with a third party), involving amounts exceeding $3,000,000 (whether or not such amounts are paid directly by Sonoma or any of its Subsidiaries or reimbursed to the foregoing by tenants or managers at any Sonoma Facility or Sonoma Management Property);

(xv) all Contracts of Sonoma or any of its Subsidiaries which grant to any third party any exclusive rights, right of first refusal, right of first offer or similar right, in each case, with respect to any material assets, rights or properties of Sonoma or any of its Subsidiaries;

(xvi) all Contracts of Sonoma or any of its Subsidiaries that relate to an acquisition, divestiture, merger or similar transaction that contain material representations, covenants, indemnities or other obligations (including material payment, indemnification or other contingent obligations) or any “earn-out” obligations of Sonoma or any of its Subsidiaries, that are in effect on the date of this Agreement

Annex A-10

(other than any indemnification provisions which relate to representations and warranties in respect of organization, power and authority, due authorization, capitalization, non-contravention, taxes, brokers fees or other similar representations and warranties which are contained in the applicable acquisition agreement);

(xvii) all Contracts of Sonoma or any of its Subsidiaries relating to the settlement of (A) any legal proceeding (other than with respect to professional or general liability claims) that provide for any continuing material obligations on the part of Sonoma or any of its Subsidiaries and (B) professional or general liability claims that provide for any continuing monetary obligations in excess of $500,000 as of the date of this Agreement;

(xviii) all Contracts obligating Sonoma or any of its Subsidiaries to purchase or otherwise obtain any material product or service exclusively from any person or sell any material product or service exclusively to any person;

(xix) all Contracts of Sonoma or any of its Subsidiaries that prohibit, limit or restrict the payment of dividends or distributions in respect of the capital stock of Sonoma or any of its Subsidiaries or otherwise, prohibit, limit or restrict the pledging of capital stock of Sonoma or any of its Subsidiaries or prohibit, limit or restrict the issuance of guarantees by Sonoma or any of its Subsidiaries;

(xx) all Contracts that obligate Sonoma or any of its Subsidiaries to make any capital commitment or expenditure (including pursuant to any joint venture) to a single vendor in excess of $500,000 on an annual basis and that are not terminable by Sonoma or its Subsidiaries upon ninety (90) days’ notice or less without penalty or liability to Sonoma or its Subsidiaries; and

(xxi) all Contracts of Sonoma or any of its Subsidiaries any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the consummation of the Transactions or the Ancillary Transactions or the value of any of the benefits of which will be calculated on the basis of any of the Transactions or the Ancillary Transactions.

For purposes of this Section 2.11(a), amounts calculated on an “annual basis” or similar terms reflect annualized expenses or payments based on the period from January 1, 2014 through June 30, 2014.

(b) Except as set forth on Section 2.11(b) of the Sonoma Disclosure Letter, (i) none of Sonoma or any of its Subsidiaries (A) is, or has received written notice that any other party to any Sonoma Material Contract is, in violation or breach of or default (with or without notice or lapse of time or both) under or (B) has waived or failed to enforce any rights or benefits under any Sonoma Material Contract to which it is a party or any of its properties or other assets is subject, (ii) there has occurred no event giving to others any right of termination, amendment or cancellation of (with or without notice or lapse of time or both) any such Sonoma Material Contract and (iii) each such Sonoma Material Contract is in full force and effect and is a legal, valid and binding agreement of, and enforceable against, Sonoma or its Subsidiary, and, to the Knowledge of Sonoma, each other party thereto, except for violations, breaches, defaults, waivers or failures to enforce rights or benefits, or failures to be in full force and effect or to be legal, valid, binding or enforceable, covered by clauses (i), (ii) or (iii) above that have not had and would not reasonably be expected to have, individually or in the aggregate, a Sonoma Material Adverse Effect. No party to any of the Sonoma Material Contracts filed as an exhibit to the Sonoma 10-K or set forth on Section 2.11(a) of the Sonoma Disclosure Letter has provided written notice exercising any termination rights with respect thereto.

Section 2.12 Compliance with Laws.

(a) Except as set forth on Section 2.12(a) of the Sonoma Disclosure Letter, Sonoma and each of its Subsidiaries are and have been since January 1, 2012 in compliance with all Laws applicable to them, their properties or other assets or their business or operations, except for such violations or noncompliances that have not been and would not reasonably be expected to be, individually or in the aggregate, material to Sonoma and its Subsidiaries, taken as a whole. Sonoma and its Subsidiaries have in effect all material permits, licenses,

Annex A-11

certificates of need, registrations, accreditations, Government Program provider agreements, variances, exemptions, authorizations, operating certificates, franchises, orders, approvals, and similar rights issued by or obtained from all Governmental Authorities (collectively, “Sonoma Permits”) necessary to carry on their businesses as now conducted, and there has occurred no violation of, default (with or without notice or lapse of time or both) under, or event giving to others any right of termination, amendment or cancellation of, with or without notice or lapse of time or both, any Sonoma Permit, except for such violation, defaults, terminations, amendments or cancellations that, individually or in the aggregate, have not been and would not reasonably be expected to be material to Sonoma and its Subsidiaries, taken as a whole. There is no event which has occurred that would reasonably be expected to result in the termination, revocation, cancellation, non-renewal or adverse modification of any such Sonoma Permit that is material to Sonoma and its Subsidiaries, taken as a whole. Assuming all notices or consents listed on Section 2.06(e) of the Sonoma Disclosure Letter are made or obtained, the execution, delivery and performance of this Agreement and the Ancillary Agreements and the consummation of the Transactions and the Ancillary Transactions do not and will not conflict with or result in any violation or breach of, or default (with or without notice or lapse of time or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any Lien in or upon any properties or other assets of Sonoma or any of its Subsidiaries under, any such Sonoma Permit, except for any such conflicts, violations, breaches or defaults which have not had and would not reasonably be expected to have, individually or in the aggregate, a Sonoma Material Adverse Effect. This Section 2.12 does not relate to employee benefit matters, which are the subject of Section 2.13, or tax matters, which are the subject of Section 2.14, environmental matters, which are the subject of Section 2.17, or labor matters, which are the subject of Section 2.18.

(b) Since January 1, 2012, (i) neither Sonoma nor any of its Subsidiaries has received any written notice from any Governmental Authority that alleges or relates to (A) any violation or noncompliance (or reflects that Sonoma or any of its Subsidiaries is under investigation or the subject of an inquiry by any such Governmental Authority for such alleged noncompliance) with any applicable Law or (B) any fine, assessment or cease and desist order, or the suspension, revocation or limitation or restriction of any Sonoma Permit and (ii) neither Sonoma nor any of its Subsidiaries has entered into any agreement or settlement with any Governmental Authority with respect to its alleged noncompliance with, or violation of, any applicable Law, except in each case in clauses (i) and (ii) above to the extent any such violation, noncompliance, fine, assessment, order, suspension, revocation, limitation or restriction has not been and would not reasonably be expected to be, individually or in the aggregate, material to Sonoma and its Subsidiaries, taken as a whole.

(c) Since January 1, 2012, Sonoma and each of its Subsidiaries have timely filed all regulatory reports, schedules, statements, documents, filings, submissions, forms, registrations and other documents, together with any amendments required to be made with respect thereto, that each was required to file with any Governmental Authority, including state health and regulatory authorities and any applicable federal regulatory authorities, and have timely paid all taxes, fees and assessments due and payable in connection therewith, except where the failure to make such filings or payments has not had and would not reasonably be expected to have, individually or in the aggregate, a Sonoma Material Adverse Effect.

(d) Sonoma and each of its officers and directors are in material compliance with, and have complied in all material respects with (i) the applicable provisions of the Sarbanes-Oxley Act of 2002 and the related rules and regulations promulgated under such act (“Sarbanes-Oxley”) or the Exchange Act and (ii) the applicable listing and corporate governance rules and regulations of the NYSE. Sonoma has previously disclosed to Greystone all of the information required to be disclosed by Sonoma and its officers and employees, including Sonoma’s Chief Executive Officer and Chief Financial Officer, to the Sonoma Board or any committee thereof pursuant to the certification requirements relating to annual reports on Form 10-K and quarterly reports on Form 10-Q.

(e) Sonoma has established and maintains a system of internal controls over financial reporting (as defined in Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. Such

Annex A-12

internal controls provide reasonable assurance regarding the reliability of Sonoma’s financial reporting and the preparation of Sonoma’s financial statements for external purposes in accordance with GAAP. Since January 1, 2014, Sonoma’s principal executive officer and its principal financial officer have disclosed to Sonoma’s auditors and the audit committee of the Sonoma Board (A) all known significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect Sonoma’s ability to record, process, summarize and report financial information, and (B) any known fraud, whether or not material, that involves management or other employees who have a significant role in Sonoma’s internal controls and Sonoma has made available to Greystone copies of any such disclosure. Sonoma has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 of the Exchange Act) as required by Rule 13a-15 under the Exchange Act that are designed to ensure that material information relating to Sonoma and its consolidated Subsidiaries required to be included in reports filed under the Exchange Act is made known to Sonoma’s principal executive officer and its principal financial officer by others within those entities.

(f) Sonoma and its Subsidiaries have complied with all applicable security and privacy standards regarding protected health information under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information and Technology for Economic and Clinical Health Act of 2009, and all applicable state privacy Laws, and with all applicable regulations promulgated under any such legislation (collectively, “Privacy Laws”), except for such violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Sonoma Material Adverse Effect. To the Knowledge of Sonoma, Sonoma and its Subsidiaries, and their respective agents or employees, have been and continue to be in compliance with the Privacy Laws, except for such violations that have not and would not reasonably be expected to be, individually or in the aggregate, material to Sonoma and its Subsidiaries, taken as a whole. Since January 1, 2012, to the Knowledge of Sonoma, there have been no security breaches in the information technology systems of Sonoma and its Subsidiaries, except for such violations that have not been and would not reasonably be expected to be, individually or in the aggregate, material to Sonoma and its Subsidiaries, taken as a whole.

(g) Sonoma and its Subsidiaries have reported to the Centers for Medicare and Medicaid Services all information that is required to be reported regarding the current ownership and operation of Sonoma and its Subsidiaries, except for such violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Sonoma Material Adverse Effect.

(h) Neither Sonoma nor any of its Subsidiaries, nor, to the Knowledge of Sonoma, any of its or its Subsidiaries’ current directors, employees, officers or independent contractors: (i) has been convicted of any violation of any Health Care Laws; (ii) has been excluded or suspended from participation in any federal healthcare programs, as such term is defined in 42 U.S.C. § 1320a-7b(f); or (iii) has been debarred, suspended, proposed for debarment, declared ineligible, or voluntarily excluded by any Governmental Authority implementing a federal healthcare program, unless such status under clause (i), (ii) or (iii) would not reasonably be expected to be, individually or in the aggregate, material to Sonoma and its Subsidiaries, taken as a whole.

(i) In accordance with applicable Health Care Laws and except where such noncompliance has not had or would not reasonably be expected to have, individually or in the aggregate, a Sonoma Material Adverse Effect, Sonoma and its Subsidiaries have, upon reasonable diligence and as required by applicable Law: (i) verified that all employees, independent contractors and other suppliers, including physicians, advanced practice nurses, dentists, therapists and physician assistants providing clinical services, have valid and current licenses, permits and credentials; (ii) conducted criminal background checks on all such persons; and (iii) verified that none of such persons is or was included on an applicable federal, state or other applicable listing of excluded persons, including the HHS/OIG List of Excluded Individuals/Entities, prior to their employment or engagement as contractors, as applicable, and have continued to conduct such verifications on all such persons thereafter at reasonable intervals, as required.

(j) Each Sonoma Facility and business of Sonoma with respect to which revenue is reflected in the financial statements (including any related notes) contained in Sonoma’s quarterly report on Form 10-Q for the

Annex A-13

quarter ended June 30, 2014 is certified for participation in the Medicare or Medicaid program, or other Government Programs, has a current and valid provider agreement and provider number(s) with such program, and is in compliance with the conditions of participation in such program, except for any such noncompliance that have not been and would not reasonably be expected to be, individually or in the aggregate, material to Sonoma and its Subsidiaries, taken as a whole.

(k) All agreements with persons currently residing at a Sonoma Facility (each a “Sonoma Resident”) comply with the requirements of applicable Health Care Laws, except for any such noncompliance that has not had and would not reasonably be expected to have, individually or in the aggregate, a Sonoma Material Adverse Effect.

(l) Section 2.12(l) of the Sonoma Disclosure Letter sets forth a true and complete list of all agreements in effect as of the date of this Agreement between Sonoma or any of its Subsidiaries and the U.S. Department of Veterans Affairs, the Veterans Health Administration, or any affiliated entity or program. Each of Sonoma and its Subsidiaries and the applicable Sonoma Facilities are operating (and have operated within all applicable statutes of limitations) in compliance with all applicable contractual obligations, billing policies, procedures, limitations, and restrictions applicable to any such agreement and any other applicable requirement of the U.S. Department of Veterans Affairs, the Veterans Health Administration, and any other affiliated entity or program, except for such violations or defaults that have not been and would not reasonably be expected to be, individually or in the aggregate, material to Sonoma and its Subsidiaries, taken as a whole.

Section 2.13 Employee Benefit Plans.

(a) Section 2.13(a) of the Sonoma Disclosure Letter sets forth a true and complete list of all “employee benefit plans” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), and all other material employee benefit plans, programs, agreements, policies, arrangements or payroll practices, including material bonus plans, employment, consulting or other compensation agreements, collective bargaining agreements, company stock plans, incentive and other equity or equity-based compensation, or deferred compensation arrangements, retirement, pension, change in control, termination or severance plans or arrangements, stock purchase, severance pay, sick leave, vacation pay, salary continuation for disability, hospitalization, medical insurance, life insurance and scholarship plans and programs maintained by Sonoma or any of its Subsidiaries or to which Sonoma or any of its Subsidiaries contributes or is obligated to contribute for current or former employees of Sonoma or any of its Subsidiaries (the “Sonoma Employees”) or directors or former directors thereof or to which Sonoma or any of its Subsidiaries is a party (collectively, the “Sonoma Plans”).

(b) True and complete copies of the following documents, with respect to each of the Sonoma Plans (other than a Multiemployer Plan) have, prior to the date of this Agreement, been delivered to Greystone by Sonoma, to the extent applicable: (i) the plan document (or a written summary if the Sonoma Plan is not reduced to writing), any material amendments thereto and related trust documents, insurance contracts or other funding arrangements, in each case, as currently in effect; (ii) Form 5500s for the last three (3) years and all schedules attached thereto filed with respect to such Sonoma Plan, and the most recent actuarial report and financial statements, if any, prepared with respect to such Sonoma Plan; (iii) the most recent IRS determination letter, if any; and (iv) the most recent summary plan description (and all summaries of material modifications related thereto) distributed to participants in such Sonoma Plan and copies of all material communications received from any governmental authority relating to Sonoma Plans in the last three (3) years.

(c) Except as would not reasonably be expected to have, individually or in the aggregate, a Sonoma Material Adverse Effect, the Sonoma Plans have been maintained in accordance with their terms and with all provisions of ERISA, the Code and other applicable Law, and neither Sonoma (or any of its Subsidiaries) nor, to the Knowledge of Sonoma, any “party in interest” or “disqualified person” with respect to the Sonoma Plans has engaged in a non-exempt “prohibited transaction” within the meaning of Section 4975 of the Code or Section 406

Annex A-14

of ERISA. Neither Sonoma (or any of its Subsidiaries) nor, to the Knowledge of Sonoma, any other fiduciary of any Sonoma Plan has any material liability for breach of fiduciary duty or any other failure to act or comply with applicable Law in connection with the administration or investment of the assets of any Sonoma Plan.

(d) Each of the Sonoma Plans that is intended to be qualified under Section 401(a) of the Code has obtained a favorable determination letter as to its qualified status under the Code or is a prototype or volume submitter plan entitled, under applicable IRS guidance, to rely on the favorable opinion or advisory letter issued to the sponsor of such prototype or volume submitter plan. Nothing has occurred since the date of any such letter that would reasonably be expected to adversely affect the qualified status of any such Sonoma Plan or the tax exemption of any trust related thereto.

(e) None of Sonoma, its Subsidiaries or, except as would not reasonably be expected to result in material liability to Sonoma, any trade or business (whether or not incorporated) that is treated as a single employer with any of them under Sections 414(b), (c), (m) or (o) of the Code (a “Sonoma ERISA Affiliate”) (or that was so treated at any time during the six (6) years immediately prior to the date of this Agreement) has ever had (or, in the case of any former Sonoma ERISA Affiliate during the last six (6) years, had at the time it was a Sonoma ERISA Affiliate) any current or contingent liability with respect to (i) a plan subject to Title IV or Section 302 of ERISA or Section 412 of the Code or (ii) any “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA) (a “Multiemployer Plan”). To the Knowledge of Sonoma, there are no facts or circumstances that might give rise to any liability to Sonoma, its Subsidiaries or any Sonoma ERISA Affiliate for withdrawal from a Multiemployer Plan under Section 4201 of ERISA that would be reasonably expected to be, individually or in the aggregate, material to Sonoma and its Subsidiaries, taken as a whole.

(f) With respect to each Multiemployer Plan, neither Sonoma, its Subsidiaries nor any Sonoma ERISA Affiliate has been informed of: (i) any prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA); (ii) any fact that would adversely affect the tax qualified status of such plan; (iii) any reportable event (as defined in Section 4043 of ERISA); (iv) any completed or partial termination (whether by mass withdrawal or otherwise) of such plan; or (v) any such plan being in reorganization or insolvent. In addition to the foregoing, neither Sonoma, its Subsidiaries nor any Sonoma ERISA Affiliate is delinquent in making any contributions required to be paid to any Multiemployer Plan or is liable to any Multiemployer Plan for any withdrawal liability imposed by Subtitle E of Title IV of ERISA.

(g) All contributions (including all employer contributions and employee salary reduction contributions) required to have been made under any of the Sonoma Plans (including workers compensation) or by Law (without regard to any waivers granted under Section 412 of the Code), to any funds or trusts established thereunder or in connection therewith have been made by the due date thereof (including any valid extension), except where the failure to do so has not had and would not reasonably be expected to have, individually or in the aggregate, a Sonoma Material Adverse Effect.

(h) There are no pending actions, claims or lawsuits that have been asserted or instituted against the Sonoma Plans, the assets of any of the trusts under the Sonoma Plans or the sponsor or administrator of any of the Sonoma Plans, or, to the Knowledge of Sonoma, against any fiduciary of the Sonoma Plans with respect to the operation of any of the Sonoma Plans (other than routine benefit claims), nor does Sonoma have any Knowledge of any threatened action, claim or lawsuit, other than such actions, claims or lawsuits that have not had or would not reasonably be expected to have, individually or in the aggregate, a Sonoma Material Adverse Effect.

(i) None of the Sonoma Plans (other than Multiemployer Plans) provides for post-employment life or health insurance, benefits or coverage for any participant or any beneficiary of a participant, except (i) as may be required under applicable Law, including Section 4980B of the Code (“COBRA”) and which are provided at the sole expense of the participant or the participant’s beneficiary, (ii) benefits through the end of the month of termination of employment, (iii) death benefits attributable to deaths occurring at or prior to termination of

Annex A-15

employment, (iv) disability benefits attributable to disabilities occurring at or prior to termination of employment, (v) the right to convert from group coverage to an individual policy that will be maintained at the sole expense of the participant or the participant’s beneficiary and (vi) deferred compensation benefits accrued as liability on the books of Sonoma and disclosed in its financial statements. Each of Sonoma and any Sonoma ERISA Affiliate which maintains a “group health plan” within the meaning of Section 5000(b)(1) of the Code has complied with the notice and continuation requirements of Section 4980B of the Code, Part 6 of Subtitle B of Title I of ERISA and the regulations thereunder, except where the failure to comply has not had and would not reasonably be expected to have, individually or in the aggregate, a Sonoma Material Adverse Effect.

(j) Except as otherwise specifically contemplated by the terms of this Agreement, neither the execution and delivery of this Agreement nor the consummation of the Transactions (either by themselves or when combined with any other event), will (i) result in any payment becoming due to any Sonoma Employee, (ii) increase any benefits otherwise payable under any Sonoma Plan, (iii) result in the acceleration of the time of payment or vesting of any such benefits under any Sonoma Plan or (iv) result in any obligation to fund any trust or other arrangement with respect to compensation or benefits under a Sonoma Plan. Since January 1, 2014, Sonoma, including, for purposes of this sentence, the Sonoma Board, any committee thereof, any committee administering a Sonoma Plan and any officer of Sonoma, has not taken any action to increase the compensation or benefits payable after the date of this Agreement to any Sonoma Employee, which increase is partially or wholly, conditioned on the execution and delivery of this Agreement or the consummation of the Transactions (either by themselves or when combined with any other event).

(k) Neither Sonoma nor any of its Subsidiaries has a contract or commitment to create any additional Sonoma Plan or to modify any existing Sonoma Plan in a manner which would increase materially the expense of maintaining the Sonoma Plans, considered in the aggregate, except as required by applicable Law or tax qualification requirement or as necessary to conform a Sonoma Plan to applicable Law. There have been no modifications of Sonoma Plans or creation of new Sonoma Plans since December 31, 2013 that would be prohibited by the preceding sentence. Sonoma has not terminated any material Sonoma Plans since December 31, 2013.

(l) Except as would not reasonably be expected to be, individually or in the aggregate, material to Sonoma and its Subsidiaries, taken as a whole, each Sonoma Plan, and any award thereunder, that is or forms part of a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code is in documentary compliance with, and Sonoma and its Subsidiaries have, since January 1, 2009, complied in practice and operation with, all applicable requirements of Section 409A of the Code. Neither Sonoma nor any of its Subsidiaries has any obligation to gross-up, indemnify or otherwise reimburse any Sonoma Employee for any tax incurred by such Sonoma Employee, including under Section 409A or 4999 of the Code, or any interest or penalty related thereto.

(m) Sonoma has properly accrued on its financial statements in all material respects, under GAAP and the terms of the applicable Sonoma Plans and applicable Law, including as to the correct tally of days, for all vacation, sick leave, personal time, paid time off and other similar employee benefits and perquisites provided to Sonoma Employees.

(n) Any individual who performs services for Sonoma or any of its Subsidiaries (other than through a contract with an organization other than such individual) and who is not treated as an employee of Sonoma or any of its Subsidiaries for federal income tax purposes by Sonoma or any of its Subsidiaries is not an employee for such purposes, except as, together with any breach or breaches of Section 2.13(c) (without regard to any materiality or Sonoma Material Adverse Effect qualifiers therein), has not had or would not reasonably be expected to have, individually or in the aggregate, a Sonoma Material Adverse Effect.

(o) Except as would not reasonably be expected to be, individually or in the aggregate, material to Sonoma and its Subsidiaries, taken as a whole, neither Sonoma nor any of its Subsidiaries is a party to any contract, agreement or other arrangement providing for the payment of any amount which would not be deductible by reason of Section 162(m) or Section 280G of the Code.

Annex A-16

Section 2.14 Taxes.

(a) Sonoma and each of its Subsidiaries have timely filed with the appropriate taxing authorities, or has caused to be timely filed on their behalf (taking into account any valid extension of time within which to file), all income, franchise and other Tax Returns required to be filed by them, and all such filed Tax Returns are true, correct and complete in all material respects. All Taxes (regardless of having been shown as due on any Tax Return) have been timely paid in full, or an adequate reserve has been established therefor in the financial statements of Sonoma and its Subsidiaries (in accordance with GAAP) for all periods covered by such financial statements. Section 2.14(a) of the Sonoma Disclosure Letter lists each income or franchise Tax Return filed with respect to Sonoma and its Subsidiaries for the preceding three (3) taxable years.

(b) Except as set forth on Section 2.14(b) of the Sonoma Disclosure Letter, neither Sonoma nor any of its Subsidiaries is a party to or bound by any Tax indemnity, Tax sharing or Tax allocation agreement, or any other Contract, obligation, understanding or agreement to pay the Taxes of another person or to pay the Taxes with respect to transactions relating to any other person (other than Sonoma and its Subsidiaries) other than commercial agreements not primarily related to Taxes.

(c) Neither Sonoma nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code for any years open under the relevant statute of limitations.

(d) Neither Sonoma nor any of its Subsidiaries (i) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was Sonoma or a wholly owned Subsidiary of Sonoma) or (ii) has any liability for the Taxes of any person (other than Sonoma or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, by Contract or otherwise.

(e) Except as set forth on Section 2.14(e) of the Sonoma Disclosure Letter, to the Knowledge of Sonoma, no audits, investigations or other administrative or court proceedings, that could have, individually or in the aggregate, a Sonoma Material Adverse Effect, are pending with any taxing authority or court with respect to any material Taxes of Sonoma or any of its Subsidiaries, and no written notice thereof has been received by Sonoma or any of its Subsidiaries. To the Knowledge of Sonoma, no issue has been raised by any taxing authority in any Tax audit within the past three (3) years that is reasonably likely to be material to Sonoma or any of its Subsidiaries for any period after the Closing. To the Knowledge of Sonoma, there are no facts that, if known to any taxing authority, would likely give rise to a Tax deficiency of Sonoma or any of its Subsidiaries that could have, individually or in the aggregate, a Sonoma Material Adverse Effect. Neither Sonoma nor any of its Subsidiaries has any outstanding agreements, waivers or arrangements extending the statutory period of limitations applicable to any claim for, or the period for the collection or assessment of, any federal, state, local or foreign income, franchise or other material Taxes.

(f) No written claim that could give rise to material Taxes has been made within the previous three (3) years by a taxing authority in a jurisdiction where Sonoma or any of its Subsidiaries does not file Tax Returns that Sonoma or any of its Subsidiaries is or may be subject to taxation in that jurisdiction.

(g) Sonoma has, prior to the date hereof, made available to Greystone correct and complete copies of (i) all federal, state, local and foreign income, franchise and other Tax Returns (and amended Tax Returns) of Sonoma and its Subsidiaries for the preceding three (3) taxable years and (ii) any audit reports issued within the last three (3) years (or otherwise with respect to any audit or proceeding in progress) relating to federal, state, local or foreign income, franchise or other material Taxes of Sonoma or any of its Subsidiaries.

(h) No Liens for Taxes exist with respect to any properties or other assets of Sonoma or any of its Subsidiaries, except for Permitted Liens.

Annex A-17

(i) All material Taxes required to be withheld by Sonoma or any of its Subsidiaries (including withholding of Taxes pursuant to Sections 1441, 1442, 1445, 1446 and 3402 of the Code or similar provision under any foreign Laws) have been withheld, have been or will be duly and timely paid to the proper taxing authority, and have been or will be reported pursuant to applicable Tax information reporting Laws.

(j) Neither Sonoma nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for a taxable period ending on or prior to the Closing Date; (ii) “closing agreement” as described in Section 7121 of the Code (or any similar provision of state, local or foreign Law) executed on or prior to the Closing Date; (iii) installment sale or open transaction disposition made on or prior to the Closing Date; (iv) prepaid amount received on or prior to the Closing Date; or (v) cancellation of indebtedness income deferred pursuant to Section 108(i) of the Code.

(k) Except as set forth on Section 2.14(k) of the Sonoma Disclosure Letter, there is no power of attorney given by or binding upon Sonoma or any of its Subsidiaries with respect to Taxes for any period for which the applicable statute of limitations (including any waivers and extensions) has not expired as of the date of this Agreement.

(l) Neither Sonoma nor any of its Subsidiaries has been a party to any “listed transaction” as defined in Treasury Regulation Section 1.6011-4(b)(2).

(m) Except as set forth on Section 2.14(m) of the Sonoma Disclosure Letter, neither Sonoma nor any of its Subsidiaries has experienced, and will not experience prior to the Closing, an “ownership change” (as defined in Section 382(g) of the Code). As of December 31, 2013, Sonoma and each of its Subsidiaries had net operating loss carryovers (or consolidated net operating loss carryovers, as applicable), for purposes of Section 172 of the Code, in the amounts set forth on Section 2.14(m) of the Sonoma Disclosure Letter, and, as of the date hereof, Sonoma estimates that Sonoma and each of its Subsidiaries have net operating loss carryovers (or consolidated net operating loss carryovers, as applicable), for purposes of Section 172 of the Code, in the amounts set forth on Section 2.14(m) of the Sonoma Disclosure Letter. Except in connection with the transactions contemplated by this Agreement and to the extent set forth on Section 2.14(m) of the Sonoma Disclosure Letter, the consolidated net operating losses (or consolidated net operating losses, as applicable) of Sonoma and its Subsidiaries are available for utilization as of the date hereof after taking into account any limitation on their utilization under Section 382 of the Code on account of any “ownership change” (as defined in Section 382(g) of the Code) occurring on or prior to the date hereof (or prior to the Closing) (taking into account any Section 382 limitation for the taxable year that includes the Closing Date) or the separate return limited year restrictions contained in the Treasury Regulations.

Section 2.15 Intellectual Property.

(a) Sonoma, or one of its Subsidiaries, owns or possesses all licenses or other legal rights to use, sell or license all material Intellectual Property held for use or used in the business of Sonoma or its Subsidiaries as presently conducted (“Sonoma Intellectual Property”) except for any failures to own or possess as have not had and would not reasonably be expected to have, individually or in the aggregate, material direct or indirect costs or liabilities to, or other material direct or indirect negative impact on, Sonoma and its Subsidiaries, taken as a whole.

(b) Except as set forth on Section 2.15(b) of the Sonoma Disclosure Letter:

(i) to the Knowledge of Sonoma, no unresolved claims or threat of claims within the three (3) years prior to the date of this Agreement, have been asserted in writing by any third party against Sonoma or any of its Subsidiaries related to the use in the conduct of the businesses of Sonoma and its Subsidiaries that the Sonoma Intellectual Property or the conduct of the business of Sonoma and its Subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property rights of any third party;

Annex A-18

(ii) to the Knowledge of Sonoma, the conduct of the businesses of Sonoma and its Subsidiaries does not infringe, misappropriate or otherwise violate any Intellectual Property rights of any third party, except as have not had and would not reasonably be expected to have, individually or in the aggregate, material direct or indirect costs or liabilities to, or other material direct or indirect negative impact on, Sonoma and its Subsidiaries, taken as a whole;

(iii) to the Knowledge of Sonoma, no third party is infringing, misappropriating or otherwise violating any Sonoma Intellectual Property, except as have not had and would not reasonably be expected to have, individually or in the aggregate, material direct or indirect costs or liabilities to, or other material direct or indirect negative impact on, Sonoma and its Subsidiaries, taken as a whole;

(iv) Sonoma and its Subsidiaries have taken reasonable measures to protect the confidentiality of their Trade Secrets, except for any failure to have taken such efforts that has not had and would not reasonably be expected to have, individually or in the aggregate, a Sonoma Material Adverse Effect; and

(v) the consummation of the Transactions will not result in the loss or impairment of Sonoma’s and its Subsidiaries’ rights to own or use any of the Sonoma Intellectual Property or obligate them to pay any royalties or other amounts to any third party in excess of the amounts payable by them prior to the Closing, nor will such consummation require the consent of any third party in respect of any Sonoma Intellectual Property, except as have not had and would not reasonably be expected to have, individually or in the aggregate, material direct or indirect costs or liabilities to, or other material direct or indirect negative impact on, Sonoma and its Subsidiaries, taken as a whole.

(c) During the three (3) years prior to the date of this Agreement, (i) there have been no material security breaches in Sonoma’s or its Subsidiaries’ information technology systems and (ii) there have been no disruptions in any of Sonoma’s or its Subsidiaries’ information technology systems that materially adversely affected Sonoma’s or its Subsidiaries’ business or operations. Sonoma and its Subsidiaries have evaluated their disaster recovery and backup needs and have implemented plans and systems that reasonably address their assessment of risk.

Section 2.16 Real Property.

(a) Section 2.16(a) of the Sonoma Disclosure Letter lists: (i) each of the facilities owned, leased, subleased or operated (excluding facilities operated by Sonoma or any Subsidiary of Sonoma pursuant to a Sonoma Management Agreement) by Sonoma and its Subsidiaries (the “Sonoma Facilities”) and whether such Sonoma Facilities are owned, leased or subleased by Sonoma and its Subsidiaries; (ii) the street address of each such Sonoma Facility; (iii) the landlord and owner of each such Sonoma Facility (each lease or sublease pursuant to which Sonoma or any of its Subsidiaries lease all or part of a Sonoma Facility to or from an entity other than Sonoma or any of its Subsidiaries, together with each amendment or modification thereof, a “Sonoma Facility Lease”, and each such Sonoma Facility a “Leased Sonoma Facility”); (iv) the number and type of licensed beds at each Sonoma Facility; (v) each occupancy agreement, lease and/or sublease to third-party healthcare providers offering specialized services (e.g., dialysis) within Sonoma Facilities; and (vi) which, if any, Sonoma Facilities are (A) closed for operation or (B) have been divested, yet pursuant to which Sonoma remains a lessor or sublessor. Sonoma has, prior to the date of this Agreement, made available to Greystone true and complete copies of each Sonoma Facility Lease (including all amendments, modifications and supplements thereto) and information regarding the licensed capacity of each such Sonoma Facility, along with, to the extent in Sonoma’s possession and control and relating to Leased Sonoma Facilities: any subleases, licenses or agreements (other than Sonoma Residents’ leases) (including any material amendments or modifications thereto), providing for payments in excess of $1,500,000 on an annual basis and granting to any other party the right of use, management or occupancy of any portion of the real property and improvements that are the subject of such Sonoma Facility Lease. Except as set forth on Section 2.16(a) of the Sonoma Disclosure Letter, neither Sonoma nor any of its Subsidiaries, pursuant to any agreement or other arrangement under which payments exceed $750,000 on an annual basis, leases, subleases or otherwise permits the occupancy by any third party (other than the Sonoma Residents) of all or any portion of any of the Sonoma Facilities.

Annex A-19

(b) Except as set forth on Section 2.16(b)(i) of the Sonoma Disclosure Letter, neither Sonoma nor any of its Subsidiaries is a party to any agreement pursuant to which Sonoma or any of its Subsidiaries operates or manages any facility on behalf of any party other than Sonoma or any of its Subsidiaries (each agreement required to be set forth on Section 2.16(b)(i) of the Sonoma Disclosure Letter, a “Sonoma Management Agreement”). Section 2.16(b)(ii) of the Sonoma Disclosure Letter sets forth a list of the common name and address of each facility that is the subject of a Sonoma Management Agreement as of the date of this Agreement (such facilities, the “Sonoma Management Properties”). Neither Sonoma nor any Subsidiary of Sonoma is in receipt of any fees under any Sonoma Management Agreement paid more than thirty (30) days before such fees are due and payable.

(c) Section 2.16(c) of the Sonoma Disclosure Letter contains a true and complete list of all material office space (the “Sonoma Office Space”) and the leases, subleases, sub-subleases, licenses and purchase options to which Sonoma or any of its Subsidiaries is a party with respect to such material office spaces of Sonoma or any of its Subsidiaries (such leases, together with the Sonoma Facility Leases, the “Sonoma Leases”). For purposes of this Section 2.16(c), a lease, sublease, sub-sublease, license or purchase option shall be considered “material” if the aggregate rent payable for the property subject thereto is in excess of $750,000 per annum.

(d) For the purposes of this Agreement, “Leased Sonoma Property” shall be defined as, collectively, the Sonoma Office Space and Leased Sonoma Facilities. With respect to Sonoma Leases, except as set forth on Section 2.16(d) of the Sonoma Disclosure Letter, and other than with respect to the last sentence of clause (ii), clause (v), clause (ix) and clause (xi), except as have not been and would not reasonably be expected to be, individually or in the aggregate, material to Sonoma and its Subsidiaries, taken as a whole:

(i) such Sonoma Lease is legal, valid, binding, enforceable and in full force and effect, subject to bankruptcy, insolvency, reorganization, moratoriums or similar Laws now or hereafter in effect relating to creditor’s rights generally or to general principles of equity;

(ii) neither Sonoma nor any Subsidiary nor, to the Knowledge of Sonoma, any other party, is in breach or violation of, or default under, any such Sonoma Lease, and no event has occurred, is pending or, to the Knowledge of Sonoma, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by Sonoma or any Subsidiary or, to the Knowledge of Sonoma, any other party under such Sonoma Lease. Each Leased Sonoma Property is in material compliance with the terms and provisions of any restrictive covenants, easements, or agreements affecting such Leased Sonoma Property. Neither Sonoma nor any of its Subsidiaries has received notice of any currently pending but uncured default under any Sonoma Lease;

(iii) each Leased Sonoma Property is supplied with utilities and other services adequate for the operation of such Leased Sonoma Property and is in good repair and working order sufficient for normal operation of Sonoma’s business, subject to normal wear and tear, and adequate and suitable for the purposes for which it is presently being used;

(iv) to the Knowledge of Sonoma, no Lien, easement, covenant or other restriction or title matter applicable to the real property subject to any such Sonoma Lease, other than Permitted Liens, would reasonably be expected to impair the current uses or the occupancy by Sonoma or a Subsidiary of the property subject thereto;

(v) there are no material disputes, material oral agreements or material forbearance programs between Sonoma or the applicable Subsidiary and the lessor with respect to such Sonoma Lease;

(vi) there are no outstanding options or rights of any party (other than Sonoma or its Subsidiaries) to terminate such Sonoma Lease prior to the expiration of the term thereof (except for termination rights following a casualty, condemnation, default or similar event);

(vii) since January 1, 2012, neither Sonoma nor any of its Subsidiaries has received written notice from any Governmental Authority or the landlord under the Sonoma Lease that Sonoma has not maintained all or any portion of each Leased Sonoma Property substantially in accordance with the terms of the Sonoma Lease or applicable Law;

Annex A-20

(viii) there are no (A) to the Knowledge of Sonoma, pending or threatened condemnation proceedings relating to the real property that is the subject of such Sonoma Lease or (B) pending or, to the Knowledge of Sonoma, threatened litigation, claims, actions, suits, proceedings, investigations or administrative actions relating to such Sonoma Lease or the real property and/or improvements that are the subject thereof;

(ix) there are no outstanding agreements, contracts, commitments, options or rights of first refusal (A) to which Sonoma or any of its Subsidiaries is a party or (B) to the Knowledge of Sonoma, to which any landlord or sublandlord and parties other than Sonoma or any of its Subsidiaries are a party, in the case of each of (A) and (B), granted to third parties to purchase such Leased Sonoma Property, or any portion thereof or interest therein;

(x) neither Sonoma nor any of its Subsidiaries has received written notice of any, and to the Knowledge of Sonoma there is no, proposed or pending proceeding to change or redefine the zoning classification of all or any portion of such Leased Sonoma Property; and

(xi) Sonoma has made available to Greystone true and complete copies of each of the Sonoma Leases (including any amendments or modifications thereto) and of all of the following materials relating to material Leased Sonoma Property: waivers, leases, subleases, licenses or agreements (including any material amendments or modifications thereto) granting to any other party the right of use or occupancy of any portion of such Leased Sonoma Property and (in the case of such leases, sublease, licenses or agreements granting the right of use or occupancy) providing for payments in excess of $1,500,000 on an annual basis.

(e) With respect to each parcel of real property owned by Sonoma and its Subsidiaries (each, a “Sonoma Owned Real Property”), except as set forth on Section 2.16(e) of the Sonoma Disclosure Letter, and except as have not been and would not reasonably be expected to be, individually or in the aggregate, material to Sonoma and its Subsidiaries, taken as a whole:

(i) Sonoma or the Subsidiary that is the record owner thereof has good and valid title to such Sonoma Owned Real Property, free and clear of any Lien, easement, covenant or other restriction or title matter applicable to such Sonoma Owned Real Property, other than Permitted Liens;

(ii) all owned Sonoma Facilities are supplied with utilities and other services adequate for the operation of said owned Sonoma Facilities and are in good repair and working order sufficient for normal operation of Sonoma’s business, subject to normal wear and tear, and adequate and suitable for the purposes for which they are presently being used;

(iii) there are no (A) pending or, to the Knowledge of Sonoma, threatened condemnation proceedings relating to such Sonoma Owned Real Property or (B) pending or, to the Knowledge of Sonoma, threatened litigation, claims, actions, suits, proceedings, investigations or administrative actions relating to such Sonoma Owned Real Property;

(iv) (A) there are no outstanding options or rights of first refusal to purchase such Sonoma Owned Real Property, or any portion thereof or interest therein and (B) there are no “put” rights or other requirements for Sonoma or any of its Subsidiaries to purchase the real property of any other person;

(v) neither Sonoma nor any Subsidiary has received written notice of any, and to the Knowledge of Sonoma there is no, proposed or pending proceeding to change or redefine the zoning classification of all or any portion of such Sonoma Owned Real Property;

(vi) since January 1, 2012, neither Sonoma nor any of its Subsidiaries has received written notice from any Governmental Authority that Sonoma has not maintained all or any portion of each Sonoma Owned Real Property substantially in accordance with the terms of applicable Law;

(vii) each Sonoma Owned Real Property is assessed by local property assessors as a tax parcel or parcels separate from all other tax parcels;

Annex A-21

(viii) no portion of such Sonoma Owned Real Property has, during Sonoma’s or the applicable Subsidiary’s ownership, suffered any damage by fire or other casualty loss which has not heretofore been completely repaired and restored to its original condition (ordinary wear and tear excepted);

(ix) such Sonoma Owned Real Property is in compliance with the terms and provisions of any restrictive covenants, easements, or agreements affecting such Sonoma Owned Real Property; and

(x) Sonoma has made available to Greystone true and complete copies of all of the following materials relating to material Sonoma Owned Real Property, to the extent in Sonoma’s possession or control: leases, subleases, licenses or agreements (including any amendments or modifications thereto) granting to any other party the right of use or occupancy of any portion of such Sonoma Owned Real Property and (in the case of such leases, sublease, licenses or agreements granting the right of use or occupancy) providing for payments in excess of $1,500,000 on an annual basis.

(f) Section 2.16(f) of the Sonoma Disclosure Letter sets forth, as of the date of this Agreement, a list of undeveloped Sonoma Owned Real Property, and whether or not there is a present intent by Sonoma or any of its Subsidiaries to develop a Sonoma Facility thereon.

(g) Except as set forth on Section 2.16(g) of the Sonoma Disclosure Letter, and except as have not been and would not reasonably be expected to be, individually or in the aggregate, material to Sonoma and its Subsidiaries, taken as a whole, none of Sonoma or any of its Subsidiaries has engaged any party other than Sonoma or any of its Subsidiaries to operate or manage any of the Sonoma Facilities pursuant to any agreement that remains in effect as of the date hereof.

(h) Except as have not been and would not reasonably be expected to be, individually or in the aggregate, material to Sonoma and its Subsidiaries, taken as a whole, Sonoma and each of its Subsidiaries, respectively, has good and marketable title to all of the tangible personal property owned by it, in each case, free and clear of any Liens other than Permitted Liens.

Section 2.17 Environmental Matters. Except as has not had or would not reasonably be expected to have, individually or in the aggregate, a Sonoma Material Adverse Effect, (a) no written notice, notification, demand, request for information, citation, summons, complaint or order has been received by, and no action, claim, suit, proceeding or review or investigation is pending or, to the Knowledge of Sonoma, threatened by any person against, Sonoma, any of its Subsidiaries or, to the Knowledge of Sonoma, any person whose liability Sonoma or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of Law with respect to any matters relating to or arising out of any Environmental Law, (b) Sonoma and its Subsidiaries have been and are in compliance with all Environmental Laws, including possessing all permits, authorizations, licenses, exemptions and other governmental authorizations required for its operations under applicable Environmental Laws, (c) Sonoma and its Subsidiaries do not have any Environmental Liabilities and, to the Knowledge of Sonoma, no facts, circumstances or conditions relating to, arising from, associated with or attributable to (i) any real property currently or formerly owned, operated or leased by Sonoma or its Subsidiaries or operations thereon or (ii) any person whose liability Sonoma or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of Law would reasonably be expected to result in Environmental Liabilities and (d) with respect to any real property currently owned or leased by Sonoma or its Subsidiaries or, to the Knowledge of Sonoma, formerly owned or leased by Sonoma or its Subsidiaries, there have been no Releases by Sonoma or any of its Subsidiaries, or to the Knowledge of Sonoma, by any other person, of Hazardous Materials that have resulted or are reasonably likely to result in a claim against Sonoma or its Subsidiaries.

Section 2.18 Labor Matters. No labor strike, work slowdown, work stoppage, lockout or other concerted labor action or dispute involving the employees of Sonoma or any of its Subsidiaries is pending, or to the Knowledge of Sonoma, threatened against or affecting Sonoma or any of its Subsidiaries and, since January 1, 2012, there has not been any such action. Except as set forth on Section 2.18 of the Sonoma Disclosure Letter,

Annex A-22

neither Sonoma nor any of its Subsidiaries is party to or bound by any collective bargaining or similar agreement with any labor organization or any work rules or practices agreed to with any labor organization applicable to employees of Sonoma or any of its Subsidiaries, and no collective bargaining or similar agreement is currently being negotiated by Sonoma or any of its Subsidiaries. Except as set forth on Section 2.18 of the Sonoma Disclosure Letter, to the Knowledge of Sonoma, none of the employees of Sonoma or any of its Subsidiaries is represented by any labor organization in connection with their employment with Sonoma or any of its Subsidiaries. Except as set forth on Section 2.18 of the Sonoma Disclosure Letter, no representation election petition or application for certification of a labor organization as the exclusive collective bargaining representative of any employees of Sonoma or any of its Subsidiaries has been served on Sonoma or any of its Subsidiaries within the past three (3) years, nor, to the Knowledge of Sonoma, is such a petition or application pending with the National Labor Relations Board or any other Governmental Authority, and no labor organization is currently engaged in or, to the Knowledge of Sonoma, threatening organizational efforts with respect to any employees of Sonoma or any of its Subsidiaries. Except as has not had or would not reasonably be expected to have, individually or in the aggregate, a Sonoma Material Adverse Effect, each of Sonoma and its Subsidiaries (a) is, and has been since January 1, 2012, in compliance with all applicable Laws respecting labor, employment and employment practices, terms and conditions of employment, health and safety and wages and hours and (b) is not liable for any payment to any trust or other fund or to any Governmental Authority with respect to unemployment compensation benefits, social security or other benefits or obligations for employees. Sonoma and its Subsidiaries have not, at any time prior to the date that is ninety (90) days before the Closing Date, without fully complying with the notice and other requirements of the Worker Adjustment Retraining Notification Act of 1988, as amended (the “WARN Act”), effectuated (A) a “plant closing” (as defined in the WARN Act), affecting any site of employment or one or more facilities or operating units within any site of employment or facility of Sonoma or any of its Subsidiaries or (B) a “mass layoff” (as defined in the WARN Act) affecting any site of employment or facility of Sonoma or any of its Subsidiaries or any similar action under applicable state or local Law requiring notice to employees in the event of a plant closing or mass layoff.

Section 2.19 Insurance. Section 2.19(a) of the Sonoma Disclosure Letter sets forth each insurance policy (including policies providing casualty, liability, medical and workers compensation coverage) to which Sonoma or any Subsidiary is currently a party (the “Sonoma Policies”). All Sonoma Policies are in full force and effect, and all premiums that are due and payable with respect thereto covering all periods up to and including the Closing Date have been paid. Since January 1, 2012, no notice of cancellation or termination has been received with respect to any Sonoma Policies, except for such cancellations or terminations which have not had or would not reasonably be expected to have, individually or in the aggregate, a Sonoma Material Adverse Effect. Since January 1, 2012, each of Sonoma and its Subsidiaries has been continuously insured with recognized insurers or has self-insured, in each case in such amounts and with respect to such risks and losses as are required by Law and any Contract to which it is a party and as are customary for companies in the United States conducting the businesses conducted by Sonoma and its Subsidiaries, except where such failure has not had and would not reasonably be expected to have, individually or in the aggregate, a Sonoma Material Adverse Effect. Section 2.19(b) of the Sonoma Disclosure Letter sets forth the premium paid by Sonoma and its Subsidiaries for directors and officers liability insurance for its last full policy year.

Section 2.20 Licensing and Certification Surveys. Sonoma is periodically subject to monitoring, inspections or survey reports, waivers of deficiencies, plans of correction, and other investigation reports or certifications by Governmental Authorities (collectively, “Licensing and Certification Surveys”). Except as set forth on Section 2.20 of the Sonoma Disclosure Letter or except as have not had and would not reasonably be expected to have, individually or in the aggregate, a Sonoma Material Adverse Effect, there are no deficiencies or violations noted in any Licensing and Certification Surveys, except any deficiencies or violations that Sonoma or its Subsidiaries are in the process of remedying, and Sonoma or its Subsidiaries have remedied, discharged and complied in all material respects (or are in the process of so complying) with all applicable plans of correction, such that there are no violations or deficiencies with respect to any of the Sonoma Permits.

Section 2.21 Third Party Payor Reimbursement. All billing practices of Sonoma and its Subsidiaries with respect to the Sonoma Facilities and the Sonoma Management Properties, including practices with respect to

Annex A-23

Government Programs and private insurance companies, have been in compliance with all applicable Laws, regulations and policies of such Third Party Payors, except for any such noncompliances that have not been and would not reasonably be expected to be, individually or in the aggregate, material to Sonoma and its Subsidiaries, taken as a whole. Except as set forth on Section 2.21 of the Sonoma Disclosure Letter, since January 1, 2012: (a) none of Sonoma or any of its Subsidiaries has received written notice that Sonoma or any of its Subsidiaries has billed or received any payment or reimbursement that exceeds the amounts permitted by applicable Law by more than $500,000 individually, or $1,000,000 in the aggregate, except to the extent cured or corrected and all penalties or interest discharged in connection with such cure or correction and except for settling allowed amounts in the ordinary course of business; (b) none of Sonoma or any of its Subsidiaries has received written notice regarding a violation of or failure to comply with the billing requirements of a Government Program; and (c) there is no pending, nor to the Knowledge of Sonoma, any threatened, billing-related recoupment, proceeding or investigation under the Medicare or Medicaid program involving either Sonoma or any of its Subsidiaries, or any person who is an officer or director of Sonoma or any of its Subsidiaries, except in each case in clauses (b) and (c) where the result of such proceeding or investigation have not been or would not reasonably be expected to be, individually or in the aggregate, material to Sonoma and its Subsidiaries, taken as a whole.

Section 2.22 Prohibited Persons.

(a) Neither Sonoma nor any of its Subsidiaries nor any of its brokers or agents acting or benefiting in any capacity in connection with the Transactions or Ancillary Transactions is a Prohibited Person.

(b) Neither Sonoma nor any of its Subsidiaries nor any of its brokers or agents acting or benefiting in any capacity in connection with the Transactions or Ancillary Transactions (i) has conducted or will conduct any business or has engaged or will engage in any transaction or dealing with any Prohibited Person, including making or receiving any contribution of funds, goods or services to or for the benefit of a Prohibited Person; (ii) has dealt or will deal in, or has otherwise engaged or will engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order; or (iii) has engaged or will engage in or has conspired or will conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the requirements or prohibitions set forth in the Executive Order or the USA PATRIOT Act.

Section 2.23 Transactions with Related Parties. Except as set forth on Section 2.23 of the Sonoma Disclosure Letter, since January 1, 2013, there has been no transaction, or series of similar transactions, agreements, arrangements or understandings, nor are there any currently proposed transactions, or series of similar transactions, agreements, arrangements or understandings to which Sonoma or any of its Subsidiaries was or is to be a party, that would be required to be disclosed under Item 404 of Regulation S-K promulgated under the Securities Act.

Section 2.24 Brokers and Other Advisors. No broker, investment banker, financial advisor or other person, other than MTS Health Partners, L.P. (“MTS”) and J.P. Morgan Securities LLC (“J.P. Morgan Securities”), the fees and expenses of which will be paid by Sonoma in accordance with Sonoma’s agreements with such firms (true and complete copies of which have heretofore been made available to Greystone), is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses, in connection with the Transactions based upon arrangements made by or on behalf of Sonoma or its Subsidiaries.

Section 2.25 Opinion of Financial Advisor. The Sonoma Board has received the opinions of each of MTS and J.P. Morgan Securities, as of the date of such opinion and based on and subject to the assumptions, qualifications and other matters set forth therein, to the effect, in the case of MTS, that the total consideration to be paid by Sonoma in the Transactions is fair, from a financial point of view, to Sonoma, and in the case of J.P. Morgan Securities, that the Exchange Ratio (as defined therein) is fair from a financial point of view, to Sonoma, and complete copies of such written opinions will be made available to Greystone, solely for informational purposes, as soon as practicable after the date of this Agreement.

Annex A-24

Section 2.26 State Takeover Statutes. Assuming the accuracy of the representations and warranties of Greystone and the Greystone Members contained in this Agreement and the Ancillary Agreements, no “business combination,” “fair price,” “moratorium,” “control share acquisition” or similar anti-takeover statute or regulation (other than Section 203 of the DGCL) is applicable to Sonoma, the shares of Sonoma Common Stock or the Transactions. The Sonoma Board has taken all necessary actions so that the restrictions on business combinations set forth in Section 203 of the DGCL are not applicable to this Agreement, the Ancillary Agreements, the Transactions or the Ancillary Transactions.

Section 2.27 No Rights Agreement. There is no stockholder rights plan, “poison pill,” anti-takeover plan or other similar device in effect to which Sonoma is a party or by which it is otherwise bound.

Section 2.28 Written Consent. The delivery of the Written Consent will constitute the requisite stockholder action to approve (a) the Restated Sonoma Charter under Section 242 of the DGCL and under the Sonoma Charter, (b) the Contribution under Section 271 of the DGCL and (c) the New Sonoma Stock Issuance under the applicable listing standards of the NYSE, and is the only approval of the stockholders of Sonoma necessary to approve this Agreement, the Ancillary Agreements, the Transactions and the Ancillary Transactions.

Section 2.29 Investment Representations.

(a) Sonoma understands that the Greystone Class A Units, the Greystone Class B Units and the Greystone Class C Units have not been registered under the Securities Act and are being offered pursuant to an exemption from registration contained in the Securities Act based in part upon the representations of Sonoma contained in this Section 2.29.

(b) Sonoma is capable of evaluating the merits and risks of its investment in Greystone and has the capacity to protect its own interests. Sonoma must bear the economic risk of this investment indefinitely unless the Greystone Class A Units, the Greystone Class B Units and the Greystone Class C Units are registered pursuant to the Securities Act or an exemption from registration is available. Sonoma understands that Greystone has no present intention of registering the Greystone Class A Units or the Greystone Class C Units. Sonoma also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Sonoma to transfer all or any portion of the Greystone Class A Units or the Greystone Class C Units under the circumstances, in the amounts or at the times Sonoma might propose.

(c) Sonoma represents that it is an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act.

(d) Sonoma acknowledges and agrees that the Greystone Class A Units, the Greystone Class B Units and the Greystone Class C Units are subject to restrictions on transfer as set forth in the Restated Greystone LLC Operating Agreement.

(e) Sonoma is acquiring the Greystone Class A Units, the Greystone Class B Units and the Greystone Class C Units to be issued and sold hereunder for investment and for its own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and Sonoma has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Sonoma further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or any third person with respect to any of the Greystone Class A Units or Greystone Class C Units.

(f) Sonoma has received all the information that Sonoma considers necessary or appropriate for deciding whether to acquire the Greystone Class A Units, the Greystone Class B Units and the Greystone Class C Units. Sonoma further represents that it has had an opportunity to ask questions and receive answers from Greystone regarding the Greystone Class A Units and the Greystone Class C Units and the business, properties, prospects, and financial condition of Greystone and to obtain additional information (to the extent Greystone possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to Sonoma or to which Sonoma had access. The foregoing, however, does not limit or modify the representations and warranties of Greystone in Article III.

Annex A-25

Section 2.30 Exclusivity of Representations; No Limitation of Other Representations. The representations and warranties made by Sonoma in this Article II are the exclusive representations and warranties made by Sonoma and its Subsidiaries. Sonoma hereby acknowledges that neither Sonoma nor any of its Subsidiaries, nor any of their respective equityholders or Representatives, nor any other person, has made or is making any other express or implied representation or warranty with respect to Sonoma and its Subsidiaries or any of their respective businesses, operations, assets or liabilities, including with respect to any information provided or made available to Greystone or any of its Representatives. Greystone and its Representatives have relied solely on the representations and warranties made by Sonoma in this Article II and have not relied upon any other representations or warranties, statutory, common law or otherwise, of any nature, oral or written, past, present or future, including any other representations or warranties, express or implied, or as to the accuracy or completeness of any other information, made by, or made available by, Sonoma or any of its Representatives, with respect to, or in connection with, the negotiation, execution or delivery of this Agreement or the transactions contemplated hereby, notwithstanding the delivery or disclosure to Greystone or its Representatives of any documentation or other information with respect to any one or more of the foregoing, including in certain “data rooms,” management presentations or other information provided or made available to Greystone or its Representatives in anticipation or contemplation of any of the transactions contemplated hereby (all of which are hereby expressly disclaimed). Furthermore, in connection with the due diligence investigation of Sonoma, its Subsidiaries and their business and operations by and on behalf of Greystone and its Representatives, such persons have received and may continue to receive certain estimates, projections, forecasts and other forward-looking information, as well as certain business plan information, regarding Sonoma, its Subsidiaries and their business and operations. Greystone hereby acknowledges that there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking statements, as well as in such business plans, that Greystone is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections, forecasts and other forward-looking information, as well as such business plans, so furnished to it (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking information or business plans), and that no representation or warranty is being made with respect thereto. Nothing in any representation or warranty in this Agreement shall in any way limit or restrict the scope, applicability or meaning of any other representation or warranty made by Sonoma in this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF GREYSTONE

Except as set forth in the disclosure letter delivered by Greystone to Sonoma prior to the execution of this Agreement (the “Greystone Disclosure Letter”), Greystone represents and warrants to Sonoma as follows:

Section 3.01 Organization, Standing and Corporate Power. Each of Greystone and the Greystone Material Subsidiaries is an entity duly organized, validly existing and in good standing (except to the extent the “good standing” concept is not applicable in any relevant jurisdiction) under the Laws of the jurisdiction in which it is formed and has all requisite corporate, limited liability company or other entity power and authority to carry on its business as now being conducted. Each other Subsidiary of Greystone is an entity duly organized, validly existing and in good standing (except to the extent the “good standing” concept is not applicable in any relevant jurisdiction) under the Laws of the jurisdiction in which it is formed and has all requisite limited liability company or other entity power and authority to carry on its business as now being conducted, except to the extent that any failure to be so organized, validly existing and in good standing has not had or would not reasonably be expected to have, individually or in the aggregate, a Greystone Material Adverse Effect. Greystone and each of its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed has not had or would not reasonably be expected to have, individually or in the aggregate, a Greystone Material Adverse Effect. Greystone has, prior to the date hereof, made available to Sonoma a true and complete copy of the certificate of formation of Greystone, the Greystone LLC Operating Agreement and the charter and bylaws (or comparable organizational documents) of the Greystone Material Subsidiaries, in each case as amended to the date of this Agreement.

Annex A-26

Section 3.02 Subsidiaries. Section 3.02 of the Greystone Disclosure Letter lists all the Subsidiaries of Greystone and, for each such Subsidiary, the state of formation and each jurisdiction in which such Subsidiary is qualified or licensed to do business. Except for Permitted Liens and as set forth on Section 3.02 of the Greystone Disclosure Letter, all the outstanding shares of capital stock of, or other equity interests in, each such Subsidiary have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by Greystone free and clear of any Liens other than Permitted Liens and Liens pursuant to existing financing arrangements. Except for the capital stock or other equity or voting interests of its Subsidiaries and those equity interests described on Section 3.02 of the Greystone Disclosure Letter, Greystone does not own, directly or indirectly, any capital stock or other equity or voting interests in any person.

Section 3.03 Capital Structure.

(a) Section 3.03(a) of the Greystone Disclosure Letter sets forth, as of the date of this Agreement, each of the Greystone Members and lists the Greystone LLC Interests owned by each such Greystone Member. Except as set forth on Section 3.03(a) of the Greystone Disclosure Letter and the Greystone LLC Interests owned by the Greystone Members, as of the date of this Agreement, there are no issued or outstanding limited liability company interests or other equity interests in Greystone.

(b) Except as set forth above in Section 3.03(a), there are no outstanding stock appreciation rights, rights to receive Greystone LLC Interests on a deferred basis or other rights that are linked to the value of Greystone LLC Interests granted under the Greystone Plans. Except as set forth on Section 3.03(b) of the Greystone Disclosure Letter, all outstanding Greystone LLC Interests are, and all Greystone LLC Interests which may be issued pursuant to the Greystone Plans will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.

(c) Except as set forth above in Section 3.03(a), there are no bonds, debentures, notes or other indebtedness of Greystone having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the Greystone Members may vote. Except as set forth above in Section 3.03(a), (i) there are not issued, reserved for issuance or outstanding (A) any securities of Greystone or any of its Subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or voting securities of Greystone or any of its Subsidiaries or (B) any warrants, calls, options or other rights to acquire from Greystone or any of its Subsidiaries, or any obligation of Greystone or any of its Subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of Greystone or any of its Subsidiaries and (ii) there are not any outstanding obligations of Greystone or any of its Subsidiaries to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. Except as set forth on Section 3.03(c) of the Greystone Disclosure Letter, neither Greystone nor any of its Subsidiaries is a party to any voting agreement with respect to the voting of any such securities.

Section 3.04 Authority; Noncontravention.

(a) Greystone has all requisite limited liability company power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party, to perform its obligations under this Agreement and the Ancillary Agreements to which it is a party and to consummate the Transactions and the Ancillary Transactions. The execution, delivery and performance by Greystone of this Agreement and the Ancillary Agreements to which it is a party, and the consummation by it of the Transactions and the Ancillary Transactions, have been duly and validly authorized by all necessary limited liability company action on the part of Greystone, and no other limited liability company proceedings on the part of Greystone are necessary to authorize the execution and delivery by Greystone of this Agreement, the Ancillary Agreements to which it is a party and the consummation by it of the Transactions and the Ancillary Transactions. This Agreement has been duly executed and delivered by Greystone and, assuming due authorization, execution and delivery hereof by Sonoma, is a legal, valid and binding obligation of Greystone, enforceable against Greystone in accordance with its terms (subject to applicable bankruptcy, solvency, fraudulent transfer, reorganization, moratorium and other Laws affecting creditors’ rights generally from time to time in effect and by general principles of equity). The Greystone Board has unanimously adopted resolutions approving this Agreement,

Annex A-27

the Ancillary Agreements to which Greystone is a party and the Transactions and the Ancillary Transactions, and authorizing and approving the execution, delivery and performance of this Agreement and the Ancillary Agreements to which Greystone is a party in accordance with their terms and the consummation of the Transactions and the Ancillary Transactions. The Greystone Members have duly adopted resolutions by written consent approving the execution, delivery and performance of this Agreement in accordance with its terms and the consummation of the Transactions and approving the Ancillary Agreements to which Greystone is a party. The Board of Directors of each Distribution Subsidiary has (A) approved the Distribution Subsidiary Merger Agreement and declared it advisable, (B) directed that the Distribution Subsidiary Merger Agreement be submitted to its sole stockholder for its consideration and (C) recommended that its sole stockholder approve and adopt the Distribution Subsidiary Merger Agreement.

(b) The execution, delivery and performance of this Agreement and the Ancillary Agreements to which Greystone is a party, and the consummation of the Transactions and the Ancillary Transactions, do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any Lien in or upon any of the properties or other assets of Greystone or any of its Subsidiaries under, (i) the certificate of formation of Greystone, the Greystone LLC Operating Agreement or the charter and bylaws (or comparable organizational documents) of the Greystone Material Subsidiaries, (ii) except as set forth on Section 3.04(b) of the Greystone Disclosure Letter, any Contract to which Greystone or any of its Subsidiaries is a party or any of their respective properties or other assets is subject or (iii) subject to the governmental filings and other matters referred to in Section 3.06, any Law applicable to Greystone or any of its Subsidiaries or their respective properties or other assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, breaches, defaults, rights, losses or Liens that (A) have not had or would not reasonably be expected to have, individually or in the aggregate, a Greystone Material Adverse Effect or (B) would not reasonably be expected to prevent or materially and adversely affect, individually or in the aggregate, Greystone’s ability to perform its obligations under this Agreement and the Ancillary Agreements or to consummate any of the Transactions or the Ancillary Transactions.

Section 3.05 Valid Issuance of Greystone Units.

(a) The Greystone Class A Units and the Greystone Class C Units, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration set forth in this Agreement will be duly authorized and validly issued, fully paid and nonassessable and will be issued free of any Liens (other than such Liens created by the Restated Sonoma Charter, the Restated Greystone LLC Operating Agreement or applicable securities Laws) or any preemptive rights.

(b) Assuming the accuracy of the representations and warranties of Sonoma that are set forth in this Agreement and the Restated Greystone LLC Operating Agreement, the Greystone Class A Units and the Greystone Class C Units are exempt from the registration and the prospectus delivery requirements of the Securities Act.

(c) Greystone has not offered any Greystone Class A Units or Greystone Class C Units for sale to, or solicited any offers to buy from, or otherwise approached or negotiated in respect of any such offer to sell or buy with, any persons other than Sonoma. Greystone has not taken any action that will, in and of itself and assuming the accuracy of the representations and warranties of Sonoma that are set forth in this Agreement and the Restated Greystone LLC Operating Agreement, cause the issuance, sale and delivery of the Greystone Class A Units or the Greystone Class C Units to constitute a violation of the Securities Act or any applicable state securities Laws.

Section 3.06 Governmental Approvals. Except as set forth on Section 3.06 of the Greystone Disclosure Letter, no consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Governmental Authority is required by or with respect to Greystone or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement and the Ancillary Agreements to

Annex A-28

which Greystone is a party by Greystone and the Greystone Members or the consummation by Greystone and the Greystone Members of the Transactions and the Ancillary Transactions, except (a) the premerger notification and report form under the HSR Act, (b) the governmental approvals, consents and authorizations that are applicable to Greystone and its Subsidiaries as set forth on Section 3.06(b) of the Greystone Disclosure Letter, pursuant to applicable Laws, including applicable Health Care Laws, for consummation of the Transactions and the Ancillary Transactions, (c) such filings and approvals as may be required by any applicable state securities or “blue sky” Laws and (d) such other consents, approvals, orders, authorizations, registrations, declarations and filings where the failure to make any such filing, give any such notice or obtain any such consent or approval would not reasonably be expected to (i) have, individually or in the aggregate, a Greystone Material Adverse Effect or (ii) prevent or materially and adversely affect, individually or in the aggregate, Greystone’s ability to perform its obligations under this Agreement or the Ancillary Agreements or to consummate any of the Transactions or the Ancillary Transactions.

Section 3.07 Greystone Financial Statements; No Undisclosed Liabilities.

(a) The audited consolidated balance sheets of Greystone, as at December 31, 2013, December 31, 2012 and December 31, 2011, and the related audited consolidated income and cash flow statements of Greystone for the fiscal years then ended, and the unaudited consolidated balance sheet and the related unaudited income and cash flow statements of Greystone, each as at and for the three (3) month period ending March 31, 2014 (collectively, the “Greystone Financial Statements”), were prepared in accordance with GAAP consistently applied throughout the periods and the dates involved, except as otherwise noted therein. Prior to the date of this Agreement, true and complete copies of the Greystone Financial Statements, and the accompanying independent auditors’ reports, as applicable, have been made available to Sonoma. As of the dates of such financial statements, the Greystone Financial Statements fairly present in all material respects the financial position, the results of operations and cash flow of Greystone and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. Each of the Greystone Financial Statements has been prepared in all material respects in accordance with the books and records of Greystone.

(b) Neither Greystone nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required under GAAP to be reflected on a consolidated balance sheet of Greystone and its Subsidiaries (including the notes thereto), except for any such liabilities or obligations (i) accrued, disclosed, reflected or reserved against in the Greystone Financial Statements (including any related notes), (ii) incurred in the ordinary course of business, (iii) incurred in connection with this Agreement, the Ancillary Agreements to which Greystone is a party, the Transactions and the Ancillary Transactions or (iv) that have not had or would not reasonably be expected to have, individually or in the aggregate, a Greystone Material Adverse Effect.

(c) Greystone has established in good faith reserves in respect of malpractice claims arising out of patient care services provided by Greystone or its Subsidiaries (“Greystone Patient Care Claims”).

Section 3.08 Information Statement. None of the information supplied or to be supplied by or on behalf of Greystone for inclusion in the Information Statement will, on the date of filing with the SEC and at the time the Information Statement is first mailed to Sonoma’s stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 3.09 Absence of Certain Changes or Events. Since December 31, 2013 until the date of this Agreement, except as expressly required by this Agreement or any Ancillary Agreement, (a) Greystone and its Subsidiaries have conducted their respective businesses in all material respects in accordance with the ordinary course of such businesses and (b) there has not been any change, effect, event, circumstance, occurrence or state of facts that has had or would reasonably be expected to have, individually or in the aggregate, a Greystone Material Adverse Effect. Except as set forth on Section 3.09 of the Greystone Disclosure Letter, since

Annex A-29

December 31, 2013 until the date of this Agreement, neither Greystone nor any of its Subsidiaries has taken any action that would require Sonoma’s consent under Section 4.01(b) had such action been taken after the date hereof.

Section 3.10 Litigation. Except as set forth on Section 3.10 of the Greystone Disclosure Letter, (a) there is no Litigation Proceeding pending or, to the Knowledge of Greystone, threatened, and Greystone has no Knowledge of any claim (other than a Greystone Patient Care Claim) with respect to a Litigation Proceeding or Knowledge of any investigation pending or threatened, in each case, with respect to Greystone or its Subsidiaries, nor is there any material judgment, decree, injunction, rule or order of any Governmental Authority or arbitrator outstanding with respect to Greystone or any of its Subsidiaries, except in each case for any Litigation Proceedings, investigations, judgments, decrees, injunctions, rules, orders or claims that have not been and would not reasonably be expected to (x) be, individually or in the aggregate, material to Greystone and its Subsidiaries, taken as a whole, or (y) otherwise prevent or materially and adversely affect Greystone’s ability to perform its obligations under this Agreement or the Ancillary Agreements or to consummate any of the Transactions or the Ancillary Transactions, and (b) there is no Greystone Patient Care Claim pending or, to the Knowledge of Greystone, threatened with respect to Greystone or its Subsidiaries that has had or would reasonably be expected to have, individually or in the aggregate, a Greystone Material Adverse Effect or would otherwise prevent or materially and adversely affect Greystone’s ability to perform its obligations under this Agreement or the Ancillary Agreements or to consummate any of the Transactions or the Ancillary Transactions.

Section 3.11 Contracts.

(a) Section 3.11(a) of the Greystone Disclosure Letter sets forth a true and complete list as of the date of this Agreement, and Greystone has, prior to the date of this Agreement, made available to Sonoma true and complete copies (including all material amendments, modifications, extensions, renewals or guaranties) of the following (all such Contracts set forth on Section 3.11(a) of the Greystone Disclosure Letter, or which are required to be so disclosed, “Greystone Material Contracts”):

(i) all Contracts of Greystone or any of its Subsidiaries (A) involving payments by or to Greystone or any of its Subsidiaries of more than $9,000,000 on an annual basis or (B) involving payments by or to Greystone or any of its Subsidiaries of more than $3,000,000 on an annual basis and which may not be terminated by Greystone without cause within one (1) year without penalty;

(ii) all Contracts to which Greystone or any of its Subsidiaries is a party, or by which Greystone, any of its Subsidiaries is bound, that contain any covenant limiting or prohibiting the right of Greystone or any of its Subsidiaries (A) to engage in any line of business or conduct business in any geographic area, (B) to distribute or offer any products or services or (C) to compete with any other person in any line of business or in any geographic area or levying a fine, charge or other payment for doing any of the foregoing, in each case other than (x) such Contracts entered into in the ordinary course of business, (y) non-compete or non-solicitation Contracts with non-executive employees of Greystone or any of its Subsidiaries or (z) confidentiality agreements including non-solicitation, “no raid” or no-hire provisions;

(iii) all Contracts of Greystone or any of its Subsidiaries with any Affiliate of Greystone (other than any of its Subsidiaries) in which the amount involved exceeds $360,000 on an annual basis, except for Contracts in respect of employment or consulting services;

(iv) all Contracts of Greystone or any of its Subsidiaries granting or obtaining any license to Intellectual Property involving payments of more than $1,500,000 on an annual basis;

(v) all Contracts of Greystone or any of its Subsidiaries involving payments to a single vendor by or to Greystone or any of its Subsidiaries of more than $3,000,000 on an annual basis that require consent of or notice to a third party in the event of or with respect to the Transactions or the Ancillary Transactions, including in order to avoid a breach or termination of, or loss of benefit under, any such Contract;

Annex A-30

(vi) all joint venture, partnership or other similar agreements involving co-investment with a third party to which Greystone or any of its Subsidiaries is a party;

(vii) settlement agreements with, or agreements entered into in connection with settlement agreements with, Governmental Authorities that have existing or contingent material performance obligations;

(viii) all Contracts pursuant to which any Indebtedness of Greystone or any of its Subsidiaries is outstanding or may be incurred (except for such Indebtedness the aggregate principal amount of which does not exceed $3,000,000);

(ix) all material Greystone Management Agreements;

(x) all Contracts of Greystone or any of its Subsidiaries with a pharmacy provider involving annual amounts exceeding $1,500,000;

(xi) all Contracts of Greystone or any of its Subsidiaries with a therapy provider involving annual amounts exceeding $1,500,000;

(xii) except for Greystone Permits obtained under Health Care Laws, all Contracts of Greystone or any of its Subsidiaries with a Third Party Payor or in connection with a Government Program regarding the provision of health care services by Greystone or any of its Subsidiaries involving payments of more than $3,000,000 on an annual basis;

(xiii) all Contracts of Greystone or any of its Subsidiaries relating to the construction or development of, any addition to, or any material improvement project with respect to, any Greystone Facility or Greystone Management Property or with respect to any real property that, upon completion, will be a facility owned, leased, subleased and/or operated by Greystone and/or any of its Subsidiaries (including pursuant to any management agreement with a third party), involving amounts exceeding $6,000,000 (whether or not such amounts are paid directly by Greystone or any of its Subsidiaries or reimbursed to the foregoing by tenants or managers at any Greystone Facility or Greystone Management Property);

(xiv) all Contracts of Greystone or any of its Subsidiaries which grant to any third party any exclusive rights, right of first refusal, right of first offer or similar right, in each case, with respect to any material assets, rights or properties of Greystone or any of its Subsidiaries;

(xv) all Contracts of Greystone or any of its Subsidiaries that relate to an acquisition, divestiture, merger or similar transaction that contain material representations, covenants, indemnities or other obligations (including material payment, indemnification or other contingent obligations) or any “earn-out” obligations of Greystone or any of its Subsidiaries, that are in effect on the date of this Agreement (other than any indemnification provisions which relate to representations and warranties in respect of organization, power and authority, due authorization, capitalization, non-contravention, taxes, brokers fees or other similar representations and warranties which are contained in the applicable acquisition agreement);

(xvi) all Contracts of Greystone or any of its Subsidiaries relating to the settlement of (A) any legal proceeding (other than with respect to professional or general liability claims) that provide for any continuing material obligations on the part of Greystone or any of its Subsidiaries and (B) professional or general liability claims that provide for any continuing monetary obligations in excess of $750,000 as of the date of this Agreement;

(xvii) all Contracts obligating Greystone or any of its Subsidiaries to purchase or otherwise obtain any material product or service exclusively from any person or sell any material product or service exclusively to any person;

(xviii) all Contracts of Greystone or any of its Subsidiaries that prohibit, limit or restrict the payment of dividends or distributions in respect of the capital stock of Greystone or any of its Subsidiaries or otherwise, prohibit, limit or restrict the pledging of capital stock of Greystone or any of its Subsidiaries or prohibit, limit or restrict the issuance of guarantees by Greystone or any of its Subsidiaries;

Annex A-31

(xix) all Contracts that obligate Greystone or any of its Subsidiaries to make any capital commitment or expenditure (including pursuant to any joint venture) to a single vendor in excess of $1,500,000 on an annual basis and that are not terminable by Greystone or its Subsidiaries upon ninety (90) days’ notice or less without penalty or liability to Greystone or its Subsidiaries; and

(xx) all Contracts of Greystone or any of its Subsidiaries any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the consummation of the Transactions or the Ancillary Transactions or the value of any of the benefits of which will be calculated on the basis of any of the Transactions or the Ancillary Transactions.

For purposes of this Section 3.11(a), amounts calculated on an “annual basis” or similar terms reflect annualized expenses or payments based on the period from January 1, 2014 through June 30, 2014.

(b) Except as set forth on Section 3.11(b) of the Greystone Disclosure Letter, (i) none of Greystone or any of its Subsidiaries (A) is, or has received written notice that any other party to any Greystone Material Contract is, in violation or breach of or default (with or without notice or lapse of time or both) under or (B) has waived or failed to enforce any rights or benefits under any Greystone Material Contract to which it is a party or any of its properties or other assets is subject, (ii) there has occurred no event giving to others any right of termination, amendment or cancellation of (with or without notice or lapse of time or both) any such Greystone Material Contract and (iii) each such Greystone Material Contract is in full force and effect and is a legal, valid and binding agreement of, and enforceable against, Greystone or its Subsidiary, and, to the Knowledge of Greystone, each other party thereto, except for violations, breaches, defaults, waivers or failures to enforce rights or benefits, or failures to be in full force and effect or to be legal, valid, binding or enforceable, covered by clauses (i), (ii) or (iii) above that have not had and would not reasonably be expected to have, individually or in the aggregate, a Greystone Material Adverse Effect. No party to any of the Contracts set forth on Section 3.11(a) of the Greystone Disclosure Letter has provided written notice exercising any termination rights with respect thereto.

Section 3.12 Compliance with Laws.

(a) Except as set forth on Section 3.12(a) of the Greystone Disclosure Letter, Greystone and each of its Subsidiaries are and have been since January 1, 2012 in compliance with all Laws applicable to them, their properties or other assets or their business or operations, except for such violations or noncompliances that have not been and would not reasonably be expected to be, individually or in the aggregate, material to Greystone and its Subsidiaries, taken as a whole. Greystone and its Subsidiaries have in effect all material permits, licenses, certificates of need, registrations, accreditations, Government Program provider agreements, variances, exemptions, authorizations, operating certificates, franchises, orders, approvals, and similar rights issued by or obtained from all Governmental Authorities (collectively, “Greystone Permits”) necessary to carry on their businesses as now conducted, and there has occurred no violation of, default (with or without notice or lapse of time or both) under, or event giving to others any right of termination, amendment or cancellation of, with or without notice or lapse of time or both, any Greystone Permit, except for such violation, defaults, terminations, amendments or cancellations that, individually or in the aggregate, have not been and would not reasonably be expected to be material to Greystone and its Subsidiaries, taken as a whole. There is no event which has occurred that would reasonably be expected to result in the termination, revocation, cancellation, non-renewal or adverse modification of any such Greystone Permit that is material to Greystone and its Subsidiaries, taken as a whole. Assuming all notices or consents listed on Section 3.06(b) of the Greystone Disclosure Letter are made or obtained, the execution, delivery and performance of this Agreement and the Ancillary Agreements and the consummation of the Transactions and the Ancillary Transactions do not and will not conflict with or result in any violation or breach of, or default (with or without notice or lapse of time or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any Lien in or upon any properties or other assets of Greystone or any of its Subsidiaries under, any such Greystone Permit, except for any such conflicts, violations, breaches or defaults which has not had and would not reasonably be expected to have, individually or in the aggregate, a Greystone Material Adverse Effect.

Annex A-32

This Section 3.12 does not relate to employee benefit matters, which are the subject of Section 3.13, or tax matters, which are the subject of Section 3.14, environmental matters, which are the subject of Section 3.17, or labor matters, which are the subject of Section 3.18.

(b) Since January 1, 2012, (i) neither Greystone nor any of its Subsidiaries has received any written notice from any Governmental Authority that alleges or relates to (A) any violation or noncompliance (or reflects that Greystone or any of its Subsidiaries is under investigation or the subject of an inquiry by any such Governmental Authority for such alleged noncompliance) with any applicable Law or (B) any fine, assessment or cease and desist order, or the suspension, revocation or limitation or restriction of any Greystone Permit and (ii) neither Greystone nor any of its Subsidiaries has entered into any agreement or settlement with any Governmental Authority with respect to its alleged noncompliance with, or violation of, any applicable Law, except in each case in clauses (i) and (ii) above to the extent any such violation, noncompliance, fine, assessment, order, suspension, revocation, limitation or restriction has not been and would not reasonably be expected to be, individually or in the aggregate, material to Greystone and its Subsidiaries, taken as a whole.

(c) Since January 1, 2012, Greystone and each of its Subsidiaries have timely filed all regulatory reports, schedules, statements, documents, filings, submissions, forms, registrations and other documents, together with any amendments required to be made with respect thereto, that each was required to file with any Governmental Authority, including state health and regulatory authorities and any applicable federal regulatory authorities, and have timely paid all taxes, fees and assessments due and payable in connection therewith, except where the failure to make such filings or payments has not had and would not reasonably be expected to have individually or in the aggregate, a Greystone Material Adverse Effect.

(d) Greystone has established and maintains a system of internal controls over financial reporting that provide reasonable assurance regarding the reliability of Greystone’s financial reporting and the preparation of Greystone’s financial statements for external purposes in accordance with GAAP. Since January 1, 2014, Greystone’s principal executive officer and its principal financial officer have disclosed to Greystone’s auditors and the audit committee of the Greystone Board (A) all known significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect Greystone’s ability to record, process, summarize and report financial information, and (B) any known fraud, whether or not material, that involves management or other employees who have a significant role in Greystone’s internal controls, and Greystone has made available to Sonoma copies of any such disclosure.

(e) Greystone and its Subsidiaries have complied with all applicable security and privacy standards regarding protected health information under all applicable Privacy Laws, except for such violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Greystone Material Adverse Effect. To the Knowledge of Greystone, Greystone and its Subsidiaries, and their respective agents or employees, have been and continue to be in compliance with the Privacy Laws, except for such violations that have not been and would not reasonably be expected to be, individually or in the aggregate, material to Greystone and its Subsidiaries, taken as a whole. Since January 1, 2012, to the Knowledge of Greystone, there have been no security breaches in the information technology systems of Greystone and its Subsidiaries, except for such violations that have not been and would not reasonably be expected to be, individually or in the aggregate, material to Greystone and its Subsidiaries, taken as a whole.

(f) Greystone and its Subsidiaries have reported to the Centers for Medicare and Medicaid Services all information that is required to be reported regarding the current ownership and operation of Greystone and its Subsidiaries, except for such violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Greystone Material Adverse Effect.

(g) Neither Greystone nor any of its Subsidiaries, nor, to the Knowledge of Greystone, any of its or its Subsidiaries’ current directors, employees, officers or independent contractors: (i) has been convicted of any violation of any Health Care Laws; (ii) has been excluded or suspended from participation in any federal

Annex A-33

healthcare programs, as such term is defined in 42 U.S.C. § 1320a-7b(f); or (iii) has been debarred, suspended, proposed for debarment, declared ineligible, or voluntarily excluded by any Governmental Authority implementing a federal healthcare program, unless such status under clause (i), (ii) or (iii) has not been and would not reasonably be expected to be, individually or in the aggregate, material to Greystone and its Subsidiaries, taken as a whole.

(h) In accordance with applicable Health Care Laws and except where such noncompliance has not had or would not reasonably be expected to have, individually or in the aggregate, a Greystone Material Adverse Effect, Greystone and its Subsidiaries have, upon reasonable diligence and as required by applicable Law: (i) verified that all employees, independent contractors and other suppliers, including physicians, advanced practice nurses, dentists, therapists and physician assistants providing clinical services, have valid and current licenses, permits and credentials; (ii) conducted criminal background checks on all such persons; and (iii) verified that none of such persons is or was included on an applicable federal, state or other applicable listing of excluded persons, including the HHS/OIG List of Excluded Individuals/Entities, prior to their employment or engagement as contractors, as applicable, and have continued to conduct such verifications on all such persons thereafter at reasonable intervals, as required.

(i) Each Greystone Facility and business of Greystone with respect to which revenue is reflected in the unaudited income statement of Greystone for the three (3) month period ending March 31, 2014 is certified for participation in the Medicare or Medicaid program, or other Government Programs, has a current and valid provider agreement and provider number(s) with such program, and is in compliance with the conditions of participation in such program, except for such noncompliances that have not been and would not reasonably be expected to be, individually or in the aggregate, material to Greystone and its Subsidiaries, taken as a whole.

(j) All agreements with persons currently residing at a Greystone Facility (each a “Greystone Resident”) comply with the requirements of applicable Health Care Laws, except for any such noncompliance that has not had and would not reasonably be expected to have, individually or in the aggregate, a Greystone Material Adverse Effect.

(k) Section 3.12(k) of the Greystone Disclosure Letter sets forth a true and complete list of all agreements in effect as of the date of this Agreement between Greystone or any of its Subsidiaries and the U.S. Department of Veterans Affairs, the Veterans Health Administration, or any affiliated entity or program. Each of Greystone and its Subsidiaries and the applicable Greystone Facilities are operating (and have operated within all applicable statutes of limitations) in compliance with all applicable contractual obligations, billing policies, procedures, limitations, and restrictions applicable to any such agreement and any other applicable requirement of the U.S. Department of Veterans Affairs, the Veterans Health Administration, and any other affiliated entity or program, except for such violations or defaults that have not been and would not reasonably be expected to be, individually or in the aggregate, material to Greystone and its Subsidiaries, taken as a whole.

Section 3.13 Greystone Benefit Plans.

(a) Section 3.13(a) of the Greystone Disclosure Letter sets forth a true and complete list of all “employee benefit plans” (as defined in Section 3(3) of ERISA), and all other material employee benefit plans, programs, agreements, policies, arrangements or payroll practices, including material bonus plans, employment, consulting or other compensation agreements, collective bargaining agreements, company stock plans, incentive and other equity or equity-based compensation, or deferred compensation arrangements, retirement, pension, change in control, termination or severance plans or arrangements, stock purchase, severance pay, sick leave, vacation pay, salary continuation for disability, hospitalization, medical insurance, life insurance and scholarship plans and programs maintained by Greystone or any of its Subsidiaries or to which Greystone or any of its Subsidiaries contributes or is obligated to contribute for current or former employees of Greystone or any of its Subsidiaries (the “Greystone Employees”) or directors or former directors thereof or to which Greystone or any of its Subsidiaries is a party (collectively, the “Greystone Plans”).

Annex A-34

(b) True and complete copies of the following documents, with respect to each of the Greystone Plans (other than a Multiemployer Plan) have, prior to the date of this Agreement, been delivered to Sonoma by Greystone, to the extent applicable: (i) the plan document (or a written summary if the Greystone Plan is not reduced to writing), any material amendments thereto and related trust documents, insurance contracts or other funding arrangements, in each case, as currently in effect; (ii) Form 5500s for the last three (3) years and all schedules attached thereto filed with respect to such Greystone Plan, and the most recent actuarial report and financial statements, if any, prepared with respect to such Greystone Plan; (iii) the most recent IRS determination letter, if any; and (iv) the most recent summary plan description (and all summaries of material modifications related thereto) distributed to participants in such Greystone Plan and copies of all material communications received from any governmental authority relating to Greystone Plans in the last three (3) years.

(c) Except as would not reasonably be expected to have, individually or in the aggregate, a Greystone Material Adverse Effect, the Greystone Plans have been maintained in accordance with their terms and with all provisions of ERISA, the Code and other applicable Law, and neither Greystone (or any of its Subsidiaries) nor, to the Knowledge of Greystone, any “party in interest” or “disqualified person” with respect to the Greystone Plans has engaged in a non-exempt “prohibited transaction” within the meaning of Section 4975 of the Code or Section 406 of ERISA. Neither Greystone (or any of its Subsidiaries) nor, to the Knowledge of Greystone, any other fiduciary of any Greystone Plan has any material liability for breach of fiduciary duty or any other failure to act or comply with applicable Law in connection with the administration or investment of the assets of any Greystone Plan.

(d) Each of the Greystone Plans that is intended to be qualified under Section 401(a) of the Code has obtained a favorable determination letter as to its qualified status under the Code or is a prototype or volume submitter plan entitled, under applicable IRS guidance, to rely on the favorable opinion or advisory letter issued to the sponsor of such prototype or volume submitter plan. Nothing has occurred since the date of any such letter that would reasonably be expected to adversely affect the qualified status of any such Greystone Plan or the tax exemption of any trust related thereto.

(e) None of Greystone, its Subsidiaries or, except as would not reasonably be expected to result in material liability to Greystone, any trade or business (whether or not incorporated) that is treated as a single employer with any of them under Sections 414(b), (c), (m) or (o) of the Code (a “Greystone ERISA Affiliate”) (or that was so treated at any time during the six (6) years immediately prior to the date of this Agreement) has ever had (or, in the case of any former Greystone ERISA Affiliate during the last six (6) years, had at the time it was a Greystone ERISA Affiliate) any current or contingent liability with respect to (i) a plan subject to Title IV or Section 302 of ERISA or Section 412 of the Code or (ii) any Multiemployer Plan. To the Knowledge of Greystone, there are no facts or circumstances that might give rise to any liability to Greystone, its Subsidiaries or any Greystone ERISA Affiliate for withdrawal from a Multiemployer Plan under Section 4201 of ERISA that would be reasonably expected to be, individually or in the aggregate, material to Greystone and its Subsidiaries, taken as a whole.

(f) With respect to each Multiemployer Plan, neither Greystone, its Subsidiaries nor any Greystone ERISA Affiliate has been informed of: (i) any prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA); (ii) any fact that would adversely affect the tax qualified status of such plan; (iii) any reportable event (as defined in Section 4043 of ERISA); (iv) any completed or partial termination (whether by mass withdrawal or otherwise) of such plan; or (v) any such plan being in reorganization or insolvent. In addition to the foregoing, neither Greystone, its Subsidiaries nor any Greystone ERISA Affiliate is delinquent in making any contributions required to be paid to any Multiemployer Plan or is liable to any Multiemployer Plan for any withdrawal liability imposed by Subtitle E of Title IV of ERISA.

(g) All contributions (including all employer contributions and employee salary reduction contributions) required to have been made under any of the Greystone Plans (including workers compensation) or by Law (without regard to any waivers granted under Section 412 of the Code), to any funds or trusts established

Annex A-35

thereunder or in connection therewith have been made by the due date thereof (including any valid extension), except where the failure to do so has not had and would not reasonably be expected to have, individually or in the aggregate, a Greystone Material Adverse Effect.

(h) There are no pending actions, claims or lawsuits that have been asserted or instituted against the Greystone Plans, the assets of any of the trusts under the Greystone Plans or the sponsor or administrator of any of the Greystone Plans, or, to the Knowledge of Greystone, against any fiduciary of the Greystone Plans with respect to the operation of any of the Greystone Plans (other than routine benefit claims), nor does Greystone have any Knowledge of any threatened action, claim or lawsuit, other than such actions, claims or lawsuits that have not had or would not reasonably be expected to have, individually or in the aggregate, a Greystone Material Adverse Effect.

(i) None of the Greystone Plans (other than Multiemployer Plans) provides for post-employment life or health insurance, benefits or coverage for any participant or any beneficiary of a participant, except (i) as may be required under applicable Law, including COBRA, and which are provided at the sole expense of the participant or the participant’s beneficiary, (ii) benefits through the end of the month of termination of employment, (iii) death benefits attributable to deaths occurring at or prior to termination of employment, (iv) disability benefits attributable to disabilities occurring at or prior to termination of employment, (v) the right to convert from group coverage to an individual policy that will be maintained at the sole expense of the participant or the participant’s beneficiary and (vi) deferred compensation benefits accrued as liability on the books of Greystone and disclosed in its financial statements. Each of Greystone and any Greystone ERISA Affiliate which maintains a “group health plan” within the meaning of Section 5000(b)(1) of the Code has complied with the notice and continuation requirements of Section 4980B of the Code, Part 6 of Subtitle B of Title I of ERISA and the regulations thereunder, except where the failure to comply has not had and would not reasonably be expected to have, individually or in the aggregate, a Greystone Material Adverse Effect.

(j) Except as otherwise specifically contemplated by the terms of this Agreement, neither the execution and delivery of this Agreement nor the consummation of the Transactions (either by themselves or when combined with any other event), will (i) result in any payment becoming due to any Greystone Employee, (ii) increase any benefits otherwise payable under any Greystone Plan, (iii) result in the acceleration of the time of payment or vesting of any such benefits under any Greystone Plan or (iv) result in any obligation to fund any trust or other arrangement with respect to compensation or benefits under a Greystone Plan. Since January 1, 2014, Greystone, including, for purposes of this sentence, the Greystone Board, any committee thereof, any committee administering a Greystone Plan and any officer of Greystone, has not taken any action to increase the compensation or benefits payable after the date of this Agreement to any Greystone Employee, which increase is partially or wholly, conditioned on the execution and delivery of this Agreement or the consummation of the Transactions (either by themselves or when combined with any other event).

(k) Neither Greystone nor any of its Subsidiaries has a contract or commitment to create any additional Greystone Plan or to modify any existing Greystone Plan in a manner which would increase materially the expense of maintaining any Greystone Plan, considered in the aggregate, except as required by applicable Law or tax qualification requirement or as necessary to conform a Greystone Plan to applicable Law. There have been no modifications of Greystone Plans or creation of new Greystone Plans since December 31, 2013 that would be prohibited by the preceding sentence. Greystone has not terminated any material Greystone Plans since December 31, 2013.

(l) Except as would not reasonably be expected to be, individually or in the aggregate, material to Greystone and its Subsidiaries, taken as a whole, each Greystone Plan, and any award thereunder, that is or forms part of a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code is in documentary compliance with, and Greystone and its Subsidiaries have, since January 1, 2009, complied in practice and operation with, all applicable requirements of Section 409A of the Code. Neither Greystone nor any of its Subsidiaries has any obligation to gross-up, indemnify or otherwise reimburse any Greystone Employee for any tax incurred by such Greystone Employee, including under Section 409A or 4999 of the Code, or any interest or penalty related thereto.

Annex A-36

(m) Greystone has properly accrued on its financial statements in all material respects, under GAAP and the terms of the applicable Greystone Plans and applicable Law, including as to the correct tally of days, for all vacation, sick leave, personal time, paid time off and other similar employee benefits and perquisites provided to Greystone Employees.

(n) Any individual who performs services for Greystone or any of its Subsidiaries (other than through a contract with an organization other than such individual) and who is not treated as an employee of Greystone or any of its Subsidiaries for federal income tax purposes by Greystone or any of its Subsidiaries is not an employee for such purposes, except as, together with any breach or breaches of Section 3.13(c) (without regard to any materiality or Greystone Material Adverse Effect qualifiers therein), has not had and would not reasonably be expected to have, individually or in the aggregate, a Greystone Material Adverse Effect.

(o) Except as would not reasonably be expected to be, individually or in the aggregate, material to Greystone and its Subsidiaries, taken as a whole, neither Greystone nor any of its Subsidiaries is a party to any contract, agreement or other arrangement providing for the payment of any amount which would not be deductible by reason of Section 162(m) or Section 280G of the Code.

Section 3.14 Taxes.

(a) Greystone and each of its Subsidiaries have timely filed with the appropriate taxing authorities, or has caused to be timely filed on their behalf (taking into account any valid extension of time within which to file), all income, franchise and other Tax Returns required to be filed by them, and all such filed Tax Returns are true, correct and complete in all material respects. All Taxes (regardless of having been shown as due on any Tax Return) have been timely paid in full, or an adequate reserve has been established therefor in the financial statements of Greystone and its Subsidiaries (in accordance with GAAP) for all periods covered by such financial statements. Section 3.14(a) of the Greystone Disclosure Letter lists each income or franchise Tax Return filed with respect to Greystone and its Subsidiaries for the preceding three (3) taxable years.

(b) Except as set forth on Section 3.14(b) of the Greystone Disclosure Letter, neither Greystone nor any of its Subsidiaries is a party to or bound by any Tax indemnity, Tax sharing or Tax allocation agreement, or any other Contract, obligation, understanding or agreement to pay the Taxes of another person or to pay the Taxes with respect to transactions relating to any other person (other than Greystone and its Subsidiaries) other than commercial agreements not primarily related to Taxes.

(c) Neither Greystone nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code for any years open under the relevant statute of limitations.

(d) Neither Greystone nor any of its Subsidiaries (i) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was Greystone or a wholly owned Subsidiary of Greystone) or (ii) has any liability for the Taxes of any person (other than Greystone or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, by Contract or otherwise.

(e) Except as set forth on Section 3.14(e) of the Greystone Disclosure Letter, to the Knowledge of Greystone, no audits, investigations or other administrative or court proceedings, that could have, individually or in the aggregate, a Greystone Material Adverse Effect, are pending with any taxing authority or court with respect to any material Taxes of Greystone or any of its Subsidiaries, and no written notice thereof has been received by Greystone or any of its Subsidiaries. To the Knowledge of Greystone, no issue has been raised by any taxing authority in any Tax audit within the past three (3) years that is reasonably likely to be material to Greystone or any of its Subsidiaries for any period after the Closing. To the Knowledge of Greystone, there are

Annex A-37

no facts that, if known to any taxing authority, would likely give rise to a Tax deficiency of Greystone or any of its Subsidiaries that could have, individually or in the aggregate, a Greystone Material Adverse Effect. Neither Greystone nor any of its Subsidiaries has any outstanding agreements, waivers or arrangements extending the statutory period of limitations applicable to any claim for, or the period for the collection or assessment of, any federal, state, local or foreign income, franchise or other material Taxes.

(f) No written claim that could give rise to material Taxes has been made within the previous three (3) years by a taxing authority in a jurisdiction where Greystone or any of its Subsidiaries does not file Tax Returns that Greystone or any of its Subsidiaries is or may be subject to taxation in that jurisdiction.

(g) Greystone has, prior to the date hereof, made available to Sonoma correct and complete copies of (i) all federal, state, local and foreign income, franchise and other Tax Returns (and amended Tax Returns) of Greystone and its Subsidiaries for the preceding three (3) taxable years and (ii) any audit reports issued within the last three (3) years (or otherwise with respect to any audit or proceeding in progress) relating to federal, state, local or foreign income, franchise or other material Taxes of Greystone or any of its Subsidiaries.

(h) No Liens for Taxes exist with respect to any properties or other assets of Greystone or any of its Subsidiaries, except for Permitted Liens.

(i) All material Taxes required to be withheld by Greystone or any of its Subsidiaries (including withholding of Taxes pursuant to Sections 1441, 1442, 1445, 1446 and 3402 of the Code or similar provision under any foreign Laws) have been withheld, have been or will be duly and timely paid to the proper taxing authority, and have been or will be reported pursuant to applicable Tax information reporting Laws.

(j) Neither Greystone nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for a taxable period ending on or prior to the Closing Date; (ii) “closing agreement” as described in Section 7121 of the Code (or any similar provision of state, local or foreign Law) executed on or prior to the Closing Date; (iii) installment sale or open transaction disposition made on or prior to the Closing Date; (iv) prepaid amount received on or prior to the Closing Date; or (v) cancellation of indebtedness income deferred pursuant to Section 108(i) of the Code.

(k) Except as set forth on Section 3.14(k) of the Greystone Disclosure Letter, there is no power of attorney given by or binding upon Greystone or any of its Subsidiaries with respect to Taxes for any period for which the applicable statute of limitations (including any waivers and extensions) has not expired as of the date of this Agreement.

(l) Neither Greystone nor any of its Subsidiaries has been a party to any “listed transaction” as defined in Treasury Regulation Section 1.6011-4(b)(2).

(m) Except as set forth on Section 3.14(m) of the Greystone Disclosure Letter, neither Greystone nor any of its Subsidiaries has experienced, and will not experience prior to the Closing, an “ownership change” (as defined in Section 382(g) of the Code). As of December 31, 2013, each of Greystone’s Subsidiaries had net operating loss carryovers (or consolidated net operating loss carryovers, as applicable), for purposes of Section 172 of the Code, in the amounts set forth on Section 3.14(m) of the Greystone Disclosure Letter, and, as of the date hereof, Greystone estimates that each of its Subsidiaries has net operating loss carryovers (or consolidated net operating loss carryovers, as applicable), for purposes of Section 172 of the Code, in the amounts set forth on Section 3.14(m) of the Greystone Disclosure Letter. Except in connection with the transactions contemplated by this Agreement and to the extent set forth on Section 3.14(m) of the Greystone Disclosure Letter, the consolidated net operating losses (or consolidated net operating losses, as applicable) of Greystone’s Subsidiaries are available for utilization as of the date hereof after taking into account any limitation on their utilization under Section 382 of the Code on account of any “ownership change” (as defined in Section 382(g) of the Code) occurring on or prior to the date hereof (or prior to the Closing) (taking into account any Section 382 limitation for the taxable year that includes the Closing Date) or the separate return limited year restrictions contained in the Treasury Regulations.

Annex A-38

Section 3.15 Intellectual Property.

(a) Greystone, or one of its Subsidiaries, owns or possesses all licenses or other legal rights to use, sell or license all material Intellectual Property held for use or used in the business of Greystone or its Subsidiaries as presently conducted (“Greystone Intellectual Property”) except for any failures to own or possess as have not had and would not reasonably be expected to have, individually or in the aggregate, material direct or indirect costs or liabilities to, or other material direct or indirect negative impact on, Greystone and its Subsidiaries, taken as a whole.

(b) Except as set forth on Section 3.15(b) of the Greystone Disclosure Letter:

(i) to the Knowledge of Greystone, no unresolved claims or threat of claims within the three (3) years prior to the date of this Agreement, have been asserted in writing by any third party against Greystone or any of its Subsidiaries related to the use in the conduct of the businesses of Greystone and its Subsidiaries that the Greystone Intellectual Property or the conduct of the business of Greystone and its Subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property rights of any third party;

(ii) to the Knowledge of Greystone, the conduct of the businesses of Greystone and its Subsidiaries does not infringe, misappropriate or otherwise violate any Intellectual Property rights of any third party, except as have not had and would not reasonably be expected to have, individually or in the aggregate, material direct or indirect costs or liabilities to, or other material direct or indirect negative impact on, Greystone and its Subsidiaries, taken as a whole;

(iii) to the Knowledge of Greystone, no third party is infringing, misappropriating or otherwise violating any Greystone Intellectual Property, except as have not had and would not reasonably be expected to have, individually or in the aggregate, material direct or indirect costs or liabilities to, or other material direct or indirect negative impact on, Greystone and its Subsidiaries, taken as a whole;

(iv) Greystone and its Subsidiaries have taken reasonable measures to protect the confidentiality of their Trade Secrets, except for any failure to have taken such efforts that has not had or would not reasonably be expected to have, individually or in the aggregate, a Greystone Material Adverse Effect; and

(v) the consummation of the Transactions will not result in the loss or impairment of Greystone’s and its Subsidiaries’ rights to own or use any of the Greystone Intellectual Property or obligate them to pay any royalties or other amounts to any third party in excess of the amounts payable by them prior to the Closing, nor will such consummation require the consent of any third party in respect of any Greystone Intellectual Property, except as have not had and would not reasonably be expected to have, in the aggregate, material direct or indirect costs or liabilities to, or other material direct or indirect negative impact on, Greystone and its Subsidiaries, taken as a whole.

(c) During the three (3) years prior to the date of this Agreement, (i) there have been no material security breaches in Greystone’s or its Subsidiaries’ information technology systems and (ii) there have been no disruptions in any of Greystone’s or its Subsidiaries’ information technology systems that materially adversely affected Greystone’s or its Subsidiaries’ business or operations. Greystone and its Subsidiaries have evaluated their disaster recovery and backup needs and have implemented plans and systems that reasonably address their assessment of risk.

Section 3.16 Real Property.

(a) Section 3.16(a) of the Greystone Disclosure Letter lists: (i) each of the facilities owned, leased, subleased or operated (excluding facilities operated by Greystone or any Subsidiary of Greystone pursuant to a Greystone Management Agreement) by Greystone and its Subsidiaries (the “Greystone Facilities”) and whether such Greystone Facilities are owned, leased or subleased by Greystone and its Subsidiaries; (ii) the street address

Annex A-39

of each such Greystone Facility; (iii) the landlord and owner of each such Greystone Facility (each lease or sublease pursuant to which Greystone or any of its Subsidiaries lease all or part of a Greystone Facility to or from an entity other than Greystone or any of its Subsidiaries, together with each amendment or modification thereof, a “Greystone Facility Lease”, and each such Greystone Facility a “Leased Greystone Facility”); (iv) the number and type of licensed beds at each Greystone Facility; (v) each occupancy agreement, lease and/or sublease to third-party healthcare providers offering specialized services (e.g., dialysis) within Greystone Facilities; and (vi) which, if any, Greystone Facilities are (A) closed for operation or (B) have been divested yet, pursuant to which Greystone remains a lessor or sublessor. Greystone has, prior to the date of this Agreement, made available to Sonoma true and complete copies of each Greystone Facility Lease (including all amendments, modifications and supplements thereto) and information regarding the licensed capacity of each such Greystone Facility, along with, to the extent in Greystone’s possession and control and relating to Leased Greystone Facilities: any subleases, licenses or agreements (other than Greystone Residents’ leases) (including any material amendments or modifications thereto), providing for payments in excess of $1,500,000 on an annual basis and granting to any other party the right of use, management or occupancy of any portion of the real property and improvements that are the subject of such Greystone Facility Lease. Except as set forth on Section 3.16(a) of the Greystone Disclosure Letter, neither Greystone nor any of its Subsidiaries, pursuant to any agreement or other arrangement under which payments exceed $750,000 on an annual basis, leases, subleases or otherwise permits the occupancy by any third party (other than the Greystone Residents) of all or any portion of any of the Greystone Facilities.

(b) Except as set forth on Section 3.16(b)(i) of the Greystone Disclosure Letter, neither Greystone nor any of its Subsidiaries is a party to any agreement pursuant to which Greystone or any of its Subsidiaries operates or manages any facility on behalf of any party other than Greystone or any of its Subsidiaries (each agreement required to be set forth on Section 3.16(b)(i) of the Greystone Disclosure Letter, a “Greystone Management Agreement”). Section 3.16(b)(ii) of the Greystone Disclosure Letter sets forth a list of the common name and address of each facility that is the subject of a Greystone Management Agreement as of the date of this Agreement (such facilities, the “Greystone Management Properties”). Neither Greystone nor any Subsidiary of Greystone is in receipt of any fees under any Greystone Management Agreement paid more than thirty (30) days before such fees are due and payable.

(c) Section 3.16(c) of the Greystone Disclosure Letter contains a true and complete list of all material office space (“Greystone Office Space”) and the leases, subleases, sub-subleases, licenses and purchase options to which Greystone or any of its Subsidiaries is a party with respect to such material office spaces of Greystone or any of its Subsidiaries (such leases, together with the Greystone Facility Leases, the “Greystone Leases”). For purposes of this Section 3.16(c), a lease, sublease, sub-sublease, license or purchase option shall be considered “material” if the aggregate rent payable for the property subject thereto is in excess of $750,000 per annum.

(d) For the purposes of this Agreement, “Leased Greystone Property” shall be defined as, collectively, the Greystone Office Space and Leased Greystone Facilities. With respect to Greystone Leases, except as set forth on Section 3.16(d) of the Greystone Disclosure Letter, and other than with respect to the last sentence of clause (ii), clause (v), clause (ix) and clause (xi), except as have not been and would not reasonably be expected to be, individually or in the aggregate, material to Greystone and its Subsidiaries, taken as a whole:

(i) such Greystone Lease is legal, valid, binding, enforceable and in full force and effect, subject to bankruptcy, insolvency, reorganization, moratoriums or similar Laws now or hereafter in effect relating to creditor’s rights generally or to general principles of equity;

(ii) neither Greystone nor any Subsidiary nor, to the Knowledge of Greystone, any other party, is in breach or violation of, or default under, any such Greystone Lease, and no event has occurred, is pending or, to the Knowledge of Greystone, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by Greystone or any Subsidiary or, to the Knowledge of Greystone, any other party under such Greystone Lease. Each Leased Greystone Property is in material compliance with the terms and provisions of any restrictive covenants,

Annex A-40

easements, or agreements affecting such Leased Greystone Property. Neither Greystone nor any of its Subsidiaries has received notice of any currently pending but uncured default under any Greystone Lease;

(iii) each Leased Greystone Property is supplied with utilities and other services adequate for the operation of such Leased Greystone Property and is in good repair and working order sufficient for normal operation of Greystone’s business, subject to normal wear and tear, and adequate and suitable for the purposes for which it is presently being used;

(iv) to the Knowledge of Greystone, no Lien, easement, covenant or other restriction or title matter applicable to the real property subject to any such Greystone Lease, other than Permitted Liens, would reasonably be expected to impair the current uses or the occupancy by Sonoma or a Subsidiary of the property subject thereto;

(v) there are no material disputes, material oral agreements or material forbearance programs between Greystone or the applicable Subsidiary and the lessor with respect to such Greystone Lease;

(vi) there are no outstanding options or rights of any party (other than Greystone or its Subsidiaries) to terminate such Greystone Lease prior to the expiration of the term thereof (except for termination rights following a casualty, condemnation, default or similar event);

(vii) since January 1, 2012, neither Greystone nor any of its Subsidiaries has received written notice from any Governmental Authority or landlord under the Greystone Lease that Greystone has not maintained all or any portion of each Leased Greystone Property substantially in accordance with the terms of the Greystone Lease or applicable Law;

(viii) there are no (A) to the Knowledge of Greystone, pending or threatened condemnation proceedings relating to the real property that is the subject of such Greystone Lease or (B) pending or, to the Knowledge of Greystone, threatened litigation, claims, actions, suits, proceedings, investigations or administrative actions relating to such Greystone Lease or the real property and/or improvements that are the subject thereof;

(ix) there are no outstanding agreements, contracts, commitments, options or rights of first refusal (A) to which Greystone or any of its Subsidiaries is a party or (B) to the Knowledge of Greystone, to which any landlord or sublandlord and parties other than Greystone or any of its Subsidiaries are a party, in the case of each of (A) and (B), granted to third parties to purchase such Leased Greystone Property, or any portion thereof or interest therein;

(x) neither Greystone nor any of its Subsidiaries has received written notice of any, and to the Knowledge of Greystone there is no, proposed or pending proceeding to change or redefine the zoning classification of all or any portion of such Leased Greystone Property; and

(xi) Greystone has made available to Sonoma true and complete copies of each of the Greystone Leases (including any amendments or modifications thereto) and of all of the following materials relating to material Leased Greystone Property: waivers, leases, subleases, licenses or agreements (including any material amendments or modifications thereto) granting to any other party the right of use or occupancy of any portion of such Leased Greystone Property and (in the case of such leases, sublease, licenses or agreements granting the right of use or occupancy) providing for payments in excess of $1,500,000 on an annual basis.

(e) With respect to each parcel of real property owned by Greystone and its Subsidiaries (each, a “Greystone Owned Real Property”), except as set forth on Section 3.16(e) of the Greystone Disclosure Letter, except as have not been and would not reasonably be expected to be, individually or in the aggregate, material to Greystone and its Subsidiaries, taken as a whole:

(i) Greystone or the Subsidiary that is the record owner thereof has good and valid title to such Greystone Owned Real Property, free and clear of any Lien, easement, covenant or other restriction or title matter applicable to such Greystone Owned Real Property, other than Permitted Liens;

Annex A-41

(ii) all owned Greystone Facilities are supplied with utilities and other services adequate for the operation of said owned Greystone Facilities and are in good repair and working order sufficient for normal operation of Greystone’s business, subject to normal wear and tear, and adequate and suitable for the purposes for which they are presently being used;

(iii) there are no (A) pending or, to the Knowledge of Greystone, threatened condemnation proceedings relating to such Greystone Owned Real Property or (B) pending or, to the Knowledge of Greystone, threatened litigation, claims, actions, suits, proceedings, investigations or administrative actions relating to such Greystone Owned Real Property;

(iv) (A) there are no outstanding options or rights of first refusal to purchase such Greystone Owned Real Property, or any portion thereof or interest therein and (B) there are no “put” rights or other requirements for Greystone or any of its Subsidiaries to purchase the real property of any other person;

(v) neither Greystone nor any Subsidiary has received written notice of any, and to the Knowledge of Greystone there is no, proposed or pending proceeding to change or redefine the zoning classification of all or any portion of such Greystone Owned Real Property;

(vi) since January 1, 2012, neither Greystone nor any of its Subsidiaries has received written notice from any Governmental Authority that Greystone has not maintained all or any portion of each Greystone Owned Real Property substantially in accordance with the terms of applicable Law;

(vii) each Greystone Owned Real Property is assessed by local property assessors as a tax parcel or parcels separate from all other tax parcels;

(viii) no portion of such Greystone Owned Real Property has, during Greystone’s or the applicable Subsidiary’s ownership, suffered any damage by fire or other casualty loss which has not heretofore been completely repaired and restored to its original condition (ordinary wear and tear excepted);

(ix) such Greystone Owned Real Property is in compliance with the terms and provisions of any restrictive covenants, easements, or agreements affecting such Greystone Owned Real Property; and

(x) Greystone has made available to Sonoma true and complete copies of all of the following materials relating to material Greystone Owned Real Property, to the extent in Greystone’s possession or control: leases, subleases, licenses or agreements (including any amendments or modifications thereto) granting to any other party the right of use or occupancy of any portion of such Greystone Owned Real Property and (in the case of such leases, sublease, licenses or agreements granting the right of use or occupancy) providing for payments in excess of $1,500,000 on an annual basis.

(f) Section 3.16(f) of the Greystone Disclosure Letter sets forth, as of the date of this Agreement, a list of undeveloped Greystone Owned Real Property, and whether or not there is a present intent by Greystone or any of its Subsidiaries to develop a Greystone Facility thereon;

(g) Except as set forth on Section 3.16(g) of the Greystone Disclosure Letter, and except as have not been and would not reasonably be expected to be, individually or in the aggregate, material to Greystone and its Subsidiaries, taken as a whole, none of Greystone or any of its Subsidiaries has engaged any party other than Greystone or any of its Subsidiaries to operate or manage any of the Greystone Facilities pursuant to any agreement that remains in effect as of the date hereof.

(h) Except as have not been and would not reasonably be expected to be, individually or in the aggregate, material to Greystone and its Subsidiaries, taken as a whole, Greystone and each of its Subsidiaries, respectively, has good and marketable title to all of the material tangible personal property owned by it, in each case, free and clear of any Liens other than Permitted Liens.

Section 3.17 Environmental Matters. Except as has not had or would not reasonably be expected to have, individually or in the aggregate, a Greystone Material Adverse Effect (a) no written notice, notification, demand,

Annex A-42

request for information, citation, summons, complaint or order has been received by, and no action, claim, suit, proceeding or review or investigation is pending or, to the Knowledge of Greystone, threatened by any person against, Greystone, any of its Subsidiaries or, to the Knowledge of Greystone, any person whose liability Greystone or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of Law with respect to any matters relating to or arising out of any Environmental Law, (b) Greystone and its Subsidiaries have been and are in compliance with all Environmental Laws, including possessing all permits, authorizations, licenses, exemptions and other governmental authorizations required for its operations under applicable Environmental Laws, (c) Greystone and its Subsidiaries do not have any Environmental Liabilities and, to the Knowledge of Greystone, no facts, circumstances or conditions relating to, arising from, associated with or attributable to (i) any real property currently or formerly owned, operated or leased by Greystone or its Subsidiaries or operations thereon or (ii) any person whose liability Greystone or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of Law would reasonably be expected to result in Environmental Liabilities and (d) with respect to any real property currently owned or leased by Greystone or its Subsidiaries, or, to the Knowledge of Greystone, formerly owned or leased by Greystone or its Subsidiaries, there have been no Releases by Greystone or any of its Subsidiaries, or to the Knowledge of Greystone, by any other person, of Hazardous Materials that have resulted or are reasonably likely to result in a claim against Greystone or its Subsidiaries.

Section 3.18 Labor Matters. No labor strike, work slowdown, work stoppage, lockout or other concerted labor action or dispute involving the employees of Greystone or any of its Subsidiaries is pending, or to the Knowledge of Greystone, threatened against or affecting Greystone or any of its Subsidiaries and, since January 1, 2012, there has not been any such action. Except as set forth on Section 3.18 of the Greystone Disclosure Letter, neither Greystone nor any of its Subsidiaries is party to or bound by any collective bargaining or similar agreement with any labor organization or any work rules or practices agreed to with any labor organization applicable to employees of Greystone or any of its Subsidiaries, and no collective bargaining or similar agreement is currently being negotiated by Greystone or any of its Subsidiaries. Except as set forth on Section 3.18 of the Greystone Disclosure Letter, to the Knowledge of Greystone, none of the employees of Greystone or any of its Subsidiaries is represented by any labor organization in connection with their employment with Greystone or any of its Subsidiaries. Except as set forth on Section 3.18 of the Sonoma Disclosure Letter, no representation election petition or application for certification of a labor organization as the exclusive collective bargaining representative of any employees of Greystone or any of its Subsidiaries has been served on Greystone or any of its Subsidiaries within the past three (3) years, nor, to the Knowledge of Greystone, is such a petition or application pending with the National Labor Relations Board or any other Governmental Authority, and no labor organization is currently engaged in or, to the Knowledge of Greystone, threatening organizational efforts with respect to any employees of Greystone or any of its Subsidiaries. Except as has not had or would not reasonably be expected to have, individually or in the aggregate, a Greystone Material Adverse Effect, each of Greystone and its Subsidiaries (a) is, and has been since January 1, 2012, in compliance with all applicable Laws respecting labor, employment and employment practices, terms and conditions of employment, health and safety and wages and hours and (b) is not liable for any payment to any trust or other fund or to any Governmental Authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees. Greystone and its Subsidiaries have not, at any time prior to the date that is ninety (90) days before the Closing Date, without fully complying with the notice and other requirements of the WARN Act effectuated (A) a “plant closing” (as defined in the WARN Act), affecting any site of employment or one or more facilities or operating units within any site of employment or facility of Greystone or any of its Subsidiaries or (B) a “mass layoff” (as defined in the WARN Act) affecting any site of employment or facility of Greystone or any of its Subsidiaries or any similar action under applicable state or local Law requiring notice to employees in the event of a plant closing or mass layoff.

Section 3.19 Insurance. Section 3.19(a) of the Greystone Disclosure Letter sets forth each insurance policy (including policies providing casualty, liability, medical and workers compensation coverage) to which Greystone or any Subsidiary is currently a party (the “Greystone Policies”). All Greystone Policies are in full force and effect, and all premiums that are due and payable with respect thereto covering all periods up to and

Annex A-43

including the Closing Date have been paid. Since January 1, 2012, no notice of cancellation or termination has been received with respect to any Greystone Policies, except for such cancellations or terminations which have not had or would not reasonably be expected to have, individually or in the aggregate, a Greystone Material Adverse Effect. Since January 1, 2012, each of Greystone and its Subsidiaries has been continuously insured with recognized insurers or has self-insured, in each case in such amounts and with respect to such risks and losses as are required by Law and any Contract to which it is a party and as are customary for companies in the United States conducting the businesses conducted by Greystone and its Subsidiaries, except where such failure has not had and would not reasonably be expected to have, individually or in the aggregate, a Greystone Material Adverse Effect. Section 3.19(b) of the Greystone Disclosure Letter sets forth the premium paid by Greystone and its Subsidiaries for directors and officers liability insurance for its last full policy year.

Section 3.20 Licensing and Certification Surveys. Greystone is periodically subject to Licensing and Certification Surveys. Except as set forth on Section 3.20 of the Greystone Disclosure Letter or except as have not had and would not reasonably be expected to have, individually or in the aggregate, a Greystone Material Adverse Effect, there are no deficiencies or violations noted in any Licensing and Certification Surveys, except any deficiencies or violations that Greystone or its Subsidiaries are in the process of remedying, and Greystone or its Subsidiaries have remedied, discharged and complied in all material respects (or are in the process of so complying) with all applicable plans of correction, such that there are no violations or deficiencies with respect to any of the Greystone Permits.

Section 3.21 Third Party Payor Reimbursement. All billing practices of Greystone and its Subsidiaries with respect to the Greystone Facilities and the Greystone Management Properties, including practices with respect to Government Programs and private insurance companies, have been in compliance with all applicable Laws, regulations and policies of such Third Party Payors, except for any such noncompliances that have not been and would not reasonably be expected to be, individually or in the aggregate, material to Greystone and its Subsidiaries, taken as a whole. Except as set forth on Section 3.21 of the Greystone Disclosure Letter, since January 1, 2012: (a) none of Greystone or any of its Subsidiaries has received written notice that Greystone or any of its Subsidiaries has billed or received any payment or reimbursement that exceeds the amounts permitted by applicable Law by more than $1,500,000 individually, or $3,000,000 in the aggregate, except to the extent cured or corrected and all penalties or interest discharged in connection with such cure or correction and except for settling allowed amounts in the ordinary course of business; (b) none of Greystone or any of its Subsidiaries has received written notice regarding a violation of or failure to comply with the billing requirements of a Government Program; and (c) there is no pending, nor to the Knowledge of Greystone, any threatened, billing-related recoupment, proceeding or investigation under the Medicare or Medicaid program involving either Greystone or any of its Subsidiaries, or any person who is an officer or director of Greystone or any of its Subsidiaries, except in each case in clauses (b) and (c) where the result of such proceeding or investigation have not been or would not reasonably be expected to be, individually or in the aggregate, material to Sonoma and its Subsidiaries, taken as a whole.

Section 3.22 Prohibited Persons.

(a) Neither Greystone nor any of its Subsidiaries nor any of its brokers or agents acting or benefiting in any capacity in connection with the Transactions or Ancillary Transactions is a Prohibited Person.

(b) Neither Greystone nor any of its Subsidiaries nor any of its brokers or agents acting or benefiting in any capacity in connection with the Transactions or Ancillary Transactions (i) has conducted or will conduct any business or has engaged or will engage in any transaction or dealing with any Prohibited Person, including making or receiving any contribution of funds, goods or services to or for the benefit of a Prohibited Person; (ii) has dealt or will deal in, or has otherwise engaged or will engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order; or (iii) has engaged or will engage in or has conspired or will conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the requirements or prohibitions set forth in the Executive Order or the USA PATRIOT Act.

Annex A-44

Section 3.23 Transactions with Related Parties. Except as set forth on Section 3.23 of the Greystone Disclosure Letter, since January 1, 2013, there has been no transaction, or series of similar transactions, agreements, arrangements or understandings, nor are there any currently proposed transactions, or series of similar transactions, agreements, arrangements or understandings to which Greystone or any of its Subsidiaries was or is to be a party, that would be required to be disclosed under Item 404 of Regulation S-K promulgated under the Securities Act were Greystone to be subject to the same public reporting requirements that Sonoma is subject to.

Section 3.24 Brokers and Other Advisors. No broker, investment banker, financial advisor or other person, other than Barclays Capital Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, the fees and expenses of which will be paid by Greystone in accordance with Greystone’s agreements with such firms (true and complete copies of which have heretofore been made available to Sonoma), is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses, in connection with the Transactions based upon arrangements made by or on behalf of Greystone or its Subsidiaries.

Section 3.25 Written Consent. Greystone has received the irrevocable written consent of (i) the holders of at least 90% of Class A Membership Interests of Greystone, (ii) 100% of the holders of Class B Membership Interests of Greystone and (iii) the holders of at least 90% of the Class C Membership Interests of Greystone, (A) approving this Agreement and the Transactions, (B) approving the execution, delivery and performance of this Agreement by Greystone and the consummation of the Transactions (including the amendment of the Greystone LLC Operating Agreement to be restated in the form of Restated Greystone LLC Operating Agreement), and (C) waiving any pre-emptive or other similar rights that such holders have under the Greystone LLC Operating Agreement or any other agreement.

Section 3.26 Financing; Landlord Consents.

(a) Greystone has received and accepted, and delivered to Sonoma true and complete copies of, executed commitment letters dated as of the date of this Agreement (in each case, including all exhibits and schedules thereto, the “Debt Commitment Letters” and the lenders thereunder, the “Lenders”), pursuant to which the Lenders have agreed, subject to the terms and conditions thereof, to lend the amounts set forth therein (the “Debt Financing Commitments”). The debt financing contemplated by the Debt Financing Commitments is collectively referred to in this Agreement as the “Debt Financing.”

(b) Greystone has delivered to Sonoma true, complete and correct copies of the executed Debt Commitment Letters and the fee letters referenced in the Debt Commitment Letters (the “Fee Letters”) (except that the fee amounts and economic provisions have been redacted and other commercially sensitive information set forth therein have been redacted to the extent provided therein). As of the date of this Agreement, there are no agreements, side letters or arrangements, other than the Debt Commitment Letters and the Fee Letter, to which Greystone is a party relating to any of the Debt Financing Commitments that could affect the availability of the Debt Financing.

(c) Except as expressly set forth in the applicable Debt Commitment Letter and the applicable Fee Letter, as of the date of this Agreement, assuming the satisfaction of the conditions set forth in Section 6.01 and Section 6.02, there are no conditions precedent to the obligations of the Lenders to provide the Debt Financing or any contingencies that would reasonably be expected to permit the Lenders to reduce the total amount of the Debt Financing intended to be funded on the Closing Date.

(d) Assuming the satisfaction of the conditions set forth in Section 6.01 and Section 6.02, the Debt Financing, when funded in accordance with the Debt Commitment Letters, will provide Greystone with cash proceeds on the Closing Date (after netting out applicable fees, expenses, original issue discount and similar premiums and charges payable by Greystone) sufficient for the satisfaction of Greystone’s obligations to (i) pay any fees and expenses of or payable by Greystone, Sonoma and their respective Subsidiaries in connection with

Annex A-45

this Agreement, the Transactions and the Ancillary Transactions, and (ii) pay off in full at Closing (other than indemnification obligations) the Repaid Indebtedness and, if applicable, the Indebtedness of Greystone and its Subsidiaries under the Term Loan Agreement, dated as of December 3, 2012, among Greystone, certain of its subsidiaries, the lenders party thereto and Barclays Bank plc, as administrative agent and collateral agent (as amended by Amendment No. 1 prior to the date hereof and as further amended, amended and restated, supplemented or otherwise modified from time to time, the “Greystone Term Loan Facility”) (collectively, the “Required Amount”).

(e) As of the date of this Agreement, the Debt Commitment Letters are (i) valid and binding obligations of Greystone and, to the Knowledge of Greystone, of each of the other parties thereto (subject in each case to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity whether considered in a proceeding in equity or at law) and (ii) in full force and effect. As of the date of this Agreement, assuming the satisfaction of the conditions set forth in Section 6.01 and Section 6.02, no event has occurred that, with or without notice, lapse of time or both, would reasonably be expected to constitute a default or breach on the part of Greystone under the terms and conditions of the Debt Commitment Letters or, to Greystone’s Knowledge, would reasonably be expected to (i) result in any of the conditions in the Debt Commitment Letters not being satisfied in a timely manner or (ii) otherwise result in the full amount of the Debt Financing not being available in a timely manner. Greystone has paid in full any and all commitment fees or other fees required to be paid pursuant to the terms of the Debt Commitment Letters on or before the date of this Agreement. None of the Debt Commitment Letters has been modified, amended or altered as of the date of this Agreement, other than to add lenders, lead arrangers, bookrunners, syndication agents and similar entities (and make incidental or conforming amendments or modifications to reflect the addition of any such lenders, lead arrangers, bookrunners, syndication agents and similar entities), and none of the respective commitments under any of the Debt Commitment Letters have been reduced, modified, withdrawn or rescinded in any respect as of the date of this Agreement.

(f) Greystone has received and accepted executed Landlord Consents dated as of the date hereof from each of the landlords identified on Schedule A pursuant to which such landlords have consented to the consummation of the Transactions and the Ancillary Transactions. Greystone has delivered to Sonoma true, complete and correct copies of the executed Landlord Consents. As of the date of this Agreement, the Landlord Consents are (i) valid and binding obligations of Greystone and, to the knowledge of Greystone, of each of the other parties thereto (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity whether considered in a proceeding in equity or at law) and (ii) in full force and effect.

Section 3.27 Exclusivity of Representations; No Limitation of Other Representations. The representations and warranties made by Greystone in this Article III are the exclusive representations and warranties made by Greystone and its Subsidiaries. Greystone hereby acknowledges that neither Greystone nor any of its Subsidiaries, nor any of their respective equityholders or Representatives, nor any other person, has made or is making any other express or implied representation or warranty with respect to Greystone and its Subsidiaries or any of their respective businesses, operations, assets or liabilities, including with respect to any information provided or made available to Sonoma or any of its Representatives. Sonoma and its Representatives have relied solely on the representations and warranties made by Greystone in this Article III and have not relied upon any other representations or warranties, statutory, common law or otherwise, of any nature, oral or written, past, present or future, including any other representations or warranties, express or implied, or as to the accuracy or completeness of any other information, made by, or made available by, Greystone or any of its Representatives, with respect to, or in connection with, the negotiation, execution or delivery of this Agreement or the transactions contemplated hereby, notwithstanding the delivery or disclosure to Sonoma or its Representatives of any documentation or other information with respect to any one or more of the foregoing, including in certain “data rooms,” management presentations or other information provided or made available to Sonoma or its Representatives in anticipation or contemplation of any of the transactions contemplated hereby (all of which are hereby expressly disclaimed). Furthermore, in connection with the due diligence investigation of Greystone, its

Annex A-46

Subsidiaries and their business and operations by and on behalf of Sonoma and its Representatives, such persons have received and may continue to receive certain estimates, projections, forecasts and other forward-looking information, as well as certain business plan information, regarding Greystone, its Subsidiaries and their business and operations. Sonoma hereby acknowledges that there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking statements, as well as in such business plans, that Sonoma is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections, forecasts and other forward-looking information, as well as such business plans, so furnished to it (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking information or business plans), and that no representation or warranty is being made with respect thereto. Nothing in any representation or warranty in this Agreement shall in any way limit or restrict the scope, applicability or meaning of any other representation or warranty made by Greystone in this Agreement.

ARTICLE IV

COVENANTS RELATING TO CONDUCT OF BUSINESS

Section 4.01 Conduct of Business.

(a) Conduct of Business by Sonoma. During the period from the date of this Agreement until the earlier of the Closing and the date, if any, on which this Agreement is terminated, Sonoma shall, and shall cause each of its Subsidiaries to, carry on its business in the ordinary course of business and use its commercially reasonable efforts to comply with all applicable Laws in all material respects, and, to the extent consistent therewith, use its commercially reasonable efforts to preserve intact its current business organizations, keep available the services of its current officers, employees and consultants and preserve its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with it with the intention that its goodwill and ongoing business shall not be materially impaired at the Closing. Without limiting the generality of the foregoing, during the period from the date of this Agreement until the earlier of the Closing and the date, if any, on which this Agreement is terminated, except as provided on Section 4.01(a) of the Sonoma Disclosure Letter and except as expressly contemplated by this Agreement or required by applicable Law or the requirements of any applicable securities exchanges, Sonoma shall not, and shall not permit any of its Subsidiaries to, without Greystone’s prior written consent (in the case of any of clauses (vii), (viii), (ix), (xi), (xiii), (xvi), (xvii) or (xviii), such consent not to be unreasonably withheld, conditioned or delayed):

(i) except for any dispositions of shares of capital stock in connection with any net-cash exercise of any Sonoma Options, and any forfeitures or repurchases of unvested shares of capital stock under any Sonoma Restricted Shares, Sonoma RSUs or other shares of capital stock as may have been issued pursuant to or granted as awards under the Sonoma Stock Plan: (A) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock, other than dividends or distributions by a direct or indirect wholly owned Subsidiary of Sonoma to its parent; (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; or (C) purchase, redeem or otherwise acquire any shares of its capital stock or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

(ii) issue, deliver, sell, grant, pledge or otherwise encumber or subject to any Lien any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, or any “phantom” stock, “phantom” stock rights, stock appreciation rights or stock-based performance units (other than the issuance of shares of Sonoma Common Stock upon the exercise of Sonoma Options or vesting of Sonoma Restricted Shares or Sonoma RSUs, in each case outstanding on the date of this Agreement in accordance with their terms on the date of this Agreement, as well as any issuances of Sonoma Restricted Shares or Sonoma RSUs (and the issuance of shares of Sonoma Common Stock upon the

Annex A-47

exercise of such Sonoma Options or vesting of such Sonoma Restricted Shares or Sonoma RSUs): (A) as part of compensation and/or bonus arrangements for director-level employees and newly hired officers or as part of annual compensation review; (B) as part of compensation and/or bonus arrangements for any individual promotions to director-level positions or above; or (C) as part of annual grants to directors in the ordinary course of business (including with respect to timing and amount of such grants), in the case of each of clauses (A), (B) and (C), such issuances being in the ordinary course of business and relating, in the aggregate, to less than 400,000 shares of Sonoma Common Stock);

(iii) amend the Sonoma Charter or the Sonoma Bylaws or the comparable charter or organizational documents of any of its Subsidiaries or adopt a shareholders’ rights plan or similar plan, or enter into any agreement with respect to the voting of its capital stock;

(iv) (A) directly or indirectly acquire by merging or consolidating with, or by purchasing all of or a substantial equity interest in, or by any other manner, any division, business or equity interest of any person; or (B) directly or indirectly acquire in an individual transaction assets (as distinguished from services) for a purchase price in excess of $2,000,000 except for inventory and supplies purchased in the ordinary course of business and except for capital expenditures that are permitted to be made pursuant to clause (vi) below;

(v) except in the ordinary course of business, sell, lease, license, mortgage, sell and leaseback or otherwise encumber or subject to any Lien (other than Permitted Liens) or otherwise dispose of in an individual transaction assets for a purchase price in excess of $2,000,000 to a third party;

(vi) except for any capital expenditures as may be incurred (A) with the proceeds (or in reasonable expectation of the proceeds) of any applicable insurance policy of Sonoma or any of its Subsidiaries, (B) in connection with the making of repairs, replacements of assets or for other similar purposes necessary to allow for the continued operation of the business of Sonoma and/or any of its Subsidiaries in the ordinary course of business or (C) in connection with the performance under any existing “inter-government transfer/upper-payment limit” arrangement, project or program that Sonoma or any of its Subsidiaries may perform under: fund any capital expenditure in any calendar quarter which, when added to all other capital expenditures made by Sonoma and its Subsidiaries in such calendar quarter, would exceed by more than $3,000,000 the aggregate amount budgeted for capital expenditures in any calendar quarter or calendar year to date (as set forth on Section 4.01(a)(vi) of the Sonoma Disclosure Letter);

(vii) except for (A) any loans, advances, capital contributions or investments that are required to be made by Sonoma or any of its Subsidiaries pursuant to the terms of any Contract to which Sonoma or any of its Subsidiaries is a party as of the date of this Agreement, make any loans, advances or capital contributions to, or investments in, any other person, other than in Sonoma or in or to any direct or indirect wholly owned Subsidiary of Sonoma and other than immaterial loans or advances to employees in the ordinary course of business, and (B) borrowings under Sonoma’s existing revolving credit facilities set forth on Section 4.01(a)(vii)(B) of the Sonoma Disclosure Letter or to the extent required by any Contract to which Sonoma or any of its Subsidiaries is a party as of the date of this Agreement: (1) repurchase, prepay or refinance any Indebtedness in an amount greater than $2,000,000 in the aggregate, except as required by the terms of such Indebtedness; (2) incur any Indebtedness or issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Sonoma or any of its Subsidiaries, guarantee any debt securities of another person, enter into any “keep well” or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, in each case in an amount greater than $2,000,000; or (3) enter into, amend or otherwise modify, renew or terminate any Contract in respect of any of the foregoing; provided, however, that subsequent to February 15, 2015, Sonoma and/or its Subsidiaries may enter into amendments and modifications to Contracts in respect of any of the foregoing, or refinance Indebtedness, provided in each case that the principal amount of any

Annex A-48

Indebtedness (“Refinancing Indebtedness”) issued or incurred for the purpose of modifying, extending, refinancing, renewing, replacing, redeeming, repurchasing, amending, supplementing, restructuring, repaying or refunding (collectively to “Refinance”) any Indebtedness being so Refinanced (“Refinanced Indebtedness”) shall not exceed the principal amount of the Refinanced Indebtedness outstanding immediately prior to such Refinance except by an amount (an “Additional Refinancing Amount”) not exceeding, together with any Additional Refinancing Amounts in connection with other Refinancing Indebtedness, $20,000,000 in the aggregate (including, for the avoidance of doubt, any Additional Refinancing Amount to Refinance the unpaid accrued interest and premium (including any tender premiums) and penalties (if any) thereon plus other amounts paid and fees and expenses incurred in connection with such Refinance plus an amount equal to any existing commitment unutilized and letters of credit undrawn thereunder);

(viii) settle or compromise any (A) professional or general liability claims or workers’ compensation claims against Sonoma or any of its Subsidiaries, other than settlements or compromises of any such claims in the ordinary course of business where the aggregate amounts paid in settlement or compromise (together with any prior settlement or compromise since December 31, 2013) do not exceed the aggregate amount reserved against for professional and general liability claims or workers’ compensation claims, as applicable, in the most recent financial statements (or the notes thereto) of Sonoma included in the Sonoma 10-K as updated for additional budgeted provisions in the ordinary course of business or (B) other litigation, audit, claim or action against Sonoma or any of its Subsidiaries (including any audit, examination or other proceeding with respect to Taxes), other than settlements or compromises of claims that are permitted pursuant to Section 5.12 and settlements or compromises of any litigation, audit, claim or action (1) in the ordinary course of business, (2) where the amount paid in settlement or compromise does not exceed $750,000 individually and Sonoma and its Subsidiaries do not agree to any prospective obligations other than the payment of money or (3) where the amount paid in settlement does not exceed the amount reserved against such matter in the most recent financial statements (or the notes thereto) of Sonoma included in the Sonoma 10-K as updated for additional budgeted provisions in the ordinary course of business;

(ix) except in the ordinary course of business, enter into, terminate or affirmatively determine not to renew, or modify, waive or release any material provision, rights or claims under any, Sonoma Material Contract;

(x) other than for purchases of goods or services which are entered into in the ordinary course of business on arms-length terms, enter into, modify, amend or terminate (including by exercising any buyout, termination or similar right under) any Contract with any Affiliate of Sonoma (other than any of its wholly owned Subsidiaries;

(xi) (A) enter into, amend or otherwise modify, renew, terminate or exercise an extension or purchase option with respect to, any Sonoma Facility Lease (it being understood and agreed that, with respect to a Sonoma Facility Lease, in no event shall Greystone unreasonably withhold its consent to permit the exercise of a purchase option with respect to, such Sonoma Facility Lease);

(xii) (A) make, grant or promise any bonus (including long-term cash incentive awards) or any wage, salary, or other compensation or benefits increase to any employee, officer or director or individual consultant, or make, grant or promise any other change in employment terms for any employee, officer or director, other than such grants or promises made in the ordinary course of business, which, in the aggregate, result in an increase of no greater than three percent (3%) of the aggregate compensation costs of Sonoma and its Subsidiaries as compared to 2014 budgeted compensation costs for such period (excluding the effect of new facilities); (B) except in the ordinary course of business for employees or individual consultants whose base salary or, in the case of individual consultants, base compensation, is or will be after the following actions are taken, less than $200,000, enter into or amend any employment, change of control, retention, severance or similar agreement, or grant any severance or termination pay, modifications thereto or increases thereof; (C) except as may be required to implement the actions contemplated by this Agreement, accelerate the

Annex A-49

vesting or payment of any compensation or benefit under any Sonoma Plan; (D) hire or promote any individual consultant or employee except for hiring or promotion of any individual consultant or employee (i) in the ordinary course of business, (ii) whose annual base salary (or compensation, in case of consultant) is less than $200,000 or, if applicable, would be less than such amount upon their hiring or promotion or (iii) whose hiring or promotion was approved in writing by Greystone, which approval will not be unreasonably withheld, conditioned or delayed; (E) increase the funding obligation or contribution rate of any Sonoma Plan, other than in the ordinary course of business; (F) award or promise to award any equity or equity-based awards, other than awards permitted by Section 4.01(a)(ii); or (G) establish, amend or terminate any Sonoma Plan, except as required by Law or the terms of the Sonoma Plans, or materially change the level of health, dental and visions benefits as compared to health, dental and vision benefits provided on the date of this Agreement, except to the extent such changes (1) do not materially increase the total annualized cost of Sonoma Plans and (2) do not materially interfere with integration of the Sonoma Plans and Greystone Plans to occur after December 31, 2015, in each case of (A) through (G), other than as required by applicable Law or pursuant to any Sonoma Plan;

(xiii) modify in any material respect, adopt or enter into any collective bargaining agreement or other labor union contract applicable to the employees of Sonoma or any of its Subsidiaries, other than in the ordinary course of business;

(xiv) fail to use reasonable efforts to maintain existing material insurance policies or comparable replacement policies to the extent available for a reasonable cost;

(xv) change its fiscal year, revalue any of its material assets or make any material changes in financial, actuarial, reserving, statutory or tax accounting methods, principles or practices, except in each case as required by GAAP or applicable Law;

(xvi) make, change or rescind any material Tax election;

(xvii) terminate, suspend, abrogate, amend or modify in any material respect any Sonoma Permits in a manner that would materially impair the operation of any Sonoma Facility;

(xviii) close any Sonoma Facility, except as requested or required by any Governmental Authority;

(xix) reduce the number of employees in a manner which would implicate the WARN Act, except in connection with closing any Sonoma Facility permitted pursuant to clause (xviii) above; or

(xx) authorize any of, or commit, propose or agree to take any of, the foregoing actions.

(b) Conduct of Business by Greystone. During the period from the date of this Agreement until the earlier of the Closing and the date, if any, on which this Agreement is terminated, Greystone shall, and shall cause each of its Subsidiaries to, carry on its business in the ordinary course of business and use its commercially reasonable efforts to and comply with all applicable Laws in all material respects, and, to the extent consistent therewith, use its commercially reasonable efforts to preserve intact its current business organizations, keep available the services of its current officers, employees and consultants and preserve its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with it with the intention that its goodwill and ongoing business shall not be materially impaired at the Closing. Without limiting the generality of the foregoing, during the period from the date of this Agreement until the earlier of the Closing and the date, if any, on which this Agreement is terminated, except as provided on Section 4.01(b) of the Greystone Disclosure Letter and except as expressly contemplated by this Agreement or required by applicable Law or the requirements of any applicable securities exchanges, Greystone shall not, and shall not permit any of its Subsidiaries to, without Sonoma’s prior written consent (in the case of clause (vi), such consent not to be unreasonably withheld, conditioned or delayed):

(i) (A) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock or equity securities, other than

Annex A-50

(1) dividends or distributions by a direct or indirect wholly owned Subsidiary of Greystone to its parent or (2) Greystone Tax Distributions; (B) split, combine or reclassify any of its capital stock or equity securities or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or equity securities; or (C) purchase, redeem or otherwise acquire any shares of its capital stock or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities; provided, that Greystone may issue additional equity which (x) is made in the form of an existing class of membership interests, (y) is issued to a Person that has approved this Agreement and the Transactions contemplated hereby and the performance of this Agreement by Greystone and executes and delivers all documents that were executed and delivered by other Greystone Members in connection therewith, and (z) will not impair or delay Greystone’s ability to consummate the Transactions and the Ancillary Transactions;

(ii) except in the case of GEN Management LLC, issue, deliver, sell, grant, pledge or otherwise encumber or subject to any Lien any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, or any “phantom” stock, “phantom” stock rights, stock appreciation rights or stock-based performance units;

(iii) amend the Greystone LLC Operating Agreement (other than in to update membership or capitalization schedules in connection with the issuance or transfer of Greystone LLC Interests) or enter into any agreement with respect to the voting of its membership interests, in each case other than in connection with the Transactions;

(iv) (A) directly or indirectly acquire by merging or consolidating with, or by purchasing all of or a substantial equity interest in, or by any other manner, any division, business or equity interest of any person; or (B) directly or indirectly acquire in an individual transaction assets, in the case of either (A) or (B) for a purchase price in excess of $50,000,000, except for inventory and supplies purchased in the ordinary course of business;

(v) except in the ordinary course of business, sell, lease, license, mortgage, sell and leaseback or otherwise encumber or subject to any Lien (other than Permitted Liens) or otherwise dispose of in an individual transaction assets for a purchase price in excess of $50,000,000 to a third party;

(vi) except for (A) any loans, advances, capital contributions or investments that are required to be made by Greystone or any of its Subsidiaries pursuant to the terms of any Contract to which Greystone or any of its Subsidiaries is a party to as of the date of this Agreement, make any loans, advances or capital contributions to, or investments in, any other person, other than in Greystone or in or to any direct or indirect wholly owned Subsidiary of Greystone and other than immaterial loans or advances to employees in the ordinary course of business, and (B) borrowings under Greystone’s existing revolving credit facilities set forth on Section 4.01(b)(vi)(B) of the Greystone Disclosure Letter or to the extent required by any Contract to which Greystone or any of its Subsidiaries is a party as of the date of this Agreement: (1) repurchase, prepay or refinance any Indebtedness in an amount greater than $50,000,000 in the aggregate, except as required by the terms of such Indebtedness; (2) incur any Indebtedness or issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Greystone or any of its Subsidiaries, guarantee any debt securities of another person, enter into any “keep well” or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, in each case in an amount greater than $50,000,000; or (3) enter into, amend or otherwise modify, renew or terminate any Contract in respect of any of the foregoing;

(vii) other than for purchases of goods or services which are entered into in the ordinary course of business on arms-length terms, enter into, modify, amend or terminate (including by exercising any buyout, termination or similar right under) any Contract with any Affiliate of Greystone (other than any of its wholly-owned Subsidiaries), except for any such Contracts that either terminate at or prior to or do not require performance after the Closing;

Annex A-51

(viii) fail to use reasonable efforts to maintain existing material insurance policies or comparable replacement policies to the extent available for a reasonable cost;

(ix) change its fiscal year, revalue any of its material assets or make any material changes in financial, actuarial, reserving, statutory or tax accounting methods, principles or practices, except in each case as required by GAAP or applicable Law;

(x) make, change or rescind any material Tax election;

(xi) close five (5) or more Greystone Facilities in any transaction or series of related transactions, except as required by any Governmental Authority;

(xii) settle or compromise any audit, examination or other proceeding with respect to Taxes, other than settlements or compromises of claims that are permitted pursuant to Section 5.12 and settlements or compromises of any claim, audit, examination or proceeding (1) in the ordinary course of business, or (2) where any amount paid in settlement or compromise of any individual audit, examination or proceeding does not exceed the amount reserved against such matter by more than $500,000 in the most recent financial statements (or the notes thereto) of Greystone; or

(xiii) authorize any of, or commit, propose or agree to take any of, the foregoing actions.

(c) No Control. Nothing contained in this Agreement shall give Greystone, directly or indirectly, the right to control or direct Sonoma’s or its Subsidiaries’ operations prior to the Closing, and nothing contained in this Agreement shall give Sonoma, directly or indirectly, the right to control or direct Greystone’s or its Subsidiaries’ operations prior to the Closing. Prior to the Closing, each of Sonoma and Greystone shall exercise, subject to the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.

(d) Advice of Changes; Filings. Each of Sonoma and Greystone shall as promptly as practicable advise the other party orally and in writing upon obtaining Knowledge of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality, Sonoma Material Adverse Effect or Greystone Material Adverse Effect, as the case may be, becoming untrue or inaccurate in any respect or any representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect or (ii) the failure of it to comply with or satisfy in any respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement. Sonoma and Greystone shall promptly provide to one another, to the extent not publicly available, copies of all filings made by such party with any Governmental Authority in connection with this Agreement or the Transactions.

Section 4.02 No Solicitation.

(a) No Shop. Sonoma shall, and shall cause each of its Subsidiaries and Representatives to, immediately cease and cause to be terminated all existing discussions and negotiations with any person conducted heretofore with respect to any Competing Proposal and request the prompt return or destruction of all confidential information previously furnished to such person. From and after the date of this Agreement until the earlier of the Closing or the date, if any, on which this Agreement is terminated, and except as otherwise provided for in this Agreement, Sonoma agrees that it shall not (and shall not permit any of its Subsidiaries to), and that it shall use its reasonable best efforts to cause its Representatives not to, directly or indirectly: (i) solicit, initiate, cause or knowingly facilitate or encourage (including by way of furnishing information) the submission of any Competing Proposal; (ii) participate in any negotiations, or furnish to any person any information relating to Sonoma or any of its Subsidiaries, or afford access to the business, properties, assets, books or records of Sonoma or any of its Subsidiaries, in each case, knowingly in connection with a Competing Proposal; (iii) engage in discussions with any person in an effort to or attempt to facilitate or encourage a person to make a Competing Proposal; (iv) approve or recommend, or propose publicly to approve or recommend, any Competing Proposal;

Annex A-52

(v) withdraw, change, amend, modify or qualify, or otherwise propose publicly to withdraw, change, amend, modify or qualify, or otherwise make any public statement or public proposal inconsistent with, the Sonoma Board Recommendation; (vi) enter into any letter of intent, agreement, agreement in principle, memorandum of understanding or similar document or any agreement or commitment providing for any Competing Proposal, other than an Acceptable Confidentiality Agreement subject to full compliance with Section 4.02(c); (vii) release or permit the release of any person from, waive or permit the waiver of any right under, fail to enforce any provision of, or grant any consent or make any election under, any confidentiality, “standstill” or similar agreement (or joinders thereto) to which Sonoma or any of its Subsidiaries is a party or (viii) adopt a resolution of the Sonoma Board or agree to do any of the foregoing.

(b) Notice of a Competing Proposal. Sonoma shall promptly (and in any event within twenty-four (24) hours of receipt) advise Greystone in writing in the event Sonoma or any of its Subsidiaries or, to Sonoma’s Knowledge, Sonoma’s or its Subsidiaries’ Representatives, receives (i) any notice by any person that such person intends to make a Competing Proposal, (ii) any inquiry or request for information, discussion or negotiation that is reasonably likely to lead to or that contemplate a Competing Proposal or (iii) a Competing Proposal or any proposal or offer that the Sonoma Board believes is reasonably likely to lead to a Competing Proposal, in each case together with the material terms and conditions of such Competing Proposal, inquiry, request, proposal or offer, the identity of the person making any such Competing Proposal, inquiry, request, proposal or offer and a copy of any written Competing Proposal, proposal, offer or draft agreement provided by such person. Sonoma shall keep Greystone reasonably informed (orally and in writing) on a timely basis of any material change in the status and details (including, within twenty-four (24) hours after the occurrence of any material amendment or modification) of any such Competing Proposal, request, inquiry, proposal or offer, including furnishing copies of any written inquiries, correspondence and draft documentation and written summaries of any material oral inquiries or discussions. Sonoma shall promptly (and in any event within twenty-four (24) hours) notify Greystone in writing if it determines to begin providing information or to engage in discussions or negotiations concerning a Competing Proposal.

(c) Provision of Information. Notwithstanding the limitations set forth in Section 4.02(a), if Sonoma receives prior to the Competing Proposal Expiration Time, a Competing Proposal (and the receipt of such Competing Proposal did not result from a material breach of this Section 4.02) which (i) constitutes a Superior Proposal or (ii) the Sonoma Board determines in good faith after consultation with Sonoma’s outside legal and financial advisors could reasonably be expected to result, after the taking of any of the actions referred to in either of clause (x) or (y) below, in a Superior Proposal, Sonoma may take the following actions: (x) furnish non-public information to the person making such Competing Proposal, if, and only if, prior to furnishing such information, Sonoma receives from such person an executed Acceptable Confidentiality Agreement and (y) engage in discussions or negotiations with such person with respect to the Competing Proposal; provided, however, that prior to or substantially concurrently with Sonoma taking such actions as described in clauses (x) and (y) above, Sonoma shall provide to Greystone any non-public information concerning Sonoma and its Subsidiaries provided to such person which was not previously provided to Greystone and comply with the provisions set forth in Section 4.02(b).

(d) Entry into Competing Proposal. Notwithstanding the limitations set forth in Section 4.02(f)(i)(C), if the Sonoma Board has concluded that a Competing Proposal (that has not been withdrawn) constitutes a Superior Proposal, then the Sonoma Board may, at any time prior to the Competing Proposal Expiration Time, cause Sonoma to, after complying with Section 4.02(e), enter into a Competing Proposal Agreement and terminate this Agreement in accordance with Section 7.01(d)(ii).

(e) Matching Rights. Neither Sonoma nor the Sonoma Board shall take any of the actions described in Section 4.02(d) or Section 4.02(f)(ii) or terminate this Agreement pursuant to Section 7.01(d)(ii), in each case, unless it has complied with this Section 4.02(e). Sonoma shall give Greystone written notice advising it of the decision of the Sonoma Board to take such action within twenty-four (24) hours after the Sonoma Board has made such decision, detailing the terms and conditions of the Superior Proposal that serves as the basis of such

Annex A-53

action, identifying the person or group of persons making such Superior Proposal (the “Competing Offeror”), providing the most current draft of the agreement or agreements relating to the transaction that constitutes such Superior Proposal, as well as the most current draft of all related transaction agreements, and Sonoma shall give Greystone until 11:59 p.m. New York City time on the fourth (4th) Business Day after delivery of such notice (such time period, as it may be extended, the “Matching Period”) to propose revisions to the terms of this Agreement, the Ancillary Agreements, the Transactions and/or the Ancillary Transactions (and/or make any other proposals), it being understood that any material amendment to the terms of such Superior Proposal during the Matching Period shall require a new notice to extend the Matching Period until 11:59 p.m. New York City time on the fourth (4th) Business Day after delivery of such notice. During the Matching Period, if Greystone has notified Sonoma that it desires to negotiate with Sonoma for the purpose of proposing revisions to the terms of this Agreement, the Ancillary Agreements, the Transactions and/or the Ancillary Transactions, Sonoma shall negotiate and cause its Representatives to negotiate, confidentially and in good faith with Greystone amendments or modifications to this Agreement in order to have such Competing Proposal cease to be a Superior Proposal. In the event that at the conclusion of the Matching Period, the Sonoma Board shall have concluded, after consultation with its outside financial and legal advisors and considering the results of such negotiations and giving effect to any proposals, amendments or modifications offered by Greystone that are capable of being accepted, that the Competing Proposal remains a Superior Proposal, then Sonoma shall be entitled (but not required) until 11:59 p.m. New York City time on the calendar day following the expiration of the Matching Period to enter into the Competing Proposal and terminate this Agreement in accordance with Section 7.01(d)(ii). In the event that at the conclusion of the Matching Period, the Sonoma Board shall have concluded, after consultation with its outside financial and legal advisors and considering the results of such negotiations and giving effect to any proposals, amendments or modifications offered by Greystone that are capable of being accepted, that the Competing Proposal no longer constitutes a Superior Proposal, then Sonoma shall be entitled (but not required) until Noon New York City time on the calendar day following the expiration of the Matching Period to deliver notice (a “Topping Notice”) describing such proposals, amendments or modifications to the Competing Offeror (but not to any other person). In the event that during the period ending at Noon New York City time on the calendar day following the delivery of such Topping Notice (the “Topping Period”), the Competing Offeror shall have delivered a revised Competing Proposal and the Sonoma Board shall have concluded, after consultation with its outside financial and legal advisors, that such revised Competing Proposal constitutes a Superior Proposal and that it wishes to take any of the actions described in Section 4.02(f)(ii) or Section 4.02(d) or terminate this Agreement pursuant to Section 7.01(d)(ii), then prior to 5:00 p.m. New York City time on the date of the expiration of the Topping Period Sonoma shall give the notice and provide the documents described in the second sentence of this Section 4.02(e) to Greystone and this Section 4.02(e) (including this sentence) shall apply again to such Competing Proposal, except that for purposes of defining the new Matching Period all references to “the fourth (4th) Business Day after” shall be to “the calendar day after.” For avoidance of doubt, the preceding sentences of this Section 4.02(e) may apply multiple times until the Competing Proposal Expiration Time occurs. “Competing Proposal Expiration Time” means the later of (a) 11:59 p.m. New York City time on the date that is thirty-seven (37) days after the date of this Agreement, (b) if one or more Matching Periods occur, 11:59 p.m. New York City time on the second calendar day following the last Matching Period.

(f) Change of Recommendation. (i) Except as set forth in Section 4.02(e) or clause (ii) of this Section 4.02(f), neither the Sonoma Board nor any committee thereof shall:

(A) withhold, withdraw, qualify or modify (or publicly propose to withhold, withdraw, qualify or modify), in a manner adverse to Greystone, the Sonoma Board Recommendation, or adopt, approve or recommend to propose to adopt, approve or recommend (publicly or otherwise) a Competing Proposal;

(B) take formal action or make any recommendation or public statement in connection with a tender offer or exchange offer, other than a recommendation against such offer or a “stop, look and listen” communication pursuant to Rule 14d-9(f) under the Exchange Act (it being understood that the Sonoma Board may refrain from taking a position with respect to a Competing Proposal

Annex A-54

until the close of business on the tenth (10th) Business Day after the commencement of a tender offer or exchange offer in connection with such Competing Proposal pursuant to Rule 14d-9(f) under the Exchange Act without such action being considered an adverse modification of the Sonoma Board Recommendation) (each action set forth in clause (A) above and this clause (B) of this Section 4.02(f), a “Change of Recommendation”);

(C) cause or permit Sonoma to approve, adopt, recommend or enter into, or publicly propose to approve, adopt, recommend or enter into, any acquisition agreement, merger agreement or similar definitive agreement, a letter of intent, memorandum of understanding, agreement in principle or similar document, agreement or understanding with respect thereto (other than an Acceptable Confidentiality Agreement) relating to any Competing Proposal (a “Competing Proposal Agreement”) (provided, that, for the avoidance of doubt, nothing in this Section 4.02 shall permit Sonoma to adopt or enter into a Competing Proposal Agreement prior to termination of this Agreement in accordance with its terms); or

(D) take any action pursuant to Section 7.01(d)(ii).

(ii) Notwithstanding the limitations set forth in Section 4.02(f)(i), at any time prior to the Competing Proposal Time, the Sonoma Board may make a Change of Recommendation if, in the case the Change of Recommendation is being made as a result of a Competing Proposal, the Sonoma Board has concluded that such Competing Proposal constitutes a Superior Proposal and Sonoma has complied with Section 4.02(e). Notwithstanding any such Change of Recommendation, such Change of Recommendation shall have no effect whatsoever on the validity of the Requisite Stockholder Approval granted pursuant to the Written Consent. At any time prior to the receipt of the Requisite Stockholder Approval, the Sonoma Board may make a Change of Recommendation if, in the case such Change of Recommendation is not being made as a result of a Competing Proposal, the Sonoma Board has concluded in good faith after consultation with Sonoma’s outside legal and financial advisors that the failure to take such action would be reasonably likely to be inconsistent with the fiduciary duties of the Sonoma Board to Sonoma’s stockholders under applicable Law. Notwithstanding any such Change of Recommendation, unless this Agreement is otherwise terminated in accordance with its terms, consistent with Section 146 of the DGCL, Sonoma shall submit the Restated Sonoma Charter, the New Sonoma Stock Issuance and the Contribution to the stockholders of Sonoma for their consideration to adopt and approve, as applicable, by action by written consent in accordance with Section 228 of the DGCL.

(g) No Effect on Duty to Disclose. Nothing contained in this Agreement shall prohibit Sonoma or the Sonoma Board from (i) disclosing to Sonoma’s stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or (ii) making any disclosure to its stockholders if the Sonoma Board has determined in good faith, after consultation with outside legal counsel, that the failure to do so would reasonably be expected to be inconsistent with its fiduciary duties or breach any applicable Law.

(h) Breach. Sonoma agrees that any breach or violation of, or non-compliance with, this Section 4.02 by any Representative of Sonoma or any of its Subsidiaries, whether or not such person is purporting to act on behalf of Sonoma or any of its Subsidiaries or otherwise, shall be deemed to be a breach of this Agreement by Sonoma.

(i) Notices. Notwithstanding Section 8.02, notices and other communications contemplated by this Section 4.02 may be given by e-mail to the e-mail addresses located in Section 8.02 and the parties hereto shall cause the persons listed in Section 8.02 to promptly acknowledge receipt of such e-mails.

ARTICLE V

ADDITIONAL AGREEMENTS

Section 5.01 Preparation of the Information Statement; Stockholder Approval.

(a) Sonoma shall prepare and file the Information Statement with the SEC, subject to prior notice to Greystone, as promptly as reasonably practicable after the date of this Agreement, and, subject to timely

Annex A-55

compliance by Greystone of its obligations relating to the Information Statement, in any event on or prior to the later of (i) that date which is fifteen (15) Business Days following the date upon which the Written Consent representing a percentage of the Sonoma Common Stock that at a minimum is equal to the Requisite Stockholder Approval is delivered to Sonoma and (ii) that date which is five (5) Business Days following that date upon which Sonoma shall have received from Greystone all requisite financial and other information (including audited financial statements, but excluding historical financial statements for Sonoma and its Subsidiaries) as shall be required by the Exchange Act and the rules and regulations promulgated thereunder to be included in the Information Statement. Greystone shall furnish to Sonoma the information relating to it required by the Exchange Act and the rules and regulations promulgated thereunder to be included in the Information Statement and such other information as is otherwise reasonably requested by Sonoma in sufficient time to permit Sonoma a reasonable opportunity to review and comment on such information and permit Sonoma to file the Information Statement in the time frame contemplated by the preceding sentence. Sonoma shall obtain and furnish the information required to be included in the Information Statement by it and shall respond promptly to any comments that may be received from the SEC or its staff with respect to the Information Statement. Sonoma shall provide Greystone with a reasonable opportunity to review and comment on the Information Statement prior to filing, on any responses to comments from the SEC on the Information Statement or any amendments or supplements to the Information Statement prior to the filing of such responses, amendments or supplements, and Sonoma shall consider in good faith all comments of Greystone in connection therewith. Sonoma shall use reasonable best efforts to cause the Information Statement (substantially in the form last filed and/or cleared) to be filed with the SEC in definitive form as contemplated by Rule 14c-2 under the Exchange Act and then to be mailed to Sonoma’s stockholders as promptly as practicable, and in any event within five (5) Business Days after the latest of (i) confirmation from the SEC that it has no further comments on the Information Statement, (ii) confirmation from the SEC that the Information Statement is otherwise not to be reviewed or (iii) expiration of the ten (10) day period after filing in the event the SEC does not review the Information Statement. If, at any time prior to the Closing, any information relating to Sonoma, Greystone, any of their respective Affiliates, this Agreement or the Transactions should be discovered by Sonoma or Greystone which should be set forth in an amendment or supplement to the Information Statement, so that the Information Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party that discovers such information shall promptly notify the other party, and an appropriate amendment or supplement describing such information shall be prepared by Sonoma and filed with the SEC and, to the extent required by applicable Law, disseminated to the stockholders of Sonoma.

(b) Immediately following the execution and delivery of this Agreement by the parties hereto, Sonoma shall, in accordance with the DGCL, take all action necessary to seek and obtain the Requisite Stockholder Approval by irrevocable written consent of the Onex Group, in the form attached thereto as Exhibit C (the “Written Consent”). As soon as practicable after receipt of the Written Consent, Sonoma will provide Greystone with a true and correct copy of such Written Consent. If such Written Consent is not delivered to Sonoma and Greystone within eight (8) hours after the execution and delivery of this Agreement (the “Written Consent Expiration Time”), Greystone shall have the right to terminate this Agreement as set forth in Section 7.01(c)(iii). In connection with the Written Consent, Sonoma shall take all actions necessary to comply, and shall comply in all respects, with the DGCL (including Section 228 thereof) the Sonoma Charter and the Sonoma Bylaws and Greystone shall reasonably cooperate with Sonoma in connection therewith.

Section 5.02 Access to Information; Confidentiality. Each party shall afford to the other party and its Representatives reasonable access during normal business hours during the period from the date of this Agreement until the earlier of the Closing and the date, if any, on which this Agreement is terminated to all of its and its Subsidiaries’ properties, books, contracts, commitments, personnel and records and, during such period, each party shall furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed by such party during such period and not publicly available pursuant to the requirements of federal or state securities Laws and (b) consistent with its legal obligations, all other information concerning the party and its Subsidiaries’ business, properties and personnel as the other party or any of its Representatives may

Annex A-56

reasonably request; provided, however, that such party may restrict the foregoing access to the extent that any applicable Law or any Contract to which it is a party, requires it to restrict access to any properties or information or in order to maintain attorney-client or other privilege, provided further that in any such case, the parties shall cooperate to seek to provide for access in a manner that does not violate any such Law or Contract or attorney-client or other privilege. Except for disclosures expressly permitted by the terms of the Amended and Restated Mutual Confidentiality Agreement, dated July 3, 2014, between Genesis Healthcare LLC and Sonoma (as it may be amended from time to time, the “Confidentiality Agreement”), each party shall hold, and shall cause its Representatives to hold, all information received from the other party, directly or indirectly, in confidence in accordance with and otherwise subject to the Confidentiality Agreement. No investigation pursuant to this Section 5.02 or information provided, made available or delivered pursuant to this Agreement will affect any of the representations or warranties of Sonoma or Greystone contained in this Agreement or the conditions hereunder to the obligations of the parties hereto.

Section 5.03 Reasonable Best Efforts.

(a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Transactions, subject to the express provisions of this Agreement (including the provisions of Section 4.02), including using reasonable best efforts to accomplish the following: (i) the taking of all acts necessary to cause the conditions to Closing to be satisfied as promptly as practicable, (ii) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Authorities and the making of all necessary registrations and filings (including filings with Governmental Authorities, if any) and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an adverse action or proceeding by, any Governmental Authority, (iii) the obtaining of all necessary consents, approvals or waivers from third parties and (iv) the execution and delivery of any additional instruments necessary to consummate the Transactions and to fully carry out the purposes of this Agreement. In furtherance of the foregoing, the party subject to the applicable requirement of a Governmental Authority or party to the applicable agreement requiring a consent or waiver shall be primarily responsible for communications with the applicable Governmental Authority or other third party and the other party hereto shall reasonably cooperate in such efforts. In connection with and without limiting the first sentence of this Section 5.03(a), each of Sonoma and the Sonoma Board and Greystone and the Greystone Board shall (A) take no action to cause any state takeover statute or similar statute or regulation to become applicable to this Agreement or the Transactions and (B) if any state takeover statute or similar statute is or becomes applicable to this Agreement or the Transactions, take all action reasonably necessary to ensure that the Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on this Agreement and the Transactions.

(b) In connection with and without limiting the foregoing, Greystone shall (i) assuming Sonoma has provided all information to Greystone that is reasonably required from Sonoma related to the Governmental Approvals, make and effect within ten (10) Business Days after the final determination of any updates to Schedule 1.04, if any, pursuant to Section 5.19 all registrations, filings, notifications, applications and submissions required to be made or effected by it pursuant to Health Care Laws (and other applicable Laws with respect to the Transactions) necessary to initiate obtaining the Governmental Approvals and (ii) make or cause to be made, as promptly as practicable, and in any event no later than ten (10) Business Days after the date of this Agreement, an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the Transactions. Each of the parties hereto will furnish to the other such necessary information and reasonable assistance as the other may request in connection with the preparation of any required governmental filings or submissions and will cooperate in responding to any inquiry from a Governmental Authority and to any requests for additional information at the earliest practicable date, including promptly informing the other party of such inquiry, consulting in advance before making any presentations or submissions to a Governmental Authority and supplying each other with copies of all material correspondence, filings or communications between either party and any Governmental Authority with respect to this Agreement. Such information can be shared on an outside counsel basis or subject to other restrictions to the extent deemed necessary or advisable by counsel for the

Annex A-57

disclosing party. To the extent practicable and as permitted by a Governmental Authority, each party hereto shall permit Representatives of the other party to participate in material substantive meetings (whether by telephone or in person) with such Governmental Authority. Each party shall use its reasonable best efforts to avoid the entry of any judgment that would restrain, prevent or delay the Closing.

(c) Notwithstanding anything to the contrary in Section 5.03(a) or Section 5.03(b), nothing contained in this Agreement shall be construed to require either party to (i) institute or defend any legal proceeding in any court against any Governmental Authority, (ii) agree to, or effect by consent decree, hold separate orders or otherwise, the sale, divestiture, lease, license, disposition or other encumbrance or impairment of any assets, categories of assets or businesses, contracts or equity interests of Greystone or Sonoma (collectively, a “Divestiture”) or (iii) otherwise undertake any efforts or take any action, that in the case of clause (ii) or (iii), would reasonably be expected to result, individually or in the aggregate, in a material and adverse effect on the business, condition (financial or otherwise), assets, liabilities or results of operations of Sonoma, Greystone and their respective Subsidiaries, taken as a whole, following the consummation of the Transactions (each of such actions, a “Burdensome Condition”); and neither party nor any of its Subsidiaries shall undertake any Divestiture or otherwise take any action that has the effect of, or agree with any Governmental Authority to, any Burdensome Condition without the prior written consent of the other party.

Section 5.04 Indemnification; Insurance.

(a) From and after the Closing, Sonoma and Greystone shall, jointly and severally, indemnify, defend and hold harmless, and provide advancement of expenses to, the current and former directors and officers of Sonoma and its Subsidiaries (the “Sonoma Indemnified Parties”) and the current and former members of the Greystone Board and officers of Greystone and its Subsidiaries (the “Greystone Indemnified Parties”), in each case to the fullest extent permitted by Law, including to the fullest extent authorized or permitted by any amendments to or replacements of the DGCL adopted after the date of this Agreement that increase the extent to which a corporation may indemnify its officers and directors or any Sonoma Indemnified Party or Greystone Indemnified Party, from and against any and all costs or expenses (including attorneys’ fees, expenses and disbursements), judgments, fines, losses, claims, damages, penalties, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative, regulatory or investigative, arising out of, relating to or in connection with any circumstances, developments or matters in existence, or acts or omissions occurring or alleged to occur at or prior to the Closing (including for acts or omissions occurring in connection with the approval of this Agreement, the performance of Sonoma’s and Greystone’s obligations under this Agreement and the consummation of the Transactions or arising out of or pertaining to the Transactions) whether asserted or claimed prior to, at or after the Closing.

(b) It is understood and agreed that all rights to indemnification, expense advancement and exculpation existing in favor of each present and former director, officer and employee of Sonoma, Greystone or any of their respective Subsidiaries as provided in the Sonoma Charter, Sonoma Bylaws, Greystone LLC Operating Agreement or the charter or organizational documents of the Subsidiaries of Sonoma or Greystone, in each case as in effect on the date of this Agreement, or under any other agreements in effect on the date of this Agreement (true, correct and complete copies of which have been delivered, as applicable, by Sonoma and Greystone to Greystone and Sonoma, respectively), will survive the Transactions and Sonoma and Greystone will (i) continue in full force and effect for a period of at least six (6) years from the Closing Date (or, if any relevant claim is asserted or made within such six (6) year period, until final disposition of such claim) such rights to indemnification and (ii) perform, in a timely manner, Sonoma’s or Greystone’s or their respective Subsidiaries’ obligation with respect thereto. Any claims for indemnification pursuant to such agreements and organizational documents as to which Sonoma or Greystone has received written notice before the sixth (6th) anniversary of the Closing Date will survive, whether or not those claims will have been finally adjudicated or settled, and no action taken during such period may be deemed to diminish the obligations set forth in this Section 5.04(b).

(c) For at least six (6) years after the Closing, Sonoma shall maintain in effect Sonoma’s current directors’ and officers’ liability insurance in respect of acts or omissions occurring at or prior to the Closing

Annex A-58

(including for acts or omissions occurring in connection with the approval of this Agreement and the consummation of the Transactions) covering the Sonoma Indemnified Parties currently covered by Sonoma’s directors’ and officers’ liability insurance policy (a true and complete copy of which has been heretofore made available to Greystone), on terms with respect to such coverage and amount no less favorable than those of such policy in effect on the date of this Agreement; provided, however, that Sonoma may substitute therefor a tail policy or policies of Sonoma containing terms with respect to coverage and amount no less favorable to such Sonoma Indemnified Parties; provided, further, however, that in satisfying its obligation under this Section 5.04(c) Sonoma shall not be obligated to pay aggregate premiums in excess of three hundred percent (300%) of the amount paid by Sonoma in its last full policy year, it being understood and agreed that, in the event that the requisite coverage is not available for aggregate premiums less than or equal to three hundred percent (300%) of such prior year premium amount, Sonoma shall nevertheless be obligated to provide such coverage as may be obtained for such three hundred percent (300%) amount. The covenants contained in this Section 5.04(c) are intended to be for the benefit of, and shall be enforceable by, each of the Sonoma Indemnified Parties and their respective heirs and legal representatives, and shall not be deemed exclusive of any other rights to which a Sonoma Indemnified Party is entitled, whether pursuant to Law, contract or otherwise.

(d) For at least six (6) years after the Closing, Greystone shall maintain (and Sonoma shall cause Greystone to maintain) in effect Greystone’s current directors’ and officers’ liability insurance in respect of acts or omissions occurring at or prior to the Closing (including for acts or omissions occurring in connection with the approval of this Agreement and the consummation of the Transactions) covering the Greystone Indemnified Parties currently covered by Greystone’s directors’ and officers’ liability insurance policy (a true and complete copy of which has been heretofore made available to Sonoma), on terms with respect to such coverage and amount no less favorable than those of such policy in effect on the date of this Agreement; provided, however, that Sonoma may substitute therefor a tail policy or policies of Greystone containing terms with respect to coverage and amount no less favorable to such Greystone Indemnified Parties; provided, further, however, that in satisfying its obligation under this Section 5.04(d) Sonoma shall not be obligated to pay aggregate premiums in excess of three hundred percent (300%) of the amount paid by Greystone in its last full policy year, it being understood and agreed that, in the event that the requisite coverage is not available for aggregate premiums less than or equal to three hundred percent (300%) of such prior year premium amount, Sonoma shall nevertheless be obligated to provide such coverage as may be obtained for such three hundred percent (300%) amount. The covenants contained in this Section 5.04(d) are intended to be for the benefit of, and shall be enforceable by, each of the Greystone Indemnified Parties and their respective heirs and legal representatives, and shall not be deemed exclusive of any other rights to which a Greystone Indemnified Party is entitled, whether pursuant to Law, contract or otherwise.

Section 5.05 Fees and Expenses. All fees and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such fees or expenses, whether or not the Transactions are consummated, except that each of Sonoma and Greystone shall bear and pay one-half of the filing fees for the premerger notification and report forms under the HSR Act.

Section 5.06 Public Announcements. Prior to the Closing, Greystone and Sonoma shall consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the Transactions, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any securities exchange or securities quotation system. The parties hereto agree that the initial press release to be issued with respect to the Transactions shall be in the form heretofore agreed.

Section 5.07 Stockholder Litigation. In the event that any stockholder litigation related to this Agreement or the Transactions is brought, or, to the Knowledge of Sonoma or Greystone, threatened in writing, against Sonoma or the members of the Sonoma Board prior to the Closing, each party shall promptly notify the other party of any such stockholder litigation brought, or, to the Knowledge of such party, threatened against Sonoma and/or members of the Sonoma Board and shall keep the other party reasonably informed with respect to the

Annex A-59

status thereof. Neither Sonoma nor any Subsidiary or Representative of Sonoma shall settle or agree to settle any such stockholder litigation or consent to the same unless Greystone shall have consented in writing (such consent not to be unreasonably withheld, conditional or delayed).

Section 5.08 Employee Matters.

(a) For purposes of eligibility, vesting and benefit accrual, level and entitlement, with respect to any benefit plan, program or arrangement (other than any defined benefit pension plan, retiree medical program or other retiree welfare benefit program), Sonoma shall, and, from and after the Closing, shall cause Greystone to, recognize (or with respect to any insured arrangement, use commercially reasonable efforts to recognize) the service of individuals who are employed by Sonoma and its Subsidiaries, or Greystone and its Subsidiaries, immediately prior to the Closing and who remain employed thereafter by Sonoma, Greystone or any of their Subsidiaries (the “Affected Employees”) with Sonoma and its Subsidiaries or Greystone and its Subsidiaries prior to the Closing to the same extent as such service was taken into account under the corresponding Sonoma Plan or Greystone Plan for those purposes; provided, however, that such recognition shall not result in a duplication of benefits.

(b) With respect to any welfare plan in which Affected Employees are eligible to participate after the Closing, Sonoma shall, and shall cause Greystone to, use commercially reasonable efforts to (i) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to such employees to the extent such conditions were satisfied (or not applicable) under the applicable welfare plans prior to the Closing and (ii) provide each such employee with credit for any co-payments and deductibles paid prior to the Closing and in the applicable plan year in which the Closing occurs in satisfying any analogous deductible or out-of-pocket requirements.

(c) Notwithstanding anything in this Agreement to the contrary, the terms and conditions of employment for any Affected Employee whose employment is subject to a collective bargaining agreement shall be governed by such agreement until its expiration, modification or termination in accordance with its terms and applicable Law.

(d) Nothing in this Section 5.08 shall be treated as an amendment of, or undertaking to amend, any benefit plan. The provisions of this Section 5.08 are solely for the benefit of the parties to this Agreement and nothing in this Section 5.08, express or implied, shall confer upon any Affected Employee or legal representative or beneficiary thereof or any other person, any rights or remedies, including any right to employment or continued employment for any specified period, or compensation or benefits of any nature or kind whatsoever under this Agreement or a right in any employee or beneficiary of such employee or other person under a Sonoma Plan or Greystone Plan that such employee or beneficiary or other person would not otherwise have under the terms of that Sonoma Plan or Greystone Plan.

Section 5.09 Cooperation. Each party and its Subsidiaries will, and will cause each of its Representatives to, use its commercially reasonable efforts, subject to applicable Law, to cooperate with and assist the other party in connection with planning the integration of the parties and their respective Subsidiaries and employees.

Section 5.10 Financing.

(a) Subject to the other provisions of this Agreement, Greystone shall use reasonable best efforts to take, or cause to be taken, all actions necessary or advisable to obtain, or cause to be obtained, the Debt Financing on the terms and conditions, taken as a whole, described in the Debt Commitment Letters (including as such terms may be modified or adjusted in accordance with the terms of the “flex” provisions contained in any Fee Letter), including using reasonable best efforts to (i) maintain in effect the Debt Commitment Letters until the funding of the Debt Financing at or prior to Closing, (ii) negotiate definitive agreements with respect to the Debt Financing (the “Definitive Agreements”) consistent in all material respects with the terms and conditions contained in the Debt Commitment Letters (including any related “flex” provisions) or on other terms not less favorable, in the aggregate, to Greystone than the terms and conditions (including the “flex” provisions) contemplated by the Debt Commitment Letters but only to the extent that any such other terms would not

Annex A-60

reasonably be expected to adversely impact or delay in any material respect the ability of Greystone to consummate the Transactions and the Ancillary Transactions in accordance with this Agreement or obtain the Debt Financing (it being agreed that, notwithstanding the foregoing, Greystone may modify, supplement or amend the Debt Commitment Letters to add lenders, lead arrangers, bookrunners, syndication agents or similar entities that have not executed the Debt Commitment Letters as of the date hereof on the same terms), (iii) satisfy (or obtain a waiver of) all conditions applicable to Greystone to obtaining the Debt Financing and (iv) upon satisfaction of all of the conditions in this Agreement to Greystone’s and Sonoma’s obligations to effect the Closing, and satisfaction of all of the conditions set forth in the Debt Commitment Letters, at the request of Sonoma, enforcing the Lenders’ funding obligations (and the rights of Greystone) under the Debt Commitment Letters. Greystone shall furnish correct and complete copies of the Definitive Agreements to Sonoma promptly upon their execution, provided that the same fee amounts and other commercially sensitive information redacted from the Fee Letters provided to Sonoma shall be redacted from the Definitive Agreements. Notwithstanding anything in this Section 5.10 to the contrary, this Section 5.10 shall not be applicable to the Debt Financing Commitment that is intended to replace the Greystone Term Loan Facility if the Restricted Financing Commitment Amendment cannot be obtained (the “Greystone Term Financing Commitment”) on and after the date the Restricted Financing Commitment Amendment has been obtained.

(b) Greystone shall not, without the prior written consent of Sonoma, (i) permit any amendment or modification to, or any waiver of, any provision or remedy under, or replace (except as expressly set forth under Section 5.10(c)), the Debt Commitment Letters if such amendment, modification, waiver or replacement (A) would add any new (or modify any existing) condition to the Debt Financing Commitments (unless such new condition or modified condition would not reasonably be expected to prevent, impede or in any material respect delay the consummation of the Debt Financing), (B) reduces the aggregate amount of the Debt Financing contemplated by the Debt Commitment Letters delivered as of the date hereof in a manner that would adversely impact the ability of Greystone to consummate the Transactions and the Ancillary Transactions and pay the Required Amount, (C) adversely impair the ability of Greystone to enforce its rights against other parties to the Debt Commitment Letters, if any, to require such parties to provide the Debt Financing, or (D) would reasonably be expected to prevent, impede or in any material respect delay the consummation of the Debt Financing, or (ii) terminate any Debt Commitment Letter unless (x) such Debt Commitment Letter is replaced with another commitment letter or comparable financing commitment that would not result in any of the items described in clause (i)(A) through (D) of this sentence (collectively, the “Restricted Financing Commitment Amendments”) (provided that the existence or exercise of the “flex” provisions contained in any Fee Letter shall not constitute a Restricted Financing Commitment Amendment; and provided, further, that Greystone may amend or modify, or waive any provision or remedy under, any of the Debt Commitment Letters if such amendment, modification or waiver is not a Restricted Financing Commitment Amendment, it being understood that any amendment or modification solely to add lenders, lead arrangers, bookrunners, syndication agents and similar entities (and make incidental or conforming amendments or modifications to reflect the addition of any such lenders, lead arrangers, bookrunners, syndication agents and similar entities) shall not be a Restricted Financing Commitment Amendment) or (y) in the case of the Greystone Term Financing Commitment, an amendment to the Greystone Term Loan Facility has been obtained to permit the consummation of the Transactions and Ancillary Transactions without the occurrence of an “event of default” thereunder (the “Greystone Term Loan Amendment”). Upon any such amendment, supplement, modification or replacement of any Debt Commitment Letter or the Debt Financing Commitments in accordance with this Section 5.10(b), the terms “Debt Commitment Letters”, “Debt Financing” and “Debt Financing Commitments” shall mean, other than for purposes of the representations and warranties made as of the date of this Agreement in Section 3.26, the Debt Commitment Letters and Debt Financing Commitments, respectively, as so amended, supplemented, modified or replaced.

(c) In the event that any portion of the Debt Financing (other than the Debt Financing pursuant to the Greystone Term Financing Commitment) to the extent the Greystone Term Loan Amendment has been obtained) becomes unavailable on the terms and conditions contemplated in the Debt Financing Commitments (as such terms may be modified or adjusted in accordance with the terms of, and within the limits of, the “flex” provisions

Annex A-61

contained in any Fee Letter), regardless of the reason therefor, to the extent such portion is necessary to pay the Required Amount, Greystone shall (i) promptly notify Sonoma of such unavailability and (ii) use reasonable best efforts to obtain, as promptly as practicable following the occurrence of such event but in any event no later than the Closing Date, alternative financing (in an amount sufficient to pay the Required Amount) from the same or other sources (A) on terms not less favorable, in any material respect, when taken as a whole, than those contained in the Debt Financing Commitment Letters to Greystone and Sonoma and (B) that does not contain any other terms that would reasonably be expected to prevent, impede or delay the consummation of the Transactions and the Ancillary Transactions beyond the Closing Date. For the purposes of this Agreement, other than for purposes of the representations and warranties made as of the date hereof in Section 3.26, the terms “Debt Commitment Letters”, “Debt Financing” and “Debt Financing Commitments” shall be deemed to include any commitment letter (or similar agreement), debt financing or commitment with respect to any alternative debt financing arranged in compliance herewith (and any Debt Commitment Letter, Debt Financing and Debt Financing Commitment remaining in effect at the time in question), and all references to the Lender Parties shall include the persons providing or arranging such alternative debt financing.

(d) Greystone shall provide Sonoma with prompt written notice of (i) any material breach or default by any party to any Debt Commitment Letters or the Definitive Agreements, if any, of which Greystone has Knowledge or any termination of any of the Debt Commitment Letters of which Greystone has Knowledge, (ii) the receipt of any written notice or other written communication from any Lender with respect to (A) any actual or potential breach, default, termination or repudiation by any party to any of the Debt Commitment Letters or the Definitive Agreements, if any, or any provision thereof, and (B) any material dispute or disagreement between or among any parties to any of the Debt Commitment Letters or the Definitive Agreements, if any, in the case of clauses (A) and (B), that would reasonably be expected to result in Greystone not receiving the proceeds of the Debt Financing on the Closing Date or (iii) any change or event that, individually or in the aggregate, would reasonably be expected to cause any condition precedent of the Debt Financing (or any alternative financing obtained in accordance with this Section 5.10) to not be satisfied at the Closing Date and result in Greystone not being able to obtain all or any portion of the Debt Financing on the terms and conditions, in the manner or from sources, contemplated by the Debt Commitment Letters or the Definitive Agreements. Greystone shall keep Sonoma informed on a reasonably current basis in reasonable detail of the status of its efforts to consummate the Debt Financing (including by providing definitive agreements for Debt Financing and being available for discussion of the status of any such agreements, to the extent requested (provided, that the fee amounts and other commercially sensitive information set forth therein have been redacted from such draft and definitive agreements and discussions)).

(e) Nothing in this Section 5.10 or any other provisions of this Agreement shall require, and in no event shall the “reasonable best efforts” of Greystone be deemed or construed to require, Greystone to (i) except as expressly set forth in Section 5.10(c) with respect to alternative financing, seek or accept Debt Financing on terms less favorable in the aggregate than those set forth in the Debt Commitment Letters (including the “flex” provisions thereof) provided on the date of this Agreement, (ii) waive any term or condition of this Agreement or (iii) pay any fees in excess of those contemplated by the Debt Financing Commitments (whether to secure waiver of any conditions contained therein or otherwise).

(f) Sonoma shall use reasonable best efforts to, and shall use reasonable best efforts to cause each of its Subsidiaries and Representatives to, provide customary cooperation as reasonably requested by Greystone in connection with the Debt Financing, by using reasonable best efforts to (i) upon reasonable prior notice, make available Sonoma’s senior officers for participation in a reasonable number of meetings, presentations, road shows, due diligence sessions, drafting sessions and sessions with rating agencies, (ii) assist with the preparation of customary materials for syndication documents, including rating agency presentations, bank confidential information memoranda, business projections and similar documents required in connection with any Debt Financing, (iii) using reasonable best efforts to request its independent accountants to provide assistance and cooperation to Greystone, (iv) using reasonable best efforts to assist with the preparation of pro forma financial statements and obtain customary payoff letters, drafts of financial statements and instruments of termination and

Annex A-62

discharge reasonably requested by Greystone, (v) furnish financial statements, pro forma financial statements and other financial data relating to Sonoma reasonably requested by Greystone in connection with any Debt Financing, (vi) subject to the last sentence of this Section 5.10(f), execute and deliver definitive financing documents, including credit agreements, intercreditor agreements, pledge and security documents, and certificates, legal opinions, or other documents, to the extent reasonably requested by Greystone and otherwise reasonably facilitating the pledging of collateral, provided, that no such documents or agreements shall be effective prior to the Closing Date, (vii) cooperating with Greystone’s legal counsel in connection with any legal opinions that such legal counsel may be required to deliver in connection with any Debt Financing, (viii) providing requested authorization letters in connection with any Debt Financing and (ix) furnish Greystone and any Lender Parties involved with any Debt Financing, with all documentation and other information required by any Government Authority with respect to such Debt Financing under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act. Sonoma hereby consents to the use of its and its Subsidiaries’ logos in connection with any Debt Financing; provided, that such logos shall be used solely in a manner that is not intended or reasonably likely to harm, disparage or otherwise adversely affect Sonoma and its Subsidiaries. Notwithstanding the foregoing: (i) such requested cooperation shall not unreasonably interfere with the ongoing operations of Sonoma or any of its Subsidiaries; (ii) neither Sonoma nor any of its Subsidiaries shall be required to pay any commitment or other similar fee or incur any other liability in connection with any Debt Financing prior to the Closing; (iii) neither Sonoma nor any of its Subsidiaries shall be required to execute (except in escrow), prior to the Closing Date, any definitive financing documents, including any credit or other agreements, pledge or security documents, or other certificates, legal opinions or documents in connection with any Debt Financing, and no obligation of Sonoma or its Subsidiaries under any document, agreement or any other contract relating to any Debt Financing shall be operative until the Closing has occurred; and (iv) notwithstanding the above, all corporate, limited liability or other organizational actions shall be deemed to become effective only if and when the Closing occurs and shall be derived exclusively from the authority of, and shall only be taken by, the board of directors of Sonoma and its Subsidiaries or other governing body of Sonoma and its Subsidiaries as constituted after giving effect to the Closing.

(g) All non-public or otherwise confidential information regarding Sonoma or its subsidiaries obtained by Greystone or its Representatives pursuant to this Section 5.10 shall be kept confidential in accordance with the terms of the Confidentiality Agreement; provided that notwithstanding the terms of the Confidentiality Agreement, Greystone and its representatives may provide such information to their financing sources (including the Lender Parties), potential sources of capital, and to rating agencies and prospective lenders and investors during marketing of the Debt Financing, subject to customary confidentiality arrangements with such persons regarding such information.

(h) It is contemplated by the parties that, upon the Closing, the Indebtedness of Sonoma and its Subsidiaries as of the Closing Date under the Existing Credit Facilities will be fully repaid (the “Repaid Indebtedness”) and that such repayment will be funded pursuant to the Debt Financing. In order to facilitate such repayment, prior to the Closing, Sonoma shall obtain payoff letters for all Repaid Indebtedness of Sonoma and its Subsidiaries in form and substance reasonably satisfactory to Greystone (the “Payoff Letters”), which Payoff Letters shall include wiring instructions and shall (i) provide the balance required to pay off the Repaid Indebtedness in full at Closing (other than contingent indemnification obligations), including the aggregate principal amount and all accrued but unpaid interest and fees and (ii) provide for the release of all Liens (other than contingent indemnification obligations) held by such parties against the assets of Sonoma and its Subsidiaries.

Section 5.11 NYSE Listing. Prior to the Closing, Sonoma shall use reasonable best efforts to cause the shares of Sonoma Class A Stock to be issued to the Greystone Members and the Conversion Shares reserved for issuance pursuant to the conversion of the New Sonoma Class C Stock to be approved for listing on the NYSE, including by submitting prior to the Closing supplemental listing materials with the NYSE with respect to such shares, subject to official notice of issuance.

Annex A-63

Section 5.12 Healthcare Regulatory Matters.

(a) Sonoma agrees to consult and cooperate with Greystone in connection with Sonoma’s defense of the litigation and claims set forth on Section 5.12 of the Sonoma Disclosure Letter, in each case pursuant to the terms of the Common Interest Agreement, dated as of June 4, 2014, between Sonoma and Genesis Healthcare LLC. In furtherance of the foregoing, no material filing with a Governmental Authority in respect of such litigation or claims shall be made by Sonoma, without providing Greystone and its counsel a reasonable opportunity to review and comment thereon. Except as set forth on Section 5.12 of the Sonoma Disclosure Letter, in no event shall Sonoma agree to a settlement of any such litigation or claims without the prior written consent of Greystone, such consent not to be unreasonably withheld, delayed or conditioned.

(b) Greystone agrees to consult and cooperate with Sonoma in connection with Greystone’s defense of the litigation and claims set forth on Section 5.12 of the Greystone Disclosure Letter, in each case pursuant to the terms of the Common Interest Agreement, dated as of June 4, 2014, between Sonoma and Genesis Healthcare, LLC. In furtherance of the foregoing, no material filing with a Governmental Authority in respect of such litigation or claims shall be made by Greystone, without providing Sonoma and its counsel a reasonable opportunity to review and comment thereon. Except as set forth on Section 5.12 of the Greystone Disclosure Letter, in no event shall Greystone agree to a settlement of any such litigation or claims without the prior written consent of Sonoma, such consent not to be unreasonably withheld, delayed or conditioned.

Section 5.13 Registration Rights Agreement. At or prior to the Closing, to the extent not previously executed and delivered, Greystone shall use commercially reasonable efforts to cause each Greystone Member (who has not previously executed such agreement) to execute and deliver to the Onex Group the Amended and Restated Registration Rights Agreement, in the form attached hereto as Exhibit D (the “Registration Rights Agreement”).

Section 5.14 Tax Receivable Agreement. At or prior to the Closing, Sonoma and Greystone shall execute and deliver to the other parties thereto the Tax Receivable Agreement.

Section 5.15 Board Representation. The parties shall take all actions necessary to provide that at the Closing each of the individuals set forth on Schedule 5.15, each of whom has been designated by Sonoma, Greystone or jointly by Sonoma and Greystone, as so indicated on Schedule 5.15, has been appointed to the Sonoma Board. Sonoma and Greystone agree that in the event that any such individual is unable to serve, for any reason, as a director of Sonoma at the Closing, the party that designated, or parties that jointly designated, such individual shall have the right to designate another individual to serve as a director of Sonoma in place of the individual so originally designated. In addition, the parties agree that the individual designated as an “Observer” on Schedule 5.15 shall have observer rights on the Sonoma Board, on terms to be mutually agreed among Greystone, Sonoma and such individual.

Section 5.16 Name. On the Closing Date, Sonoma shall, as part of the Restated Sonoma Charter, change its name to “Genesis Healthcare, Inc.” (or such other name as selected by Greystone prior to the Closing Date). On or promptly following the Closing Date, Sonoma shall request from the NYSE the assignment of a new ticker symbol to be determined by Greystone.

Section 5.17 Termination of Affiliate Contracts. Effective on or prior to the Closing Date, each of Greystone and Sonoma shall, or shall cause its applicable Subsidiary to, terminate each Contract set forth on Section 5.17 of the Sonoma Disclosure Letter and Section 5.17 of the Greystone Disclosure Letter, as applicable, and each of Greystone and Sonoma shall have been released from any past or future obligations or liabilities thereunder.

Section 5.18 Non-USRPHC Certificate. At or prior to the Closing, Greystone shall cause Sun to execute and deliver to Sonoma a certificate pursuant to Sections 1.1445-2(c)(3) and 1.897-2(h) of the U.S. Treasury Regulations, dated as of the Closing Date, stating under penalties of perjury that it is not, and has not been, a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code during the applicable period described in Section 897(c)(1)(A)(ii) of the Code.

Annex A-64

Section 5.19 Contribution. Except to the extent the parties otherwise agree, within thirty (30) days of the date of this Agreement, the Contributed Assets shall include all of the issued and outstanding equity interests of the entities set forth on Schedule 1.04. Schedule 1.04 shall be updated to reflect any modifications as may be mutually agreed upon by the Parties within such thirty (30) day period.

Section 5.20 Distribution Subsidiary Valuations. Prior to the Closing, Greystone shall cause Sun (after giving effect the transactions contemplated by clause (ii) of Section 1.01 and, for the avoidance of doubt, including the Sun Newcos) to be independently and fairly valued on a percentage basis relative to the enterprise value of Greystone and its Subsidiaries.

Section 5.21 Preparation of Form S-3. Sonoma shall prepare and cause to be filed with the SEC a shelf registration statement on Form S-3 providing for the issuance of Sonoma Class A Stock, from time to time, upon an exchange of Greystone Class A Units, conversion of New Sonoma Class C Stock (if such registration is applicable) or exercise of warrants or options held by HCN, if any, which exchange will be registered pursuant to the Securities Act (together with any amendments or supplements thereto, the “Form S-3”). Sonoma shall use its reasonable best efforts to have the Form S-3 declared effective under the Securities Act prior to the Closing. Each of Sonoma and Greystone shall furnish all information concerning itself, its Affiliates and the holders of its capital stock to the other and provide such other assistance as may be reasonably requested in connection with the preparation, filing and distribution of the Form S-3. The Form S-3 shall include all information reasonably requested by such other party to be included therein. Sonoma shall respond promptly to any comments from the SEC with respect to the Form S-3. No filing of, or amendment or supplement to, the Form S-3, or responding to any comments of the SEC with respect thereto, shall be made by Sonoma, without providing Greystone and its counsel a reasonable opportunity to review and comment thereon. Sonoma shall advise Greystone, promptly after it receives notice thereof, of the time of effectiveness of the Form S-3, the issuance of any stop order relating thereto or the suspension of the qualification of the shares of Sonoma Class A Stock for offering or sale in any jurisdiction, and Sonoma shall use its reasonable best efforts to have any such stop order or suspension lifted, reversed or otherwise terminated. Sonoma shall also take any other action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under the Securities Act, the Exchange Act, any applicable foreign or state securities or “blue sky” Laws and the rules and regulations thereunder in connection with the issuance of the shares of Sonoma Class A Stock, and Greystone shall furnish all information concerning Greystone and the holders of its capital stock as may be reasonably requested in connection with any such actions. If at any time prior to the Closing, any information relating to Sonoma or Greystone, or any of their respective Affiliates, directors or officers, should be discovered by Sonoma or Greystone which should be set forth in an amendment of, or supplement to, the Form S-3, so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other party and an appropriate amendment or supplement describing such information shall be promptly filed by Sonoma with the SEC. Sonoma shall notify Greystone promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Form S-3 or for additional information and shall supply each other with copies of all correspondence between it or any of its Representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Form S-3.

ARTICLE VI

CONDITIONS PRECEDENT

Section 6.01 Conditions to Each Party’s Obligation to Effect the Transactions. The respective obligation of each party to effect the Transactions is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

(a) Stockholder Approval. Sonoma shall have (i) received signature pages to the Written Consent representing a percentage of the Sonoma Common Stock that at a minimum is equal to the Requisite Stockholder Approval and (ii) delivered copies of such signature pages to Greystone.

Annex A-65

(b) Antitrust. The waiting period (and any extension thereof) applicable to the Transactions under the HSR Act or any other applicable competition, merger control, antitrust or similar Law set forth on Section 6.01(b) of the Sonoma Disclosure Letter shall have been terminated or shall have expired.

(c) No Injunctions or Restraints. No statute, rule or regulation shall have been enacted or promulgated by any Governmental Authority of competent jurisdiction which prohibits or makes illegal the consummation of the Transactions, there shall be no order or injunction of a court of competent jurisdiction in effect preventing the consummation of the Transactions (collectively, “Restraints”) and no Governmental Authority shall have instituted any action, claim, suit or proceeding which remains pending at what otherwise would be the Closing Date seeking to enjoin, restrain or otherwise prohibit the consummation of the Transactions.

(d) Information Statement. The Information Statement shall have been delivered to Sonoma’s stockholders and the consummation of the Transactions shall be permitted by Regulation 14C of the Exchange Act (including Rule 14c-2 promulgated under the Exchange Act).

(e) Third Party Consents. Each of the third party consents, authorizations and approvals listed on Section 6.01(e) of the Sonoma Disclosure Letter and Section 6.01(e) of the Greystone Disclosure Letter, each of which has been obtained on or prior to the date of this Agreement, shall as of the Closing remain in full force and effect and shall in no way have been impaired, repudiated, breached or otherwise invalidated.

(f) Governmental Approvals. The governmental approvals, consents and authorizations that are required by any of the applicable Governmental Authorities as set forth on Schedule 6.01(f), pursuant to applicable Laws, including applicable Health Care Laws, for the consummation of the Transactions and the Ancillary Transactions (such approvals, consents and authorizations, the “Governmental Approvals”), shall have been obtained by Sonoma and/or Greystone, as applicable, and issued by such Governmental Authorities with respect to the Transactions and the Ancillary Transactions, as subject only to conditions customarily imposed, if any, and which approvals, consents and authorizations shall be deemed provided upon the receipt of “comfort letters,” in form and substance reasonably satisfactory to each of Sonoma and Greystone, providing an approval, consent or authorization of the Transactions and the Ancillary Transactions and/or to proceed with the consummation thereof. The term “comfort letter” includes “silence letters” (i) addressed to the applicable Governmental Authority, (ii) sent via overnight mail or email and after written request or having made such necessary submissions to the applicable Governmental Authorities for the necessary approvals, consents or authorizations to proceed with the Transactions and the Ancillary Transactions but to which no response was received from such Governmental Authority and (iii) in which it is confirmed (including through the lack of response from the applicable Governmental Authority) that no further action is necessary in order to obtain approval for such Transactions and in which such Governmental Authority is notified that the parties hereto are proceeding with the Transactions and the Ancillary Transactions as disclosed unless any party hereto is specifically informed otherwise by the applicable Governmental Authority.

(g) HUD Approvals. All required waivers and consents from HUD under the HUD Mortgage Loans (the “HUD Approvals”) shall have been obtained in form and substance reasonably acceptable to the parties hereto and shall be in full force and effect.

(h) No Burdensome Condition. The Governmental Approvals and the HUD Approvals shall have been obtained without any action, condition, limitation, restriction or requirement that, individually or in the aggregate with any other actions, limitations, restrictions or requirements, would or would reasonably be expected to constitute or result in a Burdensome Condition.

(i) Distribution Subsidiary Merger. The Distribution Subsidiary Merger shall have been consummated.

Section 6.02 Conditions to Obligation of Greystone. The obligation of Greystone to effect the Transactions is further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

(a) Representations and Warranties. Each of (i) the representations and warranties of Sonoma set forth in the first and fourth sentences of 2.01, and in 2.02, 2.03, 2.05(b), 2.05(c), 2.24, and 2.29 shall be true and

Annex A-66

correct in all material respects as of the date of this Agreement and as of the Closing Date (except that such representations and warranties that by their terms speak specifically as of the date of this Agreement or another date shall be true and correct in all respects as of such date), (ii) the representations and warranties of Sonoma set forth in 2.04(a), 2.05(a), 2.26, 2.27 and 2.28 shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date (except that such representations and warranties that by their terms speak specifically as of the date of this Agreement or another date shall be true and correct in all respects as of such date) and (iii) the other representations and warranties of Sonoma set forth in this Agreement shall be true and correct (without giving effect to any qualification as to materiality or Sonoma Material Adverse Effect contained in Article II) as of the date of this Agreement and as of the Closing Date as though made at and as of the Closing (except that such representations and warranties that by their terms speak specifically as of the date of this Agreement or another date shall be true and correct as of such date), except where any failures of any such representations and warranties covered by clause (iii) to be true and correct would not reasonably be expected to have, individually or in the aggregate, a Sonoma Material Adverse Effect, and Greystone shall have received a certificate signed on behalf of Sonoma by the Chief Executive Officer or the Chief Financial Officer of Sonoma to the foregoing effect.

(b) Performance of Obligations of Sonoma. Sonoma shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Greystone shall have received a certificate signed on behalf of Sonoma by the Chief Executive Officer or the Chief Financial Officer of Sonoma to the foregoing effect.

(c) Restated Sonoma Charter. The Second Amended and Restated Certificate of Incorporation of Sonoma, in the form attached hereto as Exhibit E (the “Restated Sonoma Charter”), shall have been filed with the Secretary of State of the State of Delaware, and Greystone shall have received evidence thereof.

(d) Restated Sonoma Bylaws. The Sonoma Board shall have adopted and approved the Amended and Restated Bylaws, in the form attached hereto as Exhibit F, and a true and correct copy thereof certified by the Secretary of Sonoma shall have been delivered to Greystone.

(e) Tax Receivable Agreement. Sonoma shall have executed and delivered to the other parties thereto the Tax Receivable Agreement.

(f) Registration Rights Agreement. Sonoma shall have executed and delivered the Registration Rights Agreement to each Greystone Member and HCN.

(g) Contribution Agreement. Sonoma shall have executed and delivered the Contribution Agreement to Greystone.

(h) Conversion. Each member of the Onex Group shall have irrevocably elected to convert his, her or its voting rights with respect to shares of Sonoma Class B Stock from ten votes per share to one vote per share pursuant to the Sonoma Charter effective immediately prior to the Closing, and Greystone shall have received evidence thereof.

(i) Director Appointments. Subject to Section 5.15, each of the individuals listed on Schedule 6.02(i) shall have been appointed to serve as the members of the board of directors of Sonoma, effective as of the Closing.

(j) No Sonoma Material Adverse Effect. Since the date of this Agreement, there shall not have been any change, effect, event, circumstance, occurrence or state of facts that has had or would reasonably be expected to have, individually or in the aggregate, a Sonoma Material Adverse Effect.

Section 6.03 Conditions to Obligation of Sonoma. The obligation of Sonoma to effect the Transactions is further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

(a) Representations and Warranties. Each of (i) the representations and warranties of Greystone set forth in the first and fourth sentences of 3.01, and in 3.02, 3.03, 3.05(b), 3.05(c), and 3.24 shall be true and

Annex A-67

correct in all material respects as of the date of this Agreement and as of the Closing Date (except that such representations and warranties that by their terms speak specifically as of the date of this Agreement or another date shall be true and correct in all material respects as of such date), (ii) the representations and warranties of Greystone set forth in 3.04(a), 3.05(a) and 3.25 shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date (except that such representations and warranties that by their terms speak specifically as of the date of this Agreement or another date shall be true and correct in all material respects as of such date) and (iii) the other representations and warranties of Greystone set forth in this Agreement shall be true and correct (without giving effect to any qualification as to materiality or Greystone Material Adverse Effect contained in Article III) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing (except that such representations and warranties that by their terms speak specifically as of the date of this Agreement or another date shall be true and correct as of such date), except where any failures of any such representations and warranties covered by clause (iii) to be true and correct would not reasonably be expected to have, individually or in the aggregate, a Greystone Material Adverse Effect, and Sonoma shall have received a certificate signed on behalf of Greystone by the Chief Executive Officer or the Chief Financial Officer of Greystone to the foregoing effect.

(b) Performance of Obligations of Greystone. Greystone shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Sonoma shall have received a certificate signed on behalf of Greystone by the Chief Executive Officer or the Chief Financial Officer of Greystone to the foregoing effect.

(c) Greystone LLC Operating Agreement. The Greystone LLC Operating Agreement shall have been properly and duly amended and restated, in the form attached hereto as Exhibit G (the “Restated Greystone LLC Operating Agreement”), and a true and correct copy thereof certified by the Secretary of Greystone shall have been delivered to Sonoma.

(d) Contribution Agreement. Greystone and Sun shall have executed and delivered the Contribution Agreement to Sonoma.

(e) No Greystone Material Adverse Effect. Since the date of this Agreement, there shall not have been any change, effect, event, circumstance, occurrence or state of facts that has had or would reasonably be expected to have, individually or in the aggregate, a Greystone Material Adverse Effect.

Section 6.04 Frustration of Closing Conditions. None of Sonoma or Greystone may rely on the failure of any condition set forth in 6.01, 6.02 or 6.03, as the case may be, to be satisfied if such failure was caused by such party’s failure to use its reasonable best efforts to consummate the Transactions, as required by and subject to Section 5.03.

ARTICLE VII

TERMINATION

Section 7.01 Termination. This Agreement may be terminated at any time prior to the Closing, whether before or after receipt of the Requisite Stockholder Approval:

(a) by mutual written consent of Greystone and Sonoma;

(b) by either Greystone or Sonoma if:

(i) the Transactions shall not have been consummated on or before midnight New York City time on March 31, 2015 (“Outside Date”); provided, that the right to terminate this Agreement under this Section 7.01(b)(i) shall not be available to any party whose action or failure to act has been the primary cause of or resulted in the failure of the Transactions to be consummated on or before such date; or

Annex A-68

(ii) any Restraint having the effect of permanently restraining, enjoining or otherwise prohibiting the Transactions shall be in effect and shall have become final and non-appealable;

(c) by Greystone if:

(i) Sonoma shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.02(a) or (b) and (B) is incapable of being cured or is not cured by Sonoma by the earlier of (1) thirty (30) days following receipt of written notice from Greystone of such breach or failure to perform and (2) the Outside Date;

(ii) (A) prior to the Competing Proposal Expiration Time Sonoma shall have breached any provision of Section 4.02 (including a deemed breach pursuant to Section 4.02(h)) in any material respect or (B) from and after the Competing Proposal Expiration Time, Sonoma shall have willfully breached any provision of Section 4.02 (including a deemed willful breach pursuant to Section 4.02(h)) in any material respect. A material breach of Section 4.02 is willful only if it is a consequence of an act undertaken or failure to act by Sonoma with the actual knowledge that the taking of each act or failure to act by Sonoma with the actual knowledge that the taking of such act or failure to act would cause a breach of Section 4.02, and a deemed breach of Section 4.02 is willful only if Sonoma directed one or more of its Representatives to act or fail to act in a manner that Sonoma had actual knowledge would cause a breach of Section 4.02; or

(iii) Sonoma and Greystone shall not have received signature pages to the Written Consent representing a percentage of the Sonoma Common Stock that at a minimum is equal to the Requisite Stockholder Approval by the Written Consent Expiration Time; provided, that such termination right shall expire upon the receipt by Sonoma of such signature pages to the Written Consent.

(d) by Sonoma:

(i) if Greystone shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.03(a) or (b) and (B) is incapable of being cured or is not cured by Greystone by the earlier of (1) thirty (30) days following receipt of written notice from Sonoma of such breach or failure to perform and (2) the Outside Date; or

(ii) prior to the Competing Proposal Expiration Time, after complying with the procedures set forth in Section 4.02(e), in order to accept a Superior Proposal and enter into a Competing Proposal Agreement with respect to such Superior Proposal, provided that Sonoma pays the Termination Fee to Greystone in accordance with Section 7.02.

Any proper termination of this Agreement pursuant to this Section 7.01 shall be effective immediately upon the delivery of written notice by the terminating party to the other party.

Section 7.02 Termination Fee.

(a) In the event that:

(i) (A) this Agreement is terminated by Greystone pursuant to Section 7.01(c)(i), (B) any Competing Proposal has been publicly announced or otherwise made publicly known by any Person (other than by Greystone or its Affiliates) and, in either case, not withdrawn after the date of this Agreement and (C) Sonoma enters into a definitive agreement with respect to a Competing Proposal (and subsequently consummates such Competing Proposal), or consummates a Competing Proposal, in each case, within twelve (12) months of such termination by Greystone (provided, that for purposes of this Section 7.02(a)(i), the reference to “20%” in the definition of Competing Proposal shall be deemed to be “50%”), then within two (2) Business Days of such consummation, Sonoma shall pay to Greystone the Termination Fee by wire transfer in immediately available funds to an account specified in writing by Greystone;

Annex A-69

(ii) this Agreement is terminated by Sonoma pursuant to Section 7.01(d)(ii), then prior to or simultaneously with such termination, Sonoma shall pay to Greystone the Termination Fee by wire transfer in immediately available funds to an account specified in writing by Greystone; or

(iii) this Agreement is terminated by Greystone pursuant to Section 7.01(c)(ii) or Section 7.01(c)(iii), then within two (2) Business Days of such termination, Sonoma shall pay to Greystone the Termination Fee by wire transfer in immediately available funds to an account specified in writing by Greystone.

(b) The parties acknowledge and agree that the agreements contained in Section 7.02(a) and this Section 7.02(b) are an integral part of the Transactions, that, without these agreements, the parties would not enter into this Agreement, and that the payments required pursuant to Section 7.02(a) and this Section 7.02(b) are not penalties, but rather are liquidated damages in a reasonable amount that will compensate Greystone in the circumstances in which such payments are payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Transactions, which amount would otherwise be impossible to calculate with precision.

(c) If Sonoma fails promptly to pay the amount due pursuant to Section 7.02(a) and, in order to obtain such payment, Greystone commences a suit that results in a judgment against Sonoma for any such amount, Sonoma shall pay to Greystone its reasonable costs and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with such suit, together with interest on such amount from the date such amount was required to be paid until the date of payment at the prime rate of Citibank, N.A. in effect on the date such amount was required to be paid.

(d) Notwithstanding anything to the contrary set forth in this Agreement, each of the parties hereto expressly acknowledges and agrees that, Greystone’s right to receive payment of the Termination Fee pursuant to this Section 7.02(a) and any amounts required to be paid pursuant to Section 7.02(c), in circumstances in which the Termination Fee is payable, shall constitute the sole and exclusive remedy of Greystone and its Affiliates against Sonoma and its Affiliates for all losses, claims, damages, penalties, and other liabilities in respect of this Agreement (including in respect of any breach, whether or not willful and intentional, of any representation, warranty, covenant or agreement or the failure of the Closing to be consummated) or the Transactions in such circumstances, and upon payment of the Termination Fee to Greystone pursuant to this Section 7.02, none of Sonoma or any of its Affiliates shall have any further liability or obligation to any of Greystone and its Affiliates relating to or arising out of this Agreement or the Transactions.

Section 7.03 Effect of Termination. In the event of termination of this Agreement by either Sonoma or Greystone as provided in Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Greystone or Sonoma, other than the provisions of the penultimate sentence of Section 5.02, Section 5.05, Section 7.02, this Section 7.03 and Article VIII, which provisions shall survive such termination; provided, however, that nothing herein shall relieve any party from any liability for fraud or any willful and material breach of this Agreement.

Section 7.04 Procedure for Termination. A termination of this Agreement pursuant to Section 7.01 shall, in order to be effective, require, in the case of Greystone or Sonoma, action by the Greystone Board or the Sonoma Board, as applicable.

ARTICLE VIII

GENERAL PROVISIONS

Section 8.01 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing. This Section 8.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Closing.

Annex A-70

Section 8.02 Notices. Except for notices that are specifically required by the terms of this Agreement to be delivered orally, all notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally, facsimiled (which is confirmed), by e-mail of a .pdf attachment (for which a confirmation email is obtained), or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

if to Greystone, to:

FC-GEN Operations Investment, LLC

101 East State Street

Kennett Square, Pennsylvania 19348

Facsimile No.: (610) 925-4100

Attention: Chief Executive Officer – g.hager@genesishcc.com

with copies to:

FC-GEN Operations Investment, LLC

101 East State Street

Kennett Square, Pennsylvania 19348

Facsimile No.: (610) 925-4100

Attention: Law Department – lawdepartment@genesishcc.com

and

Skadden, Arps, Slate, Meagher & Flom LLP

1440 New York Avenue, NW

Washington, DC 20005

Facsimile No.: (202) 661-8299

Attention: Jeremy London – Jeremy.London@skadden.com

                    Neil Rock – Neil.Rock@skadden.com

                    Richard Oliver – Richard.Oliver@skadden.com

if to Sonoma, to:

Skilled Healthcare Group, Inc.

27442 Portola Parkway, Suite 200

Foothill Ranch, California 92610

Facsimile No.: (949) 282-5820

Attention: Chief Executive Officer and General Counsel

with a copy to:

If prior to November 1, 2014:

Kaye Scholer LLP

425 Park Avenue

New York, New York 10022

Facsimile No.: (212) 836-8689

Attention: Joel I. Greenberg – joel.greenberg@kayescholer.com

                    Derek M. Stoldt – derek.stoldt@kayescholer.com

                    William Lonergan – william.lonergan@kayescholer.com

                    Tracy Belton – tracy.belton@kayescholer.com

Annex A-71

If on or after November 1, 2014:

Kaye Scholer LLP

250 West 55th Street

New York, New York 10019

Facsimile No.: (212) 836-8689

Attention: Joel I. Greenberg – joel.greenberg@kayescholer.com

                    Derek M. Stoldt – derek.stoldt@kayescholer.com

                    William Lonergan – william.lonergan@kayescholer.com

                    Tracy Belton – tracy.belton@kayescholer.com

Section 8.03 Definitions. For purposes of this Agreement:

(a) “Acceptable Confidentiality Agreement” means a confidentiality agreement that contains terms that are no less favorable to Sonoma than those contained in the Confidentiality Agreement.

(b) an “Affiliate” of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person.

(c) “Ancillary Agreements” means the Registration Rights Agreement, the Tax Receivable Agreement, the Restated Greystone LLC Operating Agreement, the Contribution Agreement and the Distribution Subsidiary Merger Agreement.

(d) “Ancillary Transactions” means the transactions contemplated by each of the Ancillary Agreements.

(e) “Business Day” means a day, other than a Saturday, a Sunday or other day on which commercial banks in New York, New York are authorized or required by Law to close.

(f) “Code” means the Internal Revenue Code of 1986, as amended.

(g) “Competing Proposal” means a bona fide inquiry, proposal or offer made by any person (other than Greystone or any of its Subsidiaries) or “group,” within the meaning of Section 13(d) of the Exchange Act, for, in a single transaction or series of related transactions, any (i) acquisition of assets of Sonoma and its Subsidiaries equal to 20% or more of Sonoma’s consolidated assets or to which 20% or more of Sonoma’s revenues on a consolidated basis are attributable, (ii) acquisition of 20% or more of the outstanding Sonoma Common Stock, (iii) tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more of the outstanding Sonoma Common Stock or (iv) merger, consolidation, business combination, liquidation, dissolution or similar transaction involving Sonoma.

(h) “Contract” means any binding written or oral agreement, deed, mortgage, lease, license, instrument, note, license, commitment, permit (other than a permit with a Governmental Authority) undertaking, arrangement or contract, including all amendments thereto.

(i) “Environmental Laws” means all federal, state, local and foreign statutes, Laws, judicial decisions, regulations, ordinances, rules, judgments, orders, codes, injunctions, permits and governmental agreements relating to the protection of the environment or human health and safety, including Laws relating to Releases or threatened Releases of Hazardous Materials into the indoor or outdoor environment (including ambient air, surface water, groundwater, land, surface and subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, release, transport or handling of Hazardous Materials.

(j) “Environmental Liabilities” means, with respect to any person, any and all liabilities of or relating to such person or any of its Subsidiaries (including any entity which is, in whole or in part, a predecessor of such person or any of such Subsidiaries), whether vested or unvested, contingent or fixed, including contractual, which arise under applicable Environmental Laws or with respect to Hazardous Materials.

Annex A-72

(k) “Executive Order” means Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism.

(l) “Existing Credit Facilities” means: (i) that certain Fourth Amended and Restated Credit Agreement and Amendment and Restatement and Additional Term Loan Assumption Agreement, dated April 12, 2012, among Skilled Healthcare Group, Inc. the Subsidiary Guarantors party thereto, Credit Suisse AG as Administrative Agent and Collateral Agent, J.P. Morgan Securities LLC and Credit Suisse Securities (USA) LLC as Amendment Arrangers and the Lenders party thereto; (ii) that certain Credit and Security Agreement, dated December 26, 2013, among certain Subsidiaries of Sonoma, as borrowers, and Midcap Financial, LLC; and (iii) that certain Credit and Security Agreement, dated December 26, 2013, among certain Subsidiaries of Sonoma, as borrowers, and Midcap Financial, LLC.

(m) “Existing Stockholders Agreement” means the Investor Stockholders Agreement, dated as of December 27, 2005, among SHG Holding Solutions, Inc. (as Sonoma’s predecessor-in-interest), Onex Partners LP and certain other parties thereto.

(n) “Government Programs” means Title XVIII (“Medicare”) and Title XIX (“Medicaid”) of the Social Security Act, CHAMPUS, TRICARE and any other federal health care program, as defined in 42 U.S.C. § 1320a-7b(f) or State health care program, as defined in 42 U.S.C. § 1320a-7(h), or successor programs to any of the above.

(o) “Governmental Authority” means any government, court, regulatory or administrative agency, commission or authority or other governmental instrumentality, federal, state or local, domestic, foreign or multinational, including any contractor acting on behalf of such agency, commission, authority or governmental instrumentality.

(p) “Greystone Class A Units” means Company Class A Common Units (as defined in the Restated Greystone LLC Operating Agreement).

(q) “Greystone Class B Units” means Company Class B Common Units (as defined in the Restated Greystone LLC Operating Agreement).

(r) “Greystone Class C Units” means Company Class C Common Units (as defined in the Restated Greystone LLC Operating Agreement).

(s) “Greystone LLC Interest” means a limited liability company interest of Greystone.

(t) “Greystone LLC Operating Agreement” means the Fifth Amended and Restated Limited Liability Company Operating Agreement of Greystone, dated January 14, 2013 and effective as of May 25, 2012.

(u) “Greystone Management Incentive Plan” means the Management Incentive Compensation Plan of Greystone, effective as of April 1, 2011, as amended from time to time.

(v) “Greystone Material Adverse Effect” means any change, effect, event, circumstance, occurrence or state of facts that is materially adverse to the business, condition (financial or otherwise), assets or results of operations of Greystone and its Subsidiaries, taken as a whole, other than any change, effect, event, circumstance, occurrence or state of facts to the extent relating to (i) changes in general economic conditions or the credit, financial or capital markets, including changes in interest or exchange rates; (ii) changes in general conditions in any industry in which Greystone or any of its Subsidiaries operates or participates; (iii) the announcement, pendency or anticipated consummation of the Transactions (provided that, for the avoidance of doubt, the exclusion set forth in this clause (iii) and clause (vii) shall not apply to Section 3.04(b), Section 3.06,

Annex A-73

the second sentence of Section 3.12(a), Section 3.13(j), or Section 3.15(b)(v) or for purposes of Section 6.03(a) with respect to such provisions); (iv) any failure, in and of itself, by Greystone to meet any analyst projections or any internal or published projections, forecasts, estimates or predictions of revenue, earnings or other financial or operating metrics before, on or after the date of this Agreement (provided, that the underlying factors contributing to such failure shall not be excluded unless such underlying factors would otherwise be excepted from this definition); (v) changes in general legal, regulatory, reimbursement or political conditions after the date of this Agreement; (vi) changes in GAAP or applicable Law or the interpretation thereof after the date of this Agreement; (vii) actions taken by Greystone as expressly required by this Agreement; (viii) any natural or man-made disaster; or (ix) any pandemic, act of terrorism, sabotage, military action or war, or any escalation or worsening thereof; provided that with respect to clauses (i), (ii), (v), (vi) and (viii), such change, effect, event, circumstance, occurrence or state of facts (x) does not specifically relate to (or have the effect of specifically relating to) Greystone and its Subsidiaries and (y) is not materially more adverse to Greystone and its Subsidiaries than to other companies operating in the industry in which Greystone and its Subsidiaries operate.

(w) “Greystone Material Subsidiaries” means each Subsidiary of Greystone set forth on Section 8.03(w) of the Greystone Disclosure Letter.

(x) “Greystone Member” means a holder of limited liability company interests in Greystone, who has been admitted to Greystone as a member thereof pursuant to the terms of the Greystone LLC Operating Agreement.

(y) “Greystone Percentage” means 74.25%, minus the Greystone MIP Percentage, minus the HCN Percentage.

(z) “Greystone Tax Distribution” means a distribution to Greystone Members pursuant to Section 12.4 of the Greystone LLC Operating Agreement.

(aa) “Hazardous Material” means all substances or materials regulated or designated as hazardous, toxic, explosive, dangerous, flammable, radioactive, solid or hazardous waste, or a pollutant or contaminant under any Environmental Law, or which may result in liability arising from injury to persons, property or natural resources, including petroleum, asbestos, polychlorinated biphenyls, mold and radon.

(bb) “HCN” means Health Care REIT, Inc., a Delaware corporation.

(cc) “HCN Option” means the option to purchase membership interests in Greystone issued pursuant to and on the terms and conditions set forth in that certain Amended and Restated Call and Exchange Agreement, effective as of May 25, 2012, by and between Greystone and HCN.

(dd) “HCN Option Termination Agreement” means that certain Termination of Call and Exchange Agreement, to be entered into by and between Greystone and HCN, substantially on the terms set forth in the Letter Agreement, dated as of the date of this Agreement, by and between Greystone and HCN.

(ee) “Health Care Laws” means: (i) all rules and regulations of the Medicare and Medicaid programs, including any formal regulatory interpretation of such rules and regulations, the Federal Employee Health Benefit Program, and any other Government Program; (ii) all federal laws, rules, regulations and applicable formal regulatory interpretation of such laws, rules and regulations relating to health care fraud and abuse, including: (A) the Anti-Kickback Law, 42 U.S.C. § 1320a-7b, 42 C.F.R. § 1001.952; (B) the federal false coding statute, 42 U.S.C. § 1320a-7a; (C) the federal physician self-referral prohibition, 42 U.S.C. § 1395nn, 42 C.F.R. § 411.351 et seq.; and (D) the federal false claims act, 31 U.S.C. § 3729 et seq.; (iii) any and all state Laws relating to health care fraud and abuse, including state anti-kickback statutes and state false claims acts; (iv) any and all federal and state Laws relating to Medicaid or any other state Government Program; (v) federal or state Laws related to billing or claims for reimbursement submitted to any Third Party Payor; (vi) any other federal or state

Annex A-74

Laws relating to fraudulent, abusive or unlawful practices connected with the provision of health care items or services provided to a beneficiary of any state, federal or other governmental health care or health insurance program or any private payor; (vii) any and all federal and state Laws relating to insurance, third party administrator, utilization review and risk sharing products, services and arrangements and the like; (viii) any and all federal and state Laws relating to controlled substances; (ix) any and all federal and state Laws governing the privacy and security of health care information; (x) any and all federal and state Laws governing the quality of health care services; and (xi) any and all federal and state Laws relating to either the Greystone or Sonoma Permits.

(ff) “HUD” means the United States Department of Housing and Urban Development.

(gg) “HUD Mortgage Loans” means the HUD-insured loans made to Sonoma or its Subsidiaries as indicated on Section 2.11(a)(ix) of the Sonoma Disclosure Letter.

(hh) “Indebtedness” of any person means, without duplication, (i) all obligations of such person for borrowed money, (ii) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such person under conditional sale or other title retention agreements relating to property acquired by such person, (iv) all obligations of such person in respect of the deferred purchase price of property or services (excluding (A) current accounts payable incurred in the ordinary course of business and (B) accruals for payroll and other liabilities accrued in the ordinary course of business), (v) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such person, whether or not the Indebtedness secured thereby has been assumed, (vi) all guarantees by such person of Indebtedness of others (excluding guarantees of Indebtedness in favor of Sonoma or any of its Subsidiaries), (vii) all capital lease obligations of such person, (viii) all obligations, contingent or otherwise, of such person as an account party in respect of letters of credit and letters of guaranty, (ix) all obligations, contingent or otherwise, of such person in respect of bankers’ acceptances and (x) all obligations under interest rate cap, swap, collar or similar transaction or currency hedging transaction of such person (valued at the termination value thereof). The Indebtedness of any person shall include the Indebtedness of any other entity (including any partnership in which such person is a general partner) to the extent such person is liable therefor as a result of such person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such person is not liable therefor.

(ii) “Intellectual Property” means all U.S. and foreign (i) trademarks, service marks, trade names, Internet domain names, logos, slogans and other distinctive indicia of origin, together with goodwill, registrations and applications relating to the foregoing, (ii) patents and pending patent applications, invention disclosure statements, and any and all divisions, continuations, continuations-in-part, reissues, reexaminations, and any extensions thereof, any counterparts claiming priority therefrom and like statutory rights, (iii) registered and unregistered copyrights (including those in software) and all registrations and applications to register the same, (iv) rights of publicity and (v) confidential technology, know-how, inventions, processes, formulae, algorithms, models and methodologies.

(jj) “IRS” means the Internal Revenue Service.

(kk) “Knowledge” of any person that is not an individual means, (i) with respect to Sonoma regarding any matter in question, the actual knowledge (after due inquiry of the officers of Sonoma with oversight responsibilities for the matter in question) of the individuals listed on Section 8.03(kk) of the Sonoma Disclosure Letter and (ii) with respect to Greystone regarding any matter in question, the actual knowledge (after due inquiry of the officers of Greystone with oversight responsibilities for the matter in question) of the individuals listed on Section 8.03(kk) of the Greystone Disclosure Letter.

(ll) “Laws” means any laws (statutory, common or otherwise), constitutions, treaties, conventions, ordinances, codes, rules, regulations, orders, injunctions, judgments, decisions, decrees, rulings, assessments, orders, legally enforceable policies or other similar requirements enacted, adopted, promulgated or applied by a Governmental Authority.

Annex A-75

(mm) “Lender Party” means the entities that have committed to provide or arrange or otherwise entered into agreements in connection with all or any part of the Debt Financing or any other financing in connection with the Transactions, including the parties to any joinder agreements, indentures or credit agreements entered into pursuant thereto or relating thereto.

(nn) “Lender Related Party” means any former, current and future Affiliates of any Lender Party and any officers, directors, managers, employees, shareholders, equityholders, members, managers, partners, agents, controlling person, advisor, attorney or representatives, or the heirs, executors, successors and assigns of any of the foregoing or any Lender Party.

(oo) “Lien” means any lien, security interest, deed of trust, mortgage, pledge, encumbrance, restriction on transfer, proxy, voting trust or agreement, hypothecation, assignment, claim, right of way, defect in title, encroachment, easement, restrictive covenant, charge, deposit arrangement, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever including any conditional sale or other title retention agreement, the interest of a lessor under a capital lease and any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable Law of any jurisdiction naming the owner of the asset to which such lien relates as debtor, or any restriction on the creation of any of the foregoing.

(pp) “Merger Percentage” means the percentage of shares of Sonoma Class A Stock represented by the shares of Sonoma Class A Stock issued pursuant to the Distribution Subsidiary Merger Agreement, calculated on a Fully-Diluted Basis, as-exchanged and as-converted basis as of immediately following the Closing.

(qq) “MIP Participant” means a Participant (as defined in the Greystone Management Incentive Plan).

(rr) “New Sonoma Class C Stock” means Class C Common Stock (as defined in the Restated Sonoma Charter).

(ss) “Onex Group” means Onex Partners LP and its affiliates which are party to the Existing Stockholders Agreement.

(tt) “Permitted Liens” means (i) any liens for taxes not yet delinquent or which are being contested in good faith by appropriate proceedings; (ii) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar liens arising or incurred in the ordinary course of business securing amounts that are not overdue for a period of more than sixty (60) days or the amount or validity of which is being contested in good faith by appropriate proceedings; (iii) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation; (iv) easements, rights-of-way, restrictions and other similar non-monetary encumbrances that, in the aggregate, do not materially detract from the current use of the property subject thereto; (v) zoning, building or other restrictions, variances, restrictive covenants or declarations that are not materially violated by the current use or operation of the property subject thereto; (vi) licenses of Intellectual Property in the ordinary course of business; (vii) any Liens described in, set forth in, or securing the Greystone Leases or the Sonoma Leases, as the case may be, or the Contracts described on Section 2.11(a) of the Sonoma Disclosure Letter or Section 3.11(a) of the Greystone Disclosure Letter, provided, that the same do not, individually or in the aggregate, (A) interfere in any material respect with the present use of or occupancy of the affected property by Greystone or Sonoma, or their respective Subsidiaries, as applicable, (B) have a material adverse effect on the value to or use by Sonoma, Greystone and their respective Subsidiaries of such property, as applicable or (C) impair or restrict the ability of Sonoma, Greystone or their respective Subsidiaries, as applicable, to effectuate the Closing; (viii) Liens or imperfections of title that have arisen in the ordinary course of business, which Liens or imperfections of title do not materially detract from the value, or otherwise materially interfere with the present use, of Sonoma Owned Real Property, Leased Sonoma Property, Greystone Owned Real Property, Leased Greystone Property or tangible assets, as applicable; (ix) Liens or imperfections of title relating to liabilities reflected, or adequately reserved against, in the Greystone Financial Statements or the

Annex A-76

financial statements (including any related notes) contained in the Sonoma SEC Documents; and (x) such other Liens as do not materially detract from the value, or otherwise materially interfere with the present use, of any of Sonoma’s, Greystone’s or any of their respective Subsidiaries’ fee or leasehold interest in Sonoma Owned Real Property, Leased Sonoma Property, Greystone Owned Real Property or Leased Greystone Property or otherwise materially impair Sonoma’s, Greystone’s or any of their respective Subsidiaries’ business operations.

(uu) “person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

(vv) “Prohibited Person” means any person:

(i) listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order;

(ii) that is owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order;

(iii) with whom either party hereto is prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering legal requirements, including the USA PATRIOT Act and the Executive Order;

(iv) that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order;

(v) that is named as a “specifically designated national” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website or at any replacement website or other replacement official publication of such list or is named on any other U.S. or foreign government or regulatory list issued post-September 11, 2001;

(vi) that is covered by the International Emergency Economic Power Act, 50 U.S.C. §1701 et. seq., the U.S. Department of Treasury’s Office of Foreign Asset Control, or any other Law relating to the imposition of economic sanctions against any country, region or individual pursuant to United States law or United Nations resolution; or

(vii) that is an affiliate (including any principal, officer, immediate family member or close associate) of a person described in one or more of clauses (i)—(vi) of this definition of Prohibited Person.

(ww) “Release” means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration into the indoor or outdoor environment (including ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater or property.

(xx) “Representatives” means, with respect to any person, such person’s officers, directors, managers, employees, financing sources, consultants, agents, financial advisors, attorneys, accountants, other advisors, Affiliates and other representatives.

(yy) “Requisite Stockholder Approval” means the vote of the holders of outstanding Sonoma Common Stock, voting together as a single class with the holders of the Sonoma Class A Stock having one (1) vote per share and the holders of the Sonoma Class B Stock having ten (10) votes per share, representing at least sixty-six and two-thirds percent (66 2/3%) of all votes entitled to be cast thereupon by holders of the outstanding Sonoma Common Stock.

(zz) “Sonoma Material Adverse Effect” means any change, effect, event, circumstance, occurrence or state of facts that is materially adverse to the business, condition (financial or otherwise), assets or results of operations of Sonoma and its Subsidiaries, taken as a whole, other than any change, effect, event, circumstance, occurrence or state of facts to the extent relating to (i) changes in general economic conditions or the credit,

Annex A-77

financial or capital markets, including changes in interest or exchange rates, (ii) changes in general conditions in any industry in which Sonoma or any of its Subsidiaries operates or participates, (iii) the announcement, pendency or anticipated consummation of the Transactions (provided that, for the avoidance of doubt, the exclusion set forth in this clause (iii) and clause (viii) shall not apply to Section 2.04(b), Section 2.06, the second sentence of Section 2.12(a), Section 2.13(j), or Section 2.15(b)(v) or for purposes of Section 6.02(a) with respect to such provisions); (iv) any failure, in and of itself, by Sonoma to meet any analyst projections or any internal or published projections, forecasts, estimates or predictions of revenue, earnings or other financial or operating metrics before, on or after the date of this Agreement (provided, that the underlying factors contributing to such failure shall not be excluded unless such underlying factors would otherwise be excepted from this definition); (v) changes in general legal, regulatory, reimbursement or political conditions after the date of this Agreement; (vi) changes in GAAP or applicable Law or the interpretation thereof after the date of this Agreement; (vii) changes in the trading price or volume of Sonoma Class A Stock (provided, that the underlying factors contributing to such change shall not be excluded unless such underlying factors would otherwise be excepted from this definition); (viii) actions taken by Sonoma as expressly required by this Agreement; (ix) any natural or man-made disaster; or (x) any pandemic, act of terrorism, sabotage, military action or war, or any escalation or worsening thereof; provided, that with respect to clauses (i), (ii), (v), (vi) and (ix), such change, effect, event, circumstance, occurrence or state of facts (x) does not specifically relate to (or have the effect of specifically relating to) Sonoma and its Subsidiaries and (y) is not materially more adverse to Sonoma and its Subsidiaries than to other companies operating in the industry in which Sonoma and its Subsidiaries operate.

(aaa) “Sonoma Material Subsidiaries” means each Subsidiary of Sonoma set forth on Section 8.03(aaa) of the Sonoma Disclosure Letter.

(bbb) “Sonoma Percentage” means 100%, minus the Greystone Percentage, plus the Merger Percentage.

(ccc) a “Subsidiary” of any person means (i) another person, an amount of the voting securities, other voting rights or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% of the equity interests of which) is owned directly or indirectly by such first person (other than such persons set forth on Section 8.03(ccc) of the Sonoma Disclosure Letter) or (ii) another person of which such first person or any of its Subsidiaries is a general partner, manager, managing member or the equivalent; provided, however, that APS-Summit Care Pharmacy, LLC shall not be deemed to be a Subsidiary of Sonoma.

(ddd) “Superior Proposal” means a written Competing Proposal that the Sonoma Board has determined, after consultation with its outside legal counsel and financial advisor, in its good faith judgment, taking into account the conditionality, expected timing and likelihood of consummation of the proposal, this Agreement (including any changes or modifications to this Agreement or the Ancillary Agreements or the Transactions or the Ancillary Transactions offered by Greystone and capable of acceptance) and all other factors the Sonoma Board determines in good faith to be relevant, (i) is reasonably likely to be consummated, (ii) if consummated, would result in a transaction more favorable to Sonoma’s stockholders from a financial point of view than the Transactions (including any adjustment to the terms proposed by Greystone in response to such proposal) and (iii) for which financing, if a cash transaction (in whole or in part), is then fully committed; provided that for purposes of this definition of “Superior Proposal,” the references to “20%” in the definition of Competing Proposal shall be deemed to be references to “50%.”

(eee) “Tax” or “Taxes” means all taxes, however denominated, including any interest, penalties, fines, fees, duties, charges, levies, assessments, reassessments or additions to taxes of any kind whatsoever that may become payable in respect thereof, imposed by any taxing authority under any Law, which taxes shall include, but not be limited to, all income, gross receipts, ad valorem, payroll, employee, withholding, employment, unemployment, social security, disability, profit, custom, duty, transfer duties, impact, hospital, health, profits, paid up capital, transfer, severance, environmental (including taxes under Section 59A of the Code), greenmail,

Annex A-78

licenses, value-added goods and services, sales, harmonized sales, anti-dumping, import, capital, insurance, social security, sales and use, capital gains, transfer, disability, leasing, occupation, excise, franchise, add-on minimum, alternative, net worth, service, real and personal property, stamp, registration, premium and workers’ compensation and any obligation with respect to any Law regarding escheat or unclaimed property, and shall include any liability for any such amounts as a result of (i) being a member of a combined, consolidated, unitary, affiliated or similar group, (ii) being a transferee of or successor to any person or (iii) a contractual obligation to indemnify any person, regardless of whether disputed.

(fff) “Tax Return” means any return, report, declaration, remittance, notice, schedule, form, election, estimate, information statement, claim for refund and return or other document (including any related or supporting information and any amendment to any of the foregoing and any sales and use and resale certificates) filed or required to be filed with any taxing authority with respect to Taxes.

(ggg) “Termination Fee” means a cash amount in immediately available funds equal to $9,504,000.

(hhh) “Third Party Payor” means all insurance carriers, health maintenance organizations, insurance programs (including but not limited to Government Programs), preferred provider organizations, accountable care organizations, third party administrators, benefit managers, ERISA plans, and any other payors.

(iii) “Trade Secrets” means any confidential technology, know-how, inventions, processes, formulae, algorithms, models and methodologies.

(jjj) “Treasury Regulation” means one or more Treasury regulations promulgated under the Code, whether such regulations are in proposed, temporary or final form, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

Section 8.04 Interpretation. When a reference is made in this Agreement to an Article, a Section, Exhibit or Schedule, such reference shall be to an Article of, a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words “ordinary course of business” shall be deemed to be followed by “consistent with past practice.” The phrase “made available,” when used in reference to anything made available to Greystone, Sonoma or their Representatives shall be deemed to mean uploaded to and made available to Greystone, Sonoma and their Representatives in the on-line data room or otherwise being in the possession of Greystone, Sonoma or their Representatives (and in such case accessible without limitation to Greystone and Sonoma). All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns. The parties have participated jointly in the negotiating and drafting of this Agreement. In the event of an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

Annex A-79

Section 8.05 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Facsimile signatures or signatures received as a .pdf attachment to electronic mail shall be treated as original signatures for all purposes of this Agreement.

Section 8.06 Entire Agreement; No Third-Party Beneficiaries. This Agreement, including the Sonoma Disclosure Letter, the Greystone Disclosure Letter and the Exhibits hereto, and the Confidentiality Agreement constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and the Confidentiality Agreement and, except with respect to the Sonoma Indemnified Parties and the Greystone Indemnified Parties, who are intended third party beneficiaries of the provisions of Section 5.04, and any Lender Party and any Lender Related Party, who are intended third party beneficiaries of the provisions of Sections 8.09(b), 8.10, 8.12, 8.17 and this Section 8.06, are not intended to confer upon any person other than the parties any rights, benefits or remedies.

Section 8.07 Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws thereof.

Section 8.08 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise by any party without the prior written consent of the other party, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.

Section 8.09 Specific Enforcement; Consent to Jurisdiction.

(a) The parties hereto agree that irreparable damage would occur and that they would not have any adequate remedy at Law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Chancery Court of the State of Delaware (or in the event, but only in the event, that such court does not have subject matter jurisdiction over such action or proceeding, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware) (such courts, the “Chosen Courts”), without proof of actual damages, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties irrevocably (a) submits itself to the exclusive jurisdiction of the Chosen Courts for the purpose of any litigation directly or indirectly based upon, relating to or arising out of this Agreement or any of the Transactions or the negotiation, execution or performance hereof or thereof, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from the Chosen Courts and (c) agrees that it will not bring any action relating to this Agreement or the Transactions in any court other than the Chosen Courts. Each of the parties hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any litigation with respect to this Agreement, (x) any claim that it is not personally subject to the jurisdiction of the Chosen Courts for any reason other than the failure to serve in accordance with this Section 8.09, (y) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in Chosen Courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (z) to the fullest extent permitted by the applicable Law, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter of this Agreement, may not be enforced in or by such courts. Each of the parties hereby irrevocably consents to service being made through the notice procedures set forth in Section 8.02 and agrees that service of any process, summons, notice or document by personal delivery to the respective addresses set forth in Section 8.02 shall be effective service of process for any litigation in connection with this Agreement or the Transactions. Nothing in this Section 8.09 shall affect the right of any party to serve legal process in any other manner permitted by Law.

Annex A-80

(b) Notwithstanding anything in the preceding clause (a) to the contrary, and without limiting anything set forth in Section 8.17, each of the parties hereto agrees that it will not bring or support any suit, action or other proceeding (whether at law, in equity, in contract, in tort or otherwise) against any Lender Party or Lender Related Party in any way relating to this Agreement or any of the transactions contemplated by this Agreement (including the Transactions and any related financing), including any dispute arising out of or relating in any way to the Debt Financing or the performance thereof, in any forum other than any New York State court or federal court sitting in the county of New York and the Borough of Manhattan (and appellate courts thereof), except to the extent such courts do not have jurisdiction over any Lender Party or Lender Related Party. The parties hereto further agree that all of the provisions of Section 8.10 relating to waiver of jury trial shall apply to any suit, action or other proceeding referenced in this Section 8.09(b).

Section 8.10 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS (INCLUDING ANY LEGAL ACTION AGAINST ANY LENDER PARTIES OR LENDER RELATED PARTIES ARISING OUT OF THIS AGREEMENT OR THE DEBT FINANCING). EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED AND UNDERSTANDS THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.10.

Section 8.11 Severability. Except as expressly set forth in this Agreement, if any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

Section 8.12 Amendment. This Agreement may be amended by the parties at any time before or after receipt of the Requisite Stockholder Approval; provided, however, that after the Requisite Stockholder Approval has been obtained, there shall be made no amendment that by Law requires further approval by the stockholders of Sonoma without such approval having been obtained. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties. Notwithstanding anything herein to the contrary, Sections 8.06, 8.09(b), 8.10, 8.17 and this Section 8.12 (and any provision of this Agreement to the extent a modification, waiver or termination of such provision would modify the substance of any of the foregoing provisions) may not be modified, waived or terminated in a manner that impacts or is adverse in any respect to a Lender Party or Lender Related Party without the prior written consent of such Lender Party or Lender Related Party.

Section 8.13 Further Assurances. The parties agree to execute and deliver to each other such other documents and to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

Section 8.14 Extension; Waiver.

(a) At any time prior to the Closing, each party hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) to the extent permitted by Law, waive any

Annex A-81

inaccuracies in the representations and warranties contained herein by any other party or in any document, certificate or writing delivered pursuant hereto by any other applicable party or (iii) subject to the provision to the first sentence of Section 8.12 and to the extent permitted by Law, waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

(b) The failure of any party to this Agreement to exercise any of its rights under this Agreement or otherwise shall not constitute a waiver by such party of such right.

Section 8.15 Disclosure Letters. All capitalized terms not defined in the Sonoma Disclosure Letter or the Greystone Disclosure Letter, as applicable (together, the “Disclosure Letters”) shall have the meanings ascribed to them in this Agreement. The representations, warranties, covenants and agreements of Sonoma and Greystone, as applicable, set forth in this Agreement are made and given subject to, and are qualified by, the Sonoma Disclosure Letter or Greystone Disclosure Letter, as applicable. Unless the context shall otherwise require, any disclosure set forth in one section or subsection of the Disclosure Letters shall be deemed to apply to and qualify the section or subsection of this Agreement to which it corresponds in number and each other section or subsection of Article II or Article III, as applicable, of this Agreement to the extent that it is reasonably apparent on its face that such information is relevant to such other section or subsection of Article II or Article III, as applicable. The Disclosure Letters may include brief descriptions or summaries of certain agreements and instruments. The descriptions or summaries do not purport to be comprehensive and are qualified in their entirety by reference to the text of the documents described. No disclosure set forth in the Disclosure Letters relating to any possible breach or violation of any Contract or Law shall be construed as an admission or indication that any such breach or violation exists or has actually occurred. The inclusion of any information in the Disclosure Letters shall not be deemed to be an admission or acknowledgment that such information (a) is required by the terms of this Agreement to be disclosed, (b) is material to Sonoma or Greystone, as applicable, their respective subsidiaries or any other party, (c) has resulted in or would result in a Sonoma Material Adverse Effect or Greystone Material Adverse Effect, as applicable or (d) is outside the ordinary course of business. Matters reflected in the Disclosure Letters are not necessarily limited to matters required by this Agreement to be reflected in the Disclosure Letters. Such additional matters are set forth for informational purposes and do not necessarily include other matters of a similar nature.

Section 8.16 Limitation on Claims. Any claim or cause of action based upon, arising out of, or related to this Agreement may only be brought against persons that are expressly named as parties hereto, and then only with respect to the specific obligations set forth herein. Other than each Greystone Member under the Letters of Transmittal delivered in connection with to the Distribution Subsidiary Merger Agreement, no former, current or future direct or indirect equity holders, controlling persons, stockholders, directors, officers, employees, members, managers, agents, trustees, Affiliates, general or limited partners or assignees of Sonoma, Greystone or of any former, current or future direct or indirect equity holder, controlling person, stockholder, director, officer, employee, member, manager, trustee, general or limited partner, Affiliate, agent or assignee of any of the foregoing shall have any liability or obligation for any of the representations, warranties, covenants, agreements, obligations or liabilities of Sonoma or Greystone under this Agreement or of or for any action, suit, arbitration, claim, litigation, investigation or proceeding based on, in respect of, or by reason of, the Transactions (including the breach, termination or failure to consummate such Transactions), in each case whether based on contract, tort or strict liability, by the enforcement of any assessment, by any legal or equitable proceeding, by virtue of any statute, regulation or applicable Law or otherwise and whether by or through attempted piercing of the corporate or partnership veil, by or through a claim by or on behalf of a party hereto or another person or otherwise.

Section 8.17 No Recourse. Without limiting any other provision in this Agreement, this Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement, may only be made against the parties hereto, and no Lender Party or Lender Related Party shall have any liability for any obligations or liabilities of the parties hereto or for any claim (whether in contract, tort or otherwise), based on, in respect of, or

Annex A-82

by reason of, the transactions contemplated hereby or in respect of any oral representations made or alleged to be made in connection herewith. In no event shall Sonoma or any of its Affiliates, and Sonoma agrees not to and to cause its Affiliates not to, (a) seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Lender Party or Lender Related Party or (b) seek to enforce the commitments against, make any claims for breach of the Debt Financing commitments against, or seek to recover monetary damages from, or otherwise sue, the Lender Parties or the Lender Related Parties for any reason, including in connection with the Debt Financing commitments or the obligations of the Lender Parties or Lender Related Parties thereunder.

[Signature page follows]

Annex A-83

IN WITNESS WHEREOF, Greystone and Sonoma have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

FC-GEN OPERATIONS INVESTMENT, LLC

By:	/s/ Thomas DiVittorio
Name: Thomas DiVittorio
Title: Chief Financial Officer

SKILLED HEALTHCARE GROUP, INC.

By:	/s/ Robert H. Fish
Name: Robert H. Fish
Title: Chief Executive Officer

Annex A-84

Exhibit A—Tax Receivable Agreement

See Annex B.

Annex A-85

Exhibit B—Contribution Agreement

See Attached.

Annex A-86

CONTRIBUTION AGREEMENT

by and among

SKILLED HEALTHCARE GROUP, INC.,

SUN HEALTHCARE GROUP, INC.,

GHC ANCILLARY, INC.,

CDNTE, INC.,

and

FC-GEN OPERATIONS INVESTMENT, LLC

Dated as of [—]

Annex A-87

CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT (this “Agreement”), dated as of the [—] day of [—], 201[—], by and among SKILLED HEALTHCARE GROUP, INC., a Delaware corporation (“Sonoma”), Sun Healthcare Group, Inc., a Delaware corporation (“Sun”), GHC Ancillary Corporation, a Delaware corporation (“GHCA”), CDNTE, Inc., a Delaware corporation (“CDNTE” and, together with Sun and GHCA, the “Distribution Subsidiaries”), and FC-GEN OPERATIONS INVESTMENT, LLC, a Delaware limited liability company (“Greystone”).

RECITALS:

WHEREAS, Sonoma and Greystone have entered into a Purchase and Contribution Agreement, dated as of August 18, 2014 (the “Purchase Agreement”), pursuant to which, among other things, as of the Closing (i) the Distribution Subsidiaries will enter into a merger agreement whereby each will become a wholly owned subsidiary of Sonoma, (ii) Greystone has agreed to issue and sell to Sonoma and the Distribution Subsidiaries, and Sonoma and the Distribution Subsidiaries have agreed to purchase, membership interests in Greystone (the “Class A Units”) representing in the aggregate the Sonoma Percentage of the outstanding Class A Units as of immediately following the Closing and (iii) Sonoma and the Distribution Subsidiaries will be admitted as the co-managing members of Greystone;

WHEREAS, in exchange for Class A Units, Sonoma and the Distribution Subsidiaries wish to contribute to Greystone, and Greystone wishes to accept, the equity interests of the entities and the assets set forth on Schedule 1.04 of the Purchase Agreement (the “Contributed Assets”); and

WHEREAS, [certain of the Contributed Assets (the “Excluded Assets”) will be treated as contributed to Greystone for federal income tax purposes and thereafter treated as owned by Greystone and the parties agree not to take any position inconsistent with such treatment.]1

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound by the terms hereof applicable to each of them, hereby agree as follows:

ARTICLE I

CONTRIBUTION

1.1 Contribution of Contributed Assets. [On the terms and subject to the conditions set forth in the Purchase Agreement, upon the execution and delivery of this Agreement and as of the Closing, Sonoma and the Distribution Subsidiaries shall contribute to Greystone or a wholly-owned Subsidiary of Greystone as directed by Greystone, and Greystone or a wholly-owned Subsidiary of Greystone as directed by Greystone shall accept from Sonoma and the Distribution Subsidiaries, the Contributed Assets (the “Contribution”). Upon completion of the Contribution, Greystone or its wholly-owned Subsidiaries shall acquire good and valid title to the Contributed Assets, except for the Excluded Assets. Title to the Excluded Assets will remain with Sonoma or the Distribution Subsidiaries while all of the rights and with respect to the Excluded Assets will be contributed to Greystone and all of the obligations with respect to the Excluded Assets will be assumed by Greystone.]

1.2 Effective Date. The transactions provided for in Section 1.1 shall become effective upon the execution and delivery of this Agreement and as of and conditioned upon the Closing.

[1]

Bracketed provisions to be revised, as necessary, to reflect any changes to the manner in which contributions of Contributed Assets are made arising from the process contained in Section 5.19 of the Purchase Agreement.

Annex A-88

ARTICLE II

MISCELLANEOUS

2.1 Interpretation. Capitalized terms not defined herein shall have the meanings ascribed thereto in the Purchase Agreement.

2.2 Notices. All notices, requests, claims, demands and other communications hereunder shall be delivered in the manner prescribed in Section 8.02 of the Purchase Agreement, with any notices to the Distribution Subsidiaries being delivered (a) prior to the Closing, to Greystone, and (b) following the Closing, to Sonoma.

2.3 Amendment; Waiver. No provision of this Agreement may be amended, waived or otherwise modified except by an instrument in writing duly executed by authorized representatives of the parties. The failure or delay of a party in exercising any right, power or privilege under this Agreement on any occasion shall not be considered a waiver of, or deprive the party of the right thereafter to exercise, any right, power or privilege under this Agreement.

2.4 Entire Agreement. This Agreement, the Purchase Agreement (including the Sonoma Disclosure Letter, the Greystone Disclosure Letter and the Exhibits thereto), and the Confidentiality Agreement constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter of this Agreement and are not intended to confer upon any person other than the parties thereto any rights, benefits or remedies.

2.5 Assignments, Successors and No Third Party Rights. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise by any party without the prior written consent of the other party, and any attempt to make any such assignment without such consent shall be null and void, except that Greystone may assign its rights and obligations hereunder to any of its Subsidiaries. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns. This Agreement is not intended to confer and does not confer upon any person other than the parties hereto any rights or remedies.

2.6 Severability. Except as expressly set forth in this Agreement, if any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the Mergers are fulfilled to the extent possible.

2.7 Applicable Law; Specific Enforcement; Consent to Jurisdiction.

(a) This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws thereof.

(b) The parties hereto agree that irreparable damage would occur and that they would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Chancery Court of the State of Delaware (or in the event, but only in the event, that such court does not have subject matter jurisdiction over such action or proceeding, the

Annex A-89

Superior Court of the State of Delaware or the United States District Court for the District of Delaware) (such courts, the “Chosen Courts”), without proof of actual damages, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto irrevocably (i) submits itself to the exclusive jurisdiction of the Chosen Courts for the purpose of any litigation directly or indirectly based upon, relating to or arising out of this Agreement or any of the transactions contemplated hereby or the negotiation, execution or performance hereof or thereof, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from the Chosen Courts and (iii) agrees that it will not bring any action relating to this Agreement or the transactions contemplated hereby in any court other than the Chosen Courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any litigation with respect to this Agreement, (x) any claim that it is not personally subject to the jurisdiction of the Chosen Courts for any reason other than the failure to serve in accordance with this Section 2.7(b), (y) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in Chosen Courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (z) to the fullest extent permitted by the applicable law, any claim that (1) the suit, action or proceeding in such court is brought in an inconvenient forum, (2) the venue of such suit, action or proceeding is improper or (3) this Agreement, or the subject matter of this Agreement, may not be enforced in or by such courts. Each of the parties hereto hereby irrevocably consents to service being made through the notice procedures set forth in Section 2.2 and agrees that service of any process, summons, notice or document by personal delivery to the respective addresses set forth in Section 2.2 shall be effective service of process for any litigation in connection with this Agreement or the transactions contemplated hereby. Nothing in this Section 2.7(b) shall affect the right of any party hereto to serve legal process in any other manner permitted by law.

2.8 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties. Facsimile signatures or signatures received as a .pdf attachment to electronic mail shall be treated as original signatures for all purposes of this Agreement.

[Signature page immediately follows]

Annex A-90

IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be executed as of the date first written above.

FC-GEN OPERATIONS INVESTMENT, LLC

By:
Name:
Title:

SKILLED HEALTHCARE GROUP, INC.

By:
Name:
Title:

SUN HEALTHCARE GROUP, INC.

By:
Name:
Title:

GHC ANCILLARY CORPORATION

By:
Name:
Title:

CDNTE, INC.

By:
Name:
Title:

Annex A-91

Exhibit C—Written Consent

See Attached.

Annex A-92

FORM OF WRITTEN CONSENT

OF CERTAIN STOCKHOLDERS OF

SKILLED HEALTHCARE GROUP, INC.

Pursuant to Section 228 of the General Corporation Law of the State of Delaware

August 18, 2014

Pursuant to Section 228 of the Delaware General Corporation Law (the “DGCL”) and the Amended and Restated Certificate of Incorporation and the Second Amended and Restated Bylaws of Skilled Healthcare Group, Inc., a Delaware corporation (the “Company”), the undersigned, the holders of (i) zero shares of Class A common stock, par value $0.001 per share, of the Company (the “Class A Common Stock”) and (ii) 14,750,623 shares of Class B common stock, par value $0.001 per share, of the Company (together with the Class A Common Stock, the “Company Common Stock”), representing at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the outstanding shares of the Company Common Stock, do hereby irrevocably consent as follows:

WHEREAS, the Board of Directors of the Company unanimously(A) approved (i) the Purchase and Contribution Agreement, by and between the Company and FC-GEN Operations Investment, LLC, a Delaware limited liability company, which is attached hereto as Exhibit A (the “Purchase Agreement”; capitalized terms used in this Written Consent, but not otherwise defined in this consent, shall have the meanings ascribed to such terms in the Purchase Agreement), (ii) the Ancillary Agreements, (iii) the transactions contemplated by the Purchase Agreement and (iv) the transactions contemplated by each of the Ancillary Agreements, (B) declared it advisable for the Company to enter into the Purchase Agreement and the Ancillary Agreements, (C) determined that the Second Amended and Restated Certificate of Incorporation of the Company, which is attached hereto as Exhibit B (the “Restated Charter”), is advisable to the stockholders of the Company, (D) determined that the Contribution is expedient and for the best interests of the Company and its stockholders, (E) directed that the Restated Charter, the New Stock Issuance, the issuance of the Conversion Shares and the Contribution be submitted to the stockholders of the Company for their consideration and (F) recommended that the stockholders of the Company adopt the Restated Charter and approve the New Stock Issuance, the issuance of the Conversion Shares and the Contribution;

WHEREAS, the Purchase Agreement was executed by the parties thereto on August 18, 2014;

WHEREAS, pursuant to the terms of the Purchase Agreement and in connection with the consummation of the transactions contemplated thereby, the Company will, among other things, make the Contribution, issue new shares of its capital stock in connection with the New Stock Issuance and issue Conversion Shares in connection with subsequent exchanges of Greystone Class A Units and shares of the Company’s New Sonoma Class C Common Stock for Sonoma Class A Stock; and

WHEREAS, the undersigned have reviewed the Purchase Agreement, the Ancillary Agreements and such other information as they believed necessary to make an informed decision concerning their vote on the (i) approval and adoption of the Purchase Agreement and the Ancillary Agreements, (ii) approval and adoption of the Restated Charter and (iii) approval of the New Stock Issuance, the issuance of the Conversion Shares and the Contribution.

NOW, THEREFORE, BE IT:

Purchase Agreement and Ancillary Agreements

RESOLVED, that the Purchase Agreement and the Ancillary Agreements and the transactions and agreements contemplated thereby, be, and the same hereby are, adopted and approved in all respects; and

Annex A-93

RESOLVED, that each of the officers of the Company be, and each hereby is, authorized, empowered and directed to execute and deliver any and all agreements, instruments, consents, certificates and other documents, and to take any and all such actions, in each case, in the name and on behalf of the Company, which in his or her sole discretion may be necessary, desirable or appropriate to carry out and effectuate the transactions contemplated by the Purchase Agreement and the Ancillary Agreements, and to effectuate the intent of the foregoing resolution, such authorization to be conclusively evidenced by the taking of any such action or the execution and delivery of any such agreement, instrument, consent, certificate or other document by such officer of the Company.

Restated Charter

RESOLVED, that the Restated Charter be, and the same hereby is, adopted and approved in all respects and the officers of the Company are authorized and directed to cause the filing thereof to occur immediately prior to the Closing in accordance with the Purchase Agreement; and

RESOLVED, that each of the officers of the Company is authorized, empowered and directed to execute and deliver any and all agreements, instruments, consents, certificates and other documents, and to take any and all such actions, including, without limitation, the filing of the Restated Charter with the Secretary of State of the State of Delaware, in each case, in the name and on behalf of the Company, which in his or her sole discretion may be necessary, desirable or appropriate to carry out the intent of the foregoing resolution, such authorization to be conclusively evidenced by the taking of any such action or the execution and delivery of any such agreement, instrument, consent, certificate or other document by such officer of the Company.

New Stock Issuance

RESOLVED, that effectuation of the New Stock Issuance and the related issuance of shares of Sonoma Class A Stock and New Sonoma Class C Stock, all in accordance with and pursuant to the terms of the Purchase Agreement and the Distribution Subsidiary Merger Agreement be, and the same hereby are, approved in all respects;

RESOLVED, that the Company is hereby authorized and directed to effectuate the New Stock Issuance pursuant to the terms of the Purchase Agreement and the Distribution Subsidiary Merger Agreement; and

RESOLVED, that the Company is and each of the officers of the Company is authorized, empowered and directed to execute and deliver any and all agreements, instruments, consents, certificates and other documents, and to take any and all such actions, in each case, in the name and on behalf of the Company, which in his or her sole discretion may be necessary, desirable or appropriate to effectuate the New Stock Issuance and to carry out the intent of the foregoing resolutions, such authorization to be conclusively evidenced by the taking of any such action or the execution and delivery of any such agreement, instrument, consent, certificate or other document by such officer of the Company.

Issuance of the Conversion Shares

RESOLVED, that the issuance of the Conversion Shares following any conversion of New Sonoma Class C Stock for Sonoma Class A Stock in accordance with and pursuant to the terms of the Restated Charter, be, and the same hereby is, approved in all respects;

RESOLVED, that the Company is hereby authorized and directed to make issuances of the Conversion Shares in accordance with the provisions of the Restated Charter; and

RESOLVED, that the Company is and each of the officers of the Company is authorized, empowered and directed to execute and deliver any and all agreements, instruments, consents, certificates and other documents, and to take any and all such actions, in each case, in the name and on behalf of the Company, which in his or her

Annex A-94

sole discretion may be necessary, desirable or appropriate to effectuate any issuance of Conversion Shares and to carry out the intent of the foregoing resolutions, such authorization to be conclusively evidenced by the taking of any such action or the execution and delivery of any such agreement, instrument, consent, certificate or other document by such officer of the Company.

Contribution

RESOLVED, that effectuation of the Contribution pursuant to the terms of the Purchase Agreement and the Contribution Agreement be, and the same hereby is, approved in all respects;

RESOLVED, that the Company is hereby authorized and directed to effectuate the Contribution pursuant to the terms of the Purchase Agreement and the Contribution Agreement; and

RESOLVED, that the Company is and each of the officers of the Company is authorized, empowered and directed to execute and deliver any and all agreements, instruments, consents, certificates and other documents, and to take any and all such actions, in each case, in the name and on behalf of the Company, which in his or her sole discretion may be necessary, desirable or appropriate to effectuate the Contribution and to carry out the intent of the foregoing resolutions, such authorization to be conclusively evidenced by the taking of any such action or the execution and delivery of any such agreement, instrument, consent, certificate or other document by such officer of the Company.

Further Authorization

RESOLVED, that each of the undersigned hereby waives compliance with any and all notice requirements imposed by the Amended and Restated Certificate of Incorporation of the Company, the Company’s bylaws, the DGCL and any other applicable law;

RESOLVED, that all actions heretofore taken by any officer or director of the Company in connection with the foregoing resolutions be, and they are, confirmed, ratified and approved in all respects;

RESOLVED, that if resolutions in any particular form are required or advisable to be adopted in connection with the matters contemplated by the foregoing resolutions, such resolutions shall be deemed to have been adopted in the required form with the same force and effect as if set forth herein at length, and the Secretary or any Assistant Secretary of the Company shall be authorized to certify on behalf of the Company as to the adoption of such resolutions, provided that copies thereof shall thereafter be filed in the Company’s records of its proceedings;

RESOLVED, that this Written Consent shall be effective upon execution, is irrevocable and may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument; and

RESOLVED, that as soon as practicable after the Company’s receipt of this executed Written Consent, the Company shall provide FC-GEN Operations Investment, LLC with a true and correct copy of this Written Consent in accordance with Section 5.01(b) of the Purchase Agreement.

[The remainder of this page was intentionally left blank.]

Annex A-95

IN WITNESS WHEREOF, each of the undersigned has executed this written consent as of the date first written above.

Onex Real Estate Holdings III Inc.

By:
Robert M. Le Blanc
Vice President

By:
Donald F. West
Vice President

Onex Partners LP
By:	Onex Partners GP LP, its General Partner
By:	Onex Partners Manager LP, its Agent
By:	Onex Partners Manager GP ULC, its General
Partner

By:
Robert M. Le Blanc
Senior Managing Director

By:
Donald F. West
Vice President and Secretary

Onex US Principals LP
By:	Onex American Holdings GP LLC, its General
Partner

By:
Robert M. Le Blanc
Director

By:
Donald F. West
Director

Annex A-96

Exhibit D—Registration Rights Agreement

See Annex D.

Annex A-97

Exhibit E—Restated Charter

See Annex E.

Annex A-98

Exhibit F—Restated Bylaws

See Annex F.

Annex A-99

Exhibit G—LLC Agreement

See Annex C.

Annex A-100

Exhibit H—Form of Investment Representations

See Attached.

Annex A-101

Investment Representations

1. Investor has been advised that the Securities have not been registered under the Securities Act or any state securities laws and are being offered pursuant to an exemption from registration contained in the Securities Act based in part on the representations of Investor contained in this Letter of Transmittal, and therefore, the Securities cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. Investor is aware that Sonoma is under no obligation to effect any such registration with respect to the Securities (except solely to the extent, if any, provided in the Registration Rights Agreement) or to file for or comply with any exemption from registration. Investor also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Investor to transfer all or any portion of its Securities under the circumstances, in the amounts or at the times Sonoma might propose.

2. Investor is acquiring the Securities hereunder for his, her or its own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Letter of Transmittal, Investor further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or any third person with respect to any of the Securities.

3. Investor has such knowledge and experience in financial and business matters that Investor is capable of evaluating the merits and risks of such investment and has the capacity to protect its own interests, is able to incur a complete loss of such investment and is able to bear the economic risk of such investment for an indefinite period of time.

4. [Investor represents that it is an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act.]1

5. Investor has received all the information that Investor considers necessary or appropriate for deciding whether to acquire the Securities. Investor further represents that it has had and continues to have an opportunity (i) to question, and to receive information from Sonoma concerning Sonoma and Investor’s investment in Sonoma and (ii) to obtain any and all additional information necessary to verify the accuracy of any information that Investor deems relevant to make an informed investment decision as to the purchase of the Securities.

[1]	No more than 35 Investors may fail to make this representation.

Annex A-102

Annex B: Tax Receivable Agreement

TAX RECEIVABLE AGREEMENT

This TAX RECEIVABLE AGREEMENT (as amended from time to time, this “Agreement”), dated as of                     , 2014, is hereby entered into by and among Skilled Healthcare Group, Inc., Inc., a Delaware corporation (the “Corporation”), FC-GEN Operations Investment, LLC, a Delaware limited liability company (the “Company), and each of the Members (as defined herein).

RECITALS

WHEREAS, the Members hold Common Units (“Common Units”) in the Company, which is treated as a partnership for United States federal income tax purposes;

WHEREAS, the Corporation will become the managing member of, and will hold managing member units in, the Company;

WHEREAS, the Common Units are exchangeable with the Corporation in certain circumstances for Class A shares (the “Class A Shares”) in the Corporation and/or cash pursuant to the LLC Operating Agreement;

WHEREAS, the Company and each of its direct and indirect Subsidiaries treated as partnerships for United States federal income tax purposes will have in effect an election under section 754 of the Internal Revenue Code of 1986, as amended (the “Code”), for the Taxable Year of the Closing Date and for each other Taxable Year in which an exchange by a Member of Common Units for Class A Shares and/or cash occurs, which election is intended to result in an adjustment to the tax basis of the assets owned by the Company and such Subsidiaries, solely with respect to the Corporation, at the time of an exchange by a Member of Common Units for Class A Shares and/or cash or any other acquisition of Common Units for cash or otherwise, (collectively, an “Exchange”) (such time, the “Exchange Date”) (such assets and any asset whose tax basis is determined, in whole or in part, by reference to the adjusted basis of any such asset, the “Adjusted Assets”) by reason of such Exchange and the receipt of payments under this Agreement;

WHEREAS, the income, gain, loss, expense, and other Tax items of (i) the Company and such Subsidiaries solely with respect to the Corporation may be affected by the Basis Adjustment (defined below) with respect to the Adjusted Assets and (ii) the Corporation may be affected by the Imputed Interest (as defined below);

WHEREAS, the parties to this Agreement desire to make certain arrangements with respect to the effect of the Basis Adjustment and Imputed Interest on the actual liability for Taxes of the Corporation.

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, and intending to be legally bound hereby, the undersigned parties agree as follows:

ARTICLE I

DEFINITIONS

As used in this Agreement, the terms set forth in this Article I shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

“Adjusted Asset” is defined in the recitals of this Agreement.

“Advisory Firm” means any “big four” accounting firm or any law firm that is nationally recognized as being expert in Tax matters and that is agreed to by the Board.

Annex B-1

“Advisory Firm Letter” means a letter from the Advisory Firm stating that the relevant schedule, notice, or other information to be provided by the Corporation to the Applicable Member and all supporting schedules and work papers were prepared in a manner consistent with the terms of this Agreement and, to the extent not expressly provided in this Agreement, on a reasonable basis in light of the facts and law in existence on the date such schedule, notice, or other information is delivered to the Applicable Member.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person.

“Agreed Rate” means LIBOR plus 100 basis points.

“Agreement” is defined in the preamble of this Agreement.

“Allocable Share” means with respect to any Member, for any Taxable Year, the quotient (expressed as a percentage) obtained by dividing (x) such Member’s Realized Tax Benefit Amount, by (y) the sum all Members’ Realized Tax Benefit Amounts.

“Amended Schedule” is defined in Section 2.04(b) of this Agreement.

“Amount Realized” means, in respect of an Exchange by an Applicable Member, the amount that is deemed for purposes of this Agreement to be the amount realized by the Applicable Member on the Exchange, which shall be the sum of (i) the Market Value of the Class A Shares, the amount of cash, and the amount or fair market value of other consideration transferred to the Exchanging Member in the Exchange and (ii) the Share of Liabilities attributable to the Common Units Exchanged.

“Applicable Member” means any Member to whom any portion of a Realized Tax Benefit is Attributable hereunder.

“Attributable”: The portion of any Realized Tax Benefit of the Corporation that is Attributable to any Member shall be determined by reference to the assets from which arise the depreciation, amortization, or other similar deductions for recovery of cost or basis (“Depreciation”) and with respect to Imputed Interest that produce the Realized Tax Benefit, under the following principles:

(i)	Any Realized Tax Benefit arising from a deduction to the Corporation with respect to a Taxable Year for Depreciation arising in respect of a Basis Adjustment to an Adjusted Asset is Attributable to the Applicable Member to the extent that the ratio of all Depreciation for the Taxable Year in respect of Basis Adjustments resulting from all Exchanges by the Applicable Member bears to the aggregate of all Depreciation for the Taxable Year in respect of Basis Adjustments resulting from all Exchanges by all Members.

(ii)	Any Realized Tax Benefit arising from a deduction to the Corporation with respect to a Taxable Year in respect of Imputed Interest is Attributable to the Applicable Member that is required to include the Imputed Interest in income (without regard to whether such Member is actually subject to tax thereon).

“Basis Adjustment” means the adjustment to the Tax basis of an Adjusted Asset under section 732 of the Code (in situations where, as a result of one or more Exchanges, the Company becomes an entity that is disregarded as separate from its owner for tax purposes) or sections 743(b) and 754 of the Code (including in situations where, following an Exchange, the Company remains in existence as an entity for Tax purposes) and, in each case, comparable sections of state, local and foreign Tax laws (as calculated under Section 2.01 of this Agreement) as a result of an Exchange and the payments made pursuant to this Agreement. Notwithstanding any other provision of this Agreement, the amount of any Basis Adjustment resulting from an Exchange of one or more Common Units shall be determined without regard to any Pre-Exchange Transfer of such Common Units and as if any such Pre-Exchange Transfer had not occurred.

Annex B-2

“Beneficial Owner” of a security means a Person who directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of, such security and/or (ii) investment power, which includes the power to dispose, or to direct the disposition of, such security. The terms “Beneficially Own” and “Beneficial Ownership” shall have correlative meanings.

“Board” means the board of directors of the Corporation.

“Business Day” means any day other than (i) a Saturday or a Sunday and (ii) a day on which banks in the State of New York are authorized or obligated by law, governmental decree, or executive order to be closed.

“Change of Control” means the occurrence of any of the following events:

(i)	any Person or any group of Persons acting together which would constitute a “group” for purposes of section 13(d) of the Securities and Exchange Act of 1934, or any successor provisions thereto, excluding a group of Persons, which, if it includes any Member or any of his Affiliates, includes all Members then employed by the Corporation or any of its Affiliates, is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation representing more than fifty percent (50%) of the combined voting power of the Corporation’s then outstanding voting securities; or

(ii)	the following individuals cease for any reason to constitute a majority of the number of directors of the Corporation then serving: individuals who, on the Closing Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Corporation) whose appointment or election by the Board or nomination for election by the Corporation’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Closing Date or whose appointment, election or nomination for election was previously so approved or recommended by the directors referred to in this clause (ii); or

(iii)	there is consummated a merger or consolidation of the Corporation or any direct or indirect subsidiary of the Corporation with any other corporation or other entity, and, immediately after the consummation of such merger or consolidation, either (x) the Board immediately prior to the merger or consolidation does not constitute at least a majority of the board of directors of the company surviving the merger or, if the surviving company is a subsidiary, the ultimate parent thereof, or (y) all of the Persons who were the respective Beneficial Owners of the voting securities of the Corporation immediately prior to such merger or consolidation do not Beneficially Own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the Person resulting from such merger or consolidation; or

(iv)	the shareholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation or there is consummated an agreement or series of related agreements for the sale or other disposition, directly or indirectly, by the Corporation of all or substantially all of the Corporation’s assets, other than such sale or other disposition by the Corporation of all or substantially all of the Corporation’s assets to an entity, at least fifty percent (50%) of the combined voting power of the voting securities of which are owned by shareholders of the Corporation in substantially the same proportions as their ownership of the Corporation immediately prior to such sale.

Notwithstanding the foregoing, except with respect to clause (ii) and clause (iii)(x) above, a “Change of Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the shares of the Corporation

Annex B-3

immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Corporation immediately following such transaction or series of transactions.

“Change of Control Valuation Assumptions” means, as of the date of any Change of Control, the assumptions that (1) in each Taxable Year ending on or after such Change of Control, the Corporation will have taxable income at least equal to the Corporation’s taxable income for the 12-month period ending on the last day of the month immediately preceding the date of such Change of Control, (2) any non-amortizable assets are deemed to be disposed of at the earlier of (a) the fifteenth (15th) anniversary of the earlier of the Basis Adjustment and the date of the Change of Control and (b) the time of sale of the relevant asset and (3) if, at the time of the Change of Control, there are Units that have not been Exchanged, then each such Units shall be deemed to be Exchanged for the Market Value of the Class A Shares and the amount of cash that would be transferred if the Exchange occurred on the date of the Change of Control.

“Class A Shares” is defined in the recitals of this Agreement.

“Closing Date” means the date on which the transactions contemplated by the purchase and contribution agreement dated as of August 18, 2014 by and between FC-GEN Operations Investment, LLC and Skilled Healthcare Group, Inc. close.

“Code” is defined in the recitals of this Agreement.

“Common Units” is defined in the recitals of this Agreement.

“Company” is defined in the preamble of this Agreement.

“Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract, or otherwise.

“Corporate Entity” means any direct Subsidiary of the Corporation which is classified as a corporation for U.S. federal income tax purposes.

“Corporation” is defined in the preamble of this Agreement.

“Corporation Return” means the U.S. federal Tax Return and/or state and/or local and/or foreign Tax Return, as applicable, of the Corporation filed with respect to Taxes of any Taxable Year.

“Cumulative Net Realized Tax Benefit” for a Taxable Year means the cumulative amount of Realized Tax Benefits for all Taxable Years of the Corporation, up to and including such Taxable Year, net of the cumulative amount of Realized Tax Detriments for the same period. The Realized Tax Benefit and Realized Tax Detriment for each Taxable Year shall be determined based on the most recent Tax Benefit Schedule or Amended Schedule, if any, in existence at the time of such determination.

“Default Rate” means LIBOR plus 300 basis points.

“Determination” has the meaning ascribed to such term in section 1313(a) of the Code or similar provision of state, local and foreign tax law, as applicable, or any other event (including the execution of a Form 870-AD) that finally and conclusively establishes the amount of any liability for Tax.

“Dispute” is defined in Section 7.08(a) of this Agreement.

Annex B-4

“Early Termination Date” means the date of an Early Termination Notice for purposes of determining the Early Termination Payment.

“Early Termination Notice” is defined in Section 4.02 of this Agreement.

“Early Termination Payment” is defined in Section 4.03(b) of this Agreement.

“Early Termination Rate” means 8%.

“Early Termination Schedule” is defined in Section 4.02 of this Agreement.

“Exchange” is defined in the recitals of this Agreement, and “Exchanged” and “Exchanging” shall have correlative meanings.

“Exchange Basis Schedule” is defined in Section 2.02 of this Agreement.

“Exchange Date” is defined in the recitals of this Agreement.

“Exchange Payment” is defined in Section 5.01 of this Agreement.

“Excluded Assets” is defined in Section 7.11(b) of this Agreement.

“Expert” is defined in Section 7.09 of this Agreement.

“Hypothetical Tax Liability” means, with respect to any Taxable Year, the liability for Taxes of the Corporation using the same methods, elections, conventions and similar practices used on the relevant Corporation Return but using the Non-Stepped Up Tax Basis instead of the tax basis reflecting the Basis Adjustments of the Adjusted Assets and excluding any deduction attributable to Imputed Interest.

“Imputed Interest” means any interest imputed under section 1272, 1274 or 483 or other provision of the Code and any similar provision of state, local and foreign tax law with respect to a Corporation’s payment obligations under this Agreement.

“IRS” means the United States Internal Revenue Service.

“LIBOR” means for each month (or portion thereof) during any period, an interest rate per annum equal to the rate per annum reported, on the date two Business Days prior to the first Business Day of such month, on the Telerate Page 3750 (or if such screen shall cease to be publicly available, as reported on Reuters Screen page “LIBO” or by any other publicly available source of such market rate) for London interbank offered rates for U.S. dollar deposits for such month (or portion thereof).

“LLC Operating Agreement” means the Amended and Restated Limited Liability Company Operating Agreement of the Company, as such is from time to time amended or restated.

“Market Value” means the closing price of the Class A Shares on the applicable Exchange Date on the national securities exchange or interdealer quotation system on which such Class A Shares are then traded or listed, as reported by the Wall Street Journal; provided that if the closing price is not reported by the Wall Street Journal for the applicable Exchange Date, then the Market Value shall mean the closing price of the Class A Shares on the Business Day immediately preceding such Exchange Date on the national securities exchange or interdealer quotation system on which such Class A Shares are then traded or listed, as reported by the Wall Street Journal; provided, further, that if the Class A Shares are not then listed on a National Securities Exchange or Interdealer Quotation System, “Market Value” shall mean the cash consideration paid for Class A Shares, or the fair market value of the other property delivered for Class A Shares, as determined by the Board in good faith.

Annex B-5

“Material Objection Notice” is defined in Section 4.02 of this Agreement.

“Member” means each party hereto (other than the Corporation and the Company), and each other Person who from time to time executes a joinder to this Agreement in form and substance reasonably satisfactory to the Corporation.

“Net Tax Benefit” is defined in Section 3.01(b) of this Agreement.

“Non-Stepped Up Tax Basis” means, with respect to any asset at any time, the tax basis that such asset would have had at such time if no Basis Adjustment had been made.

“Objection Notice” is defined in Section 2.04(a) of this Agreement.

“Payment Date” means any date on which a payment is required to be made pursuant to this Agreement.

“Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity, or other entity.

“Pre-Exchange Transfer” means any transfer (including upon the death of a Member) of one or more Common Units (i) that occurs prior to an Exchange of such Common Units, and (ii) to which section 743(b) of the Code applies.

“Realized Tax Benefit” means, for a Taxable Year and for all Taxes collectively, the net excess, if any, of the Hypothetical Tax Liability over the actual liability for Taxes of the Corporation , such actual Tax liability to be computed with the adjustments described in this Agreement. If all or a portion of the actual liability for Taxes of the Corporation for the Taxable Year arises as a result of an audit by a Taxing Authority of any Taxable Year, such liability shall not be included in determining the Realized Tax Benefit unless and until there has been a Determination.

“Realized Tax Benefit Amount” means, for any Member and Taxable Year, the amount of the Realized Tax Benefit that is Attributable to such Member for such Taxable Year, taking into account only Exchanges made by such Member in such Taxable Year and all prior Taxable Years.

“Realized Tax Detriment” means, for a Taxable Year and for all Taxes collectively, the net excess, if any, of the actual liability for Taxes of the Corporation over the Hypothetical Tax Liability for such Taxable Year, such actual Tax liability to be computed with the adjustments described in this Agreement. If all or a portion of the actual liability for Taxes of the Corporation for the Taxable Year arises as a result of an audit by a Taxing Authority of any Taxable Year, such liability shall not be included in determining the Realized Tax Detriment unless and until there has been a Determination.

“Reconciliation Dispute” is defined in Section 7.09 of this Agreement.

“Reconciliation Procedures” means those procedures set forth in Section 7.09 of this Agreement.

“Schedule” means any Exchange Basis Schedule, Tax Benefit Schedule, or Early Termination Schedule.

“Share of Liabilities” means, as to any Common Unit at the time of an exchange, the portion of the relevant Company’s “liabilities” (as such term is defined in section 752 and section 1001 of the Code) allocated to that Common Unit pursuant to section 752 of the Code and the applicable Treasury Regulations.

Annex B-6

“Subsidiaries” means, with respect to any Person, as of any date of determination, any other Person as to which such Person, owns, directly or indirectly, or otherwise controls more than 50% of the voting shares or other similar interests or the sole general partner interest or managing member or similar interest of such Person.

“Tax Benefit Payment” is defined in Section 3.01(b) of this Agreement.

“Tax Benefit Schedule” is defined in Section 2.03 of this Agreement.

“Tax Return” means any return, declaration, report, or similar statement required to be filed with respect to Taxes (including any attached schedules), including, without limitation, any information return, claim for refund, amended return, and declaration of estimated Tax.

“Taxable Year” means a taxable year as defined in section 441(b) of the Code or comparable section of state, local or foreign tax law, as applicable, (and, therefore, for the avoidance of doubt, may include a period of less than 12 months for which a Tax Return is made) ending on or after an Exchange Date in which there is a Basis Adjustment due to an Exchange.

“Taxes” means any and all U.S. federal, state, local, and foreign taxes, assessments, or similar charges that are based on or measured with respect to net income or profits, whether on an exclusive or on an alternative basis, and any interest related to such Tax.

“Taxing Authority” means any domestic, foreign, federal, national, state, county, or municipal or other local government, any subdivision, agency, commission, or authority thereof, or any quasi-governmental body exercising any taxing authority or any other authority exercising Tax regulatory authority.

“Treasury Regulations” means the final, temporary, and proposed regulations under the Code promulgated from time to time (including corresponding provisions and succeeding provisions) as in effect for the relevant taxable period.

“Valuation Assumptions” means, as of an Early Termination Date, the assumptions that (1) in each Taxable Year ending on or after such Early Termination Date, the Corporation will have taxable income sufficient to fully utilize the deductions arising from the Basis Adjustment and the Imputed Interest during such Taxable Year, (2) the federal income tax rates and state, local, and foreign income tax rates that will be in effect for each such Taxable Year will be those specified for each such Taxable Year by the Code and other law as in effect on the Early Termination Date, (3) any loss carryovers generated by the Basis Adjustment or the Imputed Interest and available as of the date of the Early Termination Schedule will be utilized by the Corporation on a pro rata basis from the date of the Early Termination Schedule through the scheduled expiration date of such loss carryovers, (4) any non-amortizable assets are deemed to be disposed of on the fifteenth (15th) anniversary of the earlier of the Basis Adjustment and the Early Termination Date, and (5) if, at the Early Termination Date, there are Units that have not been Exchanged, then each such Unit shall be deemed to be Exchanged for the Market Value of the Class A Shares and the amount of cash that would be transferred if the Exchange occurred on the Early Termination Date.

ARTICLE II

DETERMINATION OF REALIZED TAX BENEFIT

Section 2.01 Basis Adjustment. For purposes of this Agreement, as a result of an Exchange, the Company shall be deemed to be entitled to a Basis Adjustment for each of its Adjusted Assets with respect to the Corporation, the amount of which Basis Adjustment shall be the excess, if any, of (i) the sum of (x) the Amount Realized by the Applicable Member in the Exchange, to the extent attributable to such Adjusted Asset, plus

Annex B-7

(y) the amount of payments made pursuant to this Agreement with respect to such Exchange, to the extent attributable to such Adjusted Asset, over (ii) the Corporation’s share of the Company’s Tax basis for such Adjusted Asset immediately after the Exchange, attributable to the Common Units Exchanged, determined as if (x) the Company remains in existence as an entity for tax purposes, and (y) the Company had not made the election provided by section 754 of the Code. For the avoidance of doubt, payments made under this Agreement shall not be treated as resulting in a Basis Adjustment to the extent such payments are treated as Imputed Interest.

Section 2.02 Exchange Basis Schedule. Within 180 calendar days after the filing of the U.S. federal income tax return of the Corporation for each Taxable Year in which any Exchange has been effected, the Corporation shall deliver to the Applicable Member a schedule (the “Exchange Basis Schedule”) that shows, in reasonable detail, for purposes of Taxes, (i) the actual unadjusted tax basis of the Adjusted Assets as of each applicable Exchange Date, (ii) the Basis Adjustment with respect to the Adjusted Assets as a result of the Exchanges effected in such Taxable Year and all prior Taxable Years, calculated (a) in the aggregate and (b) solely with respect to Exchanges by the Applicable Member, (iii) the period or periods, if any, over which the Adjusted Assets are amortizable and/or depreciable, and (iv) the period or periods, if any, over which each Basis Adjustment is amortizable and/or depreciable (which, for non-amortizable assets shall be based on the Valuation Assumptions).

Section 2.03 Tax Benefit Schedule. Within 180 calendar days after the filing of the U.S. federal income tax return of the Corporation for any Taxable Year in which there is a Realized Tax Benefit or Realized Tax Detriment, the Corporation shall provide to the Applicable Member a schedule showing, in reasonable detail, the calculation of the Realized Tax Benefit or Realized Tax Detriment for such Taxable Year (a “Tax Benefit Schedule”). The Schedule will become final as provided in Section 2.04(a) of this Agreement and may be amended as provided in Section 2.04(b) of this Agreement (subject to the procedures set forth in Section 2.04(a)).

Section 2.04 Procedures, Amendments

(a) Procedure. Every time the Corporation delivers to the Applicable Member an applicable Schedule under this Agreement, including any Amended Schedule delivered pursuant to Section 2.04(b), but excluding any Early Termination Schedule or amended Early Termination Schedule, the Corporation shall also (x) deliver to the Applicable Member schedules and work papers providing reasonable detail regarding the preparation of the Schedule and an Advisory Firm Letter supporting such Schedule and (y) allow the Applicable Member reasonable access at no cost to the appropriate representatives at the Corporation and the Advisory Firm in connection with a review of such Schedule. The applicable Schedule shall become final and binding on all parties unless the Applicable Member, within thirty (30) calendar days after receiving an Exchange Basis Schedule or amendment thereto or within thirty (30) calendar days after receiving a Tax Benefit Schedule or amendment thereto, provides the Corporation with notice of a material objection to such Schedule (“Objection Notice”) made in good faith. If the parties, for any reason, are unable to successfully resolve the issues raised in such notice within thirty (30) calendar days of receipt by the Corporation of an Objection Notice, if with respect to an Exchange Basis Schedule, or within 30 calendar days of receipt by the Corporation of an Objection Notice, if with respect to a Tax Benefit Schedule, after such Schedule was delivered to the Applicable Member, the Corporation and the Applicable Member shall employ the reconciliation procedures as described in Section 7.09 of this Agreement (the “Reconciliation Procedures”).

(b) Amended Schedule. The applicable Schedule for any Taxable Year shall be amended from time to time by the Corporation (i) in connection with a Determination affecting such Schedule, (ii) to correct material inaccuracies in the Schedule identified as a result of the receipt of additional factual information relating to a Taxable Year after the date the Schedule was provided to the Applicable Member, (iii) to comply with the Expert’s determination under the Reconciliation Procedures, (iv) to reflect a material change in the Realized Tax Benefit or Realized Tax Detriment for such Taxable Year attributable to a carryback or carryforward of a loss or other tax item to such Taxable Year, (v) to reflect a material change in the Realized Tax Benefit or Realized Tax

Annex B-8

Detriment for such Taxable Year attributable to an amended Tax Return filed for such Taxable Year, or (vi) to adjust the Exchange Basis Schedule to take into account payments made pursuant to this Agreement (such Schedule, an “Amended Schedule”).

ARTICLE III

TAX BENEFIT PAYMENTS

Section 3.01 Payments

(a) Within five (5) Business Days of a Tax Benefit Schedule delivered to an Applicable Member becoming final in accordance with Section 2.04(a), or earlier in the Corporation’s discretion, the Corporation shall pay to each Applicable Member for such Taxable Year such Member’s Allocable Share of the Tax Benefit Payment determined pursuant to Section 3.01(b). Each such Tax Benefit Payment shall be made by wire transfer of immediately available funds to a bank account of the Applicable Member previously designated by such Member to the Corporation. For the avoidance of doubt, no Tax Benefit Payment shall be made in respect of estimated tax payments, including, without limitation, federal income tax payments.

(b) A “Tax Benefit Payment” means an amount, not less than zero, equal to the sum of the Net Tax Benefit and the Interest Amount. The “Net Tax Benefit” for each Taxable Year shall be an amount equal to the excess, if any, of 90% of the Cumulative Net Realized Tax Benefit as of the end of such Taxable Year over the total amount of payments previously made under this Section 3.01, excluding payments attributable to Interest Amount; provided, however, that for the avoidance of doubt, no Member shall be required to return any portion of any previously made Tax Benefit Payment. The “Interest Amount” for a given Taxable Year shall equal the interest on the Net Tax Benefit for such Taxable Year calculated at the Agreed Rate from the due date (without extensions) for filing the Corporation Return with respect to Taxes for the most recently ended Taxable Year until the Payment Date. In the case of a Tax Benefit Payment made in respect of an Amended Schedule, the “Interest Amount” shall equal the interest on the Net Tax Benefit for such Taxable Year calculated at the Agreed Rate from the date of such Amended Schedule becoming final in accordance with Section 2.04(a) until the Payment Date. Notwithstanding the foregoing, for each Taxable Year ending on or after the date of a Change of Control, all Tax Benefit Payments, whether paid with respect to Units that were Exchanged (i) prior to the date of such Change of Control or (ii) on or after the date of such Change of Control, shall be calculated by using the Change of Control Valuation Assumptions. The Net Tax Benefit and the Interest Amount shall be determined separately with respect to each separate Exchange, on a Common Unit-by-Common Unit basis by reference to the Amount Realized by the Applicable Member on the Exchange of a Common Unit and the resulting Basis Adjustment to the Corporation.

Section 3.02 Suspension of Tax Benefit Payments Following a Change Notice.

(a) Receipt of Change Notice. If the Company, the Corporation, or an affiliate of either, receives a 30-day letter, a final audit report, a statutory notice of deficiency, or similar written notice from any Taxing Authority relating to the Tax treatment of an Exchange or any other Tax matter relating to this Agreement (a “Change Notice”), which, if sustained, would result in (i) a reduction in the amount of Realized Tax Benefit (or the increase in the amount of Realized Tax Detriment) with respect to a Taxable Year preceding the Taxable Year in which the Change Notice is received or (ii) a reduction in the amount of any Tax Benefit Payments the Corporation would be required to pay for any Taxable Years after and including the Taxable Year in which the Change Notice is received (collectively, the “Potential Reduction”), prompt written notification (and a copy of the Change Notice) shall be delivered by the Corporation to the potentially affected Members that are party to this Agreement.

Annex B-9

(b) Suspension of Payments. From and after the date such Change Notice is received, any Tax Benefit Payments required to be made by the Corporation under this Agreement will be suspended until a Determination is received with respect to the Change Notice, on which date the Tax Benefit Payments (as adjusted as a result of the Determination) will be due.

Section 3.03 No Duplicative Payments. It is intended that the provisions of this Agreement will not result in duplicative payment of any amount (including interest) required under this Agreement. It is also intended that the provisions of this Agreement will result in 90% of the Corporation’s Cumulative Net Realized Tax Benefit, and the Interest Amount thereon, being paid to the Members pursuant to this Agreement. The provisions of this Agreement shall be construed in the appropriate manner so that these fundamental results are achieved.

Section 3.04 Pro Rata Payments. For the avoidance of doubt, to the extent (i) the Corporation’s deductions with respect to any Basis Adjustment or Imputed Interest are limited in a particular Taxable Year, including as a result of the Corporation having insufficient taxable income, or (ii) the Corporation lacks sufficient funds to satisfy its obligations to make all Tax Benefit Payments due in a particular Taxable Year, the limitation on the deductions, or the Tax Benefit Payments that may be made, as the case may be, shall be taken into account or made for the Applicable Member in the same proportion as Tax Benefit Payments would have been made absent the limitations set forth in clauses (i) and (ii) of this paragraph, as applicable.

ARTICLE IV

TERMINATION

Section 4.01 Early Termination.

(a) The Corporation may terminate this Agreement with respect to all of the Common Units held (or previously held and exchanged) by all Members at any time by paying to all of the Members the Early Termination Payment; provided, however, that this Agreement shall only terminate upon the receipt of the Early Termination Payment by all Members, and provided, further, that the Corporation may withdraw any notice to execute its termination rights under this Section 4.01(a) prior to the time at which any Early Termination Payment has been paid. Upon payment of the Early Termination Payments by the Corporation, neither the Applicable Members nor the Corporation shall have any further payment obligations under this Agreement in respect of such Members, other than for any (a) Tax Benefit Payment agreed to by the Corporation and an Applicable Member as due and payable but unpaid as of the Early Termination Notice and (b) Tax Benefit Payment due for the Taxable Year ending with or including the date of the Early Termination Notice (except to the extent that the amount described in clause (b) is included in the Early Termination Payment). For the avoidance of doubt, if an Exchange occurs after the Corporation makes the Early Termination Payments with respect to all Members, the Corporation shall have no obligations under this Agreement with respect to such Exchange, and its only obligations under this Agreement in such case shall be its obligations to all Members under Section 4.03(a).

(b) The undersigned parties hereby acknowledge and agree that the timing, amounts and aggregate value of Tax Benefit Payments pursuant to this Agreement are not reasonably ascertainable.

Section 4.02 Early Termination Notice. If the Corporation chooses to exercise its right of early termination under Section 4.01 above, the Corporation shall deliver to each Member notice of such intention to exercise such right (“Early Termination Notice”) and a schedule (the “Early Termination Schedule”) specifying the Corporation’s intention to exercise such right and showing in reasonable detail the calculation of the Early Termination Payment. The applicable Early Termination Schedule shall become final and binding on all parties unless the Applicable Member, within thirty (30) calendar days after receiving the Early Termination Schedule

Annex B-10

thereto provides the Corporation with notice of a material objection to such Schedule made in good faith (“Material Objection Notice”). If the parties, for any reason, are unable to successfully resolve the issues raised in such notice within thirty (30) calendar days after receipt by the Corporation of the Material Objection Notice, the Corporation and the Applicable Member shall employ the Reconciliation Procedures as described in Section 7.09 of this Agreement.

Section 4.03 Payment upon Early Termination. (a) Within three Business Days after agreement between the Applicable Member and the Corporation of the Early Termination Schedule, the Corporation shall pay to the Applicable Member an amount equal to the Early Termination Payment. Such payment shall be made by wire transfer of immediately available funds to a bank account designated by the Applicable Member.

(b) The “Early Termination Payment” as of the date of the delivery of an Early Termination Schedule shall equal with respect to the Applicable Member the present value, discounted at the Early Termination Rate as of such date, of all Tax Benefit Payments that would be required to be paid by the Corporation to the Applicable Member beginning from the Early Termination Date and assuming that the Valuation Assumptions are applied.

ARTICLE V

SUBORDINATION AND LATE PAYMENTS

Section 5.01 Subordination. Notwithstanding any other provision of this Agreement to the contrary, any Tax Benefit Payment or Early Termination Payment required to be made by the Corporation to a Member or to the Members under this Agreement (an “Exchange Payment”) shall rank subordinate and junior in right of payment to any principal, interest, or other amounts due and payable in respect of any obligations in respect of indebtedness for borrowed money of the Corporation and its Subsidiaries (“Senior Obligations”) (and no Exchange Payment shall be payable as long as a default exists with respect to the Senior Obligations or would be caused by such payment) and shall rank pari passu with all current or future unsecured obligations of the Corporation that are not Senior Obligations. Notwithstanding the forgoing, any Exchange Payment shall be payable as long as no default exists with respect to the Senior Obligations or would be caused by such payment.

Section 5.02 Late Payments by the Corporation. The amount of all or any portion of any Exchange Payment not made to any Member when due under the terms of this Agreement shall be payable together with any interest thereon, computed at the Default Rate and commencing from the date on which such Exchange Payment was due and payable; provided, however, that an Exchange Payment shall not be considered due if such payment is prohibited under the terms of any Senior Obligations or would cause a default under any Senior Obligations.

ARTICLE VI

NO DISPUTES; CONSISTENCY; COOPERATION

Section 6.01 Member Participation in the Corporation’s and Company’s Tax Matters. Except as otherwise provided herein, the Corporation shall have full responsibility for, and sole discretion over, all Tax matters concerning the Corporation and the Company, including without limitation the preparation, filing, or amending of any Tax Return and defending, contesting, or settling any issue pertaining to Taxes. Notwithstanding the foregoing, the Corporation shall notify the Members of, and keep the Members reasonably informed with respect to the portion of any audit of the Corporation and the Company by a Taxing Authority the outcome of which is reasonably expected to affect the Members’ rights and obligations under this Agreement, and shall provide to an accounting or law firm (or other advisory firm) reasonably acceptable to the Corporation

Annex B-11

that is chosen by a majority in interest of the Members reasonable opportunity to provide information and other input to the Corporation and the Company concerning the conduct of any such portion of such audit; provided, however, that the Corporation and the Company shall not be required to take any action that is inconsistent with any provision of the LLC Operating Agreement.

Section 6.02 Consistency. Except upon the written advice of an Advisory Firm, the Corporation and the Members agree to report and cause to be reported for all purposes, including federal, state, local and foreign Tax purposes and financial reporting purposes, all Tax-related items (including without limitation the Basis Adjustment and each Tax Benefit Payment) in a manner consistent with that specified by the Corporation in any Schedule required to be provided by or on behalf of the Corporation under this Agreement. Any Dispute concerning such advice shall be subject to the terms of Section 7.09.

Section 6.03 Cooperation. The Members shall each (a) furnish to the Corporation in a timely manner such information, documents and other materials as the Corporation may reasonably request for purposes of making any determination or computation necessary or appropriate under this Agreement, preparing any Tax Return or contesting or defending any audit, examination or controversy with any Taxing Authority, (b) make itself available to the Corporation and its representatives to provide explanations of documents and materials and such other information as the Corporation or its representatives may reasonably request in connection with any of the matters described in clause (a) above, and (c) reasonably cooperate in connection with any such matter, and the Corporation shall reimburse each Member for any reasonable third-party costs and expenses incurred pursuant to this Section.

ARTICLE VII

MISCELLANEOUS

Section 7.01 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed duly given and received (a) on the date of delivery if delivered personally, or by facsimile upon confirmation of transmission by the sender’s fax machine if sent on a Business Day (or otherwise on the next Business Day) or (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

if to the Corporation, to:

Skilled Healthcare Group, Inc.

27442 Portola Parkway, Suite 200

Foothill Ranch, California 92610

Facsimile No.: (949) 282-5820

Attention: Chief Executive Officer and General Counsel

with a copy to:

Kaye Scholer LLP

250 West 55th Street

New York, New York 10019

Phone: (212) 836-8000

Fax: (212) 836-8689

Attention:	Laurie Abramowitz, Esq.

Joel I. Greenberg, Esq.

Derek Stoldt, Esq.

Annex B-12

if to the Company, to:

FC-GEN Operations Investment, LLC

101 East State Street

Kennett Square, Pennsylvania 19348

Facsimile No.: (610) 925-4100

Attention: Chief Executive Officer – g.hager@genesishcc.com

with a copies to:

FC-GEN Operations Investment, LLC

101 East State Street

Kennett Square, Pennsylvania 19348

Facsimile No.: (610) 925-4100

Attention: Law Department – lawdepartment@genesishcc.com

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036

Phone: (212) 735-3000

Fax: (212) 735-2000

Attention:	Jeremy London, Esq.

Neil Rock, Esq.

John Rayis, Esq.

if to the Members or any Member, to:

the address and facsimile number set forth for such Member in the records of the Company.

Any party may change its address or fax number by giving the other party written notice of its new address or fax number in the manner set forth above.

Section 7.02 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

Section 7.03 Entire Agreement; No Third Party Beneficiaries. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 7.04 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the conflicts of laws principles thereof that would mandate the application of the laws of another jurisdiction.

Section 7.05 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Annex B-13

Section 7.06 Successors; Assignment; Amendments; Waivers.

(a) No Member may assign this Agreement to any person without the prior written consent of the Corporation; provided, however, (i) that, to the extent Common Units are effectively transferred in accordance with the terms of the LLC Operating Agreement, and any other agreements the Members may have entered into with each other, or a Member may have entered into with the Corporation and/or the Company, the transferring Member shall assign to the transferee of such Common Units the transferring Member’s rights under this Agreement with respect to such transferred Common Units, as long as such transferee has executed and delivered, or, in connection with such transfer, executes and delivers, a joinder to this Agreement, in form and substance reasonably satisfactory to the Corporation, agreeing to become a “Member” for all purposes of this Agreement, except as otherwise provided in such joinder, and (ii) that, once an Exchange has occurred, any and all payments that may become payable to a Member pursuant to this Agreement with respect to such Exchange may be assigned to any Person or Persons, as long as any such Person has executed and delivered, or, in connection with such assignment, executes and delivers, a joinder to this Agreement, in form and substance reasonably satisfactory to the Corporation, agreeing to be bound by Section 7.12 and acknowledging specifically the last sentence of the next paragraph. For the avoidance of doubt, to the extent a Member or other Person transfers Common Units to a Member as may be permitted by any agreement to which the Company is a party, the Member receiving such Common Units shall have all rights under this Agreement with respect to such transferred Common Units as such Member has, under this Agreement, with respect to the other Common Units held by him.

(b) Notwithstanding the foregoing provisions of this Section 7.06, no transferee described in clause (i) of the immediately preceding paragraph shall have the right to enforce the provisions of Section 2.04, 4.02, 6.01 or 6.02 of this Agreement, and no assignee described in clause (ii) of the immediately preceding paragraph shall have any rights under this Agreement except for the right to enforce its right to receive payments under this Agreement.

(c) No provision of this Agreement may be amended unless such amendment is approved in writing by each of the Corporation and the Company, and by Members who would be entitled to receive at least two-thirds of the Early Termination Payments payable to all Members hereunder if the Corporation had exercised its right of early termination on the date of the most recent Exchange prior to such amendment (excluding, for purposes of this sentence, all payments made to any Member pursuant to this Agreement since the date of such most recent Exchange); provided that no such amendment shall be effective if such amendment will have a disproportionate effect on the payments certain Members will or may receive under this Agreement unless all such Members disproportionately affected consent in writing to such amendment. No provision of this Agreement may be waived unless such waiver is in writing and signed by the party against whom the waiver is to be effective.

(d) All of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and their respective successors, assigns, heirs, executors, administrators and legal representatives. The Corporation shall require and cause any direct or indirect successor (whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporation, by written agreement, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place.

Section 7.08 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

Section 7.09 Submission to Jurisdiction; Dispute Resolution.

(a) Any and all disputes which are not governed by this Section 7.09, including but not limited to any ancillary claims of any party, arising out of, relating to or in connection with the validity, negotiation, execution, performance or non-performance of this Agreement (including the validity, scope and enforceability

Annex B-14

of this arbitration provision) (each a “Dispute”) shall be finally settled by arbitration conducted by a single arbitrator in New York in accordance with the then-existing Rules of Arbitration of the International Chamber of Commerce. If the parties to the Dispute fail to agree on the selection of an arbitrator within ten (10) Business Days of the receipt of the request for arbitration, the International Chamber of Commerce shall make the appointment. The arbitrator shall be a lawyer admitted to the practice of law in the State of New York and shall conduct the proceedings in the English language. Performance under this Agreement shall continue if reasonably possible during any arbitration proceedings. In addition to monetary damages, the arbitrator shall be empowered to award equitable relief, including, but not limited to an injunction and specific performance of any obligation under this Agreement. The arbitrator is not empowered to award damages in excess of compensatory damages, and each party hereby irrevocably waives any right to recover punitive, exemplary or similar damages with respect to any Dispute. The award shall be final and binding upon the parties as from the date rendered, and shall be the sole and exclusive remedy between the parties regarding any claims, counterclaims, issues, or accounting presented to the arbitral tribunal. Judgment upon any award may be entered and enforced in any court having jurisdiction over a party or any of its assets. Notwithstanding the foregoing, any Dispute as to the interpretation of this Agreement shall be resolved by the Corporation in its sole discretion, provided that such resolution shall reflect a reasonable interpretation of the provisions of this Agreement and that such resolution shall not be inconsistent with the fundamental results described in Section 3.02 of this Agreement.

(b) Notwithstanding the provisions of paragraph (a), the Corporation may bring an action or special proceeding in any court of competent jurisdiction for the purpose of compelling a party to arbitrate, seeking temporary or preliminary relief in aid of an arbitration hereunder, and/or enforcing an arbitration award and, for the purposes of this paragraph (b), each Member (i) expressly consents to the application of paragraph (c) of this Section 7.09 to any such action or proceeding, (ii) agrees that proof shall not be required that monetary damages for breach of the provisions of this Agreement would be difficult to calculate and that remedies at law would be inadequate, and (iii) irrevocably appoints the Corporation as such Member’s agent for service of process in connection with any such action or proceeding and agrees that service of process upon such agent, who shall promptly advise such Member of any such service of process, shall be deemed in every respect effective service of process upon the Member in any such action or proceeding.

(c)

(i) EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF COURTS LOCATED IN DELAWARE FOR THE PURPOSE OF ANY JUDICIAL PROCEEDING BROUGHT IN ACCORDANCE WITH THE PROVISIONS OF PARAGRAPH (B) OF THIS SECTION 7.09, OR ANY JUDICIAL PROCEEDING ANCILLARY TO AN ARBITRATION OR CONTEMPLATED ARBITRATION ARISING OUT OF OR RELATING TO OR CONCERNING THIS AGREEMENT. Such ancillary judicial proceedings include any suit, action or proceeding to compel arbitration, to obtain temporary or preliminary judicial relief in aid of arbitration, or to confirm an arbitration award. The parties acknowledge that the forum designated by this paragraph (c) have a reasonable relation to this Agreement, and to the parties’ relationship with one another;

(ii) The parties hereby waive, to the fullest extent permitted by applicable law, any objection which they now or hereafter may have to personal jurisdiction or to the laying of venue of any such ancillary suit, action or proceeding brought in any court referred to in paragraph (c) (i) of this Section 7.09 and such parties agree not to plead or claim the same; and

(iii) The parties hereby waive in connection with any Dispute any and all rights to a jury trial.

Section 7.10 Reconciliation. In the event that the Corporation and an Applicable Member are unable to resolve a disagreement with respect to the matters governed by Sections 2.04, 4.02, and 6.02 within the relevant period designated in this Agreement (“Reconciliation Dispute”), the Reconciliation Dispute shall be submitted for determination to a nationally recognized expert (the “Expert”) in the particular area of disagreement mutually

Annex B-15

acceptable to both parties. The Expert shall be a partner in a nationally recognized accounting firm or a law firm (other than the Advisory Firm), and the Expert shall not, and the firm that employs the Expert shall not, have any material relationship with either the Corporation or the Applicable Member or other actual or potential conflict of interest. If the parties are unable to agree on an Expert within fifteen (15) Business Days of receipt by the respondent(s) of written notice of a Reconciliation Dispute, the Expert shall be appointed by the International Chamber of Commerce Centre for Expertise. The Expert shall resolve any matter relating to the Exchange Basis Schedule or an amendment thereto or the Early Termination Schedule or an amendment thereto within thirty (30) calendar days and shall resolve any matter relating to a Tax Benefit Schedule or an amendment thereto within fifteen (15) Business Days or as soon thereafter as is reasonably practicable, in each case after the matter has been submitted to the Expert for resolution. Notwithstanding the preceding sentence, if the matter is not resolved before the date any payment that is the subject of a disagreement would be due (in the absence of such disagreement) or any Tax Return reflecting the subject of a disagreement is due, such payment shall be paid on the date such payment would be due and such Tax Return may be filed as prepared by the Corporation, subject to adjustment or amendment upon resolution. The costs and expenses relating to the engagement of such Expert or amending any Tax Return shall be borne by the Corporation; except as provided in the next sentence. The Corporation and each Applicable Member shall bear their own costs and expenses of such proceeding, unless the Applicable Member has a prevailing position that is more than ten percent (10%) of the payment at issue, in which case the Corporation shall reimburse such Applicable Member for any reasonable out-of-pocket costs and expenses in such proceeding. Any dispute as to whether a dispute is a Reconciliation Dispute within the meaning of this Section 7.10 shall be decided by the Expert. The Expert shall finally determine any Reconciliation Dispute and the determinations of the Expert pursuant to this Section 7.10 shall be binding on the Corporation and the Applicable Member and may be entered and enforced in any court having jurisdiction.

Section 7.11 Withholding. The Corporation shall be entitled to deduct and withhold from any payment payable pursuant to this Agreement such amounts as the Corporation is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld and paid over to the appropriate Taxing Authority by the Corporation, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Applicable Member.

Section 7.12 Admission of the Corporation into a Consolidated Group.

(a) If the Corporation becomes a member of an affiliated or consolidated group of corporations that files a consolidated income tax return pursuant to sections 1501 et seq. of the Code or any corresponding provisions of state, local or foreign law, then: (i) the provisions of this Agreement shall be applied with respect to the group as a whole; and (ii) Tax Benefit Payments, Early Termination Payments, and other applicable items hereunder shall be computed with reference to the consolidated taxable income of the group as a whole.

(b) If any entity that is obligated to make an Exchange Payment hereunder contributes one or more assets to a corporation with which such entity does not file a consolidated tax return pursuant to section 1501 of the Code, such entity, for purposes of calculating the amount of any Exchange Payment (e.g., calculating the gross income of the entity and determining the Realized Tax Benefit of such entity) due hereunder, shall be treated as if the asset were not transferred but was rather held by the contributing entity in the ordinary course.

Section 7.13 Confidentiality. Each Member and assignee acknowledges and agrees that the information of the Corporation is confidential and, except in the course of performing any duties as necessary for the Corporation and its Affiliates, as required by law or legal process or to enforce the terms of this Agreement, shall keep and retain in the strictest confidence and not disclose to any Person any confidential matters, acquired pursuant to this Agreement, of the Corporation, its Affiliates and successors and the other Members, confidential information concerning the Corporation, its Affiliates and successors, and the other Members, including marketing, investment, performance data, credit and financial information, and other business affairs of the Corporation, its Affiliates and successors, and the other Members learned of by the Member heretofore or hereafter. This Section 7.13 shall not apply to (i) any information that has been made publicly available by the

Annex B-16

Corporation or any of its Affiliates, becomes public knowledge (except as a result of an act of such Member in violation of this Agreement) or is generally known to the business community and (ii) the disclosure of information to the extent necessary for a Member to prepare and file his or her tax returns, to respond to any inquiries regarding the same from any taxing authority or to prosecute or defend any action, proceeding or audit by any taxing authority with respect to such returns. Notwithstanding anything to the contrary herein, each Member and assignee (and each employee, representative, or other agent of such Member or assignee, as applicable) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of (x) the Corporation, the Company, the Members, and their Affiliates and (y) any of their transactions, and all materials of any kind (including opinions or other tax analyses) that are provided to the Members relating to such tax treatment and tax structure.

If a Member or assignee commits a breach, or threatens to commit a breach, of any of the provisions of this Section 7.13, the Corporation shall have the right and remedy to have the provisions of this Section 7.13 specifically enforced by injunctive relief or otherwise by any court of competent jurisdiction without the need to post any bond or other security, it being acknowledged and agreed that any such breach or threatened breach shall cause irreparable injury to the Corporation or any of its Affiliates or the other Members and that money damages alone shall not provide an adequate remedy to such Persons. Such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available at law or in equity.

Section 7.14 LLC Operating Agreement. To the extent this Agreement imposes obligations upon the Company or a managing member of the Company, this Agreement shall be treated as part of the operating agreement of the Company as described in section 761(c) of the Code and sections 1.704-1(b)(2)(ii)(h) and 1.761-1(c) of the Treasury Regulations.

Section 7.15 Joinder. The Corporation hereby agrees that, to the extent it acquires a general partnership interest, managing member interest or similar interest in any Person after the date hereof, it shall cause such Person to execute and deliver a joinder to this Agreement promptly upon acquisition of such interest, and such person shall be treated in the same manner as the Company for all purposes of this Agreement. The Corporation hereby agrees to cause any Corporate Entity that acquires an interest in the Company (or any entity described in the foregoing sentence) to execute a joinder to this Agreement (to the extent such Person is not already a party hereto) promptly upon such acquisition, and such Corporate Entity shall be treated in the same manner as the Corporation for all purposes of this Agreement. The Company shall have the power and authority (but not the obligation) to permit any Person who becomes a member of the Company to execute and deliver a joinder to this Agreement promptly upon acquisition of membership interests in the Company by such Person, and such Person shall be treated as a “Member” for all purposes of this Agreement.

Section 7.16 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

[Signature pages follow]

Annex B-17

IN WITNESS WHEREOF, the Corporation, the Company, and each Member have duly executed this Agreement as of the date first written above.

SKILLED HEALTHCARE GROUP, INC.

By:

Name:
Title:

FC-GEN OPERATIONS INVESTMENT, LLC

By:

Name:
Title:

Signature Pages to Tax Receivable Agreement

Annex B-18

IN WITNESS WHEREOF, the Corporation, the Company, and each Member have duly executed this Agreement as of the date first written above.

[Names of Members to come]

Signature Pages to Tax Receivable Agreement

Annex B-19

Annex C: LLC Agreement

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY OPERATING AGREEMENT

OF

FC-GEN OPERATIONS INVESTMENT, LLC

a Delaware limited liability company

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR ANY OTHER APPLICABLE SECURITIES LAWS AND ARE BEING SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. SUCH SECURITIES MUST BE ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT ANY TIME EXCEPT IN COMPLIANCE WITH (I) THE SECURITIES ACT, ANY APPLICABLE STATE SECURITIES LAWS AND ANY OTHER APPLICABLE SECURITIES LAWS; AND (II) THE TERMS AND CONDITIONS OF THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY OPERATING AGREEMENT IN THE ABSENCE OF SUCH REGISTRATION, UNLESS THE TRANSFEROR DELIVERS TO THE COMPANY AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER OR OTHER DISPOSITION MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS.

dated as of February [—], 2015

Annex C-i

Annex C-ii

Annex C-iii

AMENDED AND RESTATED LIMITED LIABILITY COMPANY

OPERATING AGREEMENT

OF FC-GEN OPERATIONS INVESTMENT, LLC

THIS SIXTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY OPERATING AGREEMENT OF FC-GEN OPERATIONS INVESTMENT, LLC, dated as of February [—], 2015 (the “Effective Date”), is entered into by and among SUN HEALTHCARE GROUP, INC., a Delaware corporation, as the Managing Member, and each of the Non-Managing Members (as defined herein).

WHEREAS, the Company was formed pursuant to the Delaware Limited Liability Company Act, 6 Del. C. Section 18-101, et seq. (as it may be amended from time to time, and any successor to such statute, the “Act”), by the filing of a Certificate of Formation with the Secretary of the State of Delaware on August 9, 2010 (the “Formation Date”) which filing is hereby ratified and approved in all respects; and

WHEREAS, the Company operated pursuant to the terms of that certain Fifth Amended and Restated Limited Liability Company Operating Agreement, dated January 14, 2013 and effective as of May 25, 2012, by and among the members thereunder as amended by that certain Amendment to Amended and Restated Limited Liability Company Operating Agreement, dated as of August 23, 2013 and effective as of May 25, 2012 (the “Original Agreement”); and

WHEREAS, pursuant to that certain Purchase and Contribution Agreement, dated as of August 18, 2014 (the “Purchase Agreement”), Skilled Healthcare Group, Inc. and the Company have agreed to enter into certain transactions and in connection therewith Managing Member will acquire a membership interest in the Company in exchange for the indirect contribution of substantially all of Genesis’ assets (other than certain Excluded Assets) on the Closing Date; and

WHEREAS, as of the Effective Date, Gross Asset Values of all Company assets are adjusted to fair market value based on the stock price of Genesis Healthcare, Inc. (f/k/a Skilled Healthcare Group, Inc.) on the Effective Date in accordance with the definition of Gross Asset Value herein; and

WHEREAS, in connection with the transactions contemplated by the Purchase Agreement, the Non-Managing Members acknowledge and agree that the Membership Interests issued and outstanding under the Original Agreement have been reclassified as Company Class A Common Units pursuant to the terms of this Agreement; and

WHEREAS, the initial Percentage Interest and number of Company Units for each Holder is set forth on Schedule I; and

WHEREAS, in connection with the Transactions (as such term is defined in the Purchase Agreement), on the Effective Date Managing Member was admitted to the Company as the managing member thereof; and

WHEREAS, the Managing Member and Non-Managing Members now desire to amend and restate the Original Agreement to read in its entirety as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement, intending to be legally bound, agree as follows:

ARTICLE I

DEFINED TERMS

Section 1.1 Definitions. The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement:

“AAA” has the meaning set forth in Section 15.3(a).

Annex C-1

“Actions” has the meaning set forth in Section 6.6(a).

“Additional Funds” has the meaning set forth in Section 3.3(a).

“Additional Member” means a Person who is admitted to the Company as a Member pursuant to the Act and Section 11.2, who is shown as such on the books and records of the Company, and who has not ceased to be a Member pursuant to the Act and this Agreement.

“Adjusted Capital Account” means, with respect to any Member, such Member’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

(i) credit to such Capital Account any amounts that such Member is obligated to restore pursuant to this Agreement or by operation of law upon liquidation of such Member’s Membership Interest or that such Member is deemed to be obligated to restore pursuant to the penultimate sentence of each of Regulations sections 1.704-2(g)(1) and 1.704-2(i)(5); and

(ii) debit to such Capital Account the items described in Regulations section 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

The foregoing definition of “Adjusted Capital Account” is intended to comply with the provisions of Regulations section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in such Member’s Adjusted Capital Account.

“Adjustment Factor” means 1.0; provided, however, that in the event that:

(i) Genesis (a) declares or pays a dividend on its outstanding Class A Shares wholly or partly in Class A Shares or makes a distribution to all holders of its outstanding Class A Shares wholly or partly in Class A Shares, (b) splits or subdivides its outstanding Class A Shares or (c) effects a reverse stock split or otherwise combines its outstanding Class A Shares into a smaller number of Class A Shares, the Adjustment Factor shall be adjusted by multiplying the Adjustment Factor previously in effect by a fraction, (1) the numerator of which shall be the number of Class A Shares issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination (assuming for such purposes that such dividend, distribution, split, subdivision, reverse split or combination has occurred as of such time) and (2) the denominator of which shall be the actual number of Class A Shares (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination;

(ii) Genesis distributes any rights, options or warrants to all holders of its Class A Shares to subscribe for or to purchase or to otherwise acquire Class A Shares, or other securities or rights convertible into, exchangeable for or exercisable for Class A Shares, at a price per share less than the Value of a Class A Share on the record date for such distribution (each a “Distributed Right”), then, as of the distribution date of such Distributed Rights or, if later, the time such Distributed Rights become exercisable, the Adjustment Factor shall be adjusted by multiplying the Adjustment Factor previously in effect by a fraction (a) the numerator of which shall be the number of Class A Shares issued and outstanding on the record date (or, if later, the date such Distributed Rights become exercisable) plus the maximum number of Class A Shares purchasable under such Distributed Rights and (b) the denominator of which shall be the number of Class A Shares issued and outstanding on the record date (or, if later, the date such Distributed Rights become exercisable) plus a fraction (1) the numerator of which is the maximum number of Class A Shares purchasable under such Distributed Rights, multiplied by the minimum purchase price per Class A Share under such Distributed Rights and (2) the denominator of which is the Value of a Class A Share as of the record date (or, if later, the date such Distributed Rights become exercisable); provided, however, that, if any such Distributed Rights expire or become no longer exercisable, then the Adjustment Factor shall be adjusted, effective retroactive to the date of distribution (or, if later, the time the Distributed Rights become

Annex C-2

exercisable) of the Distributed Rights, to reflect a reduced maximum number of Class A Shares or any change in the minimum purchase price for the purposes of the above fraction; and

(iii) Genesis shall, by dividend or otherwise, distribute to all holders of its Class A Shares evidences of its indebtedness or assets (including securities, but excluding any dividend or distribution referred to in subsection (i) or (ii) above), which evidences of indebtedness or assets relate to assets not received by Genesis or its Subsidiaries pursuant to a pro rata distribution by the Company, then the Adjustment Factor shall be adjusted to equal the amount determined by multiplying the Adjustment Factor in effect immediately prior to the close of business as of the record date fixed for the determination of stockholders entitled to receive such distribution by a fraction (a) the numerator of which shall be such Value of a Class A Share on such record date and (b) the denominator of which shall be the Value of a Class A Share as of such record date less the then fair market value (as determined by Genesis, whose determination shall be conclusive) of the portion of the evidences of indebtedness or assets so distributed applicable to one Class A Share; provided, however, that Genesis agrees that it shall not make a dividend or distribution of the type described in this clause (iii) unless and until approved by a majority of members of the Board of Directors and as long as such approval shall not be objected to by any members of the Board of Directors who qualify as Non-FC Gen Directors.

Notwithstanding the foregoing, no adjustments to the Adjustment Factor will be made for any class or series of Membership Interests to the extent that the Company makes or effects any correlative distribution or payment to all of the Members holding Membership Interests of such class or series, or effects any correlative split or reverse split in respect of the Membership Interests of such class or series. Any adjustments to the Adjustment Factor shall become effective immediately after such event, retroactive to the record date, if any, for such event. For illustrative purposes, examples of adjustments to the Adjustment Factor are set forth on Exhibit A attached hereto.

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling or controlled by or under common control with such Person. For the purposes of this definition, “control” when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” means this Amended and Restated Limited Liability Company Operating Agreement of FC-GEN Operations Investment, LLC, together with the Schedules and Exhibits hereto, as now or hereafter amended, restated, modified, supplemented or replaced.

“Applicable Percentage” has the meaning set forth in Section 14.1(b).

“Applicable Sale” has the meaning set forth in Section 7.4(a).

“Applicable Sale Notice” has the meaning set forth in Section 7.4(b).

“Appraisal” means, with respect to any assets, the written opinion of an independent third party experienced in the valuation of similar assets, selected by the Managing Member. Such opinion may be in the form of an opinion by such independent third party that the value for such property or asset as set by the Managing Member is fair, from a financial point of view, to the Company.

“Assets” means any assets and property of the Company, and “Asset” means any one such asset or property.

“Assignee” means a Person to whom a Membership Interest has been Transferred but who has not become a Substituted Member, and who has the rights set forth in Section 10.5.

Annex C-3

“Available Cash” means, with respect to any period for which such calculation is being made,

(i) the sum, without duplication, of:

(1) the Company’s Net Income or Net Loss (as the case may be) for such period,

(2) Depreciation and all other noncash charges to the extent deducted in determining Net Income or Net Loss for such period,

(3) the amount of any reduction in reserves of the Company established by the Managing Member (including reductions resulting because the Managing Member determines such amounts are no longer necessary),

(4) the excess, if any, of the net cash proceeds from the sale, exchange, disposition, financing or refinancing of Company property for such period over the gain (or loss, as the case may be) recognized from such sale, exchange, disposition, financing or refinancing during such period, and

(5) all other cash received (including amounts previously accrued as Net Income and amounts of deferred income) or any net amounts borrowed by the Company for such period that was not included in determining Net Income or Net Loss for such period;

(ii) less the sum, without duplication, of:

(1) all principal debt payments made during such period by the Company,

(2) capital expenditures made by the Company during such period,

(3) investments in any entity (including loans made thereto) to the extent that such investments are not otherwise described in clause (ii)(1) or clause (ii)(2) above,

(4) all other cash expenditures and payments not deducted in determining Net Income or Net Loss for such period (including amounts paid in respect of expenses previously accrued but not paid),

(5) any amount included in determining Net Income or Net Loss for such period that was not received by the Company during such period,

(6) the amount of any increase in reserves (including working capital reserves) established by the Managing Member during such period, and

(7) any amount distributed or paid in redemption of any Member’s Membership Interest or Company Units, including any Cash Amount paid.

Notwithstanding the foregoing, Available Cash shall not include (a) any cash received or reductions in reserves, or take into account any disbursements made, or reserves established, after dissolution and the commencement of the liquidation and winding up of the Company or (b) any Capital Contributions, whenever received or any payments, expenditures or investments made with such Capital Contributions. Available Cash shall be calculated as if all Excluded Assets and all operating or capital proceeds attributable to all Excluded Assets had been received by the Company and all expenses and reimbursements related to all Excluded Assets had been incurred by the Company.

“Bankruptcy” means, with respect to any Person, the occurrence of any event specified in Section 17-402(a)(4) or (5) of the Act with respect to such Person, and the terms “Bankrupt” has a meanings correlative to the foregoing.

“Board of Directors” means the Board of Directors of Genesis.

“Business Day” means any weekday, excluding any legal holiday observed pursuant to United States federal or New York State law or regulation.

“Bylaws” means the bylaws of Genesis, as in effect from time to time.

Annex C-4

“Capital Account” means, with respect to any Member, the capital account maintained by the Managing Member for such Member on the Company’s books and records in accordance with the following provisions:

(a) To each Member’s Capital Account, there shall be added such Member’s Capital Contributions, such Member’s distributive share of Net Income and any items in the nature of income or gain that are specially allocated pursuant to Section 5.3, and the amount of any Company liabilities assumed by such Member or that are secured by any property distributed to such Member.

(b) From each Member’s Capital Account, there shall be subtracted the amount of cash and the Gross Asset Value of any property distributed to such Member pursuant to any provision of this Agreement, such Member’s distributive share of Net Losses and any items in the nature of expenses or losses that are specially allocated pursuant to Section 5.3, and the amount of any liabilities of such Member assumed by the Company or that are secured by any property contributed by such Member to the Company (except to the extent already reflected in the amount of such Member’s Capital Contribution).

(c) In the event any interest in the Company is Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Member’s Capital Account of the transferor to the extent that it relates to the Transferred interest.

(d) In determining the amount of any liability for purposes of subsections (a) and (b) hereof, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

(e) The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with the provisions of Regulations section 1.704-1(b)(2)(iv), et al, and shall be interpreted and applied in a manner consistent with such Regulations. The Managing Member may modify the manner in which the Capital Accounts are maintained in order to comply with such Regulations, provided that the Managing Member determines that such modification is not reasonably likely to have a material effect on the amounts distributable to any Member without such Person’s consent. The Managing Member also may (i) make any adjustments to maintain equality between the Capital Accounts of the Members and the amount of Company capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance with Regulations section 1.704-1(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event that unanticipated events might otherwise cause this Agreement not to comply with Regulations section 1.704-1(b) or section 1.704-2; provided, however, that the Managing Member determines that such changes are not reasonably likely to have a material effect on the amounts distributable to the Member as current cash distributions or as distributions on termination of the Company.

“Capital Contribution” means, with respect to any Member, the amount of money and the initial Gross Asset Value of any Contributed Asset that such Member contributes to the Company or is deemed to contribute pursuant to Article III.

“Capital Share” means a share of any class or series of stock of Genesis now or hereafter authorized, other than a Common Share.

“Cash Amount” means an amount of cash equal to the product of (i) the Value of a Class A Share and (ii) the Class A Shares Amount determined as of the applicable Valuation Date.

“Certificate” means the Certificate of Formation executed and filed in the Office of the Secretary of State of the State of Delaware (and any and all amendments thereto and restatements thereof) on behalf of the Company pursuant to the Act.

“Charter” means the certificate of incorporation of Genesis, within the meaning of Section 104 of the General Corporation Law of the State of Delaware.

Annex C-5

“Class A Share” means a share of Class A common stock of Genesis, $0.001 par value per share.

“Class A Shares Amount” means a number of Class A Shares equal to the product of (a) the number of Tendered Units and (b) the Adjustment Factor; provided, however, that, in the event that Genesis issues to all holders of Class A Shares as of a certain record date rights, options, warrants or convertible or exchangeable securities entitling Genesis’ stockholders to subscribe for or purchase Class A Shares, or any other securities or property (collectively, the “Rights”), with the record date for such Rights issuance falling within the period starting on the date of the Notice of Redemption and ending on the day immediately preceding the Specified Redemption Date, which Rights will not be distributed before the relevant Specified Redemption Date, then the Class A Shares Amount shall also include such Rights that a holder of that number of Class A Shares would be entitled to receive, expressed, where relevant hereunder, as a number of Class A Shares, determined by Genesis.

“Class B Share” means a share of Class B common stock of Genesis, $0.001 par value per share.

“Class C Share” means a share of Class C common stock of Genesis, $0.001 par value per share.

“Closing Date” means February [            ], 2015.

“Code” means the United States Internal Revenue Code of 1986, as amended and in effect from time to time or any successor statute thereto, as interpreted by the applicable Regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

“Common Share” means a Class A Share, Class B Share or Class C Share (and shall not include any additional series or class of Genesis’ common stock created after the date of this Agreement).

“Company” means FC-GEN Operations Investment, LLC, the limited liability company formed and continued under the Act and pursuant to this Agreement, and any successor thereto.

“Company Class A Common Unit” means a fractional share of the Membership Interests of all Members issued pursuant to Sections 3.1 and 3.2, but does not include any Company Class B Common Unit, Company Class C Common Unit, Company Junior Unit, Company Preferred Unit or any other Company Unit specified in a Company Unit Designation as being other than a Company Class A Common Unit.

“Company Class B Common Unit” means a fractional share of the Membership Interests of all Members issued pursuant to Sections 3.1 and 3.2, but does not include any Company Class A Common Unit, Company Class C Common Unit, Company Junior Unit, Company Preferred Unit or any other Company Unit specified in a Company Unit Designation as being other than a Company Class B Common Unit.

“Company Class C Common Unit” means a fractional share of the Membership Interests of all Members issued pursuant to Sections 3.1 and 3.2, but does not include any Company Class A Common Unit, Company Class B Common Unit, Company Junior Unit, Company Preferred Unit or any other Company Unit specified in a Company Unit Designation as being other than a Company Class C Common Unit.

“Company Common Unit” means a Company Class A Common Unit, Company Class B Common Unit or Company Class C Common Unit.

“Company Counsel” has the meaning set forth in Section 15.1.

“Company Employee” means an employee of the Company or an employee of a Subsidiary of the Company, if any.

Annex C-6

“Company Equivalent Units” means, with respect to any class or series of Capital Shares, Company Units with preferences, conversion and other rights (other than voting rights), restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption that are substantially the same as (or correspond to) the preferences, conversion and other rights, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption of such Capital Shares as appropriate to reflect the relative rights and preferences of such Capital Shares as to the Common Shares and the other classes and series of Capital Shares as such Company Equivalent Units would have as to Company Common Units and the other classes and series of Company Units corresponding to the other classes of Capital Shares, but not as to matters such as voting for members of the Board of Directors that are not applicable to the Company. For the avoidance of doubt, the voting rights, redemption rights and rights to Transfer Company Equivalent Units need not be similar to the rights of the corresponding class or series of Capital Shares, provided, however, with respect to redemption rights, the terms of Company Equivalent Units must be such so that the Company complies with Section 3.7.

“Company Junior Unit” means a fractional share of the Membership Interests of a particular class or series that the Managing Member has authorized pursuant to Section 3.2 that has distribution rights, or rights upon liquidation, winding up and dissolution, that are inferior or junior to the Company Common Units.

“Company Minimum Gain” has the meaning set forth in Regulations section 1.704-2(b)(2) and is computed in accordance with Regulation section 1.704-2(d).

“Company Preferred Unit” means a fractional share of the Membership Interests of a particular class or series that the Managing Member has authorized pursuant to Section 3.1 or Section 3.2 or Section 3.3 that has distribution rights, or rights upon liquidation, winding up and dissolution, that are superior or prior to the Company Common Units.

“Company Record Date” means the record date established by the Managing Member for the purpose of determining the Members entitled to notice of or to vote at any meeting of Members or to consent to any matter, or to receive any distribution or the allotment of any other rights, or in order to make a determination of Members for any other proper purpose, which, in the case of a record date fixed for the determination of Members entitled to receive any distribution, shall (unless otherwise determined by the Managing Member) generally be the same as the record date established by Genesis for a distribution to its stockholders of some or all of its portion of such distribution.

“Company Unit” means a Company Common Unit, a Company Preferred Unit, a Company Junior Unit, a Profits Interest Unit or any other fractional share of the Membership Interests that the Managing Member has authorized pursuant to Section 3.1 or Section 3.2 or Section 3.3.

“Company Unit Designation” has the meaning set forth in Section 3.2(a).

“Consent” means the consent to, approval of, or vote in favor of a proposed action by a Member given in accordance with Article XIII.

“Consent of the Non-Managing Member” means the Consent of a Majority in Interest of the Non-Managing Members, which Consent shall be obtained before the taking of any action for which it is required by this Agreement and, except as otherwise provided in this Agreement, may be given or withheld by the Non-Managing Members in their discretion.

“Consent of the Members” means the Consent of a Majority in Interest of the Members, which Consent shall be obtained before the taking of any action for which it is required by this Agreement and, except as otherwise provided in this Agreement, may be given or withheld by the Members in their discretion.

“Contributed Asset” means each Asset or other asset, in such form as may be permitted by the Act, but excluding cash, contributed or deemed contributed to the Company (or deemed contributed by the Company to a “new” company pursuant to Code Section 708).

Annex C-7

“Controlled Entity” means, as to any Person, (a) any corporation more than fifty percent (50%) of the outstanding voting stock of which is owned by such Person or such Person’s Family Members or Affiliates, (b) any trust, whether or not revocable, of which such Person or such Person’s Family Members or Affiliates are the sole beneficiaries, (c) any partnership of which such Person or an Affiliate of such Person is the managing partner and in which such Person or such Person’s Family Members or Affiliates hold partnership interests representing at least twenty-five percent (25%) of such partnership’s capital and profits and (d) any limited liability company of which such Person or an Affiliate of such Person is the manager or managing member and in which such Person or such Person’s Family Members or Affiliates hold membership interests representing at least twenty-five percent (25%) of such limited liability company’s capital and profits.

“Cut-Off Date” means the fifth (5th) Business Day after the Managing Member’s receipt of a Notice of Redemption.

“Debt” means, as to any Person, as of any date of determination, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services; (ii) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person; (iii) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person’s interest in such property, even though such Person has not assumed or become liable for the payment thereof; and (iv) obligations of such Person as lessee under capital leases.

“De Minimis” shall mean an amount small enough as to make not accounting for it commercially reasonable or accounting for it administratively impractical, in each case as determined by the Managing Member.

“Depreciation” means, for each Fiscal Year or other applicable period, an amount equal to the federal income tax depreciation, amortization or other cost recovery deduction allowable under United States federal income tax principles with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or period, Depreciation shall be in an amount that bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis (except as otherwise required by Regulations section 1.704-3(d)(2)); provided, however, that if the federal income tax depreciation, amortization or other cost recovery deduction for such year or period is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Managing Member.

“Dispute” has the meaning set forth in Section 15.3(a).

“Distributed Right” has the meaning set forth in the definition of Adjustment Factor.

“Drag-Along Right” has the meaning set forth in Section 7.4(a).

“Effective Date” has the meaning set forth in the Recitals.

“Equity Plan” means any plan, agreement or other arrangement that provides for the grant or issuance of equity or equity-based awards and that is now in effect or is hereafter adopted by the Company or Genesis for the benefit of any of their respective employees or other service providers (including directors, advisers and consultants), or the employees or other services providers (including directors, advisers and consultants) of any of their respective Affiliates or Subsidiaries.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

Annex C-8

“Event of Withdrawal” has the meaning set forth in Section 12.2(c).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute thereto, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Assets” means those assets listed on Exhibit E attached hereto, as Exhibit E shall, from time to time, be amended by the Managing Member, together with any other asset now or hereafter held directly by Genesis or any Subsidiary of Genesis (other than the equity interests of any Subsidiary of Genesis and equity interests in the Company), in each case to remove any such asset that has been actually contributed to the Company and add any such asset that has not theretofore been actually contributed to the Company.

“Family Members” means, with respect to any Person, (a) the spouse, former spouse, child, step-child, sibling, niece, nephew, parent, grandparent or any lineal descendent (whether by blood or adoption) of such Person, or a parent, grandparent or any lineal descendent (whether by blood or adoption) of such Person’s spouse, (b) any corporation, partnership or limited liability company all or substantially all of the equity interests in which are owned by a person described in clause (a) above, or (c) a trust, custodial account or guardianship administered primarily for the benefit of a person described in clause (a) above.

“First Quarterly Period” means, with respect to any Fiscal Year, the period commencing on and including January 1 and ending on and including March 31 of such Fiscal Year unless and until otherwise determined by the Managing Member.

“Fiscal Year” has the meaning set forth in Section 15.5.

“Formation Date” has the meaning set forth in the Recitals.

“Fourth Quarterly Period” means, with respect to any Fiscal Year, the period commencing on and including January 1 and ending on and including December 31 of such Fiscal Year unless and until otherwise determined by the Managing Member.

“Funding Debt” means any Debt incurred by or on behalf of Genesis and/or its Subsidiaries for the purpose of providing funds to the Company.

“Genesis” means Genesis Healthcare, Inc., the sole shareholder of the Managing Member.

“Genesis Entities” means and includes each of Genesis, the Company, the Managing Member and their respective Controlled Entities.

“Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(i) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset as determined by the Managing Member using such reasonable method of valuation as it may adopt.

(ii) The Gross Asset Values of all Company assets immediately prior to the occurrence of any event described below shall be adjusted to equal their respective gross fair market values (taking Code Section 7701(g) into account), if and as determined by the Managing Member using such reasonable method of valuation as it may adopt, as of the following times:

(1) the acquisition of an additional interest in the Company (other than in connection with the execution of this Agreement but including acquisitions pursuant to Section 3.2 or contributions or deemed contributions by the Managing Member pursuant to Section 3.2) by a new or existing Member

Annex C-9

in exchange for more than a De Minimis Capital Contribution, if the Managing Member reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Members in the Company;

(2) the distribution by the Company to a Member of more than a De Minimis amount of Company property as consideration for an interest in the Company if the Managing Member reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Members in the Company;

(3) the liquidation of the Company within the meaning of Regulations section 1.704-1(b)(2)(ii)(g) (other than a liquidation caused by a termination of the Company pursuant to Code Section 708(b)(1)(B));

(4) upon the admission of a successor Managing Member pursuant to Section 11.1;

(5) the grant of any Profits Interest Units pursuant to Section 3.2(d); and

(6) at such other times as the Managing Member shall reasonably determine necessary or advisable in order to comply with Regulations sections 1.704-1(b) and 1.704-2.

(iii) The Gross Asset Value of any Company asset distributed to a Member shall be the gross fair market value of such asset on the date of distribution as determined by the Managing Member using such reasonable method of valuation as it may adopt.

(iv) The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subsection (iv) to the extent that the Managing Member reasonably determines that an adjustment pursuant to subsection (ii) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection (iv).

(v) If the Gross Asset Value of a Company asset has been determined or adjusted pursuant to subsection (i), subsection (ii) or subsection (iv) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Income and Net Losses.

“Holder” means either (a) a Member or (b) an Assignee that owns a Company Unit.

“Incapacity” or “Incapacitated” means, (i) as to any Member who is an individual, death, total physical disability or entry by a court of competent jurisdiction adjudicating such Member incompetent to manage his or her person or his or her estate; (ii) as to any Member that is a corporation or limited liability company, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter; (iii) as to any Member that is a partnership, the dissolution and commencement of winding up of the partnership; (iv) as to any Member that is an estate, the distribution by the fiduciary of the estate’s entire interest in the Company; (v) as to any trustee of a trust that is a Member, the termination of the trust (but not the substitution of a new trustee); or (vi) as to any Member, the Bankruptcy of such Member.

“Indemnitee” means Genesis, the Managing Member and all officers and directors of either of them.

“IRS” means the United States Internal Revenue Service.

“Liabilities” has the meaning set forth in Section 6.6(a).

“Liquidating Event” has the meaning set forth in Section 12.2.

“Liquidator” has the meaning set forth in Section 12.3(a).

Annex C-10

“Lock-Up Expiration” has the meaning ascribed to it in the Registration Rights Agreement.

“Majority in Interest of the Non-Managing Members” means Members (excluding the Managing Member and any Controlled Entity thereof) entitled to vote on or consent to any matter holding more than fifty percent (50%) of all outstanding Company Units held by all Members (excluding the Managing Member and any Controlled Entity thereof) entitled to vote on or consent to such matter.

“Majority in Interest of the Members” means Members (including the Managing Member and any Controlled Entity thereof) entitled to vote on or consent to any matter holding more than fifty percent (50%) of all outstanding Company Units held by all Members (including the Managing Member and any Controlled Entity thereof) entitled to vote on or consent to such matter.

“Managing Member” means Sun Healthcare Group, Inc., and/or any additional or successor Managing Member(s) designated as such pursuant to the Act and this Agreement, and, in each case, that has not ceased to be a managing member pursuant to the Act and this Agreement, in such Person’s capacity as a member and a managing member of the Company.

“Managing Member Loan” has the meaning set forth in Section 3.3(d).

“Member” means the Managing Member or a Non-Managing Member, and “Members” means the Managing Member and the Non-Managing Members.

“Member Minimum Gain” means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations section 1.704-2(i)(3).

“Member Nonrecourse Debt” has the meaning set forth in Regulations section 1.704-2(b)(4).

“Member Nonrecourse Deductions” has the meaning set forth in Regulations section 1.704-2(i)(1) and 1.704-2(i)(2), and the amount of Member Nonrecourse Deductions with respect to a Member Nonrecourse Debt for a Fiscal Year shall be determined in accordance with the rules of Regulations section 1.704-2(i)(1) and 1.704-2(i)(2).

“Membership Interest” means an ownership interest in the Company held by a Member and includes any and all benefits to which the holder of such a Membership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. There may be one or more classes or series of Membership Interests. A Membership Interest may be expressed as a number of Company Common Units, Company Preferred Units or other Company Units.

“Net Income” or “Net Loss” means, for each Fiscal Year of the Company, an amount equal to the Company’s taxable income or loss for such year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(i) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net Income (or Net Loss) pursuant to this definition of “Net Income” or “Net Loss” shall be added to (or subtracted from, as the case may be) such taxable income (or loss);

(ii) Any expenditure of the Company described in Code Section 705(a)(2)(B) or treated as a Code Section 705(a)(2)(B) expenditure pursuant to Regulations section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income (or Net Loss) pursuant to this definition of “Net Income” or “Net Loss,” shall be subtracted from (or added to, as the case may be) such taxable income (or loss);

Annex C-11

(iii) In the event the Gross Asset Value of any Company asset is adjusted pursuant to subsection (ii) or subsection (iii) of the definition of “Gross Asset Value,” the amount of such adjustment (i.e., the hypothetical gain or loss from the revaluation of the Company asset) shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Loss;

(iv) Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

(v) In lieu of the depreciation, amortization and other cost recovery deductions that would otherwise be taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year;

(vi) To the extent that an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Income or Net Loss; and

(vii) Notwithstanding any other provision of this definition of “Net Income” or “Net Loss,” any item that is specially allocated pursuant to Section 5.3 shall not be taken into account in computing Net Income or Net Loss. The amounts of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to Section 5.3 shall be determined by applying rules analogous to those set forth in this definition of “Net Income” or “Net Loss.”

“New Securities” means (i) any rights, options, warrants or convertible or exchangeable securities that entitle the holder thereof to subscribe for or purchase, convert such securities into or exchange such securities for, Common Shares or Preferred Shares, excluding Preferred Shares and grants under the Equity Plans, or (ii) any Debt issued by Genesis that provides any of the rights described in clause (i).

“Non-FC Gen Directors” initially means the members of the Board of Directors listed on Exhibit F attached hereto (for so long as each such member remains a member of the Board of Directors) and shall also include such members of the Board of Directors who are first elected as a member of the Board of Directors after the consummation of the transactions contemplated by the Purchase Agreement who are not any of the following: (i) a Non-Managing Member or Family Member thereof, (ii) is or has been within the last three years an employee, officer or director of, or a Family Member of, a Non-Managing Member or an Affiliate thereof, (iii) a Controlled Entity or an Affiliate of a Non-Managing Member or Affiliate thereof, (iv) nominated or designated as a member of the Board of Directors by a Non-Managing Member or a Controlled Entity or Affiliate thereof, or (v) has received, or has a Family Member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from a Non-Managing Member or an Affiliate thereof, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

“Non-Managing Member” means any Person that is, from time to time, admitted to the Company as a member pursuant to the Act and this Agreement, and any Substituted Member or Additional Member, each shown as such in the books and records of the Company, in each case, that has not ceased to be a member of the Company pursuant to the Act and this Agreement, in such Person’s capacity as a member of the Company.

“Nonrecourse Deductions” has the meaning set forth in Regulations section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Fiscal Year shall be determined in accordance with the rules of Regulations section 1.704-2(c).

Annex C-12

“Nonrecourse Liability” has the meaning set forth in Regulations section 1.752-1(a)(2).

“Notice of Redemption” means the Notice of Redemption substantially in the form of Exhibit B attached hereto.

“Optionee” means a Person to whom a stock option is granted under any Equity Plan.

“Original Agreement” has the meaning set forth in the Recitals.

“Percentage Interest” means, with respect to each Member, as to any class or series of Membership Interests, the fraction, expressed as a percentage, the numerator of which is the aggregate number of Company Units of such class or series held by such Member and the denominator of which is the total number of Company Units of such class or series held by all Members. If not otherwise specified, “Percentage Interest” shall be deemed to refer to Company Common Units. The initial Percentage Interest for each Holder is set forth on Schedule I.

“Permitted Transfer” means (i) a pledge, encumbrance, hypothecation, mortgage to a bank or other institutional lender, to secure a loan for borrowed money by any Member, provided, that the terms thereof require that any Company Unit subject thereto be redeemed pursuant to Section 14.1 upon realization of such security or (ii) a Transfer (other than a pledge, encumbrance, hypothecation, mortgage) by a Member of all or part of its Membership Interest to a Permitted Transferee.

“Permitted Transferee” means, with respect to any Member, (i) any Family Member, Controlled Entity or Affiliate of such Member (whether or not the Transfer related thereto was taxable or not taxable for purposes of federal income tax), (ii) prior to the Lock-Up Expiration, any other Member or Permitted Transferee of such other Member (whether or not the Transfer related thereto was taxable or not taxable for purposes of Federal income tax), and (iii) from and after the Lock-Up Expiration, any other Member or Permitted Transferee of such other Member (solely to the extent such Transfer was not taxable for purposes of Federal income tax).

“Person” means an individual or a corporation, partnership, trust, unincorporated organization, association, limited liability company or other entity.

“Preferred Share” means a share of stock of Genesis now or hereafter authorized or reclassified that has dividend rights, or rights upon liquidation, winding up and dissolution, that are superior or prior to the Common Shares.

“Presumed Tax Liability” means, with respect to any Member for any Quarterly Period ending after the date hereof, an amount equal to the product of (x) the amount of taxable income that, in the good faith judgment of the Managing Member, would have been allocated to such Member (pursuant to the provisions of Article V hereof) if such allocations were made in respect of such Quarterly Period (but only to the extent such taxable income exceeds the cumulative net losses allocated to such Member and its predecessors and transferors on or after the Closing Date) and (y) the Presumed Tax Rate as of the end of such Quarterly Period. The computation of Presumed Tax Liability shall not take into account any deductions accruing to any Member as a result of the recovery of a basis adjustment pursuant to Code Section 743.

“Presumed Tax Rate” means forty-one percent (41%).

“Prior Distributions” means distributions made to the Members pursuant to Sections 4.1 or 4.2 hereof.

“Profits Interest Units” has the meaning set forth in Section 3.2(d).

“Publicly Traded” means having common equity securities listed or admitted to trading on any United States national securities exchange.

Annex C-13

“Purchase Agreement” has the meaning set forth in the Recitals.

“Qualified Transferee” means an “accredited investor,” as defined in Rule 501 promulgated under the Securities Act.

“Qualifying Party” means (a) a Member, (b) an Additional Member, or (c) an Assignee who is the transferee of a Member’s Membership Interest in a Permitted Transfer, or (d) a Person, who is the transferee of a Member’s Membership Interest in a Permitted Transfer; provided, however, that a Qualifying Party shall not include the Managing Member.

“Quarterly Periods” mean, collectively, the First Quarterly Period, the Second Quarterly Period, the Third Quarterly Period and the Fourth Quarterly Period, provided, however, that if there is a change in the periods applicable to payments of estimated federal income taxes by individuals, then the Quarterly Period determinations hereunder shall change correspondingly such that the Company is required to make periodic Tax Distributions under Section 4.2 of this Agreement at the times and in the amounts sufficient to enable an individual Member to satisfy such payments in full with respect to amounts allocated pursuant to the provisions of Article V hereof.

“Redemption” has the meaning set forth in Section 14.1(a).

“Register” has the meaning set forth in Section 3.1.

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of the date hereof, by and among Genesis and the other Persons party thereto.

“Regulations” means one or more Treasury regulations promulgated under the Code, whether such regulations are in proposed, temporary or final form, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Regulatory Allocations” has the meaning set forth in Section 5.3(b)(viii).

“Rights” has the meaning set forth in the definition of Class A Shares Amount.

“Rules” has the meaning set forth in Section 15.3(a).

“SEC” means the Securities and Exchange Commission.

“Second Quarterly Period” means, with respect to any Fiscal Year, the period commencing on and including January 1 and ending on and including May 31 of such Fiscal Year, unless and until otherwise determined by the Managing Member.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Specified Redemption Date” means the tenth (10th) Business Day after the receipt by the Managing Member of a Notice of Redemption.

“Subsidiary” means, with respect to any Person, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.

“Substituted Member” means a Person who is admitted as a Member to the Company pursuant to Section 10.4.

Annex C-14

“Surviving Company” has the meaning set forth in Section 10.7(b).

“Target Value” means, with respect to any Profits Interest Unit, the value specified by the Managing Member at the time of the issuance of such Profits Interest Unit.

“Target Value Excess” means, with respect to any Profits Interest Unit received by a Member, the excess of the Target Value of such Profits Interest Unit over the Capital Contributions, if any, made by the Member in respect of such Profits Interest Unit.

“Tax Distributions” has the meaning set forth in Section 4.2(a).

“Tax Items” has the meaning set forth in Section 5.4(a).

“Tendered Units” has the meaning set forth in Section 14.1(a).

“Tendering Party” has the meaning set forth in Section 14.1(a).

“Termination Transaction” means any direct or indirect Transfer of all or any portion of the Managing Member’s Membership Interest in connection with, or the other occurrence of, (a) a merger, consolidation or other combination involving Genesis, on the one hand, and any other Person, on the other, (b) a sale, lease, exchange or other transfer of all or substantially all of the assets of Genesis not in the ordinary course of its business, whether in a single transaction or a series of related transactions, (c) a reclassification, recapitalization or change of the outstanding Class A Shares (other than a change in par value, or from par value to no par value, or as a result of a stock split, stock dividend or similar subdivision), (d) the adoption of any plan of liquidation or dissolution of Genesis, or (e) a direct or indirect Transfer of all or any portion of the Managing Member’s Membership Interest, other than a Transfer effected in accordance with Section 10.2(b).

“Third Quarterly Period” means, with respect to any Fiscal Year, the period commencing on and including January 1 and ending on and including August 31 of such Fiscal Year, unless and until otherwise determined by the Managing Member.

“Transaction Consideration” has the meaning set forth in Section 10.7(a).

“Transfer” means any sale, assignment, bequest, conveyance, devise, gift (outright or in trust), pledge, encumbrance, hypothecation, mortgage, exchange, transfer or other disposition or act of alienation, whether voluntary or involuntary or by operation of law; provided, however, that when the term is used in Article X and Section 12.7, “Transfer” does not include (a) any Redemption of Company Common Units by the Company, or acquisition of Tendered Units by the Managing Member, pursuant to Section 7.3 or Section 14.1 or (b) any redemption of Company Units pursuant to any Company Unit Designation. The terms “Transferred” and “Transferring” have correlative meanings.

“Valuation Date” means the date of receipt by the Managing Member of a Notice of Redemption pursuant to Section 14.1, or such other date as specified herein, or, if such date is not a Business Day, the immediately preceding Business Day.

“Value” means, on any Valuation Date with respect to a Class A Share, the average of the daily Market Prices for ten (10) consecutive trading days immediately preceding the Valuation Date (except that the Market Price for the trading day immediately preceding the date of exercise of a stock option under any Equity Plan shall be substituted for such average of daily market prices for purposes of Section 3.4). The term “Market Price” on any date means, with respect to any class or series of outstanding Class A Shares, the last sale price for such Class A Shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Class A Shares, in either case as reported in the principal consolidated

Annex C-15

transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if such Class A Shares are not listed or admitted to trading on the New York Stock Exchange, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Class A Shares are listed or admitted to trading or, if such Class A Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the principal automated quotation system that may then be in use or, if such Class A Shares are not quoted by any such system, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Class A Shares selected by Genesis or, in the event that no trading price is available for such Class A Shares, the fair market value of the Class A Shares, as determined in good faith by Genesis. In the event that the Class A Shares Amount includes Rights that a holder of Class A Shares would be entitled to receive, then the Value of such Rights shall be determined by Genesis acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.

Section 1.2 Interpretation. In this Agreement and in the exhibits hereto, except to the extent that the context otherwise requires:

(a) the headings are for convenience of reference only and shall not affect the interpretation of this Agreement;

(b) defined terms include the plural as well as the singular and vice versa;

(c) words importing gender include all genders;

(d) a reference to any statute or statutory provision shall be construed as a reference to the same as it may have been or may from time to time be amended, extended, re-enacted or consolidated and to all statutory instruments or orders made under it;

(e) any reference to a “day” or a “Business Day” shall mean the whole of such day, being the period of 24 hours running from midnight to midnight;

(f) references to Articles, Sections, subsections, clauses and Exhibits are references to Articles, Sections, subsections, clauses and Exhibits to, this Agreement;

(g) the words “including” and “include” and other words of similar import shall be deemed to be followed by the phrase “without limitation”; and

(h) unless otherwise specified, references to any party to this Agreement or any other document or agreement shall include its successors and permitted assigns.

ARTICLE II

GENERAL PROVISIONS

Section 2.1 Formation. The Company is a limited liability company previously formed and continued pursuant to the provisions of the Act and upon the terms and subject to the conditions set forth in this Agreement. Except as expressly provided in this Agreement to the contrary, the rights and obligations of the Members and the administration and termination of the Company shall be governed by the Act. The Certificate, and all actions taken by any person who executed and filed the Certificate are hereby adopted and ratified, or authorized, as the case may be.

Section 2.2 Name. The name of the Company is “FC-GEN Operations Investment, LLC”. The Company may also conduct business at the same time under one or more fictitious names if the Managing Member determines that such is in the best interests of the Company. The Managing Member may change the name of the Company, from time to time, in accordance with applicable law.

Annex C-16

Section 2.3 Principal Place of Business; Other Places of Business. The principal business office of the Company is located at 101 East State Street, Kennett Square PA 19348, or such other place within or outside the State of Delaware as the Managing Member may from time to time designate. The Company may maintain offices and places of business at such other place or places within or outside the State of Delaware as the Managing Member deems advisable.

Section 2.4 Designated Agent for Service of Process. So long as required by the Act, the Company shall continuously maintain a registered office and a designated and duly qualified agent for service of process on the Company in the State of Delaware. As of the date of this Agreement, the address of the registered office of the Company in the State of Delaware is c/o Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The Company’s registered agent for service of process at such address is Corporation Trust Company.

Section 2.5 Term. The term of the Company commenced on the Formation Date and such term shall continue until the Company is dissolved in accordance with the Act or this Agreement. Notwithstanding the dissolution of the Company, the existence of the Company shall continue until termination pursuant to this Agreement or as otherwise provided in the Act.

Section 2.6 No Concerted Action. Each Member hereby acknowledges and agrees that, except as expressly provided herein, in performing its obligations or exercising its rights hereunder, it is acting independently and is not acting in concert with, on behalf of, as agent for, or as joint venturer of, any other Member. Other than in respect of the Company, nothing contained in this Agreement shall be construed as creating a corporation, association, joint stock company, business trust, organized group of persons, whether incorporated or not, among or involving any Member or its Affiliates, and nothing in this Agreement shall be construed as creating or requiring any continuing relationship or commitment as between such parties other than as specifically set forth herein.

Section 2.7 Business Purpose. The Company may carry on any lawful business, purpose or activity in which a limited liability company may be engaged under applicable law (including the Act).

Section 2.8 Powers. Subject to the limitations set forth in this Agreement, the Company will possess and may exercise all of the powers and privileges granted to it by the Act, by any other applicable law or this Agreement, together with all powers incidental thereto, so far as such powers are necessary or convenient to the conduct, promotion or attainment of the purpose of the Company set forth in Section 2.7.

Section 2.9 Certificates; Filings. The Certificate was previously filed on behalf of the Company, in the Office of the Secretary of State of the State of Delaware as required by the Act. The Managing Member may execute and file any duly authorized amendments to the Certificate from time to time in a form prescribed by the Act. The Managing Member shall also cause to be made, on behalf of the Company, such additional filings and recordings as the Managing Member shall deem necessary or advisable. If requested by the Managing Member, the Non-Managing Members shall promptly execute all certificates and other documents consistent with the terms of this Agreement necessary for the Managing Member to accomplish all filing, recording, publishing and other acts as may be appropriate to comply with all requirements for (a) the formation and operation of a limited liability company under the laws of the State of Delaware, (b) if the Managing Member deems it advisable, the operation of the Company as a limited liability company in all jurisdictions where the Company proposes to operate and (c) all other filings required to be made by the Company.

Section 2.10 Representations and Warranties by the Members.

(a) Each Member that is an individual (including each Additional Member or Substituted Member as a condition to becoming an Additional Member or a Substituted Member) represents and warrants to, and covenants with, each other Member that (i) the consummation of the transactions contemplated by this

Annex C-17

Agreement to be performed by such Member will not result in a breach or violation of, or a default under, any material agreement by which such Member or any of such Member’s property is bound, or any statute, regulation, order or other law to which such Member is subject and (ii) this Agreement is binding upon, and enforceable against, such Member in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to the enforcement of creditors’ rights generally and by general principles of equity.

(b) Each Member that is not an individual (including each Additional Member or Substituted Member as a condition to becoming an Additional Member or a Substituted Member) represents and warrants to, and covenants with, each other Member that (i) all transactions contemplated by this Agreement to be performed by it have been duly authorized by all necessary action, including that of its Managing Member(s), committee(s), trustee(s), beneficiaries, directors and/or stockholder(s) (as the case may be) as required, (ii) the consummation of such transactions shall not result in a breach or violation of, or a default under, its partnership or operating agreement, trust agreement, charter or bylaws (as the case may be), any material agreement by which such Member or any of such Member’s properties or any of its partners, members, beneficiaries, trustees or stockholders (as the case may be) is or are bound, or any statute, regulation, order or other law to which such Member or any of its partners, members, trustees, beneficiaries or stockholders (as the case may be) is or are subject, and (iii) this Agreement is binding upon, and enforceable against, such Member in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to the enforcement of creditors’ rights generally and by general principles of equity.

(c) Each Member (including each Additional Member or Substituted Member as a condition to becoming an Additional Member or Substituted Member) represents, warrants and agrees that it has acquired and continues to hold its interest in the Company for its own account for investment purposes only and not for the purpose of, or with a view toward, the resale or distribution of all or any part thereof, and not with a view toward selling or otherwise distributing such interest or any part thereof at any particular time or under any predetermined circumstances. Each Member further represents and warrants that it is a sophisticated investor, able and accustomed to handling sophisticated financial matters for itself, and that it has a sufficiently high net worth that it does not anticipate a need for the funds that it has invested in the Company in what it understands to be a speculative and illiquid investment.

(d) The representations and warranties contained in Sections 2.10(a), 2.10(b) and 2.10(c) shall survive the execution and delivery of this Agreement by each Member (and, in the case of an Additional Member or a Substituted Member, the admission of such Additional Member or Substituted Member as a Member in the Company) and the dissolution, liquidation and termination of the Company.

(e) Each Member (including each Additional Member or Substituted Member as a condition to becoming an Additional Member or Substituted Member) hereby acknowledges that no representations as to potential profit, cash flows, funds from operations or yield, if any, in respect of the Company, the Managing Member or Genesis have been made by any Member or any employee or representative or Affiliate of any Member, and that projections and any other information, including financial and descriptive information and documentation, that may have been in any manner submitted to such Member shall not constitute any representation or warranty of any kind or nature, express or implied.

(f) Notwithstanding the foregoing, the Managing Member may permit the modification of any of the representations and warranties contained in Sections 2.10(a), 2.10(b) and 2.10(c) as applicable to any Member (including any Additional Member or Substituted Member or any transferee of either) provided that such representations and warranties, as modified, shall be set forth in either (i) a Company Unit Designation applicable to the Company Units held by such Member or (ii) a separate writing addressed to the Company and the Managing Member.

Annex C-18

ARTICLE III

CAPITAL CONTRIBUTIONS

Section 3.1 Capital Contributions of the Members; Register.

(a) Except as provided by law or in Section 3.2, 3.3 or 9.4, the Members shall have no obligation or, except with the prior written consent of the Managing Member, right to make any other Capital Contributions or any loans to the Company.

(b) The Managing Member shall cause to be maintained in the principal business office of the Company, or such other place as may be determined by the Managing Member, the books and records of the Company, which shall include, among other things, a register containing the name, address, and number of Company Units of each Member, and such other information as the Managing Member may deem necessary or desirable (the “Register”). The Register shall not be deemed part of this Agreement. The Managing Member shall from time to time update the Register as necessary to accurately reflect the information therein, including as a result of any sales, exchanges or other Transfers, or any redemptions, issuances or similar events involving Company Units. Any reference in this Agreement to the Register shall be deemed a reference to the Register as in effect from time to time. Subject to the terms of this Agreement, the Managing Member may take any action authorized hereunder in respect of the Register without any need to obtain the consent of any other Member. No action of any Non-Managing Member shall be required to amend or update the Register. Except as required by law, no Non-Managing Member shall be entitled to receive a copy of the information set forth in the Register relating to any Member other than itself.

Section 3.2 Issuances of Additional Membership Interests. Subject to the rights of any Holder set forth in a Company Unit Designation:

General. The Managing Member is hereby authorized to cause the Company to issue additional Membership Interests, in the form of Company Units, for any Company purpose, at any time or from time to time, to the Members (including the Managing Member) or to other Persons, and to admit such Persons as Additional Members, for such consideration and on such terms and conditions as shall be established by the Managing Member, all without the approval of any Non-Managing Member or any other Person. Without limiting the foregoing, the Managing Member is expressly authorized to cause the Company to issue Company Units (i) upon the conversion, redemption or exchange of any Debt, Company Units, or other securities issued by the Company, (ii) for less than fair market value, (iii) for no consideration, (iv) in connection with any merger of any other Person into the Company, or (v) upon the contribution of property or assets to the Company. Any additional Membership Interests may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences, conversion or other rights, voting powers, restrictions, rights to distributions, qualifications and terms and conditions of redemption (including rights that may be senior or otherwise entitled to preference over existing Membership Interests) as shall be determined by the Managing Member, without the approval of any Non-Managing Member or any other Person, and set forth in a written document thereafter attached to and made an exhibit to this Agreement, which exhibit shall be an amendment to this Agreement and shall be incorporated herein by this reference (each, a “Company Unit Designation”). Without limiting the generality of the foregoing, the Managing Member shall have authority to specify the allocations of items of Company income, gain, loss, deduction and credit to each such class or series of Membership Interests. Except to the extent specifically set forth in any Company Unit Designation, a Membership Interest of any class or series other than a Company Common Unit shall not entitle the holder thereof to vote on, or consent to, any matter. Upon the issuance of any additional Membership Interest, the Managing Member shall amend the Register and the books and records of the Company as appropriate to reflect such issuance.

(a) Issuances to the Managing Member. No additional Company Units shall be issued to the Managing Member unless (i) the additional Company Units are issued to all Members holding Company Common Units in proportion to their respective Percentage Interests in the Company Common Units, (ii) (a) the

Annex C-19

additional Company Units are (w) Company Class A Common Units issued in connection with an issuance of Class A Shares, (x) Company Class B Common Units issued in connection with an issuance of Class B Shares, (y) Company Class C Common Units issued in connection with an issuance of Class C Shares or (z) Company Equivalent Units (other than Company Common Units) issued in connection with an issuance of Preferred Shares, New Securities or other interests in Genesis (other than Common Shares), and (b) Genesis contributes to the Managing Member for contribution to the Company the cash proceeds or other consideration received in connection with the issuance of such Common Shares, Preferred Shares, New Securities or other interests in Genesis, or (iii) the additional Company Units are issued upon the conversion, redemption or exchange of Debt, Company Units or other securities issued by the Company.

(b) No Preemptive Rights. Except as expressly provided in this Agreement or in any Company Unit Designation, no Person, including any Holder, shall have any preemptive, preferential, participation or similar right or rights to subscribe for or acquire any Membership Interest.

(c) Profits Interest Units. The Managing Member may issue Class A Common Units to a Non-Managing Member with a Target Value per Class A Common Unit in excess of the Capital Contributions made by such Non-Managing Member with respect to such Class A Common Units (any such Class A Common Units, “Profits Interest Units”).

Section 3.3 Additional Funds and Capital Contributions.

General. The Managing Member may, at any time and from time to time, determine that the Company requires additional funds (“Additional Funds”) for the acquisition or development of additional Assets, for the redemption of Company Units or for such other purposes as the Managing Member may determine. Additional Funds may be obtained by the Company, at the election of the Managing Member, in any manner provided in, and in accordance with, the terms of this Section 3.3 without the approval of any Non-Managing Member or any other Person.

(a) Additional Capital Contributions. The Managing Member, on behalf of the Company, may obtain any Additional Funds by accepting Capital Contributions from any Members or other Persons. In connection with any such Capital Contribution (of cash or property), the Managing Member is hereby authorized to cause the Company from time to time to issue additional Company Units (as set forth in Section 3.2 above) in consideration therefor and the Percentage Interests of the Managing Member and the Non-Managing Members shall be adjusted to reflect the issuance of such additional Company Units.

(b) Loans by Third Parties. The Managing Member, on behalf of the Company, may obtain any Additional Funds by causing the Company to incur Debt to any Person (other than, except as contemplated in Section 3.3(d), the Managing Member) upon such terms as the Managing Member determines appropriate, including making such Debt convertible, redeemable or exchangeable for Company Units; provided, however, that the Company shall not incur any such Debt if any Member would be personally liable for the repayment of such Debt (unless such Member otherwise agrees).

(c) Managing Member Loans. The Managing Member, on behalf of the Company, may obtain any Additional Funds by causing the Company to incur Debt, directly or indirectly, from Genesis (each, a “Managing Member Loan”) if (i) such Debt is, to the extent permitted by law, on substantially the same terms and conditions (including interest rate, repayment schedule, and conversion, redemption, repurchase and exchange rights) as Funding Debt incurred by Genesis, the net proceeds of which are loaned to the Company to provide such Additional Funds, or (ii) such Debt is on terms and conditions no less favorable to the Company than would be available to the Company from any third party; provided, however, that the Company shall not incur any such Debt if any Member would be personally liable for the repayment of such Debt (unless such Member otherwise agrees).

Annex C-20

(d) Issuance of Securities by the Managing Member. Genesis shall not issue any additional Common Shares, Preferred Shares or New Securities unless Genesis contributes the cash proceeds or other consideration received from the issuance of such additional Common Shares, Preferred Shares or New Securities (as the case may be) and from the exercise of the rights contained in any such additional New Securities to the Managing Member for contribution to the Company in exchange for (w) in the case of an issuance of Class A Shares, Company Class A Common Units, (x) in the case of an issuance of Class B Shares, Company Class B Common Units, (y) in the case of an issuance of Class C Shares, Company Class C Common Units, or (z) in the case of an issuance of Preferred Shares or New Securities, Company Equivalent Units; provided, however, that notwithstanding the foregoing, Genesis may issue Common Shares, Preferred Shares or New Securities (a) pursuant to Section 3.4 or Section 14.1(b), (b) pursuant to a dividend or distribution (including any stock split) of Common Shares, Preferred Shares or New Securities to all of the holders of Common Shares, Preferred Shares or New Securities (as the case may be), (c) upon a conversion of Class B Shares, (d) upon a conversion, redemption or exchange of Preferred Shares, (e) upon a conversion, redemption, exchange or exercise of New Securities, or (f) in connection with an acquisition of Company Units or a property or other asset to be owned, directly or indirectly, by the Managing Member. In the event of any issuance of additional Common Shares, Preferred Shares or New Securities by Genesis, and the contribution to the Company, indirectly by Genesis, of the cash proceeds or other consideration received from such issuance, the Company shall pay Genesis’ expenses associated with such issuance, including any underwriting discounts or commissions. In the event that Genesis issues any additional Common Shares, Capital Shares or New Securities and contributes the cash proceeds or other consideration received from the issuance thereof to the Managing Member for contribution to the Company, the Company is authorized to issue a number of Company Common Units or Company Equivalent Units to the Managing Member equal to the number of Common Shares, Capital Shares or New Securities so issued, divided by the Adjustment Factor then in effect, in accordance with this Section 3.3(e) without any further act, approval or vote of any Member or any other Persons.

Section 3.4 Equity Plans.

(a) Stock Options Granted to Persons other than Company Employees. If at any time or from time to time, in connection with any Equity Plan, an option to purchase Class A Shares granted to a Person other than a Company Employee is duly exercised, the following events will occur:

(i) Genesis, shall, as soon as practicable after such exercise, make a capital contribution to the Managing Member who shall then make a Capital Contribution to the Company in an amount equal to the exercise price paid to Genesis by such exercising party in connection with the exercise of such stock option.

(ii) Notwithstanding the amount of the Capital Contribution actually made pursuant to Section 3.4(a)(i), the Managing Member shall be deemed to have contributed to the Company as a Capital Contribution an amount equal to the Value of a Class A Share as of the date of exercise multiplied by the number of Class A Shares then being issued in connection with the exercise of such stock option. In exchange for such Capital Contribution, the Company shall issue a number of Company Class A Common Units to the Managing Member equal to the quotient of (a) the number of Class A Shares issued in connection with the exercise of such stock option, divided by (b) the Adjustment Factor then in effect.

(b) Stock Options Granted to Company Employees. If at any time or from time to time, in connection with any Equity Plan, an option to purchase Class A Shares granted to a Company Employee is duly exercised, the following events will occur:

(i) Genesis shall be deemed to have sold to the Managing Member who shall be deemed to have sold to the Company, and the Company shall purchase from Genesis, the number of Class A Shares as to which such stock option is being exercised. The purchase price per Class A Share for such sale of Class A Shares to the Company shall be the Value of a Class A Share as of the date of exercise of such stock option.

(ii) The Company shall be deemed to have sold to the Optionee (or if the Optionee is an employee of a Company Subsidiary, the Company shall sell to such Company Subsidiary, which in turn shall sell to the Optionee), for a cash price per share equal to the Value of a Class A Share at the time of the exercise, the

Annex C-21

number of Class A Shares equal to (a) the exercise price paid to Genesis by the exercising party in connection with the exercise of such stock option divided by (b) the Value of a Class A Share at the time of such exercise.

(iii) The Company shall be deemed to have transferred to the Optionee (or if the Optionee is an employee of a Company Subsidiary, the Company shall be deemed to have transferred to such Company Subsidiary, which in turn shall be deemed to have transferred to the Optionee) at no additional cost, as additional compensation, the number of Class A Shares equal to the number of Class A Shares described in Section 3.4(b)(i) less the number of Class A Shares described in Section 3.4(b)(ii).

(iv) Genesis shall, as soon as practicable after such exercise, make a capital contribution to the Managing Member who shall make a Capital Contribution to the Company of an amount equal to all proceeds received (from whatever source, but excluding any payment in respect of payroll taxes or other withholdings) by Genesis in connection with the exercise of such stock option. In exchange for such Capital Contribution, the Company shall issue a number of Company Class A Common Units to the Managing Member equal to the quotient of (a) the number of Class A Shares issued in connection with the exercise of such stock option, divided by (b) the Adjustment Factor then in effect.

(c) Other Class A Shares Issued to Company Employees Under Equity Plans. If at any time or from time to time, in connection with any Equity Plan (other than in respect of the exercise of a stock option), any Class A Shares are issued to a Company Employee (including any Class A Shares that are subject to forfeiture in the event specified vesting conditions are not achieved and any Class A Shares issued in settlement of a restricted stock unit or similar award) in consideration for services performed for the Company or a Company Subsidiary:

(i) Genesis shall issue such number of Class A Shares as are to be issued to the Company Employee in accordance with the Equity Plan;

(ii) The following events will be deemed to have occurred: (a) Genesis shall be deemed to have sold to the Managing Member who shall be deemed to have sold to the Company such shares (or if the Company Employee is an employee or other service provider of a Company Subsidiary, to such Company Subsidiary) for a purchase price equal to the Value of such shares, (b) the Company (or such Company Subsidiary) shall be deemed to have delivered the shares to the Company Employee, (c) Genesis, through the Managing Member, shall be deemed to have contributed the purchase price to the Company as a Capital Contribution, and (d) in the case where the Company Employee is an employee of a Company Subsidiary, the Company shall be deemed to have contributed such amount to the capital of the Company Subsidiary; and

(iii) The Company shall issue to the Managing Member a number of Company Class A Common Units equal to the number of newly issued Class A Shares divided by the Adjustment Factor then in effect in consideration for a deemed Capital Contribution in an amount equal to (x) the number of newly issued Company Class A Common Units, multiplied by (y) a fraction the numerator of which is the Value of a Class A Share, and the denominator of which is the Adjustment Factor then in effect.

(d) Other Class A Shares Issued to Persons other than Company Employees Under Equity Plans. If at any time or from time to time, in connection with any Equity Plan (other than in respect of the exercise of a stock option), any Class A Shares are issued to a Person other than a Company Employee (including any Class A Shares that are subject to forfeiture in the event specified vesting conditions are not achieved and any Class A Shares issued in settlement of a restricted stock unit or similar award) in consideration for services performed for Genesis, the Company or a Company Subsidiary:

(i) Genesis shall issue such number of Class A Shares as are to be issued to such Person in accordance with the Equity Plan; and

(ii) Genesis, through the Managing Member, shall be deemed to have contributed the Value of such Class A Shares to the Company as a Capital Contribution, and the Company shall issue to the Managing

Annex C-22

Member a number of newly issued Company Class A Common Units equal to the number of newly issued Class A Shares divided by the Adjustment Factor then in effect.

(e) Future Stock Incentive Plans. Nothing in this Agreement shall be construed or applied to preclude or restrain Genesis or the Managing Member from adopting, modifying or terminating stock incentive plans for the benefit of employees or directors of or other service providers to Genesis, the Managing Member, the Company or any of their Affiliates. The Members acknowledge and agree that, in the event that any such plan is adopted, modified or terminated by Genesis or the Managing Member, amendments to this Section 3.4 may become necessary or advisable and that any approval or Consent to any such amendments shall be deemed granted by each Member.

(f) Issuance of Company Common Units. The Company is expressly authorized to issue Company Common Units in the numbers specified in this Section 3.4 without any further act, approval or vote of any Member or any other Persons.

Section 3.5 Stock Incentive Plan or Other Plan. Except as may otherwise be provided in this Article III, all amounts received by Genesis in respect of any stock incentive or other stock or subscription plan or agreement, either (a) shall be utilized by Genesis to effect open market purchases of Class A Shares, or (b) if Genesis elects instead to issue new Class A Shares with respect to such amounts, shall be contributed by Genesis, through the Managing Member, to the Company in exchange for additional Company Common Units. Upon such contribution, the Company will issue to the Managing Member a number of Company Common Units equal to the number of newly issued Class A Shares divided by the Adjustment Factor then in effect.

Section 3.6 No Interest; No Return. No Member shall be entitled to interest on its Capital Contribution or on such Member’s Capital Account. Except as provided herein or by law, no Member shall have any right to demand or receive the return of its Capital Contribution from the Company.

Section 3.7 Conversion or Redemption of Preferred Shares and Common Shares.

(a) Conversion of Preferred Shares. If, at any time, any Preferred Shares are converted or exchanged into Common Shares, in whole or in part, then an equal number of Company Equivalent Units held by the Managing Member that correspond to the class or series of Preferred Shares so converted or exchanged shall automatically be converted or exchanged into a number of Company Common Units equal to the quotient of (i) the number of Common Shares issued upon such conversion or exchange divided by (ii) the Adjustment Factor then in effect.

(b) Redemption of Preferred Shares. If, at any time, any Preferred Shares are redeemed, repurchased or otherwise acquired (whether by exercise of a put or call, automatically or by means of another arrangement) by Genesis for cash, then, immediately prior to such redemption, repurchase or acquisition of Preferred Shares, the Company shall purchase an equal number of Company Equivalent Units held by the Managing Member that correspond to the class or series of Preferred Shares so redeemed, repurchased or acquired upon the same terms and for the same price per Company Equivalent Unit, as such Preferred Shares are redeemed, repurchased or acquired.

(c) Redemption, Repurchase or Forfeiture of Common Shares. If, at any time, any Common Shares are redeemed, repurchased or otherwise acquired (whether by exercise of a put or call, upon forfeiture of any award granted under any Equity Plan, automatically or by means of another arrangement) by Genesis, then, immediately prior to such redemption, repurchase or acquisition of Common Shares, the Company shall redeem a number of Company Common Units held by the Managing Member equal to the quotient of (i) the number of Common Shares so redeemed, repurchased or acquired, divided by (ii) the Adjustment Factor then in effect, such redemption, repurchase or acquisition to be upon the same terms and for the same price per Company Common Unit (after giving effect to application of the Adjustment Factor) as such Common Shares are redeemed, repurchased or acquired.

Annex C-23

(d) Conversion of Class B Shares. If, at any time, any Class B Shares are converted into Class A Shares, in whole or in part, then an equal percentage of the then outstanding Company Class B Common Units, or fractions thereof, shall automatically be converted into a number of Company Class A Common Units equal to the quotient of (i) the number of Class A Shares issued upon such conversion divided by (ii) the Adjustment Factor then in effect.

Section 3.8 Other Contribution Provisions. In the event that any Member is admitted to the Company and is given a Capital Account in exchange for services rendered to the Company, such transaction shall be treated by the Company and the affected Member as if the Company had compensated such Member in cash and such Member had contributed the cash to the capital of the Company in accordance with the principles promulgated in proposed Regulations section 1.704-1. In addition, with the consent of the Managing Member, one or more Members (including the Managing Member) may enter into contribution agreements with the Company which have the effect of providing a guarantee of certain obligations of the Company.

Section 3.9 Excluded Assets. Genesis shall contribute each Excluded Asset (or, if applicable, the net proceeds (after payment of all income taxes, transfer taxes and other transaction costs) received by Genesis from the sale, transfer or other disposition of an Excluded Asset to a Person who is not a wholly-owned Subsidiary of Genesis) to the Managing Member for contribution to the Company upon the earlier of (i) such time as it is commercially practicable to contribute such property to the Company without adverse tax or other economic consequence to Genesis and (ii) any sale, transfer or other disposition of an Excluded Asset to a Person who is not a wholly-owned Subsidiary of Genesis. In addition, the Members agree that all Excluded Assets (other than those listed as not contributed on Exhibit E) shall be treated as having been contributed to the Company on the Closing Date and thereafter owned by the Company for U.S. federal income tax purposes, and the Members and the Company will not take a position inconsistent with such treatment. The Members intend, to the extent commercially practicable, that Genesis contribute to the Managing Member for contribution to the Company all assets of Genesis or any Subsidiary of Genesis (other than the equity interests of any Subsidiary of Genesis and equity interests in the Company) in exchange for Company Class A Common Units on the Closing Date notwithstanding the Excluded Assets (other than those listed as not contributed on Exhibit E).

ARTICLE IV

DISTRIBUTIONS

Section 4.1 Requirement and Characterization of Distributions.

(a) Subject to the terms of any Company Unit Designation that provides for a class or series of Company Preferred Units with a preference with respect to the payment of distributions, distributions shall be made at such times and in such amounts as the Managing Member may determine to the Holders of Company Common Units in accordance with their respective Percentage Interests of Company Common Units on such Company Record Date. Genesis shall not distribute any amounts to the holders of Common Shares or Capital Shares in excess of Genesis’ indirect share of distributions from the Company without the approval of the majority of the Non-Managing Members who, as of the date of such approval, are members of the Board of Directors.

(b) Notwithstanding the foregoing, in the event any Excluded Assets (or the operating or capital proceeds therefrom) has not been contributed to the Company pursuant to Section 3.9, the distributions under this Agreement (or reimbursements or indemnification payments under Article VI) provided for above shall be calculated as if each Excluded Asset had been contributed to the Company pursuant to Section 3.9; provided, however, that in the event any Excluded Assets (or the operating or capital proceeds therefrom) have not been contributed or treated as contributed for U.S. federal income tax purposes to the Company pursuant to Section 3.9, any distributions under this Agreement to be made with respect to the Managing Member’s Company Units (or reimbursements or indemnification payments under Article VI) shall in the aggregate be

Annex C-24

reduced to the extent of any such operating or capital proceeds attributable to such Excluded Assets; provided, further, to the extent the Managing Member retains such proceeds in excess of the amount that would have been distributed to the Managing Member had there been no Excluded Assets, such excess proceeds shall reduce future distributions to the Managing Member.

Section 4.2 Tax Distributions.

(a) Subject to § 18-607 of the Act, and any restrictions contained in any financing agreement or other third party agreement to which the Company is a party, the Company shall make distributions of Available Cash to each Member (or its predecessor) in respect of the Company Units held by such Member (or its predecessors) such that for each calendar quarter ending after the date hereof as follows (such distributions, together with any distributions pursuant to Section 4.2(b) or (c), are referred to herein, collectively, as “Tax Distributions”):

(i) On or before the 10th day following the end of the First Quarterly Period of each calendar year, an amount equal to such Member’s Presumed Tax Liability for the First Quarterly Period and all prior periods beginning on or after Closing Date, less the aggregate amount of Prior Distributions previously made to such Member or its predecessor or transferor;

(ii) On or before the 10th day following the end of the Second Quarterly Period of each calendar year, an amount equal to such Members’ or its predecessor’s or transferor’s Presumed Tax Liability for the Second Quarterly Period and all prior periods beginning on or after Closing Date, less the aggregate amount of Prior Distributions previously made to such Member or its predecessor or transferor;

(iii) On or before the 10th day following the end of the Third Quarterly Period of each calendar year, an amount equal to such Member’s Presumed Tax Liability for the Third Quarterly Period and all prior periods beginning on or after Closing Date, less the aggregate amount of Prior Distributions previously made to such Member or its predecessor or transferor; and

(iv) On or before the 10th day following the end of the Fourth Quarterly Period of each calendar year, an amount equal to such Member’s Presumed Tax Liability for the Fourth Quarterly Period and all prior periods beginning on or after Closing Date, less the aggregate amount of Prior Distributions previously made to such Member or its predecessor or transferor.

(b) On or before April 10 of each calendar year, if the Managing Member determines in its sole discretion that all Prior Distributions made with respect to the immediately preceding calendar year are insufficient to satisfy the Members’ Presumed Tax Liability for such immediately preceding calendar year and all prior periods beginning on or after Closing Date the Company shall make an additional Tax Distribution to each Member in an amount that the Managing Member determines in its reasonable discretion will be sufficient to allow each Member to satisfy his or her Presumed Tax Liability for the immediately preceding calendar year and all prior periods beginning on or after Closing Date.

(c) On or before October 30 of each calendar year, if the Managing Member determines in its sole discretion that all Prior Distributions made with respect to the immediately preceding calendar year are insufficient to satisfy the Members’ Presumed Tax Liability for such immediately preceding calendar year and all prior periods beginning on or after Closing Date, the Company shall make an additional Tax Distribution to each Member in an amount that the Managing Member determines in its reasonable discretion will be sufficient to allow each Member to satisfy his or her Presumed Tax Liability for the immediately preceding calendar year and all prior periods beginning on or after Closing Date.

(d) Tax Distributions shall be made on the basis of a calendar year regardless of the Fiscal Year used by the Company.

(e) Notwithstanding any other provision of this Agreement, Tax Distributions shall be made: (i) to all Members pro rata in accordance with their Percentage Interests; and (ii) as if each distributee Member was

Annex C-25

allocated an amount of income in each quarterly period equal to the product of (x) the quotient of (A) the amount of income allocated to Members other than the Managing Member with respect to their Company Units, taking into account any income allocations pursuant to Section 5.4 hereof, divided by (B) the aggregate amount of Company Units held by all such Members, multiplied by (y) the amount of Company Units held by such distributee Member. For the avoidance of doubt, in the event that the Company does not have sufficient Available Cash or is prohibited from making sufficient distributions under a financing agreement or other third party agreement, any Tax Distributions shall be made pro rata in accordance with Percentage Interests.

(f) The determination as to which calendar year any distribution relates shall be made by the Managing Member in its reasonable discretion.

Section 4.3 Distributions in Kind. No Holder may demand to receive property other than cash as provided in this Agreement. The Managing Member may cause the Company to make a distribution in kind of Company assets to the Holders, and such assets shall be distributed in such a fashion as to ensure that the fair market value is distributed and allocated in accordance with Articles IV, V and IX.

Section 4.4 Amounts Withheld. All amounts withheld pursuant to the Code or any provisions of any state or local tax law and Section 9.4 with respect to any allocation, payment or distribution to any Holder shall be treated as amounts paid or distributed to such Holder pursuant to Section 4.1 for all purposes under this Agreement.

Section 4.5 Distributions upon Liquidation. Notwithstanding the other provisions of this Article IV, upon the occurrence of a Liquidating Event, the assets of the Company shall be distributed to the Holders in accordance with Section 12.3.

Section 4.6 Distributions to Reflect Additional Company Units. In the event that the Company issues additional Company Units pursuant to the provisions of Article III, subject to the rights of any Holder set forth in a Company Unit Designation, the Managing Member is hereby authorized to make such revisions to this Article IV and to Article V as it determines are necessary or desirable to reflect the issuance of such additional Company Units, including making preferential distributions to certain classes of Company Units.

Section 4.7 Restricted Distributions. Notwithstanding any provision to the contrary contained in this Agreement, neither the Company nor the Managing Member, on behalf of the Company, shall make a distribution to any Holder if such distribution would violate the Act or other applicable law.

ARTICLE V

ALLOCATIONS

Section 5.1 Timing and Amount of Allocations of Net Income and Net Loss. Net Income and Net Loss of the Company shall be determined and allocated with respect to each Fiscal Year as of the end of each such Fiscal Year. Except as otherwise provided in this Article V, and subject to Section 10.6(c), an allocation to a Holder of a share of Net Income or Net Loss shall be treated as an allocation of the same share of each item of income, gain, loss or deduction that is taken into account in computing Net Income or Net Loss.

Section 5.2 Allocations of Net Income and Net Loss. Except as otherwise provided in Section 5.3, and after adjusting for all Capital Contributions and distributions and any special regulatory allocations required pursuant to this Agreement made during the current and all prior Fiscal Years, Net Income and Net Losses (and, if necessary, individual items of gross income or loss) shall be allocated annually (and at such other times in which it is necessary to allocate Net Income or Net Losses) by the Company in a manner such that, after such

Annex C-26

allocations have been made, the balance of each Member’s Capital Account shall, to the extent possible, be equal to an amount that would be distributed to such Member if (a) the Company, Genesis and the Managing Member were to sell their assets (but, with respect to assumed sales by Genesis, limited to the Excluded Assets and not including any equity interests of any Subsidiary of Genesis or any equity interests in the Company) for their Gross Asset Values, (b) all Company, Genesis and Managing Member liabilities were satisfied (limited with respect to each nonrecourse liability reflected in the Members’ Capital Accounts for the assets securing such liability), (c) the Company were to distribute the proceeds of the sale of its assets pursuant to Section 4.1 and (d) the Company were to dissolve pursuant to Article XII, minus the sum of (i) such Member’s share of Company Minimum Gain or Member Nonrecourse Debt Minimum Gain, and (ii) the amount, if any, that such Member is obligated (or deemed obligated) to contribute, in its capacity as a Member, to the Company, computed immediately prior to the hypothetical sale of assets.

Section 5.3 Additional Allocation Provisions. Notwithstanding the foregoing provisions of this Article V:

(a) Special Allocations Regarding Company Preferred Units. If any Company Preferred Units are redeemed pursuant to Section 3.7(b) (treating a full liquidation of the Managing Member’s Membership Interest or of such Managing Member’s Membership Interest for purposes of this Section 5.3(a) as including a redemption of any then outstanding Company Preferred Units pursuant to Section 3.7(b)), for the Fiscal Year that includes such redemption (and, if necessary, for subsequent Fiscal Years) (a) gross income and gain (in such relative proportions as the Managing Member shall determine) shall be allocated to the holder(s) of such Company Preferred Units to the extent that the Redemption Amounts paid or payable with respect to the Company Preferred Units so redeemed (or treated as redeemed) exceeds the aggregate Capital Account Balances (net of liabilities assumed or taken subject to by the Company) per Company Preferred Unit allocable to the Company Preferred Units so redeemed (or treated as redeemed) and (b) deductions and losses (in such relative proportions as the Managing Member shall determine) shall be allocated to the holder(s) of such Company Preferred Units to the extent that the aggregate Capital Account Balances (net of liabilities assumed or taken subject to by the Company) per Company Preferred Unit allocable to the Company Preferred Units so redeemed (or treated as redeemed) exceeds the Redemption Amount paid or payable with respect to the Company Preferred Units so redeemed (or treated as redeemed).

(b) Regulatory Allocations.

(i) Minimum Gain Chargeback. Except as otherwise provided in Regulations section 1.704-2(f), notwithstanding the provisions of Section 5.2, or any other provision of this Article V, if there is a net decrease in Company Minimum Gain during any Fiscal Year, each Holder shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Holder’s share of the net decrease in Company Minimum Gain, as determined under Regulations section 1.704-2(g)(2). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Holder pursuant thereto. The items to be allocated shall be determined in accordance with Regulations sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 5.3(b)(i) is intended to comply with the minimum gain chargeback requirement in Regulations section 1.704-2(f) and shall be interpreted consistently therewith.

(ii) Member Nonrecourse Debt Minimum Gain Chargeback. Except as otherwise provided in Regulations section 1.704-2(i)(4) or in Section 5.3(b)(i), if there is a net decrease in Member Minimum Gain attributable to a Member Nonrecourse Debt during any Fiscal Year, each Holder who has a share of the Member Minimum Gain attributable to such Member Nonrecourse Debt (determined in accordance with Regulations section 1.704-2(i)(5)) as of the beginning of the Fiscal Year shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Holder’s respective share of the net decrease in Member Minimum Gain attributable to such Member Nonrecourse Debt. A Holder’s share of the net decrease in Member Minimum Gain shall be determined in accordance with Regulations section 1.704-2(i)(4); provided that a Holder shall not be subject

Annex C-27

to this provision to the extent that an exception is provided by Regulations section 1.704-2(i)(4) and any IRS revenue rulings, revenue procedures, or notices issued with respect thereto. Allocations pursuant to this Section 5.3(b)(ii) shall be made in proportion to the respective amounts required to be allocated to each Holder pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 5.3(b)(ii) is intended to comply with the minimum gain chargeback requirement in Regulations section 1.704-2(i) and shall be interpreted consistently therewith.

(iii) Nonrecourse Deductions and Member Nonrecourse Deductions. Any Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Holders in accordance with their respective Percentage Interests. Any Member Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Holder(s) who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable, in accordance with Regulations section 1.704-2(i).

(iv) Qualified Income Offset. If any Holder unexpectedly receives an adjustment, allocation or distribution described in Regulations section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Company income and gain shall be allocated, in accordance with Regulations section 1.704-1(b)(2)(ii)(d), to such Holder in an amount and manner sufficient to eliminate, to the extent required by such Regulations, the Adjusted Capital Account Deficit of such Holder as quickly as possible, provided that an allocation pursuant to this Section 5.3(b)(iv) shall be made if and only to the extent that such Holder would have an Adjusted Capital Account Deficit after all other allocations provided in this Article V have been tentatively made as if this Section 5.3(b)(iv) were not in the Agreement. It is intended that this Section 5.3(b)(iv) comply with the qualified income offset requirement in Regulations section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(v) Gross Income Allocation. In the event that any Holder has a deficit Capital Account at the end of any Fiscal Year that is in excess of the sum of (1) the amount (if any) that such Holder is obligated to restore to the Company upon complete liquidation of such Holder’s Membership Interest (including, the Holder’s interest in outstanding Company Preferred Units and other Company Units) and (2) the amount that such Holder is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations sections 1.704-2 (g)(1) and 1.704-2(i)(5), each such Holder shall be specially allocated items of Company income and gain in the amount of such excess to eliminate such deficit as quickly as possible, provided that an allocation pursuant to this Section 5.3(b)(v) shall be made if and only to the extent that such Holder would have a deficit Capital Account in excess of such sum after all other allocations provided in this Article V have been tentatively made as if this Section 5.3(b)(v) and Section 5.3(b)(iv) were not in the Agreement.

(vi) Limitation on Allocation of Net Loss. To the extent that any allocation of Net Loss (or items of loss) would cause or increase an Adjusted Capital Account Deficit as to any Holder, such allocation of Net Loss (or items of loss) shall be reallocated (x) first, among the other Holders of Company Common Units in accordance with their respective Percentage Interests, and (y) thereafter, among the Holders of other Company Units, as determined by the Managing Member, subject to the limitations of this Section 5.3(b)(vi).

(vii) Section 754 Adjustment. To the extent that an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations section 1.704-1(b)(2)(iv)(m)(2) or Regulations section 1.704-1(b)(2) (iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Holder of Company Common Units in complete liquidation of its interest in the Company, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Holders of Company Common Units in accordance with their respective Percentage Interests in the event that Regulations section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Holder(s) to whom such distribution was made in the event that Regulations section 1.704-1(b)(2)(iv)(m)(4) applies.

(viii) Curative Allocations. The allocations set forth in Sections 5.3(b)(i), (ii), (iii), (iv), (v), (vi) and (vii) (the “Regulatory Allocations”) are intended to comply with certain regulatory requirements, including

Annex C-28

the requirements of Regulations sections 1.704-1(b) and 1.704-2. Notwithstanding the provisions of Section 5.1, the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Holders of Company Common Units so that to the extent possible without violating the requirements giving rise to the Regulatory Allocations, the net amount of such allocations of other items and the Regulatory Allocations to each Holder of a Company Common Unit shall be equal to the net amount that would have been allocated to each such Holder if the Regulatory Allocations had not occurred.

(c) Allocation of Excess Nonrecourse Liabilities. For purposes of determining a Holder’s proportional share of the “excess nonrecourse liabilities” of the Company within the meaning of Regulations section 1.752-3(a)(3), each Holder’s respective interest in Company profits shall be equal to such Holder’s Percentage Interest with respect to Company Common Units; provided, however, that, except as otherwise determined by the Managing Member, in accordance with the fifth sentence of Regulations section 1.752-3(a)(3), each excess non-recourse liability will first be allocated to each Member up to the amount of built-in gain that is allocable to such Member on section 704(c) property (as defined under §1.704-3(a)(3)(ii)) to the extent that such built-in gain exceeds the amount allocated to each Member under Regulations section 1.752-3(a)(2).

Section 5.4 Tax Allocations.

(a) In General. Except as otherwise provided in this Section 5.4, for income tax purposes under the Code and the Regulations each Company item of income, gain, loss and deduction (collectively, “Tax Items”) shall be allocated among the Holders in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated pursuant to Sections 5.2 and 5.3.

(b) Section 704(c) Allocations.

(i) Notwithstanding Section 5.4(a), Tax Items with respect to an Asset that is contributed to the Company with a Gross Asset Value that varies from its basis in the hands of the contributing Member immediately preceding the date of contribution shall be allocated among the Holders for income tax purposes pursuant to Regulations promulgated under Code Section 704(c) so as to take into account such variation. The Company shall account for such variation under the traditional method as described in Regulations section 1.704-3(b) or under any method approved under Code Section 704(c) and the applicable Regulations as chosen by the Managing Member. In the event that the Gross Asset Value of any Company asset is adjusted pursuant to subsection (b) of the definition of “Gross Asset Value” (provided in Section 1.1), subsequent allocations of Tax Items with respect to such asset shall take account of the variation, if any, between the adjusted basis of such asset and its Gross Asset Value in the same manner as under Code Section 704(c) and the applicable Regulations and using the method chosen by the Managing Member. Notwithstanding anything to the contrary in this Agreement, if the Company issues any noncompensatory options as defined in Regulations section 1.721-2 and a Member receives an interest in the Company pursuant to the exercise of such an option, the Company shall make such allocations and adjustments to the Members’ Capital Accounts as are required to comply with Regulations section 1.704-1.

(ii) Notwithstanding Section 5.4(b)(i), the Company shall account for any variation described in Section 5.4(b)(i) with respect to the assets contributed indirectly by Genesis to the Company on the Effective Date, using the traditional method as described in Regulations section 1.704-3(b).

Annex C-29

ARTICLE VI

OPERATIONS

Section 6.1 Management.

(a) The Managing Member shall have full, exclusive and complete discretion to manage and control the business and affairs of the Company, to make all decisions affecting the business and affairs of the Company and to do or cause to be done any and all acts, at the expense of the Company, as it deems necessary or appropriate to accomplish the purposes and direct the affairs of the Company. The Managing Member shall have the exclusive power and authority to bind the Company, except and to the extent that such power is expressly delegated in writing to any other Person by the Managing Member, and such delegation shall not cause the Managing Member to cease to be a Member or the Managing Member of the Company. The Managing Member shall be an agent of the Company’s business, and the actions of the Managing Member taken in such capacity and in accordance with this Agreement shall bind the Company. The Managing Member shall at all times be a Member. The Managing Member shall constitute a “Manager” under the Act. Notwithstanding any provision of this Agreement, the Company, and the Managing Member on behalf of the Company, may enter into and perform any document without any vote or consent of any other Person. No Non-Managing Member or Assignee (other than in its separate capacity as the Managing Member, any of its Affiliates or any member, officer or employee of the Managing Member, the Company or any of their Affiliates, in their capacity as such) shall take part in the operations, management or control (within the meaning of the Act) of the Company’s business, transact any business in the Company’s name or have the power to sign documents for or otherwise bind the Company. The transaction of any such business by the Managing Member, any of its Affiliates or any member, officer or employee of the Managing Member, the Company or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Non-Managing Members or Assignees under this Agreement. The Managing Member may not be removed by the Members, with or without cause.

(b) The determination as to any of the following matters, made by or at the direction of the Managing Member consistent with the Act and this Agreement, shall be final and conclusive and shall be binding upon the Company and every Non-Managing Member: the amount of assets at any time available for distribution or the redemption of Company Common Units or Company Preferred Units; the amount and timing of any distribution; any determination to redeem Tendered Units; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Company; any matter relating to the acquisition, holding and disposition of any assets by the Company; or any other matter relating to the business and affairs of the Company or required or permitted by applicable law, this Agreement or otherwise to be determined by the Managing Member.

(c) The Managing Member may also, from time to time, appoint such officers and establish such management and/or advisory boards or committees of the Company as the Managing Member deems necessary or advisable, each of which shall have such powers, authority and responsibilities as are delegated in writing by the Managing Member from time to time. Each such officer and/or board or committee member shall serve at the pleasure of the Managing Member.

(d) Except as otherwise expressly provided in this Agreement or required by any non-waivable provision of the Act or other applicable law, no Member other than the Managing Member shall (a) have any right to vote on or consent to any other matter, act, decision or document involving the Company or its business, or (b) take part in the day-to-day management, or the operation or control, of the business and affairs of the Company. Without limiting the generality of the foregoing, the Managing Member may cause the Company, without the consent or approval of any other Member, to enter into any of the following in one or a series of related transactions: (i) any merger, (ii) any acquisition, (iii) any consolidation, (iv) any sale, lease or other

Annex C-30

transfer or conveyance of assets, (v) any recapitalization or reorganization of outstanding securities, (vi) any merger, sale, lease, spin-off, exchange, transfer or other disposition of a subsidiary, division or other business, (vii) any issuance of debt or equity securities (subject to any limitations expressly provided for herein) or (viii) any incurrence of indebtedness. Except to the extent expressly delegated in writing by the Managing Member, no Non-Managing Member or Person other than the Managing Member shall be an agent for the Company or have any right, power or authority to transact any business in the name of the Company or to act for or on behalf of or to bind the Company.

(e) Only the Managing Member may commence a voluntary case on behalf of, or an involuntary case against, the Company under a chapter of Title 11 U.S.C. by the filing of a “petition” (as defined in 11 U.S.C. 101(42)) with the United States Bankruptcy Court. Any such petition filed by any other Member, to the fullest extent permitted by applicable law, shall be deemed an unauthorized and bad faith filing and all parties to this Agreement shall use their best efforts to cause such petition to be dismissed.

(f) It is anticipated that the Managing Member’s primary business activities shall be focused on the operation of the Genesis Entities. Subject to the foregoing and any additional limitations contained in any constituent agreement(s) of any other Genesis Entity, the Members acknowledge and agree that, subject to the terms of any other employment, consulting or similar arrangements or engagement with the Company, the Managing Member, or any Affiliate of either of them: (i) any Non-Managing Member may engage or invest in any other business, activity or opportunity of any nature, independently or with others; (ii) neither the Company nor any Member (in its capacity as such) shall have any right to participate in any manner in such engagement or investment, or the profits or income earned or derived therefrom; and (iii) the pursuit of such activities by any such Member shall not be deemed in violation of breach of this Agreement or any obligation or duty owed by such Member to the Company or the other Members.

(g) Subject to the rights of any Holder set forth in a Company Unit Designation and Section 6.1(h), the Managing Member shall have the power, without the Consent of the Members, to amend this Agreement as may be required to facilitate or implement any of the following purposes:

(i) to add to the obligations of the Managing Member or surrender any right or power granted to the Managing Member or any Affiliate of the Managing Member for the benefit of the Non-Managing Members;

(ii) to reflect the admission, substitution or withdrawal of Members, the Transfer of any Membership Interest or the termination of the Company in accordance with this Agreement, and to amend the Register in connection with such admission, substitution, withdrawal or Transfer;

(iii) to reflect a change that is of an inconsequential nature or does not adversely affect the Non-Managing Members in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement;

(iv) to satisfy any requirements, conditions or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law;

(v) to modify either or both of the manner in which items of Net Income or Net Loss are allocated pursuant to Article V or the manner in which Capital Accounts are adjusted, computed, or maintained (but in each case only to the extent set forth in the definition of “Capital Account” or Section 4.6 or as contemplated by the Code or the Regulations);

(vi) to reflect the issuance of additional Membership Interests in accordance with Article III;

(vii) to set forth or amend the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of any additional Company Units issued pursuant to Article III;

Annex C-31

(viii) if the Company is the Surviving Company in any Termination Transaction, to modify Section 14.1 or any related definitions to provide the holders of interests in such Surviving Company rights that are consistent with Section 10.7(b)(v);

(ix) to reflect any other modification to this Agreement as is reasonably necessary for the business or operations of the Company or the Managing Member and which does not violate Section 6.1(h); and

(x) to ensure that this Agreement complies with (i) any rulings, regulations, notices, announcements or other guidance regarding compensatory partnership interests issued after the date hereof (“New Tax Guidance”) and (ii) any elections that the Managing Member determines to be necessary or advisable in respect of any such New Tax Guidance. Any such amendment may include, without limitation, (A) a provision authorizing the Managing Member in its sole discretion to make any election under the New Tax Guidance, (B) a provision whereby the Company and the Members agree to comply with the requirements of the New Tax Guidance and any election made by the Managing Member with respect thereto, and (C) an amendment to the allocation provision of this Agreement for the purpose of complying with the New Tax Guidance and any election made by the Managing Member with respect thereto, including without limitation, a provision requiring “forfeiture allocations” as appropriate; provided, however, that no amendment shall be made pursuant to this Section 6.1(g)(x) if such amendment would affect any Member’s rights to receive distributions pursuant to Article IV. Any such amendments to this Agreement shall be binding upon all Members.

(h) Notwithstanding Article XIII, this Agreement shall not be amended, and no action may be taken by the Managing Member, without the consent of each Member, if any, adversely affected thereby, if such amendment or action would (i) convert a Non-Managing Member into a Managing Member of the Company (except as a result of the Non-Managing Member becoming the Managing Member pursuant to Sections 11.1 or 12.2(c) of this Agreement), (ii) modify the limited liability of a Member, (iii) adversely alter the rights of any Member to receive the distributions to which such Member is entitled pursuant to Article IV or Section 12.3(a)(iii), or alter the allocations specified in Article V (except, in any case, as permitted pursuant to Sections 3.2, 4.6 and 6.1(g)), (iv) alter or modify in a manner that adversely affects any Member the Redemption rights, Cash Amount or Class A Shares Amount as set forth in Section 14.1, or amend or modify any related definitions (except for amendments to this Agreement or other actions that provide rights consistent with Section 10.7(b)(v)), (v) would convert the Company into a corporation (other than in connection with a Termination Transaction) or (vi) amend this Section 6.1(h); provided, however, that, with respect to clauses (iii), (iv), (v) and (vi), the consent of any individual Member adversely affected shall not be required for any amendment or action that affects all Members holding the same class or series of Company Units on a uniform or pro rata basis, if approved by a Majority in Interest of the Members of such class or series. Further, no amendment may alter the restrictions on the Managing Member’s authority set forth elsewhere in this Section 6.1 without the consent specified therein. Any such amendment or action consented to by any Member shall be effective as to that Member, notwithstanding the absence of such consent by any other Member.

Section 6.2 Compensation and Reimbursement.

(a) The Managing Member shall not receive any fees from the Company for its services in administering the Company, except as otherwise provided herein (including the provisions of Articles IV and V regarding distributions, payments and allocations to which it may be entitled in its capacity as the Managing Member).

(b) Subject to Sections 4.1(b) and 6.2(c), the Company shall be liable for, and shall reimburse the Managing Member or Genesis, on a monthly basis, or such other basis as the Managing Member or Genesis may determine, for all sums expended and obligations incurred in connection with the Company’s business, including (i) expenses relating to the ownership of interests in and management and operation of, or for the benefit of, the Company, including, without limitation, the Excluded Assets, (ii) compensation of officers and employees of the

Annex C-32

Managing Member, Genesis or the Company, including payments under future compensation plans of the Managing Member, Genesis or the Company that may provide for stock units, or phantom stock, pursuant to which employees of the Managing Member, Genesis or the Company will receive payments based upon dividends on or the value of Class A Shares, (iii) director fees and expenses, (iv) all costs and expenses of Genesis’ maintenance of its corporate status and being a public company, including, without limitation, costs of filings with the SEC, reports and other distributions to its stockholders and (v) any tax liability of Genesis and/or its Subsidiaries with respect to any taxable period (or portion thereof) ending on or prior to the Closing Date; provided, however, that the amount of any reimbursement shall be reduced by any interest earned by the Managing Member with respect to bank accounts or other instruments or accounts held by it on behalf of the Company as permitted pursuant to Section 6.3. The Members acknowledge that all such expenses of the Managing Member or Genesis are deemed to be for the benefit of the Company. Such reimbursements shall be made on an after-tax basis and be in addition to any reimbursement of the Managing Member or Genesis as a result of indemnification pursuant to Section 6.6.

(c) To the extent practicable, Company expenses shall be billed directly to and paid by the Company and reimbursements to Genesis or any of its Affiliates by the Company pursuant to this Section 6.2 (other than reimbursements with respect to any tax liability of Genesis and/or its Subsidiaries as described in clause (v) of Section 6.2(b)) shall be treated as “guaranteed payments” within the meaning of Code Section 707(c) (unless otherwise required by the Code and the Regulations).

Section 6.3 Outside Activities.

(a) Neither Genesis nor the Managing Member shall directly or indirectly enter into or conduct any business, other than in connection with, (a) the ownership, acquisition and disposition of Membership Interests and the Excluded Assets, (b) the management of the business of the Company and the Excluded Assets, (c) its operation as a reporting company with a class (or classes) of securities registered under the Exchange Act, (d) the offering, sale, syndication, private placement or public offering of stock, bonds, securities or other interests, (e) financing or refinancing of any type related to the Company or its assets or activities or those of the Excluded Assets, and (f) such activities as are incidental thereto; provided, however, that Genesis or the Managing Member may, in its sole and absolute discretion, from time to time hold or acquire assets in its own name or otherwise other than through the Company so long as Genesis or the Managing Member, as applicable, takes commercially reasonable measures to insure that the economic benefits and burdens of such assets are otherwise vested in the Company, whether by electing to treat such asset as an “Excluded Asset” hereunder, through assignment, mortgage loan or otherwise or, if it is not commercially reasonable to vest such economic interests in the Company, the Members shall negotiate in good faith to amend this Agreement, including, without limitation, the definition of “Adjustment Factor,” to reflect such activities and the direct ownership of assets by Genesis or the Managing Member. The Managing Member and any Affiliates of the Managing Member may acquire Membership Interests and shall be entitled to exercise all rights of a Non-Managing Member relating to such Membership Interests.

(b) Subject to any agreements entered into pursuant to Section 6.4 and any other agreements entered into by a Non-Managing Member or any of its Affiliates with Genesis, the Managing Member, the Company or a Subsidiary (including any employment agreement), any Non-Managing Member and any Assignee, officer, director, employee, agent, trustee, Affiliate, member or stockholder of any Non-Managing Member shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Company, including business interests and activities that are in direct or indirect competition with the Company or that are enhanced by the activities of the Company. Neither the Company nor any Member shall have any rights by virtue of this Agreement in any business ventures of any Non-Managing Member or Assignee. Subject to such agreements, none of the Non-Managing Members nor any other Person shall have any rights by virtue of this Agreement or the relationship established hereby in any business ventures of any other Person (other than the Managing Member, to the extent expressly provided herein), and such Person shall have no obligation pursuant to this Agreement, subject to Section 6.4 and any other agreements entered into by a Non-

Annex C-33

Managing Member or its Affiliates with Genesis, the Managing Member, the Company or a Subsidiary, to offer any interest in any such business ventures to the Company, any Non-Managing Member, or any such other Person, even if such opportunity is of a character that, if presented to the Company, any Non-Managing Member or such other Person, could be taken by such Person.

Section 6.4 Transactions with Affiliates.

(a) The Company may lend or contribute funds or other assets to Genesis and its Subsidiaries or other Persons in which Genesis has an equity investment, and such Persons may borrow funds from the Company, on terms and conditions no less favorable to the Company in the aggregate than would be available from unaffiliated third parties as determined by Genesis. The foregoing authority shall not create any right or benefit in favor of any Member or any other Person. It is expressly acknowledged and agreed by each Member that Genesis or the Managing Member may (i) borrow funds from the Company in order to redeem, at any time or from time to time, options or warrants previously or hereafter issued by Genesis, (ii) put to the Company, for cash, any rights, options, warrants or convertible or exchangeable securities that Genesis may desire or be required to purchase or redeem or (iii) borrow funds from the Company to acquire interests in any entity whose assets would be treated as Excluded Assets or will be contributed to the Company for Company Units. If Genesis acquires a corporation in which the Company does not hold an interest, in whole or in part, with the proceeds (whether comprised of cash or other assets) of a loan from the Company to Genesis, the Company shall issue to such corporation an interest in the Company that (i) entitles the holder thereof to receive distributions in amounts and at the same times as interest payments on such loan (with appropriate reductions in such distributions if any portion of the loan is repaid), (ii) entitles the holder thereof to receive, if and to the extent that any portion of such loan is repaid, a number of Company Units equal to the quotient obtained by dividing the principal amount of the loan repaid by the Value of Genesis’ common stock at the date of repayment (it being understood and agreed that if the loan is repaid with funds contributed to such corporation by Genesis from the proceeds of a sale of Genesis’ common stock, the Value of Genesis’ common stock at the date of repayment shall be deemed to be the net price per share at which such shares were sold), and (iii) is automatically redeemed for no consideration upon the repayment in full of such loan.

(b) Except as provided in Section 6.3, the Company may transfer assets to joint ventures, limited liability companies, partnerships, corporations, business trusts or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with this Agreement and applicable law.

(c) The Managing Member may propose and adopt on behalf of the Company employee benefit plans funded by the Company for the benefit of employees of the Managing Member, the Company, Subsidiaries of the Company or any Affiliate of any of them in respect of services performed, directly or indirectly, for the benefit of the Managing Member, the Company or any of the Company’s Subsidiaries.

Section 6.5 Liability of Members.

(a) Neither the Managing Member nor officers and directors thereof shall be liable to the Company or to any Member for any losses sustained or liabilities incurred as a result of any act or omission of such Person or such other Person if the act or failure to act of such Person or such other Person was in good faith, within the scope of such Person’s authority, and in a manner it believed to be in, or not contrary to, the best interests of the Company.

(b) The Managing Member and all officers and directors thereof shall at all times act in a manner that is consistent with its implied contractual covenant of good faith and fair dealing. So long as the Managing Member or such officer or director, as applicable, acts in a manner consistent with the implied contractual covenant of good faith and fair dealing and with the express provisions of this Agreement, such Person shall not be in breach of any duties (including fiduciary duties) in respect of the Company and/or any Member otherwise

Annex C-34

applicable at law or in equity. The provisions of this Agreement, to the extent that they expand, restrict or eliminate the duties and liabilities of such Persons otherwise existing at law or in equity, are agreed by the Members to replace fully and completely such other duties and liabilities of such Persons. Subject to the foregoing but notwithstanding any other provision of this Agreement or otherwise applicable provision of law or equity, whenever in this Agreement the Managing Member or any officers or directors thereof is permitted or required to make a decision or take an action (i) in its “sole discretion” or “discretion” or under a similar grant of authority or latitude, in making such decisions, such Person shall be entitled to take into account its own interests as well as the interests of the Members as a whole or (ii) in its “good faith” or under another expressed standard, such Person shall act under such express standard and shall not be subject to any other or different standards.

(c) The Managing Member may consult with legal counsel, accountants and financial or other advisors, and any act or omission suffered or taken by the Managing Member on behalf of the Company or in furtherance of the interests of the Company in good faith in reliance upon and in accordance with the advice of such counsel, accountants or financial or other advisors (including a financial advisory Affiliate of the Company) will be full justification for any such act or omission, and the Managing Member will be fully protected in so acting or omitting to act so long as such counsel or accountants or financial or other advisors were selected with reasonable care.

Section 6.6 Indemnification.

The Company shall indemnify and hold harmless each Indemnitee (and such person’s heirs, successors, assigns, executors or administrators) to the full extent permitted by law from and against any and all losses, claims, damages, liabilities, expenses (including reasonable attorney’s fees and other legal fees and expenses), judgments, fines, settlements and other amounts of any nature whatsoever, known or unknown, liquid or illiquid (collectively, “Liabilities”) arising from any and any threatened, pending or completed claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, and whether formal or informal, including appeals (“Actions”), in which such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of the fact that such Indemnitee is or was the Managing Member or an officer or director thereof if (i) the Indemnitee acted in good faith, within the scope of such Indemnitee’s authority, and in a manner it believed to be in, or not contrary to, the best interests of the Company, (ii) the Action was not initiated by the Indemnitee (other than an action to enforce such Indemnitee’s rights to indemnification or advance of expenses under this Section 6.6) and (iii) the Indemnitee has not been established by a final judgment of a court of competent jurisdiction to be liable to the Company. The termination of an action, suit or proceeding by judgment, order, settlement, or upon a plea of nolo contendere or its equivalent, shall not, in and of itself, create a presumption or otherwise constitute evidence that the Indemnitee acted in a manner contrary to that specified in clauses (i), (ii) or (iii) above.

(a) Expenses incurred by an Indemnitee in defending any Action, subject to this Section 6.6 shall be advanced by the Company prior to the final disposition of such Action upon receipt by the Company of a written commitment by or on behalf of the Indemnitee to repay such amount if it shall be determined that such Indemnitee is not entitled to be indemnified as authorized in this Section 6.6.

(b) Any indemnification obligations of the Company arising under this Section 6.6 shall be satisfied out of operating or capital proceeds attributable to Excluded Assets or any Company assets (including any amounts otherwise currently or subsequently distributable to any Member(s)).

(c) The right to indemnification provided hereby shall not be exclusive of, and shall not affect, any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Members, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns, executors and administrators of the Indemnitee unless otherwise provided in a written agreement with such Indemnitee or in the writing pursuant to which such Indemnitee is indemnified.

Annex C-35

(d) To the fullest extent permitted by applicable law, the Company may, but shall not be obligated to, purchase and maintain insurance, on behalf of any of the Indemnitees and such other Persons as the Managing Member shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Company’s activities, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(e) To the fullest extent permitted by applicable law, any liabilities which an Indemnitee incurs as a result of acting on behalf of the Company or the Managing Member (whether as a fiduciary or otherwise) in connection with the operation, administration or maintenance of an employee benefit plan or any related trust or funding mechanism (whether such liabilities are in the form of excise taxes assessed by the IRS, penalties assessed by the Department of Labor, restitutions to such a plan or trust or other funding mechanism or to a participant or beneficiary of such plan, trust or other funding mechanism, or otherwise) shall be treated as liabilities or judgments or fines under this Section 6.6.

(f) An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.6 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(g) The provisions of this Section 6.6 are for the benefit of the Indemnitees, their heirs, successors, assigns, executors and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 6.6 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the Company’s liability to any Indemnitee under this Section 6.6 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

(h) It is the intent of the parties that any amounts paid by the Company to Genesis or the Managing Member pursuant to this Section 6.6 shall be treated as “guaranteed payments” within the meaning of Code Section 707(c).

ARTICLE VII

RIGHTS AND OBLIGATIONS OF NON-MANAGING MEMBERS

Section 7.1 Return of Capital. Except pursuant to the rights of Redemption set forth in Section 14.1 or in any Company Unit Designation, no Non-Managing Member shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon dissolution of the Company as provided herein. Except to the extent provided in Article IV or Article V or otherwise expressly provided in this Agreement or in any Company Unit Designation, no Non-Managing Member or Assignee shall have priority over any other Non-Managing Member or Assignee either as to the return of Capital Contributions or as to profits, losses or distributions.

Section 7.2 Rights of Non-Managing Members Relating to the Company.

(a) In addition to other rights provided by this Agreement or by the Act, the Managing Member shall deliver to each Non-Managing Member a copy of any information mailed to all of the common stockholders of Genesis as soon as practicable after such mailing.

(b) The Company shall notify any Non-Managing Member that is a Qualifying Party, on request, of the then current Adjustment Factor or any change made to the Adjustment Factor.

Annex C-36

(c) Notwithstanding any other provision of this Section 7.2, the Managing Member may keep confidential from the Non-Managing Members (or any of them), for such period of time as the Managing Member determines to be reasonable, any information that (i) the Managing Member believes to be in the nature of trade secrets or other information the disclosure of which the Managing Member in good faith believes is not in the best interests of the Company or the Managing Member or (ii) the Company or the Managing Member is required by law or by agreement to keep confidential.

Section 7.3 Company Right to Call Membership Interests.

(a) Notwithstanding any other provision of this Agreement, on and after the date on which the aggregate Percentage Interests of the Non-Managing Members (other than the Managing Member and its Subsidiaries) are less than five percent (5%), the Company shall have the right, but not the obligation, from time to time and at any time to redeem any and all outstanding Company Common Units (other than Company Common Units held by the Managing Member and its Subsidiaries) by treating any Non-Managing Member as a Tendering Party who has delivered a Notice of Redemption pursuant to Section 14.1 for the amount of Company Common Units to be specified by the Managing Member by notice to such Non-Managing Member that the Company has elected to exercise its rights under this Section 7.3. Such notice given by the Managing Member to a Non-Managing Member pursuant to this Section 7.3 shall be treated as if it were a Notice of Redemption delivered to the Managing Member by such Non-Managing Member. For purposes of this Section 7.3, (a) any Non-Managing Member (whether or not otherwise a Qualifying Party) may be treated as a Qualifying Party that is a Tendering Party and (b) the provisions of Sections 14.1(d)(i) and 14.1(d)(ii) shall not apply, but the remainder of Section 14.1 shall apply, mutatis mutandis.

(b) In the event that Genesis or the Managing Member enters into an agreement for a merger, consolidation or other business combination with a third party that is not an Affiliate of Genesis or the Managing Member which is a taxable transaction for purposes of federal income tax (a “Merger”), in which outstanding equity securities of Genesis or the Managing Member are converted into cash, property and other securities (or a combination thereof) but only for such securities which are freely transferable and not subject to restrictions on transfer, whether contractual or under any applicable law, the Company shall have the right, but not the obligation, to redeem all outstanding Company Common Units (other than Company Common Units held by the Managing Member and its Subsidiaries) effective immediately prior to, and subject to the consummation of the Merger, by treating all Non-Managing Members as Tendering Parties who have delivered a Notice of Redemption pursuant to Section 14.1 for all outstanding Company Common Units by notice to such Non-Managing Member that the Company has elected to exercise its rights under this Section 7.3. Such notice given by the Managing Member to the Non-Managing Members pursuant to this Section 7.3 shall be treated as if it were a Notice of Redemption. For purposes of this Section 7.3, (a) any Non-Managing Member (whether or not otherwise a Qualifying Party) may be treated as a Qualifying Party that is a Tendering Party and (b) the provisions of Sections 14.1(d)(i) and 14.1(d)(ii) shall not apply, but the remainder of Section 14.1 shall, to the extent not inconsistent with this Section 7.3(b) apply, mutatis mutandis.

Section 7.4 Drag-Along Rights.

(a) If at any time the Managing Member and/or its Affiliates desire to Transfer (other than a pledge, encumbrance, hypothecation or mortgage) in one or more transactions all or any portion of its and/or their Membership Interests (or any beneficial interest therein) in an arm’s-length transaction to a bona fide third party that is not an Affiliate of the Managing Member (an “Applicable Sale”), the Managing Member can require each other Member and Assignee to sell the same ratable share of its Membership Interests as is being sold by the Managing Member and such Affiliates (based upon the total Membership Interests held by the Managing Member and its Affiliates at such time) on the same terms and conditions (“Drag-Along Right”). The Managing Member may in its sole discretion elect to structure or cause the Company to structure the Applicable Sale as a merger or consolidation or as a sale of the Company’s assets. If such Applicable Sale is structured (i) as a merger or consolidation, then no Non-Managing Member or Assignee shall have any dissenters’ rights, appraisal rights

Annex C-37

or similar rights in connection with such merger or consolidation or (ii) as a sale of assets, then no Non-Managing Member may object to any subsequent liquidation or other distribution of the proceeds therefrom. Each Non-Managing Member and Assignee agrees to consent to, and raise no objections against, an Applicable Sale. In the event of the exercise by the Managing Member of its Drag-Along Right pursuant to this Section 7.4, each Non-Managing Member and Assignee shall take all reasonably necessary and desirable actions approved by the Managing Member in connection with the consummation of the Applicable Sale, including the execution of such agreements and such instruments and other actions reasonably necessary to provide customary and reasonable representations, warranties, indemnities, covenants, conditions and other agreements relating to such Applicable Sale and to otherwise effect the transaction; provided, however, that (A) such Non-Managing Members and Assignees shall not be required to give disproportionately greater or more onerous representations, warranties, indemnities or covenants than the Managing Member or its Affiliates, (B) such Non-Managing Members and Assignees shall not be obligated to bear any share of the out-of-pocket expenses, costs or fees (including attorneys’ fees) incurred by the Company or its Affiliates in connection with such Applicable Sale unless and to the extent that such expenses, costs and fees were incurred for the benefit of the Company or all of its Members, (C) such Non-Managing Members and Assignees shall not be obligated or otherwise responsible for more than their proportionate share of any indemnities or other liabilities incurred by the Company and the Non-Managing Members as sellers in respect of such Applicable Sale, and (D) any indemnities or other liabilities approved by the Managing Member shall be limited, in respect of each Non-Managing Member, to such Non-Managing Member’s share of the proceeds from the Applicable Sale.

(b) At least five (5) Business Days before consummation of an Applicable Sale, the Managing Member shall (i) provide the Non-Managing Members and Assignees written notice (the “Applicable Sale Notice”) of such Applicable Sale, which notice shall contain (A) the name and address of the third party purchaser, (B) the proposed purchase price, terms of payment and other material terms and conditions of such purchaser’s offer, together with a copy of any binding agreement with respect to such Applicable Sale and (C) notification of whether or not the Managing Member has elected to exercise its Drag-Along Right and (ii) promptly notify the Non-Managing Members and Assignees of all proposed changes to such material terms and keep the Non-Managing Members and Assignees reasonably informed as to all material terms relating to such sale or contribution, and promptly deliver to the Non-Managing Members and Assignees copies of all final material agreements relating thereto not already provided in according with this Section 7.4(b) or otherwise. The Managing Member shall provide the Non-Managing Members and Assignees written notice of the termination of an Applicable Sale within five (5) Business Days following such termination, which notice shall state that the Applicable Sale Notice served with respect to such Applicable Sale is rescinded.

Section 7.5 Section 368 Transaction. If a reorganization, consolidation, merger or other similar transaction that is a tax-free reorganization of the Managing Member under Section 368 of the Code (a “Section 368 Transaction”) will be consummated when the Company is classified as a partnership for federal income tax purposes, then the Managing Member will structure the Section 368 Transaction so that:

(i) the Company continues to be a direct or indirect subsidiary of the Managing Member or the surviving entity in such Section 368 Transaction (the “Successor”) ;

(ii) effective upon the consummation of the Section 368 Transaction, (x) each Company Common Unit is exchangeable for the securities and other consideration payable in the Section 368 Transaction with respect to the Class A Shares, and (y) any consideration that is deemed to be a declared and unpaid distribution shall be distributed to holders of the applicable Company Units; and

(iii) the Section 368 Transaction is on such terms and conditions so as substantially to preserve and not to impair in any material respect any of the rights, duties, powers and authorities of the other parties hereunder.

Annex C-38

ARTICLE VIII

BOOKS AND RECORDS

Section 8.1 Books and Records. At all times during the continuance of the Company, the Company shall prepare and maintain separate books of account for the Company for financial reporting purposes, on an accrual basis, in accordance with United States generally accepted accounting principles, consistently applied. The Company shall keep at its principal office the following:

(a) a current list of the full name and the last known street address of each Member;

(b) a copy of the Certificate and this Agreement and all amendments thereto; and

(c) copies of the Company’s federal, state and local income tax returns and reports, if any, for the three most recent years.

Section 8.2 Inspection. Subject to Section 15.13 Non-Managing Members (personally or through an authorized representative) may, for purposes reasonably related to their respective Membership Interests, examine and copy (at their own cost and expense) the books and records of the Company at all reasonable business hours upon reasonable prior notice.

ARTICLE IX

TAX MATTERS

Section 9.1 Preparation of Tax Returns. The Managing Member shall arrange for the preparation and timely filing of all returns with respect to Company income, gains, deductions, losses and other items required of the Company for federal and state income tax purposes and shall use all reasonable effort to furnish, within one hundred and eighty (180) days of the close of each taxable year, the tax information reasonably required by Non-Managing Members and for federal and state income tax and any other tax reporting purposes. The Non-Managing Members shall promptly provide the Managing Member with such information relating to the Contributed Assets, including tax basis and other relevant information, as may be reasonably requested by the Managing Member from time to time.

Section 9.2 Tax Elections. The Managing Member shall file (or cause to be filed) an election pursuant to Code Section 754 for the Company for the first Fiscal Year in which such election is relevant and shall maintain and keep such election in effect at all times. Except as otherwise provided herein, the Managing Member shall determine whether to make any available election pursuant to the Code, including, but not limited to, the election under Code Section 754. The Managing Member shall have the right to seek to revoke any such election (including any election under Code Section 754).

Section 9.3 Tax Matters Member.

(a) The Managing Member shall be the “tax matters member” of the Company for federal income tax purposes. The tax matters member shall receive no compensation for its services. All third-party costs and expenses incurred by the tax matters member in performing its duties as such (including legal and accounting fees and expenses) shall be borne by the Company in addition to any reimbursement pursuant to Section 6.2. Nothing herein shall be construed to restrict the Company from engaging an accounting firm to assist the tax matters member in discharging its duties hereunder. At the request of any Non-Managing Member, the Managing Member agrees to inform such Non-Managing Member regarding the preparation and filing of any returns and with respect to any subsequent audit or litigation relating to such returns; provided, however, that the Managing Member shall have the exclusive power to determine whether to file, and the content of, such returns.

Annex C-39

(b) The tax matters member is authorized, but not required:

(i) to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Company items required to be taken into account by a Member for income tax purposes (such administrative proceedings being referred to as a “tax audit” and such judicial proceedings being referred to as “judicial review”), and in the settlement agreement the tax matters member may expressly state that such agreement shall bind all Members, except that such settlement agreement shall not bind any Member (i) who (within the time prescribed pursuant to the Code and Regulations) files a statement with the IRS providing that the tax matters member shall not have the authority to enter into a settlement agreement on behalf of such Member (as the case may be) or (ii) who is a “notice partner” (as defined in Code Section 6231) or a member of a “notice group” (as defined in Code Section 6223(b)(2));

(ii) in the event that a notice of a final administrative adjustment at the Company level of any item required to be taken into account by a Member for tax purposes (a “final adjustment”) is mailed to the tax matters member, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the United States Tax Court or the United States Claims Court, or the filing of a complaint for refund with the District Court of the United States for the district in which the Company’s principal place of business is located;

(iii) to intervene in any action brought by any other Member for judicial review of a final adjustment;

(iv) to file a request for an administrative adjustment with the IRS at any time and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

(v) to enter into an agreement with the IRS to extend the period for assessing any tax that is attributable to any item required to be taken into account by a Member for tax purposes, or an item affected by such item; and

(vi) to take any other action on behalf of the Members or any of them in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.

The taking of any action and the incurring of any expense by the tax matters member in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the tax matters member and the provisions relating to indemnification of the Managing Member set forth in Section 6.6 shall be fully applicable to the tax matters member in its capacity as such.

Section 9.4 Withholding. Each Member hereby authorizes the Company to withhold from or pay on behalf of or with respect to such Member any amount of federal, state, local or foreign taxes that the Managing Member determines that the Company is required to withhold or pay with respect to any amount distributable or allocable to such Member pursuant to this Agreement, including any taxes required to be withheld or paid by the Company pursuant to Code Section 1441, Code Section 1442, Code Section 1445 or Code Section 1446. Any amount paid on behalf of or with respect to a Member shall constitute a loan by the Company to such Member, which loan shall be repaid by such Member within fifteen (15) days after notice from the Managing Member that such payment must be made unless (i) the Company withholds such payment from a distribution that would otherwise be made to the Member or (ii) the Managing Member determines that such payment may be satisfied out of the Available Cash of the Company that would, but for such payment, be distributed to the Member. Each Member hereby unconditionally and irrevocably grants to the Company a security interest in such Member’s Membership Interest to secure such Member’s obligation to pay to the Company any amounts required to be paid pursuant to this Section 9.4. In the event that a Member fails to pay any amounts owed to the Company pursuant to this Section 9.4 when due, the Managing Member may elect to make the payment to the Company on behalf of such defaulting Member, and in such event shall be deemed to have loaned such amount to such defaulting Member and shall succeed to all rights and remedies of the Company as against such defaulting Member (including the right to receive distributions). Any amounts payable by a Member hereunder shall bear interest at the base rate on corporate loans at large United States money center commercial banks, as published from time to

Annex C-40

time in the Wall Street Journal, plus four (4) percentage points (but not higher than the maximum lawful rate) from the date such amount is due (i.e., fifteen (15) days after demand) until such amount is paid in full. Each Member shall take such actions as the Company or the Managing Member shall request in order to perfect or enforce the security interest created hereunder.

ARTICLE X

MEMBER TRANSFERS AND WITHDRAWALS

Section 10.1 Transfer.

(a) No part of the interest of a Member shall be subject to the claims of any creditor, to any spouse for alimony or support, or to legal process, and may not be voluntarily or involuntarily alienated or encumbered except as may be specifically provided for in this Agreement.

(b) No Membership Interest shall be Transferred, in whole or in part, except in accordance with the terms and conditions set forth in Sections 7.3, 7.4, 7.5 or 14.1 or this Article X. Any Transfer or purported Transfer of a Membership Interest not made in accordance with this Sections 7.3, 7.4, 7.5 or 14.1 or this Article X shall be null and void ab initio.

(c) Regardless of whether such Transfer constitutes a Permitted Transfer, no Transfer of any Membership Interest may be made to a lender to the Company or any Person who is related (within the meaning of Regulations section 1.752-4(b)) to any lender to the Company whose loan constitutes a Nonrecourse Liability, without the consent of the Managing Member; provided that as a condition to such consent, the lender will be required to enter into an arrangement with the Company and Genesis to redeem or exchange for the Class A Shares Amount any Company Units in which a security interest is held by such lender immediately before the time at which such lender would be deemed to be a member in the Company for purposes of allocating liabilities to such lender under Code Section 752.

Section 10.2 Transfer of Managing Member’s Membership Interest.

(a) Except as provided in Section 7.4 and Section 10.2(b), and subject to the rights of any Holder set forth in a Company Unit Designation, the Managing Member may not Transfer all or any portion of its Membership Interest without the Consent of the Members.

(b) Subject to compliance with the other provisions of this Article X and any other limitations which the Managing Member may otherwise be subject to, the Managing Member may Transfer all of its Membership Interest at any time to (x) (i) Genesis or (ii) any Person that is, at the time of such Transfer, a direct or indirect wholly-owned Subsidiary of Genesis, in each case without the Consent of any Member, and may designate the transferee to become the new Managing Member under Section 11.1, and/or (y) to a bank or other institutional lender, to secure a loan for borrowed money by the Managing Member.

(c) The Managing Member may not voluntarily withdraw as a Managing Member of the Company except in connection with a Transfer of the Managing Member’s entire Membership Interest permitted in this Article X and the admission of the Transferee as a successor Managing Member of the Company pursuant to the Act and this Agreement.

(d) It is a condition to any Transfer of the entire Membership Interest of a sole Managing Member otherwise permitted hereunder that (i) coincident or prior to such Transfer, the transferee is admitted as a Managing Member pursuant to the Act and this Agreement; (ii) the transferee assumes by operation of law or express agreement all of the obligations of the transferor Managing Member under this Agreement with respect to such Transferred Membership Interest; and (iii) the transferee has executed such instruments as may be

Annex C-41

necessary to effectuate such admission and to confirm the agreement of such transferee to be bound by all the terms and provisions of this Agreement applicable to the Managing Member and the admission of such transferee as a Managing Member.

Section 10.3 Non-Managing Members’ Rights to Transfer.

(a) General. Except as provided in Sections 7.3, 7.4, 7.5 or 14.1 or in Section 10.1(c) or below, and subject to any other limitations which the Non-Managing Members may otherwise be subject to, no Non-Managing Member shall Transfer all or any portion of its Membership Interest to any transferee without the consent of the Managing Member. Notwithstanding the foregoing, any Non-Managing Member may, at any time, without the consent of the Managing Member, Transfer all or any portion of its Membership Interest pursuant to a Permitted Transfer. Any Transfer (other than a Permitted Transfer or Transfer pursuant to Sections 7.3, 7.4, 7.5 or 14.1) by a Non-Managing Member or an Assignee is subject to Section 10.4 and to satisfaction of the following conditions:

(i) Qualified Transferee. Any Transfer of a Membership Interest shall be made only to a single Qualified Transferee; provided, however, that, for such purposes, all Qualified Transferees that are Affiliates, or that comprise investment accounts or funds managed by a single Qualified Transferee and its Affiliates, shall be considered together to be a single Qualified Transferee; provided, further, that each Transfer meeting the minimum Transfer restriction of Section 10.3(a)(iii) may be to a separate Qualified Transferee.

(ii) Opinion of Counsel. The Transferor shall deliver or cause to be delivered to the Managing Member an opinion of legal counsel reasonably satisfactory to the Managing Member to the effect that the proposed Transfer may be effected without registration under the Securities Act and will not otherwise violate the registration provisions of the Securities Act and the regulations promulgated thereunder or violate any state securities laws or regulations applicable to the Company or the Membership Interests Transferred; provided, however, that the Managing Member may waive this condition upon the request of the Transferor. If the Managing Member determines, based on the advice of counsel, that such Transfer would create a material risk of requiring the filing of a registration statement under the Securities Act or otherwise violating any federal or state securities laws or regulations applicable to the Company or the Company Units, the Managing Member may prohibit any Transfer otherwise permitted under this Section 10.3 by a Non-Managing Member of Membership Interests.

(iii) Minimum Transfer Restriction. Any Transferring Member must Transfer not less than the lesser of (i) Company Units with a Value of not less than $5,000,000 (as adjusted for any unit split, unit distribution, reverse unit split, reclassification or similar event, in each case with such adjustment being determined by the Managing Member) or (ii) all of the remaining Company Units owned by such Transferring Member; provided, however, that, for purposes of determining compliance with the foregoing restriction, all Company Units owned by Affiliates of a Non-Managing Member shall be considered to be owned by such Non-Managing Member.

(iv) Exception for Permitted Transfers. The conditions of Section 10.3(a)(ii) through Section 10.3(a)(iii) shall not apply in the case of a Permitted Transfer or Transfer made pursuant to Sections 7.3, 7.4, 7.5 or 14.1.

It is a condition to any Transfer otherwise permitted hereunder that the transferee assumes by operation of law or express agreement all of the obligations of the transferor Non-Managing Member under this Agreement with respect to such Transferred Membership Interest, and no such Transfer (other than pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the transferor Member are assumed by a successor corporation by operation of law) shall relieve the transferor Member of its obligations under this Agreement without the approval of the Managing Member. Any transferee, whether or not admitted as a Substituted Member, shall take subject to the obligations of the transferor hereunder. Unless admitted as a Substituted Member, no transferee, whether by a voluntary Transfer, by operation of law or otherwise, shall have any rights hereunder, other than the rights of an Assignee as provided in Section 10.5.

Annex C-42

(b) Incapacity. If a Non-Managing Member is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Non-Managing Member’s estate shall have all the rights of a Non-Managing Member, but not more rights than those enjoyed by other Non-Managing Members, for the purpose of settling or managing the estate, and such power as the Incapacitated Non-Managing Member possessed to Transfer all or any part of its interest in the Company. The Incapacity of a Non-Managing Member, in and of itself, shall not dissolve or terminate the Company.

(c) Adverse Tax Consequences. No Transfer by a Non-Managing Member of its Membership Interests (including any Redemption, any other acquisition of Company Units by the Managing Member or any acquisition of Company Units by the Company and including any Permitted Transfer) may be made to or by any Person if the Company determines, (i) such Transfer would create a material risk of the Company being treated as an association taxable as a corporation, or (ii) there would be a material risk that such Transfer would be treated as effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Code Section 7704.

Section 10.4 Substituted Members.

(a) No Non-Managing Member shall have the right to substitute a transferee other than a Permitted Transferee as a Non-Managing Member in its place. A transferee of the interest of a Non-Managing Member may be admitted as a Substituted Member only with the consent of the Managing Member; provided, however, that a Permitted Transferee shall be admitted as a Substituted Member pursuant to a Permitted Transfer without the consent of the Managing Member, subject to compliance with the last sentence of this Section 10.4. The failure or refusal by the Managing Member to permit a transferee of any such interests to become a Substituted Member shall not give rise to any cause of action against the Company or the Managing Member. Subject to the foregoing, an Assignee shall not be admitted as a Substituted Member until and unless it furnishes to the Managing Member with (i) evidence of acceptance, in form and substance satisfactory to the Managing Member, of all the terms, conditions and applicable obligations of this Agreement, (ii) a counterpart signature page to this Agreement executed by such Assignee, (iii) Consent by Spouse, if applicable, and (iv) such other documents and instruments as the Managing Member may require to effect such Assignee’s admission as a Substituted Member.

(b) Concurrently with, and as evidence of, the admission of a Substituted Member, the Managing Member shall amend the Register and the books and records of the Company to reflect the name, address and number of Company Units of such Substituted Member and to eliminate or adjust, if necessary, the name, address and number of Company Units of the predecessor of such Substituted Member.

(c) A transferee who has been admitted as a Substituted Member in accordance with this Article X shall have all the rights and powers and be subject to all the restrictions and liabilities of a Non-Managing Member under this Agreement.

Section 10.5 Assignees. If the Managing Member’s consent is required for the admission of any transferee under Section 10.3 as a Substituted Member, as described in Section 10.4, and the Managing Member withholds such consent, such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be entitled to all the rights of an assignee of a membership interest under the Act, including the right to receive distributions from the Company and the share of Net Income, Net Losses and other items of income, gain, loss, deduction and credit of the Company attributable to the Company Units assigned to such transferee and the rights to Transfer the Company Units provided in this Article X, but shall not be deemed to be a holder of Company Units for any other purpose under this Agreement (other than as expressly provided in Section 14.1 with respect to a Qualifying Party that becomes a Tendering Party), and shall not be entitled to effect a Consent or vote with respect to such Company Units on any matter presented to the Non-Managing Members for approval (such right to Consent or vote, to the extent provided in this Agreement or under the Act, fully remaining with the transferor Non-Managing Member). In the event that any such transferee desires to

Annex C-43

make a further assignment of any such Company Units, such transferee shall be subject to all the provisions of this Article X to the same extent and in the same manner as any Non-Managing Member desiring to make an assignment of Company Units.

Section 10.6 General Provisions.

(a) No Non-Managing Member may withdraw from the Company other than: (i) as a result of a Permitted Transfer of all of such Non-Managing Member’s Membership Interest in accordance with this Article X with respect to which the transferee becomes a Substituted Member; (ii) pursuant to a redemption (or acquisition by the Managing Member) of all of its Membership Interest pursuant to a Redemption under Section 7.3 or Section 14.1 and/or pursuant to any Company Unit Designation; (iii) as a result of the acquisition by the Managing Member of all of such Non-Managing Member’s Membership Interest, whether or not pursuant to Section 14.1(b), or (iv) pursuant to the consummation of an Applicable Sale as described in Section 7.4.

(b) Any Non-Managing Member who shall Transfer all of its Company Units in a Transfer (i) permitted pursuant to this Article X where such transferee was admitted as a Substituted Member, (ii) pursuant to the exercise of its rights to effect a redemption of all of its Company Units pursuant to a Redemption under Section 14.1 and/or pursuant to any Company Unit Designation (iii) to the Managing Member, whether or not pursuant to Section 14.1(b), or (iv) pursuant to a Transfer contemplated by Sections 7.3, 7.4, 7.5 or 14.1 or this Article X, shall cease to be a Non-Managing Member.

(c) If any Company Unit is Transferred in compliance with the provisions of this Sections 7.3, 7.4, 7.5 or 14.1 or this Article X, or is redeemed by the Company, or acquired by the Managing Member pursuant to Section 14.1, on any day other than the first day of a Fiscal Year, then Net Income, Net Losses, each item thereof and all other items of income, gain, loss, deduction and credit attributable to such Company Unit for such Fiscal Year shall be allocated to the transferor Member or the Tendering Party (as the case may be) and, in the case of a Transfer or assignment other than a Redemption, to the transferee Member, by taking into account their varying interests during the Fiscal Year in accordance with Code Section 706(d), using the “interim closing of the books” method or another permissible method or methods selected by the Managing Member. Solely for purposes of making such allocations, unless the Managing Member determines in its sole discretion to use any other permissible method under Code Section 706(d), each of such items for the calendar month in which a Transfer occurs shall be allocated to the transferee Member and none of such items for the calendar month in which a Transfer or a Redemption occurs shall be allocated to the transferor Member, or the Tendering Party (as the case may be) if such Transfer occurs on or before the fifteenth (15th) day of the month, otherwise such items shall be allocated to the transferor. All distributions of Available Cash attributable to such Company Unit with respect to which the Company Record Date is before the date of such Transfer, assignment or Redemption shall be made to the transferor Member or the Tendering Party (as the case may be) and, in the case of a Transfer other than a Redemption, all distributions of Available Cash thereafter attributable to such Company Unit shall be made to the transferee Member.

(d) In addition to any other restrictions on Transfer herein contained, notwithstanding any other provision of this Agreement, in no event may any Transfer or assignment of a Membership Interest by any Member (including any Redemption, any acquisition of Company Units by the Managing Member or any other acquisition of Company Units by the Company) be made (i) to any person or entity who lacks the legal right, power or capacity to own a Membership Interest; (ii) in violation of applicable law; (iii) of any component portion of a Membership Interest, such as the Capital Account, or rights to distributions, separate and apart from all other components of a Membership Interest; (iv) if the Managing Member determines that such Transfer would create a material risk that the Company would become, with respect to any employee benefit plan subject to Title I of ERISA, a “party-in-interest” (as defined in ERISA Section 3(14)) or a “disqualified person” (as defined in Code Section 4975(c)); (v) if the Managing Member determines, based on the advice of counsel, that such Transfer would create a material risk that any portion of the assets of the Company would constitute assets of any employee benefit plan pursuant to Department of Labor Regulations section 2510.2-101; (vi) if such Transfer requires the registration of such Membership Interest pursuant to any applicable federal or state

Annex C-44

securities laws; (vii) if the Managing Member determines that such Transfer creates a material risk that the Company would become a reporting company under the Exchange Act; or (viii) if such Transfer subjects the Company to regulation under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or ERISA, each as amended.

(e) Transfers pursuant to this Article X may only be made on the first day of any month, unless the Managing Member otherwise agrees.

Section 10.7 Restrictions on Termination Transactions. The Managing Member shall not engage in, or cause or permit, a Termination Transaction, other than (x) with the Consent of the Non-Managing Members, or (y) if the Managing Member exercises its right to sell all outstanding Common Units pursuant to Section 7.4 or expresses its right of redemption pursuant to Section 7.3(b) or (z) either:

(a) in connection with any such Termination Transaction, each holder of Company Common Units (other than the Managing Member and its wholly owned Subsidiaries) will receive, or will have the right to elect to receive, for each Company Common Unit an amount of cash, securities or other property equal to the product of the Adjustment Factor and the greatest amount of cash, securities or other property paid to a holder of one Class A Share in consideration of one Class A Share pursuant to the terms of such Termination Transaction; provided, that if, in connection with such Termination Transaction, any tender offer, share exchange offer, issuer bid, take-over bid or similar transaction with respect to the Common Shares (an “Offer”) shall have been made to and accepted by the holders of a majority of the outstanding Class A Shares and Class B Shares, each holder of Company Common Units (other than the Managing Member and its wholly owned Subsidiaries) will receive, or will have the right to elect to receive, the amount of cash, securities or other property which such holder of Company Common Units would have received had it exercised its right to Redemption pursuant to Article XIV and received Class A Shares in exchange for its Company Common Units immediately prior to the expiration of such purchase, tender or exchange offer and had thereupon accepted such purchase, tender or exchange offer and then such Termination Transaction shall have been consummated (the fair market value, at the time of the Termination Transaction, of the amount specified herein with respect to each Company Common Unit is referred to as the “Transaction Consideration”); or

(b) all of the following conditions are met: (i) substantially all of the assets directly or indirectly owned by the Company prior to the announcement of the Termination Transaction are, immediately after the Termination Transaction, owned directly or indirectly by the Company or another limited partnership or limited liability company which is the survivor of a merger, consolidation or combination of assets with the Company (in each case, the “Surviving Company”); (ii) the Surviving Company is classified as a partnership for U.S. federal income tax purposes; (iii) the Non-Managing Members that held Company Common Units immediately prior to the consummation of such Termination Transaction own a percentage interest of the Surviving Company based on the relative fair market value of the net assets of the Company and the other net assets of the Surviving Company immediately prior to the consummation of such transaction; (iv) the rights of such Non-Managing Members with respect to the Surviving Company are at least as favorable as those of Non-Managing Members holding Company Common Units immediately prior to the consummation of such transaction (except to the extent that any such rights are consistent with clause (v) below) and as those applicable to any other non-managing members of the Surviving Company; and (v) such rights include the right to redeem their interests in the Surviving Company at any time for cash in an amount equal to the fair market value of such interest at the time of redemption, as determined at least once every calendar quarter by an independent appraisal firm of recognized national standing retained by the Surviving Company.

ARTICLE XI

ADMISSION OF MEMBERS

Section 11.1 Admission of Successor Managing Member. A successor to all or a portion of the Managing Member’s Membership Interest pursuant to Section 10.2(b) who the Managing Member has

Annex C-45

designated to become a successor Managing Member shall be admitted to the Company as the Managing Member, effective immediately upon the Transfer of such Membership Interest to it. Upon any such Transfer and the admission of any such transferee as a successor Managing Member in accordance with this Section 11.1, the transferor Managing Member shall be relieved of its obligations under this Agreement and shall cease to be a Managing Member of the Company without any separate Consent of the Members or the consent or approval of any Member. Any such successor shall carry on the business of the Company without dissolution. In each case, the admission shall be subject to the successor Managing Member executing and delivering to the Company an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission. In the event that the Managing Member withdraws from the Company, or transfers its entire Membership Interest, in violation of this Agreement, or otherwise dissolves or terminates or ceases to be the Managing Member of the Company, a Majority in Interest of the Members may elect to continue the Company by selecting a successor Managing Member in accordance with Section 12.2(c).

Section 11.2 Members; Admission of Additional Members.

(a) A Person (other than a then-existing Member) who makes a Capital Contribution to the Company in exchange for Company Units and in accordance with this Agreement shall be admitted to the Company as an Additional Member only upon furnishing to the Managing Member with (i) evidence of acceptance, in form and substance satisfactory to the Managing Member, of all of the terms and conditions of this Agreement, including the power of attorney granted in Section 15.1, (ii) a counterpart signature page to this Agreement executed by such Person, (iii) Consent by Spouse, if applicable, and (iv) such other documents or instruments as may be required by the Managing Member in order to effect such Person’s admission as an Additional Member. Concurrently with, and as evidence of, the admission of an Additional Member, the Managing Member shall amend the Register and the books and records of the Company to reflect the name, address, number and type of Company Units of such Additional Member.

(b) Notwithstanding anything to the contrary in this Section 11.2, no Person shall be admitted as an Additional Member without the consent of the Managing Member. The admission of any Person as an Additional Member shall become effective on the date upon which the name of such Person is recorded on the books and records of the Company, following the consent of the Managing Member to such admission and the satisfaction of all the conditions set forth in Section 11.2(a).

(c) If any Additional Member is admitted to the Company on any day other than the first day of a Fiscal Year, then Net Income, Net Losses, each item thereof and all other items of income, gain, loss, deduction and credit allocable among Holders for such Fiscal Year shall be allocated among such Additional Member and all other Holders by taking into account their varying interests during the Fiscal Year in accordance with Code Section 706(d), using the “interim closing of the books” method or another permissible method or methods selected by the Managing Member. Solely for purposes of making such allocations, each of such items for the calendar month in which an admission of any Additional Member occurs shall be allocated among all the Holders including such Additional Member, in accordance with the principles described in Section 10.6(c). All distributions of Available Cash with respect to which the Company Record Date is before the date of such admission shall be made solely to Members and Assignees other than the Additional Member, and all distributions of Available Cash thereafter shall be made to all the Members and Assignees including such Additional Member.

Section 11.3 Limit on Number of Members. Unless otherwise permitted by the Managing Member, no Person shall be admitted to the Company as an Additional Member if the effect of such admission would be to cause the Company to have a number of Members (including as Members for this purpose those Persons indirectly owning an interest in the Company through another partnership, a limited liability company, a subchapter S corporation or a grantor trust) that would cause the Company to become a reporting company under the Exchange Act.

Annex C-46

Section 11.4 Admission. A Person shall be admitted to the Company as a Non-Managing Member of the Company or a Managing Member of the Company only upon strict compliance, and not upon substantial compliance, with the requirements set forth in this Agreement for admission to the Company as a Non-Managing Member or a Managing Member.

ARTICLE XII

DISSOLUTION, LIQUIDATION AND TERMINATION

Section 12.1 No Dissolution. The Company shall not be dissolved by the admission of additional Members in accordance with the terms of this Agreement. The Company may be dissolved, liquidated and terminated only pursuant to the provisions of this Article XII, and the Members hereby irrevocably waive any and all other rights they may have to cause a dissolution of the Company or a sale or partition of any or all of the Company assets.

Section 12.2 Events Causing Dissolution. The Company shall be dissolved and its affairs shall be wound up upon the occurrence of any of the following events (each, a “Liquidating Event”):

(a) the sale of all or substantially all of the Company’s assets;

(b) the Incapacity or removal of the Managing Member (each, an “Event of Withdrawal”); provided, that the Company will not be dissolved or required to be wound up in connection with any of the events specified in this Section 12.2(b) if, within 90 days after the Event of Withdrawal, the Consent of the Members is delivered with respect to the appointment, effective as of the Event of Withdrawal, of another Managing Member;

(c) an election to dissolve the Company made by the Managing Member, with the Consent of the Members; or

(d) the entry of a decree of judicial dissolution under Section 17-802 of the Act.

Section 12.3 Distribution upon Dissolution.

Upon the dissolution of the Company pursuant to Section 12.2, unless the Company is continued pursuant to Section 12.2, the Managing Member (or, in the event that there is no remaining Managing Member or the Managing Member has dissolved, become Bankrupt or ceased to operate, any Person elected by a Majority in Interest of the Members (the Managing Member or such other Person being referred to herein as the “Liquidator”)) shall be responsible for overseeing the winding up and dissolution of the Company and shall take full account of the Company’s liabilities and property, and the Company property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the Managing Member, include shares of stock in Genesis) shall be applied and distributed in the following order:

(i) First, to the satisfaction of all of the Company’s debts and liabilities to creditors including Members who are creditors (other than with respect to liabilities owed to Members in satisfaction of liabilities for distributions), whether by payment or the making of reasonable provision for payment thereof;

(ii) Second, to the satisfaction of all of the Company’s liabilities to the Members in satisfaction of liabilities for distributions, whether by payment or the making of reasonable provision for payment thereof; and

(iii) Subject to the terms of any Company Unit Designation, the balance, if any, to the Members in accordance with Section 4.1.

Annex C-47

The Managing Member shall not receive any additional compensation for any services performed pursuant to this Article XII.

(b) Notwithstanding the provisions of Section 12.3(a) that require liquidation of the assets of the Company, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Company, the Liquidator determines that an immediate sale of part or all of the Company’s assets would be impractical or would cause undue loss to the Holders, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Company (including to those Holders as creditors) and/or distribute to the Holders, in lieu of cash, as tenants in common and in accordance with the provisions of Section 12.3(a), undivided interests in such Company assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Holders, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

(c) If any Holder has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Holder shall have no obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever. In the sole and absolute discretion of the Managing Member or the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Holders pursuant to this Article XII may be:

(i) distributed to a trust established for the benefit of the Managing Member and the Holders for the purpose of liquidating Company assets, collecting amounts owed to the Company, and paying any contingent or unforeseen liabilities or obligations of the Company or of the Managing Member arising out of or in connection with the Company and/or Company activities. The assets of any such trust shall be distributed to the Holders, from time to time, in the reasonable discretion of the Managing Member, in the same proportions and amounts as would otherwise have been distributed to the Holders pursuant to this Agreement; or

(ii) withheld or escrowed to provide a reasonable reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company, provided that such withheld or escrowed amounts shall be distributed to the Holders in the manner and order of priority set forth in Section 12.3(a) as soon as practicable.

Section 12.4 Deemed Contribution and Distribution. Notwithstanding any other provision of this Article XII, in the event that the Company is liquidated within the meaning of Regulations section 1.704-1(b)(2)(ii)(g), but no Liquidating Event has occurred, the Company’s Assets shall not be liquidated, the Company’s liabilities shall not be paid or discharged and the Company’s affairs shall not be wound up. Instead, for federal income tax purposes the Company shall be deemed to have contributed all of its assets and liabilities to a new partnership in exchange for an interest in the new partnership; and immediately thereafter, distributed Company Units to the Members in the new partnership in accordance with their respective Capital Accounts in liquidation of the Company, and the new company is deemed to continue the business of the Company. Nothing in this Section 12.4 shall be deemed to have constituted any Assignee as a Substituted Member without compliance with the provisions of Section 10.4.

Section 12.5 Rights of Holders. Except as otherwise provided in this Agreement and subject to the rights of any Holder set forth in a Company Unit Designation, (a) each Holder shall look solely to the assets of the Company for the return of its Capital Contribution, (b) no Holder shall have the right or power to demand or receive property other than cash from the Company and (c) no Holder shall have priority over any other Holder as to the return of its Capital Contributions, distributions or allocations.

Annex C-48

Section 12.6 Termination. The Company shall terminate when all of the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company, shall have been distributed to the holders of Company Units in the manner provided for in this Article XII, and the Certificate shall have been cancelled in the manner required by the Act.

Section 12.7 Reasonable Time for Winding-Up. A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Company and the liquidation of its assets pursuant to Section 12.3, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect between and among the Members during the period of liquidation.

ARTICLE XIII

PROCEDURES FOR ACTIONS AND CONSENTS OF MEMBERS; AMENDMENTS; MEETINGS

Section 13.1 Actions and Consents of Members. The actions requiring Consent of any Member pursuant to this Agreement, or otherwise pursuant to applicable law, are subject to the procedures set forth in this Article XIII.

Section 13.2 Amendments. Except as otherwise required or permitted by this Agreement (including Section 6.1), amendments to this Agreement must be approved by the Consent of the Managing Member and the Consent of the Members, and may be proposed only by (a) the Managing Member, or (b) Non-Managing Members holding a majority of the Company Common Units then held by Non-Managing Members (excluding the Managing Member and any Controlled Entity of the Managing Member). Following such proposal, the Managing Member shall submit to the Members any proposed amendment that, pursuant to the terms of this Agreement, requires the Consent of the Members. The Managing Member shall seek the Consent of the Members entitled to vote thereon on any such proposed amendment in accordance with Section 13.3. Upon obtaining any such Consent, or any other Consent required by this Agreement, and without further action or execution by any other Person, including any Non-Managing Member, (i) any amendment to this Agreement may be implemented and reflected in a writing executed solely by the Managing Member, and (ii) the Non-Managing Members shall be deemed a party to and bound by such amendment of this Agreement. Within thirty days after the effectiveness of any amendment to this Agreement that does not receive the Consent of all Members, the Managing Member shall deliver a copy of such amendment to all Members that did not Consent to such amendment. For the avoidance of doubt, notwithstanding anything to the contrary in this Agreement, this Agreement may not be amended without the Consent of the Managing Member.

Section 13.3 Procedures for Meetings and Actions of the Members.

(a) Meetings of the Members may be called only by the Managing Member. The call shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Members entitled to act at the meeting not less than ten (10) days nor more than ninety (90) days prior to the date of such meeting. Members may vote in person or by proxy at such meeting. Unless approval by a different number or proportion of the Members is required by this Agreement, or any Company Unit Designation, the affirmative vote of a Majority in Interest of the Members shall be sufficient to approve such proposal at a meeting of the Members. Whenever the Consent of any Members is permitted or required under this Agreement, such Consent may be given at a meeting of Members or in accordance with the procedure prescribed in Section 13.3(b).

(b) Any action requiring the Consent of any Member or a group of Members pursuant to this Agreement, or that is required or permitted to be taken at a meeting of the Members may be taken without a meeting if a Consent in writing or by electronic transmission setting forth the action so taken or consented to is given by Members whose affirmative vote would be sufficient to approve such action or provide such Consent at

Annex C-49

a meeting of the Members. Such Consent may be in one instrument or in several instruments, and shall have the same force and effect as the affirmative vote of such Members at a meeting of the Members. Such Consent shall be filed with the Managing Member. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified. For purposes of obtaining a Consent in writing or by electronic transmission, the Managing Member may require a response within a reasonable specified time, but not less than fifteen (15) days of receipt of notice, and failure to respond in such time period shall constitute a Consent that is consistent with the Managing Member’s recommendation with respect to the proposal; provided, however, that an action shall become effective at such time as requisite Consents are received even if prior to such specified time.

(c) Each Member entitled to act at a meeting of Members may authorize any Person or Persons to act for it by proxy on all matters in which a Member is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Each proxy must be signed by the Member or its attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy (or there is receipt of a proxy authorizing a later date). Every proxy shall be revocable at the pleasure of the Member executing it, such revocation to be effective upon the Company’s receipt of written notice of such revocation from the Member executing such proxy, unless such proxy states that it is irrevocable and is coupled with an interest.

(d) The Managing Member may set, in advance, a record date for the purpose of determining the Members (i) entitled to Consent to any action, (ii) entitled to receive notice of or vote at any meeting of the Members or (iii) in order to make a determination of Members for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than ninety (90) days and, in the case of a meeting of the Members, not less than ten (10) days, before the date on which the meeting is to be held. If no record date is fixed, the record date for the determination of Members entitled to notice of or to vote at a meeting of the Members shall be at the close of business on the day on which the notice of the meeting is sent, and the record date for any other determination of Members shall be the effective date of such Member action, distribution or other event. When a determination of the Members entitled to vote at any meeting of the Members has been made as provided in this section, such determination shall apply to any adjournment thereof.

(e) Each meeting of Members shall be conducted by the Managing Member or such other Person as the Managing Member may appoint pursuant to such rules for the conduct of the meeting as the Managing Member or such other Person deems appropriate in its sole and absolute discretion. Without limitation, meetings of Members may be conducted in the same manner as meetings of Genesis’ stockholders and may be held at the same time as, and as part of, the meetings of Genesis’ stockholders.

ARTICLE XIV

REDEMPTION RIGHTS

Section 14.1 Redemption Rights of Qualifying Parties.

(a) A Qualifying Party shall have the right (subject to the terms and conditions set forth herein) to exchange all or a portion of the Company Class A Common Units held by such Qualifying Party (Company Common Units that have in fact been tendered for redemption being hereafter referred to as “Tendered Units”) for the Class A Shares Amount or, at the sole and absolute election of the independent members of the Board of Directors (such independent members to be determined by the Board of Directors in accordance with the New York Stock Exchange rules, or, identified as such in Genesis’ annual proxy statement) on behalf of the Managing Member, for the Cash Amount payable on the Specified Redemption Date (in each case, a “Redemption”), in each case pursuant to, and in accordance with, the Charter and the provisions of this Article XIV. Any Redemption shall be exercised pursuant to a Notice of Redemption delivered to the Managing Member by the Qualifying Party when exercising the Redemption right (the “Tendering Party”). In the event that the Managing

Annex C-50

Member elects to redeem all or a portion of the Tendered Units in exchange for the applicable Cash Amount, then the Tendering Party shall have the right, at any time during the five (5) Business Days following such election by the Managing Member, to rescind the Notice of Redemption pursuant to a written notice (the “Rescission Notice”) and retain its Company Class A Common Units or Company Class B Common Units, as applicable. If the Tendering Party does not provide a Rescission Notice, the applicable Cash Amount shall be delivered by the Managing Member as a certified or bank check payable to the Tendering Party or, in the Managing Member’s sole and absolute discretion, by wire transfer of funds on or before the Specified Redemption Date.

(b) If the Managing Member does not elect on or before the close of business on the Cut-Off Date to redeem all of the Tendered Units from the Tendering Party in exchange for the Cash Amount, then the portion of the Tendered Units not being redeemed for the Cash Amount shall be redeemed for the Class A Shares Amount calculated based on the portion of Tendered Units to be acquired in exchange for Class A Shares (such percentage being referred to as the “Applicable Percentage”). The Tendering Party shall submit such written representations, investment letters, legal opinions or other instruments necessary, in the Managing Member’s view, to effect compliance with the Securities Act. A number of Class A Shares equal to the product of the Applicable Percentage and the Class A Shares Amount, if applicable, shall be delivered by Genesis to the Managing Member for delivery to the Tendering Party as duly authorized, validly issued, fully paid and non-assessable Class A Shares and, if applicable, Rights, free of any pledge, lien, encumbrance or restriction, other than restrictions provided in the Charter, the Securities Act and relevant state securities or “blue sky” laws. Notwithstanding any delay in such delivery, the Tendering Party shall be deemed the owner of such Class A Shares and Rights for all purposes, including rights to vote or consent, receive dividends, and exercise rights, as of the Specified Redemption Date. Class A Shares issued in connection with a Redemption pursuant to this Section 14.1(b) may contain such legends regarding restrictions under the Securities Act and applicable state securities laws as Genesis in good faith determines to be necessary or advisable in order to ensure compliance with such laws.

(c) The Company may elect to raise funds for the payment of any applicable Cash Amount (i) solely by requiring that Genesis or its Subsidiaries contribute to the Company funds from (A) the proceeds of a registered public offering by Genesis of Class A Shares sufficient to purchase the Tendered Units or (B) any other sources available to Genesis or its Subsidiaries or (ii) with the consent of the Tendering Party, from any other sources available to the Company. To the extent determined by the Managing Member, the Company will treat such a transaction as a disguised sale of partnership interests under Code Section 707(a)(2)(B). If the Cash Amount is not paid on or before the Specified Redemption Date, interest shall accrue with respect to the Cash Amount from the day after the Specified Redemption Date to and including the date on which the Cash Amount is paid at a rate equal to the Applicable Federal Short-Term Rate as published monthly by the IRS.

(d) Notwithstanding anything herein to the contrary, with respect to any Redemption pursuant to this Section 14.1:

(i) Without the consent of the Managing Member, no Tendering Party may effect a Redemption for less than Company Class A Common Units having a Value of at least $5,000,000 (as adjusted for any unit split, unit distribution, reverse unit split, reclassification or similar event, in each case with such adjustment being determined by the Managing Member) or, if such Tendering Party holds less than Company Class A Common Units having a Value of at least $5,000,000 (as adjusted for any unit split, unit distribution, reverse unit split, reclassification or similar event, in each case with such adjustment being determined by the Managing Member), all of the Company Class A Common Units held by such Tendering Party.

(ii) If (A) a Tendering Party surrenders Tendered Units during the period after the Company Record Date with respect to a distribution payable to Holders of Company Common Units, and before the record date established by Genesis for a dividend to its stockholders of some or all of its portion of such Company distribution, and (B) the Managing Member, on behalf of Genesis, elects to redeem any of such Tendered Units in exchange for Class A Shares pursuant to

Annex C-51

Section 14.1(b), then such Tendering Party shall pay to the Managing Member for payment to Genesis on the Specified Redemption Date an amount in cash equal to the Company distribution paid or payable in respect of such Tendered Units.

(iii) The consummation of such Redemption shall be subject to the expiration or termination of the applicable waiting period, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

(iv) The Tendering Party shall continue to own (subject, in the case of an Assignee, to the provisions of Section 10.5) all Company Common Units subject to any Redemption, and be treated as a Non-Managing Member or an Assignee, as applicable, with respect to such Company Common Units for all purposes of this Agreement, until the Specified Redemption Date and until such Tendered Units are redeemed. Until a Specified Redemption Date and a redemption of the Tendered Units by the Managing Member for the Class A Share Amount, the Tendering Party shall have no rights as a stockholder of Genesis with respect to the Class A Shares issuable in connection with such acquisition.

(v) The Managing Member shall establish one or more dates in each Fiscal Year as a date on which the Qualifying Party shall be permitted to deliver a Notice of Redemption. The Managing Member may permit, in writing or orally, one or more Qualifying Parties to submit a Notice of Redemption on such other dates, such permission to be granted, withheld or granted on such terms and conditions as determined by the Managing Member in its sole discretion.

(e) Notwithstanding anything herein to the contrary, with respect to any Profits Interest Units, any Member may exchange such Profits Interest Units only to the extent such Member’s Adjusted Capital Account attributable to such Profits Interest Units at the time of the exchange represents the same percentage of the aggregate Adjusted Capital Account balances of all Members of the Company as the percentage interest represented by such Profits Interest Units to be exchanged. The determination in this Section 14.1(e) shall be calculated as if each Excluded Asset had been contributed to the Company pursuant to Section 3.9. For the avoidance of doubt, the exchanging Member may designate the portion of his or her Capital Account attributable to one or more Company Units being exchanged.

(f) Upon redemption of any Class A Common Unit, the Company shall convert a number of Class C Common Units held by the Managing Member equal to the number of Class C Shares that were converted in connection with such Class A Common Unit redemption and issue to the Managing Member a number of Class A Units equal to the number of whole Class A Shares issued upon such conversion and pay to the Managing Member for payment to Genesis an amount in cash equal to the cash paid to holders of the Class C Shares converted in lieu of fractional shares.

ARTICLE XV

MISCELLANEOUS

Section 15.1 Company Counsel. THE COMPANY, THE MANAGING MEMBER AND EACH OF THE OTHER GENESIS ENTITIES MAY BE REPRESENTED BY THE SAME COUNSEL. THE ATTORNEYS, ACCOUNTANTS AND OTHER EXPERTS WHO PERFORM SERVICES FOR THE COMPANY MAY ALSO PERFORM SERVICES FOR THE MANAGING MEMBER AND EACH OF THE OTHER GENESIS ENTITIES AND AFFILIATES THEREOF. THE MANAGING MEMBER MAY, WITHOUT THE CONSENT OF THE NON-MANAGING MEMBERS, EXECUTE ON BEHALF OF THE COMPANY ANY CONSENT TO THE REPRESENTATION OF THE COMPANY THAT COUNSEL MAY REQUEST PURSUANT TO THE NEW YORK RULES OF PROFESSIONAL CONDUCT OR SIMILAR RULES IN ANY OTHER JURISDICTION. THE COMPANY HAS INITIALLY SELECTED SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP (“COMPANY COUNSEL”) AS LEGAL COUNSEL TO THE COMPANY. EACH MEMBER ACKNOWLEDGES THAT COMPANY COUNSEL DOES NOT REPRESENT

Annex C-52

ANY NON-MANAGING MEMBER IN ITS CAPACITY AS SUCH IN THE ABSENCE OF A CLEAR AND EXPLICIT WRITTEN AGREEMENT TO SUCH EFFECT BETWEEN SUCH NON-MANAGING MEMBER AND COMPANY COUNSEL (AND THEN ONLY TO THE EXTENT SPECIALLY SET FORTH IN SUCH AGREEMENT), AND THAT IN ABSENCE OF ANY SUCH AGREEMENT COMPANY COUNSEL SHALL OWE NO DUTIES TO EACH NON-MANAGING MEMBER. EACH NON-MANAGING MEMBER FURTHER ACKNOWLEDGES THAT, WHETHER OR NOT COMPANY COUNSEL HAS IN THE PAST REPRESENTED OR IS CURRENTLY REPRESENTING SUCH NON-MANAGING MEMBER WITH RESPECT TO OTHER MATTERS, COMPANY COUNSEL HAS NOT REPRESENTED THE INTERESTS OF ANY NON-MANAGING MEMBER IN THE PREPARATION AND/OR NEGOTIATION OF THIS AGREEMENT.

Section 15.2 Appointment of Managing Member as Attorney-in-Fact.

(a) Each Non-Managing Member, including each Additional Member and Substitute Member that are Non-Managing Members, irrevocably makes, constitutes and appoints the Managing Member, any Liquidator, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in its name, place and stead to execute, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be necessary or appropriate to carry out the provisions of this Agreement, including but not limited to:

(i) All certificates and other instruments (including counterparts of this Agreement), and all amendments thereto, which the Managing Member deems appropriate to form, qualify, continue or otherwise operate the Company as a limited liability company (or other entity in which the Members will have limited liability comparable to that provided in the Act), in the jurisdictions in which the Company may conduct business or in which such formation, qualification or continuation is, in the opinion of the Managing Member, necessary or desirable to protect the limited liability of the Members.

(ii) All amendments to this Agreement adopted in accordance with the terms hereof, and all instruments which the Managing Member deems appropriate to reflect a change or modification of the Company in accordance with the terms of this Agreement.

(iii) All conveyances of Company assets, and other instruments which the Managing Member reasonably deems necessary in order to complete a dissolution and termination of the Company pursuant to this Agreement.

(b) The appointment by all Non-Managing Members of the Managing Member as attorney-in-fact shall be deemed to be a power coupled with an interest, in recognition of the fact that each of the Non-Managing Members and Assignees under this Agreement will be relying upon the power of the Managing Member to act as contemplated by this Agreement in any filing and other action by it on behalf of the Company, shall survive the Incapacity of any Person hereby giving such power, and the Transfer or assignment of all or any portion of the such Person Membership Interest, and shall not be affected by the subsequent Incapacity of the principal; provided, however, that in the event of the assignment by a Non-Managing Member of all of its Membership Interest, the foregoing power of attorney of an assignor Non-Managing Member shall survive such assignment only until such time as the Assignee shall have been admitted to the Company as a Substituted Member and all required documents and instruments shall have been duly executed, filed and recorded to effect such substitution.

Section 15.3 Arbitration.

(a) Except as otherwise expressly provided herein, any dispute, controversy or claim arising out of or in connection with this Agreement, or the interpretation, breach, termination or validity thereof (“Dispute”) shall be finally resolved by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (“AAA”) then in effect (the “Rules”), except as modified herein and such arbitration shall be administered by the AAA. The place of arbitration shall be New York, New York.

Annex C-53

(b) There shall be one arbitrator who shall be agreed upon by the parties within twenty (20) days of receipt by respondent of a copy of the demand for arbitration. If any arbitrator is not appointed within the time limit provided herein, such arbitrator shall be appointed by the AAA in accordance with the listing, striking and ranking procedure in the Rules, with each party being given a limited number of strikes, except for cause. Any arbitrator appointed by the AAA shall be a retired judge or a practicing attorney with no less than fifteen years of experience with corporate matters and an experienced arbitrator. In rendering an award, the arbitrator shall be required to follow the laws of the state of Delaware.

(c) The award shall be in writing and shall briefly state the findings of fact and conclusions of law on which it is based. The arbitrator shall not be permitted to award punitive, multiple or other non-compensatory damages. The award shall be final and binding upon the parties and shall be the sole and exclusive remedy between the parties regarding any claims, counterclaims, issues or accounting presented to the arbitrator. Judgment upon the award may be entered in any court having jurisdiction over any party or any of its assets. Any costs or fees (including attorneys’ fees and expenses) incident to enforcing the award shall be charged against the party resisting such enforcement.

(d) All Disputes shall be resolved in a confidential manner. The arbitrator shall agree to hold any information received during the arbitration in the strictest of confidence and shall not disclose to any non-party the existence, contents or results of the arbitration or any other information about such arbitration. The parties to the arbitration shall not disclose any information about the evidence adduced or the documents produced by the other party in the arbitration proceedings or about the existence, contents or results of the proceeding except as may be required by law, regulatory or governmental authority or as may be necessary in an action in aid of arbitration or for enforcement of an arbitral award. Before making any disclosure permitted by the preceding sentence (other than private disclosure to financial regulatory authorities), the party intending to make such disclosure shall use reasonable efforts to give the other party reasonable written notice of the intended disclosure and afford the other party a reasonable opportunity to protect its interests.

(e) Barring extraordinary circumstances (as determined in the sole discretion of the arbitrator), discovery shall be limited to pre-hearing disclosure of documents that each side will present in support of its case, and non-privileged documents essential to a matter of import in the proceeding for which a party has demonstrated a substantial need. The parties agree that they will produce to each other all such requested non-privileged documents, except documents objected to and with respect to which a ruling has been or shall be sought from the arbitrator. There will be no depositions.

(f) Any claim brought by a Member must be brought in such Member’s individual capacity and not as a plaintiff or class member in any purported class, collective or representative proceeding.

Section 15.4 Company Name; Goodwill. The parties acknowledge and agree that the Company shall own exclusively all right, title and interest in and to the names “Genesis Healthcare and FC-GEN” (the “Venture Marks”). The Company hereby grants to the Managing Member and its Affiliates a royalty-free, non-exclusive license to use the Venture Marks as part of their names (as applicable) and in connection with their business activities. This right may not be sub-licensed, assigned or mortgaged without the Company’s prior written consent. This license shall endure for so long as Genesis is the sole shareholder of the Managing Member.

Section 15.5 Accounting and Fiscal Year. Subject to Code Section 448, the books of the Company shall be kept on such method of accounting for tax and financial reporting purposes as may be determined by the Managing Member. The fiscal year of the Company (the “Fiscal Year”) shall be the calendar year, or, in the case of the first and last Fiscal Years of the Company, the fraction thereof commencing on the date of this Agreement or ending on the date on which the winding-up of the Company is completed, as the case may be, unless otherwise determined by the Managing Member and permitted under the Code.

Annex C-54

Section 15.6 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and fully supersedes any and all prior or contemporaneous agreements or understandings between the parties hereto pertaining to the subject matter hereof, including the Original Agreement.

Section 15.7 Further Assurances. Each of the parties hereto does hereby covenant and agree on behalf of itself, its successors, and its assigns, without further consideration, to prepare, execute, acknowledge, file, record, publish, and deliver such other instruments, documents and statements, and to take such other action as may be required by law or reasonably necessary to effectively carry out the purposes of this Agreement.

Section 15.8 Notices. Any notice, consent, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be (a) delivered personally to the Person or to an officer of the Person to whom the same is directed, (b) sent by facsimile, overnight mail or registered or certified mail, return receipt requested, postage prepaid, or (c) (except with respect to notice to the Company or the Managing Member) sent by e-mail, with electronic, written or oral confirmation of receipt, in each case addressed as follows: if to the Company or the Managing Member, to it c/o 101 East State Street Kennett Square PA 19348, Attention: General Counsel, phone: (610) 444-6350, fax: (610) 925-4000, or to such other address as the Company may from time to time specify by notice to the Members; and if to any Non-Managing Member, to such Non-Managing Member at the address set forth in the records of the Company. Any such notice shall be deemed to be delivered, given and received for all purposes as of: (i) the date so delivered, if delivered personally, (ii) upon receipt, if sent by facsimile or e-mail, or (iii) on the date of receipt or refusal indicated on the return receipt, if sent by registered or certified mail, return receipt requested, postage and charges prepaid and properly addressed.

Section 15.9 Governing Law. This Agreement, including its existence, validity, construction, and operating effect, and the rights of each of the parties hereto, shall be governed by and construed in accordance with the laws of the State of Delaware without regard to otherwise governing principles of conflicts of law.

Section 15.10 Construction. This Agreement shall be construed as if all parties hereto prepared this Agreement.

Section 15.11 Binding Effect. Except as otherwise expressly provided herein, this Agreement shall be binding on and inure to the benefit of the Members, their heirs, executors, administrators, successors and all other Persons hereafter holding, having or receiving an interest in the Company, whether as Assignees, Substituted Members or otherwise.

Section 15.12 Severability. In the event that any provision of this Agreement as applied to any party or to any circumstance, shall be adjudged by a court to be void, unenforceable or inoperative as a matter of law, then the same shall in no way affect any other provision in this Agreement, the application of such provision in any other circumstance or with respect to any other party, or the validity or enforceability of the Agreement as a whole.

Section 15.13 Confidentiality. To the greatest extent permitted by law, Non-Managing Member’s rights to access or receive any information about the Company or its business are conditioned on such Non-Managing Member’s willingness and ability to assure that the Company information will be used solely by such Non-Managing Member for purposes reasonably related to such Non-Managing Member’s interest as a Non-Managing Member, and that such Company information will not become publicly available as a result of such Non-Managing Member’s rights to access or receive such Company information. Each Non-Managing Member hereby acknowledges that the Company creates and will be in possession of confidential information, the improper use or disclosure of which could have a material adverse effect upon the Genesis Entities and their respective Affiliates. Each Non-Managing Member further acknowledges and agrees that the Company

Annex C-55

information constitutes a valuable trade secret of the Company and agrees to maintain any Company information provided to it in the strictest confidence. Accordingly, without limiting the generality of the foregoing:

(a) Notwithstanding Article VIII, the Managing Member shall have the right to keep confidential from the Non-Managing Members (and their respective agents and attorneys) for such period of time as the Managing Member deems reasonable, any information: (i) that the Managing Member believes to be in the nature of trade secrets; (ii) other information, the disclosure of which the Managing Member believes is not in the best interest of the Genesis Entities or could damage any of the Genesis Entities or their respective businesses; or (iii) which the Managing Member (or its Affiliates, employees, officers, directors, members, partners or personnel) or any Genesis Entity is required by law or by agreement with a third party to keep confidential; provided, that the Managing Member shall make available to a Non-Managing Member, upon reasonable request, information required by such Non-Managing Member or its Affiliates to comply with applicable laws, rules and regulations (foreign or domestic), as well as any requests from any federal, state, local or foreign regulatory body or stock exchange having jurisdiction over such Non-Managing Member or its Affiliates. Notwithstanding the immediately preceding proviso, in no event shall the Managing Member be required to disclose to any Non-Managing Member the identity of, or any account details relating to, any other Member (or any other investor in any other Genesis Entity) unless it is required to do so by law applicable to it, as determined by a court of competent jurisdiction.

(b) Except as permitted by this Section 15.13 or as required by applicable law, each party hereto (other than the Managing Member) agrees that the provisions of this Agreement, all of the information and documents described in Article VIII, all understandings, agreements and other arrangements between and among the parties (or any of them), and all other non-public information received from, or otherwise relating to, any Genesis Entity, any Non-Managing Members, the Managing Member and/or their respective Affiliates shall be confidential, and shall not disclose or otherwise release to any other Person (other than another party hereto) such matters, without the written consent of the Managing Member.

(c) The confidentiality obligations of the parties under this Section 15.13 shall not apply: (i) to the disclosure by a Non-Managing Member of information to the other Non-Managing Members or such Non-Managing Member’s Affiliates, partners, officers, agents, board members, trustees, attorneys, auditors, employees, prospective transferees permitted hereunder, financial advisors and other professional advisors (provided, that such prospective transferees and other Persons agree to hold confidential such information substantially in accordance with this Section 15.13 or are otherwise bound by a duty of confidentiality to such Non-Managing Member) solely on a need-to-know basis, which Persons shall be bound by this Section 15.13 as if they were Non-Managing Members, (ii) to information already known to the general public at the time of disclosure or that became known prior to such disclosure through no act or omission by any Non-Managing Member (or any investor in any other Genesis Entity) or any Person acting on behalf of any of the foregoing, (iii) to information received from a source not bound by a duty of confidentiality to any Genesis Entity, any Member or any Affiliate of any of the foregoing, (iv) to any party to the extent that the disclosure by such party of information otherwise determined to be confidential is required by applicable law (foreign or domestic) or legal process (including pursuant to an arbitration proceeding), or by any federal, state, local or foreign regulatory body or stock exchange with jurisdiction over such party, (v) to disclosures made in connection with any lawsuit initiated to enforce any rights granted under this Agreement, or (vi) to the disclosure of confidential information to rating agencies to the extent such disclosure is required by such rating agencies; provided, that prior to disclosing such confidential information, a party shall, to the extent permitted by applicable law, notify the Managing Member thereof, which notice shall include the basis upon which such party believes the information is required to be disclosed. Notwithstanding the foregoing or anything to the contrary herein, in no event shall this Section 15.13(c) permit any Non-Managing Member to disclose the identity of, or any account details relating to, any other Member (or any other investor in any other Genesis Entity), without the prior written consent of the Managing Member (which may be given or withheld in the Managing Member’s sole discretion) unless the Non-Managing Member delivers to the Managing Member a written opinion of counsel to the Non-Managing Member (which opinion and counsel shall be reasonably acceptable to the Managing Member) to the effect that such disclosure is required under applicable law.

Annex C-56

(d) To the extent that a Non-Managing Member is subject to the United States Freedom of Information Act or any similar public disclosure or public records act statutes: (i) such Non-Managing Member acknowledges the Managing Member’s and the Company’s position that the information intended to be protected by the provisions of Sections 15.13(a) and 15.13(b) constitutes or includes sensitive financial data, proprietary data, commercial and financial information and/or trade secrets that are being provided to and/or entered into with the Non-Managing Member with the specific understanding that such documents and information will remain confidential; (ii) the Managing Member advises each such Non-Managing Member that the documents and information intended to be protected by the provisions of Sections 15.13(a) and 15.13(b) would not be supplied to such Non-Managing Member without an understanding that such documents and information will be held and treated by such Non-Managing Member as confidential information; and (iii) to the extent that such Non-Managing Member is nevertheless required to disclose any such confidential information, (A) such Non-Managing Member shall, unless legally prohibited, give the Managing Member prior notice of any such required disclosure and (B) such Non-Managing Member shall in any event maintain the confidentiality of the Company’s information (including this Agreement) to at least the same extent as, and in a manner no less favorable to the Company and the Managing Member than the manner in which, it maintains the confidentiality of comparable information in respect of any other private investment vehicles in which such Non-Managing Member invests (whether such vehicles are focused on private investments, public investments or otherwise). Notwithstanding the foregoing or anything to the contrary herein, in no event shall this Section 15.13(d) permit any Non-Managing Member to disclose the identity of, or any account details relating to, any other Member (or any other investor in any other Genesis Entity), without the prior written consent of the Managing Member (which may be given or withheld in the Managing Member’s sole discretion) unless the Non-Managing Member delivers to the Managing Member a written opinion of counsel to the Non-Managing Member (which opinion and counsel shall be reasonably acceptable to the Managing Member) to the effect that such disclosure is required under applicable law.

(e) The Company and the Managing Member shall be entitled to enforce the obligations of each Non-Managing Member under this Section 15.13 to maintain the confidentiality of the information described herein. The remedies provided for in this Section 15.13 are in addition to and not in limitation of any other right or remedy of the Company or the Managing Member provided by law or equity, this Agreement or any other agreement entered into by or among one or more of the Non-Managing Members and/or the Company. Each Non-Managing Member expressly acknowledges that the remedy at law for damages resulting from a breach of this Section 15.13 may be inadequate and that the Company and the Managing Member shall be entitled to institute an action for specific performance of a Non-Managing Member’s obligations hereunder. The Managing Member shall be entitled to consider the different circumstances of different Non-Managing Members with respect to the restrictions and obligations imposed on Non-Managing Members hereunder to the full extent permitted by law, and, to the full extent permitted by law, the Managing Member may, in its good faith discretion, waive or modify such restrictions and obligations with respect to a Non-Managing Member without waiving or modifying such restrictions and obligations for other Non-Managing Members.

(f) In addition, to the full extent permitted by law, each Non-Managing Member agrees to indemnify the Company and each Indemnitee against any claim, demand, controversy, dispute, cost, loss, damage, expense (including attorneys’ fees), judgment and/or liability incurred by or imposed upon the Company or any such Indemnitee in connection with any action, suit or proceeding (including any proceeding before any administrative or legislative body or agency), to which the Company or any such Indemnitee may be made a party or otherwise involved or with which the Company or any such Indemnitee shall be threatened, by reason of the Non-Managing Member’s obligations (or breach thereof) set forth in this Section 15.13.

(g) Notwithstanding any other provision of this Agreement (including this Section 15.13), the Managing Member may disclose any Confidential Information otherwise subject to the confidentiality obligations of this Section 15.13 to any federal, state, local or foreign regulatory or self-regulatory body or any securities exchange or listing authority to the extent required or requested by such body, exchange or authority, or as necessary and appropriate in connection with filings, or as otherwise legally required.

Annex C-57

Section 15.14 Consent to Use of Name. Each Member hereby consents to the use and inclusion of its name in the Company’s books and records hereto and any and all other notices or communications required or permitted to be given by the Managing Member to any other Genesis Entity or any member(s) thereof.

Section 15.15 Consent by Spouse. Each Non-Managing Member who is a natural person and is married (and not formally separated with an agreed-upon division of assets) and is subject to the community property laws of any state shall deliver a duly executed Consent by Spouse, in the form prescribed in Exhibit C attached hereto, and at the time of execution of this Agreement. Each such Non-Managing Member shall also have such Consent by Spouse executed by any spouse married to him or her at any time subsequent thereto while such natural person is a Non-Managing Member. Each Non-Managing Member agrees and acknowledges that compliance with the requirements of this Section 15.15 by each other Non-Managing Member constitutes an essential part of the consideration for his or her execution of this Agreement.

Section 15.16 Counterparts. This Agreement may be executed in any number of multiple counterparts, each of which shall be deemed to be an original copy and all of which shall constitute one agreement, binding on all parties hereto.

Section 15.17 Survival. The provision of Sections 6.6, 15.1, 15.2, 15.3, 15.6 15.7, 15.8, 15.9, 15.13, 15.14 and 15.15 (and this Section 15.17) (and any other provisions herein necessary for the effectiveness of the foregoing sections) shall survive the termination of the Company and/or the termination of this Agreement.

Section 15.18 Anti-Money Laundering Representations and Undertakings. Each Member acknowledges that it has read the representations and undertakings contained on Exhibit D attached hereto and hereby confirms they are true and correct.

Annex C-58

IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

SUN HEALTHCARE GROUP, INC., a Delaware corporation

By:
Name: Title:

ACKNOWLEDGED AND AGREED:

GENESIS HEALTHCARE, INC., a Delaware corporation

By:
Name: Title:

Annex C-59

[NON-MANAGING MEMBER SIGNATURE BLOCKS TO BE ADDED]

Annex C-60

EXHIBIT A: EXAMPLES REGARDING ADJUSTMENT FACTOR

For purposes of the following examples, it is assumed that (a) the Adjustment Factor in effect on December 31, 2013 is 1.0 and (b) on January 1, 2014 (the “Company Record Date” for purposes of these examples), prior to the events described in the examples, there are 100 Class A Shares issued and outstanding.

Example 1

On the Company Record Date, Genesis declares a dividend on its outstanding Class A Shares in Class A Shares. The amount of the dividend is one Class A Share paid in respect of each Class A Share owned. Pursuant to Paragraph (i) of the definition of “Adjustment Factor,” the Adjustment Factor shall be adjusted on the Company Record Date, effective immediately after the stock dividend is declared, as follows:

1.0 * 200/100 = 2.0

Accordingly, the Adjustment Factor after the stock dividend is declared is 2.0.

Example 2

On the Company Record Date, Genesis distributes options to purchase Class A Shares to all holders of its Class A Shares. The amount of the distribution is one option to acquire one Class A Share in respect of each Class A Share owned. The strike price is $4.00 a share. The Value of a Class A Share on the Company Record Date is $5.00 per share. Pursuant to Paragraph (ii) of the definition of “Adjustment Factor,” the Adjustment Factor shall be adjusted on the Company Record Date, effective immediately after the options are distributed, as follows:

1.0 * (100 + 100)/(100 + [100 * $4.00/$5.00]) = 1.1111

Accordingly, the Adjustment Factor after the options are distributed is 1.1111. If the options expire or become no longer exercisable, then the retroactive adjustment specified in Paragraph (ii) of the definition of “Adjustment Factor” shall apply.

Example 3

On the Company Record Date, Genesis distributes assets to all holders of its Class A Shares. The amount of the distribution is one asset with a fair market value (as determined by the Managing Member) of $1.00 in respect of each Class A Share owned. It is also assumed that the assets do not relate to assets received by the Managing Member or its Subsidiaries pursuant to a pro rata distribution by the Company. The Value of a Class A Share on the Company Record Date is $5.00 a share. Pursuant to Paragraph (iii) of the definition of “Adjustment Factor,” the Adjustment Factor shall be adjusted on the Company Record Date, effective immediately after the assets are distributed, as follows:

1.0 * $5.00/($5.00 — $1.00) = 1.25

Accordingly, the Adjustment Factor after the assets are distributed is 1.25.

Annex C-61

Annex C: LLC Agreement

EXHIBIT B: NOTICE OF REDEMPTION

Sun Healthcare Group, Inc.

c/o Genesis Healthcare, Inc.

101 East State Street

Kennett Square PA 19348

The undersigned Non-Managing Member or Assignee hereby irrevocably tenders for Redemption Company Class A Common Units in FC-GEN Operations Investment, LLC in accordance with the terms of the Amended and Restated Limited Liability Company Operating Agreement of FC-GEN Operations Investment, LLC, dated as of February [—], 2015 (the “Agreement”), and the Redemption rights referred to therein in Section 14.1(a). All capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Agreement. The undersigned Non-Managing Member or Assignee:

(a) undertakes to surrender such Company Common Units at the closing of the Redemption;

(b) directs that the certified check representing or, at the Managing Member’s discretion, a wire transfer of the Cash Amount, and/or the Class A Shares Amount, as applicable, deliverable upon the closing of such Redemption be delivered to the address or bank account, as applicable, specified below;

(c) represents, warrants, certifies and agrees that: (i) the undersigned Non-Managing Member or Assignee is a Qualifying Party; (ii) the undersigned Non-Managing Member or Assignee has, and at the closing of the Redemption will have, good, marketable and unencumbered title to such Company Common Units, free and clear of the rights or interests of any other person or entity; (iii) the undersigned Non-Managing Member or Assignee has, and at the closing of the Redemption will have, the full right, power and authority to tender and surrender such Common Units as provided herein; (iv) the undersigned Non-Managing Member or Assignee, and the tender and surrender of such Common Units for Redemption as provided herein complies with all conditions and requirements for redemption of Company Common Units set forth in the Agreement; and (v) the undersigned Non-Managing Member or Assignee has obtained the consent or approval of all persons and entities, if any, having the right to consent to or approve such tender and surrender; and

(d) acknowledges that the undersigned will continue to own such Company Common Units unless and until either (1) such Company Common Units are acquired by the Managing Member pursuant to Section 14.1(b) of the Agreement or (2) such redemption transaction closes.

Dated:

Annex C-62

Name of Non-Managing Member or Assignee:

Signature of Non-Managing Member or Assignee

Street Address

City, State and Zip Code

Social security or identifying number

Signature Medallion Guaranteed by:*

Issue Check Payable to (or shares in the name of):

Bank Account Details:

*	Required unless waived by the Managing Member or Transfer Agent.

Annex C-63

Annex C: LLC Agreement

EXHIBIT C: CONSENT BY SPOUSE

I acknowledge that I have read that certain Amended and Restated Limited Liability Company Operating Agreement of FC-GEN Operations Investment, LLC (the “Company”), dated as of February [—], 2015 (the “Operating Agreement”), and that I know its contents. I am aware that by its provisions, my spouse agrees to sell, convert, dispose of, or otherwise transfer his or her interest in the Company, including any property or other interest that I have or acquire therein, under certain circumstances. I hereby consent to such sale, conversion, disposition or other transfer; and approve of the provisions of the Operating Agreement and any action hereafter taken by my spouse thereunder with respect to his or her interest, and I agree to be bound thereby.

I further agree that in the event of my death or a dissolution of marriage or legal separation, my spouse shall have the absolute right to have my interest, if any, in the Company set apart to him or her, whether through a will, a trust, a property settlement agreement or by decree of court, or otherwise, and that if he or she be required by the terms of such will, trust, settlement or decree, or otherwise, to compensate me for said interest, that the price shall be an amount equal to: (i) the then-current balance of the Capital Account relating to said interest; multiplied by (ii) my percentage of ownership in such interest (all without regard to the effect of any vesting provisions in the Operating Agreement related thereto).

This consent, including its existence, validity, construction, and operating effect, and the rights of each of the parties hereto, shall be governed by and construed in accordance with the laws of the [            ]* without regard to otherwise governing principles of choice of law or conflicts of law.

Date:

NAME:

*	Insert jurisdiction of residence of Member and Spouse.

Annex C-64

Annex C: LLC Agreement

EXHIBIT D: ANTI-MONEY LAUNDERING REPRESENTATIONS AND UNDERTAKINGS

Each Member hereby makes the following representations, warranties and covenants as of the date of this Agreement, and for so long as each such Member holds any Membership Interest thereafter:

(a) The monies used to fund the Member’s acquisition of an interest in the Company, and the monies that have been or will be used to make Capital Contributions, have not been, and will not in any case be, derived from or related to any activity that would be illegal in any Relevant Jurisdiction (“Illegal Activity”). In addition, the proceeds from the Member’s investment in the Company will not be used to finance any Illegal Activities. To the best of the Member’s knowledge, no contribution or payment, in and of itself, by any Member to the Company will directly cause the Company or its affiliates to be in violation of applicable anti-money laundering, terrorist financing, or sanctions laws, regulations or government guidance, including but not limited to the Bank Secrecy Act, as amended by the USA PATRIOT Act of 2001, and the Bank Secrecy Act’s implementing regulations (collectively, “BSA laws and regulations”); the economic and trade sanctions administered and enforced by the Office of Foreign Assets Control, United States Department of the Treasury (“OFAC”); or applicable anti-money laundering and terrorist financing laws, regulations or government guidance of any Relevant Jurisdiction. “Relevant Jurisdiction” means the United States or the Member’s place of organization or principal place of business.

(b) Neither a Member nor any person or entity controlled by or controlling the Member, excluding such persons or entities that are shareholders of the Member or any person or entity controlled by or controlling the Member in the event the Member or any person or entity controlled by or controlling the Member is a public company traded on a recognized securities exchange:

(i) Appears on the Specially Designated Nationals and Blocked Persons List maintained by OFAC or the Annex to Executive Order 13224 issued by the President of the United States, each as amended from time to time;

(ii) Is a person or entity resident in or, if an entity, organized or chartered under the laws of a jurisdiction that (a) has been designated by the Secretary of the United States Department of the Treasury as warranting special measures due to money laundering concerns or (b) has been designated as non-cooperative with international anti-money laundering principles or procedures by an intergovernmental group or organization of which the United States is a member, if the United States has concurred in such designation;

(iii) Is subject to economic or trade sanctions administered and enforced by OFAC;

(iv) Unless disclosed to the Company, is a Senior Foreign Political Figure, defined as a current or former senior official in the executive, legislative, administrative, military, or judicial branches of a foreign government (whether elected or not); a senior official of a major foreign political party; a senior executive of a foreign government-owned commercial enterprise; a corporation, business, or other entity that has been formed by, or for the benefit of, such an individual; or the parent, sibling, spouse, child, in-law or close associate of such an individual; or

(v) Is a foreign shell bank defined as a foreign bank that does not have a physical presence in any country unless the foreign bank is an affiliate of a depository institution, credit union, or foreign bank that maintains a physical presence in the United States or a foreign country and is subject to the supervision by a banking authority in the country regulating the affiliated depository institution, credit union or foreign bank.

(c) The Members understand that the Company (and/or its affiliates) may be subject to certain legal requirements that require verification of the source of funds paid to the Company by the Members, as well as the Members’ identity and that of any associated persons. The Members agree that it will provide such materials as may from time to time be reasonably requested by the Company or the Managing Member for such purposes. In addition, the Members agree to provide to the Company and its affiliates any additional information regarding itself and any person or entity controlled by or controlling the Member, excluding such persons or entities that

Annex C-65

are shareholders of the Member or any person or entity controlled by or controlling the Member in the event the Member or any person or entity controlled by or controlling the Member is a public company traded on a recognized securities exchange, that may be deemed necessary to ensure compliance with all applicable laws concerning money laundering and terrorist financing, as well as trade and economic sanctions. The Company may take such actions as the Managing Member may reasonably determine if this information is not provided or on the basis of information that is provided.

(d) All evidence of identity and related information concerning each Member and any person controlling or controlled by the Member, excluding such persons or entities that are shareholders of the Member or any person or entity controlled by or controlling the Member in the event the Member or any person or entity controlled by or controlling the Member is a public company traded on a recognized securities exchange, provided to the Company is and will be true, accurate and complete. Each Member will promptly notify the Company and the Managing Member if any of the representations in this section cease to be true and accurate.

(e) The Managing Member may segregate and/or redeem a Member’s investment in the Company, prohibit future investments or capital contributions, or take other appropriate action if the Managing Member determines that the continued participation of any Member could materially adversely affect the Company or if the action is necessary in order for the Company to comply with applicable laws, regulations, orders, directives or special measures. The Members further understand that the Company and the Managing Member (and any of their affiliates) may release confidential information about each such Member and, if applicable, any of its direct or indirect beneficial owners, to proper authorities if, in their sole and absolute discretion, they determine that such release is in the interest of any of the foregoing in light of applicable laws and regulations. The Managing Member will take such steps as it determines are necessary to comply with applicable laws, regulations, orders, directives and special measures.

Annex C-66

Annex C: LLC Agreement

SCHEDULE I

MEMBERS AND PERCENTAGE INTERESTS/NUMBER OF COMPANY UNITS

Annex C-67

Annex D: Registration Rights Agreement

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

by and among

Onex Holders (as defined herein),

Greystone Holders (as defined herein)

and

Skilled Healthcare Group, Inc.

Dated as of August 18, 2014

1.	Certain Definitions.	D-1
2.	Shelf Registration Statements.	D-4
3.	Demand Registrations.	D-4
4.	Piggyback Registrations.	D-7
5.	Selection of Underwriters.	D-8
6.	Procedures.	D-8
7.	Registration Expenses.	D-11
8.	Indemnification.	D-11
9.	Rule 144.	D-13
10.	Transfer of Registration Rights.	D-13
11.	Lock-up Agreement.	D-13
12.	Conversion or Exchange of Other Securities.	D-14
13.	Miscellaneous.	D-14

Annex D-i

This AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT, dated as of August 18, 2014 and becoming effective as of the Closing Date (as hereinafter defined) (the “Effective Date”), is by and among Skilled Healthcare Group, Inc. a Delaware corporation (the “Company”), the Holders listed on Schedule A attached hereto (collectively, the “Onex Holders”), and the Holders listed on Schedule B attached hereto (collectively, the “Greystone Holders” and, together with the Onex Holders, the “Investors”).

W I T N E S S E T H:

WHEREAS, the Company and the Onex Holders (or their transferors or predecessors) holding shares of Class B Stock at such time entered into that certain Registration Agreement, dated as of December 27, 2005 (the “Original Agreement”), for purposes of setting forth the registration rights of such investors with respect to the equity securities of the Company;

WHEREAS, pursuant to Section 10(c) of the Original Agreement, the Company, a majority of the Onex Investors (as defined in the Original Agreement), and the holders of at least a majority of the Registrable Securities (as defined in the Original Agreement), hereby desire to amend and restate the Original Agreement as set forth in this Agreement, with those Investors listed on Schedule A attached hereto being Onex Holders under this Agreement, and those Investors listed on Schedule B attached hereto being Greystone Holders under this Agreement; and

WHEREAS, the Company and the Investors acknowledge and agree that this Agreement shall become effective as of the Closing Date (as hereinafter defined).

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1.	Certain Definitions.

In addition to the terms defined elsewhere in this Agreement, the following terms shall have the following meanings:

“Affiliate” of any Person means any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) as used with respect to any Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” means this Amended and Restated Registration Rights Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to this Registration Rights Agreement as the same may be in effect at the time such reference becomes operative.

“Blackout Period” has the meaning set forth in Section 6(e) hereof.

“Business Day” means any day, except a Saturday, Sunday or legal holiday on which banking institutions in the City of New York are authorized or obligated by law or executive order to close.

“Class B Common Stock” means Class B Common Stock, par value $0.001 per share, of the Company.

“Closing Date” has the meaning set forth in the Purchase Agreement.

“Common Stock” means Class A common stock, par value $0.001 per share, of the Company.

Annex D-1

“Company” has the meaning set forth in the introductory paragraph and includes any other person referred to in the second sentence of Section 13(c) hereof.

“Delay Period” has the meaning set forth in Section 3(d) hereof.

“Demand Registration” has the meaning set forth in Section 3(a) hereof.

“Demand Registration Statement” has the meaning set forth in Section 3(a) hereof.

“Effective Date” has the meaning set forth in the introductory paragraph.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expense Condition” has the meaning set forth in Section 3(b) hereof.

“Full Cooperation” means, in connection with any underwritten offering, where, in addition to the cooperation otherwise required by this Agreement, (a) members of senior management of the Company (including the chief executive officer and chief financial officer) fully cooperate with the underwriter(s) in connection therewith and make themselves available to participate in “road-show” and other customary marketing activities in such locations (domestic and foreign) as recommended by the underwriter(s) (including one-on-one meetings with prospective purchasers of the Registrable Securities) and (b) the Company prepares preliminary and final prospectuses (preliminary and final prospectus supplements in the case of an offering pursuant to the Shelf Registration Statement) for use in connection therewith containing such additional information as reasonably requested by the underwriter(s) (in addition to the minimum amount of information required by law, rule or regulation).

“Governmental Entity” means any national, federal, state, municipal, local, territorial, foreign or other government or any department, commission, board, bureau, agency, regulatory authority or instrumentality thereof, or any court, judicial, administrative or arbitral body or public or private tribunal.

“Greystone Exchangeable LLC Interests” means the Greystone Class A Units (as defined in the Purchase Agreement) held by the Greystone Holders or any of their respective Permitted Transferees.

“Greystone Holders” has the meaning set forth in the introductory paragraph.

“Holders” means the Investors and any Persons that subsequently hold Registrable Securities and have been assigned, in accordance with Section 10, rights to cause the Company to register such Registrable Securities. In this Agreement, (a) the Greystone Holders shall be considered a “Holder” for purposes of requesting actions to be taken when a majority in interest of the Greystone Holders has approved taking such action, and (b) the Onex Holders shall be considered a “Holder” for purposes of requesting actions to be taken when a majority in interest of the Onex Holders has approved taking such action.

“Immediate Family Member” means, with respect to any Person, (a) the spouse, former spouse, child, step-child, sibling, niece, nephew, parent, grandparent or any lineal descendent (whether by blood or adoption) of such Person, or a parent, grandparent or any lineal descendent (whether by blood or adoption) of such Person’s spouse, (b) any corporation, partnership or limited liability company all or substantially all of the equity interests in which are owned by a person described in clause (a) above, or (c) a trust, custodial account or guardianship administered primarily for the benefit of a person described in clause (a) above.

“Initiating Holders” has the meaning set forth in Section 3(a) hereof.

“Investors” has the meaning set forth in the introductory paragraph.

Annex D-2

“Lock-up Expiration” means the earlier of (i) 18 months plus the duration of any Delay Period or Blackout Period from the Effective Date and (ii) the date on which the Onex Holders and their Permitted Transferees first hold less than 10% of the Registrable Securities held by the Onex Holders as of the Effective Date.

“NYSE” means the New York Stock Exchange, Inc.

“Onex Holders” has the meaning set forth in the introductory paragraph.

“Permitted Transferee” means (a) with respect to any Holder, (i) any corporation, partnership or limited liability company all or substantially all of the equity interests in which are owned, directly or indirectly, by such Holder, or (ii) to any Immediate Family Member of such Holder, (b) with respect to any Greystone Holder, any other Greystone Holder, (c) with respect to any Onex Holder, any other Onex Holder or any Affiliate of an Onex Holder, and (d) with respect to GEN Management, LLC and GEN Management Investors, LLC, any holder of equity interests therein.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, Governmental Entity or any other entity.

“Piggyback Registration” has the meaning set forth in Section 4(a) hereof.

“Piggyback Registration Notice” has the meaning set forth in Section 4(a) hereof.

“Piggyback Registration Statement” has the meaning set forth in Section 4(a) hereof.

“Prospectus” means the prospectus or prospectuses forming a part of, or deemed to form a part of, or included in, or deemed included in, any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus or prospectuses.

“Purchase Agreement” means the Purchase and Contribution Agreement, dated as of August 18, 2014, by and between the Company and FC-GEN Operations Investment, LLC.

“Registrable Securities” means (a) any shares of Common Stock held by the Onex Holders and any shares of Common Stock issuable upon conversion of the Class B Common Stock held by the Onex Holders, (b) any shares of Common Stock issued as Stock Consideration or issuable upon the exercise of securities issued as Stock Consideration, (c) all shares of Common Stock issued or issuable upon exchange of the Greystone Exchangeable LLC Interests and (d) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any right or other security which is issued as) a stock dividend, stock split or other distribution with respect to, or in exchange for or in substitution of such shares of Common Stock referred to in clauses (a), (b) or (c) or in connection with a combination of shares, reclassification, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities when (i) they are distributed pursuant to an effective Registration Statement under the Securities Act, (ii) they are sold pursuant to Rule 144 (or any similar provision then in force under the Securities Act), (iii) they shall have ceased to be outstanding, or (iv) they shall have been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of the securities. No Registrable Securities may be registered under more than one Registration Statement at any one time.

“Registrable Securities then outstanding” means the number of shares determined by adding the number of shares of Common Stock outstanding that are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities that are, Registrable Securities.

Annex D-3

“Registration Statement” means any registration statement of the Company that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all materials incorporated by reference in such Registration Statement.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such rule.

“Rule 415” means Rule 415 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such rule.

“SEC” means the Securities and Exchange Commission.

“Secondary Offering Size” has the meaning set forth in Section 3(a) hereof.

“Securities Act” means the Securities Act of 1933, as amended.

“Shelf Registration Statement” has the meaning set forth in Section 2 hereof.

“Stock Consideration” means the shares of Common Stock (or securities exercisable therefor) issued to the Investors pursuant to the Purchase Agreement.

“Stock Repurchase” has the meaning set forth in Section 4(b) hereof.

“Suspension Notice” has the meaning set forth in Section 6(e) hereof.

“Transfer” has the meaning set forth in Section 11 hereof.

“underwritten registration or underwritten offering” means an offering in which securities of the Company are sold to one or more underwriters (as defined in Section 2(a)(11) of the Securities Act) for resale to the public.

2.	Shelf Registration Statements.

At the request of a Holder, the Company shall use its best efforts to promptly file a registration statement on Form S-3 or such other form under the Securities Act then available to the Company providing for (a) the issuance of Common Stock upon an exchange, from time to time, of Greystone Exchangeable LLC Interests held by any Greystone Holder and (b) the resale pursuant to Rule 415 from time to time by the requesting Holder of such number of shares of Registrable Securities requested by such Holder to be registered thereby (including the Prospectus, amendments and supplements to the shelf registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference, if any, in such shelf registration statement, the “Shelf Registration Statement”). The Company shall use its best efforts to cause the Shelf Registration Statement to be declared effective by the SEC as of immediately following the Lock-up Expiration. The Company shall maintain the effectiveness of the Shelf Registration Statement (or a replacement thereof) for as long as any Holder owns any Registrable Securities.

3.	Demand Registrations.

(a) Right to Request Registration. Subject to the conditions of this Section 3, if the Company shall receive at any time a written request (a “Demand Registration”) from the Onex Holders, on the one hand, or the Greystone Holders, on the other hand, that the Company file a Registration Statement (including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by

Annex D-4

reference, if any, in such registration statement, a “Demand Registration Statement”) covering the registration of a number of Registrable Securities specified in such request; provided, however, that the amount specified in such request, net of applicable underwriting discounts, selling commissions and stock transfer taxes, shall have a value (based on current market price) of at least $30,000,000 or, if less than $30,000,000, an amount sufficient to permit, after taking into account the allocation provisions of Section 3(c), the sale of all of the Registrable Securities held by whichever of the Onex Holders or the Greystone Holders are requesting such Demand Registration (the “Secondary Offering Size”) (such Holders making the written request, the “Initiating Holders”), then the Company shall (x) within fifteen (15) days of the receipt thereof, give written notice of such request to all Holders, and, (y) subject to the limitations of Section 3(d), use its best efforts to, as soon as practicable, effect the registration under the Securities Act of the Registrable Securities the Company has been so requested to register by the Initiating Holders, together with all or such portion of Registrable Securities of any Holder joining in such request as are specified in a written request received by the Company within fifteen (15) Business Days after the giving of the written notice from the Initiating Holders specified above and are within the limit specified in Section 3(c). In connection with each such Demand Registration, the Company shall cause there to occur Full Cooperation.

(b) Number of Demand Registrations.

(i) Notwithstanding any Demand Registrations by the Greystone Holders, the Onex Holders will be entitled to request two (2) Demand Registrations pursuant to Section 3(a) during the 18 month period following the Effective Date; provided, that such 18 month period shall be extended by an amount of time equal to the duration of any Blackout Period or Delay Period occurring during such period (as it may be so extended). Notwithstanding any Demand Registrations by the Onex Holders, the Greystone Holders shall be entitled to request one (1) Demand Registration pursuant to Section 3(a) during the 18 month period following the Effective Date (as extended by the duration of any Blackout Period or Delay Period as described above); provided, however, that, if the notice of Demand Registration is delivered prior to the Lock-up Expiration, the number of Registrable Securities registered on such Demand Registration Statement by the Greystone Holders (or their successors) shall not exceed 10% of the total outstanding Common Stock on a fully-diluted and as-exchanged basis. A registration shall not count as one of the permitted Demand Registrations pursuant to Section 3(a): (A) until the related Demand Registration Statement has become effective or (B) if there was not Full Cooperation in connection therewith. Expenses incurred in connection with a Demand Registration Statement effected pursuant to this Section 3(b)(i) shall be paid in accordance with Section 7(a).

(ii) Notwithstanding Section 3(b)(i), after the Lock-up Expiration, the Greystone Holders will be entitled to unlimited Demand Registrations pursuant to Section 3(a) until such time as the Greystone Holders no longer hold any Registrable Securities; provided, that, if either (A) prior thereto, the Greystone Holders have exercised their right to request one (1) Demand Registration pursuant to Section 3(a)(i) or (B) the notice of Demand Registration is delivered following the expiration of the 18 month period following the Effective Date (as extended by the duration of any Blackout Period or Delay Period) (in each case of clause (A) and (B), an “Expense Condition”), the Holders selling Registrable Securities on the Demand Registration Statement shall be required to pay for or reimburse the Company for expenses incurred in connection with such Demand Registration Statement pursuant to Section 7(b).

(c) Priority on Demand Registrations. In any Demand Registration pursuant to Section 3(a), the securities to be included shall be limited to (x) a number of Registrable Securities not exceeding 74.25% of the Secondary Offering Size to be sold by Onex Holders and (y) a number of Registrable Securities not exceeding 25.75% of the Secondary Offering Size to be sold by Greystone Holders; provided, however, that if the non-Initiating Holder declines to sell its maximum allocation in such Demand Registration pursuant to the limitations set forth in this Section 3, then such unused allotment shall be allocated (i) first, to Registrable Securities held by the Initiating Holder and (ii) second, if the Initiating Holder declines to sell an amount of Registrable Securities equal to the unused allotment, to shares of Common Stock to be issued by the Company if it, in its sole discretion, determines to sell such shares (such amount not to exceed the remaining amount of such unused

Annex D-5

allotment). The Initiating Holder may, by written notice to the Company (which shall provide such notice to all Holders that have elected to participate in such Demand Registration) at least five (5) Business Days prior to the filing of the first preliminary prospectus to be used for distribution in respect of such Demand Registration Statement, change the Secondary Offering Size; provided, that no such notice shall be required to be given with respect to an increase of the Secondary Offering Size resulting from the exercise of any over-allotment option in respect of such Demand Registration, or with respect to any other upward or downward change of less than twenty percent (20%) with respect to the overall Secondary Offering Size (such overall Secondary Offering Size to include the amount of any over-allotment option that could be exercised in connection therewith). Following the receipt of such written notice, the non-Initiating Holder shall then have two (2) Business Days to provide written notice to the Company stating that it will (i) withdraw from such offering if it previously indicated it would participate or (ii) if it had previously elected not to participate in such Demand Registration, participate and provide the number of Registrable Securities it will sell, subject to the limitations set forth in this Section 3. If a Demand Registration pursuant to Section 3 involves an underwritten offering and the managing underwriter shall advise the Company that in its opinion the number of securities requested to be included in such registration exceeds the number that can be sold in such offering without having an adverse effect on such offering, including the price at which such securities can be sold, then, subject to the preceding sentence, the Company shall include in such registration the maximum number of shares that such underwriter advises can be so sold without having such effect, allocated (i) first, to Registrable Securities requested by the Holders to be included in such registration and (ii) second, among all shares of Common Stock requested to be included in such registration by any other Persons (including securities to be sold for the account of the Company) allocated among such Persons in such manner as they may agree; provided, however, if such underwriter determines that the Registrable Securities requested by the Holders to be included in such registration pursuant to the first three sentences of this Section 3(c) exceeds the number that can be sold in such offering without having an adverse effect on such offering, including the price at which such securities can be sold, then the Registrable Securities that are included in such offering shall be (x) in the case of a Demand Registration under Section 3(b)(i), apportioned 74.25% to the Onex Holders and 25.75% to the Greystone Holders (but not in excess of the number of Registrable Securities that the Onex Holders and Greystone Holders, respectively, have requested to be included in such Demand Registration), and further apportioned among the Onex Holders, on the one hand, and the Greystone Holders, on the other hand, on a pro rata basis in accordance with the number of Registrable Securities held by each such Onex Holder and Greystone Holder, as applicable; or (y) in the case of a Demand Registration under Section 3(b)(ii), apportioned among the Onex Holders, on the one hand, and the Greystone Holders, on the other hand, on a pro rata basis in accordance with the number of Registrable Securities held by each such Onex Holder and Greystone Holder, as applicable, and further apportioned in such other proportions as shall mutually be agreed to by all such selling Holders; provided, however, that in the event that the Greystone Holders make the first request of a Demand Registration pursuant to Section 3(a)(i), then in the case of the first Demand Registration under Section 3(b)(ii), the Registrable Securities that are included in such offering shall be apportioned 50.0% to the Onex Holders and 50.0% to the Greystone Holders (but not in excess of the number of Registrable Securities that the Onex Holders have requested to be included in such Demand Registration), and further apportioned among the Onex Holders, on the one hand, and the Greystone Holders, on the other hand, on a pro rata basis in accordance with the number of Registrable Securities held by each such Onex Holder and Greystone Holder, as applicable. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

(d) Restrictions on Demand Registrations. The Company may postpone the filing or the effectiveness of a Demand Registration Statement if, based on the good faith judgment of the Company’s Board of Directors, such postponement is necessary in order to avoid premature disclosure of a matter the Board of Directors has determined would not be in the best interest of the Company to be disclosed at such time; provided, however, that majority in interest of the Holders requesting such Demand Registration Statement shall be entitled, at any time after receiving notice of such postponement and before such Demand Registration Statement becomes effective, to withdraw such request and, if such request is withdrawn, such Demand Registration shall not count as one of the permitted Demand Registrations. The Company shall provide written notice to the Holders of (i) any

Annex D-6

postponement of the filing or effectiveness of a Demand Registration Statement pursuant to this Section 3(d), (ii) the Company’s decision to file or seek effectiveness of such Demand Registration Statement following such postponement and (iii) the effectiveness of such Demand Registration Statement. The Company may defer the filing or effectiveness of a particular Demand Registration Statement pursuant to this Section 3(d) only once during any 12-month period. Notwithstanding the provisions of this Section 3(d), the Company may not postpone the filing or effectiveness of a Demand Registration Statement past the date that is the earliest of (x) the date upon which any disclosure of a matter the Board of Directors has determined would not be in the best interest of the Company to be disclosed is disclosed to the public or ceases to be material, (y) thirty (30) days after the date upon which the Board of Directors has determined such matter should not be disclosed and (z) such date that, if such postponement continued, would result in there being more than 45 days in the aggregate in any 12-month period during which the filing or effectiveness of one or more Registration Statements has been so postponed. The period during which filing or effectiveness is so postponed hereunder is referred to as a “Delay Period.”

4.	Piggyback Registrations.

(a) Right to Piggyback. Whenever the Company proposes to publicly sell or register for sale any of its common equity securities pursuant to a registration statement (a “Piggyback Registration Statement”) under the Securities Act (other than a registration statement on Form S-8 or on Form S-4 or any similar successor forms thereto) (a “Piggyback Registration”), the Company shall give prompt written notice to the Holders of its intention to effect such sale or registration (the “Piggyback Registration Notice”) and, subject to Section 4(b), shall include in such transaction all Registrable Securities with respect to which the Company has received a written request from the Holders for inclusion therein within 15 days after the receipt of the Company’s notice. The Company may postpone or withdraw the filing or the effectiveness of a Piggyback Registration at any time in its sole discretion, without prejudice to the Holders’ right to immediately request a Demand Registration or Shelf Registration Statement hereunder. A Piggyback Registration shall not be considered a Demand Registration for purposes of Section 3 or a Shelf Registration Statement for purposes of Section 2.

(b) Priority on Primary Registrations. If a Piggyback Registration is initiated as an underwritten primary registration on behalf of the Company where the primary use of proceeds does not include the repurchase, redemption, subscription or retirement of capital stock of the Company (a “Stock Repurchase”), and the managing underwriter advises the Company in writing that in its opinion the number of securities requested to be included in such registration exceeds the number that can be sold in such offering without having an adverse effect on such offering, including the price at which such securities can be sold, then the Company shall include in such registration the maximum number of shares that such underwriter advises can be so sold without having such effect, allocated (i) first, to the securities the Company proposes to sell, (ii) second, to the Registrable Securities requested to be included therein by the Holders and (iii) third, among other securities requested to be included in such registration by other security holders of the Company on such basis as such holders may agree among themselves and the Company; provided, however, if such underwriter determines that the Registrable Securities requested by the Holders to be included in such registration pursuant to Section 4(b)(ii) above exceeds the number that can be sold in such offering without having an adverse effect on such offering, including the price at which such securities can be sold, then the Registrable Securities that are included in such offering shall be (x) if the Piggyback Registration Notice is delivered prior to the Lock-up Expiration, apportioned 74.25% to the Onex Holders and 25.75% to the Greystone Holders (but not in excess of the number of Registrable Securities that the Onex Holders and Greystone Holders, respectively, have requested to be included in such Piggyback registration), and further apportioned among the Onex Holders, on the one hand, and the Greystone Holders, on the other hand, on a pro rata basis in accordance with the number of Registrable Securities held by each such Onex Holder and Greystone Holder, as applicable, and (y) if the Piggyback Registration Notice is delivered after the Lock-up Expiration, apportioned to such Holders on a pro rata basis in accordance with the number of Registrable Securities held by each such Holder, or in each case in such other proportions as shall mutually be agreed to by all such selling Holders. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

Annex D-7

5.	Selection of Underwriters.

If any of the Registrable Securities covered by a Demand Registration Statement or a Shelf Registration Statement is to be sold in an underwritten offering, the Holders of the Registrable Securities to be included shall have the right to select the managing underwriter(s) to administer the offering subject to the prior approval of the Company, which approval shall not be unreasonably withheld.

6.	Procedures.

(a) In connection with the registration and sale of Registrable Securities pursuant to this Agreement, the Company shall use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the Holders’ intended methods of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

(i) prepare and file with the SEC a Registration Statement with respect to such Registrable Securities and use its best efforts to cause such Registration Statement to become effective as soon as practicable thereafter; and before filing a Registration Statement or Prospectus or any amendments or supplements thereto (including any prospectus supplement for a shelf takedown), furnish to the Holders and the underwriter or underwriters, if any, copies of all such documents proposed to be filed, including documents incorporated by reference in the Prospectus and, if requested by the Holders, the exhibits incorporated by reference, and the Holders (and the underwriter(s), if any) shall have the opportunity to review and comment thereon, and the Company will make such changes and additions thereto as reasonably requested by the Holders (and the underwriter(s), if any) prior to filing any Registration Statement or amendment thereto or any Prospectus or any supplement thereto;

(ii) prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for a period of not less than 180 days (plus, in each case, the duration of any Delay Period and any Blackout Period), in the case of a Demand Registration Statement or for as long as any Holder owns any Registrable Securities, in the case of a Shelf Registration Statement, or such shorter period as is necessary to complete the distribution of the securities covered by such Registration Statement and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the Holders thereof set forth in such Registration Statement and, in the case of the Shelf Registration Statement, prepare such prospectus supplements containing such disclosures as may be reasonably requested by the Holders or any underwriter(s) in connection with each shelf takedown;

(iii) furnish to the Holders such number of copies of such Registration Statement, each amendment and supplement thereto, each Prospectus (including each preliminary Prospectus and Prospectus supplement) and such other documents as the Holders and any underwriter(s) may reasonably request in order to facilitate the disposition of the Registrable Securities, provided, however, that the Company shall have no such obligation to furnish copies of a final prospectus if the conditions of Rule 172(c) under the Securities Act are satisfied by the Company;

(iv) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions (domestic or foreign) as the Holders and any underwriter(s) reasonably requests and do any and all other acts and things that may be reasonably necessary or advisable to enable the Holders and any underwriter(s) to consummate the disposition in such jurisdictions of the Registrable Securities (provided, that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph (iv), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction);

(v) notify the Holders and any underwriter(s), at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of any event as a result of which any Prospectus

Annex D-8

contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading, and, at the request of the Holders or any underwriter(s), the Company shall prepare a supplement or amendment to such Prospectus so that, as thereafter supplemented and/or amended, such Prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

(vi) in the case of an underwritten offering, (A) enter into such agreements (including underwriting agreements in customary form), (B) take all such other actions as the Holders or the underwriter(s) reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, causing senior management and other Company personnel to cooperate with the Holders and the underwriter(s) in connection with performing due diligence) and (C) cause its counsel to issue opinions of counsel in form, substance and scope as are customary in primary underwritten offerings, addressed and delivered to the underwriter(s) and the Holders;

(vii) in connection with each Demand Registration pursuant to Section 3, cause there to occur Full Cooperation and, in all other cases, cause members of senior management of the Company to be available to participate in, and to cooperate with the underwriter(s) in connection with customary marketing activities (including select conference calls and one-on-one meetings with prospective purchasers);

(viii) make available for inspection by the Holders, any underwriter participating in any disposition pursuant to a Registration Statement, and any attorney, accountant or other agent retained by the Holders or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by the Holders, underwriter, attorney, accountant or agent in connection with such Registration Statement;

(ix) use its best efforts to cause all such Registrable Securities to be listed on each securities exchange on which securities of the same class issued by the Company are then listed or, if no such similar securities are then listed, on the NYSE or a national securities exchange selected by the Company;

(x) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Registration Statement;

(xi) if requested, cause to be delivered, immediately prior to the pricing of any underwritten offering, immediately prior to effectiveness of each Registration Statement (and, in the case of an underwritten offering, at the time of closing of the sale of Registrable Securities pursuant thereto), letters from the Company’s independent registered public accountants addressed to the Holders and each underwriter, if any, stating that such accountants are independent public accountants within the meaning of the Securities Act and the applicable rules and regulations adopted by the SEC thereunder, and otherwise in customary form and covering such financial and accounting matters as are customarily covered by letters of the independent registered public accountants delivered in connection with primary underwritten public offerings;

(xii) make generally available to its Holders a consolidated earnings statement (which need not be audited) for the 12 months beginning after the effective date of a Registration Statement as soon as reasonably practicable after the end of such period, which earnings statement shall satisfy the requirements of an earnings statement under Section 11(a) of the Securities Act; and

(xiii) promptly notify the Holders and the underwriter or underwriters, if any:

(A) when the Registration Statement, any pre-effective amendment, the Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement has been filed and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective;

(B) of any written request by the SEC for amendments or supplements to the Registration Statement or any Prospectus or of any inquiry by the SEC relating to the Registration Statement or the Company’s status as a well-known seasoned issuer;

Annex D-9

(C) of the notification to the Company by the SEC of its initiation of any proceeding with respect to the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement; and

(D) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction.

(b) The Company represents and warrants that no Registration Statement (including any amendments or supplements thereto and Prospectuses contained therein) shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading (except that the Company makes no representation or warranty with respect to information relating to the Holders furnished to the Company by or on behalf of the Holders specifically for use therein).

(c) The Company shall make available to the Holders (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one copy of each Registration Statement and any amendment thereto, each preliminary Prospectus and Prospectus and each amendment or supplement thereto, each letter written by or on behalf of the Company to the SEC or the staff of the SEC (or other governmental agency or self-regulatory body or other body having jurisdiction, including any domestic or foreign securities exchange), and each item of correspondence from the SEC or the staff of the SEC (or other governmental agency or self-regulatory body or other body having jurisdiction, including any domestic or foreign securities exchange), in each case relating to such Registration Statement or to any of the documents incorporated by reference therein, and (ii) such number of copies of each Prospectus, including a preliminary Prospectus, and all amendments and supplements thereto and such other documents as the Holders or any underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities. The Company will promptly notify the Holders of the effectiveness of each Registration Statement or any post-effective amendment or the filing of any supplement or amendment to such Shelf Registration Statement or of any Prospectus supplement. The Company will promptly respond to any and all comments received from the SEC, with a view towards causing each Registration Statement or any amendment thereto to be declared effective by the SEC as soon as practicable and shall file an acceleration request, if necessary, as soon as practicable following the resolution or clearance of all SEC comments or, if applicable, following notification by the SEC that any such Registration Statement or any amendment thereto will not be subject to review.

(d) The Company may require the Holders to furnish to the Company any other information regarding the Holders and the distribution of such securities as the Company reasonably determines, based on the advice of counsel, is required to be included in any Registration Statement.

(e) The Holders agree that, upon notice from the Company of the happening of any event as a result of which the Prospectus included (or deemed included) in such Registration Statement contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading (a “Suspension Notice”), the Holders will forthwith discontinue disposition of Registrable Securities pursuant to such Registration Statement for a reasonable length of time not to exceed 10 days (30 days in the case of an event described in Section 3(d)) until the Holders is advised in writing by the Company that the use of the Prospectus may be resumed and is furnished with a supplemented or amended Prospectus as contemplated by Section 7(a); provided, however, that such postponement of sales of Registrable Securities by the Holders shall not exceed forty-five (45) days in the aggregate in any 12-month period. If the Company shall give the Holders any Suspension Notice, the Company shall extend the period of time during which the Company is required to maintain the applicable Registration Statements effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such Suspension Notice to and including the date the Holders either are advised by the Company that the use of the Prospectus may be resumed or receives the copies of the supplemented or amended Prospectus contemplated by Section 7(a) (a “Blackout Period”). In any event, the Company shall not be entitled to deliver more than a total of three (3) Suspension Notices or notices of any Delay Period in any 12-month period.

Annex D-10

(f) The Company shall not permit any officer, director, underwriter, broker or any other person acting on behalf of the Company to use any free writing prospectus (as defined in Rule 405 under the Securities Act) in connection with any registration statement covering Registrable Securities, without the prior written consent of the Holders and any underwriter.

7.	Registration Expenses.

(a) Subject to Section 7(b), all expenses incident to the Company’s performance of or compliance with this Agreement, including, without limitation, all registration and filing fees (including SEC registration fees and filing fees with the Financial Industry Regulatory Authority, Inc., fees and expenses of compliance with securities or blue sky laws, listing application fees, printing expenses, transfer agent’s and registrar’s fees, cost of distributing Prospectuses in preliminary and final form as well as any supplements thereto, and fees and disbursements of counsel for the Company and all accountants and other Persons retained by the Company (but not including any underwriting discounts or commissions or transfer taxes, if any, attributable to the sale of Registrable Securities), shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of: (i) in the case of the Onex Holders being the Initiating Holders, a registration proceeding that is begun pursuant to Section 3 other than the first two such requested Demand Registrations (not including for these purposes any requested Demand Registration which is withdrawn pursuant to the provisions of Section 3(d), the expenses of which shall be borne by the Company), or (ii) in the case of the Greystone Holders being the Initiating Holders, a registration proceeding that is begun pursuant to Section 3 other than the first such requested Demand Registration (not including for these purposes any requested Demand Registration which is withdrawn pursuant to the provisions of Section 3(d), the expenses of which shall be borne by the Company), and in either such case such Initiating Holders requesting such Demand Registration shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration. The obligation of the Company to bear the expenses described in this Section 7(a) shall apply irrespective of whether any sales of Registrable Securities ultimately take place.

(b) If a Demand Registration is requested by a Holder or Holders after the Lock-up Expiration and an Expense Condition is satisfied, such Holder or Holders selling Registrable Securities on such Demand Registration Statement shall be responsible for all expenses incurred (whether by the Holders or the Company) in effecting such Demand Registration Statement (pro rata based upon the number of Registrable Securities that are to be included by such requesting Holders in such Demand Registration). If the Company seeks reimbursement for expenses incurred by it in connection with effecting such registration, it shall provide its reasonable, documented expenses to the Initiating Holders no later than 30 days following the effectiveness of the Demand Registration Statement.

8.	Indemnification.

(a) To the fullest extent permitted by law, the Company, as applicable, will indemnify and hold harmless each Holder joining in a registration and its directors and officers, any underwriter (as defined in the Securities Act) for it, and each Person, if any, who controls such Holder or such underwriter within the meaning of the Securities Act, from and against any losses, claims, damages, expenses (including reasonable attorneys’ fees and expenses and reasonable costs of investigation) or liabilities (collectively, the “Losses”), joint or several, to which they or any of them may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in such registration statement including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading in light of the circumstances under which they were made, provided, that the indemnity agreement contained in this Section 8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be

Annex D-11

unreasonably withheld), nor shall the Company be liable to a Holder, underwriter or control person for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon (i) an untrue statement or omission contained in such registration statement, preliminary prospectus, final prospectus or amendments or supplements thereto in reliance upon and in conformity with written information furnished by such Holder, underwriter or control person to the Company specifically for inclusion in the Registration Statement in connection with such registration, or (ii) such Holder’s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such Holder with a sufficient number of copies of the same. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder, underwriter or control person and shall survive the transfer of such securities by such Holder.

(b) To the fullest extent permitted by law, each Holder joining in a registration shall indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each Person, if any, who controls the Company within the meaning of the Securities Act, and each agent and any underwriter for the Company and any Person who controls any such agent or underwriter and each other Holder and any Person who controls such Holder (within the meaning of the Securities Act) against any losses, claims, damages, expenses (including reasonable attorney’s fees and expenses and reasonable costs of investigation) or liabilities to which the Company or any such director, officer, control person, agent, underwriter or other Holder may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon an untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent that such untrue statement or omission was made in such registration statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by such Holder specifically for inclusion in such Registration Statement, provided, that the indemnity agreement contained in this Section 8(b) shall not apply to amounts paid in settlements effected without the consent of such Holder (which consent shall not be unreasonably withheld). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer, Holder, underwriter or control person and shall survive the Transfer of such securities by such Holder.

(c) Any Person seeking indemnification under this Section 8 will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification, but the failure to give such notice will not affect the right to indemnification hereunder, except to the extent the indemnifying party is actually prejudiced by such failure and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest may exist between such indemnified and indemnifying parties with respect to such claim, permit such indemnifying party, and other indemnifying parties similarly situated, jointly to assume the defense of such claim with counsel reasonably satisfactory to the parties. In the event that the indemnifying parties cannot mutually agree as to the selection of counsel, each indemnifying party may retain separate counsel to act on its behalf and at its expense. The indemnified party shall in all events be entitled to participate in such defense at its expense through its own counsel. If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim.

(d) If for any reason the foregoing indemnification is unavailable to any party or insufficient to hold it harmless as and to the extent contemplated by the preceding paragraphs of this Section 8, any Person who would otherwise be entitled to indemnification by the terms thereof shall nevertheless be entitled to contribution with

Annex D-12

respect to any Losses with respect to which such Person would be entitled to such indemnification but for such reason or reasons. In determining the amount of contribution to which the respective indemnified parties are entitled, each indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party, on the one hand, and the applicable indemnified party, as the case may be, on the other hand, and also the relative fault of the indemnifying party and any applicable indemnified party, as the case may be, as well as any other relevant equitable considerations. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person or entity who was not guilty of such fraudulent misrepresentation. No Holder shall be obligated to contribute to any loss, claim, damage, expense or liability for which it would not be obligated for indemnification under the terms of Section 8(b).

(e) The aggregate liability of any Holder under this Section 8 with respect to any registration shall be limited to the net proceeds received by such Holder from sales of Registrable Securities pursuant to such registration.

(f) Notwithstanding the foregoing, to the extent that the provisions on indemnification or contribution contained in the underwriting agreement entered into in connection with the underwritten registration or underwritten offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

9.	Rule 144.

The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, and it will take such further action as the Holders may reasonably request to make available adequate current public information with respect to the Company meeting the current public information requirements of Rule 144 under the Securities Act, to the extent required to enable the Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as Rule 144 may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of the Holders, the Company will deliver to the Holders a written statement as to whether it has complied with such information and requirements.

10.	Transfer of Registration Rights.

(a) No Holder may transfer all or any portion of its then-remaining rights under this Agreement to any transferee other than a Permitted Transferee to whom such Holder Transfers Registrable Securities. Any transfer of registration rights pursuant to this Section 10 shall be effective upon receipt by the Company of (i) written notice from such Holder stating the name and address of any transferee and identifying the amount of Registrable Securities with respect to which the rights under this Agreement are being transferred and the nature of the rights so transferred and (ii) a written agreement from the transferee to be bound by all of the terms of this Agreement. Such Holder and such transferees may exercise the registration rights hereunder in such proportion (not to exceed the then-remaining rights hereunder) as they shall agree among themselves.

(b) After such transfer, such Holder shall retain its rights under this Agreement with respect to all other Registrable Securities owned by such Holder. Upon the request of such Holder, the Company shall execute a Registration Rights Agreement with such transferee or a proposed transferee substantially similar to the applicable sections of this Agreement.

11.	Lock-up Agreement.

Each Holder of Registrable Securities agrees that such Holder shall not during the period commencing on the Effective Date until the Lock-up Expiration, (a) offer, pledge (other than to a financial institution in exchange for borrowed money), sell, contract to sell, grant any option or contract to purchase, purchase any option or

Annex D-13

contract to sell, hedge the beneficial ownership of or otherwise dispose of, directly or indirectly, any Registrable Securities, or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Registrable Securities or such other securities, in cash or otherwise (each such transaction, a “Transfer”); provided that any Holder may Transfer Registrable Securities to a Permitted Transferee who agrees in writing to be bound by and subject to the terms and conditions set forth in this Section 11. In connection with any such Transfer, if the transferor is a Greystone Holder, then the transferee shall be deemed a Greystone Holder under this Agreement, and if the transferor is an Onex Holder, then the transferee shall be deemed an Onex Holder under this Agreement. The foregoing provisions of this Section 11 shall not apply to sales of Registrable Securities to be included in an offering pursuant to Section 2, Section 3 or Section 4. Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company that are consistent with the foregoing or that are necessary to give further effect thereto.

12.	Conversion or Exchange of Other Securities.

If Holders offer Registrable Securities by forward sale, or any options, rights, warrants or other securities issued by it or any other person that are offered with, convertible into or exercisable or exchangeable for any Registrable Securities, the Registrable Securities subject to such forward sale or underlying such options, rights, warrants or other securities shall be eligible for registration pursuant to Sections 2, 3 and 4.

13.	Miscellaneous.

(a) Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be hand delivered or mailed postage prepaid by registered or certified mail or by facsimile transmission (with immediate telephone confirmation thereafter) and, in the case of the Holders, shall also be sent via e-mail,

If to the Company:

Skilled Healthcare Group, Inc.

27442 Portola Parkway, Suite 200

Foothill Ranch, California 92610

Facsimile No.: (949) 282-5820

with a copy to:

If prior to November 1, 2014:

Kaye Scholer LLP

425 Park Avenue

New York, New York 10022

Facsimile No.: (212) 836-8689

Attention: Derek M. Stoldt – derek.stoldt@kayescholer.com

If on or after November 1, 2014:

Kaye Scholer LLP

250 West 55th Street

New York, New York 10019

Facsimile No.: (212) 836-8689

Attention: Derek M. Stoldt – derek.stoldt@kayescholer.com

If to the Onex Holders:

Onex Partners LP

712 Fifth Avenue, 40th Floor

New York, NY 10019

Facsimile No. 212-582-0909

Email: jhausman@onex.com

Annex D-14

Onex US Principals LP

421 Leader Street

Marion, OH 43302

Facsimile No. 740-223-7762

Email: dwest@onex.com

Onex Real Estate Holdings III Inc.

421 Leader Street

Marion, OH 43302

Facsimile No. 740-223-7762

Email: dwest@onex.com

With a copy to:

If prior to November 1, 2014:

Kaye Scholer LLP

425 Park Avenue

New York, New York 10022

Facsimile No.: (212) 836-8689

Attention: Derek M. Stoldt – derek.stoldt@kayescholer.com

If on or after November 1, 2014:

Kaye Scholer LLP

250 West 55th Street

New York, New York 10019

Facsimile No.: (212) 836-8689

Attention: Derek M. Stoldt – derek.stoldt@kayescholer.com

If to the Greystone Holders:

Formation Capital, LLC

3820 Mansell Road, Suite 280

Alpharetta, Georgia 30022

Facsimile No.: (678) 261-5112

Attention: Christina Firth – cfirth@formationcapital.com

If to a transferee Holder, to the address of such transferee Holder set forth in the transfer documentation provided to the Company;

in each case with copies to (which shall not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP

1440 New York Avenue, NW

Washington, DC 20005

Attention: Jeremy London

Facsimile No.: (202) 661-8299

or at such other address as such party each may specify by written notice to the Company, the Onex Holders and the Greystone Holders, and each such notice, request, consent and other communication shall for all purposes of the Agreement be treated as being effective or having been given when delivered personally, upon one Business Day after being deposited with a courier if delivered by courier, upon receipt of facsimile confirmation if transmitted by facsimile, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and postage prepaid as aforesaid.

Annex D-15

(b) No Waivers. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

(c) Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. If the outstanding Common Stock is converted into or exchanged or substituted for other securities issued by any other Person, as a condition to the effectiveness of the merger, consolidation, reclassification, share exchange or other transaction pursuant to which such conversion, exchange, substitution or other transaction takes place, such other Person shall automatically become bound hereby with respect to such other securities constituting Registrable Securities and, if requested by the Holders or a permitted transferee, shall further evidence such obligation by executing and delivering to the Holders and such transferee a written agreement to such effect in form and substance satisfactory to the Holders.

(d) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

(e) Specific Enforcement; Consent to Jurisdiction. The parties hereto agree that irreparable damage would occur and that they would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Chancery Court of the State of Delaware (or in the event, but only in the event, that such court does not have subject matter jurisdiction over such action or proceeding, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware) (such courts, the “Chosen Courts”), without proof of actual damages, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties irrevocably (i) submits itself to the exclusive jurisdiction of the Chosen Courts for the purpose of any litigation directly or indirectly based upon, relating to or arising out of this Agreement or any of the Transactions or the negotiation, execution or performance hereof or thereof, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from the Chosen Courts and (iii) agrees that it will not bring any action relating to this Agreement or the Transactions in any court other than the Chosen Courts. Each of the parties hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any litigation with respect to this Agreement, (x) any claim that it is not personally subject to the jurisdiction of the Chosen Courts for any reason other than the failure to serve in accordance with this Section 13(e), (y) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in Chosen Courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (z) to the fullest extent permitted by the applicable law, any claim that (A) the suit, action or proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject matter of this Agreement, may not be enforced in or by such courts. Each of the parties hereby irrevocably consents to service being made through the notice procedures set forth in Section 13(a) and agrees that service of any process, summons, notice or document by personal delivery to the respective addresses set forth in Section 13(a) shall be effective service of process for any litigation in connection with this Agreement or the Transactions. Nothing in this Section 13(e) shall affect the right of any party to serve legal process in any other manner permitted by law.

(f) Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS

Annex D-16

AGREEMENT OR THE TRANSACTIONS. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED AND UNDERSTANDS THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13(f).

(g) Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts (including by facsimile) and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto. Facsimile signatures or signatures received as a .pdf attachment to electronic mail shall be treated as original signatures for all purposes of this Agreement.

(h) Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes and replaces all other prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof.

(i) Captions. The headings and other captions in this Agreement are for convenience and reference only and shall not be used in interpreting, construing or enforcing any provision of this Agreement.

(j) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(k) Amendments. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, with respect to any party unless made in writing and signed by a duly authorized representative of such party.

(l) Aggregation of Stock. All Registrable Securities held by or acquired by any Affiliated Persons will be aggregated together for the purpose of determining the availability of any rights under this Agreement.

(m) Equitable Relief. The parties hereto agree that legal remedies may be inadequate to enforce the provisions of this Agreement and that equitable relief, including specific performance and injunctive relief, may be used to enforce the provisions of this Agreement.

[Signature Pages Follow]

Annex D-17

IN WITNESS WHEREOF, this Agreement has been duly executed by each of the undersigned as of the date first written above.

Skilled Healthcare Group, Inc.

By:	/s/ Robert H. Fish
Name: Robert H. Fish
Title: Chief Executive Officer

[Signature Page to Registration Rights Agreement]

Annex D-18

IN WITNESS WHEREOF, this Agreement has been duly executed by each of the undersigned as of the date first written above.

Onex Real Estate Holdings III Inc.

By:	/s/ Robert M. Le Blanc
Name: Robert M. Le Blanc
Title: Vice President

By:	/s/ Donald F. West
Name: Donald F. West
Title: Vice President

Onex Partners LP
By: Onex Partners GP LP, its General Partner
By: Onex Partners Manager LP, its Agent
By: Onex Partners Manager GP ULC, its General Partner

By:	/s/ Robert M. Le Blanc
Name: Robert M. Le Blanc
Title: Senior Managing Director

By:	/s/ Donald F. West
Name: Donald F. West
Title: Vice President and Secretary

Onex US Principals LP
By: Onex American Holdings GP LLC, its General Partner

By:	/s/ Robert M. Le Blanc
Name: Robert M. Le Blanc
Title: Director

By:	/s/ Donald F. West
Name: Donald F. West
Title: Director

[Signature Page to Registration Rights Agreement]

Annex D-19

IN WITNESS WHEREOF, this Agreement has been duly executed by the undersigned as of the date first written above.

GAZELLE GEN, LLC,
a Delaware limited liability company

By:	/s/ Isaac M. Neuberger

Name: Isaac M. Neuberger
Title: Manager

MID ATLANTIC HEALTHCARE INVESTORS, LLC, a Delaware limited liability company

By:	/s/ Isaac M. Neuberger

Name:
Title:

MCP GENESIS, LLC, a Delaware limited liability company

By:	/s/ Robert Hartman
Name: Robert Hartman
Title: Manager

MIDWAY GEN CAPITAL, LLC, a Delaware limited liability company

By:	/s/ Robert Hartman
Name: Robert Hartman
Title: Manager

ROBERT HARTMAN FAMILY TRUST

By:	/s/ Michael Harris

Name: Michael Harris
Title: Trustee

SENIOR CARE GENESIS, LLC, a Delaware limited liability company

By: Senior Care Development, LLC, its Manager

By:	/s/ David Reis

Name: David Reis
Title: Managing Member

[Signature Pages Continue]

[Signature Page to Registration Rights Agreement]

Annex D-20

HCCF MANAGEMENT GROUP XI, LLC, a Delaware limited liability company

By:	/s/ Arnold Whitman

Name: Arnold Whitman
Title: Manager

HCCF MANAGEMENT GROUP, INC., a Georgia corporation

By:	/s/ Arnold Whitman

Name: Arnold Whitman
Title: President and CEO

ALG GENESIS LLC, a Delaware limited liability company

By:

Name: Asher Low
Title: Manager

KIDRON VII, LLC, a Delaware limited liability company

By:

Name: Joel Kestenbaum
Title: Manager

OPHEL VII, LLC, a Delaware limited liability company

By:

Name: Rivki Wolmark
Title: Manager

KIDRON VIII, LLC, a Delaware limited liability company

By:	/s/ Sheldon Salcman

Name: Sheldon Salcman
Title: Manager

[Signature Pages Continue]

[Signature Page to Registration Rights Agreement]

Annex D-21

OPHEL VIII, LLC, a Delaware limited liability company

By:	/s/ Sheldon Salcman

Name: Sheldon Salcman
Title: Manager

KENSINGTON HEALTHCARE INVESTORS, LLC, a Delaware limited liability company

By:	/s/ James S. Lee
Name: James S. Lee
Title: Manager

COLUMBIA PACIFIC OPPORTUNITY FUND, L.P., a Washington limited partnership

By: Columbia Pacific Advisors, LLC, its General Partner

By:	/s/ Alexander Washburn
Name: Alexander Washburn
Title: Managing Member

3D REALTY ASSOCIATES, LLC, a New York limited liability company

By:	/s/ Henry Schon
Name: Henry Schon
Title: Manager

SCHON FAMILY FOUNDATION a New York non-profit corporation

By:	/s/ Henry Schon
Name: Henry Schon
Title: President

H. GROSS FAMILY LP, a New York limited partnership

By:	/s/ Henry Gross
Name: Henry Gross
Title: General Partner

[Signature Pages Continue]

[Signature Page to Registration Rights Agreement]

Annex D-22

/s/ Mark Gross
MARK GROSS

/s/ Christopher M. Sertich
CHRISTOPHER M. SERTICH

MICHAEL T. JONES

FC PROFIT SHARING, LLC, a Delaware limited liability company

By:	/s/ Steven E. Fishman
Name: Steven E. Fishman
Title: Manager

ZAC PROPERTIES XI, LLC, a Virginia limited liability company

By:	/s/ Steven E. Fishman
Name: Steven E. Fishman
Title: Manager

/s/ Steven E. Fishman
STEVEN E. FISHMAN

GEN MANAGEMENT, LLC, a Delaware limited liability company

By:	/s/ George V. Hager Jr.
Name:
Title:

GEN MANAGEMENT INVESTORS, LLC, a Delaware limited liability company

By:	/s/ George V. Hager Jr.
Name:
Title:

[Signature Pages Continue]

[Signature Page to Registration Rights Agreement]

Annex D-23

GEORGE HAGER

ROBERT REITZ

DAVID ALMQUIST

PAUL BACH

RICHARD P. BLINN

DANIEL A. HIRSCHFELD

JEANNE PHILLIPS

MICHAEL S. SHERMAN

RICHARD CASTOR

THOMAS DIVITTORIO

JOANNE REIFSNYDER

RAY THIVIERGE

DAVID BERTHA

LOU ANN SOIKA

JEFFREY BERENBACH

[Signature Pages Continue]

[Signature Page to Registration Rights Agreement]

Annex D-24

WALTER J. KIELAR

WENDY LABATE

JOSEPH MASON

BRAD EVANS

JASON FEUERMAN

JOSEPH B. BOURNE JR.

STEPHEN S. YOUNG

GARRY PEZZANO

LAURENCE F. LANE

KEN SILVERWOOD

J. RICHARD EDWARDS

NORMAN SCHUEFTAN

MARY WRINN

BARBARA HAUSWALD

JAMES TABAK

[Signature Pages Continue]

[Signature Page to Registration Rights Agreement]

Annex D-25

MIKE GUGLIEMO

OPCO ROCK, LLC

By:	/s/ Isaac M. Neuberger
Name:
Title:

[Signature Page to Registration Rights Agreement]

Annex D-26

Schedule A

Onex Real Estate Holdings III Inc.

Onex Partners LP

Onex US Principals LP

William A. Sanger

Colby Bartlett L.L.C.

Steven J. Shulman

James T. Kelly

Steven Epstein

Michael Boxer

Joel I. Greenberg

Granite Investments, LP

Cariad Investment Holdings Ltd.

Annex D-27

Schedule B

Health Care REIT, Inc.	Dave Almquist

Gazelle Gen, LLC	Richard Blinn

MCP Genesis, LLC	Daniel Hirschfeld

Midway Gen Capital, LLC	Richard Castor

Robert Hartman Family Trust	Thomas DiVittorio

Senior Care Genesis, LLC	Jeanne Phillips

HCCF Management Group XI, LLC	Michael Sherman

ZAC Properties XI, LLC	Walter Kielar

ALG Genesis, LLC	Jeffrey Berenbach

Kidron VII, LLC	Joseph Mason

Ophel VII, LLC	Wendy Labate

Kensington Healthcare Investors, LLC	Lou Ann Soika

Columbia Pacific Opportunity Fund, L.P.	David Bertha

3D Realty Associates, LLC	Lawrence Lane

Schon Family Foundation	Joseph Bourne Jr.

H. Gross Family LP	Steve Young

Mark Gross	J. Richard Edwards

Christopher M. Sertich	Norman Schueftan

Michael T. Jones	Ken Silverwood

Kidron VIII, LLC	Garry Pezzano

Ophel VIII, LLC	Joanne Reifsnyder

Steven E. Fishman	Ray Thivierge

HCCF Management Group, Inc.	Brad Evans

GEN Management, LLC	Jason Fuerman

GEN Management Investors, LLC	Mary Wrinn

FC Profit Sharing, LLC	Barbara Hauswald

OpCo Rock LLC	James Tabak

Mid Atlantic Healthcare Investors, LLC	Mike Gugliemo

George Hager	Joseph Dvorak

Robert “Mike” Reitz

Paul Bach

Annex D-28

Annex E: Restated Charter

FORM OF

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

GENESIS HEALTHCARE, INC.

(ORIGINALLY INCORPORATED AS SHG HOLDING SOLUTIONS, INC.)

Pursuant to Sections 228, 242 and 245 of the

General Corporation Law of the State of Delaware

Genesis Healthcare, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:

1. The name of the Corporation is Genesis Healthcare, Inc. The original certificate of incorporation of the Corporation was filed with the office of the Secretary of State of the State of Delaware (the “Delaware Secretary”) on October 21, 2005 under the name “SHG Holding Solutions, Inc.”

2. This Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation (the “Board of Directors”) and by the stockholders of the Corporation in accordance with Section 228, Section 242 and Section 245 of the DGCL.

3. This Amended and Restated Certificate of Incorporation restates and integrates and further amends the certificate of incorporation of the Corporation, as heretofore amended or supplemented.

4. Effective as of the date of its filing with the Delaware Secretary, the text of the Certificate of Incorporation is hereby amended and restated in its entirety as follows:

FIRST: The name of the Corporation is Genesis Healthcare, Inc.

SECOND: The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle. The name of its registered agent at that address is Corporation Service Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the DGCL.

FOURTH: (1) Authorized Capital Stock. The total number of shares of all classes of stock that the Corporation shall have authority to issue is 1,200,000,000, consisting of (i) 1,000,000,000 shares of Class A Common Stock, par value $0.001 per share (the “Class A Common Stock”); (ii) 20,000,000 shares of Class B Common Stock, par value $0.001 per share (the “Class B Common Stock”); (iii) 150,000,000 shares of Class C Common Stock, par value $0.001 per share (the “Class C Common Stock” and, together with the Class A Common Stock and the Class B Common Stock, the “Common Stock”); and (iii) 30,000,000 shares of Preferred Stock, par value $0.001 per share (the “Preferred Stock”). The number of authorized shares of any of the Class A Common Stock, Class B Common Stock, Class C Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding or, in the case of Class A Common Stock, necessary for issuance upon conversion of outstanding shares of Class B Common Stock, Class C Common Stock or exchange of OP Class A Common Units (as defined below)) by the affirmative vote of the holders of a majority of the voting power of the shares entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of any of the Class A Common Stock, Class B Common Stock, Class C Common Stock or Preferred Stock voting separately as a class shall be required therefor.

Annex E-1

(2) Common Stock. The powers, preferences, and rights and the qualifications, limitations, and restrictions of the Class A Common Stock, the Class B Common Stock and the Class C Common Stock are as follows:

(a) Voting Rights. Except as otherwise required by the DGCL or as provided by or pursuant to the provisions of this Amended and Restated Certificate of Incorporation:

(i) Each holder of Class A Common Stock shall be entitled to one (1) vote for each share of Class A Common Stock held of record by such holder. The holders of shares of Class A Common Stock shall not have cumulative voting rights.

(ii) Each holder of Class B Common Stock shall be entitled to one (1) vote for each share of Class B Common Stock held of record by such holder. The holders of shares of Class B Common Stock shall not have cumulative voting rights.

(iii) Each holder of Class C Common Stock shall be entitled to one (1) vote for each share of Class C Common Stock held of record by such holder. The holders of shares of Class C Common Stock shall not have cumulative voting rights.

(iv) Except as otherwise required in this Amended and Restated Certificate of Incorporation or by applicable law, the holders of Class A Common Stock, Class B Common Stock and Class C Common Stock shall vote together as a single class on all matters on which stockholders are generally entitled to vote (or, if any holders of Preferred Stock are entitled to vote together with the holders of Common Stock, as a single class with such holders of Preferred Stock).

(v) In addition to any other vote required in this Amended and Restated Certificate of Incorporation or by applicable law, the holders of Class A Common Stock, Class B Common Stock and Class C Common Stock shall each be entitled to vote separately as a class only with respect to amendments to this Amended and Restated Certificate of Incorporation that increase or decrease the par value of the shares of such class, or alter or change the powers, preferences, or special rights of the shares of such class so as to affect them adversely.

(b) Dividends.

(i) Subject to any other provisions of this Amended and Restated Certificate of Incorporation, as it may be amended from time to time, holders of shares of Class A Common Stock and Class B Common Stock shall be entitled to receive ratably as a single class, in proportion to the number of shares held by them, such dividends and other distributions in cash, stock, or property of the Corporation when, as, and if declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.

(ii) Except as set forth in clause (iii) below and subject to any other provisions of this Amended and Restated Certificate of Incorporation, as it may be amended from time to time, holders of shares of Class C Common Stock shall be entitled to receive ratably, in proportion to the number of shares held by them, the dividends and other distributions in cash, stock, or property of the Corporation payable or to be made on outstanding shares of Class A Common Stock that would have been payable on the shares of Class A Common Stock if such shares of Class C Common Stock had been converted into shares of Class A Common Stock immediately prior to the record date for such dividend or distribution, with each share of Class C Common Stock converted into a fraction of a share of Class A Common Stock equal to the product of (A) the Conversion Ratio (as used in this Amended and Restated Certificate of Incorporation, such term has the meaning given to it in paragraph 20 of Schedule 1.02 of the Purchase and Contribution Agreement, dated as of August 18, 2014, by and between FC-GEN Operations Investment, LLC and the Corporation) multiplied by (B) the Adjustment Factor (as used in this Amended and Restated Certificate of Incorporation, such term has the meaning given to it in the OP LLC Agreement) then in effect. The holders of shares of Class C Common Stock shall be entitled to receive, on a pari passu basis with the holders of the Class A Common Stock and Class B Common Stock, such dividend or other distribution on the Class A Common Stock and Class B Common Stock when, as, and if declared by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.

Annex E-2

(iii) In the event a dividend is paid in the form of shares of Class A Common Stock, Class B Common Stock or Class C Common Stock (or rights to acquire such shares), then the holders of Class A Common Stock shall receive shares of Class A Common Stock (or rights to acquire such shares, as the case may be), holders of Class B Common Stock shall receive shares of Class B Common Stock (or rights to acquire such shares, as the case may be), and holders of Class C Common Stock shall receive shares of Class C Common Stock (or rights to acquire such shares, as the case may be), with the holders of shares of Class A Common Stock, Class B Common Stock and Class C Common Stock receiving, on a per share basis, an identical number of shares of Class A Common Stock, Class B Common Stock or Class C Common Stock, as applicable.

(c) Liquidation, Dissolution, etc. In the event of any liquidation, dissolution, or winding up (either voluntary or involuntary) of the Corporation, after payments to creditors of the Corporation that may at the time be outstanding and subject to the rights of any holders of Preferred Stock that may then be outstanding, holders of shares of Class A Common Stock, Class B Common Stock and Class C Common Stock shall be entitled to receive ratably, in proportion to the number of shares held by them, all remaining assets and funds of the Corporation available for distribution; provided, however, that, for purposes of any such distribution, each share of Class C Common Stock shall be entitled to receive the same distribution as would have been payable if such shares of Class C Common Stock had been converted into shares of Class A Common Stock immediately prior to the record date for such Distribution, with such share of Class C Common Stock converted into a fraction of a share of Class A Common Stock equal to the product of (i) the Conversion Ratio and (ii) the Adjustment Factor then in effect.

(d) Reclassification. None of the Class A Common Stock, the Class B Common Stock or the Class C Common Stock may be subdivided, consolidated, reclassified, or otherwise changed unless contemporaneously therewith the other class of Common Stock and the OP Class A Common Units (as defined below) are subdivided, consolidated, reclassified, or otherwise changed in the same proportion and in the same manner.

(e) Exchange. The holder of each limited liability company interest of FC-GEN Operations Investment, LLC, a Delaware limited liability company (the “OP”), designated as a “LLC Class A Common Unit” (an “OP Class A Common Unit”), other than OP Class A Common Units held by the Corporation, shall, pursuant to terms and subject to the conditions of the limited liability company operating agreement of the OP (the “OP LLC Agreement”) and as set forth hereunder, have the right to exchange each such OP Class A Common Unit for a number of fully paid and nonassessable shares of Class A Common Stock equal to the product of one (1) multiplied by the Adjustment Factor (as defined in the OP LLC Agreement).

(i) In connection with such exercise of the exchange privilege under the OP LLC Agreement, the Corporation shall (unless and to the extent the OP has elected in accordance with the terms and provisions of the OP LLC Agreement to pay cash in lieu of shares of Class A Common Stock) issue to the OP a number of shares of Class A Common Stock, in exchange for OP Class A Common Units, equal to the product of the Adjustment Factor multiplied by the number of OP Class A Common Units surrendered to the OP by the exchanging holder.

(ii) Concurrently with such exercise of the exchange privilege under the OP LLC Agreement, a number of shares of Class C Common Stock equal to the lesser of (x) the number of shares of Class A Common Stock to be issued as a result of such exchange and (y) the number of shares of Class C Common Stock then outstanding (the lesser of (x) and (y) is the “Class C Conversion Amount”) shall automatically, without further action by the exchanging holder or holders thereof, be converted into fully paid and nonassessable shares of Class A Common Stock on the basis of a fraction of a share of Class A Common Stock for each share of Class C Common Stock so converted equal to the product of (A) the Conversion Ratio multiplied by (B) the Adjustment Factor then in effect. The shares of Class C Common Stock to be converted into Class A Common Stock in accordance with the immediately preceding sentence shall be those owned by the exchanging holder of OP Class A Common Units; if such exchanging holder does not hold a number of shares of Class C Common Stock equal to or greater than the Class C Conversion Amount, then all of the shares of Class C Common Stock held by such

Annex E-3

exchanging holder, if any, shall be converted into Class A Common Stock and an aggregate number of shares of Class C Common Stock held by other holders equal to the excess of (x) Class C Conversion Amount over (y) the number of shares of Class C Common Stock, if any, held by such exchanging holder shall be converted into Class A Common Stock, apportioned among all other holders of shares of Class C Common Stock in proportion to the number of shares of Class C Common Stock held by each. All such shares of Class C Common Stock that shall have been automatically converted as herein provided shall be retired and resume the status of authorized and unissued shares of Class C Common Stock, and all rights of the holder with respect to such shares, including the rights, if any, to receive notices and to vote, shall thereupon cease and terminate. No fractional shares of Class A Common Stock shall be issued upon conversion of the shares of Class C Common Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay to the holder cash equal to the Value of the fractional shares of Class A Common Stock.

The term “Value” means, on any Valuation Date with respect to a share of Class A Common Stock, the average of the daily Market Prices for ten (10) consecutive trading days immediately preceding the Valuation Date. The term “Market Price” on any date means, with respect to any outstanding shares of Class A Common Stock, the last sale price for such shares of Class A Common Stock, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such shares of Class A Common Stock, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if such shares of Class A Common Stock are not listed or admitted to trading on the New York Stock Exchange, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such shares of Class A Common Stock are listed or admitted to trading or, if such shares of Class A Common Stock are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the principal automated quotation system that may then be in use or, if such shares of Class A Common Stock are not quoted by any such system, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such shares of Class A Common Stock selected by the Board of Directors or, in the event that no trading price is available for such shares of Class A Common Stock, the fair market value of the shares of Class A Common Stock, as determined in good faith by the Board of Directors. The term “Valuation Date” means the date of receipt by the managing member of the OP of a notice of redemption, subject to the terms and conditions set forth in the OP LLC Agreement, or such other date as specified herein, or, if such date is not a business day, the immediately preceding business day.

(iii) Such number of shares of Class A Common Stock as may from time to time be required for exchange pursuant to the terms of Clause (2)(e)(ii) of this Article FOURTH shall be reserved for issuance upon exchange of outstanding OP Class A Common Units.

(f) Conversion of Class B Common Stock.

(i) Each holder of Class B Common Stock shall be entitled to convert at any time all or any portion of such holder’s Class B Common Stock into shares of fully paid and non-assessable Class A Common Stock at the ratio of one share of Class A Common Stock for each share of Class B Common Stock so converted.

(ii) The holders of a majority of the voting power of all the outstanding shares of Class B Common Stock shall be entitled to cause the conversion at any time all, but not less than all, of the outstanding shares of Class B Common Stock into shares of fully paid and non-assessable Class A Common Stock at the ratio of one share of Class A Common Stock for each share of Class B Common Stock so converted. In the event of any such conversion, each share of Class B Common Stock which is then outstanding shall automatically, and without any notice to or action by the Corporation, the holder or any other Person, convert into one share of Class A Common Stock.

Annex E-4

(iii) The right to convert shares of Class B Common Stock into shares of Class A Common Stock as provided by Clause (2)(f)(i) of this Article FOURTH and the first sentence of Clause (2)(f)(ii) of this Article FOURTH shall be exercised by the surrender to the Corporation of the certificate or certificates (or a letter of transmittal representing the transfer of book-entry entitlements in lieu thereof) representing the shares to be converted at any time during normal business hours at the principal executive offices of the Corporation, accompanied by a written notice of the holder of such shares stating that such holder desires to convert such shares, or a stated number of the shares represented by such certificate or certificates (or book-entries made in lieu thereof), into shares of Class A Common Stock, as shall be stated in such notice, and, if certificates representing any of the shares to be issued upon such conversion are to be issued in a name other than that of the holder of the share or shares converted, accompanied by an instrument of transfer, in form satisfactory to the Corporation for the Common Shares, duly executed by such holder or such holder’s duly authorized attorney. As promptly as practicable following the surrender for conversion of a certificate (or a letter of transmittal representing the transfer of book-entry entitlements in lieu thereof) representing shares to be converted with the notice and in the manner provided in this paragraph, the Corporation shall issue to such holder a certificate or certificates (or book-entries made in lieu thereof) representing, the number of whole shares of Class A Common Stock issuable upon such conversion, in such name or names as such holder may have directed. The issuance of certificates (or book-entries made in lieu thereof) for, or registration on the stock transfer books of the Corporation of, shares upon such a conversion shall be made without charge to the holders of the shares to be converted for any stamp or other similar stock transfer or documentary tax assessed in respect of such issuance. Any such conversion of shares shall be considered to have been effected immediately prior to the close of business on the date of the surrender of the certificate or certificates (or a letter of transmittal representing the transfer of book-entry entitlements in lieu thereof) representing the shares to be converted accompanied by the required notice and payment, if any. Upon the date any such conversion is deemed effected, all rights of the holder of the converted shares as such holder shall cease (except as to matters for which the record date was prior to such conversion), and the person or persons in whose name or names the registration of, or certificate or certificates (or book-entries made in lieu thereof) representing, the shares to be issued upon conversion of the shares surrendered for conversion shall be treated for all purposes as having become the record holder or holders of the shares of Class A Common Stock issuable upon such conversion; provided, however, that, notwithstanding the foregoing, if any such surrender and payment occurs on any date when the stock transfer books of the Corporation shall be closed, the person or persons in whose name or names the registration of the, or certificate or certificates (or book-entries made in lieu thereof) representing, shares are to be so issued shall be deemed the record holder or holders thereof for all purposes immediately prior to the close of business on the next succeeding day on which the stock transfer books are open.

(iv) In the event of any conversion effected automatically without notice pursuant to Clause (2)(f)(ii) of this Article FOURTH, until the certificates (or a letter of transmittal representing the transfer of book-entry entitlements in lieu thereof) representing shares which have been converted shall have been surrendered to the Corporation, such certificates (or book-entries made in lieu thereof) shall represent the appropriate number of shares of Class A Common Stock into which the shares of Class B Common Stock represented by such certificates (or book-entries made in lieu thereof) shall have been converted or, if not all shares have been so converted, the appropriate number of shares of Class A Common Stock into which the shares of Class B Common Stock represented by such certificates (or book-entries made in lieu thereof) shall have been converted and the appropriate number of shares of Class B Common Stock represented by such certificates (or book-entries made in lieu thereof) that have not been so converted. Upon surrender by any holder of certificates (or a letter of transmittal representing the transfer of book-entry entitlements in lieu thereof) representing shares which have been automatically converted pursuant to Clause (2)(f)(ii) of this Article FOURTH the Corporation shall record, or cause to be recorded, on the Corporation’s stock transfer books, the number of shares of Class A Common Stock into which shares of Class B Common Stock represented by the surrendered

Annex E-5

certificates (or a letter of transmittal representing the transfer of book-entry entitlements in lieu thereof) shall have been converted and, if not all shares of Class B Common Stock represented by the surrendered certificates (or book-entries made in lieu thereof) have been so converted, the appropriate number of shares of Class B Common Stock that have not been so converted. Upon conversion of such shares of Class B Common Stock into shares of Class A Common Stock, all rights of the holder of the converted shares as such holder shall cease (except as to matters for which the record date was prior to such conversion), and the holder of such converted shares and/or such holder’s transferee(s) shall be treated for all purposes as having become the record holder or holders of the shares of Class A Common Stock issuable upon such conversion. Any such conversion of shares shall be considered to have been effected immediately prior to the close of business on the date such conversion has been automatically effected, or if such automatic conversion is effected on any date when the stock transfer books of the Corporation shall be closed, such automatic conversion shall be considered to have been effected immediately prior to the close of business on the next succeeding day on which the stock transfer books are open.

(v) Shares of Class B Common Stock that are converted into shares of Class A Common Stock (or another security) as provided herein shall continue as authorized but unissued shares of Class B Common Stock and shall be available for reissue by the Corporation; provided, however, that no shares of Class B Common Stock shall be re-issued at any time when no shares of Class B Common Stock are outstanding.

(g) Transfers.

(i) Each share of Class B Common Stock shall be automatically converted into one fully paid and nonassessable share of Class A Common Stock, and each share of Class C Common Stock shall be automatically converted into fully paid and nonassessable shares of Class A Common Stock with each share of Class C Common Stock converted into a fraction of a share of Class A Common Stock equal to the product of (A) the Conversion Ratio multiplied by (B) the Adjustment Factor then in effect, in each case without further action of the holder thereof upon the occurrence of any direct sale, pledge (other than to a bank or institutional lender to secure a loan for borrowed money), conveyance, hypothecation, assignment or other transfer (“Transfer”) of such share of Class B Common Stock or Class C Common Stock to any Person, other than (A) any affiliate, partner, member or other equityholder of such holder (which, for the avoidance of doubt, shall include any Transfer by way of distribution to partners, members or other equityholders in connection with a holder’s dissolution), (B) any Family Member or Controlled Entity (each as defined in the OP LLC Agreement) of such holder, (C) a trust of such holder for estate tax planning purposes or (D) the estate of a deceased holder. Each share of Class B Common Stock or Class C Common Stock subject to such conversion shall, upon such conversion, be deemed to represent such Common Stock as a result of a conversion and upon surrender by such holder to the Corporation of any outstanding certificate(s) (or a letter of transmittal representing the transfer of book-entry entitlements in lieu thereof) formerly representing such holder’s shares of Class B Common Stock or Class C Common Stock, as applicable, issue the shares of Class A Common Stock into which such holder’s shares of Class B Common Stock or Class C Common Stock were converted as a result of such conversion. Each share of Class B Common Stock or Class C Common Stock that is converted pursuant to this Clause (2)(g) of this Article FOURTH shall thereupon be retired and resume the status of authorized and unissued shares of Class B Common Stock or Class C Common Stock, as applicable, and all rights of the holder with respect to such shares, including the rights, if any, to receive notices and to vote, shall thereupon cease and terminate. No fractional shares of Class A Common Stock shall be issued upon conversion of the shares of Class B Common Stock or Class C Common Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay (or, in the case of a conversion of shares of Class C Common Stock, cause the OP to pay) to the holder cash equal to the Value of the fractional shares of Class A Common Stock. The term “Person” means both natural persons and legal entities.

Annex E-6

(ii) The Corporation may, as a condition to the Transfer or the registration of Transfer of shares of Class B Common Stock or Class C Common Stock, require the furnishing of such affidavits or other proof as it deems necessary to establish whether such transfer would result in an automatic conversion pursuant to the terms of Clause (2)(g)(i) of this Article FOURTH.

(h) No Preemptive or Subscription Rights. No holder of shares of Common Stock shall be entitled to preemptive or subscription rights.

(3) Preferred Stock.

(a) The Board of Directors is expressly authorized to provide, out of the unissued shares of Preferred Stock, for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series and as may be permitted by the DGCL, including, without limitation, the authority to provide that any such class or series may be: (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments, all as may be stated in such resolution or resolutions.

(b) Except as otherwise required in this Amended and Restated Certificate of Incorporation or by applicable law, holders of a series of Preferred Stock shall be entitled only to such voting rights, if any, as shall expressly be granted thereto by this Amended and Restated Certificate of Incorporation (including any certificate of designations relating to such series).

(4) Power to Sell and Purchase Shares. Subject to the requirements of applicable law, the Corporation shall have the power to issue and sell all or any part of any shares of any class of stock herein or hereafter authorized to such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not greater consideration could be received upon the issue or sale of (i) the same number of shares of such class to another person or (ii) the same number of shares of another class, and as otherwise permitted by law; provided, however, that the Corporation shall only be permitted to issue and sell shares of (a) Class A Common Stock to the extent such issuance and sale complies with the OP LLC Agreement and (b) Class C Common Stock in connection with the issuance by the OP of OP Class A Common Units in connection with any new capital raises, reclassifications, interest splits or exchanges, distributions, mergers or other business combinations, or recapitalizations. Subject to the requirements of applicable law, the Corporation shall have the power to purchase any shares of any class of stock herein or hereafter authorized from such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not less consideration could be paid upon the purchase of (i) the same number of shares of such class from another person or (ii) the same number of shares of another class, and as otherwise permitted by law. In the event that the Corporation determines to repurchase any shares of Class A Common Stock, the Corporation shall, as the managing member of the OP, cause the OP to repurchase from the Corporation an equal number of OP Class A Common Units and the proceeds received by the Corporation from the OP in such repurchase shall be used by the Corporation to fund the Corporation’s repurchase of shares of Class A Common Stock.

FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation, and regulation of the powers of the Corporation and of its directors and stockholders:

(1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

Annex E-7

(2) The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to, or repeal the Bylaws of the Corporation (the “Bylaws”).

(3) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the Bylaws of the Corporation. Election of directors need not be by written ballot unless the Bylaws so provide.

(4) A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification, or removal from office. Any director may resign at any time in accordance with the Bylaws.

(5) Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the Board of Directors shall be divided into three classes, designated Class I, Class II and Class III, with directors initially assigned to each class by resolution adopted by a majority of the members of the Board of Directors. Directors in each class shall serve for a term of three years.

(6) Subject to the terms of any one or more classes or series of Preferred Stock, any vacancy on the Board of Directors that results from an increase in the number of directors may be filled only by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring on the Board of Directors may be filled only by a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy resulting from an increase in the number of directors shall hold office for a term that shall coincide with the remaining term of the other directors. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an Annual or Special Meeting of stockholders, the election, term of office, filling of vacancies, and other features of such directorships shall be governed by the terms of this Amended and Restated Certificate of Incorporation applicable thereto.

(7) Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any or all of the directors of the Corporation may be removed from office at any time with cause by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the shares entitled to vote in connection with the election of the directors of the Corporation. The vacancy or vacancies in the Board of Directors caused by any such removal shall be filled as provided in Clause (6) of this Article FIFTH.

(8) No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that to the extent required by the provisions of Section 102(b)(7) of the DGCL or any successor statute, or any other laws of the State of Delaware, this provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended after the date of this Amended and Restated Certificate of Incorporation to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided in this Amended and Restated Certificate of Incorporation, shall be limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of this Clause (8) of Article FIFTH shall not adversely affect any limitation on the personal liability or any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

(9) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised

Annex E-8

or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Amended and Restated Certificate of Incorporation and any Bylaws adopted by the stockholders; provided, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the directors that would have been valid if such Bylaws had not been adopted.

SIXTH: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the DGCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws.

SEVENTH: Unless otherwise required by law, Special Meetings of the stockholders of the Corporation, for any purpose or purposes, may be called at any time by a majority of the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer of the Corporation, or holders of a majority of the voting power of the shares entitled to vote in connection with the election of directors of the Corporation. Special Meetings of the stockholders of the Corporation may not be called by any other person or persons.

EIGHTH: Any action required or permitted to be taken at any Annual or Special Meeting of Stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation in accordance with Section 228 of the DGCL and the Corporation’s Bylaws.

NINTH: The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by applicable law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his heirs, executors, and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his heirs, executors, or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Article NINTH shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition upon receipt by the Corporation of an undertaking by or on behalf of the director or officer receiving advancement to repay the amount advanced if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation under this Article NINTH.

The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article NINTH to directors and officers of the Corporation.

The rights to indemnification and to the advancement of expenses conferred in this Article NINTH shall not be exclusive of any other right that any person may have or hereafter acquire under this Amended and Restated Certificate of Incorporation, the Bylaws, any statute, agreement, vote of stockholders or disinterested directors, or otherwise.

Any repeal or modification of this Article NINTH by the stockholders of the Corporation shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

TENTH: The Bylaws may be amended, altered, changed or repealed, in whole or in part, either (i) by the affirmative vote of a majority of the entire Board of Directors (subject to any bylaw requiring the affirmative vote of a larger percentage of the members of the Board of Directors), or (ii) without the approval of the Board of

Annex E-9

Directors, by the affirmative vote of the holders of a majority of the voting power of the shares entitled to vote in connection with the election of directors of the Corporation.

ELEVENTH: Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, or employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any director, officer, or employee of the Corporation arising pursuant to any provision of the DGCL or the Corporation’s Certificate of Incorporation or Bylaws or (iv) any action asserting a claim against the Corporation or any director, officer, or employee of the Corporation governed by the internal affairs doctrine of the State of Delaware; provided, however, that, in the event that the Court of Chancery of the State of Delaware lacks jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware. Failure to enforce the foregoing provisions would cause the Corporation irreparable harm and the Corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article ELEVENTH.

TWELFTH: The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Amended and Restated Certificate of Incorporation, as amended from time to time, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this Amended and Restated Certificate of Incorporation (as amended from time to time, and in addition to any other vote that may be required by law), the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the combined voting power of the shares entitled to vote in connection with the election of directors of the Corporation shall be required to amend, alter, change, or repeal, or to adopt any provision as part of this Amended and Restated Certificate of Incorporation, as amended from time to time, inconsistent with the purpose and intent of Articles FIFTH, SEVENTH, EIGHTH, NINTH, TENTH or TWELFTH of this Amended and Restated Certificate of Incorporation, as amended from time to time.

THIRTEENTH: If any provision in this Amended and Restated Certificate of Incorporation is determined to be invalid, void, illegal, or unenforceable, the remaining provisions of this Amended and Restated Certificate of Incorporation shall continue to be valid and enforceable and shall in no way be affected, impaired, or invalidated.

FOURTEENTH: The Corporation is to have perpetual existence.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

Annex E-10

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be duly executed on its behalf this      day of                     , 2015.

GENESIS HEALTHCARE, INC.

By:
Name:
Title:

Annex E-11

Annex F: Restated Bylaws

FORM OF

AMENDED AND RESTATED

BYLAWS

OF

GENESIS HEALTHCARE, INC.

A Delaware Corporation

Effective [                    ], 2014

Annex F-i

Annex F-ii

Annex F-iii

AMENDED AND RESTATED

BYLAWS

OF

GENESIS HEALTHCARE, INC.

(hereinafter called the “Corporation”)

ARTICLE I

OFFICES

Section 1.1 Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 1.2 Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.1 Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors.

Section 2.2 Annual Meetings. The Annual Meeting of Stockholders for the election of directors shall be held on such date and at such time as shall be designated from time to time by the Board of Directors. Any other proper business may be transacted at the Annual Meeting of Stockholders.

Section 2.3 Special Meetings. Unless otherwise required by law or by the certificate of incorporation of the Corporation, as amended and restated from time to time (the “Certificate of Incorporation”), Special Meetings of the stockholders of the Corporation, for any purpose or purposes, may be called at any time by a majority of the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer of the Corporation or holders of a majority of the voting power of the shares entitled to vote in connection with the election of directors of the Corporation. Special Meetings of the stockholders of the Corporation may not be called by any other person or persons.

Section 2.4 Notice. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a Special Meeting, the purpose or purposes for which the meeting is called. Unless otherwise required by law, written notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to notice of and to vote at such meeting.

Section 2.5 Adjournments. Any meeting of the stockholders may be adjourned from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting in accordance with the requirements of Section 2.4 shall be given to each stockholder of record entitled to notice of and to vote at the meeting.

Section 2.6 Quorum. Unless otherwise required by applicable law or the Certificate of Incorporation, the holders of a majority in voting power of the Corporation’s capital stock issued and outstanding and entitled to

Annex F-1

vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, in the manner provided in Section 2.5, until a quorum shall be present or represented.

Section 2.7 Voting. Unless otherwise required by law, the Certificate of Incorporation or these Bylaws or permitted by the rules of any stock exchange on which the Corporation’s shares are listed and traded, any question brought before any meeting of the stockholders, other than the election of directors, shall be decided by the vote of the holders of a majority of the voting power of the shares represented at the meeting and entitled to vote on such question, voting as a single class. Unless otherwise provided in the Certificate of Incorporation, and subject to Section 2.11(a), each stockholder represented at a meeting of the stockholders shall be entitled to cast one (1) vote for each share of the capital stock entitled to vote thereat held by such stockholder. Such votes may be cast in person or by proxy as provided in Section 2.8. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of the stockholders, in such officer’s discretion, may require that any votes cast at such meeting shall be cast by written ballot.

Section 2.8 Proxies. Each stockholder entitled to vote at a meeting of the stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder as proxy, but no such proxy shall be voted upon after three (3) years from its date, unless such proxy provides for a longer period. Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, the following shall constitute a valid means by which a stockholder may grant such authority:

(a) A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy. Execution may be accomplished by the stockholder or such stockholder’s authorized officer, director, employee or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile signature.

(b) A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of a telegram or cablegram or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission; provided, that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information on which they relied.

Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission authorizing another person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided, however, that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Section 2.9 Consent of Stockholders in Lieu of Meeting. Any action required or permitted to be taken at any Annual or Special Meeting of Stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation in accordance with Section 228 of the General Corporation Law of the State of Delaware (the “DGCL”).

Annex F-2

Section 2.10 List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting (i) either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held or (ii) during ordinary business hours, at the principal place of business of the Corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 2.11 Record Date.

(a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of the stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b) Only to the extent that action by written consent of the stockholders is not prohibited by the Certificate of Incorporation or these Bylaws, in order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of the stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

Section 2.12 Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 2.10 or the books of the Corporation, or to vote in person or by proxy at any meeting of the stockholders.

Section 2.13 Conduct of Meetings. The Board of Directors of the Corporation may adopt by resolution such rules and regulations for the conduct of any meeting of the stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given

Annex F-3

matter to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present; (iv) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (vi) limitations on the time allotted to questions or comments by participants.

Section 2.14 Inspectors of Election. In advance of any meeting of the stockholders, the Board of Directors, by resolution, the Chairman of the Board, the Chief Executive Officer or the President shall appoint one or more inspectors to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of the stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by applicable law, inspectors may be officers, employees or agents of the Corporation. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by applicable law.

Section 2.15 Nature of Business at Meeting of Stockholders.

(a) Only such business (other than nominations for election to the Board of Directors, which must comply with the provisions of Section 2.16) may be transacted at an Annual Meeting of Stockholders as is either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) otherwise properly brought before the Annual Meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (iii) otherwise properly brought before the Annual Meeting by any stockholder of the Corporation (A) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.15 and on the record date for the determination of stockholders entitled to notice of and to vote at such Annual Meeting and (B) who complies with the notice procedures set forth in this Section 2.15.

(b) In addition to any other applicable requirements, for business to be properly brought before an Annual Meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

(c) To be timely, a stockholder’s notice to the Secretary must be delivered to or be mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders; provided, however, that in the event that the Annual Meeting is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure of the date of the Annual Meeting was made, whichever first occurs. In no event shall the adjournment or postponement of an Annual Meeting, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(d) To be in proper written form, a stockholder’s notice to the Secretary must set forth the following information: (i) as to each matter such stockholder proposes to bring before the Annual Meeting, a brief description of the business desired to be brought before the Annual Meeting and the proposed text of any proposal regarding such business (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend these Bylaws, the text of the proposed amendment), and the reasons for conducting such business at the Annual Meeting and (ii) as to the stockholder giving notice and the beneficial owner, if any, on whose behalf the proposal is being made: (A) the name and address of such person; (B) (I) the

Annex F-4

class or series and number of all shares of stock of the Corporation which are owned beneficially or of record by such person and any affiliates or associates of such person, (II) the name of each nominee holder of shares of all stock of the Corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of such shares of stock of the Corporation held by each such nominee holder, (III) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the Corporation and (IV) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the Corporation; (C) a description of all agreements, arrangements, or understandings (whether written or oral) between or among such person, or any affiliates or associates of such person, and any other person or persons (including their names) in connection with or relating to (I) the Corporation or (II) the proposal, including any material interest in, or anticipated benefit from the proposal to such person, or any affiliates or associates of such person; (D) a representation that the stockholder giving notice intends to appear in person or by proxy at the Annual Meeting to bring such business before the meeting; and (E) any other information relating to such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies by such person with respect to the proposed business to be brought by such person before the Annual Meeting pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder.

(e) A stockholder providing notice of business proposed to be brought before an Annual Meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.15 shall be true and correct as of the date of the Annual Meeting and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Corporation prior to the Annual Meeting.

(f) No business shall be conducted at the Annual Meeting of Stockholders except business brought before the Annual Meeting in accordance with the procedures set forth in this Section 2.15; provided, however, that, once business has been properly brought before the Annual Meeting in accordance with such procedures, nothing in this Section 2.15 shall be deemed to preclude discussion by any stockholder of any such business. If the chairman of an Annual Meeting determines that business was not properly brought before the Annual Meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

(g) Nothing contained in this Section 2.15 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any successor provision of law).

Section 2.16 Nomination of Directors.

(a) Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Certificate of Incorporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any Annual Meeting of Stockholders, or at any Special Meeting of Stockholders called for the purpose of electing directors, (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (ii) by any stockholder of the Corporation (A) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.16 and on the record date for the determination of stockholders entitled to notice of and to vote at such Annual Meeting or Special Meeting and (B) who complies with the notice procedures set forth in this Section 2.16.

Annex F-5

(b) In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

(c) To be timely, a stockholder’s notice to the Secretary must be delivered to or be mailed and received at the principal executive offices of the Corporation (i) in the case of an Annual Meeting, not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders; provided, however, that in the event that the Annual Meeting is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure of the date of the Annual Meeting was made, whichever first occurs and (ii) in the case of a Special Meeting of Stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the Special Meeting was mailed or public disclosure of the date of the Special Meeting was made, whichever first occurs. In no event shall the adjournment or postponement of an Annual Meeting or a Special Meeting called for the purpose of electing directors, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(d) To be in proper written form, a stockholder’s notice to the Secretary must set forth the following information: (i) as to each person whom the stockholder proposes to nominate for election as a director (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) (I) the class or series and number of all shares of stock of the Corporation which are owned beneficially or of record by such person and any affiliates or associates of such person, (II) the name of each nominee holder of shares of all stock of the Corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of such shares of stock of the Corporation held by each such nominee holder, (III) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the Corporation and (IV) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the Corporation, (D) such person’s written representation and agreement that such person (I) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question, (II) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Corporation that has not been disclosed to the Corporation in such representation and agreement and (III) in such person’s individual capacity, would be in compliance, if elected as a director of the Corporation, and will comply with, all applicable publicly disclosed confidentiality, corporate governance, conflict of interest, Regulation FD, code of conduct and ethics, and stock ownership and trading policies and guidelines of the Corporation and (E) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (ii) as to the stockholder giving the notice, and the beneficial owner, if any, on whose behalf the nomination is being made, (A) the name and record address of the stockholder giving the notice and the name and principal place of business of such beneficial owner; (B) (I) the class or series and number of all shares of stock of the Corporation which are owned beneficially or of record by such person and any affiliates or associates of such person, (II) the name of each nominee holder of shares of the Corporation

Annex F-6

owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of shares of stock of the Corporation held by each such nominee holder, (III) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the Corporation and (IV) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the Corporation; (C) a description of (I) all agreements, arrangements, or understandings (whether written or oral) between such person, or any affiliates or associates of such person, and any proposed nominee, or any affiliates or associates of such proposed nominee, (II) all agreements, arrangements, or understandings (whether written or oral) between such person, or any affiliates or associates of such person, and any other person or persons (including their names) pursuant to which the nomination(s) are being made by such person, or otherwise relating to the Corporation or their ownership of capital stock of the Corporation, and (III) any material interest of such person, or any affiliates or associates of such person, in such nomination, including any anticipated benefit therefrom to such person, or any affiliates or associates of such person; (D) a representation that the stockholder giving notice intends to appear in person or by proxy at the Annual Meeting or Special Meeting to nominate the persons named in its notice; and (E) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

(e) A stockholder providing notice of any nomination proposed to be made at an Annual Meeting or Special Meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.16 shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the Annual Meeting or Special Meeting, and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for determining the stockholders entitled to receive notice of such Annual Meeting or Special Meeting.

(f) No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.16. If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

ARTICLE III

DIRECTORS

Section 3.1 Number and Election of Directors. The Board of Directors shall consist of not less than three (3) nor more than nineteen (19) members, the exact number of which shall initially be fixed from time to time by the Board of Directors. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the Board of Directors shall be divided into three (3) classes, designated Class I, Class II and Class III, with directors initially assigned to each class by resolution adopted by a majority of the members of the Board of Directors. Directors in each class shall serve for a term of three (3) years. Except as provided in Section 3.2, directors shall be elected by a plurality of the votes cast at the Annual Meeting for the year in which his term expires and each director so elected shall hold office until such director’s successor is duly elected and qualified, or until such director’s earlier death, resignation or removal. Directors need not be stockholders.

Annex F-7

Section 3.2 Vacancies. Subject to the terms of any one or more classes or series of Preferred Stock, any vacancy on the Board of Directors that results from an increase in the number of directors may be filled only by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring on the Board of Directors may be filled only by a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy resulting from an increase in the number of directors shall hold office for a term that shall coincide with the remaining term of the other directors. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an Annual or Special Meeting of stockholders, the election, term of office, filling of vacancies, and other features of such directorships shall be governed by the terms of the Certificate of Incorporation applicable thereto.

Section 3.3 Duties and Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders.

Section 3.4 Meetings. The Board of Directors and any committee thereof may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors or any committee thereof may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors or such committee, respectively. Special meetings of the Board of Directors may be called by the Chairman of the Board, if there be one, the Chief Executive Officer or the Board of Directors. Special meetings of any committee of the Board of Directors may be called by the chairman of such committee, if there be one, the Chief Executive Officer, or any director serving on such committee. Notice of any special meeting stating the place, date and hour of the meeting shall be given to each director (or, in the case of a committee, to each member of such committee) either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone, telegram or electronic means on twenty-four (24) hours’ notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

Section 3.5 Organization. At each meeting of the Board of Directors or any committee thereof, the Chairman of the Board or the chairman of such committee, as the case may be, or, in his or her absence or if there be none, a director chosen by a majority of the directors present, shall act as chairman. Except as provided below, the Secretary of the Corporation shall act as secretary at each meeting of the Board of Directors and of each committee thereof. In case the Secretary shall be absent from any meeting of the Board of Directors or of any committee thereof, an Assistant Secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all the Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting. Notwithstanding the foregoing, the members of each committee of the Board of Directors may appoint any person to act as secretary of any meeting of such committee and the Secretary or any Assistant Secretary of the Corporation may, but need not if such committee so elects, serve in such capacity.

Section 3.6 Resignations and Removals of Directors. Any director of the Corporation may resign from the Board of Directors or any committee thereof at any time, by giving notice in writing to the Chairman of the Board, if there be one, the Chief Executive Officer or the Secretary of the Corporation and, in the case of a committee, to the chairman of such committee, if there be one. Such resignation shall take effect at the time therein specified or, if no time is specified, immediately; and, unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective. Except as otherwise required by applicable law or the Certificate of Incorporation and subject to the rights, if any, of the holders of shares of preferred stock then outstanding, any director or the entire Board of Directors may be removed from office at any time, with cause, by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the shares entitled to vote in connection with the election of directors of the Corporation. Any director serving on a committee of the Board of Directors may be removed from such committee at any time by the Board of Directors.

Annex F-8

Section 3.7 Quorum. Except as otherwise required by law, the Certificate of Incorporation or the rules and regulations of any securities exchange or quotation system on which the Corporation’s securities are listed or quoted for trading, at all meetings of the Board of Directors or any committee thereof, a majority of the entire Board of Directors or a majority of the directors constituting such committee, as the case may be, shall constitute a quorum for the transaction of business and the act of a majority of the directors or committee members present at any meeting at which there is a quorum shall be the act of the Board of Directors or such committee, as applicable. If a quorum shall not be present at any meeting of the Board of Directors or any committee thereof, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by a majority of the required quorum for that meeting.

Section 3.8 Actions of the Board by Written Consent. Unless otherwise provided in the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or such committee.

Section 3.9 Meetings by Means of Conference Telephone. Unless otherwise provided in the Certificate of Incorporation or these Bylaws, members of the Board of Directors of the Corporation, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.9 shall constitute presence in person at such meeting.

Section 3.10 Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Each member of a committee must meet the requirements for membership, if any, imposed by applicable law and the rules and regulations of any securities exchange or quotation system on which the securities of the Corporation are listed or quoted for trading. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. Subject to the rules and regulations of any securities exchange or quotation system on which the securities of the Corporation are listed or quoted for trading, in the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another qualified member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent permitted by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each committee shall keep regular minutes and report to the Board of Directors when required. Notwithstanding anything to the contrary contained in this Article III, the resolution of the Board of Directors establishing any committee of the Board of Directors and/or the charter of any such committee may establish requirements or procedures relating to the governance and/or operation of such committee that are different from, or in addition to, those set forth in these Bylaws and, to the extent that there is any inconsistency between these Bylaws and any such resolution or charter, the terms of such resolution or charter shall be controlling.

Section 3.11 Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary for service as director, payable in cash or securities. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Chairpersons or members of special or standing committees may be allowed like compensation for such service.

Annex F-9

Section 3.12 Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because any such director’s or officer’s vote is counted for such purpose if: (i) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; (ii) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

ARTICLE IV

OFFICERS

Section 4.1 General. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chief Executive Officer, a President, a Secretary and a Treasurer. The Board of Directors, in its discretion, also may choose a Chairman of the Board (who must be a director) and one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these Bylaws. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman of the Board, need such officers be directors of the Corporation.

Section 4.2 Election. The Board of Directors, at its first meeting held after each Annual Meeting of Stockholders shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and each officer of the Corporation shall hold office until such officer’s successor is elected and qualified, or until such officer’s earlier death, resignation or removal. Any officer elected by the Board of Directors may be removed at any time by the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

Section 4.3 Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chief Executive Officer, the President or any other officer authorized to do so by the Board of Directors and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

Section 4.4 Chairman of the Board. The Chairman of the Board, if there be one, shall preside at all meetings of the stockholders and of the Board of Directors. The Chairman of the Board shall also perform such other duties and may exercise such other powers as may from time to time be assigned by these Bylaws or by the Board of Directors.

Annex F-10

Section 4.5 Chief Executive Officer. The Chief Executive Officer shall, subject to the control of the Board of Directors and, if there be one, the Chairman of the Board, have general supervision of the business and affairs of the Corporation and of its several officers and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer shall have the power to execute, by and on behalf of the Corporation, all deeds, bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these Bylaws, the Board of Directors or the Chief Executive Officer. In the absence or disability of the Chairman of the Board, or if there be none, the Chief Executive Officer shall preside at all meetings of the stockholders and, provided the Chief Executive Officer is also a director, at all meetings of the Board of Directors. The Chief Executive Officer shall also perform such other duties and may exercise such other powers as may from time to time be assigned to such officer by these Bylaws or by the Board of Directors.

Section 4.6 President. Unless otherwise provided by the Board of Directors, the President shall be the Chief Executive Officer. The President shall, subject to the control of the Board of Directors, the Chairman of the Board, if there be one, and the Chief Executive Officer, if the President shall not be the Chief Executive Officer, have general supervision of the business and affairs of the Corporation. The President shall have the power to execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these Bylaws, the Board of Directors or, if the President shall not be the Chief Executive Officer, the Chief Executive Officer. In general, the President shall perform all duties incident to the office of President and such other duties as may from time to time be assigned to the President by the Board of Directors, the Chairman of the Board, if there be one, or the Chief Executive Officer, if the President shall not be the Chief Executive Officer. In the absence or disability of the Chairman of the Board and the Chief Executive Officer, the President shall preside at all meetings of the stockholders and, provided the President is also a director, at all meetings of the Board of Directors. If the President shall not be the Chief Executive Officer, in the event of the inability or refusal of the Chief Executive Officer to act, the Board of Directors may designate the President to perform the duties of the Chief Executive Officer, and, when so acting, the President shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer.

Section 4.7 Vice Presidents. At the request of the President or in the President’s absence or in the event of the President’s inability or refusal to act (and if there be no Chairman of the Board), the Vice President, or the Vice Presidents if there are more than one (in the order designated by the Board of Directors), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe. If there be no Chairman of the Board and no Vice President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the President or in the event of the inability or refusal of the President to act, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

Section 4.8 Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for committees of the Board of Directors when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President, under whose supervision the Secretary shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors, the Chief Executive Officer or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation, if any, and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so

Annex F-11

affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest to the affixing by such officer’s signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

Section 4.9 Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer, the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of the Treasurer and for the restoration to the Corporation, in case of the Treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Treasurer’s possession or under the Treasurer’s control belonging to the Corporation.

Section 4.10 Assistant Secretaries. Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer, the President, any Vice President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of the Secretary’s inability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

Section 4.11 Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer, the President, any Vice President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of the Treasurer’s inability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of Assistant Treasurer and for the restoration to the Corporation, in case of the Assistant Treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Assistant Treasurer’s possession or under the Assistant Treasurer’s control belonging to the Corporation.

Section 4.12 Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

ARTICLE V

STOCK

Section 5.1 Shares of Stock. Except as otherwise provided in a resolution approved by the Board of Directors, all shares of capital stock of the Corporation shall be uncertificated shares.

Section 5.2 Signatures. To the extent any shares are represented by certificates, any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or

Annex F-12

whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 5.3 Lost Certificates. The Board of Directors may direct a new certificate or uncertificated shares be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issuance of a new certificate or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or such owner’s legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate or uncertificated shares.

Section 5.4 Transfers. Stock of the Corporation shall be transferable in the manner prescribed by applicable law and in these Bylaws. Transfers of stock shall be made on the books of the Corporation, and in the case of certificated shares of stock, only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed for transfer and payment of all necessary transfer taxes; or, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney lawfully constituted in writing, and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form; provided, however, that such surrender and endorsement (to the extent any shares are represented by certificates), compliance or payment of taxes shall not be required in any case in which the officers of the Corporation shall determine to waive such requirement. With respect to certificated shares of stock, every certificate exchanged, returned or surrendered to the Corporation shall be marked “Cancelled,” with the date of cancellation, by the Secretary or Assistant Secretary of the Corporation or the transfer agent thereof. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

Section 5.5 Dividend Record Date. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 5.6 Record Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.

Section 5.7 Transfer and Registry Agents. The Corporation may from time to time maintain one or more transfer offices or agencies and registry offices or agencies at such place or places as may be determined from time to time by the Board of Directors.

Annex F-13

ARTICLE VI

NOTICES

Section 6.1 Notices. Whenever written notice is required by law, the Certificate of Incorporation or these Bylaws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at such person’s address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by telegram, telex, cable or by means of electronic transmission.

Section 6.2 Waivers of Notice. Whenever any notice is required by applicable law, the Certificate of Incorporation or these Bylaws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting, present in person or represented by proxy, shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any Annual or Special Meeting of Stockholders or any regular or special meeting of the directors or members of a committee of directors need be specified in any written waiver of notice unless so required by law, the Certificate of Incorporation or these Bylaws.

ARTICLE VII

GENERAL PROVISIONS

Section 7.1 Dividends. Dividends upon the capital stock of the Corporation, subject to the requirements of the DGCL and the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting of the Board of Directors (or any action by written consent in lieu thereof in accordance with Section 3.8), and may be paid in cash, in property, or in shares of the Corporation’s capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for purchasing any of the shares of capital stock, warrants, rights, options, bonds, debentures, notes, scrip or other securities or evidences of indebtedness of the Corporation, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

Section 7.2 Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 7.3 Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 7.4 Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Annex F-14

ARTICLE VIII

INDEMNIFICATION

Section 8.1 Power to Indemnify in Actions, Suits or Proceedings other than Those by or in the Right of the Corporation. Subject to Section 8.3, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

Section 8.2 Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 8.3, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 8.3 Authorization of Indemnification. Any indemnification under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 8.1 or Section 8.2, as the case may be. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by the affirmative vote of a majority of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (ii) by a committee of such directors designated by a majority of such directors, even though less than a quorum, (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders. Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of the Corporation. To the extent, however, that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

Annex F-15

Section 8.4 Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 8.3, and notwithstanding the absence of any determination thereunder, any director or officer may apply to the Court of Chancery of the State of Delaware or any other court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Section 8.1 or Section 8.2. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 8.1 or Section 8.2, as the case may be. Neither a contrary determination in the specific case under Section 8.3 nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 8.4 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

Section 8.5 Expenses Payable in Advance. Expenses (including attorneys’ fees) incurred by a present or former director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VIII. Such expenses (including attorneys’ fees) incurred by employees and agents (other than present and former directors and officers) may be so paid upon such additional terms and conditions, if any, as the Corporation deems appropriate.

Section 8.6 Non-exclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Section 8.1 and Section 8.2 shall be made to the fullest extent permitted by law. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Section 8.1 or Section 8.2 but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL, or otherwise.

Section 8.7 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article VIII.

Section 8.8 Certain Definitions. For purposes of this Article VIII, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. The term “another enterprise” as used in this Article VIII shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. For purposes of this Article VIII, references to “fines” shall include any excise taxes assessed

Annex F-16

on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VIII.

Section 8.9 Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 8.10 Limitation on Indemnification. Notwithstanding anything contained in this Article VIII to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 8.4), the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) or advance expenses in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

Section 8.11 Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VIII to directors and officers of the Corporation.

ARTICLE IX

AMENDMENTS

Section 9.1 Amendments. These Bylaws may be amended, altered, changed or repealed, in whole or in part, or new Bylaws may be adopted by either (i) the affirmative vote of a majority of the entire Board of Directors, or (ii) without the approval of the Board of Directors, by the affirmative vote of the holders of a majority of the voting power of the shares entitled to vote in connection with the election of directors of the Corporation; provided, however, that in any case, notice of such amendment, alteration, change, repeal or adoption of new Bylaws shall be contained in the notice of such meeting (if there is one) of the stockholders or Board of Directors, as the case may be.

Section 9.2 Entire Board of Directors. As used in this Article IX and in these Bylaws generally, the term “entire Board of Directors” means the total number of directors which the Corporation would have if there were no vacancies.

*  *  *

Adopted as of:

Last Amended as of:

Annex F-17

Annex G: Written Opinion of JPMorgan Securities LLC

J.P. Morgan

August 16, 2014

The Board of Directors

Skilled Healthcare Group, Inc.

27442 Portola Parkway, Suite 200

Foothill Ranch, CA 92610

Members of the Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to Skilled Healthcare Group, Inc. (“Sonoma” or the “Company”) of the Exchange Ratio (as defined below) in the proposed transaction involving the Company and FC-GEN Operations Investment, LLC (“Greystone”).

Pursuant to, and subject to the terms and conditions set forth in, the draft Purchase and Contribution Agreement, dated as of 8/15/14 (the “Agreement”), among the Company and Greystone, which we do not anticipate materially changing prior to execution, the following will occur (the “Transaction”):

•	in connection with the merger of certain wholly owned subsidiaries of Sonoma with and into the Distribution Subsidiaries (as defined in the Agreement), pursuant to which the Distribution Subsidiaries will survive as wholly owned subsidiaries of Sonoma, Sonoma will issue and sell to the Greystone Members, and the Greystone Members will receive from Sonoma, shares of Sonoma Class A Stock (as defined in the Agreement) and shares of New Sonoma Class C Stock (as defined in the Agreement), in the amounts and allocated among the Greystone Members in accordance with Schedule 1.02 of the Agreement. The shares of Sonoma Class A Stock and Sonoma Class C Stock issued to the Greystone Members in the New Sonoma Stock Issuance (as defined in the Agreement) shall represent in the aggregate the Greystone Percentage (as defined in the Agreement) of the aggregate voting power of the Sonoma Class A Stock, Sonoma Class B Stock and Sonoma Class C Stock to be outstanding, calculated on a Fully-Diluted Basis (as defined in the Agreement), immediately following the Closing (as defined in the Agreement), excluding, for the avoidance of doubt, the Sonoma Class A Stock issuable upon exchange of Greystone Class A Units (as defined in the Agreement). The shares of Sonoma Class A Stock issued to the Greystone Members in the New Sonoma Stock Issuance or issuable upon exchange of the Greystone Class A Units held by the Greystone Members shall represent in the aggregate the Greystone Percentage of the Sonoma Class A Stock to be outstanding immediately following the Closing or issuable upon exchange or conversion of Sonoma Class B Stock or Greystone Units (but excluding Sonoma Class A Stock issuable upon exchange of Sonoma Class C Stock), calculated on a Fully-Diluted Basis as of immediately following the Closing;

•	in exchange for the Contributed Assets (as defined in the Agreement), Greystone will issue and sell to Sonoma and to the Distribution Subsidiaries, and Sonoma will purchase, and will cause the Distribution Subsidiaries to purchase, from Greystone, in accordance with the allocation set forth on Schedule 1.03(a) of the Agreement, (i) a number of Greystone Class A Units and Greystone Class B Units representing in the aggregate the Sonoma Percentage (as defined in the Agreement) of the outstanding Greystone Class A Units and Greystone Class B Units as of immediately following the Closing, and (ii) a number of Greystone Class C Units (as defined in the Agreement) equal to the number of shares of New Class C Stock issued pursuant to Section 1.02 of the Agreement and Sonoma and the Distribution Subsidiaries will be admitted as co-managing members of Greystone;

383 Madison Avenue, New York, New York 10179

J.P. Morgan Securities LLC

Annex G-1

J.P. Morgan

•	at the Closing, the Greystone Management Incentive Plan (as defined in the Agreement) will be terminated in accordance with its terms and the Participants (as defined therein) will be (i) distributed cash and (ii) issued shares of Sonoma Class A Stock equal to a percentage of the outstanding shares of Sonoma Class A Stock, calculated on a fully-diluted, as-exchanged and as-converted basis as of immediately following the Closing, in each case as set forth and described on Schedule 1.07 of the Agreement;

•	at the Closing, the HCN Option (as defined in the Agreement) will be terminated, and HCN (as defined in the Agreement) will be issued shares of Sonoma Class A Stock (or options or warrants exercisable therefor) equal to a percentage of the outstanding shares of Sonoma Class A Stock, calculated on a Fully-Diluted Basis and, as-exchanged and as-converted basis as of immediately following the Closing, in each case as set forth in and pursuant to the HCN Option Termination Agreement (as defined in the Agreement); and

•	upon consummation of the Transaction and the issuance of Conversion Shares (as defined in the Agreement) upon the conversion of Greystone Class A Units into Sonoma Class A Stock (the “Conversion”), the resulting ownership percentage of Sonoma Common Stock (as defined in, and subject to all of the terms and conditions of, the Agreement, and based on the capitalization of the Company provided to us by management of the Company as of August 14, 2014) of the Sonoma stockholders will be 25.75% of the Sonoma Class A Stock to be outstanding immediately following the Closing or issuable upon exchange or conversion of Sonoma Class B Stock or Greystone Units (but excluding Sonoma Class A Stock issuable upon exchange of Sonoma Class C Stock), calculated on a Fully-Diluted Basis as of immediately following the Closing, which when expressed in terms of an implied ratio that each share of Sonoma Common Stock immediately prior to the consummation of the Transaction would equal immediately following consummation of the Transaction and assuming the full Conversion takes place at such time, will reflect an implied ratio of .2575 to 1 (the “Exchange Ratio”). Section 1.02(b) of the Agreement also provides for an adjustment, as of the True-Up Date (as defined in the Agreement), to the number of Greystone Class A Units and shares of Sonoma Class B Stock to be issued in the Transaction in order to ensure that the pro-forma ownership of the Company by the stockholders of Sonoma at the completion of the Transaction will be 25.75%. We have assumed that any adjustment pursuant to the true-up provision in Section 1.02(b) of the Agreement would not be material to our analysis.

In connection with preparing our opinion, we have (i) reviewed a draft dated August 15, 2014 of the Agreement; (ii) reviewed certain publicly available business and financial information concerning the Company and the industries in which it operates; (iii) compared the financial and operating performance of the Company with publicly available information concerning certain other companies we deemed relevant and reviewed the current and historical market prices of the Company common stock and certain publicly traded securities of such other companies; (iv) reviewed certain internal financial analyses and forecasts prepared by the management of the Company relating to the Company’s and Greystone’s businesses, as well as the estimated amount and timing of the cost savings and related expenses and synergies expected to result from the Transaction (the “Synergies”) and certain benefits related to Greystone’s negative tax basis to be derived by the Company pursuant to the Tax Receivable Agreement (as defined in the Agreement) (the “Tax Benefits”); and (v) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

In addition, we have held discussions with certain members of the management of the Company with respect to certain aspects of the Transaction, and the past and current business operations of the Company and Greystone,

383 Madison Avenue, New York, New York 10179

J.P. Morgan Securities LLC

Annex G-2

J.P. Morgan

the financial condition and future prospects and operations of the Company and Greystone, the effects of the Transaction on the financial condition and future prospects of the Company and Greystone, and certain other matters we believed necessary or appropriate to our inquiry.

In giving our opinion, we have relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by the Company and Greystone or otherwise reviewed by or for us, including the capitalization of the Company as of August 14, 2014, and we have not independently verified (nor have we assumed responsibility or liability for independently verifying) any such information or its accuracy or completeness. We have not conducted or been provided with any valuation or appraisal of any assets or liabilities, nor have we evaluated the solvency of the Company or Greystone under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to us or derived therefrom, including the Synergies and Tax Benefits, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company and Greystone to which such analyses or forecasts relate. We express no view as to such analyses or forecasts (including the Synergies and Tax Benefits) or the assumptions on which they were based. We have also assumed that the Transaction and the other transactions contemplated by the Agreement will have the tax consequences described in discussions with, and materials furnished to us by, representatives of the Company, and will be consummated as described in the Agreement, and that the definitive Agreement will not differ in any material respects from the draft thereof furnished to us. We have also assumed that the representations and warranties made by the Company and Greystone in the Agreement and the related agreements are and will be true and correct in all respects material to our analysis. We are not legal, regulatory or tax experts and have relied on the assessments made by advisors to the Company with respect to such issues. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or Greystone or on the contemplated benefits of the Transaction. We have also assumed, at the direction of the Company, that (i) no shares of capital stock of the Company or securities convertible or exchangeable into, or exercisable for, shares of capital stock of the Company have been, or will be, issued following August 14, 2014 and (ii) the value of the New Sonoma Class C Stock to be issued to certain Greystone Members pursuant to the Agreement is de minimis and not material to our analysis.

Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, to the Company of the Exchange Ratio and we express no opinion as to the fairness of any consideration to be paid in connection with the Transaction to the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Transaction. Furthermore, we express no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the Transaction, or any class of such persons relative to the Exchange Ratio or with respect to the fairness of any such compensation. We are expressing no opinion herein as to the price at which the Company common stock or the Greystone units will trade at any future time.

In addition, we were not requested to and did not provide advice concerning the structure, the specific Exchange Ratio, or any other aspects of the Transaction, or to provide services other than the delivery of this opinion. We were not authorized to and did not solicit any expressions of interest from any other parties with respect to the sale of all or any part of the Company or any other alternative transaction. We also note that we did not participate in negotiations with respect to the terms of the Transaction and related transactions.

383 Madison Avenue, New York, New York 10179

J.P. Morgan Securities LLC

Annex G-3

J.P. Morgan

We will receive a fee from the Company for the delivery of this opinion. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. Please be advised that during the two years preceding the date of this letter, neither we nor our affiliates have had any other material financial advisory or other material commercial or investment banking relationships with the Company or Greystone. In addition, our commercial banking affiliate is an agent bank and a lender under outstanding credit facilities of the Company, for which it receives customary compensation or other financial benefits. In the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities of the Company or Greystone for our own account or for the accounts of customers and, accordingly, we may at any time hold long or short positions in such securities.

On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the Exchange Ratio is fair, from a financial point of view, to the Company.

The issuance of this opinion has been approved by a fairness opinion committee of J.P. Morgan Securities LLC. This letter is provided to the Board of Directors of the Company (in its capacity as such) in connection with and for the purposes of its evaluation of the Transaction. This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Transaction or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any proxy or information statement mailed to shareholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.

Very truly yours,

J.P. MORGAN SECURITIES LLC

/s/ J.P. Morgan Securities LLC

383 Madison Avenue, New York, New York 10179

J.P. Morgan Securities LLC

Annex G-4

Annex H: Written Opinion of MTS Securities LLC

August 18, 2014

Board of Directors

Skilled Healthcare Group, Inc.

27442 Portola Parkway

Suite 200

Foothill Ranch, CA 92610

Ladies and Gentlemen:

We understand that Skilled Healthcare Group, Inc. (the “Company”) proposes to enter into a Purchase and Contribution Agreement, expected to be dated as of August 18, 20014 (the “Agreement”), between the Company, a Delaware corporation, and FC GEN operations Investment, LLC, a Delaware limited liability company (“Greystone”). Unless otherwise defined herein or the context otherwise requires, capitalized terms used herein and defined in the Agreement (including by reference in the Agreement to definitions set forth in other agreements or instruments) shall be used herein as therein defined.

The Agreement provides, among other things, that:

1.	Upon the terms and subject to the conditions set forth therein, immediately prior to Closing, Greystone shall (i) approve and adopt, or cause to be approved and adopted by its applicable Subsidiary, in its or such Subsidiary’s capacity as the sole stockholder of the Distribution Subsidiaries, the Distribution Subsidiary Merger Agreement and (ii) distribute to the Greystone Members, in accordance with the election and allocation procedures that will be delivered to the Greystone Members prior to such distribution, all of the beneficial interests in the shares of capital stock in each of the corporations set forth on Schedule 1.01 (the “Distribution Subsidiaries”) (such distribution, the “Greystone Distribution”);

2.	Upon the terms and subject to the conditions set forth in therein and the Distribution Subsidiary Merger Agreement, Sonoma shall issue and sell to the Greystone Members, and the Greystone Members shall receive from Sonoma, shares of Sonoma Class A Stock and shares of New Sonoma Class C Stock, in the amounts and allocated among the Greystone Members in accordance with Schedule 1.02, such schedule to be updated in accordance with its terms upon the completion of the valuation described in Section 5.20 (such transaction, the “New Sonoma Stock Issuance”). The shares of Sonoma Class A Stock (including the Sonoma Class A Stock issuable upon exercise of options or warrants contemplated by Section 1.08) and New Sonoma Class C Stock issued to the Greystone Members in the New Sonoma Stock Issuance shall represent in the aggregate the Greystone Percentage of the aggregate voting power of the Sonoma Class A Stock, Sonoma Class B Stock and Sonoma Class C Stock to be outstanding, calculated on a Fully-Diluted Basis (as defined below) as of immediately following the Closing, excluding, for the avoidance of doubt, the Sonoma Class A Stock issuable upon exchange of Greystone Class A Units. The shares of Sonoma Class A Stock (including the Sonoma Class A Stock issuable upon exercise of options or warrants contemplated by Section 1.08) issued to the Greystone Members, HCN and the MIP Participants in the New Sonoma Stock Issuance and issuable upon exchange of the Greystone Class A Units and conversion of the New Sonoma Class C Stock held by the Greystone Members shall represent in the aggregate the Greystone Percentage of the Sonoma Class A Stock and Sonoma Class B Stock to be outstanding, calculated on a Fully-Diluted Basis as of immediately following the Closing. “Fully-Diluted Basis” means the sum of each of the following, without duplication (a) the aggregate number of shares of Sonoma Common Stock (excluding Sonoma Restricted Shares) issued and outstanding as of immediately following the Closing (excluding, for the avoidance of doubt, any shares of Common Stock held as treasury stock) plus (b) the potential dilution from In-the-Money-Options (whether or not vested), determined on the treasury stock method (using the Closing Trading Price (as defined below)), plus (c) the aggregate number of Sonoma Restricted Shares and Sonoma RSUs for which the forfeiture rights have lapsed or will lapse upon Closing of the Transaction. “In-the-Money Option” shall mean a Sonoma Option for which the Closing Trading Price exceeds the exercise price per share of such Sonoma Option and “Closing Trading Price” means the price per share of Sonoma Class A Common Stock on the third trading day prior to the Closing.

Annex H-1

3.	Upon the terms and subject to the conditions set forth therein and in exchange for the Contributed Assets, Greystone shall issue and sell to Sonoma and to the Distribution Subsidiaries, and Sonoma shall purchase, and shall cause the Distribution Subsidiaries to purchase, from Greystone, in accordance with the allocation set forth on Schedule 1.03 (such schedule to be completed and attached thereto in accordance with Section 5.20), (i) a number of Greystone Class A Units and Greystone Class B Units representing in the aggregate the Sonoma Percentage of the outstanding Greystone Class A Units and Greystone Class B Units as of immediately following the Closing, and (ii) a number of Greystone Class C Units equal to the number of shares of New Sonoma Class C Stock issued pursuant to Section 1.02; and Sonoma and the Distribution Subsidiaries shall be admitted as co-managing members of Greystone. (the “Greystone Issuance”);

4.	Net Income and Net Losses (as such terms are defined in the Greystone LLC Operating Agreement) of Greystone for the Fiscal Year (as such term is defined in the Greystone LLC Operating Agreement) of the Closing shall be allocated among the Greystone Members and Sonoma by taking into account their varying interests during such Fiscal Year in accordance with Section 706(d) of the Code, using the “interim closing of the books” method (the “Closing Fiscal Year Tax Allocation”).

5.	Upon the terms and subject to the conditions set forth therein and in the Contribution Agreement, in the form attached thereto as Exhibit B, and in exchange for the purchase and sale of the Greystone Class A Units, Greystone Class B Units and Greystone Class C Units pursuant to Section 1.03(a), subject to the limitations set forth in Schedule 1.04, Sonoma shall contribute, and shall cause the Distribution Subsidiaries and other direct and indirect subsidiaries of each that are treated as corporations for federal income tax purposes and which cannot be first converted into partnerships or disregarded entities without adverse consequences, to contribute, as applicable, to Greystone (or a Subsidiary designated by Greystone) all of their assets, including the issued and outstanding equity interests of each of the entities set forth on, and subject to the exclusions set forth on, Schedule 1.04, as such schedule may be updated by mutual agreement of the Parties in accordance with Section 5.19 (such assets, “Contributed Assets” and such transaction, the “Contribution”); provided, however, that in lieu of an actual contribution of any asset, Sonoma and Greystone may mutually agree instead to retain title where it is and instead merely transfer beneficial ownership in such asset for federal income tax purposes.

The Greystone Distribution, the New Sonoma Stock Issuance, the Greystone Issuance, the Closing Fiscal Year Tax Allocation and the Contribution are hereinafter collectively referred to as the “Transaction”).

You have requested our opinion as to the fairness, from a financial point of view, to the Company of (i) the issuance and sale of shares of Sonoma Class A Stock and shares of New Sonoma Class C Stock pursuant to the New Sonoma Stock Issuance, (ii) the consideration to be paid for the Greystone Class A Units, the Greystone Class B Units and the Greystone C Units pursuant to the Greystone Issuance, and (iii) the contribution of the Contributed Assets pursuant to the Contribution (the issuance and sale of shares referred to in clause (i), the consideration referred to in clause (ii) and the contribution referred to in clause (iii) being hereinafter collectively referred to as the “Total Consideration”), after giving effect to the Greystone Distribution and the Closing Fiscal Year Tax Allocation.

In the course of performing our review and analyses for rendering the opinion set forth below, we have:

(i) reviewed the financial terms of a draft copy of the Agreement dated August 17, 2014 (the “Draft Agreement”);

(ii) reviewed certain publicly available business and financial information concerning the Company and Greystone and the industries in which they operate;

(iii) reviewed and analyzed certain non-public information, including financial forecasts, relating to the business, earnings, cash flow, financial condition, assets, liabilities and prospects of the Company and Greystone that was prepared by and/or provided to us by the management of the Company and Greystone, respectively;

(iv) conducted discussions with members of senior management and representatives of the Company and Greystone concerning the matters described in clauses (ii) and (iii) above, and certain other matters we believed necessary or appropriate to our inquiry;

Annex H-2

(v) reviewed the current and historical reported prices, trading multiples and trading activity of Sonoma Common Stock and similar information for certain other companies with publicly traded securities that we deemed relevant;

(vi) compared the financial and operating performance of the Company with publicly available information concerning other companies that we deemed relevant; and

(vii) performed such other financial studies, analyses and investigations and considered such other information as we deemed appropriate for the purposes of this opinion.

In arriving at the opinion set forth below, we have assumed and relied upon, without assuming liability or responsibility for independent verification, the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information that was publicly available or was provided to, or discussed with or reviewed by us. We are not legal, regulatory, tax or financial reporting experts and have relied, with your consent, on the assessments made by management of the Company and Greystone, and certain of their respective advisors, with respect to such issues. We have not conducted any independent verification of any financial forecasts, projections, estimates and other forward-looking information reviewed by us. Without limiting the generality of the foregoing, with respect to the financial forecasts, projections, estimates and other forward-looking information prepared or furnished by management of the Company and Greystone, we have assumed, without independent verification, that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company and Greystone, respectively, of the future results of operations and financial performance of the Company and Greystone, respectively. We express no view as to any of such financial forecasts, projections, estimates or forward-looking information or the assumptions on which they are based.

In arriving at the opinion set forth below, we have made no analysis of, and express no opinion as to, the adequacy of the reserves of the Company and Greystone and have relied upon information supplied to us by the Company and Greystone as to such adequacy. In addition, we have not made any independent evaluations or appraisals of the assets or liabilities (including any contingent derivatives or off-balance-sheet assets or liabilities) of the Company or Greystone or any of their respective subsidiaries, and we have not been furnished with any such evaluations or appraisals, nor have we evaluated the solvency of the Company, Greystone or any other entity under any state or federal law relating to bankruptcy, insolvency or similar matters. The analyses performed by us in connection with this opinion were going concern analyses. We express no opinion regarding the liquidation value of the Company, Greystone or any other entity. Without limiting the generality of the foregoing, we have undertaken no independent analysis of any pending or threatened litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company, Greystone or any of their respective affiliates is a party or may be subject, and at the direction of the Company and with its consent, our opinion makes no assumption concerning, and therefore does not consider, the possible assertion of claims, outcomes or damages arising out of any such matters. We have also assumed that neither the Company nor the Parent is party to any material pending transaction, including without limitation any financing, recapitalization, acquisition or merger, divestiture or spin-off, other than the Transaction.

We have assumed that the representations and warranties of each party contained in the Agreement and in all other related documents and instruments that are referred to therein are and will be true and correct as of the date or dates made or deemed made, that each party will fully and timely perform all of the covenants and agreements required to be performed by it under the Agreement, that the Transaction will be consummated pursuant to the terms of the Agreement without amendments thereto, and that all conditions to the consummation of the Transaction will be satisfied without waiver thereof. We have assumed that the final form of the Agreement will be in all material respects identical to the Draft Agreement. We have also assumed that any governmental, regulatory and other consents and approvals contemplated by the Agreement will be obtained and that, in the course of obtaining any of those consents, no restrictions will be imposed or waivers made that would have an adverse effect on the Company, Greystone or the contemplated benefits of the Transaction. We have further assumed that the Total Consideration will not change as a result of any calculations performed, or additional securities issued, upon or in connection with the True-Up Date, and we have not considered any actions or consequences thereof.

Annex H-3

Our opinion set forth below is necessarily based on economic, market, financial and other conditions as they exist, and on the information made available to us, as of the date of this letter. It should be understood that, although subsequent developments may affect the conclusion reached in such opinion, we do not have any obligation to update, revise or reaffirm this opinion. Our opinion set forth below addresses solely the fairness, from a financial point of view, to the Company of the Total Consideration and does not address any other terms or agreement relating to the Transaction or any other terms of the Agreement. Our opinion does not address the Company’s underlying business decision to proceed with the Transaction, the relative merits of the Transaction compared to other alternatives available to the Company, or whether such alternatives exist. We express no opinion as to the prices or ranges of prices at which shares of Sonoma Common Stock will trade at any time following the announcement of the Transaction or at any future time. We have not been requested to opine as to, and our opinion does not in any manner address, the amount or nature of compensation to any of the officers, directors or employees of any party to the Transaction, or any class of such persons, relative to the compensation to be paid to the public stockholders of the Company or to any equity holders of Greystone in the Transaction or with respect to the fairness of any such compensation.

It is understood that this letter is provided to the Board of Directors of the Company for your information in connection with its consideration of the Transaction and may not be used for any other purpose or disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever without our prior written consent. All advice and opinions (written and oral) rendered by us are intended for the use and benefit of the Board of Directors of the Company, and may not be disclosed to any other person without or prior written consent, provided, however, that a copy of this opinion may be included in its entirety in any filing the Company is required to make with the U.S. Securities and Exchange Commission in connection with the Transaction. This opinion does not constitute a recommendation to any stockholder as to how such stockholder should vote with respect to the Transaction or to take any other action in connection with the Transaction or otherwise.

As part of our investment banking services, we are regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, and for other purposes. We have acted as the Company’s financial advisor in connection with the Agreement and will receive a fee for our services, a portion of which is contingent upon consummation of the Transaction. In addition, we will receive an additional fee for rendering this opinion. Furthermore, the Company has agreed to reimburse our expenses and indemnify us for certain liabilities that may arise out of our engagement. Since approximately February 2014 we have provided other investment banking and financial advisory services to the Company for which we received a monthly fee that varied over time. We may also seek to provide such services to the Company and Greystone in the future and expect to receive fees for the rendering of these services.

This opinion was reviewed and approved by a fairness committee of MTS Securities, LLC.

Based upon and subject to the foregoing, it is our opinion as of the date hereof that the Total Consideration to be paid by the Company in the Transaction is fair, from a financial point of view, to the Company.

Very truly yours,

MTS SECURITIES, LLC

/s/ MTS Securities, LLC

Annex H-4

Annex I: Skilled Healthcare Group, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 2013

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 10-K
(Mark One)

☑	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the Fiscal Year Ended December 31, 2013
OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Commission File Number 001-33459
Skilled Healthcare Group, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	20-3934755
(State of Incorporation)	(I.R.S. Employer Identification Number)

27442 Portola Parkway, Suite 200 Foothill Ranch, CA	92610
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number: (949) 282-5800
Securities registered pursuant to Section 12(b) of the Act:

Class A Common Stock, $0.001 par value per share	New York Stock Exchange
(Title of each class)	(Name of each exchange on which registered)
Securities registered pursuant to Section 12(g) of the Act: None
Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.    Yes  ☐    No  ☑
Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act.    Yes  ☐    No  ☑
Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☑    No  ☐
Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).    Yes  ☑    No  ☐
Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.    ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☑

Non-accelerated filer	☐	Non-accelerated filer	☐
Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act).    Yes  ☐    No  ☑
As of June 28, 2013, the last business day of the registrant's most recently completed second fiscal quarter, the aggregate market value of the shares of Class A common stock, par value $0.001, and Class B common stock, par value $0.001, held by non-affiliates of the registrant, computed based on the closing sale price of $6.68 per share on June 28, 2013, as reported by The New York Stock Exchange, was approximately $137.3 million. The aggregate number of shares held by non-affiliates is calculated by excluding all shares held by executive officers, directors and holders known to hold 5% or more of the voting power of the registrant’s common stock. As of February 7, 2014, there were 24,254,649 shares of the registrant’s Class A common stock issued and outstanding and 15,515,050 shares of the registrant’s Class B common stock issued and outstanding.

Annex I-1

Documents Incorporated by Reference:
The information called for by Part III is incorporated by reference to the Definitive Proxy Statement for the 2013 Annual Meeting of Stockholders of the Registrant which will be filed with the Securities and Exchange Commission not later than April 30, 2014.

Annex I-2

Skilled Healthcare Group, Inc.
Annual Report

Annex I-3

PART I

Item 1.	Business

Overview
Skilled Healthcare Group, Inc. ("Skilled") is a holding company that owns subsidiaries that operate skilled nursing facilities, assisted living facilities, hospices, home health providers and a rehabilitation therapy business. As used in this report, the terms "we," "us," "our" and the "Company," and similar terms, refer collectively to Skilled and its consolidated wholly-owned subsidiaries, unless the context requires otherwise. We have an administrative service company that provides a full complement of administrative and consultative services that allows our affiliated operators and third-party operators with whom we contract to better focus on delivery of healthcare services. We currently have one such service agreement with an unaffiliated skilled nursing facility operator. All of our subsidiaries focus on providing high-quality care to the people we serve, and our skilled nursing facility subsidiaries, which comprise the largest portion of our consolidated business, have a strong commitment to treating patients who require a high level of skilled nursing care and extensive rehabilitation therapy, whom we refer to as high-acuity patients. As of December 31, 2013, we owned or leased 72 skilled nursing facilities and 22 assisted living facilities, together comprising 10,179 licensed beds. We also lease five skilled nursing facilities in California to an unaffiliated third party operator. Our skilled nursing and assisted living facilities are located in California, Texas, Iowa, Kansas, Missouri, Nebraska, Nevada and New Mexico, and are generally clustered in large urban or suburban markets. We owned 77.8% of these facilities as of December 31, 2013. As of December 31, 2013, we provided hospice and home health services in Arizona, Idaho, Montana, Nevada, and New Mexico. We also provided private duty care services in Arizona, Idaho, Montana, and Nevada. For the year ended December 31, 2013, we generated approximately 72.3% of our revenue from our skilled nursing facilities, including our integrated rehabilitation therapy services at these facilities. The remainder of our revenue is generated from our assisted living services, rehabilitation therapy services provided to third-party facilities, hospice care and home health services.

Operations
Our services focus primarily on the medical and physical issues facing elderly patients and are provided by our skilled nursing companies, assisted living companies, integrated and third-party rehabilitation therapy business, hospice business and home health business. We have a strong commitment to treating patients who require a high level of skilled nursing care and extensive rehabilitation therapy, whom we refer to as high-acuity patients.
We have three reportable operating segments: (1) long-term care ("LTC"), which includes the operation of skilled nursing facilities and assisted living facilities and is the largest portion of our business; (2) therapy services, which includes our integrated and third-party rehabilitation therapy services; and (3) hospice and home health services, which includes our hospice and home health businesses. Our administrative and consultative services that are attributable to the reportable operating segments are allocated among the segments accordingly. For the twelve months ended December 31, 2013, the LTC operating segment generated approximately 76.1% of our revenue, with the therapy services segment and hospice and home health services segment accounting for 12.1% and 11.8% of our revenue, respectively. For additional information regarding the financial performance of our reportable operating segments, see Item 7, Management's Discussion and Analysis of Financial Condition and Results of Operations—Revenue and Note 6, "Business Segments," in the notes to our consolidated financial statements included elsewhere in this report.
Long-Term Care Services Segment
Skilled Nursing Facilities
As of December 31, 2013, our skilled nursing companies provided skilled nursing care at 72 regionally clustered facilities, having 8,967 licensed beds, in California, Texas, Iowa, Kansas, Missouri, Nebraska, Nevada and New Mexico. We have developed programs for, and actively market our services to, high-acuity patients who are typically admitted to our facilities as they recover from strokes, other neurological conditions, cardiovascular and respiratory ailments, joint replacements and other muscular or skeletal disorders. As of December 31, 2013, we employed approximately 9,888 active employees in our skilled nursing business.
We use interdisciplinary teams of experienced medical professionals, including therapists, to provide services prescribed by physicians. These teams include registered nurses, licensed practical nurses, certified nursing assistants and other professionals who provide individualized comprehensive nursing care 24 hours a day. Many of our skilled nursing facilities are equipped to provide specialty care, such as chemotherapy, enteral/parenteral nutrition, tracheotomy care and ventilator care. We also provide standard services to each of our skilled nursing patients, including room and board, special nutritional programs, social services, recreational activities and related healthcare and other services.

1

Annex I-4

Our Express Recovery™ program uses a dedicated unit within a skilled nursing facility to deliver a comprehensive rehabilitation regimen in accommodations specifically designed to serve high-acuity patients. Each Express Recovery™ unit can typically be entered without using the main facility entrance, permitting residents to bypass portions of the facility dedicated to the traditional nursing home patient. Each Express Recovery™ unit typically has 12 to 36 beds and provides skilled nursing care and rehabilitation therapy for patients recovering from conditions such as joint replacement surgery, and cardiac and respiratory ailments. We believe that having an Express Recovery™ unit at a facility enables the facility to more effectively attract higher acuity patients and achieve a higher skilled mix than it would be able to without the unit, which in turn results in higher reimbursement rates. Skilled mix is the average daily number of Medicare and managed care patients we serve at our skilled nursing facilities divided by the average daily number of total patients we serve at our skilled nursing facilities. As of December 31, 2013, we operated 63 Express Recovery™ units with 2,259 beds. We have substantially completed the build out of our Express Recovery™ units at our skilled nursing facilities. We will continue to add and modify Express Recovery™ units in the future as warranted.
Our administrative service company provides a full complement of administrative and consultative services that allows our affiliated operators and unaffiliated third-party operators with whom we contract to better focus on delivery of healthcare services. We currently have one such service agreement with an unaffiliated facility operator. The income associated with the services our administrative service company provides to the third-party facility operator is included in LTC in our segment reporting as services are performed primarily by personnel supporting the LTC segment. Each of our facilities operates as a distinct company to better focus on service delivery and is supported by the administrative service company for efficient delivery of non-healthcare support services.
Assisted Living Facilities
We complement our skilled nursing care business by providing assisted living services at 22 facilities with 1,212 beds as of December 31, 2013. Our assisted living companies, which are mostly in Kansas, provide residential accommodations, activities, meals, security, housekeeping and assistance in the activities of daily living to seniors who are independent or who require some support, but not the level of nursing care provided in a skilled nursing facility. Our independent living units are non-licensed independent living apartments in which residents are independent and require no support with the activities of daily living. As of December 31, 2013, we employed approximately 644 active employees in our assisted and independent living businesses.
Equity Investment in Pharmacy Joint Venture
We have a 50% equity interest in APS - Summit Care Pharmacy, LLC, or APS - Summit Care, which is a joint venture that serves the pharmaceutical needs of a limited number of our Texas operations, as well as a number of other unaffiliated customers. The remaining 50% equity interest in APS - Summit Care is owned by an unaffiliated third party. APS - Summit Care operates a pharmacy in Austin, Texas, through which we pay market value for prescription drugs and receive a 50% share of the net income related to the joint venture. For additional information regarding the joint venture, see Note 15, "Investment in Unconsolidated Joint Venture."
Therapy Services Segment
Rehabilitation Therapy Services
As of December 31, 2013, we provided rehabilitation therapy services to a total of 174 healthcare facilities, including 62 facilities owned by us. In addition, we have contracts to manage the rehabilitation therapy services for our 10 healthcare facilities in New Mexico. We provide rehabilitation therapy services at our skilled nursing facilities as part of an integrated service offering in connection with our skilled nursing care. We believe that an integrated approach to treating high-acuity patients enhances our ability to achieve successful patient outcomes and enables us to identify and treat patients who can benefit from our rehabilitation therapy services. We believe hospitals and physician groups often refer high-acuity patients to our skilled nursing facilities because they recognize the value of an integrated approach to providing skilled nursing care and rehabilitation therapy services.
We believe that we have also established a strong reputation as a premium provider of rehabilitation therapy services to third-party skilled nursing operators in our local markets, with a recognized ability to provide these services to high-acuity patients. Our approach to providing rehabilitation therapy services for third-party operators emphasizes high-quality treatment and successful clinical outcomes. As of December 31, 2013, we employed approximately 2,858 active employees (primarily therapists) in our rehabilitation therapy business.

2

Annex I-5

Hospice and Home Health Services Segment
Hospice Care
As of December 31, 2013, we provided hospice care services in Arizona, California, Nevada, Idaho, Montana, and New Mexico. Hospice services focus on the physical, spiritual and psychosocial needs of terminally ill individuals and their families, and consist primarily of palliative and clinical care, education and counseling. As of December 31, 2013, we employed approximately 917 active employees in our hospice services business.
Home Health
As of December 31, 2013, we provided home health care services in Arizona, Nevada, Idaho, Montana and New Mexico. Our home health care services generally consist of providing some combination of the services of registered nurses, speech, occupational and physical therapists, medical social workers and certified home health aides. Home health care is often a cost-effective solution for patients, and can also increase their quality of life and allow them to receive quality medical care in the comfort and convenience of a familiar setting. As of December 31, 2013, we employed approximately 566 active employees in our home health business.

Revenue Sources
Within our skilled nursing facilities, we generate our revenue from Medicare, Medicaid, managed care providers, insurers, private pay and other sources. Within our assisted living facilities, we generate revenue primarily from private pay sources, with a small portion earned from Medicaid or other state-specific programs. With respect to our rehabilitation therapy services business, it receives payment from the third-party facilities that it serves based on negotiated patient per diem rates or a negotiated fee schedule based on the type of services rendered. Our rehabilitation therapy business also similarly negotiates rates and fees with our affiliated facilities that it services, but the revenue it generates from those facilities is included in our revenue from our skilled nursing facilities. We derive substantially all of the revenue from our hospice business from Medicare and managed care reimbursement. We derive the majority of our revenue from our home health business from Medicare and managed care. For additional information regarding the revenue we generate by service offering, our revenue sources, and regulatory and other governmental actions affecting revenue, see Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operation - Revenue Sources."

Industry Trends

Medicare and Medicaid Reimbursement
Rising healthcare costs due to a variety of factors, including an aging population and increasing life expectancies, has in recent years increased demand for post-acute healthcare services, such as skilled nursing, assisted living, home health care, hospice care and rehabilitation therapy. In an effort to mitigate the cost of providing healthcare benefits, third party payors including Medicare, Medicaid, managed care providers, insurance companies and others have increasingly encouraged the treatment of patients in lower-cost care settings. As a result, in recent years skilled nursing facilities, which typically have significantly lower cost structures than acute care hospitals and certain other post-acute care settings, have generally been serving larger populations of higher-acuity patients than in the past. Despite this growth in demand, uncertainty over Medicare and Medicaid reimbursement rates persists as rates have often been reduced or been increased in lesser amounts than expected. Medicare and Medicaid reimbursement rates are subject to change from time to time and, because revenue derived directly or indirectly from Medicare and Medicaid reimbursement has historically comprised the most significant portion of our consolidated revenue, a reduction or slow growth in rates could materially and adversely impact our revenue, particularly in times of increased regulation and related expenses.
Medicare reimburses our skilled nursing facilities under a prospective payment system ("PPS") for certain inpatient covered services. Under the PPS, facilities are paid a predetermined amount per patient, per day, for certain services based on the anticipated costs of treating patients. The amount to be paid is determined by classifying each patient into a resource utilization group ("RUG") category that is based upon each patient's acuity level. In October 2010, the number of RUG categories was expanded from 53 to 66 as part of the implementation of the RUGs IV system and the introduction of a revised and substantially expanded patient assessment tool called the minimum data set (MDS) version 3.0.
On July 29, 2011, the Centers for Medicare & Medicaid Services ("CMS") issued a final rule providing for, among other things, a net 11.1% reduction in PPS payments to skilled nursing facilities for CMS's fiscal year 2012 (which began October 1, 2011) as compared to PPS payments in CMS's fiscal year 2011 (which ended September 30, 2011). The 11.1% reduction was on a net basis, after the application of a 2.7% market basket increase, and reduced by a 1.0% multi-factor productivity adjustment required by the Patient Protection and Affordable Care Act of 2010 ("PPACA"). The final CMS rule also adjusted the method by which group therapy is counted for reimbursement purposes, and changed the timing in which patients who are receiving therapy must be reassessed for purposes of determining their RUG category.

3

Annex I-6

The Budget Control Act of 2011, enacted on August 2, 2011, increased the United States debt ceiling in connection with deficit reductions over the next ten years. Under the Budget Control Act of 2011, $1.2 trillion in domestic and defense spending reductions were automatically set to begin February 1, 2013, split evenly between domestic and defense spending. Payments to Medicare providers are subject to these automatic spending reductions, subject to a 2% cap. As discussed below, the American Taxpayer Relief Act of 2012 (the “ATRA”), enacted on January 2, 2013, subsequently delayed by two months the automatic budget sequestration cuts established by the Budget Control Act of 2011. The automatic 2% reduction on each claim submitted to Medicare began on April 1, 2013. Reductions to Medicare and Medicaid reimbursement resulting from the Budget Control Act of 2011 could have a material adverse effect on the Company's business, financial position, results of operations and liquidity.
The Middle Class Tax Relief and Job Creation Act of 2012 was signed into law on February 22, 2012, extending the Medicare Part B outpatient therapy cap exceptions process through December 31, 2012. As noted below, the exceptions process was further extended for an additional year through the end of 2013. The statutory Medicare Part B outpatient therapy cap for occupational therapy (OT) was $1,900 for 2013, and the combined cap for physical therapy (PT) and speech-language pathology services (SLP) was also $1,900 for 2013.  This is the annual per beneficiary therapy cap amount determined for each calendar year. Similar to the therapy cap, The law requires an exceptions process to the therapy cap that allows providers to receive payment from Medicare for medically necessary therapy services above the therapy cap amount.  Congress established a threshold of $3,700 for PT and SLP services combined and another threshold of $3,700 for OT services. All therapy services rendered above the $3,700 are subject to manual medical review ("MMR") and may be denied unless approved by the provider's Medicare Administrative Contractor (or "MAC").
On July 27, 2012, CMS issued a final rule providing for, among other things, a net 1.8% increase in PPS payments to skilled nursing facilities for CMS's fiscal year 2013 (which began October 1, 2012 and runs through September 30, 2013) as compared to PPS payments in CMS's fiscal year 2012 (which ended September 30, 2012). The 1.8% increase was on a net basis, after the application of a 2.5% market basket increase, and reduced by a 0.7% multi-factor productivity adjustment required by Patient Protection and Affordable Care Act of 2010 ("PPACA"). After our wage index adjustment, our net increase was 1.7%.
In July 2012, CMS issued its final rule for hospice services for its 2013 fiscal year. The rule included a market basket increase of 2.6% less a 0.3% reduction in the market basket as a result of the PPACA and a 0.7% reduction due to productivity adjustment. After our wage index adjustment, our net increase was 0.9%.
On July 31, 2013, CMS issued its final rule providing for, among other things, a net increase of 1.3% in PPS payments to skilled nursing facilities for CMS's fiscal year 2014 (which began October 1, 2013) as compared to the PPS payments in CMS's fiscal year 2013 (which ended September 30, 2013). The 1.3% increase is on a net basis, after the application of a 2.3% market basket increase reduced by a 0.5% forecast error correction and further reduced by 0.5% multi-factor productivity adjustment required by the PPACA.
On June 27, 2013, CMS proposed a decrease of 1.5% in PPS payments to home health agencies for CMS's fiscal year 2014 as compared to the PPS payments in CMS's fiscal year 2013. The proposed 1.5% decrease is on a net basis, after the application of a 3.5% rebasing decrease and other reductions, partially offset by a 2.4% market basket increase.
The ATRA delayed by two months the automatic budget sequestration cuts established by the Budget Control Act of 2011. The ATRA also extended the therapy cap exception process for one year. The ATRA also made additional changes to the Multiple Procedure Payment Reduction ("MPPR") previously implemented in 2011. The existing discount to the practice component of multiple therapy procedures performed in an outpatient environment during a single day was 25%. Effective April 1, 2013, ATRA increased the discount by an additional 25% to 50%. The new rules related to MPPR reduced our revenue by $0.9 million for the nine month period from April 1, 2013 through December 31, 2013.
Should future changes in PPS include further reduced rates or increased standards for reaching certain reimbursement levels (including as a result of automatic cuts tied to federal deficit cut efforts or otherwise), our Medicare revenues derived from our skilled nursing facilities (including rehabilitation therapy services provided at our skilled nursing facilities) could be reduced, with a corresponding adverse impact on our financial condition and results of operation. Our rehabilitation therapy, hospice and home health care businesses are also to a large degree directly or indirectly dependent on (and therefore affected by changes in) Medicare and Medicaid reimbursement rates. For example, our rehabilitation therapy business may have difficulty increasing or maintaining the rates it has negotiated with third party nursing facilities in light of the reduced PPS reimbursement rates that took effect on October 1, 2011 as discussed above or future reductions in reimbursement rates.

4

Annex I-7

We also derive a substantial portion of our consolidated revenue from Medicaid reimbursement, primarily through our skilled nursing business. Medicaid programs are administered by the applicable states and financed by both state and federal funds. Medicaid spending nationally has increased substantially in recent years, becoming an increasingly significant component of state budgets. This, combined with slower state revenue growth and other state budget demands, has led both the federal government and many states, including California and other states in which we operate, to institute measures aimed at controlling the growth of Medicaid spending (and in some instances reducing it).
Historically, adjustments to reimbursement under Medicare and Medicaid have had a significant effect on our revenue and results of operations. Recently enacted, pending and proposed legislation and administrative rulemaking at the federal and state levels could have similar effects on our business. Efforts to impose reduced reimbursement rates, greater discounts and more stringent cost controls by government and other payors are expected to continue for the foreseeable future and could adversely affect our business, financial condition and results of operations. Additionally, any delay or default by the federal or state governments in making Medicare and/or Medicaid reimbursement payments could materially and adversely affect our business, financial condition and results of operations.

Federal Health Care Reform
In addition to the matters described above affecting Medicare and Medicaid participating providers, PPACA enacted several reforms with respect to skilled nursing facilities, home health agencies and hospices, including payment measures to realize significant savings of federal and state funds by deterring and prosecuting fraud and abuse in both the Medicare and Medicaid programs. While many of the provisions of PPACA will not take effect for several years or are subject to further refinement through the promulgation of regulations, some key provisions of PPACA are presently effective.

•
Enhanced CMPs and Escrow Provisions. PPACA includes expanded civil monetary penalty ("CMP") and related provisions applicable to all Medicare and Medicaid providers. CMS rules adopted to implement applicable provisions of PPACA also provide that assessed CMPs may be collected and placed in whole or in part into an escrow pending final disposition of the applicable administrative and judicial appeals processes. To the extent our businesses are assessed large CMPs that are collected and placed into an escrow account pending lengthy appeals, such actions could adversely affect our liquidity and results of operations.

•
Nursing Home Transparency Requirements. In addition to expanded CMP provisions, PPACA imposes new transparency requirements for Medicare-participating nursing facilities. In addition to previously required disclosures regarding a facility's owners, management and secured creditors, PPACA expanded the required disclosures to include information regarding the facility's organizational structure, additional information on officers, directors, trustees and "managing employees" of the facility (including their names, titles, and start dates of services), and information regarding certain parties affiliated with the facility. The transparency provisions could result in the potential for greater government scrutiny and oversight of the ownership and investment structure for skilled nursing facilities, as well as more extensive disclosure of entities and individuals that comprise part of skilled nursing facilities' ownership and management structure.

•
Face-to-Face Encounter Requirements. PPACA imposes new patient face-to-face encounter requirements on home health agencies and hospices to establish a patient's ongoing eligibility for Medicare home health services or hospice services, as applicable. A certifying physician or other designated health care professional must conduct the face-to-face encounters within specified timeframes, and failure of the face-to-face encounter to occur and be properly documented during the applicable timeframes could render the patient's care ineligible for reimbursement under Medicare.

•
Suspension of Payments During Pending Fraud Investigations. PPACA provides the federal government with expanded authority to suspend Medicare and Medicaid payments if a provider is investigated for allegations or issues of fraud. This suspension authority creates a new mechanism for the federal government to suspend both Medicare and Medicaid payments for allegations of fraud, independent of whether a state exercises its authority to suspend Medicaid payments pending a fraud investigation. To the extent the suspension of payments provision is applied to one of our businesses for allegations of fraud, such a suspension could adversely affect our liquidity and results of operations.

•
Overpayment Reporting and Repayment; Expanded False Claims Act Liability. PPACA enacted several important changes that expand potential liability under the federal False Claims Act. Overpayments related to services provided to both Medicare and Medicaid beneficiaries must be reported and returned to the applicable payor within specified deadlines, or else they are considered obligations of the provider for purposes of the federal False Claims Act. This new provision substantially tightens the repayment and reporting requirements generally associated with operations of health care providers to avoid False Claims Act exposure.

5

Annex I-8

•
Home and Community Based Services. PPACA provides that states can provide home and community-based attendant services and supports through the Community First Choice State plan option. States choosing to provide home and community based services under this option must make them available to assist with activities of daily living, instrumental activities of daily living and health related tasks under a plan of care agreed upon by the individual and his/her representative. PPACA also includes additional measures related to the expansion of community and home based services and authorizes states to expand coverage of community and home-based services to individuals who would not otherwise be eligible for them. The expansion of home-and-community based services could reduce the demand for the facility based services that we provide.

•
Health Care-Acquired Conditions. PPACA provides that the Secretary of Health and Human Services must prohibit payments to states for any amounts expended for providing medical assistance for certain medical conditions acquired during the patient's receipt of health care services. The CMS regulation implementing this provision of PPACA prohibits states from making payments to providers under the Medicaid program for conditions that are deemed to be reasonably preventable. It uses Medicare's list of preventable conditions in inpatient hospital settings as the base (adjusted for the differences in the Medicare and Medicaid populations) and provides states the flexibility to identify additional preventable conditions and settings for which Medicaid payment will be denied.

•
Value-Based Purchasing. PPACA requires the Secretary of Health and Human Services to develop a plan to implement a value-based purchasing (“VBP”) program for payments under the Medicare program for skilled nursing facilities and to submit a report containing the plan to Congress. The intent of the provision is to potentially reconfigure how Medicare pays for health care services, moving the program towards rewarding better value, outcomes, and innovations, instead of volume. According to the plan submitted to Congress in June 2012, the funding for the VBP program could come from payment withholds from poor-performing skilled nursing facilities or by holding back a portion of the base payment rate or the annual update for all skilled nursing facilities. If a VBP program is ultimately implemented, it is uncertain what effect it would have upon skilled nursing facilities, but its funding or other provisions could negatively affect skilled nursing facilities.

•
Anti-Kickback Statute Amendments. PPACA amended the Anti-Kickback Statute so that (i) a claim that includes items or services violating the Anti-Kickback Statute also would constitute a false or fraudulent claim under the federal False Claims Act and (ii) the intent required to violate the Anti-Kickback Statute is lowered such that a person need not have actual knowledge or specific intent to violate the Anti-Kickback Statute in order for a violation to be deemed to have occurred. These modifications of the Anti-Kickback Statute could expose us to greater risk of inadvertent violations of the statute and to related liability under the federal False Claims Act.

The provisions of PPACA discussed above are examples of recently enacted federal health reform provisions that we believe may have a material impact on the long-term care profession generally and on our business. However, the foregoing discussion is not intended to constitute, nor does it constitute, an exhaustive review and discussion of PPACA. It is possible that other provisions of PPACA may be interpreted, clarified, or applied to our businesses in a way that could have a material adverse impact on our business, financial condition and results of operations. Similar federal and/or state legislation that may be adopted in the future could have similar effects.
Government Regulation
General
Healthcare is an area of extensive and frequent regulatory change. Our subsidiaries that provide healthcare services must comply with federal, state and local laws relating to, among other things, licensure, delivery and adequacy of medical care, distribution of pharmaceuticals, personnel and operating policies. Changes in the law or new interpretations of existing laws may have a significant impact on our methods and costs of doing business.

6

Annex I-9

Governmental and other authorities periodically inspect our skilled nursing facilities, assisted living facilities, hospice agencies and home health agencies to verify that we continue to comply with their various standards. We must pass these inspections to continue our licensing under state law, to obtain certification under the Medicare and Medicaid programs, and, in some instances, to continue our participation in the Veterans Administration program. We can only participate in these third-party programs if inspections by regulatory authorities reveal that our facilities are in substantial compliance with applicable standards. In addition, regulatory authorities periodically inspect our recordkeeping and inventory control of controlled narcotics. From time to time, we, like others in the healthcare industry, may receive notices from federal and state regulatory authorities alleging that we failed to comply with applicable standards. These notices may require us to take corrective action, and may impose civil monetary penalties and other operating restrictions on us. If our facilities or agencies fail to comply with these directives or otherwise fail to comply substantially with licensure and certification laws, rules and regulations, they could lose their certification as a Medicare or Medicaid provider or lose their state operating licenses.
Civil and Criminal Fraud and Abuse Laws and Enforcement
Federal and state healthcare fraud and abuse laws regulate both the provision of services to government program beneficiaries and the methods and requirements for submitting claims for services rendered to such beneficiaries. Under these laws, individuals and organizations can be penalized for submitting claims for services that are not provided, that have been inadequately provided, billed in an incorrect manner or other than as actually provided, not medically necessary, provided by an improper person, accompanied by an illegal inducement to utilize or refrain from utilizing a service or product, or billed or coded in a manner that does not otherwise comply with applicable governmental requirements. Penalties also may be imposed for violation of anti-kickback and patient referral laws.
Federal and state governments have a range of criminal, civil and administrative sanctions available to penalize and remediate healthcare fraud and abuse, including exclusion of the provider from participation in the Medicare and Medicaid programs, fines, criminal and civil monetary penalties and suspension of payments and, in the case of individuals, imprisonment.
We have internal policies and procedures, including a compliance program designed to facilitate compliance with and to reduce exposure for violations of these and other laws and regulations. However, because enforcement efforts presently are widespread within the industry and may vary from region to region, there can be no assurance that our internal policies and procedures will significantly reduce or eliminate exposure to civil or criminal sanctions or adverse administrative determinations.
Anti-Kickback Statute
Federal law commonly referred to as the Anti-Kickback Statute prohibits the knowing and willful offer, payment, solicitation or receipt of anything of value, directly or indirectly, in return for the referral of patients or arranging for the referral of patients, or in return for the recommendation, arrangement, purchase, lease or order of items or services that are covered by a federal healthcare program such as Medicare or Medicaid. Violation of the Anti-Kickback Statute is a felony, and sanctions for each violation include imprisonment of up to five years, significant criminal fines, significant civil monetary penalties plus three times the amount claimed or three times the remuneration offered, and exclusion from federal healthcare programs (including Medicare and Medicaid). Many states have adopted similar prohibitions against kickbacks and other practices that are intended to induce referrals applicable to all payors.
We are required under the Medicare conditions of participation and some state licensing laws to contract with numerous healthcare providers and practitioners, including physicians, hospitals and nursing homes, and to arrange for these individuals or entities to provide services to our patients. In addition, we have contracts with other suppliers, including pharmacies, ambulance services and medical equipment companies. Some of these individuals or entities may refer, or be in a position to refer, patients to us, and we may refer, or be in a position to refer, patients to these individuals or entities. Certain safe harbor provisions have been created, and compliance with a safe harbor ensures that the contractual relationship will not be found in violation of the Anti-Kickback Statute. We attempt to structure these arrangements in a manner that falls within one of the safe harbors. Some of these arrangements may not ultimately satisfy the applicable safe harbor requirements, but failure to meet the safe harbor does not necessarily mean an arrangement is illegal.
We believe that our arrangements with providers, practitioners and suppliers are in compliance with the Anti-Kickback Statute and similar state laws. However, if any of our arrangements with third parties were to be challenged and found to be in violation of the Anti-Kickback Statute, we could be subject to civil and criminal penalties, and we could be excluded from participating in federal and state healthcare programs such as Medicare and Medicaid. The occurrence of any of these events could significantly harm our business and financial condition.

7

Annex I-10

Stark Law
Federal law commonly known as the Stark Law prohibits a physician from making referrals for particular healthcare services to entities with which the physician (or an immediate family member of the physician) has a financial relationship if the services are payable by Medicare or Medicaid. If an arrangement is covered by the Stark Law, the requirements of a Stark Law exception must be met for the physician to be able to make referrals to the entity for designated health services and for the entity to be able to bill for these services. Although the term “designated health services” does not include long-term care services, some of the services provided at our skilled nursing facilities and other related business units are classified as designated health services, including physical, speech and occupational therapy, as well as pharmacy and hospice services. The term “financial relationship” is defined very broadly to include most types of ownership or compensation relationships. The Stark Law also prohibits the entity receiving the referral from seeking payment from the patient or the Medicare and Medicaid programs for services rendered pursuant to a prohibited referral.
The Stark Law contains exceptions for certain physician ownership or investment interests in, and certain physician compensation arrangements with, certain entities. If a compensation arrangement or investment relationship between a physician, or immediate family member, and an entity satisfies the applicable requirements for a Stark Law exception, the Stark Law will not prohibit the physician from referring patients to the entity for designated health services. The exceptions for compensation arrangements cover employment relationships, personal services contracts and space and equipment leases, among others.
If an entity violates the Stark Law, it could be subject to significant civil penalties. The entity also may be excluded from participating in federal and state healthcare programs, including Medicare and Medicaid. If the Stark Law were found to apply to our relationships with referring physicians and no exception under the Stark Law were available, we would be required to restructure these relationships or refuse to accept referrals for designated health services from these physicians. If we were found to have submitted claims to Medicare or Medicaid for services provided pursuant to a referral prohibited by the Stark Law, we would be required to repay any amounts we received from Medicare or Medicaid for those services and could be subject to civil monetary penalties. Further, we could be excluded from participating in Medicare and Medicaid and other federal and state healthcare programs. If we were required to repay any amounts to Medicare or Medicaid, subjected to fines, or excluded from the Medicare and Medicaid Programs, our business and financial condition would be harmed significantly.
As directed by PPACA, in 2010 CMS released a self-referral disclosure protocol (“SRDP”) for potential or actual violations of the Stark Law. Under SRDP, CMS states that it may, but is not required to, reduce the amounts due and owing for a Stark Law violation, and will consider the following factors in deciding whether to grant a reduction: (1) the nature and extent of the improper or illegal practice; (2) the timeliness of the self-disclosure; (3) the cooperation in providing additional information related to the disclosure; (4) the litigation risk associated with the matter disclosed; and (5) the financial position of the disclosing party.
Many states have physician relationship and referral statutes that are similar to the Stark Law. These laws generally apply regardless of the payor. We believe that our operations are structured to comply with the Stark Law and applicable state laws with respect to physician relationships and referrals. However, any finding that we are not in compliance with these laws could require us to change our operations or could subject us to penalties. This, in turn, could significantly harm our business and financial condition.
False Claims
Federal and state laws prohibit the submission of false claims and other acts that are considered fraudulent or abusive. The submission of claims to a federal or state healthcare program for items and services that are “not provided as claimed” may lead to the imposition of significant civil monetary penalties, significant criminal fines and imprisonment, and/or exclusion from participation in state and federally-funded healthcare programs, including the Medicare and Medicaid programs. Allegations of poor quality of care can also lead to false claims suits as prosecutors allege that the provider has represented to the government healthcare program that adequate care is provided and the lack of quality care causes the service to be “not provided as claimed.”
Under the federal False Claims Act ("FCA"), actions against a provider can be initiated by the federal government or by a private party on behalf of the federal government. These private parties, who are often referred to as “qui tam relators” or “relators,” are entitled to share in any amounts recovered by the government. Both direct enforcement activity by the government and qui tam relator actions have increased significantly in recent years. The use of private enforcement actions against healthcare providers has increased dramatically, in part because the relators are entitled to share in a portion of any settlement or judgment. This development has increased the risk that a healthcare company will have to defend a false claims action, pay fines or settlement amounts or be excluded from the Medicare and Medicaid programs, and other federal and state healthcare programs as a result of an investigation arising out of false claims laws. Many states have enacted similar laws providing for imposition of civil and criminal penalties for the filing of fraudulent claims.

8

Annex I-11

Because we submit thousands of claims to Medicare each year, and there is a relatively long statute of limitations under the FCA, there is a risk that intentional, or even negligent or recklessly submitted claims that prove to be incorrect, or even billing errors, cost reporting errors or lapses in statutory or regulatory compliance with regard to the provision of health care services (including, without limitation the Anti-Kickback Statue and the federal self-referral law discussed above), could result in significant civil or criminal penalties against us. For example, see Note 13, "Commitment and Contingencies - Legal Matter - Humboldt County Injunction," for information regarding a False Claims Act action that the California Attorney General and the US Department of Justice have indicated an interest in pursuing against us. In addition to FCA concerns, federal law makes it a felony to fail to disclose to the government an overpayment once the recipient has knowledge of the overpayment.
We believe that our operations comply with the FCA and similar state laws. However, if our claims practices were challenged and found to violate the applicable laws, any finding that we are not in compliance with these laws could require us to change our operations or could subject us to penalties or make us ineligible to participate in certain government funded healthcare programs, which could in turn significantly harm our business and financial condition.
Patient Privacy and Security Laws
There are numerous legislative and regulatory requirements at the federal and state levels addressing patient privacy and security of health information. The Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) contains provisions that require us to adopt and maintain business procedures designed to protect the privacy, security and integrity of patients' individual health information. States also have laws that apply to the privacy of healthcare information. We must comply with these state privacy laws to the extent that they are more protective of healthcare information or provide additional protections not afforded by HIPAA.
HIPAA's security standards were designed to protect electronic information against reasonably anticipated threats or hazards to the security or integrity of the information and to protect the information against unauthorized use or disclosure. These standards have had and are expected to continue to have a significant impact on the health care industry because they impose extensive requirements and restrictions on the use and disclosure of identifiable patient information. In addition, HIPAA established uniform standards governing the conduct of certain electronic healthcare transactions and protecting the privacy and security of certain individually identifiable health information.
The Health Information Technology for Clinical Health Act of 2009 ("HITECH Act"), and predecessor laws in California, expanded the requirements and noncompliance penalties under HIPAA and California privacy law and require correspondingly intensive compliance efforts by companies such as ours, including self-disclosures of breaches of unsecured health information to affected patients, federal officials, and, in some cases, the media. These laws make unauthorized access (i.e., “snooping”) by our employees illegal and subject to self-disclosure and penalties. Other states may adopt similar or more extensive breach notice and privacy requirements. Compliance with these regulations could require us to make significant investments of money and other resources. We believe that we are in substantial compliance with applicable state and federal regulations relating to privacy and security of patient information. However, if we fail to comply with the applicable regulations, we could be subject to significant penalties and other adverse consequences.
Federal Health Care Reform
In addition to the provisions described above affecting Medicare and Medicaid participating providers, the PPACA enacted several reforms with respect to skilled nursing facilities and hospices, including payment measures to realize significant savings of federal and state funds by deterring and prosecuting fraud and abuse in both the Medicare and Medicaid programs. See “Industry Trends-Federal Health Care Reform” above for additional information regarding PPACA.
Certificates of Need and Other Regulatory Matters
Certain states administer a certificate of need program, which applies to the incurrence of capital expenditures, the offering of certain new institutional health services, the cessation of certain services and the acquisition of major medical equipment. Such legislation also stipulates requirements for such programs, including that each program be consistent with the respective state health plan in effect pursuant to such legislation and provide for penalties to enforce program requirements. To the extent that certificates of need or other similar approvals are required for expansion of our operations, either through acquisitions, expansion or provision of new services or other changes, such expansion could be affected adversely by the failure or inability to obtain the necessary approvals, changes in the standards applicable to such approvals or possible delays and expenses associated with obtaining such approvals.

9

Annex I-12

State Operating License Requirements
Nursing homes, assisted living facilities, pharmacies, hospice agencies and home health agencies are required to be individually licensed or certified under applicable state law and as a condition of participation under the Medicare program. In addition, healthcare professionals and practitioners are required to be licensed in most states. We believe that our operating companies and personnel that provide these services have all required regulatory approvals necessary for our current operations. The failure to obtain, retain or renew any required license could adversely affect our operations, including our financial results.
Rehabilitation License Requirements
Our rehabilitation therapy services operations are subject to various federal and state regulations, primarily regulations of individual practitioners. Therapists and other healthcare professionals employed by us are required to be individually licensed or certified under applicable state law. We take measures to ensure that our therapists and other healthcare professionals are properly licensed and participate in required continuing education programs. The failure to obtain, retain or renew any required license or certifications by therapists or other healthcare professionals could adversely affect our operations, including our financial results.
Regulation of our Joint Venture Institutional Pharmacy
Our joint venture institutional pharmacy operations, which include medical equipment and supplies, are subject to extensive federal, state and local regulation relating to, among other things, operational requirements, reimbursement, documentation, licensure, certification and regulation of pharmacies, pharmacists, drug compounding and manufacture and controlled substances.
Under federal law, dispensers of controlled substances must register with the Drug Enforcement Administration, file reports of inventories and transactions and provide adequate security measures. Failure to comply with such requirements or other laws applicable to pharmacies could result in significant civil or criminal penalties. The Medicare and Medicaid programs also establish certain requirements for participation of pharmacy suppliers.
Competition
Our skilled nursing facilities compete primarily on a local and regional basis with many long-term care providers, from national and regional chains to smaller providers owning as few as a single nursing center. We also compete under certain circumstances with inpatient rehabilitation facilities and long-term acute care hospitals. Our ability to compete successfully varies from location to location and depends on a number of factors, including the number of competing facilities in the local market, the types of services available, our local reputation for quality care of patients, the commitment and expertise of our caregivers, our local service offerings and treatment programs, the cost of care in each locality, and the physical appearance, location, age and condition of our facilities.
We seek to compete effectively in each market by establishing a reputation within the local community for quality of care, attractive and comfortable facilities, and providing specialized healthcare with an emphasized focus on high-acuity patients. Programs targeting high-acuity patients, including our Express Recovery™ units, generally have a higher staffing level per patient than our other inpatient facilities and compete more directly with inpatient rehabilitation facilities and long-term acute-care hospitals. We believe that the average cost to a third-party payor for the treatment of our typical high-acuity patient is lower if that patient is treated in one of our skilled nursing facilities than if that same patient were to be treated in an inpatient rehabilitation facility or long-term acute-care hospital.
Our other services, such as assisted living facilities, rehabilitation therapy provided to third-party facilities, hospice care and home health services, and institutional pharmacy services, also compete with local, regional, and national companies. The primary competitive factors in these businesses are similar to those for our skilled nursing facilities and include reputation, cost of services, quality of clinical services, responsiveness to patient/resident needs, location and the ability to provide support in other areas such as third-party reimbursement, information management and patient recordkeeping.
Increased competition could limit our ability to attract and retain patients, maintain or increase rates or to expand our business. Some of our competitors have greater financial and other resources than we have, may have greater brand recognition and may be more established in their respective communities than we are. Competing companies may also offer newer facilities or different programs or services than we do and may as a result be more attractive to our current patients, to potential patients and to referral sources. Some of our competitors may accept lower profit margins than we do, which could present significant price competition, particularly for managed care and private pay patients.

10

Annex I-13

With respect to hospice services, while non-profit organizations have historically operated a significant majority of all hospice programs, for-profit companies have begun to occupy a larger share of the hospice market. Increasing public awareness of hospice services, the aging of the U.S. population and favorable reimbursement by Medicare, which is the primary payor for hospice services, have contributed to the recent growth in the hospice care market. As more companies enter the market to provide hospice services, we will face increasing competitive pressure.

Labor
Our most significant operating cost is labor. We seek to manage our labor costs by improving staffing retention, maintaining competitive labor rates, and reducing reliance on overtime compensation and temporary staffing services.
As of December 31, 2013, we had approximately 15,050 active employees and had eight collective bargaining agreements with unions covering approximately 585 active employees at seven of our skilled nursing facilities. Labor costs accounted for approximately 67.3%, 68.5% and 67% of our operating expenses (excluding impairment charges) from continuing operations for the years ended December 31, 2013, 2012 and 2011, respectively. We generally consider our relationship with our employees to be good.

Risk Management
We have developed a risk management program intended to stabilize our insurance and professional liability costs. As part of this program, we have implemented an arbitration agreement system at each of our nursing facilities under which, upon admission, patients are requested (but not required) to execute an agreement that requires disputes to be arbitrated instead of litigated in court. We believe that this program accelerates resolution of disputes and has significantly reduced our liability exposure and related costs. We have also established an incident reporting process that involves periodic follow-up with our facility administrators to monitor the progress of claims and losses. We believe that our emphasis on providing high-quality care and our attention to monitoring quality of care indicators has also helped to reduce our liability exposure and related costs.

Insurance
We maintain a variety of types of insurance, including general and professional liability, workers' compensation, employee benefits liability, property, casualty, directors' and officers' liability, crime, boiler and machinery, automobile, employment practices liability and earthquake and flood. We believe that our insurance programs are adequate and where there has been a direct transfer of risk to the insurance carrier, we do not recognize a liability in our consolidated financial statements. We self-insure a significant portion of our potential liabilities for several risks, including certain types of general and professional liability, workers' compensation, and employee benefit insurance. To the extent our insurance coverage is insufficient or unavailable to cover losses that we incur that would otherwise be insurable, or to the extent that our estimates of anticipated liabilities that we self-insure are significantly lower than the actual self-insured liabilities that we incur, our financial condition and results of operations could be materially and adversely affected. For additional information regarding our insurance programs, see Note 13, “Commitments and Contingencies - Insurance,” in the financial statements included elsewhere in this report.

Environmental Matters
We are subject to a wide variety of federal, state and local environmental and occupational health and safety laws and regulations. As a healthcare provider, we face regulatory requirements in areas of air and water quality control, medical and low-level radioactive waste management and disposal, asbestos management, response to mold and lead-based paint in our facilities and employee safety.
In our role as owner and/or operator of our facilities (including our leased facilities), we also may be required to investigate and remediate hazardous substances that are located on the property, including any such substances that may have migrated off, or discharged or transported from the property. Part of our operations involves the handling, use, storage, transportation, disposal and/or discharge of hazardous, infectious, toxic, flammable and other hazardous materials, wastes, pollutants or contaminants. These activities may result in damage to individuals, property or the environment; may interrupt operations and/or increase costs; may result in legal liability, damages, injunctions or fines; may result in investigations, administrative proceedings, penalties or other governmental agency actions; and may not be covered by insurance. We believe that we are in material compliance with applicable environmental and occupational health and safety requirements. However, there can be no assurance that we will not incur environmental liabilities in the future, and such liabilities may result in material adverse consequences to our operations and financial condition.

Customers
No individual customer or client accounts for a significant portion of our revenue. We do not expect that the loss of a single customer or client would have a material adverse effect on our business, results of operations or financial condition.

11

Annex I-14

Available Information
Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to reports filed pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended, are filed with the U.S. Securities and Exchange Commission ("SEC"). Such reports and other information filed by us with the SEC are available free of charge at the investor relations section of our website at www.skilledhealthcaregroup.com as soon as reasonably practicable after such reports are electronically filed with, or furnished to, the SEC. Copies are also available, without charge, by writing to Skilled Healthcare Group Investor Communications, 27442 Portola Parkway, Suite 200, Foothill Ranch, CA, 92610. Reports filed with the SEC may be viewed at www.sec.gov or obtained at the SEC Public Reference Room located at 100 F Street, NE, Washington, D.C. 20549. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The inclusion of our website address in this annual report does not include or incorporate by reference the information on our website into this annual report.

Company History
Skilled Healthcare Group, Inc. was incorporated as SHG Holding Solutions, Inc. in Delaware in October 2005. Our predecessor company acquired Summit Care Corporation, a publicly traded long-term care company with nursing facilities in California, Texas and Arizona, in 1998. In October 2001, our predecessor and 19 of its subsidiaries filed voluntary petitions for protection under Chapter 11 of the U.S. Bankruptcy Code and in November 2001, our remaining three companies also filed voluntary petitions for protection under Chapter 11. In August 2003, we emerged from bankruptcy, paying or restructuring all debt holders in full, paying all accrued interest expenses and issuing 5.0% of our common stock to former bondholders.
In February 2007, we effected the merger of our predecessor company, which was our wholly-owned subsidiary, with and into us. We were the surviving company in the merger and changed our name from SHG Holding Solutions, Inc. to Skilled Healthcare Group, Inc. As a result of the merger, we assumed all of the rights and obligations of our predecessor company.
In June 2009, the United States Bankruptcy Court for the Central District of California granted entry of a final decree closing the aforementioned Chapter 11 cases.

Item 1A. Risk Factors
Statements made by us in this report and in other reports and statements released by us that are not historical facts constitute "forward-looking statements" within the meaning of Section 21 of the Exchange Act. Statements that use words such as "believe," "anticipate," "estimate," "intend," "could," "plan," "expect," "project" or the negative of these, as well as similar expressions, are intended to identify forward-looking statements. These forward-looking statements are necessarily estimates and expectations reflecting the best judgment of our senior management based on our current estimates, expectations, forecasts and projections, and include comments that express our current opinions about trends and factors that may impact future operating results. Such statements rely on a number of assumptions concerning future events, many of which are outside of our control, and involve known and unknown risks and uncertainties that could cause our actual results, performance or achievements, or industry results, to differ materially from any future results, performance or achievements, expressed or implied by such forward-looking statements. Any such forward-looking statements, whether made in this report or elsewhere, should be considered in the context of the various disclosures made by us about our business and other matters including, without limitation, the risk factors discussed below. We expressly disclaim any duty to update the forward-looking statements and other information contained in this report, except as required by law.
We operate in a rapidly changing and highly regulated environment that involves a number of risks and uncertainties, some of which are highlighted below and others are discussed elsewhere in this report. These risks and uncertainties could materially and adversely affect our business, financial condition, prospects, operating results or cash flows. The following risk factors are not the only ones facing us. Our business is also subject to the risks that affect many other companies, such as employment relations, natural disasters, general economic conditions and geopolitical events. Further, additional risks not currently known to us or that we currently believe are immaterial may in the future materially and adversely affect our business, operations, liquidity and stock price.

Annex I-15

Risks Related to Our Business
Reductions in Medicare reimbursement rates, or changes in the rules governing the Medicare program could have a material adverse effect on our revenue, financial condition and results of operations.
Medicare is our largest source of revenue, accounting for 30.9% of our consolidated revenue during 2013 and 33.6% in 2012. In addition, many private payors base their reimbursement rates on the published Medicare rates or, in the case of our rehabilitation therapy services customers, are themselves reimbursed by Medicare for the services we provide. Accordingly, if Medicare reimbursement rates are reduced or fail to increase as quickly as our costs, or if there are changes in the rules governing the Medicare program that are disadvantageous to our business or industry, our business and results of operations will be adversely affected.
The Medicare program and its reimbursement rates and rules are subject to frequent change. These include statutory and regulatory changes, rate adjustments (including retroactive adjustments), administrative or executive orders and government funding restrictions, all of which may materially adversely affect the rates at which Medicare reimburses us for our services. For example, CMS implemented a net 11.1% reduction in its reimbursement rates to skilled nursing facilities effective October 1, 2011. Furthermore, due to the federal sequestration, an automatic 2% reduction in Medicare spending took effect beginning in April 2013 and will remain in effect unless Congress takes action to terminate the automatic reduction or authorize spending increases. Budget pressures often lead the federal government to reduce or place limits on reimbursement rates under Medicare. Implementation of these and other types of measures has in the past and could in the future result in substantial reductions in our revenue and operating margins. Prior reductions in governmental reimbursement rates partially contributed to our predecessor's bankruptcy filing under Chapter 11 of the United States Bankruptcy Code in October 2001.
In addition, the federal government often changes the rules governing the Medicare program, including those governing reimbursement. Changes that could adversely affect our business include:

•	administrative or legislative changes to base rates or the bases of payment;

•	limits on the services or types of providers for which Medicare will provide reimbursement;

•	changes in methodology for patient assessment and/or determination of payment levels;

•	the reduction or elimination of annual rate increases; or

•	an increase in co-payments or deductibles payable by beneficiaries.
Given the history of frequent revisions to the Medicare program and its reimbursement rates and rules, we may not continue to receive reimbursement rates from Medicare that sufficiently compensate us for our services or, in some instances, cover our operating costs. Limits on reimbursement rates or the scope of services being reimbursed could have a material adverse effect on our revenue, financial condition and results of operations. Additionally, any delay or default by the federal or state governments in making Medicare and/or Medicaid reimbursement payments could materially and adversely affect our business, financial condition and results of operations.
We expect the federal and state governments to continue their efforts to contain growth in Medicaid expenditures, which could adversely affect our revenue and profitability.
We receive a significant portion of our revenue from Medicaid, which accounted for 31.6% of our consolidated revenue for the twelve months ended December 31, 2013 and 30.4% for the twelve months ended December 31, 2012. Medicaid is a state-administered program financed by both state funds and matching federal funds. Medicaid spending has increased rapidly in recent years, becoming a significant component of state budgets. This, combined with slower state revenue growth, has led both the federal government and many states (including California and Texas, where significant portions of our Medicaid-related business is located) to institute measures aimed at controlling the growth of Medicaid spending, and in some instances reducing aggregate Medicaid spending. We expect these state and federal efforts to continue for the foreseeable future. Furthermore, not all of the states in which we operate, most notably Texas, have elected to expand Medicaid as part of federal healthcare reform legislation. If Medicaid reimbursement rates are reduced or fail to increase as quickly as our costs, or if there are changes in the rules governing the Medicaid program that are disadvantageous to our businesses, our business and results of operations could be materially and adversely affected.

13

Annex I-16

Recent federal government proposals could limit the states' use of provider tax programs to generate revenue for their Medicaid expenditures, which could result in a reduction in our reimbursement rates under Medicaid.
To generate funds to pay for the increasing costs of the Medicaid program, many states utilize financial arrangements commonly referred to as "provider taxes." Under provider tax arrangements, states collect taxes from healthcare providers and then use the revenue to pay the providers as a Medicaid expenditure, which allows the states to then claim additional federal matching funds on the additional reimbursements. Current federal law provides for a cap on the maximum allowable provider tax as a percentage of the provider's total revenue. There can be no assurance that federal law will continue to provide matching federal funds on state Medicaid expenditures funded through provider taxes, or that the current caps on provider taxes will not be reduced. Any discontinuance or reduction in federal matching of provider tax-related Medicaid expenditures could have a significant and adverse effect on states' Medicaid expenditures, and as a result could have a material and adverse effect on our financial condition and results of operations.
Revenue we receive from Medicare and Medicaid is subject to potential retroactive reduction.
Payments we receive from Medicare and Medicaid can be retroactively adjusted after examination during the claims settlement process or as a result of post-payment audits. Payors may disallow our requests for reimbursement, or recoup amounts previously reimbursed, based on determinations by the payors or their third-party audit contractors that certain costs are not reimbursable because either adequate or additional documentation was not provided or because certain services were not covered or deemed to not be medically necessary. Significant adjustments, recoupments or repayments of our Medicare or Medicaid revenue, and the costs associated with complying with investigative audits by regulatory and governmental authorities, could adversely affect our financial condition and results of operations.
Additionally, from time to time we become aware, either based on information provided by third parties and/or the results of internal audits, of payments from payor sources that were either wholly or partially in excess of the amount that we should have been paid for the service provided. Overpayments may result from a variety of factors, including insufficient documentation supporting the services rendered or medical necessity of the services, other failures to document the satisfaction of the necessary conditions of payment, or in some cases for providing services that are deemed to be worthless. We are required by law in most instances to refund the full amount of the overpayment after becoming aware of it, and failure to do so within requisite time limits imposed by the law could lead to significant fines and penalties being imposed on us. Furthermore, our initial billing of and payments for services that are unsupported by the requisite documentation and satisfaction of any other conditions of payment, regardless of our awareness of the failure at the time of the billing or payment, could expose us to significant fines and penalties, including pursuant to the Federal False Claims Act ("FFCA") and the Federal Civil Monetary Penalties Law ("FCMPL"). Violations of the FFCA could lead to any combination of a variety of criminal, civil and administrative fines and penalties. The FFCA provides for civil fines ranging from $5,500 to $11,000 per claim plus treble damages. The Civil Monetary Penalties Law similarly provides for civil monetary penalties of up to $10,000 per claim plus up to treble damages. We and/or certain of our operating companies could also be subject to exclusion from participation in the Medicare or Medicaid programs in some circumstances as well, in addition to any monetary or other fines, penalties or sanctions that we may incur under applicable federal and/or state law. Our repayment of any such amounts, as well as any fines, penalties or other sanctions that we may incur, could be significant and could have a material and adverse effect on our results of operations and financial condition.
From time to time we are also involved in various external governmental investigations, audits and reviews. Reviews, audits and investigations of this sort can lead to government actions, which can result in the assessment of damages, civil or criminal fines or penalties, or other sanctions, including restrictions or changes in the way we conduct business, loss of licensure or exclusion from participation in government programs. For example, the Office of the Inspector General (“OIG”) conducts a variety of routine, regular and special investigations, audits and reviews across our industry. Failure to comply with applicable laws, regulations and rules could have a material and adverse effect on our results of operations and financial condition. Furthermore, becoming subject to these governmental investigations, audits and reviews can also require us to incur significant legal and document production expenses as we cooperate with the government authorities, regardless of whether the particular investigation, audit or review leads to the identification of underlying issues.
Our success is dependent upon retaining key executive and personnel.
Our senior management team has extensive experience in the healthcare industry. We believe that they are instrumental in guiding our businesses, instituting valuable performance and quality monitoring, and driving innovation. Accordingly, our future performance is substantially dependent upon the services of our senior management team and our ability to attract talented executives as and when needed. The loss of the services of key members of management, including our Chief Executive Officer, who joined us in November 2013, could have a material adverse effect upon us.

14

Annex I-17

During the second quarter of 2013, we eliminated/consolidated certain management positions in an effort to streamline our leadership and reduce labor costs. We incurred approximately $2.3 million in severance costs as a result of these actions, which we do not anticipate will continue in future periods. However, any additional restructuring efforts could result in significant severance-related costs, and lead to difficulty in retaining and attracting talented management.
Health reform legislation could adversely affect our revenue and financial condition.
In recent years, there have been numerous initiatives on the federal and state levels for comprehensive reforms affecting the payment for, the availability of and reimbursement for, healthcare services in the United States. These initiatives have ranged from proposals to fundamentally change federal and state healthcare reimbursement programs, including the provision of comprehensive healthcare coverage to the public under governmental funded programs, to minor modifications to existing programs. PPACA was enacted in 2010 and is among the most comprehensive and notable of these legislative efforts. The impact of PPACA remains uncertain to a large degree due to various implementation, timing, cost and regulatory requirements imposed by the legislation. The content or timing of any future health reform legislation, and its impact on us is impossible to predict. However, it is likely that certain provisions in PPACA will impose significant costs on us or that will otherwise negatively affect our operations. For instance, the requirement to offer full time employees “affordable” healthcare insurance that meets specified coverage minimums (or alternatively pay a per-employee penalty to the federal government) could significantly increase our annual healthcare costs or could damage employee morale and/or cause other employee-related issues that are harmful to our operations. If significant reforms are made to the U.S. healthcare system, those reforms may have an adverse effect on our financial condition and results of operations.
In addition, we incur considerable administrative costs in monitoring the changes made within the various reimbursement programs in which we participate, determining the appropriate actions to be taken in response to those changes, and implementing the required actions to meet the new requirements and minimize the repercussions of the changes to our organization, reimbursement rates and costs
Annual caps that limit the amounts that can be paid for outpatient therapy services rendered to any Medicare beneficiary may negatively affect our results of operations.
Some of our rehabilitation therapy revenue is paid by the Medicare Part B program under a fee schedule. There are annual caps that limit, subject to certain exceptions, the amounts that can be paid (including deductible and coinsurance amounts) for rehabilitation therapy services rendered to any Medicare beneficiary under Medicare Part B. There is a combined cap for physical therapy and speech-language pathology and a separate cap for occupational therapy that apply subject to certain exceptions. The discontinuation or change in the current cap exception process or future modifications of the Medicare Part B cap structure could have an adverse effect on the revenue that we generate through our rehabilitation therapy business.  This could in turn have a negative effect on our financial condition and results of operations. For example, the Medicare Part B therapy pre-approval provisions (MMR) and multiple procedure payment reduction ("MPPR") rate reductions that took effect October 1, 2012, have continued to negatively impact our therapy business.
The MMR requirement generally provides that, on a per beneficiary basis and subject to limited exceptions, services above $3,700 for physical therapy and speech-language pathology services combined and/or $3,700 for occupational therapy services are subject to manual medical review (typically on a pre-payment basis) by the applicable Medicare contractors.  Challenges in obtaining a timely response from the applicable contractors and other difficulties with the MMR system have added significant uncertainty as to whether beneficiary will have access to the applicable therapy services that are over the cap amount, and whether the provider will be reimbursed for those services.  Under the MPPR policy, when physical therapy, occupational therapy and speech-language pathology services are performed on the same day for the same patient and paid under Medicare Part B, then Medicare effectively makes a full reimbursement payment for only one of the procedures and the reimbursements for the other procedures are at a reduced rate.  The application of the MPPR policy has negatively affected our therapy business and will continue to do so as long as the policy is in effect.
We are subject to a Medicare cap amount for our hospice business. Our net patient service revenue and profitability could be adversely affected by limitations on Medicare payments.
Overall payments made by Medicare to us on a per hospice basis are subject to an annual cap amount. Total Medicare payments received for services rendered during the applicable Medicare hospice cap year by each of our Medicare-certified hospice programs during this period are compared to the cap amount for the relevant period. Payments in excess of the cap are subject to recoupment by Medicare.

15

Annex I-18

We monitor the Medicare cap amount and seek to implement corrective measures as necessary. We maintain what we believe are adequate allowances in the event that our individual hospice agencies exceed the Medicare hospice cap in any given fiscal year. However, many of the variables involved in estimating the Medicare hospice cap contractual adjustment are beyond our control, and we cannot assure you that we will not increase or decrease our estimated contractual allowance in the future, or that we will not be required to surrender amounts we received from Medicare that were in excess of the Medicare hospice cap for any particular period(s).
We recorded net hospice cap reserves of $5.6 million in 2013 and $4.1 million in 2012. This adjustment related primarily to patients staying on service longer than estimated which results in the patients' cap allowances being stretched over multiple cap years. Our ability to comply with the cap limitation depends on a number of factors relating to a given hospice program, including number of admissions, average length of stay, mix in level of care and Medicare patients that transfer into and out of our hospice programs. Our revenue and profitability may be materially reduced if we are unable to comply with this and other Medicare payment limitations. We cannot assure you that our hospice programs will not exceed the cap amount in the future or that our estimate of the Medicare cap contractual adjustment will not differ materially from the actual Medicare cap amount.
We are subject to extensive and complex laws and government regulations. If we are not operating in compliance with these laws and regulations or if these laws and regulations change, we could be required to make significant expenditures or change our operations in order to bring our facilities and operations into compliance.
We, along with other companies in the healthcare industry, are required to comply with extensive and complex laws and regulations at the federal, state and local government levels relating to, among other things:

•	licensure and certification;

•	adequacy and quality of healthcare services;

•	qualifications of healthcare and support personnel;

•	quality of medical equipment;

•	confidentiality, maintenance and security issues associated with medical records and claims processing;

•	relationships with physicians and other referral sources and recipients;

•	constraints on protective contractual provisions with patients and third-party payors;

•	operating policies and procedures;

•	addition of facilities and services; and

•	billing for services.
Many of these laws and regulations are expansive, and we do not always have the benefit of significant regulatory or judicial interpretation of these laws and regulations. In addition, many of these laws and regulations evolve to include additional obligations and restrictions, and sometimes with retroactive effect. Certain other regulatory developments, such as revisions in the building code requirements for assisted living and skilled nursing facilities, mandatory increases in scope and quality of care to be offered to residents, revisions in licensing and certification standards, mandatory staffing levels, regulations regarding conditions for payment and regulations restricting those we can hire, could also have a material adverse effect on us. In the future, different interpretations or enforcement of these laws and regulations could subject our current or past practices to allegations of impropriety or illegality or could require us to make changes in our facilities, equipment, personnel, services, capital expenditure programs and operating expenses.
One development potentially restricting those we may hire was a decision on November 3, 2010 by the Physical Therapy Board of California ("PT Board") to rescind a 1990 PT Board resolution which determined that the offering of physical therapy services by a corporation, not organized as a professional corporation, was permitted by the Physical Therapy Practice Act, which is the California statute governing the provision of physical therapy within the state. This rescission purports to prohibit employment of a physical therapist to provide physical therapy services by any professional corporation except those owned by physical therapists and Naturopaths. Lay corporations that hold themselves out as physical therapy corporations would be similarly prohibited. We have a subsidiary that employs physical therapists in California, but is not owned by physical therapists. Our subsidiary contracts with nursing facilities to provide the facilities with personnel who are licensed to provide rehabilitation therapy services, including physical therapy, occupational therapy and/or speech language pathology services. Our therapists then provide rehabilitation therapy services to the nursing facilities' patients under the skilled nursing facilities' licenses that authorize the provision of physical therapy (and other rehabilitation therapy services, if applicable). In this relationship, the nursing facilities retain the patient relationship, remain professionally responsible for the healthcare services including therapy, and bill the patient and/or third party payors for the services rendered to their patients. We are unaware of any enforcement actions by the PT Board to date and it is not clear whether the applicable law would ultimately be interpreted to mean that our rehabilitation therapy subsidiary cannot employ and provide physical therapists to nursing facilities in California as it currently does.   Nevertheless, the PT Board could seek an enforcement action against our rehabilitation therapy subsidiary and its physical therapist employees and we may have to significantly restructure our California rehabilitation therapy operations to conform to the PT Board's revised interpretation of the law.

16

Annex I-19

In addition, federal and state government agencies have increased and coordinated civil and criminal enforcement efforts as part of numerous ongoing investigations of healthcare companies, including skilled nursing facilities, home health agencies and hospice agencies. This includes investigations of:

•	fraud and abuse;

•	quality of care;

•	financial relationships with referral sources; and

•	the medical necessity of services provided.

We are unable to predict the future course of federal, state and local regulation or legislation, including Medicare and Medicaid statutes and regulations, the intensity of federal and state enforcement actions or the extent and size of any potential sanctions, fines or penalties. Changes in the regulatory framework, our failure to obtain or renew required regulatory approvals or licenses or to comply with applicable regulatory requirements, the suspension or revocation of our licenses or our disqualification from participation in federal and state reimbursement programs, or the imposition of other enforcement sanctions, fines or penalties could have a material adverse effect upon our results of operations, financial condition and liquidity. Furthermore, should we lose licenses or certifications for a number of our facilities or other businesses as a result of regulatory action, legal proceedings such as those described in Note 13, "Commitments and Contingencies-Legal Matters," or otherwise, we could be deemed to be in default under some of our agreements, including agreements governing outstanding indebtedness and the report of such issues at one of our facilities could harm our reputation for quality care and lead to a reduction in our patient referrals and ultimately our revenue and operating income.
We face inspections, reviews, audits and investigations under federal and state government programs and contracts. They audits could have adverse findings that may negatively affect our business.
As a result of our participation in the Medicare and Medicaid programs, we are subject to various governmental inspections, reviews, audits and investigations to verify our compliance with these programs and applicable laws and regulations. Managed care payors may also reserve the right to conduct audits. We also periodically conduct internal audits and reviews of our regulatory compliance. An adverse inspection, review, audit or investigation could result in:

•	refunding amounts we have been paid pursuant to the Medicare or Medicaid programs or from managed care payors;

•	state or federal agencies imposing fines, penalties and other sanctions on us;

•	temporary suspension of payment for new patients to the facility or agency;

•	decertification or exclusion from participation in the Medicare or Medicaid programs or one or more managed care payor networks;

•	self-disclosure of violations to applicable regulatory authorities;

•	damage to our reputation;

•	the revocation of a facility's or agency's license; and

•	loss of certain rights under, or termination of, our contracts with managed care payors.
We have in the past and will likely in the future be required to refund amounts we have been paid and/or pay fines and penalties, as a result of these inspections, reviews, audits and investigations. If adverse inspections, reviews, audits or investigations occur and any of the results noted above occur, it could have a material adverse effect on our business and operating results. Furthermore, the legal, document production and other costs associated with complying with these inspections, reviews, audits or investigations could be significant.
Significant legal actions, which are commonplace in our professions, could subject us to increased operating costs and substantial uninsured liabilities, which would materially and adversely affect our results of operations, liquidity and financial condition.
The long-term care profession has experienced an increasing trend in the number and severity of litigation claims involving punitive damages and settlements. We believe that this trend is endemic to the industry and is a result of a variety of factors, including the number of large judgments, including large punitive damage awards, against long-term care providers in recent years resulting in an increased awareness by plaintiffs' lawyers of potentially large recoveries. While some states have enacted tort reform legislation that limits plaintiffs' recoveries in some respects, should our professional liability and general liability increase significantly in the future, we may not be able to increase our revenue sufficiently to cover the cost increases, our operating income could suffer, and we may not be able to meet our obligations to repay our liabilities. For a discussion of recent litigation claims against us, including the Humboldt County Action, see Note 13, "Commitments and Contingencies-Legal Matters", in the notes to the consolidated financial statements included elsewhere in this report.

17

Annex I-20

We also may be subject to lawsuits under the FFCA and comparable state laws for submitting allegedly fraudulent or otherwise inappropriate bills for services to the Medicare and Medicaid programs. These lawsuits, which may be initiated by regulatory authorities as well as private party relators, can involve significant monetary damages, fines, attorney fees and the award of bounties to private plaintiffs who successfully bring these suits, as well as to the government programs. In recent years, government oversight and law enforcement have become increasingly active and aggressive in investigating and taking legal action against potential fraud and abuse.
We may incur significant liabilities in conjunction with legal actions against us, including as a result of damages, fines and penalties that may be assessed against us, as well as a result of the sometimes significant commitments of financial and management resources that are often required to defend against such legal actions. The incurrence of such liabilities and related commitments of resources could materially and adversely affect our business, financial condition and results of operations.
We could face significant financial difficulties as a result of one or more of the risks discussed in this report, which could cause us to significantly alter our business and/or seek protection under bankruptcy laws or could cause our creditors or government authorities to have a receiver appointed on our behalf.
We could face significant financial difficulties if Medicare or Medicaid reimbursement rates are reduced, patient demand for our services is reduced or we incur unexpected liabilities or expenses, including in connection with legal actions, sanctions, penalties or fines or the other risks discussed in this report. This financial difficulty could cause us to significantly alter our business and/or seek protection under bankruptcy laws or could cause our creditors or government authorities to have a receiver appointed on our behalf.
A significant portion of our business is concentrated in certain geographical markets, and an economic downturn or changes in the laws affecting our business in those markets could have a material adverse effect on our operating results.
In 2013, we received approximately 40.8% of our consolidated revenue from operations in California and 19.5% from Texas, and in 2012, we received approximately 39.9% of our consolidated revenue from operations in California and 20.1% from Texas. We expect to continue to receive significant portions of our consolidated revenue from those states in the future as well. Accordingly, economic conditions and changes in state healthcare spending prevailing in either of these markets or other markets in which we have significant concentrations could affect the ability of our patients and third-party payors to reimburse us for our services, either through a reduction of the tax base used to generate state funding of Medicaid programs, an increase in the number of indigent patients eligible for Medicaid benefits, changes in state funding levels or healthcare programs or other factors. A continued or prolonged economic downturn, significant changes in state healthcare spending, or changes in the laws affecting our business in these markets could have a material adverse effect on our financial position, results of operations and cash flows.
Failure to maintain effective internal control over our financial reporting could have an adverse effect on our ability to report our financial results on a timely and accurate basis.
We produce our consolidated financial statements in accordance with the requirements of accounting principles generally accepted in the United States of America ("U.S. GAAP"). Effective internal control over financial reporting is necessary for us to provide reliable financial reports, to help mitigate the risk of fraud and to operate successfully. We are required by federal securities laws to document and test our internal control procedures in order to satisfy the requirements of the Sarbanes-Oxley Act of 2002, which requires annual management assessments of the effectiveness of our internal control over financial reporting.
Testing and maintaining our internal control over financial reporting can be expensive and divert our management's attention from other matters that are important to our business. We may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with applicable law, or our independent registered public accounting firm may not be able or willing to issue an unqualified attestation report if we conclude that our internal control over financial reporting is not effective. If we fail to maintain effective internal control over financial reporting, or our independent registered public accounting firm is unable to provide us with an unqualified attestation report on our internal control, we could be required to take costly and time-consuming corrective measures, be required to restate the affected historical financial statements, be subjected to investigations and/or sanctions by federal and state securities regulators, and be subjected to civil lawsuits by security holders. Any of the foregoing could also cause investors to lose confidence in our reported financial information and in our company and would likely result in a decline in the market price of our stock and in our ability to raise additional financing if needed in the future.

18

Annex I-21

Changes in the acuity mix of patients as well as payor mix and payment methodologies may significantly reduce our profitability or cause us to incur losses.
Our revenue is affected by our ability to attract a favorable patient acuity mix, and by our mix of payment sources. Changes in the type of patients we attract, as well as our payor mix among private payors, managed care companies, Medicare (both traditional Medicare and "managed" Medicare/Medicare Advantage) and Medicaid, significantly affect our profitability because not all payors reimburse us at the same rates. Particularly, if we fail to maintain our proportion of high-acuity patients or if there is any significant increase in the percentage of our population for which we receive Medicaid reimbursement, our financial position, results of operations and cash flow may be adversely affected. Furthermore, in recent periods we have continued to see a shift from to “traditional” fee-for-service Medicare patients to “managed” Medicare (Medicare Advantage) patients.  Reimbursement rates are generally lower for services provided to Medicare Advantage patients than they are for the same services provided traditional fee-for-service Medicare patients.  This trend may continue in future periods.  Our financial results have been negatively affected by this shift to date.  Our financial results will continue to be negatively affected if the trend towards Medicare Advantage continues, and particularly if it accelerates.
It can be difficult to attract and retain qualified nurses, therapists, healthcare professionals and other key personnel, which can increase our costs related to these employees
Our employees are our most important asset. We rely on our ability to attract and retain qualified nurses, therapists and other healthcare professionals. The market for these key personnel is highly competitive, and we could experience significant increases in our operating costs due to shortages in their availability. Like other healthcare providers, we have at times experienced difficulties in attracting and retaining qualified personnel, especially facility administrators, nurses, therapists, certified nurses' aides and other important healthcare personnel. We may continue to experience increases in our labor costs, primarily due to higher wages and greater benefits required to attract and retain qualified healthcare personnel, and such increases may adversely affect our profitability. Furthermore, while we attempt to manage overall labor costs in the most efficient way, our efforts to manage them through wage freezes and similar means may have limited effectiveness and may lead to increased turnover and other challenges.
Tight labor markets and high demand for such employees can contribute to high turnover among clinical professional staff. A shortage of qualified personnel at a facility could result in significant increases in labor costs and increased reliance on overtime and expensive temporary staffing agencies, and could otherwise adversely affect operations at the affected facilities. If we are unable to attract and retain qualified professionals, our ability to adequately provide services to our residents and patients may decline and our ability to grow may be constrained.
If we are unable to comply with state minimum staffing requirements at one or more of our facilities, we could be subject to fines or other sanctions.
Increased attention to the quality of care provided in skilled nursing facilities has caused several states to mandate, and other states to consider mandating, staffing laws that require minimum nursing hours of direct care per resident per day. These minimum staffing requirements further increase the gap between demand for and supply of qualified professionals, and lead to higher labor costs.
We operate a number of facilities in California, which enacted legislation aimed at establishing minimum staffing requirements for facilities operating in that state. This legislation required that the California Department of Public Health ("DPH"), promulgate regulations requiring each skilled nursing facility to provide a minimum of 3.2 nursing hours per patient day. The DPH finalized regulations in 2009 that required three 8-hour shifts for nurse-to-patient staffing, described documentation and notice requirements, and specified procedures for obtaining a waiver from per-shift staffing requirements at skilled nursing facilities. Although DPH finalized the regulations, initial implementation of the statute authorizing the regulations is contingent on an appropriation in the state's annual budged legislation or another statute. Because no appropriation was made and no additional statutes were enacted, the regulations did not become operational. Therefore, DPH will continue its practice of determining a facility's compliance with the 3.2 hour of nursing services per patient day measure in accordance with its internal policy and through on-site reviews conducted during periodic licensing and certification surveys and in response to complaints. If the DPH determines that a facility is out of compliance with this staffing measure, the DPH may issue a notice of deficiency, or a citation, depending on the impact on patient care. A citation carries with it the imposition of significant monetary fines. DPH has issued guidelines, implementing the provisions of newly enacted California laws, for state audits that verify compliance with the 3.2 nursing hours per patient day staffing requirements. If DPH determines under an audit that a facility has failed to meet the minimum staffing requirement for between 5% and 49% of the audited days, a significant administrative monetary penalty will be assessed. If DPH determines that a facility has failed to meet the minimum staffing requirement for more than 49% of the audited days, then a larger administrative monetary penalty will be assessed. The issuance of either a notice of deficiency or a citation requires the facility to prepare and implement an acceptable plan of correction. The Humboldt County Action included allegations that certain of our California skilled nursing facilities failed to meet state-mandated minimum staffing requirements. The Humboldt County Action, which occurred prior to DPH's adoption of

19

Annex I-22

the aforementioned guidelines, resulted in a jury verdict against us and certain of our affiliated skilled nursing companies that awarded $677 million in damages. The case was ultimately settled in September 2010, pursuant to which we were required to deposit into escrow a total of $50 million to cover certain settlement costs. For more information regarding the Humboldt County Action and the settlement, as well as a description of our February 2013 settlement with the BMFEA which included a new staffing agreement and of an investigation by the DOJ regarding related staffing considerations, see Note 13, "Commitments and Contingencies-Legal Matters," in the notes to the consolidated financial statements included elsewhere in this report.
Our ability to satisfy any minimum staffing requirements depends upon our ability to attract and retain qualified healthcare professionals, including nurses, certified nurse's assistants and other personnel. Attracting and retaining this personnel is difficult, given a tight labor market for these professionals in many of the markets in which we operate. Furthermore, if states do not appropriate additional funds (through Medicaid program appropriations or otherwise) sufficient to pay for any additional operating costs resulting from minimum staffing requirements, our profitability may be materially adversely affected.
If we fail to attract patients and residents and to compete effectively with other healthcare providers, our revenue and profitability may decline and we may incur losses.
The healthcare services industry is highly competitive. Our skilled nursing facilities compete primarily on a local and regional basis with many long-term care providers, from national and regional chains to smaller providers owning as few as a single nursing center. We also compete under certain circumstances with inpatient rehabilitation facilities and long-term acute care hospitals. Our hospices and home health agencies also compete with local, regional and national companies. We anticipate additional competition in the future from accountable care organizations, as well as HMO's and similar healthcare systems that seek to provide a wider variety of healthcare services to their patients/members. Increased competition could limit our ability to attract and retain patients, maintain or increase rates and occupancy, or to expand our business. Our ability to compete successfully varies from location to location and depends on a number of factors, including the number of competitors in the local market, the types of services available, our local reputation for quality care of patients, achieve or maintain desired census levels, the commitment and expertise of our staff and physicians, our local service offerings and treatment programs, the cost of care in each locality, and the physical appearance, location, age and condition of our facilities. If we are unable to attract patients to our facilities and agencies, particularly high-acuity patients, then our revenue and profitability will be adversely affected. Some of our competitors may have greater recognition and be more established in their respective communities than we are, and may have greater financial and other resources than we have. Competing long-term care companies may also offer newer facilities or different programs or services than we do, which, combined with the foregoing factors, may result in our competitors being more attractive to our current patients, to potential patients and to referral sources. Furthermore, while we budget for routine capital expenditures at our facilities to keep them competitive in their respective markets, to the extent that competitive forces cause those expenditures to increase in the future our financial condition may be negatively affected.
Some of our competitors may accept lower profit margins than we do, which could present significant price competition, particularly for managed care and private pay patients. We believe we utilize a conservative approach in complying with laws prohibiting kickbacks and referral payments to referral sources. However, some of our competitors may use more aggressive methods than we do with this respect to obtaining patient referrals, and as a result competitors may from time to time obtain patient referrals that are not otherwise available to us.
The primary competitive factors for our assisted living, rehabilitation therapy, hospice and home health care services are similar to those for our skilled nursing businesses and include reputation, the cost of services, the quality of services, responsiveness to patient/resident needs and the ability to provide support in other areas such as third-party reimbursement, information management and patient recordkeeping. Furthermore, given the relatively low barriers to entry and continuing healthcare cost containment pressures, we expect that the markets we service will become increasingly competitive in the future. Increased competition in the future could limit our ability to attract and retain patients and residents, maintain or increase our fees, or expand our business.
Insurance coverage may become increasingly expensive and difficult to obtain for health care companies, and our self-insurance may expose us to significant losses.
It may become more difficult and costly for us to obtain coverage for patient care liabilities and certain other risks, including property and casualty insurance. Insurance carriers may require health care companies to significantly increase their self-insured retention levels and/or pay substantially higher premiums for reduced coverage for most insurance coverages, including workers' compensation, employee healthcare and patient care liability.

20

Annex I-23

We self-insure a significant portion of our potential liabilities for several risks, including certain types of professional and general liability, workers' compensation and employee healthcare benefits. Due to our self-insured retentions under many of our professional and general liability, workers' compensation and employee healthcare benefits programs, including our election to self-insure against workers' compensation claims in Texas, there is no limit on the maximum number of claims or amount for which we can be liable in any policy period. We base our loss estimates and related accruals on actuarial analyses, which determine expected liabilities on an undiscounted basis, including incurred but not reported losses, based upon the available information on a given date. It is possible, however, for the ultimate amount of losses to exceed our estimates and related accruals, as well as our insurance limits as applicable. In the event our actual liability exceeds our estimates for any given period, our results of operations and financial condition could be materially adversely impacted. Additionally, we may from time to time need to increase our accruals as a result of future actuarial reviews and claims that may develop. Such increases could have an adverse impact on our business and results of operations. An adverse determination in legal proceedings, whether currently asserted or arising in the future, could have a material adverse effect on our business and results of operations.
If our referral sources fail to view us as an attractive health care provider, our patient base would likely decrease.
We rely significantly on appropriate referrals from physicians, hospitals and other healthcare providers in the communities in which we deliver our services to attract the kinds of patients we target. Our referral sources are not obligated to refer business to us and generally also refer business to other healthcare providers. We believe many of our referral sources refer business to us as a result of the quality of our patient service and our efforts to establish and build a relationship with them. If we lose, or fail to maintain, existing relationships with our referral resources, fail to develop new relationships or if we are perceived by our referral sources for any reason as not providing high quality patient care, our volume of referrals would likely decrease, the quality of our patient mix could suffer and our revenue and results of operations could be adversely affected.
If we do not achieve or maintain a reputation for providing high quality of care, our business may be negatively affected.
Our ability to achieve and maintain a reputation for providing high quality of care to our patients at each of our skilled nursing and assisted living facilities, or through our rehabilitation therapy, hospice and home health businesses, is important to our ability to attract and retain patients, particularly high-acuity patients. In some instances, our referral sources are affiliated with health care systems that may have affiliated businesses that offer services that compete with ours, and the frequency of this occurring may increase in the future as accountable care organizations are formed in the markets we serve. We believe that the perception of our quality of care by a potential patient or potential patient's family seeking to contract for our services is influenced by a variety of factors, including doctor and other healthcare professional referrals, community information and referral services, newspapers and other print and electronic media, results of patient surveys, recommendations from family and friends, and quality care statistics or rating systems compiled and published by CMS or other industry data. Through our focus on retaining high quality staffing, reviewing feedback and surveys from our patients and referral sources to highlight areas of improvement and integrating our service offerings at each of our facilities, we seek to maintain and improve on the outcomes from each of the factors listed above in order to build and maintain a strong reputation at our facilities. If any of our companies fail to achieve or maintain a reputation for providing high-quality care, or is perceived to provide a lower quality of care than competitors within the same geographic area, our ability to attract and retain patients would be adversely affected. If our businesses fail to maintain a strong reputation in the areas in which we operate, our business, revenue and profitability could be adversely affected.
We may be unable to reduce costs to offset decreases in our patient census levels or other expenses completely.
We depend on implementing adequate cost management initiatives in response to fluctuations in levels of patient census in our businesses in order to maintain our current cash flow and earnings levels. Fluctuation in our patient census levels may become more common as we continue our emphasis in our skilled nursing facilities on patients with shorter stays but higher acuities. A decline in patient census levels would likely result in decreased revenue. If we are unable to put in place corresponding reductions in costs in response to decreases in our patient census or other revenue shortfalls, our financial condition and operating results could be adversely affected.
We may not be fully reimbursed for all services that our skilled nursing facilities are able to bill through Medicare's consolidated billing requirements.
Skilled nursing facilities are required to bill Medicare on a consolidated basis for certain items and services that they furnish to patients and residents, regardless of the amount or costs of services that the patients and residents actually receive. The consolidated billing requirement essentially confers on the skilled nursing facility itself the Medicare billing responsibility for the entire package of care that its residents receive in these situations. Federal law also requires that post-hospitalization skilled nursing services be “bundled” into the hospital's Diagnostic Related Group ("DRG") payment in certain circumstances. Where this rule applies, the hospital and the skilled nursing facility must, in effect, divide the payment which otherwise would have been paid to the hospital alone for the patient's treatment, and no additional funds are paid by Medicare for skilled nursing

21

Annex I-24

care of the patient. This requirement may, in instances where it is applicable, have a negative effect on skilled nursing facility utilization/census and payments, either because hospitals may find it difficult to place patients in skilled nursing facilities which will not be paid as they previously were, or because hospitals are reluctant to discharge patients to skilled nursing facilities and lose a portion of the payment that the hospital would otherwise receive. This bundling requirement could be extended to more DRGs in the future, which could exacerbate the potentially negative impact on skilled nursing facility utilization/census and payments. As a result of the bundling requirements we may not be fully reimbursed for all services that a facility bills through consolidated billing, which could adversely affect our results of operations and financial condition.
Consolidation of managed care organizations and other third-party payors or reductions in reimbursement from these payors may adversely affect our revenue and income or cause us to incur losses.
Managed care organizations and other third-party payors have in many instances consolidated in order to enhance their ability to influence the delivery of healthcare services. Consequently, the healthcare needs of a large percentage of the United States population are increasingly served by a small number of managed care organizations. These organizations generally enter into service agreements with a limited number of providers for needed services. These organizations have become an increasingly important source of revenue and referrals for us. To the extent that such organizations terminate us as a preferred provider or engage our competitors as a preferred or exclusive provider, our business could be materially adversely affected.
In addition, private third-party payors, including managed care payors, are continuing their efforts to control healthcare costs through direct contracts with healthcare providers, increased utilization reviews, or reviews of the propriety of, and charges for, services provided, and greater enrollment in managed care programs and preferred provider organizations. As these private payors increase their purchasing power, they are demanding discounted fee structures and the assumption by healthcare providers of all or a portion of the financial risk associated with the provision of care. Significant reductions in reimbursement from these sources could materially adversely affect our business and financial condition.
Delays in reimbursement may cause liquidity problems.
If we have information systems problems or payment or other issues arise with Medicare, Medicaid or other payors that affect the amount or timeliness of reimbursements, we may encounter delays in our payment cycle. Any significant payment timing delay could cause us to experience working capital shortages. As a result, working capital management, including prompt and diligent billing and collection, is an important factor in our consolidated results of operations and liquidity. Our working capital management procedures may not successfully mitigate the effects of any delays in our receipt of payments or reimbursements. Accordingly, such delays could have an adverse effect on our liquidity and financial condition.
Our rehabilitation and other related healthcare services are also subject to delays in reimbursement, as we act as vendors to other providers who in turn must wait for reimbursement from other third-party payors. Each of these customers is therefore subject to the same potential delays to which our nursing homes are subject, meaning any such delays would further delay the date we would receive payment for the provision of our related healthcare services. To the extent we grow and expand the rehabilitation and other complementary services that we offer to third parties, we may incur increasing delays in payment for these services, and these payment delays could have an adverse effect on our liquidity and financial condition. We may also experience delays in reimbursement related to change of ownership applications for our acquired facilities, as well as changes in fiscal intermediaries.
Future acquisitions may use significant resources, may be unsuccessful and could expose us to unforeseen liabilities.
We intend to selectively pursue acquisitions of skilled nursing facilities, assisted living facilities, home health companies, hospice agencies and other related healthcare operations. Acquisitions may involve significant cash expenditures, debt incurrence, operating losses and additional expenses that could have a material adverse effect on our financial position, results of operations and liquidity. Acquisitions involve numerous risks, including:

•	difficulties integrating acquired operations, personnel and accounting and information systems, or in realizing projected efficiencies and cost savings;

•	diversion of management's attention from other business concerns;

•	potential loss of key employees or customers of acquired companies;

•	entry into markets in which we may have limited or no experience;

•	increasing our indebtedness and limiting our ability to access additional capital when needed;

•	assumption of unknown liabilities or regulatory issues of acquired companies, including failure to comply with healthcare regulations or to establish internal financial controls; and

•	straining of our resources, including internal controls relating to information and accounting systems, regulatory compliance, logistics and others.
Furthermore, certain of the foregoing risks could be exacerbated when combined with other growth measures that we may pursue.

22

Annex I-25

Global economic conditions may impact our ability to obtain additional financing on commercially reasonable terms or at all and our ability to expand our business may be harmed.
Global market and economic conditions in recent years have been very challenging with tight credit conditions and slow or negative economic growth in most major economies generally expected to continue in 2014 and possibly beyond. Ongoing concerns about the systemic impact of potential long-term and widespread economic recession or stagnation, energy costs, geopolitical issues, sovereign debt issues, the availability and cost of credit, and the global real estate and mortgage markets have contributed to increased market volatility, uncertainty and liquidity issues for both borrowers and investors. These conditions, combined with volatile prices for energy, food and other commodities, unstable business and consumer confidence, and significant unemployment, have contributed to pronounced economic volatility.
As a result of these market conditions, the cost and availability of credit has been and may continue to be adversely affected by illiquid credit markets, interest rate fluctuations and wider credit spreads. Concern about the stability of the markets generally and the strength of counterparties specifically has led many lenders and institutional investors to reduce, and in some cases, cease to provide credit to businesses and consumers. These factors have led to a decrease in spending by businesses and consumers alike, and a corresponding decrease in global infrastructure spending. Turbulence in the U.S. and international markets and economies and declines or stagnation in business and consumer spending may adversely affect our liquidity and financial condition, and the liquidity and financial condition of our customers, including our ability to refinance maturing liabilities and access the capital markets to meet liquidity needs. If we are not able to timely retire or refinance our senior secured credit facility on acceptable terms at or before its stated maturity in April 2015 (for the revolving portion) and April 2016 (for the term portion), due to market conditions or otherwise, our liquidity, financial condition, business and operating results could be materially and adversely affected. Similar considerations apply to the credit facility that we completed in December 2013, which matures in December 2016.
If our ability to borrow under our credit facilities is insufficient for our capital requirements, we will be required to seek additional sources of financing, including issuing equity, which may be dilutive to our current stockholders or incurring additional debt. Our ability to incur additional debt is subject to the restrictions in our credit facilities. There can be no assurance that the restrictions contained in our credit facilities will permit us to borrow the funds that we need to finance our operations, or that additional debt will be available to us on commercially reasonable terms or at all. Furthermore, market conditions may impede our ability to secure additional sources of financing, whether through the extension of our existing credit facilities or by accessing the debt and/or equity markets. If we are unable to obtain funds sufficient to finance our capital requirements, we may have to forego opportunities to expand our business, including the acquisition or development of additional or expanded facilities.
Our substantial indebtedness could adversely affect our financial health and prevent us from fulfilling our financial obligations.
We have now and will for the foreseeable future continue to have a significant amount of indebtedness. At December 31, 2013, our total indebtedness was approximately $419.1 million. Our substantial indebtedness could have important consequences. For example, it could:

•	increase our vulnerability to adverse economic and industry conditions;

•
require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures and other general corporate purposes;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•	place us at a competitive disadvantage compared to our competitors that have less debt;

•
increase the cost or limit the availability of additional financing, if needed or desired, to fund future working capital, capital expenditures and other general corporate requirements, or to carry out other aspects of our business plan;

•	require us to maintain debt coverage and financial ratios at specified levels, reducing our financial flexibility; and

•	limit our ability to make strategic acquisitions and develop new or expanded facilities.
In addition, if we are unable to generate sufficient cash flow or otherwise obtain funds necessary to make required debt payments, or if we fail to comply with the various covenants and requirements of our credit facilities or other existing or future indebtedness, we would be in default, which could permit the holders of our indebtedness, including our credit facilities, to accelerate the maturity of indebtedness, as the case may be. Any default under our credit facilities, or our other existing or future indebtedness, as well as any of the above-listed factors, could have a material adverse effect on our business, operating results, liquidity and financial condition.

23

Annex I-26

Despite our substantial indebtedness, we may still be able to incur more debt. This could intensify the risks associated with this indebtedness.
The terms of our credit facilities contain restrictions on our ability to incur additional indebtedness. These restrictions are subject to a number of important qualifications and exceptions, and the indebtedness incurred in compliance with these exceptions could be substantial. Accordingly, we could incur significant additional indebtedness in the future. The more we become leveraged, the more we become exposed to the risks described above under “Our substantial indebtedness could adversely affect our financial health and prevent us from fulfilling our financial obligations.”
Floating rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase.
Borrowings under our senior secured credit facility are subject to floating rates of interest over an interest rate floor of 1.5%. If interest rates increase over the floor, our debt service obligations on our variable rate indebtedness would increase even though the amount borrowed remained the same, and our net income and cash flows would correspondingly decrease. As of April 12, 2012, we increased the size of the term loan by $100.0 million. The incremental term loan bears interest at LIBOR (subject to a floor of 1.50%) plus a margin of 5.25%. As part of the refinancing, the interest rate on the existing term loan was amended to match the interest rate of the incremental term loan. The interest rate on the existing revolving credit facility was also amended to LIBOR plus a margin of 4.50%. There is no longer a LIBOR floor on the revolving credit facility. As of December 31, 2013, we had 10 skilled nursing facilities securing a $62.0 million mortgage loan and a $5.0 million asset based revolving credit facility with MidCap Financial. Both loans have an interest rate of LIBOR plus a margin of 5.95% with a LIBOR floor of 0.75%.
Our operations are subject to environmental and occupational health and safety regulations, which could subject us to fines, penalties and increased operational costs.
We are subject to a wide variety of federal, state and local environmental and occupational health and safety laws and regulations. Regulatory requirements faced by healthcare providers such as us include those relating to air emissions, wastewater discharges, air and water quality control, occupational health and safety (such as standards regarding blood-borne pathogens and ergonomics), management and disposal of low-level radioactive medical waste, biohazards and other wastes, management of explosive or combustible gases, such as oxygen, specific regulatory requirements applicable to asbestos, lead-based paints, polychlorinated biphenyls and mold, other occupational hazards associated with our workplaces, and providing notice to employees and members of the public about our use and storage of regulated or hazardous materials and wastes. Failure to comply with these requirements could subject us to fines, penalties and increased operational costs. Moreover, changes in existing requirements or more stringent enforcement of them, as well as discovery of currently unknown conditions at our owned or leased facilities, could result in additional cost and potential liabilities, including liability for conducting cleanup, and there can be no guarantee that such increased expenditures would not be significant.
A portion of our workforce is unionized and our operations may be adversely affected by work stoppages, strikes or other collective actions.
As of December 31, 2013, approximately 585 of our 15,050 active employees were represented by unions and covered by collective bargaining agreements. In addition, certain labor unions have publicly stated that they are concentrating their organizing efforts within the long-term healthcare industry. We cannot predict the effect that continued union representation or future organizational activities will have on our business or future operations. There can be no assurance that we will not experience a material work stoppage in the future.
Disasters and similar events may seriously harm our business.
Natural and man-made disasters and similar events, including terrorist attacks and acts of nature such as hurricanes, tornados, earthquakes, floods and wildfires, may cause damage or disruption to us, our employees and our facilities, which could have an adverse impact on our patients and our business. In order to provide care for our patients, we are dependent on consistent and reliable delivery of food, pharmaceuticals, utilities and other goods to our facilities, and the availability of employees to provide services at our facilities and other locations. If the delivery of goods or the ability of employees to reach our facilities and patients were interrupted in any material respect due to a natural disaster or other reasons, it would have a significant impact on our business. For example, in connection with Hurricane Katrina in New Orleans, several nursing home operators unaffiliated with us were accused of not properly caring for their residents, which resulted in, among other things, criminal charges being filed against the proprietors of those facilities. Furthermore, the impact, or impending threat, of a natural disaster has in the past and may in the future require that we evacuate one or more facilities, which would be costly and would involve risks, including potentially fatal risks, for the patients and employees. The impact of disasters and similar events is inherently uncertain. Such events could harm our patients and employees, severely damage or destroy one or more of our facilities, harm our business, reputation and financial performance, or otherwise cause our business to suffer in ways that we currently cannot predict.

24

Annex I-27

The operation of our business is dependent on effective and secure information systems.
We depend on several information technology systems for the efficient functioning of our business. The software programs supporting these systems are licensed to us by independent software developers. Our inability or the inability of these developers, to continue to maintain and upgrade these information systems and software programs could disrupt or reduce the efficiency of our operations. In addition, costs and potential problems and interruptions associated with the implementation of new or upgraded systems and technology or with maintenance or adequate support of existing systems could also disrupt or reduce the efficiency of our operations. Furthermore, while we budget for changes and upgrades to our information technology systems that we anticipate needing over time, it is possible that we may underestimate the actual costs of those changes and upgrades. Failure to make necessary changes and upgrades due to financial or other concerns could negatively impact the effectiveness of our information technology systems, as well as our operations and financial performance.
Additionally, we maintain information necessary to conduct our business, including confidential and proprietary information as well as personal information regarding our patients, employees and others with whom we do business, in digital form. Data maintained in digital form is subject to the risk of tampering, theft and unauthorized access. We develop and maintain systems to prevent this from occurring, but the development and maintenance of these systems is costly and requires ongoing monitoring and updating as technologies change and efforts to overcome security measures become more sophisticated. Moreover, despite our efforts, the possibility of tampering, theft and other unauthorized access cannot be eliminated entirely, and risks associated with each of these remain. If our information technology systems are compromised and personal or other protected information regarding patients, employees or others with whom we do business is stolen, tampered with or otherwise improperly accessed, our ability to conduct our business and our reputation may be impaired. If personal or other protected information of our patients, employees or others with whom we do business is tampered with, stolen or otherwise improperly accessed, and we may incur significant costs to remediate possible injury to the affected persons, compensate the affected persons, pay any applicable fines, or take other action with respect to judicial or regulatory actions arising out of the incident, including under HIPAA or the HITECH Act, as applicable.

Risks Related to Ownership of Our Class A Common Stock
We are controlled by Onex Corporation, whose interests may conflict with yours.
Our Class A common stock has one vote per share, while our Class B common stock has ten votes per share, on all matters voted on by our stockholders. As of December 31, 2013, Onex Corporation, its affiliates and certain of our directors and members of our senior management who are party to a voting agreement with an affiliate of Onex Corporation, owned shares of common stock representing over 75.0% of the combined voting power of our outstanding common stock. Accordingly, Onex Corporation generally has the power to control the outcome of matters on which stockholders are entitled to vote. Such matters include the election and removal of directors, the adoption or amendment of our certificate of incorporation and bylaws, possible mergers, corporate control contests and significant transactions. Through its control of elections to our board of directors, Onex Corporation may also have the ability to appoint or replace our senior management and cause us to issue additional shares of our common stock or repurchase common stock, declare dividends or take other actions. Onex Corporation may make decisions regarding our company and business that are opposed to our other stockholders’ interests or with which they disagree. Onex Corporation may also delay or prevent a change of control of us, even if the change of control would benefit our other stockholders, which could deprive our other stockholders of the opportunity to receive a premium for their Class A common stock. The significant concentration of stock ownership and voting power may also adversely affect the trading price of our Class A common stock due to investors’ perception that conflicts of interest may exist or arise. To the extent that the interests of our public stockholders are harmed by the actions of Onex Corporation, the price of our Class A common stock may be harmed.
Additionally, Onex Corporation is in the business of making investments in companies and currently holds, and may from time to time in the future acquire, controlling interests in businesses engaged in the healthcare industries that complement or directly or indirectly compete with certain portions of our business. Further, if it pursues such acquisitions in the healthcare industry, those acquisition opportunities may not be available to us.
If our stock price is volatile, purchasers of our Class A common stock could incur substantial losses.
Our stock price has been and is likely to continue to be volatile. The stock market in general often experiences substantial volatility that is seemingly unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our Class A common stock. The price for our Class A common stock may be influenced by many factors, including:

•	the depth and liquidity of the market for our Class A common stock;

•	developments generally affecting the healthcare industry;

•	investor perceptions of us and our business;

25

Annex I-28

•	actions by institutional or other large stockholders;

•	strategic actions, such as acquisitions or restructurings, or the introduction of new services by us or our competitors;

•	new laws or regulations or new interpretations of existing laws or regulations applicable to our business;

•	litigation and governmental investigations;

•	changes in accounting standards, policies, guidance, interpretations or principles;

•
adverse conditions in the financial markets, state and federal government or general economic conditions, including those resulting from statewide, national or global financial and deficit considerations, overall market conditions, war, incidents of terrorism and responses to such events;

•	sales of Class B common stock by Onex, us or members of our management team;

•	additions or departures of key personnel; and

•	our results of operations, financial performance and future prospects.
These and other factors may cause the market price and demand for our Class A common stock to fluctuate substantially, which may limit or prevent investors from readily selling their shares of Class A common stock and may otherwise negatively affect the liquidity of our Class A common stock. In addition, in the past, when the market price of a stock has been volatile, holders of that stock have sometimes instituted securities class action litigation against the company that issued the stock. If any of our stockholders brought a lawsuit against us, we could incur substantial costs defending or settling the lawsuit. Such a lawsuit could also divert the time and attention of our management from our business.
If securities or industry analysts do not publish research or reports about our business, if they change their recommendations regarding our stock adversely or if our operating results do not meet their expectations, our stock price and trading volume could decline.
The trading market for our Class A common stock is significantly influenced by the research and reports that industry or securities analysts publish about us or our business. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline. Moreover, if one or more of the analysts who cover us downgrade our stock or if our operating results do not meet their expectations, our stock price could decline.
We do not intend to pay dividends on our common stock.
We do not anticipate paying any cash dividends on our common stock in the foreseeable future. We currently anticipate that we will retain all of our available cash, if any, for use as working capital and for other general purposes, including to service or repay our debt and to fund the operation and expansion of our business. Any payment of future dividends will be at the discretion of our board of directors and will depend on, among other things, our earnings, financial condition, capital requirements, level of indebtedness, statutory and contractual restrictions applying to the payment of dividends and other considerations that our board of directors deems relevant.
We are a “controlled company” within the meaning of NYSE rules and, as a result, qualify for and rely on exemptions from certain corporate governance requirements.
Onex Corporation and its affiliates control a majority of the voting power of our outstanding common stock. Under the NYSE rules, a company of which more than 50% of the voting power is held by another person or group of persons acting together is a “controlled company” and may elect not to comply with certain NYSE corporate governance requirements, including the requirements that:

•	a majority of the board of directors consist of independent directors;

•	the nominating and corporate governance committee be entirely composed of independent directors with a written charter addressing the committee’s purpose and responsibilities;

•	the compensation committee be entirely composed of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•	there be an annual performance evaluation of the nominating and corporate governance and compensation committees.
We elect to be treated as a controlled company and thus utilize some of these exemptions. In addition, although we currently have a board composed of a majority of independent directors and have adopted charters for our audit, corporate governance, quality and compliance and compensation committees, and intend to conduct annual performance evaluations for these committees, none of these committees are composed entirely of independent directors, except for our audit committee. Accordingly, you may not have the same protections afforded to stockholders of companies that are subject to all of NYSE corporate governance requirements.

26

Annex I-29

Our amended and restated certificate of incorporation, bylaws and Delaware law contain provisions that could discourage transactions resulting in a change in control, which may negatively affect the market price of our Class A common stock.
In addition to the effect that the concentration of ownership and voting power in our significant stockholders may have, our amended and restated certificate of incorporation and our amended and restated bylaws contain provisions that may enable our management to resist a change in control. These provisions may discourage, delay or prevent a change in the ownership of our company or a change in our management, even if doing so might be beneficial to our stockholders. In addition, these provisions could limit the price that investors would be willing to pay in the future for shares of our Class A common stock. The provisions in our amended and restated certificate of incorporation or amended and restated bylaws include:

•
our board of directors is authorized, without prior stockholder approval, to create and issue preferred stock, commonly referred to as “blank check” preferred stock, with rights senior to those of our Class A common stock and Class B common stock;

•
advance notice requirements for stockholders to nominate individuals to serve on our board of directors or to submit proposals that can be acted upon at stockholder meetings; provided, that prior to the date that the total number of outstanding shares of our Class B common stock is less than 10% of the total number of shares of common stock outstanding, which we refer to as the "Transition Date," no such requirement is required for holders of at least 10% of our outstanding Class B common stock;

•
our board of directors is classified so not all of the members of our board of directors are elected at one time, which may make it more difficult for a person who acquires control of a majority of our outstanding voting stock to replace our directors;

•	following the Transition Date, stockholder action by written consent will be prohibited;

•	special meetings of the stockholders are permitted to be called only by the chairman of our board of directors, our chief executive officer or by a majority of our board of directors;

•	stockholders are not permitted to cumulate their votes for the election of directors;

•	newly created directorships resulting from an increase in the authorized number of directors or vacancies on our board of directors will be filled only by majority vote of the remaining directors;

•	our board of directors is expressly authorized to make, alter or repeal our bylaws; and

•
stockholders are permitted to amend our bylaws only upon receiving at least 66 2/3% of the votes entitled to be cast by holders of all outstanding shares then entitled to vote generally in the election of directors, voting together as a single class.

After the Transition Date, we will also be subject to the provisions of Section 203 of the Delaware General Corporation Law, which may prohibit certain business combinations with stockholders owning 15% or more of our outstanding voting stock. These and other provisions in our amended and rested certificate of incorporation, amended and restated bylaws and Delaware law could discourage acquisition proposals and make it more difficult or expensive for stockholders or potential acquirers to obtain control of our board of directors or initiate actions that are opposed by our then-current board of directors, including delaying or impeding a merger, tender offer or proxy contest involving us. Any delay or prevention of a change of control transaction or changes in our board of directors could cause the market price of our Class A common stock to decline.

Item 1B.	Unresolved Staff Comments
Not applicable.

Item 2.	Properties
As of December 31, 2013, our 94 long-term care facilities consisted of 72 of which were owned, 22 of which were leased, and five which were owned but have been leased to an unaffiliated third party operator. As of December 31, 2013, our operated facilities had a total of 10,179 licensed beds.

27

Annex I-30

The following table provides information by state as of December 31, 2013 regarding the skilled nursing and assisted living facilities that we owned and leased.

	Owned Facilities		Leased Facilities		Total Facilities
	Number	Licensed Beds	Number	Licensed Beds	Number	Licensed Beds
California	12	1,384	12	1,545	24	2,929
Kansas	26	1,439	—	—	26	1,439
Texas	21	3,055	—	—	21	3,055
Nevada	2	134	1	190	3	324
Missouri	7	1,011	—	—	7	1,011
New Mexico	2	208	8	968	10	1,176
Iowa	2	164	—	—	2	164
Nebraska	—	—	1	81	1	81
Total	72	7,395	22	2,784	94	10,179
Skilled nursing	51	6,349	21	2,618	72	8,967
Assisted living	21	1,046	1	166	22	1,212
Skilled nursing facilities leased to unaffiliated third party operator	5	—	—	—	5	—
Our executive offices are located in Foothill Ranch, California, where we lease office space, a portion of which is utilized for the administrative functions of our businesses. The term of this lease expires in 2017. We have an option to renew our lease at this location for an additional five-year term.

Item 3.	Legal Proceedings
For information regarding certain pending legal proceedings to which we are a party or our property is subject, see Note 13, "Commitments and Contingencies—Litigation," to our consolidated financial statements included elsewhere in this report, which is incorporated herein by reference.

Item 4.	Mine Safety Disclosures
Not applicable.
PART II

Item 5.	Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities
Our Class A common stock is listed on the New York Stock Exchange under the symbol "SKH." Information with respect to sales prices and record holders of our Class A common stock is set forth below. There is no established trading market for our Class B common stock.

28

Annex I-31

Market Information
The following table sets forth, for the indicated quarterly periods, the high and low sale prices of our Class A common stock as reported by the New York Stock Exchange:

Year Ended December 31, 2013	High ($)	Low ($)
First quarter	6.90	4.99
Second quarter	7.51	5.96
Third quarter	6.81	4.10
Fourth quarter	5.25	4.19
Year Ended December 31, 2012	High ($)	Low ($)
First quarter	7.99	5.08
Second quarter	8.41	5.13
Third quarter	7.07	4.97
Fourth quarter	8.01	5.97
On February 7, 2014, the closing sales price of our Class A common stock on the New York Stock Exchange was $4.35 per share. On that date, there were 7 holders of record of our Class A common stock and 15 holders of record of our Class B common stock.
Dividend Payment
We did not declare or pay cash dividends in either 2013 or 2012 on our Class A common stock or Class B common stock. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. We currently anticipate that we will retain all of our available cash, if any, for use as working capital and for other general purposes, including to service or repay our debt and to fund the operation and expansion of our business.
Purchases of Equity Securities by the Issuer and Affiliated Purchasers
The table below sets forth information with respect to purchases of our Class A common stock made by us or on our behalf during the quarter ended December 31, 2013:

Period	Total Number of Shares Purchased(1)	Average Price Paid per Share	Total Number of Shares Purchased as Part of Publicly Announced Plans or Programs	Maximum Dollar Value of Shares that May Yet Be Purchased Under the Plans or Programs
October 1 - 31, 2013	—	$—	n/a	n/a
November 1 - 30, 2013	386	$4.48	n/a	n/a
December 1 - 31, 2013	14,488	$4.81	n/a	n/a
Total:	14,874	$4.65	n/a	n/a

(1)
Reflects shares forfeited to us upon the vesting of restricted stock granted to participants in our 2007 Incentive Award Plan, to satisfy applicable tax withholding obligations with respect to such vesting. We did not have any publicly announced plans or programs to purchase our Class A common stock in the quarter ended December 31, 2013.

Securities Authorized for Issuance Under Equity Compensation Plans
We primarily issue stock options, restricted stock, and restricted stock units under our share-based compensation plans, which are part of a broad-based, long-term retention program that is intended to attract and retain talented employees and directors, and align stockholder and employee interests.

29

Annex I-32

Pursuant to our Amended and Restated Skilled Healthcare Group, Inc. 2007 Incentive Award Plan, or 2007 Plan, we grant stock-based awards, including stock options, restricted stock awards, and restricted stock units, to employees and directors. Options are granted to purchase shares of our Class A common stock at a price not less than the fair market value of our Class A common stock on the date of grant. The 2007 Plan provides for the grant of incentive and non-qualified stock options as well as stock appreciation rights, restricted stock, restricted stock units, performance units and shares, and other stock-based awards. Generally, option grants and restricted stock awards to employees vest over four years and are exercisable for up to 10 years from the grant date. Our awards to certain executives have performance based criteria that must be met in order for the awards to vest. The Board of Directors may terminate the 2007 Plan at any time. Only shares of our Class A common stock can be issued or transferred pursuant to awards under the 2007 Plan.
Additional information regarding our stock option plans and plan activity for fiscal year 2013, 2012 and 2011 is provided in the notes to our consolidated financial statements in this annual report, see Note 12, "Stock-Based Compensation."
The equity compensation plan information set forth in Part III, Item 12 "Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters" of this report contains information concerning securities authorized for issuance under our equity compensation plans.
Stock Performance Graph
The following graph illustrates a comparison of the total cumulative stockholder return on our Class A common stock since December 31, 2008, to two indices: the S&P 500 and the Morningstar Long-Term Care Index. The graph assumes an initial investment of $100 on December 31, 2008, assuming reinvestment of dividends, if any. The comparisons in the graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of our Class A common stock. The following graph and related information shall not be deemed "soliciting material" or deemed to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any SEC filing unless we specifically incorporate it by reference into the particular filing.
COMPARISON OF CUMULATIVE TOTAL RETURN ON INVESTMENT
Assuming $100 Investment on December 31, 2008

	12/31/2008	12/31/2009	12/31/2010	12/31/2011	12/31/2012	12/31/2013
Skilled Healthcare Group, Inc.	$100.00	$88.27	$106.40	$64.69	$75.47	$56.99
S&P 500	100.00	126.46	145.51	148.59	172.37	228.19
Morningstar LTC Index	100.00	161.66	192.67	155.58	209.90	275.83

30

Annex I-33

Item 6.	Selected Financial Data
We derived the selected historical consolidated financial data below for each of the years ended December 31, 2013, 2012, and 2011, and as of December 31, 2013 and 2012, from our audited consolidated financial statements included elsewhere in this report. We derived the selected historical consolidated financial data for the years ended December 31, 2010 and 2009 and as of December 31, 2011, 2010 and 2009 from our consolidated financial statements not included in this report. Historical results are not necessarily indicative of future performance.
Our selected historical consolidated statements of operations have been recast to reflect our disposal of two skilled nursing facilities on December 1, 2013, as discontinued operations for the years ended December 31, 2013, 2012, and 2011, and the disposal of Ventura, California hospice business, which we closed in September 2009, as discontinued operations for the year ended December 31, 2009. Please refer to the information set forth below in conjunction with other sections of this report, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our consolidated historical financial statements and related notes included elsewhere in this report.

31

Annex I-34

SELECTED CONSOLIDATED FINANCIAL DATA

	Year ended December 31,
	2013	2012	2011	2010	2009
	(in thousands, except per share data)
Consolidated Statement of Operations Data
Revenue	$842,272	$857,899	$851,875	$818,962	$754,913
Expenses	816,747	783,154	1,016,383	780,621	842,048
Total other (expenses) income, net	(34,614)	(39,458)	(36,854)	(38,186)	(28,966)
(Loss) income from continuing operations before (benefit) provision for income taxes	(9,089)	35,287	(201,362)	155	(116,101)
(Benefit) provision for income taxes	(2,905)	12,896	2,892	1,995	17,410
(Loss) income from continuing operations	(6,184)	22,391	(204,254)	(1,840)	(133,511)
(Loss) income from discontinued operations, net of tax	(4,300)	(794)	211	—	(390)
Net (loss) income	$(10,484)	$21,597	$(204,043)	$(1,840)	$(133,901)
(Loss) earnings Per Share Data:
(Loss) earnings per common share from continuing operations, basic	$(0.17)	$0.60	$(5.50)	$(0.05)	$(3.62)
(Loss) earnings per common share from discontinued operations, basic	(0.11)	(0.02)	0.01	—	(0.01)
(Loss) earnings per common share, basic	$(0.28)	$0.58	$(5.49)	$(0.05)	$(3.63)
(Loss) earnings per common share from continuing operations, diluted	$(0.17)	$0.60	$(5.50)	$(0.05)	$(3.62)
(Loss) earnings per common share from discontinued operations, diluted	(0.11)	(0.02)	0.01	—	(0.01)
(Loss) earnings per common share, diluted	$(0.28)	$0.58	$(5.49)	$(0.05)	$(3.63)
Weighted-average common shares outstanding, basic	37,533	37,389	37,145	36,988	36,914
Weighted-average common shares outstanding, diluted	37,533	37,589	37,145	36,988	36,914
Other Financial Data
Capital expenditures (excluding acquisitions)	$(13,436)	$(19,522)	$(16,298)	$(27,736)	$(41,155)
Net cash provided by operating activities	47,921	42,676	99,380	35,391	75,021
Net cash used in investing activities	(493)	(19,525)	(39,917)	(76,405)	(46,168)
Net cash (used in) provided by financing activities	(45,254)	(37,165)	(47,638)	41,678	(27,762)
EBITDA(1)	44,305	95,382	(139,268)	61,276	(61,316)
EBITDA margin(1)	5.3%	11.1%	(16.3)%	7.5%	(8.1)%
Adjusted EBITDA(1)	69,493	101,119	128,822	120,248	109,735
Adjusted EBITDA margin(1)	8.3%	11.8%	15.1%	14.7%	14.5%
EBITDAR(2)	63,133	113,323	(121,425)	80,314	(43,179)
EBITDAR margin(2)	7.5%	13.2%	(14.3)%	9.8%	(5.7)%
Adjusted EBITDAR(2)	88,321	119,060	146,665	139,286	127,872
Adjusted EBITDAR margin(2)	10.5%	13.9%	17.2%	17.0%	16.9%

32

Annex I-35

	As of December 31,
	2013	2012	2011	2010	2009
	(in thousands)
Balance Sheet Data
Cash and cash equivalents	$4,177	$2,003	$16,017	$4,192	$3,527
Working capital	44,629	34,522	41,336	49,946	42,564
Property and equipment and leased facility assets, net	351,238	380,658	386,294	387,322	373,211
Total assets	643,416	682,636	697,199	945,998	857,471
Long-term debt (including current portion and the revolving credit facility)	419,125	448,967	475,483	519,963	458,679
Total stockholders’ equity	92,232	99,831	73,596	274,740	273,380
________________
Notes

(1)
We define EBITDA as net (loss) income before depreciation, amortization and interest expense (net of interest income) and the provision for income taxes. EBTDA margin is EBITDA as a percentage of revenue. Adjusted EBITDA is EBITDA adjusted for non-core business items, which for the periods presented in this report includes gains or losses on debt retirement costs, impairment charges, litigation settlement costs, the loss on disposal of property and equipment, expenses related to the exploration of strategic alternatives, and exit costs related to the disposition of certain of our operations in Northern California (each to the extent applicable in the appropriate period.)

(2)
We define EBITDAR as net (loss) income before depreciation, amortization, interest expense (net of interest income), the provision for income taxes and rent cost of revenue. EBITDAR margin is EBITDAR as a percentage of revenue. Adjusted EBITDAR is EBITDAR adjusted for the non-core business items listed above for the definition of Adjusted EBITDA (each to the extent applicable in the appropriate period.)

We believe that the presentation of EBITDA, EBITDAR, Adjusted EBITDA and Adjusted EBITDAR provides useful information regarding our operational performance because they enhance the overall understanding of the financial performance and prospects for the future of our core business activities.
Specifically, we believe that a report of EBITDA, EBITDAR, Adjusted EBITDA and Adjusted EBITDAR provides consistency in our financial reporting and provides a basis for the comparison of results of core business operations between our current, past and future periods. EBITDA, EBITDAR, Adjusted EBITDA and Adjusted EBITDAR are primary indicators management uses for planning and forecasting in future periods, including trending and analyzing the core operating performance of our business from period-to-period without the effect of accounting principles generally accepted in the United States of America ("U.S. GAAP") expenses, revenues and gains (losses) that we believe are unrelated to the day-to-day performance of our consolidated and segmented business. We also use EBITDA, EBITDAR, Adjusted EBITDA and Adjusted EBITDAR to benchmark the performance of our consolidated and segmented business against expected results, analyzing year-over-year trends as described below and to compare our operating performance to that of our competitors.
Management, including operating company based management, uses EBITDA, EBITDAR, Adjusted EBITDA and Adjusted EBITDAR to assess the performance of our core business operations, to prepare operating budgets and to measure our performance against those budgets on a consolidated and segment level. Segment management uses these metrics to measure performance on a business unit by business unit basis. We typically use Adjusted EBITDA and Adjusted EBITDAR for these purposes on a consolidated basis as the adjustments to EBITDA and EBITDAR are not generally allocable to any individual business unit and we typically use EBITDA and EBITDAR to compare the operating performance of each skilled nursing facility, assisted living facility, or other business unit as well as to assess the performance of our operating segments. EBITDA, EBITDAR, Adjusted EBITDA and Adjusted EBITDAR are useful in this regard because they do not include such costs as interest expense (net of interest income), income taxes, depreciation and amortization expense, rent cost of revenue (in the case of EBITDAR and Adjusted EBITDAR) and special charges, which may vary from business unit to business unit and period-to-period depending upon various factors, including the method used to finance the business, the amount of debt that we have determined to incur, whether a facility is owned or leased, the date of acquisition of a facility or business, the original purchase price of a facility or business unit or the tax law of the state in which a business unit operates. We believe these types of charges are dependent on factors unrelated to the underlying business unit performance. As a result, we believe that the use of EBITDA, EBITDAR, Adjusted EBITDA and Adjusted EBITDAR provides a meaningful and consistent comparison of our underlying business units between periods by eliminating certain items required by U.S. GAAP which have little or no significance to their day-to-day operations.

33

Annex I-36

Finally, we use Adjusted EBITDA to determine compliance with our debt covenants and assess our ability to borrow additional funds and to finance or expand operations. Our senior secured credit facility uses a measure substantially similar to Adjusted EBITDA as the basis for determining compliance with our financial covenants, specifically our minimum interest coverage ratio and our maximum total leverage ratio, and for determining the interest rate of our first lien term loan. For example, the senior secured credit facility includes adjustments to EBITDA for (i) gain or losses on sale of assets, (ii) the write-off of deferred financing costs of extinguished debt, (iii) pro forma adjustments for acquisitions to show a full year of EBITDA and interest expense, (iv) sponsorship fees paid to Onex which totals $0.5 million annually, (v) non-cash stock compensation and (vi) impairment of long-lived assets. Our noncompliance with these financial covenants could lead to acceleration of amounts due under our senior secured credit facility.
Despite the importance of these measures in analyzing our underlying business, maintaining our financial requirements, designing incentive compensation and for our goal setting both on an aggregate and individual business level basis, EBITDA, EBITDAR, Adjusted EBITDA and Adjusted EBITDAR are non-GAAP financial measures that have no standardized meaning defined by U.S. GAAP. Therefore, our EBITDA, EBITDAR, Adjusted EBITDA and Adjusted EBITDAR measures have limitations as analytical tools, and they should not be considered in isolation, or as a substitute for analysis of our results as reported under U.S. GAAP. Some of these limitations are:

•	they do not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	they do not reflect changes in, or cash requirements for, our working capital needs;

•	they do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt;

•	they do not reflect any income tax payments we may be required to make;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•	they are not adjusted for all non-cash income or expense items that are reflected in our consolidated statements of cash flows;

•	they do not reflect the impact on earnings of charges resulting from certain matters we consider not to be indicative of our ongoing operations; and

•	other companies in our industry may calculate these measures differently than we do, which may limit their usefulness as comparative measures.
We compensate for these limitations by using EBITDA, EBITDAR, Adjusted EBITDA and Adjusted EBITDAR only to supplement net income on a basis prepared in conformance with U.S. GAAP in order to provide a more complete understanding of the factors and trends affecting our business. Furthermore, the non-GAAP financial measures that we present may be different from the presentation of similar measures by other companies, so the comparability of the measures among companies may be limited. We strongly encourage investors to consider net income determined under U.S. GAAP as compared to EBITDA, EBITDAR, Adjusted EBITDA and Adjusted EBITDAR, and to perform their own analysis, as appropriate.

34

Annex I-37

The following table provides a reconciliation of our net (loss) income, which is the most directly comparable financial measure presented in accordance with U.S. GAAP for the periods indicated, to EBITDA, EBITDAR, Adjusted EBITDAR and Adjusted EBITDA:

	Year ended December 31,
	2013	2012	2011	2010	2009
	(in thousands)
Net (loss) income	$(10,484)	$21,597	$(204,043)	$(1,840)	$(133,901)
(Benefit) provision for income taxes	(2,905)	12,896	2,892	1,995	17,410
Depreciation and amortization	23,771	23,641	23,602	25,047	23,308
Interest expense, net of interest income	33,923	37,248	38,281	36,074	31,867
EBITDA	44,305	95,382	(139,268)	61,276	(61,316)
Rent cost of revenue	18,828	17,941	17,843	19,038	18,137
EBITDAR	63,133	113,323	(121,425)	80,314	(43,179)
EBITDA	44,305	95,382	(139,268)	61,276	(61,316)
Discontinued operations, net of tax (a)	4,300	794	(211)	—	390
Loss (gain) on sale of assets (b)	—	—	290	(2,243)	61
Impairment of long-lived assets (c)	19,000	—	270,478	—	170,600
Litigation settlement costs,(net of recoveries) (d)	—	—	(4,488)	53,505	—
Debt retirement cost (e)	2,828	4,126	—	7,010	—
Acquisition and due diligence costs (f)	—	—	—	700	—
Expenses related to the exploration of strategic alternatives (g)	—	—	716	—	—
Exit costs related to Northern California divestiture (h)	—	—	820	—	—
Recovery of expenses related to the divestiture of Westside Campus of Care facility (i)	—	—	(265)	—	—
Change in fair value of contingent consideration (j)	(3,702)	817	750	—
Organization restructure costs (k)	2,343	—	—	—
Closure of California home health agency (l)	419	—	—	—
Adjusted EBITDA	69,493	101,119	128,822	120,248	109,735
Rent cost of revenue	18,828	17,941	17,843	19,038	18,137
Adjusted EBITDAR	$88,321	$119,060	$146,665	$139,286	$127,872
________________
Notes

(a)
In 2009, we closed our hospice operations located in Ventura, California. In 2013, we disposed of two skilled nursing facilities, one owned facility in Texas and one leased facility in California. The results of these transactions have been classified as discontinued operations.

(b)	While unusual and non-recurring gains or losses on sales of assets are required under U.S. GAAP, these amounts are not reflective of income and losses of the Company's underlying business.

(c)
During the third quarter of 2013, we recorded a goodwill impairment charge of $19.0 million related to our home health reporting unit. The proposed reimbursement reductions by the Centers for Medicare & Medicaid Services ("CMS") going into effect on January 1, 2014 combined with the recent operational under-performance of the home health care business unit were identified as factors for the impairment. During the third quarter of 2011, we recorded goodwill impairment charges of $243.2 million related to our long-term care reporting unit, $24.3 million for the therapy services reporting unit and a $3.0 million impairment charge within the therapy services reporting unit related to the Hallmark Rehabilitation business's trade name. The impairment charges of long-lived assets are the result of the July 29, 2011 announcement by CMS regarding the Medicare rate reductions and program changes that went into effect October 1, 2011. During the fourth quarter of 2009, we recorded a goodwill impairment charge of $170.6 million with respect to our long-term care reporting unit. The impairment charge was the result of the downturn in the expected future growth rates for governmental payors (based on patient mix and announced Medicare and Medicaid reimbursement reductions), and their effect on expected future cash flows. The impairment charges of long-lived assets are a non-cash accounting adjustment to our financial statements that does not affect our cash flows or our liquidity position.

35

Annex I-38

(d)
In 2011, we recorded $4.5 million of insurance recoveries related to the litigation settlement expense of $53.5 million recorded during the third quarter of 2010. The $53.5 million was comprised of a $50.0 million cash settlement related to the Humboldt County Action described in "Note 13, Commitments and Contingencies-Litigation," and $3.0 million of related legal expenses, and $0.5 million in costs related to a securities class action related to our initial public offering (which was settled in September 2010).

(e)
For the year ended December 31, 2013, we recorded debt modification/retirement costs of $2.8 million. Of the $2.8 million expensed for debt modification, $1.1 million related to the June 2013 credit facility amendment. The remaining $1.7 million was related to deferred financing fees expensed on the extinguishment of term debt that was refinanced with HUD insured loans as well as the term debt that was refinanced with MidCap Financial. In the second quarter of 2012, we refinanced our senior subordinated notes (the "2014 Notes") and recorded debt retirement cost of $4.1 million. During the second quarter of 2010, we recorded debt retirement cost of $7.0 million in conjunction with the refinancing of our senior secured credit facility due to the expensing of deferred financing fees of $6.6 million and $0.4 million of interest rate swap termination costs as the swaps were incompatible with the refinanced credit facility.

(f)	In 2010, hospice and home health costs of services included $0.7 million of non-recurring acquisition and due diligence related costs.

(g)
On April 11, 2011, we announced that our Board of Directors had engaged J.P. Morgan Securities LLC to assist exploring strategic alternatives to maximize stockholder value, including a potential sale of our real estate assets or the whole company. On August 2, 2011, we announced that our Board of Directors determined to conclude the previously-announced exploration of strategic alternatives. We recorded $0.7 million in expenses related to the exploration of strategic alternatives.

(h)
In April 2011, five of our subsidiaries that operate skilled nursing facilities in northern California transferred their operations to an unaffiliated third party skilled nursing facility operator. Another subsidiary of ours retained ownership of the real estate where the operations are located and has signed a 10-year lease with two 10-year extension options with the new operator. We recorded $0.8 million in exit costs in connection with the foregoing transaction.

(i)
During the third quarter of 2011, we recorded a recovery of approximately $0.3 million in expenses related to the divestiture of Westside Campus of Care skilled nursing facility operations in Texas in December 2010.

(j)
In 2013, a benefit of $3.7 million was recorded for the change in fair value of contingent consideration related to the 2010 hospice and home health acquisition due to reductions in forecasted EBITDA, which reduced the likelihood of the businesses achieving their EBITDA target necessary for the earn-out to be paid in future period.

(k)	In 2013, we recorded $2.3 million in organization restructure costs.

(l)	In the third quarter of 2013 we recorded a $0.4 million intangible asset impairment charge related to the closure of our California home health agency.

36

Annex I-39

Item 7.	Management’s Discussion and Analysis of Financial Condition and Results of Operations
This Management’s Discussion and Analysis of Financial Condition and Results of Operations is intended to assist in understanding and assessing the trends and significant changes in our results of operations and financial condition. Historical results may not indicate future performance. Our forward-looking statements, which reflect our current views about future events, are based on assumptions and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those contemplated by these statements. Factors that may cause differences between actual results and those contemplated by forward-looking statements include, but are not limited to, those discussed in Item 1A, “Risk Factors,” of this report on Form 10-K. This Management’s Discussion and Analysis of Financial Condition and Results of Operations should be read in conjunction with “Selected Financial Data” in Item 6 of this report on Form 10-K and our consolidated financial statements and related notes included in this report.
Business Overview
We are a holding company with subsidiaries that operate skilled nursing facilities, assisted living facilities, hospices, home health providers and a rehabilitation therapy business. These subsidiaries focus on providing high-quality care to our patients. We have an administrative service company that provides a full complement of administrative and consultative services that allows our affiliated operators and third-party operators with whom we contract to better focus on delivery of healthcare services. We also have one such service agreement with an unrelated facility operator. Our subsidiaries that operate skilled nursing facilities have a strong commitment to treating patients who require a high level of skilled nursing care and extensive rehabilitation therapy, whom we refer to as high-acuity patients. As of December 31, 2013, we operated 72 skilled nursing and 22 assisted living owned or leased facilities, together comprising 10,179 licensed beds. We also lease five skilled nursing facilities in California to an unaffiliated third party operator. Our skilled nursing and assisted living facilities, approximately 78% of which we own, are located in California, Texas, Iowa, Kansas, Missouri, Nebraska, Nevada and New Mexico, and are generally clustered in large urban or suburban markets. For the twelve months ended December 31, 2013, we generated approximately 72% of our revenue from our skilled nursing facilities, including our integrated rehabilitation therapy services at these facilities. The remainder of our revenue is generated from our assisted living services, rehabilitation therapy services provided to third-party facilities, hospice care and home health services, and lease of five skilled nursing facilities to an unaffiliated third party operator.
Our revenue was $842.3 million and $857.9 million for the years ended December 31, 2013 and 2012, respectively. We focus on acquiring existing facilities and businesses, developing new facilities and businesses, and improving our occupancy (census) rate and our skilled mix, which is the number of Medicare and managed care patient days at our skilled nursing facilities divided by the total number of patient days at our skilled nursing facilities for any given period. Medicare and managed care payors typically provide higher reimbursement than other payors because patients in these programs typically require a greater level of care and service.
We operate our business in three reportable operating segments: (1) long-term care services, which includes the operation of skilled nursing and assisted living facilities and is the most significant portion of our business; (2) therapy services, which includes our rehabilitation therapy services business; and (3) hospice and home health services, which includes our hospice and home health businesses. The “other” category includes general and administrative items. Our reporting segments are business units that offer different services, and that are managed separately due to the nature of services provided.
Acquisitions, Developments, and Divestiture
In May 2010, we acquired substantially all of the assets of five Medicare-certified hospice companies and four Medicare-certified home health companies located in Arizona, Idaho, Montana and Nevada, referred to herein as the Hospice/Home Health Acquisition.
In July 2010, we admitted our first patients to our newly-constructed skilled nursing facility in Fort Worth, Texas, the Fort Worth Center of Rehabilitation. This facility added 136 beds to our operations.
In December 2010, we sold our Westside Campus of Care skilled nursing facility and operations in Texas and purchased three previously leased facilities: St. Luke Healthcare and Rehabilitation Center and Woodland Care Center, located in California, and St. Joseph Transitional Rehabilitation Center in Nevada. We recorded a net gain of $1.8 million related to these transactions.
In April 2011, five of our subsidiaries that operate skilled nursing facilities in northern California transferred their operations to an unaffiliated third party skilled nursing facility operator. Another subsidiary of ours retained ownership of the real estate where the operations are located, and signed a 10-year lease with two 10-year extension options with the new operator. We recorded $0.8 million in exit costs in connection with the foregoing transaction.

37

Annex I-40

In April 2011, a wholly owned subsidiary of our business, the Rehabilitation Center of Omaha, LLC ("RCO"), signed an operating lease for a skilled nursing and assisted living facility in Omaha, Nebraska for 10 years with two additional 5-year extensions. The lease also provides RCO with a purchase option and the landlord with a sale option, beginning in year six of the lease.
In July 2011, we acquired Altura Homecare & Rehab, a home health care agency serving the Albuquerque, New Mexico market.
In July 2011, we acquired the real property and related operations of Willow Creek Memory Care at San Martin in Las Vegas, Nevada, which is currently licensed for 62 memory care assisted living beds. The newly acquired facility now operates as Vintage Park at San Martin.
In October 2011, we acquired substantially all of the assets of Cornerstone Hospice, Inc., which provides hospice services in the Colton, California and Phoenix, Arizona areas.
In September 2013, we ceased operations at our home health agency in California.
On December 1, 2013, a wholly owned subsidiary of our business, the Dallas Center of Rehabilitation, LLC ("DCR"), was sold to an unaffiliated third party. In addition, we transferred the operations of a leased facility, Sycamore Rehabilitation, to the same third party.
Key Financial Performance Indicators
We manage the fiscal aspects of our business by monitoring certain key performance indicators that affect our revenue and profitability. The most important key performance indicators for our business are:

•	Average daily number of patients—the total number of patients at our skilled nursing facilities in a period divided by the number of days in that period.

•
Average daily rates—revenue per patient per day for Medicare or managed care, Medicaid and private pay and other, calculated as total revenue for Medicare or managed care, Medicaid and private pay and other at our skilled nursing facilities divided by actual patient days for that revenue source for any given period.

•
EBITDA—net income (loss) before depreciation, amortization and interest expense (net of interest income) and the provision for income taxes. Additionally, Adjusted EBITDA means EBITDA as adjusted for non-core business items. See footnote 1 under Item 6 of this report, "Selected Financial Data," for an explanation of the adjustments and a description of our uses of, and the limitations associated with, EBITDA and Adjusted EBITDA.

•
EBITDAR—net income (loss) before depreciation, amortization and interest expenses (net of interest income), the provision for income taxes and rent cost of revenue. Additionally, Adjusted EBITDAR means EBITDAR as adjusted for the non-core business items reflected in Adjusted EBITDA. See footnote 2 under Item 6 of this report, "Selected Financial Data," for an explanation of the adjustments and a description of our uses of, and the limitations associated with, EBITDAR and Adjusted EBITDAR.

•
Number of facilities and licensed beds—the total number of skilled nursing facilities and assisted living facilities that we own or operate and the total number of licensed beds associated with our skilled nursing facilities and the total number of units associated with our assisted living facilities.

•
Occupancy percentage—the average daily ratio during a measurement period of the total number of patients occupying beds in a skilled nursing facility to the number of available beds in the skilled nursing facility. During any measurement period, the number of licensed beds in a skilled nursing facility that are actually available to us may be less than the actual licensed bed capacity due to, among other things, bed de-certifications.

•
Percentage of facilities owned—the number of skilled nursing facilities and assisted living facilities that we own as a percentage of the total number of facilities we operate. We believe that our success is positively influenced by the significant level of ownership of the facilities we operate.

•	Quality mix—the amount of non-Medicaid revenue from each of our business units as a percentage of total revenue. In most states, Medicaid rates are generally the lowest of all payor types.

•	Skilled mix—the number of Medicare and managed care patient days at our skilled nursing facilities divided by the total number of patient days at our skilled nursing facilities for any given period.

38

Annex I-41

The following tables summarize, for each of the periods indicated, our payor sources, quality mix, occupancy percentage, skilled mix, EBITDA, EBITDAR, Adjusted EBITDA and Adjusted EBITDAR and average daily rates and, at the end of the periods indicated, the number of facilities operated by us, the number of facilities that we own and lease, the total number of licensed beds and our total number of available beds:

	Year Ended December 31,
	2013	2012	2011
Occupancy statistics (skilled nursing facilities):
Available beds in service at end of period	8,587	8,595	8,595
Available patient days	3,136,805	3,145,738	3,170,967
Actual patient days	2,578,563	2,611,025	2,634,581
Occupancy percentage	82.2%	83.0%	83.1%
Skilled mix	21.8%	22.0%	23.1%
Average daily number of patients	7,065	7,134	7,218

Hospice average daily census	1,262	1,397	1,269
Home health episodic-based admissions	8,432	8,341	5,239
Home health episodic-based recertifications	1,942	1,624	885

EBITDA(1) (in thousands)	$44,305	$95,382	$(139,268)
Adjusted EBITDA(1) (in thousands)	$69,493	$101,119	$128,822
EBITDAR(2) (in thousands)	$63,133	$113,323	$(121,425)
Adjusted EBITDAR(2) (in thousands)	$88,321	$119,060	$146,665
Revenue per patient day (skilled nursing facilities prior to intercompany eliminations)
LTC only Medicare (Part A)	$520	$513	$558
Medicare blended rate (Part A & B)	570	574	617
Managed care (Part A)	393	383	387
Managed care blended rate (Part A & B)	402	392	392
Medicaid	164	160	154
Private and other	172	172	173
Weighted-average	$237	$236	$246

Patient days by payor (skilled nursing facilities)
Medicare	308,516	339,557	391,825
Managed Care	252,092	233,981	214,627
Total skilled mix days	560,608	573,538	606,452
Private and other	414,020	421,146	428,649
Medicaid	1,603,935	1,616,341	1,599,480
Total days	2,578,563	2,611,025	2,634,581

Patient days as a percentage of total patient days (skilled nursing facilities)
Medicare	12.0%	13.0%	15.0%
Managed Care	9.8	9.0	8.1
Skilled mix	21.8	22.0	23.1
Private and other	16.1	16.1	16.2
Medicaid	62.1	61.9	60.7
Total	100.0%	100.0%	100.0%

39

Annex I-42

Revenue from (total company):
Medicare	30.9%	33.6%	37.3%
Managed care, private pay, and other	37.5	36.0	33.6
Quality mix	68.4	69.6	70.9
Medicaid	31.6	30.4	29.1
Total	100.0%	100.0%	100.0%

	As of December 31,
	2013	2012	2011
Facilities:
Skilled nursing facilities:
Owned	51	52	52
Leased	21	22	22
Total skilled nursing facilities	72	74	74
Total licensed beds	8,967	9,181	9,183
Skilled nursing facilities leased to unaffiliated third party operator	5	5	5

Assisted living facilities:
Owned	21	21	21
Leased	1	1	2
Total assisted living facilities	22	22	23
Total licensed beds	1,212	1,228	1,312
Total facilities	99	101	102
Available beds in service (SNF only)	8,587	8,809	8,809
Percentage of owned facilities	77.8%	77.2%	76.5%
 ________________

(1)
EBITDA and Adjusted EBITDA, as defined above, are supplemental measures of our performance that are not required by, or presented in accordance with, U.S. GAAP. See the reconciliation of net (loss) income to EBITDA and Adjusted EBITDA, and a discussion of their uses and limitations, in Item 6 of this report, "Selected Financial Data."

(2)
EBITDAR and Adjusted EBITDAR, as defined above, are supplemental measures of our performance that are not required by, or presented in accordance with, U.S. GAAP. See the reconciliation of net (loss) income to EBITDAR and Adjusted EBITDAR, and a discussion of their uses and limitations, in Item 6 of this report, "Selected Financial Data."

Revenue
Revenue by Service Offering
We operate our businesses in three reportable operating segments: (i) long-term care services, which includes the operation of skilled nursing and assisted living facilities and is the most significant portion of our business; (ii) our rehabilitation therapy services business; and (iii) our hospice and home health businesses. Our reporting segments are business units that offer different services, and that are managed separately from one another due to the nature of services provided.
In our long-term care services segment, we derive the majority of our revenue by providing skilled nursing care and integrated rehabilitation therapy services to residents in our affiliated skilled nursing facilities. The remainder of our long-term care segment revenue is generated by our assisted living facilities, by our administration of an unaffiliated third party skilled nursing facility, and from our leasing of five skilled nursing facilities to an unaffiliated third party operator. In our therapy services segment, we derive revenue by providing rehabilitation therapy services to third-party facilities. In our hospice and home health services segment, we provide hospice and home health services.

40

Annex I-43

The following table shows the revenue and percentage of our total revenue generated by each of these segments for the periods presented (dollars in thousands):

	Year Ended December 31,
	2013		2012		2011
	Revenue Dollars	Revenue Percentage	Revenue Dollars	Revenue Percentage	Revenue Dollars	Revenue Percentage	Percentage Change
							2013 vs. 2012	2012 vs. 2011
Long-term care services:
Skilled nursing facilities	$609,189	72.3%	$614,906	71.7%	$644,812	75.7%	(0.9)%	(4.6)%
Assisted living facilities	28,355	3.4	28,042	3.3	27,593	3.2	1.1	1.6
Administration of third party facilities	595	0.1	791	0.1	1,144	0.1	(24.8)	(30.9)
Leased facility revenue	3,122	0.3	3,060	0.3	2,239	0.3	2.0	36.7
Total long-term care services	641,261	76.1	646,799	75.4	675,788	79.3	(0.9)	(4.3)
Therapy services:
Third-party rehabilitation therapy services	102,169	12.1	104,403	12.2	92,765	10.9	(2.1)	12.5
Total therapy services	102,169	12.1	104,403	12.2	92,765	10.9	(2.1)	12.5
Hospice & home health services:
Hospice	71,268	8.5	80,306	9.3	65,509	7.7	(11.3)	22.6
Home health	27,574	3.3	26,391	3.1	17,813	2.1	4.5	48.2
Total hospice & home health services	98,842	11.8	106,697	12.4	83,322	9.8	(7.4)	28.1
Total	$842,272	100.0%	$857,899	100.0%	$851,875	100.0%	(1.8)%	0.7%

Sources of Revenue
The following table sets forth revenue consolidated by state in dollars and as a percentage of total revenue for the periods presented (dollars in thousands):

	Year Ended December 31,
	2013		2012		2011
	Revenue Dollars	Percentage of Revenue	Revenue Dollars	Percentage of Revenue	Revenue Dollars	Percentage of Revenue
California	$343,948	40.8%	$342,398	39.9%	$347,084	40.7%
Texas	164,369	19.5	172,215	20.1	176,675	20.7
New Mexico	98,901	11.7	99,439	11.6	92,569	10.9
Kansas	60,848	7.2	61,662	7.2	67,132	7.9
Nevada	59,410	7.1	62,916	7.3	59,609	7.0
Missouri	58,644	7.0	59,743	7.0	60,738	7.1
Montana	14,220	1.7	15,665	1.8	13,060	1.5
Arizona	14,053	1.7	14,618	1.7	12,086	1.4
Idaho	10,603	1.3	10,300	1.2	9,420	1.1
Iowa	9,556	1.1	10,598	1.2	11,030	1.3
Nebraska	6,246	0.7	4,721	0.6	2,470	0.3
Other	1,474	0.2	3,624	0.4	2	—
Total	$842,272	100.0%	$857,899	100.0%	$851,875	100.0%

41

Annex I-44

Long-Term Care Services Segment
Skilled Nursing Facilities. Within our skilled nursing facilities, we generate our revenue from Medicare, Medicaid, managed care providers, insurers, private pay and other sources. We believe that our skilled mix, which we define as the number of Medicare and non-Medicaid managed care patient days at our skilled nursing facilities divided by the total number of patient days at our skilled nursing facilities for any given period, is an important indicator of our success in attracting high-acuity patients because it represents the percentage of our patients who are reimbursed by Medicare and managed care payors, for whom we receive higher reimbursement rates. Most of our skilled nursing facilities include our Express RecoveryTM program. This program uses a dedicated unit within a skilled nursing facility to deliver a comprehensive rehabilitation and recovery regimen in accommodations specifically designed to serve high-acuity patients.
Skilled mix decreased to 21.9% in 2013 from 22.1% in 2012. We continued to experience a decrease in Medicare patient days partially offset by an increase in our managed care patient days in 2013 as more seniors elected managed Medicare. Our managed care patient per day (PPD) rates are lower than our Medicare PPD rates and our managed care patients historically have had a shorter length of stay than our Medicare patients.
Assisted Living Facilities. Within our assisted living facilities, which are mostly in Kansas, we generate our revenue primarily from private pay sources, with a small portion earned from Medicaid or other state-specific programs.
Leased Facility Revenue. We lease five skilled nursing facilities in California to an unaffiliated third party operator. For additional information on the lease arrangement, see Note 9, "Property and Equipment."
Therapy Services Segment
As of December 31, 2013, we provided rehabilitation therapy services to a total of 174 healthcare facilities, including 62 of our facilities, as compared to 195 facilities, including 64 of our facilities, as of December 31, 2012. In addition, we have contracts to manage the rehabilitation therapy services for our 10 healthcare facilities in New Mexico. The net decrease of 21 facilities serviced was comprised of 13 new facilities serviced, net of 34 cancellations. Rehabilitation therapy revenue derived from servicing our own facilities is included in our revenue from skilled nursing facilities. Our rehabilitation therapy business receives payment for services from the third-party skilled nursing facilities that it serves based on negotiated patient per diem rates or a negotiated fee schedule based on the type of service rendered. As of December 31, 2013, we provided rehabilitation therapy services to facilities in California, Nevada, New Mexico, Texas, Missouri, Nebraska, Iowa, and Indiana.
Hospice and Home Health Services Segment
Hospice. As of December 31, 2013, we provided hospice care in Arizona, California, Idaho, Montana, Nevada and New Mexico. We derive substantially all of the revenue from our hospice business from Medicare and managed care reimbursement.
For a Medicare beneficiary to qualify for the Medicare hospice benefit, two physicians must certify that, in their best judgment, the beneficiary has less than six months to live, assuming the beneficiary’s disease runs its normal course. In addition, the Medicare beneficiary must affirmatively elect hospice care and waive any rights to other Medicare benefits related to his or her terminal illness. Each benefit period, a physician must re-certify that the Medicare beneficiary’s life expectancy is six months or less in order for the beneficiary to continue to qualify for and to receive the Medicare hospice benefit. The first two benefit periods are measured at 90-day intervals and subsequent benefit periods are measured at 60-day intervals. There is no limit on the number of periods that a Medicare beneficiary may be re-certified. A Medicare beneficiary may revoke his or her election at any time and begin receiving traditional Medicare benefits.
Medicare reimburses for hospice care. We receive one of four predetermined daily or hourly rates based on the level of care we furnish to the beneficiary. These rates are subject to annual adjustments based on inflation and geographic wage considerations.
We are subject to two limitations on Medicare payments for hospice services. First, if inpatient days of care provided to patients at a hospice exceed 20% of the total days of hospice care provided for an annual period beginning on November 1st, then payment for days in excess of this limit are paid for at the routine home care rate. None of our hospice programs exceeded the payment limits on inpatient services for 2009 through 2013.

42

Annex I-45

Second, overall payments made by Medicare to us on a per hospice program basis are also subject to a cap amount calculated by the Medicare fiscal intermediary at the end of the hospice cap period. The Medicare revenue paid to a hospice program from November 1 to October 31 may not exceed the annual aggregate cap amount. Up to the 2011 fiscal cap year, which began on November 1, 2010, this annual aggregate cap amount is calculated by multiplying the number of first time Medicare hospice beneficiaries during the year by the Medicare per beneficiary cap amount, resulting in that hospice’s aggregate cap, which is the allowable amount of total Medicare payments that hospice can receive for that cap year. This method is known as the streamlined method. Beginning with the 2011 fiscal cap year, unless an agency elected to stay with the streamlined method, the hospice cap amount is calculated under the proportional method, which spreads the hospice patient's cap allowance over the period for which the patient is under hospice care. For a hospice agency to estimate its cap exposure under the proportional method, the agency must estimate how long patients will stay on service. If a hospice exceeds its aggregate cap, then the hospice must repay the excess back to Medicare. The Medicare cap amount is reduced proportionately for patients who transferred in and out of our hospice services. The Medicare cap amount is adjusted annually for inflation, but is not adjusted for geographic differences in wage levels, although hospice per diem payment rates are wage indexed. In 2013, 2012, and 2011 we estimated and recorded a cap reserve of $5.6 million, $4.1 million, and $2.1 million respectively. See Item 1A of this report, “Risk Factors—We are subject to a Medicare cap amount for our hospice business. Our net patient service revenue and profitability could be adversely affected by limitations on Medicare payments.”
Home Health. We provided home health care in Arizona, Idaho, Montana, Nevada, and New Mexico as of December 31, 2013. We derive the majority of the revenue from our home health business from Medicare. The payment is adjusted for the health condition and care needs of the beneficiary. The payment is also adjusted for the geographic differences in wages for home health agencies across the country. The adjustment for the health condition, or clinical characteristics, and service needs of the beneficiary is referred to as the case-mix adjustment. The home health PPS will provide home health agencies with payments for each 60-day episode of care for each beneficiary. If a beneficiary is still eligible for care after the end of the first episode, a second episode can begin. There are no limits to the number of episodes a beneficiary who remains eligible for the home health benefit can receive. While payment for each episode is adjusted to reflect the beneficiary’s health condition and needs, a special outlier provision exists to ensure appropriate payment for those beneficiaries that have the most expensive care needs.
Regulatory and other Governmental Actions Affecting Revenue

We derive a substantial portion of our revenue from government Medicare and Medicaid programs. In addition, our rehabilitation therapy services, for which we receive payment from private payors, is significantly dependent on Medicare and Medicaid funding, as those private payors are primarily funded or reimbursed by these programs. The following table summarizes the amount of revenue that we received from each of our payor classes by segment in the periods presented (dollars in thousands):

	Year Ended December 31,
	2013					2012					2011
	Long-term Care Services	Therapy Services	Hospice & Home Health Services	Total Revenue	Revenue %	Long-term Care Services	Therapy Services	Hospice & Home Health Services	Total Revenue	Revenue %	Long-term Care Services	Therapy Services	Hospice & Home Health Services	Total Revenue	Revenue %
Medicare	$175,705	$—	$84,426	$260,131	30.9%	$194,911	$—	$93,007	$287,918	33.6%	$241,568	$—	$75,975	$317,543	37.3%
Medicaid	263,251	—	3,199	266,450	31.6	258,424	—	2,448	260,872	30.4	246,885	—	1,209	248,094	29.1
Subtotal Medicare and Medicaid	438,956	—	87,625	526,581	62.5	453,335	—	95,455	548,790	64.0	488,453	—	77,184	565,637	66.4
Managed Care	101,331	—	5,784	107,115	12.7	91,718	—	4,874	96,592	11.3	84,209	—	1,938	86,147	10.1
Private pay and other	100,974	102,169	5,433	208,576	24.8	101,747	104,403	6,367	212,517	24.7	103,126	92,765	4,200	200,091	23.5
Total	$641,261	$102,169	$98,842	$842,272	100.0%	$646,800	$104,403	$106,696	$857,899	100.0%	$675,788	$92,765	$83,322	$851,875	100.0%

43

Annex I-46

Medicare . Medicare is a federal program that provides certain healthcare benefits to beneficiaries who are 65 years of age or older, blind, disabled or qualify for Medicare’s End Stage Renal Disease program. Medicare provides health insurance benefits in two primary parts for services that we provide:

•
Part A. Medicare Part A is hospital insurance, which provides reimbursement for inpatient services for hospitals, skilled nursing facilities, hospices, home health and certain other healthcare providers and patients requiring daily professional skilled nursing and other rehabilitative care. Coverage in a skilled nursing facility is limited for a period of up to 100 days, if medically necessary, after the individual has qualified for Medicare coverage as a result of a three-day or longer hospital stay. Medicare pays for the first 20 days of stay in a skilled nursing facility in full and the next 80 days, to the extent above a daily coinsurance amount. Covered services include supervised nursing care, room and board, social services, pharmaceuticals and supplies as well as physical, speech and occupational therapies and other necessary services provided by nursing facilities. Medicare Part A also covers hospice care and some home health care. Skilled nursing facilities are paid under Medicare Part A on the basis of a prospective payment system, or PPS. The PPS payment rates are adjusted for case mix and geographic variation in wages and cover all costs of furnishing covered skilled nursing facilities services (routine, ancillary, and capital-related costs). The amount to be paid is determined by classifying each patient into a resource utilization group ("RUG"), category, which is based upon the patient's acuity level. CMS generally evaluates and adjusts payment rates on an annual basis.

•
Part B. Medicare Part B is supplemental medical insurance, which requires the beneficiary to pay monthly premiums, covers physician services, limited drug coverage and other outpatient services, such as physical, occupational and speech therapy services, enteral nutrition, certain medical items and X-ray services received outside of a Part A covered inpatient stay.

Medicaid. Medicaid is a state-administered medical assistance program for the indigent, operated by the individual states with the financial participation of the federal government. Each state has relatively broad discretion in establishing its Medicaid reimbursement formulas and coverage of service, which must be approved by the federal government in accordance with federal guidelines. All states in which we operate cover long-term care services for individuals who are Medicaid eligible and qualify for institutional care. Providers must accept the Medicaid reimbursement level as payment in full for services rendered. Medicaid programs generally make payments directly to providers, except in cases where the state has implemented a Medicaid managed care program, under which providers receive Medicaid payments from managed care organizations ("MCOs") that have subcontracted with the Medicaid program. PPACA provides for increased financial participation by the federal government in a state's Medicaid program if the state chooses to expand its Medicaid program as contemplated by PPACA. However, states are not required to expand their Medicaid programs and it is uncertain as to which states, including states in which we operate, will ultimately expand their programs.
Managed Care. Our managed care patients consist of individuals who are insured by a third-party entity, typically called a senior Health Maintenance Organization, ("HMO") plan, or are Medicare beneficiaries who assign their Medicare benefits to a senior HMO plan.
Private Pay and Other. Private pay and other sources consist primarily of individuals or parties who directly pay for their services or are beneficiaries of the Department of Veterans Affairs.

Primary Expense Components
Cost of Services
Cost of services in our long-term care services segment primarily includes salaries and benefits, supplies, purchased services, ancillary expenses such as the cost of pharmacy and therapy services provided to patients and residents, and operating expenses of our skilled nursing and assisted living facilities, including professional and general liability insurance.
Cost of services in our therapy services and hospice and home health services segments primarily includes salaries and benefits, supplies, purchased services, expenses for general and professional liability insurances and other operating expenses.
General and Administrative
General and administrative expenses are primarily salaries, bonuses and benefits and purchased services to operate our administrative service company. Also included in general and administrative expenses are expenses related to non-cash stock-based compensation and professional fees, including accounting, financial audit and legal fees.

44

Annex I-47

Performance Based Incentive Compensation
Our performance based incentive compensation plan for each of our operating segments provides for cash bonus payments that are intended to reflect the achievement of key operating measures, including quality outcomes, customer satisfaction, cash collections, efficient resource utilization and operating budget goals. We accrue bonus expense based on the ratable achievement of these operating measures.
Depreciation and Amortization
Depreciation and amortization relates to the ratable write-off of assets such as our owned buildings and equipment over their estimated useful lives. Depreciation and amortization is computed using the straight-line method over the estimated useful lives of the assets as follows:

Buildings and improvements	15-40 years
Leasehold improvements	Shorter of the lease term or estimated useful life, generally 5-10 years
Furniture and equipment	3-10 years

Rent Cost of Revenue
Rent consists of the straight-line recognition of lease amounts payable to third-party owners of skilled nursing facilities and assisted living facilities that we operate but do not own.

Critical Accounting Policies and Estimates
The preparation of our financial statements and related disclosures requires us to make judgments, estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. On an ongoing basis, we reevaluate our judgments and estimates, including those related to revenue, doubtful accounts, self-insurance liabilities, income taxes and loss contingencies. We base our estimates and judgments on our historical experience, knowledge of current conditions and our belief of what could occur in the future considering available information, including assumptions that are believed to be reasonable under the circumstances. Actual results may differ materially from these estimates under different assumptions or conditions. By their nature, these estimates and judgments are subject to an inherent degree of uncertainty and actual results could differ materially from the amounts reported based on these policies.
The following represents a summary of our critical accounting policies, defined as those policies and estimates that we believe: (a) are the most important to the portrayal of our financial condition and results of operations and (b) require management’s most subjective or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain.
Revenue recognition
Our net patient service revenue is derived primarily from our skilled nursing facilities, which includes our integrated rehabilitation therapy services at these facilities, with the remainder generated by our post-acute related healthcare services. These other healthcare services consist of our rehabilitation therapy services provided to third-party facilities, as well as services provided by our assisted living facilities and by our hospice care and home health businesses. We record our net patient service revenue on an accrual basis as services are performed at their estimated net realizable value under these programs. Our revenue from governmental and managed care programs is subject to ongoing audit and retroactive adjustment by governmental and third-party agencies. Retroactive adjustments that are likely to result from ongoing and future audits by third-party payors are accrued on an estimated basis in the period the related services are performed. Consistent with accounting practices in the healthcare industry, we record any changes to these governmental revenue estimates in the period in which the change or adjustment becomes known based on final settlements. Because of the complexity of the laws and regulations governing Medicare and state Medicaid assistance programs, our revenue estimates may potentially change by a material amount.
Overall payments made by Medicare for hospice services are subject to an annual cap amount on a per hospice agency basis. Total Medicare payments received for services rendered during the applicable Medicare hospice cap year by each Medicare-certified agency during this period are compared to the cap amount for the relevant period. Payments in excess of the cap are subject to recoupment by Medicare.

45

Annex I-48

Allowance for doubtful accounts
We maintain allowances for doubtful accounts related to estimated losses resulting from nonpayment of patient accounts receivable and third-party billings and notes receivable from customers. In evaluating the collectability of accounts receivable, we consider a number of factors, including the age of the accounts, changes in collection trends, the composition of patient accounts by payor, the status of ongoing disputes with third-party payors, underlying guarantees, and general industry conditions. If the financial condition of our customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required. Our receivables from Medicare and Medicaid payor programs represent our only significant concentration of credit risk. We do not believe there to be significant credit risks associated with these governmental programs. If, at December 31, 2013, we were to recognize an increase of 10% in our allowance for doubtful accounts, our total current assets would decrease by $1.7 million, or 1.2%. There would also be a corresponding increase in operating expense.
Patient liability risks
Our professional liability and general liability reserve includes amounts for patient care related claims and incurred but not reported claims. Professional liability and general liability costs for healthcare services in many states continue to be expensive and difficult to estimate, although many states have implemented tort reform that has stabilized the costs. The amount of our reserves is determined based on an estimation process that uses information obtained from both company-specific and industry data. The estimation process requires us to continuously monitor and evaluate the life cycle of the claims. Using data obtained from this monitoring and our assumptions about emerging trends, we, along with an independent actuary, develop information about the size of ultimate claims based on our historical experience and other available industry information. The most significant assumptions used in the estimation process include determining the trend in costs, the expected number and cost of claims incurred but not reported and the expected costs to settle unpaid claims. Although we believe that our reserves are adequate, it is possible that this liability will require a material adjustment in the future. For example, an adverse professional liability judgment partially contributed to our predecessor's bankruptcy filing under Chapter 11 of the United States Bankruptcy Code in October 2001. If, at December 31, 2013, we were to recognize an increase of 10% in the reserve for professional liability and general liability, our total liabilities would be increased by $2.1 million, or 0.4%. There would also be a corresponding increase in operating expense. We record our professional and general liability reserves on an undiscounted basis.
Impairment of long-lived assets
We periodically evaluate the carrying value of our long-lived assets other than goodwill, primarily consisting of our investments in real estate, for impairment indicators. If indicators of impairment are present, we evaluate the carrying value of the related real estate investments in relation to the future undiscounted cash flows of the underlying operations to assess recoverability of the assets. Measurement of the amount of the impairment, if any, may be based on independent appraisals, established market values of comparable assets or estimates of future cash flows expected. The estimates of these future cash flows are based on assumptions and projections believed by management to be reasonable and supportable. They require management's subjective judgments and take into account assumptions about revenue and expense growth rates. These assumptions may vary by type of long-lived asset.
Goodwill and Other Long-Lived Assets
Goodwill is accounted for under the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805, Business Combinations, and represents the excess of the purchase price over the fair value of identifiable net assets acquired in business combinations accounted for as purchases. In accordance with FASB ASC Topic 350, Intangibles - Goodwill and Other, goodwill is subject to periodic testing for impairment. Goodwill of a reporting unit is tested for impairment on an annual basis, or, if an event occurs or circumstances change that would reduce the fair value of a reporting unit below its carrying amount, between annual testing. We have selected October 1 as the date to test goodwill for impairment on an annual basis. As a result of the home health reimbursement reductions by CMS that are effective January 1, 2014, an interim goodwill impairment analysis was conducted as of September 30, 2013.
Goodwill Impairment Testing
We compare the fair value of each reporting unit to its carrying amount on an annual basis to determine whether there is potential goodwill impairment. If the fair value of the reporting unit is less than its carrying value, an impairment loss is recorded to the extent the fair value of goodwill is less than its carrying value.
As of September 30, 2013, after the calculated fair value was compared to the carrying value of each reporting entity, we concluded that the carrying value of the home health services reporting unit exceeded its fair value and step two of the analysis was performed. The fair value of the long-term care, therapy services and hospice services reporting units exceeded their carrying value.

46

Annex I-49

We assessed the fair value of the home health services reporting units for goodwill impairment based upon a combination of the discounted cash flow (income approach) and guideline public company method (market approach). The income and market approaches were given equal weighting.
The discounted cash flow and market approach methodologies utilized in estimating the fair value of our reporting units for purposes of goodwill impairment testing requires various judgmental assumptions about revenues, EBITDA and operating margins, growth rates, and working capital requirements. In determining those judgmental assumptions, we make a number of judgments regarding a variety of data, including-for each reporting unit, the annual budget for the upcoming year when available, the longer-term business plan, economic projections, anticipated future cash flows, market data, and historical cash flow growth rates.
Therapy Unit Testing
Below are the key assumptions used to estimate the fair value for our therapy reporting unit at the time of our September 30, 2013 goodwill impairment test using the income approach:
• 2.0% long-term growth rate; and
• a 11.0% discount rate
Our therapy services reporting unit experienced an average annual compounded growth rate in external revenue from 2008 to 2012 of 3.8%. We selected a long term growth rate of 2.0% for the discounted cash flow analysis conducted as part of the impairment analysis as the 2.0% long-term growth rate is our expected long−term growth rate from a combination of growth in external contracts, rate increases as well as occupancy and skilled mix increases at our third party customers, as well as the reimbursement changes discussed in Part I - Item 1 - Business - Industry Trends earlier in the document. This growth rate was also assumed to be 2.0% in the prior year analysis.
The operating expenses projected under the discounted cash flow method were based upon our historical expenses as a percentage of therapy revenue adjusted for known efficiencies or additional costs to be incurred. Capital expenditures in the therapy services reporting unit have historically been negligible.
The discount rate used to present value cash flows under the discounted cash flow method is a significant assumption in the analysis. The discount rate was developed using the capital asset pricing model through which a weighted average cost of capital was derived. The cost of equity was assumed to be 12.8% and the pre-tax cost of debt was assumed to be 8.0%, or about 4.8% after tax. Assuming a capital structure of 25% debt and 75% equity, the average cost of capital was determined to be 11.0%, which was used as the discount rate. A 0.5% decrease in the discount rate would increase the equity value of the therapy reporting unit by approximately $4 million, or 7%, using the income approach. A 0.5% increase in the discount rate would decrease the equity value of the therapy reporting unit by approximately $4 million, or 6%, using the income approach. Increasing the long-term revenue growth rate by 0.5% would increase the equity value by approximately $3 million, or 5%, using the income approach. Decreasing the long-term revenue growth rate by 0.5% would decrease the equity value by approximately $2 million, or 4%, using the income approach.
For the market approach, we compared ourselves to a peer group of other public companies. The metric used was business enterprise value, or BEV, divided by revenue. The average BEV divided by projected 2014 revenue for the peer group, including us, was 6.3 with a minimum of 5.7. For our market valuation a multiple of 6.5 was selected due to the relative size of our operations, along with a control premium of 25%, based upon historical transactions.
As the result of this evaluation indicated that the reporting unit's fair value of equity exceeded the carrying value of equity by $10.3 million, it was determined that there was no impairment to the therapy services reporting unit.
Hospice Unit Testing
Below are the key assumptions used to estimate the fair value for our hospice reporting unit at the time of our September 30, 2013 goodwill impairment test using the income approach:
• 2.0% long-term growth rate; and
• a 11.5% discount rate
We selected a long term growth rate of 2.0% for the discounted cash flow analysis conducted as part of the impairment analysis as the 2.0% long-term growth rate is our expected long-term growth rate from a combination of growth in rate increases as well as census increases. This growth rate was also assumed to be 2.0% in the prior year analysis.
The operating expenses projected under the discounted cash flow method were based upon our historical expenses as a percentage of hospice revenue adjusted for known efficiencies or additional costs to be incurred. Capital expenditures in the hospice services reporting unit have historically been negligible.

47

Annex I-50

The discount rate used to present value cash flows under the discounted cash flow method is a significant assumption in the analysis. The discount rate was developed using the capital asset pricing model through which a weighted average cost of capital was derived. The cost of equity was assumed to be 14.0% and the pre-tax cost of debt was assumed to be 8.0%, or about 4.8% after tax. Assuming a capital structure of 25% debt and 75% equity, the average cost of capital was determined to be 11.5%, which was used as the discount rate. A 0.5% decrease in the discount rate would increase the equity value of the hospice reporting unit by approximately $5 million, or 10%, using the income approach. A 0.5% increase in the discount rate would decrease the equity value of the hospice reporting unit by approximately $5 million, or 10%, using the income approach. Increasing the long-term revenue growth rate by 0.5% would increase the equity value by approximately $4 million, or 7%, using the income approach. Decreasing the long-term revenue growth rate by 0.5% would decrease the equity value by approximately $3 million, or 6%, using the income approach.
For the market approach, we compared ourselves to a peer group of other public companies. The metric used was business enterprise value, or BEV, divided by revenue. The average BEV divided by projected 2014 revenue for the peer group, including us, was 7.8 with a minimum of 6.8. For our market valuation a multiple of 7.0 was selected due to the relative size of our operations, along with a control premium of 25%, based upon historical transactions.
As the result of this evaluation indicated that the reporting unit's fair value of equity exceeded the carrying value of equity by $34.3 million, it was determined that there was no impairment to the hospice reporting unit.
Home Health Unit Testing
Below are the key assumptions used to estimate the fair value for our home health care reporting unit at the time of our September 30, 2013 goodwill impairment test using the income approach:

•	A revenue reduction of 1.0% for the initial 24 month period as a result of the proposed reimbursement reductions effective January 1, 2014;

•	2.0% long-term revenue growth rate beginning in 2017; and

•	a 12.0% discount rate
 Our home health care reporting unit experienced an average annual compounded growth rate in external revenue from 2008 to 2013 of 9.8%. However, we selected a long-term growth rate of 2.0% for the discounted cash flow analysis conducted as part of the impairment analysis because the historical growth rate includes acquisitions. The 2.0% long-term growth rate is our expected long-term growth rate from a combination of reimbursement rate changes and increases in episodic treatments.
The operating expenses projected under the discounted cash flow method were based upon our historical expenses as a percentage of home health care revenue adjusted for known efficiencies or additional costs to be incurred.
The discount rate used to calculate the present value of cash flows under the discounted cash flow method is a significant assumption in the analysis. The discount rate was developed using the capital asset pricing model through which a weighted average cost of capital was derived.
The cost of equity was assumed to be 14.4% and the pre-tax cost of debt was assumed to be 8.0%. Assuming a capital structure of 25% debt and 75% equity, the average cost of capital was determined to be 12.0%, which was used as the discount rate. A 0.5% increase in the discount rate would decrease the equity value of the home health reporting unit by approximately $0.5 million, or 3%, using the income approach.
Increasing the long-term revenue growth rate by 0.5% increases the equity value by approximately $0.3 million, or 2%, using the income approach.
For the market approach, we compared ourselves to a peer group of other public companies. The metric used was business enterprise value, or BEV, divided by revenue. The average BEV divided by projected 2014 revenue for the peer group, including us, was 0.6 with a minimum of 0.4. For our market valuation a multiple of 0.3 was selected due to the relative size of our operations, along with a control premium of 25%, based upon historical transactions.
As the result of this evaluation indicated that the reporting unit's carrying value of equity exceeded the fair value of equity, we performed step two of the goodwill impairment analysis for the home health care reporting unit. In this test, the carrying value of goodwill is adjusted to its fair value. Each asset and liability was ascribed a value based on fair value standards under generally accepted accounting principles. An impairment charge of $0.4 million related to the licenses of our home health reporting unit was recognized at September 30, 2013.
Upon completion of step two, we recorded a goodwill impairment charge of $16.5 million, leaving $5.7 of goodwill at our home health care reporting unit
As of December 31, 2013, goodwill in the amount of $69.1 million was recorded on our consolidated balance sheet, of which $9.7 million related to the rehabilitation therapy unit, $53.7 million related to the hospice reporting unit and $5.7 million related to the home health reporting unit.

48

Annex I-51

Income Taxes
Income taxes are accounted for under FASB ASC Topic 740, "Income Taxes." FASB ASC Topic 740 prescribes a recognition threshold and measurement criteria for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FASB ASC Topic 740 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition rules. As of December 31, 2013 and 2012, our accrual for unrecognized tax benefits including applicable interest and penalties was negligible. As prescribed by FASB ASC Topic 740, only the amounts reasonably expected to be paid within 12 months are recorded in taxes payable, while remaining amounts after 12 months are recorded in other non-current taxes payable.
Significant judgment is required in determining our provision for income taxes. In the ordinary course of business, there are many transactions for which the ultimate tax outcome is uncertain. While we believe that our tax return positions are supportable, there are certain positions that may not be sustained upon review by tax authorities. Although we believe that adequate accruals have been made for such positions, the final resolution of those matters may differ materially from the amounts provided for in our historical income tax provisions and accruals.
We are subject to taxation in the United States and in various state jurisdictions. Our tax years 2010 and forward are subject to examination by the United States Internal Revenue Service. Our tax years 2009 and forward are subject to examination by our material state jurisdictions. The Internal Revenue Service completed a limited scope examination of our 2007 through 2009 tax years and the results of the examination were negligible.
We use the liability method of accounting for income taxes as set forth in FASB ASC Topic 740. We determine deferred tax assets and liabilities at the balance sheet date based upon the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to affect taxable income.
Our temporary differences are primarily attributable to purchase adjustments related to intangible assets, depreciation, allowances for doubtful accounts, and accruals for professional and general liability expenses and workers' compensation, which are not deductible for tax purposes until paid.
We assess the likelihood that our deferred tax assets will be recovered from future taxable income and available carryback potential and unless we believe that recovery is more likely than not, we establish a valuation allowance to reduce the deferred tax assets to the amounts expected to be realized. We make our judgments regarding deferred tax assets and the associated valuation allowance, based on among other things, expected future reversals of taxable temporary differences, available carryback potential, tax planning strategies and forecasts of future income. We periodically review for the requirement of a valuation allowance as necessary. As of December 31, 2013, we were in a three-year cumulative pre-tax loss position, which is considered significant negative evidence under FASB ASC Topic 740. The cumulative pretax loss was attributable the 2011 goodwill impairment charge which was primarily non-deductible for income tax purposes and did not affect taxable income. Although the Company has a history of generating taxable earnings, we expect to generate a taxable loss in 2013. The expected federal taxable loss can be carried back to offset taxable income previously reported in a prior year. Further, as the deferred tax assets are expected to reverse in subsequent years, any deferred tax asset could be partially utilized to carry back against prior year income or to offset future taxable income caused by expected reversals of deferred tax liabilities. This significant positive evidence overcomes the presumption of a need for a valuation allowance. At December 31, 2013, we retained a valuation allowance for our state loss and credit carryforwards of $3.0 million as a result of certain restrictions regarding their utilization.
Accounting for Conditional Asset Retirement Obligations
In accordance with FASB ASC Topic 410, "Asset Retirement and Environmental Obligations," we recorded a liability of $5.0 million effective December 31, 2005, substantially all of which related to estimated costs to remove asbestos that is contained within our facilities. Of this $5.0 million liability, $1.6 million was recorded as a cumulative effect of a change in accounting principle, net of tax benefit for the year ended December 31, 2005.
We have determined that a conditional asset retirement obligation exists for asbestos remediation. Though not a current health hazard in our facilities, upon renovation, we may be required to take the appropriate remediation procedures in compliance with state law to remove the asbestos. The removal of asbestos-containing materials includes primarily floor and ceiling tiles from our pre-1980 constructed facilities. We determined the fair value of the conditional asset retirement obligation as the present value of the estimated future cost of remediation based on an estimated expected date of remediation. This computation is based on a number of assumptions which may change in the future based on the availability of new information, technology changes, changes in costs of remediation, and other factors.

49

Annex I-52

The determination of the asset retirement obligation is based upon a number of assumptions that incorporate our knowledge of the facilities, the asset life of the floor and ceiling tiles, the estimated time frames for periodic renovations which would involve floor and ceiling tiles, the current cost for remediation of asbestos and the current technology at hand to accomplish the remediation work. These assumptions to determine the asset retirement obligation may be imprecise or be subject to changes in the future. Any change in the assumptions can impact the value of the determined liability and impact our future earnings. If we were to experience a 10% increase in our estimated future cost of remediation, our recorded liability of $4.2 million would increase by $0.4 million and operating expenses would also increase.
Operating Leases
The information required by this item is incorporated herein by reference to Note 3, "Summary of Significant Accounting Policies," to the consolidated financial statements included elsewhere in this report.
Recent Accounting Standards
The information required by this item is incorporated herein by reference to Note 3, "Summary of Significant Accounting Policies," to the consolidated financial statements included elsewhere in this report.

50

Annex I-53

Results of Operations
The following table sets forth details of our revenue, expenses and (loss) earnings as a percentage of total revenue for the periods indicated:

	Year Ended December 31,
	2013	2012	2011
Revenue	100.0%	100.0%	100.0%
Expenses:
Cost of services (exclusive of rent cost of revenue and depreciation and amortization shown below)	86.9	83.5	80.1
Rent cost of revenue	2.2	2.1	2.1
General and administrative	3.2	2.8	3.0
Litigation settlement costs, (net of recoveries)	—	—	(0.5)
Depreciation and amortization	2.8	2.8	2.8
Change in fair value of contingent consideration	(0.4)	0.1	0.1
Goodwill impairment charge	2.3	—	31.8
Loss on disposal of assets	—	—	—
	97.0	91.3	119.4
Other (expenses) income:
Interest expense	(4.1)	(4.4)	(4.6)
Interest income	—	0.1	0.1
Equity in earnings of joint venture	0.3	0.2	0.2
Other (expense) income	—	—	(0.1)
Debt modification/retirement costs	(0.3)	(0.5)	—
Total other (expenses) income, net	(4.1)	(4.6)	(4.3)
(Loss) income from continuing operations, before (benefit) provision for income taxes	(1.1)	4.1	(23.7)
(Benefit) provision for income taxes	(0.4)	1.5	0.3
(Loss) income from continuing operations	(0.7)	2.6	(24.0)
(Loss) income from discontinued operations, net of tax	(0.5)	(0.1)	—
Net (loss) income	(1.2)%	2.5%	(24.0)%
EBITDA(1)	5.3%	11.1%	(16.3)%
Adjusted EBITDA(1)	8.3%	11.8%	15.1%
EBITDAR(2)	7.5%	13.2%	(14.3)%
Adjusted EBITDAR(2)	10.5%	13.9%	17.2%
 ________________

(1)
See footnote 1 to Item 6 of this report, "Selected Financial Data" for a calculation of EBITDA and Adjusted EBITDA and for a description of our uses of, and the limitations associated with, EBITDA and Adjusted EBITDA, as well as an accompanying reconciliation of EBITDA and Adjusted EBITDA to net (loss) income.

(2)
See footnote 2 to Item 6 of this report, "Selected Financial Data" for a calculation of EBITDAR and Adjusted EBITDAR and for a description of our uses of, and the limitations associated with, EBITDAR and Adjusted EBITDAR, as well as an accompanying reconciliation of EBITDA and Adjusted EBITDA to net (loss) income.

Year Ended December 31, 2013 Compared to Year Ended December 31, 2012
Revenue. Revenue decreased $15.6 million, or 1.8%, to $842.3 million in 2013 from $857.9 million in 2012.

51

Annex I-54

Long Term Care Service

	Year Ended December 31,
	2013		2012		Increase/(Decrease)
	Revenue Dollars	Revenue Percentage	Revenue Dollars	Revenue Percentage	Dollars	Percentage
	(dollars in millions)
Skilled nursing facilities	$609.2	72.3%	$614.9	71.7%	$(5.7)	(0.9)%
Assisted living facilities	28.4	3.4	28.0	3.3	0.4	1.4
Administration of third party facilities	0.6	0.1	0.8	0.1	(0.2)	(25.0)
Leased facility revenue	3.1	0.3	3.1	0.3	—	—
Total long-term care services	$641.3	76.1%	$646.8	75.4%	$(5.5)	(0.9)%

Skilled nursing facilities revenue decreased by $5.7 million in 2013 as compared to 2012. Revenue decreased by $5.9 million for skilled nursing facilities operated for all of 2012 and 2013. The decrease of $7.7 million was partially due to one less day in 2013 as compared to 2012 and a decrease in patient days, offset in part by increased revenue of $1.8 million due to an overall increase in rates. The majority of the decreased volume was in Medicare days, which was partially offset by an increase in Managed Medicare (Medicare Advantage) as more seniors elect Medicare Advantage. We also experienced a decrease in Medicaid days. In addition to the foregoing, a significant contributing factor to the decrease in overall census and the revenue decline stemmed from one facility in New Mexico that experienced a significant Medicare and Medicaid census decline in 2013 as compared to the prior year period. Finally, we disposed of two skilled nursing facilities in 2013. The combined revenue for these two facilities was $13.7 million in 2013 as compared to $14.7 million in 2012.
The increase of $0.4 million at our assisted living facilities in the year ended December 31, 2013 as compared to the year ended December 31, 2012 was due to an increase in the private PPD rate of 1.3% from $94.74 to $95.94.
The decrease of $0.2 million in the administration of third party facilities revenue is due to a reduction in the performance of the third party facilities.
Therapy Services

	Year Ended December 31,
	2013		2012		Increase/(Decrease)
	Revenue Dollars	Revenue Percentage	Revenue Dollars	Revenue Percentage	Dollars	Percentage
	(dollars in millions)
Rehabilitation therapy services	$159.1	18.9%	$166.3	19.4%	$(7.2)	(4.3)%
Intersegment eliminations of services related to affiliated entities	(57.0)	(6.8)	(61.9)	(7.2)	4.9	(7.9)
Total therapy services	$102.2	12.1%	$104.4	12.2%	$(2.2)	(2.1)%
Third party rehabilitation therapy services revenue decreased $2.2 million in 2013 compared to 2012. Revenue decreased $0.1 million for facilities serviced for all of 2013 and 2012. In addition, we had a decrease in revenue of $1.2 million in as a result of a net reduction of 21 third party service locations. This large reduction in our third party contracts was focused on the non-profitable contracts. The Medicare Part B Manual Medical Review process went into effect on October 1, 2012 and requires pre-payment review for all patients exceeding a $3,700 annual threshold. This has negatively impacted the therapy business and will continue to have a negative impact in 2014. The MPPR for outpatient therapy included in the American Taxpayer Relief Act of 2012 went into effect April 1, 2013 and has also had a negative impact of $0.9 million on our therapy business in 2013. For 2014, we expect this will be partially offset by Medicare Part B rate increases effective January 1, 2014.

52

Annex I-55

Hospice and Home Health Services

	Year Ended December 31,
	2013		2012		Increase/(Decrease)
	Revenue Dollars	Revenue Percentage	Revenue Dollars	Revenue Percentage	Dollars	Percentage
	(dollars in millions)
Hospice	$71.3	8.5%	$80.3	9.3%	$(9.0)	(11.3)%
Home Health	27.6	3.3	26.4	3.1	1.2	4.5
Total hospice & home health services	$98.8	11.8%	$106.7	12.4%	$(7.9)	(7.4)%
The $9.0 million decrease in hospice revenue for 2013 as compared to 2012 was due to a decrease in average daily census ("ADC") of 212 patients, leading to a decrease in revenue of $7.9 million, and a $1.1 million average rate decrease, which was mostly the result of larger hospice cap reserves recorded in 2013 as compared to 2012. For 2013 and 2012, we recorded hospice Medicare cap adjustments of $5.6 million and $4.1 million, respectively, as adjustments to revenue, which negatively affected the weighted average PPD rates for both periods and accounted for the remaining decrease in revenue. Of the $5.6 million hospice cap reserves recorded in 2013, $2.5 million was related to the 2013 cap year, $2.9 million was related to the 2012 cap year and $0.2 million was related to the 2011 cap year. Of the $4.1 million in cap adjustment recorded in 2012, $2.3 million was related to the 2012 cap year and $1.8 million was related to the 2011 cap year.

Of the $1.2 million increase in our home health revenue in 2013 as compared to 2012, $0.5 million was from home health agencies operated for all of both periods, and $0.7 million resulted from an increase in episodes offset by a $0.2 million decrease in rate per episode. The remaining $0.7 million increase in home health revenue was due to acquisitions.
Cost of Services Expenses.
Our cost of services expenses increased by $34.0 million, or 5.0%, to $716.5 million, or 83.5% of revenue, in 2013, from $682.5 million, or 80.1% of revenue, in 2012. The increase in cost of services as a percentage of revenue is primarily due to the impact of the Medicare rate cut and decrease in our skilled mix at our long-term care reporting unit as previously discussed.
Long Term Care Services

	Year Ended December 31,
	2013		2012		Increase/(Decrease)
	Cost of Service Dollars (prior to intersegment eliminations)	Revenue Percentage	Cost of Service Dollars (prior to intersegment eliminations)	Revenue Percentage	Dollars	Percentage
	(dollars in millions)
Skilled nursing facilities	$513.2	84.2%	$497.8	81.0%	$15.4	3.1%
Assisted living facilities	20.6	72.5	19.7	70.4	0.9	4.6
Operations support	19.9	n/a	21.5	n/a	(1.6)	(7.4)
Total long-term care services	$553.7	86.3%	$539.0	83.3%	$14.7	2.7%
Cost of services at our skilled nursing facilities increased by $15.4 million in 2013 compared to 2012. Of the $15.4 million, $7.5 million was related to an increase in self insured general and professional liability expense in 2013 as compared to 2012 due to a change in ultimate loss reserve primarily as a result of an increase in claim count from prior years and reduction in claims recoveries. There was a $5.3 million increase in labor and benefit costs for 2013 as compared to 2012. This was primarily due to increases in self insured medical of $1.5 million, increase in workers compensation expense of $3.6 million, increase in paid time off ("PTO") of $1.3 million, offset by $0.9 million decrease in salaries. Bad debt expense increased $5.6 million in 2013 as compared to the prior year period due to the payor mix shift and an increase in the aging of private co-pay receivables, as well as from the aging of Medicare Part B receivables related to the MMR’s. Taxes and licenses expense increased by $2.1 million in 2013 as compared to 2012 due to an increase in the California quality assurance ("QA") fees. These increases were offset by a decrease in rehab and ancillaries expense of $5.2 million due to the reduction in the number of Medicare Part B and Medicare Part A patients treated.

53

Annex I-56

Cost of services expenses at our assisted living facilities increased $0.9 million of 2013 as compared to 2012 due to an increase of $1.1 million in our facilities that operated for the full twelve months in both periods attributable to an $0.7 million increase in labor costs resulting from increases in self insured medical and self insured workers compensation expense. In addition, there was a $0.1 million increase in professional liability reserves on existing claims in 2013 as compared to 2012, a $0.1 million increase in bad debt expense for 2013 as compared to the same period a year ago, and a $0.2 million increase in other expenses in 2013 as compared to 2012. These increases were offset by a $0.2 million decrease in expenses due to the closure of an assisted living facility in California in April, 2012.
Cost of services at our regional operations support decreased by $1.6 million in 2013 as compared to 2012. The primary reason for the decrease was a decrease in labor costs of $1.6 million due to the reduction of overhead positions in August 2013.
Therapy Services

	Year Ended December 31,
	2013			2012			Increase/(Decrease)
	Revenue Dollars (prior to intersegment eliminations)	Cost of Service Dollars (prior to intersegment eliminations)	Revenue Percentage	Revenue Dollars (prior to intersegment eliminations)	Cost of Service Dollars (prior to intersegment eliminations)	Revenue Percentage	Dollars	Percentage
	(dollars in millions)
Rehabilitation therapy services	$159.1	$148.2	93.1%	$166.3	$153.5	92.3%	$(5.3)	(3.5)%
Total therapy services	$159.1	$148.2	93.1%	$166.3	$153.5	92.3%	$(5.3)	(3.5)%
Rehabilitation therapy costs as a percentage of revenue increased by 0.8% primarily due to revenue rate reductions from the Medicare program. In August 2011 the Budget Control Act imposed a 2% across the board cut in Medicare payments to providers which was extended to the affiliate entities as of April 1, 2013. Additionally, on April 1, 2013 Medicare changed the Multiple Procedure Payment Reduction (MPPR) from 25% to 50% which was extended to the affiliate entities. The impact of these reductions on revenue was $1.1 million which cause the costs to increase as a percentage of revenue. Furthermore, a shift in payor mix to higher percentages of less profitable Managed Care patients and a reduction in Part B patients secondary to the impact of the Manual Medical Review Process caused further negative pressures on both revenue and cost.
Hospice and Home Health Services

	Year Ended December 31,
	2013		2012		Increase/(Decrease)
	Cost of Service Dollars	Revenue Percentage	Cost of Service Dollars	Revenue Percentage	Dollars	Percentage
	(dollars in millions)
Hospice	$63.2	88.6%	$64.5	80.3%	$(1.3)	(2.0)%
Home Health	26.3	95.3	23.9	90.6	2.4	10.0
Total hospice & home health services	$89.5	90.6%	$88.4	82.8%	$1.1	1.2%
Cost of services expenses related to our hospice business decreased $1.3 million in 2013 as compared to 2012. This decrease resulted from a $2.9 million decrease in the operating costs at the facilities that operated for the full twelve month period in 2013 and 2012, partially offset by an increase in operating expenses of $1.6 million at the General Inpatient Care ("GIP") unit at our Las Vegas, Nevada hospice. GIP units require a higher level of patient care and result in increased PPD costs. In addition, salaries and wages increased on a PPD basis as the agencies did not reduce staffing levels commensurate with their decreased census.
Cost of services related to our home health business increased $2.4 million in 2013 as compared to 2012. The increase was primarily due to an increase of $1.4 million of additional expenses at our existing home health agencies, commensurate with the increase in episodes. Of the $1.4 million, salaries, contract, and benefits related expense increased by $1.1 million for these facilities. The remaining balance of $1.0 million in home health cost of services expense was due to acquisitions.
Rent Cost of Revenue. Rent cost of revenue increased by $0.9 million, or 4.9%, to $18.8 million, or 2.2% of revenue, in 2013 from $17.9 million, or 2.1% of revenue, in 2012. The increase was primarily related to a new lease that went into effect in the fourth quarter of 2012 at a California skilled nursing facility.

54

Annex I-57

General and Administrative Services Expenses. Our general and administrative services expenses increased by $2.4 million, or 9.8%, to $26.6 million, or 3.2% of revenue, in 2013 from $24.2 million, or 2.8% of revenue, in 2012. The increase is primarily due to $2.0 million in severance costs related to the elimination of positions not related to patient care. There was also an increase of $0.3 million in consulting fees related to our CEO search, a $1.0 million increase in legal professional services used in 2013 as compared to 2012, and a $0.8 million increase in purchased services in 2013 as compared to 2012. These increases were partially offset by a $1.1 million reduction in stock compensation expense and $0.3 million less of incentive accruals in 2013, as compared to 2012.
Depreciation and Amortization. Depreciation and amortization remained consistent at $23.6 million in 2013 as compared to 2012.
Change in fair value of contingent consideration. The change in fair value of contingent consideration decreased by $4.5 million, to a benefit of $3.7 million, or 0.4% of revenue, in 2013 from an expense of $0.8 million, or 0.1% of revenue, in 2012. The decrease is related to the change in fair value of the contingent consideration related to the 2010 hospice and home health acquisition due to reductions in forecasted EBITDA, which reduces the likelihood of the businesses achieving their EBITDA target necessary for the earn-out to be paid in future periods.
Impairment of Long-Lived Assets. We recorded a goodwill impairment charge of $16.5 million and a $2.5 million impairment charge related to home health licenses in 2013. There was no comparable charge recorded in 2012. See “Management's Discussion and Analysis of Financial Condition and Results of Operations-Goodwill and Other Long-Lived Assets,” for a more detailed discussion of the impairment charges.
Interest Expense. Interest expense decreased by $3.5 million, or 9.3%, to $34.3 million in 2013 from $37.8 million in 2012. The decrease is related to the replacement of higher cost subordinated debt with term debt in the second quarter of 2012 as well as the 2013 refinancing 10 skilled nursing facilities with mortgage loans insured by the U.S. Department of Housing and Urban Development Program ("HUD"). The weighted average interest rate decreased from 6.87% for 2012 to 6.62% for 2013. Also, the average debt outstanding dropped from $476.8 million for the period ended December 31, 2012 to $447.7 million for the period ended December 31, 2013.
Interest Income. Interest income decreased by $0.2 million to $0.3 million in 2013 from $0.5 million in 2012 due to a decrease in average outstanding notes receivable.
Equity in Earnings of Joint Venture. Equity earnings of our joint venture remained consistent at $1.9 million, or 0.2% of revenue, in 2013 as compared to 2012.
Debt Modification/Retirement Cost. The debt modification/retirement costs decreased by $1.3 million to $2.8 million or 0.3% of revenue, in 2013 from $4.1 million or 0.5% of revenue in 2012. Of the $2.8 million expensed for debt modification, $1.1 million related to the June 2013 credit facility amendment. The remaining $1.7 million was related to deferred financing fees expensed on the extinguishment of term debt that was refinanced with HUD insured loans as well as the term debt that was refinanced with MidCap Financial. Of the $4.1 million expensed in 2012, $1.9 million in costs related unamortized subordinated debt deferred financing fees expensed when the bonds were defeased and $2.1 million related to the June 2012 credit facility amendment.
(Loss) Income from Continuing Operations Before Provision for Income Taxes. (Loss) income from continuing operations before provision for incomes taxes decreased by $44.4 million to a loss of $9.1 million in 2013 from an income of $35.3 million in 2012 primarily as a result of the decrease in revenue, impairment of goodwill and long lived assets of $19.0 million and the loss due to closure of the Home Health Care of the West agency of $0.4 million.
Provision for Income Taxes. We recorded a tax benefit of $2.9 million, or 32.0% of pre-tax loss, for 2013, as compared to an expense of $12.9 million, or 36.5% of pre-tax earnings, for 2012. The lower tax expense for 2013 was due primarily to lower pre-tax income. On July 11, 2013, legislation was enacted in California that will limit the carryover period for unused EZ tax credits to 10 years beginning in 2014. Prior to this legislation, unused EZ tax credits could be carried over indefinitely. This change in carryforward period resulted in the recording of a $2.3 million increase to the state valuation allowance, which was partially offset by the federal benefit resulting from the increase in state valuation allowance of $0.8 million.
Year Ended December 31, 2012 Compared to Year Ended December 31, 2011
Revenue. Revenue increased $6.0 million, or 0.7%, to $857.9 million in 2012 from $851.9 million in 2011.

55

Annex I-58

Long Term Care Service

	Year Ended December 31,
	2012		2011		Increase/(Decrease)
	Revenue Dollars	Revenue Percentage	Revenue Dollars	Revenue Percentage	Dollars	Percentage
	(dollars in millions)
Skilled nursing facilities	$614.9	71.7%	$644.8	75.8%	$(29.9)	(4.6)%
Assisted living facilities	28.0	3.3	27.6	3.2	0.4	1.4
Administration of third party facilities	0.8	0.1	1.1	0.1	(0.3)	(27.3)
Leased facility revenue	3.1	0.3%	2.2	0.3	0.9	n/a
Total long-term care services	$646.8	75.4%	$675.8	79.3%	$(29.0)	(4.3)%

Skilled nursing facilities revenue decreased by $29.9 million in 2012 as compared to 2011. Revenue decreased by $23.4 million for skilled nursing facilities operated for all of 2011 and 2012 as a result of a decrease in the weighted average per patient day ("PPD") rate of $9.26 causing a $24.6 million decrease, offset by a $1.2 million increase due to an increase in patient days in 2012. The decrease in PPD rates was the result of the Medicare rate cut discussed below, a decrease in our skilled mix, and a shift from Medicare days to Managed Medicare days as more seniors elect Medicare Advantage. Additionally, there was an increase of $0.9 million in revenue from our commencement of operations at the Rehabilitation Center of Omaha in April 2011 offset by a $8.6 million decrease in revenue from the transfer of operation of five skilled nursing facilities in northern California to an unaffiliated third party operator in April 2011.
Our average daily Part A Medicare rate decreased 8.2% to $512 in the year ended December 31, 2012 from $558 in the year ended December 31, 2011, primarily due to the decrease of our skilled nursing Medicare rates by 11.1%, effective October 1, 2011 partially offset by a 1.7% Medicare rate increase effective October 1, 2012. Our average daily Medicaid rate increased 3.9% to $160 per day in the year ended December 31, 2012 from $154 per day in the year ended December 31, 2011. However, the increase in Medicaid rates were substantially offset by increases in the state provider taxes which are recorded in cost of services. The increase of $0.4 million at our assisted living facilities in the year ended December 31, 2012 as compared to the year ended December 31, 2011 was due to the July 2011 acquisition of Vintage Park at San Martin in Las Vegas, Nevada. The increase of $0.9 million in leased facility revenue was due to the five facilities in northern California being leased for all of 2012 and for only nine months of 2011.
Therapy Services

	Year Ended December 31,
	2012		2011		Increase/(Decrease)
	Revenue Dollars	Revenue Percentage	Revenue Dollars	Revenue Percentage	Dollars	Percentage
	(dollars in millions)
Rehabilitation therapy services	$166.3	19.4%	$157.1	18.4%	$9.2	5.9%
Intersegment eliminations of services related to affiliated entities	(61.9)	(7.2)	(64.3)	(7.5)	2.4	(3.7)
Total therapy services	$104.4	12.2%	$92.8	10.9%	$11.6	12.5%
Third party rehabilitation therapy services revenue increased $11.6 million in 2012 compared to 2011. Revenue increased $3.3 million for facilities serviced for all of 2012 and 2011. Of the increase in revenue, $5.9 million was due to a net increase of 10 third-party facilities since the year ended December 31, 2011. The Medicare Part B therapy cap exception requirements that went into effect on October 1, 2012 negatively impacted our therapy business in the fourth quarter of 2012 and will continue to have a negative impact in 2013. The MPPR for outpatient therapy included in the American Taxpayer Relief Act of 2012 goes into effect April 1, 2013 and will also have a negative impact on our therapy business. We expect this will be partially offset by Medicare Part B rate increases effective January 1, 2013. We expect a net negative impact to earnings of $1.0 million to $2.0 million in 2013.

56

Annex I-59

Hospice and Home Health Services

	Year Ended December 31,
	2012		2011		Increase/(Decrease)
	Revenue Dollars	Revenue Percentage	Revenue Dollars	Revenue Percentage	Dollars	Percentage
	(dollars in millions)
Hospice	$80.3	9.3%	$65.5	7.7%	$14.8	22.6%
Home Health	26.4	3.1	17.8	2.1	8.6	48.3
Total hospice & home health services	$106.7	12.4%	$83.3	9.8%	$23.4	28.1%
Hospice and home health services revenue increased $23.4 million in 2012 as compared to 2011. Hospice revenue increased $10.2 million due to the acquisition of Cornerstone and $4.6 million for hospice business operated for all twelve months ended December 31, 2012 and 2011. Of the $4.6 million same store hospice revenue increase, $5.6 million was due to an increase in average daily census offset by a $1.0 million decrease due to a $2.6 decrease in the weighted average PPD rate. The decrease in the weighted average PPD rate was due to $3.1 million of net hospice cap reserves recorded in 2012 at our agencies that we operated for all of 2011 and 2012. We recorded an additional $1.0 million of hospice cap reserves associated with our Arizona Cornerstone Hospice agency in 2012.
Home health business revenue increased $8.6 million for 2012 as compared to 2011. Of the $8.6 million, $2.1 million was from the home health agencies operated for all of both periods and $3.5 million increase from an increase in episodes, offset by a $1.3 million decrease due to a decrease in average rate per episodes. The decrease in rate per episode was primarily due to a decrease in Medicare reimbursement rates and additional decreases in commercial insurance and other payor sources. The remaining $6.4 million increase in home health was due to acquisitions.
Cost of Services Expenses.
Our cost of services expenses increased by $33.7 million, or 4.8%, to $731.0 million, or 83.8% of revenue, in 2012, from $697.3 million, or 80.3% of revenue, in 2011. The increase in cost of services as a percentage of revenue is primarily due to the impact of the Medicare rate cut and decrease in our skilled mix at our long-term care reporting unit as previously discussed.
Long Term Care Services

	Year Ended December 31,
	2012		2011		Increase/(Decrease)
	Cost of Service Dollars (prior to intersegment eliminations)	Revenue Percentage	Cost of Service Dollars (prior to intersegment eliminations)	Revenue Percentage	Dollars	Percentage
	(dollars in millions)
Skilled nursing facilities	$497.8	81.0%	$501.5	77.8%	$(3.7)	(0.7)%
Assisted living facilities	19.7	70.4	19.8	71.7	(0.1)	(0.5)
Operations support	21.5	n/a	23.5	n/a	(2.0)	(8.5)
Total long-term care services	$539.0	83.3%	$544.8	80.6%	$(5.8)	(1.1)%
Cost of services at our skilled nursing facilities decreased by $3.7 million in 2012 compared to 2011. The decrease was primarily due to a decrease of $7.0 million in expenses resulting from the transfer of operations of the five skilled nursing facilities in northern California to an unaffiliated third party operator in April 2011, offset by $0.8 million of additional expenses due to the acquisition of a leasehold interest by the Rehabilitation Center of Omaha in April 2011 and a $2.1 million resulting from operating costs increasing at facilities acquired or developed prior to January 1, 2011. Of the $2.1 million increase at facilities acquired or developed prior to January 1, 2011, labor costs increased $5.7 million, offset by decreases in rehabilitation and ancillary costs of $3.3 million and insurance costs of $2.1 million. Other cost increases, including provider taxes, made up the difference. Cost of services at our assisted living facilities decreased $0.1 million for 2012 as compared to 2011. The cost of services for our regional operations support decreased $2.0 million for 2012 as compared to 2011 primarily due to a decrease in personnel costs and a decrease in purchased services.

57

Annex I-60

Therapy Services

	Year Ended December 31,
	2012			2011			Increase/(Decrease)
	Revenue Dollars (prior to intersegment eliminations)	Cost of Service Dollars (prior to intersegment eliminations)	Revenue Percentage	Revenue Dollars (prior to intersegment eliminations)	Cost of Service Dollars (prior to intersegment eliminations)	Revenue Percentage	Dollars	Percentage
	(dollars in millions)
Rehabilitation therapy services	$166.3	$153.5	92.3%	$157.1	$138.9	88.4%	$14.6	10.5%
Total therapy services	$166.3	$153.5	92.3%	$157.1	$138.9	88.4%	$14.6	10.5%
Rehabilitation therapy costs as a percentage of revenue increased primarily due to Medicare program changes to group therapy, which has resulted in less efficient modes of treatment by licensed therapists. CMS rulemaking for its fiscal year 2012, which began October 1, 2011, effectively creates a financial disincentive for providing group therapy treatments in contrast to its policies that promoted such efficiencies in prior fiscal years. CMS also made changes effective October 1, 2011, that require additional therapy time to provide more frequent assessments of the patients we treat. We expect these two factors will continue to negatively impact the margins of the therapy business in future periods. Though these factors have increased our operating costs we have seen improvement in our rehabilitation therapy costs as a percentage of revenue as the result of increased productivity efficiencies gained through using technology to reduce the time that therapists must spend on administrative tasks.
Hospice and Home Health Services

	Year Ended December 31,
	2012		2011		Increase/(Decrease)
	Cost of Service Dollars	Revenue Percentage	Cost of Service Dollars	Revenue Percentage	Dollars	Percentage
	(dollars in millions)
Hospice	$64.5	80.3%	$48.5	74.0%	$16.0	33.0%
Home Health	23.9	90.6	16.6	93.3%	7.3	44.0
Total hospice & home health services	$88.4	82.8%	$65.1	78.2%	$23.3	35.8%
Cost of services related to our hospice business increased $16.0 million for 2012 as compared to 2011. The change was primarily due to an increase of $7.6 million due to the acquisition of Cornerstone and $8.4 million of additional expenses at our existing hospice business. These additional operating expenses resulted from $6.0 million increase in labor costs, which represented an increase of 8.8% on a PPD basis. Expenses also increased as a percentage of revenue due to the previously discussed hospice cap reserves recorded in 2012.
Cost of services for our home health business increased $7.3 million for 2012 as compared to 2011. The increase was due to an increase of $2.1 million of additional expenses at our existing home health agencies and $5.3 million was due to acquisitions.
Rent Cost of Revenue. Rent cost of revenue increased by $0.1 million, or 0.6%, to $18.5 million, or 2.1% of revenue, in 2012 from $18.4 million, or 2.1% of revenue, in 2011.
General and Administrative Services Expenses. Our general and administrative services expenses decreased by $1.5 million, or 5.8%, to $24.2 million, or 2.8% of revenue, in 2012 from $25.7 million, or 3.0% of revenue, in 2011. The decrease was primarily a result of a decrease in incentive compensation expense. Also in 2011 we incurred $0.7 million related to the exploration of strategic alternatives with no similar expense in 2012.
Litigation Settlement Costs, net of Recoveries. Litigation settlement expense, net of recoveries for 2011 represented primarily insurance recoveries of $4.5 million related to the $53.5 million in litigation settlement expense that we recorded during the year ended December 31, 2010. There was no comparable benefit recorded in 2012.
Depreciation and Amortization. Depreciation and amortization increased by $0.2 million, or 0.7%, to $25.4 million in 2012 from $25.2 million in 2011.

58

Annex I-61

Impairment of Long-Lived Assets. We recorded a goodwill impairment charge of $267.5 million and a $3.0 million impairment charge related to a long-lived asset for 2011. There was no comparable charge recorded for 2012.
Interest Expense. Interest expense decreased by $1.2 million, or 3.2%, to $37.8 million in 2012 from $39.0 million in 2011. A reduction in average debt of $30.2 million led to a reduction in interest expense of $2.0 million. This was offset by an increase in the weighted average interest rate on our debt which accounted for the difference.
Interest Income. Interest income decreased by $0.2 million to $0.5 million in 2012 from $0.7 million in 2011 due to a decrease in average outstanding notes receivable.
Equity in Earnings of Joint Venture. Equity earnings of our joint venture decreased by 0.4% to $1.9 million, or 0.2% of revenue, in 2012 from $2.0 million, or 0.2% of revenue, in 2011.
Debt Retirement Cost. Debt retirement cost of $4.1 million for 2012 was due to the expensing of fees paid in connection with refinancing and existing deferred financing fees associated with the redemption of the 2014 Notes in May 2012 and the $100 million expansion of our term debt.
Provision for Income Taxes. Our provision for income taxes in 2012 was $12.9 million, or 36.5% of pre-tax income from continuing operations, as compared to $2.9 million, or 1.4% of pre-tax income from continuing operations in 2011. The change in effective tax rate in 2012 compared to 2011 was primarily due to the goodwill impairment charge recorded in 2011, most of which was not deductible for income tax purposes.

59

Annex I-62

Quarterly Data
The following is a summary of our unaudited quarterly results from operations for each of the years ended December 31, 2013 and 2012.

	Three Months Ended,
	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012
	(In thousands, except per share data)
Consolidated Statement of Operations Data
Revenue	$208,278	$208,744	$210,192	$215,058	$215,467	$212,825	$213,961	$215,646
Expenses:
Cost of services (exclusive of rent cost of revenue and depreciation and amortization shown below)	181,707	181,078	182,815	186,270	181,685	178,624	176,800	179,397
Rent cost of revenue	4,668	4,806	4,685	4,669	4,635	4,493	4,398	4,415
General and administrative	6,837	6,490	6,837	6,455	5,701	6,021	6,427	6,100
Litigation settlement costs (net of recoveries)	—	—	—	—	—	—	—	—
Depreciation and amortization	6,071	5,900	5,902	5,898	5,930	5,932	5,863	5,916
Change in fair value of contingent consideration	(1,620)	79	(2,244)	83	102	85	499	131
Impairment of long-lived assets	—	19,000	—	—	—	—	—	—
Loss on disposal of assets	64	297	—	—	—	—	—	—
	197,727	217,650	197,995	203,375	198,053	195,155	193,987	195,959
Other (expenses) income:
Interest expense	(8,105)	(8,744)	(8,734)	(8,675)	(8,884)	(8,790)	(10,521)	(9,565)
Interest income	48	63	112	112	110	125	132	145
Other (expense) income	2	248	(32)	(30)	(52)	(57)	106	(29)
Equity in earnings of joint venture	480	508	472	489	526	461	490	471
Debt retirement costs	(1,308)	(432)	(1,088)	—	—	(168)	(3,958)	—
Total other (expenses) income, net	(8,883)	(8,357)	(9,270)	(8,104)	(8,300)	(8,429)	(13,751)	(8,978)
Income (loss) from continuing operations before (benefit) provision for income taxes	1,668	(17,263)	2,927	3,579	9,114	9,241	6,223	10,709
Provision (benefit) for income taxes	1,035	(5,324)	1,139	245	3,202	3,040	2,488	4,166
Income (loss) from continuing operations	633	(11,939)	1,788	3,334	5,912	6,201	3,735	6,543
Loss from discontinued operations, net of tax	(3,635)	(136)	(265)	(264)	(217)	(133)	(238)	(206)
Net (loss) income	$(3,002)	$(12,075)	$1,523	$3,070	$5,695	$6,068	$3,497	$6,337

Earnings (loss) per share, basic:
Earnings (loss) per common share from continuing operations	$0.02	$(0.32)	$0.05	$0.08	$0.16	$0.16	$0.10	$0.18
Loss per common share from discontinued operations	(0.10)	—	(0.01)	—	(0.01)	—	(0.01)	—
(Loss) earnings per share	$(0.08)	$(0.32)	$0.04	$0.08	$0.15	$0.16	$0.09	$0.18
Earnings (loss) per share, diluted:
Earnings (loss) per common share from continuing operations	$0.02	$(0.32)	$0.05	$0.08	$0.16	$0.16	$0.10	$0.18
Loss per common share from discontinued operations	(0.10)	—	(0.01)	—	(0.01)	—	(0.01)	—
(Loss) earnings per share	$(0.08)	$(0.32)	$0.04	$0.08	$0.15	$0.16	$0.09	$0.18
Weighted-average common shares outstanding, basic	37,431	37,499	37,646	37,557	37,437	37,431	37,400	37,285
Weighted-average common shares outstanding, diluted	37,431	37,499	38,186	38,034	37,543	37,503	37,497	37,407

60

Annex I-63

Liquidity and Capital Resources
The following table presents selected data from our consolidated statements of cash flows (in thousands):

	Year Ended December 31,
	2013	2012	2011
Cash Flows from Continuing Operations
Net cash provided by operating activities	$47,921	$42,676	$99,380
Net cash used in investing activities	(493)	(19,525)	(39,917)
Net cash used in by financing activities	(45,254)	(37,165)	(47,638)
Net increase (decrease) in cash and equivalents	2,174	(14,014)	11,825
Cash and cash equivalents at beginning of period	2,003	16,017	4,192
Cash and cash equivalents at end of period	$4,177	$2,003	$16,017
Based upon our current level of operations, we believe that cash generated from operations, cash on hand and borrowings available to us will be adequate to meet our anticipated debt service requirements, capital expenditures and working capital needs for at least the next 12 months. One element of our business strategy is to selectively pursue acquisitions and strategic alliances. Any acquisitions or strategic alliances may result in the incurrence of, or assumption by us, of additional indebtedness. We continually assess our capital needs and may seek additional financing through a variety of methods including through an extension of our senior secured credit facility or by accessing available debt and equity markets, as considered necessary to fund capital expenditures and potential acquisitions or for other purposes. Our future operating performance will be subject to future economic conditions and to financial, business, regulatory and other factors, many of which are beyond our control. For additional discussion, see "Other Factors Affecting Liquidity and Capital Resources" below.

Years Ended December 31, 2013 and 2012
Net cash provided by operating activities primarily consists of net (loss) income adjusted for certain non-cash items including depreciation and amortization, provision for doubtful accounts, stock-based compensation, and goodwill impairment charge, as well as the effect of changes in working capital and other activities. Cash provided by operating activities for the year ended December 31, 2013 was $47.9 million and consisted of a net loss of $10.5 million, positive non-cash items of $69.4 million, and a decrease in working capital and other activities of $11.0 million. The non-cash items consisted primarily of depreciation and amortization of $24.6 million, bad debt expense of $14.4 million and a goodwill impairment charge of $19.0 million. Working capital and other activities primarily consisted of an increase in accounts receivable of $14.5 million, an increase in insurance liability risks of $7.8 million, a decrease in employee compensation and benefits of $7.8 million, and an increase in accounts payable and accrued liabilities of $6.2 million. The increase in accounts receivable after considering the provision for doubtful accounts was less than $0.1 million. Days sales outstanding ("DSO") increased from 44.5 as of December 31, 2012 to 45.9 as of December 31, 2013. The increase in DSO was due to the relative increase in revenue sources other than Medicare, which pay slower than Medicare
Investing activities used $0.5 million in 2013, as compared to $19.5 million in 2012. The primary use of funds in 2013 consisted of $13.4 million of capital expenditures offset by the cash proceeds of $12.9 million received from the disposition of two skilled nursing facilities.
Net cash used in financing activities was $45.3 million in 2013, as compared to net cash used in financing activities of $37.2 million in 2012. In 2013, net cash used in financing activities reflects our net repayments under our line of credit of $11.9 million as well as a net reduction in term and other long term debt of $25.4 million from both scheduled principal payments and from the use from the proceeds of skilled nursing facility dispositions to repay term debt. There were $7.7 million of additions to deferred financing fees from the credit facility amendment to increase the permitted leverage ratio and from the refinancing of term debt with HUD and other mortgage debt.

61

Annex I-64

Years Ended December 31, 2012 and 2011
Net cash provided by operating activities primarily consists of net income adjusted for certain non-cash items including depreciation and amortization, provision for doubtful accounts, stock-based compensation, and goodwill impairment change, as well as the effect of changes in working capital and other activities. Cash provided by operating activities for the year ended December 31, 2012 was $42.7 million and consisted of net income of $21.6 million, positive non-cash items of $49.0 million, and negative working capital and other activities of $28.0 million. The non-cash items consisted primarily of depreciation and amortization of $24.6 million. Working capital and other activities primarily consisted of an increase in accounts receivable of $15.3 million, a decrease in insurance liability risks of $1.6 million, and an increase in accounts payable and accrued liabilities of $10.1 million. The increase in accounts receivable after considering the provision for doubtful accounts was $7.5 million. Days sales outstanding ("DSO") increased from 42.4 for the three months ended December 31, 2011 to 44.5 for the three months ended December 31, 2012. The increase in DSO was due to the relative increase of managed care and other revenue which have a higher DSO relative to the Medicare revenue as well as licensure issues causing delays in collections for our general inpatient hospice unit that opened in 2012.
Investing activities used $19.5 million in 2012, as compared to $39.9 million in 2011. The primary use of funds in 2012 consisted of $1.1 million of cash consideration paid for acquisition of healthcare facilities and businesses and capital expenditures of $19.5 million offset by the cash proceeds of $1.1 million received from a sale of equipment.
Net cash used in financing activities was $37.2 million in 2012, as compared to net cash used in financing activities of $47.6 million in 2011. In 2012, net cash used in financing activities primarily reflects our borrowings under our line of credit net of repayment of $35.0 million as well as scheduled and voluntary repayment of long-term debt of $165.4 million as we paid off our 2014 Notes with a $100.0 million expansion of our term debt and a draw on our revolving credit facility.
Principal Debt Obligations
Our primary sources of liquidity are our cash on hand, our cash flows from operations and our senior secured credit facility, which is subject to the satisfaction of certain financial covenants therein. Our primary liquidity requirements are for debt service on our first lien senior secured term loan, capital expenditures and working capital.
We are significantly leveraged. As of December 31, 2013, we had $419.1 million in aggregate indebtedness outstanding, consisting of a $242.7 million first lien senior secured term loan (net of the unamortized portion of the original issue discount of $1.3 million), $18.1 million outstanding under our revolving credit facility, $5.0 million outstanding under our asset based revolving credit facility, $87.3 million HUD insured loan, $62.0 million term debt mortgage loan, and other debt of approximately $4.0 million. Furthermore, we had $5.5 million in outstanding letters of credit against our $100.0 million revolving credit facility, leaving approximately $83.5 million of additional borrowing capacity under our "senior secured credit facility" as of December 31, 2013. Substantially all of our subsidiaries except for the HUD insured loan subsidiaries guarantee the first lien senior secured term loan and our revolving credit facility. For 2013, 2012, and 2011, our interest expense, net of interest income, was $33.9 million, $37.2 million, and $38.3 million, respectively.
If our remaining ability to borrow under our revolving credit facility is insufficient for our capital and operating requirements, we will be required to seek additional sources of financing, including issuing equity, which may be dilutive to our current stockholders, or incurring additional debt. Our ability to incur additional debt is subject to the restrictions in our senior secured credit facility. We cannot assure you that the restrictions contained in the senior secured credit facility will permit us to borrow the funds that we need to finance our operations, or that additional debt will be available to us on commercially reasonable terms or at all. If we are unable to obtain funds sufficient to finance our capital requirements, we may have to forego opportunities to expand our business, including the acquisition of additional facilities or agencies.

Term Loan and Revolving Loan
On April 9, 2010, we entered into an up to $360.0 million senior secured term loan and a $100.0 million revolving credit facility ("Prior Credit Agreement") that amended and restated the senior secured term loan and revolving credit facility that were set to mature in June 2012. On April 12, 2012, we entered into an Amendment and Restatement and Additional Term Loan Assumption Agreement (“Restated Credit Agreement”) that amended and restated the Prior Credit Agreement and pursuant to which, among other things, the size of our existing senior secured term loan was increased by $100.0 million (hereinafter referred to as the incremental senior secured term loan). On June 6, 2013, we entered into an amendment to the Restated Credit Agreement that increased the maximum leverage ratio by 0.50 throughout the life of the Restated Credit Agreement. The amendment additionally permits us to make future offers to the lenders under the revolving loan facility to extend the maturity date of all or a portion of the revolving loans. The credit arrangements provided under the Restated Credit Agreement are collectively referred to herein as the senior secured credit facility.
We expensed fees paid in connection with the 2012 refinancing of the Prior Credit Agreement in the amount of $2.0 million. In connection with the June 6, 2013 modification, we paid fees totaling $2.5 million, of which $1.1 million were recorded as debt modification costs in the consolidated statement of operations, and $1.4 million were recorded as other assets

62

Annex I-65

in the consolidated balance sheet. Substantially all of our assets are pledged as collateral under the senior secured credit facility, excluding the skilled nursing facilities that collateralize the HUD insured mortgage loans and the skilled nursing facilities that collateralize the MidCap Financial credit facility. Amounts borrowed under the senior secured term loan may be prepaid at any time without penalty, except for LIBOR breakage costs. Commitments under the revolving credit facility terminate on April 9, 2015. The senior secured term loan matures on April 9, 2016.
  The incremental senior secured term loan bears interest, at our option, at the London Interbank Offered Rate ("LIBOR") (subject to a floor of 1.50%) plus a margin of 5.25% or the prime rate (subject to a floor of 2.50%) plus a margin of 4.25%. As part of the refinancing, the interest rate on the existing senior secured term loan was amended to match the interest rate of the incremental senior secured term loan. The interest rate on the existing revolving credit facility was also amended to be, at our option, LIBOR plus a margin of between 4.25% and 4.50% (based upon consolidated senior leverage) or the prime rate plus a margin of between 3.25% and 3.50% (based upon consolidated senior leverage). There is no longer a LIBOR or prime rate floor with respect to the revolving credit facility. Pursuant to the Restated Credit Agreement, the quarterly term loan amortization payments increased to $2.6 million beginning June 30, 2012, compared to $0.9 million previously under the Prior Credit Agreement. Additionally, the maximum portion of the annual Consolidated Excess Cash Flow (as defined in the Restated Credit Agreement) to be applied to term debt reductions increased to 75% from 50%, subject to stepdowns to 50% and 25% based on consolidated leverage. We also increased our ability to refinance a portion of our credit facility with U.S. Department of Housing and Urban Development ("HUD") insured debt up to $250 million, subject to certain credit facility covenants.  Any HUD insured borrowings beyond $250 million would necessitate either refinancing the senior secured credit facility in full or otherwise seeking a waiver or amendment from the senior secured lenders.
We have the right to increase our borrowings under the revolving credit facility up to an aggregate amount of $150 million provided that the we are in compliance with the Restated Credit Agreement, that the additional debt would not cause any covenant violation of the Restated Credit Agreement, and that existing or new lenders within the Restated Credit Agreement agree to increase their commitments. To reduce the risk related to interest rate fluctuations, the Prior Credit Agreement required us to enter into, and the Restated Credit Agreement requires us to continue to maintain, an interest rate swap, cap or similar agreement to effectively fix or cap the interest rate on 40% of our funded long-term debt within three months of the April 2010 commencement of the senior secured credit facility. See Item 3, Quantitative and Qualitative Disclosures About Market Risk, for information about our interest rate swap agreement.
Under the senior secured credit facility, we must maintain compliance with specified financial covenants measured on a quarterly basis. The senior secured credit facility also includes certain additional affirmative and negative covenants, including limitations on the incurrence of additional indebtedness, liens, investments in other businesses and capital expenditures. Also under the senior secured credit facility, subject to certain exceptions and minimum thresholds, we are required to apply all of the proceeds from any issuance of debt, as much as half of the proceeds from any issuance of equity, as much as 75% of our annual Consolidated Excess Cash Flow (as defined in the Restated Credit Agreement), and amounts received in connection with any sale of our assets to repay the outstanding amounts under the Restated Credit Agreement. We believe that we were in compliance with our debt covenants as of December 31, 2013. As of December 31, 2013, our fixed charge coverage ratio was 2.2, which compares to a minimum requirement of 2.0 and our leverage ratio was 4.5, as compared to an allowed maximum of 5.0.
Senior Subordinated Notes
The 2014 Notes were issued in December 2005 in the aggregate principal amount of $200.0 million, with an interest rate of 11.0% and a discount of $1.3 million. Interest was payable semiannually in January and July of each year. The 2014 Notes were to mature on January 15, 2014. The 2014 Notes were unsecured senior subordinated obligations and ranked junior to all of our existing and future senior indebtedness, including indebtedness under the senior secured credit facility. The 2014 Notes were guaranteed on a senior subordinated basis by certain of our subsidiaries.
On May 12, 2012, we redeemed the entire $130.0 million outstanding principal amount plus all accrued but unpaid interest, of the 2014 Notes. The proceeds from the incremental senior secured term loan (as well as a draw on the revolving portion of the senior secured credit facility) were used to fund the redemption of the outstanding 2014 Notes at par plus accrued interest. In addition, we expensed unamortized deferred financing fees and OID in the amount of $1.9 million in conjunction with the redemption.
HUD Insured and Other Mortgage Loans
In 2013, we received funding of 10 loans insured by HUD. The loans have a combined aggregate original principal balance of $87.6 million and are secured by 10 skilled nursing facilities. The HUD insured loans have an average all in interest rate of approximately 5.3% and amortization term 30 to 35 years. As of December 31, 2013 the HUD insured loans have a combined aggregate principal balance of $87.3 million.

63

Annex I-66

As of December 31, 2013, we have a total of 10 mortgages insured by HUD, which are secured by 10 skilled nursing facilities. These mortgages have an average remaining term of 33 years with fixed interest rates ranging from 3.4% to 4.6% and a weighted average interest rate of 4.23%. Depending on the mortgage agreement, prepayments are generally allowed only after 12 months or from the inception of the mortgage. Prepayments are subject to a penalty of 10% of the remaining principal balances in the first year and the prepayment penalty decreases each subsequent year by 1% until no penalty is required. As all $87.6 million of the HUD insured mortgage loans were originated in 2013, none of the loans could be prepaid at December 31, 2013. Any further HUD insured mortgages will require additional HUD approval.
All HUD-insured mortgages are non-recourse loans to us. All mortgages are subject to HUD regulatory agreements that require escrow reserve funds to be deposited with the loan servicer for mortgage insurance premiums, property taxes, insurance and for capital replacement expenditures. As of December 31, 2013, we have escrow reserve funds of $2.0 million with the loan servicer that are reported within other current assets, and replacement reserve funds of $2.2 million in other assets.
As of December 31, 2013 we have 10 additional skilled nursing facilities securing a $62.0 million mortgage loan and a $5.0 asset based revolving credit facility with MidCap Financial. Both loans have an interest rate of LIBOR plus a margin of 5.95% with a LIBOR floor of 0.75%. The mortgage loan amortizes over 25 years with the remaining principal due December 1, 2016. There are additional quarterly principal payments of $0.3 million beginning after six months, $0.4 million in year two and $0.5 million in year three. The mortgage loan has a debt service coverage ratio and a minimum debt coverage ratio, both of which were met at December 31, 2013. The asset based revolving credit facility is secured by the accounts receivable of the 10 skilled nursing facilities.
Other Debt
The Company issued $10.0 million of promissory notes as part of the purchase consideration for the Hospice/Home Health Acquisition. The notes bear interest at 6.0% with $2.0 million of principal due annually beginning November 1, 2010. During 2012, the notes were substantially paid down leaving a remaining balance of $1.5 million at December 31, 2012. The promissory notes were payable to the selling entities, of which the Senior Vice President of Signature Hospice & Home Health, LLC was a significant shareholder. Signature Hospice & Home Health, LLC is a consolidated subsidiary of Skilled holding 100% interests in the operating companies for the Hospice/Home Health Acquisition. The promissory notes were paid in full in April 2013.
Capital Expenditures
We intend to invest in the maintenance and general upkeep of our facilities on an ongoing basis. We also expect to perform renovations of our existing facilities every five to ten years to remain competitive. Combined, we expect that these activities will amount to approximately $1,500 per bed.
We anticipate that we will have capital expenditures in 2014 of approximately $16.0 million to $19.0 million. We will continue to assess our capital spending plans on an ongoing basis.
Other Factors Affecting Liquidity and Capital Resources
Medical and Professional Malpractice and Workers' Compensation Insurance. Our skilled nursing facilities and other businesses, like physicians, hospitals and other healthcare providers, are subject to a significant number of legal actions alleging malpractice, negligence or related legal theories. Many of these actions involve large claims and significant defense costs. To protect ourselves from the cost of these claims, we maintain professional liability and general liability as well as workers' compensation insurance in amounts and with deductibles that we believe to be sufficient for our operations. Historically, unfavorable pricing and availability trends emerged in the professional liability and workers' compensation insurance market and the insurance market in general that caused the cost of these liability coverages to generally increase dramatically. Many insurance underwriters became more selective in the insurance limits and types of coverage they would provide as a result of rising settlement costs and the significant failures of some nationally known insurance underwriters. As a result, we experienced substantial changes in our professional liability insurance program beginning in 2001. Specifically, we are required to assume substantial self-insured retentions for our professional liability claims. A self-insured retention is a minimum amount of damages and expenses (including legal fees) that we must pay for each claim. We use actuarial methods to estimate the value of the losses that may occur within this self-insured retention level and we are required under our workers' compensation insurance agreements to post a letter of credit or set aside cash in trust funds to securitize the estimated losses that we may incur. Because of the high retention levels, we cannot predict with certainty the actual amount of the losses we will assume and pay.
We estimate our self-insured general and professional liability reserves on a quarterly basis and our self-insured workers' compensation reserve on a semiannual basis, based upon actuarial analyses using the most recent trends of claims, settlements and other relevant data from our own and our industry's loss history. Based upon these analyses, at December 31, 2013, we had reserved $21.0 million for known or unknown or potential self-insured general and professional liability claims and $20.0 million for self-insured workers' compensation claims. Of these reserves, we estimate that a total of $11.4 million, consisting

64

Annex I-67

of approximately $8.2 million for self-insured general and professional liability claims based on historical experience and current claims activity and $3.2 million for self-insured workers' compensation claims, will be payable within 12 months; however, there are no set payment schedules and there can be no assurance that the payment amount in the next 12 months will not be significantly larger or smaller. To the extent that subsequent claims information varies from loss estimates, the liabilities will be adjusted to reflect current loss data. There can be no assurance that in the future general and professional liability or workers' compensation insurance will be available at a reasonable price and that we will not have to further increase our levels of self-insurance.
Inflation. We derive a substantial portion of our revenue from the Medicare program. We also derive revenue from state Medicaid and similar reimbursement programs. Payments under these programs generally provide for reimbursement levels that are adjusted for inflation annually based upon the state's fiscal year for the Medicaid programs and in each October for the Medicare program. However, there can be no assurance that these adjustments will continue in the future and, if received, will reflect the actual increase in our costs for providing healthcare services.
Labor and supply expenses make up a substantial portion of our operating expenses. Those expenses can be subject to increase in periods of rising inflation and when labor shortages occur in the marketplace. To date, we have generally been able to implement cost control measures or obtain increases in reimbursement sufficient to offset increases in these expenses. We cannot assure you that we will be successful in offsetting future cost increases.

Off Balance Sheet Arrangements
We had outstanding letters of credit of $5.5 million under our $100.0 million revolving credit facility as of December 31, 2013.

Contractual Obligations
The following table sets forth our contractual obligations as of December 31, 2013 (in thousands):

	Total	Less Than 1 Yr.	1-3 Yrs.	3-5 Yrs.	More than 5 Yrs.
Long-term debt obligations
Senior secured credit facility(1)	$301,882	$3,057	$298,825	$—	$—
Other long-term debt obligations	91,369	4,573	3,153	3,440	80,203
Operating lease obligations(2)	111,046	19,275	32,721	21,394	37,656
	$504,297	$26,905	$334,699	$24,834	$117,859
________________

(1)	Based on implied forward one-month LIBOR rates in the yield curve as of December 31, 2013.

(2)
We lease some of our facilities under noncancelable operating leases. The leases generally provide for our payment of property taxes, insurance and repairs, and have rent escalation clauses, principally based upon the Consumer Price Index or other fixed annual adjustments. The amounts shown reflect the future minimum rental payments under these leases.

65

Annex I-68

Item 7A.	Quantitative and Qualitative Disclosures About Market Risk

In the normal course of business, our operations are exposed to risks associated with fluctuations in interest rates. To the extent these interest rates increase, our interest expense will increase, which will make our interest payments and funding our other fixed costs more expensive, and our available cash flow may be adversely affected. We routinely monitor our risks associated with fluctuations in interest rates and consider the use of derivative financial instruments to hedge these exposures. We do not enter into derivative financial instruments for trading or speculative purposes nor do we enter into energy or commodity contracts.
Interest Rate Exposure—Interest Rate Risk Management
Our first lien credit agreement and our MidCap credit facility expose us to variability in interest payments due to changes in interest rates. Our HUD insured mortgage loans are fixed rate fully amortizing loans. We entered into an interest rate swap agreement on June 30, 2010 in order to manage fluctuations in cash flows resulting from interest rate risk. The interest rate swap agreement was for a notional amount of $70.0 million with a LIBOR rate of 2.3% from January 2012 to June 2013.
The table below presents the principal amounts, weighted-average interest rates and fair values by year of expected maturity to evaluate our expected cash flows and sensitivity to interest rate changes (dollars in thousands):

	Twelve Months Ending December 31,
	2014	2015	2016	2017	2018	Thereafter	Total	Fair Value
Fixed-rate debt	$4,573	$1,542	$1,611	$1,683	$1,757	$80,203	$91,369	$92,024
Average interest rate(1)	3.3%	4.4%	4.4%	4.4%	4.4%	4.2%
Variable-rate debt(2)	$3,057	$27,128	$298,825	$—	$—	$—	$329,010	$329,010
Average interest rate(1)	6.4%	5.8%	8.0%	—%	—%	—%

(1)	Based on implied forward three-month LIBOR rates in the yield curve as of December 31, 2013.

(2)	Excludes unamortized original issue discount of $1.3 million on our first lien senior secured term loan debt.

Annex I-69

Item 8.	Financial Statements and Supplementary Data
The information required by this item is incorporated herein by reference to the financial statements set forth in Item 15 of this report, "Exhibits and Financial Statement Schedules—Consolidated Financial Statements and Supplementary Data."

Item 9.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
None.

Item 9A.	Controls and Procedures
Evaluation of Disclosure Controls and Procedures
As required by Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), management has evaluated, with the participation of our Chief Executive Officer and Acting Chief Financial Officer, the effectiveness of our disclosure controls and procedures as of the end of the period covered by this report.
Disclosure controls and procedures refer to controls and other procedures designed to ensure that information required to be disclosed in the reports we file or submit under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the Securities and Exchange Commission. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by us in our reports that we file or submit under the Exchange Act is accumulated and communicated to management, including our Chief Executive Officer and Acting Chief Financial Officer, as appropriate to allow timely decisions regarding our required disclosure. In designing and evaluating our disclosure controls and procedures, management recognizes that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving the desired control objectives, and management was required to apply its judgment in evaluating and implementing possible controls and procedures.
We conducted an evaluation, under the supervision and with the participation of our Chief Executive Officer and Chief Financial Officer, of the effectiveness of the design and operation of our disclosure controls and procedures as of the end of the period covered by this report. Based on their evaluation and subject to the foregoing, our Chief Executive Officer and Chief Financial Officer have concluded that, as of the end of the period covered by this report, the disclosure controls and procedures were effective to provide reasonable assurance that information required to be disclosed in the reports we file and submit under the Exchange Act is recorded, processed, summarized and reported as and when required.
Management’s Report on Internal Control over Financial Reporting
Management is responsible for establishing and maintaining adequate internal control over financial reporting as defined in Rule 13a-15(f) under the Exchange Act.
Internal control over financial reporting refers to a process designed by, or under the supervision of, our Chief Executive Officer and Acting Chief Financial Officer and effected by our board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

•	pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of our assets;

•
provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that our receipts and expenditures are being made only in accordance with authorizations of our management and members of our board of directors; and

•	provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of our assets that could have a material effect on our financial statements.
Internal control over financial reporting cannot provide absolute assurance of achieving financial reporting objectives because of its inherent limitations. Internal control over financial reporting is a process that involves human diligence and compliance and is subject to lapses in judgment and breakdowns resulting from human failures. Internal control over financial reporting also can be circumvented by collusion or improper override. Because of such limitations, there is a risk that material misstatements may not be prevented or detected on a timely basis by internal control over financial reporting. However, these inherent limitations are known features of the financial reporting process, and it is possible to design into the process safeguards to reduce, though not eliminate, this risk.

Annex I-70

Management conducted the above-referenced assessment of the effectiveness of our internal control over financial reporting as of December 31, 2013 using the framework set forth in the report entitled, "Internal Control — Integrated Framework (1992 framework), issued by the Committee of Sponsoring Organizations of the Treadway Commission, or the COSO Report. Based on management’s evaluation and the criteria set forth in the COSO Report, management concluded that our internal control over financial reporting was effective as of December 31, 2013.
The effectiveness of our internal control over financial reporting as of December 31, 2013 has been audited by Ernst & Young LLP, our independent registered public accounting firm. Ernst & Young's attestation report of our internal control over financial reporting is included in this item under "Report of Independent Registered Public Accounting Firm" and expresses an unqualified opinion on the effectiveness of our internal control over financial reporting as of December 31, 2013.
Changes in Internal Control Over Financial Reporting
Management determined that, as of December 31, 2013, there were no changes in our internal control over financial reporting that occurred during the last fiscal quarter then ended that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

68

Annex I-71

Report of Independent Registered Public Accounting Firm
The Board of Directors and Stockholders
Skilled Healthcare Group, Inc.

We have audited Skilled Healthcare Group, Inc.’s internal control over financial reporting as of December 31, 2013, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (1992 framework) (the COSO criteria). Skilled Healthcare Group, Inc.’s management is responsible for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting included in the accompanying Management’s Report on Internal Control over Financial Reporting. Our responsibility is to express an opinion on the company’s internal control over financial reporting based on our audit.
We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, testing and evaluating the design and operating effectiveness of internal control based on the assessed risk, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.
A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the company’s assets that could have a material effect on the financial statements.
Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
In our opinion, Skilled Healthcare Group, Inc. maintained, in all material respects, effective internal control over financial reporting as of December 31, 2013, based on the COSO criteria.
We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets of Skilled Healthcare Group, Inc. as of December 31, 2013 and 2012 and the related consolidated statements of operations, comprehensive income (loss), stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2013 of Skilled Healthcare Group, Inc. and our report dated February 10, 2014 expressed an unqualified opinion thereon.
/s/ Ernst & Young LLP
Irvine, California
February 10, 2014

69

Annex I-72

Item 9B.	Other Information
Not applicable.

PART III

Item 10.	Directors, Executive Officers and Corporate Governance
The information to be included in the sections entitled, "Election of Directors” and “Our Executive Officers," respectively, in the Definitive Proxy Statement for the Annual Meeting of Stockholders to be filed by us with the Securities and Exchange Commission no later than 120 days after December 31, 2013 (the "2014 Proxy Statement") is incorporated herein by reference.
The information to be included in the section entitled "Section 16(a) Beneficial Ownership Reporting Compliance" in the 2014 Proxy Statement is incorporated herein by reference.
The information to be included in the section entitled "Code of Business Conduct and Ethics" in the 2014 Proxy Statement is incorporated herein by reference.
We have filed, as exhibits to this annual report, the certifications of our Principal Executive Officer and Principal Financial Officer required pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

Item 11.	Executive Compensation
The information to be included in the sections entitled “Executive Compensation” and “Directors’ Compensation” in the 2014 Proxy Statement is incorporated herein by reference.

Item 12.	Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters
The information to be included in the section entitled “Security Ownership of Directors and Executive Officers and Certain Beneficial Owners” in the 2014 Proxy Statement is incorporated herein by reference.

Item 13.	Certain Relationships and Related Transactions, and Director Independence
The information to be included in the sections entitled “Certain Relationships and Related Transactions,” “Board Independence,” and “Compensation Committee Interlocks and Insider Participation” in the 2014 Proxy Statement is incorporated herein by reference.

Item 14.	Principal Accountant Fees and Services
The information to be included in the section entitled “Independent Registered Public Accounting Firm” in the 2014 Proxy Statement is incorporated herein by reference.

Annex I-73

PART IV

Item 15.	Exhibits and Financial Statement Schedules

(a)	1. Consolidated Financial Statements and Supplementary Data:
The following consolidated financial statements, and notes thereto, and the related Report of our Independent Registered Public Accounting Firm, are filed as part of this Form 10-K:

2.	Financial Statement Schedule:
The following financial statement schedule is filed as part of this Form 10-K:

Page Number
Schedule II—Valuation Accounts	F-37

All other schedules have been omitted for the reason that the required information is presented in financial statements or notes thereto, the amounts involved are not significant or the schedules are not applicable.

(b)
Exhibits: A list of the exhibits filed or furnished with this Form 10-K is set forth on the Index of Exhibit immediately following the signature page to this Form 10-K and is incorporated herein by reference.

(c)	Item 601 Exhibits
Reference is hereby made to Item 15(a) of this report, “Exhibits and Financial Statement Schedules—Exhibits.”

Annex I-74

SIGNATURES
Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SKILLED HEALTHCARE GROUP, INC.

		By	/S/ ROBERT H. FISH
Robert H. Fish
Date:	February 10, 2014		Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

Date:	February 10, 2014	By	/S/ ROBERT H. FISH
Robert H. Fish
Chief Executive Officer

Date:	February 10, 2014	By	/ S/ CHRISTOPHER N. FELFE
Christopher N. Felfe
Acting Chief Financial Officer
(Principal Financial Officer, Principal Accounting Officer, and Authorized Signatory)

Date:	February 10, 2014	By	/ S/ ROBERT M. LE BLANC
Robert M. Le Blanc Lead Director

Date:	February 10, 2014	By	/ S/ MICHAEL BOXER
Michael Boxer Director

Date:	February 10, 2014	By	/ S/ M. BERNARD PUCKETT
M. Bernard Puckett Director

Date:	February 10, 2014	By	/ S/ LINDA ROSENSTOCK
Linda Rosenstock Director

Date:	February 10, 2014	By	/ S/ GLENN SCHAFER
Glenn Schafer Chairman of the Board and Director

Date:	February 10, 2014	By	/ S/ BRUCE YARWOOD
Bruce Yarwood Director

72

Annex I-75

INDEX OF EXHIBITS

Number	Description
2.1
Asset Purchase Agreement, dated as of May 1, 2010 by and between Home and Hospice Care Investments, LLC and each of the other parties thereto (filed as Exhibit 2.1 to our Form 10-Q for the quarter ended March 31, 2010, and incorporated herein by reference).

2.2
Joinder Agreement and Amendment No. 1, dated as of May 21, 2010, to Asset Purchase Agreement by and between Home and Hospice Care Investments, LLC and each of the other parties thereto (filed as Exhibit 2.1 to our Current Report on Form 8-K dated May 26, 2010, and incorporated herein by reference).

3.1	Amended and Restated Certificate of Incorporation of Skilled Healthcare Group, Inc. (filed as Exhibit 3.2 to our Form 10-Q for the quarter ended June 30, 2007, and incorporated herein by reference).
3.2	Second Amended and Restated By-Laws of Skilled Healthcare Group, Inc. (filed as Exhibit 3.1 to our Current Report on Form 8-K filed on August 7, 2013).
4.1
Investor Stockholders' Agreement, dated as of December 27, 2005, among SHG Holding Solutions, Inc., Onex Partners LP and the stockholders listed on the signature pages thereto (filed as Exhibit 4.4 to our Registration Statement on Form S-1, No. 333-137897, filed on October 10, 2006, and incorporated herein by reference).

4.2
Registration Agreement, dated as of December 27, 2005, among SHG Holding Solutions, Inc. and the persons listed thereon (filed as Exhibit 4.5 to our Registration Statement on Form S-1,
No. 333-137897, filed on October 10, 2006, and incorporated herein by reference).

4.3
Form of specimen certificate for Skilled Healthcare Group, Inc.'s Class A common stock (filed as Exhibit 4.1 to our Registration Statement on Form S-1/A, No. 333-137897, filed on April 27, 2007, and incorporated herein by reference).

10.1*	Skilled Healthcare Group, Inc. Restricted Stock Plan (filed as Exhibit 10.1 to our Registration Statement on Form S-1, No. 333-137897, filed on October 10, 2006, and incorporated herein by reference).
10.3*
Employment Agreement, dated April 30, 2005, by and between Skilled Healthcare Group, Inc. and Boyd Hendrickson (filed as Exhibit 10.5 to our Registration Statement on Form S-1, No. 333-137897, filed on October 10, 2006, and incorporated herein by reference).

10.4*
Employment Agreement, dated December 27, 2005, by and between Skilled Healthcare Group, Inc. and Jose Lynch (filed as Exhibit 10.6 to our Registration Statement on Form S-1, No. 333-137897, filed on October 10, 2006, and incorporated herein by reference).

10.5*
Employment Agreement, dated December 27, 2005, by and between Skilled Healthcare Group, Inc. and Roland G. Rapp (filed as Exhibit 10.8 to our Registration Statement on Form S-1, No. 333-137897, filed on October 10, 2006, and incorporated herein by reference).

10.6
Lease, dated as of August 26, 2002, by and between CT Foothill 10/241, LLC, and Fountain View, Inc., and amendments thereto (filed as Exhibit 10.13 to our Registration Statement on Form S-1, No. 333-137897, filed on October 10, 2006, and incorporated herein by reference).

10.7*
Form of Indemnification Agreement with Skilled Healthcare Group's directors, executive officers, and certain employees (filed as Exhibit 10.10 to our Registration Statement on Form S-1/A, No. 333-137897, filed on April 27, 2007, and incorporated herein by reference).

10.8*
Employment Agreement, dated as of November 30, 2007, by and between Skilled Healthcare LLC and Devasis Ghose (filed as Exhibit 10.8 to our Annual Report on Form 10-K filed on February 11, 2013, and incorporated herein by reference).

10.9*	Amended and Restated Skilled Healthcare Group, Inc. 2007 Incentive Award Plan (filed as Appendix A to our Definitive Proxy Statement filed on March 25, 2013, and incorporated herein by reference).
10.10*	Form of Restricted Stock Award Agreement (revised April 2010) (filed as Exhibit 10.2 to our Form 10-Q filed on May 4, 2010, and incorporated herein by reference).
10.11	Class Settlement Agreement and Release, dated as of September 7, 2010 (filed as Exhibit 10.1 to our Current Report on Form 8-K filed on September 8, 2010, and incorporated herein by reference).
10.12
Settlement Agreement and Release with The People of the State of California, by and through Intervenor, the Humboldt County District Attorney's Office, dated as of September 7, 2010 (filed as Exhibit 10.2 to our Current Report on Form 8-K filed on September 8, 2010, and incorporated herein by reference).

10.13*
Employment Agreement, dated as of May 1, 2010, by and between Skilled Healthcare Group, Inc. and Douglas Shane Peck (filed as Exhibit 10.2 to our Quarterly Report on Form 10-Q, filed on August 5, 2010, and incorporated herein by reference).

10.14
Stipulation and Order (Case No. DR060264), Superior Court of California, Humboldt County, dated July 15, 2010 (filed as Exhibit 10.1 to our Current Report on Form 8-K filed on July 15, 2010 and incorporated herein by reference).

73

Annex I-76

10.15*
Employment Agreement, dated as of April 1, 2010 by and between Skilled Healthcare, LLC and Matthew Moore, as amended on November 5, 2010 (filed as Exhibit 10.17 to our Annual Report on Form 10-K filed on February 14, 2011, and incorporated herein by reference).

10.16
Lease Amendment, dated October 31, 2011, by and between FPOC, LLC and Skilled Healthcare Group, Inc. (filed as Exhibit 10.18 to our Annual Report on Form 10-K filed on February 13, 2012, and incorporated herein by reference).

10.17
Amendment and Restatement and Additional Term Loan Assumption Agreement, dated as of April 12, 2012, among us, the subsidiary guarantors listed on the signature pages thereto, the lenders listed on the signature pages thereto, Credit Suisse AG, as administrative agent for the lenders and as collateral agent for the lenders, and J.P. Morgan Securities LLC and Credit Suisse Securities (USA) LLC, as amendment arrangers, as set forth in the Fourth Amended and Restated Credit Agreement in Exhibit A to such Amendment and Restatement and Additional Term Loan Assumption Agreement (filed as Exhibit 10.1 to our Current Report on Form 8-K filed on April 12, 2012, and incorporated herein by reference).

10.18
Amendment No.1, dated as of June 6, 2013, to the Fourth Amended and Restated Credit Agreement, dated as of April 12, 2012, by and among Skilled Healthcare Group, Inc., certain subsidiary guarantors, Credit Suisse AG, as administrative agent and collateral agent, Credit Suisse Securities (USA) LLC, as amendment arranger, and certain lenders and other parties thereto. (Filed as Exhibit 10.1 to our Current Report on Form 8-K filed on June 6, 2013, and incorporated herein by reference).

10.19
Credit and Security Agreement, dated as of December 26, 2013, by and among certain affiliates of the Company, as borrowers, Midcap Financial, LLC, as agent and a lender, and the additional lenders from time to time party thereto (Revolving Loan).

10.20
Credit and Security Agreement, dated as of December 26, 2013, by and among certain affiliates of the Company, as borrowers, Midcap Financial, LLC, as agent and a lender, and the additional lenders from time to time party thereto (Term Loan).

10.21	Form of Healthcare Facility Note with respect to HUD-insured loans (filed as Exhibit 10.1 to our Current Report on Form 8-K filed on September 24, 2013, and incorporated herein by reference).
10.22*
Letter Agreement, by and between the Company, Skilled Healthcare, LLC and Boyd W. Hendrickson, dated November 20, 2013 (filed as Exhibit 10.1 to our Current Report on Form 8-K filed on November 25, 2013, and incorporated herein by reference).

10.23*
Consulting Agreement, by and between Skilled Healthcare, LLC and Hendrickson Investments, LLC, dated November 22, 2013 (filed as Exhibit 10.2 to our Current Report on Form 8-K filed on November 25, 2013, and incorporated herein by reference).

10.24*
Employment Agreement, by and between the Company, Skilled Healthcare, LLC and Robert H. Fish, dated November 20, 2013 (filed as Exhibit 10.3 to our Current Report on Form 8-K filed on November 25, 2013, and incorporated herein by reference).

10.25*	Robert H. Fish Restricted Stock Award Agreement, dated November 20, 2013 (filed as Exhibit 10.4 to our Current Report on Form 8-K filed on November 25, 2013, and incorporated herein by reference).
10.26*	Employment Agreement, dated as of August 11, 2009, by and between Skilled Healthcare, LLC and Christopher N. Felfe.
10.27*
Employment Transition Offer Letter, dated June 28, 2013, with Christopher N. Felfe (filed as Exhibit 10.2 to our Quarterly Report on Form 10-Q filed on August 5, 2013, and incorporated herein by reference).

10.28*	Employment Transition Offer Letter, dated June 28, 2013, with Matthew Moore (filed as Exhibit 10.1 to our Quarterly Report on Form 10-Q filed on August 5, 2013, and incorporated herein by reference).
10.29*	Employment Agreement, dated as of December 9, 2010, with Laurie Thomas.
10.30*	Employment Transition Offer Letter, dated as of September 23, 2013, with Laurie Thomas.
10.31*	Form of Stock Option Agreement (filed as Exhibit 10.18 to our Annual Report on Form 10-K filed on February 11, 2013, and incorporated herein by reference).
10.32*	Form of Restricted Stock Unit Agreement (filed as Exhibit 10.19 to our Annual Report on Form 10-K filed on February 11, 2013, and incorporated herein by reference).
10.33*	Form of Restricted Stock Award Agreement (adopted February 2013) (filed as Exhibit 10.1 to our Quarterly Report on Form 10-Q filed on May 6, 2013, and incorporated herein by reference).
21	Subsidiaries of the Registrant.
23.1	Consent of Independent Registered Public Accounting Firm.
31.1	Certification of Principal Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
31.2	Certification of Principal Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
32**	Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
101**	Interactive data files (furnished electronically herewith pursuant to Rule 406T of Regulations S-T).

74

Annex I-77

________________

*	Management contract or compensatory plan or arrangement.
**	Furnished herewith and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

75

Exhibits to this filing may be found at http://investors.skilledhealthcaregroup.com/sec.cfm.

Annex I-78

Report of Independent Registered Public Accounting Firm
The Board of Directors and Stockholders
Skilled Healthcare Group, Inc.
We have audited the accompanying consolidated balance sheets of Skilled Healthcare Group, Inc. as of December 31, 2013 and 2012, and the related consolidated statements of operations, comprehensive income (loss), stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2013. Our audits also included the financial statement schedule listed in the Index at Item 15(a)(2). These financial statements and schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Skilled Healthcare Group, Inc. at December 31, 2013 and 2012, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2013, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.
We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), Skilled Healthcare Group, Inc.'s internal control over financial reporting as of December 31, 2013, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (1992 framework) and our report dated February 10, 2014 expressed an unqualified opinion thereon.
/s/ Ernst & Young LLP
Irvine, California
February 10, 2014

F-1

Annex I-79

Skilled Healthcare Group, Inc.
Consolidated Balance Sheets
(In thousands)

	December 31,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$4,177	$2,003
Accounts receivable, less allowance for doubtful accounts of $16,665 and $15,646 at December 31, 2013 and December 31, 2012, respectively	107,215	107,245
Deferred income taxes	9,876	11,696
Prepaid expenses	8,961	7,569
Other current assets	12,188	10,312
Total current assets	142,417	138,825
Property and equipment, less accumulated depreciation of $137,484 and $118,141 at December 31, 2013 and December 31, 2012, respectively	341,822	370,745
Leased facility assets, less accumulated depreciation of $4,432 and $3,935 at December 31, 2013 and December 31, 2012, respectively	9,416	9,913
Other assets:
Notes receivable	520	2,055
Deferred financing costs, net	9,189	6,355
Goodwill	69,065	85,609
Intangible assets, less accumulated amortization of $4,640 and $4,218 at December 31, 2013 and December 31, 2012, respectively	18,807	22,035
Deferred income taxes	9,472	7,362
Other assets	42,708	39,737
Total other assets	149,761	163,153
Total assets	$643,416	$682,636
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$57,179	$48,780
Employee compensation and benefits	32,979	42,185
Current portion of long-term debt	7,630	13,338
Total current liabilities	97,788	104,303
Long-term liabilities:
Insurance liability risks	29,534	27,396
Other long-term liabilities	12,367	15,477
Long-term debt, less current portion	411,495	435,629
Total liabilities	551,184	582,805
Commitments and contingencies — Note 13
Stockholders’ equity:
Class A common stock, 175,000 shares authorized, $0.001 par value per share; Issued and outstanding - 24,278 and 22,967 at December 31, 2013 and December 31, 2012, respectively	24	23
Class B common stock, 30,000 shares authorized, $0.001 par value per share; Issued and outstanding - 15,515 and 15,576 at December 31, 2013 and December 31, 2012, respectively	16	16
Additional paid-in-capital	378,756	376,027
Accumulated deficit	(286,592)	(276,108)
Accumulated other comprehensive income (loss)	28	(127)
Total stockholders’ equity	92,232	99,831
Total liabilities and stockholders’ equity	$643,416	$682,636
The accompanying notes are an integral part of these consolidated financial statements.

F-2

Annex I-80

Skilled Healthcare Group, Inc.
Consolidated Statements of Operations
(In thousands, except per share data)

	Year Ended December 31,
	2013	2012	2011
Revenue:
Net patient service revenue	$839,150	$854,839	$849,636
Leased facility revenue	3,122	3,060	2,239
	842,272	857,899	851,875
Expenses:
Cost of services (exclusive of rent cost of revenue and depreciation and amortization shown below)	731,870	716,506	682,498
Rent cost of revenue	18,828	17,941	17,843
General and administrative	26,619	24,249	25,700
Litigation settlement costs, (net of recoveries)	—	—	(4,488)
Depreciation and amortization	23,771	23,641	23,602
Change in fair value of contingent consideration	(3,702)	817	750
Impairment of long-lived assets	19,000	—	270,478
Loss on disposal of assets	361	—	—
	816,747	783,154	1,016,383
Other (expenses) income:
Interest expense	(34,258)	(37,760)	(38,994)
Interest income	335	512	713
Other income (expense), net	188	(32)	(528)
Equity in earnings of joint venture	1,949	1,948	1,955
Debt modification/retirement costs	(2,828)	(4,126)	—
Total other (expenses) income, net	(34,614)	(39,458)	(36,854)
(Loss) income from continuing operations before (benefit) provision for income taxes	(9,089)	35,287	(201,362)
(Benefit) provision for income taxes	(2,905)	12,896	2,892
(Loss) income from continuing operations	(6,184)	22,391	(204,254)
(Loss) income from discontinued operations, net of tax	(4,300)	(794)	211
Net (loss) income	$(10,484)	$21,597	$(204,043)

(Loss) earnings per share, basic:
(Loss) earnings per common share from continuing operations	$(0.17)	$0.60	$(5.50)
(Loss) earnings per common share from discontinued operations	(0.11)	(0.02)	0.01
(Loss) income per share	$(0.28)	$0.58	$(5.49)

(Loss) earnings per share, diluted:
(Loss) earnings per common share from continuing operations	$(0.17)	$0.60	$(5.50)
(Loss) earnings per common share from discontinued operations	(0.11)	(0.02)	0.01
(Loss) income per share	$(0.28)	$0.58	$(5.49)

Weighted-average common shares outstanding, basic	37,533	37,389	37,145
Weighted-average common shares outstanding, diluted	37,533	37,589	37,145
The accompanying notes are an integral part of these consolidated financial statements.

F-3

Annex I-81

Skilled Healthcare Group, Inc.
Consolidated Statements of Comprehensive (Loss) Income
(In thousands)

	Year Ended December 31,
	2013	2012	2011

Net income (loss)	$(10,484)	$21,597	$(204,043)
Other comprehensive income (loss):
Unrealized (loss) on interest rate swap net of income tax (benefit) of ($16) and ($214) for the year ended December 31, 2012 and 2011 respectively.	—	(26)	(272)
Unrealized (loss) gain on investment available for sale - net of income tax (benefit) expense of ($9) and $27 for the year ended December 31, 2013 and 2012 respectively.	(14)	42	—
Reclassification adjustments:
Interest expense on interest rate swap - net of income tax expense of $107 and $219 for the year ended December 31, 2013 and 2012 respectively.	169	347	—
Other comprehensive income (loss), net of tax	155	363	(272)
Comprehensive (loss) income	$(10,329)	$21,960	$(204,315)

The accompanying notes are an integral part of these consolidated financial statements.

F-4

Annex I-82

Skilled Healthcare Group, Inc.
Consolidated Statements of Stockholders’ Equity
(In thousands)

	Class A Common Stock		Class B Common Stock		Additional Paid-In Capital	(Accumulated Deficit) Retained Earnings	Accumulated Other Comprehensive (Loss) income	Total
	Shares	Amount	Shares	Amount
Balance at December 31, 2010	20,780	$21	16,994	$17	$368,582	$(93,662)	$(218)	$274,740
Net loss	—	—	—	—	—	(204,043)	—	(204,043)
Conversion of class B common stock into class A common stock	57	—	(57)	—	—	—	—	—
Issuance of restricted stock	359	—	—	—	—	—	—	—
Forfeiture of restricted stock	(76)	—	—	—	—	—	—	—
Stock-based compensation	—	—	—	—	3,608	—	—	3,608
Restricted stock traded to pay tax	(59)	—	—	—	(718)	—	—	(718)
Options exercised	3	—	—	—	26	—	—	26
Excess tax benefits from stock-based payment arrangements	—	—	—	—	255	—	—	255
Other comprehensive income, net of tax	—	—	—	—	—	—	(272)	(272)
Balance at December 31, 2011	21,064	21	16,937	17	371,753	(297,705)	(490)	73,596
Net income	—	—	—	—	—	21,597	—	21,597
Conversion of class B common stock into class A common stock	1,361	1	(1,361)	(1)	—	—	—	—
Issuance of restricted stock	600	1	—	—	—	—	—	1
Forfeiture of restricted stock	(23)	—	—	—	—	—	—	—
Stock-based compensation	—	—	—	—	4,750	—	—	4,750
Restricted stock traded to pay tax	(35)	—	—	—	(234)	—	—	(234)
Excess tax benefits from stock-based payment arrangements	—	—	—	—	(242)	—	—	(242)
Other comprehensive income, net of tax	—	—	—	—	—	—	363	363
Balance at December 31, 2012	22,967	23	15,576	16	376,027	(276,108)	(127)	99,831
Net loss	—	—	—	—	—	(10,484)	—	(10,484)
Conversion of class B common stock into class A common stock	61	—	(61)	—	—	—	—	—
Issuance of restricted stock	1,688	1	—	—	—	—	—	1
Forfeiture of restricted stock	(376)	—	—	—	—	—	—	—
Restricted stock traded to pay tax	(62)	—	—	—	(269)	—	—	(269)
Stock-based compensation	—	—	—	—	2,998	—	—	2,998
Other comprehensive income, net of tax	—	—	—	—	—	—	155	155
Balance at December 31, 2013	24,278	$24	15,515	$16	$378,756	$(286,592)	$28	$92,232
The accompanying notes are an integral part of these consolidated financial statements.

F-5

Annex I-83

Skilled Healthcare Group, Inc.
Consolidated Statements of Cash Flows
(In thousands)

	Year Ended December 31,
	2013	2012	2011
Cash Flows from Operating Activities
Net (loss) income	$(10,484)	$21,597	$(204,043)
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	24,622	24,584	24,479
Change in fair value of contingent consideration	(3,702)	816	750
Provision for doubtful accounts	14,396	7,409	7,467
Non-cash stock-based compensation	2,998	4,750	3,608
Excess tax benefits from stock-based payment arrangements	—	242	(255)
Loss (gain) on disposal of property and equipment	6,051	(98)	434
Amortization of deferred financing costs	2,870	2,813	3,328
Deferred income taxes	(529)	3,490	(11,086)
Amortization of discount on debt	896	906	605
Debt retirement costs	2,828	4,126	—
Impairment of long-lived assets	19,000	—	270,478
Changes in operating assets and liabilities:
Accounts receivable	(14,496)	(15,293)	(9,299)
Payments on notes receivable	3,313	3,116	3,314
Other current and non-current assets	(6,594)	(1,952)	6,964
Accounts payable and accrued liabilities	6,214	(10,128)	1,761
Employee compensation and benefits	(7,812)	1,083	1,366
Insurance liability risks	7,758	(1,637)	(1,531)
Other long-term liabilities	592	(3,148)	1,040
Net cash provided by operating activities	47,921	42,676	99,380
Cash Flows from Investing Activities
Additions to property and equipment	(13,436)	(19,522)	(16,298)
Acquisitions	—	(1,053)	(24,019)
Proceeds from sale of property and equipment	12,943	1,050	400
Net cash used in investing activities	(493)	(19,525)	(39,917)
Cash Flows from Financing Activities
Borrowings under line of credit	363,582	307,000	88,000
Repayments under line of credit	(375,525)	(272,000)	(114,000)
Repayments of long-term debt	(174,989)	(165,423)	(21,201)
Proceeds from issuance of long-term debt	149,611	98,000	—
Cash paid for financing costs	(7,664)	(4,266)	—
Exercise of stock options	—	—	26
Excess tax benefits from stock-based payment arrangements	—	(242)	255
Taxes paid related to net share settlement of equity awards	(269)	(234)	(718)
Net cash used in financing activities	(45,254)	(37,165)	(47,638)
Increase (decrease) in cash and cash equivalents	2,174	(14,014)	11,825
Cash and cash equivalents at beginning of period	2,003	16,017	4,192
Cash and cash equivalents at end of period	$4,177	$2,003	$16,017
The accompanying notes are an integral part of these consolidated financial statements.

F-6

Annex I-84

	Year Ended December 31,
	2013	2012	2011
Supplemental cash flow information
Cash paid for:
Interest expense	$29,082	$39,872	$37,790
Income taxes, net	$184	$8,733	$4,972
Non-cash activities:
Conversion of accounts receivable into notes receivable	$—	$359	$1,529
Insurance premium financed	$5,715	$4,628	$1,123
Liabilities issued as consideration for purchase of business	$—	$261	$3,503
The accompanying notes are an integral part of these consolidated financial statements.

F-7

Annex I-85

SKILLED HEALTHCARE GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Description of Business

Current Business
Skilled Healthcare Group, Inc. ("Skilled") is a holding company that owns subsidiaries that operate long-term care facilities and provide a wide range of post-acute care services, with a strategic emphasis on sub-acute specialty medical care. Skilled and its consolidated wholly-owned companies are collectively referred to as the "Company." As of December 31, 2013, the Company operated facilities in California, Iowa, Kansas, Missouri, Nevada, Nebraska, New Mexico and Texas, including 72 skilled nursing facilities ("SNFs"), which offer sub-acute care and rehabilitative and specialty healthcare skilled nursing care, and 22 assisted living facilities ("ALFs"), which provide room and board and assistance with activities of daily living. The Company leases five skilled nursing facilities in California to an unaffiliated third party operator. In addition, through its Hallmark Rehabilitation subsidiary ("Hallmark"), the Company provides a variety of rehabilitative services such as physical, occupational and speech therapy in Company-operated facilities and unaffiliated facilities. Furthermore, as of December 31, 2013, the Company provided hospice care and home health services in Arizona, California, Idaho, Montana, Nevada and New Mexico. The Company also provides private duty care services in Arizona, Idaho, Montana, and Nevada. The Company has an administrative services company that provides a full complement of administrative and consultative services that allows affiliated operators and third-party facility operators with whom the Company contracts to better focus on delivery of healthcare services. The Company currently has one such service agreement with an unrelated skilled nursing facility operator. The Company is also a member in a joint venture located in Texas that provides institutional pharmacy services, which currently serves eight of the Company's SNFs and other facilities unaffiliated with the Company.
Company History
Skilled Healthcare Group, Inc. was incorporated as SHG Holding Solutions, Inc. in Delaware in October 2005. Our predecessor company acquired Summit Care Corporation, a publicly-traded long-term care company with nursing facilities in California, Texas and Arizona, in 1998. In October 2001, our predecessor and 19 of its subsidiaries filed voluntary petitions for protection under Chapter 11 of the U.S. Bankruptcy Code and in November 2001, our remaining three companies also filed voluntary petitions for protection under Chapter 11. In August 2003, we emerged from bankruptcy, paying or restructuring all debt holders in full, paying all accrued interest expenses and issuing 5.0% of our common stock to former bondholders.
In February 2007, we effected the merger of our predecessor company, which was our wholly-owned subsidiary, with and into us. We were the surviving company in the merger and changed our name from SHG Holding Solutions, Inc. to Skilled Healthcare Group, Inc. As a result of the merger, we assumed all of the rights and obligations of our predecessor company.
In June 2009, the United States Bankruptcy Court for the Central District of California granted entry of a final decree closing the aforementioned Chapter 11 cases.
The Onex Transaction
In October 2005, Skilled (known as SHG Holding Solutions, Inc. at that time) entered into an agreement and plan of merger (the "Agreement") with its predecessor company known then as Skilled Healthcare Group, Inc. ("SHG"), which was the entity that owned the subsidiaries that then operated Skilled's business, SHG Acquisition Corp. ("Acquisition") and SHG's former sponsor, Heritage Fund II LP and related investors ("Heritage"). Skilled and Acquisition were formed by Onex Partners LP, Onex American Holdings II LLC and Onex U.S. Principals LP ("Onex") and certain of their associates (collectively the "Sponsors") for purposes of acquiring SHG. The merger was completed effective December 27, 2005 (the "Onex Transaction"). Under the Agreement, Acquisition acquired substantially all of the outstanding shares of SHG through a merger with SHG, with SHG being the surviving corporation. The Company refers to the transactions contemplated by the merger agreement, the equity contributions, the financings and use of proceeds of the financings, collectively, as the Transactions.

2. Discontinued Operations
On December 1, 2013, the Company disposed of two skilled nursing facilities, one owned facility in Texas and one leased facility in California. In accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Update (“ASU”) Topic 205, “Presentation of Financial Statements,” and FASB ASC Topic 360, “Property, Plant and Equipment,” the results of operations of these facilities for all periods presented and the losses associated with the transaction have been classified as discontinued operations, net of tax, in the accompanying consolidated income statements as the operations have been eliminated from the Company’s ongoing operations.

F-8

Annex I-86

A summary of the discontinued operations for the periods presented is as follows (in thousands):

	Year Ended December 31,
	2013	2012	2011
Net operating revenues	$13,699	$14,724	$16,558
Operating expenses	15,026	15,976	16,214
(Loss) from disposal of assets	(5,690)	—	—
(Loss) income from discontinued operations	(7,017)	(1,252)	344
Income tax (benefit) expense	(2,717)	(458)	133
(Loss) income from discontinued operations	$(4,300)	$(794)	$211

3. Summary of Significant Accounting Policies

Basis of Presentation
The consolidated financial statements of the Company include the accounts of the Company and the Company's wholly-owned companies. All significant intercompany transactions have been eliminated in consolidation.
Estimates and Assumptions
The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America ("U.S. GAAP"), which requires the Company to consolidate company financial information and make informed estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. The most significant estimates in the Company’s consolidated financial statements relate to revenue, allowance for doubtful accounts, self-insured liability risks, income taxes, valuation of contingent consideration and impairment of long-lived assets and goodwill. Actual results could differ from those estimates.
Revenue and Accounts Receivables
Revenue and accounts receivable are recorded on an accrual basis as services are performed at their estimated net realizable value. The Company derives a majority of its revenue from funds under federal Medicare and state Medicaid assistance programs, the continuation of which are dependent upon governmental policies and are subject to audit risk and potential recoupment.
Overall payments made by Medicare for hospice services are subject to an annual cap amount on a per hospice agency basis. Total Medicare payments received for services rendered during the applicable Medicare hospice cap year by each Medicare-certified agency during this period are compared to the cap amount for the relevant period. Payments in excess of the cap are subject to recoupment by Medicare. For the year ended December 31, 2013, 2012, and 2011, the Company recorded net hospice Medicare cap reserves of $5.6 million, $4.1 million and $2.1 million, respectively, as adjustments to revenue. Of the $5.6 million of hospice cap reserves recorded in the year ended December 31, 2013, $0.2 million was related to 2011 cap year, $2.9 million was related to the 2012 cap year, and $2.5 million was related to the 2013 cap year. Of the $4.1 million of hospice cap reserves recorded in the year ended December 31, 2012, $1.9 million related to the 2011 cap year and $2.2 million was related to the 2012 cap year. All of the $2.1 million of hospice cap reserves recorded in the year ended December 31, 2011 was related to the 2011 cap year. This adjustment related to patients who transferred to or from the Company's hospice agencies and who received care from unaffiliated hospice agencies, as a result of which the hospice cap allowance is shared among those agencies.

F-9

Annex I-87

The following table summarizes how the Company's revenue is derived from services provided to patients by payor classes (including leased facility revenue which is included within private pay and other) (dollars in thousands):

	Year Ended December 31,
	2013		2012		2011
	Revenue Dollars	Revenue Percentage	Revenue Dollars	Revenue Percentage	Revenue Dollars	Revenue Percentage
Medicare	$260,131	30.9%	$287,918	33.6%	$317,543	37.3%
Medicaid	266,450	31.6	260,872	30.4	248,094	29.1
Subtotal Medicare and Medicaid	526,581	62.5	548,790	64.0	565,637	66.4
Managed Care	107,115	12.7	96,592	11.3	86,147	10.1
Private pay and other	208,576	24.8	212,517	24.7	200,091	23.5
Total	$842,272	100.0%	$857,899	100.0%	$851,875	100.0%
The following table sets forth revenue by state and revenue by state as a percentage of total revenue for the periods (dollars in thousands):

	Year Ended December 31,
	2013		2012		2011
	Revenue Dollars	Percentage of Revenue	Revenue Dollars	Percentage of Revenue	Revenue Dollars	Percentage of Revenue
California	$343,948	40.8%	$342,398	39.9%	$347,084	40.7%
Texas	164,369	19.5	172,215	20.1	176,675	20.7
New Mexico	98,901	11.7	99,439	11.6	92,569	10.9
Kansas	60,848	7.2	61,662	7.2	67,132	7.9
Nevada	59,410	7.1	62,916	7.3	59,609	7.0
Missouri	58,644	7.0	59,743	7.0	60,738	7.1
Montana	14,220	1.7	15,665	1.8	13,060	1.5
Arizona	14,053	1.7	14,618	1.7	12,086	1.4
Idaho	10,603	1.3	10,300	1.2	9,420	1.1
Iowa	9,556	1.1	10,598	1.2	11,030	1.3
Nebraska	6,246	0.7	4,721	0.6	2,470	0.3
Other	1,474	0.2	3,624	0.4	2	—
Total	$842,272	100.0%	$857,899	100.0%	$851,875	100.0%
The Company's accounts receivable is derived from services provided to patients in the following payor classes for the years ended December 31 (in thousands):

	Year Ended December 31,
	2013	2012
Medicare	$30,063	$32,577
Medicaid	28,153	25,929
Subtotal Medicare and Medicaid	58,216	58,506
Managed care	24,874	24,157
Private pay and other	40,790	40,228
Total accounts receivable	123,880	122,891
Allowance for doubtful accounts	(16,665)	(15,646)
Accounts receivable, net	$107,215	$107,245

The Company estimates bad debt expense and the allowance for doubtful accounts based on historical experience.

F-10

Annex I-88

In 2011, the Company converted $1.5 million of accounts receivable to notes receivable for certain of its rehabilitation therapy business customers. As of December 31, 2013, notes receivable were approximately $2.0 million compared to $5.3 million as of December 31, 2012, of which $1.5 million and $3.3 million as of December 31, 2013 and 2012, respectively, were reflected as current assets with the remaining balances reflected as long-term assets. Interest rates on these notes approximate market rates as of the dates of the notes.
As of December 31, 2013 and December 31, 2012, two Hallmark Rehabilitation business customers owed $2.0 million, or 100.0% and $5.1 million or 95.1% of the total notes receivable balance respectively. These notes receivable, as well as the trade receivables from these two customers are guaranteed both by the assets of the customers as well as personally by the principal owners of the customers. Additionally, these two customers represented 50.7% and 42.3% of the net accounts receivable for the Company’s rehabilitation therapy services company as of December 31, 2013 and December 31, 2012 respectively. Additionally, these two customers accounted for approximately 41.0%, 41.6% and 41.9% of the rehabilitation therapy services company external revenue for the years ended 2013, 2012, and 2011 respectively. There are no past due accounts receivable that were converted to notes receivable. The notes receivable balance is stated net of an allowance for uncollectibility of approximately zero at December 31, 2013 and $0.1 million at December 31, 2012.
Risks and Uncertainties
Laws and regulations governing the Medicare and Medicaid programs are complex and subject to interpretation. The Company believes that it is in substantial compliance with applicable laws and regulations. Compliance with such laws and regulations is subject to ongoing and future government review and interpretation, including processing claims at lower amounts upon audit as well as significant regulatory action including revenue adjustments, fines, penalties, and exclusion from the Medicare and Medicaid programs.
Concentration of Credit Risk
The Company has significant accounts receivable balances whose collectability is dependent on the availability of funds from certain governmental programs, primarily Medicare and Medicaid. These receivables represent the only significant concentration of credit risk for the Company. The Company does not believe there is significant credit risk associated with these governmental programs. The Company believes that an adequate allowance has been recorded for the possibility of these receivables proving uncollectible, and continually monitors and adjusts these allowances as necessary.
Cash and Cash Equivalents
Cash and cash equivalents consist of cash and short-term investments with original maturities of three months or less. At December 31, 2013, the Company had aggregate cash of $4.2 million. This available cash is held in accounts at commercial banking institutions. The Company has periodically invested in AAA money market funds. To date, the Company has not experienced any loss or restricted access to its invested cash or cash equivalents; however, the Company can provide no assurances that access to its invested cash or cash equivalents will not be impacted by adverse conditions in the financial markets.
Property and Equipment
Upon the consummation of the Onex Transaction all property and equipment were stated at fair value. Property and equipment acquired subsequent to the Onex Transaction were recorded at cost or at fair value if acquired as part of a business combination. Major renovations or improvements are capitalized, whereas ordinary maintenance and repairs are expensed as incurred. Depreciation and amortization is computed using the straight-line method over the estimated useful lives of the assets as follows:

Buildings and improvements	15-40 years
Leasehold improvements	Shorter of the lease term or estimated useful life, generally 5-10 years
Furniture and equipment	3-10 years
Depreciation and amortization of property and equipment under capital leases is included in depreciation and amortization expense. For leasehold improvements, where the Company has acquired the right of first refusal to purchase or to renew the lease, amortization is based on the lesser of the estimated useful lives or the period covered by the right. Depreciation expense was $23.8 million in 2013, $23.6 million in 2012, and $23.6 million in 2011.

F-11

Annex I-89

Goodwill and Long-Lived Assets
Goodwill represents the excess of the purchase price over the fair value of identifiable net assets acquired in business combinations accounted for as purchases. Goodwill is subject to periodic testing for impairment. Goodwill of a reporting unit is tested for impairment on an annual basis, or, if an event occurs or circumstances change that would reduce the fair value of a reporting unit below its carrying amount, between annual testing. The Company has selected October 1 as the date to test goodwill for impairment on an annual basis. The proposed reimbursement reductions by the Centers for Medicare & Medicaid Services ("CMS") going into effect on January 1, 2014 combined with the recent operational under-performance of the home health care business unit were identified as factors for a potential impairing event. The Company conducted an interim goodwill impairment analysis as of September 30, 2013.
The Company periodically evaluates the carrying value of long-lived assets other than goodwill, primarily consisting of our investments in real estate, for impairment indicators. If indicators of impairment are present, the carrying value of the related real estate investments in relation to the future discounted cash flows of the underlying operations is evaluated to assess recoverability of the assets. Measurement of the amount of the impairment, if any, may be based on independent appraisals, established market values of comparable assets or estimates of future cash flows expected. The estimates of these future cash flows are based on assumptions and projections believed by management to be reasonable and supportable. They require management's subjective judgments and take into account assumptions about revenue and expense growth rates. These assumptions may vary by type of long-lived asset.
Goodwill and Long-Lived Asset Impairment Testing
As of September 30, 2013, the Company determined the fair value of the long-term care, therapy services and hospice and home health services reporting units for goodwill and intangible assets based upon a combination of the discounted cash flow (income approach) and guideline public company method (market approach). After the fair value was determined and compared to the carrying value of each reporting entity, the Company concluded that the carrying value of the home health care services reporting unit exceeded its fair value and step two of the analysis was performed. The fair value of the long-term care, therapy services, and hospice reporting units exceeded their carrying value.
Upon completion of step two, the Company recorded a goodwill impairment charge as of and for the twelve months ended December 31, 2013 of $16.5 million with respect to the home health services reporting unit as the carrying value of goodwill exceeded its implied fair value. This amount is included within the caption "Impairment of long-lived assets" in the accompanying statement of operations. Additionally, after evaluating its long-lived assets, an impairment charge of $2.5 million was recognized within the home health services reporting unit related to the home health licenses and is included within the caption "Impairment of long-lived assets" in the accompanying statement of operations for the year ended December 31, 2013.
As of December 31, 2013, goodwill in the amount of $69.1 million was recorded on the Company's consolidated balance sheet, of which $9.7 million related to the rehabilitation therapy unit, $53.7 million related to the hospice reporting unit and $5.7 million related to the home health reporting unit.
The Company did not record a goodwill impairment or an impairment of long-lived assets charge in 2012.
As of August 31, 2011, due to the impending October 1, 2011 Medicare rate reduction, the Company performed an interim goodwill impairment analysis. The Company calculated the fair value of the long-term care and therapy services reporting units based upon a combination of the discounted cash flow (income approach) and guideline public company method (market approach). The fair value was determined to be less than the carrying value of each reporting unit, and therefore a step two of the analysis was performed. The fair value of the hospice and home health reporting units exceeded their carrying value.
Upon completion of the step two analysis, the Company recorded goodwill impairment charges as of and for the period ended December 31, 2011 of $243.2 million with respect to the long−term care reporting unit and $24.3 million the therapy services reporting unit. These amounts are included within the caption "Impairment of long-lived assets" in the accompanying statement of operations for the year ended December 31, 2011.
Additionally, for the year ended December 31, 2011, the Company recorded an impairment charge of $3.0 million, which was recognized within the therapy services reporting unit related to the Hallmark Rehabilitation business's trade name which is included within the caption "Impairment of long-lived assets" in the accompanying statement of operations for the year ended December 31, 2011.
Deferred Financing Costs
Deferred financing costs substantially relate to the senior secured credit facility agreement, the HUD insured loans, and the mortgage loans see Note 7 - "Debt," and are being amortized over the maturity periods using an effective-interest method for the term debt component of the senior secured credit facility. At December 31, 2013, deferred financing costs, net of amortization, was $9.2 million, and was $6.4 million at December 31, 2012.

F-12

Annex I-90

Income Taxes
The Company uses the liability method of accounting for income taxes as set forth in FASB ASC Topic 740, "Income Taxes." Under the liability method, deferred taxes are determined based on the differences between the financial statement and tax bases of assets and liabilities using currently enacted tax rates. A valuation allowance is established for deferred tax assets unless their realization is considered more likely than not. When the company establishes or reduces the valuation allowance against its deferred tax assets, its provision for income taxes will increase or decrease, respectively, in the period such determination is made.
Accounting standards prescribe a recognition threshold and measurement attribute of more likely than not for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return and also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.
Interest Rate Hedges
The Company's senior secured credit facility agreement exposes the Company to variability in interest payments due to changes in interest rates. The Company entered into an interest rate swap agreement on June 30, 2010 in order to manage fluctuations in cash flows resulting from interest rate risk. The interest rate swap agreement was for a notional amount of $70.0 million with an interest rate of 2.3% from January 2012 to June 2013.
Interests in joint ventures
Joint ventures are entities over which the Company has significant influence but not control, generally achieved by a shareholding of 50% of the voting rights. The equity method is used to account for investments in joint ventures and investments are initially recognized at cost.
Stock Options and Equity Related Charges
The company measures and recognizes expense for all share-based payment awards made to employees and directors. The fair value of share-based payment awards is estimated at grant date using an option pricing model and the portion that is ultimately expected to vest is recognized as compensation cost over the requisite service period.
Asset Retirement Obligations
A liability is recognized for the fair value of a legal obligation to perform asset-retirement activities that are conditioned on the occurrence of a future event if the amount can be reasonably estimated, or where it cannot, disclosure that such a liability exists, but has not been recognized, and the reasons why a reasonable estimate cannot be made.
The Company determined that a conditional asset retirement obligation exists for asbestos remediation. Though not a current health hazard in its facilities, upon renovation the Company may be required to take the appropriate remediation procedures in compliance with state law to remove the asbestos. The removal of asbestos-containing materials includes primarily floor and ceiling tiles from the Company’s pre-1980 constructed facilities. The fair value of the conditional asset retirement obligation was determined as the present value of the estimated future cost of remediation based on an estimated expected date of remediation. This computation is based on a number of assumptions which may change in the future based on the availability of new information, technology changes, changes in costs of remediation, and other factors. Any change in the assumptions can impact the value of the determined liability and will be recognized as a change in estimate in the period identified.
As of December 31, 2013 and 2012, the asset retirement obligations were $4.3 million and $4.2 million, respectively, which are classified as other long-term liabilities.
Operating Leases
As of December 31, 2013, 22 of the Company's 94 long-term care facilities that it operates were leased. The leases require payment of real estate taxes, insurance and common area maintenance in addition to rent. Most of the leases contain renewal options and escalation clauses.
For leases that contain predetermined fixed escalations of the minimum rent, the Company recognizes the related rent expense on a straight-line basis from the date the Company takes possession of the property to the expected end of the lease term. The Company records any difference between the straight-line rent amounts and amounts payable under the leases as part of deferred rent, in accrued liabilities or other long-term liabilities, as appropriate.

F-13

Annex I-91

(Loss) Income per Share
The Company computes (loss) income per share of Class A common stock and Class B common stock using the two-class method. The Company’s Class A common stock and Class B common stock are identical in all respects, except with respect to voting rights and except that each share of Class B common stock is convertible into one share of Class A common stock under certain circumstances. Net (loss) income is allocated on a proportionate basis to each class of common stock in the determination of loss per share.
Basic (loss) income per share was computed by dividing net loss by the weighted-average number of outstanding shares for the period.
The following table sets forth the computation of basic and diluted (loss) income per share of Class A common stock and Class B common stock (dollars in thousands, except per share data):

	December 31, 2013			December 31, 2012			December 31, 2011
	Class A	Class B	Total	Class A	Class B	Total	Class A	Class B	Total
(Loss) income per share, basic
Numerator:
Allocation of net (loss) income from continuing operations	$(3,621)	$(2,563)	$(6,184)	$12,663	$9,728	$22,391	$(111,022)	$(93,232)	$(204,254)
Allocation of net (loss) income from discontinued operations	(2,519)	(1,781)	(4,300)	(449)	(345)	(794)	115	96	211
Allocation of net income (loss)	$(6,140)	$(4,344)	$(10,484)	$12,214	$9,383	$21,597	$(110,907)	$(93,136)	$(204,043)
(Loss) income per share, diluted
Numerator:
Allocation of net (loss) income from continuing operations	$(3,621)	$(2,563)	$(6,184)	$12,714	$9,677	$22,391	$(111,022)	$(93,232)	$(204,254)
Allocation of net (loss) income from discontinued operations	(2,519)	(1,781)	(4,300)	(450)	(344)	(794)	115	96	211
Allocation of net income (loss)	$(6,140)	$(4,344)	$(10,484)	$12,264	$9,333	$21,597	$(110,907)	$(93,136)	$(204,043)
Denominator for basic and diluted (loss) income per share:
Weighted-average common shares outstanding, basic	21,981	15,552	37,533	21,145	16,244	37,389	20,190	16,955	37,145
Plus: incremental shares related to dilutive effect of stock options and restricted stock, if applicable	—	—	—	200	—	200	—	—	—
Adjusted weighted-average common shares outstanding, diluted	21,981	15,552	37,533	21,345	16,244	37,589	20,190	16,955	37,145
(Loss) income per share, basic:
(Loss) earnings per share from continuing operations	$(0.17)	$(0.17)	$(0.17)	$0.60	$0.60	$0.60	$(5.50)	$(5.50)	$(5.50)
(Loss) earnings per share from discontinued operations	(0.11)	(0.11)	(0.11)	(0.02)	(0.02)	(0.02)	0.01	0.01	0.01
Income (loss) per common share	$(0.28)	$(0.28)	$(0.28)	$0.58	$0.58	$0.58	$(5.49)	$(5.49)	$(5.49)
(Loss) income per share, diluted:
(Loss) earnings per share from continuing operations	$(0.17)	$(0.17)	$(0.17)	$0.60	$0.60	$0.60	$(5.50)	$(5.50)	$(5.50)
(Loss) earnings per share from discontinued operations	(0.11)	(0.11)	(0.11)	(0.02)	(0.02)	(0.02)	0.01	0.01	0.01
Income (loss) per common share	$(0.28)	$(0.28)	$(0.28)	$0.58	$0.58	$0.58	$(5.49)	$(5.49)	$(5.49)
The following were excluded from the weighted-average diluted shares computation for 2013, 2012, and 2011 (shares in thousands) because the effect would be anti-dilutive:

	Year Ended December 31,
	2013	2012	2011
Options to purchase common shares	717	472	206
Non-vested restricted stock and restricted stock units	527	325	47
Total excluded	1,244	797	253

F-14

Annex I-92

Accumulated Other Comprehensive (Loss) Income
Accumulated other comprehensive (loss) income consists of other comprehensive (loss) income. Other comprehensive (loss) income refers to gains and losses that, under U.S. GAAP, are recorded as an element of stockholders’ equity but are excluded from net loss. For the year ended December 31, 2013, the Company’s other comprehensive (loss) income consisted of deferred gains and losses on the Company’s interest rate hedge transactions accounted for as a cash flow hedge and unrealized gains on available for sale ("AFS") securities.
The following table summarizes activity in other comprehensive (loss) income related to the Company's interest rate hedge transactions, net of taxes, held by the Company (in thousands):

	2013	2012	2011
Net unrealized income (loss), net of tax (benefit) expense of $98 in 2013, $230 in 2012, and ($214) in 2011	$155	$363	$(272)

Recent Accounting Pronouncements
In November 2011, the FASB issued ASU No. 2011-11, Balance Sheet (Topic 210): Disclosures about Offsetting Assets and Liabilities, ("ASU 2011-11"). This ASU require an entity to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. The adoption of ASU 2011-11 became effective for the Company's interim and annual periods beginning on or after January 1, 2013. The adoption of this guidance did not have a material impact on its consolidated financial statements.
In February 2013, the FASB issued ASU No. 2013-02, Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income. The amendments in this update require an entity to provide information about the amounts reclassified from accumulated other comprehensive income by component. In addition, an entity is required to present, either on the face of the income statement or in the notes, significant amounts reclassified from accumulated other comprehensive income by the net income line item. The adoption of this guidance did not have a material impact on the Company's consolidated financial statements.

4. Fair Value Measurements
The following methods and assumptions were used by the Company in estimating fair value of each class of financial instruments for which it is practicable to estimate this value:
Cash and Cash Equivalents
The carrying amounts approximate fair value because of the short maturity of these instruments.
Interest Rate Hedges, Available for Sale Securities and Contingent Consideration
The carrying amounts approximate the fair value for the Company’s interest rate swap based on an estimate obtained from an investment bank.
Fair value measurements are based on a three-tier hierarchy that prioritizes the inputs used to measure fair value. These tiers include: Level 1, defined as observable inputs such as quoted prices in active markets; Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and Level 3, defined as unobservable inputs for which little or no market data exists, therefore requiring an entity to develop its own assumptions. The following table summarizes the valuation of the Company’s interest rate hedge transaction and contingent consideration as of December 31, 2013 and 2012 fair value hierarchy (dollars in thousands):

	December 31,
	2013			2012
	Level 1	Level 2	Level 3	Level 1	Level 2	Level 3
Interest rate hedges	$—	$—	$—	$—	$(277)	$—
Available for sale securities	$—	$1,046	$—	$—	$1,070	$—
Contingent consideration – acquisitions	$—	$—	$1,736	$—	$—	$6,238

F-15

Annex I-93

In accordance with FASB ASC Topic 350, " Intangibles - Goodwill and Other ," as of December 31, 2013, goodwill with a carrying amount of $85.6 million was written down to its implied fair value of $69.1 million resulting in an impairment charge of $16.5 million. Additionally, after evaluating its long-lived assets, an impairment charge of $2.5 million was recognized within the home health services reporting unit related to home health licenses. The assets were measured using an income and market approach with significant unobservable inputs (Level 3). As of December 31, 2012 there was no goodwill related to the long-term care reporting unit, $9.7 million related to the rehabilitation therapy reporting unit, $53.7 million related to the hospice reporting unit and $22.2 million related to the home health reporting unit.
Interest Rate Hedges
The Company entered into an interest rate swap agreement in order to manage fluctuations in cash flows resulting from interest rate risk. The interest rate swap agreement was for a notional amount of $70.0 million with a LIBOR rate not to exceed 2.3% from January 2012 to June 2013, its termination date. The fair value of the swap as of December 31, 2012 is recorded in accounts payable and accrued expenses.
The interest rate swap is required to be measured at fair value on a recurring basis. The fair value of the interest rate swap contract is determined by calculating the value of the discounted cash flows of the difference between the fixed interest rate of the interest rate swap and the counterparty’s forward LIBOR curve, which is the input used in the valuation. The forward LIBOR curve is readily available in public markets or can be derived from information available in publicly quoted markets. Therefore, the Company has categorized the interest rate swap as Level 2. The Company obtained the counterparty’s calculation of the valuation of the interest rate swap as well as a forward LIBOR curve from another investment bank and independently recalculated the valuation of the interest rate swap, which agreed with the counterparty’s calculation.
Available for Sale Securities
The Company's wholly owned offshore captive insurance company is required by regulatory agencies to set aside assets to comply with the laws of the jurisdiction in which it operates. These assets consist of restricted cash and available for sale securities, which are included in other assets in the Company's consolidated December 31, 2013 balance sheet. The Company's available for sale securities are U.S. government securities with an amortized cost basis and aggregate fair value of $1.0 million and $1.0 million, respectively, as of December 31, 2013. As of December 31, 2012 the Company's available for sale securities are U.S. government securities with an amortized cost basis and aggregate fair value of $1.0 million and $1.1 million, respectively. Net unrealized gains (losses) included in other comprehensive (loss) income on the Company's available for sale securities totaled $0.1 million for the year ended December 31, 2013 and $0.1 million for the year ended December 31, 2012.
Contingent Consideration
On May 1, 2010, the Company acquired substantially all of the assets of five Medicare-certified hospice companies and four Medicare-certified home health companies located in Arizona, Idaho, Montana and Nevada (which is sometimes referred to herein as the "Hospice/Home Health Acquisition"). As part of the purchase agreement, the purchase consideration included cash, promissory notes, contingent consideration, and deferred cash payments. The contingent consideration arrangement requires the Company to pay contingent payments should the acquired operations achieve certain financial targets based on Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) of the acquired businesses, as defined in the acquisition agreement, which was filed as Exhibit 2.1 to the Company’s Report on Form 10-Q filed with the SEC on May 4, 2010. The contingent consideration is up to $7.0 million over a period of 5 years following the closing. The fair value of the contingent consideration was estimated using a probability-weighted discounted cash flow model. As this fair value measurement is based upon the financial forecast of the combined acquired entities, which input is not observable in the market, this thus represents a Level 3 measurement. The contingent consideration was recorded at the date of acquisition in the amount of $4.9 million. In 2013, a benefit of $3.7 million was recorded for the change in fair value of contingent consideration related to the 2010 hospice and home health acquisition due to reductions in forecasted EBITDA, which reduced the likelihood of the businesses achieving their EBITDA target necessary for the earn-out to be paid in future period. As of December 31, 2013, the contingent consideration had a fair value of zero. There has been no change in the valuation technique of the contingent consideration from December 31, 2011 to December 31, 2013.
On July 1, 2011, a wholly-owned subsidiary of the Company acquired Altura Homecare & Rehab ("Altura"). The acquisition includes contingent earn-out consideration that can be earned based on the acquired business's achievement of an EBITDA threshold. The contingent consideration is up to $1.5 million over a period of 3 years following the closing. The fair value of the contingent consideration was estimated using a probability-weighted discounted cash flow model. As this fair value measurement is based upon the financial forecast of the acquired entity, which input is not observable in the market, this thus represents a Level 3 measurement. The fair value of the earn-out at December 31, 2012 was $1.0 million and at December 31, 2013 was $0.5 million which reflects payments of $0.5 million to the seller.

F-16

Annex I-94

On October 24, 2011, wholly-owned subsidiaries of the Company acquired substantially all of the assets of Cornerstone Hospice, Inc. ("Cornerstone"). The acquisition includes contingent earn-out consideration that can be earned based on the acquired business's achievement of an EBITDA threshold. The contingent consideration is up to $1.5 million over a period of 5 years following the closing. The fair value of the contingent consideration was estimated using a probability-weighted discounted cash flow model. As this fair value measurement is based upon the financial forecast of the combined acquired entities, which input is not observable in the market, this thus represents a Level 3 measurement. The fair value of the earn-out at December 31, 2012 was $1.4 million and at December 31, 2013 was $1.1 million which reflects a $0.3 million payment to the seller.
On May 13, 2012, a wholly-owned subsidiary of the Company acquired substantially all of the assets of A Better Care Home Health, Inc. ("ABC"). The acquisition includes contingent earn-out consideration that can be earned based on the acquired operations' achievement of an EBITDA threshold. The contingent consideration spans 3 years following the closing. The fair value of the contingent consideration was estimated using a probability-weighted discounted cash flow model. This fair value measurement is based on significant inputs not observable in the market and thus represents a Level 3 measurement. The fair value of the earn-out at December 31, 2012 and at December 31, 2013 was $0.1 million.
As discussed above, EBITDA is the basis for calculating the contingent consideration. The unobservable inputs to the determination of the fair value of the contingent consideration include assumptions as to the ability of the acquired businesses to meet their EBITDA targets and discount rates used in the calculation. Should the actual EBITDA generated by the acquired businesses increase or decrease as compared to our assumptions, the fair value of the contingent consideration obligations would increase or decrease, up to the contracted limit, as applicable. As the timing of contingent payments go further into the future, discount rate assumptions increase due to the increased uncertainty of the EBITDA that may be generated in those periods.
The Company's assumptions range from the acquired businesses achieving none, a portion, or all of the consideration, and discount rates range from 4%- 7%.
Below is a table listing the Level 3 rollforward as of December 31, 2013 (in thousands):

Level 3 Rollforward
Value at January 1, 2013	$6,238
Change in fair value	(3,702)
Payout	(800)
Value at December 31, 2013	$1,736
Below is a table listing the amount of loss recognized before income tax in other comprehensive income (“OCI”) on the interest rate swap for the years ending December 31, 2013, 2012, and 2011 (in thousands):

Derivatives in ASC Topic 815 Cash Flow Hedging Relationships	Amount of Gain (Loss) Recognized in OCI on Derivative (Effective Portion)

	Year Ended December 31,
	2013	2012	2011
Interest rate swap	$—	$(26)	$(272)
Below is a table listing the amount of gain (loss) reclassified from accumulated OCI into income (effective portion) for the year ending December 31, 2013, 2012, and 2011 (in thousands):

Location of Gain (Loss) Reclassified from Accumulated OCI into Income (Effective Portion)	Amount of Gain (Loss) Reclassified from Accumulated OCI into Income (Effective Portion)
	Year Ended December 31,
	2013	2012	2011
Interest expense	$169	$347	$—

F-17

Annex I-95

Long-Term Debt
At December 31, 2013, the aggregate fair value of the Company's term loan due 2016, the revolving credit facility due 2015, the HUD insured loans due in 2043 and 2048, the mortgage term loan due 2016, and the asset based revolving credit facility due 2016, using the Level 2 inputs, approximated the carrying value. The carrying value of the debt at December 31, 2013 was $419.1 million. Fair value was estimated based on current yield rates plus the Company's estimated credit spread available for loan products with similar terms and maturities.

5. Intangible Assets
Identified intangible assets are amortized over their useful lives except for trade names and certain other long-lived intangibles, which have an indefinite life. As described in Note 3, "Summary of Significant Accounting Policies," the Company recorded an impairment charge of $2.5 million for the year ended December 31, 2013 within the home health services reporting unit related to the home health licenses which is included within the caption "Impairment of long-lived assets" in the accompanying statement of operations.
Amortization expense was approximately $0.3 million in 2013, $0.4 million in 2012 and $1.1 million in 2011. Amortization of the Company’s intangible assets at December 31, 2013 is expected to be approximately $0.3 million in 2014, $0.3 million in 2015, $0.3 million in 2016, and zero in 2017 and thereafter. Identified intangible asset balances by major class at December 31, 2013 and 2012, are as follows (dollars in thousands):

	Cost	Life (in years)	Accumulated Amortization	Net Balance
Intangible assets subject to amortization:
Covenants not-to-compete	$520	5	$(399)	$121
Leasehold interests	5,050	7-29	(4,241)	809
Total	$5,570		$(4,640)	$930
Intangible assets not subject to amortization:
Trade names				$14,130
Other long-lived intangibles substantially related to operating licenses				3,747
Balance at December 31, 2013				$18,807

	Cost	Life (in years)	Accumulated Amortization	Net Balance
Intangible assets subject to amortization:
Covenants not-to-compete	$520	5	$(346)	$174
Leasehold interests	5,050	7-29	(3,872)	1,178
Total	$5,570		$(4,218)	$1,352
Intangible assets not subject to amortization:
Trade names				$14,130
Other long-lived intangibles substantially related to operating licenses				6,553
Balance at December 31, 2012				$22,035

6. Business Segments
The Company has three reportable operating segments: (i) long-term care services ("LTC"), which includes the operation of SNFs and ALFs which is the most significant portion of the Company's business, the Company's administrative services provided to an unrelated SNF operator, and the facility lease revenue from a third-party operator; (ii) the Company's rehabilitation therapy services business; and (iii) the Company's hospice and home health businesses. The "other" column in the table below includes general and administrative items. The Company's reportable segments are business units that offer different services, and that are managed differently due to the nature of the services provided.

F-18

Annex I-96

At December 31, 2013, LTC services included 72 wholly-owned SNF operating companies that offer post-acute, rehabilitative custodial and specialty skilled nursing care, as well as 22 wholly-owned ALF operating companies that provide room and board and social services. Therapy services included rehabilitative services such as physical, occupational and speech therapy provided in the Company's facilities and in unaffiliated facilities. Hospice and home health services were provided by the Company's wholly owned subsidiaries to patients.
The Company evaluates performance and allocates capital resources to each segment based on an operating model that is designed to maximize the quality of care provided and profitability. Accordingly, earnings from operations before net interest, tax, depreciation and amortization, non-core expenses ("Adjusted EBITDA") and rent cost of revenue ("Adjusted EBITDAR") is used as the primary measure of each segment’s operating results because it does not include such costs as interest expense, income taxes, depreciation, amortization and rent cost of revenue which may vary from segment to segment depending upon various factors, including the method used to finance the original purchase of assets within a segment or the tax law of the states in which a segment operates. By excluding these items, the Company is better able to evaluate operating performance of the segment by focusing on more controllable measures. Adjusted EBITDA and Adjusted EBITDAR are non‑GAAP financial measures. For a full discussion of the definitions of these terms and the reasons why the Company utilizes such measures, see Item 2, Management's Discussion and Analysis of Financial Condition and Results of Operations, of this filing. General and administrative expenses are not allocated to any segment for purposes of determining segment profit or loss, and are included in the "other" category in the selected segment financial data that follows. The accounting policies of the reporting segments are the same as those described in Note 3, "Summary of Significant Accounting Policies." Intersegment sales and transfers are recorded at cost plus standard mark-up; intersegment transactions have been eliminated in consolidation.
The following table sets forth selected financial data consolidated by business segment (dollars in thousands):

	Long-Term Care Services	Therapy Services	Hospice & Home Health Services	Other	Elimination	Total
Year Ended December 31, 2013
Net patient service revenue from external customers	$638,139	$102,169	$98,842	$—	$—	$839,150
Leased facility revenue	3,122	—	—	—	—	3,122
Intersegment revenue	2,350	56,959	—	—	(59,309)	—
Total revenue	$643,611	$159,128	$98,842	$—	$(59,309)	$842,272
Operating income (loss)	$51,281	$10,244	$(8,717)	$(27,283)	$—	$25,525
Interest expense, net of interest income						(33,923)
Other income						188
Equity in earnings of joint venture						1,949
Debt modification/retirement costs						(2,828)
Loss from continuing operations before provision for income taxes						$(9,089)
Depreciation and amortization	$21,796	$688	$623	$664	$—	$23,771
Segment capital expenditures	$12,364	$132	$832	$108	$—	$13,436
Adjusted EBITDA	$70,240	$11,328	$7,698	$(19,773)	$—	$69,493
Adjusted EBITDAR	$87,230	$11,328	$9,536	$(19,773)	$—	$88,321
Year Ended December 31, 2012
Net patient service revenue from external customers	$643,740	$104,403	$106,696	$—	$—	$854,839
Leased facility revenue	3,060	—	—	—	—	3,060
Intersegment revenue	2,587	61,932	—	—	(64,519)	—
Total revenue	$649,387	$166,335	$106,696	$—	$(64,519)	$857,899
Operating income (loss)	$72,259	$12,133	$15,349	$(24,996)	$—	$74,745
Interest expense, net of interest income						(37,248)
Other expense						(32)
Equity in earnings of joint venture						1,948

F-19

Annex I-97

	Long-Term Care Services	Therapy Services	Hospice & Home Health Services	Other	Elimination	Total
Debt retirement costs						(4,126)
Income from continuing operations before provision for income taxes						$35,287
Depreciation and amortization	$21,649	$669	$607	$716	$—	$23,641
Segment capital expenditures	$15,551	$823	$1,053	$2,098	$—	$19,525
Adjusted EBITDA	$93,306	$12,944	$17,102	$(22,233)	$—	$101,119
Adjusted EBITDAR	$109,728	$12,944	$18,591	$(22,203)	$—	$119,060
Year Ended December 31, 2011
Net patient service revenue from external customers	$673,549	$92,765	$83,322	$—	$—	$849,636
Leased facility revenue	2,239	—	—	—	—	2,239
Intersegment revenue	1,938	64,377	—	—	(66,315)	—
Total revenue	$677,726	$157,142	$83,322	$—	$(66,315)	$851,875
Operating (loss) income	$(144,605)	$(9,460)	$15,967	$(26,410)	$—	$(164,508)
Interest expense, net of interest income						(38,281)
Other income						(528)
Equity in earnings of joint venture						1,955
Loss from continuing operations before provision for income taxes						$(201,362)
Depreciation and amortization	$21,999	$436	$514	$653	$—	$23,602
Segment capital expenditures	$14,001	$1,455	$403	$439	$—	$16,298
Adjusted EBITDA	$116,535	$18,275	$17,502	$(23,490)	$—	$128,822
Adjusted EBITDAR	$133,341	$18,273	$18,485	$(23,434)	$—	$146,665

F-20

Annex I-98

A reconciliation of Adjusted EBITDA and Adjusted EBITDAR to net (loss) income is as follows (dollars in thousands):

	Year Ended December 31,
	2013	2012	2011
Adjusted EBITDAR	$88,321	$119,060	$146,665
Rent cost of revenue	18,828	17,941	17,843
Adjusted EBITDA	69,493	101,119	128,822
Depreciation and amortization	(23,771)	(23,641)	(23,602)
Interest expense	(34,258)	(37,760)	(38,994)
Interest income	335	512	713
Disposal of property and equipment (a)	—	—	(290)
Impairment of long-lived assets (b)	(19,000)	—	(270,478)
Debt modification/retirement costs (c)	(2,828)	(4,126)	—
Organization restructuring costs (d)	(2,343)	—	—
Change in fair value of contingent consideration (e)	3,702	(817)	(750)
Closure of California home health agency (f)	(419)	—	—
Litigation settlement costs, net of recoveries (g)	—	—	4,488
Expenses related to the exploration of strategic alternatives (h)	—	—	(716)
Exit costs related to Northern California divestiture (i)	—	—	(820)
Recovery of expenses related to the divestiture of Westside Campus of Care facility (j)	—	—	265
Discontinued operations, net of taxes (k)	(4,300)	(794)	211
(Benefit) provision for income taxes	(2,905)	12,896	2,892
Net (loss) income	$(10,484)	$21,597	$(204,043)

Notes

(a)	While unusual and non-recurring gains or losses on sales of assets are required under U.S. GAAP, these amounts are not reflective of income and losses of the Company's underlying business.

(b)
During the third quarter of 2013, the Company recorded a goodwill impairment charge of $19.0 million related to its home health reporting unit. During the third quarter of 2011, the Company recorded goodwill impairment charges of $243.2 million related to its long term care reporting unit, $24.3 million for the therapy services reporting unit and a $3.0 million impairment charge within the therapy services reporting unit related to the Hallmark Rehabilitation business' trade name. See "Note 3 - Goodwill and Long-lived Impairment Testing", for a more detailed discussion of the goodwill impairment charges.

(c)
For the year ended December 31, 2013, the Company recorded debt modification/retirement costs of $2.8 million. Of the $2.8 million expensed for debt modification, $1.1 million related to the June 2013 credit facility amendment. The remaining $1.7 million was related to deferred financing fees expensed on the extinguishment of term debt that was refinanced with HUD insured loans as well as the term debt that was refinanced with MidCap Financial. In the second quarter of 2012, the Company refinanced its senior subordinated notes (the "2014 Notes") and recorded debt retirement cost of $4.1 million for the year ended December 31, 2012.

(d)	In 2013, the Company recorded $2.0 million in organization restructure costs.

(e)
In 2013, a benefit of $3.7 million was recorded for the change in fair value of contingent consideration related to the 2010 hospice and home health acquisition due to reductions in forecasted EBITDA, which reduced the likelihood of the businesses achieving their EBITDA target necessary for the earn-out to be paid in future period.

(f)	In the third quarter of 2013 the Company recorded a $0.4 million intangible asset impairment charge related to the closure of its California home health agency.

(g)
During the third quarter of 2011, the Company recorded $4.5 million of insurance recoveries related to the litigation settlement expense of $53.5 million recorded during the third quarter of 2010. The $53.5 million was comprised of a $50.0 million cash settlement related to the Humboldt County Action described in Note 13, "Commitments and Contingencies-Litigation", and $3.0 million of related legal expenses, and $0.5 million in costs related to a securities class action related to our initial public offering (which was settled in August 2010).

(h)
On April 11, 2011, the Company announced that its Board of Directors had engaged J.P. Morgan Securities LLC to assist exploring strategic alternatives to maximize stockholder value, including a potential sale of the Company's real

F-21

Annex I-99

estate assets or the whole company. However, on August 2, 2011, the Company announced that the Board of Directors determined to conclude the previously announced exploration of strategic alternatives. The Company recorded $0.7 million in expenses related to the exploration of strategic alternatives.

(i)
In April 2011, five of the Company's subsidiaries that operate skilled nursing facilities in northern California transferred operations to an unaffiliated third party skilled nursing facility operator. Another subsidiary of the Company retained ownership of the real estate where the operations are located and has signed a 10-year lease with two 10 -year extension options with the new operator. The Company recorded $0.8 million in exit costs in connection with the foregoing transaction.

(j)
During the third quarter of 2011, the Company recorded a recovery of approximately $0.3 million in expenses related to the divestiture of Westside Campus of Care skilled nursing facility operations in Texas in December 2010.

(k)
The Company sold two skilled nursing facilities on December 1, 2013, one owned facility in Texas and one leased facility in California, therefore, the results of these transactions have been classified as discontinued operations.

The following table presents the segment assets as of December 31, 2013 compared to December 31, 2012 (dollars in thousands):

	Long-Term Care Services	Therapy Services	Hospice & Home Health Services	Other	Total
December 31, 2013:
Segment total assets	$445,987	$48,251	$80,290	$68,888	$643,416
Goodwill and intangibles included in total assets	$1,300	$23,693	$62,879	$—	$87,872
December 31, 2012:
Segment total assets	$471,129	$52,559	$103,800	$55,148	$682,636
Goodwill and intangibles included in total assets	$1,670	$23,693	$82,281	$—	$107,644
7. Debt
The Company’s long-term debt is summarized as follows (dollars in thousands):

	As of December 31,
	2013	2012
Term Loan, due 2016, interest rate based on LIBOR (subject to a 1.50% floor) plus 5.25%, or 6.75%, at December 31, 2013 and December 31, 2012; collateralized by substantially all assets of the Company excluding the skilled nursing facilities that collateralize the HUD insured mortgage loans and the skilled nursing facilities that collateralize the MidCap Financial credit facility	$243,953	$411,600
Term Loan original issue discount	(1,254)	(3,013)
Revolving Credit Facility due 2015, interest rate comprised of the Prime rate of 3.25% plus 3.50%, or 6.75%, at December 31, 2013 and December 31, 2012	11,000	10,000
Revolving Credit Facility due 2015, interest rate comprised of LIBOR plus 4.50% or 4.74% at December 31, 2013 and December 31, 2012	7,057	25,000
HUD insured loans due in 2043 and 2048, with a weighted average interest rate of 4.24% at December 31, 2013	87,314	—
Term Loan, due 2016, interest rate based on LIBOR rate (subject to a floor of 0.75%) plus 5.95% or 6.70%, at December 31, 2013; collateralized by 10 skilled nursing facilities	62,000	—
Revolving Credit Facility due 2016, interest rate comprised of LIBOR (subject to a floor of 0.75%) plus 5.95% or 6.70% at December 31, 2013; collateralized by the accounts receivable of 10 skilled nursing facilities	5,000	—
Note payable due December 2018, interest rate fixed at 6.50%, payable in monthly installments, collateralized by a first priority deed of trust	959	1,118
Hospice/Home Health Acquisition note, interest rate fixed at 6.00%	—	1,483
Insurance premiums financed	2,990	2,119
Other	106	660
Total long-term debt	419,125	448,967
Less amounts due within one year	(7,630)	(13,338)
Long-term debt, net of current portion	$411,495	$435,629

F-22

Annex I-100

Term Loan and Revolving Loan
On April 9, 2010, the Company entered into an up to $360.0 million senior secured term loan and a $100.0 million revolving credit facility (the "Prior Credit Agreement") that amended and restated the senior secured term loan and revolving credit facility that were set to mature in June 2012. On April 12, 2012, the Company entered into an Amendment and Restatement and Additional Term Loan Assumption Agreement (“Restated Credit Agreement”) that amended and restated the Prior Credit Agreement and pursuant to which, among other things, the size of the Company's existing senior secured term loan was increased by $100.0 million (hereinafter referred to as the incremental senior secured term loan). On June 6, 2013, the Company entered into an amendment to the Restated Credit Agreement that increased the maximum leverage ratio by 0.50 throughout the life of the Restated Credit Agreement. The amendment additionally permits the Company to make future offers to the lenders under the revolving loan facility to extend the maturity date of all or a portion of the revolving loans. The credit arrangements provided under the Restated Credit Agreement are collectively referred to herein as the Company's senior secured credit facility.
The Company expensed fees paid in connection with the refinancing of the Prior Credit Agreement in the amount of $2.0 million in conjunction with the amended senior secured credit facility. In connection with the June 6, 2013 modification, the Company paid fees totaling $2.5 million, of which $1.1 million were recorded as debt modification costs in the consolidated statement of operations, and $1.4 million were recorded as other assets in the consolidated balance sheet. Substantially all of the Company's assets are pledged as collateral under the senior secured credit facility. Amounts borrowed under the senior secured term loan may be prepaid at any time without penalty, except for LIBOR breakage costs. Commitments under the revolving credit facility terminate on April 9, 2015. The senior secured term loan matures on April 9, 2016.
The incremental senior secured term loan bears interest, at our option, at the London Interbank Offered Rate ("LIBOR") (subject to a floor of 1.50%) plus a margin of 5.25% or the prime rate (subject to a floor of 2.50%) plus a margin of 4.25%. As part of the refinancing, the interest rate on the existing senior secured term loan was amended to match the interest rate of the incremental senior secured term loan. The interest rate on the existing revolving credit facility was also amended to be, at the Company's option, LIBOR plus a margin of between 4.25% and 4.50% (based upon consolidated senior leverage) or the prime rate plus a margin of between 3.25% and 3.50% (based upon consolidated senior leverage). There is no longer a LIBOR or prime rate floor with respect to the revolving credit facility. Pursuant to the Restated Credit Agreement, the quarterly term loan amortization payments increased to $2.6 million beginning June 30, 2012 compared to $0.9 million under the Prior Credit Agreement. Additionally, the maximum portion of the annual Consolidated Excess Cash Flow (as defined in the Restated Credit Agreement) to be applied to term debt reductions increased to 75% from 50%, subject to stepdowns to 50% and 25% based on consolidated leverage. The Company also increased its ability to refinance a portion of its credit facility with U.S. Department of Housing and Urban Development ("HUD") insured debt up to $250 million, subject to certain credit facility covenants. Any HUD insured borrowings beyond $250 million would necessitate either refinancing the senior secured credit facility in full or otherwise seeking a waiver or amendment from the senior secured lenders.
The Company has the right to increase its borrowings under the revolving credit facility up to an aggregate amount of $150 million provided that the Company is in compliance with the Restated Credit Agreement, that the additional debt would not cause any covenant violation of the Restated Credit Agreement, and that existing or new lenders within the Restated Credit Agreement agree to increase their commitments. To reduce the risk related to interest rate fluctuations, the Prior Credit Agreement required the Company to enter into, and the Restated Credit Agreement required us to continue to maintain, an interest rate swap, cap or similar agreement to effectively fix or cap the interest rate on 40% of its funded long-term debt for a three year period ending in 2013. The Company entered into an interest rate hedge transactions, as described in Note 4 - "Fair Value Measurements," in order to comply with this requirement.
Under the senior secured credit facility, the Company must maintain compliance with specified financial covenants measured on a quarterly basis. The senior secured credit facility also includes certain additional affirmative and negative covenants, including limitations on the incurrence of additional indebtedness, liens, investments in other businesses and capital expenditures. Also under the senior secured credit facility, subject to certain exceptions and minimum thresholds, the Company is required to apply all of the proceeds from any issuance of debt, as much as half of the proceeds from any issuance of equity, as much as 75% of the Company's annual Consolidated Excess Cash Flow (as defined in the Restated Credit Agreement), and amounts received in connection with any sale of the Company's assets to repay the outstanding amounts under the Restated Credit Agreement. The Company believes that it is in compliance with its debt covenants as of December 31, 2013. As of December 31, 2013, the fixed charge coverage ratio was 2.2, which compares to a minimum requirement of 2.0 and the leverage ratio was 4.5, as compared to an allowed maximum of 5.0.

F-23

Annex I-101

Senior Subordinated Notes
The 2014 Notes were issued in December 2005 in the aggregate principal amount of $200.0 million, with an interest rate of 11.0% and a discount of $1.3 million. Interest was payable semiannually in January and July of each year. The 2014 Notes were to mature on January 15, 2014. The 2014 Notes were unsecured senior subordinated obligations and ranked junior to all of the Company's existing and future senior indebtedness, including indebtedness under the senior secured credit facility. The 2014 Notes were guaranteed on a senior subordinated basis by certain of the Company's subsidiaries.
On May 12, 2012, the Company redeemed the entire $130.0 million outstanding principal amount plus all accrued but unpaid interest of the 2014 Notes. The proceeds from the incremental senior secured term loan (as well as a draw on the revolving portion of the senior secured credit facility) were used to fund the redemption of the outstanding 2014 Notes at par plus accrued interest. In addition, the Company expensed unamortized deferred financing fees and original issue discount ("OID") in the amount of $1.9 million in conjunction with the redemption of the 2014 Notes.
HUD Insured and Other Mortgage Loans
In 2013, we received funding of 10 loans insured by HUD. The loans have a combined aggregate original principal balance of $87.6 million and are secured by 10 skilled nursing facilities. The HUD insured loans have an average all in interest rate of approximately 5.3% and amortization term 30 to 35 years. As of December 31, 2013 the HUD insured loans have a combined aggregate principal balance of $87.3 million.
Accordingly, as of December 31, 2013, the Company has 10 mortgages insured by HUD, which are each secured by a skilled nursing facility. These mortgages have an average remaining term of 33 years with fixed interest rates ranging from 3.3% to 4.5% and a weighted average interest rate of 4.23%. Depending on the mortgage agreement, prepayments are generally allowed only after 12 months or from the inception of the mortgage. Prepayments are subject to a penalty of 10% of the remaining principal balances in the first year and the prepayment penalty decreases each subsequent year by 1% until no penalty is required. As all $87.6 million of the HUD insured mortgage loans were originated in 2013, none of the loans could be prepaid at December 31, 2013. Any further HUD insured mortgages will require additional HUD approval.
All HUD-insured mortgages are non-recourse loans to the Company. All mortgages are subject to HUD regulatory agreements that require escrow reserve funds to be deposited with the loan servicer for mortgage insurance premiums, property taxes, insurance and for capital replacement expenditures. As of December 31, 2013, the Company has escrow reserve funds of $2.0 million with the loan servicer that are reported within other current assets, and replacement reserve funds of $2.2 million in other assets. The net proceeds of the HUD insured loans are required to be used to pay down term debt under the Restated Credit Agreement. As of December 31, 2013, $87.6 million of HUD insured loan proceeds were used to pay down term debt.
As of December 31, 2013 the Company has 10 additional skilled nursing facilities securing a $62.0 million mortgage loan and a $5.0 million asset based revolving credit facility with MidCap Financial. Both loans have an interest rate of LIBOR plus a margin of 5.95% with a LIBOR floor of 0.75%. The mortgage loan amortizes over 25 years with the remaining principal due December 1, 2016. There are additional quarterly principal payments of $0.3 million beginning after six months, $0.4 million in year two and $0.5 million in year three. The mortgage loan has a debt service coverage ratio and a minimum debt coverage ratio, both of which were met at December 31, 2013. The asset based revolving credit facility is secured by the accounts receivable of the 10 skilled nursing facilities. As of December 31, 2013, $65.0 million of mortgage loan and asset based revolving credit facility proceeds were used to pay down term debt.
Other Debt
The Company issued $10.0 million of promissory notes as part of the purchase consideration for the Hospice/Home Health Acquisition. The notes bear interest at 6.0% with $2.0 million of principal due annually beginning November 1, 2010. During 2012, the notes were substantially paid down leaving a remaining balance of $1.5 million at December 31, 2012. The promissory notes were payable to the selling entities, of which the Senior Vice President of Signature Hospice & Home Health, LLC was a significant shareholder. Signature Hospice & Home Health, LLC is a consolidated subsidiary of Skilled holding 100% interests in the operating companies for the Hospice/Home Health Acquisition. The promissory notes were paid in full in April 2013.

F-24

Annex I-102

Scheduled Maturities of Long-Term Debt
The scheduled maturities of long-term debt as of December 31, 2013 are as follows (in thousands):

Long-Term Debt
2014	$7,630
2015	28,670
2016	300,436
2017	1,683
2018	1,757
Thereafter	80,203
420,379
Less original issue discount at December 31, 2013	(1,254)
$419,125
8. Other Current Assets and Other Assets

Other current assets consisted of the following at December 31 (in thousands):

	As of December 31,
	2013	2012
Current portion of notes receivable, net	$1,501	$3,149
Supplies inventory	2,766	2,778
Income tax refund receivable	7,654	2,114
Current portion of insurance recoveries	226	871
Other current assets	41	1,400
	$12,188	$10,312

Other assets consisted of the following at December 31 (in thousands):

	As of December 31,
	2013	2012
Equity investment in joint ventures (see Note 15)	$6,420	$5,525
Restricted cash	26,965	22,931
Deposits and other assets	9,147	7,225
Insurance recoveries	176	4,056
	$42,708	$39,737
Restricted Cash
In August 2003, SHG formed Fountain View Reinsurance, Ltd. (the "Captive"), a wholly-owned offshore captive insurance company, for the purpose of insuring its workers’ compensation liability in California. In connection with the formation of the Captive, the Company funds its estimated losses and is required to maintain certain levels of cash reserves on hand for claims related to occurrences prior to September 1, 2005. As of September 2011, the Captive commenced insuring a portion of the Company's professional liability and general liability. The Company is required to fund its estimated losses and to maintain certain cash reserve levels related to professional liability and general liability claims subsequent to August 31, 2011. As the use of these funds is restricted, the funds are classified as restricted cash in the Company’s consolidated balance sheets. Additionally, restricted cash includes amounts on deposit at the Company’s workers' compensation third-party claims administrator.
Deposits
In the normal course of business the Company is required to post security deposits with respect to its leased properties and to certain of the vendors with which it conducts business.

F-25

Annex I-103

9. Property and Equipment
Property and equipment consisted of the following as of December 31 (in thousands):

	2013	2012
Land and land improvements	$62,370	$64,983
Buildings and leasehold improvements	320,923	331,316
Furniture and equipment	87,392	83,949
Construction in progress	8,621	8,638
	479,306	488,886
Less accumulated depreciation	(137,484)	(118,141)
	$341,822	$370,745

Leased facility assets consisted of the following as of December 31 (in thousands):

	2013	2012
Leased facility assets	$13,848	$13,848
Less accumulated depreciation	(4,432)	(3,935)
	$9,416	$9,913
The Company began leasing five skilled nursing facilities in California to an unaffiliated third party operator in April 2011 and signed a 10-year lease with two 10-year extension options exercisable by the lessee.

10. Income Taxes
The income tax (benefit) expense from operations consisted of the following for the years ended December 31 (in thousands):

	2013	2012	2011
Federal:
Current	$(2,844)	$6,202	$11,244
Deferred	(2,007)	4,755	(9,314)
State:
Current	66	1,004	2,200
Deferred	1,880	935	(1,238)
Income tax (benefit) expense from continuing operations	(2,905)	12,896	2,892
Income tax (benefit) expense from discontinued operations	(2,717)	(458)	133
	$(5,622)	$12,438	$3,025

F-26

Annex I-104

A reconciliation of the income tax (benefit) expense on income from continuing operations computed at statutory rates to the Company's actual effective tax rate is summarized as follows for the years ended December 31 (in thousands):

	2013	2012	2011
Federal rate (35%)	$(3,182)	$12,350	$(70,477)
State taxes, net of federal tax benefit	(252)	1,267	209
Uncertain tax positions and related interest	53	25	(191)
Goodwill	—	—	73,881
Lavender class action settlement	(1,050)	—	—
Change in state valuation allowance, net of federal tax benefit	1,517	—	413
Other permanent items	223	253	283
Return to provision adjustment	(573)	(740)	(506)
Credits, net	(520)	(260)	(770)
Stock-based compensation	808	38	—
Other, net	71	(37)	50
	$(2,905)	$12,896	$2,892
Deferred income taxes result from temporary differences between the tax basis of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The Company's temporary differences are primarily attributable to purchase adjustments related to intangible assets, depreciation, allowances for doubtful accounts, settlement costs and accruals for professional and general liability expenses and compensation which are not deductible for tax purposes until paid.
In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is primarily dependent upon the Company generating sufficient operating income during the periods in which temporary differences become deductible.
At December 31, 2013 and 2012, we retained a valuation allowance for our state loss and credit carryforwards of $3.0 million and $0.7 million, respectively, as a result of certain restrictions regarding their utilization. On July 11, 2013, legislation was enacted in California that will limit the carryover period for unused enterprise zone ("EZ") tax credits to 10 years beginning in 2014. Prior to this legislation, unused EZ tax credits could be carried over indefinitely. This change in carryforward period resulted in the recording of a $2.3 million increase to the state valuation allowance, which was partially offset by the federal benefit resulting from the increase in state valuation allowance of $0.8 million.

F-27

Annex I-105

Significant components of the Company's deferred income tax assets and liabilities at December 31 are as follows (in thousands):

	2013		2012
	Current	Non- Current	Current	Non- Current
Deferred income tax assets:
Vacation and other accrued expenses	$5,072	$9,372	$6,270	$8,106
Allowance for doubtful accounts	3,774	—	4,385	—
Professional liability accrual	3,260	951	1,936	3,525
Rent accrual	112	2,859	77	2,799
Asset retirement obligation, net	—	1,488	—	1,412
CA EZ credit carryforward	—	3,789	—	3,696
Intangible assets	—	8,956	—	6,384
Other	1,069	502	1,319	8
Total deferred income tax assets	13,287	27,917	13,987	25,930
Deferred income tax liabilities:
Fixed assets	—	(14,495)	—	(15,545)
Prepaid Expenses	(2,435)	—	(2,291)	—
Other	—	(1,900)	—	(2,330)
Total deferred income tax liabilities	(2,435)	(16,395)	(2,291)	(17,875)
Net deferred income tax assets	10,852	11,522	11,696	8,055
Valuation allowance	(976)	(2,050)	—	(693)
Net deferred income tax assets	$9,876	$9,472	$11,696	$7,362
Significant judgment is required in determining the Company’s provision for income taxes. In the ordinary course of business, there are many transactions for which the ultimate tax outcome is uncertain. While the Company believes that its tax return positions are supportable, there are certain positions that may not be sustained upon review by tax authorities. Although the Company believes that adequate accruals have been made for such positions, the final resolution of those matters may be materially different than the amounts provided for in the Company’s historical income tax provisions and accruals.
A reconciliation of the beginning and ending amount of unrecognized tax benefits is as follows for 2013, 2012 and 2011 (in thousands):

	2013	2012	2011
Balance at January 1,	$195	$135	$18
Additions for tax positions of prior years	108	139	117
Settlements	—	(79)	—
Reductions for lapses of statutes	—	—	—
Balance at December 31,	$303	$195	$135
At December 31, 2013, the total amount of unrecognized tax benefit was $0.3 million, which will result in a benefit to the provision for income taxes in 2014 and subsequent years, if recognized.
The Company recognizes interest and penalties related to uncertain tax positions in the provision for income taxes line item of the consolidated statements of operations. As of December 31, 2013 and 2012, our accrued interest and penalties on unrecognized tax benefits was negligible.
The Company is subject to taxation in the United States and in various state jurisdictions. The Company's tax years 2010 and forward are subject to examination by the United States Internal Revenue Service. The Company’s tax years 2009 and forward are subject to examination by the Company's material state jurisdictions. The Internal Revenue Service completed a limited scope audit of our 2007 through 2009 tax years and the results were negligible.

F-28

Annex I-106

11. Stockholders' Equity
The Company did not declare or pay cash dividends in either 2013 or 2012. The Company does not anticipate paying any cash dividends on our common stock in the foreseeable future. The Company currently expects that it will retain all available cash, if any, for use as working capital and for other general purposes, including to service or repay the debt and to fund the operation and expansion of its business. Any payment of future dividends will be at the discretion of the board of directors and will depend on, among other things, the Company's earnings, financial condition, capital requirements, level of indebtedness, statutory and contractual restrictions applying to the payment of dividends and other considerations that the board of directors deems relevant.
Holders of the Company's Class A common stock are entitled to a voting power of one vote per share and holders of the Company's Class B common stock are entitled to a voting power of ten votes per share. Mandatory and optional conversion of the Class B common stock into Class A common stock exists on a one-for-one basis under certain circumstances.

12. Stock-Based Compensation
2005 Restricted Stock Plan
In December 2005, the Company’s board of directors adopted a restricted stock plan with respect to Skilled’s Class B common stock (the "Restricted Stock Plan"). The Restricted Stock Plan provided for awards of restricted stock to the Company’s officers and other key employees. Such grants of restricted stock were required to be evidenced by restricted stock agreements and were subject to the vesting and other requirements as determined at the time of grant by a committee appointed by the board of directors. Restricted shares of each initial participant vested (i) 25% on the date of grant and (ii) 25% on each of the first three anniversaries of the date of grant, unless such initial participant ceases to be an employee of or consultant to Skilled or any of its companies on the relevant anniversary date. As of December 31, 2013, the aggregate number of shares of Class B stock issued under the Restricted Stock Plan was 1.3 million, net of forfeitures, all of which have fully vested. No additional shares of common stock are available for issuance under this plan.
2007 Incentive Award Plan
In April 2007, Skilled's board of directors adopted the Skilled Healthcare Group, Inc. 2007 Incentive Award Plan (the "2007 Plan") that provides for cash-based and equity-based awards to the Company's directors, officers, and other key employees. In May 2008, the stockholders of the Company approved the 2007 Plan increasing the number of shares of the Company’s Class A common stock that may be issued under the 2007 Plan by 1.5 million shares to a total of 2.6 million shares. The 2007 Plan became effective immediately upon stockholder approval. The Company's stockholders approved an amendment of the 2007 Plan in May 2011, which increased the number of shares of Class A common stock available for issuance under the plan by 1.9 million shares to a total of 4.5 million shares. In May 2013, the Company's stockholders approved an amendment of the 2007 Plan, which increased the number of shares of Class A common stock available for issuance under the plan by 1.0 million shares to a total of 5.5 million shares.
Restricted stock awards granted under the 2007 Plan are subject to vesting and other requirements as determined at the time of award by a committee appointed by the board of directors. The restricted awards granted to non-employee directors are generally subject to a one-year vesting requirement. The restricted common shares awarded to executive officers and other key employees generally vest 25% on the first four anniversary dates of the award. In addition to restricted common shares, the Company also awards restricted stock units to certain directors. The restricted stock units have rights similar to the rights of restricted vested common shares and the non-employee director will ultimately receive one common share for each restricted stock unit. The fair value of the restricted common shares and restricted stock units is based on the award date market value of the common shares and is amortized over the vesting period on a ratable basis.
Under the 2007 Plan, incentive and nonqualified stock options may be granted to eligible participants for the right to purchase common stock at a specified price which may not be less than the fair market value on the date of the grant. Based on the terms of individual option grants, options granted under the 2007 Plan generally expire 10 years after the grant date and generally become exercisable over a period of four years, with annual vesting, based on continued employment. In 2013 the Company granted no new options to purchase shares of Class A common stock. In 2012, and 2011, the Company granted 0.1 million, and 0.1 million options, respectively, to purchase shares of Class A common stock.
In November 2008, the Company began granting performance based restricted Class A common shares and stock options to executive officers. The stock options vest ratably over a four-year period. The fair value of the stock options is valued utilizing the Black-Scholes model and is amortized over the vesting period of the options. The fair value of the performance shares is is recognized as compensation expense based on the most probable outcome of the performance condition which is evaluated quarterly using the Company's forecasted and actual results. As of December 31, 2013, there were 0.8 million non-vested performance based restricted stock awards outstanding as compared to 0.7 million for the same period in 2012.

F-29

Annex I-107

As of December 31, 2013, the aggregate number of Class A common shares and restricted stock units issued under the 2007 plan was 3.7 million as compared to 2.1 million as of December 31, 2012.
During the year ended December 31, 2013, the following restricted stock awards, restricted stock units and performance stock awards occurred under the Company’s existing plans (number of shares in thousands):

	Number of Shares	Weighted- Average Grant Date Fair Value
Non-vested balance at January 1, 2013	1,355	$8.27
Granted	1,737	4.96
Vested	(456)	5.47
Forfeited	(380)	7.49
Non-vested balance at December 31, 2013	2,256	$6.42
As of December 31, 2013, there was approximately $4.6 million of total unrecognized compensation costs related to restricted stock awards, restricted stock units and performance stock awards as compared to $4.2 million for the year ended December 31, 2012. These costs have a weighted-average remaining recognition period of 1.8 as of December 31, 2013 and 1.6 years as of December 31, 2012. The total fair value of shares vested during the years ended December 31, 2013, 2012, and 2011 was $2.5 million, $1.8 million, and $2.3 million, respectively.
The fair value of the stock option grants for the years ended December 31, 2013 and 2012 was estimated on the date of the grants using the Black-Scholes option pricing model with the following assumptions and resulting fair value amounts:

	Year Ended December 31,
	2013	2012
Risk-free interest rate	N/A	1.15%
Expected Life	N/A	6.25 years
Dividend yield	N/A	—%
Volatility	N/A	82.60%
Weighted-average fair value	N/A	$4.78
There were no new stock options granted in the year ended December 31, 2013. For the twelve months ended December 31, 2012, 106,748 new stock options were granted.
There were no options exercised during the year ended December 31, 2013. As of December 31, 2013, there was $0.3 million of unrecognized compensation cost related to outstanding stock options, net of estimated forfeitures. This amount is expected to be recognized over a weighted-average period of 0.9 years. To the extent the forfeiture rate is different than the Company has anticipated, stock-based compensation related to these awards will be different from the Company's expectations.
The following table summarizes stock option activity during the year ended December 31, 2013 under the Skilled Healthcare Group, Inc. Amended and Restated 2007 Incentive Award Plan:

	Number of Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (in years)	Aggregate Intrinsic Value (in thousands)
Outstanding at January 1, 2013	1,122	$8.83
Granted	—	—
Forfeited or cancelled	(328)	9.55
Outstanding at December 31, 2013	794	$8.54	5.58	$—
Fully vested and expected to vest at December 31, 2013	790	$8.55	5.57	$—
Exercisable at December 31, 2013	623	$8.93	5.22	$—

F-30

Annex I-108

Aggregate intrinsic value represents the value of Skilled's closing stock price on the New York Stock Exchange on the last trading day of the fiscal period in excess of the exercise price, multiplied by the number of options outstanding or exercisable.

The amount of compensation included in general and administrative expenses was $1.7 million, $3.0 million, and $2.4 million for the year ended December 31, 2013, 2012 and 2011, respectively. The amount of compensation included in cost of services was $1.3 million, $1.8 million, and $1.2 million for the years ended December 31, 2013, 2012 and 2011, respectively.

13. Commitments and Contingencies
Leases
The Company leases certain of its facilities under non-cancelable operating leases. The leases generally provide for payment of property taxes, insurance and repairs, and have rent escalation clauses, principally based upon the Consumer Price Index or other fixed annual adjustments.
The future minimum rental payments under non-cancelable operating leases that have initial or remaining lease terms in excess of one year as of December 31, 2013 are as follows (in thousands):

2014	$19,275
2015	16,554
2016	16,166
2017	13,413
2018	7,981
Thereafter	37,656
$111,045

Legal Matters
Humboldt County Injunction
In connection with the September 2010 settlement of the class action litigation against Skilled and certain of its subsidiaries related to, among other matters, alleged understaffing at certain California skilled nursing facilities operated by Skilled's subsidiaries (the "Humboldt County Action"), Skilled and its defendant subsidiaries (collectively, the "Defendants”) entered into settlement agreements with the plaintiffs and intervenor and agreed to an injunction. The settlement was approved by the Superior Court of California, Humboldt County on November 30, 2010. Under the terms of the settlement agreements, the defendant entities deposited a total of $50.0 million into escrow accounts to cover settlement payments to class members, notice and claims administration costs, reasonable attorneys' fees and costs and certain other payments, including $5.0 million to settle certain government agency claims and potential government claims that may arise. Of the $5.0 million provided for such government claims, $1.0 million has been released by the court to the Humboldt County Treasurer-Tax Collector on behalf of the People of the State of California for their release of the Defendants. The remaining $4.0 million is available for the settlement and releases by the California Attorney General and certain other District Attorneys. However, in the event that any of these government authorities were to instead file certain actions against the Defendants by the second anniversary of the effective date of the settlement agreement, which occurred in February 2013, the entire $4.0 million would have reverted to the Defendants upon their request to the Settlement Administrator. No such actions were filed, however, resulting in an additional $1.0 million distribution to the Humboldt County District Attorney's Office and the remaining $3.0 million was distributed to the class settlement fund, as required by the settlement agreement.
In addition to the payments to the Humboldt County Treasurer-Tax Collector on behalf of the People of the State of California, the court also approved payments from the escrow of up to approximately $24.8 million for attorneys' fees and costs and $10,000 to each of the three named plaintiffs.  Pursuant to the injunction, the twenty-two Defendants that operated California nursing facilities were required to provide specified nurse staffing levels, comply with specified state and federal laws governing staffing levels and posting requirements, and provide reports and information to a court-appointed auditor. The injunction was to remain in effect for a period of twenty-four months unless extended for additional three-month periods as to those Defendants that may be found in violation. Defendants demonstrating compliance for an eighteen-month period that ended September 30, 2012 were permitted to petition for early termination of the injunction. The Defendants were required to demonstrate over the term of the injunction that the costs of the injunction met a minimum threshold level pursuant to the settlement agreement, which level, initially $9.6 million, was reduced by the portion attributable to any Defendant in the case that no longer operated a skilled nursing facility during the injunction period.

F-31

Annex I-109

In April 2011, five of the subsidiary Defendants transferred their operations to an unaffiliated third party skilled nursing facility operator (the “Former Humboldt County Facilities”). On November 14, 2012, the Defendants filed a motion to terminate the injunction and vacate the final judgment in the Humboldt County Action. Based upon compliance with the injunction through the requisite eighteen-month period, on December 21, 2012, the Superior Court of California, Humboldt County granted the Defendants' motion for early termination of the injunction, and the injunction has now ended with respect to the 17 California nursing facilities that the subsidiary Defendants still operate. In its order, the court determined that the injunction termination did not apply to the Former Humboldt County Facilities. However, the 2010 court-approved stipulation and order establishing the injunction provides that the injunction applies to the named defendants and any successor licensees of the applicable nursing facilities, but only if those successor licensees are affiliates of the named defendants. As noted above, the Former Humboldt County Facilities have been operated by an unaffiliated third party since April 2011. Therefore, under the terms of the injunction it does not apply to the Former Humboldt County Facilities unless an affiliate of the Defendants operates them. Pursuant to the BMFEA matter discussed below the California theories in this context were released in February 2013.
In the course of communications with the California Attorney General's Bureau of Medi-Cal Fraud & Elder Abuse ("BMFEA") related to the BMFEA matter discussed below, representatives of the California Attorney General and the U.S. Department of Justice indicated an interest in pursuing an action under the False Claims Act and certain other legal theories based upon the jury findings of understaffing in the Humboldt County Action. While the Company will cooperate with the government's evaluation of the matter, the Company views the government's apparent legal theories, including the False Claims Act theories, as lacking support in the established case law and intends to vigorously defend any such action if brought.
BMFEA Matter
On April 15, 2009, two of Skilled's wholly-owned companies, Eureka Healthcare and Rehabilitation Center, LLC (“EHRC”), which at the time operated Eureka Healthcare and Rehabilitation Center (the "Facility"), and Skilled Healthcare, LLC (“SHC”), the administrative services provider for the Facility, were served with a search warrant that related to an investigation of the Facility by the BMFEA. The search warrant related to, among other things, records, property and information regarding certain enumerated patients of the Facility and covered the period from January 1, 2007 through the date of the search. On October 31, 2012, the BMFEA filed a criminal complaint (the “BMFEA Action”) in California Superior Court, Humboldt County against EHRC, SHC and Skilled alleging elder endangerment in nine misdemeanor counts under Penal Code Section 368(c) and two felony counts under Penal Code Section 368(b)(1) related to the care of certain patients at the Facility in 2008. No individuals were named as defendants in the complaint. The Company disputed the BMFEA's theories of alleged criminal liability and vigorously defended the action. The charges filed by the BMFEA, if proven, would have carried fines of up to $6,000 for each of the two felony counts and $2,000 for each of the nine misdemeanor counts. Convictions could also lead to exclusion from participation in federal healthcare programs under federal laws such as the Federal False Claims Act and the Civil Monetary Penalty Law, which could be materially adverse to Skilled's business. EHRC transferred its operations in April 2011 to an unaffiliated third party skilled nursing facility operator, and has not had any ongoing operations since that time.
On February 15, 2013, the parties reached a mutually satisfactory settlement of the BMFEA Action. Pursuant to the settlement: (i) Skilled and SHC were dismissed from the case with prejudice; (ii) EHRC pled no contest to a single misdemeanor count of elder endangerment under Penal Code Section 368(c) and agreed to pay a statutory fine of $680, pay $145,000 to the California Attorney General for its costs of investigation, and to serve two (2) years of summary probation; and (iii) the California Attorney General granted Skilled, SHC, and twenty-five (25) of their affiliates who currently or formerly operated skilled nursing facilities in California, a release of any potential liability to the California Attorney General under certain civil statutes based upon conduct occurring through the effective date of the settlement (including the FCA theories discussed under Humboldt County Litigation above). The court accepted EHRC's misdemeanor plea and the other relevant terms of the settlement on February 15, 2013. Notwithstanding EHRC's no contest plea to the single misdemeanor charge, the Company, SHC and EHRC continue to deny any liability for the allegations in the BMFEA Action. The release granted by the California Attorney General may not apply to the DOJ should it choose to pursue action against us.

F-32

Annex I-110

Pursuant to the settlement, Skilled, SHC and their twenty (20) affiliated current California skilled nursing facility operators also agreed to a 2-year staffing agreement (the “2013 Staffing Agreement”) with the California Attorney General that essentially continues the requirements of the staffing-related injunction that was in effect until December 2012 as a result of the September 2010 settlement of the Humboldt County Action. Similar to the former staffing-related injunction, the 2013 Staffing Agreement requires the applicable nursing facility operators to provide a minimum of 3.2 nursing hours per patient day as required by applicable California regulation and to adhere to related regulatory requirements, as well as to submit to periodic compliance audits of the same. Unlike the former staffing-related injunction, however, the 2013 Staffing Agreement does not provide for early termination based on demonstrated compliance and does not contain a minimum spend requirement. To date the 2013 Staffing Agreement has not, and the Company does not believe it will, require the Company or its affected affiliates to incur any material staffing or other costs beyond what they would otherwise incur in the ordinary course of business.

Creekside Hospice Investigation
On August 2, 2013, the United States Attorney for the District of Nevada indicated that its Civil Division is investigating the Company, as well as its subsidiary, Creekside Hospice II, LLC, for possible violations of federal and state healthcare fraud and abuse laws and regulations. These laws could include the federal False Claims Act ("FCA") and the Nevada False Claims Act ("NFCA"). The FCA provides for civil and administrative fines and penalties, including civil fines ranging from $5,500 to $11,000 per claim plus treble damages. The NFCA provides for similar fines and penalties, including treble damages. Violations of these federal or state laws could also subject the Company and/or its subsidiaries to exclusion from participation in the Medicare and Medicaid programs. Any damages, fines, penalties, other sanctions and costs that we may incur as a result of any state or federal FCA suit could be significant and could have a material and adverse effect on our results of operations and financial condition. At this time, we cannot predict what effect, if any, the investigation or any potential claims arising under the FCA, the NFCA, or other statutes or regulations, could have on the Company.
Insurance
The Company maintains insurance for workers' compensation, general and professional liability, employee benefits liability, property, casualty, directors’ and officers’ liability, inland marine, crime, boiler and machinery, automobile, employment practices liability and earthquake and flood. The Company believes that its insurance programs are adequate and appropriate, and where there has been a direct transfer of risk to the insurance carrier, the Company does not recognize a liability in the consolidated financial statements.
Workers' Compensation. The Company has maintained workers' compensation insurance as statutorily required. Most of its commercial workers' compensation insurance purchased is loss sensitive in nature, except as noted below. As a result, the Company is responsible for adverse loss development. Additionally, the Company self-insures the first unaggregated $1.0 million per workers' compensation claim for all California, New Mexico and Nevada skilled nursing and assisted living businesses. The Company has elected not to carry workers' compensation insurance in Texas and it may be liable for negligence claims that are asserted against it by its Texas-based employees. For the policy periods up to December 31, 2011, the Company has purchased guaranteed cost policies for its Kansas, Missouri, Iowa and Nebraska skilled nursing and assisted living businesses, as well as all of its hospice and home health businesses. There are no deductibles associated with these programs. For Calendar year 2013, the Company self-insured the first $0.5 million for these businesses. The Company recognizes a liability in its interim consolidated financial statements for its estimated self-insured workers' compensation risks. Historically, estimated liabilities have been sufficient to cover actual claims. Effective January 1, 2014 the Company self-insures its workers compensation for all its business operations other than those based in Texas through its wholly-owned offshore captive insurance company, Fountain View Reinsurance, Ltd., for claims up to $1.0 million.
General and Professional Liability. The Company's services subject it to certain liability risks. Malpractice and similar claims may be asserted against the Company if its services are alleged to have resulted in patient injury or other adverse effects. The Company is subject to malpractice and similar claims and other litigation in the ordinary course of business.
Effective September 1, 2008, the Company's California-based skilled nursing facility companies purchased individual general and professional liability insurance policies for claims reported through August 31, 2011, with a per occurrence and annual aggregate coverage limit of $1.0 million and $3.0 million, respectively, and an unaggregated $0.1 million per claim self-insured retention. Effective September 1, 2008, the Company also had an excess liability policy for claims reported through August 31, 2011, with a $14.0 million per loss limit and an $18.0 million annual aggregate limit for losses arising from claims in excess of $1.1 million for the California skilled nursing facilities and in excess of $1.0 million for all other businesses.
Effective September 1, 2011, the Company purchased excess liability policies with $25.0 million per loss and annual aggregate limits for claims in excess of $1.0 million per loss for all businesses. This program was modified effective September 1, 2013 such that the Company retains a 10% quota-share risk on this coverage up to the first $15.0 million. Effective September 1, 2011, the Company also self-insures professional liability claims at its California based SNF subsidiaries through

F-33

Annex I-111

its wholly-owned offshore captive insurance company, Fountain View Reinsurance, Ltd., for claims up to $1.0 million. Effective September 1, 2012, the Company self-insures professional liability claims for all of its SNF and ALF subsidiaries through its wholly-owned off shore captive company for claims up to $1.0 million.
The Company retains an unaggregated self-insured retention of $1.0 million per claim for all of its businesses other than its hospice and home health businesses, which are insured under a separate general and professional liability insurance policy with a $1.0 million per loss limit and a $3.0 million aggregate loss limit. The excess liability policy referenced above is also applicable to this policy.
Employee Medical Insurance. Medical preferred provider option programs are offered as a component of the Company's employee benefits. The Company retains a self-insured amount up to a contractual stop loss amount of $0.25 million deductible for most participants on its preferred provider organization plan. All other employee medical plans are guaranteed cost plans.
A summary of the liabilities related to insurance risks are as follows (dollars in thousands):

	As of December 31, 2013							As of December 31, 2012
	General and Professional		Employee Medical		Workers’ Compensation		Total	General and Professional		Employee Medical		Workers’ Compensation		Total
Current	$8,228	(1)	$2,446	(2)	$3,178	(2)	$13,852	$5,622	(1)	$2,143	(2)	$5,328	(2)	$13,093
Non-current	12,762		—		16,772		29,534	15,587		—		11,809		27,396
	$20,990		$2,446		$19,950		$43,386	$21,209		$2,143		$17,137		$40,489

(1)	Included in accounts payable and accrued liabilities.

(2)	Included in employee compensation and benefits.
Hallmark Indemnification
Hallmark, the Company's wholly-owned rehabilitation services company, provides physical, occupational and speech therapy services to various unaffiliated skilled nursing facilities. These unaffiliated skilled nursing facilities are reimbursed for these services from the Medicare Program and other third-party payors. Hallmark has indemnified these unaffiliated skilled nursing facilities from a portion of certain disallowances of these services. Additionally, to the extent a Recovery Audit Contractor ("RAC") or other regulatory authority or contractor is successful in making a claim for recoupment of revenue from any of these skilled nursing facilities, Hallmark will typically be required to indemnify them against their charges associated with this loss. No material indemnification payments were required to be made in 2013.
Financial Guarantees
Substantially of all Skilled's wholly-owned subsidiaries guarantee the Company's first lien senior secured credit facility, excluding the subsidiaries that are pledged as collateral for the ten mortgage loans insured by the U.S. Department of Housing and Urban Development Program ("HUD") and the ten facilities pledged to MidCap Financial as collateral for the MidCap Financial credit facility. These guarantees are full and unconditional and joint and several. Other subsidiaries of Skilled that are not guarantors are considered minor. On May 12, 2012, the Company redeemed the entire $130.0 million of its then outstanding 11.0% senior subordinated notes due 2014 (the "2014 Notes"). The 2014 Notes were guaranteed by substantially all of Skilled's wholly-owned subsidiaries on terms similar to their guarantees of the Company's first lien senior secured credit facility.
Purchase Commitment
As of December 31, 2013, the Company had no outstanding purchase commitments, except as noted under Leases above.

14.	Material Transactions with Related Parties
Agreement with Onex Partners Manager LP
Upon completion of the Transactions, the Company entered into an agreement with Onex Partners Manager LP, or Onex Manager, a wholly-owned subsidiary of Onex Corporation. In exchange for providing the Company with corporate finance and strategic planning consulting services, the Company pays Onex Manager an annual fee of $0.5 million.

F-34

Annex I-112

15.	Investment in Unconsolidated Joint Venture
Since 1996, the Company had a 50% equity interest in APS - Summit Care Pharmacy, LLC, or APS - Summit Care, which is a joint venture that serves the pharmaceutical needs of a limited number of the Company's affiliated Texas operations, as well as a number of other unaffiliated customers. The remaining 50% equity interest in APS - Summit Care is owned by an unaffiliated third party. APS - Summit Care operates a pharmacy in Austin, Texas, through which the Company's affiliated operations pay market value for prescription drugs and receives a 50% share of the net income related to the joint venture. The Company’s investment balance at December 31, 2013 and 2012 of $5.6 million and $4.6 million, respectively, is included in other assets in the consolidated balance sheets. The following tables provide summarized information from the balance sheet and statement of earnings for APS - Summit Care as of December 31:
Statement of Earnings
(In thousands)

	Year ended December 31,
	2013	2012	2011
Sales	$26,900	$27,802	$29,740
Gross Profit	4,559	2,969	3,820
Net Income	$3,374	$3,040	$3,003
Balance Sheet
(In thousands)

	December 31,
	2013	2012
Current Assets	$3,518	$4,022
Non-Current Assets	1,078	1,104
Current Liabilities	96	193
Non-Current Liabilities	$—	$—

16.	Defined Contribution Plan
The Company sponsors a defined contribution plan covering substantially all employees who meet certain eligibility requirements. The company did not match employee contributions for the defined contribution plan in 2013 and 2012.

17.	Quarterly Financial Information (Unaudited)

F-35

Annex I-113

The following table summarizes unaudited quarterly financial data for the years ended December 31, 2013 and 2012 (dollars in thousands, except share and per share data):

	Three Months Ended,
	December 31	September 30	June 30	March 31
2013
Revenue	$208,278	$208,744	$210,192	$215,058
Total expense	197,727	217,650	197,995	203,375
Other expenses, net of other income	(8,883)	(8,357)	(9,270)	(8,104)
Income (loss) from continuing operations before provision (benefit) for income taxes	1,668	(17,263)	2,927	3,579
Provision (benefit) for income taxes	1,035	(5,324)	1,139	245
Income (loss) from continuing operations	633	(11,939)	1,788	3,334
Loss from discontinued operations, net of tax	(3,635)	(136)	(265)	(264)
Net (loss) income	$(3,002)	$(12,075)	$1,523	$3,070

(Loss) earnings per share, basic:
Earnings (loss) per common share from continuing operations	$0.02	$(0.32)	$0.05	$0.08
Loss per common share from discontinued operations	(0.10)	—	(0.01)	—
(Loss) earnings per share	$(0.08)	$(0.32)	$0.04	$0.08

(Loss) earnings per share, diluted:
Earnings (loss) per common share from continuing operations	$0.02	$(0.32)	$0.05	$0.08
Loss per common share from discontinued operations	(0.10)	—	(0.01)	—
(Loss) earnings per share	$(0.08)	$(0.32)	$0.04	$0.08
Weighted-average common shares outstanding, basic	37,431	37,499	37,646	37,557
Weighted-average common shares outstanding, diluted	37,431	37,499	38,186	38,034

	Three Months Ended,
	December 31	September 30	June 30	March 31
2012
Revenue	$215,467	$212,825	$213,961	$215,646
Total expense	198,053	195,155	193,987	195,959
Other expenses, net of other income	(8,300)	(8,429)	(13,751)	(8,978)
Income from continuing operations before provision for income taxes	9,114	9,241	6,223	10,709
Provision for income taxes	3,202	3,040	2,488	4,166
Income from continuing operations	5,912	6,201	3,735	6,543
Loss from discontinued operations, net of tax	(217)	(133)	(238)	(206)
Net income	$5,695	$6,068	$3,497	$6,337

Earnings (loss) per share, basic:
Earnings (loss) per common share from continuing operations	$0.16	$0.16	$0.10	$0.18
Loss per common share from discontinued operations	(0.01)	—	(0.01)	—
Earnings per share	$0.15	$0.16	$0.09	$0.18
Earnings (loss) per share, diluted:
Earnings (loss) per common share from continuing operations	$0.16	$0.16	$0.10	$0.18
Loss per common share from discontinued operations	(0.01)	—	(0.01)	—
Earnings per share	$0.15	$0.16	$0.09	$0.18
Weighted-average common shares outstanding, basic	37,437	37,431	37,400	37,285
Weighted-average common shares outstanding, diluted	37,543	37,503	37,497	37,407

F-36

Annex I-114

Earnings per basic and diluted share are computed independently for each of the quarters presented based upon basic and diluted shares outstanding per quarter and therefore may not sum to the totals for the year.

(a)	2. Financial Statement Schedule:

SKILLED HEALTHCARE GROUP, INC.
SCHEDULE II—VALUATION ACCOUNTS
(in thousands)

	Balance at Beginning of Period	Charged to Costs and Expenses	Deductions(1)	Transfers to Notes Receivable	Balance at End of Period
Accounts receivable allowances
Year Ended December 31, 2013	$15,646	$14,396	$(13,377)	$—	$16,665
Year Ended December 31, 2012	$15,238	$7,409	$(7,001)	$—	$15,646
Year Ended December 31, 2011	$17,710	$7,467	$(9,939)	$—	$15,238
Notes receivable allowances
Year Ended December 31, 2013	$130	$—	$(130)	$—	$—
Year Ended December 31, 2012	$175	$—	$(45)	$—	$130
Year Ended December 31, 2011	$175	$—	$—	$—	$175
 ________________

(1)	Uncollectible accounts written off, net of recoveries

F-37

Annex I-115

Exhibit 31.1
CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
I, Robert Fish, certify that:

(1)	I have reviewed this annual report on Form 10-K of Skilled Healthcare Group, Inc.;

(2)
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

(3)
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

(4)
The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a.
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.
Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c.
Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d.
Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

(5)
The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a.
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date:	February 10, 2014
/s/ Robert H Fish
Robert H Fish
Chief Executive Officer
(Principal Executive Officer)

Annex I-116

Exhibit 31.2
CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
I, Christopher Felfe, certify that:

(1)	I have reviewed this annual report on Form 10-K of Skilled Healthcare Group, Inc.;

(2)
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

(3)
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

(4)
The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a.
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.
Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c.
Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d.
Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

(5)
The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a.
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date:	February 10, 2014
/s/ Christopher Felfe
Christopher Felfe
Acting Chief Financial Officer
(Principal Financial Officer, Principal Accounting Officer, and Authorized Signatory)

Annex I-117

Exhibit 32
The following certifications are being furnished solely to accompany the Annual Report on Form 10-K for the period ended December 31, 2013 (the “Report”), of Skilled Healthcare Group, Inc., a Delaware corporation (the “Company”), pursuant to 18 U.S.C. § 1350 and in accordance with SEC Release No. 33-8238. These certifications shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, whether made before or after the date hereof, regardless of any general incorporation language in such filing.
Certification of Principal Executive Officer
Pursuant to 18 U.S.C. Section 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of the Company, hereby certifies, to his knowledge, that:

(1)	the Report fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	February 10, 2014	/s/ Robert H Fish
Robert H Fish
Chief Executive Officer
(Principal Executive Officer)
Certification of Principal Financial Officer
Pursuant to 18 U.S.C. Section 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of the Company, hereby certifies, to his knowledge, that:

(1)	the Report fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	February 10, 2014	/s/ Christopher Felfe
Christopher Felfe
Acting Chief Financial Officer
(Principal Financial Officer, Principal Accounting Officer, and Authorized Signatory)
A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Annex I-118

Annex J: Skilled Healthcare Group, Inc. Proxy Statement on Schedule 14A for the 2014 Annual Meeting of Stockholders

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

SKILLED HEALTHCARE GROUP, INC.

(Name of the Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)    Title of each class of securities to which transaction applies:

(2)    Aggregate number of securities to which transaction applies:

(3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)    Proposed maximum aggregate value of transaction:

(5)     Total fee paid:

☐    Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)     Amount Previously Paid:

(2)    Form, Schedule or Registration Statement No.:

(3)    Filing Party:

(4)    Date Filed:

Annex J-1

March 26, 2014
Dear Stockholder:

You are invited to attend the 2014 Annual Meeting of Stockholders of Skilled Healthcare Group, Inc., to be held on May 8, 2014, at 11:00 a.m. local time, at our office located at 27442 Portola Parkway, Suite 200, Foothill Ranch, CA 92610.

At this year’s annual meeting you will be asked to:

1.	Elect two Class I directors to serve for a three-year term;

2.	Vote on an advisory basis to approve the compensation of our named executive officers as described in this proxy statement;

3.	Ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014; and

4.	Transact such other business as may properly come before the annual meeting, including any adjournment or postponement thereof.
The accompanying Notice of Meeting and Proxy Statement describe these matters. We urge you to read this information carefully. The Board of Directors recommends a vote “FOR” the election of each of the three nominees for director in Proposal 1, and “FOR” the approval of each of Proposals 2 and 3. In addition to the business to be transacted as described above, management will speak on our developments of the past year and respond to questions of general interest to stockholders.

We are pleased to take advantage of the U.S. Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet. As a result, we are mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Availability Notice”) instead of a paper copy of this proxy statement and our 2013 Annual Report to Stockholders. The Internet Availability Notice contains instructions on how to access those documents over the Internet. The Internet Availability Notice also contains instructions on how to request a paper copy of our proxy materials, including this proxy statement, our 2013 Annual Report to Stockholders and a form of proxy card or voting instruction card, as applicable. All stockholders who do not receive an Internet Availability Notice will receive a paper copy of the proxy materials by mail. This process provides a variety of benefits, including enabling us to reduce costs.

It is important that your shares be represented and voted at the annual meeting whether or not you plan to attend in person. If you are viewing the proxy statement on the Internet, you may grant your proxy electronically via the Internet by following the instructions on the Internet Availability Notice and the instructions listed on the Internet site. If you are receiving a paper copy of the proxy statement, you may vote by completing and mailing the proxy card enclosed with the proxy statement, or you may grant your proxy electronically via the Internet or by telephone by following the instructions on the proxy card. If your shares are held in “street name,” which means your shares are held of record by a broker, bank or other nominee, you should review the Notice of Internet Availability of Proxy Materials used by that firm to determine whether and how you will be able to submit your proxy by telephone or over the Internet. Submitting a proxy over the Internet, by telephone or by mailing a proxy card will ensure your shares are represented at the annual meeting.

Sincerely,

Roland G. Rapp
Executive Vice President, General Counsel,
Chief Administrative Officer and Secretary

Annex J-2

SKILLED HEALTHCARE GROUP, INC.
27442 Portola Parkway, Suite 200
Foothill Ranch, California 92610

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 8, 2014
To the Stockholders of Skilled Healthcare Group, Inc.:
We will hold our 2014 Annual Meeting of Stockholders at our office located at 27442 Portola Parkway, Suite 200, Foothill Ranch, CA 92610, on May 8, 2014, at 11:00 a.m. local time, to:

1.
Elect Glenn S. Schafer and M. Bernard Puckett as Class I directors, each with a three-year term expiring at our 2017 Annual Meeting of Stockholders and until their successors are duly elected and qualified or until their earlier resignation or removal;

2.	Vote on an advisory basis to approve the compensation of our named executive officers, as described in the attached proxy statement;

3.	Ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014; and

4.	Transact such other business as may properly come before the annual meeting, including any continuation, postponement or adjournment thereof.

 These items of business are described in the attached proxy statement. Only our stockholders of record at the close of business on March 12, 2014, the record date for the annual meeting, are entitled to notice of and to vote at the annual meeting and any continuation, postponement or adjournment of the annual meeting. A list of stockholders eligible to vote at our annual meeting will be available for inspection at the annual meeting, and at our executive offices during regular business hours for a period of no less than ten days prior to the annual meeting.

Your vote is important. In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission, we have elected to furnish our proxy materials to stockholders by providing access to the materials on the Internet. Accordingly, a Notice of Internet Availability of Proxy Materials (the “Internet Availability Notice”) has been mailed to the majority of our stockholders, while other stockholders have instead received paper copies of the documents accessible on the Internet. It is important that your shares be represented and voted whether or not you plan to attend the annual meeting in person. If you are the registered holder of your shares and are viewing the proxy statement on the Internet, you may grant your proxy electronically via the Internet by following the instructions on the Internet Availability Notice previously mailed to you and the instructions listed on the Internet site. If you are receiving a paper copy of the proxy statement, you may vote by completing and mailing the proxy card enclosed with the proxy statement, or you may grant your proxy electronically via the Internet or by telephone by following the instructions on the proxy card. If your shares are held in “street name,” which means your shares are held of record by a broker, bank or other nominee, you should review the Notice of Internet Availability of Proxy Materials used by that firm to determine whether and how you will be able to submit your proxy by telephone or over the Internet. Submitting a proxy over the Internet, by telephone or by mailing a proxy card will ensure your shares are represented at the annual meeting.

By Order of the Board of Directors,

Roland G. Rapp
Executive Vice President, General Counsel,
Chief Administrative Officer and Secretary

Annex J-3

i

Annex J-4

*****

ii

Annex J-5

PROXY STATEMENT
_______________

INFORMATION CONCERNING VOTING AND SOLICITATION

General

The enclosed proxy is solicited on behalf of the board of directors of Skilled Healthcare Group, Inc., a Delaware corporation, for use at the 2014 Annual Meeting of Stockholders to be held on Tuesday, May 8, 2014, at 11:00 a.m. local time, or at any continuation, postponement or adjournment thereof, for the purposes discussed in this proxy statement and any business properly brought before the annual meeting. Proxies are solicited to give all stockholders of record an opportunity to vote on matters properly presented at the annual meeting. In this proxy statement, “Skilled Healthcare,” “we,” “us” and “our” mean Skilled Healthcare Group, Inc., unless otherwise indicated. We intend to mail the Notice of Internet Availability of Proxy Materials, or Internet Availability Notice, to certain of our stockholders, and, alternatively, a paper copy of this proxy statement and accompanying proxy card to all other stockholders, on or about March 26, 2014 to all stockholders entitled to notice of and to vote at the annual meeting. The annual meeting will be held at our office located at 27442 Portola Parkway, Suite 200, Foothill Ranch, CA 92610.

Important Notice Regarding the Availability of Proxy Materials for the 2014 Annual Meeting of Stockholders to Be Held on May 8, 2014

The notice of the 2014 Annual Meeting of Stockholders, this proxy statement, a proxy card sample and our 2013 Annual Report to Stockholders are available on our website at www.skilledhealthcaregroup.com/proxy. You are encouraged to access and review all of the important information contained in the proxy materials before voting.

Stockholders Entitled to Vote

Stockholders of record as of the close of business on March 12, 2014 are entitled to notice of, and to vote at, the annual meeting. The holders of our common stock are entitled to one (1) vote for each share of Class A common stock held and ten (10) votes for each share of Class B common stock held on all matters to be voted upon at the annual meeting. You may vote your shares at the annual meeting by attending and voting in person, by voting via the Internet or telephone as described herein, or by having your shares represented at the annual meeting by a valid proxy.

Voting

You may vote by ballot in person at the annual meeting. Alternatively, if your shares are registered directly in your name, you may submit a proxy and vote by using any of the following methods:

•	By Telephone: You may use any touch-tone telephone to vote at any time until 11:59 p.m. (Eastern Time) on Wednesday, May 7, 2014, by calling 1-800-690-6903 and following the voice-guided instructions.

•
By Internet: You may use the Internet to vote at any time until 11:59 p.m. (Eastern Time) on Wednesday, May 7, 2014, by going to www.proxyvote.com. To vote by Internet, go to www.proxyvote.com and follow the instructions for Internet voting shown on your proxy card or Internet Availability Notice.

•
By Mail: If you received a printed proxy card, you may vote by completing, signing and dating the proxy card and returning it in its accompanying postage-paid envelope to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

To determine how you may revoke or change your vote submitted via the telephone, Internet or mail as described above, please refer to the section below entitled “Revoking Your Proxy; Changing Your Vote.”

If your shares are not registered directly in your name (e.g. you hold your shares in a stock brokerage account or through a bank or other holder of record), you may vote by following the instructions detailed on the notice or voting instruction form you receive from your broker or other nominee.

1

Annex J-6

Your vote is very important. Accordingly, whether or not you plan to attend the annual meeting in person, you should vote by using one of the methods described above.

All properly signed proxies that are received before the polls are closed at the annual meeting and that are not revoked will be voted at the annual meeting according to the instructions indicated on the proxies or, if no instructions are indicated with respect to a particular proposal, they will be voted as follows: (i) “FOR” the election of each of the two nominees for director as described in Proposal 1; (ii) “FOR” the advisory approval of the compensation of our named executive officers as described in Proposal 2; and (iii) “FOR” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm as described in Proposal 3.

The enclosed proxy gives Christopher N. Felfe and Roland G. Rapp, or either of them, discretionary authority to vote your shares in their discretion with respect to all additional matters that might come before the annual meeting, including any motion made for continuance, adjournment or postponement of the annual meeting (including for purposes of soliciting additional votes).

Revoking Your Proxy; Changing Your Vote

If you are a stockholder of record, you may revoke your proxy or change your vote at any time before your proxy is voted at the annual meeting by taking any of the following actions:

•	delivering to our Corporate Secretary a signed written notice of revocation, bearing a date later than the date of the proxy, stating that the proxy is revoked;

•
properly delivering a subsequent proxy in one of the manners authorized and described in this proxy statement (such as by mail, via the Internet or by telephone), relating to the same shares and bearing a later date than the original proxy; or

•	attending the annual meeting and voting in person, although attendance at the annual meeting will not, by itself, revoke a proxy.

Written notices of revocation and other communications with respect to the revocation of proxies should be addressed to:

Skilled Healthcare Group, Inc.
27442 Portola Parkway, Suite 200
Foothill Ranch, California 92610
Attn: Corporate Secretary

If your shares are held in “street name” by a broker, bank or other nominee, you may change your vote by submitting new voting instructions to your broker, bank or other nominee. You must contact your broker, bank or other nominee to find out how to do so.

Attendance at the Annual Meeting

All stockholders who choose to attend the annual meeting in person will need to present a valid government-issued photo identification (e.g., a driver’s license or passport) at the door to be admitted to the annual meeting. Additionally, if you hold your shares in a stock brokerage account or in the name of a bank or other holder of record and you plan to attend the annual meeting, you will also need to obtain and present a copy of your brokerage account statement (which you can obtain from your broker) reflecting your ownership of our common stock as of the close of business on March 12, 2014, the record date for the annual meeting.

Quorum and Votes Required

At the close of business on March 12, 2014, there were 23,893,020 shares of our Class A common stock and 15,515,050 shares of our Class B common stock outstanding and entitled to vote. Holders of our Class A common stock are entitled to one (1) vote per share held, and holders of our Class B common stock are entitled to ten (10) votes per share held. Thus, a total of 179,043,520 votes may be cast on each proposal. All votes will be tabulated by the inspector of elections appointed for the annual meeting. Christopher N. Felfe, our Chief Financial Officer, will serve as inspector of elections.

The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes that all stockholders are entitled to cast at the annual meeting will constitute a quorum at the annual meeting. Shares of common stock held by persons attending the annual meeting but not voting, shares represented by proxies that reflect abstentions as to a particular proposal and broker “non-votes” will be counted as present for purposes of determining a quorum but will not be counted as votes cast. Brokers, banks or other nominees who hold shares of common stock in “street name” for beneficial owners of those shares

2

Annex J-7

typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, brokers are not allowed to exercise their voting discretion with respect to the approval of matters that The New York Stock Exchange, or the NYSE, determines to be “non-routine,” without specific instructions from the beneficial owner. These non-voted shares are referred to as “broker non-votes.” If your broker, bank or nominee holds your common stock in “street name,” your broker, bank or nominee is entitled to vote your shares on “non-routine” proposals only if you provide instructions on how to vote by filling out the voting instruction form sent to you by your broker, bank or nominee with this proxy statement. Proposals 1 and 2 are considered “non-routine” matters on which brokers, banks and other nominees may vote only with specific instructions from beneficial owners. The inspector of elections will determine whether a quorum is present.

For Proposal 1, directors will be elected by a plurality of the votes cast at the annual meeting. Thus, the two nominees receiving the greatest number of votes will be elected, assuming there is a quorum present at the annual meeting. Your broker is not entitled to vote on the election of directors without your instruction. As a result, abstentions and broker non-votes will not be counted in determining which nominees received the largest number of votes cast.

For Proposal 2, approval on an advisory basis of the resolution approving the compensation of our named executive officers, as described in this proxy statement, requires the affirmative vote of the holders of a majority of the votes that all stockholders present in person or represented by proxy are entitled to cast at the annual meeting. Therefore, abstentions will have the same effect as votes against the proposal. Brokers do not have discretionary authority to vote on this proposal. Thus, broker non-votes will be deemed shares not entitled to vote on the proposal, will not be counted as votes for or against the proposal, and will not be included in calculating the number of votes necessary for approval of the proposal.

For Proposal 3, the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014, requires the affirmative vote of the holders of a majority of the votes that all stockholders present in person or represented by proxy are entitled to cast at the annual meeting. Abstentions will have the same effect as votes against this proposal. Brokers generally have discretionary authority to vote on the ratification of our independent registered public accounting firm and thus, broker non-votes are generally not expected to result from the vote on Proposal 3.

No matter currently is expected to be considered at the annual meeting other than the proposals set forth in the accompanying Notice of Annual Meeting of Stockholders. However, if any other matters are properly brought before the annual meeting for action, it is intended that the shares of our common stock represented by proxies will be voted by the persons named as proxies on the proxy card in accordance with their discretion on such matters.

Solicitation of Proxies

Our board of directors is soliciting proxies for the annual meeting from our stockholders. We will bear the entire cost of soliciting proxies from our stockholders, including the expense of preparing and mailing the Internet Availability Notice and the proxy materials for the annual meeting. In addition to the solicitation of proxies by mail, we will request that brokers, banks and other nominees that hold shares of our common stock that are beneficially owned by our stockholders send notices, proxies and proxy materials to those beneficial owners and secure those beneficial owners’ voting instructions. We will reimburse those record holders for their reasonable expenses. We may use several of our regular employees, who will not be specially compensated, to solicit proxies from our stockholders, either personally or by telephone, Internet, telegram, facsimile or special delivery letter.

3

Annex J-8

Assistance

If you need assistance in submitting your proxy or have questions regarding the annual meeting, please contact the Skilled Healthcare Group, Inc. Investor Relations department at investorrelations@skilledhealthcare.com or write to: Skilled Healthcare Group, Inc., 27442 Portola Parkway, Suite 200, Foothill Ranch, California 92610, Attn: Investor Relations.

Additional Information Regarding the Internet Availability of Our Proxy Materials

We are pleased to take advantage of SEC rules that allow companies to furnish their proxy materials over the Internet. Accordingly, we sent to the majority of our stockholders the Internet Availability Notice regarding Internet availability of the proxy materials for this year’s annual meeting. Other stockholders were instead sent paper copies of the proxy materials accessible on the Internet. Instructions on how to access the proxy materials over the Internet or to request a paper copy can be found in the Internet Availability Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis by going to www.proxyvote.com and following the instructions. A stockholder’s election to receive proxy materials by mail or e-mail will remain in effect until the stockholder terminates it.

Please note that you cannot vote your shares by filling out and returning the Internet Availability Notice. The Internet Availability Notice does, however, include instructions on how to vote your shares.

If your shares are registered directly in your name with our transfer agent, Wells Fargo Shareowner Services, you are considered, with respect to those shares, the “stockholder of record.” In that case, either the Internet Availability Notice or the Notice of Annual Meeting, this proxy statement and our 2013 Annual Report to Stockholders have been sent directly to you.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in street name. In such case, either a notice similar to the Internet Availability Notice or the Notice of Annual Meeting, this proxy statement and our 2013 Annual Report to Stockholders should have been provided (or otherwise made available) to you by your broker, bank or other holder of record who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by following their instructions for voting.

Forward-Looking Statements

This proxy statement contains “forward-looking statements” (as defined in the Private Securities Litigation Reform Act of 1995). These statements are based on our current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those mentioned in the risk factors in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2013 and in our subsequent periodic reports on Form 10-Q and current reports on Form 8-K.

4

Annex J-9

PROPOSAL 1:   ELECTION OF DIRECTORS
Board Structure
Our Amended and Restated Bylaws provide that the exact number of directors shall be set by our board of directors. Our board of directors has set the current number of directors at nine members. The directors are divided into three classes, with each class serving for a term of three years. At each annual meeting, the term of one class expires. Class I, which currently consists of two members, Glenn S. Schafer and M. Bernard Puckett, has a term expiring at the close of our 2014 annual meeting of stockholders. Class II, which currently consists of two members, Linda Rosenstock and Robert H. Fish, has a term expiring at the close of our 2015 annual meeting of stockholders. Class III, which currently consists three members, Robert M. Le Blanc, Michael E. Boxer and Bruce A. Yarwood, has a term expiring at the close of our 2016 annual meeting of stockholders. We currently have two vacancies on our board of directors: one vacancy in our Class I directorships and one vacancy in our Class II directorships.
Board Nominees
Based upon the recommendation of our Corporate Governance, Quality and Compliance Committee, our board of directors has nominated Glenn S. Schafer and M. Bernard Puckett for election as to serve as Class I directors. Proxies cannot be voted for a greater number of persons or different persons than the nominees named. If elected, each director nominee would serve a three-year term expiring at the close of our 2017 annual meeting of stockholders, or until their successors are duly elected. Biographical information on each of the nominees is furnished below under “Director Biographical Information.”

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE THREE DIRECTOR NOMINEES.
Composition of the Board of Directors
Set forth below is information as of March 12, 2014 regarding each director nominee and each person whose term of office as a director will continue after the annual meeting. There are no family relationships among any of our directors or executive officers.

Name	Age	Position	Director Since	Class	Term Expires
Glenn S. Schafer(1)(2) .............	64	Chairman of the Board (Non-Executive)	2006	I	2014
M. Bernard Puckett(1)(2) .........	69	Director	2008	I	2014
Robert H. Fish ..........................	63	Chief Executive Officer and Director	2013	II	2015
Linda Rosenstock, M.D.(3) .....	63	Director	2009	II	2015
Michael E. Boxer(1)(3) ............	52	Director	2006	III	2016
Robert M. Le Blanc(2) .............	47	Director	2005	III	2016
Bruce A. Yarwood(2)(3) ..........	71	Director	2011	III	2016
__________

(1) Member of the Audit Committee. (2) Member of the Compensation Committee. (3) Member of the Corporate Governance, Quality and Compliance Committee.

Director Biographical Information
Nominees for Election at the Annual Meeting to Serve for a Three-Year Term Expiring at the 2017 Annual Meeting of Stockholders (Class I)
Glenn S. Schafer. Mr. Schafer has served as a member of our board of directors since April 2006, and as our Chairman of the Board (non-executive) since November 2013. Since December 2007, Mr. Schafer has served on the board of directors of Janus Capital Group, a NYSE-listed asset manager, and currently serves as its Chairman of the Board (non-executive). He also served on the board of directors of Beckman Coulter, Inc., a NYSE-listed diagnostics and medical device company, from 2002 until the company’s sale in 2011, including as Lead Independent Director beginning in February 2010 and Non-executive

5

Annex J-10

Chairman beginning in September 2010. Mr. Schafer serves on the board of directors of the Michigan State University Foundation, a non-profit entity that supports the university’s strategic needs, as well as on the board of directors of GeoOptics, Inc., an environmental earth observation company.

Previously, Mr. Schafer held various executive capacities at Pacific Life Insurance Company, a provider of life insurance products, annuities and mutual funds, having served as Vice Chairman from April 2005 until his retirement on December 31, 2005, President and a director since 1995, Executive Vice President and Chief Financial Officer from 1991 to 1995, Senior Vice President and Chief Financial Officer from 1987 to 1991 and Vice President, Corporate Finance from 1986 to 1987. Mr. Schafer also served as a director of Scottish Re Group Limited, a publicly traded (OTC) global life reinsurance specialist, from 2001 to 2005 and 2007 to 2008.
Mr. Schafer brings financial expertise and demonstrated leadership and governance experience with large NYSE-listed companies to our board of directors. His experience as President and Chief Financial Officer of Pacific Life Insurance Company allows for the contribution of valuable management and financial insight to the board of directors and provides him with a keen understanding of the interplay between our operations and financial results. Mr. Schafer’s experience at Pacific Life, overseeing a wide array of that company’s financial products, coupled with his current experience on the audit committee of Janus Capital Group, provide the foundation for applying his knowledge to the day-to-day responsibilities of our audit committee. For these reasons our board of directors has concluded that Mr. Schafer should serve as a director.
M. Bernard Puckett. Mr. Puckett has served as a member of our board of directors since February 2008. From 2004 until May 2011, Mr. Puckett served as a member of the board of directors of Direct Insite Corporation, a global provider of electronic invoice presentment and payment services. Mr. Puckett served as a director of IMS Health Incorporated, a leading provider of information to the pharmaceutical industry, from 1998 until IMS Health’s acquisition by investment funds managed by TPG Capital and the CPP Investment Board in February 2010. Prior to joining our board of directors, Mr. Puckett served as a director of Openwave Systems, a NASDAQ-listed worldwide leader of open IP-based communication infrastructure software and applications to the wireless communications industry, beginning in November 2000 and as Chairman of the Board from October 2002 until September 2007. From January 1994 to January 1996, Mr. Puckett was with Mobile Telecommunications Technologies, a telecommunications firm, serving most recently as its President and Chief Executive Officer. Prior to that, Mr. Puckett served as Senior Vice President of Strategy and Business Development for IBM Corp. Since January 2013, Mr. Puckett has also served as chairman of the board of Frequentz Company, which provides real-time traceability and information management software solutions.
Mr. Puckett contributes considerable executive management and directorial experience to our board of directors stemming from his directorships at IMS Health Incorporated, Direct Insite Corporation and Openwave Systems and his executive leadership experience Mobile Telecommunications Technologies and IBM. His experience leading companies in a wide range of industries speaks to Mr. Puckett’s versatility and ability to adapt to a company’s operational needs as they evolve. For these reasons, our board of directors has concluded that Mr. Puckett should serve as a director.
Directors Continuing in Office Until the 2015 Annual Meeting of Stockholders (Class II)
Robert H. Fish. Mr. Fish has served as a member of our board of directors since November 2013, when he joined us as Chief Executive Officer. During his career, Mr. Fish has served as Chairman, President or CEO of a number of healthcare companies. From 2012 until he joined us in 2013, Mr. Fish served as Managing Partner of Sonoma-Seacrest, LLC, a California health care firm specializing in strategic planning, performance improvement and merger and acquisition issues. From 2008 to 2012 he served as Chairman of REACH Medical Holdings, a regional air medical transport company, from 2005 to 2006 he served as Executive Chairman of Coram, Inc., a large home infusion provider, and from 2002 to 2004 he served as Chairman and Chief Executive Officer of Genesis Health Ventures, a long-term care and institutional pharmacy company. Since 2013, Mr. Fish has served as a member of the board of directors of the non-profit St. Helena Hospital Foundation in Northern California. Mr. Fish has also served as President and Chief Executive Officer of St. Joseph Health System - Sonoma County and Valleycare Health System, both of which are regional hospital systems in Northern California.
Mr. Fish has extensive experience as a healthcare company executive, including in the long-term care industry. For these reasons, and his role as our Chief Executive Officer, our board of directors concluded that Mr. Fish should serve as a director.
Linda Rosenstock, M.D., M.P.H. Dr. Rosenstock has served as a member of our board of directors since November 2009. Dr. Rosenstock served as Dean of the University of California Los Angeles School of Public Health and Associate Dean of the UCLA School of Medicine from 2000 through 2012. Dr. Rosenstock has also served as a Professor of Environmental Health Services in the School of Public Health and a Professor of Medicine in the School of Medicine at UCLA since November 2000. Dr. Rosenstock is an Honorary Fellow of the Royal College of Physicians as well as an elected member of the

6

Annex J-11

National Academy of Science’s Institute of Medicine. Dr. Rosenstock is the Immediate-Past Chair of the Association of Schools of Public Health, is a member of the board of directors of The Health Effects Institute and serves as Immediate Past-President of the Society of Medical Administrators. Prior to joining UCLA, Dr. Rosenstock served as the Director of the National Institute for Occupational Safety and Health (NIOSH) from April 1994 to November 2000. Dr. Rosenstock received her M.D. and M.P.H. from Johns Hopkins University and completed her residency at the University of Washington. Dr. Rosenstock currently serves on the board of directors of Guided Therapeutics, Inc., a publicly-traded healthcare company focused on disease detection.
Our board of directors has concluded that Dr. Rosenstock should serve as a director because her depth of experience in medicine provides an ideal combination of knowledge about the industry in which we operate and the patients who benefit from our services. Her role at the helm of several educational institutions and programs speaks to her demonstrated leadership capabilities. Dr. Rosenstock’s former role at NIOSH provides her with a unique governmental perspective that is crucial to an understanding of the highly regulated and ever-changing environment in which we operate our business.
Directors Continuing in Office Until the 2016 Annual Meeting of Stockholders (Class III)

Michael E. Boxer. Mr. Boxer has served as a member of our board of directors since April 2006. Mr. Boxer has served as President of The Enterprise Group, Ltd., a health care financial advisory firm, since July 2008. Since May 2010, Mr. Boxer has served as a member of the board of directors of American Renal Holdings Inc., a national provider of kidney dialysis services. He has also served as a member of the board of directors of Remedi SeniorCare Holding Corporation, an institutional pharmacy provider, since September 2011.
Previously, Mr. Boxer served as the Chief Financial Officer of HealthMarkets, Inc., a provider of health and life insurance products to individuals and small groups from September 2006 until June 2008. From March 2005 to September 2006, Mr. Boxer was the President of The Enterprise Group, Ltd. Mr. Boxer was the Executive Vice President and Chief Financial Officer of Mariner Health Care, Inc., a provider of skilled nursing and long-term health care services, from January 2003 until its sale in December 2004. From July 1998 to December 2002, Mr. Boxer served as Senior Vice President and Chief Financial Officer of Watson Pharmaceuticals, Inc., a NYSE-listed specialty pharmaceuticals company. Prior to his tenure at Watson, Mr. Boxer was an investment banker at Furman Selz, LLC, a New York-based investment bank.
Mr. Boxer’s extensive financial and senior management experience, particularly as a Chief Financial Officer of several large companies, enables him to contribute financial expertise and insight to our board of directors. Mr. Boxer’s financial background and experience qualify him as an “audit committee financial expert” under SEC rules. Coupled with his hands-on experience as a leading executive at a health care financial advisory firm and a skilled nursing and long-term health care services company, Mr. Boxer possesses a practical understanding of our operations and business model that allows him to effectively communicate issues to the rest of our board of directors. For these reasons our board of directors has concluded that Mr. Boxer should serve as a director.
Robert M. Le Blanc. Mr. Le Blanc joined our board of directors in October 2005. Since 1999, Mr. Le Blanc has served as Managing Director of Onex Corporation, a diversified investment corporation and our largest stockholder. Mr. Le Blanc serves on the board of directors of Magellan Health Services, Inc., a NASDAQ-listed diversified specialty healthcare management organization, as well as Res-Care, Inc., a human service company for the disabled, USI Insurance Services, a leading U.S. provider of insurance brokerage services, Cypress Insurance Group, Inc., a full service insurance agency, First Berkshire Hathaway Life Insurance Company and Connecticut Children’s Medical Center. Mr. Le Blanc is Chairman of the Board of The Warranty Group, a provider of warranty and service contracts, and Carestream Health, Inc., a provider of medical and dental imaging systems.
Prior to joining Onex in 1999, Mr. Le Blanc worked for Berkshire Hathaway for seven years. From 1988 to 1992, Mr. Le Blanc worked for General Electric.
Mr. Le Blanc’s breadth of experience on the boards of directors of several large public companies in the healthcare services industry underscores his tremendous contribution of operational knowledge and leadership skills to our board of directors. Mr. Le Blanc’s various directorships, including his service on the governance and compensation committees of several public companies, have provided him with valuable experience in crafting solutions to the complex issues faced by public companies operating within a dynamic regulatory and political environment.
For these reasons, our board of directors concluded that Mr. Le Blanc should serve as a director.

7

Annex J-12

Bruce A. Yarwood. Mr. Yarwood has served as a member of our board of directors since February 2011. From August 2005 through December 2010, Mr. Yarwood served as the President and Chief Executive Officer of the American Health Care Association (AHCA), the nation’s largest association of long term and post-acute care providers. From 1989 until joining AHCA in 2005, Mr. Yarwood was a partner with Helmsin Yarwood & Associates, a management consulting and issues advocacy firm that served as a primary lobbyist for AHCA. During the 1970s Mr. Yarwood held executive positions with the California Department of Health and was responsible for the California Medicaid program, also known as Medi-Cal. Mr. Yarwood also serves on the board of directors of Specialized Medical Services, Inc., a respiratory supplies, oxygen delivery and respiratory therapy support company, of CFG Community Bank, a commercial bank in Maryland, and of the Foundation for the Future of Aging, a charitable foundation dedicated to improving the lives of older Americans and the disabled. Mr. Yarwood has over 36 years of management, operational and advocacy experience in the long term care industry.
Mr. Yarwood’s extensive experience and significant contacts within the long-term care industry and the regulatory authorities who oversee it are great assets to our company and led our board of directors to conclude that he should serve as a director. His deep understanding of the business and regulatory environments in which we operate makes him a great resource for our board of directors and management, and also allows him to offer a uniquely informed perspective on many of the items our company and board of directors are called upon to address.

8

Annex J-13

CORPORATE GOVERNANCE
Our board of directors has adopted corporate governance guidelines that provide the framework for our overall governance practices. Our board has also adopted a code of conduct, which contains general guidelines for conducting our business that applies to all of our employees, including our principal executive officer, our principal financial officer, our principal accounting officer and our controller. See “— Code of Business Conduct and Ethics.” Our guidelines and code of conduct can be found on the corporate governance page in the investor information section of our website at www.skilledhealthcaregroup.com. The inclusion of our website address in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.

Board Leadership Structure
Our Chairman and Chief Executive Officer roles were recently separated in connection with the November 2013 retirement of Boyd Hendrickson, who had served since December 2005 as both Chairman of the Board and Chief Executive Officer. Mr. Fish joined us as Chief Executive Officer, and Mr. Shafer became our Chairman of the Board, when Mr. Hendrickson retired. Mr. Le Blanc served as our presiding non-employee director, lead director, during the time that the Chairman and Chief Executive Officer roles were combined. While our board of directors determined that balancing the combined role of Chairman and Chief Executive Officer with a lead director position was most appropriate for our company during the time that we employed that leadership structure, particularly in light of our status as a “controlled company,” the board determined that it was desirable to separate the positions when Mr. Fish joined us. Separating the positions enables Mr. Fish to focus more of his efforts on his operational leadership responsibilities. Additionally, having an independent director, such as Mr. Schafer, serve as Chairman of the Board facilitates meaningful participation of independent directors in the leadership of our board of directors, and provides the opportunity for an appropriate degree of oversight over our Chief Executive Officer and senior management. In light of the separation of the Chairman and Chief Executive Officer roles, our board has discontinued utilization of a separate lead director.
Five of our seven current directors are “independent” directors, as defined by New York Stock Exchange standards. To promote open discussion among our non-management directors, our independent directors meet regularly in executive sessions without management participation. Mr. Schafer, as Chairman of the Board, presides over our board meetings, including executive sessions of non-employee directors, and is able to set the agenda of the board meetings and executive sessions and take any follow-up action as he deems necessary.
The board recognizes the importance of regularly evaluating our particular circumstances to determine if our leadership structure continues to serve the best interests of us and our stockholders. To this end, the board from time to time has assessed, and will continue to assess, whether its leadership structure remains the most appropriate for our organization.

Board Independence
We are a “controlled company” as defined in applicable NYSE corporate governance rules. Our board of directors performs an analysis, at least annually, as to whether each member of our board of directors is independent. We have adopted the definition of “independence” set forth in applicable NYSE corporate governance rules.
For a director to be considered independent, our board of directors must determine that the director does not have any direct or indirect material relationship with us. Our board of directors has established guidelines to assist it in determining director independence, which conforms to the independence requirements in the NYSE listing requirements. In addition to applying these guidelines, our board of directors will consider all relevant facts and circumstances in making an independence determination, and not merely from the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation.

Our board of directors makes and publicly discloses its independence determination for each director when the director is first elected to our board of directors and annually thereafter for all directors.
In accordance with our guidelines, our board of directors undertook its annual review of director independence in February 2014. During this review, our board of directors considered transactions and relationships between each director (including nominees for director), or any member of his or her immediate family, and us and our subsidiaries and affiliates in each of the most recent three completed fiscal years. Our board of directors also considered whether there were any transactions or relationships between directors or any member of their immediate family (or any entity of which a director or an immediate family member is an executive officer, general partner, or significant equity holder). Our board of directors considered that in the ordinary course of business, transactions may occur between us and our subsidiaries and companies at

9

Annex J-14

which some of our directors are or have been officers. Our board of directors also considered any relevant charitable contributions to not-for-profit organizations of which our directors or immediate family members are affiliated. In making its independence determinations, our board of directors considered all relationships between us and the director and the director’s family members.
As a result of this review, our board of directors has determined that Dr. Rosenstock and each of Messrs. Boxer, Puckett, Schafer and Yarwood is an independent member of our board of directors under the independence standards established in our corporate governance guidelines and the listing standards of the NYSE and has no material relationship with us that would impair such director’s independence. Each of Messrs. Le Blanc and Fish were determined to be not independent under the foregoing standards. Please see the relationships discussed under “Certain Relationships and Related Transactions” for a description of the other relationships considered by our board of directors.

Board Meetings
Our board of directors held 24 meetings during fiscal year 2013. During fiscal year 2013, all directors who were then serving attended at least 75% of the combined total of (i) all board meetings and (ii) all meetings of committees of our board of directors of which the director was a member. The Chairman of the Board or his designee, taking into account suggestions from other board members and executive officers, establishes the agenda for each board meeting and distributes it in advance to each member of our board of directors. Each board member is free to suggest the inclusion of items on the agenda and to raise additional discussion items at the meetings. Our board of directors regularly meets in executive session without management present. We have a policy that our directors will make reasonable efforts to attend the annual meeting of stockholders. Seven of our nine board members who were in office at the time of the 2013 annual meeting of stockholders attended that meeting.

Committees of the Board of Directors
Our board of directors maintains a standing Audit Committee, Corporate Governance, Quality and Compliance Committee and Compensation Committee. To view the charter of each of these committees, please visit the corporate governance page in the investor information section of our website at www.skilledhealthcaregroup.com. The inclusion of our website address in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.
We are a “controlled company,” as that term is set forth in Section 303A of the NYSE Listed Company Manual, because more than 50% of our voting power for the election of directors is held by Onex Corporation and its affiliates. Under the NYSE rules, a “controlled company” may elect not to comply with certain NYSE corporate governance requirements, including (1) the requirement that a majority of our board of directors consist of independent directors, (2) the requirement that the our nominating/corporate governance committee (i.e., our Corporate Governance, Quality and Compliance Committee) be composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities, (3) the requirement that our Compensation Committee be composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities and (4) the requirement for an annual performance evaluation of the Corporate Governance, Quality and Compliance Committee and the Compensation Committee. We elect to be treated as a controlled company and thus utilize some of these exemptions, as described below. At all times during 2013 we had a board of directors comprised of a majority of independent directors. Furthermore, a majority, but not all, of the members of our Corporate Governance, Quality and Compliance Committee and our Compensation Committee were independent directors in 2013. Currently all of the members of our Corporate Governance, Quality and Compliance Committee are independent directors.

10

Annex J-15

The membership of our standing committees as of the March 12, 2014 record date is as follows:

Director	Independent Under NYSE Standards	Audit Committee	Corporate Governance, Quality and Compliance Committee	Compensation Committee
Glenn S. Schafer.....................................	Yes	*		*
M. Bernard Puckett.................................	Yes	*		“C”
Robert M. Le Blanc................................	No			*
Michael E. Boxer....................................	Yes	“C”	*
Linda Rosenstock, M.D. .........................	Yes		“C”
Bruce A. Yarwood...................................	Yes		*	*
___________________
* Member
“C” Chair

Audit Committee
We have a standing Audit Committee. The Audit Committee has sole authority for the appointment, compensation and oversight of our independent registered public accounting firm and our independent internal auditors, and responsibility for reviewing and discussing, prior to filing or issuance, with our management and our independent registered public accounting firm (when appropriate), our audited and unaudited consolidated financial statements included in our Annual Report on Form 10-K and earnings press releases. The Audit Committee carries out its responsibilities in accordance with the terms of its charter.
In fiscal year 2013, Michael E. Boxer (Chair), M. Bernard Puckett and Glenn S. Schafer were the members of the Audit Committee. Our board of directors has determined that all Audit Committee members are financially literate under the current listing standards of the NYSE and are independent under the NYSE standards and the requirements of SEC Rule 10A-3. Our board has also determined that Mr. Boxer qualifies as an “audit committee financial expert” as that term is defined in Item 407(d)(5) of Regulation S-K of the Exchange Act of 1934, as amended, or the Exchange Act. During fiscal year 2013, the Audit Committee held four meetings.
Corporate Governance, Quality and Compliance Committee
We have a standing Corporate Governance, Quality and Compliance Committee, or Corporate Governance Committee. In fiscal year 2013, Dr. Linda Rosenstock, Jose C. Lynch, Bruce A. Yarwood and Michael E. Boxer were the members of the Corporate Governance Committee. Mr. Lynch resigned from our company (including the board) in January 2014 to pursue other professional opportunities. Our board has determined that Dr. Rosenstock and Messrs.  Yarwood and Boxer qualify as independent directors under the NYSE standards. During fiscal year 2013, the Corporate Governance Committee held four meetings.
The purpose of the Corporate Governance Committee is to make recommendations concerning the size and composition of our board and its committees, oversee and evaluate and recommend candidates for election as directors, develop, implement and review our corporate governance policies, evaluate our board and management, and review and oversee our policies and procedures that support and enhance the quality of care provided by our affiliates and compliance with applicable laws, regulations and industry guidelines. The Corporate Governance Committee is responsible for annually considering the appropriate skills and characteristics required of board members in the context of the current make-up of our board of directors and its committees, and making board composition and nomination recommendations to the board of directors.
Our entire board of directors is responsible for nominating members for election to our board of directors and for filling vacancies on our board of directors that may occur between annual meetings of the stockholders. The Corporate Governance Committee is responsible for identifying, screening and recommending candidates to the entire board for prospective board membership. In evaluating the suitability of individuals, the Corporate Governance Committee considers many factors, including:

•	good judgment, honesty, high ethics and standards of integrity, fairness and responsibility;

11

Annex J-16

•
experience in corporate management, such as serving as an officer or former officer of a publicly held company, and a general understanding of marketing, finance and other elements relevant to the success of a publicly traded company;

•	experience in our industry and with relevant social policy concerns;

•	understanding of our business on a technical level;

•	experience as a board member of another publicly held company;

•	academic expertise in an area related to our operations;

•	practical and mature business judgment, including ability to make independent analytical inquiries; and

•	the ability to represent the interests of our stockholders and exercise sound business judgment.

When formulating its board membership recommendations, the Corporate Governance Committee also considers any advice and recommendations offered by other board members. The Corporate Governance Committee may also review the composition and qualification of the board of directors of our competitors or other companies and may seek input from industry experts.
In determining whether to recommend a director for re-election, the Corporate Governance Committee also considers our board of directors’ and each committee’s annual performance self-evaluation, which address the directors’ attendance at meetings and participation in and contributions to the activities of our board of directors and the like. All existing directors are encouraged to attend director education courses or seminars periodically and the Corporate Governance Committee considers continuing education to be an important attribute for continuing service on the board.
The Corporate Governance Committee evaluates each individual in the context of our board of directors as a whole, with the objective of recommending a group that can best perpetuate success for our company and represent stockholder interests through the exercise of sound judgment. Included in this evaluation is a consideration of the diversity each director or nominee brings to our board, with diversity reflecting varied industry and professional experience, gender, ethnicity and viewpoints, as applicable.
The Corporate Governance Committee will consider stockholder recommendations of candidates on the same basis as it considers all other candidates. Stockholder recommendations should be submitted to us under the procedures discussed in “Other Matters — Stockholder Proposals and Nominations,” and should include the candidate’s name, age, business address, residence address, principal occupation or employment, the number of shares beneficially owned by the candidate, and information that would be required to solicit a proxy under federal securities law. In addition, the notice must include the recommending stockholder’s name, address, the number of shares beneficially owned and the time period those shares have been held.
Compensation Committee
We have a standing Compensation Committee. In fiscal year 2013 the members of the Compensation Committee were Glenn S. Schafer (Chair until November 2013), Robert M. Le Blanc, M. Bernard Puckett (Chair beginning in November 2013) and Bruce A. Yarwood. Our board has determined that Messrs. Schafer, Puckett and Yarwood qualify as independent directors under applicable NYSE standards. Mr. Le Blanc, who is not an independent director under applicable NYSE standards, typically abstains from committee votes on executive compensation that is intended to be performance-based and on similar matters. The Compensation Committee held five meetings in fiscal year 2013.
The Compensation Committee reviews and establishes our compensation philosophy, the compensation of our Chief Executive Officer, and the compensation of all other officers who earn a base salary of $250,000 or more. The Compensation Committee also has direct access to third party compensation consultants, and reviews any grant of stock options, restricted stock or other equity awards to eligible employees under our equity incentive plans.
The Compensation Committee also makes recommendations to our board with respect to our incentive-compensation plans and equity-based plans and reviews and approves all executive officers’ employment agreements and severance arrangements. The Compensation Committee also manages and periodically reviews all annual bonus, long-term incentive compensation and equity incentive plans (including restricted stock plans, long-term incentive plans, management incentive plans and others). The Compensation Committee also determines annually (typically during the first quarter) the annual cash bonuses to be awarded to our executive officers and certain members of senior management based upon pre-established

12

Annex J-17

financial performance criteria set under our annual performance bonus program. To assist the Compensation Committee, our Chief Executive Officer may make recommendations regarding our other executive officers’ compensation based on his evaluation of the performance of each other executive officer against objectives established at the beginning of each year, the officer’s scope of responsibilities, our financial performance, retention considerations and general economic and competitive conditions.
In addition, the Compensation Committee has the authority to retain consultants and advisors as it may deem appropriate in its discretion, and the Compensation Committee has the sole authority to approve related fees and other retention terms. The Compensation Committee has engaged Pearl Meyer & Partners, LLC, which we refer to as the consultant, to advise the Compensation Committee on an ongoing basis as an independent compensation consultant. The consultant reports directly to the Compensation Committee. While conducting assignments, the consultant interacts with our management when appropriate. Specifically, our Executive Vice President, General Counsel, Chief Administrative Officer and Secretary and our senior human resources personnel interact with the consultant from time to time to provide relevant company and executive compensation data. In addition, the consultant may seek feedback from the Chairman of the Compensation Committee, other members of our board of directors or the Chief Executive Officer regarding its work prior to presenting study results or recommendations to the Compensation Committee. The consultant, when invited, attends meetings of the Compensation Committee. The Compensation Committee determines when to hire, terminate or replace the consultant, and the projects to be performed by the consultant. During late 2012 and early 2013, the consultant, at the request of the Compensation Committee, performed a comprehensive review of the competitiveness of our senior management and non-employee director compensation programs. The Compensation Committee may engage the consultant to conduct additional reviews of our senior management compensation programs in the future.
After review and consultation with the consultant, the Compensation Committee has determined there is no conflict of interest resulting from retaining the consultant currently or during the year ended December 31, 2013.  In reaching this conclusion, the Compensation Committee considered the factors set forth in Rule 10C-1 of the Exchange Act.

Risk Oversight
While our board of directors has the ultimate oversight responsibility for the risk management process, various committees of the board of directors also have responsibility for overseeing specific areas of risk management, as set forth below. The committees periodically provide updates to the board of directors regarding significant risk management issues and related matters.

Committee	Primary Risk Oversight Responsibility
Audit Committee	Overseeing financial risk, capital risk and financial compliance risk and internal controls over financial reporting.
Compensation Committee	Overseeing our compensation philosophy and practices and evaluating the balance between risk-taking and rewards to senior officers, as further discussed below.
Corporate Governance, Quality and Compliance Committee
Evaluating each director’s independence and the effectiveness of our Corporate Governance Guidelines and Code of Conduct, overseeing management’s succession planning and overseeing quality of care and regulatory compliance risks.

We continue to utilize and refine our Enterprise Risk Management, or ERM, program. Employing an ERM program has enabled us to formalize our risk governance procedures and risk philosophy, as well as identify and assess enterprise risks and their potential impact and likelihood of occurrence. Our board of directors plays an important role in the oversight of the ERM program, including overseeing the ERM dashboard, one of the mechanisms that is used to monitor the degree of risk associated with our business and helps management manage risk. The ERM program has been designed to be dynamic so that management may respond to a broad range of potential risks on an ongoing basis. Currently, our board of directors receives periodic reports on management’s ERM initiatives, including a baseline identification, prioritization and assessment of potential risks in the areas of operations, regulatory, finance, human resources, strategy, legal and technology. An additional component of the reports to our board of directors is the presentation of proposed responses to identified risks, planning and implementation of control activities designed to mitigate identified or potential risks, and an evaluation of the achievement of objectives established through our ERM dashboard.

13

Annex J-18

Communication with the Board of Directors
Interested persons, including our stockholders, may communicate with our board of directors, including the non-management directors, by sending a letter to our Corporate Secretary at our office located at 27442 Portola Parkway, Suite 200, Foothill Ranch, CA 92610. Our Corporate Secretary will submit all correspondence to our Chairman and to any specific director(s) to whom the correspondence is directed.
Code of Business Conduct and Ethics
We maintain a code of business conduct and ethics (entitled “Skilled Healthcare Group Code of Conduct”), which is applicable to our directors, officers and employees and any independent contractors performing functions similar to those of employees, including our principal executive officer, principal financial officer and principal accounting officer or controller. You can access our code of business conduct and ethics, free of charge, on the corporate governance page in the investor information section of our website at www.skilledhealthcaregroup.com. The inclusion of our website address in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement. In the event of any future amendments to certain provisions of our code of business conduct and ethics, or waivers of such provisions, applicable to our directors and executive officers, we intend to disclose such amendments or waivers at the same location on our website identified above.

14

Annex J-19

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
AND CERTAIN BENEFICIAL OWNERS
The following table shows ownership of our common stock as of March 12, 2014, based on 23,893,020 shares of Class A common stock and 15,515,050 shares of Class B common stock outstanding on that date, by (i) each person known to us to own beneficially more than five percent (5%) of any class of our capital stock; (ii) each director; (iii) our Chief Executive Officer, our Chief Financial Officer, each of our other three most highly compensated executive officers for the year ended December 31, 2013, and each other person who served as our Chief Executive Officer and Chief Financial Officer in 2013 (collectively, the “Named Executive Officers”); and (iv) all of our current directors and executive officers as a group. Except to the extent indicated in the footnotes to the following table, the person or entity listed has sole voting and dispositive power with respect to the shares that are deemed beneficially owned by such person or entity, subject to community property laws, where applicable.

	Shares Beneficially Owned
	Shares of Class A Common Stock (1)	Rights to Acquire Class A Common Stock (2)	Class A Percentage	Shares of Class B Common Stock	Class B Percentage	Percentage of Outstanding Vote
Stockholders holding 5% or more:
Onex Corporation(3).................................	--	--	--	14,750,623	95.1%	82.4%
Invesco Ltd.(4)..........................................	1,957,800	--	8.2%	--	--	*
Black Rock, Inc.(5)....................................	1,315,026	--	5.5%	--	--	*
LSV Asset Management(6).......................	1,676,761	--	7.0%	--	--	*
The Vanguard Group, Inc.(7).....................	1,096,881	--	4.6%	--	--	*
Directors:
Michael E. Boxer.......................................	27,337	44,460	*	16,584	*	*
Robert H. Fish...........................................	800,000	--	3.3%	--	--	*
Robert M. Le Blanc(8)..............................	--	--	--	14,750,623	95.1%	82.2%
M. Bernard Puckett....................................	7,307	56,911	*	--	--	*
Linda Rosenstock, M.D. ...........................	8,125	44,660	*	--	--	*
Glenn S. Schafer .......................................	35,586	56,911	*	5,917	*	*
Bruce A. Yarwood......................................	31,660	--	*	--	--	*
Other Named Executive Officers:
Christopher N. Felfe..................................	68,008	8,664	*	--	--	*
Roland G. Rapp.........................................	444,009	174,383	2.6%	--	--	*
Laurie A. Thomas......................................	38,133	2,617	*	--	--	*
Boyd W. Hendrickson (former CEO)........	1,020,051	136,629	4.8%	--	--	*
Jose C. Lynch (former COO).....................	677,076	248,667	3.9%	--	--	*
Devasis Ghose (former CFO)....................	230,635	--	1.0%	--	--	*
All current executive officers and directors as a group (14 persons)	3,419,205	774,102	17.6%	14,773,124	95.2%	84.8%
____________________
* Less than 1%

(1)
Includes shares of unvested restricted Class A common stock as follows: Robert H. Fish — 800,000; Christopher N. Felfe — 10,510; Roland G. Rapp — 36,543; Laurie A. Thomas — 29,058; and shares of unvested restricted Class A common stock held by all current executive officers and directors as a group — 898,235.

(2)
With respect to our executive officers, represents shares of Class A common stock which the person has a right to acquire upon exercise of options that are vested as of March 12, 2014 or will vest within sixty (60) days thereafter. With respect to our non-employee directors, represents shares of Class A common stock which the person has a right to acquire upon vesting of restricted stock units, or RSUs, which are vested as of March 12, 2014 or will vest within sixty (60) days

15

Annex J-20

thereafter, and for which receipt has been deferred by certain of the non-employee directors until the director’s date of separation from our board of directors or until another date more than 60 days after March 12, 2014. Shares of Class A common stock subject to options which are currently exercisable or which will become exercisable within sixty (60) days of March 12, 2014 or subject to RSUs which are currently vested or which will become vested within sixty (60) days of March 12, 2014 are deemed to be beneficially owned by the person holding such options for the purposes of computing the percentage of ownership of such person but are not treated as outstanding for the purposes of computing the percentage of any other person.

(3)
According to the Schedule 13D filed with the SEC on September 13, 2012 by (i) Onex Corporation, an Ontario, Canada corporation (ii) Onex Partners LP, a Delaware limited partnership, (iii) Onex US Principals LP, a Delaware limited partnership, (iv) Onex Real Estate Holdings III Inc., a Delaware corporation, (v) Onex Skilled Holdings II Limited SARL, a Luxembourg company, and (vi) Gerald W. Schwartz. Onex Corporation is the sole stockholder of Onex Partners GP, Inc., which is the general partner of Onex Partners GP LP, which is the general partner of Onex Partners LP. Onex Corporation owns all of the equity of Onex American Holdings GP LLC, the general partner of Onex US Principals LP. Mr. Schwartz is the Chairman, President and Chief Executive Officer of Onex Corporation and owns shares representing a majority of the voting rights of the shares of Onex Corporation and, as such, has voting and investment power with respect to, and accordingly may be deemed to own beneficially, all of the shares of our Class B common stock beneficially owned by Onex Corporation. Mr. Schwartz disclaims beneficial ownership of all of the shares except to the extent of his pecuniary interest therein. Onex Corporation is deemed to beneficially own and has shared voting and dispositive power over all of such shares. Includes: 11,293,552 shares beneficially owned by Onex Partners LP as to which it is deemed to have shared power to vote and direct the disposition, 68,820 shares beneficially owned by Onex US Principals LP as to which it is deemed to have shared power to vote and direct the disposition, 3,388,251 shares beneficially owned by Onex Real Estate Holdings III Inc. as to which it is deemed to have shared power to vote and direct the disposition and 3,191,536 shares beneficially owned by Onex Skilled Holdings II Limited SARL as to which it is deemed to have shared power to vote and direct the disposition. The addresses are: Onex Corporation and Gerald Schwartz — 161 Bay Street P.O. Box 700, Toronto, Ontario, M5J 2S1, Canada; Onex Partners LP— 112 Fifth Avenue, New York, New York 10019; Onex US Principals LP and Onex Real Estate Holdings III Inc. — 421 Leader Street, Marion, Ohio 43302; and Onex Skilled Holdings II Limited SARL — 6C, rue Gabriel Lippmann, L-5365 Munsbach, Grand-Duchy of Luxembourg.

(4)
According to the Schedule 13G filed with the SEC on February 11, 2014 by Invesco Ltd., a Bermuda company. Includes 1,957,800 shares of our Class A common stock as to which Invesco Ltd. has sole power to vote or direct the vote, and 1,957,800 shares of our Class A common stock of which it has the sole power to dispose or direct the disposition of. The address for Invesco Ltd. is 1555 Peachtree Street NE, Atlanta, GA 30309.

(5)
According to the Schedule 13G/A filed with the SEC on January 30, 2014 by BlackRock, Inc., a Delaware corporation and an investment adviser (“BlackRock”). Includes 1,291,139 shares of our Class A common stock as to which BlackRock has sole power to vote or direct the vote, and 1,315,026 shares of our Class A common stock of which it has the sole power to dispose or direct the disposition of. The address for BlackRock is 40 East 52nd Street, New York, NY 10022.

(6)
According to the Schedule 13G filed with the SEC on February 8, 2012 by LSV Asset Management, a Delaware corporation and an investment adviser (“LSV”). Includes 1,676,761 shares of our Class A common stock as to which LSV has sole power to dispose or direct the disposition of. This amount includes 776,261 shares of our Class A common stock as to which LSV has sole power to vote or direct the vote. The address for LSV is 155 N. Wacker Drive, Suite 4600, Chicago, IL 60606.

(7)
According to the Schedule 13G/A filed with the SEC on February 12, 2013 by The Vanguard Group, Inc., a Pennsylvania corporation and an investment advisor (“Vanguard”). Includes 19,538 shares of our Class A common stock as to which Vanguard has sole power to vote or direct the vote and shared power to dispose or direct the disposition of, and 1,077,343 shares of our Class A common stock as to which Vanguard has sole power to dispose or direct the disposition of. The address for Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(8)	Mr. Le Blanc serves as a Managing Director of Onex Corporation. As a result, Mr. Le Blanc may be deemed to beneficially own the shares of Class B common stock beneficially owned by Onex Corporation.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Based solely on a review of copies of such forms received with respect to fiscal year 2013 and the written representations received from certain reporting persons that no other reports were required, we believe that all directors, executive officers and persons who own more than 10% of our common stock have complied with the reporting requirements of Section 16(a), except that, due to an administrative oversight, Mr. Yarwood filed a late Form 4 in February 2013 to report the settlement of an RSU.

16

Annex J-21

Equity Compensation Plan Information
The following table provides information, as of December 31, 2013, about compensation plans under which shares of our common stock may be issued to employees, consultants or non-employee directors of our board of directors upon exercise of options, warrants or rights.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(c)
Plans approved by stockholders...............	1,092,655	$8.54	1,238,978
Plans not approved by stockholders........	—	—	—
Total.........................................................	1,092,655	$8.54	1,238,978
___________________________

(a)
Represents options to purchase 794,645 shares of common stock and restricted stock units covering 298,010 shares of common stock in each case outstanding as of December 31, 2013 under the Amended and Restated Skilled Healthcare Group, Inc. 2007 Incentive Award Plan, or the 2007 Plan.

(b)
Represents the weighted-average exercise price of outstanding options under the 2007 Plan. No exercise price is payable in connection with the issuance of shares covered by the restricted stock units outstanding as of December 31, 2013.

(c)
Represents the number of shares remaining available for issuance under the 2007 Plan as of December 31, 2013. As of March 12, 2014, 1,556,341 shares remained available for issuance under the 2007 Plan.

17

Annex J-22

OUR EXECUTIVE OFFICERS
The following sets forth biographical information regarding our executive officers (as defined in applicable SEC rules) as of March 12, 2014, other than Mr. Fish, whose biographical information is set forth above under “Director Biographical Information.”
Christopher N. Felfe, 49, Chief Financial Officer. Mr. Felfe has served as our Chief Financial Officer since February 2014. He served as our Acting Chief Financial Officer from August 2013 until February 2014. Prior to that time, Mr. Felfe served as our Senior Vice President, Finance and Chief Accounting Officer since August 2007, and as our Controller from September 2006 to August 2007. From 2003 to 2006, Mr. Felfe served as Corporate Controller of Sybron Dental Specialties, Inc., a manufacturer of products for the dental profession, including the specialty markets of orthodontics, endodontics and implantology. From 2000 to 2002, Mr. Felfe served as Corporate Controller of Datum Inc., a supplier of precise timing solutions for telecommunications and other applications.
Roland G. Rapp, 52, Executive Vice President, Chief Administrative Officer, General Counsel and Secretary. Mr. Rapp has served as our Executive Vice President, General Counsel and Secretary since March 2002. He has more than 30 years of experience in the healthcare and legal sectors. From June 1993 to March 2002, Mr. Rapp was the Managing Partner of the law firm of Rapp, Kiepen and Harman, and was Chief Financial Officer for SR Management Services, Inc. from November 1995 to March 2002, both based in Pleasanton, California. His law practice centered on healthcare law and primarily focused on long-term care. Prior to practicing law, Mr. Rapp served as a nursing home administrator and director of operations for a small nursing home chain. Mr. Rapp also served as the elected Chairman of the Board for the California Association of Health Facilities (the largest State representative of nursing facility operators) from November 1999 to November 2001 and currently serves on its Governmental Relations Committee, Strategic Planning Committee and Legal Sub-Committee. Mr. Rapp currently serves on the American Health Care Association Council for Post-Acute Care and its Legal Committee, and served as Chair of its Legal Committee from December 2009 through December 2013.
Laurie Thomas, 53, President, Ancillary Business. Ms. Thomas has served as President, Ancillary Business, since September 2013. In that position, she provides leadership support to our affiliated hospice, home health and rehabilitation therapy business lines. Prior to that time, she served as President and Chief Operating Officer of Hallmark Rehabilitation GP, LLC, one of our consolidated subsidiaries, since February 2012. She previously joined Hallmark Rehabilitation GP, LLC to serve as its Chief Operating Officer in December 2010. From January 2002 until December 2010, Ms. Thomas served in management roles with RehabCare, most recently as Senior Vice President of Operations. Ms. Thomas has over 26 years of experience in the healthcare industry.
John T. Mitchell, 38, Senior Vice President of Legal Affairs and Chief Compliance Officer. Mr. Mitchell has served as our Senior Vice President of Legal Affairs since January 2011 and as our Chief Compliance Officer since August 2013. From 2002 until he joined us, Mr. Mitchell was in private practice, representing companies in a variety of industries, including healthcare, in corporate, securities and mergers and acquisitions matters.

18

Annex J-23

EXECUTIVE COMPENSATION

Named Executive Officers

This Compensation Discussion & Analysis describes our executive compensation programs for our 2013 fiscal year Named Executive Officers, who were:

•	Robert H. Fish, Chief Executive Officer (beginning in November 2013)

•	Boyd W. Hendrickson, Chief Executive Officer (until November 2013)

•	Jose C. Lynch, President and Chief Operating Officer (until January 2014)

•	Devasis Ghose, Executive Vice President, Treasurer and Chief Financial Officer (until July 2013)

•	Christopher N. Felfe, Chief Financial Officer (beginning in July 2013)

•	Roland G. Rapp, Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

•	Laurie A. Thomas, President, Ancillary Business

Executive Compensation Highlights

At our annual stockholder meeting in 2013, our stockholders approved the advisory vote on executive compensation of our Named Executive Officers, with an approval rating of over 99% of votes cast. In light of this support and continued regulatory and reimbursement challenges facing our business, the Compensation Committee did not change the overall design of our compensation programs during 2013. The Compensation Committee took a measured approach by not increasing any base salaries, bonus opportunities or target equity award values for our Named Executive Officers, other than, in the case of Mr. Felfe and Ms. Thomas, in connection with their mid-year promotions.

Good Governance and Best Practices

We are committed to strong governance standards for our compensation programs, as evidenced by the practices and policies listed below.

•	Named Executive Officers do not receive any additional severance benefits upon a change in control.

•	Our annual performance bonus program emphasizes quality care and risk mitigation by providing:

▪	for a reduction in the size of the total bonus pool and of each individual’s bonus opportunity following the decertification of any facility or agency, as applicable;

▪	the Compensation Committee with the authority to recoup performance-based compensation in the event of a material restatement of our financial statements; and

▪	a cap on the amount of bonus a Named Executive Officer may earn based on our achievement of certain corporate performance objectives.

•
Historically, our equity incentives consisted primarily of long-term performance-based awards; for 2013, other than awards made in connection with promotions, our equity incentives consisted entirely of long-term performance-based awards.

•	We maintain meaningful stock ownership guidelines that are intended to align our executives’ long-term interests with those of our stockholders and discourage excessive risk-taking.

Compensation Discussion and Analysis
Role of the Compensation Committee
The Compensation Committee of our board of directors develops our executive compensation policies and determines the amounts and elements of compensation for our Named Executive Officers. Our Named Executive Officers for our fiscal year 2013 are listed above.
The Compensation Committee currently consists of three independent directors and one non-independent director as defined under NYSE rules. The Compensation Committee’s duties and responsibilities include evaluating executive, non-employee director and non-executive compensation plans, policies and programs for us and our subsidiaries. The Compensation Committee’s function is described in detail in its charter, which has been approved by our board of directors.
Compensation Philosophy & Objectives
We believe that compensation should reinforce business performance and attract, retain and reward the performance of executives and employees who we believe are critical to our success. Our philosophy and approach to compensation seeks to:

19

Annex J-24

•	Provide competitive total compensation opportunities that allow us to attract, retain and motivate critical executive talent;

•	Tie a significant portion of executive compensation to company and individual performance via short- and long-term incentive programs and equity awards; and

•
Provide incentives, particularly equity incentives, that align our executives’ and employees’ interests with those of our stockholders, creating an ownership culture focused on building our long-term value.

 We monitor achievement of these strategies and our competitive posture relative to the market through the market review process described below under “— Determination of Forms and Amounts of Compensation — Compensation Levels and Market Competitiveness Review.”
Compensation Structure
Although the structure may vary over time, our executive compensation program has four main components:

•	Base salary — fixed pay that takes into account an individual’s duties and responsibilities, experience, expertise and individual performance;

•
Annual cash bonus — variable cash incentive compensation designed to reward attainment of company and individual performance objectives, with target award opportunities expressed as a percentage of base salary

•
Long-term equity incentives — stock-based awards, including stock options and restricted stock, and performance-vested restricted stock that reflect the performance of our common stock, align executive officer and stockholder interests and encourage executive retention during the vesting period; and

•	Benefits and limited perquisites — including severance benefits, insurance benefits and certain other perquisites.

We believe that the elements of compensation identified above produce a well-balanced mix of security-oriented, retentive and at-risk compensation through base salary, benefits and perquisites and both short- and long-term performance incentives. Base salary, benefits and perquisites provide our executives with a measure of security as to the minimum level of remuneration they will receive. The annual cash incentive and long-term equity incentive components are intended to motivate the executive to focus on the business metrics that will produce a high level of value creation over the long-term. We believe that this approach not only leads to increases in stockholder value and long-term wealth creation for our executives, but also reduces the risk of losing critical executives to our competitors.
We consider the following factors when determining the allocation among current and long-term (equity) and cash and non-cash compensation each year: our short and long-term business objectives, our compensation philosophy, competitive trends within our industry and the importance of creating a performance-based environment that ties a significant portion of each executive’s compensation to the achievement of performance targets and increasing stockholder value. When considering a proposed compensation package for an executive or key employee, we consider the compensation package as a whole, as well as each element of total compensation individually.
Determination of Forms and Amounts of Compensation
The level and mix of compensation for our Named Executive Officers is also determined based on the Compensation Committee’s understanding of compensation levels for similar positions in the industry and the marketplace at large.
Compensation Consultants
The Compensation Committee has the authority to engage the services of independent compensation consultants to provide advice in connection with making executive compensation determinations. In late 2012, the Compensation Committee retained Pearl Meyer & Partners, LLC (“PM&P”) to conduct a compensation review of our then-current executive officers, including the Named Executive Officers who were with our company at that time. PM&P delivered its report (the “2013 Report”) to the Compensation Committee in early 2013. The 2012/2013 engagement built on previous compensation reviews and advice that PM&P had periodically provided to the Compensation Committee since 2007. The 2013 Report was a comprehensive review of all components of our executive compensation programs. From time to time, PM&P also provides the Compensation Committee with guidance regarding the administration of our executive compensation programs. The 2013 Report did not impact the Compensation Committee’s executive compensation decisions for 2013, which largely continued the compensation programs unchanged, in both types and potential amounts of compensation, from 2012. The Compensation Committee also consulted with PM&P from time to time later in 2013, including in conjunction with our hiring of Mr. Fish to serve as our Chief Executive Officer in late 2013 and establishing his compensation.
While conducting assignments, PM&P interacts with our management when appropriate. Specifically, our Executive Vice President, General Counsel, Chief Administrative Officer and Secretary and our senior human resources personnel interact with PM&P to provide relevant company and executive compensation data. In addition, PM&P may seek feedback from the chairman of

20

Annex J-25

the Compensation Committee, other members of our board of directors or our Chief Executive Officer in connection with PM&P’s work prior to presenting study results or recommendations to the Compensation Committee.
In the years PM&P has been retained, PM&P has provided only services directed by the Compensation Committee related to executive compensation and services directed by the Corporate Governance Committee related to director compensation. PM&P has not provided any other services to us.
Market Competitiveness Review
In preparing the 2013 Report, competitive compensation levels were analyzed utilizing a combination of data reported for a peer group of industry competitors and compensation survey data. The survey data augmented the peer group data in order to develop “market consensus” compensation levels for each applicable executive. Market consensus levels generally represented an equal (50%/50%) blend of peer group and survey data. The Compensation Committee historically has targeted total direct compensation between the 50th and 75th percentile market levels for our top executives as a group, assuming company, business unit and individual performance objectives are met at target levels.
Peer Group/Market Levels. For the 2013 Report, peer group data was analyzed from public filings (i.e., peers’ proxy statements reporting on fiscal year 2011 compensation) for specific companies that the Compensation Committee considered appropriate comparisons for the purposes of evaluating the market competitiveness of our executive compensation. Our management and the Compensation Committee worked with PM&P to develop a list of peer companies that the Compensation Committee determined to be appropriate to include in our peer group because they are similar to us in terms of industry and size. The peer group included companies with retirement/aged care, medical nursing homes, medical outpatient/home medicine, and/or physical therapy/rehabilitation center operations, with comparable market capitalization and revenues. The following companies comprised our peer group for purposes of the 2013 Report:

Advocat, Inc. Amedisys, Inc. Brookdale Senior Living, Inc. Capital Senior Living, Inc. Emeritus Corp. Ensign Group, Inc.	Five Star Quality Care Inc. Gentiva Health Services, Inc. LHC Group, Inc. Lincare Holdings, Inc. National Healthcare Corp. Sun Healthcare Group Inc. Sunrise Senior Living, Inc.

21

Annex J-26

The median market capitalization of our peer group was approximately $453 million as of October 31, 2012. The trailing twelve month revenue of our peer group ranged from approximately $298 million to approximately $2.7 billion, with the median revenue of the peer group being approximately $1.4 billion. Our market capitalization was approximately $307 million, and our trailing twelve month revenue was approximately $868 million, as of October 31, 2012. Additionally, two other companies, Kindred Healthcare, Inc. and Select Medical Corp., were considered for comparisons to certain features of our annual incentive and long-term incentive programs, as well as equity share utilization and ownership. Those two companies are in our industry, but are considerably larger than we are, and therefore including them for comparison purposes was deemed useful and appropriate for some portions of the review but not for others.

As discussed above, compensation survey data augmented the peer group data in order to develop “market consensus” compensation levels for each applicable executive.

The survey data were based on five surveys, including the following two published compensation surveys, plus two private survey sources of executive compensation data from companies across all industries, and an additional private survey source of manager and executive compensation in hospitals and health systems:

•	Towers Watson – 2012 Top Management Compensation (all industries); and

•	Mercer — 2011 Integrated Health Network Compensation (hospital/facility system).

PM&P matched our executive officer positions to survey data for the comparable positions at organizations whose revenue level was similar to ours. Equal weighting was given to the general and healthcare industry survey sources.

The results of the 2013 competitive review indicated that total target direct compensation — base salaries, annual target performance-based bonuses and the annual value of long-term incentive/equity awards — for our Named Executive Officers as a group (all five positions combined) was close to the 50th percentile market level. In addition, the 2013 Report indicated that, in the aggregate but with some variation by position, our executive officers’:

•	Base salaries were at approximately the 50th percentile market level;

•	Actual bonuses for 2011 (the most recent year then available) fell between the market 50th and 75th percentile market level;

•	Target bonuses approximated the market 75th percentile for actual bonuses, but their target bonus percentages were generally aligned with market 50th percentile target bonuses;

•	Actual cash compensation was approximately 6% above the market 50th percentile;

•	Target total cash compensation was approximately 12% below the market 75th percentile actual total cash compensation;

•	Long-term incentive award values for 2012 were approximately 21% below the market 50th percentile;

•	Actual total direct compensation was approximately 7% below the market 50th percentile; and

•	Target total direct compensation is at approximately the market 50th percentile.
In making its Named Executive Officer compensation decisions for 2013, the Compensation Committee considered the information contained in the 2013 Report. Consistent with 2012, the Compensation Committee did not significantly alter the compensation programs applicable to our Named Executive Officers from the programs that were previously established by the Compensation Committee. Salaries and target bonus levels for the Named Executive Officers were not changed from 2012, other than in connection with mid-year promotions for Mr. Felfe and Ms. Thomas.
 Management Involvement
The Compensation Committee sometimes requests certain of our senior executives, including our Chief Executive Officer, to be present at Compensation Committee meetings where executive compensation and company, business unit and individual performance are discussed and evaluated. Executives may provide insight, suggestions or recommendations regarding executive compensation if present during these meetings or at other times. However, only Compensation Committee members vote on decisions made regarding executive compensation, and in some instances only the independent members of the Compensation Committee vote on applicable matters. Compensation decisions for all the Named Executive Officers are made by the Compensation Committee. To supplement their deliberations and analysis regarding executive compensation, the Compensation Committee from time to time requests that our Chief Executive Officer provide recommendations or input regarding other Named Executive Officers’ compensation, based on his evaluations of the other Named Executive Officers’ performance relative to their individual performance objectives established under our annual performance bonus program and in consideration other past achievements and other subjective factors. The Compensation Committee from time to time requests that the Chief Executive Officer provide a self-assessment of his performance as well.

22

Annex J-27

2013 Named Executive Officer Compensation
Total compensation for our Named Executive Officers consists of base salary, annual cash performance bonus and equity awards.
Base Salary
Base salary levels and any adjustments to those levels for each individual Named Executive Officer are reviewed each year by the Compensation Committee, and may be based on factors such as our overall performance, new roles and/or responsibilities assumed by the Named Executive Officer, the performance of the Named Executive Officer’s area of responsibility, the Named Executive Officer’s impact on strategic goals, the length of service with us, whether our employees in general have recently received wage increases, or revisions to our compensation philosophy. However, no specific weighting is applied to any one factor and the process ultimately relies on the subjective judgment of the Compensation Committee. The Compensation Committee determined to not increase the base salaries of our Named Executive Officers in 2013, other than in connection with mid-year promotions for Mr. Felfe and Ms. Thomas. Messrs. Ghose and Hendrickson’s service as officers of our company ended in July and November 2013, respectively. The salary amounts reflected in the table are annualized amounts.

Name	2012 Base Salary		2013 Base Salary(1)
Robert H. Fish............................................................................................	$	n/a	$700,000
Boyd W. Hendrickson.................................................................................		$695,000	No change
Jose C. Lynch.............................................................................................		$540,000	No change
Devasis Ghose............................................................................................		$425,000	No change
Christopher N. Felfe...................................................................................		$250,000	$250,000/325,000
Roland G. Rapp..........................................................................................		$400,000	No change
Laurie A. Thomas.......................................................................................		$299,000	$299,000/340,000

(1)	Mr. Felfe and Ms. Thomas received mid-year promotions. The 2013 base salaries for those individuals, as reflected in the table, are on a pre/post promotion basis.
The Compensation Committee determined in February 2014 that the base salaries of the Named Executive Officers who were still employed with us would not be increased for 2014, other than for Ms. Thomas, whose base salary was increased to $375,000 in light of the further assessment of the significantly increased roles and responsibilities that she assumed in connection with her promotion in late 2013.
Annual Performance Bonus Program
We believe that annual performance-based cash bonuses play an important role in providing incentives to our executives to achieve near-term performance goals. Our Named Executive Officers are eligible to receive cash bonuses based upon the achievement of certain company and individual objectives under our Annual Performance Bonus Program, or Performance Program. The Compensation Committee determines a target bonus as a percent of base salary for the Named Executive Officers.
At the beginning of each year, the Compensation Committee establishes a detailed set of company and individual performance objectives applicable to each executive based on company and individual objectives established as part of the annual operating plan process. With respect to executive level new hires and mid-year promotions, the Compensation Committee establishes a similar set of individual performance objectives in connection with their hire or promotion (if applicable). The Compensation Committee works with the Chief Executive Officer to develop final performance goals that are set at levels the Compensation Committee believes are challenging, but reasonable, for management to achieve. At the end of each year, the Compensation Committee determines the level of achievement for each performance goal and determines the resulting bonus levels. Actual bonuses are approved by the Compensation Committee and typically paid to the executives in the first quarter of the subsequent fiscal year.
2013 Target Bonus Opportunities

In the first quarter of 2013, the Compensation Committee approved the Performance Program for calendar year 2013. The table set forth below shows target bonus opportunities as a percentage of each Named Executive Officer’s base salary. Of the applicable target bonus percentage, 50% was based on the achievement of company financial objectives and 50% was based on the achievement of individual objectives, which included operational objectives and quality and compliance objectives related to the particular participant’s area of oversight. Mr. Ghose’s bonus eligibility was prorated due to the fact that his employment ended in July 2013. For Mr. Felfe, since his promotion to Chief Financial Officer was effective in July 2013, his target bonus potential was prorated based on his pre-promotion salary level and his post-promotion salary level. Mr. Fish joined our company in November 2013, and as such he did not participate in the Performance Program for 2013, but his target opportunity for 2014 is 100% of his base salary.

23

Annex J-28

Name	Target Bonus Opportunity (% of Base Salary)
Boyd W. Hendrickson.....................................................................	100%
Jose C. Lynch..................................................................................	75%
Devasis Ghose.................................................................................	60%
Christopher N. Felfe........................................................................	40%
Roland G. Rapp...............................................................................	60%
Laurie A. Thomas............................................................................	50%

2013 Performance Objectives and Criteria

The performance objectives under our 2013 Performance Program were established for the following three major areas:

•
2013 adjusted earnings per diluted share, or adjusted EPS (in addition, Ms. Thomas was eligible to receive a bonus based on our rehabilitation therapy segment achieving a specified adjusted EBITDA target in 2013);

•	working capital as a measure of days sales outstanding, or DSO, targets individualized for each executive’s areas of responsibility; and

•	individual objectives that were tailored to each executive’s role, as noted above.

Adjusted EPS. Given the emphasis that stockholders place on earnings per share, or EPS, and the potential effect EPS performance may have on our stockholder value, the Compensation Committee utilized an adjusted EPS measure as the performance criteria for determining a portion of the 2013 cash bonuses for our Named Executive Officers as illustrated by the table below. We define adjusted EPS as net income/loss (determined in accordance with generally accepted accounting principles, or GAAP) per diluted share, adjusted for gains/losses on asset sales, discontinued operations, provision for income taxes and other items that we believe are not indicative of our underlying business performance. For 2013, adjusted EPS included adjustments for debt modification/retirement costs, legal expense for non-routine matters, organization restructure costs, impairment of long-lived assets, and closure of a California home health agency.

Adjusted EBITDA (Laurie Thomas). For Ms. Thomas, an adjusted EBITDA measure of performance for our rehabilitation therapy segment was selected as an additional performance criteria because the Compensation Committee determined it to be a relevant indicator of the operational achievements of our that segment, which is a key focus of Ms. Thomas’ position. We define EBITDA as net income/loss (determined in accordance with generally accepted accounting principles) before depreciation, amortization, interest expense (net of interest income) and provisions for income taxes, and adjusted EBITDA as EBITDA adjusted for discontinued operations, gains/losses on asset sales, changes in accounting principle, debt retirement costs and other items that we believe are not indicative of our underlying business performance.

Adjusted EBITDA and adjusted EPS are non-GAAP measures. For a reconciliation of these measures to their GAAP counterparts, see Item 6 (Selected Financial Data) of our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 10, 2014 (in the case of adjusted EBITDA) and the reconciliation tables in our earnings release for the fourth quarter ended December 31, 2013, furnished as Exhibit 99.1 to our Current Report filed on Form 8-K on February 10, 2014 (in the case of adjusted EPS, also referred to as adjusted net income per diluted share).

Working Capital (Days Sales Outstanding). The DSO targets for each executive’s areas of responsibility can be characterized as “attainable,” meaning that based on historical performance, although attainment of this performance level is uncertain, it can reasonably be anticipated that target performance may be achieved.

2013 Total Bonus Potential

The table below outlines each performance objective and the potential cash bonus that could be awarded for the attainment of each objective for 2013 performance.

24

Annex J-29

Name	Potential Bonus Based on 2013 Adjusted EPS			Potential Bonus for Achieving Rehab. Therapy Segment Performance Target	Potential Bonus for Achieving Working Capital (DSO) Target	Potential Bonus for Achieving Individual Objectives (3)	Target Bonus Potential (4)
	Threshold ($0.60) (1)	Target ($0.80) (1)	Stretch For Each $0.01 over Target (2)
Boyd W. Hendrickson..........	$86,875	$347,500	$17,375	n/a	$34,750	$312,750	$695,000
Jose C. Lynch.......................	$50,625	$202,500	$10,125	n/a	$20,250	$182,250	$405,000
Devasis Ghose.....................	$31,875	$127,500	$6,375	n/a	$12,750	$114,750	$255,000
Christopher N. Felfe(5)........	$14,375	$57,500	$5,750	n/a	$14,375	$43,125	$115,000
Roland G. Rapp...................	$30,000	$120,000	$6,000	$ n/a	$12,000	$108,000	$240,000
Laurie A. Thomas(5)............	$7,475	$29,900	$2,990	$52,500(6)	$14,950	$68,000	$170,000
__________________________________

(1)
The threshold 2013 adjusted EPS of $0.60 was required to be met in order to be eligible for the cash bonus for the adjusted EPS performance metric. In the event the 2013 adjusted EPS was greater than $0.60, the amount of cash bonus for the adjusted EPS component would be interpolated for adjusted EPS between $0.60 and $0.80.

(2)
The Compensation Committee determined that for every $0.01 of adjusted EPS in excess of $0.80 (the 2013 Performance Program adjusted EPS target), up to a maximum adjusted EPS of $1.00 (or $0.90 in the case of Mr. Felfe and Ms. Thomas), the executive would be awarded a “stretch bonus” that is above the target adjusted EPS bonus potential provided above.

(3)
The Compensation Committee established individual objectives, tailored to gauge the operational performance of each executive in their respective role, as well as quality and compliance objectives intended to manage risks related to the particular participant’s area of oversight. The executive was required to accomplish each of these objectives, as determined by the Compensation Committee, in its sole discretion, to be eligible to receive the full amount of this portion of the cash bonus. The Compensation Committee also has sole discretion to award a partial amount of the bonus related to the achievement of the individual objectives if the executive achieves some, but not all, of the objectives.

(4)
Represents the amount that would be earned for achieving the target adjusted EPS for 2013, achieving the applicable DSO targets, achievement of all individual objectives, and, in Ms. Thomas’s case, achieving the rehabilitation therapy segment adjusted EBITDA performance target.

(5)
As noted above under “—2013 Named Executive Officer Compensation—Base Salary,” Mr. Felfe’s and Ms. Thomas’ base salaries were increased in connection with their mid-2013 promotions, from $250,000 to $325,000 and from $299,000 to $340,000, respectively. While the structures of their respective bonus plans were not changed in connection with their promotions, their increase in base salary effectively increased their potential bonus payouts because the potential payouts are a function of their base salaries. The information for Mr. Felfe and Ms. Thomas in this table reflects their respective potential bonus payouts on a post-promotion basis.

(6)
Under the 2013 Performance Program, Ms. Thomas was entitled to receive a bonus of $13,125 if the adjusted EBITDA of our rehabilitation therapy segment was at least 90.0% of the segment’s budgeted EBITDA for 2013. If the segment’s adjusted EBITDA for 2013 was 100% of budget, then the bonus would be $52,500. The bonus amount would be prorated if the segment’s adjusted EBITDA for 2013 was between 90.0% and 100.0%, and for each 1.0% that the segment’s adjusted EBITDA exceeded 100% of budget (up to a maximum of 115.0%) Ms. Thomas would receive an additional $2,990 bonus (for an aggregate maximum bonus based on the segment’s adjusted EBITDA of $97,350). Ms. Thomas’ rehabilitation therapy segment adjusted EBITDA-based threshold and target bonus amounts could be characterized as “attainable,” meaning that based on historical performance, although attainment of the performance level is uncertain, it can reasonably be anticipated that target performance may be achieved. Amounts in excess of 100% of budget were considered less likely to be attained, but still reasonable, and in consideration thereof the Compensation Committee imposed a cap (at 115.0% of budget) on Ms. Thomas’ rehabilitation therapy segment adjusted EBITDA-based bonus component.

The following table briefly outlines the individual performance objectives established for each of the Named Executive Officers for 2013 (other than Mr. Fish, who did not participate in the Performance Program in 2013 due to his hiring being near the end of the year). The Compensation Committee may take into account these and any other factors it deems appropriate in determining the executives’ bonus payouts based on individual performance. The Compensation Committee does not attempt to quantify, rank or assign relative weight to the various individual objectives for a Named Executive Officer and no individual objective was material to the Compensation Committee’s bonus decision.

25

Annex J-30

Name	Individual Performance Objectives
Boyd W. Hendrickson.................
(1) Continue to work on execution of HUD financing; (2) Work on investor relations and opportunities to maximize stockholder value; (3) Help ensure full compliance with internal control requirements; (4) Effective communications with board and stockholders; (5) Compliance with our code of conduct, bylaws and SEC requirements; (6) Assist board in CEO succession planning; and (7) Work with senior management to seek out appropriate long-term growth and development opportunities.

Jose C. Lynch..............................
(1) Achieve specific quality of care goals; (2) Mitigate claims and lawsuits; (3) Meet or exceed certain internal financial objectives; (4) Meet compliance objectives set by Chief Compliance Officer and Chief Executive Officer; (5) Continue focus on succession development and objectives set by Chief Executive Officer; (6) Meet short-and long-term strategic planning goals established by Chief Executive Officer; and (7) Achieve synergy objectives with our affiliated hospice and home health businesses.

Devasis Ghose.............................
(1) Compliance with internal control requirements; (2) Successful performance on investor relations matters; (3) Execution on appropriate capital raising and successful capital management; (4) Improve performance and ensure value is added on a cost-effective basis in information technology resources; and (5) Successfully manage and facilitate professional development of direct reports.

Christopher N. Felfe....................
(1) Compliance with internal control requirements; (2) Successful performance on investor relations matters; (3) Execution on appropriate capital raising and successful capital management; (4) Successful implementation of project to automate invoice workflow; and (5) Successfully manage and facilitate professional development of direct reports.

Roland G. Rapp...........................
(1) Ensure that we operate ethically and in compliance with our guidelines, bylaws and SEC requirements; (2) Comply with SEC and NYSE filing requirements; (3) Effective management of internal and external legal matters and related costs; (4) Manage legal aspects of acquisitions and divestitures efficiently and effectively; (5) Manage legal aspects of debt compliance; (6) Resolve lawsuits at prudent levels and with efficient utilization of insurance programs and without adverse effects on participation in healthcare programs; (7) Improve insurance programs where possible to maximize efficiency and stability; (8) Effective implementation of human resources department initiatives and efficient human resources support for operations; and (9) Minimize negative impact of ACA implementation.

Laurie A. Thomas........................
(1) Evaluate areas of enterprise risk and mitigate identified risks; (2) Develop internal review process to manage reimbursement risks; (3) Partner with human resources to lower legal fees associated with immigration matters; (4) Tighten thresholds for new business and increase accountability of new accounts; and (5) Continue focus on succession planning.

The 2013 Performance Program, continuing policies previously adopted in 2009, included the following features designed to link pay to performance and, in the case of (iii) and (iv) below, link incentive compensation opportunities to quality services and minimize incentives to engage in excessive risk-taking behavior:

(i)
the adjusted EPS “stretch bonus” portion of the program provides for an additional bonus for every $0.01 that adjusted EPS exceeds the targeted adjusted EPS of $0.80, which was intended to result in a stretch bonus (if applicable) that more closely correlates to a percentage of overall target bonus rather than a percentage of salary;

(ii)	the bonus payouts were capped in the event adjusted EPS exceeded $1.00 (or, in the cases of Mr. Felfe and Ms. Thomas, $0.90);

(iii)	a 25% reduction of the total bonus pool and of each applicable individual’s bonus opportunity following the decertification of any affiliated facility; and

(iv)
included a bonus clawback provision in the event of a material restatement of our financial statements, pursuant to which the Compensation Committee could seek reimbursement on an after-tax basis of any portion of performance-based compensation paid or awarded to designated executives that is greater than what would have been paid or awarded if calculated based on the restated financial results.

26

Annex J-31

 Analysis of 2013 Performance Period
In February 2014, the Compensation Committee reviewed our 2013 performance and determined that our 2013 adjusted EPS was less than the $0.60 per diluted share threshold amount as set forth in the 2013 Performance Program. The Compensation Committee determined that the consolidated DSO targets for each applicable Named Executive Officer were met and that the rehabilitation therapy segment’s adjusted EBITDA was approximately 96% of budget. The Compensation Committee also reviewed the performance of each individual against his or her individual performance objectives, including with respect to the applicable quality and compliance initiatives, and approved bonus amounts related thereto after determining that some of those objectives were satisfied and others were not. The Compensation Committee exercised its discretion to reduce by 50% the amounts that might otherwise be payable to particular participants under the individual performance objectives component of the 2013 Performance Program.

The following table summarizes the 2013 bonus amounts for each of the Named Executive Officers (other than Mr. Fish, who did not participate in the 2013 Performance Program) based on these determinations:

	Actual Bonus Based on Adjusted EPS			Actual Bonus for Rehab. Therapy Segment Performance Target	Actual Bonus for Working Capital (DSO) Target	Actual Bonus for Individual Objectives	Actual Total 2013 Bonus
Name	Threshold ($0.60)	Prorated Amount For Exceeding Threshold
Boyd W. Hendrickson.........................	$--	$	n/a	n/a	$34,750	$139,125	$173,875
Jose C. Lynch.....................................	$--	$	n/a	n/a	$20,250	$73,585	$93,835
Devasis Ghose....................................	$--	$	n/a	n/a	$6,675	$28,687	$35,362
Christopher N. Felfe...........................	$--	$	n/a	n/a	$18,438	$26,813	$45,251
Roland G. Rapp..................................	$--	$	n/a	n/a	$12,000	$108,000	$120,000
Laurie A. Thomas...............................	$--	$	n/a	$35,700	$17,000	$68,000	$120,700
2014 Annual Performance Bonus Program
The Compensation Committee is considering the Performance Program to be adopted for 2014. It is anticipated to be comparable to the 2013 Performance Program.
Equity Awards
We believe that an ownership culture in our company is important to provide our Named Executive Officers with long-term incentives to build value for our stockholders. We believe stock-based awards create such a culture and help to align the interests of our management and employees with the interests of our stockholders, and also provide a retention benefit to us as a result of their vesting features.
We grant equity awards through our 2007 Plan, which was adopted by our board of directors and stockholders to permit the grant of stock-based compensation awards and cash-based performance awards to our officers, non-employee directors, employees and consultants.
2013 Equity Award Program. The 2013 annual equity awards granted to the Named Executive Officers were made using a “value” approach whereby the amount of equity awards was determined based on a dollar value at the time of grant. In February 2013, the Compensation Committee approved the target equity grant values, as reflected in the table below, for 2013 for each executive based upon its assessment of the respective executive’s overall compensation level, the level of equity awards previously granted to the executive, and the industry data provided by PM&P in the 2013 Report. The target equity award value for the particular executives was the same in 2013 as it was in 2012. In prior years, including 2012, the dollar value was typically allocated among two or three types of awards – performance-based shares and either time vested options and/or time vested restricted stock. In 2013, however, the Compensation Committee elected to allocate each Named Executive Officer’s entire award to performance-based shares. The vesting and other terms of the awards are described in more detail below. Mr. Fish’s 2013 equity award grant, which is also described below, was negotiated with him and granted in connection with his hiring as our Chief Executive Officer in November 2013. Its vesting and other terms are different than the awards that were made to the other Named Executive Officers in February 2013.

27

Annex J-32

Named Executive Officer	Target 2013 Equity Award Value	Number of Shares Granted	% Apportioned to Performance-Based Awards
Boyd W. Hendrickson....................................	$900,000	175,097	100%
Jose C. Lynch.................................................	$600,000	116,732	100%
Devasis Ghose................................................	$400,000	77,821	100%
Christopher N. Felfe.......................................	$140,000	44,510	100%
Roland G. Rapp..............................................	$400,000	77,821	100%
Laurie A. Thomas...........................................	$100,000	19,455	100%
The performance-based restricted stock granted in February 2013 generally provided for a 2013 to 2016 performance period. The first 25% of each grant would vest, if at all, only if our consolidated adjusted EBITDA for 2013 was at least $87,550,000. If that adjusted EBITDA target was not satisfied, no portion of the performance-based restricted stock grant would vest at any time. However, if the adjusted EBITDA target was satisfied, then the first 25% of the grant would vest, and the remaining 75% of the grant would vest in equal 25% annual installments over the following three years (i.e., on the last day of the applicable year) subject to continued employment of the grantee through the applicable vesting date. For Mr. Hendrickson, however, the full grant would vest if and when the Compensation Committee determined the adjusted EBITDA target was met. The performance vesting component of the grant was intended to tie a portion of our executive officer compensation to our financial performance, align the interests of our executive officers and our stockholders and provide a meaningful retention incentive to the employee.
In February 2014, the Compensation Committee determined that the adjusted EBITDA target applicable to the performance-based restricted stock grants was not satisfied. As a result, none of the grants will vest at any time. The awards have since been cancelled and the shares subject to the awards have been forfeited back to the company.
In connection with her promotion to serve as President, Ancillary Business, in November 2013 Ms. Thomas was granted an award of 21,552 shares of time-vested restricted stock. The award vests in equal annual installments over the four years following the grant date, subject to Ms. Thomas’ continued service to the company.
Furthermore, in connection with his hiring as our Chief Executive Officer and as negotiated in his employment agreement, in November 2013 Mr. Fish was granted an award of 800,000 shares of restricted stock. The award is subject to time-based vesting and performance-based vesting requirements, both of which must be satisfied in order for the award to vest. The performance-based component will be satisfied in cumulative installments with respect to one-third of the shares subject to the award in the event that the company attains per share stock price targets of $7.50, $10.00 and $12.50, respectively, for thirty consecutive trading days during the four-year period commencing on the grant date. If the first stock price target is attained during the four year period, then one-third of the shares will vest, subject to Mr. Fish’s continued service, on the date on which the Compensation Committee certifies that the target has been attained. If the second or third stock price target is attained during the four year period, then the one-third installment of shares subject to the applicable stock price target will vest with respect to 50% of that installment on the date on which the Compensation Committee certifies attainment of the target and 50% of that installment on the first anniversary of the certification date, in each case subject to Mr. Fish’s continued service.
If Mr. Fish’s service is terminated due to his death or disability, the his November 2013 restricted stock award will remain, for the one-year period or six-month period, respectively (but in no event beyond the last day of the performance period), following the termination date, outstanding and eligible to vest upon the attainment of the applicable performance goals (or upon a change in control, as described below). If Mr. Fish’s service is terminated due to his death or disability, by the company without cause or by Mr. Fish for good reason, then any shares that only remain subject to time-vesting requirements will accelerate and vest. In the event of a “change in control” (as defined in the award agreement, which is filed as an exhibit to our Form 10-K for fiscal year 2013) during the four year period from the date of grant, then (i) the first third of the award will accelerate and vest (if it hasn’t already vested due to the criteria noted above) immediately prior to the change in control, (ii) the second third of the award will accelerate and vest in full (if it hasn’t already vested due to the criteria noted above) if the per share transaction price is at least $10.00, and will accelerate and vest on a straight-line pro rata interpolation basis if the per share transaction price is between $7.50 and $10.00, and (iii) the last third of the award will accelerate and vest in full (if it hasn’t already vested due to the criteria noted above) if the per share transaction price is at least $12.50, and will accelerate and vest on a straight-line pro rata interpolation basis if the per share transaction price is between $10.00 and $12.50.
2014 Equity Award Program. The Compensation Committee is considering the 2014 equity award program for the Named Executive Officers. It is anticipated that it will be comparable to the 2013 Equity Award Program.

Equity Grant Procedures. Executives and employees are eligible to receive long-term equity awards pursuant to the terms of the 2007 Plan, which was approved by our stockholders in 2008 and subsequently further amended and restated (with stockholder

28

Annex J-33

approval) in 2011 and again in 2013. The Compensation Committee administers the 2007 Plan and establishes the provisions for all awards granted thereunder, including targeted grant values, vesting schedules and other provisions.
Grants to executives and eligible employees are generally made upon hire, promotion and annually. The Compensation Committee determines and approves all equity awards, which are generally granted on the second business day following our first quarterly earnings release following the grant approval. The exercise price of any stock option grants that are made is set at 100% of the closing market price of a share of our Class A common stock on the date of grant.
Benefits and Perquisites
The Named Executive Officers are eligible to participate in our benefit plans on the same terms as other employees. We also provide other unique benefits to our Named Executive Officers that are intended to be part of a competitive overall compensation program. For 2013, these included:

•	Annual executive physical examinations;

•	Four weeks paid vacation; and

•	Payment of term life insurance premiums.

In addition, the Named Executive Officers are eligible to participate in our 401(k) program, but historically have been unable to make contributions due to qualified plan limitations. Prior to 2012, we historically paid 100% of the employee portion of the premium costs for our Named Executive Officers to participate in our healthcare plan. In 2013, however, we shifted 100% of responsibility for the employee portion of the premium payments to the Named Executive Officers. That policy continued in 2013. We continued to pay the employer portion of the healthcare plan premiums.
Severance and Related Benefits
Each of our Named Executive Officers has an employment agreement with us that provides for severance payments if the executive’s employment is terminated by us without cause or if we decline to extend the executive’s employment term. In addition, each of the Named Executive Officers is generally subject to non-competition and non-solicitation obligations following the termination of his or her employment, as provided in his or her respective employment agreement. The post-termination duration of the applicable non-competition and non-solicitation obligations varies by individual, but ranges from six months to two years. As negotiated in his employment agreement, Mr. Fish is not subject to contractual non-competition obligations. The vesting of awards of restricted stock and options granted under our long-term performance program accelerates in full or in part, depending on the particular award, upon a change in control or death of a Named Executive Officer. In addition, the awards will continue to vest for an additional six months or year, depending on the particular award, in the event of disability. The Compensation Committee has discretion over the vesting of these awards in the event of a termination without cause, a voluntary resignation or retirement. All unvested awards are immediately forfeited upon a termination for cause. These severance benefits were determined at the time of our initial public offering, their hiring, or their promotion to an executive officer position, whichever was later. The severance benefits are an essential element of our employment agreements with the Named Executive Officers, and are intended to assist us in recruiting and retaining talented executives. See “— Potential Payments upon Termination or Change in Control.”
Compensation Policies
Stock Ownership Guidelines
Stock ownership guidelines for the Named Executive Officers and independent directors were established in 2007. The Named Executive Officers have five years from July 24, 2007 (or their date of hire/promotion, if later) to accumulate and retain minimum value in common stock shares, equivalent to a multiple of each executive’s base salary, as outlined below. All of our Named Executive Officers who remain employed with us are in compliance with the guidelines.

Named Executive Officer	Position	Multiple of Base Salary

Robert H. Fish..................................	Chief Executive Officer	5 times
Christopher N. Felfe.........................	Chief Financial Officer	3 times
Roland G. Rapp................................	Executive Vice President, Chief Administrative Officer and Secretary	3 times
Laurie A. Thomas.............................	President, Ancillary Business	3 times

Messrs. Hendrickson, Lynch and Ghose, based upon the officer positions that they occupied prior to their leaving the company, had stock ownership guideline multiples of 5x, 4x and 3x, respectively.
Independent directors are required to accumulate (and thereafter retain) at least three times their annual retainer within three years of joining our board. For purposes of determining stock ownership under these guidelines, ownership shares are made up of all forms of common stock (including unvested restricted stock awards, unvested restricted stock units and unvested performance-based

29

Annex J-34

restricted stock). Ownership shares do not include vested or unvested stock options. Mr. Yarwood (who joined the board in March 2011) is working on accumulating his annual retainer multiple amount in compliance with the guidelines.
Impact of Tax and Accounting
As a general matter, the Compensation Committee takes into account the various tax and accounting implications of the compensation vehicles employed by us.
When determining amounts of long-term incentive grants to executives and employees, the Compensation Committee examines the accounting cost associated with the grants. Under Financial Accounting Standard Boards Accounting Standard Codification Topic 718, “Compensation — Stock Compensation,” or “FASB ASC Topic 718,” grants of restricted stock awards and stock options result in a recognition of a compensation expense, which is taken into account in determining the mix of equity grants to be made to Named Executive Officers.
Section 162(m) of the Internal Revenue Code, or the “Code,” does not permit publicly-traded companies to take income tax deductions for compensation paid to the Chief Executive Officer and any of the three most highly paid executive officers, other than the Chief Financial Officer, to the extent that compensation exceeds $1 million in any taxable year and does not otherwise qualify as performance-based compensation. Our 2007 Plan is structured to allow us to pay performance-based compensation not subject to the $1 million limitation. In addition, our Performance Program and structured long-term equity performance program have been designed and have generally been implemented with the intent to meet the performance-based criteria of Section 162(m) of the Code.

The Compensation Committee intends to maximize tax effectiveness of our executive incentive plans, and will continue to consider steps that might be in our best interests to comply with Section 162(m) of the Code. However, in establishing the cash and equity incentive compensation programs for the Named Executive Officers, the Compensation Committee believes that the potential deductibility of the compensation payable under those programs should be only one of a number of relevant factors taken into consideration, and not the sole or primary factor. The Compensation Committee believes that cash and equity incentive compensation must be maintained at the requisite level to attract and retain the executive officers essential to our financial success, even if all or part of that compensation may not be deductible by reason of the limitations of Section 162(m) of the Code.

30

Annex J-35

Summary Compensation Table
The following table sets forth the compensation awarded to, earned by or paid to our Named Executive Officers during the fiscal years ended December 31, 2013, 2012 and 2011.

Name and Principal Position	Year	Salary	Stock Awards (1)	Option Awards (1)	Non-Equity Incentive Plan Compensation (2)	All Other Compensation (3)	Total
Robert H. Fish	2013	$61,923	$2,296,000	$--	$--	$--	$2,357,293
Chief Executive Officer (commencing November 2013)

Boyd W. Hendrickson	2013	$695,000	$899,999	$--	$173,875	$6,884	$1,775,758
Chairman and Chief Executive Officer (until November 2013)	2012	$695,000	$899,999	$--	$142,750	$6,348	$1,744,097
	2011	$695,000	$900,000	$--	$500,391	$20,606	$2,115,997

Jose C. Lynch	2013	$540,000	$600,002	$--	$93,835	$6,527	$1,240,364
President and Chief Operating Officer (until January 2014)	2012	$540,000	$450,003	$150,000	$77,625	$6,980	$1,224,608
	2011	$540,000	$450,000	$150,000	$278,813	$20,606	$1,439,419

Christopher N. Felfe	2013	$284,615	$139,999	$--	$45,251	$6,496	$476,361
Chief Financial Officer (commencing July 2013)

Devasis Ghose	2013	$258,268	$400,000	$--	$35,362	$6,648	$700,278
Executive Vice President, Chief Financial Officer and Treasurer (until July 2013)	2012	$425,000	$299,997	$--	$68,000	$6,684	$899,681
	2011	$425,000	$300,000	$100,000	$185,786	$19,466	$1,032,252

Roland G. Rapp	2013	$400,000	$400,000	$--	$120,000	$6,527	$926,527
Executive Vice President, General Counsel, Chief Administrative Officer and Secretary	2012	$400,000	$299,997	$100,000	$76,000	$6,738	$882,735
	2011	$400,000	$300,000	$100,000	$181,917	$21,074	$1,002,991

Laurie A. Thomas	2013	$303,500	$200,000	$--	$120,700	$6,690	$630,890
President, Ancillary Business (commencing September 2013)

(1)
The amounts shown represent the aggregate grant date fair value of the respective stock and option awards granted in the year indicated, as computed in accordance with FASB ASC Topic 718. The grant date fair value of the performance-vested restricted stock awards granted in February 2013 for the 2013-2016 performance period is based on the probable outcome of the performance criteria calculated in accordance with FASB ASC Topic 718. For a discussion of the valuation assumptions for the 2013 awards, see Footnote 12, “Stock-Based Compensation” to our 2013 consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013. For additional information regarding equity awards granted in 2013, including a description of how the performance-vested restricted stock works, see “Compensation Discussion and Analysis — Equity Awards.”

(2)
The amounts shown represent the performance-based bonus awards earned under our Performance Programs for the applicable year. For a more complete description of the Performance Programs see “Compensation Discussion and Analysis — Annual Performance Bonus Program.”

31

Annex J-36

(3)
The amounts shown consist of our cost for the provision to the Named Executive Officers of life/accidental death and dismemberment (AD&D) insurance premiums, and other benefits, which for 2013 were as follows:

Name	Life/AD&D Insurance	Other*
Robert H. Fish................................................................	$--	$--
Boyd W. Hendrickson.....................................................	$--	$6,884
Jose C. Lynch.................................................................	$255	$6,272
Devasis Ghose................................................................	$255	$6,393
Christopher N. Felfe.......................................................	$255	$6,241
Roland G. Rapp..............................................................	$255	$6,272
Laurie A. Thomas...........................................................	$255	$6,435
* For 2013, includes amounts for the employer portion of health, dental, vision and disability insurance premiums. Mr. Fish’s eligibility to participate in our health and welfare benefits plans did not begin until January 1, 2014.

Grants of Plan-Based Awards
The following table sets forth summary information regarding all grants of plan-based awards made to our Named Executive Officers during fiscal year 2013.

Name	Grant Date	Approval Date (3)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
			Performance Cash Bonus Program			Performance-Based Restricted Stock			Stock Options
Robert H. Fish	11/20/2013	11/19/2013	--	--	--	800,000	--	--	--	--	$ 2,296,000(4)
Boyd W. Hendrickson	2/13/2013	2/5/2013	--	--	--	175,097	--	--	--	--	$ 899,999(4)
	3/29/2013	3/29/2013	$399,875	$695,000	$1,042,500	--	--	--	--	--	--
Jose C. Lynch	2/13/2013	2/5/2013	--	--	--	116,732	--	--	--	--	$ 600,002(4)
	3/29/2013	3/29/2013	$253,125	$405,000	$607,500	--	--	--	--	--	--
Devasis Ghose	2/13/2013	2/5/2013	--	--	--	77,821	--	--	--	--	$ 400,000(4)
	3/29/2013	3/29/2013	$159,375	$255,000	$382,500	--	--	--	--	--	--
Christopher N. Felfe	2/13/2013	2/5/2013	--	--	--	27,237	--	--	--		$ 139,998(4)
	3/29/2013	3/29/2013	$98,750	$147,500	$221,250	--	--	--	--
Roland G. Rapp	2/13/2013	2/5/2013	--	--	--	77,821	--	--	--	--	$ 400,000(4)
	3/29/2013	3/29/2013	$150,000	$240,000	$360,000	--	--	--	--	--	--
Laurie A. Thomas	2/13/2013	2/5/2013	--	--	--	19,455	--	--	--	--	$ 99,999(4)
	11/6/2013	10/29/2013	--	--	--	21,552					$ 100,001(4)
	3/29/2013	3/29/2013	$108,200	$170,000	$255,000	--	--	--	--	--	--
___________________________________

(1)
The amounts shown represent the potential value of performance cash bonuses under our 2013 Performance Program based on achievement of the following pre-established performance measures and targets: (a) 2013 consolidated adjusted Earnings Per Share (EPS) threshold of $0.60, target of $0.80, and maximum of $1.00 (or $0.90 in the case of Mr. Felfe and Ms. Thomas); (b) 2013 working capital, as a measure of DSO targets individualized for each Named Executive Officer’s areas of responsibility; and (c) individual performance objectives tailored to each Named Executive Officer’s role. For 2013, we established target cash bonus opportunities, which are expressed as a percentage of base salary, of 100% for Mr. Hendrickson, 75% for Mr. Lynch, 60% for each of Messrs. Ghose and Rapp, 50% for Ms. Thomas and 40% for Mr. Felfe. Because he was not hired until November 2013, Mr. Fish did not participate in the 2013 Performance Program. Mr. Felfe’s Performance Program participation amounts were prorated equally based on his pre-and-post promotion salaries of

32

Annex J-37

$250,000 and $325,000, respectively.

The threshold and target amounts shown in the table above are based on achievement of each Named Executive Officer’s threshold and target objectives, respectively. The maximum amount shown is based on an additional 1% of base salary payable for every $0.01 of incremental adjusted EPS growth above the target amount, up to a maximum of $1.00 adjusted EPS (or $0.90 in the case of Mr. Felfe and Ms. Thomas).

Additionally, Ms. Thomas was entitled to receive a bonus of $13,125 if the adjusted EBITDA of our rehabilitation therapy segment was at least 90.0% of the segment’s budgeted EBITDA for 2013. If the segment’s adjusted EBITDA for 2013 was 100% of budget, then the bonus would be $52,500. The bonus amount would be prorated if the segment’s adjusted EBITDA for 2013 was between 90.0% and 100.0%, and for each 1.0% that the segment’s adjusted EBITDA exceeded 100% of budget (up to a maximum of 115.0%) Ms. Thomas would receive an additional $2,990 bonus (for an aggregate maximum bonus based on the segment’s adjusted EBITDA of $97,350).

See “Compensation Discussion and Analysis — Annual Performance Bonus Programs” for a more complete description of the 2013 Performance Program and the actual 2013 bonus payouts to the Named Executive Officers.

(2)
The executives were granted restricted stock under our 2007 Plan. The grants of restricted stock reflected in the table are performance-vested restricted stock other than the grant to Ms. Thomas on November 6, 2013, which is time-vested restricted stock. See “Compensation Discussion and Analysis — Equity Awards — 2013 Equity Awards” for a more complete description of these awards.

(3)	Reflects the date on which the grants were approved by the Compensation Committee.

(4)
With respect to the restricted stock, reflects the grant date fair value calculated in accordance with FASB ASC Topic 718. With respect to performance-vested restricted stock, we assumed that the performance criteria would be achieved. The actual value, if any, that an executive may realize upon the vesting of the applicable stock will depend on the stock price on the date of vesting. There is no assurance that the value realized by an executive will be at or near the grant date fair value, or that the particular awards will actually vest either in whole or in part. For example, with respect to the performance-vested restricted stock that was granted to the Named Executive Officers on February 13, 2013 as reflected in the table above, in February 2014 the Compensation Committee determined that the requisite performance criteria was not met, and accordingly the awards were cancelled and the shares subject to the awards were forfeited back to the company.

33

Annex J-38

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth summary information regarding the outstanding equity awards held by our Named Executive Officers at December 31, 2013.

Name	Option Awards								Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)			Option Exercise Price ($/Option)		Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	Stock Options								Restricted Stock		Performance-Based Restricted Stock
Robert H. Fish	--		--		--		--		--	--	800,000	(1)	$3,848,000(1)

Boyd W. Hendrickson	83,113	(2)	--		$10.04		2/13/2019		--	--	38,071	(4)	$183,122(4)
	40,137	(3)	13,379	(3)	$5.91		2/11/2020		--	--	66,766	(6)	$321,144(6)

Jose C. Lynch	55,408	(2)	--		$10.04		2/13/2019		--	--	12,691	(4)	$61,044(4)
	120,411	(3)	40,137	(3)	$5.91		2/11/2020		--	--	8,741	(5)	$42,044(5)
	11,342	(7)	11,342	(7)	$12.87		2/16/2021		--	--	50,075	(6)	$240,861(6)
	7,849	(8)	23,547	(8)	$6.74		2/15/2022		--	--	116,732	(9)	$561,481(9)

Devasis Ghose	--		--		--		--		--	--	--		--

Christopher N. Felfe	5,000	(10)	--		$15.50		5/14/2017		1,250(11)	6,013(11)	2,720	(5)	$13,083(5)
	1,832	(8)	5,494	(8)	$6.74		2/15/2022		--	--	3,895	(6)	$18,735(6)
		--		--		--		--	--	--	27,237	(9)	$131,010(9)

Roland G. Rapp	27,704	(2)	--		$10.04		2/13/2019		--	--	8,460	(4)	$40,693(4)
	93,653	(3)	31,217	(3)	$5.91		2/11/2020		--	--	5,828	(5)	$28,033(5)
	7,562	(7)	7,561	(7)	$12.87		2/16/2021		--	--	33,383	(6)	$160,572(6)
	5,233	(8)	15,698	(8)	$6.74		2/15/2022		--	--	77,821	(9)	$374,319(9)

Laurie A. Thomas	1,309	(8)	3,924	(8)	$6.74		2/15/2022		3,884(12)	18,682(12)	8,346	(6)	$40,144(6)
	--		--		--		--		21,552(13)	103,665(13)	19,455	(9)	$93,579(9)
_______________________________

(1)
The number of shares shown in this column reflects the maximum number of shares of performance-vested restricted stock if the performance criterion is met. The corresponding payout value shown above was calculated by multiplying the number of shares shown in the table by $4.81, the closing price of our common stock on December 31, 2013 (the last business day of the year). See “Compensation Discussion and Analysis – Equity Awards” for additional description of this award.

(2)	The option vested and became exercisable in four equal installments, subject to continued service, on each of February 13, 2010, 2011, 2012 and 2013.

(3)	The option vests and becomes exercisable in four equal installments, subject to continued service, on each of February 11, 2011, 2012, 2013 and 2014.

(4)
The number of shares shown in this column reflects the maximum number of shares of 2010-2014 performance-vested restricted stock that may vest if the threshold performance criterion is met. The corresponding payout value shown above was calculated by multiplying the number of shares shown in the table by $4.81, the closing price of our common stock on December 31, 2013 (the last business day of the year). The performance criterion was met, and therefore the remaining unvested shares will vest, subject to continued service, on a time-based vesting schedule on the applicable vesting date.

(5)
The number of shares shown in this column reflects the number of shares of 2011-2014 performance-vested restricted stock that may vest if the threshold performance criterion is met. The corresponding payout multiple shown above was calculated by multiplying the number of shares shown in the table by $4.81, the closing price of our common stock on December 31, 2013 (the last business day of the year). The performance criterion was met, and therefore the remaining unvested shares will vest, subject to continued service, on a time-based vesting schedule on the applicable vesting date.

34

Annex J-39

(6)
The number of shares shown in this column reflects the number of shares of 2012-2015 performance-vested restricted stock that may vest if the threshold performance criterion is met. The corresponding payout multiple shown above was calculated by multiplying the number of shares shown in the table by $4.81, the closing price of our common stock on December 31, 2013 (the last business day of the year). The performance criterion was met, and therefore the remaining unvested shares will vest, subject to continued service, on a time-based vesting schedule on the applicable vesting date.

(7)	The option vests and becomes exercisable in four equal installments, subject to continued service, on each of February 16, 2012, 2014, 2014 and 2015.

(8)	The option vests and becomes exercisable in four equal installments, subject to continued service, on each of February 15, 2013, 2014, 2015 and 2016.

(9)
The number of shares shown in this column reflects the number of shares of 2013-2016 performance-vested restricted stock that may vest if the threshold performance criterion is met. The corresponding payout multiple shown above was calculated by multiplying the number of shares shown in the table by $4.81, the closing price of our common stock on December 31, 2013 (the last business day of the year). The performance criterion was not met, however, and therefore none of the unvested shares reflected in the table will vest and the shares have been forfeited back to the company. See “Compensation Discussion and Analysis – Equity Awards” for additional description of these awards.

(10)	The option vested and became exercisable in four equal installments, subject to continued service, on each of May 14, 2007, 2008, 2009 and 2010.

(11)	The shares reflected are the unvested portion of a prior

(12)
5,000 shares of restricted stock that vests in four equal installments, subject to continued service, on February 11, 2011, 2012, 2013 and 2014. The market value was calculated by multiplying the number of shares of stock shown in the table by $4.81, the closing price of our common stock on December 31, 2013 (the last business day of the year).

(13)
The shares reflected are the unvested portion of a prior grant of 7,770 shares of restricted stock that vests in four equal installments, subject to continued service, on February 16, 2012, 2013, 2014, and 2015. The market value was calculated by multiplying the number of shares of stock shown in the table by $4.81, the closing price of our common stock on December 31, 2013 (the last business day of the year).

(14)
The shares reflected are the unvested portion of a prior grant of 21,552 shares of restricted stock that vests in four equal installments, subject to continued service, on November 6, 2014, 2015, 2016 and 2017. The market value was calculated by multiplying the number of shares of stock shown in the table by $4.81, the closing price of our common stock on December 31, 2013 (the last business day of the year).

Option Exercises and Stock Vested
The following table summarizes the vesting of restricted stock awards for each of our Named Executive Officers for the year ended December 31, 2013. None of our Named Executive Officers exercised any stock options during the year ended December 31, 2013. None of Mr. Fish’s restricted stock vested in 2013.

	Stock Awards
Name	Number of Shares Acquired on Vesting(1)	Value Realized on Vesting(2)
Boyd W. Hendrickson.............................................	151,456	$807,230
Jose C. Lynch..........................................................	46,863	$248,668
Devasis Ghose.........................................................	25,415	$137,750
Christopher N. Felfe...............................................	9,333	$49,161
Roland G. Rapp.......................................................	31,242	$165,778
Laurie A. Thomas...................................................	4,725	$25,799
___________________________

(1)
The reflected shares for Mr. Hendrickson vested on February 11, 2013 (38,071 shares), February 15, 2013 (66,765 shares), February 16, 2013 (23,310 shares) and December 31, 2013 (23,310 shares). Mr. Lynch’s shares vested on February 11, 2013 (12,690 shares), February 15, 2013 (16,691 shares), February 16, 2013 (8,741 shares) and December 31, 2013 (8,741 shares). Mr. Ghose’s shares vested on February 11, 2013 (8,460 shares), February 15, 2013 (11,127 shares) and February 16, 2013 (5,828 shares). Mr. Rapp’s shares vested on February 11, 2013 (8,460 shares), February 15, 2013 (11,127 shares), February 16, 2013 (5,828 shares) and December 31, 2013 (5,827 shares). Mr. Felfe’s shares vested on February 15, 2013 (3,894 shares), February 16, 2013 (2,720 shares) and December 31, 2013 (2,719 shares). Ms. Thomas’s shares vested on February 15, 2013 (2,782 shares) and February 16, 2013 (1,943 shares).

(2)
The value realized was calculated by multiplying the number of shares that vested on the particular vesting date by the closing market price of our Class A common stock on the vesting date. The closing market price of our Class A common stock was $5.34 on February 11, 2013, $5.46 on February 15, 2013, $5.46 on February 16, 2013 and $4.81 on December 31, 2013.

Employment Agreements with the Named Executive Officers

35

Annex J-40

We have entered into employment agreements with each of our Named Executive Officers. The following provides a description of the material terms of the employment agreements we have entered into with our Named Executive Officers other than certain severance benefits that are also provided under the employment agreements and described below under “— Potential Payments Upon Termination or Change in Control.” The employment agreements for each of our Named Executive Officers provide for eligibility to participate in our equity plans and an annual performance-based bonus plan established by our board of directors. In addition, we pay our Named Executive Officers’ term life insurance premiums. Copies of our employment agreements with the Named Executive Officers are filed as exhibits to our Annual Report on Form 10-K for the fiscal year ended December 31, 2013.
Robert H. Fish. Mr. Fish’s employment agreement provides for an initial term ending on November 20, 2014, which is subject to automatic one-year renewal periods unless either we or Mr. Fish gives written notice of non-extension. Under the terms of the employment agreement, Mr. Fish receives an annual base salary of $700,000 and is eligible to participate in our annual performance-based bonus plan with a target bonus opportunity equal to 100% of his annual base salary (pro-rated for any partial calendar year).
In the event Mr. Fish’s employment is terminated as a result of his death or disability, Mr. Fish will be entitled to receive a bonus representing a pro-rated portion of the bonus that he would have received had he been employed for the full year and, if terminated due to disability, (i) a lump sum equal to the amount Mr. Fish would have received in respect of his base salary upon a termination by the company without cause, less certain disability plan benefits paid to him and (ii) a lump sum amount equal to the health insurance premium cost for Mr. Fish and his spouse and dependents for a 12-month period following his date of termination. In the event Mr. Fish’s employment is terminated due to non-extension of the term by the company, Mr. Fish will be eligible to receive a pro-rated portion of the bonus that he would have received had he been employed for the full year, as well as a lump sum amount equal to the annual base salary he would have been entitled to receive had he continued employment for a period of 12 months following the date of termination. In the event that Mr. Fish is terminated without “cause” by the company or Mr. Fish terminates his employment for “good reason” (in each case, as defined in the employment agreement), Mr. Fish will be entitled to receive (i) a lump-sum cash payment equal to the then-current annual salary he would have been entitled to receive for a period of 24 months following the date of termination; (ii) a pro-rated portion of the bonus that he would have received had he been employed for the full year; and (iii) a lump sum amount equal to the health insurance premium cost for Mr. Fish and his spouse and dependents for a 12-month period following his date of termination.
Mr. Fish’s right to receive the severance payments described above is subject to his delivery of an effective general release of claims in favor of the company. The Employment Agreement also contains customary confidentiality and non-solicitation provisions. The company has also entered into an indemnification agreement with Mr. Fish that is the same in all material respects as the indemnification agreements it has entered into with its other directors and executive officers.
Pursuant to the employment agreement, the company granted Mr. Fish 800,000 shares of the company’s restricted Class A common stock. Details regarding vesting and other terms of the restricted stock award are provided above.
Boyd W. Hendrickson. Mr. Hendrickson retired as our Chairman and Chief Executive Officer in November 2013. Under the terms of his employment agreement, Mr. Hendrickson was entitled to receive an annual base salary of $560,000, subject to upward adjustment by our board of directors. Mr. Hendrickson’s base salary in 2013 was $695,000.

Jose C. Lynch. Mr. Lynch resigned as our President and Chief Operating Officer in January 2014. His employment agreement appointed him as our President and Chief Operating Officer. Under the agreement, Mr. Lynch was entitled to receive an annual base salary of $460,000, subject to upward adjustment by the board of directors. Mr. Lynch’s base salary in 2013 was $540,000.
Devasis Ghose. Mr. Ghose served as our Chief Financial Officer until July 2013. Under his agreement, Mr. Ghose was entitled to receive an annual base salary of $400,000, subject to upward adjustment by the board of directors. Mr. Ghose’s base salary in 2013 was $425,000.
Christopher N. Felfe. Mr. Felfe’s employment agreement does not provide for a set employment term. Under his agreement, Mr. Felfe is entitled to receive an annual base salary of $325,000, subject to upward adjustment by the board of directors. Mr. Felfe’s current base salary is $325,000.
Roland G. Rapp. The employment agreement with Mr. Rapp appoints him as our General Counsel, Secretary and Chief Administrative Officer and automatically extends for successive one-year periods until written notice of non-extension is given by either us or Mr. Rapp no later than 60 days prior to the expiration of the then applicable term. Under the agreement,

36

Annex J-41

Mr. Rapp is entitled to receive an annual base salary of $335,000, subject to upward adjustment by the board of directors. Mr. Rapp’s current base salary is $400,000.
Laurie A. Thomas. The employment agreement with Ms. Thomas appoints her to serve as our President, Ancillary Business. It was for an original term of one year, and automatically extends for successive one-year periods until written notice of non-extension is given by either us or Ms. Thomas no later than 60 days prior to the expiration of the then applicable term. Under the agreement, Ms. Thomas is entitled to receive an annual base salary of $340,000, subject to upward adjustment by the board of directors. Ms. Thomas’ current base salary is $375,000.

Potential Payments Upon Termination or Change in Control
We have entered into employment agreements with each of our Named Executive Officers and certain other members of our senior management that provide certain severance payments and benefits. We do not offer separate payments upon a change of control of our company.
Payments upon Termination. Under the terms of their employment agreements, the Named Executive Officers receive severance benefits if we terminate their employment without cause or if we do not extend their employment agreement term. In addition, each of the Named Executive Officers is subject to a two-year non-compete and non-solicit following the termination of his employment, other than Mr. Fish, who is not subject to a contractual non-compete, Mr. Felfe, whose non-compete obligation is six months and his non-solicit obligation is one year, and Ms. Thomas, whose non-compete obligation is one year and her non-solicit obligation is two years. The following table sets forth the benefits provided in each case:

Element	R. Fish	B. Hendrickson	J. Lynch	D. Ghose	C. Felfe	R. Rapp	L. Thomas
Severance Provision Upon Termination Without Cause
Base Salary:	24 months	24 months	24 months	12 months	9 months	18 months	12 months
Benefits:	12 months	12 months	12 months	12 months	9 months	12 months	12 months
Severance Provision Upon Non-Extension of Employment Term by Company
Base Salary:	12 months	12 months	12 months	12 months	n/a	12 months	12 months

In addition, in the event of a qualifying termination (termination without cause or if we do not extent the applicable officer’s employment agreement term), then any bonus amount to which the officer would have been entitled had his or her employment continued throughout the applicable bonus year would become payable, on a pro rata basis proportionate to the number of days worked during the calendar year through the termination date, if and when bonuses would have otherwise been paid had the officer’s employment not terminated.

For purposes of these severance agreements: “cause” is generally defined as one of the following: (i) the executive’s failure to perform substantially his duties, (ii) the executive’s failure to carry out in any material respect any lawful and reasonable directive of our board of directors, (iii) the executive’s conviction of a felony, or, to the extent involving fraud, dishonesty, theft, embezzlement or moral turpitude, or any other crime, (iv) the executive’s violation of a material regulatory requirement relating to us that is injurious to us in any material respect, (v) the executive’s unlawful use or possession of illegal drugs on our property or while performing such executive’s duties, (vi) the executive’s breach of his employment agreement, or (vii) the executive’s commission of an act of fraud, embezzlement, misappropriation, willful misconduct, gross negligence or breach of fiduciary duty with respect to us.
The employment agreements do not include provisions for payments upon a change in control or termination following a change in control, other than the severance benefits described above.
Under the terms of our equity incentive program, the vesting of the performance-vested restricted stock accelerates immediately upon a change in control. In addition, in the event of disability, the awards will continue to vest for an additional year. The Compensation Committee has discretion to accelerate any awards upon termination without cause or resignation. Under the 2007 Plan, in the event of a “change in control” as defined in the 2007 Plan, each outstanding award other than shares of restricted stock, which are subject to automatic accelerated vesting, will be assumed, or substituted for an equivalent award, by the successor corporation. If the successor corporation does not provide for the assumption or substitution of the

37

Annex J-42

awards, the administrator may cause all awards to become fully exercisable prior to the consummation of the transaction constituting a change in control.
In accordance with the requirements of the rules of the SEC, the following table presents our reasonable estimate of the benefits payable to the Named Executive Officers under our employment agreements assuming that the following occurred on December 31, 2013, the last business day of fiscal year 2013: (i) we terminate the executive’s employment without cause; (ii) we do not extend the executive’s employment agreement and (iii) a sale of the company occurs or in the event of death.
Pursuant to the terms of his employment agreement with us, Mr. Hendrickson was not entitled to any separation compensation in connection with his retirement as Chief Executive Officer and Chairman of the Board in November 2013. Mr. Hendrickson remained as employee of or company through the end of December 2013, to facilitate a smooth transition for Mr. Fish, our new Chief Executive Officer, and during that period we continued to pay Mr. Hendrickson his salary and provide him health and welfare benefits. As discussed below under “Certain Relationships and Related Transactions—Related Person Transactions,” a subsidiary of ours entered into a consulting arrangement with a company owned by Mr. Hendrickson pursuant to which his company will be paid $480,000 for consulting services in 2014.
Mr. Lynch resigned as an officer of our company in January 2014 and his employment ended in February 2013. Pursuant to the terms of Mr. Lynch’s employment agreement he did not receive any separation compensation.
Neither Mr. Hendrickson nor Mr. Lynch received any separation compensation or benefits continuation when their respective employment ended, and neither of them had the vesting of any outstanding equity awards accelerated as a result of the termination of their employment..
Mr. Ghose’s termination in July 2013 was deemed to have been without cause for purposes of his employment agreement, which entitled him to the severance payments discussed above and quantified in the table below.
Excluded from the table below are benefits provided to all employees, such as unused accrued vacation. While we have made reasonable assumptions regarding the amounts payable, there can be no assurance that in the event of a termination of employment the Named Executive Officers would receive the amounts reflected below.

Name	Trigger	Salary(1)	Continuation of Welfare Benefits(2)	Acceleration of Equity Awards(3)	Acceleration of Equity Options(4)	Total Value(5)
Robert H. Fish......................	Termination of Employment	$1,400,000	$16,557	--	--	$1,416,557
	Non-Extension of Term	$700,000	--	--	--	$700,000
	Sale of the Company or Death	--	--	$3,848,000	--	$3,848,000
Jose C. Lynch.......................	Termination of Employment	$1,080,000	$19,683	--	--	$1,099,683
	Non-Extension of Term	$540,000	--	--	--	$540,000
	Sale of the Company or Death	--	--	$905,434	--	$905,434
Devasis Ghose......................	Termination of Employment	$425,000	$10,166	--	--	$435,166
Christopher N. Felfe.............	Termination of Employment	$325,000	$10,750	--	--	$335,750
	Non-Extension of Term	n/a	n/a	n/a	n/a	n/a
	Sale of the Company or Death	--	--	$200,298	--	$200,298
Roland G. Rapp....................	Termination of Employment	$600,000	$16,776	--	--	$616,776
	Non-Extension of Term	$400,000	--	--	--	$400,000
	Sale of the Company or Death	--	--	$603,617	--	$603,617
Laurie A. Thomas.................	Termination of Employment	$375,000	$16,189	--	--	$391,189
	Non-Extension of Term	$375,000	--	--	--	$375,000
	Sale of the Company or Death	--	--	$256,070	--	$256,070

38

Annex J-43

(1)
Represents the dollar value of cash severance based upon the appropriate multiple for the executive, multiplied by the executive’s annual base salary. Amounts do not include a pro-rated bonus for fiscal year 2013 as the trigger event is assumed to occur on the last day of 2013 and thus the payout would be the same as if the trigger event had not occurred.

(2)
Represents the estimated payments for continued medical, dental, vision, life and disability insurance coverage, each for a period of one year, after termination of employment without cause, based on our current estimated costs to provide such continued coverage.

(3)
Represents the aggregate value of the acceleration of vesting of the participant’s unvested restricted stock based on the closing price of our common stock on December 31, 2013 ($4.81), which was the last trading day of 2013, assuming the successor corporation does not provide for the assumption or substitution of the awards.

(4)
Represents the aggregate value of the acceleration of vesting of the participant’s unvested in-the-money stock options based on the closing price of our common stock on December 31, 2013 ($4.81), which was the last trading day of 2013, assuming the successor corporation does not provide for the assumption or substitution of the awards and our Compensation Committee elects to accelerate the vesting of the unvested stock options.

(5)
Excludes the presently unquantifiable value to the executive of a continued right to indemnification by us and the executive’s right to continued coverage under our directors’ and officers’ liability insurance.

Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis above with our management. Based on the review and discussions, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

Submitted by:	M. Bernard Puckett (Chair) Robert M. Le Blanc Glenn S. Schafer Bruce A. Yarwood Members of the Compensation Committee

Director Compensation
Our directors who are also employees are not separately compensated for their services as directors. Messrs. Hendrickson, Lynch and Fish did not receive separate compensation for services as directors during fiscal year 2013. In addition, we do not pay Mr. Le Blanc any compensation for his service on our board and board committees because his service to us as a board member is provided as a part of the consulting service provided to us under an agreement with Onex Partners Manager LP.
Effective August 1, 2009, our board approved the following compensation for our non-employee directors, excluding Mr. Le Blanc: an annual cash retainer of $40,000, a $1,500 payment per meeting attended in person and a $500 payment for each meeting attended via teleconference, unless the meeting lasts more than two hours, in which case the compensation is $1,500. In addition, Chairpersons of our various standing board committees receive additional annual cash retainers of $15,000. Our board of directors may from time to time also provide for cash compensation payable to members of ad hoc committees of the board.
In addition to cash compensation, each non-employee director, excluding Mr. Le Blanc, has received restricted stock units with a value of approximately $80,000 (as of the grant date) each year. The restricted stock units are generally granted each year after our second quarter earnings release, subject to service as a member of our board of directors at that time. The number of units subject to the award is determined by dividing the designated value of the grant by the per share stock price at close of the market on the grant date, with any fractional shares rounded down. The restricted stock units awarded vest fully on the first anniversary of the grant date. The awards are generally settled (and unrestricted shares of Class A common stock issued) upon vesting, subject to any settlement deferral election made by the grantee as permitted by the Code.
In February 2014, and in light of the fact that Mr. Schafer assumed the role of Chairman of the Board following Mr. Hendrickson’s retirement, our board, with input from PM&P, approved increasing Mr. Schafer’s aggregate retainer compensation to $180,000 beginning in 2014. Of that amount, $60,000 would be paid in the form of an annual cash retainer and $120,000 in value would be in the form of restricted stock units (or similar equity awards). The amounts are otherwise to be paid consistent with our existing non-employee director compensation policy as described above.

Director Compensation Table
The following table summarizes the compensation received by our non-employee directors for their services during fiscal year 2013. As noted above, employee directors (i.e., Messrs. Hendrickson, Lynch and Fish), and Mr. Le Blanc, do not receive additional compensation for their service on our board of directors.

39

Annex J-44

Director	Fees Earned or Paid In Cash(1)	Stock Awards(2)	Other Compensation	Total
Michael E. Boxer...........................................	$85,000	$79,997	--	$164,997
Robert M. Le Blanc........................................	--	--	--	--
M. Bernard Puckett........................................	$66,500	$79,997	--	$146,497
Linda Rosenstock, M.D. ................................	$78,000	$79,997	--	$157,997
Glenn S. Schafer.............................................	$84,500	$79,997	--	$164,497
William C. Scott.............................................	$--	$--	$100,971(3)	$100,971
Bruce A. Yarwood..........................................	$64,500	$79,997	--	$144,497
__________________________

(1)	Represents fees paid to directors for their service on the board of directors and its standing committees as described above.

(2)
The amounts shown represent the aggregate grant date fair value of all stock awards granted in 2013, as computed in accordance with FASB ASC Topic 718, which for each non-employee director consisted of an award of 16,096 restricted stock units granted on August 7, 2013 (based on the closing price of our Class A common stock of $4.97 on that date). The restricted stock units vest in full on August 7, 2014, and each restricted stock unit represents the contingent right to receive one share of our Class A common stock.

(3)
Mr. Scott served as a member of our board of directors, and as a part-time employee, until his passing in July 2013. Mr. Scott was paid an annual salary of $150,000 for the service he rendered as an employee, but as an employee-director he did not receive additional cash compensation for his service on our board of directors. The aggregate amount reflected in the table above includes the $92,307 that he was paid in salary, $4,323 for a car allowance, and $4,341 for medical, dental, vision, disability and life insurance coverage. Mr. Scott historically received a restricted stock unit award in the same amount received by our non-employee directors. Because he passed prior to the August 2013 grant date of those awards, he did not receive an award in 2013. Pursuant to the terms of the restricted stock unit award (covering 14,388 shares) that Mr. Scott received in August 2012, its vesting accelerated in full upon his passing. Our common stock closed at $6.66 per share on the July 22, 2013 vesting date.

The members of our board of directors also are entitled to reimbursement of their expenses incurred in connection with attendance at board and committee meetings and conferences with our senior management. We do not offer our non-employee directors and any perquisites or other forms of compensation for service on our board of directors.

The following table sets forth the number of unvested restricted stock units held by each of our non-employee directors as of December 31, 2013. None of our non-employee directors held any stock options as of December 31, 2013.

Name	Unvested Restricted Stock Units Outstanding at 12/31/13 (# of units)
Michael E. Boxer........................................................................................	16,096
Robert M. Le Blanc....................................................................................	--
M. Bernard Puckett.....................................................................................	16,096
Linda Rosenstock, M.D. .............................................................................	16,096
Glenn S. Schafer.........................................................................................	16,096
Bruce A Yarwood........................................................................................	16,096

Compensation Risk Assessment
In 2013, our Compensation Committee and management reviewed the design and operation of our compensation programs. The review included an assessment of the level of risk associated with our executive compensation program as well as incentive plans at other levels of the organization. As part of this review and assessment, the Compensation Committee identified the following features, among others, that work to avoid, discourage, or mitigate excessive or unnecessary risk taking:

•	Our pay philosophy targets compensation at market competitive levels and emphasizes performance-based awards;

•	The elements of our compensation programs (base pay, short-term incentive and long-term incentives) are appropriately balanced.

•	The timing of incentive award payouts and/or vesting is generally linked to future performance.

•	Incentive plans utilize a diversified set of financial and non-financial performance metrics that are measured at combinations of organizational and individual levels.

40

Annex J-45

•
Long-term incentive awards provide a mix of equity vehicles, including stock options, performance-vesting restricted stock and time-vesting restricted stock, which are all subject to multi-year vesting schedules.

•	Individual awards under our performance incentive plans are capped at specified maximum levels.

•	Award accruals and payments are monitored on an ongoing basis by management, and with respect to our executive officers, by the Compensation Committee.
Additional features of our executive compensation program include:

•	The Compensation Committee provides ongoing oversight.

•	The Compensation Committee sets performance measures and goals under our annual performance bonus plans to ensure resulting payouts are appropriate for a given level of achievement.

•
Our performance bonus plans incorporate the exercise of negative discretion on the part of the Compensation Committee, which allows them discretion to make downward adjustments of payouts in response to our financial or operational performance.

•	Our stock ownership guidelines promote long-term ownership of our stock and further align executives with the long-term interests of our stockholders.

•	Our policy to claw back certain bonus amounts in the event of a restatement of our financial statements helps to ensure executives act in the best interests of our company and its stockholders.

•	A prohibition on insider trading.
We believe that our compensation programs effectively link performance-based compensation to the achievement of long-term and short-term goals, and does not encourage unnecessary or excessive risk taking. Based on the foregoing review and assessment, we believe that our compensation policies and practices for employees are not reasonably likely to have a material adverse effect on us.

Compensation Committee Interlocks and Insider Participation
None of our executive officers serve, or in the past year have served, as a member of our board of directors or compensation committee of any other entity that has executive officers who have served on our board of directors or compensation committee. Robert M. Le Blanc, M. Bernard Puckett (Chairman), Glenn S. Schafer and Bruce A. Yarwood are currently members of the Compensation Committee.

Robert M. Le Blanc serves as a Managing Director of Onex Corporation. We have an agreement with Onex Partners Manager LP, or Onex Manager, a wholly-owned subsidiary of Onex Corporation, which together with its affiliates beneficially owned approximately 82.4% of the voting power of our outstanding common stock as of March 12, 2014. In exchange for providing us with corporate finance and strategic planning consulting services, we pay Onex Manager an annual fee of $0.5 million. We reimburse Onex Manager for out-of-pocket expenses incurred in connection with the provision of services pursuant to the agreement. In addition, stockholders who held approximately 86.7% of the voting power of our outstanding common stock as of March 12, 2014, including Onex Corporation, are party to an investor stockholders’ agreement. Under this agreement, these stockholders have agreed to vote their shares on matters presented to the stockholders as specifically provided in the investor stockholders’ agreement, or, if not so provided, in the same manner as Onex. In particular, each non-Onex party agreed to vote all of their shares to elect to our board of directors such individuals as may be designated by Onex from time to time. Mr. Le Blanc has been designated to serve on our board of directors by Onex.

41

Annex J-46

AUDIT MATTERS
Audit Committee Report
Following is the report of the Audit Committee with respect to Skilled Healthcare Group, Inc.’s audited consolidated balance sheets as of December 31, 2013, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2013 and the notes thereto.
The Audit Committee has reviewed and discussed our audited financial statements (including the quality of Skilled Healthcare Group, Inc.’s accounting principles) with management. Our management is responsible for the preparation, presentation and integrity of our financial statements. Management is also responsible for establishing and maintaining internal controls over financial reporting (as defined in Exchange Act Rule 13a-15(f)) and for evaluating the effectiveness of those internal controls and for evaluating any changes in those controls that will, or is reasonably likely to, affect internal controls over financial reporting. Management is also responsible for establishing and maintaining disclosure controls (as defined in Exchange Act Rule 13a-15(e)) and for evaluating the effectiveness of disclosure controls and procedures.
The Audit Committee has reviewed and discussed our audited financial statements (including the quality of our accounting principles) with Ernst & Young LLP. The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board. Further, the Audit Committee reviewed Ernst & Young LLP’s Report of Independent Registered Public Accounting Firm included in our Annual Report on Form 10-K related to its audit of the consolidated financial statements and financial statement schedules.
The Audit Committee has also received written disclosures and the letter from Ernst & Young LLP required by applicable requirements of Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young LLP its independence from us.
Based on the review and discussions referred to above, the Audit Committee recommended to the board of directors of Skilled Healthcare Group, Inc. that its audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

Submitted by:	Michael E. Boxer (Chair) M. Bernard Puckett Glenn S. Schafer Members of the Audit Committee

42

Annex J-47

PROPOSAL 2:  ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Pursuant to Section 14A of the Exchange Act, we are seeking non-binding advisory stockholder approval of the compensation of our Named Executive Officers as disclosed in the section of this proxy statement entitled “Executive Compensation.” The vote does not address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Although the vote is non-binding, the board of directors and the Compensation Committee will review the voting results in connection with their regular evaluations of our compensation programs.
Stockholders are being asked to vote on the following advisory resolution:
RESOLVED, that the stockholders of Skilled Healthcare Group, Inc. hereby approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Compensation Discussion and Analysis section and the related tabular and narrative disclosure in the company’s proxy statement for the 2014 Annual Meeting of Stockholders.
The compensation paid to our executive officers is based on an overall program design that ties a substantial percentage of an executive’s compensation to the attainment of financial and other performance measures that the board of directors and Compensation Committee believe promote the creation of long-term stockholder value and position our company for long-term success. As described more fully in the foregoing Compensation Discussion and Analysis section of this proxy statement, the mix of fixed and performance-based compensation, the terms of our annual performance plan and our long-term incentive awards, as well as the terms of our executives’ employment agreements, are designed to enable us to attract and maintain top talent while, at the same time, creating a close relationship between performance and compensation.
Our board of directors believes that the design of our compensation programs, the information provided above and the disclosure in the Compensation Discussion Analysis section of this proxy statement demonstrate the aforementioned objectives. Stockholders are urged to read the Compensation Discussion and Analysis section of this proxy statement, which discusses in detail how our compensation policies and procedures implement our compensation philosophy.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADOPTION OF THE FOREGOING RESOLUTION TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS SECTION AND THE RELATED TABULAR AND NARRATIVE DISCLOSURE IN THIS PROXY STATEMENT.

43

Annex J-48

PROPOSAL 3:  RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of our board of directors has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014, and has further directed that management submit the selection of independent registered public accountants for ratification by the stockholders at the annual meeting. A representative of Ernst & Young LLP is expected to be present at the annual meeting and will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.
Although ratification by our stockholders is not a prerequisite to the ability of the Audit Committee to select Ernst & Young LLP as our independent registered public accounting firm, we believe such ratification is desirable and in the best interests of our stockholders. Accordingly, stockholders are being requested to ratify, confirm and approve the selection of Ernst & Young LLP as our independent registered public accounting firm. If the stockholders do not ratify the selection of Ernst & Young LLP, the selection of an independent registered public accounting firm will be reconsidered by the Audit Committee; provided, however, that the Audit Committee may select Ernst & Young LLP notwithstanding the failure of the stockholders to ratify its selection. If the appointment of Ernst & Young LLP is ratified, the Audit Committee will continue to conduct an ongoing review of Ernst & Young LLP’s scope of engagement, pricing and work quality, among other factors, and will retain the right to replace Ernst & Young LLP at any time.

Board Recommendation
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2014.

Independent Registered Public Accounting Firm
Ernst & Young LLP provided audit, audit-related and tax services to us during the fiscal years ended December 31, 2013 and 2012 as follows:

Type of Fees	Fiscal 2013	Fiscal 2012
Audit Fees	$1,050,091	$1,037,600
Audit-Related Fees	--	--
Tax Fees	354,875	502,250
All Other Fees	--	--
Total	$1,404,966	$1,539,850
Audit Fees
The category includes fees associated with our annual audit and the review of our quarterly reports on Form 10-Q. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of our interim financial statements, and the assistance with the review of our SEC registration statements.
Audit-Related Fees
This category includes fees associated with accounting consultations and attestation services that are not required by statute or regulation. No fees were incurred for these items in 2013 or 2012.
Tax Fees
In 2013, this category included $210,000 in fees associated with tax return preparation and $144,875 in fees associated with tax planning and advice. In 2012, this category included $198,300 in fees associated with tax return preparation and $303,950 in fees associated with tax planning and advice.
All Other Fees
We did not engage Ernst & Young LLP to provide any other services during the fiscal years ended December 31, 2013 or 2012, and accordingly no other fees were paid to them in those years.

44

Annex J-49

Pre-Approval Policies and Procedures
The Audit Committee has specifically approved all of the audit and non-audit services performed by Ernst & Young LLP and has determined the rendering of such non-audit services was compatible with maintaining Ernst & Young LLP’s independence. In fiscal years 2013 and 2012 all audit fees, audit-related fees, and tax fees were pre-approved by the Audit Committee directly.

45

Annex J-50

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policy Regarding Related Person Transactions
Effective as of April 2007, our board of directors adopted a written policy to which all related party transactions are subject. Related party transactions are transactions between us and our directors or members of senior management, as defined by Item 404 of Regulation S-K of the Securities Act of 1933. Pursuant to the policy, existing related party transactions are reviewed on at least a biannual basis with the goals of ensuring that such transactions are being pursued in accordance with all of the understandings and commitments made at the time they were previously approved, ensuring that payments being made with respect to such transactions are appropriately reviewed and documented and reaffirming the continuing desirability of and need for each related party arrangement.
Newly proposed related party transactions are fully and carefully reviewed by the Audit Committee for evaluation and approval. The Audit Committee has the authority to hire and consult with outside financial, legal and other advisors as it deems appropriate in its evaluation of any such proposed transactions. The information provided to the directors reviewing a transaction must be sufficiently comprehensive so that the Audit Committee can reach informed decisions about related party transactions.
In addition, our board of directors takes active measures to ensure that the entities providing these related party services are being held to the same standards that we would demand of unaffiliated third-party service providers and there is a clear and articulable reason for procuring the services from a related party.
Although the transactions described below were entered into prior to our adoption of our related party transactions policy, each was approved by our Audit Committee when it was entered into.

Related Person Transactions
Agreement with Onex Partners Manager LP
We have an agreement with Onex Partners Manager LP, or Onex Manager, a wholly-owned subsidiary of Onex Corporation, which together with its affiliates beneficially owned approximately 82.4% of the voting power of our outstanding common stock as of March 12, 2014. In exchange for providing us with corporate finance and strategic planning consulting services, we pay Onex Manager an annual fee of $0.5 million. We reimburse Onex Manager for out-of-pocket expenses incurred in connection with the provision of services pursuant to the agreement. Robert M. Le Blanc, one of our directors, currently serves as a Managing Director of Onex Corporation.
Stockholders’ Agreement
Stockholders that held approximately 86.7% of the voting power of our outstanding common stock as of March 12, 2014, including Onex Corporation and certain of its affiliates, are party to an investor stockholders’ agreement. Under this agreement, these stockholders have agreed to vote their shares on matters presented to the stockholders as specifically provided in the investor stockholders’ agreement, or, if not so provided, in the same manner as Onex. In particular, each non-Onex party agreed to vote all of their shares to elect to our board of directors such individuals as may be designated by Onex from time to time. Mr. Le Blanc has been designated to serve on our board of directors by Onex.
Agreement with Executive Search Solutions
We are party to an employee placement agreement, or Placement Agreement, with Executive Search Solutions, LLC, or ESS, a provider of recruiting services to the healthcare services industry, pursuant to which we pay ESS $13,905 a month to provide us with qualified candidates based on our specified criteria for positions including director of nursing, business office manager and nursing home administrator and overhead positions at a director level or above. The current one-year term of Placement Agreement ran through January 31, 2014, and will automatically renew for an additional one-year term each February 1 unless it is earlier terminated by the parties in accordance with its terms. Our former Chairman and Chief Executive Officer, Boyd W. Hendrickson, and our former President and Chief Operating Officer, Jose C. Lynch, each serve as managing members of and each hold a beneficial ownership interest of 30.0% of ESS. In 2013, we paid ESS $165,971.

Consulting Arrangement with Hendrickson Investments
In November 2013, Hendrickson Investments, LLC, entered into a consulting agreement, effective January 1, 2014, with Skilled Healthcare, LLC. Pursuant to the consulting agreement, which has a one year term ending on December 31, 2014, Mr. Hendrickson will provide requested consulting services to us and certain of our subsidiaries. Skilled Healthcare, LLC will pay Hendrickson Investments a flat fee of $40,000 per month throughout the one year term of the agreement. In the event of the

46

Annex J-51

death or permanent disability of Mr. Hendrickson during the term of the consulting agreement, or a change of control of Skilled Healthcare Group, Inc., all remaining monthly payments will automatically become due and payable.
Agreement with LTC Properties
Mr. Hendrickson is also a member of the board of directors for LTC Properties, Inc., which owns five skilled nursing facilities in New Mexico that are leased and operated by several of our affiliated companies.

Hospice and Home Health Agreements
In May 2010, we acquired substantially all of the assets of five Medicare-certified hospice companies and four Medicare-certified home health companies from a group of related sellers consisting of Rocky Mountain Hospice, LLC, Creekside Hospice, Inc., Sun Valley Hospice, LLC, Legacy Hospice Care, LLC, Creekside Health Care, Inc., Legacy Home Care, LC, Sun Valley Home Care, LLC, Hospice Solutions, LLC, Rocky Mountain Home Care, Inc. (who we collectively refer to as the “Sellers”). Pursuant to the purchase agreement, we and D. Shane Peck entered into an employment agreement pursuant to which served as President and Chief Operating Officer of Signature Hospice & Home Health, LLC, which is one of our consolidated subsidiaries, from May 2010 until his retirement in July 2013. Jonathan R. Monks, who was also a principal of the Sellers, served as Senior Vice President of Signature Hospice & Home Health, LLC, from May 2010 until December 2013.
Mr. Peck holds ownership interests in each of the Sellers as follows: Rocky Mountain Hospice, LLC (approximately 33%), Creekside Hospice, Inc. (approximately 33%), Sun Valley Hospice, LLC (30%), Legacy Hospice Care, LLC (25%), Creekside Health Care, Inc. (approximately 33%), Legacy Home Care, LLC (20%), Sun Valley Home Care, LLC (20%), Hospice Solutions, LLC (25%) and Rocky Mountain Home Care, Inc. (60%). Mr. Monks holds ownership interests in each of the Sellers as follows: Rocky Mountain Hospice, LLC (approximately 33%), Creekside Hospice, Inc. (approximately 33%), Sun Valley Hospice, LLC (30%), Legacy Hospice Care, LLC (25%), Creekside Health Care, Inc. (approximately 33%), Legacy Home Care, LLC (20%), Sun Valley Home Care, LLC (20%), Hospice Solutions, LLC (25%) and Rocky Mountain Home Care, Inc. (10%). Under the terms of the purchase agreement, the Sellers were eligible to earn up to an aggregate of $19.9 million in contingent earn-out and deferred payments. The earn-out payments of up to approximately $7.0 million were based on the achievement of certain levels of Adjusted EBITDA (as defined in the purchase agreement) by the home healthcare and hospice businesses transferred by the Sellers during each of the 12 months ended June 30 of 2011 through and including 2015. The deferred payments consisted of approximately $10.0 million worth of promissory notes and $2.9 million worth of delayed cash payments that were to be paid on May 1 of 2011, 2012 and 2014. We have since entered into arrangements with the Sellers such that we have no continuing obligations to pay any further earn-out payments. The foregoing promissory notes have also been prepaid in full.
As a result of the transactions contemplated by the purchase agreement, we lease facilities in Mesa, Arizona from Home Care Investments, LLC and in Las Vegas, Nevada from Creekside Health Care, Inc. In 2013, Mr. Peck and Mr. Monks each had an approximate 33% ownership interest in Home Care Investments, LLC and an approximate 33% interest in Creekside Health Care, Inc. Our aggregate lease payments in 2013 to Home Care Investments, LLC and Creekside Health Care, Inc. were $182,025 and $193,553, respectively. As part of the transactions contemplated by the purchase agreement, we assumed several contracts pursuant to which the acquired businesses purchase durable medical equipment and backup transportation services from four companies in which Mr. Peck, Mr. Monks and certain of their relatives have ownership interests. We paid those companies an aggregate of approximately $1.3 million in 2013. The aforementioned purchase agreement was filed as an exhibit to our Quarterly Report on Form 10-Q filed with the SEC on May 4, 2010 and the joinder agreement to the purchase agreement was filed as an exhibit to our Current Report on Form 8-K filed with the SEC on May 26, 2010.
Indemnification Agreements
We have entered into indemnification agreements with our executive officers and directors containing provisions that may require us, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as executive officers or directors.
We believe that all of these related party transactions were either on terms at least as favorable to us as could have been obtained through arm’s-length negotiations with unaffiliated third parties or were negotiated in connection with acquisitions, the overall terms of which were as favorable to us as could have been obtained through arm’s-length negotiations with unaffiliated third parties.

47

Annex J-52

OTHER MATTERS

We know of no other matters that will be presented for consideration at the annual meeting. If any other business properly comes before the annual meeting, it is the intention of the proxy holders to vote the shares they represent as the board of directors may recommend. Discretionary authority with respect to such other business is expressly granted by the completion of the enclosed proxy card. The proxy holders will vote at their discretion on any procedural matters that may come before the meeting.

Stockholder Proposals and Nominations
Proposals Pursuant to Rule 14a-8. Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual meeting of stockholders. To be eligible for inclusion in our 2015 proxy statement, your proposal must be received by us no later than November 28, 2014, and must otherwise comply with Rule 14a-8. While our board will consider stockholder proposals, we reserve the right to omit from our proxy statement stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.
Proposals and Nominations Pursuant to our Bylaws. Under our Amended and Restated Bylaws, or bylaws, in order to nominate a director or bring any other business before the stockholders at the 2015 annual meeting that will not be included in our proxy statement, you must comply with the procedures described below. In addition, you must notify us in writing and such notice must be delivered to our Corporate Secretary no earlier than January 8, 2015 and no later than February 7, 2015, unless our annual meeting for 2015 is scheduled prior to 30 days before the first anniversary of our 2014 annual meeting or after 90 days after the first anniversary of our 2014 annual meeting. This notice must be delivered not earlier than the 120th day prior to the annual meeting and not later than the later of the 90th day prior to the annual meeting and the 10th day following the day on which public announcement of the annual meeting date is made.
Our bylaws provide that a stockholder’s nomination must contain the following information about the nominee: (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act and Rule 14a-11 thereunder, and (ii) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected. Any candidates recommended by stockholders for nomination to our board of directors will be evaluated in the same manner that nominees suggested by board members, management or other parties are evaluated.
Our bylaws provide that a stockholder’s notice of a proposed business item must include: a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws of the corporation, the language of the proposed amendment) and the reasons for conducting such business at the meeting. In addition, the bylaws provide that a stockholder proposing any nomination or other business item must include, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on our books, and of such beneficial owner, (ii) the class and number of shares of our capital stock which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a representation that the stockholder is a holder of record of our stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (iv) any material interest of the stockholder in such business, and (v) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of our outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies from stockholders in support of such proposal or nomination. We may require any proposed nominee to furnish such other information as we may reasonably require to determine the eligibility of such proposed nominee to serve as our director.

You may write to our Corporate Secretary at our principal executive office, 27442 Portola Parkway, Suite 200, Foothill Ranch, California 92610 to deliver the notices discussed above and for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates pursuant to the bylaws.

Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements, annual reports and other proxy materials (including Internet Availability Notices) with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

48

Annex J-53

A number of banks and brokers with account holders who are our stockholders will be householding our proxy materials this year. A single set of proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate set of proxy materials, please notify your bank or broker, direct your written request to Skilled Healthcare Group, Inc., 27442 Portola Parkway, Suite 200, Foothill Ranch, California 92610 Attn: Investor Relations, or contact the Skilled Healthcare Group, Inc. Investor Relations department at investorrelations@skilledhealthcare.com. Stockholders who currently receive multiple copies of the proxy materials at their address and would like to request householding of their communications should contact their bank or broker.

Incorporation by Reference
Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Exchange Act which might incorporate future filings made by us under those statutes, neither the preceding Compensation Committee Report nor the Audit Committee Report will be incorporated by reference into any of those prior filings, nor will any such report be incorporated by reference into any future filings made by us under those statutes, except to the extent we specifically incorporate such reports by reference therein. In addition, information on our website, other than our proxy statement, notice and form of proxy, is not part of the proxy soliciting material and is not incorporated herein by reference.

SKILLED HEALTHCARE GROUP, INC.

Roland G. Rapp
Executive Vice President, General Counsel,
Chief Administrative Officer and Secretary

49

Annex J-54

VOTE BY THE INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
The Board of Directors recommends you vote FOR the following:

1. Election of Directors	1	Glenn S. Schafer	☐ For All	☐ Withhold All	☐ For All Except
	2	M. Bernard Puckett

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) here: ________________

The Board of Directors recommends you vote FOR proposals 2 and 3:
2. Advisory vote to approve the compensation of our named executive officers.			☐ For	☐ Against	☐ Abstain
3. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.			☐ For	☐ Against	☐ Abstain
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD OF DIRECTORS RECOMMENDS AS SET FORTH ABOVE.

Please check this box if you plan to attend the meeting in person:	Yes ☐	No ☐
Address Change? Mark box, sign, and indicate changes below:	☐		Date: _____________________________________

Signature(s) in Box
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Annex J-55

SKILLED HEALTHCARE GROUP, INC.
ANNUAL MEETING OF STOCKHOLDERS
May 8, 2014
11:00 a.m.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Annual Report to Stockholders (10-K Wrap) are available at www.proxyvote.com.

Skilled Healthcare Group, Inc.
27442 Portola Parkway, Suite 200
Foothill Ranch, CA 92610
proxy

This proxy is solicited by the Board of Directors.
The stockholder(s) hereby appoint(s) Christopher N. Felfe and Roland G. Rapp, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated on the reverse side of this ballot, all of the shares of common stock of Skilled Healthcare Group, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 a.m. local time on May 8, 2014, at the company’s office located at 27442 Portola Parkway, Suite 200, Foothill Ranch, CA 92610, and at any adjournment or postponement thereof.
This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on the reverse side

Annex J-56

Annex K: Skilled Healthcare Group, Inc. Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2014, June 30, 2014 and September 30, 2014

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-Q

(Mark One)

☑	Quarterly Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
For the quarterly period ended March 31, 2014.
OR

☐	Transition Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
For the transition period from              to              .
Commission file number: 001-33459

Skilled Healthcare Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	20-3934755
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

27442 Portola Parkway, Suite 200
Foothill Ranch, California	92610
(Address of principal executive offices)	(Zip Code)
(949) 282-5800
(Registrant’s telephone number, including area code)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports) and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☑    No  ☐
Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).    Yes  ☑    No  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☑

Non-accelerated filer	☐	(do not check if smaller reporting company)	Smaller reporting company	☐
Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).    Yes  ☐    No   ☑
The number of shares outstanding of each of the issuer’s classes of common stock, as of the close of business on May 2, 2014, was:
Class A common stock, $0.001 par value – 24,095,563 shares
Class B common stock, $0.001 par value – 15,515,050 shares

Annex K-1

Skilled Healthcare Group, Inc.
Form 10-Q
For the Quarterly Period Ended March 31, 2014

Annex K-2

PART I — FINANCIAL INFORMATION
Item 1. Financial Statements.
Skilled Healthcare Group, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except per share data)

	March 31, 2014	December 31, 2013
	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash and cash equivalents	$4,205	$4,177
Accounts receivable, less allowance for doubtful accounts of $15,455 and $16,665 at March 31, 2014 and December 31, 2013, respectively	109,407	107,215
Deferred income taxes	9,736	9,876
Prepaid expenses	10,609	8,961
Other current assets	11,610	12,188
Total current assets	145,567	142,417
Property and equipment, less accumulated depreciation of $143,366 and $137,484 at March 31, 2014 and December 31, 2013, respectively	339,490	341,822
Leased facility assets, less accumulated depreciation of $4,555 and $4,432 at March 31, 2014 and December 31, 2013, respectively	9,293	9,416
Other assets:
Notes receivable	131	520
Deferred financing costs, net	8,470	9,189
Goodwill	69,065	69,065
Intangible assets, less accumulated amortization of $4,720 and $4,640 at March 31, 2014 and December 31, 2013, respectively	18,728	18,807
Deferred income taxes	8,694	9,472
Other assets	45,376	42,708
Total other assets	150,464	149,761
Total assets	$644,814	$643,416
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$51,250	$57,179
Employee compensation and benefits	37,230	32,979
Current portion of long-term debt	10,172	7,630
Total current liabilities	98,652	97,788
Long-term liabilities:
Insurance liability risks	31,027	29,534
Other long-term liabilities	12,296	12,367
Long-term debt, less current portion	409,076	411,495
Total liabilities	551,051	551,184
Commitments and contingencies — Note 8
Stockholders’ equity:
Class A common stock, 175,000 shares authorized, $0.001 par value per share; Issued and outstanding - 24,134 and 24,278 at March 31, 2014 and December 31, 2013, respectively	24	24
Class B common stock, 30,000 shares authorized, $0.001 par value per share; Issued and outstanding - 15,515 at March 31, 2014 and December 31, 2013 respectively	16	16
Additional paid-in-capital	378,992	378,756
Accumulated deficit	(285,297)	(286,592)
Accumulated other comprehensive income	28	28
Total stockholders’ equity	93,763	92,232
Total liabilities and stockholders’ equity	$644,814	$643,416
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

3

Annex K-3

Skilled Healthcare Group, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2014	2013
Revenue:
Net patient service revenue	$206,513	$214,298
Leased facility revenue	787	761
	207,300	215,059
Expenses:
Cost of services (exclusive of rent cost of revenue and depreciation and amortization shown below)	180,309	186,271
Rent cost of revenue	4,774	4,669
General and administrative	6,084	6,455
Change in fair value of contingent consideration	14	83
Depreciation and amortization	6,085	5,898
	197,266	203,376
Other (expenses) income:
Interest expense	(8,039)	(8,675)
Interest income	43	112
Other income (expense), net	52	(30)
Equity in earnings of joint venture	546	489
Total other (expenses) income, net	(7,398)	(8,104)
Income from continuing operations before provision for income taxes	2,636	3,579
Provision for income taxes	1,341	245
Income from continuing operations	1,295	3,334
Loss from discontinued operations, net of tax	—	(264)
Net income	$1,295	$3,070

Earnings per share, basic:
Earnings per common share from continuing operations	$0.03	$0.09
Loss per share from discontinued operations	—	(0.01)
Earnings per share	$0.03	$0.08

Earnings per share, diluted:
Earnings per common share from continuing operations	$0.03	$0.09
Loss per share from discontinued operations	—	(0.01)
Earnings per share	$0.03	$0.08

Weighted-average common shares outstanding, basic	37,972	37,557
Weighted-average common shares outstanding, diluted	38,202	38,034
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

4

Annex K-4

Skilled Healthcare Group, Inc.
Condensed Consolidated Statements of Comprehensive Income
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2014	2013

Net income	$1,295	$3,070
Other comprehensive income:
Unrealized loss on investment available for sale - net of income tax benefit of $1 for the three months ended March 31, 2013	—	(3)
Reclassification adjustments:
Interest expense on interest rate swap - net of income tax expense of $52 for the three months ended March 31, 2013	—	83
Other comprehensive income, net of tax	—	80
Comprehensive income	$1,295	$3,150

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

5

Annex K-5

Skilled Healthcare Group, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2014	2013
Cash Flows from Operating Activities
Net income	$1,295	$3,070
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,085	6,136
Change in fair value of contingent consideration	14	83
Provision for doubtful accounts	2,905	2,983
Non-cash stock-based compensation	571	1,303
Amortization of deferred financing costs	900	638
Deferred income taxes	918	477
Amortization of discount on debt	141	238
Changes in operating assets and liabilities:
Accounts receivable	(5,105)	(8,149)
Payments on notes receivable	507	777
Other current and non-current assets	(2,276)	(1,611)
Accounts payable and accrued liabilities	(5,671)	1,973
Employee compensation and benefits	3,309	(5,277)
Insurance liability risks	2,231	2,206
Other long-term liabilities	(87)	(366)
Net cash provided by operating activities	5,737	4,481
Cash Flows from Investing Activities
Additions to property and equipment	(3,550)	(2,401)
Net cash used in investing activities	(3,550)	(2,401)
Cash Flows from Financing Activities
Borrowings under line of credit	78,500	89,000
Repayments under line of credit	(78,057)	(84,000)
Repayments of long-term debt	(2,087)	(3,730)
Taxes paid related to net share settlement of equity awards	(334)	(204)
Payment of financing costs	(181)	—
Net cash (used in) provided by financing activities	(2,159)	1,066
Increase in cash and cash equivalents	28	3,146
Cash and cash equivalents at beginning of period	4,177	2,003
Cash and cash equivalents at end of period	$4,205	$5,149
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

6

Annex K-6

	Three Months Ended March 31,
	2014	2013
Supplemental cash flow information
Cash paid for:
Interest expense	$6,489	$7,763
Income taxes, net	$27	$(27)
Non-cash activities:
Insurance premium financed	$1,625	$1,187
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

7

Annex K-7

SKILLED HEALTHCARE GROUP, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

1. Description of Business

Current Business
Skilled Healthcare Group, Inc. ("Skilled") is a holding company that owns subsidiary companies that operate long-term care facilities and provides a wide range of post-acute care services, with a strategic emphasis on sub-acute specialty medical care. Skilled and its consolidated wholly-owned companies are collectively referred to as the "Company." As of March 31, 2014, the Company operated facilities in California, Iowa, Kansas, Missouri, Nevada, Nebraska, New Mexico and Texas, including 72 skilled nursing facilities ("SNFs"), which offer sub-acute care, rehabilitative, specialty healthcare, and skilled nursing care, and 22 assisted living facilities ("ALFs"), which provide room and board and assistance with activities of daily living. The Company leases five skilled nursing facilities in California to an unaffiliated third party operator. In addition, through its Hallmark Rehabilitation subsidiary ("Hallmark"), the Company provides a variety of rehabilitative services such as physical, occupational and speech therapy in Company-operated facilities and unaffiliated facilities. Furthermore, as of March 31, 2014, the Company provided hospice care and home health services in Arizona, California, Idaho, Montana, Nevada and New Mexico. The Company also provides private duty care services in Idaho, Montana, and Nevada. The Company has an administrative services company that provides a full complement of administrative and consultative services that allows affiliated operators and third-party operators with whom the Company contracts to better focus on delivery of healthcare services. The Company currently has one such service agreement with an unrelated skilled nursing facility operator. The Company also owns a 50% interest in an institutional pharmacy in Texas, which currently serves eight of the Company's SNFs as well as other facilities unaffiliated with the Company.

2. Discontinued Operations
On December 1, 2013, the Company disposed of two skilled nursing facilities, one owned facility in Texas and one leased facility in California. The results of operations of these facilities for all periods presented and the losses associated with the transaction have been classified as discontinued operations, net of tax, in the accompanying condensed consolidated statements of operations as the operations have been eliminated from the Company’s ongoing operations.

A summary of the discontinued operations for the periods presented is as follows (in thousands):

	Three Months Ended March 31,
	2014	2013
Net operating revenues	$—	$3,817
Operating expenses	—	4,248
Loss from discontinued operations	—	(431)
Income tax benefit	—	(167)
Loss from discontinued operations	—	(264)

3. Summary of Significant Accounting Policies

Basis of Presentation
The accompanying condensed consolidated financial statements as of March 31, 2014 and for the three months ended March 31, 2014 and 2013 (collectively, the "Interim Financial Statements"), are unaudited. Certain information and footnote disclosures normally included in the Company’s annual consolidated financial statements have been condensed or omitted, as permitted under applicable U.S. Securities and Exchange Commission rules and regulations. Readers of the Interim Financial Statements should refer to the Company's audited consolidated financial statements and notes thereto (as updated by Note 3, "Summary of Significant Accounting Policies," in this filing), for the year ended December 31, 2013, which are included in the Company's 2013 Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC"). Management believes that the Interim Financial Statements reflect all adjustments that are of a normal and recurring nature necessary to fairly present the Company's financial information in all material respects as of the dates and for the periods presented. The results of operations presented in the Interim Financial Statements are not necessarily indicative of operations to be expected for the entire year or any other period.

8

Annex K-8

SKILLED HEALTHCARE GROUP, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

The accompanying Interim Financial Statements include the accounts of Skilled and its consolidated wholly-owned subsidiaries. All significant intercompany transactions have been eliminated in consolidation.
Estimates and Assumptions
The interim financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America ("U.S. GAAP"), which require the Company to consolidate company financial information and make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. The most significant estimates in the Company’s interim financial statements relate to revenue, allowance for doubtful accounts, self-insured liability risks, income taxes, and valuation of contingent consideration.
Reclassifications
Certain items previously reported in specific financial statement captions have been reclassified to conform to the current period presentation. Such reclassifications do not impact previously reported revenue, operating loss, net loss, total assets, liabilities, or stockholders' equity.
Revenue and Accounts Receivables
Revenue and accounts receivable are recorded on an accrual basis as services are performed at their estimated net realizable value. The Company derives a majority of its revenue from funds under federal Medicare and state Medicaid assistance programs, the continuation of which are dependent upon governmental policies and are subject to audit risk and potential recoupment.
Overall payments made by Medicare for hospice services are subject to an annual cap amount on a per hospice agency basis. Total Medicare payments received for services rendered during the applicable Medicare hospice cap year by each Medicare-certified agency during this period are compared to the cap amount for the relevant period. Payments in excess of the cap are subject to recoupment by Medicare. For the three months ended March 31, 2014 and 2013, the Company recorded hospice Medicare cap reserves of zero and $1.4 million, respectively, as adjustments to revenue. Of the $1.4 million recorded in the three months ended March 31, 2013, $1.2 million was related to the 2012 cap year and $0.2 million was related to the 2011 cap year.
Notes Receivable
As of March 31, 2014 and December 31, 2013, net notes receivable were approximately $1.5 million and $2.0 million, respectively, of which $1.4 million and $1.5 million was reflected as current assets as of March 31, 2014 and December 31, 2013, with the remaining balances reflected as long-term assets. Interest rates on these notes approximated market rates as of the date the notes were originated.
As of March 31, 2014, one customer of the Company's rehabilitation therapy services business was responsible for 100% of the net notes receivable balance. The note receivable, as well as the receivables from this customer, is secured by the assets of the customer as well as a personal guaranty by the principal owners of the customer. Additionally, the customer represented $4.2 million, or 20.8% of the net accounts receivable for the Company's rehabilitation therapy services business and approximately $4.1 million, or 17.9%, of the external revenue of the rehabilitation therapy services business for the three months ended March 31, 2014. There are no past due accounts receivable that were converted to notes receivable in the quarter ended March 31, 2014.
The notes receivable balance is stated net of an allowance for uncollectibility. At March 31, 2014 there was no reserve balance.
Recent Accounting Pronouncement
In April 2014, the FASB issued ASU No. 2014-08, Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity, ("ASU 2014-08").  This ASU require an entity to report disposed components or components held-for-sale in discontinued operations if such components represents a strategic shift that have or will have a significant effect on operations and financial results. Additionally, expanded disclosure about discontinued operations and disposals of significant components that do not qualify for discontinued operations presentation will be required. The adoption of ASU 2014-08 is effective prospectively for disposals that occur within annual period beginning on or after December 15, 2014, with early adoption permitted. The Company is currently evaluating the impact to the consolidated financial statements.

4. Income Per Share
The Company computes income per share of Class A common stock and Class B common stock using the two-class method. The Company's Class A common stock and Class B common stock are identical in all respects, except with respect to voting rights and that each share of Class B common stock is convertible into one share of Class A common stock under certain circumstances. Income is allocated on a proportionate basis to each class of common stock in the determination of income per share.
Basic net income per share was computed by dividing net income by the weighted-average number of outstanding shares for the period. Dilutive earnings per share is computed by dividing income plus the effect of assumed conversions (if applicable) by the weighted-average number of outstanding shares after giving effect to all potential dilutive common stock, including options, warrants, common stock subject to repurchase and convertible preferred stock, if any. The following table sets forth the computation of basic and diluted net income per share of Class A common stock and Class B common stock for the three months ended March 31, 2014 and 2013 (amounts in thousands, except per share data):

	Three months ended March 31, 2014			Three months ended March 31, 2013
	Class A	Class B	Total	Class A	Class B	Total
Net Income per share, basic
Numerator:
Allocation of income from continuing operations	$766	$529	$1,295	$1,951	$1,383	$3,334
Allocation of loss from discontinued operations	—	—	—	(155)	(109)	(264)
Allocation of net income	$766	$529	$1,295	$1,796	$1,274	$3,070
Net Income per share, diluted
Numerator:
Allocation of income from continuing operations	$769	$526	$1,295	$1,969	$1,365	$3,334
Allocation of loss from discontinued operations	—	—	—	(156)	(108)	(264)
Allocation of income	$769	$526	$1,295	$1,813	$1,257	$3,070
Denominator for basic and diluted income per share:
Weighted average common shares outstanding, basic	22,457	15,515	37,972	21,981	15,576	37,557
Plus: incremental shares related to dilutive effect of stock options and restricted stock, if applicable	230	—	230	477	—	477
Adjusted weighted-average common shares outstanding, diluted	22,687	15,515	38,202	22,458	15,576	38,034
Earnings per share, basic:
Earnings per common share from continuing operations	$0.03	$0.03	$0.03	$0.09	$0.09	$0.09
Loss per share from discontinued operations	—	—	—	(0.01)	(0.01)	(0.01)
Earnings per share	$0.03	$0.03	$0.03	$0.08	$0.08	$0.08
Earnings per share, diluted:
Earnings per common share from continuing operations	$0.03	$0.03	$0.03	$0.09	$0.09	$0.09
Loss per share from discontinued operations	—	—	—	(0.01)	(0.01)	(0.01)
Earnings per share	$0.03	$0.03	$0.03	$0.08	$0.08	$0.08
The following were excluded from the weighted-average diluted shares computation for the three months ended March 31, 2014 and 2013, as their inclusion would have been anti-dilutive (shares in thousands):

	Three Months Ended March 31,
	2014	2013
Options to purchase common shares	690	584
Non-vested common shares	253	4
Total excluded	943	588

9

Annex K-9

SKILLED HEALTHCARE GROUP, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

5. Business Segments
The Company has three reportable operating segments: (i) long-term care services ("LTC"), which includes the operation of SNFs and ALFs (which is the most significant portion of the Company's business), the Company's administrative services provided to an unrelated SNF operator, and the facility lease revenue from a third-party operator; (ii) the Company's rehabilitation therapy services business; and (iii) the Company's hospice and home health businesses. The "other" column in the table below includes general and administrative items, as well as joint venture equity earnings. The Company's reporting segments are business units that offer different services, and that are managed differently due to the nature of the services provided.
At March 31, 2014, LTC services included 72 wholly-owned SNF operating companies that offer post-acute, rehabilitative custodial and specialty skilled nursing care, as well as 22 wholly-owned ALF operating companies that provide room and board and social services. Therapy services included rehabilitative services such as physical, occupational and speech therapy provided in the Company's facilities and in unaffiliated facilities. Hospice and home health services were provided by the Company's wholly-owned subsidiaries to patients.
The Company evaluates performance and allocates capital resources to each segment based on an operating model that is designed to maximize the quality of care provided and profitability. Accordingly, earnings from operations before net interest, tax, depreciation and amortization, non-core expenses ("Adjusted EBITDA") and rent cost of revenue ("Adjusted EBITDAR") is used as the primary measure of each segment’s operating results because it does not include such costs as interest expense, income taxes, depreciation, amortization and rent cost of revenue which may vary from segment to segment depending upon various factors, including the method used to finance the original purchase of assets within a segment or the tax law of the states in which a segment operates. By excluding these items, the Company is better able to evaluate operating performance of the segment by focusing on more controllable measures. Adjusted EBITDA and Adjusted EBITDAR are non‑GAAP financial measures. For a full discussion of the definitions of these terms and the reasons why the Company utilizes such measures, see Item 2, Management's Discussion and Analysis of Financial Condition and Results of Operations, of this filing. General and administrative expenses are not allocated to any segment for purposes of determining segment profit or loss, and are included in the "other" category in the selected segment financial data that follows. Intersegment sales and transfers are recorded at cost plus standard mark-up; intersegment transactions have been eliminated in consolidation.

10

Annex K-10

SKILLED HEALTHCARE GROUP, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

The following table sets forth selected interim financial data consolidated by business segment (dollars in thousands):

	Long-Term Care Services	Therapy Services	Hospice & Home Health Services	Other	Elimination	Total
Three months ended March 31, 2014
Net patient service revenue from external customers	$160,586	$23,066	$22,861	$—	$—	$206,513
Leased facility revenue	787	—	—	—	—	787
Intersegment revenue	451	13,836	—	—	(14,287)	—
Total revenue	$161,824	$36,902	$22,861	$—	$(14,287)	$207,300
Operating income (loss)	$10,972	$3,307	$1,982	$(6,227)	$—	$10,034
Interest expense, net of interest income						(7,996)
Other income						52
Equity in earnings of joint venture						546
Income from continuing operations before provision for income taxes						$2,636
Depreciation and amortization	$5,541	$168	$234	$142	$—	$6,085
Segment capital expenditures	$2,838	$36	$53	$623	$—	$3,550
Adjusted EBITDA	$17,130	$3,474	$2,402	$(5,154)	$—	$17,852
Adjusted EBITDAR	$21,439	$3,474	$2,867	$(5,154)	$—	$22,626
Three months ended March 31, 2013
Net patient service revenue from external customers	$161,130	$27,074	$26,094	$—	$—	$214,298
Leased facility revenue	761	—	—	—	—	761
Intersegment revenue	508	15,205	—	—	(15,713)	—
Total revenue	$162,399	$42,279	$26,094	$—	$(15,713)	$215,059
Operating income (loss)	$12,681	$2,954	$2,703	$(6,655)	$—	$11,683
Interest expense, net of interest income						(8,563)
Other expense						(30)
Equity in earnings of joint venture						489
Income from continuing operations before provision for income taxes						$3,579
Depreciation and amortization	$5,373	$177	$156	$192	$—	$5,898
Segment capital expenditures	$2,197	$23	$130	$51	$—	$2,401
Adjusted EBITDA	$18,752	$3,131	$3,200	$(6,025)	$—	$19,058
Adjusted EBITDAR	$22,961	$3,131	$3,652	$(6,017)	$—	$23,727

11

Annex K-11

SKILLED HEALTHCARE GROUP, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

A reconciliation of Adjusted EBITDA and Adjusted EBITDAR to net income is as follows (in thousands):

	Three Months Ended March 31,
	2014	2013
Adjusted EBITDAR	$22,626	$23,727
Rent cost of revenue	(4,774)	(4,669)
Adjusted EBITDA	17,852	19,058
Depreciation and amortization	(6,085)	(5,898)
Interest expense	(8,039)	(8,675)
Interest income	43	112
Change in fair value of contingent consideration	(14)	(83)
Organization restructure costs	(440)	—
Exit costs related to divested facilities	(367)	—
Legal expense for non-routine matters	(314)	(935)
Discontinued operations, net of taxes	—	(264)
Provision for income taxes	(1,341)	(245)
Net income	$1,295	$3,070
The following table presents the segment assets as of March 31, 2014 compared to December 31, 2013 (in thousands):

	Long-Term Care Services	Therapy Services	Hospice & Home Health Services	Other	Total
March 31, 2014:
Segment total assets	$449,176	$47,757	$79,434	$68,447	$644,814
Goodwill and intangibles included in total assets	$1,235	$23,693	$62,865	$—	$87,793
December 31, 2013:
Segment total assets	$445,987	$48,251	$80,290	$68,888	$643,416
Goodwill and intangibles included in total assets	$1,300	$23,693	$62,879	$—	$87,872

6. Property and Equipment
Property and equipment consisted of the following as of March 31, 2014 and December 31, 2013 (in thousands):

	March 31, 2014	December 31, 2013
Land and land improvements	$62,370	$62,370
Buildings and leasehold improvements	322,267	320,923
Furniture and equipment	88,866	87,392
Construction in progress	9,353	8,621
	482,856	479,306
Less accumulated depreciation	(143,366)	(137,484)
	$339,490	$341,822

Leased facility assets consisted of the following as of March 31, 2014 and December 31, 2013 (in thousands):

	March 31, 2014	December 31, 2013
Leased facility assets	$13,848	$13,848
Less accumulated depreciation	(4,555)	(4,432)
	$9,293	$9,416

12

Annex K-12

SKILLED HEALTHCARE GROUP, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

The Company began leasing five skilled nursing facilities in California to an unaffiliated third party operator in April 2011 and at that time signed a 10-year lease with two 10-year extension options exercisable by the lessee.

7. Income Taxes

For the three months ended March 31, 2014, the Company recorded an income tax expense of $1.3 million representing an effective tax rate of 50.9% compared to an income tax expense of $0.2 million from continuing operations for the same period in 2013. The effective tax rate for the three months ended March 31, 2014 was above the statutory rate primarily due to an additional $0.3 million of tax expense for shares that vested at a lower price than the grant value.

8. Commitments and Contingencies
Legal Matters
General
Skilled and its subsidiaries are party to various legal actions and administrative proceedings and are subject to various claims arising in the ordinary course of business, including without limitation claims that their services have resulted in injury or death to patients who receive care from the Company's businesses and claims related to employment, staffing requirements and commercial and other matters. Although Skilled and its subsidiaries intend to vigorously defend themselves in these matters, there can be no assurance that the outcomes of these matters will not have a material adverse effect on the Company's results of operations and financial condition.
Skilled and its subsidiaries operate in a highly regulated industry. They are subject to ongoing regulatory oversight by state and federal regulatory authorities. Actual or alleged failure to comply with legal and regulatory requirements could subject Skilled and its subsidiaries to civil, administrative or criminal fines, penalties or restitutionary relief, and authorities could seek the suspension or exclusion of the offending provider or individual from participation in government healthcare programs and could lead to recoupment claims on prior payments by government healthcare programs. Adverse determinations in legal and regulatory investigations, actions and proceedings, whether currently asserted or arising in the future, could have a material adverse effect on the Company's financial position, results of operations and cash flows.
See also Part II, Item 1A -- Risk Factors, included elsewhere in this report, including without limitation the sections therein entitled "Significant legal actions, which are commonplace in our professions, could subject us to increased operating costs and substantial uninsured liabilities, which would materially and adversely affect our results of operations, liquidity and financial condition," "Revenue we receive from Medicare and Medicaid is subject to potential retroactive reduction or repayment," "We are subject to extensive and complex laws and government regulations. If we are not operating in compliance with these laws and regulations or if these laws and regulations change, we could be required to make significant expenditures or change our operations in order to bring our facilities and operations into compliance" and "We face reviews, audits and investigations under federal and state government programs and contracts. These audits could have adverse findings that may negatively affect our business."

Humboldt County Litigation

In connection with the September 2010 settlement of the class action litigation against Skilled and certain of its subsidiaries related to, among other matters, alleged understaffing at certain California skilled nursing facilities operated by Skilled's subsidiaries (the "Humboldt County Action"), Skilled and its defendant subsidiaries (collectively, the "Defendants”) entered into settlement agreements with the plaintiffs and intervenor and agreed to an injunction. The settlement was approved by the Superior Court of California, Humboldt County on November 30, 2010. Under the terms of the settlement agreements, the defendant entities deposited a total of $50.0 million into escrow accounts to cover settlement payments to class members, notice and claims administration costs, reasonable attorneys' fees and costs and certain other payments, including $5.0 million to settle certain government agency claims and potential government claims that may arise. Of the $5.0 million provided for such government claims, $1.0 million was initially released by the court to the Humboldt County Treasurer-Tax Collector on behalf of the People of the State of California for their release of the Defendants. The remaining $4.0 million was available for the settlement and releases by the California Attorney General and certain other District Attorneys. However, in the event that any of these government authorities were to instead file certain actions against the Defendants by the second anniversary of the effective date of the settlement agreement, which occurred in February 2013, the entire $4.0 million would have reverted to the Defendants upon their request to the Settlement Administrator. No such actions were filed, however, resulting in an additional $1.0 million distribution to the Humboldt County District Attorney's Office and the remaining $3.0 million was distributed to the class settlement fund, as required by the settlement agreement.

13

Annex K-13

SKILLED HEALTHCARE GROUP, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

In addition to the payments to the Humboldt County Treasurer-Tax Collector on behalf of the People of the State of California, the court also approved payments from the escrow of up to approximately $24.8 million for plaintiff attorneys' fees and costs and $10,000 to each of the three named plaintiffs.  Pursuant to the injunction, the twenty-two Defendants that operated California nursing facilities were required to provide specified nurse staffing levels, comply with specified state and federal regulations governing staffing levels and posting requirements, and provide reports and information to a court-appointed auditor. The injunction was to remain in effect for a period of twenty-four months unless extended for additional three-month periods as to those Defendants that may be found in violation. Defendants demonstrating compliance for an eighteen-month period that ended September 30, 2012 were permitted to petition for early termination of the injunction. The Defendants were required to demonstrate over the term of the injunction that the costs of the injunction met a minimum threshold level pursuant to the settlement agreement, which level, initially $9.6 million, was reduced by the portion attributable to any Defendant in the case that no longer operated a skilled nursing facility during the injunction period.
In April 2011, five of the subsidiary Defendants transferred their operations to an unaffiliated third party skilled nursing facility operator (the “Former Humboldt County Facilities”). On November 14, 2012, the Defendants filed a motion to terminate the injunction and vacate the final judgment in the Humboldt County Action. Based upon compliance with the injunction through the requisite eighteen-month period, on December 21, 2012, the Superior Court of California, Humboldt County granted the Defendants' motion for early termination of the injunction, and the injunction has now ended with respect to the 17 California nursing facilities that the subsidiary Defendants still operate. In its order, the court determined that the injunction termination did not apply to the Former Humboldt County Facilities. However, the 2010 court-approved stipulation and order establishing the injunction provides that the injunction applies to the named defendants and any successor licensees of the applicable nursing facilities, but only if those successor licensees are affiliates of the named defendants. As noted above, the Former Humboldt County Facilities have been operated by an unaffiliated third party since April 2011. Therefore, under the terms of the injunction it does not apply to the Former Humboldt County Facilities unless an affiliate of the Defendants operates them. Pursuant to the BMFEA matter discussed below the California theories in this context were released in February 2013.
In the course of ongoing communications with the California Attorney General's Bureau of Medi-Cal Fraud & Elder Abuse ("BMFEA") related to the BMFEA matter discussed below, representatives of the California Attorney General and the U.S. Department of Justice ("DOJ") indicated an interest in pursuing an action under the False Claims Act ("FCA"). The DOJ has expressed that it believes the company has FCA and other legal liabilities based upon the jury findings in the Humboldt County Action and otherwise related to staffing and perhaps other considerations related thereto. While the Company continues to cooperate with the government's evaluation of the matter, the Company views the government's apparent legal theories, including the False Claims Act theories, as lacking support in the established case law. The Company intends to vigorously defend any such action if brought.
BMFEA Matter
On April 15, 2009, two of Skilled's wholly-owned companies, Eureka Healthcare and Rehabilitation Center, LLC (“EHRC”), which at the time operated Eureka Healthcare and Rehabilitation Center (the "Facility"), and Skilled Healthcare, LLC (“SHC”), the administrative services provider for the Facility, were served with a search warrant that related to an investigation of the Facility by the BMFEA. The search warrant related to, among other things, records, property and information regarding certain enumerated patients of the Facility and covered the period from January 1, 2007 through the date of the search. On October 31, 2012, the BMFEA filed a criminal complaint (the “BMFEA Action”) in California Superior Court, Humboldt County against EHRC, SHC and Skilled alleging elder endangerment in nine misdemeanor counts under Penal Code Section 368(c) and two felony counts under Penal Code Section 368(b)(1) related to the care of certain patients at the Facility in 2008. No individuals were named as defendants in the complaint. The Company disputed the BMFEA's theories of alleged criminal liability and vigorously defended the action. The charges filed by the BMFEA, if proven, would have carried fines of up to $6,000 for each of the two felony counts and $2,000 for each of the nine misdemeanor counts. Convictions could also lead to exclusion from participation in federal healthcare programs under federal laws such as the Federal False Claims Act and the Civil Monetary Penalty Law, which could be materially adverse to Skilled's business. EHRC transferred its operations in April 2011 to an unaffiliated third party skilled nursing facility operator, and has not had any ongoing operations since that time.
On February 15, 2013, the parties reached a mutually satisfactory settlement of the BMFEA Action. Pursuant to the settlement: (i) Skilled and SHC were dismissed from the case with prejudice; (ii) EHRC pled no contest to a single misdemeanor count of elder endangerment under Penal Code Section 368(c) and agreed to pay a statutory fine of $680, pay $145,000 to the California Attorney General for its costs of investigation, and to serve two (2) years of summary probation; and (iii) the California Attorney General granted Skilled, SHC, and twenty-five (25) of their affiliates who currently or formerly operated skilled nursing facilities in California, a release of any potential liability to the California Attorney General under certain civil statutes based upon conduct occurring through the effective date of the settlement (including the FCA theories

14

Annex K-14

SKILLED HEALTHCARE GROUP, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

discussed under Humboldt County Litigation above). The court accepted EHRC's misdemeanor plea and the other relevant terms of the settlement on February 15, 2013. Notwithstanding EHRC's no contest plea to the single misdemeanor charge, the Company, SHC and EHRC continue to deny any liability for the allegations in the BMFEA Action. The release granted by the California Attorney General may not apply to the DOJ should it choose to pursue action against us.

Pursuant to the settlement, Skilled, SHC and their twenty (20) affiliated current California skilled nursing facility operators also agreed to a 2-year staffing agreement (the “2013 Staffing Agreement”) with the California Attorney General that essentially continues the requirements of the staffing-related injunction that was in effect until December 2012 as a result of the September 2010 settlement of the Humboldt County Action. Similar to the former staffing-related injunction, the 2013 Staffing Agreement requires the applicable nursing facility operators to provide a minimum of 3.2 nursing hours per patient day as required by applicable California regulation and to adhere to related regulatory requirements, as well as to submit to periodic compliance audits of the same. Unlike the former staffing-related injunction, however, the 2013 Staffing Agreement does not provide for early termination based on demonstrated compliance and does not contain a minimum spend requirement. To date the 2013 Staffing Agreement has not, and the Company does not believe it will, require the Company or its affected affiliates to incur any material staffing or other costs beyond what they would otherwise incur in the ordinary course of business.

Creekside Hospice Investigation
On August 2, 2013, the United States Attorney for the District of Nevada indicated that its Civil Division is investigating the Company, as well as its subsidiary, Creekside Hospice II, LLC, for possible violations of federal and state healthcare fraud and abuse laws and regulations. These laws could include the federal False Claims Act ("FCA") and the Nevada False Claims Act ("NFCA"). The FCA provides for civil and administrative fines and penalties, including civil fines ranging from $5,500 to $11,000 per claim plus treble damages. The NFCA provides for similar fines and penalties, including treble damages. Violations of these federal or state laws could also subject the Company and/or its subsidiaries to exclusion from participation in the Medicare and Medicaid programs. Any damages, fines, penalties, other sanctions and costs that we may incur as a result of any state or federal FCA suit could be significant and could have a material and adverse effect on our results of operations and financial condition. At this time, we cannot predict what effect, if any, the investigation or any potential claims arising under the FCA, the NFCA, or other statutes or regulations, could have on the Company.
Insurance
The Company maintains insurance for workers' compensation, general and professional liability, employee benefits liability, property, casualty, directors’ and officers’ liability, inland marine, crime, boiler and machinery, automobile, employment practices liability and earthquake and flood. The Company believes that its insurance programs are adequate and appropriate, and where there has been a direct transfer of risk to the insurance carrier, the Company does not recognize a liability in the consolidated financial statements.
Workers' Compensation. The Company has maintained workers' compensation insurance as statutorily required. Most of its commercial workers' compensation insurance purchased is loss sensitive in nature, except as noted below. As a result, the Company is responsible for adverse loss development. Additionally, the Company self-insures the first unaggregated $1.0 million per workers' compensation claim for all California, New Mexico and Nevada skilled nursing and assisted living businesses. The Company has elected not to carry workers' compensation insurance in Texas and it may be liable for negligence claims that are asserted against it by its Texas-based employees. For the policy periods up to December 31, 2011, the Company has purchased guaranteed cost policies for its Kansas, Missouri, Iowa and Nebraska skilled nursing and assisted living businesses, as well as all of its hospice and home health businesses. There are no deductibles associated with these programs. For calendar year 2012 and 2013, the Company self-insured the first $0.5 million for these businesses. The Company recognizes a liability in its interim financial statements for its estimated self-insured workers' compensation risks. Historically, estimated liabilities have been sufficient to cover actual claims. Effective January 1, 2014 the Company self-insures its workers compensation for all its business operations other than those based in Texas through its wholly-owned offshore captive insurance company, Fountain View Reinsurance, Ltd., for claims up to $1.0 million.
General and Professional Liability. The Company's services subject it to certain liability risks. Malpractice and similar claims may be asserted against the Company if its services are alleged to have resulted in patient injury or other adverse effects. The Company is subject to malpractice and similar claims and other litigation in the ordinary course of business.
Effective September 1, 2008, the Company's California-based skilled nursing facility companies purchased individual general and professional liability insurance policies for claims reported through August 31, 2011, with a per occurrence and annual aggregate coverage limit of $1.0 million and $3.0 million, respectively, and an unaggregated $0.1 million per claim self-insured retention. Effective September 1, 2008, the Company also had an excess liability policy for claims reported through

15

Annex K-15

SKILLED HEALTHCARE GROUP, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

August 31, 2011, with a $14.0 million per loss limit and an $18.0 million annual aggregate limit for losses arising from claims in excess of $1.1 million for the California skilled nursing facilities and in excess of $1.0 million for all other businesses.
Effective September 1, 2011, the Company purchased excess liability policies with $25.0 million per loss and annual aggregate limits for claims in excess of $1.0 million per loss for all businesses. This program was modified effective September 1, 2013 such that the Company retains a 10% quota-share risk on this coverage up to the first $15.0 million. Effective September 1, 2011, the Company also self-insures professional liability claims at its California based SNF subsidiaries through its wholly-owned offshore captive insurance company, Fountain View Reinsurance, Ltd., for claims up to $1.0 million. Effective September 1, 2012, the Company self-insures professional liability claims for all of its SNF and ALF subsidiaries through its wholly-owned off shore captive company for claims up to $1.0 million.
The Company retains an unaggregated self-insured retention of $1.0 million per claim for all of its businesses other than its hospice and home health businesses, which are insured under a separate general and professional liability insurance policy with a $1.0 million per loss limit and a $3.0 million aggregate loss limit. The excess liability policy referenced above is also applicable to this policy.
Employee Medical Insurance. Medical preferred provider option programs are offered as a component of the Company's employee benefits. The Company retains a self-insured amount up to a contractual stop loss amount of $0.25 million deductible for its preferred provider organization plan. All other employee medical plans are guaranteed cost plans.
A summary of the liabilities related to insurance risks are as follows (dollars in thousands):

	As of March 31, 2014:							As of December 31, 2013
	General and Professional		Employee Medical		Workers’ Compensation		Total	General and Professional		Employee Medical		Workers’ Compensation		Total
Current	$7,970	(1)	$3,388	(2)	$3,614	(2)	$14,972	$8,228	(1)	$2,446	(2)	$3,178	(2)	$13,852
Non-current	14,408		—		16,619		31,027	12,762		—		16,772		29,534
	$22,378		$3,388		$20,233		$45,999	$20,990		$2,446		$19,950		$43,386

(1)	Included in accounts payable and accrued liabilities.

(2)	Included in employee compensation and benefits.
Hallmark Indemnification
Hallmark, the Company's rehabilitation services subsidiary, provides physical, occupational and speech therapy services to various unaffiliated skilled nursing facilities. These unaffiliated skilled nursing facilities are reimbursed for these services from the Medicare Program and other third-party payors. Hallmark has indemnified these unaffiliated skilled nursing facilities from a portion of certain disallowances of these services. Additionally, to the extent a Recovery Auditor ("RA") or other regulatory authority or contractor is successful in making a claim for recoupment of revenue from any of these skilled nursing facilities, Hallmark will typically be required to indemnify them against their charges associated with this loss. No material indemnification payments were required to be made in the three months ended March 31, 2014 or 2013.
Financial Guarantees
Substantially of all Skilled's wholly-owned subsidiaries guarantee the Company's first lien senior secured credit facility, excluding the subsidiaries that are pledged as collateral for the ten mortgage loans insured by the U.S. Department of Housing and Urban Development Program ("HUD") and the ten facilities pledged to MidCap Financial as collateral for the MidCap Financial credit facility. These loans are discussed in Note 11, Debt, below. The aforementioned guarantees are full and unconditional and joint and several. Other subsidiaries of Skilled that are not guarantors are considered minor.
Purchase Commitment
As of March 31, 2014, the Company had no outstanding purchase commitments, except as noted under Leases above.

16

Annex K-16

SKILLED HEALTHCARE GROUP, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

9. Stockholders' Equity
Accumulated Other Comprehensive Income
Accumulated other comprehensive income refers to gains and losses that are recorded as an element of stockholders' equity but are excluded from net income. The Company's other comprehensive income consists of net deferred gains and losses on certain derivative instruments accounted for as cash flow hedges and gains and losses from investments available for sale. Details of other comprehensive income are included in the accompanying condensed consolidated Statements of Comprehensive Income.

2007 Incentive Award Plan
During the year ended March 31, 2014, the following restricted stock awards, restricted stock units and performance stock awards occurred under the Company’s existing plans (number of shares in thousands):

	Number of Shares	Weighted- Average Grant Date Fair Value
Non-vested balance at January 1, 2014	2,256	$6.42
Granted	463	4.62
Vested	(318)	4.48
Forfeited	(512)	5.39
Non-vested balance at March 31, 2014	1,889	$6.58
As of March 31, 2014, there was approximately $4.1 million of total unrecognized compensation costs related to restricted stock awards, restricted stock units and performance stock awards . These costs have a weighted-average remaining recognition period of 2.25 years as of March 31, 2014 . The total fair value of shares vested during the period ended March 31, 2014 was $1.4 million.
There were no new stock options granted in the three months ended March 31, 2014 and 2013.
There were no options exercised during three months ended March 31, 2014 or 2013. As of March 31, 2014, there was $0.1 million of unrecognized compensation cost related to outstanding stock options, net of estimated forfeitures. This amount is expected to be recognized over a weighted-average period of 1.46 years. To the extent the forfeiture rate is different than the Company has anticipated, stock-based compensation related to these awards will be different from the Company's expectations.
The following table summarizes stock option activity during the three months ended March 31, 2014 under the Skilled Healthcare Group, Inc. Amended and Restated 2007 Incentive Award Plan:

	Number of Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (in years)	Aggregate Intrinsic Value (in thousands)
Outstanding at January 1, 2014	794,645	$8.54
Granted	—	$—
Exercised	—	$—
Forfeited or cancelled	(57,842)	$8.70
Outstanding at March 31, 2014	736,803	$8.53	3.58	$—
Fully vested and expected to vest at March 31, 2014	735,036	$8.53	3.57	$—
Exercisable at March 31, 2014	704,798	$8.56	3.41	$—
Aggregate intrinsic value represents the value of Skilled's closing stock price on the New York Stock Exchange on the last trading day of the fiscal period in excess of the exercise price, multiplied by the number of options outstanding or exercisable.

Compensation related to stock option grants and stock awards included in general and administrative expenses was less than $0.1 million and $0.8 million for the three months ended March 31, 2014 and 2013, respectively. The amount of

17

Annex K-17

SKILLED HEALTHCARE GROUP, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

compensation included in cost of services was $0.6 million and $0.5 million for the three months ended March 31, 2014 and 2013, respectively.

10. Fair Value Measurements
Fair value measurements are based on a three-tier hierarchy that prioritizes the inputs used to measure fair value. These tiers include: Level 1, defined as observable inputs such as quoted prices in active markets; Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and Level 3, defined as unobservable inputs for which little or no market data exists, therefore requiring an entity to develop its own assumptions. The following table summarizes the valuation of the Company’s marketable securities and contingent consideration as of March 31, 2014 (dollars in thousands) and December 31, 2013:

	March 31, 2014			December 31, 2013
	Level 1	Level 2	Level 3	Level 1	Level 2	Level 3
Available for sale securities	$—	$6,081	$—	$—	$1,046	$—
Contingent consideration – acquisitions	$—	$—	$1,450	$—	$—	$1,736
The Company's wholly-owned offshore captive insurance company is required by regulatory agencies to set aside assets to comply with the laws of the jurisdiction in which it operates. These assets consist of restricted cash and available for sale securities, which are included in other assets in the Company's consolidated March 31, 2014 condensed balance sheet. The Company's available for sale securities are U.S. government securities with an amortized cost basis and aggregate fair value of $6.1 million and $1.0 million as of March 31, 2014 and December 31, 2013, respectively. Net unrealized (loss) gain included in other comprehensive income on the Company's available for sale securities was negligible for the three months ended March 31, 2014 and 2013.
On July 1, 2011, a wholly-owned subsidiary of the Company acquired Altura Homecare & Rehab ("Altura"). The acquisition included contingent earn-out consideration which can be earned based on the acquired business's achievement of an EBITDA threshold. The contingent consideration is up to $1.5 million over a period of 3 years following the closing. The fair value of the contingent consideration was estimated using a probability-weighted discounted cash flow model. This fair value measurement is based on significant inputs not observable in the market and thus represents a Level 3 measurement. The fair value of the earn-out at December 31, 2013 was $0.5 million and at March 31, 2014 was $0.5 million.
On October 24, 2011, wholly-owned subsidiaries of the Company acquired substantially all of the assets of Cornerstone Hospice, Inc. ("Cornerstone"). The acquisition included contingent earn-out consideration which can be earned based on the acquired business's achievement of an EBITDA threshold. The contingent consideration is up to $1.5 million over a period of 5 years following the closing. The fair value of the contingent consideration was estimated using a probability-weighted discounted cash flow model. This fair value measurement is based on significant inputs not observable in the market and thus represents a Level 3 measurement. The fair value of the earn-out at December 31, 2013 was $1.1 million and at March 31, 2014 was $0.8 million which reflects payments of $0.3 million to the seller and a fair value adjustment of less than $0.1 million.
On May 13, 2012, a wholly-owned subsidiary of the Company acquired substantially all of the assets of A Better Care Home Health, Inc. ("ABC"). The acquisition included contingent earn-out consideration which can be earned based on the acquired operations' achievement of an EBITDA threshold. The contingent consideration spans 3 years following the closing. The fair value of the contingent consideration was estimated using a probability-weighted discounted cash flow model. This fair value measurement is based on significant inputs not observable in the market and thus represents a Level 3 measurement. The fair value of the earn-out at March 31, 2014 and December 31, 2013 was $0.1 million.
As discussed above, EBITDA is the basis for calculating the contingent consideration. The unobservable inputs to the determination of the fair value of the contingent consideration include assumptions as to the ability of the acquired businesses to meet their EBITDA targets and discount rates used in the calculation. Should the actual EBITDA generated by the acquired businesses increase or decrease as compared to our assumptions, the fair value of the contingent consideration obligations would increase or decrease, up to the contracted limit, as applicable. As the timing of contingent payments go further into the future, discount rate assumptions increase due to the increased uncertainty of the EBITDA that may be generated in those periods.
The Company's assumptions range from the acquired businesses achieving none, a portion, or all of the consideration, and discount rates range from 2%- 5%.
Below is a table listing the Level 3 rollforward as of March 31, 2014 (in thousands):

18

Annex K-18

SKILLED HEALTHCARE GROUP, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

Level 3 Rollforward
Value at January 1, 2014	$1,736
Change in fair value	14
Payout	(300)
Value at March 31, 2014	$1,450
Long Term Debt
At March 31, 2014 and December 31, 2013, the aggregate fair value of the Company's term loan due 2016, the revolving credit facility due 2015, the HUD insured loans due in 2043 and 2048, the mortgage term loan due 2016, and the asset based revolving credit facility due 2016, using Level 2 inputs, approximated the carrying value. The carrying value of the debt was approximately $419.2 million and $419.1 million at March 31, 2014 and December 31, 2013 respectively. Fair value was estimated based on current yield rates plus the Company's estimated credit spread available for loan products with similar terms and maturities.

11. Debt
The Company’s long-term debt is summarized as follows (dollars in thousands):

	As of March 31, 2014	As of December 31, 2013
Term Loan, due 2016, interest rate based on LIBOR (subject to a 1.50% floor) plus 5.25%, or 6.75%, at March 31, 2014 and December 31, 2013; collateralized by substantially all assets of the Company excluding the skilled nursing facilities that collateralize the HUD insured mortgage loans and the skilled nursing facilities that collateralize the MidCap Financial credit facility	$243,953	$243,953
Term Loan original issue discount	(1,113)	(1,254)
Revolving Credit Facility due April 9, 2015, interest rate comprised of the Prime rate of 3.25% plus 3.50%, or 6.75%, at March 31, 2014 and December 31, 2013	6,500	11,000
Revolving Credit Facility due April 9, 2015, interest rate comprised of LIBOR plus 4.50% or 4.74% at March 31, 2014 and December 31, 2013	12,000	7,057
HUD insured loans due in 2043 and 2048, with a weighted average interest rate of 4.23% at March 31, 2014 and December 31, 2013	86,993	87,314
Term Loan, due April 9, 2016, interest rate based on LIBOR rate (subject to a floor of 0.75%) plus 5.95% or 6.70%, at March 31, 2014 and December 31, 2013; collateralized by 10 skilled nursing facilities	61,758	62,000
Revolving Credit Facility due 2016, interest rate comprised of LIBOR (subject to a floor of 0.75%) plus 5.95% or 6.70% at March 31, 2014 and December 31, 2013; collateralized by the accounts receivable of 10 skilled nursing facilities	5,000	5,000
Note payable due December 2018, interest rate fixed at 6.50%, payable in monthly installments, collateralized by a first priority deed of trust	917	959
Insurance premiums financed	3,134	2,990
Other	106	106
Total long-term debt	419,248	419,125
Less amounts due within one year	(10,172)	(7,630)
Long-term debt, less current portion	$409,076	$411,495

Term Loan and Revolving Loan
On April 9, 2010, the Company entered into an up to $360.0 million senior secured term loan and a $100.0 million revolving credit facility (the "Prior Credit Agreement") that amended and restated the senior secured term loan and revolving credit facility that were set to mature in June 2012. On April 12, 2012, the Company entered into an Amendment and Restatement and Additional Term Loan Assumption Agreement (“Restated Credit Agreement”) that amended and restated the Prior Credit Agreement and pursuant to which, among other things, the size of the Company's existing senior secured term loan was increased by $100.0 million (hereinafter referred to as the incremental senior secured term loan). On June 6, 2013, the Company entered into an amendment

19

Annex K-19

SKILLED HEALTHCARE GROUP, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

to the Restated Credit Agreement that increased the maximum leverage ratio by 0.50 throughout the life of the Restated Credit Agreement. The amendment additionally permits the Company to make future offers to the lenders under the revolving loan facility to extend the maturity date of all or a portion of the revolving loans. The credit arrangements provided under the Restated Credit Agreement are collectively referred to herein as the Company's senior secured credit facility.
The Company expensed fees paid in connection with the refinancing of the Prior Credit Agreement in the amount of $2.0 million in conjunction with the amended senior secured credit facility. In connection with the June 6, 2013 modification, the Company paid fees totaling $2.5 million, of which $1.1 million were recorded as debt modification costs in the consolidated statement of operations, and $1.4 million were recorded as other assets in the consolidated balance sheet. Substantially all of the Company's assets are pledged as collateral under the senior secured credit facility. Amounts borrowed under the senior secured term loan may be prepaid at any time without penalty, except for LIBOR breakage costs. Commitments under the revolving credit facility terminate on April 9, 2015. The senior secured term loan matures on April 9, 2016.
The incremental senior secured term loan bears interest, at our option, at the London Interbank Offered Rate ("LIBOR") (subject to a floor of 1.50%) plus a margin of 5.25% or the prime rate (subject to a floor of 2.50%) plus a margin of 4.25%. As part of the refinancing, the interest rate on the existing senior secured term loan was amended to match the interest rate of the incremental senior secured term loan. The interest rate on the existing revolving credit facility was also amended to be, at the Company's option, LIBOR plus a margin of between 4.25% and 4.50% (based upon consolidated senior leverage) or the prime rate plus a margin of between 3.25% and 3.50% (based upon consolidated senior leverage). There is no longer a LIBOR or prime rate floor with respect to the revolving credit facility. Pursuant to the Restated Credit Agreement, the quarterly term loan amortization payments increased to $2.6 million beginning June 30, 2012 compared to $0.9 million under the Prior Credit Agreement. Additionally, the maximum portion of the annual Consolidated Excess Cash Flow (as defined in the Restated Credit Agreement) to be applied to term debt reductions increased to 75% from 50%, subject to stepdowns to 50% and 25% based on consolidated leverage. The Company also increased its ability to refinance a portion of its credit facility with U.S. Department of Housing and Urban Development ("HUD") insured debt up to $250 million, subject to certain credit facility covenants. Any HUD insured borrowings beyond $250 million would necessitate either refinancing the senior secured credit facility in full or otherwise seeking a waiver or amendment from the senior secured lenders.
The Company has the right to increase its borrowings under the revolving credit facility up to an aggregate amount of $150 million provided that the Company is in compliance with the Restated Credit Agreement, that the additional debt would not cause any covenant violation of the Restated Credit Agreement, and that existing or new lenders within the Restated Credit Agreement agree to increase their commitments. To reduce the risk related to interest rate fluctuations, the Prior Credit Agreement required the Company to enter into, and the Restated Credit Agreement required us to continue to maintain, an interest rate swap, cap or similar agreement to effectively fix or cap the interest rate on 40% of its funded long-term debt for a three year period within three months of the April 2010 commencement of the senior secured credit facility.
Under the senior secured credit facility, the Company must maintain compliance with specified financial covenants measured on a quarterly basis. The senior secured credit facility also includes certain additional affirmative and negative covenants, including limitations on the incurrence of additional indebtedness, liens, investments in other businesses and capital expenditures. Also under the senior secured credit facility, subject to certain exceptions and minimum thresholds, the Company is required to apply all of the proceeds from any issuance of debt, as much as half of the proceeds from any issuance of equity, as much as 75% of the Company's annual Consolidated Excess Cash Flow (as defined in the Restated Credit Agreement), and amounts received in connection with any sale of the Company's assets to repay the outstanding amounts under the Restated Credit Agreement. The Company believes that it is in compliance with its debt covenants as of March 31, 2014. As of March 31, 2014, the fixed charge coverage ratio was 2.1, which compares to a minimum requirement of 2.0 and the leverage ratio was 4.8, as compared to an allowed maximum of 5.0.
HUD Insured Loans and Other Mortgage Loans
In 2013, we received funding of 10 loans insured by HUD. The loans have a combined aggregate original principal balance of $87.6 million and are secured by 10 skilled nursing facilities. The HUD insured loans have an average all in interest rate of approximately 5.3% and amortization term 30 to 35 years. As of March 31, 2014 the HUD insured loans have a combined aggregate principal balance of $87.0 million.
Accordingly, as of March 31, 2014, the Company has 10 mortgages insured by HUD, which are each secured by a skilled nursing facility. These mortgages have an average remaining term of 33 years with fixed interest rates ranging from 3.4% to 4.6% and a weighted average interest rate of 4.23%. Depending on the mortgage agreement, prepayments are generally allowed only after 12 months from the inception of the mortgage. Prepayments are subject to a penalty of 10% of the remaining principal balances in the first year and the prepayment penalty decreases each subsequent year by 1% until no penalty is required. As all $87.6 million of the HUD insured mortgage loans were originated in 2013, none of the loans could be prepaid at March 31, 2014. Any further HUD insured mortgages will require additional HUD approval.

20

Annex K-20

SKILLED HEALTHCARE GROUP, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

All HUD-insured mortgages are non-recourse loans to the Company. All mortgages are subject to HUD regulatory agreements that require escrow reserve funds to be deposited with the loan servicer for mortgage insurance premiums, property taxes, insurance and for capital replacement expenditures. As of March 31, 2014, the Company has escrow reserve funds of $2.1 million with the loan servicer that are reported within other current assets, and replacement reserve funds of $2.6 million in other assets. The net proceeds of the HUD insured loans were required to be used to pay down term debt under the Restated Credit Agreement. In 2013, $87.6 million of HUD insured loan proceeds were used to pay down term debt.
As of March 31, 2014 the Company has 10 additional skilled nursing facilities securing a $61.8 million mortgage loan and a $5.0 million asset based revolving credit facility with MidCap Financial. Both loans have an interest rate of LIBOR plus a margin of 5.95% with a LIBOR floor of 0.75%. The mortgage loan amortizes over 25 years with the remaining principal due December 1, 2016. There are additional quarterly principal payments of $0.3 million beginning after six months, $0.4 million in year two and $0.5 million in year three. The mortgage loan has a debt service coverage ratio and a minimum debt coverage ratio, both of which were met at March 31, 2014. The asset based revolving credit facility is secured by the accounts receivable of the 10 skilled nursing facilities. In 2013, $65.0 million of mortgage loan and asset based revolving credit facility proceeds were used to pay down term debt.

12. Investment in Joint Venture
Since 1996, the Company had a 50% equity interest in APS - Summit Care Pharmacy, LLC, or APS - Summit Care, which is a company that serves the pharmaceutical needs of a limited number of the Company's affiliated Texas operations, as well as a number of other unaffiliated customers. The remaining 50% equity interest in APS - Summit Care is owned by an unaffiliated third party. APS - Summit Care operates a pharmacy in Austin, Texas, through which the Company's affiliated operations pay market value for prescription drugs and receives a 50% share of the net income related to the joint venture. The Company’s investment balance at March 31, 2014 and 2013 of $6.9 million and $5.5 million, respectively, is included in other assets in the accompanying condensed consolidated balance sheets. The following tables provide summarized information from the balance sheet and statement of earnings for APS - Summit Care as of March 31, 2014:
Statement of Earnings
(In thousands)

	Three Months Ended March 31,
	2014	2013
Sales, Net	$2,691	$2,674
Gross Profit	966	965
Net Income	$727	$666
Balance Sheet
(In thousands)

	March 31, 2014	December 31, 2013
Current Assets	$2,628	$3,518
Non-Current Assets	1,055	1,078
Current Liabilities	116	96
Non-Current Liabilities	$—	$—

21

Annex K-21

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations
This Management’s Discussion and Analysis of Financial Condition and Results of Operations is intended to assist in understanding and assessing the trends and significant changes in our results of operations and financial condition as of the dates and for the periods presented. Historical results may not indicate future performance. Our forward-looking statements, which reflect our current views about future events, are based on assumptions and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those contemplated by these statements. Factors that may cause differences between actual results and those contemplated by forward-looking statements include, but are not limited to, those discussed in our Annual Report on Form 10-K for the year ended December 31, 2013 and our subsequent reports on Form 10-Q and Form 8-K filed with the Securities and Exchange Commission (the “SEC”). As used in this Management’s Discussion and Analysis of Financial Condition and Results of Operations, the words, “we,” “our,” and “us” refer to Skilled Healthcare Group, Inc. and its wholly-owned subsidiaries. This Management’s Discussion and Analysis of Financial Condition and Results of Operations should be read in conjunction with our condensed consolidated financial statements and related notes included in this report.
Our selected historical consolidated statements of operations have been recast to reflect our disposal of two skilled nursing facilities on December 1, 2013, as discontinued operations for the quarters ended March 31, 2014 and March 31, 2013. Please refer to the information set forth below in conjunction with other sections of this report, including our consolidated historical financial statements and related notes included elsewhere in this report.
Business Overview
Skilled Healthcare Group, Inc. ("Skilled") is a holding company that owns subsidiary companies that in turn own and operate skilled nursing facilities, assisted living facilities, hospices, home health providers and a rehabilitation therapy business. As used in this report, the terms "we," "us," "our" and the "Company," and similar terms, refer collectively to Skilled and its consolidated wholly-owned subsidiaries, unless the context requires otherwise. We have an administrative service company that provides a full complement of administrative and consultative services that allows our affiliated operators and third-party operators with whom we contract to better focus on delivery of healthcare services. We currently also have one such service agreement with an unaffiliated skilled nursing facility operator. All of our subsidiaries focus on providing high-quality care to the people we serve, and our skilled nursing facility subsidiaries, which comprise the largest portion of our consolidated business, have a strong commitment to treating patients who require a high level of skilled nursing care and extensive rehabilitation therapy, whom we refer to as high-acuity patients. As of March 31, 2014, we owned or leased 72 skilled nursing facilities and 22 assisted living facilities, together comprising 10,179 licensed beds. We also lease five skilled nursing facilities in California to an unaffiliated third party operator. Our skilled nursing and assisted living facilities are located in California, Texas, Iowa, Kansas, Missouri, Nebraska, Nevada and New Mexico, and are generally clustered in large urban or suburban markets. We owned 78% of these facilities as of March 31, 2014. As of March 31, 2014 we provided hospice and home health services in Arizona, California, Idaho, Montana, Nevada, and New Mexico. We also provided private duty care services in Idaho, Montana, and Nevada. For the three months ended March 31, 2014, we generated approximately 74% of our revenue from our skilled nursing facilities, including our integrated rehabilitation therapy services at these facilities. The remainder of our revenue is generated from our assisted living services, rehabilitation therapy services provided to third-party facilities, hospice care, home health, and private duty care services.

Industry Trends
Medicare and Medicaid Reimbursement
In an effort to mitigate the cost of providing healthcare benefits, third party payors including Medicare, Medicaid, managed care providers, insurance companies and others have increasingly encouraged the treatment of patients in lower-cost care settings. As a result, in recent years skilled nursing facilities, which typically have significantly lower cost structures than acute care hospitals and certain other post-acute care settings, have generally been serving larger populations of higher-acuity patients than in the past. Despite this growth in demand, uncertainty over Medicare and Medicaid reimbursement rates persists as rates have often been reduced or been increased in lesser amounts than expected. Medicare and Medicaid reimbursement rates are subject to change from time to time and, because revenue derived directly or indirectly from Medicare and Medicaid reimbursement has historically comprised the most significant portion of our consolidated revenue, a reduction or slow growth in rates could materially and adversely impact our revenue, particularly in times of increased regulation and related expenses.
Medicare reimburses our skilled nursing facilities under a prospective payment system ("PPS") for certain inpatient covered services. Under the PPS, facilities are paid a predetermined amount per patient, per day, for certain services based on the anticipated costs of treating patients. The amount to be paid is determined by classifying each patient into a resource utilization group ("RUG") category that is based upon each patient's acuity level. In October 2010, the number of RUG

22

Annex K-22

categories was expanded from 53 to 66 as part of the implementation of the RUGs IV system and the introduction of a revised and substantially expanded patient assessment tool called the minimum data set (MDS) version 3.0.
On July 29, 2011, the Centers for Medicare & Medicaid Services ("CMS") issued a final rule providing for, among other things, a net 11.1% reduction in PPS payments to skilled nursing facilities for CMS's fiscal year 2012 (which began October 1, 2011) as compared to PPS payments in CMS's fiscal year 2011 (which ended September 30, 2011). The 11.1% reduction was on a net basis, after the application of a 2.7% market basket increase, and reduced by a 1.0% multi-factor productivity adjustment required by the Patient Protection and Affordable Care Act of 2010 ("PPACA"). The final CMS rule also adjusted the method by which group therapy is counted for reimbursement purposes, and changed the timing in which patients who are receiving therapy must be reassessed for purposes of determining their RUG category.
The Budget Control Act of 2011, enacted on August 2, 2011, increased the United States debt ceiling in connection with deficit reductions over the next ten years. Under the Budget Control Act of 2011, $1.2 trillion in domestic and defense spending reductions were automatically set to begin February 1, 2013, split evenly between domestic and defense spending. Payments to Medicare providers are subject to these automatic spending reductions, subject to a 2% cap. As discussed below, the American Taxpayer Relief Act of 2012 (the “ATRA”), enacted on January 2, 2013, subsequently delayed by two months the automatic budget sequestration cuts established by the Budget Control Act of 2011. The automatic 2% reduction on each claim submitted to Medicare began on April 1, 2013. Reductions to Medicare and Medicaid reimbursement resulting from the Budget Control Act of 2011 could have a material adverse effect on the Company's business, financial position, results of operations and liquidity.
The Middle Class Tax Relief and Job Creation Act of 2012 was signed into law on February 22, 2012, extending the Medicare Part B outpatient therapy cap exceptions process through December 31, 2012. As noted below, the exceptions process was further extended through March 31, 2014. The statutory Medicare Part B outpatient therapy cap for occupational therapy (OT) was $1,900 for 2013, and the combined cap for physical therapy (PT) and speech-language pathology services (SLP) was also $1,900 for 2013.  This is the annual per beneficiary therapy cap amount determined for each calendar year. Similar to the therapy cap, the law requires an exceptions process to the therapy cap that allows providers to receive payment from Medicare for medically necessary therapy services above the therapy cap amount.  Congress established a threshold of $3,700 for PT and SLP services combined and another threshold of $3,700 for OT services. All therapy services rendered above the $3,700 are subject to manual medical review ("MMR") and may be denied unless approved by the provider's Medicare Administrative Contractor (or "MAC").
On July 27, 2012, CMS issued a final rule providing for, among other things, a net 1.8% increase in PPS payments to skilled nursing facilities for CMS's fiscal year 2013 (which began October 1, 2012 and runs through September 30, 2013) as compared to PPS payments in CMS's fiscal year 2012 (which ended September 30, 2012). The 1.8% increase was on a net basis, after the application of a 2.5% market basket increase, and reduced by a 0.7% multi-factor productivity adjustment required by Patient Protection and Affordable Care Act of 2010 ("PPACA"). After our wage index adjustment, our net increase was 1.7%.
In July 2012, CMS issued its final rule for hospice services for its 2013 fiscal year. The rule included a market basket increase of 2.6% less a 0.3% reduction in the market basket as a result of the PPACA and a 0.7% reduction due to productivity adjustment. After our wage index adjustment, our net increase was 0.9%.
On July 31, 2013, CMS issued its final rule providing for, among other things, a net increase of 1.3% in PPS payments to skilled nursing facilities for CMS's fiscal year 2014 (which began October 1, 2013) as compared to the PPS payments in CMS's fiscal year 2013 (which ended September 30, 2013). The 1.3% increase is on a net basis, after the application of a 2.3% market basket increase reduced by a 0.5% forecast error correction and further reduced by 0.5% multi-factor productivity adjustment required by the PPACA.
On June 27, 2013, CMS proposed a decrease of 1.5% in PPS payments to home health agencies for CMS's fiscal year 2014 as compared to the PPS payments in CMS's fiscal year 2013. The proposed 1.5% decrease is on a net basis, after the application of a 3.5% rebasing decrease and other reductions, partially offset by a 2.4% market basket increase.
The ATRA delayed by two months the automatic budget sequestration cuts established by the Budget Control Act of 2011. The ATRA also extended the therapy cap exception process for one year. The ATRA also made additional changes to the Multiple Procedure Payment Reduction ("MPPR") previously implemented in 2011. The existing discount to the practice component of multiple therapy procedures performed in an outpatient environment during a single day was 25%. Effective April 1, 2013, ATRA increased the discount by an additional 25% to 50%. The new rules related to MPPR reduced our revenue by $0.9 million for the nine month period from April 1, 2013 through December 31, 2013.
Should future changes in PPS include reduced rates or increased standards for reaching certain reimbursement levels (including as a result of automatic cuts tied to federal deficit cut efforts or otherwise), our Medicare revenues derived from our skilled nursing facilities (including rehabilitation therapy services provided at our skilled nursing facilities) could be reduced, with a corresponding adverse impact on our financial condition and results of operation. Furthermore, reimbursement rates could grow at a slower rate than our expenses increase. Our rehabilitation therapy, hospice and home health care businesses are

23

Annex K-23

also to a large degree directly or indirectly dependent on (and therefore affected by changes in) Medicare and Medicaid reimbursement rates. For example, our rehabilitation therapy business may have difficulty increasing or maintaining the rates it has negotiated with third party nursing facilities in light of the reduced PPS reimbursement rates that took effect on October 1, 2011 or future reductions in (or slow growth of) reimbursement rates.
We also derive a substantial portion of our consolidated revenue from Medicaid reimbursement, primarily through our skilled nursing business. Medicaid programs are administered by the applicable states and financed by both state and federal funds. Medicaid spending nationally has increased substantially in recent years, becoming an increasingly significant component of state budgets. This, combined with slower state revenue growth and other state budget demands, has led both the federal government and many states, including California and other states in which we operate, to institute measures aimed at controlling the growth of Medicaid spending (and in some instances reducing it).
Historically, adjustments to reimbursement under Medicare and Medicaid have had a significant effect on our revenue and results of operations. Recently enacted, pending and proposed legislation and administrative rulemaking at the federal and state levels could have similar effects on our business. Efforts to impose reduced reimbursement rates, greater discounts and more stringent cost controls by government and other payors are expected to continue for the foreseeable future and could adversely affect our business, financial condition and results of operations. Additionally, any delay or default by the federal or state governments in making Medicare and/or Medicaid reimbursement payments could materially and adversely affect our business, financial condition and results of operations.

Federal Health Care Reform
In addition to the matters described above affecting Medicare and Medicaid participating providers, PPACA enacted several reforms with respect to skilled nursing facilities, home health agencies and hospices, including payment measures to realize significant savings of federal and state funds by deterring and prosecuting fraud and abuse in both the Medicare and Medicaid programs. While some of the provisions of PPACA will not take effect for several years or are subject to further refinement through the promulgation of regulations, some key provisions of PPACA are presently effective.

•
Enhanced CMPs and Escrow Provisions. PPACA includes expanded civil monetary penalty ("CMP") and related provisions applicable to all Medicare and Medicaid providers. CMS rules adopted to implement applicable provisions of PPACA also provide that assessed CMPs may be collected and placed in whole or in part into an escrow pending final disposition of the applicable administrative and judicial appeals processes. To the extent our businesses are assessed large CMPs that are collected and placed into an escrow account pending lengthy appeals, such actions could adversely affect our liquidity and results of operations.

•
Nursing Home Transparency Requirements. In addition to expanded CMP provisions, PPACA imposes new transparency requirements for Medicare-participating nursing facilities. In addition to previously required disclosures regarding a facility's owners, management and secured creditors, PPACA expanded the required disclosures to include information regarding the facility's organizational structure, additional information on officers, directors, trustees and "managing employees" of the facility (including their names, titles, and start dates of services), and information regarding certain parties affiliated with the facility. The transparency provisions could result in the potential for greater government scrutiny and oversight of the ownership and investment structure for skilled nursing facilities, as well as more extensive disclosure of entities and individuals that comprise part of skilled nursing facilities' ownership and management structure.

•
Face-to-Face Encounter Requirements. PPACA imposes new patient face-to-face encounter requirements on home health agencies and hospices to establish a patient's ongoing eligibility for Medicare home health services or hospice services, as applicable. A certifying physician or other designated health care professional must conduct the face-to-face encounters within specified timeframes, and failure of the face-to-face encounter to occur and be properly documented during the applicable timeframes could render the patient's care ineligible for reimbursement under Medicare.

•
Suspension of Payments During Pending Fraud Investigations. PPACA provides the federal government with expanded authority to suspend Medicare and Medicaid payments if a provider is investigated for allegations or issues of fraud. This suspension authority creates a new mechanism for the federal government to suspend both Medicare and Medicaid payments for allegations of fraud, independent of whether a state exercises its authority to suspend Medicaid payments pending a fraud investigation. To the extent the suspension of payments provision is applied to one of our businesses for allegations of fraud, such a suspension could adversely affect our liquidity and results of operations.

•
Overpayment Reporting and Repayment; Expanded False Claims Act Liability. PPACA enacted several important changes that expand potential liability under the federal False Claims Act. Overpayments related to services provided to both Medicare and Medicaid beneficiaries must be reported and returned to the applicable payor within specified deadlines, or else they are considered obligations of the provider for

24

Annex K-24

purposes of the federal False Claims Act. This new provision substantially tightens the repayment and reporting requirements generally associated with operations of health care providers to avoid False Claims Act exposure.

•
Home and Community Based Services. PPACA provides that states can provide home and community-based attendant services and supports through the Community First Choice State plan option. States choosing to provide home and community based services under this option must make them available to assist with activities of daily living, instrumental activities of daily living and health related tasks under a plan of care agreed upon by the individual and his/her representative. PPACA also includes additional measures related to the expansion of community and home based services and authorizes states to expand coverage of community and home-based services to individuals who would not otherwise be eligible for them. The expansion of home-and-community based services could reduce the demand for the facility based services that we provide.

•
Health Care-Acquired Conditions. PPACA provides that the Secretary of Health and Human Services must prohibit payments to states for any amounts expended for providing medical assistance for certain medical conditions acquired during the patient's receipt of health care services. The CMS regulation implementing this provision of PPACA prohibits states from making payments to providers under the Medicaid program for conditions that are deemed to be reasonably preventable. It uses Medicare's list of preventable conditions in inpatient hospital settings as the base (adjusted for the differences in the Medicare and Medicaid populations) and provides states the flexibility to identify additional preventable conditions and settings for which Medicaid payment will be denied.

•
Value-Based Purchasing. PPACA requires the Secretary of Health and Human Services to develop a plan to implement a value-based purchasing (“VBP”) program for payments under the Medicare program for skilled nursing facilities and to submit a report containing the plan to Congress. The intent of the provision is to potentially reconfigure how Medicare pays for health care services, moving the program towards rewarding better value, outcomes, and innovations, instead of volume. According to the plan submitted to Congress in June 2012, the funding for the VBP program could come from payment withholds from poor-performing skilled nursing facilities or by holding back a portion of the base payment rate or the annual update for all skilled nursing facilities. If a VBP program is ultimately implemented, it is uncertain what effect it would have upon skilled nursing facilities, but its funding or other provisions could negatively affect skilled nursing facilities.

•
Anti-Kickback Statute Amendments. PPACA amended the Anti-Kickback Statute so that (i) a claim that includes items or services violating the Anti-Kickback Statute also would constitute a false or fraudulent claim under the federal False Claims Act and (ii) the intent required to violate the Anti-Kickback Statute is lowered such that a person need not have actual knowledge or specific intent to violate the Anti-Kickback Statute in order for a violation to be deemed to have occurred. These modifications of the Anti-Kickback Statute could expose us to greater risk of inadvertent violations of the statute and to related liability under the federal False Claims Act.

The provisions of PPACA discussed above are examples of recently enacted federal health reform provisions that we believe may have a material impact on the long-term care profession generally and on our business. However, the foregoing discussion is not intended to constitute, nor does it constitute, an exhaustive review and discussion of PPACA. It is possible that other provisions of PPACA may be interpreted, clarified, or applied to our businesses in a way that could have a material adverse impact on our business, financial condition and results of operations. Similar federal and/or state legislation that may be adopted in the future could have similar effects.
Revenue
Revenue by Service Offering

We operate our business in three reportable operating segments: (i) long-term care services, which includes the operation of skilled nursing and assisted living facilities and is the most significant portion of our business; (ii) our rehabilitation therapy services business; and (iii) our hospice and home health businesses. Our reporting segments are business units that offer different services, and that are managed separately due to the nature of services provided.
In our long-term care services segment, we derive the majority of our revenue by providing skilled nursing care and integrated rehabilitation therapy services to residents in our affiliated skilled nursing facilities. The remainder of our long-term care segment revenue is generated by our assisted living facilities, by our administration of an unaffiliated third party skilled nursing facility, and from our leasing of five skilled nursing facilities to an unaffiliated third party operator. In our therapy

25

Annex K-25

services segment, we derive revenue by providing rehabilitation therapy services to third-party facilities. In our hospice and home health services segment, we provide hospice and home health services.
The following table shows the revenue and percentage of our total revenue generated by each of these segments for the periods presented (dollars in thousands):

	Three Months Ended March 31,
	2014		2013
	Revenue Dollars	Revenue Percentage	Revenue Dollars	Revenue Percentage	Increase/(Decrease)
					Dollars	Percentage
Long-term care services:
Skilled nursing facilities	$153,162	73.9%	$153,845	71.5%	$(683)	(0.4)%
Assisted living facilities	7,288	3.5	7,126	3.3	162	2.3
Administration of third party facility	136	0.1	159	0.1	(23)	(14.5)
Facility lease revenue	787	0.4	761	0.4	26	3.4
Total long-term care services	161,373	77.9	161,891	75.3	(518)	(0.3)
Therapy services:
Third-party rehabilitation therapy services	23,066	11.1	27,074	12.6	(4,008)	(14.8)
Total therapy services	23,066	11.1	27,074	12.6	(4,008)	(14.8)
Hospice & home health services:
Hospice	16,205	7.8	18,983	8.8	(2,778)	(14.6)
Home health	6,656	3.2	7,111	3.3	(455)	(6.4)
Total hospice & home health services	22,861	11.0	26,094	12.1	(3,233)	(12.4)
Total	$207,300	100.0%	$215,059	100.0%	$(7,759)	(3.6)%
Sources of Revenue
The following table sets forth revenue consolidated by state in dollars and as a percentage of total revenue for the periods presented (dollars in thousands):

	Three Months Ended March 31,
	2014		2013
	Revenue Dollars	Percentage of Revenue	Revenue Dollars	Percentage of Revenue
California	$84,844	40.9%	$87,280	40.6%
Texas	39,194	18.9	42,884	19.9
New Mexico	24,379	11.8	24,274	11.3
Missouri	15,628	7.5	15,083	7.0
Kansas	15,071	7.3	15,405	7.2
Nevada	14,846	7.2	14,946	6.9
Montana	3,345	1.6	3,552	1.7
Arizona	3,226	1.5	4,388	2.0
Idaho	2,505	1.2	2,732	1.3
Iowa	2,419	1.2	2,554	1.2
Nebraska	1,843	0.9	1,481	0.7
Other	—	—	480	0.2
Total	$207,300	100.0%	$215,059	100.0%
Long-Term Care Services Segment
Skilled Nursing Facilities. Within our skilled nursing facilities, we generate our revenue from Medicare, Medicaid, managed care providers, insurers, private pay and other sources. We believe that our skilled mix, which we define as the number of Medicare and non-Medicaid managed care patient days at our skilled nursing facilities divided by the total number

26

Annex K-26

of patient days at our skilled nursing facilities for any given period, is an important indicator of our success in attracting high-acuity patients because it represents the percentage of our patients who are reimbursed by Medicare and managed care payors, for whom we receive higher reimbursement rates. Most of our skilled nursing facilities include our Express RecoveryTM program. This program uses a dedicated unit within a skilled nursing facility to deliver a comprehensive rehabilitation and recovery regimen in accommodations specifically designed to serve high-acuity patients.
Assisted Living Facilities. Within our assisted living facilities, which are mostly in Kansas, we generate our revenue primarily from private pay sources, with a small portion earned from Medicaid or other state-specific programs.
Leased Facility Revenue. We lease five skilled nursing facilities in California to an unaffiliated third party operator. For additional information on the lease arrangement, see Note 6 - "Property and Equipment" to the interim financial statements.
Therapy Services Segment
As of March 31, 2014, we provided rehabilitation therapy services to a total of 176 healthcare facilities, including 62 of our facilities, as compared to 193 facilities, including 64 of our facilities, as of March 31, 2013. In addition, we have contracts to manage the rehabilitation therapy services for our 10 healthcare facilities in New Mexico. The net decrease of 17 facilities serviced was comprised of 15 new facilities serviced, net of 32 cancellations. Rehabilitation therapy revenue derived from servicing patients at our own facilities is included in our revenue from skilled nursing facilities. Our rehabilitation therapy business receives payment for services from the third-party facilities that it serves based on negotiated patient per diem rates or a negotiated fee schedule based on the type of service rendered. As of March 31, 2014, we provided rehabilitation therapy services to facilities in California, Arizona, Nevada, New Mexico, Texas, Missouri, Nebraska, Iowa, and Kansas. CMS announced on February 18th that it is in the procurement process for the next round of Recovery Audit Program contracts and it will “pause” RA activities.  This “pause” in RA activities will allow the current RA contractors time to complete all outstanding claim reviews by the end of their specific contract dates. After February 28th, prepayment reviews will not be conducted; instead all claims will undergo post-payment reviews after the new contracts are in place. At this time CMS has not indicated when the new RAC contracts will be awarded.  However, when they are awarded, the new Recovery Auditor’s will be able to go back to March 2014 and conduct Part B MMR reviews on a Post Payment basis.  This means that the RACs will have the ability and jurisdiction to review claims that were paid during the Recovery Audit Pause. Going forward under the new Recovery Auditor’s contract MMR reviews will continue to be conducted on a post payment basis.
Hospice and Home Health Services Segment
Hospice. As of March 31, 2014, we provided hospice care in Arizona, California, Idaho, Montana, Nevada and New Mexico. We derive substantially all of the revenue from our hospice business from Medicare, Medicaid, and managed care reimbursement.
For a Medicare beneficiary to qualify for the Medicare hospice benefit, two physicians must certify that, in their best judgment, the beneficiary has less than six months to live, assuming the beneficiary’s disease runs its normal course. In addition, the Medicare beneficiary must affirmatively elect hospice care and waive any rights to other Medicare benefits related to his or her terminal illness. Each benefit period, a physician must re-certify that the Medicare beneficiary’s life expectancy is six months or less in order for the beneficiary to continue to qualify for and to receive the Medicare hospice benefit. The first two benefit periods are measured at 90-day intervals and subsequent benefit periods are measured at 60-day intervals. There is no limit on the number of periods that a Medicare beneficiary may be re-certified. A Medicare beneficiary may revoke his or her election at any time and begin receiving traditional Medicare benefits.
Medicare reimburses us for hospice care. We receive one of four predetermined daily or hourly rates based on the level of care we furnish to the beneficiary. These rates are subject to annual adjustments based on inflation and geographic wage considerations.
We are subject to two limitations on Medicare payments for hospice services. First, if inpatient days of care provided to patients at a hospice exceed 20% of the total days of hospice care provided for an annual period beginning on November 1st, then payment for days in excess of this limit are paid for at the routine home care rate. None of our hospice programs exceeded the payment limits on inpatient services for 2009 through March 31, 2014.
Second, overall payments made by Medicare to us on a per hospice program basis are also subject to a cap amount calculated by the Medicare fiscal intermediary at the end of the hospice cap period. The Medicare revenue paid to a hospice program from November 1 to October 31 may not exceed the annual aggregate cap amount. Up to the 2011 fiscal cap year, which began on November 1, 2010, this annual aggregate cap amount is calculated by multiplying the number of first time Medicare hospice beneficiaries during the year by the Medicare per beneficiary cap amount, resulting in that hospice’s aggregate cap, which is the allowable amount of total Medicare payments that hospice can receive for that cap year. This method is known as the streamlined method. Beginning with the 2011 fiscal cap year, unless an agency elected to stay with the streamlined method, the hospice cap amount is calculated under the proportional method, which spreads the hospice patient's

27

Annex K-27

cap allowance over the period for which the patient is under hospice care. For a hospice agency to estimate its cap exposure under the proportional method, the agency must estimate how long patients will stay on service. If a hospice exceeds its aggregate cap, then the hospice must repay the excess back to Medicare. The Medicare cap amount is reduced proportionately for patients who transferred in and out of our hospice services. The Medicare cap amount is adjusted annually for inflation, but is not adjusted for geographic differences in wage levels, although hospice per diem payment rates are wage indexed. As of March 31, 2014 and March 31, 2013 we estimated and recorded a cap reserve of zero and $1.4 million. See Item 1A of this report, “Risk Factors—We are subject to a Medicare cap amount for our hospice business. Our net patient service revenue and profitability could be adversely affected by limitations on Medicare payments.”
Home Health. We provided home health care in Arizona, Idaho, Montana, Nevada and New Mexico as of March 31, 2014. We derive the majority of the revenue from our home health business from Medicare. The payment is adjusted for the health condition and care needs of the beneficiary. The payment is also adjusted for the geographic differences in wages for home health agencies across the country. The adjustment for the health condition, or clinical characteristics, and service needs of the beneficiary is referred to as the case-mix adjustment. The home health PPS will provide home health agencies with payments for each 60-day episode of care for each beneficiary. If a beneficiary is still eligible for care after the end of the first episode, a second episode can begin. There are no limits to the number of episodes a beneficiary who remains eligible for the home health benefit can receive. While payment for each episode is adjusted to reflect the beneficiary’s health condition and needs, a special outlier provision exists to ensure appropriate payment for those beneficiaries that have the most expensive care needs.
Regulatory and Other Governmental Actions Affecting Revenue

We derive a substantial portion of our revenue from government Medicare and Medicaid programs. In addition, our rehabilitation therapy services, for which we receive payment from private payors, is significantly dependent on Medicare and Medicaid funding, as those private payors are primarily funded or reimbursed by these programs. The following table summarizes the amount of revenue that we received from each of our payor classes by segment in the periods presented (dollars in thousands):

	Three Months Ended March 31,
	2014					2013
	Long-Term Care Services	Therapy Services	Hospice & Home Health Services	Total Revenue	Revenue Percentage	Long-Term Care Services	Therapy Services	Hospice & Home Health Services	Total Revenue	Revenue Percentage
Medicare Part A	$39,157	$—	$19,226	$58,383	28.2%	$43,307	$—	$22,666	$65,973	30.6%
Medicare Part B	3,808	—	—	3,808	1.8	4,306	—	—	4,306	2.0
Medicaid	66,093	—	860	66,953	32.3	63,795	—	657	64,452	30.0
Subtotal Medicare and Medicaid	109,058	—	20,086	129,144	62.3	111,408	—	23,323	134,731	62.6
Managed Care Part A	27,254	—	1,486	28,740	13.9	24,657	—	1,361	26,018	12.1
Managed Care Part B	470	—	—	470	0.2	564	—	—	564	0.3
Private pay and other	24,591	23,066	1,289	48,946	23.6	25,262	27,074	1,410	53,746	25.0
Total	$161,373	$23,066	$22,861	$207,300	100.0%	$161,891	$27,074	$26,094	$215,059	100.0%

Medicare. Medicare is a federal program that provides certain healthcare benefits to beneficiaries who are 65 years of age or older, blind, disabled or qualify for Medicare’s End Stage Renal Disease program. Medicare provides health insurance benefits in two primary parts for services that we provide:

•
Part A. Medicare Part A is hospital insurance, which provides reimbursement for inpatient services for hospitals, skilled nursing facilities, hospices, home health and certain other healthcare providers and patients requiring daily professional skilled nursing and other rehabilitative care. Coverage in a skilled nursing facility is limited for a period of up to 100 days, if medically necessary, after the individual has qualified for Medicare coverage as a result of a

28

Annex K-28

three-day or longer hospital stay. Medicare pays for the first 20 days of stay in a skilled nursing facility in full and the next 80 days, to the extent above a daily coinsurance amount. Covered services include supervised nursing care, room and board, social services, pharmaceuticals and supplies as well as physical, speech and occupational therapies and other necessary services provided by nursing facilities. Medicare Part A also covers hospice care and some home health care. Skilled nursing facilities are paid under Medicare Part A on the basis of a prospective payment system, or PPS. The PPS payment rates are adjusted for case mix and geographic variation in wages and cover all costs of furnishing covered skilled nursing facilities services (routine, ancillary, and capital-related costs). The amount to be paid is determined by classifying each patient into a resource utilization group ("RUG"), category, which is based upon the patient's acuity level. CMS generally evaluates and adjusts payment rates on an annual basis.

•
Part B. Medicare Part B is supplemental medical insurance, which requires the beneficiary to pay monthly premiums, covers physician services, limited drug coverage and other outpatient services, such as physical, occupational and speech therapy services, enteral nutrition, certain medical items and X-ray services received outside of a Part A covered inpatient stay.

Medicaid. Medicaid is a state-administered medical assistance program for the indigent, operated by the individual states with the financial participation of the federal government. Each state has relatively broad discretion in establishing its Medicaid reimbursement formulas and coverage of service, which must be approved by the federal government in accordance with federal guidelines. All states in which we operate cover long-term care services for individuals who are Medicaid eligible and qualify for institutional care. Providers must accept the Medicaid reimbursement level as payment in full for services rendered. Medicaid programs generally make payments directly to providers, except in cases where the state has implemented a Medicaid managed care program, under which providers receive Medicaid payments from managed care organizations ("MCOs") that have subcontracted with the Medicaid program. PPACA provides for increased financial participation by the federal government in a state's Medicaid program if the state chooses to expand its Medicaid program as contemplated by PPACA. However, states are not required to expand their Medicaid programs and it is uncertain as to which states, including states in which we operate, will ultimately expand their programs.
Managed Care. Our managed care patients consist of individuals who are insured by a third-party entity, typically called a senior Health Maintenance Organization ("HMO") plan, or are Medicare beneficiaries who assign their Medicare benefits to a senior HMO plan.
Private Pay and Other. Private pay and other sources consist primarily of individuals or parties who directly pay for their services or are beneficiaries of the Department of Veterans Affairs. In addition, the revenue related to the five leased properties is also included as part of the other payor sources.
Critical Accounting Estimates
There has been no change in our critical accounting policies and estimates as included under "Management's Discussion and Analysis of Financial Condition and Results of Operations - Critical Accounting Policies and Estimates" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, which we filed with the SEC on February 10, 2014.

29

Annex K-29

Results of Operations
The following table summarizes some of our key performance indicators, along with other statistics, for each of the periods indicated:

	Three Months Ended March 31,
	2014	2013
Occupancy statistics (skilled nursing facilities):
Available beds in service at end of period	8,577	8,601
Available patient days	772,340	773,972
Actual patient days	636,892	641,771
Occupancy percentage	82.5%	82.9%
Average daily number of patients	7,077	7,131

Hospice average daily census	1,084	1,336
Home health episodic-based admissions	2,239	2,242
Home health episodic-based recertifications	435	490

Revenue per patient day (skilled nursing facilities prior to intercompany eliminations)
LTC only Medicare (Part A)	$521	$521
Medicare blended rate (Part A & B)	572	573
Managed care (Part A)	403	382
Managed care blended rate (Part A & B)	410	391
Medicaid	166	162
Private and other	177	177
Weighted-average for all	$241	$241

Patient days by payor (skilled nursing facilities):
Medicare	75,105	83,071
Managed care	67,617	64,469
Total skilled mix days	142,722	147,540
Private pay and other	94,463	100,826
Medicaid	399,707	393,405
Total days	636,892	641,771

Patient days as a percentage of total patient days (skilled nursing facilities):
Medicare	11.8%	12.9%
Managed care	10.6	10.1
Skilled Mix	22.4	23.0
Private pay and other	14.8	15.7
Medicaid	62.8	61.3
Total	100.0%	100.0%

Revenue for total company:
Medicare	30.0%	32.6%
Managed care, private pay, and other	37.7	37.4
Quality mix	67.7	70.0
Medicaid	32.3	30.0
Total	100.0%	100.0%

30

Annex K-30

The following table sets forth details of our revenue, expenses, and net income and other items as a percentage of total revenue for the periods indicated:

	Three Months Ended March 31,
	2014	2013
Revenue	100.0%	100.0%
Expenses:
Cost of services (exclusive of rent cost of revenue and depreciation and amortization shown below)	87.1	86.7
Rent cost of revenue	2.3	2.2
General and administrative	2.9	3.0
Change in fair value of contingent consideration	—	—
Depreciation and amortization	2.9	2.7
	95.2	94.6
Other income (expenses):
Interest expense	(3.9)	(4.0)
Interest income	—	—
Other income (expense), net	—	—
Equity in earnings of joint venture	0.3	0.2
Total other (expenses) income, net	(3.6)	(3.8)
Income from continuing operations, before provision for income taxes	1.3	1.6
Provision for income taxes	0.7	0.1
Income from continuing operations	0.6%	1.5
Loss from discontinued operations, net of tax	—%	(0.1)
Net income	0.6%	1.4%

Adjusted EBITDA(1)	8.6%	8.9%
Adjusted EBITDAR(2)	10.9%	11.0%

	Three Months Ended March 31,
	2014	2013
Reconciliation from net income to EBITDA, EBITDAR, Adjusted EBITDA and Adjusted EBITDAR (in thousands):
Net income	$1,295	$3,070
Interest expense, net of interest income	7,996	8,563
Provision for income taxes	1,341	245
Depreciation and amortization expense	6,085	5,898
EBITDA(1)	16,717	17,776
Rent cost of revenue	4,774	4,669
EBITDAR(2)	21,491	22,445
EBITDA(1)	16,717	17,776
Change in fair value of contingent consideration	14	83
Organization restructure costs	440	—
Exit costs related to divested facilities	367	—
Legal expense for non-routine matters	314	935
Loss from discontinued operations, net of tax	—	264
Adjusted EBITDA(1)	17,852	19,058
Rent cost of revenue	4,774	4,669
Adjusted EBITDAR(2)	$22,626	$23,727

(1)
We define EBITDA as net income before depreciation, amortization and interest expense (net of interest income) and the provision for income taxes. Adjusted EBITDA is EBITDA adjusted for non-core business items, such as change in

31

Annex K-31

fair value of contingent consideration, organization restructuring costs, gains or losses on debt modification/retirement costs, impairment of long lived assets, or the disposal of property and equipment.

(2)
We define EBITDAR as net income before depreciation, amortization, interest expense (net of interest income), the provision for income taxes and rent cost of revenue. Adjusted EBITDAR is EBITDAR adjusted for the non-core business items listed above for the definition of Adjusted EBITDA (each to the extent applicable in the appropriate period.)

We believe that the presentation of EBITDA, EBITDAR, Adjusted EBITDA and Adjusted EBITDAR provides useful information regarding our operational performance because they enhance the overall understanding of the financial performance and prospects for the future of our core business activities.
Specifically, we believe that a report of EBITDA, EBITDAR, Adjusted EBITDA and Adjusted EBITDAR provides consistency in our financial reporting and provides a basis for the comparison of results of core business operations between our current, past and future periods. EBITDA, EBITDAR, Adjusted EBITDA and Adjusted EBITDAR are primary indicators management uses for planning and forecasting in future periods, including trending and analyzing the core operating performance of our business from period-to-period without the effect of expenses, revenues and gains (losses) that we believe are unrelated to the day-to-day performance of our business but are required to be reported in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"). We also use EBITDA, EBITDAR, Adjusted EBITDA and Adjusted EBITDAR to benchmark the performance of our business against expected results, analyzing year-over-year trends as described below and to compare our operating performance to that of our competitors.
Management, including operating company based management, uses EBITDA, EBITDAR, Adjusted EBITDA and Adjusted EBITDAR to assess the performance of our core business operations, to prepare operating budgets and to measure our performance against those budgets on a consolidated and segment level. Segment management uses these metrics to measure performance on a business unit by business unit basis. We typically use Adjusted EBITDA and Adjusted EBITDAR for these purposes on a consolidated basis as the adjustments to EBITDA and EBITDAR are not generally allocable to any individual business unit and we typically use EBITDA and EBITDAR to compare the operating performance of each skilled nursing facility, assisted living facility, or other business unit as well as to assess the performance of our operating segments. EBITDA, EBITDAR, Adjusted EBITDA and Adjusted EBITDAR are useful in this regard because they do not include such costs as interest expense (net of interest income), income taxes, depreciation and amortization expense, rent cost of revenue (in the case of EBITDAR and Adjusted EBITDAR) and special charges, which may vary from business unit to business unit and period-to-period depending upon various factors, including the method used to finance the business, the amount of debt that we have determined to incur, whether a facility is owned or leased, the date of acquisition of a facility or business, the original purchase price of a facility or business unit or the tax law of the state in which a business unit operates. We believe these types of charges are dependent on factors unrelated to the underlying business unit performance. As a result, we believe that the use of EBITDA, EBITDAR, Adjusted EBITDA and Adjusted EBITDAR provides a meaningful and consistent comparison of our underlying business units between periods by eliminating certain items required by U.S. GAAP which have little or no significance to their day-to-day operations.
Finally, we use Adjusted EBITDA to determine compliance with our debt covenants and assess our ability to borrow additional funds and to finance or expand operations. Our senior secured credit facility uses a measure substantially similar to Adjusted EBITDA as the basis for determining compliance with our financial covenants, specifically our minimum interest coverage ratio and our maximum total leverage ratio, and for determining the interest rate of our first lien term loan. For example, the senior secured credit facility includes adjustments to EBITDA for (i) gain or losses on sale of assets, (ii) the write-off of deferred financing costs of extinguished debt, (iii) pro forma adjustments for acquisitions to show a full year of EBITDA and interest expense, (iv) sponsorship fees paid to Onex which totals $0.5 million annually, (v) non-cash stock compensation and (vi) impairment of long-lived assets. Our noncompliance with these financial covenants could lead to acceleration of amounts due under our senior secured credit facility.
Despite the importance of these measures in analyzing our underlying business, maintaining our financial requirements, designing incentive compensation and for our goal setting both on an aggregate and individual business level basis, EBITDA, EBITDAR, Adjusted EBITDA and Adjusted EBITDAR are non-GAAP financial measures that have no standardized meaning defined by U.S. GAAP. Therefore, our EBITDA, EBITDAR, Adjusted EBITDA and Adjusted EBITDAR measures have limitations as analytical tools, and they should not be considered in isolation, or as a substitute for analysis of our results as reported under U.S. GAAP. Some of these limitations are:

•	they do not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	they do not reflect changes in, or cash requirements for, our working capital needs;

•	they do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt;

•	they do not reflect any income tax payments we may be required to make;

32

Annex K-32

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•	they are not adjusted for all non-cash income or expense items that are reflected in our consolidated statements of cash flows;

•	they do not reflect the impact on earnings of charges resulting from certain matters we consider not to be indicative of our ongoing operations; and

•	other companies in our industry may calculate these measures differently than we do, which may limit their usefulness as comparative measures.
We compensate for these limitations by using EBITDA, EBITDAR, Adjusted EBITDA and Adjusted EBITDAR only to supplement net income on a basis prepared in conformance with U.S. GAAP in order to provide a more complete understanding of the factors and trends affecting our business. Furthermore, the non-GAAP financial measures that we present may be different from the presentation of similar measures by other companies, so the comparability of the measures among companies may be limited. We strongly encourage investors to consider net income determined under U.S. GAAP as compared to EBITDA, EBITDAR, Adjusted EBITDA and Adjusted EBITDAR, and to perform their own analysis, as appropriate.
Three Months Ended March 31, 2014 Compared to Three Months Ended March 31, 2013
Revenue. Revenue decreased by $7.8 million, or 3.6%, to $207.3 million in the three months ended March 31, 2014 from $215.1 million in the three months ended March 31, 2013.
Long term care services

	Three Months Ended March 31,
	2014		2013		Increase/(Decrease)
	Revenue Dollars	Revenue Percentage	Revenue Dollars	Revenue Percentage	Dollars	Percentage
	(dollars in millions)
Skilled nursing facilities	$153.2	73.9%	$153.8	71.5%	$(0.7)	(0.4)%
Assisted living facilities	7.3	3.5	7.1	3.3	0.2	2.8
Administration of third party facility	0.1	0.1	0.2	0.1	—	—
Leased facility revenue	0.8	0.4	0.8	0.4	—	—
Total long-term care services	$161.4	77.9%	$161.9	75.3%	$(0.5)	(0.3)%

The $0.7 million decrease in skilled nursing facilities revenue in the first quarter of 2014 as compared to the first quarter of 2013 was primarily due to a decrease in Medicare census relative to the ongoing shift in payor mix from traditional Medicare to Managed Medicare (Medicare Advantage) and Medicaid. The reduction in census resulted in a decline of $4.7 million in Medicare revenue. The reduction in Medicare census was partially offset by a volume increase in Medicaid and managed care of $1.0 million and $1.3 million, respectively. Higher Medicaid and managed care rates resulted in increases in revenue of $1.4 million and $1.4 million, respectively. Our average daily census ("ADC") in our skilled nursing facilities decreased slightly in the first quarter of 2014 as compared to the first quarter of 2013. Additionally, our average revenue per patient day ("PPD") improved slightly to $241.39 for the first quarter of 2014 from $240.52 for the first quarter of 2013 as the improved Medicaid and managed care rates offset the decrease in Medicare volume.

The increase of $0.2 million at our assisted living facilities in the first quarter of 2014 as compared to the first quarter of 2013 was due primarily to a rate increase in October 2013.

33

Annex K-33

Therapy services

	Three Months Ended March 31,
	2014		2013		Increase/(Decrease)
	Revenue Dollars	Revenue Percentage	Revenue Dollars	Revenue Percentage	Dollars	Percentage
	(dollars in millions)
Rehabilitation therapy services	$36.8	17.7%	$42.3	19.7%	$(5.5)	(13.0)%
Intersegment elimination of services related to affiliated entities	(13.8)	(6.7)	(15.2)	(7.1)	1.4	(9.2)
Third party therapy services	$23.0	11.1%	$27.1	12.6%	$(4.1)	(15.1)%

Hallmark revenue for third party therapy services decreased by $4.1 million in the first quarter of 2014 as compared to the first quarter of 2013. This decrease was related to a $3.9 million decrease in revenue resulting from a net decrease of 17 third party contracts from March 31, 2013 to March 31, 2014. The MPPR for outpatient therapy included in the ATRA went into effect April 1, 2013 and negatively impacted revenue by $1.1 million.
Hospice & Home Health services

	Three Months Ended March 31,
	2014		2013		Increase/(Decrease)
	Revenue Dollars	Revenue Percentage	Revenue Dollars	Revenue Percentage	Dollars	Percentage
	(dollars in millions)
Hospice	$16.2	7.8%	$19.0	8.8%	$(2.8)	(14.7)%
Home Health	6.7	3.2	7.1	3.3	(0.5)	(7.0)
Total hospice & home health services	$22.9	11.0%	$26.1	12.1%	$(3.2)	(12.3)%

The $2.8 million decrease in hospice revenue in the first quarter of 2014 as compared to the first quarter of 2013 was a result of a reduction in ADC of approximately $3.8 million partially offset by an increase in our average PPD of $0.9 million for the first quarter of 2014 as compared to the first quarter of 2013. Medicare sequestration, which went into effect on April 1, 2013, reduced rates by 2%, also negatively impacted revenue for the three months ended March 31, 2014. Revenue for the first quarter of 2013 was net of $1.4 million of hospice cap reserves. There were no hospice cap reserves recorded in the first quarter of 2014.

The $0.5 million decrease in our home health revenue in the first quarter of 2014 as compared to the first quarter of 2013 was the result of a 1.5% decrease in Medicare rates and change in patient mix from Medicare to managed care. For the quarter ended March 31, 2014 as compared to the quarter ended March 31, 2013, we experienced a reduction in episodic-based admissions and recertifications of approximately 2%.

34

Annex K-34

Cost of Services Expenses. Cost of services expenses decreased $6.0 million, or 3.2%, to $180.3 million, or 87.1% of revenue, in the three months ended March 31, 2014, from $186.3 million, or 86.7% of revenue, in the three months ended March 31, 2013.

Long term care services

	Three Months Ended March 31,
	2014		2013		Increase/(Decrease)
	Cost of Service Dollars (prior to intersegment eliminations)	Percentage of Revenue	Cost of Service Dollars (prior to intersegment eliminations)	Percentage of Revenue

					Dollars	Percentage
	(dollars in millions)
Skilled nursing facilities	$130.8	85.4%	$128.9	83.8%	$2.0	1.5%
Assisted living facilities	5.5	75.6	5.1	71.4	0.4	8.4
Regional operations support	4.7	n/a	6.2	n/a	(1.5)	(24.7)
Total long-term care services	$141.0	87.4%	$140.1	86.6%	$0.9	0.6%

Cost of services expenses at our skilled nursing facilities increased $2.0 million in the first quarter of 2014 as compared to the first quarter of 2013. The $2.0 million increase was primarily the result of an increase of $1.4 million in salaries and wages, incremental bad debt expense of $0.6 million, $0.4 million in exit costs related to divested facilities, and increased other expenses of $1.5 million comprised of increases in: supplies, food, utilities, taxes, and other expense. This was partially offset by decreased professional liability and general liability insurance expense of $1.8 million and decreased rehabilitation expense of $0.4 million due to the decrease in Medicare census.

Cost of services at our assisted living facilities increased $0.4 million in the first quarter of 2014 as compared to the first quarter of 2013. The increase was due to $0.2 million increase in salaries and wages, an increase in benefit costs of $0.1 million, and an increase in purchased services of $0.1 million as compared to the three months ended March 31, 2013.

Cost of services in regional operations support decreased $1.5 million in the first quarter of 2014 as compared to the first quarter of 2013 primarily due to headcount reductions effective in the third quarter of 2013.

Therapy services

	Three Months Ended March 31,
	2014			2013			Increase/(Decrease)
	Revenue (prior to intersegment eliminations)	Cost of Service Dollars (prior to intersegment eliminations)	Percentage of Revenue	Revenue (prior to intersegment eliminations)	Cost of Service Dollars (prior to intersegment eliminations)	Percentage of Revenue

							Dollars	Percentage
	(dollars in millions)
Rehabilitation therapy services	$36.8	$33.4	90.8%	$42.3	$39.1	92.6%	$(5.7)	(14.7)%
Total therapy services	$36.8	$33.4	90.8%	$42.3	$39.1	92.6%	$(5.7)	(14.7)%

Rehabilitation therapy costs of services as a percentage of revenue decreased by $5.7 million or 14.7% for the three months ended March 31, 2014, as compared to the same period in 2013, commensurate with the revenue reduction.

35

Annex K-35

Hospice and home health services

	Three Months Ended March 31,
	2014		2013		Increase/(Decrease)
	Cost of Service Dollars	Percentage of Revenue	Cost of Service Dollars	Percentage of Revenue

					Dollars	Percentage
	(dollars in millions)
Hospice	$13.8	85.2%	$16.1	85.0%	$(2.3)	(14.4)%
Home Health	6.3	95.4	6.6	92.4	(0.2)	(3.4)
Total hospice & home health services	$20.1	88.1%	$22.7	87.0%	$(2.6)	(11.2)%
Cost of services expenses related to our hospice business decreased $2.3 million in the first quarter of 2014 as compared to the first quarter of 2013. The $2.3 million decrease was primarily attributable to decreased labor expense related to the decrease in census, though PPD costs increased from $134.17 to $141.64, an increase of 5.6%, reflecting the hospice agencies timing to react to the census decline.
Cost of services related to our home health business decreased $0.2 million in the first quarter of 2014 as compared to the first quarter of 2013. The decrease was primarily due to a decrease of $0.3 million in salaries and benefits for employees due to the decrease in census.
Rent Cost of Revenue. Rent cost of revenue increased $0.1 million, or 2.2%, to $4.8 million, or 2.3% of revenue, in the three months ended March 31, 2014 from $4.7 million, or 2.2% of revenue, in the three months ended March 31, 2013.
General and Administrative Services Expenses. Our general and administrative services expenses decreased $0.4 million, or 5.7%, to $6.1 million, or 2.9% of revenue, in the three months ended March 31, 2014 from $6.5 million, or 3.0% of revenue, in the three months ended March 31, 2013. The decrease was primarily due to headcount reductions.

Depreciation and Amortization. Depreciation and amortization increased $0.2 million to $6.1 million, or 2.9% of revenue, in the three months ended March 31, 2014 and 2.7% of revenue for the three months ended March 31, 2013.

Change in fair value of contingent consideration. The change in fair value of contingent consideration remained consistent at approximately $0.1 million for the three months ended March 31, 2014 as compared to March 31, 2013.

Interest Expense. Interest expense decreased by $0.7 million, or 7.5%, to $8.0 million, or 3.9% of revenue, in the three months ended March 31, 2014 from $8.7 million, or 4.0% of revenue, in the three months ended March 31, 2013. The decrease is related to the decrease in average debt outstanding from $453.3 million for the three months ended March 31, 2013 to $423.2 million for the three months ended March 31, 2014. Also, our average interest rate reduced from 7.65% for the three months ended March 31, 2013 to 7.6% for the three months ended March 31, 2014.
Equity in Earnings of Joint Venture. Equity earnings of our pharmacy joint venture remained consistent at $0.5 million in the three months ended March 31, 2014 and March 31, 2013.
Provision for Income Taxes. We recorded a tax expense of $1.3 million, or 50.9% of pre-tax earnings, for the three months ended March 31, 2014, as compared to a tax expense of $0.2 million, or 6.8% of pre-tax earnings, for the three months ended March 31, 2013. The increase in the tax expense was primarily due to the benefits for the three month ended March 31, 2013 from the resolution and ultimate disposition of remaining funds related to the 2010 settlement of the Humboldt County Action and from the increased Work Opportunity Tax Credit as a result of the retroactive reinstatement of that program with the enactment of the American Taxpayer Relief Act of 2012.

36

Annex K-36

Liquidity and Capital Resources
The following table presents selected data from our condensed consolidated statements of cash flows (in thousands):

	Three Months Ended March 31,
	2014	2013
Cash Flows from Continuing Operations
Net cash provided by operating activities	$5,737	$4,481
Net cash used in investing activities	(3,550)	(2,401)
Net cash (used in) provided by financing activities	(2,159)	1,066
Net increase in cash and cash equivalents	28	3,146
Cash and cash equivalents at beginning of period	4,177	2,003
Cash and cash equivalents at end of period	$4,205	$5,149
Based upon our current level of operations, we believe that cash generated from operations, cash on hand and borrowings available to us will be adequate to meet our anticipated debt service requirements, capital expenditures and working capital needs for at least the next twelve months. One element of our business strategy is to selectively pursue acquisitions and strategic alliances. Any acquisitions or strategic alliances may result in our incurrence or assumption of additional indebtedness. We assess our capital needs on an ongoing basis and may from time to time seek additional financing through a variety of methods, including through an extension of our senior secured credit facility, or by accessing available debt and equity markets, and participation in U.S. Department of Housing and Urban Development ("HUD") or other government insured loan programs, as considered necessary to fund capital expenditures and potential acquisitions, refinance existing debt, or for other purposes. Our future operating performance will be subject to future economic conditions and to financial, business, regulatory and other factors, many of which are beyond our control. For additional discussion, see "Other Factors Affecting Liquidity and Capital Resources" below.
Three Months Ended March 31, 2014 Compared to Three Months Ended March 31, 2013
At March 31, 2014, we had cash and cash equivalents of $4.2 million Our available cash is held in accounts at third-party financial institutions. We have periodically invested in AAA-rated money market funds. To date, we have experienced no loss or lack of access to our invested cash or cash equivalents; however, we can provide no assurances that access to our invested cash or cash equivalents will not be impacted by adverse conditions in the financial markets.
Net cash provided by operating activities in the three months ended March 31, 2014 was $5.7 million, compared to the $4.5 million in the three months ended March 31, 2013.  The change was primarily the result of a $3.3 million improvement in operating cash flows from operating activities and changes in operating assets and liabilities for the three months ended March 31, 2014 as compared to the three months ended March 31, 2013, offset by the $1.8 million decrease in net income. The $3.3 million improvement was due to a decrease in accounts payable and accrued liabilities due to the timing of payments of $7.6 million, an $8.6 million increase in employee compensation and benefits due to timing of payments, and an increase in accounts receivable of $3.0 million offset primarily by a decrease in other current and non-current assets of $0.7 million.
Net cash used in investing activities in the three months ended March 31, 2014 was $3.6 million, compared to $2.4 million in the three months ended March 31, 2013 as a result of capital expenditures in both periods.
Net cash used in financing activities in the three months ended March 31, 2014 was $2.2 million, compared to the $1.1 million net cash provided by the three months ended March 31, 2013. We continue to pay down debt and have incurred costs related to the June 2013 debt amendment and the origination of the MidCap insured loans in the three months ended March 31, 2014.
Principal Debt Obligations
Our primary sources of liquidity are our cash on hand, our cash flows from operations and borrowing under our senior secured credit facility, which is subject to the satisfaction of certain financial covenants therein. Our primary liquidity requirements are for debt service on our first lien senior secured term loan, capital expenditures and working capital.
We are significantly leveraged. As of March 31, 2014, we had $419.2 million in aggregate indebtedness outstanding, consisting of $242.84 million first lien senior secured term loan (net of the unamortized portion of the original issue discount ("OID") of $1.1 million), $18.5 million principal amount outstanding under our $100.0 million revolving credit facility, HUD insured loans of $87.0 million, $5.0 million outstanding under our asset based revolving credit facility, $61.8 million term debt mortgage loan, and other debt of approximately $4.1 million. Furthermore, we had $5.5 million in outstanding letters of credit against our $100.0 million revolving credit facility, leaving approximately $76.0 million of additional borrowing capacity under our senior secured credit facility as of March 31, 2014. Substantially all of our subsidiaries, except for the HUD insured loan

37

Annex K-37

subsidiaries and the skilled nursing facilities that collateralize the MidCap Financial credit facility, guarantee the first lien senior secured term loan and our revolving credit facility.
If our remaining ability to borrow under our revolving credit facility is insufficient for our capital requirements, we will be required to seek additional sources of financing, including issuing equity, which may be dilutive to our current stockholders, or incurring additional debt. Our ability to incur additional debt is subject to the restrictions in our senior secured credit facility. We cannot assure you that the restrictions contained in the senior secure credit facility will permit us to borrow the funds that we need to finance our operations, or that additional debt will be available to us on commercially reasonable terms or at all. If we are unable to obtain funds sufficient to finance our capital requirements, we may have to forego opportunities to expand our business, including the acquisition of additional facilities.
Term Loan and Revolving Loan
On April 9, 2010, we entered into an up to $360.0 million senior secured term loan and a $100.0 million revolving credit facility ("Prior Credit Agreement") that amended and restated the senior secured term loan and revolving credit facility that were set to mature in June 2012. On April 12, 2012, we entered into an Amendment and Restatement and Additional Term Loan Assumption Agreement (“Restated Credit Agreement”) that amended and restated the Prior Credit Agreement and pursuant to which, among other things, the size of our existing senior secured term loan was increased by $100.0 million (hereinafter referred to as the incremental senior secured term loan). On June 6, 2013, we entered into an amendment to the Restated Credit Agreement that increased the maximum leverage ratio by 0.50 throughout the life of the Restated Credit Agreement. The amendment additionally permits us to make future offers to the lenders under the revolving loan facility to extend the maturity date of all or a portion of the revolving loans. The credit arrangements provided under the Restated Credit Agreement are collectively referred to herein as the senior secured credit facility.
We expensed fees paid in connection with the 2012 refinancing of the Prior Credit Agreement in the amount of $2.0 million. In connection with the June 6, 2013 modification, we paid fees totaling $2.5 million, of which $1.1 million were recorded as debt modification costs in the consolidated statement of operations, and $1.4 million were recorded as other assets in the consolidated balance sheet. Substantially all of our assets are pledged as collateral under the senior secured credit facility, excluding the skilled nursing facilities that collateralize the HUD insured mortgage loans and the skilled nursing facilities that collateralize the MidCap Financial credit facility. Amounts borrowed under the senior secured term loan may be prepaid at any time without penalty, except for LIBOR breakage costs. Commitments under the revolving credit facility terminate on April 9, 2015. The senior secured term loan matures on April 9, 2016.
  The incremental senior secured term loan bears interest, at our option, at the London Interbank Offered Rate ("LIBOR") (subject to a floor of 1.50%) plus a margin of 5.25% or the prime rate (subject to a floor of 2.50%) plus a margin of 4.25%. As part of the refinancing, the interest rate on the existing senior secured term loan was amended to match the interest rate of the incremental senior secured term loan. The interest rate on the existing revolving credit facility was also amended to be, at our option, LIBOR plus a margin of between 4.25% and 4.50% (based upon consolidated senior leverage) or the prime rate plus a margin of between 3.25% and 3.50% (based upon consolidated senior leverage). There is no longer a LIBOR or prime rate floor with respect to the revolving credit facility. Pursuant to the Restated Credit Agreement, the quarterly term loan amortization payments increased to $2.6 million beginning June 30, 2012, compared to $0.9 million previously under the Prior Credit Agreement. Additionally, the maximum portion of the annual Consolidated Excess Cash Flow (as defined in the Restated Credit Agreement) to be applied to term debt reductions increased to 75% from 50%, subject to stepdowns to 50% and 25% based on consolidated leverage. We also increased our ability to refinance a portion of our credit facility with U.S. Department of Housing and Urban Development ("HUD") insured debt up to $250 million, subject to certain credit facility covenants.  Any HUD insured borrowings beyond $250 million would necessitate either refinancing the senior secured credit facility in full or otherwise seeking a waiver or amendment from the senior secured lenders.
We have the right to increase our borrowings under the revolving credit facility up to an aggregate amount of $150 million provided that the we are in compliance with the Restated Credit Agreement, that the additional debt would not cause any covenant violation of the Restated Credit Agreement, and that existing or new lenders within the Restated Credit Agreement agree to increase their commitments. To reduce the risk related to interest rate fluctuations, the Prior Credit Agreement required us to enter into, and the Restated Credit Agreement requires us to continue to maintain, an interest rate swap, cap or similar agreement to effectively fix or cap the interest rate on 40% of our funded long-term debt within three months of the April 2010 commencement of the senior secured credit facility. See Item 3, Quantitative and Qualitative Disclosures About Market Risk, for information about our interest rate swap agreement.
Under the senior secured credit facility, we must maintain compliance with specified financial covenants measured on a quarterly basis. The senior secured credit facility also includes certain additional affirmative and negative covenants, including limitations on the incurrence of additional indebtedness, liens, investments in other businesses and capital expenditures. Also under the senior secured credit facility, subject to certain exceptions and minimum thresholds, we are required to apply all of the proceeds from any issuance of debt, as much as half of the proceeds from any issuance of equity, as much as 75% of our annual Consolidated Excess Cash Flow (as defined in the Restated Credit Agreement), and amounts received in connection with any sale

38

Annex K-38

of our assets to repay the outstanding amounts under the Restated Credit Agreement. We believe that we were in compliance with our debt covenants as of March 31, 2014. As of March 31, 2014, our fixed charge coverage ratio was 2.1, which compares to a minimum requirement of 2.0 and our leverage ratio was 4.8, as compared to an allowed maximum of 5.0.
HUD Insured and Other Mortgage Loans
In 2013, we received funding of 10 loans insured by HUD. The loans have a combined aggregate original principal balance of $87.6 million and are secured by 10 skilled nursing facilities. The HUD insured loans have an average all in interest rate of approximately 5.3% and amortization term 30 to 35 years. As of March 31, 2014 the HUD insured loans have a combined aggregate principal balance of $87.0 million.
As of March 31, 2014, we have a total of 10 mortgages insured by HUD, which are secured by 10 skilled nursing facilities. These mortgages have an average remaining term of 33 years with fixed interest rates ranging from 3.4% to 4.6% and a weighted average interest rate of 4.23%. Depending on the mortgage agreement, prepayments are generally allowed only after 12 months from the inception of the mortgage. Prepayments are subject to a penalty of 10% of the remaining principal balances in the first year and the prepayment penalty decreases each subsequent year by 1% until no penalty is required. As all $87.6 million of the HUD insured mortgage loans were originated in 2013, none of the loans could be prepaid at March 31, 2014. Any further HUD insured mortgages will require additional HUD approval.
All HUD-insured mortgages are non-recourse loans to us. All mortgages are subject to HUD regulatory agreements that require escrow reserve funds to be deposited with the loan servicer for mortgage insurance premiums, property taxes, insurance and for capital replacement expenditures. As of March 31, 2014, we have escrow reserve funds of $2.1 million with the loan servicer that are reported within other current assets, and replacement reserve funds of $2.6 million in other assets.
As of March 31, 2014 we have 10 additional skilled nursing facilities securing a $61.8 million mortgage loan and a $5.0 million asset based revolving credit facility with MidCap Financial. Both loans have an interest rate of LIBOR plus a margin of 5.95% with a LIBOR floor of 0.75%. The mortgage loan amortizes over 25 years with the remaining principal due December 1, 2016. There are additional quarterly principal payments of $0.3 million beginning after six months, $0.4 million in year two and $0.5 million in year three. The mortgage loan has a debt service coverage ratio and a minimum debt coverage ratio, both of which were met at March 31, 2014. The asset based revolving credit facility is secured by the accounts receivable of the 10 skilled nursing facilities.
Capital Expenditures
We intend to invest in the maintenance and general upkeep of our facilities on an ongoing basis. We also expect to perform renovations of our existing facilities every five to ten years to remain competitive. Combined, we expect that these activities will amount to approximately $1,500 per bed.
We anticipate that we will have capital expenditures in 2014 of approximately $14.0 million to $17.9 million. We will continue to assess our capital spending plans on an ongoing basis.
Other Factors Affecting Liquidity and Capital Resources
Medical and Professional Malpractice and Workers' Compensation Insurance. Our skilled nursing facilities and other businesses, like physicians, hospitals and other healthcare providers, are subject to a significant number of legal actions alleging malpractice, negligence or related legal theories. Many of these actions involve large claims and significant defense costs. To protect ourselves from the cost of these claims, we maintain professional liability and general liability as well as workers' compensation insurance in amounts and with deductibles that we believe to be sufficient for our operations. Historically, unfavorable pricing and availability trends emerged in the professional liability and workers' compensation insurance market and the insurance market in general that caused the cost of these liability coverages to generally increase dramatically. Many insurance underwriters became more selective in the insurance limits and types of coverage they would provide as a result of rising settlement costs and the significant failures of some nationally known insurance underwriters. As a result, we experienced substantial changes in our professional liability insurance program beginning in 2001. Specifically, we were required to assume substantial self-insured retentions for our professional liability claims. A self-insured retention is a minimum amount of damages and expenses (including legal fees) that we must pay for each claim. We use actuarial methods to estimate the value of the losses that may occur within this self-insured retention level and we are required under our workers' compensation insurance agreements to post a letter of credit or set aside cash in trust funds to securitize the estimated losses that we may incur. Because of the high retention levels, we cannot predict with certainty the actual amount of the losses we will assume and pay.
We estimate our self-insured general and professional liability reserves on a quarterly basis and our self-insured workers' compensation reserve on a semiannual basis, based upon actuarial analyses using the most recent trends of claims, settlements and other relevant data from our own and our industry's loss history. Based upon these analyses, at March 31, 2014, we had reserved $22.4 million net of $0.4 million in insurance recoveries for known or unknown or potential self-insured general and professional liability claims and $20.2 million for self-insured workers' compensation claims. Of these reserves, we estimate that a total of $11.6 million, consisting of approximately $8.0 million for self-insured general and professional liability claims

39

Annex K-39

based on historical experience and current claims activity and $3.6 million for self-insured workers' compensation claims, will be payable within 12 months; however, there are no set payment schedules and there can be no assurance that the payment amount in the next 12 months will not be significantly larger or smaller. To the extent that subsequent claims information varies from loss estimates, the liabilities will be adjusted to reflect current loss data. There can be no assurance that in the future general and professional liability or workers' compensation insurance will be available at a reasonable price and that we will not have to further increase our levels of self-insurance. For additional information on our general and professional liability and workers’ compensation reserve, see "Business — Insurance" in Part 1, Item 1 in our Annual Report on Form 10-K filed with the SEC on February 10, 2014.
Inflation. We derive a substantial portion of our revenue from the Medicare program. We also derive revenue from state Medicaid and similar reimbursement programs. Payments under these programs generally provide for reimbursement levels that are adjusted for inflation annually based upon the state's fiscal year for the Medicaid programs and in each October for the Medicare program. However, there can be no assurance that these adjustments will continue in the future and, if received, will reflect the actual increase in our costs for providing healthcare services.
Labor and supply expenses make up a substantial portion of our operating expenses. Those expenses can be subject to increase in periods of rising inflation and when labor shortages occur in the marketplace. To date, we have generally been able to implement cost control measures or obtain increases in reimbursement sufficient to offset increases in these expenses. We cannot assure you that we will be successful in offsetting future cost increases.
Recent Accounting Standards
The information required by this item is incorporated herein by reference to Note 3, "Summary of Significant Accounting Policies," to the unaudited condensed consolidated financial statements included under Part I, Item 1 of this report.
Off-Balance Sheet Arrangements
We had outstanding letters of credit of $5.5 million under our $100.0 million revolving credit facility as of March 31, 2014.

Item 3. Quantitative and Qualitative Disclosures About Market Risk
In the normal course of business, our operations are exposed to risks associated with fluctuations in interest rates. To the extent these interest rates increase, our interest expense will increase, which will make our interest payments and funding our other fixed costs more expensive, and our available cash flow may be adversely affected. We routinely monitor our risks associated with fluctuations in interest rates and consider the use of derivative financial instruments to hedge these exposures. We do not enter into derivative financial instruments for trading or speculative purposes nor do we enter into energy or commodity contracts.
Interest Rate Exposure—Interest Rate Risk Management
Our first lien credit agreement and our MidCap credit facility expose us to variability in interest payments due to changes in interest rates. Our HUD insured mortgage loans are fixed rate fully amortizing loans.
The table below presents the principal amounts, weighted-average interest rates and fair values by year of expected maturity to evaluate our expected cash flows and sensitivity to interest rate changes (dollars in thousands):

	Three Months Ending March 31, (1)
	2014	2015	2016	2017	2018	Thereafter	Total	Fair Value
Fixed-rate debt	$4,573	$1,542	$1,611	$1,683	$1,757	$80,203	$91,369	$92,024
Average interest rate	3.3%	4.4%	4.4%	4.4%	4.4%	4.2%
Variable-rate debt(2)	$3,057	$27,128	$298,825	$—	$—	$—	$329,010	$329,010
Average interest rate(1)	6.4%	5.8%	8.0%	—%	—%	—%

(1)	Based on implied forward three-month LIBOR rates in the yield curve as of March 31, 2014.

(2)	Excludes unamortized original issue discount of $1.1 million on our first lien senior secured term loan debt.

Item 4. Controls and Procedures
Disclosure Controls and Procedures

40

Annex K-40

As required by Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), management has evaluated, with the participation of our Chief Executive Officer and Chief Financial Officer, the effectiveness of our disclosure controls and procedures as of the end of the period covered by this report.
Disclosure controls and procedures refer to controls and other procedures designed to ensure that information required to be disclosed in the reports we file or submit under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the Securities and Exchange Commission. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by us in our reports that we file or submit under the Exchange Act is accumulated and communicated to management, including our chief executive officer and chief financial officer, as appropriate to allow timely decisions regarding our required disclosure. In designing and evaluating our disclosure controls and procedures, management recognizes that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving the desired control objectives, and management was required to apply its judgment in evaluating and implementing possible controls and procedures.
We conducted an evaluation, under the supervision and with the participation of our Chief Executive Officer and Chief Financial Officer, of the effectiveness of the design and operation of our disclosure controls and procedures as of the end of the period covered by this report. Based upon their evaluation and subject to the foregoing, the Chief Executive Officer and Chief Financial Officer have concluded that, as of end of the period covered by this report, the disclosure controls and procedures were effective to provide reasonable assurance that information required to be disclosed in the reports we file and submit under the Exchange Act is recorded, processed, summarized and reported as and when required.

Changes in Internal Control Over Financial Reporting
Management determined that there were no changes in our internal control over financial reporting that occurred during the quarter covered by this report that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

41

Annex K-41

Part II. Other Information

Item 1. Legal Proceedings
For information regarding certain pending legal proceedings to which we are a party or our property is subject, see Note 8, "Commitments and Contingencies—Legal Matters," to our consolidated financial statements included elsewhere in this report, which is incorporated herein by reference.

Item 1A. Risk Factors
Statements made by us in this report and in other reports and statements released by us that are not historical facts constitute "forward-looking statements" within the meaning of Section 21 of the Exchange Act. Statements that use words such as "believe," "anticipate," "estimate," "intend," "could," "plan," "expect," "project" or the negative of these, as well as similar expressions, are intended to identify forward-looking statements. These forward-looking statements are necessarily estimates and expectations reflecting the best judgment of our senior management based on our current estimates, expectations, forecasts and projections, and include comments that express our current opinions about trends and factors that may impact future operating results. Such statements rely on a number of assumptions concerning future events, many of which are outside of our control, and involve known and unknown risks and uncertainties that could cause our actual results, performance or achievements, or industry results, to differ materially from any future results, performance or achievements, expressed or implied by such forward-looking statements. Any such forward-looking statements, whether made in this report or elsewhere, should be considered in the context of the various disclosures made by us about our business and other matters including, without limitation, the risk factors discussed below. We expressly disclaim any duty to update the forward-looking statements and other information contained in this report, except as required by law.
We operate in a rapidly changing and highly regulated environment that involves a number of risks and uncertainties, some of which are highlighted below and others are discussed elsewhere in this report. These risks and uncertainties could materially and adversely affect our business, financial condition, prospects, operating results or cash flows. The following risk factors are not the only ones facing us. Our business is also subject to the risks that affect many other companies, such as employment relations, natural disasters, general economic conditions and geopolitical events. Further, additional risks not currently known to us or that we currently believe are immaterial may in the future materially and adversely affect our business, operations, liquidity and stock price.

Risks Related to Our Business
Reductions in Medicare reimbursement rates, or changes in the rules governing the Medicare program could have a material adverse effect on our revenue, financial condition and results of operations.
Medicare is our largest source of revenue, accounting for 30.0% of our consolidated revenue during the three months period ended March 31, 2014 and 32.6% in the same period for 2013. In addition, many private payors base their reimbursement rates on the published Medicare rates or, in the case of our rehabilitation therapy services customers, are themselves reimbursed by Medicare for the services we provide. Accordingly, if Medicare reimbursement rates are reduced or fail to increase as quickly as our costs, or if there are changes in the rules governing the Medicare program that are disadvantageous to our business or industry, our business and results of operations will be adversely affected.
The Medicare program and its reimbursement rates and rules are subject to frequent change. These include statutory and regulatory changes, rate adjustments (including retroactive adjustments), administrative or executive orders and government funding restrictions, all of which may materially adversely affect the rates at which Medicare reimburses us for our services. For example, CMS implemented a net 11.1% reduction in its reimbursement rates to skilled nursing facilities effective October 1, 2011. Furthermore, due to the federal sequestration, an automatic 2% reduction in Medicare spending took effect beginning in April 2013 and will remain in effect unless Congress takes action to terminate the automatic reduction or authorize spending increases. Budget pressures often lead the federal government to reduce or place limits on reimbursement rates under Medicare. Implementation of these and other types of measures has in the past and could in the future result in substantial reductions in our revenue and operating margins. Prior reductions in governmental reimbursement rates partially contributed to our predecessor's bankruptcy filing under Chapter 11 of the United States Bankruptcy Code in October 2001.
In addition, the federal government often changes the rules governing the Medicare program, including those governing reimbursement. Changes that could adversely affect our business include:

•	administrative or legislative changes to base rates or the bases of payment;

•	limits on the services or types of providers for which Medicare will provide reimbursement;

•	changes in methodology for patient assessment and/or determination of payment levels;

•	the reduction or elimination of annual rate increases; or

42

Annex K-42

•	an increase in co-payments or deductibles payable by beneficiaries.
Given the history of frequent revisions to the Medicare program and its reimbursement rates and rules, we may not continue to receive reimbursement rates from Medicare that sufficiently compensate us for our services or, in some instances, cover our operating costs. Limits on reimbursement rates or the scope of services being reimbursed could have a material adverse effect on our revenue, financial condition and results of operations. Additionally, any delay or default by the federal or state governments in making Medicare and/or Medicaid reimbursement payments could materially and adversely affect our business, financial condition and results of operations.
We expect the federal and state governments to continue their efforts to contain growth in Medicaid expenditures, which could adversely affect our revenue and profitability.
We receive a significant portion of our revenue from Medicaid, which accounted for 32.3% consolidated revenue for the three months ended March 31, 2014 compared to 30.0% for the same period in 2013. Medicaid is a state-administered program financed by both state funds and matching federal funds. Medicaid spending has increased rapidly in recent years, becoming a significant component of state budgets. This, combined with slower state revenue growth, has led both the federal government and many states (including California and Texas, where significant portions of our Medicaid-related business is located) to institute measures aimed at controlling the growth of Medicaid spending, and in some instances reducing aggregate Medicaid spending. We expect these state and federal efforts to continue for the foreseeable future. Furthermore, not all of the states in which we operate, most notably Texas, have elected to expand Medicaid as part of federal healthcare reform legislation. If Medicaid reimbursement rates are reduced or fail to increase as quickly as our costs, or if there are changes in the rules governing the Medicaid program that are disadvantageous to our businesses, our business and results of operations could be materially and adversely affected.
Recent federal government proposals could limit the states' use of provider tax programs to generate revenue for their Medicaid expenditures, which could result in a reduction in our reimbursement rates under Medicaid.
To generate funds to pay for the increasing costs of the Medicaid program, many states utilize financial arrangements commonly referred to as "provider taxes." Under provider tax arrangements, states collect taxes from healthcare providers and then use the revenue to pay the providers as a Medicaid expenditure, which allows the states to then claim additional federal matching funds on the additional reimbursements. Current federal law provides for a cap on the maximum allowable provider tax as a percentage of the provider's total revenue. There can be no assurance that federal law will continue to provide matching federal funds on state Medicaid expenditures funded through provider taxes, or that the current caps on provider taxes will not be reduced. Any discontinuance or reduction in federal matching of provider tax-related Medicaid expenditures could have a significant and adverse effect on states' Medicaid expenditures, and as a result could have a material and adverse effect on our financial condition and results of operations.
Revenue we receive from Medicare and Medicaid is subject to potential retroactive reduction or repayment.
Payments we receive from Medicare and Medicaid can be retroactively adjusted after examination during the claims settlement process or as a result of post-payment audits. Payors may disallow our requests for reimbursement, or recoup amounts previously reimbursed, based on determinations by the payors or their third-party audit contractors that certain costs are not reimbursable because either adequate or additional documentation was not provided or because certain services were not covered or deemed to not be medically necessary. Significant adjustments, recoupments or repayments of our Medicare or Medicaid revenue, and the costs associated with complying with investigative audits by regulatory and governmental authorities, could adversely affect our financial condition and results of operations.
Additionally, from time to time we become aware, either based on information provided by third parties and/or the results of internal audits, of payments from payor sources that were either wholly or partially in excess of the amount that we should have been paid for the service provided. Overpayments may result from a variety of factors, including insufficient documentation supporting the services rendered or medical necessity of the services, other failures to document the satisfaction of the necessary conditions of payment, or in some cases for providing services that are deemed to be worthless. We are required by law in most instances to refund the full amount of the overpayment after becoming aware of it, and failure to do so within requisite time limits imposed by the law could lead to significant fines and penalties being imposed on us. Furthermore, our initial billing of and payments for services that are unsupported by the requisite documentation and satisfaction of any other conditions of payment, regardless of our awareness of the failure at the time of the billing or payment, could expose us to significant fines and penalties, including pursuant to the Federal False Claims Act ("FFCA") and the Federal Civil Monetary Penalties Law ("FCMPL"). Violations of the FFCA could lead to any combination of a variety of criminal, civil and administrative fines and penalties. The FFCA provides for civil fines ranging from $5,500 to $11,000 per claim plus treble damages. The Civil Monetary Penalties Law similarly provides for civil monetary penalties of up to $10,000 per claim plus up to treble damages. We and/or certain of our operating companies could also be subject to exclusion from participation in the Medicare or Medicaid programs in some circumstances as well, in addition to any monetary or other fines, penalties or

43

Annex K-43

sanctions that we may incur under applicable federal and/or state law. Our repayment of any such amounts, as well as any fines, penalties or other sanctions that we may incur, could be significant and could have a material and adverse effect on our results of operations and financial condition.
From time to time we are also involved in various external governmental investigations, audits and reviews. Reviews, audits and investigations of this sort can lead to government actions, which can result in the assessment of damages, civil or criminal fines or penalties, or other sanctions, including restrictions or changes in the way we conduct business, loss of licensure or exclusion from participation in government programs. For example, the Office of the Inspector General (“OIG”) conducts a variety of routine, regular and special investigations, audits and reviews across our industry. Failure to comply with applicable laws, regulations and rules could have a material and adverse effect on our results of operations and financial condition. Furthermore, becoming subject to these governmental investigations, audits and reviews can also require us to incur significant legal and document production expenses as we cooperate with the government authorities, regardless of whether the particular investigation, audit or review leads to the identification of underlying issues.
Our success is dependent upon retaining key personnel.
Our senior management team has extensive experience in the healthcare industry. We believe that they have been instrumental in guiding our businesses, instituting valuable performance and quality monitoring, and driving innovation. Accordingly, our future performance is substantially dependent upon the continued services of our senior management team. The loss of the services of any of these persons could have a material adverse effect upon us.
Health reform legislation could adversely affect our revenue and financial condition.
In recent years, there have been numerous initiatives on the federal and state levels for comprehensive reforms affecting the payment for, the availability of and reimbursement for, healthcare services in the United States. These initiatives have ranged from proposals to fundamentally change federal and state healthcare reimbursement programs, including the provision of comprehensive healthcare coverage to the public under governmental funded programs, to minor modifications to existing programs. The PPACA was enacted in 2010 and is among the most comprehensive and notable of these legislative efforts. The impact of PPACA remains uncertain to a large degree due to various implementation, timing, cost and regulatory requirements imposed by the legislation. The content or timing of any future health reform legislation, and its impact on us is impossible to predict. However, it is likely that certain provisions in PPACA will impose significant costs on us or that will otherwise negatively affect our operations. For instance, the requirement to offer full time employees “affordable” healthcare insurance that meets specified coverage minimums (or alternatively pay a per-employee penalty to the federal government) will likely significantly increase our annual healthcare costs or could damage employee morale and/or cause other employee-related issues that are harmful to our operations. If significant reforms are made to the U.S. healthcare system, those reforms may have an adverse effect on our financial condition and results of operations.
In addition, we incur considerable administrative costs in monitoring the changes made within the various reimbursement programs in which we participate, determining the appropriate actions to be taken in response to those changes, and implementing the required actions to meet the new requirements and minimize the repercussions of the changes to our organization, reimbursement rates and costs
Annual caps that limit the amounts that can be paid for outpatient therapy services rendered to any Medicare beneficiary may negatively affect our results of operations.
Some of our rehabilitation therapy revenue is paid by the Medicare Part B program under a fee schedule. There are annual caps that limit, subject to certain exceptions, the amounts that can be paid (including deductible and coinsurance amounts) for rehabilitation therapy services rendered to any Medicare beneficiary under Medicare Part B. There is a combined cap for physical therapy and speech-language pathology and a separate cap for occupational therapy that apply subject to certain exceptions. The discontinuation or change in the current cap exception process or future modifications of the Medicare Part B cap structure could have an adverse effect on the revenue that we generate through our rehabilitation therapy business.  This could in turn have a negative effect on our financial condition and results of operations. For example, the Medicare Part B therapy pre-approval provisions (MMR) and multiple procedure payment reduction ("MPPR") rate reductions that took effect October 1, 2012, have continued to negatively impact our therapy business through the three months ended March 31, 2014.
The MMR requirement generally provides that, on a per beneficiary basis and subject to limited exceptions, services above $3,700 for physical therapy and speech-language pathology services combined and/or $3,700 for occupational therapy services are subject to manual medical review (typically on a pre-payment basis) by the applicable Medicare contractors.  Challenges in obtaining a timely response from the applicable contractors and other difficulties with the MMR system have added significant uncertainty as to whether beneficiary will have access to the applicable therapy services that are over the cap amount, and whether the provider will be reimbursed for those services.  Under the MPPR policy, when physical therapy, occupational therapy and speech-language pathology services are performed on the same day for the same patient and paid under Medicare Part B, then Medicare effectively makes a full reimbursement payment for only one of the procedures and the

44

Annex K-44

reimbursements for the other procedures are at a reduced rate.  The application of the MPPR policy has negatively affected our therapy business and will continue to do so as long as the policy is in effect.
We are subject to a Medicare cap amount for our hospice business. Our net patient service revenue and profitability could be adversely affected by limitations on Medicare payments.
Overall payments made by Medicare to us on a per hospice basis are subject to an annual cap amount. Total Medicare payments received for services rendered during the applicable Medicare hospice cap year by each of our Medicare-certified hospice programs during this period are compared to the cap amount for the relevant period. Payments in excess of the cap are subject to recoupment by Medicare.
We monitor the Medicare cap amount and seek to implement corrective measures as necessary. We maintain what we believe are adequate allowances in the event that our individual hospice agencies exceed the Medicare hospice cap in any given fiscal year. However, many of the variables involved in estimating the Medicare hospice cap contractual adjustment are beyond our control, and we cannot assure you that we will not increase or decrease our estimated contractual allowance in the future, or that we will not be required to surrender amounts we received from Medicare that were in excess of the Medicare hospice cap for any particular period(s).
For the three months ended March 31, 2014 we recorded hospice Medicare cap adjustment of zero compared to $1.4 million for the three months ended March 31, 2013. Of the $1.4 million recorded in the three months ended March 31, 2013, $1.2 million was related to the 2012 cap year and $0.2 million was related to the 2011 cap year. This adjustment related primarily to patients staying on service longer than estimated which results in the patients' cap allowances being stretched over multiple cap years. Our ability to comply with the cap limitation depends on a number of factors relating to a given hospice program, including number of admissions, average length of stay, mix in level of care and Medicare patients that transfer into and out of our hospice programs. Our revenue and profitability may be materially reduced if we are unable to comply with this and other Medicare payment limitations. We cannot assure you that our hospice programs will not exceed the cap amount in the future or that our estimate of the Medicare cap contractual adjustment will not differ materially from the actual Medicare cap amount.
We are subject to extensive and complex laws and government regulations. If we are not operating in compliance with these laws and regulations or if these laws and regulations change, we could be required to make significant expenditures or change our operations in order to bring our facilities and operations into compliance.
We, along with other companies in the healthcare industry, are required to comply with extensive and complex laws and regulations at the federal, state and local government levels relating to, among other things:

•	licensure and certification;

•	adequacy and quality of healthcare services;

•	qualifications of healthcare and support personnel;

•	quality of medical equipment;

•	confidentiality, maintenance and security issues associated with medical records and claims processing;

•	relationships with physicians and other referral sources and recipients;

•	constraints on protective contractual provisions with patients and third-party payors;

•	operating policies and procedures;

•	addition of facilities and services; and

•	billing for services.
Many of these laws and regulations are expansive, and we do not always have the benefit of significant regulatory or judicial interpretation of these laws and regulations. In addition, many of these laws and regulations evolve to include additional obligations and restrictions, and sometimes with retroactive effect. Certain other regulatory developments, such as revisions in the building code requirements for assisted living and skilled nursing facilities, mandatory increases in scope and quality of care to be offered to residents, revisions in licensing and certification standards, mandatory staffing levels, regulations regarding conditions for payment and regulations restricting those we can hire, could also have a material adverse effect on us. In the future, different interpretations or enforcement of these laws and regulations could subject our current or past practices to allegations of impropriety or illegality or could require us to make changes in our facilities, equipment, personnel, services, capital expenditure programs and operating expenses.
One development potentially restricting those we may hire was a decision on November 3, 2010 by the Physical Therapy Board of California ("PT Board") to rescind a 1990 PT Board resolution which determined that the offering of physical therapy services by a corporation, not organized as a professional corporation, was permitted by the Physical Therapy Practice Act, which is the California statute governing the provision of physical therapy within the state. This rescission purports to prohibit employment of a physical therapist to provide physical therapy services by any professional corporation except those owned by physical therapists and Naturopaths. Lay corporations that hold themselves out as physical therapy corporations would be

45

Annex K-45

similarly prohibited. We have a subsidiary that employs physical therapists in California, but is not owned by physical therapists. Our subsidiary contracts with nursing facilities to provide the facilities with personnel who are licensed to provide rehabilitation therapy services, including physical therapy, occupational therapy and/or speech language pathology services. Our therapists then provide rehabilitation therapy services to the nursing facilities' patients under the skilled nursing facilities' licenses that authorize the provision of physical therapy (and other rehabilitation therapy services, if applicable). In this relationship, the nursing facilities retain the patient relationship, remain professionally responsible for the healthcare services including therapy, and bill the patient and/or third party payors for the services rendered to their patients. We are unaware of any enforcement actions by the PT Board to date and it is not clear whether the applicable law would ultimately be interpreted to mean that our rehabilitation therapy subsidiary cannot employ and provide physical therapists to nursing facilities in California as it currently does.   Nevertheless, the PT Board could seek an enforcement action against our rehabilitation therapy subsidiary and its physical therapist employees and we may have to significantly restructure our California rehabilitation therapy operations to conform to the PT Board's revised interpretation of the law.
In addition, federal and state government agencies have increased and coordinated civil and criminal enforcement efforts as part of numerous ongoing investigations of healthcare companies, including skilled nursing facilities, home health agencies and hospice agencies. This includes investigations of:

•	fraud and abuse;

•	quality of care;

•	financial relationships with referral sources; and

•	the medical necessity of services provided.

We are unable to predict the future course of federal, state and local regulation or legislation, including Medicare and Medicaid statutes and regulations, the intensity of federal and state enforcement actions or the extent and size of any potential sanctions, fines or penalties. Changes in the regulatory framework, our failure to obtain or renew required regulatory approvals or licenses or to comply with applicable regulatory requirements, the suspension or revocation of our licenses or our disqualification from participation in federal and state reimbursement programs, or the imposition of other enforcement sanctions, fines or penalties could have a material adverse effect upon our results of operations, financial condition and liquidity. Furthermore, should we lose licenses or certifications for a number of our facilities or other businesses as a result of regulatory action, legal proceedings such as those described in Note 8, "Commitments and Contingencies-Legal Matters," or otherwise, we could be deemed to be in default under some of our agreements, including agreements governing outstanding indebtedness and the report of such issues at one of our facilities could harm our reputation for quality care and lead to a reduction in our patient referrals and ultimately our revenue and operating income.
We face reviews, audits and investigations under federal and state government programs and contracts. These audits could have adverse findings that may negatively affect our business.
As a result of our participation in the Medicare and Medicaid programs, we are subject to various governmental inspections, reviews, audits and investigations to verify our compliance with these programs and applicable laws and regulations. Managed care payors may also reserve the right to conduct audits. We also periodically conduct internal audits and reviews of our regulatory compliance. An adverse inspection, review, audit or investigation could result in:

•	refunding amounts we have been paid pursuant to the Medicare or Medicaid programs or from managed care payors;

•	state or federal agencies imposing fines, penalties and other sanctions on us;

•	temporary suspension of payment for new patients to the facility or agency;

•	decertification or exclusion from participation in the Medicare or Medicaid programs or one or more managed care payor networks;

•	self-disclosure of violations to applicable regulatory authorities;

•	damage to our reputation;

•	the revocation of a facility's or agency's license; and

•	loss of certain rights under, or termination of, our contracts with managed care payors.
We have in the past and will likely in the future be required to refund amounts we have been paid and/or pay fines and penalties, as a result of these inspections, reviews, audits and investigations. If adverse inspections, reviews, audits or investigations occur and any of the results noted above occur, it could have a material adverse effect on our business and operating results. Furthermore, the legal, document production and other costs associated with complying with these inspections, reviews, audits or investigations could be significant.

Significant legal actions, which are commonplace in our professions, could subject us to increased operating costs and substantial uninsured liabilities, which would materially and adversely affect our results of operations, liquidity and financial condition.

46

Annex K-46

The long-term care profession has experienced an increasing trend in the number and severity of litigation claims involving punitive damages and settlements. We believe that this trend is endemic to the industry and is a result of a variety of factors, including the number of large judgments, including large punitive damage awards, against long-term care providers in recent years resulting in an increased awareness by plaintiffs' lawyers of potentially large recoveries. While some states have enacted tort reform legislation that limits plaintiffs' recoveries in some respects, should our professional liability and general liability increase significantly in the future, we may not be able to increase our revenue sufficiently to cover the cost increases, our operating income could suffer, and we may not be able to meet our obligations to repay our liabilities. For a discussion of recent litigation claims against us, including the Humboldt County Action, see Note 8, "Commitments and Contingencies-Legal Matters" in the notes to the consolidated financial statements included elsewhere in this report.
We also may be subject to lawsuits under the FFCA and comparable state laws for submitting allegedly fraudulent or otherwise inappropriate bills for services to the Medicare and Medicaid programs. These lawsuits, which may be initiated by regulatory authorities as well as private party whistleblowers, can involve significant monetary damages, fines, attorney fees and the award of bounties to private plaintiffs who successfully bring these suits, as well as to the government programs. In recent years, government oversight and law enforcement have become increasingly active and aggressive in investigating and taking legal action against potential fraud and abuse.
We may incur significant liabilities in conjunction with legal actions against us, including as a result of damages, fines and penalties that may be assessed against us, as well as a result of the sometimes significant commitments of financial and management resources that are often required to defend against such legal actions. The incurrence of such liabilities and related commitments of resources could materially and adversely affect our business, financial condition and results of operations.
We could face significant financial difficulties as a result of one or more of the risks discussed in this report, which could cause us to significantly alter our business and/or seek protection under bankruptcy laws or could cause our creditors or government authorities to have a receiver appointed on our behalf.
We could face significant financial difficulties if Medicare or Medicaid reimbursement rates are reduced, patient demand for our services is reduced or we incur unexpected liabilities or expenses, including in connection with legal actions, sanctions, penalties or fines or the other risks discussed in this report. This financial difficulty could cause us to significantly alter our business and/or seek protection under bankruptcy laws or could cause our creditors or government authorities to have a receiver appointed on our behalf.
A significant portion of our business is concentrated in certain geographical markets, and an economic downturn or changes in the laws affecting our business in those markets could have a material adverse effect on our operating results.
For the three months ended March 31, 2014, we received approximately 40.9% of our consolidated revenue from operations in California and 18.9% from Texas. We expect to continue to receive significant portions of our consolidated revenue from those states in the future as well. Accordingly, economic conditions and changes in state healthcare spending prevailing in either of these markets or other markets in which we have significant concentrations could affect the ability of our patients and third-party payors to reimburse us for our services, either through a reduction of the tax base used to generate state funding of Medicaid programs, an increase in the number of indigent patients eligible for Medicaid benefits, changes in state funding levels or healthcare programs or other factors. A continued or prolonged economic downturn, significant changes in state healthcare spending, or changes in the laws affecting our business in these markets could have a material adverse effect on our financial position, results of operations and cash flows.
Failure to maintain effective internal control over our financial reporting could have an adverse effect on our ability to report our financial results on a timely and accurate basis.
We produce our consolidated financial statements in accordance with the requirements of accounting principles generally accepted in the United States of America ("U.S. GAAP"). Effective internal control over financial reporting is necessary for us to provide reliable financial reports, to help mitigate the risk of fraud and to operate successfully. We are required by federal securities laws to document and test our internal control procedures in order to satisfy the requirements of the Sarbanes-Oxley Act of 2002, which requires annual management assessments of the effectiveness of our internal control over financial reporting.
Testing and maintaining our internal control over financial reporting can be expensive and divert our management's attention from other matters that are important to our business. We may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with applicable law, or our independent registered public accounting firm may not be able or willing to issue an unqualified attestation report if we conclude that our internal control over financial reporting is not effective. If we fail to maintain effective internal control over financial reporting, or our independent registered public accounting firm is unable to provide us with an unqualified attestation report on our internal control, we could be required to take costly and time-consuming corrective measures, be required to restate the affected

47

Annex K-47

historical financial statements, be subjected to investigations and/or sanctions by federal and state securities regulators, and be subjected to civil lawsuits by security holders. Any of the foregoing could also cause investors to lose confidence in our reported financial information and in our company and would likely result in a decline in the market price of our stock and in our ability to raise additional financing if needed in the future.
Changes in the acuity mix of patients as well as payor mix and payment methodologies may significantly reduce our profitability or cause us to incur losses.
Our revenue is affected by our ability to attract a favorable patient acuity mix, and by our mix of payment sources. Changes in the type of patients we attract, as well as our payor mix among private payors, managed care companies, Medicare (both traditional Medicare and "managed" Medicare/Medicare Advantage) and Medicaid, significantly affect our profitability because not all payors reimburse us at the same rates. Particularly, if we fail to maintain our proportion of high-acuity patients or if there is any significant increase in the percentage of our population for which we receive Medicaid reimbursement, our financial position, results of operations and cash flow may be adversely affected. Furthermore, in recent periods we have continued to see a shift from “traditional” fee-for-service Medicare patients to “managed” Medicare (Medicare Advantage) patients.  Reimbursement rates are generally lower for services provided to Medicare Advantage patients than they are for the same services provided traditional fee-for-service Medicare patients.  This trend may continue in future periods.  Our financial results have been negatively affected by this shift to date.  Our financial results will continue to be negatively affected if the trend towards Medicare Advantage continues, and particularly if it accelerates.

It can be difficult to attract and retain qualified nurses, therapists, healthcare professionals and other key personnel, which can increase our costs related to these employees

Our employees are our most important asset. We rely on our ability to attract and retain qualified nurses, therapists and other healthcare professionals. The market for these key personnel is highly competitive, and we could experience significant increases in our operating costs due to shortages in their availability. Like other healthcare providers, we have at times experienced difficulties in attracting and retaining qualified personnel, especially facility administrators, nurses, therapists, certified nurses' aides and other important healthcare personnel. We may continue to experience increases in our labor costs, primarily due to higher wages and greater benefits required to attract and retain qualified healthcare personnel, and such increases may adversely affect our profitability. Furthermore, while we attempt to manage overall labor costs in the most efficient way, our efforts to them through wage freezes and similar means may have limited effectiveness and may lead to increased turnover and other challenges

Tight labor markets and high demand for such employees can contribute to high turnover among clinical professional staff. A shortage of qualified personnel at a facility could result in significant increases in labor costs and increased reliance on overtime and expensive temporary staffing agencies, and could otherwise adversely affect operations at the affected facilities. If we are unable to attract and retain qualified professionals, our ability to adequately provide services to our residents and patients may decline and our ability to grow may be constrained.
If we are unable to comply with state minimum staffing requirements at one or more of our facilities, we could be subject to fines or other sanctions.
Increased attention to the quality of care provided in skilled nursing facilities has caused several states to mandate, and other states to consider mandating, staffing laws that require minimum nursing hours of direct care per resident per day. These minimum staffing requirements further increase the gap between demand for and supply of qualified professionals, and lead to higher labor costs.
We operate a number of facilities in California, which enacted legislation aimed at establishing minimum staffing requirements for facilities operating in that state. This legislation required that the California Department of Public Health ("DPH"), promulgate regulations requiring each skilled nursing facility to provide a minimum of 3.2 nursing hours per patient day. The DPH finalized regulations in 2009 that required three 8-hour shifts for nurse-to-patient staffing, described documentation and notice requirements, and specified procedures for obtaining a waiver from per-shift staffing requirements at skilled nursing facilities. Although DPH finalized the regulations, initial implementation of the statute authorizing the regulations is contingent on an appropriation in the state's annual budged legislation or another statute. Because no appropriation was made and no additional statutes were enacted, the regulations did not become operational. Therefore, DPH will continue its practice of determining a facility's compliance with the 3.2 hour of nursing services per patient day measure in accordance with its internal policy and through on-site reviews conducted during periodic licensing and certification surveys and in response to complaints. If the DPH determines that a facility is out of compliance with this staffing measure, the DPH may issue a notice of deficiency, or a citation, depending on the impact on patient care. A citation carries with it the imposition of significant monetary fines. DPH has issued guidelines, implementing the provisions of newly enacted California laws, for state audits that verify compliance with the 3.2 nursing hours per patient day staffing requirements. If DPH determines under

48

Annex K-48

an audit that a facility has failed to meet the minimum staffing requirement for between 5% and 49% of the audited days, a significant administrative monetary penalty will be assessed. If DPH determines that a facility has failed to meet the minimum staffing requirement for more than 49% of the audited days, then a larger administrative monetary penalty will be assessed. The issuance of either a notice of deficiency or a citation requires the facility to prepare and implement an acceptable plan of correction. The Humboldt County Action included allegations that certain of our California skilled nursing facilities failed to meet state-mandated minimum staffing requirements. The Humboldt County Action resulted in a jury verdict against us and certain of our affiliated skilled nursing companies that awarded $677 million in damages. The case was ultimately settled in September 2010, pursuant to which we were required to deposit into escrow a total of $50 million to cover certain settlement costs. For more information regarding the Humboldt County Action and the settlement, as well as a description of our February 2013 settlement with the BMFEA which included a new staffing agreement and an ongoing investigation by the DOJ regarding related staffing considerations, see Note 8, "Commitments and Contingencies-Legal Matters" in the notes to the consolidated financial statements included elsewhere in this report.
Our ability to satisfy any minimum staffing requirements depends upon our ability to attract and retain qualified healthcare professionals, including nurses, certified nurse's assistants and other personnel. Attracting and retaining personnel is difficult, given a tight labor market for these professionals in many of the markets in which we operate. Furthermore, if states do not appropriate additional funds (through Medicaid program appropriations or otherwise) sufficient to pay for any additional operating costs resulting from minimum staffing requirements, our profitability may be materially adversely affected.
If we fail to attract patients and residents and to compete effectively with other healthcare providers, our revenue and profitability may decline and we may incur losses.
The healthcare services industry is highly competitive. Our skilled nursing facilities compete primarily on a local and regional basis with many long-term care providers, from national and regional chains to smaller providers owning as few as a single nursing center. We also compete under certain circumstances with inpatient rehabilitation facilities and long-term acute care hospitals. Our hospices and home health agencies also compete with local, regional and national companies. We anticipate additional competition in the future from accountable care organizations, as well as HMO's and similar healthcare systems that seek to provide a wider variety of healthcare services to their patients/members. Increased competition could limit our ability to attract and retain patients, maintain or increase rates and occupancy, or to expand our business. Our ability to compete successfully varies from location to location and depends on a number of factors, including the number of competitors in the local market, the types of services available, our local reputation for quality care of patients, achieve or maintain desired census levels, the commitment and expertise of our staff and physicians, our local service offerings and treatment programs, the cost of care in each locality, and the physical appearance, location, age and condition of our facilities. If we are unable to attract patients to our facilities and agencies, particularly high-acuity patients, then our revenue and profitability will be adversely affected. Some of our competitors may have greater recognition and be more established in their respective communities than we are, and may have greater financial and other resources than we have. Competing long-term care companies may also offer newer facilities or different programs or services than we do, which, combined with the foregoing factors, may result in our competitors being more attractive to our current patients, to potential patients and to referral sources. Furthermore, while we budget for routine capital expenditures at our facilities to keep them competitive in their respective markets, to the extent that competitive forces cause those expenditures to increase in the future our financial condition may be negatively affected.
Some of our competitors may accept lower profit margins than we do, which could present significant price competition, particularly for managed care and private pay patients. We believe we utilize a conservative approach in complying with laws prohibiting kickbacks and referral payments to referral sources. However, some of our competitors may use more aggressive methods than we do with this respect to obtaining patient referrals, and as a result competitors may from time to time obtain patient referrals that are not otherwise available to us.
The primary competitive factors for our assisted living, rehabilitation therapy, hospice and home health care services are similar to those for our skilled nursing businesses and include reputation, the cost of services, the quality of services, responsiveness to patient/resident needs and the ability to provide support in other areas such as third-party reimbursement, information management and patient recordkeeping. Furthermore, given the relatively low barriers to entry and continuing healthcare cost containment pressures, we expect that the markets we service will become increasingly competitive in the future. Increased competition in the future could limit our ability to attract and retain patients and residents, maintain or increase our fees, or expand our business.
Insurance coverage may become increasingly expensive and difficult to obtain for health care companies, and our self-insurance may expose us to significant losses.
It may become more difficult and costly for us to obtain coverage for patient care liabilities and certain other risks, including property and casualty insurance. Insurance carriers may require health care companies to significantly increase their self-insured retention levels and/or pay substantially higher premiums for reduced coverage for most insurance coverages, including workers' compensation, employee healthcare and patient care liability.

49

Annex K-49

We self-insure a significant portion of our potential liabilities for several risks, including certain types of professional and general liability, workers' compensation and employee healthcare benefits. Due to our self-insured retentions under many of our professional and general liability, workers' compensation and employee healthcare benefits programs, including our election to self-insure against workers' compensation claims in Texas, there is no limit on the maximum number of claims or amount for which we can be liable in any policy period. We base our loss estimates and related accruals on actuarial analyses, which determine expected liabilities on an undiscounted basis, including incurred but not reported losses, based upon the available information on a given date. It is possible, however, for the ultimate amount of losses to exceed our estimates and related accruals, as well as our insurance limits as applicable. In the event our actual liability exceeds our estimates for any given period, our results of operations and financial condition could be materially adversely impacted. Additionally, we may from time to time need to increase our accruals as a result of future actuarial reviews and claims that may develop. Such increases could have an adverse impact on our business and results of operations. An adverse determination in legal proceedings, whether currently asserted or arising in the future, could have a material adverse effect on our business and results of operations.
If our referral sources fail to view us as an attractive health care provider, our patient base would likely decrease.
We rely significantly on appropriate referrals from physicians, hospitals and other healthcare providers in the communities in which we deliver our services to attract the kinds of patients we target. Our referral sources are not obligated to refer business to us and generally also refer business to other healthcare providers. We believe many of our referral sources refer business to us as a result of the quality of our patient service and our efforts to establish and build a relationship with them. If we lose, or fail to maintain, existing relationships with our referral resources, fail to develop new relationships or if we are perceived by our referral sources for any reason as not providing high quality patient care, our volume of referrals would likely decrease, the quality of our patient mix could suffer and our revenue and results of operations could be adversely affected.
If we do not achieve or maintain a reputation for providing high quality of care, our business may be negatively affected.
Our ability to achieve and maintain a reputation for providing high quality of care to our patients at each of our skilled nursing and assisted living facilities, or through our rehabilitation therapy, hospice and home health businesses, is important to our ability to attract and retain patients, particularly high-acuity patients. In some instances, our referral sources are affiliated with health care systems that may have affiliated businesses that offer services that compete with ours, and the frequency of this occurring may increase in the future as accountable care organizations are formed in the markets we serve. We believe that the perception of our quality of care by a potential patient or potential patient's family seeking to contract for our services is influenced by a variety of factors, including doctor and other healthcare professional referrals, community information and referral services, newspapers and other print and electronic media, results of patient surveys, recommendations from family and friends, and quality care statistics or rating systems compiled and published by CMS or other industry data. Through our focus on retaining high quality staffing, reviewing feedback and surveys from our patients and referral sources to highlight areas of improvement and integrating our service offerings at each of our facilities, we seek to maintain and improve on the outcomes from each of the factors listed above in order to build and maintain a strong reputation at our facilities. If any of our companies fail to achieve or maintain a reputation for providing high-quality care, or is perceived to provide a lower quality of care than competitors within the same geographic area, our ability to attract and retain patients would be adversely affected. If our businesses fail to maintain a strong reputation in the areas in which we operate, our business, revenue and profitability could be adversely affected.
We may be unable to reduce costs to offset decreases in our patient census levels or other expenses completely.
We depend on implementing adequate cost management initiatives in response to fluctuations in levels of patient census in our businesses in order to maintain our current cash flow and earnings levels. Fluctuation in our patient census levels may become more common as we continue our emphasis in our skilled nursing facilities on patients with shorter stays but higher acuities. A decline in patient census levels would likely result in decreased revenue. If we are unable to put in place corresponding reductions in costs in response to decreases in our patient census or other revenue shortfalls, our financial condition and operating results could be adversely affected.
We may not be fully reimbursed for all services that our skilled nursing facilities are able to bill through Medicare's consolidated billing requirements.
Skilled nursing facilities are required to bill Medicare on a consolidated basis for certain items and services that they furnish to patients and residents, regardless of the amount or costs of services that the patients and residents actually receive. The consolidated billing requirement essentially confers on the skilled nursing facility itself the Medicare billing responsibility for the entire package of care that its residents receive in these situations. Federal law also requires that post-hospitalization skilled nursing services be “bundled” into the hospital's Diagnostic Related Group ("DRG") payment in certain circumstances. Where this rule applies, the hospital and the skilled nursing facility must, in effect, divide the payment which otherwise would have been paid to the hospital alone for the patient's treatment, and no additional funds are paid by Medicare for skilled nursing

50

Annex K-50

care of the patient. This requirement may, in instances where it is applicable, have a negative effect on skilled nursing facility utilization/census and payments, either because hospitals may find it difficult to place patients in skilled nursing facilities which will not be paid as they previously were, or because hospitals are reluctant to discharge patients to skilled nursing facilities and lose a portion of the payment that the hospital would otherwise receive. This bundling requirement could be extended to more DRGs in the future, which could exacerbate the potentially negative impact on skilled nursing facility utilization/census and payments. As a result of the bundling requirements we may not be fully reimbursed for all services that a facility bills through consolidated billing, which could adversely affect our results of operations and financial condition.
Consolidation of managed care organizations and other third-party payors or reductions in reimbursement from these payors may adversely affect our revenue and income or cause us to incur losses.

Managed care organizations and other third-party payors have in many instances consolidated in order to enhance their ability to influence the delivery of healthcare services. Consequently, the healthcare needs of a large percentage of the United States population are increasingly served by a small number of managed care organizations. These organizations generally enter into service agreements with a limited number of providers for needed services. These organizations have become an increasingly important source of revenue and referrals for us. To the extent that such organizations terminate us as a preferred provider or engage our competitors as a preferred or exclusive provider, our business could be materially adversely affected.
In addition, private third-party payors, including managed care payors, are continuing their efforts to control healthcare costs through direct contracts with healthcare providers, increased utilization reviews, or reviews of the propriety of, and charges for, services provided, and greater enrollment in managed care programs and preferred provider organizations. As these private payors increase their purchasing power, they are demanding discounted fee structures and the assumption by healthcare providers of all or a portion of the financial risk associated with the provision of care. Significant reductions in reimbursement from these sources could materially adversely affect our business and financial condition.
Delays in reimbursement may cause liquidity problems.
If we have information systems problems or payment or other issues arise with Medicare, Medicaid or other payors that affect the amount or timeliness of reimbursements, we may encounter delays in our payment cycle. Any significant payment timing delay could cause us to experience working capital shortages. As a result, working capital management, including prompt and diligent billing and collection, is an important factor in our consolidated results of operations and liquidity. Our working capital management procedures may not successfully mitigate the effects of any delays in our receipt of payments or reimbursements. Accordingly, such delays could have an adverse effect on our liquidity and financial condition.
Our rehabilitation and other related healthcare services are also subject to delays in reimbursement, as we act as vendors to other providers who in turn must wait for reimbursement from other third-party payors. Each of these customers is therefore subject to the same potential delays to which our nursing homes are subject, meaning any such delays would further delay the date we would receive payment for the provision of our related healthcare services. To the extent we grow and expand the rehabilitation and other complementary services that we offer to third parties, we may incur increasing delays in payment for these services, and these payment delays could have an adverse effect on our liquidity and financial condition. We may also experience delays in reimbursement related to change of ownership applications for our acquired facilities, as well as changes in fiscal intermediaries.
Future acquisitions may use significant resources, may be unsuccessful and could expose us to unforeseen liabilities.
We intend to selectively pursue acquisitions of skilled nursing facilities, assisted living facilities, home health companies, hospice agencies and other related healthcare operations. Acquisitions may involve significant cash expenditures, debt incurrence, operating losses and additional expenses that could have a material adverse effect on our financial position, results of operations and liquidity. Acquisitions involve numerous risks, including:

•	difficulties integrating acquired operations, personnel and accounting and information systems, or in realizing projected efficiencies and cost savings;

•	diversion of management's attention from other business concerns;

•	potential loss of key employees or customers of acquired companies;

•	entry into markets in which we may have limited or no experience;

•	increasing our indebtedness and limiting our ability to access additional capital when needed;

•	assumption of unknown liabilities or regulatory issues of acquired companies, including failure to comply with healthcare regulations or to establish internal financial controls; and

•	straining of our resources, including internal controls relating to information and accounting systems, regulatory compliance, logistics and others.
 Furthermore, certain of the foregoing risks could be exacerbated when combined with other growth measures that we may pursue.

51

Annex K-51

Global economic conditions may impact our ability to obtain additional financing on commercially reasonable terms or at all and our ability to expand our business may be harmed.
Global market and economic conditions continue to be very challenging. Ongoing concerns about the systemic impact of potential long-term and widespread economic recession or stagnation, energy costs, geopolitical issues, sovereign debt issues, the availability and cost of credit, and the global real estate and mortgage markets have contributed to increased market volatility, uncertainty and liquidity issues for both borrowers and investors. These conditions, combined with volatile prices for energy, food and other commodities, unstable business and consumer confidence, and significant unemployment, have contributed to pronounced economic volatility.
As a result of these market conditions, the cost and availability of credit has been and may continue to be adversely affected by illiquid credit markets, interest rate fluctuations and wider credit spreads. Concern about the stability of the markets generally and the strength of counterparties specifically has led many lenders and institutional investors to reduce, and in some cases, cease to provide credit to businesses and consumers. These factors have led to a decrease in spending by businesses and consumers alike, and a corresponding decrease in global infrastructure spending. Continued turbulence in the U.S. and international markets and economies and prolonged declines or stagnation in business and consumer spending may adversely affect our liquidity and financial condition, and the liquidity and financial condition of our customers, including our ability to refinance maturing liabilities and access the capital markets to meet liquidity needs. If we are not able to timely retire or refinance our senior secured credit facility on acceptable terms at or before its stated maturity in April 2015 (for the revolving portion) and April 2016 (for the term portion), due to market conditions or otherwise, our liquidity, financial condition, business and operating results could be materially and adversely affected.
If our ability to borrow under our senior secured credit facility is insufficient for our capital requirements, we will be required to seek additional sources of financing, including issuing equity, which may be dilutive to our current stockholders or incurring additional debt. Our ability to incur additional debt is subject to the restrictions in our senior secured credit facility. There can be no assurance that the restrictions contained in our senior secured credit facility will permit us to borrow the funds that we need to finance our operations, or that additional debt will be available to us on commercially reasonable terms or at all. Furthermore, market conditions may impede our ability to secure additional sources of financing, whether through the extension of our existing senior secured credit facility or by accessing the debt and/or equity markets. If we are unable to obtain funds sufficient to finance our capital requirements, we may have to forego opportunities to expand our business, including the acquisition or development of additional or expanded facilities.
Our substantial indebtedness could adversely affect our financial health and prevent us from fulfilling our financial obligations.
We have now and will for the foreseeable future continue to have a significant amount of indebtedness. At March 31, 2014, our total indebtedness was approximately $419.2 million. Our substantial indebtedness could have important consequences. For example, it could:

•	increase our vulnerability to adverse economic and industry conditions;

•
require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures and other general corporate purposes;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•	place us at a competitive disadvantage compared to our competitors that have less debt;

•
increase the cost or limit the availability of additional financing, if needed or desired, to fund future working capital, capital expenditures and other general corporate requirements, or to carry out other aspects of our business plan;

•	require us to maintain debt coverage and financial ratios at specified levels, reducing our financial flexibility; and

•	limit our ability to make strategic acquisitions and develop new or expanded facilities.
In addition, if we are unable to generate sufficient cash flow or otherwise obtain funds necessary to make required debt payments, or if we fail to comply with the various covenants and requirements of our senior secured credit facility or other existing or future indebtedness, we would be in default, which could permit the holders of our indebtedness, including our senior secured credit facility, to accelerate the maturity of indebtedness, as the case may be. Any default under our senior secured credit facility, or our other existing or future indebtedness, as well as any of the above-listed factors, could have a material adverse effect on our business, operating results, liquidity and financial condition.

52

Annex K-52

Despite our substantial indebtedness, we may still be able to incur more debt. This could intensify the risks associated with this indebtedness.
The terms of our senior secured credit facility contain restrictions on our ability to incur additional indebtedness. These restrictions are subject to a number of important qualifications and exceptions, and the indebtedness incurred in compliance with these exceptions could be substantial. Accordingly, we could incur significant additional indebtedness in the future. The more we become leveraged, the more we become exposed to the risks described above under “Our substantial indebtedness could adversely affect our financial health and prevent us from fulfilling our financial obligations.”
Floating rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase.
Borrowings under our senior secured credit facility are subject to floating rates of interest over an interest rate floor of 1.5%. If interest rates increase over the floor, our debt service obligations on our variable rate indebtedness would increase even though the amount borrowed remained the same, and our net income and cash flows would correspondingly decrease. As of April 12, 2012, we increased the size of the term loan by $100.0 million. The incremental term loan bears interest at LIBOR (subject to a floor of 1.50%) plus a margin of 5.25%. As part of the refinancing, the interest rate on the existing term loan was amended to match the interest rate of the incremental term loan. The interest rate on the existing revolving credit facility was also amended to LIBOR plus a margin of 4.50%. There is no longer a LIBOR floor on the revolving credit facility.
Our operations are subject to environmental and occupational health and safety regulations, which could subject us to fines, penalties and increased operational costs.
We are subject to a wide variety of federal, state and local environmental and occupational health and safety laws and regulations. Regulatory requirements faced by healthcare providers such as us include those relating to air emissions, wastewater discharges, air and water quality control, occupational health and safety (such as standards regarding blood-borne pathogens and ergonomics), management and disposal of low-level radioactive medical waste, biohazards and other wastes, management of explosive or combustible gases, such as oxygen, specific regulatory requirements applicable to asbestos, lead-based paints, polychlorinated biphenyls and mold, other occupational hazards associated with our workplaces, and providing notice to employees and members of the public about our use and storage of regulated or hazardous materials and wastes. Failure to comply with these requirements could subject us to fines, penalties and increased operational costs. Moreover, changes in existing requirements or more stringent enforcement of them, as well as discovery of currently unknown conditions at our owned or leased facilities, could result in additional cost and potential liabilities, including liability for conducting cleanup, and there can be no guarantee that such increased expenditures would not be significant.
A portion of our workforce is unionized and our operations may be adversely affected by work stoppages, strikes or other collective actions.
As of March 31, 2014, approximately 570 of our 14,950 active employees were represented by unions and covered by collective bargaining agreements. In addition, certain labor unions have publicly stated that they are concentrating their organizing efforts within the long-term healthcare industry. We cannot predict the effect that continued union representation or future organizational activities will have on our business or future operations. There can be no assurance that we will not experience a material work stoppage in the future.
Disasters and similar events may seriously harm our business.
Natural and man-made disasters and similar events, including terrorist attacks and acts of nature such as hurricanes, tornados, earthquakes, floods and wildfires, may cause damage or disruption to us, our employees and our facilities, which could have an adverse impact on our patients and our business. In order to provide care for our patients, we are dependent on consistent and reliable delivery of food, pharmaceuticals, utilities and other goods to our facilities, and the availability of employees to provide services at our facilities and other locations. If the delivery of goods or the ability of employees to reach our facilities and patients were interrupted in any material respect due to a natural disaster or other reasons, it would have a significant impact on our business. For example, in connection with Hurricane Katrina in New Orleans, several nursing home operators unaffiliated with us were accused of not properly caring for their residents, which resulted in, among other things, criminal charges being filed against the proprietors of those facilities. Furthermore, the impact, or impending threat, of a natural disaster has in the past and may in the future require that we evacuate one or more facilities, which would be costly and would involve risks, including potentially fatal risks, for the patients and employees. The impact of disasters and similar events is inherently uncertain. Such events could harm our patients and employees, severely damage or destroy one or more of our facilities, harm our business, reputation and financial performance, or otherwise cause our business to suffer in ways that we currently cannot predict.
The operation of our business is dependent on effective and secure information systems.
We depend on several information technology systems for the efficient functioning of our business. The software programs supporting these systems are licensed to us by independent software developers. Our inability or the inability of these developers, to continue to maintain and upgrade these information systems and software programs could disrupt or reduce the

53

Annex K-53

efficiency of our operations. In addition, costs and potential problems and interruptions associated with the implementation of new or upgraded systems and technology or with maintenance or adequate support of existing systems could also disrupt or reduce the efficiency of our operations. Furthermore, while we budget for the changes and upgrades to our information technology systems that we anticipate needing over time, it is possible that we may underestimate the actual costs of those changes and upgrades. Failure to make necessary changes and upgrades due to financial or other concerns could negatively impact the effectiveness of our information technology systems, as well as our operations and financial performance.
Additionally, we maintain information necessary to conduct our business, including confidential and proprietary information as well as personal information regarding our patients, employees and others with whom we do business, in digital form. Data maintained in digital form is subject to the risk of tampering, theft and unauthorized access. We develop and maintain systems to prevent this from occurring, but the development and maintenance of these systems is costly and requires ongoing monitoring and updating as technologies change and efforts to overcome security measures become more sophisticated. Moreover, despite our efforts, the possibility of tampering, theft and other unauthorized access cannot be eliminated entirely, and risks associated with each of these remain. If our information technology systems are compromised and personal or other protected information regarding patients, employees or others with whom we do business is stolen, tampered with or otherwise improperly accessed, our ability to conduct our business and our reputation may be impaired. If personal or other protected information of our patients, employees or others with whom we do business is tampered with, stolen or otherwise improperly accessed, and we may incur significant costs to remediate possible injury to the affected persons, compensate the affected persons, pay any applicable fines, or take other action with respect to judicial or regulatory actions arising out of the incident, including under HIPAA or the HITECH Act, as applicable.

Risks Related to Ownership of Our Class A Common Stock
We are controlled by Onex Corporation, whose interests may conflict with yours.
Our Class A common stock has one vote per share, while our Class B common stock has ten votes per share, on all matters voted on by our stockholders. As of March 31, 2014, Onex Corporation, its affiliates and certain of our directors and members of our senior management who are party to a voting agreement with an affiliate of Onex Corporation owned shares of common stock representing over 75.0% of the combined voting power of our outstanding common stock. Accordingly, Onex Corporation generally has the power to control the outcome of matters on which stockholders are entitled to vote. Such matters include the election and removal of directors, the adoption or amendment of our certificate of incorporation and bylaws, possible mergers, corporate control contests and significant transactions. Through its control of elections to our board of directors, Onex Corporation may also have the ability to appoint or replace our senior management and cause us to issue additional shares of our common stock or repurchase common stock, declare dividends or take other actions. Onex Corporation may make decisions regarding our company and business that are opposed to our other stockholders’ interests or with which they disagree. Onex Corporation may also delay or prevent a change of control of us, even if the change of control would benefit our other stockholders, which could deprive our other stockholders of the opportunity to receive a premium for their Class A common stock. The significant concentration of stock ownership and voting power may also adversely affect the trading price of our Class A common stock due to investors’ perception that conflicts of interest may exist or arise. To the extent that the interests of our public stockholders are harmed by the actions of Onex Corporation, the price of our Class A common stock may be harmed.
Additionally, Onex Corporation is in the business of making investments in companies and currently holds, and may from time to time in the future acquire, controlling interests in businesses engaged in the healthcare industries that complement or directly or indirectly compete with certain portions of our business. Further, if it pursues such acquisitions in the healthcare industry, those acquisition opportunities may not be available to us.
If our stock price is volatile, purchasers of our Class A common stock could incur substantial losses.
Our stock price has been and is likely to continue to be volatile. The stock market in general often experiences substantial volatility that is seemingly unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our Class A common stock. The price for our Class A common stock may be influenced by many factors, including:

•	the depth and liquidity of the market for our Class A common stock;

•	developments generally affecting the healthcare industry;

•	investor perceptions of us and our business;

•	actions by institutional or other large stockholders;

•	strategic actions, such as acquisitions or restructurings, or the introduction of new services by us or our competitors;

•	new laws or regulations or new interpretations of existing laws or regulations applicable to our business;

•	litigation and governmental investigations;

54

Annex K-54

•	changes in accounting standards, policies, guidance, interpretations or principles;

•
adverse conditions in the financial markets, state and federal government or general economic conditions, including those resulting from statewide, national or global financial and deficit considerations, overall market conditions, war, incidents of terrorism and responses to such events;

•	sales of Class B common stock by Onex, us or members of our management team;

•	additions or departures of key personnel; and

•	our results of operations, financial performance and future prospects.
These and other factors may cause the market price and demand for our Class A common stock to fluctuate substantially, which may limit or prevent investors from readily selling their shares of Class A common stock and may otherwise negatively affect the liquidity of our Class A common stock. In addition, in the past, when the market price of a stock has been volatile, holders of that stock have sometimes instituted securities class action litigation against the company that issued the stock. If any of our stockholders brought a lawsuit against us, we could incur substantial costs defending or settling the lawsuit. Such a lawsuit could also divert the time and attention of our management from our business.
If securities or industry analysts do not publish research or reports about our business, if they change their recommendations regarding our stock adversely or if our operating results do not meet their expectations, our stock price and trading volume could decline.
The trading market for our Class A common stock is significantly influenced by the research and reports that industry or securities analysts publish about us or our business. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline. Moreover, if one or more of the analysts who cover us downgrade our stock or if our operating results do not meet their expectations, our stock price could decline.
We do not intend to pay dividends on our common stock.
We do not anticipate paying any cash dividends on our common stock in the foreseeable future. We currently anticipate that we will retain all of our available cash, if any, for use as working capital and for other general purposes, including to service or repay our debt and to fund the operation and expansion of our business. Any payment of future dividends will be at the discretion of our board of directors and will depend on, among other things, our earnings, financial condition, capital requirements, level of indebtedness, statutory and contractual restrictions applying to the payment of dividends and other considerations that our board of directors deems relevant.
We are a “controlled company” within the meaning of NYSE rules and, as a result, qualify for and rely on exemptions from certain corporate governance requirements.
Onex Corporation and its affiliates control a majority of the voting power of our outstanding common stock. Under the NYSE rules, a company of which more than 50% of the voting power is held by another person or group of persons acting together is a “controlled company” and may elect not to comply with certain NYSE corporate governance requirements, including the requirements that:

•	a majority of the board of directors consist of independent directors;

•	the nominating and corporate governance committee be entirely composed of independent directors with a written charter addressing the committee’s purpose and responsibilities;

•	the compensation committee be entirely composed of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•	there be an annual performance evaluation of the nominating and corporate governance and compensation committees.
We elect to be treated as a controlled company and thus utilize some of these exemptions. In addition, although we currently have a board composed of a majority of independent directors and have adopted charters for our audit, corporate governance, quality and compliance and compensation committees, and intend to conduct annual performance evaluations for these committees, none of these committees are composed entirely of independent directors, except for our audit committee. Accordingly, you may not have the same protections afforded to stockholders of companies that are subject to all of NYSE corporate governance requirements.
Our amended and restated certificate of incorporation, bylaws and Delaware law contain provisions that could discourage transactions resulting in a change in control, which may negatively affect the market price of our Class A common stock.
In addition to the effect that the concentration of ownership and voting power in our significant stockholders may have, our amended and restated certificate of incorporation and our amended and restated bylaws contain provisions that may enable our management to resist a change in control. These provisions may discourage, delay or prevent a change in the ownership of our company or a change in our management, even if doing so might be beneficial to our stockholders. In addition, these

55

Annex K-55

provisions could limit the price that investors would be willing to pay in the future for shares of our Class A common stock. The provisions in our amended and restated certificate of incorporation or amended and restated bylaws include:

•
our board of directors is authorized, without prior stockholder approval, to create and issue preferred stock, commonly referred to as “blank check” preferred stock, with rights senior to those of our Class A common stock and Class B common stock;

•
advance notice requirements for stockholders to nominate individuals to serve on our board of directors or to submit proposals that can be acted upon at stockholder meetings; provided, that prior to the date that the total number of outstanding shares of our Class B common stock is less than 10% of the total number of shares of common stock outstanding, which we refer to as the "Transition Date," no such requirement is required for holders of at least 10% of our outstanding Class B common stock;

•
our board of directors is classified so not all of the members of our board of directors are elected at one time, which may make it more difficult for a person who acquires control of a majority of our outstanding voting stock to replace our directors;

•	following the Transition Date, stockholder action by written consent will be prohibited;

•	special meetings of the stockholders are permitted to be called only by the chairman of our board of directors, our chief executive officer or by a majority of our board of directors;

•	stockholders are not permitted to cumulate their votes for the election of directors;

•	newly created directorships resulting from an increase in the authorized number of directors or vacancies on our board of directors will be filled only by majority vote of the remaining directors;

•	our board of directors is expressly authorized to make, alter or repeal our bylaws; and

•
stockholders are permitted to amend our bylaws only upon receiving at least 66 2/3% of the votes entitled to be cast by holders of all outstanding shares then entitled to vote generally in the election of directors, voting together as a single class.

After the Transition Date, we will also be subject to the provisions of Section 203 of the Delaware General Corporation Law, which may prohibit certain business combinations with stockholders owning 15% or more of our outstanding voting stock. These and other provisions in our amended and rested certificate of incorporation, amended and restated bylaws and Delaware law could discourage acquisition proposals and make it more difficult or expensive for stockholders or potential acquirers to obtain control of our board of directors or initiate actions that are opposed by our then-current board of directors, including delaying or impeding a merger, tender offer or proxy contest involving us. Any delay or prevention of a change of control transaction or changes in our board of directors could cause the market price of our Class A common stock to decline.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds

Purchases of Equity Securities by the Issuer and Affiliated Purchasers
The table below sets forth information with respect to purchases of our Class A common stock made by us or on our behalf during the quarter ended March 31, 2014:

Period	Total Number of Shares Purchased (1)	Average Price Paid per Share	Total Number of Shares Purchase as Part of Publicly Announced Plans or Programs	Maximum Dollar Value of Shares that May Yet Be Purchased Under the Plans or Programs
January 1 - 31, 2014	38,139	$4.81	n/a	n/a
February 1 - 28, 2014	52,871	$4.42	n/a	n/a
March 1 - 31, 2014	19,076	$4.81	n/a	n/a
Total:	110,086	$4.68	n/a	n/a
(1) Reflects shares forfeited to us upon the vesting of restricted stock granted to participants in our 2007 Incentive Award Plan, to satisfy applicable tax withholding obligations with respect to such vesting. We did not have any publicly announced plans or programs to purchase our Class A common stock in the quarter ended March  31, 2014.
Item 3. Defaults Upon Senior Securities
None.
Item 4. Mine Safety Disclosures

56

Annex K-56

None.
Item  5. Other Information
None.

57

Annex K-57

Item 6. Exhibits

(a)	Exhibits.

Number	Description

10.1*	Form of Restricted Stock Award Agreement (March 2014) (Incorporated by reference to Exhibit 10.1 of our Current Report on Form 8-K filed with the SEC on March 28, 2014)

31.1	Certification of Principal Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.2	Certification of Principal Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32**	Certifications pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

101
The following financial information from our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 as filed with the SEC on May 5, 2014, formatted in Extensible Business Reporting Language (XBRL): (i) the condensed consolidated balance sheets at March 31, 2014 and December 31, 2013, and (ii) the condensed consolidated statements of operations for the three months ended March 31, 2014 and March 31, 2013, and (iii) the condensed consolidated statements of comprehensive income for the three ended March 31, 2014 and March 31, 2013, and (iv) the condensed consolidated statements of cash flows the three months ended March 31, 2014 and March 31, 2013, and (v) the Notes to Condensed Consolidated Financial Statements.

 *    Management contract or compensatory plan or arrangement.

**	Furnished herewith and not "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

58

Annex K-58

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SKILLED HEALTHCARE GROUP, INC.

Date:	May 5, 2014	By	/S/ ROBERT H. FISH
Robert H. Fish
Chief Executive Officer

Date:	May 5, 2014	By	/S/ CHRISTOPHER N. FELFE
Christopher N. Felfe
Chief Financial Officer
(Principal Financial Officer, Principal Accounting Officer, and Authorized Signatory)

59

Annex K-59

EXHIBIT INDEX

Number	Description

10.1*	Form of Restricted Stock Award Agreement (March 2014) (Incorporated by reference to Exhibit 10.1 of our Current Report on Form 8-K filed with the SEC on March 28, 2014)

31.1	Certification of Principal Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.2	Certification of Principal Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32**	Certifications pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

101
The following financial information from our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 as filed with the SEC on May 5, 2014, formatted in Extensible Business Reporting Language (XBRL): (i) the condensed consolidated balance sheets at March 31, 2014 and December 31, 2013, and (ii) the condensed consolidated statements of operations for the three months ended March 31, 2014 and March 31, 2013, and (iii) the condensed consolidated statements of comprehensive income for the three ended March 31, 2014 and March 31, 2013, and (iv) the condensed consolidated statements of cash flows the three months ended March 31, 2014 and March 31, 2013, and (v) the Notes to Condensed Consolidated Financial Statements.

*        Management contract or compensatory plan or arrangement.

**	Furnished herewith and not "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

60

Exhibits to this filing may be found at http://investors.skilledhealthcaregroup.com/sec.cfm.

Annex K-60

Exhibit 31.1
CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
I, Robert H. Fish, certify that:

(1)	I have reviewed this quarterly report on Form 10-Q of Skilled Healthcare Group, Inc.;

(2)
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

(3)
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

(4)
The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a.
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.
Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c.
Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d.
Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

(5)
The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a.
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date:	May 5, 2014
/S/ ROBERT H. FISH
Robert H. Fish
Chief Executive Officer

Annex K-61

Exhibit 31.2
CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
I, Christopher N. Felfe, certify that:

(1)	I have reviewed this quarterly report on Form 10-Q of Skilled Healthcare Group, Inc.;

(2)
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

(3)
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

(4)
The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a.
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.
Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c.
Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d.
Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

(5)
The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a.
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date:	May 5, 2014
/S/ CHRISTOPHER N. FELFE
Christopher N. Felfe
Chief Financial Officer
(Principal Financial Officer, Principal Accounting Officer, and Authorized Signatory)

Annex K-62

Exhibit 32
The following certifications are being furnished solely to accompany the Quarterly Report on Form 10-Q for the period ended March 31, 2014 (the “Report”), of Skilled Healthcare Group, Inc., a Delaware corporation (the “Company”), pursuant to 18 U.S.C. § 1350 and in accordance with SEC Release No. 33-8238. These certifications shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, whether made before or after the date hereof, regardless of any general incorporation language in such filing.
Certification of Principal Executive Officer
Pursuant to 18 U.S.C. Section 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of the Company, hereby certifies, to his knowledge, that:

(1)	the Report fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	May 5, 2014	/S/ ROBERT H. FISH
Robert H. Fish
Chief Executive Officer
Certification of Principal Financial Officer
Pursuant to 18 U.S.C. Section 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of the Company, hereby certifies, to his knowledge, that:

(1)	the Report fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	May 5, 2014	/S/ CHRISTOPHER N. FELFE
Christopher N. Felfe
Chief Financial Officer
(Principal Financial Officer, Principal Accounting Officer, and Authorized Signatory)
A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Annex K-63

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-Q

(Mark One)

☑	Quarterly Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
For the quarterly period ended June 30, 2014.
OR

☐	Transition Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
For the transition period from              to              .
Commission file number: 001-33459

Skilled Healthcare Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	20-3934755
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

27442 Portola Parkway, Suite 200
Foothill Ranch, California	92610
(Address of principal executive offices)	(Zip Code)
(949) 282-5800
(Registrant’s telephone number, including area code)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports) and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☑    No  ☐
Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).    Yes  ☑    No  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☑

Non-accelerated filer	☐	(do not check if smaller reporting company)	Smaller reporting company	☐
Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).    Yes  ☐    No   ☑
The number of shares outstanding of each of the issuer’s classes of common stock, as of the close of business on August 8, 2014, was:
Class A common stock, $0.001 par value – 24,615,157 shares
Class B common stock, $0.001 par value – 15,511,603 shares

Annex K-64

Skilled Healthcare Group, Inc.
Form 10-Q
For the Quarterly Period Ended June 30, 2014

Annex K-65

PART I — FINANCIAL INFORMATION
Item 1. Financial Statements.
Skilled Healthcare Group, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except per share data)

	June 30, 2014	December 31, 2013
	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash and cash equivalents	$7,960	$4,177
Accounts receivable, less allowance for doubtful accounts of $17,943 and $16,665 at June 30, 2014 and December 31, 2013, respectively	110,443	107,215
Deferred income taxes	11,845	9,876
Prepaid expenses	6,009	8,961
Other current assets	11,115	12,188
Total current assets	147,372	142,417
Property and equipment, less accumulated depreciation of $149,175 and $137,484 at June 30, 2014 and December 31, 2013, respectively	336,360	341,822
Leased facility assets, less accumulated depreciation of $4,674 and $4,432 at June 30, 2014 and December 31, 2013, respectively	9,174	9,416
Other assets:
Notes receivable	2,350	520
Deferred financing costs, net	8,600	9,189
Goodwill	68,983	69,065
Intangible assets, less accumulated amortization of $4,799 and $4,640 at June 30, 2014 and December 31, 2013, respectively	18,648	18,807
Deferred income taxes	7,029	9,472
Restricted Assets	30,246	26,965
Other assets	15,199	15,743
Total other assets	151,055	149,761
Total assets	$643,961	$643,416
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$57,868	$57,179
Employee compensation and benefits	41,385	32,979
Current portion of long-term debt	10,198	7,630
Total current liabilities	109,451	97,788
Long-term liabilities:
Insurance liability risks	29,232	29,534
Other long-term liabilities	12,471	12,367
Long-term debt, less current portion	400,036	411,495
Total liabilities	551,190	551,184
Commitments and contingencies — Note 8
Stockholders’ equity:
Class A common stock, 175,000 shares authorized, $0.001 par value per share; Issued and outstanding - 24,635 and 24,278 at June 30, 2014 and December 31, 2013, respectively	25	24
Class B common stock, 30,000 shares authorized, $0.001 par value per share; Issued and outstanding - 15,512 and 15,515 at June 30, 2014 and December 31, 2013 respectively	16	16
Additional paid-in-capital	380,808	378,756
Accumulated deficit	(288,078)	(286,592)
Accumulated other comprehensive income	—	28
Total stockholders’ equity	92,771	92,232
Total liabilities and stockholders’ equity	$643,961	$643,416
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

3

Annex K-66

Skilled Healthcare Group, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenue:
Net patient service revenue	$206,172	$209,405	$412,685	$423,702
Leased facility revenue	807	787	1,594	1,548
	206,979	210,192	414,279	425,250
Expenses:
Cost of services (exclusive of rent cost of revenue and depreciation and amortization shown below)	178,529	182,815	358,838	369,084
Rent cost of revenue	4,922	4,685	9,696	9,354
General and administrative	7,287	6,837	13,371	13,292
Change in fair value of contingent consideration	(121)	(2,244)	(107)	(2,161)
Depreciation and amortization	6,034	5,902	12,120	11,800
Governmental investigation expense	6,000	—	6,000	—
Impairment of long-lived assets	82	—	82	—
Loss on disposal of asset	5	—	5	—
	202,738	197,995	400,005	401,369
Other (expenses) income:
Interest expense	(7,945)	(8,734)	(15,984)	(17,409)
Interest income	302	112	345	224
Other income (expense), net	7	(32)	60	(62)
Equity in earnings of joint venture	92	472	638	960
Debt modification/retirement costs	(822)	(1,088)	(822)	(1,088)
Total other (expenses) income, net	(8,366)	(9,270)	(15,763)	(17,375)
(Loss) income from continuing operations before (benefit) provision for income taxes	(4,125)	2,927	(1,489)	6,506
(Benefit) provision for income taxes	(1,345)	1,139	(3)	1,384
(Loss) income from continuing operations	(2,780)	1,788	(1,486)	5,122
Loss from discontinued operations, net of tax	—	(265)	—	(529)
Net (loss) income	$(2,780)	$1,523	$(1,486)	4,593

(Loss) earnings per share, basic:
(Loss) earnings per common share from continuing operations	$(0.07)	$0.05	$(0.04)	$0.13
Loss per share from discontinued operations	—	(0.01)	—	(0.01)
(Loss) earnings per share	$(0.07)	$0.04	$(0.04)	$0.12

(Loss) earnings per share, diluted:
(Loss) earnings per common share from continuing operations	$(0.07)	$0.05	$(0.04)	$0.13
Loss per share from discontinued operations	—	(0.01)	—	(0.01)
(Loss) earnings per share	$(0.07)	$0.04	$(0.04)	$0.12

Weighted-average common shares outstanding, basic	38,098	37,646	38,035	37,602
Weighted-average common shares outstanding, diluted	38,098	38,186	38,035	38,139
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

4

Annex K-67

Skilled Healthcare Group, Inc.
Condensed Consolidated Statements of Comprehensive (Loss) Income
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Net (loss) income	$(2,780)	$1,523	$(1,486)	$4,593
Other comprehensive (loss) income:
Unrealized loss on investment available for sale - net of income tax benefit of $9 for the three months ended June 30, 2013; net of income tax benefit of $10 for the six months ended June 30, 2013.		(14)		(16)
Reclassification adjustments:
Gain realized in net loss on investments available for sale - net of income tax expense of $17 for the three and six months ended June 30, 2014.	(28)	—	(28)
Interest expense on interest rate swap - net of income tax expense of $56 and $107 for the three and six months ended June 30, 2013.	—	87	—	169
Other comprehensive (loss) income, net of tax	(28)	73	(28)	153
Comprehensive (loss) income	$(2,808)	$1,596	(1,514)	4,746

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

5

Annex K-68

Skilled Healthcare Group, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2014	2013
Cash Flows from Operating Activities
Net (loss) income	$(1,486)	$4,593
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	12,120	12,266
Change in fair value of contingent consideration	(107)	(2,161)
Provision for doubtful accounts	6,625	6,097
Non-cash stock-based compensation	1,446	1,634
Loss on disposal of assets	5	—
Amortization of deferred financing costs	1,803	1,323
Debt modification/retirement costs	822	1,088
Deferred income taxes	474	4,080
Impairment of long lived assets	82	—
Amortization of discount on debt	282	475
Changes in operating assets and liabilities:
Accounts receivable	(12,643)	(21,037)
Payments on notes receivable	727	1,419
Other current and non-current assets	2,004	(1,642)
Accounts payable and accrued liabilities	1,298	766
Employee compensation and benefits	5,739	(328)
Insurance liability risks	1,812	4,271
Other long-term liabilities	211	945
Net cash provided by operating activities	21,214	13,789
Cash Flows from Investing Activities
Additions to property and equipment	(6,261)	(5,981)
Proceeds from maturity of investments	1,060	—
Net cash used in investing activities	(5,201)	(5,981)
Cash Flows from Financing Activities
Borrowings under line of credit	157,000	165,000
Repayments under line of credit	(163,057)	(161,000)
Repayments of long-term debt	(4,741)	(9,121)
Proceeds from exercise of stock options	948	—
Taxes paid related to net share settlement of equity awards	(343)	(222)
Payment of financing costs	(2,037)	(2,449)
Net cash used in financing activities	(12,230)	(7,792)
Increase in cash and cash equivalents	3,783	16
Cash and cash equivalents at beginning of period	4,177	2,003
Cash and cash equivalents at end of period	$7,960	$2,019
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

6

Annex K-69

	Six Months Ended June 30,
	2014	2013
Supplemental cash flow information
Cash paid for:
Interest expense	$13,073	$15,684
Income taxes, net	$(1,838)	$181
Non-cash activities:
Conversion of accounts receivable into notes receivable	$2,782	$—
Insurance premium financed	$1,625	$1,187
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

7

Annex K-70

SKILLED HEALTHCARE GROUP, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

1. Description of Business

Current Business
Skilled Healthcare Group, Inc. ("Skilled") is a holding company that owns subsidiary companies that operate long-term care facilities and provides a wide range of post-acute care services, with a strategic emphasis on sub-acute specialty medical care. Skilled and its consolidated wholly-owned companies are collectively referred to as the "Company." As of June 30, 2014, the Company operated facilities in California, Iowa, Kansas, Missouri, Nevada, Nebraska, New Mexico and Texas, including 73 skilled nursing facilities ("SNFs"), which offer sub-acute care, rehabilitative, specialty healthcare, and skilled nursing care, and 22 assisted living facilities ("ALFs"), which provide room and board and assistance with activities of daily living. The Company leases five skilled nursing facilities in California to an unaffiliated third party operator. In addition, through its Hallmark Rehabilitation subsidiary ("Hallmark"), the Company provides a variety of rehabilitative services such as physical, occupational and speech therapy in Company-operated facilities and unaffiliated facilities. Furthermore, as of June 30, 2014, the Company provided hospice care and home health services in Arizona, California, Idaho, Montana, Nevada and New Mexico. The Company also provides private duty care services in Idaho, Montana, and Nevada. The Company has an administrative services company that provides a full complement of administrative and consultative services that allows affiliated operators and third-party operators with whom the Company contracts to better focus on delivery of healthcare services. The Company currently has one such service agreement with an unrelated skilled nursing facility operator. The Company also owns a 50% interest in an institutional pharmacy in Texas, which currently serves eight of the Company's SNFs as well as other facilities unaffiliated with the Company.
In June 2014, the Company commenced operations at its state-of-the-art skilled nursing facility in Kansas City, Kansas. The facility is co-located within the University of Kansas' acute rehabilitation hospital adjacent to the medical school. This facility added 96 licensed beds to the Company's long term care operations. As of June 30, 2014, the newly leased facility was not at full operation.

2. Discontinued Operations
On December 1, 2013, the Company disposed of two skilled nursing facilities, one owned facility in Texas and one leased facility in California. The results of operations of these facilities for all periods presented and the losses associated with the transaction have been classified as discontinued operations, net of tax, in the accompanying condensed consolidated statements of operations as the operations have been eliminated from the Company’s ongoing operations.

A summary of the discontinued operations for the periods presented is as follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Net operating revenues	$—	$3,500	$—	$7,317
Operating expenses	—	3,932	—	8,180
Loss from discontinued operations	—	(432)	—	(863)
Income tax benefit	—	(167)	—	(334)
Loss from discontinued operations	$—	$(265)	$—	$(529)

3. Summary of Significant Accounting Policies

Basis of Presentation
The accompanying condensed consolidated financial statements as of June 30, 2014 and for the three and six months ended June 30, 2014 and 2013 (collectively, the "Interim Financial Statements"), are unaudited. Certain information and footnote disclosures normally included in the Company’s annual consolidated financial statements have been condensed or omitted, as permitted under applicable U.S. Securities and Exchange Commission rules and regulations. Readers of the Interim Financial Statements should refer to the Company's audited consolidated financial statements and notes thereto (as updated by Note 3, "Summary of Significant Accounting Policies," in this filing), for the year ended December 31, 2013, which are

8

Annex K-71

SKILLED HEALTHCARE GROUP, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

included in the Company's 2013 Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC"). Management believes that the Interim Financial Statements reflect all adjustments that are of a normal and recurring nature necessary to fairly present the Company's financial information in all material respects as of the dates and for the periods presented. The results of operations presented in the Interim Financial Statements are not necessarily indicative of operations to be expected for the entire year or any other period.
The accompanying Interim Financial Statements include the accounts of Skilled and its consolidated wholly-owned subsidiaries. All significant intercompany transactions have been eliminated in consolidation.
Estimates and Assumptions
The interim financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America ("U.S. GAAP"), which require the Company to consolidate company financial information and make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. The most significant estimates in the Company’s interim financial statements relate to revenue, allowance for doubtful accounts, self-insured liability risks, income taxes, governmental investigation, and valuation of contingent consideration.
Revenue and Accounts Receivables
Revenue and accounts receivable are recorded on an accrual basis as services are performed at their estimated net realizable value. The Company derives a majority of its revenue from funds under federal Medicare and state Medicaid assistance programs, the continuation of which are dependent upon governmental policies and are subject to audit risk and potential recoupment.
Overall payments made by Medicare for hospice services are subject to an annual cap amount on a per hospice agency basis. Total Medicare payments received for services rendered during the applicable Medicare hospice cap year by each Medicare-certified agency during this period are compared to the cap amount for the relevant period. Payments in excess of the cap are subject to recoupment by Medicare. For the three months ended June 30, 2014 and 2013, the Company recorded hospice Medicare cap reserves of $0.9 million and $1.4 million, respectively, as adjustments to revenue. Of the $0.9 million recorded in the three months ended June 30, 2014, $0.5 million was related to the 2014 cap year and $0.4 million was related to the 2013 cap year. Of the $1.4 million recorded in the three months ended June 30, 2013, $0.7 million was related to the 2013 cap year and $0.7 million was related to the 2012 cap year. For the six months ended June 30, 2014 and 2013, the Company recorded hospice Medicare cap reserves of $0.9 million and $2.9 million, respectively, as adjustments to revenue. Of the $0.9 million recorded in the six months ended June 30, 2014, $0.5 million was related to the 2014 cap year and$0.4 million was related to the 2013 cap year. Of the $2.9 million recorded in the six months ended June 30, 2013, $0.7 million was related to the 2013 cap year, $2.0 million was related to the 2012 cap year, and $0.2 million was related to the 2011 cap year.
Notes Receivable
As of June 30, 2014 and December 31, 2013, net notes receivable were approximately $4.1 million and $2.0 million, respectively, of which $1.7 million and $1.5 million was reflected as current assets as of June 30, 2014 and December 31, 2013, with the remaining balances reflected as long-term assets. Interest rates on these notes approximated market rates as of the date the notes were originated.
As of June 30, 2014, two customers of the Company's rehabilitation therapy services business were responsible for 100% of the net notes receivable balance. The notes receivable, as well as the receivables from these customers, are secured by the assets of the customers as well as a personal guaranty by the principal owners of the customers. Additionally, the customers represented $8.5 million, or 43.6% of the net accounts receivable for the Company's rehabilitation therapy services business and approximately $19.3 million, or 41.7%, of the external revenue of the rehabilitation therapy services business for the six months ended June 30, 2014.
The notes receivable balance is stated net of an allowance for uncollectibility. At June 30, 2014, there was no note receivable reserve balance.
Recent Accounting Pronouncement
In April 2014, the FASB issued ASU No. 2014-08, Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity, ("ASU 2014-08").  This ASU requires an entity to report disposed components or components held-for-sale in discontinued operations if such components represent a strategic shift that have or will have a significant effect on operations and financial results. Additionally, expanded disclosure about discontinued operations and disposals of significant components that do not qualify for discontinued operations presentation will be required. The adoption of ASU 2014-08 is effective prospectively for disposals that occur within annual periods beginning on or after December 15, 2014, with early adoption permitted. The Company is currently evaluating the impact to the consolidated financial statements.

9

Annex K-72

SKILLED HEALTHCARE GROUP, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers, ("ASU 2014-08").  This ASU requires an entity to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve this core principle, the guidance provides that an entity should apply the following steps: (1) identify the contract(s) with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations in the contract; and (5) recognize revenue when, or as, the entity satisfies a performance obligation. The ASU is effective beginning in the first quarter of our fiscal year 2017. Early adoption is not permitted. The Company is currently evaluating the impact to the consolidated financial statements.

4. (Loss) Income Per Share
The Company computes (loss) income per share of Class A common stock and Class B common stock using the two-class method. The Company's Class A common stock and Class B common stock are identical in all respects, except with respect to voting rights and that each share of Class B common stock is convertible into one share of Class A common stock under certain circumstances. (Loss) income is allocated on a proportionate basis to each class of common stock in the determination of (loss) income per share.
Basic net (loss) income per share was computed by dividing net (loss) income by the weighted-average number of outstanding shares for the period. Diluted earnings per share is computed by dividing income (loss) plus the effect of assumed conversions (if applicable) by the weighted-average number of outstanding shares after giving effect to all potential dilutive common stock, including options, warrants, common stock subject to repurchase and convertible preferred stock, if any. The following table sets forth the computation of basic and diluted net (loss) income per share of Class A common stock and Class B common stock for the three and six months ended June 30, 2014 and June 30, 2013 (amounts in thousands, except per share data):

	Three months ended June 30, 2014			Three months ended June 30, 2013			Six months ended June 30, 2014			Six months ended June 30, 2013
	Class A	Class B	Total	Class A	Class B	Total	Class A	Class B	Total	Class A	Class B	Total
Net (loss) Income per share, basic
Numerator:
Allocation of (loss) income from continuing operations	$(1,648)	$(1,132)	$(2,780)	$1,048	$740	$1,788	$(880)	$(606)	$(1,486)	$3,000	$2,122	$5,122
Allocation of loss from discontinued operations	—	—	—	(155)	(110)	(265)	—	—	—	(310)	(219)	(529)
Allocation of net (loss) income	$(1,648)	$(1,132)	$(2,780)	$893	$630	$1,523	$(880)	$(606)	$(1,486)	$2,690	$1,903	$4,593
Net (loss) income per share, diluted
Numerator:
Allocation of (loss) income from continuing operations	$(1,648)	$(1,132)	$(2,780)	$1,059	$729	$1,788	$(880)	$(606)	$(1,486)	$3,030	$2,092	$5,122
Allocation of loss from discontinued operations	—	—	—	(157)	(108)	(265)	—	—	—	(313)	(216)	$(529)
Allocation of net (loss) income	$(1,648)	$(1,132)	$(2,780)	$902	$621	$1,523	$(880)	$(606)	$(1,486)	$2,717	$1,876	$4,593
Denominator for basic and diluted (loss) income per share:
Weighted average common shares outstanding, basic	22,585	15,513	38,098	22,070	15,576	37,646	22,521	15,514	38,035	22,026	15,576	37,602
Plus: incremental shares related to dilutive effect of stock options and restricted stock, if applicable	—	—	—	540	—	540	—	—	—	537	—	537
Adjusted weighted-average common shares outstanding, diluted	22,585	15,513	38,098	22,610	15,576	38,186	22,521	15,514	38,035	22,563	15,576	38,139
(Loss) earnings per share, basic:
(Loss) earnings per common share from continuing operations	$(0.07)	$(0.07)	$(0.07)	$0.05	$0.05	$0.05	$(0.04)	$(0.04)	$(0.04)	$0.13	$0.13	$0.13
Loss per share from discontinued operations	—	—	—	(0.01)	(0.01)	(0.01)	—	—	—	$(0.01)	$(0.01)	$(0.01)
(Loss) earnings per share	$(0.07)	$(0.07)	$(0.07)	$0.04	$0.04	$0.04	$(0.04)	$(0.04)	$(0.04)	$0.12	$0.12	$0.12
(Loss) earnings per share, diluted:
(Loss) earnings per common share from continuing operations	$(0.07)	$(0.07)	$(0.07)	$0.05	$0.05	$0.05	$(0.04)	$(0.04)	$(0.04)	$0.13	$0.13	$0.13
Loss per share from discontinued operations	—	—	—	(0.01)	(0.01)	(0.01)	—	—	—	$(0.01)	$(0.01)	$(0.01)
(Loss) earnings per share	$(0.07)	$(0.07)	$(0.07)	$0.04	$0.04	$0.04	$(0.04)	$(0.04)	$(0.04)	$0.12	$0.12	$0.12
The following were excluded from the weighted-average diluted shares computation for the three and six months ended June 30, 2014 and 2013, as their inclusion would have been anti-dilutive (shares in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Options to purchase common shares	338	585	492	585
Non-vested common shares	198	434	221	911
Total excluded	536	1,019	713	1,496

5. Business Segments
The Company has three reportable operating segments: (i) long-term care services ("LTC"), which includes the operation of SNFs and ALFs (which is the most significant portion of the Company's business), the Company's administrative services provided to an unrelated SNF operator, and the facility lease revenue from a third-party operator; (ii) the Company's rehabilitation therapy services business; and (iii) the Company's hospice and home health businesses. The "other" column in the table below includes general and administrative items, as well as joint venture equity earnings. The Company's reporting segments are business units that offer different services, and that are managed differently due to the nature of the services provided.
At June 30, 2014, LTC services included 73 wholly-owned SNF operating companies that offer post-acute, rehabilitative custodial and specialty skilled nursing care, as well as 22 wholly-owned ALF operating companies that provide room and board and social services. Therapy services included rehabilitative services such as physical, occupational and speech therapy provided in the Company's facilities and in unaffiliated facilities. Hospice and home health services were provided by the Company's wholly-owned subsidiaries to patients.
The Company evaluates performance and allocates capital resources to each segment based on an operating model that is designed to maximize the quality of care provided and profitability. Accordingly, earnings from operations before net interest, tax, depreciation and amortization, non-core expenses ("Adjusted EBITDA") and rent cost of revenue ("Adjusted EBITDAR") is used as the primary measure of each segment’s operating results because it does not include such costs as interest expense, income taxes, depreciation, amortization and rent cost of revenue which may vary from segment to segment depending upon various factors, including the method used to finance the original purchase of assets within a segment or the tax law of the states in which a segment operates. By excluding these items, the Company is better able to evaluate operating performance of the segment by focusing on more controllable measures. Adjusted EBITDA and Adjusted EBITDAR are non‑GAAP financial measures. For a full discussion of the definitions of these terms and the reasons why the Company utilizes such measures, see Item 2, Management's Discussion and Analysis of Financial Condition and Results of Operations, of this filing. General and administrative expenses are not allocated to any segment for purposes of determining segment profit or loss, and are included in the "other" category in the selected segment financial data that follows. Intersegment sales and transfers are recorded at cost plus standard mark-up; intersegment transactions have been eliminated in consolidation.

10

Annex K-73

SKILLED HEALTHCARE GROUP, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

The following table sets forth selected interim financial data consolidated by business segment (dollars in thousands):

	Long-Term Care Services	Therapy Services	Hospice & Home Health Services	Other	Elimination	Total
Three months ended June 30, 2014
Net patient service revenue from external customers	$162,264	$23,076	$20,832	$—	$—	$206,172
Leased facility revenue	807	—	—	—	—	807
Intersegment revenue	503	14,066	—	—	(14,569)	—
Total revenue	$163,574	$37,142	$20,832	$—	$(14,569)	$206,979
Operating income (loss)	$12,950	$3,892	$(5,192)	$(7,409)	$—	$4,241
Interest expense, net of interest income						(7,643)
Other income						7
Equity in earnings of joint venture						92
Debt modification/retirement costs						(822)
Loss from continuing operations before benefit for income taxes						$(4,125)
Depreciation and amortization	$5,520	$165	$227	$122	$—	$6,034
Segment capital expenditures	$2,469	$18	$53	$171	$—	$2,711
Adjusted EBITDA	$18,834	$4,056	$1,461	$(6,074)	$—	$18,277
Adjusted EBITDAR	$23,297	$4,056	$1,920	$(6,074)	$—	$23,199
Three months ended June 30, 2013
Net patient service revenue from external customers	$157,512	$26,637	$25,256	$—	$—	$209,405
Leased facility revenue	787	—	—	—	—	787
Intersegment revenue	653	14,018	—	—	(14,671)	—
Total revenue	$158,952	$40,655	$25,256	$—	$(14,671)	$210,192
Operating income (loss)	$12,608	$2,705	$3,879	$(6,995)	$—	$12,197
Interest expense, net of interest income						(8,622)
Other expense						(32)
Equity in earnings of joint venture						472
Debt modification/retirement costs						(1,088)
Income from continuing operations before provision for income taxes						$2,927
Depreciation and amortization	$5,428	$174	$135	$165	$—	$5,902
Segment capital expenditures	$3,365	$70	$83	$62	$—	$3,580
Adjusted EBITDA	$18,237	$2,879	$2,017	$(4,832)	$—	$18,301
Adjusted EBITDAR	$22,464	$2,879	$2,483	$(4,840)	$—	$22,986
Six months ended June 30, 2014
Net patient service revenue from external customers	$322,850	$46,143	$43,693	$—	$—	$412,685
Leased facility revenue	1,594	—	—	—	—	1,594
Intersegment revenue	954	27,901	—	—	(28,855)	—
Total revenue	$325,398	$74,044	$43,693	$—	$(28,855)	$414,279
Operating income (loss)	$23,920	$7,197	$(3,208)	$(13,635)	$—	$14,274
Interest expense, net of interest income						(15,639)

11

Annex K-74

SKILLED HEALTHCARE GROUP, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

	Long-Term Care Services	Therapy Services	Hospice & Home Health Services	Other	Elimination	Total
Other income						60
Equity in earnings of joint venture						638
Debt modification/retirement costs						(822)
Loss from continuing operations before provision from income taxes						$(1,489)
Depreciation and amortization	$11,061	$333	$462	$264	$—	$12,120
Segment capital expenditures	$5,307	$54	$107	$793	$—	$6,261
Adjusted EBITDA	$35,964	$7,530	$3,863	$(11,227)	$—	$36,130
Adjusted EBITDAR	$44,735	$7,530	$4,788	$(11,227)	$—	$45,826
Six months ended June 30, 2013
Net patient service revenue from external customers	$318,608	$53,744	51,350	$—	$—	$423,702
Leased facility revenue	1,548	—	—	—	—	1,548
Intersegment revenue	1,194	29,190	—	—	(30,384)	—
Total revenue	$321,350	$82,934	51,350	$—	$(30,384)	$425,250
Operating income (loss)	$25,289	$5,659	6,583	$(13,650)	$—	$23,881
Interest expense, net of interest income						(17,185)
Other expense						(62)
Equity in earnings of joint venture						960
Debt modification/retirement costs						(1,088)
Income from continuing operations before provision for income taxes						$6,506
Depreciation and amortization	$10,802	$350	$291	$357	$—	$11,800
Segment capital expenditures	$5,562	$93	$213	$113	$—	$5,981
Adjusted EBITDA	$36,987	$6,010	$5,219	$(10,856)	$—	$37,360
Adjusted EBITDAR	$45,423	$6,010	$6,137	$(10,856)	$—	$46,714

12

Annex K-75

SKILLED HEALTHCARE GROUP, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

A reconciliation of Adjusted EBITDA and Adjusted EBITDAR to net (loss) income is as follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Adjusted EBITDAR	$23,199	$22,986	$45,826	$46,714
Rent cost of revenue	(4,922)	(4,685)	(9,696)	(9,354)
Adjusted EBITDA	18,277	18,301	36,130	37,360
Depreciation and amortization	(6,034)	(5,902)	(12,120)	(11,800)
Interest expense	(7,945)	(8,734)	(15,984)	(17,409)
Interest income	302	112	345	224
Change in fair value of contingent consideration	121	2,244	107	2,161
Organization restructure costs	(631)	(1,549)	(1,071)	(1,549)
Exit costs related to divested facilities	27	—	(340)	—
Losses at skilled nursing facility not at full operation	(133)	—	(133)	—
Governmental investigation expense	(6,000)	—	(6,000)	—
Professional fees related to non-routine matters	(1,205)	(457)	(1,519)	(1,393)
Debt modification/retirement costs	(822)	(1,088)	(822)	(1,088)
Impairment of long-lived assets	(82)	—	(82)	—
Discontinued operations, net of taxes	—	(265)	—	(529)
Benefit (provision) for income taxes	1,345	(1,139)	3	(1,384)
Net (loss) income	$(2,780)	$1,523	$(1,486)	$4,593
The following table presents the segment assets as of June 30, 2014 compared to December 31, 2013 (in thousands):

	Long-Term Care Services	Therapy Services	Hospice & Home Health Services	Other	Total
June 30, 2014:
Segment total assets	$448,036	$49,664	$78,472	$67,789	$643,961
Goodwill and intangibles included in total assets	$1,168	$23,693	$62,770	$—	$87,631
December 31, 2013:
Segment total assets	$445,987	$48,251	$80,290	$68,888	$643,416
Goodwill and intangibles included in total assets	$1,300	$23,693	$62,879	$—	$87,872

6. Property and Equipment
Property and equipment consisted of the following as of June 30, 2014 and December 31, 2013 (in thousands):

	June 30, 2014	December 31, 2013
Land and land improvements	$62,370	$62,370
Buildings and leasehold improvements	324,121	320,923
Furniture and equipment	90,695	87,392
Construction in progress	8,349	8,621
	485,535	479,306
Less accumulated depreciation	(149,175)	(137,484)
	$336,360	$341,822

13

Annex K-76

SKILLED HEALTHCARE GROUP, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

Leased facility assets consisted of the following as of June 30, 2014 and December 31, 2013 (in thousands):

	June 30, 2014	December 31, 2013
Leased facility assets	$13,848	$13,848
Less accumulated depreciation	(4,674)	(4,432)
	$9,174	$9,416

The Company began leasing five skilled nursing facilities in California to an unaffiliated third party operator in April 2011 and at that time signed a 10-year lease with two 10-year extension options exercisable by the lessee.

7. Income Taxes

For the three months ended June 30, 2014, the Company recorded an income tax benefit of $1.3 million representing an effective tax rate of 32.6% compared to an income tax expense of $1.1 million from continuing operations for the same period in 2013. The reduction in tax expense for the three months ended June 30, 2014 was primarily due to a $7.1 million decrease in pretax income, from $2.9 million for the three months ended June 30, 2013 to a loss from continuing operations of $4.1 million for the three months ended June 30, 2014, offset by $0.3 million of tax expense related to stock compensation for shares that vested at a lower price than the grant value.
For the six months ended June 30, 2014, the Company recorded an income tax expense of less than $0.1 million representing an effective tax rate of negative 0.2% compared to an income tax expense of $1.4 million from continuing operations for the same period in 2013. The reduction in tax expense for the six months ended was primarily due to a $8.0 million decrease in pretax income, from $6.5 million for the six months ended June 30, 2013 to a loss from continuing operations of $1.5 million for the six months ended June 30, 2014.

14

Annex K-77

SKILLED HEALTHCARE GROUP, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

8. Commitments and Contingencies
Legal Matters
General
Skilled and its subsidiaries are party to various legal actions and administrative proceedings and are subject to various claims arising in the ordinary course of business, including without limitation claims that their services have resulted in injury or death to patients who receive care from the Company's businesses and claims related to employment, staffing requirements and commercial and other matters. Although Skilled and its subsidiaries intend to vigorously defend themselves in these matters, there can be no assurance that the outcomes of these matters will not have a material adverse effect on the Company's results of operations and financial condition. The Company makes provisions for liabilities when it is both probable that a liability has been incurred and the amount of the loss can be reasonably estimated. Such provisions are reviewed at least quarterly and adjusted to reflect the impact of settlement negotiations, judicial and administrative rulings, advice of legal counsel and other information and events pertaining to a particular case.
Skilled and its subsidiaries operate in a highly regulated industry. They are subject to ongoing regulatory oversight by state and federal regulatory authorities. Actual or alleged failure to comply with legal and regulatory requirements could subject Skilled and its subsidiaries to civil, administrative or criminal fines, penalties or restitutionary relief, and authorities could seek the suspension or exclusion of the offending provider or individual from participation in government healthcare programs and could lead to recoupment claims on prior payments by government healthcare programs. Adverse determinations in legal and regulatory investigations, actions and proceedings, whether currently asserted or arising in the future, could have a material adverse effect on the Company's financial position, results of operations and cash flows.
See also Part II, Item 1A -- Risk Factors, included elsewhere in this report, including without limitation the sections therein entitled "Significant legal actions, which are commonplace in our professions, could subject us to increased operating costs and substantial uninsured liabilities, which would materially and adversely affect our results of operations, liquidity and financial condition," "Revenue we receive from Medicare and Medicaid is subject to potential retroactive reduction or repayment," "We are subject to extensive and complex laws and government regulations. If we are not operating in compliance with these laws and regulations or if these laws and regulations change, we could be required to make significant expenditures or change our operations in order to bring our facilities and operations into compliance" and "We face reviews, audits and investigations under federal and state government programs and contracts. These audits could have adverse findings that may negatively affect our business."

Creekside Hospice Investigation
On August 2, 2013, the United States Attorney for the District of Nevada and the Civil Division of the U.S. Department of Justice (collectively, the “DOJ”) informed us that its Civil Division was investigating the Company, as well as its subsidiary, Creekside Hospice II, LLC, for possible violations of federal and state healthcare fraud and abuse laws and regulations. Those laws could have included the federal False Claims Act ("FCA") and the Nevada False Claims Act ("NFCA"). The FCA provides for civil and administrative fines and penalties, plus treble damages. The NFCA provides for similar fines and penalties, including treble damages. Violations of those federal or state laws could also subject the Company and/or its subsidiaries to exclusion from participation in the Medicare and Medicaid programs.
On or about August 6, 2014, in relation to the investigation the DOJ filed a notice of intervention in two pending qui tam proceedings filed by private party relators under the FCA and the NFCA and advised that it intends to take over the actions and file an amended complaint within 90 days, asserting that certain claims for hospice services provided by Creekside in the time period 2010 to 2013 did not meet Medicare requirements for reimbursement and are in violation of the civil False Claims Act. The Company believes that False Claims Act remedies will be pursued for an unspecified amount, with a request to treble provable damages and impose penalties per proved false claim in the amount ranging from $5,500 to $11,500 per claim. Additionally, alternative remedies such as overpayment, mistake or unjust enrichment may be sought.
While the Company denies the allegations and will defend this action, the Company has accrued $6.0 million as a contingent liability in connection with the matter, but it could ultimately cost more than that amount to settle or otherwise resolve it, including to satisfy any judgment that might be rendered against the Company or Creekside if the litigation defense were ultimately unsuccessful.

15

Annex K-78

SKILLED HEALTHCARE GROUP, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

Humboldt County Litigation

In connection with the September 2010 settlement of class action litigation against Skilled and certain of its subsidiaries related to, among other matters, alleged understaffing at certain California skilled nursing facilities operated by Skilled's subsidiaries (the "Humboldt County Action"), Skilled and its defendant subsidiaries (collectively, the "Defendants”) entered into settlement agreements with the plaintiffs and intervenor and agreed to an injunction. The settlement was approved by the Superior Court of California, Humboldt County on November 30, 2010. Under the terms of the settlement agreements, the defendant entities deposited a total of $50.0 million into escrow accounts to cover settlement payments to class members, notice and claims administration costs, reasonable attorneys' fees and costs and certain other payments, including $5.0 million to settle certain government agency claims and potential government claims that may arise. Of the $5.0 million provided for such government claims, $1.0 million was initially released by the court to the Humboldt County Treasurer-Tax Collector on behalf of the People of the State of California for their release of the Defendants. The remaining $4.0 million was available for the settlement and releases by the California Attorney General and certain other District Attorneys. However, in the event that any of these government authorities were to instead file certain actions against the Defendants by February 2013, the entire $4.0 million would have reverted to the Defendants upon their request to the Settlement Administrator. No such actions were filed, however, resulting in an additional $1.0 million distribution to the Humboldt County District Attorney's Office and the remaining $3.0 million was distributed to the class settlement fund, as required by the settlement agreement.
In addition to the payments to the Humboldt County Treasurer-Tax Collector on behalf of the People of the State of California, the court also approved payments from the escrow of up to approximately $24.8 million for plaintiff attorneys' fees and costs and $10,000 to each of the three named plaintiffs.  Pursuant to the injunction, the twenty-two Defendants that operated California nursing facilities were required to provide specified nurse staffing levels, comply with specified state and federal regulations governing staffing levels and posting requirements, and provide reports and information to a court-appointed auditor. The injunction was to remain in effect for a period of twenty-four months unless extended for additional three-month periods as to any Defendants who violated the injunction. Defendants demonstrating compliance for an eighteen-month period that ended September 30, 2012 were permitted to petition for early termination of the injunction. The Defendants were required to demonstrate over the term of the injunction that the costs of the injunction met a minimum threshold level pursuant to the settlement agreement, which level, initially $9.6 million, was reduced by the portion attributable to any Defendant in the case that no longer operated a skilled nursing facility during the injunction period.
In April 2011, five of the subsidiary Defendants transferred their operations to an unaffiliated third party skilled nursing facility operator (the “Former Humboldt County Facilities”). On November 14, 2012, the Defendants filed a motion to terminate the injunction and vacate the final judgment in the Humboldt County Action. Based upon compliance with the injunction through the requisite eighteen-month period, on December 21, 2012, the Superior Court of California, Humboldt County granted the Defendants' motion for early termination of the injunction, and the injunction has now ended with respect to the 17 California nursing facilities that the subsidiary Defendants still operate. In its order, the court determined that the injunction termination did not apply to the Former Humboldt County Facilities. However, the 2010 court-approved stipulation and order establishing the injunction provides that the injunction applies to the named defendants and any successor licensees of the applicable nursing facilities, but only if those successor licensees are affiliates of the named defendants. As noted above, the Former Humboldt County Facilities have been operated by an unaffiliated third party since April 2011. Therefore, under the terms of the injunction it does not apply to the Former Humboldt County Facilities unless an affiliate of the Defendants operates them. Pursuant to the BMFEA matter discussed below the California theories in this context were released in February 2013.
In the course of ongoing communications with the California Attorney General's Bureau of Medi-Cal Fraud & Elder Abuse ("BMFEA") related to the BMFEA matter discussed below, representatives of the California Attorney General and the U.S. Department of Justice ("DOJ") indicated an interest in pursuing an action under the False Claims Act ("FCA"). The DOJ expressed that it believes the company has FCA and other legal liabilities based upon the jury findings in the Humboldt County Action and otherwise related to staffing and perhaps other considerations related thereto. While the Company continues to cooperate with the government's evaluation of the matter, the Company views the government's apparent legal theories, including the False Claims Act theories, as lacking support in the established case law. The Company intends to vigorously defend any such action if brought.
BMFEA Matter
On April 15, 2009, two of Skilled's wholly-owned companies, Eureka Healthcare and Rehabilitation Center, LLC (“EHRC”), which at the time operated Eureka Healthcare and Rehabilitation Center (the "Facility"), and Skilled Healthcare, LLC (“SHC”), the administrative services provider for the Facility, were served with a search warrant that related to an investigation of the Facility by the BMFEA. The search warrant related to, among other things, records, property and information regarding certain enumerated patients of the Facility and covered the period from January 1, 2007 through the date

16

Annex K-79

SKILLED HEALTHCARE GROUP, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

of the search. On October 31, 2012, the BMFEA filed a criminal complaint (the “BMFEA Action”) in California Superior Court, Humboldt County against EHRC, SHC and Skilled alleging elder endangerment in nine misdemeanor counts under Penal Code Section 368(c) and two felony counts under Penal Code Section 368(b)(1) related to the care of certain patients at the Facility in 2008. No individuals were named as defendants in the complaint. The Company disputed the BMFEA's theories of alleged criminal liability and vigorously defended the action. The charges filed by the BMFEA, if proven, would have carried fines of up to $6,000 for each of the two felony counts and $2,000 for each of the nine misdemeanor counts. Convictions could also lead to exclusion from participation in federal healthcare programs under federal laws such as the Federal False Claims Act and the Civil Monetary Penalty Law, which could be materially adverse to Skilled's business. EHRC transferred its operations in April 2011 to an unaffiliated third party skilled nursing facility operator, and has not had any ongoing operations since that time.
On February 15, 2013, the parties reached a mutually satisfactory settlement of the BMFEA Action. Pursuant to the settlement: (i) Skilled and SHC were dismissed from the case with prejudice; (ii) EHRC pled no contest to a single misdemeanor count of elder endangerment under Penal Code Section 368(c) and agreed to pay a statutory fine of $680, pay $145,000 to the California Attorney General for its costs of investigation, and to serve two (2) years of summary probation; and (iii) the California Attorney General granted Skilled, SHC, and twenty-five (25) of their affiliates who currently or formerly operated skilled nursing facilities in California, a release of any potential liability to the California Attorney General under certain civil statutes based upon conduct occurring through the effective date of the settlement (including the FCA theories discussed under Humboldt County Litigation above). The court accepted EHRC's misdemeanor plea and the other relevant terms of the settlement on February 15, 2013. Notwithstanding EHRC's no contest plea to the single misdemeanor charge, the Company, SHC and EHRC continue to deny any liability for the allegations in the BMFEA Action. The release granted by the California Attorney General may not apply to the DOJ should it choose to pursue action against us.

Pursuant to the settlement, Skilled, SHC and their twenty (20) affiliated current California skilled nursing facility operators also agreed to a 2-year staffing agreement (the “2013 Staffing Agreement”) with the California Attorney General that essentially continues the requirements of the staffing-related injunction that was in effect until December 2012 as a result of the September 2010 settlement of the Humboldt County Action. Similar to the former staffing-related injunction, the 2013 Staffing Agreement requires the applicable nursing facility operators to provide a minimum of 3.2 nursing hours per patient day as required by applicable California regulation and to adhere to related regulatory requirements, as well as to submit to periodic compliance audits of the same. Unlike the former staffing-related injunction, however, the 2013 Staffing Agreement does not provide for early termination based on demonstrated compliance and does not contain a minimum spend requirement. To date the 2013 Staffing Agreement has not, and the Company does not believe it will, require the Company or its affected affiliates to incur any material staffing or other costs beyond what they would otherwise incur in the ordinary course of business.
Insurance
The Company maintains various insurance and self insurance for property and casualty including workers' compensation and general and professional liability. The Company believes that its insurance programs are adequate and appropriate, and where there has not been a direct transfer of risk to the insurance carrier, the Company recognizes a liability in the consolidated financial statements.
Workers' Compensation. The Company has maintained workers' compensation insurance where statutorily required. The commercial workers' compensation insurance purchased is loss sensitive in nature. As a result, the Company is responsible for adverse loss development. The Company self-insures the first unaggregated $1.0 million per workers' compensation claim for all operations. The Company has elected not to carry workers' compensation insurance in Texas as a qualified non-subscriber and may be liable for negligence claims that are asserted against it by its Texas-based employees. The Company recognizes a liability in its financial statements for its estimated self-insured workers' compensation risks. Historically, estimated liabilities have been sufficient to cover actual claims. Effective January 1, 2014 the Company self-insures its workers compensation for all its business operations, other than those based in Texas, through its wholly-owned insurance company based on actuarily determined estimates.
General and Professional Liability. The Company's services subject it to certain liability risks. Malpractice and similar claims may be asserted against the Company if its services are alleged to have resulted in patient injury or other harm. The Company is subject to malpractice and similar claims and other litigation in the ordinary course of business.
The Company purchases excess liability policies for claims in excess of its unaggregated self insured retention for all businesses. The Company also self-insures professional liability claims through its wholly-owned insurance company.
The Company's Hospice and home health businesses are insured under a separate general and professional liability insurance policy. The excess liability coverage referenced above is also applicable to this policy.

17

Annex K-80

SKILLED HEALTHCARE GROUP, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

Actuarial Analysis. Changes in actuarial estimates are reviewed on a quarterly basis for professional and general liability claims and semi-annually for workers compensation claims. Variances in expected ultimate liabilities are recognized accordingly.
Employee Medical Insurance. Medical preferred provider option programs are offered as a component of the Company's employee benefits. The Company retains a self-insured amount up to a contractual stop loss amount of $0.25 million deductible for its preferred provider organization plan. All other employee medical plans are guaranteed cost plans.
A summary of the liabilities related to insurance risks are as follows (dollars in thousands):

	As of June 30, 2014:							As of December 31, 2013
	General and Professional		Employee Medical		Workers’ Compensation		Total	General and Professional		Employee Medical		Workers’ Compensation		Total
Current	$7,620	(1)	$2,079	(2)	$6,213	(2)	$15,912	$8,228	(1)	$2,446	(2)	$3,178	(2)	$13,852
Non-current	14,530		—		14,702		29,232	12,762		—		16,772		29,534
	$22,150		$2,079		$20,915		$45,144	$20,990		$2,446		$19,950		$43,386

(1)	Included in accounts payable and accrued liabilities.

(2)	Included in employee compensation and benefits.
Hallmark Indemnification
Hallmark, the Company's rehabilitation services subsidiary, provides physical, occupational and speech therapy services to various unaffiliated skilled nursing facilities. These unaffiliated skilled nursing facilities are reimbursed for these services from the Medicare Program and other third-party payors. Hallmark has indemnified these unaffiliated skilled nursing facilities from a portion of certain disallowances of these services. Additionally, to the extent a Recovery Auditor ("RA") or other regulatory authority or contractor is successful in making a claim for recoupment of revenue from any of these skilled nursing facilities, Hallmark will typically be required to indemnify them against their charges associated with this loss. No material indemnification payments were required to be made in the three and six months ended June 30, 2014 or 2013.
Financial Guarantees
Substantially of all Skilled's wholly-owned subsidiaries guarantee the Company's first lien senior secured credit facility, excluding the subsidiaries that are pledged as collateral for the ten mortgage loans insured by the U.S. Department of Housing and Urban Development Program ("HUD") and the ten facilities pledged to MidCap Financial as collateral for the MidCap Financial credit facility. These loans are discussed in Note 11, "Debt", below. The aforementioned guarantees are full and unconditional and joint and several. Other subsidiaries of Skilled that are not guarantors are considered minor.

9. Stockholders' Equity
Accumulated Other Comprehensive Income
Accumulated other comprehensive income refers to gains and losses that are recorded as an element of stockholders' equity but are excluded from net (loss) income. The Company's other comprehensive (loss) income consists of net deferred gains and losses on certain derivative instruments accounted for as cash flow hedges and gains and losses from investments available for sale. Details of other comprehensive (loss) income are included in the accompanying condensed consolidated Statements of Comprehensive (Loss) Income.

2007 Incentive Award Plan
During the six months ended June 30, 2014, the Company granted performance stock awards covering 512,475 shares of common stock. Each of the stock awards is subject to market-based vesting criteria. In order for the shares to vest, the Company must attain various average stock prices, each over a thirty-day period. There were no such market-based awards issued in the six months ended June 30, 2013.
During the year ended June 30, 2014, the following occurred with respect to restricted stock awards, restricted stock units, and performance stock awards under the Company’s existing plans (number of shares in thousands):

18

Annex K-81

SKILLED HEALTHCARE GROUP, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

	Number of Shares	Weighted- Average Grant Date Fair Value
Non-vested balance at January 1, 2014	2,256	$6.42
Granted	872	4.75
Vested	(322)	4.51
Forfeited	(582)	5.44
Non-vested balance at June 30, 2014	2,224	$6.30
As of June 30, 2014, there was approximately $5.4 million of total unrecognized compensation costs related to restricted stock awards, restricted stock units and performance stock awards. These costs have a weighted-average remaining recognition period of 1.9 years as of June 30, 2014. The total fair value of shares vested during the period ended June 30, 2014 was $1.5 million.
The following table summarizes stock option activity during the six months ended June 30, 2014 under the Skilled Healthcare Group, Inc. Amended and Restated 2007 Incentive Award Plan:

	Number of Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (in years)	Aggregate Intrinsic Value (in thousands)
Outstanding at January 1, 2014	794,645	$8.54
Granted	—	$—
Exercised	(160,548)	$5.91
Forfeited or cancelled	(157,083)	$9.55
Outstanding at June 30, 2014	477,014	$9.09	4.65	$—
Fully vested and expected to vest at June 30, 2014	475,956	$9.10	4.65	$—
Exercisable at June 30, 2014	456,491	$9.15	4.53	$—
As of June 30, 2014, there was $0.1 million of unrecognized compensation cost related to outstanding stock options, net of estimated forfeitures. This amount is expected to be recognized over a weighted-average period of 1.4 years. To the extent the forfeiture rate is different than the Company has anticipated, stock-based compensation related to these awards will be different from the Company's expectations.
Aggregate intrinsic value represents the value of Skilled's closing stock price on the New York Stock Exchange on the last trading day of the fiscal period in excess of the exercise price, multiplied by the number of options outstanding or exercisable.

Compensation related to stock option grants and stock awards included in general and administrative expenses was $0.6 million and $0.1 million for the three months ended June 30, 2014 and 2013, respectively. The amount of compensation included in general and administrative expense was $1.2 million and $0.9 million for the six months ended June 30, 2014 and 2013, respectively. The amount of compensation included in cost of services was $0.2 million for both the three months ended June 30, 2014 and 2013, respectively. The amount of compensation included in cost of services was $0.2 million and $0.8 million for the six months ended June 30, 2014 and 2013.

10. Fair Value Measurements
Fair value measurements are based on a three-tier hierarchy that prioritizes the inputs used to measure fair value. These tiers include: Level 1, defined as observable inputs such as quoted prices in active markets; Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and Level 3, defined as unobservable inputs for which little or no market data exists, therefore requiring an entity to develop its own assumptions. The following table summarizes the valuation of the Company’s marketable securities and contingent consideration as of June 30, 2014 (dollars in thousands) and December 31, 2013:

19

Annex K-82

SKILLED HEALTHCARE GROUP, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

	June 30, 2014			December 31, 2013
	Level 1	Level 2	Level 3	Level 1	Level 2	Level 3
Available for sale securities	$—	$—	$—	$—	$1,046	$—
Trading securities	$—	$8,526	$—	$—	$—	$—
Contingent consideration – acquisitions	$—	$—	$1,329	$—	$—	$1,736
The Company's wholly-owned offshore captive insurance company is required by regulatory agencies to set aside assets to comply with the laws of the jurisdiction in which it operates. These assets consist of restricted cash and trading securities, which are included in restricted assets in the Company's consolidated June 30, 2014 condensed balance sheet. The unrealized holding gain included in (loss) income on the Company's trading securities was negligible for the three and six months ended June 30, 2014 and 2013.
On July 1, 2011, a wholly-owned subsidiary of the Company acquired Altura Homecare & Rehab ("Altura"). The acquisition included contingent earn-out consideration which can be earned based on the acquired business's achievement of an EBITDA threshold. The contingent consideration is up to $1.5 million over a period of 3 years following the closing. The fair value of the contingent consideration was estimated using a probability-weighted discounted cash flow model. This fair value measurement is based on significant inputs not observable in the market and thus represents a Level 3 measurement. The fair value of the earn-out was $0.5 million at June 30, 2014 and December 31, 2013.
On October 24, 2011, a wholly-owned subsidiary of the Company acquired substantially all of the assets of Cornerstone Hospice, Inc. ("Cornerstone"). The acquisition included contingent earn-out consideration which can be earned based on the acquired business's achievement of an EBITDA threshold. The contingent consideration is up to $1.5 million over a period of 5 years following the closing. The fair value of the contingent consideration was estimated using a probability-weighted discounted cash flow model. This fair value measurement is based on significant inputs not observable in the market and thus represents a Level 3 measurement. The fair value of the earn-out at December 31, 2013 was $1.1 million and at June 30, 2014 was $0.8 million which reflects payments of $0.3 million to the seller and a fair value adjustment of less than $0.1 million.
As discussed above, EBITDA is the basis for calculating the contingent consideration. The unobservable inputs to the determination of the fair value of the contingent consideration include assumptions as to the ability of the acquired businesses to meet their EBITDA targets and discount rates used in the calculation. Should the actual EBITDA generated by the acquired businesses increase or decrease as compared to our assumptions, the fair value of the contingent consideration obligations would increase or decrease, up to the contracted limit, as applicable. As the timing of contingent payments go further into the future, discount rate assumptions increase due to the increased uncertainty of the EBITDA that may be generated in those periods.
The Company's assumptions range from the acquired businesses achieving none, a portion, or all of the consideration, and discount rates range from 2%- 5%.
Below is a table listing the Level 3 rollforward as of June 30, 2014 (in thousands):

Level 3 Rollforward
Value at January 1, 2014	$1,736
Change in fair value	(107)
Payout	(300)
Value at June 30, 2014	$1,329
Long Term Debt
At June 30, 2014 and December 31, 2013, the aggregate fair value of the Company's term loan due 2016, the revolving credit facility due 2015, the HUD insured loans due in 2043 and 2048, the mortgage term loan due 2016, and the asset based revolving credit facility due 2016, using Level 2 inputs, approximated the carrying value. The carrying value of the debt was approximately $410.2 million and $419.1 million at June 30, 2014 and December 31, 2013 respectively. Fair value was estimated based on current yield rates plus the Company's estimated credit spread available for loan products with similar terms and maturities.

20

Annex K-83

SKILLED HEALTHCARE GROUP, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

11. Debt
The Company’s long-term debt is summarized as follows (dollars in thousands):

	As of June 30, 2014	As of December 31, 2013
Term Loan, due April 2016, interest rate based on LIBOR (subject to a 1.50% floor) plus 5.50%, or 7.00%, at June 30, 2014 and LIBOR (subject to a 1.50% floor) plus 5.25%, or 6.75%, at December 31, 2013; collateralized by substantially all assets of the Company excluding the skilled nursing facilities that collateralize the HUD insured mortgage loans and the skilled nursing facilities that collateralize the MidCap Financial credit facility	$243,953	$243,953
Term Loan original issue discount	(973)	(1,254)
Revolving Credit Facility due April 2015, interest rate comprised of the Prime rate of 3.25% plus 3.50%, or 6.75%, at December 31, 2013	—	11,000
Revolving Credit Facility due April 2016, interest rate comprised of LIBOR plus 5.50%, or 5.74%, at June 30, 2014	7,308	—
Revolving Credit Facility due April 2015, interest rate comprised of LIBOR plus 4.50%, or 4.74%, at June 30, 2014 and December 31, 2013	4,692	7,057
HUD insured loans due in 2043 and 2048, with a weighted average interest rate of 4.28% and 4.24% at June 30, 2014 and December 31, 2013, respectively	86,668	87,314
Term Loan, due December 2016, interest rate based on LIBOR rate (subject to a floor of 0.75%) plus 5.95%, or 6.70%, at June 30, 2014 and December 31, 2013; collateralized by 10 skilled nursing facilities	61,262	62,000
Revolving Credit Facility due December 2016, interest rate comprised of LIBOR (subject to a floor of 0.75%) plus 5.95%, or 6.70%, at June 30, 2014 and December 31, 2013; collateralized by the accounts receivable of 10 skilled nursing facilities	5,000	5,000
Note payable due December 2018, interest rate fixed at 6.50%, payable in monthly installments, collateralized by a first priority deed of trust	875	959
Insurance premiums financed	1,395	2,990
Other	54	106
Total long-term debt	410,234	419,125
Less amounts due within one year	(10,198)	(7,630)
Long-term debt, less current portion	$400,036	$411,495

Term Loan and Revolving Credit Facility
On April 9, 2010, the Company entered into an up to $360.0 million senior secured term loan and a $100.0 million revolving credit facility (the "Prior Credit Agreement") that amended and restated the senior secured term loan and revolving credit facility that were set to mature in June 2012. On April 12, 2012, the Company entered into an Amendment and Restatement and Additional Term Loan Assumption Agreement (“Restated Credit Agreement”) that amended and restated the Prior Credit Agreement and pursuant to which, among other things, the size of the Company's existing senior secured term loan was increased by $100.0 million (hereinafter referred to as the incremental senior secured term loan).
On June 6, 2013, the Company entered into an amendment to the Restated Credit Agreement that increased the maximum leverage ratio by 0.50 throughout the life of the Restated Credit Agreement. The amendment additionally permits the Company to make future offers to the lenders under the revolving credit facility to extend the maturity date of all or a portion of the revolving credit facility. The credit arrangements provided under the Restated Credit Agreement are collectively referred to herein as the Company's senior secured credit facility.
In connection with the June 2013 modification, the Company paid fees totaling $2.5 million, of which $1.1 million was recorded as debt modification costs in the consolidated statement of operations, and $1.4 million was recorded as other assets in the consolidated balance sheet. Substantially all of the Company's assets, except those skilled nursing facilities securing the HUD and MidCap mortgage loans, are pledged as collateral under the senior secured credit facility. Amounts borrowed under the senior secured term loan may be prepaid at any time without penalty, except for LIBOR breakage costs. The senior secured term loan matures on April 9, 2016.

21

Annex K-84

SKILLED HEALTHCARE GROUP, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

On June 23, 2014, the Company entered into an Amendment No. 2 and Loan Modification Agreement ("Amendment No. 2") to our Fourth Amended and Restated Credit Agreement dated April 12, 2012, as previously amended on June 6, 2013. Amendment No. 2 increased the maximum leverage ratio to 5.25 and decreased the fixed charge coverage ratio to 1.85, both up to but not including June 30, 2015. Amendment No. 2 increased the interest rate by 0.25% to the London Interbank Offered Rate ("LIBOR") (subject to a floor of 1.50%) plus a margin of 5.50 or the prime rate (subject to a floor of 2.50%) plus a margin of 4.50%. Amendment No. 2 extended the maturity date of the revolving credit facility to April 9, 2016 and reduced the commitments of any extending revolving lenders by 25%. After giving effect to Amendment No. 2, the extended revolving credit facility commitments are $50.6 million and the non-extended revolving credit facility commitments are $32.5 million, for a total capacity of $83.1 million. The capacity of the revolving credit facility will decrease to $50.6 million on April 9, 2015 until its maturity. Lenders that take an assignment of non-extended commitments may subsequently agree to extend those commitments in accordance with Amendment No. 2. Amendment No. 2 also modified the interest rate for the extended revolving credit commitments to be, at the Company’s option, LIBOR plus a margin between 5.25% and 5.50% (based upon consolidated leverage) or the prime rate plus a margin between 4.25% and 4.50% (based upon consolidated leverage). The interest rates on the non-extended revolving credit facility commitments remain, at the Company’s option, at LIBOR plus a margin of between 4.25% and 4.50% (based upon consolidated leverage) or the prime rate plus a margin between 3.25% and 3.50% (based upon consolidated leverage). In connection with the June 2014 modification, the Company paid fees totaling $2.0 million of which $0.8 million were recorded as debt modification costs in the condensed consolidated statements of operations, and $1.2 million was recorded as other assets in the condensed consolidated balance sheet.
Pursuant to the Restated Credit Agreement, the quarterly term loan amortization payments increased to $2.6 million beginning June 30, 2012 compared to $0.9 million under the Prior Credit Agreement. Due to the principal reductions made in 2013 made in association with the HUD insured financings, no amortization payments are due until December 2014, at which time the quarterly principal payments due will be $1.6 million. Additionally, the maximum portion of the annual Consolidated Excess Cash Flow (as defined in the Restated Credit Agreement) to be applied to term debt reductions increased to 75% from 50%, subject to stepdowns to 50% and 25% based on consolidated leverage. The Company has also increased its ability to refinance a portion of its credit facility with U.S. Department of Housing and Urban Development ("HUD") insured debt up to $250 million, subject to certain credit facility covenants. Any HUD insured borrowings beyond $250 million would necessitate either refinancing the senior secured credit facility in full or otherwise seeking a waiver or amendment from the senior secured lenders.
Under the senior secured credit facility, the Company must maintain compliance with specified financial covenants measured on a quarterly basis. The senior secured credit facility also includes certain additional affirmative and negative covenants, including limitations on the incurrence of additional indebtedness, liens, investments in other businesses and capital expenditures. Also under the senior secured credit facility, subject to certain exceptions and minimum thresholds, the Company is required to apply all of the proceeds from any issuance of debt, as much as half of the proceeds from any issuance of equity, as much as 75% of the Company's annual Consolidated Excess Cash Flow (as defined in the Restated Credit Agreement), and amounts received in connection with any sale of the Company's assets to repay the outstanding amounts under the Restated Credit Agreement. The Company believes that it is in compliance with its debt covenants as of June 30, 2014. As of June 30, 2014, the fixed charge coverage ratio was 2.18, which compares to a minimum requirement of 1.85 and the leverage ratio was 4.72, as compared to an allowed maximum of 5.25.
HUD Insured Loans and Other Mortgage Loans
In 2013, the Company received funding of 10 loans insured by HUD. The loans have a combined aggregate original principal balance of $87.6 million and are secured by 10 skilled nursing facilities. The HUD insured loans have an average all in interest rate of approximately 5.3% and an amortization term of 30 to 35 years. As of June 30, 2014 the HUD insured loans have a combined aggregate principal balance of $86.7 million.
Accordingly, as of June 30, 2014, the Company has 10 mortgages insured by HUD, which are each secured by a skilled nursing facility. These mortgages have an average remaining term of 33 years with fixed interest rates ranging from 3.4% to 4.6% and a weighted average interest rate of 4.2%. Depending on the mortgage agreement, prepayments are generally allowed only after 12 months from the inception of the mortgage. Prepayments are subject to a penalty of 10% of the remaining principal balances in the first year and the prepayment penalty decreases each subsequent year by 1% until no penalty is required. As all $87.6 million of the HUD insured mortgage loans were originated in 2013, none of the loans could be prepaid at June 30, 2014. Any further HUD insured mortgages will require additional HUD approval.
All HUD-insured mortgages are non-recourse loans to the Company. All mortgages are subject to HUD regulatory agreements that require escrow reserve funds to be deposited with the loan servicer for mortgage insurance premiums, property taxes, insurance and for capital replacement expenditures. As of June 30, 2014, the Company has escrow reserve funds of $1.6 million with the loan servicer that are reported within other current assets, and replacement reserve funds of $3.0 million in

22

Annex K-85

SKILLED HEALTHCARE GROUP, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

other assets. The net proceeds of the HUD insured loans were required to be used to pay down term debt under the Restated Credit Agreement. In 2013, $87.6 million of HUD insured loan proceeds were used to pay down term debt.
As of June 30, 2014 the Company has 10 additional skilled nursing facilities securing a $61.3 million mortgage loan and a $5.0 million asset based revolving credit facility with MidCap Financial. Both loans have an interest rate of LIBOR plus a margin of 5.95% with a LIBOR floor of 0.75%. The mortgage loan amortizes over 25 years with the remaining principal due December 1, 2016. There are additional quarterly principal payments of $0.3 million beginning after six months, $0.4 million in year two and $0.5 million in year three. The mortgage loan has a debt service coverage ratio and a minimum debt coverage ratio, both of which were met at June 30, 2014. The asset based revolving credit facility is secured by the accounts receivable of the 10 skilled nursing facilities. In 2013, $65.0 million of mortgage loan and asset based revolving credit facility proceeds were used to pay down term debt.

12. Investment in Joint Venture
Since 1996, the Company had a 50% equity interest in APS - Summit Care Pharmacy, LLC, or APS - Summit Care, which is a company that serves the pharmaceutical needs of a limited number of the Company's affiliated Texas operations, as well as a number of other unaffiliated customers. The remaining 50% equity interest in APS - Summit Care is owned by an unaffiliated third party. APS - Summit Care operates a pharmacy in Austin, Texas, through which the Company's affiliated operations pay market value for prescription drugs and receives a 50% share of the net income related to the joint venture. The Company’s investment balance at June 30, 2014 and 2013 of $5.1 million and $6.0 million, respectively, is included in other assets in the accompanying condensed consolidated balance sheets. The following tables provide summarized information from the balance sheet and statement of earnings for APS - Summit Care as of June 30, 2014:
Statement of Earnings
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Sales, Net	$3,391	$4,267	$6,082	$6,941
Gross Profit	473	1,409	1,439	2,134
Net Income	$75	$897	$802	$1,563
Balance Sheet
(In thousands)

	June 30, 2014	December 31, 2013
Current Assets	$2,485	$3,518
Non-Current Assets	1,088	1,078
Current Liabilities	129	96
Non-Current Liabilities	$—	$—

23

Annex K-86

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations
This Management’s Discussion and Analysis of Financial Condition and Results of Operations is intended to assist in understanding and assessing the trends and significant changes in our results of operations and financial condition as of the dates and for the periods presented. Historical results may not indicate future performance. Our forward-looking statements, which reflect our current views about future events, are based on assumptions and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those contemplated by these statements. Factors that may cause differences between actual results and those contemplated by forward-looking statements include, but are not limited to, those discussed in our Annual Report on Form 10-K for the year ended December 31, 2013 and our subsequent reports on Form 10-Q and Form 8-K filed with the Securities and Exchange Commission (the “SEC”). As used in this Management’s Discussion and Analysis of Financial Condition and Results of Operations, the words, “we,” “our,” and “us” refer to Skilled Healthcare Group, Inc. and its wholly-owned subsidiaries. This Management’s Discussion and Analysis of Financial Condition and Results of Operations should be read in conjunction with our condensed consolidated financial statements and related notes included in this report.
Our selected historical consolidated statements of operations have been recast to reflect our disposal of two skilled nursing facilities on December 1, 2013, as discontinued operations for the quarters ended June 30, 2014 and June 30, 2013. Please refer to the information set forth below in conjunction with other sections of this report, including our consolidated historical financial statements and related notes included elsewhere in this report.
Business Overview
Skilled Healthcare Group, Inc. ("Skilled") is a holding company that owns subsidiary companies that in turn own and operate skilled nursing facilities, assisted living facilities, hospices, home health providers and a rehabilitation therapy business. As used in this report, the terms "we," "us," "our" and the "Company," and similar terms, refer collectively to Skilled and its consolidated wholly-owned subsidiaries, unless the context requires otherwise. We have an administrative service company that provides a full complement of administrative and consultative services that allows our affiliated operators and third-party operators with whom we contract to better focus on delivery of healthcare services. We currently also have one such service agreement with an unaffiliated skilled nursing facility operator. All of our subsidiaries focus on providing high-quality care to the people we serve, and our skilled nursing facility subsidiaries, which comprise the largest portion of our consolidated business, have a strong commitment to treating patients who require a high level of skilled nursing care and extensive rehabilitation therapy, whom we refer to as high-acuity patients. As of June 30, 2014, we owned or leased 73 skilled nursing facilities and 22 assisted living facilities, together comprising 10,275 licensed beds. We also lease five skilled nursing facilities in California to an unaffiliated third party operator. Our skilled nursing and assisted living facilities are located in California, Texas, Iowa, Kansas, Missouri, Nebraska, Nevada and New Mexico, and are generally clustered in large urban or suburban markets. We owned 77% of these facilities as of June 30, 2014. As of June 30, 2014 we provided hospice and home health services in Arizona, California, Idaho, Montana, Nevada, and New Mexico. We also provided private duty care services in Idaho, Montana, and Nevada. For the six months ended June 30, 2014, we generated approximately 74% of our revenue from our skilled nursing facilities, including our integrated rehabilitation therapy services at these facilities. The remainder of our revenue is generated from our assisted living services, rehabilitation therapy services provided to third-party facilities, hospice care, home health, and private duty care services.
In June 2014, the Company commenced operations at its state-of-the-art skilled nursing facility in Kansas City, Kansas. The facility is co-located within the University of Kansas' acute rehabilitation hospital adjacent to the medical school. This facility added 96 licensed beds to the Company's long term care operations. As of June 30, 2014, the newly leased facility was not at full operation.

Industry Trends
Medicare and Medicaid Reimbursement
In an effort to mitigate the cost of providing healthcare benefits, third party payors including Medicare, Medicaid, managed care providers, insurance companies and others have increasingly encouraged the treatment of patients in lower-cost care settings. As a result, in recent years skilled nursing facilities, which typically have significantly lower cost structures than acute care hospitals and certain other post-acute care settings, have generally been serving larger populations of higher-acuity patients than in the past. Despite this growth in demand, uncertainty over Medicare and Medicaid reimbursement rates persists as rates have often been reduced or been increased in lesser amounts than expected. Medicare and Medicaid reimbursement rates are subject to change from time to time and, because revenue derived directly or indirectly from Medicare and Medicaid reimbursement has historically comprised the most significant portion of our consolidated revenue, a reduction or slow growth in rates could materially and adversely impact our revenue, particularly in times of increased regulation and related expenses.

24

Annex K-87

Medicare reimburses our skilled nursing facilities under a prospective payment system ("PPS") for certain inpatient covered services. Under the PPS, facilities are paid a predetermined amount per patient, per day, for certain services based on the anticipated costs of treating patients. The amount to be paid is determined by classifying each patient into a resource utilization group ("RUG") category that is based upon each patient's acuity level. In October 2010, the number of RUG categories was expanded from 53 to 66 as part of the implementation of the RUGs IV system and the introduction of a revised and substantially expanded patient assessment tool called the minimum data set (MDS) version 3.0.
On July 1, 2014 CMS issued its proposed rule providing for a net decrease of 0.3% in PPS payments to home health agencies in calendar year 2015. The proposed decrease reflects the effects of the 2.2% home health payment update percentage and the rebasing adjustments to the national, standardized 60-day episode payment rate, the national per-visit payment rates, and the non-routine medical supplies conversion factor.
On July 31, 2014, CMS issued its final rule providing for, among other things, a net increase of 2.0% in PPS payments to skilled nursing facilities for CMS fiscal year 2015 (which begins October 1, 2014) as compared to the PPS payments in CMS fiscal year 2014 (which ends September 30, 2014). The 2.0% increase is on a net basis, after the application of a 2.5% market basket increase reduced by a 0.5% multi-factor productivity adjustment required by the PPACA. There was no forecast error adjustment.
On August 4, 2014 CMS issued its final rule providing for a net increase of 1.4% for payments to hospices serving Medicare beneficiaries for CMS' fiscal year 2015. The hospice payment increase would be the net result of a proposed payment update to the hospice per diem rates of 2.1% market basket increase less a 0.7% decrease in payments to hospices due to updated wage data and the sixth year of CMS' seven-year-phase-out of its wage index budget neutrality adjustment factor.
Should future changes in PPS include reduced rates or increased standards for reaching certain reimbursement levels (including as a result of automatic cuts tied to federal deficit cut efforts or otherwise), our Medicare revenues derived from our skilled nursing facilities (including rehabilitation therapy services provided at our skilled nursing facilities) could be reduced, with a corresponding adverse impact on our financial condition and results of operation. Furthermore, reimbursement rates could grow at a slower rate than our expenses increase. Our rehabilitation therapy, hospice and home health care businesses are also to a large degree directly or indirectly dependent on (and therefore affected by changes in) Medicare and Medicaid reimbursement rates. For example, our rehabilitation therapy business may have difficulty increasing or maintaining the rates it has negotiated with third party nursing facilities in light of the reduced PPS reimbursement rates that took effect on October 1, 2011 or future reductions in (or slow growth of) reimbursement rates.
We also derive a substantial portion of our consolidated revenue from Medicaid reimbursement, primarily through our skilled nursing business. Medicaid programs are administered by the applicable states and financed by both state and federal funds. Medicaid spending nationally has increased substantially in recent years, becoming an increasingly significant component of state budgets. This, combined with slower state revenue growth and other state budget demands, has led both the federal government and many states, including California and other states in which we operate, to institute measures aimed at controlling the growth of Medicaid spending (and in some instances reducing it).
Historically, adjustments to reimbursement under Medicare and Medicaid have had a significant effect on our revenue and results of operations. Recently enacted, pending and proposed legislation and administrative rulemaking at the federal and state levels could have similar effects on our business. Efforts to impose reduced reimbursement rates, greater discounts and more stringent cost controls by government and other payors are expected to continue for the foreseeable future and could adversely affect our business, financial condition and results of operations. Additionally, any delay or default by the federal or state governments in making Medicare and/or Medicaid reimbursement payments could materially and adversely affect our business, financial condition and results of operations.

Federal Health Care Reform
In addition to the matters described above affecting Medicare and Medicaid participating providers, PPACA enacted several reforms with respect to skilled nursing facilities, home health agencies and hospices, including payment measures to realize significant savings of federal and state funds by deterring and prosecuting fraud and abuse in both the Medicare and Medicaid programs. While some of the provisions of PPACA will not take effect for several years or are subject to further refinement through the promulgation of regulations, some key provisions of PPACA are presently effective.

•
Enhanced CMPs and Escrow Provisions. PPACA includes expanded civil monetary penalty ("CMP") and related provisions applicable to all Medicare and Medicaid providers. CMS rules adopted to implement applicable provisions of PPACA also provide that assessed CMPs may be collected and placed in whole or in part into an escrow pending final disposition of the applicable administrative and judicial appeals processes. To the extent our businesses are assessed large CMPs that are collected and placed into an escrow account pending lengthy appeals, such actions could adversely affect our liquidity and results of operations.

•
Nursing Home Transparency Requirements. In addition to expanded CMP provisions, PPACA imposes new transparency requirements for Medicare-participating nursing facilities. In addition to previously required

25

Annex K-88

disclosures regarding a facility's owners, management and secured creditors, PPACA expanded the required disclosures to include information regarding the facility's organizational structure, additional information on officers, directors, trustees and "managing employees" of the facility (including their names, titles, and start dates of services), and information regarding certain parties affiliated with the facility. The transparency provisions could result in the potential for greater government scrutiny and oversight of the ownership and investment structure for skilled nursing facilities, as well as more extensive disclosure of entities and individuals that comprise part of skilled nursing facilities' ownership and management structure.

•
Face-to-Face Encounter Requirements. PPACA imposes new patient face-to-face encounter requirements on home health agencies and hospices to establish a patient's ongoing eligibility for Medicare home health services or hospice services, as applicable. A certifying physician or other designated health care professional must conduct the face-to-face encounters within specified timeframes, and failure of the face-to-face encounter to occur and be properly documented during the applicable timeframes could render the patient's care ineligible for reimbursement under Medicare.

•
Suspension of Payments During Pending Fraud Investigations. PPACA provides the federal government with expanded authority to suspend Medicare and Medicaid payments if a provider is investigated for allegations or issues of fraud. This suspension authority creates a new mechanism for the federal government to suspend both Medicare and Medicaid payments for allegations of fraud, independent of whether a state exercises its authority to suspend Medicaid payments pending a fraud investigation. To the extent the suspension of payments provision is applied to one of our businesses for allegations of fraud, such a suspension could adversely affect our liquidity and results of operations.

•
Overpayment Reporting and Repayment; Expanded False Claims Act Liability. PPACA enacted several important changes that expand potential liability under the federal False Claims Act. Overpayments related to services provided to both Medicare and Medicaid beneficiaries must be reported and returned to the applicable payor within specified deadlines, or else they are considered obligations of the provider for purposes of the federal False Claims Act. This new provision substantially tightens the repayment and reporting requirements generally associated with operations of health care providers to avoid False Claims Act exposure.

•
Home and Community Based Services. PPACA provides that states can provide home and community-based attendant services and supports through the Community First Choice State plan option. States choosing to provide home and community based services under this option must make them available to assist with activities of daily living, instrumental activities of daily living and health related tasks under a plan of care agreed upon by the individual and his/her representative. PPACA also includes additional measures related to the expansion of community and home based services and authorizes states to expand coverage of community and home-based services to individuals who would not otherwise be eligible for them. The expansion of home-and-community based services could reduce the demand for the facility based services that we provide.

•
Health Care-Acquired Conditions. PPACA provides that the Secretary of Health and Human Services must prohibit payments to states for any amounts expended for providing medical assistance for certain medical conditions acquired during the patient's receipt of health care services. The CMS regulation implementing this provision of PPACA prohibits states from making payments to providers under the Medicaid program for conditions that are deemed to be reasonably preventable. It uses Medicare's list of preventable conditions in inpatient hospital settings as the base (adjusted for the differences in the Medicare and Medicaid populations) and provides states the flexibility to identify additional preventable conditions and settings for which Medicaid payment will be denied.

•
Value-Based Purchasing. PPACA requires the Secretary of Health and Human Services to develop a plan to implement a value-based purchasing (“VBP”) program for payments under the Medicare program for skilled nursing facilities and to submit a report containing the plan to Congress. The intent of the provision is to potentially reconfigure how Medicare pays for health care services, moving the program towards rewarding better value, outcomes, and innovations, instead of volume. According to the plan submitted to Congress in June 2012, the funding for the VBP program could come from payment withholds from poor-performing skilled nursing facilities or by holding back a portion of the base payment rate or the annual update for all skilled nursing facilities. If a VBP program is ultimately implemented, it is uncertain what effect it would have upon skilled nursing facilities, but its funding or other provisions could negatively affect skilled nursing facilities.

•
Anti-Kickback Statute Amendments. PPACA amended the Anti-Kickback Statute so that (i) a claim that includes items or services violating the Anti-Kickback Statute also would constitute a false or fraudulent claim under the federal False Claims Act and (ii) the intent required to violate the Anti-Kickback Statute is

26

Annex K-89

lowered such that a person need not have actual knowledge or specific intent to violate the Anti-Kickback Statute in order for a violation to be deemed to have occurred. These modifications of the Anti-Kickback Statute could expose us to greater risk of inadvertent violations of the statute and to related liability under the federal False Claims Act.
The provisions of PPACA discussed above are examples of recently enacted federal health reform provisions that we believe may have a material impact on the long-term care profession generally and on our business. However, the foregoing discussion is not intended to constitute, nor does it constitute, an exhaustive review and discussion of PPACA. It is possible that other provisions of PPACA may be interpreted, clarified, or applied to our businesses in a way that could have a material adverse impact on our business, financial condition and results of operations. Similar federal and/or state legislation that may be adopted in the future could have similar effects.
Revenue
Revenue by Service Offering

We operate our business in three reportable operating segments: (i) long-term care services, which includes the operation of skilled nursing and assisted living facilities and is the most significant portion of our business; (ii) our rehabilitation therapy services business; and (iii) our hospice and home health businesses. Our reporting segments are business units that offer different services, and that are managed separately due to the nature of services provided.
In our long-term care services segment, we derive the majority of our revenue by providing skilled nursing care and integrated rehabilitation therapy services to residents in our affiliated skilled nursing facilities. The remainder of our long-term care segment revenue is generated by our assisted living facilities, by our administration of an unaffiliated third party skilled nursing facility, and from our leasing of five skilled nursing facilities to an unaffiliated third party operator. In our therapy services segment, we derive revenue by providing rehabilitation therapy services to third-party facilities. In our hospice and home health services segment, we provide hospice and home health services.
The following table shows the revenue and percentage of our total revenue generated by each of these segments for the periods presented (dollars in thousands):

	Three Months Ended June 30,
	2014		2013
	Revenue Dollars	Revenue Percentage	Revenue Dollars	Revenue Percentage	Increase/(Decrease)
					Dollars	Percentage
Long-term care services:
Skilled nursing facilities	$154,472	74.6%	$150,376	71.5%	$4,096	2.7%
Assisted living facilities	7,584	3.7	6,983	3.3	601	8.6
Administration of third party facility	208	0.1	153	0.1	55	35.9
Facility lease revenue	807	0.4	787	0.4	20	2.5
Total long-term care services	163,071	78.8	158,299	75.3	4,772	3.0
Therapy services:
Third-party rehabilitation therapy services	23,076	11.1	26,637	12.7	(3,561)	(13.4)
Total therapy services	23,076	11.1	26,637	12.7	(3,561)	(13.4)
Hospice & home health services:
Hospice	14,676	7.1	18,386	8.7	(3,710)	(20.2)
Home health	6,156	3.0	6,870	3.3	(714)	(10.4)
Total hospice & home health services	20,832	10.1	25,256	12.0	(4,424)	(17.5)
Total	$206,979	100.0%	$210,192	100.0%	$(3,213)	(1.5)%

27

Annex K-90

	Six Months Ended June 30,
	2014		2013
	Revenue Dollars	Revenue Percentage	Revenue Dollars	Revenue Percentage	Increase/(Decrease)
					Dollars	Percentage
Long-term care services:
Skilled nursing facilities	$307,634	74.3%	$304,187	71.5%	$3,447	1.1%
Assisted living facilities	14,872	3.6	14,109	3.3	763	5.4
Administration of third party facility	344	0.1	312	0.1	32	10.3
Facility lease revenue	1,594	0.3	1,548	0.4	46	3.0
Total long-term care services	324,444	78.3	320,156	75.3	4,288	1.3
Therapy services:
Third-party rehabilitation therapy services	46,143	11.1	53,744	12.7	(7,601)	(14.1)
Total therapy services	46,143	11.1	53,744	12.7	(7,601)	(14.1)
Hospice & home health services:
Hospice	30,882	7.5	37,370	8.7	(6,488)	(17.4)
Home health	12,811	3.1	13,980	3.3	(1,169)	(8.4)
Total hospice & home health services	43,693	10.6	51,350	12.0	(7,657)	(14.9)
Total	$414,279	100.0%	$425,250	100.0%	$(10,971)	(2.6)%

Sources of Revenue
The following table sets forth revenue consolidated by state in dollars and as a percentage of total revenue for the periods presented (dollars in thousands):

	Three Months Ended June 30,
	2014		2013
	Revenue Dollars	Percentage of Revenue	Revenue Dollars	Percentage of Revenue
California	$86,135	41.6%	$86,144	41.0%
Texas	38,994	18.8	41,214	19.6
New Mexico	24,949	12.1	24,199	11.5
Kansas	15,284	7.4	14,938	7.1
Missouri	15,269	7.4	14,520	6.9
Nevada	13,637	6.6	14,914	7.1
Montana	3,394	1.6	3,535	1.7
Iowa	2,677	1.3	2,213	1.1
Idaho	2,467	1.2	2,792	1.3
Arizona	2,425	1.2	3,793	1.8
Nebraska	1,748	0.8	1,461	0.7
Indiana	—	—	469	0.2
Total	$206,979	100.0%	$210,192	100.0%

28

Annex K-91

	Six Months Ended June 30,
	2014		2013
	Revenue Dollars	Percentage of Revenue	Revenue Dollars	Percentage of Revenue
California	$168,269	40.6%	$173,427	40.8%
Texas	80,898	19.5	84,099	19.8
New Mexico	49,278	11.9	48,473	11.4
Missouri	30,897	7.5	29,602	7.0
Kansas	30,355	7.3	30,343	7.1
Nevada	28,535	6.9	29,827	7.0
Montana	6,739	1.6	7,087	1.7
Arizona	5,651	1.4	8,181	1.9
Iowa	5,095	1.2	4,766	1.1
Idaho	4,971	1.2	5,524	1.3
Nebraska	3,591	0.9	2,942	0.7
Indiana	—	—	979	0.2
Total	$414,279	100.0%	$425,250	100.0%
Long-Term Care Services Segment
Skilled Nursing Facilities. Within our skilled nursing facilities, we generate our revenue from Medicare, Medicaid, managed care providers, insurers, private pay and other sources. We believe that our skilled mix, which we define as the number of Medicare and non-Medicaid managed care patient days at our skilled nursing facilities divided by the total number of patient days at our skilled nursing facilities for any given period, is an important indicator of our success in attracting high-acuity patients because it represents the percentage of our patients who are reimbursed by Medicare and managed care payors, for whom we receive higher reimbursement rates. Most of our skilled nursing facilities include our Express RecoveryTM program. This program uses a dedicated unit within a skilled nursing facility to deliver a comprehensive rehabilitation and recovery regimen in accommodations specifically designed to serve high-acuity patients.
Assisted Living Facilities. Within our assisted living facilities, which are mostly in Kansas, we generate our revenue primarily from private pay sources, with a small portion earned from Medicaid or other state-specific programs.
Leased Facility Revenue. We lease five skilled nursing facilities in California to an unaffiliated third party operator. For additional information on the lease arrangement, see Note 6 - "Property and Equipment," to the interim financial statements.
Therapy Services Segment
As of June 30, 2014, we provided rehabilitation therapy services to a total of 177 healthcare facilities, including 63 of our facilities, as compared to 194 facilities, including 64 of our facilities, as of June 30, 2013. In addition, we have contracts to manage the rehabilitation therapy services for our 10 healthcare facilities in New Mexico. The net decrease of 17 facilities serviced was comprised of 15 new facilities serviced, net of 32 cancellations. Rehabilitation therapy revenue derived from servicing patients at our own facilities is included in our revenue from skilled nursing facilities. Our rehabilitation therapy business receives payment for services from the third-party facilities that it serves based on negotiated patient per diem rates or a negotiated fee schedule based on the type of service rendered. As of June 30, 2014, we provided rehabilitation therapy services to facilities in California, Arizona, Nevada, Texas, Missouri, Nebraska, Iowa, and Kansas. CMS announced on February 18, 2014 that it is in the procurement process for the next round of Recovery Audit Program contracts and it will “pause” RA activities.  This “pause” in RA activities will allow the current RA contractors time to complete all outstanding claim reviews by the end of their specific contract dates. Since February 28, 2014, prepayment reviews have not been conducted; instead all claims will undergo post-payment reviews after the new contracts are in place. At this time CMS has not indicated when the new RAC contracts will be awarded.  However, when they are awarded, the new Recovery Auditor’s will be able to go back to March 2014 and conduct Part B MMR reviews on a Post Payment basis.  This means that the RACs will have the ability and jurisdiction to review claims that were paid during the Recovery Audit Pause. Going forward under the new Recovery Auditor’s contract MMR reviews will continue to be conducted on a post payment basis.
Hospice and Home Health Services Segment
Hospice. As of June 30, 2014, we provided hospice care in Arizona, California, Idaho, Montana, Nevada and New Mexico. We derive substantially all of the revenue from our hospice business from Medicare, Medicaid, and managed care reimbursement.

29

Annex K-92

For a Medicare beneficiary to qualify for the Medicare hospice benefit, two physicians must certify that, in their best judgment, the beneficiary has less than six months to live, assuming the beneficiary’s disease runs its normal course. In addition, the Medicare beneficiary must affirmatively elect hospice care and waive any rights to other Medicare benefits related to his or her terminal illness. Each benefit period, a physician must re-certify that the Medicare beneficiary’s life expectancy is six months or less in order for the beneficiary to continue to qualify for and to receive the Medicare hospice benefit. The first two benefit periods are measured at 90-day intervals and subsequent benefit periods are measured at 60-day intervals. There is no limit on the number of periods that a Medicare beneficiary may be re-certified. A Medicare beneficiary may revoke his or her election at any time and begin receiving traditional Medicare benefits.
Medicare reimburses us for hospice care. We receive one of four predetermined daily or hourly rates based on the level of care we furnish to the beneficiary. These rates are subject to annual adjustments based on inflation and geographic wage considerations.
We are subject to two limitations on Medicare payments for hospice services. First, if inpatient days of care provided to patients at a hospice exceed 20% of the total days of hospice care provided for an annual period beginning on November 1st, then payment for days in excess of this limit are paid for at the routine home care rate. None of our hospice programs exceeded the payment limits on inpatient services for 2009 through June 30, 2014.
Second, overall payments made by Medicare to us on a per hospice program basis are also subject to a cap amount calculated by the Medicare fiscal intermediary at the end of the hospice cap period. The Medicare revenue paid to a hospice program from November 1 to October 31 may not exceed the annual aggregate cap amount. Up to the 2011 fiscal cap year, which began on November 1, 2010, this annual aggregate cap amount is calculated by multiplying the number of first time Medicare hospice beneficiaries during the year by the Medicare per beneficiary cap amount, resulting in that hospice’s aggregate cap, which is the allowable amount of total Medicare payments that hospice can receive for that cap year. This method is known as the streamlined method. Beginning with the 2011 fiscal cap year, unless an agency elected to stay with the streamlined method, the hospice cap amount is calculated under the proportional method, which spreads the hospice patient's cap allowance over the period for which the patient is under hospice care. For a hospice agency to estimate its cap exposure under the proportional method, the agency must estimate how long patients will stay on service. If a hospice exceeds its aggregate cap, then the hospice must repay the excess back to Medicare. The Medicare cap amount is reduced proportionately for patients who transferred in and out of our hospice services. The Medicare cap amount is adjusted annually for inflation, but is not adjusted for geographic differences in wage levels, although hospice per diem payment rates are wage indexed. For the six month periods ended June 30, 2014 and June 30, 2013 we estimated and recorded a cap reserve of $0.9 million and $2.9 million. See Item 1A of this report, “Risk Factors—We are subject to a Medicare cap amount for our hospice business. Our net patient service revenue and profitability could be adversely affected by limitations on Medicare payments.”
Home Health. We provided home health care in Arizona, Idaho, Montana, Nevada and New Mexico as of June 30, 2014. We derive the majority of the revenue from our home health business from Medicare. The payment is adjusted for the health condition and care needs of the beneficiary. The payment is also adjusted for the geographic differences in wages for home health agencies across the country. The adjustment for the health condition, or clinical characteristics, and service needs of the beneficiary is referred to as the case-mix adjustment. The home health PPS will provide home health agencies with payments for each 60-day episode of care for each beneficiary. If a beneficiary is still eligible for care after the end of the first episode, a second episode can begin. There are no limits to the number of episodes a beneficiary who remains eligible for the home health benefit can receive. While payment for each episode is adjusted to reflect the beneficiary’s health condition and needs, a special outlier provision exists to ensure appropriate payment for those beneficiaries that have the most expensive care needs.
Regulatory and Other Governmental Actions Affecting Revenue

We derive a substantial portion of our revenue from government Medicare and Medicaid programs. In addition, our rehabilitation therapy services, for which we receive payment from private payors, is significantly dependent on Medicare and Medicaid funding, as those private payors are primarily funded or reimbursed by these programs. The following table summarizes the amount of revenue that we received from each of our payor classes by segment in the periods presented (dollars in thousands):

30

Annex K-93

	Three Months Ended June 30,
	2014					2013
	Long-Term Care Services	Therapy Services	Hospice & Home Health Services	Total Revenue	Revenue Percentage	Long-Term Care Services	Therapy Services	Hospice & Home Health Services	Total Revenue	Revenue Percentage
Medicare Part A	$39,791	$—	$17,049	$56,840	27.5%	$40,096	$—	$21,658	$61,754	29.4%
Medicare Part B	3,994	—	—	3,994	1.9	3,345	—	—	3,345	1.6
Medicaid	67,408	—	1,082	68,490	33.1	64,470	—	726	65,196	31.0
Subtotal Medicare and Medicaid	111,193	—	18,131	129,324	62.5	107,911	—	22,384	130,295	62.0
Managed Care Part A	26,040	—	1,498	27,538	13.3	24,468	—	1,418	25,886	12.3
Managed Care Part B	541	—	—	541	0.3	586	—	—	586	0.3
Private pay and other	25,297	23,076	1,203	49,576	24.0	25,334	26,637	1,454	53,425	25.4
Total	$163,071	$23,076	$20,832	$206,979	100.0%	$158,299	$26,637	$25,256	$210,192	100.0%

	Six Months Ended June 30,
	2014					2013
	Long-Term Care Services	Therapy Services	Hospice & Home Health Services	Total Revenue	Revenue Percentage	Long-Term Care Services	Therapy Services	Hospice & Home Health Services	Total Revenue	Revenue Percentage
Medicare Part A	$78,948	$—	$36,276	$115,224	27.8%	$83,401	$—	$44,323	$127,724	30.0%
Medicare Part B	7,802	—	—	7,802	1.9	7,652	—	—	7,652	1.8
Medicaid	133,501	—	1,942	135,443	32.7	128,265	—	1,383	129,648	30.5
Subtotal Medicare and Medicaid	220,251	—	38,218	258,469	62.4	219,318	—	45,706	265,024	62.3
Managed Care Part A	53,293	—	2,984	56,277	13.6	49,125	—	2,780	51,905	12.2
Managed Care Part B	1,011	—	—	1,011	0.2	1,150	—	—	1,150	0.3
Private pay and other	49,889	46,143	2,491	98,523	23.8	50,563	53,744	2,864	107,171	25.2
Total	$324,444	$46,143	$43,693	$414,280	100.0%	$320,156	$53,744	$51,350	$425,250	100.0%

Medicare. Medicare is a federal program that provides certain healthcare benefits to beneficiaries who are 65 years of age or older, blind, disabled or qualify for Medicare’s End Stage Renal Disease program. Medicare provides health insurance benefits in two primary parts for services that we provide:

•
Part A. Medicare Part A is hospital insurance, which provides reimbursement for inpatient services for hospitals, skilled nursing facilities, hospices, home health and certain other healthcare providers and patients requiring daily professional skilled nursing and other rehabilitative care. Coverage in a skilled nursing facility is limited for a period of up to 100 days, if medically necessary, after the individual has qualified for Medicare coverage as a result of a three-day or longer hospital stay. Medicare pays for the first 20 days of stay in a skilled nursing facility in full and the next 80 days, to the extent above a daily coinsurance amount. Covered services include supervised nursing care, room

31

Annex K-94

and board, social services, pharmaceuticals and supplies as well as physical, speech and occupational therapies and other necessary services provided by nursing facilities. Medicare Part A also covers hospice care and some home health care. Skilled nursing facilities are paid under Medicare Part A on the basis of a prospective payment system, or PPS. The PPS payment rates are adjusted for case mix and geographic variation in wages and cover all costs of furnishing covered skilled nursing facilities services (routine, ancillary, and capital-related costs). The amount to be paid is determined by classifying each patient into a resource utilization group ("RUG"), category, which is based upon the patient's acuity level. CMS generally evaluates and adjusts payment rates on an annual basis.

•
Part B. Medicare Part B is supplemental medical insurance, which requires the beneficiary to pay monthly premiums, covers physician services, limited drug coverage and other outpatient services, such as physical, occupational and speech therapy services, enteral nutrition, certain medical items and X-ray services received outside of a Part A covered inpatient stay.

Medicaid. Medicaid is a state-administered medical assistance program for the indigent, operated by the individual states with the financial participation of the federal government. Each state has relatively broad discretion in establishing its Medicaid reimbursement formulas and coverage of service, which must be approved by the federal government in accordance with federal guidelines. All states in which we operate cover long-term care services for individuals who are Medicaid eligible and qualify for institutional care. Providers must accept the Medicaid reimbursement level as payment in full for services rendered. Medicaid programs generally make payments directly to providers, except in cases where the state has implemented a Medicaid managed care program, under which providers receive Medicaid payments from managed care organizations ("MCOs") that have subcontracted with the Medicaid program. PPACA provides for increased financial participation by the federal government in a state's Medicaid program if the state chooses to expand its Medicaid program as contemplated by PPACA. However, states are not required to expand their Medicaid programs and it is uncertain as to which states, including states in which we operate, will ultimately expand their programs.
Managed Care. Our managed care patients consist of individuals who are insured by a third-party entity, typically called a senior Health Maintenance Organization ("HMO") plan, or are Medicare beneficiaries who assign their Medicare benefits to a senior HMO plan.
Private Pay and Other. Private pay and other sources consist primarily of individuals or parties who directly pay for their services or are beneficiaries of the Department of Veterans Affairs. In addition, the revenue related to the five leased properties is also included as part of the other payor sources.
Critical Accounting Estimates
There has been no change in our critical accounting policies and estimates as included under "Management's Discussion and Analysis of Financial Condition and Results of Operations - Critical Accounting Policies and Estimates" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, which we filed with the SEC on February 10, 2014.

32

Annex K-95

Results of Operations
The following table summarizes some of our key performance indicators, along with other statistics, for each of the periods indicated:

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Occupancy statistics (skilled nursing facilities):
Available beds in service at end of period	8,670	8,587	8,670	8,587
Available patient days(a)	780,542	782,151	1,552,882	1,556,123
Actual patient days	637,981	641,656	1,274,873	1,283,427
Occupancy percentage(a)	81.7%	82.0%	82.1%	82.5%
Average daily number of patients	7,011	7,051	7,044	7,091

Hospice average daily census	1,032	1,324	1,058	1,330
Home health episodic-based admissions	1,921	2,091	4,160	4,333
Home health episodic-based recertifications	478	476	913	966

Revenue per patient day (skilled nursing facilities prior to intercompany eliminations)
LTC only Medicare (Part A)	$520	$519	$521	$520
Medicare blended rate (Part A & B)	572	563	572	568
Managed care (Part A)	407	390	405	386
Managed care blended rate (Part A & B)	415	400	413	395
Medicaid	168	163	167	162
Private and other	178	171	178	174
Weighted-average for all	$243	$236	$242	$238

Patient days by payor (skilled nursing facilities):
Medicare	76,452	77,226	151,557	160,297
Managed care	64,051	62,680	131,668	127,149
Total skilled mix days	140,503	139,906	283,225	287,446
Private pay and other	96,509	105,690	190,972	206,516
Medicaid	400,969	396,060	800,676	789,465
Total days	637,981	641,656	1,274,873	1,283,427

Patient days as a percentage of total patient days (skilled nursing facilities):
Medicare	12.0%	12.0%	11.9%	12.5%
Managed care	10.0	9.8	10.3	9.9
Skilled Mix	22.0	21.8	22.2	22.4
Private pay and other	15.1	16.5	15.0	16.1
Medicaid	62.9	61.7	62.8	61.5
Total	100.0%	100.0%	100.0%	100.0%

Revenue for total company:
Medicare	29.4%	31.0%	29.7%	31.8%
Managed care, private pay, and other	37.6	38.0	37.6	37.7
Quality mix	67.0	69.0	67.3	69.5
Medicaid	33.0	31.0	32.7	30.5
Total	100.0%	100.0%	100.0%	100.0%

(a) Does not reflect available days related to newly open facility not at full operation.

33

Annex K-96

The following table sets forth details of our revenue, expenses, and net income and other items as a percentage of total revenue for the periods indicated:

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenue	100.0%	100.0%	100.0%	100.0%
Expenses:
Cost of services (exclusive of rent cost of revenue and depreciation and amortization shown below)	86.3	87.0	86.7	86.8
Rent cost of revenue	2.4	2.2	2.3	2.2
General and administrative	3.5	3.3	3.2	3.1
Change in fair value of contingent consideration	(0.1)	(1.1)	—	(0.5)
Depreciation and amortization	2.9	2.8	2.9	2.8
Governmental investigation expense	2.9	—	1.4	—
Impairment of long-lived assets	—	—	—	—
Loss on disposal of asset	—	—	—	—
	98.0	94.2	96.6	94.4
Other (expense) income:
Interest expense	(3.8)	(4.2)	(3.9)	(4.1)
Interest income	0.2	0.1	0.1	0.1
Other income (expense), net	—	—	—	—
Equity in earnings of joint venture	—	0.2	0.2	0.2
Debt modification/retirement costs	(0.4)	(0.5)	(0.2)	(0.3)
Total other (expenses) income, net	(4.0)	(4.4)	(3.8)	(4.1)
(Loss) income from continuing operations, before (benefit) provision for income taxes	(2.0)	1.4	(0.4)	1.5
(Benefit) provision for income taxes	(0.6)	0.5	—	0.3
(Loss) income from continuing operations	(1.3)%	0.8	(0.4)%	1.2%
Loss from discontinued operations, net of tax	—%	(0.1)	—%	(0.1)%
Net (loss) income	(1.3)%	0.7%	(0.4)%	1.1%

Adjusted EBITDA(1)	8.8%	8.7%	8.7%	8.8%
Adjusted EBITDAR(2)	11.2%	10.9%	11.1%	11.0%

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Reconciliation from net (loss) income to EBITDA, EBITDAR, Adjusted EBITDA and Adjusted EBITDAR (in thousands):
Net (loss) income	$(2,780)	$1,523	$(1,486)	$4,593
Interest expense, net of interest income	7,643	8,622	15,639	17,185
(Benefit) provision for income taxes	(1,345)	1,139	(3)	1,384
Depreciation and amortization expense	6,034	5,902	12,120	11,800
EBITDA(1)	9,552	17,186	26,270	34,962
Rent cost of revenue	4,922	4,685	9,696	9,354
EBITDAR(2)	14,474	21,871	35,966	44,316
EBITDA(1)	9,552	17,186	26,270	34,962
Change in fair value of contingent consideration	(121)	(2,244)	(107)	(2,161)
Organization restructure costs	631	1,549	1,071	1,549
Exit costs related to divested facilities	(27)	—	340	—
Professional fees related to non-routine matters	1,205	457	1,519	1,393
Governmental investigation expense	6,000	—	6,000	—
Debt modification/retirement costs	822	1,088	822	1,088
Losses at skilled nursing facility not at full operation	133	—	133	—

34

Annex K-97

Impairment of long-lived assets	82	—	82	—
Discontinued Operations	—	265	—	529
Adjusted EBITDA(1)	18,277	18,301	36,130	37,360
Rent cost of revenue	4,922	4,685	9,696	9,354
Adjusted EBITDAR(2)	$23,199	$22,986	$45,826	$46,714

(1)
We define EBITDA as net (loss) income before depreciation, amortization and interest expense (net of interest income) and the (benefit) provision for income taxes. Adjusted EBITDA is EBITDA adjusted for non-core business items, such as change in fair value of contingent consideration, organization restructuring costs, debt modification/retirement costs, impairment of long lived assets, losses at skilled nursing facility not at full operation, legal expense for non-routine matters, or the exit costs related to divested facilities.

(2)
We define EBITDAR as net (loss) income before depreciation, amortization, interest expense (net of interest income), the (benefit) provision for income taxes and rent cost of revenue. Adjusted EBITDAR is EBITDAR adjusted for the non-core business items listed above for the definition of Adjusted EBITDA (each to the extent applicable in the appropriate period.)

We believe that the presentation of EBITDA, EBITDAR, Adjusted EBITDA and Adjusted EBITDAR provides useful information regarding our operational performance because they enhance the overall understanding of the financial performance and prospects for the future of our core business activities.
Specifically, we believe that a report of EBITDA, EBITDAR, Adjusted EBITDA and Adjusted EBITDAR provides consistency in our financial reporting and provides a basis for the comparison of results of core business operations between our current, past and future periods. EBITDA, EBITDAR, Adjusted EBITDA and Adjusted EBITDAR are primary indicators management uses for planning and forecasting in future periods, including trending and analyzing the core operating performance of our business from period-to-period without the effect of expenses, revenues and gains (losses) that we believe are unrelated to the day-to-day performance of our business but are required to be reported in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"). We also use EBITDA, EBITDAR, Adjusted EBITDA and Adjusted EBITDAR to benchmark the performance of our business against expected results, analyzing year-over-year trends as described below and to compare our operating performance to that of our competitors.
Management, including operating company based management, uses EBITDA, EBITDAR, Adjusted EBITDA and Adjusted EBITDAR to assess the performance of our core business operations, to prepare operating budgets and to measure our performance against those budgets on a consolidated and segment level. Segment management uses these metrics to measure performance on a business unit by business unit basis. We typically use Adjusted EBITDA and Adjusted EBITDAR for these purposes on a consolidated basis as the adjustments to EBITDA and EBITDAR are not generally allocable to any individual business unit and we typically use EBITDA and EBITDAR to compare the operating performance of each skilled nursing facility, assisted living facility, or other business unit as well as to assess the performance of our operating segments. EBITDA, EBITDAR, Adjusted EBITDA and Adjusted EBITDAR are useful in this regard because they do not include such costs as interest expense (net of interest income), income taxes, depreciation and amortization expense, rent cost of revenue (in the case of EBITDAR and Adjusted EBITDAR) and special charges, which may vary from business unit to business unit and period-to-period depending upon various factors, including the method used to finance the business, the amount of debt that we have determined to incur, whether a facility is owned or leased, the date of acquisition of a facility or business, the original purchase price of a facility or business unit or the tax law of the state in which a business unit operates. We believe these types of charges are dependent on factors unrelated to the underlying business unit performance. As a result, we believe that the use of EBITDA, EBITDAR, Adjusted EBITDA and Adjusted EBITDAR provides a meaningful and consistent comparison of our underlying business units between periods by eliminating certain items required by U.S. GAAP which have little or no significance to their day-to-day operations.
Finally, we use Adjusted EBITDA to determine compliance with our debt covenants and assess our ability to borrow additional funds and to finance or expand operations. Our senior secured credit facility uses a measure substantially similar to Adjusted EBITDA as the basis for determining compliance with our financial covenants, specifically our minimum interest coverage ratio and our maximum total leverage ratio, and for determining the interest rate of our first lien term loan. For example, the senior secured credit facility includes adjustments to EBITDA for (i) gain or losses on sale of assets, (ii) the write-off of deferred financing costs of extinguished debt, (iii) pro forma adjustments for acquisitions to show a full year of EBITDA and interest expense, (iv) sponsorship fees paid to Onex which totals $0.5 million annually, (v) non-cash stock compensation and (vi) impairment of long-lived assets. Our noncompliance with these financial covenants could lead to acceleration of amounts due under our senior secured credit facility.
Despite the importance of these measures in analyzing our underlying business, maintaining our financial requirements, designing incentive compensation and for our goal setting both on an aggregate and individual business level basis, EBITDA, EBITDAR, Adjusted EBITDA and Adjusted EBITDAR are non-GAAP financial measures that have no standardized meaning

35

Annex K-98

defined by U.S. GAAP. Therefore, our EBITDA, EBITDAR, Adjusted EBITDA and Adjusted EBITDAR measures have limitations as analytical tools, and they should not be considered in isolation, or as a substitute for analysis of our results as reported under U.S. GAAP. Some of these limitations are:

•	they do not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	they do not reflect changes in, or cash requirements for, our working capital needs;

•	they do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt;

•	they do not reflect any income tax payments we may be required to make;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•	they are not adjusted for all non-cash income or expense items that are reflected in our consolidated statements of cash flows;

•	they do not reflect the impact on earnings of charges resulting from certain matters we consider not to be indicative of our ongoing operations; and

•	other companies in our industry may calculate these measures differently than we do, which may limit their usefulness as comparative measures.
We compensate for these limitations by using EBITDA, EBITDAR, Adjusted EBITDA and Adjusted EBITDAR only to supplement net income on a basis prepared in conformance with U.S. GAAP in order to provide a more complete understanding of the factors and trends affecting our business. Furthermore, the non-GAAP financial measures that we present may be different from the presentation of similar measures by other companies, so the comparability of the measures among companies may be limited. We strongly encourage investors to consider net income determined under U.S. GAAP as compared to EBITDA, EBITDAR, Adjusted EBITDA and Adjusted EBITDAR, and to perform their own analysis, as appropriate.
Three Months Ended June 30, 2014 Compared to Three Months Ended June 30, 2013
Revenue. Revenue decreased by $3.2 million, or 1.5%, to $207.0 million in the three months ended June 30, 2014 from $210.2 million in the three months ended June 30, 2013.
Long term care services

	Three Months Ended June 30,
	2014		2013		Increase/(Decrease)
	Revenue Dollars	Revenue Percentage	Revenue Dollars	Revenue Percentage	Dollars	Percentage
	(dollars in millions)
Skilled nursing facilities	$154.5	74.6%	$150.4	71.5%	$4.1	2.7%
Assisted living facilities	7.6	3.7	7.0	3.3	0.6	8.6
Administration of third party facility	0.2	0.1	0.1	0.1	0.1	35.9
Leased facility revenue	0.8	0.4	0.8	0.4	—	—
Total long-term care services	$163.1	78.8%	$158.3	75.3%	$4.8	3.0%

The $4.1 million increase in skilled nursing facilities revenue in the second quarter of 2014 as compared to the second quarter of 2013 was primarily due to an increase in our average revenue per patient day ("PPD") driven by an increase in payor rates. The overall increase in PPD resulted in increased revenue of $4.6 million in the second quarter 2014 as compared to the second quarter 2013. Also contributing to the increase to revenue in the second quarter of 2014 as compared to the second quarter of 2013 was an increase in census for both Medicaid and Managed Care representing $0.8 million and $0.6 million, respectively. The increase Medicaid and Managed Care census was partially offset by a volume decrease in Medicare, Private, and Other average daily census ("ADC") days, leading to declines in revenue of $0.5 million, $1.0 million, and $0.6 million, respectively, for the three months ended June 30, 2014. A $0.1 million increase in revenue was the result of the Company's participation in an inter-governmental payment program in the state of Texas that provides supplemental Medicaid payments with federal matching funds for skilled nursing facilities that are affiliated with county owned hospitals.  Company subsidiaries entered into transactions with county owned hospital districts to provide for the management of two Company-owned skilled nursing facilities under this program beginning June 2014, and presently twelve of the Company’s Texas facilities are participating in the program.  The Company expects to add additional nursing centers during the remainder of 2014.

36

Annex K-99

The increase of $0.6 million at our assisted living facilities in the second quarter of 2014 as compared to the second quarter of 2013 was due primarily to a rate and volume increase of $0.3 million and $0.3 million, respectively. Rates were increased during October 2013.
Therapy services

	Three Months Ended June 30,
	2014		2013		Increase/(Decrease)
	Revenue Dollars	Revenue Percentage	Revenue Dollars	Revenue Percentage	Dollars	Percentage
	(dollars in millions)
Rehabilitation therapy services	$37.1	17.9%	$40.6	19.3%	$(3.5)	(8.6)%
Intersegment elimination of services related to affiliated entities	(14.1)	(6.8)	(14.0)	(6.7)	(0.1)	0.7
Third party therapy services	$23.0	11.1%	$26.6	12.7%	$(3.6)	(13.4)%

Hallmark revenue for third party therapy services decreased by $3.6 million in the second quarter of 2014 as compared to the second quarter of 2013. $3.4 million of which was attributable to a net decrease of 17 third party contracts from June 30, 2013 to June 30, 2014 and approximately $0.2 million of which was attributable to two discontinued owned contracts.
Hospice & Home Health services

	Three Months Ended June 30,
	2014		2013		Increase/(Decrease)
	Revenue Dollars	Revenue Percentage	Revenue Dollars	Revenue Percentage	Dollars	Percentage
	(dollars in millions)
Hospice	$14.7	7.1%	$18.4	8.7%	$(3.7)	(20.2)%
Home Health	6.1	3.0	6.9	3.3	(0.7)	(10.4)
Total hospice & home health services	$20.8	10.1%	$25.3	12.0%	$(4.4)	(17.5)%

The $3.7 million decrease in hospice revenue in the second quarter of 2014 as compared to the second quarter of 2013 was a result of a 23.4% reduction in ADC, leading to a revenue reduction of $4.2 million, partially offset by an increase in our average PPD of $0.5 million for the second quarter of 2014 as compared to the second quarter of 2013. Medicare sequestration, which went into effect on April 1, 2013, reduced rates by 2%, and negatively impacted revenue for the three months ended June 30, 2014. Revenue for the second quarter of 2014 and 2013 was net of $0.9 million and $1.4 million of hospice cap reserves, respectively. Of the $0.9 million recorded in the three months ended June 30, 2014, $0.5 million was related to the 2014 cap year and $0.4 million was related to the 2013 cap year. Of the $1.4 million recorded in the three months ended June 30, 2013, $0.7 million was related to the 2013 cap year and $0.7 million was related to the 2012 cap year. The hospice cap reserves recorded in the quarter ended June 30, 2014 were the result of a combination of continued long stay patients and a decline in admissions in the quarter.

The $0.7 million decrease in our home health revenue in the second quarter of 2014 as compared to the second quarter of 2013 was the result of a reduction in ADC of approximately $0.4 million and a reduction in our average rates of $0.3 million. For the quarter ended June 30, 2014 as compared to the quarter ended June 30, 2013, we experienced a reduction in episodic-based admissions of approximately 8%.

37

Annex K-100

Cost of Services. Cost of services decreased $4.3 million, or 2.3%, to $178.5 million, or 86.3% of revenue, in the three months ended June 30, 2014, from $182.8 million, or 87.0% of revenue, in the three months ended June 30, 2013.

Long term care services

	Three Months Ended June 30,
	2014		2013		Increase/(Decrease)
	Cost of Service Dollars (prior to intersegment eliminations)	Percentage of Revenue	Cost of Service Dollars (prior to intersegment eliminations)	Percentage of Revenue

					Dollars	Percentage
	(dollars in millions)
Skilled nursing facilities	$130.9	84.7%	$126.5	84.1%	$4.4	3.5%
Assisted living facilities	5.2	69.1	5.1	72.6	0.2	3.3
Regional operations support	4.5	n/a	5.1	n/a	(0.6)	(12.2)
Total long-term care services	$140.6	86.2%	$136.7	86.3%	$3.9	2.9%

Cost of services expenses at our skilled nursing facilities increased $4.4 million in the second quarter of 2014 as compared to the second quarter of 2013. The $4.4 million increase was primarily the result of an increase of $1.9 million in salaries and wages, incremental bad debt expense of $1.0 million, $0.1 million in exit costs related to divested facilities, and increased other expenses of $1.7 million comprised of increases in supplies, food, utilities, therapy, pharmacy, legal expense, insurance, and other expense. During April 2014, there was a one-time wage increase, which accounts for the change in salaries and wages in the second quarter of 2014 as compared to the second quarter of 2013. These increased expenses were partially offset by a decrease of $0.8 million in employee benefit costs, primarily due to lower than expected self-insured medical utilization.

Cost of services at our assisted living facilities increased $0.2 million in the second quarter of 2014 as compared to the second quarter of 2013. The increase was due to $0.1 million increase in salaries and wages and an increase in other expenses of $0.1 million.

Cost of services in regional operations support decreased $0.6 million in the second quarter of 2014 as compared to the second quarter of 2013 primarily due to headcount reductions effective in the third quarter of 2013.

Therapy services

	Three Months Ended June 30,
	2014			2013			Increase/(Decrease)
	Revenue (prior to intersegment eliminations)	Cost of Service Dollars (prior to intersegment eliminations)	Percentage of Revenue	Revenue (prior to intersegment eliminations)	Cost of Service Dollars (prior to intersegment eliminations)	Percentage of Revenue

							Dollars	Percentage
	(dollars in millions)
Rehabilitation therapy services	$37.1	$33.0	88.9%	$40.6	$37.8	93.1%	$(4.8)	(12.7)%
Total therapy services	$37.1	$33.0	88.9%	$40.6	$37.8	93.1%	$(4.8)	(12.7)%

Rehabilitation therapy costs of services as a percentage of revenue decreased by 4.2 percentage points. The decrease was the result of improved efficiencies in labor management, decreased utilization of contract labor, and a decrease in employee benefit costs, primarily due to lower than expected self-insured medical utilization. The remainder of the decrease in costs of service is attributable to the decline in revenue from period to period.

Hospice and home health services

38

Annex K-101

	Three Months Ended June 30,
	2014		2013		Increase/(Decrease)
	Cost of Service Dollars	Percentage of Revenue	Cost of Service Dollars	Percentage of Revenue

					Dollars	Percentage
	(dollars in millions)
Hospice	$13.6	92.6%	$16.3	88.9%	$(2.7)	(16.8)%
Home Health	5.8	93.9	6.7	96.9	(0.9)	(13.1)
Total hospice & home health services	$19.4	93.0%	$23.0	91.1%	$(3.6)	(15.7)%
Cost of services expenses related to our hospice business decreased $2.7 million in the second quarter of 2014 as compared to the second quarter of 2013, primarily due to the revenue reduction. PPD costs increased from $134.88 to $144.76, an increase of 7.3 percentage points, reflecting the time necessary for the Company to align labor costs to the decline in census.
Cost of services related to our home health business decreased $0.9 million in the second quarter of 2014 as compared to the second quarter of 2013. The decrease was primarily due to a decrease of $0.7 million in salaries and benefits for employees due to the decrease in census.
Rent Cost of Revenue. Rent cost of revenue increased $0.2 million, or 5.1%, to $4.9 million, or 2.4% of revenue, in the three months ended June 30, 2014 from $4.7 million, or 2.2% of revenue, in the three months ended June 30, 2013.
General and Administrative Services Expenses. Our general and administrative services expenses increased $0.5 million, or 6.6%, to $7.3 million, or 3.5% of revenue, in the three months ended June 30, 2014 from $6.8 million, or 3.3% of revenue, in the three months ended June 30, 2013. After adjusting for the effect of one-time restructuring charges of $1.5 million and $0.6 million for the second quarters of 2013 and 2014, respectively, general and administrative expense increased $1.4 million for the three months ended June 30, 2014. The $1.4 million increase was primarily related to an increase in stock compensation expense of $0.5 million, incentive compensation expense of $0.3 million, and professional fees related to non-routine matters of $0.6 million for the three months ended June 30, 2014.

Government Investigation Expense. In the three month period ended June 30, 2014, we accrued an estimated $6.0 million contingent liability in connection with discussions with the government to resolve their investigation of our Creekside Hospice agency in Las Vegas, Nevada. It could ultimately cost more than the accrued amount to resolve the matter. For additional information regarding the Creekside Hospice investigation, see Note 8, "Commitments and Contingencies", in Item 1 of this report.

Depreciation and Amortization. Depreciation and amortization increased $0.1 million to $6.0 million, or 2.9% of revenue, in the three months ended June 30, 2014 and 2.8% of revenue for the three months ended June 30, 2013.

Change in fair value of contingent consideration. The change in fair value of contingent consideration increased by $2.1 million, to negative $0.1 million in the three months ended June 30, 2014 from negative $2.2 million in the three months ended June 30, 2013. The increase is related to the change in fair value, during the three months ended June 30, 2013, of the contingent consideration related to the 2010 hospice and home health acquisition due to reductions in forecasted EBITDA, which reduces the likelihood of the business achieving their EBITDA target necessary for the earn-out to be paid in future periods.

Interest Expense. Interest expense decreased by $0.8 million, or 9.2%, to $7.9 million, or 3.8% of revenue, in the three months ended June 30, 2014 from $8.7 million, or 4.2% of revenue, in the three months ended June 30, 2013. The decrease is related to the decrease in average debt outstanding from $445.3 million for the three months ended June 30, 2013 to $420.1 million for the three months ended June 30, 2014. Also, our average interest rate reduced from 6.74% for the three months ended June 30, 2013 to 6.14% for the three months ended June 30, 2014.
Equity in Earnings of Joint Venture. Equity earnings of our pharmacy joint venture decreased $0.4 million, or 80.5%, from $0.5 million for the three months ended June 30, 2013 to $0.1 million for the three months ended June 30, 2014. The decrease was due to a decrease in the joint venture's net income.
(Benefit) Provision for Income Taxes. We recorded a tax benefit of $1.3 million, or 32.6% of pre-tax earnings, for the three months ended June 30, 2014, as compared to a tax expense of $1.1 million, or 38.9% of pre-tax earnings, for the three months ended June 30, 2013. The reduction in the tax expense was primarily due to the decrease in revenue for the three months ended June 30, 2014 as compared to the three months ended June 30, 2013, offset by $0.3 million of tax expense related to stock compensation for shares that vested at a lower price than the grant value.

39

Annex K-102

Six Months Ended June 30, 2014 Compared to Six Months Ended June 30, 2013
Revenue. Revenue decreased by $11.0 million, or 2.6%, to $414.3 in the six months ended June 30, 2014 from $425.3 million in the six months ended June 30, 2013.
Long term care services

	Six Months Ended June 30,
	2014		2013		Increase/(Decrease)
	Revenue Dollars	Revenue Percentage	Revenue Dollars	Revenue Percentage	Dollars	Percentage
	(dollars in millions)
Skilled nursing facilities	$307.6	74.3%	$304.2	71.5%	$3.4	1.1%
Assisted living facilities	14.9	3.6	14.1	3.3	0.8	5.4
Administration of third party facility	0.3	0.1	0.3	0.1	—	10.3
Leased facility revenue	1.6	0.3	1.5	0.4	—	3.0
Total long-term care services	$324.4	78.3%	$320.2	75.3%	$4.3	1.3%

The $3.4 million increase in skilled nursing facilities revenue in the first six months of 2014 as compared to the first six months of 2013 was primarily due to an increase in Medicaid and Managed Care ADC resulting in an increase in revenue of $5.2 million and $4.2 million, respectively. A $0.1 million increase in revenue was the result of the Company's participation in an inter-governmental payment program in the state of Texas that provides supplemental Medicaid payments with federal matching funds for skilled nursing facilities that are affiliated with county owned hospitals.  Company subsidiaries entered into transactions with county owned hospital districts to provide for the management of two Company-owned skilled nursing facilities under this program beginning June 2014, and presently twelve of the Company’s Texas facilities are participating in the program.  The Company expects to add additional nursing centers during the remainder of 2014.  The increase in Medicaid and Managed Care ADC was partially offset by a decrease in Medicare volume, which resulted in a revenue reduction of $4.3 million. A decrease in Private and Other ADC resulted in a net decrease in revenue of $1.8 million. Additionally, our average revenue per patient day improved to $241.96 for the first six months of 2014 from $237.94 for the first six months of 2013 as the improved Medicare, Medicaid, and Managed Care rates offset the decrease in Medicare volume.

The increase of $0.8 million at our assisted living facilities in the first six months of 2014 as compared to the first six months of 2013 was due primarily to a 2.0% increase in ADC coupled with a 3.2% increase in the PPD rate.
Therapy services

	Six Months Ended June 30,
	2014		2013		Increase/(Decrease)
	Revenue Dollars	Revenue Percentage	Revenue Dollars	Revenue Percentage	Dollars	Percentage
	(dollars in millions)
Rehabilitation therapy services	$74.0	18.0%	$82.9	19.5%	$(8.9)	(10.7)%
Intersegment elimination of services related to affiliated entities	(27.9)	(6.7)	(29.2)	(6.9)	1.3	(4.5)
Third party therapy services	$46.1	11.2%	$53.7	12.7%	$(7.6)	(14.0)%

Hallmark revenue for third party therapy services decreased by $7.6 million for the first six months of 2014 as compared to the first six months of 2013. This decrease was related to a decrease in third party contracts from June 30, 2013 to June 30, 2014.
Hospice & Home Health services

	Six Months Ended June 30,
	2014		2013		Increase/(Decrease)
	Revenue Dollars	Revenue Percentage	Revenue Dollars	Revenue Percentage	Dollars	Percentage
	(dollars in millions)
Hospice	$30.9	7.5%	$37.4	8.7%	$(6.5)	(17.4)%
Home Health	12.8	3.1	14.0	3.3	(1.2)	(8.4)
Total hospice & home health services	$43.7	10.6%	$51.4	12.0%	$(7.7)	(14.9)%

40

Annex K-103

The $6.5 million decrease in hospice revenue in the first six months of 2014 as compared to the first six months of 2013 was a result of a reduction in ADC resulting in a decrease of approximately $8.4 million. The decrease in revenue was partially offset by an increase in our average PPD rate resulting in an increase of $1.5 million and an increase in revenue of $0.4 million from the addition of a new unit in the first six months of 2014 as compared to the first six months of 2013. Revenue in the first six months of 2014 and 2013 was net of $0.9 million and $2.9 million of hospice cap reserves, respectively. Of the $0.9 million recorded in the first six months ended June 30, 2014, $0.5 million was related to the 2014 cap year and $0.4 million was related to the 2013 cap year. Of the $2.9 million recorded in the six months ended June 30, 2013, $0.7 million was related to the 2013 cap year, $2.0 million was related to the 2012 cap year, and $0.2 million was related to the 2011 cap year. The hospice cap reserves recorded for the first six months ended June 30, 2014 were the result of a combination of continued long stay patients and a decline in admissions for the first six months ended June 30, 2014.

The $1.2 million decrease in our home health revenue in the first six months of 2014 as compared to the first six months of 2013 was the result of a volume decrease of $0.6 million coupled with a rate decrease of $0.6 million. For the first six months of 2014 we experienced a decrease in admissions of approximately 4.3%.
Cost of Services. Cost of services decreased $10.2 million, or 2.8%, to $358.8 million, or 86.6% of revenue, in the first six months ended June 30, 2014, from $369.1 million, or 86.8% of revenue, in the first six months ended June 30, 2013.

Long term care services

	Six Months Ended June 30,
	2014		2013		Increase/(Decrease)
	Cost of Service Dollars (prior to intersegment eliminations)	Percentage of Revenue	Cost of Service Dollars (prior to intersegment eliminations)	Percentage of Revenue

					Dollars	Percentage
	(dollars in millions)
Skilled nursing facilities	$261.7	85.1%	$255.4	84.0%	$6.4	2.5%
Assisted living facilities	10.8	72.3	10.2	72.0	0.6	6.2
Regional operations support	9.1	n/a	11.2	n/a	(2.1)	(18.8)
Total long-term care services	$281.6	86.8%	$276.8	86.4%	$4.8	1.8%

Cost of services at our skilled nursing facilities increased $6.4 million in the first six months of 2014 as compared to the first six months of 2013. The increase was primarily the result of an increase of $3.1 million in salaries and wages, incremental bad debt expense of $1.6 million, $0.3 million in exit costs related to divested facilities, $0.1 million of expenses incurred at a facility not at full operation, and increased other expenses of $3.7 million comprised of increases in: supplies, food, utilities, purchased services, and other expense. This was partially offset by decreases in employee benefits expense of $0.6 million, professional liability and general liability insurance expense of $1.5 million, and tax expense of $0.3 million.

Cost of services at our assisted living facilities increased $0.6 million in the first six months of 2014 as compared to the first six months of 2013. The increase was due to $0.4 million increase in salaries and wages, an increase in utilities costs of $0.1 million, an increase in purchased services of $0.1 million, and increased other expenses of $0.2 million as compared to the first six months ended June 31, 2013.

Cost of services in regional operations support decreased $2.1 million in the first six months of 2014 as compared to the first six months of 2013 primarily due to headcount reductions effective in the third quarter of 2013.

41

Annex K-104

Therapy services

	Six Months Ended June 30,
	2014			2013			Increase/(Decrease)
	Revenue (prior to intersegment eliminations)	Cost of Service Dollars (prior to intersegment eliminations)	Percentage of Revenue	Revenue (prior to intersegment eliminations)	Cost of Service Dollars (prior to intersegment eliminations)	Percentage of Revenue

							Dollars	Percentage
	(dollars in millions)
Rehabilitation therapy services	$74.0	$66.5	89.9%	$82.9	$76.9	92.8%	$(10.4)	(13.5)%
Total therapy services	$74.0	$66.5	89.9%	$82.9	$76.9	92.8%	$(10.4)	(13.5)%

Rehabilitation therapy costs of services as a percentage of revenue decreased by $10.4 million or 13.5% for the six months ended June 30, 2014, as compared to the same period in 2013, commensurate with the revenue reduction.

Hospice and home health services

	Six Months Ended June 30,
	2014		2013		Increase/(Decrease)
	Cost of Service Dollars	Percentage of Revenue	Cost of Service Dollars	Percentage of Revenue

					Dollars	Percentage
	(dollars in millions)
Hospice	$27.4	88.8%	$32.5	87.0%	$(5.1)	(15.6)%
Home Health	12.1	94.9	13.2	94.6	(1.1)	(8.3)
Total hospice & home health services	$39.5	90.5%	$45.7	89.0%	$(6.2)	(13.5)%
Cost of services related to our hospice business decreased $5.1 million or 15.6% in the first six months of 2014 as compared to the first six months of 2013, commensurate with the revenue reduction. PPD costs increased from $134.20 to $143.06, an increase of 6.6 percentage points, reflecting the time necessary for the Company to align labor costs to the decline in census.
Cost of services related to our home health business decreased $1.1 million in the first six months of 2014 as compared to the first six months of 2013, primarily due to the reduction in episodes.
Rent Cost of Revenue. Rent cost of revenue increased $0.3 million, or 3.7%, to $9.7 million, or 2.3% of revenue, in the six months ended June 30, 2014 from $9.4 million, or 2.2% of revenue, in the six months ended June 30, 2013.
General and Administrative Services Expenses. Our general and administrative services expenses increased $0.1 million, or 0.6%, to $13.4 million, or 3.2% of revenue, in the six months ended June 30, 2014 from $13.3 million, or 3.1% of revenue, in the six months ended June 30, 2013. After adjusting for the effect of one-time restructuring charges of $1.5 million and $1.1 million for the six months ended June 30, 2013 and June 30, 2014, respectively, general and administrative services expense increased $0.5 million for the first six months of 2014. The increase was primarily due to $0.6 million in professional fees related to non-routine matters offset by $0.1 million in headcount reductions.

Government Investigation Expense. In the three month period ended June 30, 2014, we accrued an estimated $6.0 million contingent liability in connection with discussions with the government to resolve their investigation of our Creekside Hospice agency in Las Vegas, Nevada. It could ultimately cost more than the accrued amount to resolve the matter. For additional information regarding the Creekside Hospice investigation, see Note 8, "Commitments and Contingencies", in Item 1of this report.

Depreciation and Amortization. Depreciation and amortization increased $0.3 million to $12.1 million, or 2.9% of revenue, in the six months ended June 30, 2014 compared to 2.8% of revenue for the six months ended June 30, 2013.

Change in fair value of contingent consideration. The change in fair value of contingent consideration increased $2.1 million, or 95.0%, to negative $0.1 million in the six months ended June 30, 2014 from negative $2.2 million in the six months

42

Annex K-105

ended June 30, 2013. The increase is related to the change in fair value, during the six months ended June 30, 2013, of the contingent consideration related to the 2010 hospice and home health acquisition due to reductions in forecasted EBITDA, which reduces the likelihood of the business achieving their EBITDA target necessary for the earn-out to be paid in future periods.

Interest Expense. Interest expense decreased by $1.4 million, or 8.2%, to $16.0 million, or 3.9% of revenue, for the six months ended June 30, 2014 from $17.4 million, or 4.1% of revenue, for the six months ended June 30, 2013. The decrease is related to the decrease in average debt outstanding from $447.0 million for the six months ended June 30, 2013 to $421.2 million for the six months ended June 30, 2014. Also, our average interest rate reduced from 6.74% for the six months ended June 30, 2013 to 6.20% for the six months ended June 30, 2014.
Equity in Earnings of Joint Venture. Equity earnings of our pharmacy joint venture decreased by $0.3 million, or 33.5%, to $0.6 million, or 0.2% of revenue, in the six months ended June 30, 2014 from $0.9 million, or 0.2%, for the six months ended June 30, 2013. The decrease was related due to a decrease in the joint venture's net income.
Provision for Income Taxes. We recorded a tax expense of less than $0.1 million, or 0.2% of pre-tax loss, for the six months ended June 30, 2014, as compared to a tax expense of $1.4 million, or 21.3% of pre-tax earnings, for the six months ended June 30, 2013. The reduction in the tax expense was primarily due to the decrease in pre-tax earnings offset by an increase to a shortfall resulting from stock compensation for the six month period June 30, 2014 as compared to the six month period June 30, 2013, the decrease in pre-tax earnings for the six month period June 30, 2014 as compared to the six month period June 30, 2013.
Liquidity and Capital Resources
The following table presents selected data from our condensed consolidated statements of cash flows (in thousands):

	Six Months Ended June 30,
	2014	2013
Cash Flows from Continuing Operations
Net cash provided by operating activities	$21,214	$13,789
Net cash used in investing activities	(5,201)	(5,981)
Net cash used in financing activities	(12,230)	(7,792)
Net increase in cash and cash equivalents	3,783	16
Cash and cash equivalents at beginning of period	4,177	2,003
Cash and cash equivalents at end of period	$7,960	$2,019
Based upon our current level of operations, we believe that cash generated from operations, cash on hand and borrowings available to us will be adequate to meet our anticipated debt service requirements, capital expenditures and working capital needs for at least the next twelve months. One element of our business strategy is to selectively pursue acquisitions and strategic alliances. Any acquisitions or strategic alliances may result in our incurrence or assumption of additional indebtedness. We assess our capital needs on an ongoing basis and may from time to time seek additional financing through a variety of methods, including through an extension of our senior secured credit facility, or by accessing available debt and equity markets, and participation in U.S. Department of Housing and Urban Development ("HUD") or other government insured loan programs, as considered necessary to fund capital expenditures and potential acquisitions, refinance existing debt, or for other purposes. Our future operating performance will be subject to future economic conditions and to financial, business, regulatory and other factors, many of which are beyond our control. For additional discussion, see "Other Factors Affecting Liquidity and Capital Resources" below.
Six Months Ended June 30, 2014 Compared to Six Months Ended June 30, 2013
At June 30, 2014, we had cash and cash equivalents of $8.0 million. Our available cash is held in accounts at third-party financial institutions. We have periodically invested in AAA-rated money market funds. To date, we have experienced no loss or lack of access to our invested cash or cash equivalents; however, we can provide no assurances that access to our invested cash or cash equivalents will not be impacted by adverse conditions in the financial markets.
Net cash provided by operating activities in the six months ended June 30, 2014 was $21.2 million, compared to $13.8 million in the six months ended June 30, 2013.  The increase in net cash provided by operating activities was primarily the result of a $14.8 million improvement in changes in operating assets and liabilities and a $1.2 million net decrease in adjustments for non-cash items offset by a decrease in net income of $6.1 million. The $14.8 million improvement in operating cash flows from operating assets and liabilities for the six months ended June 30, 2014 as compared to the six months ended June 30, 2013 was the result of a decrease in the change in accounts receivable of $8.4 million, a $6.1 million increase in

43

Annex K-106

employee compensation and benefits due to timing of payments, a decrease in other current and non-current assets of $3.6 million, and an increase in accounts payable and accrued liabilities of $0.5 million partially offset by a decrease in insurance liability risks of $2.5 million, a $0.7 million decrease in other long-term liabilities, and a $0.7 million decrease in notes receivable payments.
Net cash used in investing activities in the six months ended June 30, 2014 was $5.2 million, compared to $6.0 million in the six months ended June 30, 2013. The net change is primarily due to proceeds from maturity of investments of $1.1 million partially offset by a net increase in capital expenditures of $0.3 million for the six months ended June 30, 2014.
Net cash used in financing activities in the six months ended June 30, 2014 was $12.2 million, compared to the $7.8 million net cash used in the six months ended June 30, 2013. The change was primarily due to an increase in mandatory and voluntary repayments under the line of credit of $2.0 million and a reduction in cash provided by borrowings under the line of credit of $8.0 million. We continue to pay down debt and have incurred costs related to the June 2014 debt amendment and the origination of the MidCap insured loans in the six months ended June 30, 2014.
Principal Debt Obligations
Our primary sources of liquidity are our cash on hand, our cash flows from operations and borrowing under our senior secured credit facility, which is subject to the satisfaction of certain financial covenants therein. Our primary liquidity requirements are for debt service on our first lien senior secured term loan, capital expenditures and working capital.
We are significantly leveraged. As of June 30, 2014, we had $410.2 million in aggregate indebtedness outstanding, consisting of $243.0 million first lien senior secured term loan (net of the unamortized portion of the original issue discount ("OID") of $1.0 million), $12.0 million principal amount outstanding under our $83.1 million revolving credit facility, HUD insured loans of $86.7 million, $5.0 million outstanding under our asset based revolving credit facility, $61.3 million term debt mortgage loan, and other debt of approximately $2.3 million. Furthermore, we had $5.5 million in outstanding letters of credit against our $83.1 million revolving credit facility, leaving approximately $65.6 million of additional borrowing capacity under our senior secured credit facility as of June 30, 2014. Substantially all of our subsidiaries, except for the HUD insured loan subsidiaries and the skilled nursing facilities that collateralize the MidCap Financial credit facility, guarantee the first lien senior secured term loan and our revolving credit facility.
If our remaining ability to borrow under our revolving credit facility is insufficient for our capital requirements, we will be required to seek additional sources of financing, including issuing equity, which may be dilutive to our current stockholders, or incurring additional debt. Our ability to incur additional debt is subject to the restrictions in our senior secured credit facility. We cannot assure you that the restrictions contained in the senior secure credit facility will permit us to borrow the funds that we need to finance our operations, or that additional debt will be available to us on commercially reasonable terms or at all. If we are unable to obtain funds sufficient to finance our capital requirements, we may have to forego opportunities to expand our business, including the acquisition of additional facilities.
Term Loan and Revolving Credit Facility
On April 9, 2010, the Company entered into an up to $360.0 million senior secured term loan and a $100.0 million revolving credit facility (the "Prior Credit Agreement") that amended and restated the senior secured term loan and revolving credit facility that were set to mature in June 2012. On April 12, 2012, the Company entered into an Amendment and Restatement and Additional Term Loan Assumption Agreement (“Restated Credit Agreement”) that amended and restated the Prior Credit Agreement and pursuant to which, among other things, the size of the Company's existing senior secured term loan was increased by $100.0 million (hereinafter referred to as the incremental senior secured term loan).
On June 6, 2013, the Company entered into an amendment to the Restated Credit Agreement that increased the maximum leverage ratio by 0.50 throughout the life of the Restated Credit Agreement. The amendment additionally permits the Company to make future offers to the lenders under the revolving credit facility to extend the maturity date of all or a portion of the revolving credit facility. The credit arrangements provided under the Restated Credit Agreement are collectively referred to herein as the Company's senior secured credit facility.
In connection with the June 2013 modification, the Company paid fees totaling $2.5 million, of which $1.1 million was recorded as debt modification costs in the consolidated statement of operations, and $1.4 million was recorded as other assets in the consolidated balance sheet. Substantially all of the Company's assets, except those skilled nursing facilities securing the HUD and MidCap mortgage loans, are pledged as collateral under the senior secured credit facility. Amounts borrowed under the senior secured term loan may be prepaid at any time without penalty, except for LIBOR breakage costs. The senior secured term loan matures on April 9, 2016.
On June 23, 2014, the Company entered into an Amendment No. 2 and Loan Modification Agreement ("Amendment No. 2") to our Fourth Amended and Restated Credit Agreement dated April 12, 2012, as previously amended on June 6, 2013. Amendment No. 2 increased the maximum leverage ratio to 5.25 and decreased the fixed charge coverage ratio to 1.85, both up to but not including June 30, 2015. Amendment No. 2 increased the interest rate by 0.25% to the London Interbank Offered Rate

44

Annex K-107

("LIBOR") (subject to a floor of 1.50%) plus a margin of 5.50 or the prime rate (subject to a floor of 2.50%) plus a margin of 4.50%. Amendment No. 2 extended the maturity date of the revolving credit facility to April 9, 2016 and reduced the commitments of any extending revolving lenders by 25%. After giving effect to Amendment No. 2, the extended revolving credit facility commitments are $50.6 million and the non-extended revolving credit facility commitments are $32.5 million, for a total capacity of $83.1 million. The capacity of the revolving credit facility will decrease to $50.6 million on April 9, 2015 until its maturity. Lenders that take an assignment of non-extended commitments may subsequently agree to extend those commitments in accordance with Amendment No. 2. Amendment No. 2 also modified the interest rate for the extended revolving credit commitments to be, at the Company’s option, LIBOR plus a margin between 5.25% and 5.50% (based upon consolidated leverage) or the prime rate plus a margin between 4.25% and 4.50% (based upon consolidated leverage). The interest rates on the non-extended revolving credit facility commitments remain, at the Company’s option, at LIBOR plus a margin of between 4.25% and 4.50% (based upon consolidated leverage) or the prime rate plus a margin between 3.25% and 3.50% (based upon consolidated leverage). In connection with the June 2014 modification, the Company paid fees totaling 2.0 of which $0.8 million were recorded as debt modification costs in the condensed consolidated statements of operations, and $1.2 million was recorded as other assets in the condensed consolidated balance sheet.
Pursuant to the Restated Credit Agreement, the quarterly term loan amortization payments increased to $2.6 million beginning June 30, 2012 compared to $0.9 million under the Prior Credit Agreement. Due to the principal reductions made in 2013 made in association with the HUD insured financings, no amortization payments are due until December 2014, at which time the quarterly principal payments due will be $1.6 million. Additionally, the maximum portion of the annual Consolidated Excess Cash Flow (as defined in the Restated Credit Agreement) to be applied to term debt reductions increased to 75% from 50%, subject to stepdowns to 50% and 25% based on consolidated leverage. The Company has also increased its ability to refinance a portion of its credit facility with U.S. Department of Housing and Urban Development ("HUD") insured debt up to $250 million, subject to certain credit facility covenants. Any HUD insured borrowings beyond $250 million would necessitate either refinancing the senior secured credit facility in full or otherwise seeking a waiver or amendment from the senior secured lenders.
Under the senior secured credit facility, the Company must maintain compliance with specified financial covenants measured on a quarterly basis. The senior secured credit facility also includes certain additional affirmative and negative covenants, including limitations on the incurrence of additional indebtedness, liens, investments in other businesses and capital expenditures. Also under the senior secured credit facility, subject to certain exceptions and minimum thresholds, the Company is required to apply all of the proceeds from any issuance of debt, as much as half of the proceeds from any issuance of equity, as much as 75% of the Company's annual Consolidated Excess Cash Flow (as defined in the Restated Credit Agreement), and amounts received in connection with any sale of the Company's assets to repay the outstanding amounts under the Restated Credit Agreement. The Company believes that it is in compliance with its debt covenants as of June 30, 2014. As of June 30, 2014, the fixed charge coverage ratio was 2.18, which compares to a minimum requirement of 1.85 and the leverage ratio was 4.72, as compared to an allowed maximum of 5.25.
HUD Insured and Other Mortgage Loans
In 2013, the Company received funding of 10 loans insured by HUD. The loans have a combined aggregate original principal balance of $87.6 million and are secured by 10 skilled nursing facilities. The HUD insured loans have an average all in interest rate of approximately 5.3% and amortization term 30 to 35 years. As of June 30, 2014 the HUD insured loans have a combined aggregate principal balance of $86.7 million.
Accordingly, as of June 30, 2014, the Company has 10 mortgages insured by HUD, which are each secured by a skilled nursing facility. These mortgages have an average remaining term of P33Y with fixed interest rates ranging from 3.4% to 4.6% and a weighted average interest rate of 4.23%. Depending on the mortgage agreement, prepayments are generally allowed only after 12 months from the inception of the mortgage. Prepayments are subject to a penalty of 10% of the remaining principal balances in the first year and the prepayment penalty decreases each subsequent year by 1% until no penalty is required. As all $87.6 million of the HUD insured mortgage loans were originated in 2013, none of the loans could be prepaid at June 30, 2014. Any further HUD insured mortgages will require additional HUD approval.
All HUD-insured mortgages are non-recourse loans to the Company. All mortgages are subject to HUD regulatory agreements that require escrow reserve funds to be deposited with the loan servicer for mortgage insurance premiums, property taxes, insurance and for capital replacement expenditures. As of June 30, 2014, the Company has escrow reserve funds of $1.6 million with the loan servicer that are reported within other current assets, and replacement reserve funds of $3.0 million in other assets. The net proceeds of the HUD insured loans were required to be used to pay down term debt under the Restated Credit Agreement. In 2013, $87.6 million of HUD insured loan proceeds were used to pay down term debt.
As of June 30, 2014 the Company has 10 additional skilled nursing facilities securing a $61.3 million mortgage loan and a $5.0 million asset based revolving credit facility with MidCap Financial. Both loans have an interest rate of LIBOR plus a margin of 5.95% with a LIBOR floor of 0.75%. The mortgage loan amortizes over 25 years with the remaining principal due December 1, 2016. There are additional quarterly principal payments of $0.3 million beginning after six months, $0.4 million in year two and $0.5 million in year three. The mortgage loan has a debt service coverage ratio and a minimum debt coverage

45

Annex K-108

ratio, both of which were met at June 30, 2014. The asset based revolving credit facility is secured by the accounts receivable of the 10 skilled nursing facilities. In 2013, $65.0 million of mortgage loan and asset based revolving credit facility proceeds were used to pay down term debt.
Capital Expenditures
We intend to invest in the maintenance and general upkeep of our facilities on an ongoing basis. We also expect to perform renovations of our existing facilities every five to ten years to remain competitive. Combined, we expect that these activities will amount to approximately $1,500 per bed.
We anticipate that we will have capital expenditures in 2014 of approximately $14.0 million to $17.0 million. We will continue to assess our capital spending plans on an ongoing basis.
Other Factors Affecting Liquidity and Capital Resources
Medical and Professional Malpractice and Workers' Compensation Insurance. Our skilled nursing facilities and other businesses, like physicians, hospitals and other healthcare providers, are subject to a significant number of legal actions alleging malpractice, negligence or related legal theories. Many of these actions involve large claims and significant defense costs. To protect ourselves from the cost of these claims, we maintain professional liability and general liability as well as workers' compensation insurance in amounts and with deductibles that we believe to be sufficient for our operations. Historically, unfavorable pricing and availability trends emerged in the professional liability and workers' compensation insurance market and the insurance market in general that caused the cost of these liability coverages to generally increase dramatically. Many insurance underwriters became more selective in the insurance limits and types of coverage they would provide as a result of rising settlement costs and the significant failures of some nationally known insurance underwriters. As a result, we experienced substantial changes in our professional liability insurance program beginning in 2001. Specifically, we were required to assume substantial self-insured retentions for our professional liability claims. A self-insured retention is a minimum amount of damages and expenses (including legal fees) that we must pay for each claim. We use actuarial methods to estimate the value of the losses that may occur within this self-insured retention level and we are required under our workers' compensation insurance agreements to post a letter of credit or set aside cash in trust funds to securitize the estimated losses that we may incur. Because of the high retention levels, we cannot predict with certainty the actual amount of the losses we will assume and pay.
We estimate our self-insured general and professional liability reserves on a quarterly basis and our self-insured workers' compensation reserve on a semiannual basis, based upon actuarial analyses using the most recent trends of claims, settlements and other relevant data from our own and our industry's loss history. Based upon these analyses, at June 30, 2014, we had reserved $22.2 million net of $0.4 million in insurance recoveries for known or unknown or potential self-insured general and professional liability claims and $20.9 million for self-insured workers' compensation claims. Of these reserves, we estimate that a total of $13.8 million, consisting of approximately $7.6 million for self-insured general and professional liability claims based on historical experience and current claims activity and $6.2 million for self-insured workers' compensation claims, will be payable within 12 months; however, there are no set payment schedules and there can be no assurance that the payment amount in the next 12 months will not be significantly larger or smaller. To the extent that subsequent claims information varies from loss estimates, the liabilities will be adjusted to reflect current loss data. There can be no assurance that in the future general and professional liability or workers' compensation insurance will be available at a reasonable price and that we will not have to further increase our levels of self-insurance. For additional information on our general and professional liability and workers’ compensation reserve, see "Business — Insurance" in Part 1, Item 1 in our Annual Report on Form 10-K filed with the SEC on February 10, 2014.
Inflation. We derive a substantial portion of our revenue from the Medicare program. We also derive revenue from state Medicaid and similar reimbursement programs. Payments under these programs generally provide for reimbursement levels that are adjusted for inflation annually based upon the state's fiscal year for the Medicaid programs and in each October for the Medicare program. However, there can be no assurance that these adjustments will continue in the future and, if received, will reflect the actual increase in our costs for providing healthcare services.
Labor and supply expenses make up a substantial portion of our operating expenses. Those expenses can be subject to increase in periods of rising inflation and when labor shortages occur in the marketplace. To date, we have generally been able to implement cost control measures or obtain increases in reimbursement sufficient to offset increases in these expenses. We cannot assure you that we will be successful in offsetting future cost increases.
Recent Accounting Standards
The information required by this item is incorporated herein by reference to Note 3, "Summary of Significant Accounting Policies," to the unaudited condensed consolidated financial statements included under Part I, Item 1 of this report.
Off-Balance Sheet Arrangements
We had outstanding letters of credit of $5.5 million under our $83.1 million revolving credit facility as of June 30, 2014.

46

Annex K-109

Item 3. Quantitative and Qualitative Disclosures About Market Risk
In the normal course of business, our operations are exposed to risks associated with fluctuations in interest rates. To the extent these interest rates increase, our interest expense will increase, which will make our interest payments and funding our other fixed costs more expensive, and our available cash flow may be adversely affected. We routinely monitor our risks associated with fluctuations in interest rates and consider the use of derivative financial instruments to hedge these exposures. We do not enter into derivative financial instruments for trading or speculative purposes nor do we enter into energy or commodity contracts.
Interest Rate Exposure—Interest Rate Risk Management
Our first lien credit agreement and our MidCap credit facility expose us to variability in interest payments due to changes in interest rates. Our HUD insured mortgage loans are fixed rate fully amortizing loans.
The table below presents the principal amounts, weighted-average interest rates and fair values by year of expected maturity to evaluate our expected cash flows and sensitivity to interest rate changes (dollars in thousands):

	Twelve Months Ending June 30, (1)
	2014	2015	2016	2017	2018	Thereafter	Total	Fair Value
Fixed-rate debt	$2,958	$1,576	$1,646	$1,720	$1,684	$79,408	$88,992	$89,642
Average interest rate	3.6%	4.4%	4.4%	4.4%	4.3%	4.2%
Variable-rate debt(2)	$3,961	$9,682	$308,572	$—	$—	$—	$322,215	$322,215
Average interest rate(1)	6.4%	6.4%	7.9%	—%	—%	—%

(1)	Based on implied forward three-month LIBOR rates in the yield curve as of June 30, 2014.

(2)	Excludes unamortized original issue discount of $1.0 million on our first lien senior secured term loan debt.

Item 4. Controls and Procedures
Disclosure Controls and Procedures
As required by Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), management has evaluated, with the participation of our Chief Executive Officer and Chief Financial Officer, the effectiveness of our disclosure controls and procedures as of the end of the period covered by this report.
Disclosure controls and procedures refer to controls and other procedures designed to ensure that information required to be disclosed in the reports we file or submit under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the Securities and Exchange Commission. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by us in our reports that we file or submit under the Exchange Act is accumulated and communicated to management, including our chief executive officer and chief financial officer, as appropriate to allow timely decisions regarding our required disclosure. In designing and evaluating our disclosure controls and procedures, management recognizes that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving the desired control objectives, and management was required to apply its judgment in evaluating and implementing possible controls and procedures.
We conducted an evaluation, under the supervision and with the participation of our Chief Executive Officer and Chief Financial Officer, of the effectiveness of the design and operation of our disclosure controls and procedures as of the end of the period covered by this report. Based upon their evaluation and subject to the foregoing, the Chief Executive Officer and Chief Financial Officer have concluded that, as of end of the period covered by this report, the disclosure controls and procedures were effective to provide reasonable assurance that information required to be disclosed in the reports we file and submit under the Exchange Act is recorded, processed, summarized and reported as and when required.

Changes in Internal Control Over Financial Reporting
Management determined that there were no changes in our internal control over financial reporting that occurred during the quarter covered by this report that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

47

Annex K-110

Part II. Other Information

Item 1. Legal Proceedings
For information regarding certain pending legal proceedings to which we are a party or our property is subject, see Note 8, "Commitments and Contingencies—Legal Matters," to our consolidated financial statements included elsewhere in this report, which is incorporated herein by reference.

Item 1A. Risk Factors
Statements made by us in this report and in other reports and statements released by us that are not historical facts constitute "forward-looking statements" within the meaning of Section 21 of the Exchange Act. Statements that use words such as "believe," "anticipate," "estimate," "intend," "could," "plan," "expect," "project" or the negative of these, as well as similar expressions, are intended to identify forward-looking statements. These forward-looking statements are necessarily estimates and expectations reflecting the best judgment of our senior management based on our current estimates, expectations, forecasts and projections, and include comments that express our current opinions about trends and factors that may impact future operating results. Such statements rely on a number of assumptions concerning future events, many of which are outside of our control, and involve known and unknown risks and uncertainties that could cause our actual results, performance or achievements, or industry results, to differ materially from any future results, performance or achievements, expressed or implied by such forward-looking statements. Any such forward-looking statements, whether made in this report or elsewhere, should be considered in the context of the various disclosures made by us about our business and other matters including, without limitation, the risk factors discussed below. We expressly disclaim any duty to update the forward-looking statements and other information contained in this report, except as required by law.
We operate in a rapidly changing and highly regulated environment that involves a number of risks and uncertainties, some of which are highlighted below and others are discussed elsewhere in this report. These risks and uncertainties could materially and adversely affect our business, financial condition, prospects, operating results or cash flows. The following risk factors are not the only ones facing us. Our business is also subject to the risks that affect many other companies, such as employment relations, natural disasters, general economic conditions and geopolitical events. Further, additional risks not currently known to us or that we currently believe are immaterial may in the future materially and adversely affect our business, operations, liquidity and stock price.

Risks Related to Our Business
Reductions in Medicare reimbursement rates, or changes in the rules governing the Medicare program could have a material adverse effect on our revenue, financial condition and results of operations.
Medicare is our largest source of revenue, accounting for 29.4% of our consolidated revenue during the three month period ended June 30, 2014 and 31.0% in the same period for 2013. For the six months ended June 30, 2014 and 2013, Medicare revenue accounted for 29.7% and 31.8% of our consolidated revenue, respectively. In addition, many private payors base their reimbursement rates on the published Medicare rates or, in the case of our rehabilitation therapy services customers, are themselves reimbursed by Medicare for the services we provide. Accordingly, if Medicare reimbursement rates are reduced or fail to increase as quickly as our costs, or if there are changes in the rules governing the Medicare program that are disadvantageous to our business or industry, our business and results of operations will be adversely affected.
The Medicare program and its reimbursement rates and rules are subject to frequent change. These include statutory and regulatory changes, rate adjustments (including retroactive adjustments), administrative or executive orders and government funding restrictions, all of which may materially adversely affect the rates at which Medicare reimburses us for our services. For example, CMS implemented a net 11.1% reduction in its reimbursement rates to skilled nursing facilities effective October 1, 2011. Furthermore, due to the federal sequestration, an automatic 2% reduction in Medicare spending took effect beginning in April 2013 and will remain in effect unless Congress takes action to terminate the automatic reduction or authorize spending increases. Budget pressures often lead the federal government to reduce or place limits on reimbursement rates under Medicare. Implementation of these and other types of measures has in the past and could in the future result in substantial reductions in our revenue and operating margins. Prior reductions in governmental reimbursement rates partially contributed to our predecessor's bankruptcy filing under Chapter 11 of the United States Bankruptcy Code in October 2001.
In addition, the federal government often changes the rules governing the Medicare program, including those governing reimbursement. Changes that could adversely affect our business include:

•	administrative or legislative changes to base rates or the bases of payment;

•	limits on the services or types of providers for which Medicare will provide reimbursement;

•	changes in methodology for patient assessment and/or determination of payment levels;

48

Annex K-111

•	the reduction or elimination of annual rate increases; or

•	an increase in co-payments or deductibles payable by beneficiaries.
Given the history of frequent revisions to the Medicare program and its reimbursement rates and rules, we may not continue to receive reimbursement rates from Medicare that sufficiently compensate us for our services or, in some instances, cover our operating costs. Limits on reimbursement rates or the scope of services being reimbursed could have a material adverse effect on our revenue, financial condition and results of operations. Additionally, any delay or default by the federal or state governments in making Medicare and/or Medicaid reimbursement payments could materially and adversely affect our business, financial condition and results of operations.
We expect the federal and state governments to continue their efforts to contain growth in Medicaid expenditures, which could adversely affect our revenue and profitability.
We receive a significant portion of our revenue from Medicaid, which accounted for 33.0% of our consolidated revenue for the three months ended June 30, 2014 compared to 31.0% for the same period in 2013. For the six months ended June 30, 2014 and 2013, Medicaid revenue accounted for 32.7% and 30.5% of our consolidated revenue, respectively. Medicaid is a state-administered program financed by both state funds and matching federal funds. Medicaid spending has increased rapidly in recent years, becoming a significant component of state budgets. This, combined with slower state revenue growth, has led both the federal government and many states (including California and Texas, where significant portions of our Medicaid-related business is located) to institute measures aimed at controlling the growth of Medicaid spending, and in some instances reducing aggregate Medicaid spending. We expect these state and federal efforts to continue for the foreseeable future. Furthermore, not all of the states in which we operate, most notably Texas, have elected to expand Medicaid as part of federal healthcare reform legislation. If Medicaid reimbursement rates are reduced or fail to increase as quickly as our costs, or if there are changes in the rules governing the Medicaid program that are disadvantageous to our businesses, our business and results of operations could be materially and adversely affected.
Recent federal government proposals could limit the states' use of provider tax programs to generate revenue for their Medicaid expenditures, which could result in a reduction in our reimbursement rates under Medicaid.
To generate funds to pay for the increasing costs of the Medicaid program, many states utilize financial arrangements commonly referred to as "provider taxes." Under provider tax arrangements, states collect taxes from healthcare providers and then use the revenue to pay the providers as a Medicaid expenditure, which allows the states to then claim additional federal matching funds on the additional reimbursements. Current federal law provides for a cap on the maximum allowable provider tax as a percentage of the provider's total revenue. There can be no assurance that federal law will continue to provide matching federal funds on state Medicaid expenditures funded through provider taxes, or that the current caps on provider taxes will not be reduced. Any discontinuance or reduction in federal matching of provider tax-related Medicaid expenditures could have a significant and adverse effect on states' Medicaid expenditures, and as a result could have a material and adverse effect on our financial condition and results of operations.
Revenue we receive from Medicare and Medicaid is subject to potential retroactive reduction or repayment.
Payments we receive from Medicare and Medicaid can be retroactively adjusted after examination during the claims settlement process or as a result of post-payment audits. Payors may disallow our requests for reimbursement, or recoup amounts previously reimbursed, based on determinations by the payors or their third-party audit contractors that certain costs are not reimbursable because either adequate or additional documentation was not provided or because certain services were not covered or deemed to not be medically necessary. Significant adjustments, recoupments or repayments of our Medicare or Medicaid revenue, and the costs associated with complying with investigative audits by regulatory and governmental authorities, could adversely affect our financial condition and results of operations.
Additionally, from time to time we become aware, either based on information provided by third parties and/or the results of internal audits, of payments from payor sources that were either wholly or partially in excess of the amount that we should have been paid for the service provided. Overpayments may result from a variety of factors, including insufficient documentation supporting the services rendered or medical necessity of the services, other failures to document the satisfaction of the necessary conditions of payment, or in some cases for providing services that are deemed to be worthless. We are required by law in most instances to refund the full amount of the overpayment after becoming aware of it, and failure to do so within requisite time limits imposed by the law could lead to significant fines and penalties being imposed on us. Furthermore, our initial billing of and payments for services that are unsupported by the requisite documentation and satisfaction of any other conditions of payment, regardless of our awareness of the failure at the time of the billing or payment, could expose us to significant fines and penalties, including pursuant to the Federal False Claims Act ("FFCA") and the Federal Civil Monetary Penalties Law ("FCMPL"). Violations of the FFCA could lead to any combination of a variety of criminal, civil and administrative fines and penalties. The FFCA provides for civil fines ranging from $5,500 to $11,000 per claim plus treble damages. The Civil Monetary Penalties Law similarly provides for civil monetary penalties of up to $10,000 per claim plus up

49

Annex K-112

to treble damages. We and/or certain of our operating companies could also be subject to exclusion from participation in the Medicare or Medicaid programs in some circumstances as well, in addition to any monetary or other fines, penalties or sanctions that we may incur under applicable federal and/or state law. Our repayment of any such amounts, as well as any fines, penalties or other sanctions that we may incur, could be significant and could have a material and adverse effect on our results of operations and financial condition.
From time to time we are also involved in various external governmental investigations, audits and reviews. Reviews, audits and investigations of this sort can lead to government actions, which can result in the assessment of damages, civil or criminal fines or penalties, or other sanctions, including restrictions or changes in the way we conduct business, loss of licensure or exclusion from participation in government programs. For example, the Office of the Inspector General (“OIG”) conducts a variety of routine, regular and special investigations, audits and reviews across our industry. Failure to comply with applicable laws, regulations and rules could have a material and adverse effect on our results of operations and financial condition. Furthermore, becoming subject to these governmental investigations, audits and reviews can also require us to incur significant legal and document production expenses as we cooperate with the government authorities, regardless of whether the particular investigation, audit or review leads to the identification of underlying issues. For example, as discussed under “Creekside Hospice Investigation” in Note 8, "Commitments and Contingencies", included elsewhere in this report, the government has investigated and has elected to intervene in two pending qui tam actions that allege violations of the FFCA and the Nevada False Claims Act in connection with the operations of our affiliated Las Vegas, Nevada hospice. We have accrued $6.0 million as a contingent liability in connection with the matter, but it could ultimately cost more than that amount to settle or otherwise resolve it, including to satisfy any judgment that might be rendered against us if our litigation defense were ultimately unsuccessful.
Our success is dependent upon retaining key personnel.
Our senior management team has extensive experience in the healthcare industry. We believe that they have been instrumental in guiding our businesses, instituting valuable performance and quality monitoring, and driving innovation. Accordingly, our future performance is substantially dependent upon the continued services of our senior management team. The loss of the services of any of these persons could have a material adverse effect upon us.
Health reform legislation could adversely affect our revenue and financial condition.
In recent years, there have been numerous initiatives on the federal and state levels for comprehensive reforms affecting the payment for, the availability of and reimbursement for, healthcare services in the United States. These initiatives have ranged from proposals to fundamentally change federal and state healthcare reimbursement programs, including the provision of comprehensive healthcare coverage to the public under governmental funded programs, to minor modifications to existing programs. The PPACA was enacted in 2010 and is among the most comprehensive and notable of these legislative efforts. The impact of PPACA remains uncertain to a large degree due to various implementation, timing, cost and regulatory requirements imposed by the legislation. The content or timing of any future health reform legislation, and its impact on us is impossible to predict. However, it is likely that certain provisions in PPACA will impose significant costs on us or that will otherwise negatively affect our operations. For instance, the requirement to offer full time employees “affordable” healthcare insurance that meets specified coverage minimums (or alternatively pay a per-employee penalty to the federal government) will likely significantly increase our annual healthcare costs or could damage employee morale and/or cause other employee-related issues that are harmful to our operations. If significant reforms are made to the U.S. healthcare system, those reforms may have an adverse effect on our financial condition and results of operations.
In addition, we incur considerable administrative costs in monitoring the changes made within the various reimbursement programs in which we participate, determining the appropriate actions to be taken in response to those changes, and implementing the required actions to meet the new requirements and minimize the repercussions of the changes to our organization, reimbursement rates and costs
Annual caps that limit the amounts that can be paid for outpatient therapy services rendered to any Medicare beneficiary may negatively affect our results of operations.
Some of our rehabilitation therapy revenue is paid by the Medicare Part B program under a fee schedule. There are annual caps that limit, subject to certain exceptions, the amounts that can be paid (including deductible and coinsurance amounts) for rehabilitation therapy services rendered to any Medicare beneficiary under Medicare Part B. There is a combined cap for physical therapy and speech-language pathology and a separate cap for occupational therapy that apply subject to certain exceptions. The discontinuation or change in the current cap exception process or future modifications of the Medicare Part B cap structure could have an adverse effect on the revenue that we generate through our rehabilitation therapy business.  This could in turn have a negative effect on our financial condition and results of operations. For example, the Medicare Part B therapy pre-approval provisions (MMR) and multiple procedure payment reduction ("MPPR") rate reductions that took effect October 1, 2012, have continued to negatively impact our therapy business through the six months ended June 30, 2014.

50

Annex K-113

The MMR requirement generally provides that, on a per beneficiary basis and subject to limited exceptions, services above $3,700 for physical therapy and speech-language pathology services combined and/or $3,700 for occupational therapy services are subject to manual medical review (typically on a pre-payment basis) by the applicable Medicare contractors.  Challenges in obtaining a timely response from the applicable contractors and other difficulties with the MMR system have added significant uncertainty as to whether beneficiary will have access to the applicable therapy services that are over the cap amount, and whether the provider will be reimbursed for those services.  Under the MPPR policy, when physical therapy, occupational therapy and speech-language pathology services are performed on the same day for the same patient and paid under Medicare Part B, then Medicare effectively makes a full reimbursement payment for only one of the procedures and the reimbursements for the other procedures are at a reduced rate.  The application of the MPPR policy has negatively affected our therapy business and will continue to do so as long as the policy is in effect.
We are subject to a Medicare cap amount for our hospice business. Our net patient service revenue and profitability could be adversely affected by limitations on Medicare payments.
Overall payments made by Medicare to us on a per hospice basis are subject to an annual cap amount. Total Medicare payments received for services rendered during the applicable Medicare hospice cap year by each of our Medicare-certified hospice programs during this period are compared to the cap amount for the relevant period. Payments in excess of the cap are subject to recoupment by Medicare.
We monitor the Medicare cap amount and seek to implement corrective measures as necessary. We maintain what we believe are adequate allowances in the event that our individual hospice agencies exceed the Medicare hospice cap in any given fiscal year. However, many of the variables involved in estimating the Medicare hospice cap contractual adjustment are beyond our control, and we cannot assure you that we will not increase or decrease our estimated contractual allowance in the future, or that we will not be required to surrender amounts we received from Medicare that were in excess of the Medicare hospice cap for any particular period(s).
For the three months ended June 30, 2014 and 2013, the Company recorded hospice Medicare cap reserves of $0.9 million and $1.4 million, respectively, as adjustments to revenue. Of the $0.9 million recorded in the three months ended June 30, 2014, $0.5 million was related to the 2014 cap year and $0.4 million was related to the 2013 cap year. Of the $1.4 million recorded in the three months ended June 30, 2013, $0.7 million was related to the 2013 cap year and $0.7 million was related to the 2012 cap year. For the six months ended June 30, 2014 and 2013, the Company recorded hospice Medicare cap reserves of $0.9 million and $2.9 million, respectively, as adjustments to revenue. Of the $0.9 million recorded in the six months ended June 30, 2014, $0.5 million was related to the 2014 cap year and$0.4 million was related to the 2013 cap year. Of the $2.9 million recorded in the six months ended June 30, 2013, $0.7 million was related to the 2013 cap year, $2.0 million was related to the 2012 cap year, and $0.2 million was related to the 2011 cap year. This adjustment related primarily to patients staying on service longer than estimated which results in the patients' cap allowances being stretched over multiple cap years. Our ability to comply with the cap limitation depends on a number of factors relating to a given hospice program, including number of admissions, average length of stay, mix in level of care and Medicare patients that transfer into and out of our hospice programs. Our revenue and profitability may be materially reduced if we are unable to comply with this and other Medicare payment limitations. We cannot assure you that our hospice programs will not exceed the cap amount in the future or that our estimate of the Medicare cap contractual adjustment will not differ materially from the actual Medicare cap amount.
We are subject to extensive and complex laws and government regulations. If we are not operating in compliance with these laws and regulations or if these laws and regulations change, we could be required to make significant expenditures or change our operations in order to bring our facilities and operations into compliance.
We, along with other companies in the healthcare industry, are required to comply with extensive and complex laws and regulations at the federal, state and local government levels relating to, among other things:

•	licensure and certification;

•	adequacy and quality of healthcare services;

•	qualifications of healthcare and support personnel;

•	quality of medical equipment;

•	confidentiality, maintenance and security issues associated with medical records and claims processing;

•	relationships with physicians and other referral sources and recipients;

•	constraints on protective contractual provisions with patients and third-party payors;

•	operating policies and procedures;

•	addition of facilities and services; and

•	billing for services.
Many of these laws and regulations are expansive, and we do not always have the benefit of significant regulatory or judicial interpretation of these laws and regulations. In addition, many of these laws and regulations evolve to include additional obligations and restrictions, and sometimes with retroactive effect. Certain other regulatory developments, such as

51

Annex K-114

revisions in the building code requirements for assisted living and skilled nursing facilities, mandatory increases in scope and quality of care to be offered to residents, revisions in licensing and certification standards, mandatory staffing levels, regulations regarding conditions for payment and regulations restricting those we can hire, could also have a material adverse effect on us. In the future, different interpretations or enforcement of these laws and regulations could subject our current or past practices to allegations of impropriety or illegality or could require us to make changes in our facilities, equipment, personnel, services, capital expenditure programs and operating expenses.
One development potentially restricting those we may hire was a decision on November 3, 2010 by the Physical Therapy Board of California ("PT Board") to rescind a 1990 PT Board resolution which determined that the offering of physical therapy services by a corporation, not organized as a professional corporation, was permitted by the Physical Therapy Practice Act, which is the California statute governing the provision of physical therapy within the state. This rescission purports to prohibit employment of a physical therapist to provide physical therapy services by any professional corporation except those owned by physical therapists and Naturopaths. Lay corporations that hold themselves out as physical therapy corporations would be similarly prohibited. We have a subsidiary that employs physical therapists in California, but is not owned by physical therapists. Our subsidiary contracts with nursing facilities to provide the facilities with personnel who are licensed to provide rehabilitation therapy services, including physical therapy, occupational therapy and/or speech language pathology services. Our therapists then provide rehabilitation therapy services to the nursing facilities' patients under the skilled nursing facilities' licenses that authorize the provision of physical therapy (and other rehabilitation therapy services, if applicable). In this relationship, the nursing facilities retain the patient relationship, remain professionally responsible for the healthcare services including therapy, and bill the patient and/or third party payors for the services rendered to their patients. We are unaware of any enforcement actions by the PT Board to date and it is not clear whether the applicable law would ultimately be interpreted to mean that our rehabilitation therapy subsidiary cannot employ and provide physical therapists to nursing facilities in California as it currently does.   Nevertheless, the PT Board could seek an enforcement action against our rehabilitation therapy subsidiary and its physical therapist employees and we may have to significantly restructure our California rehabilitation therapy operations to conform to the PT Board's revised interpretation of the law.
In addition, federal and state government agencies have increased and coordinated civil and criminal enforcement efforts as part of numerous ongoing investigations of healthcare companies, including skilled nursing facilities, home health agencies and hospice agencies. This includes investigations of:

•	fraud and abuse;

•	quality of care;

•	financial relationships with referral sources; and

•	the medical necessity of services provided.

We are unable to predict the future course of federal, state and local regulation or legislation, including Medicare and Medicaid statutes and regulations, the intensity of federal and state enforcement actions or the extent and size of any potential sanctions, fines or penalties. Changes in the regulatory framework, our failure to obtain or renew required regulatory approvals or licenses or to comply with applicable regulatory requirements, the suspension or revocation of our licenses or our disqualification from participation in federal and state reimbursement programs, or the imposition of other enforcement sanctions, fines or penalties could have a material adverse effect upon our results of operations, financial condition and liquidity. Furthermore, should we lose licenses or certifications for a number of our facilities or other businesses as a result of regulatory action, legal proceedings such as those described in Note 8, "Commitments and Contingencies-Legal Matters," or otherwise, we could be deemed to be in default under some of our agreements, including agreements governing outstanding indebtedness and the report of such issues at one of our facilities could harm our reputation for quality care and lead to a reduction in our patient referrals and ultimately our revenue and operating income.
We face reviews, audits and investigations under federal and state government programs and contracts. These audits could have adverse findings that may negatively affect our business.
As a result of our participation in the Medicare and Medicaid programs, we are subject to various governmental inspections, reviews, audits and investigations to verify our compliance with these programs and applicable laws and regulations. Managed care payors may also reserve the right to conduct audits. We also periodically conduct internal audits and reviews of our regulatory compliance. An adverse inspection, review, audit or investigation could result in:

•	refunding amounts we have been paid pursuant to the Medicare or Medicaid programs or from managed care payors;

•	state or federal agencies imposing fines, penalties and other sanctions on us;

•	temporary suspension of payment for new patients to the facility or agency;

•	decertification or exclusion from participation in the Medicare or Medicaid programs or one or more managed care payor networks;

•	self-disclosure of violations to applicable regulatory authorities;

52

Annex K-115

•	damage to our reputation;

•	the revocation of a facility's or agency's license; and

•	loss of certain rights under, or termination of, our contracts with managed care payors.
We have in the past and will likely in the future be required to refund amounts we have been paid and/or pay fines and penalties, as a result of these inspections, reviews, audits and investigations. If adverse inspections, reviews, audits or investigations occur and any of the results noted above occur, it could have a material adverse effect on our business and operating results. Furthermore, the legal, document production and other costs associated with complying with these inspections, reviews, audits or investigations could be significant.

Significant legal actions, which are commonplace in our professions, could subject us to increased operating costs and substantial uninsured liabilities, which would materially and adversely affect our results of operations, liquidity and financial condition.
The long-term care profession has experienced an increasing trend in the number and severity of litigation claims involving punitive damages and settlements. We believe that this trend is endemic to the industry and is a result of a variety of factors, including the number of large judgments, including large punitive damage awards, against long-term care providers in recent years resulting in an increased awareness by plaintiffs' lawyers of potentially large recoveries. While some states have enacted tort reform legislation that limits plaintiffs' recoveries in some respects, should our professional liability and general liability increase significantly in the future, we may not be able to increase our revenue sufficiently to cover the cost increases, our operating income could suffer, and we may not be able to meet our obligations to repay our liabilities. For a discussion of recent litigation claims against us, including the Humboldt County Action, see Note 8, "Commitments and Contingencies-Legal Matters" in the notes to the consolidated financial statements included elsewhere in this report.
We also may be subject to lawsuits under the FFCA and comparable state laws for submitting allegedly fraudulent or otherwise inappropriate bills for services to the Medicare and Medicaid programs. These lawsuits, which may be initiated by regulatory authorities as well as private party whistleblowers, can involve significant monetary damages, fines, attorney fees and the award of bounties to private plaintiffs who successfully bring these suits, as well as to the government programs. In recent years, government oversight and law enforcement have become increasingly active and aggressive in investigating and taking legal action against potential fraud and abuse.
We may incur significant liabilities in conjunction with legal actions against us, including as a result of damages, fines and penalties that may be assessed against us, as well as a result of the sometimes significant commitments of financial and management resources that are often required to defend against such legal actions. The incurrence of such liabilities and related commitments of resources could materially and adversely affect our business, financial condition and results of operations.
We could face significant financial difficulties as a result of one or more of the risks discussed in this report, which could cause us to significantly alter our business and/or seek protection under bankruptcy laws or could cause our creditors or government authorities to have a receiver appointed on our behalf.
We could face significant financial difficulties if Medicare or Medicaid reimbursement rates are reduced, patient demand for our services is reduced or we incur unexpected liabilities or expenses, including in connection with legal actions, sanctions, penalties or fines or the other risks discussed in this report. This financial difficulty could cause us to significantly alter our business and/or seek protection under bankruptcy laws or could cause our creditors or government authorities to have a receiver appointed on our behalf.
A significant portion of our business is concentrated in certain geographical markets, and an economic downturn or changes in the laws affecting our business in those markets could have a material adverse effect on our operating results.
For the six months ended June 30, 2014, we received approximately 40.6% of our consolidated revenue from operations in California and 19.5% from Texas. We expect to continue to receive significant portions of our consolidated revenue from those states in the future as well. Accordingly, economic conditions and changes in state healthcare spending prevailing in either of these markets or other markets in which we have significant concentrations could affect the ability of our patients and third-party payors to reimburse us for our services, either through a reduction of the tax base used to generate state funding of Medicaid programs, an increase in the number of indigent patients eligible for Medicaid benefits, changes in state funding levels or healthcare programs or other factors. A continued or prolonged economic downturn, significant changes in state healthcare spending, or changes in the laws affecting our business in these markets could have a material adverse effect on our financial position, results of operations and cash flows.
Failure to maintain effective internal control over our financial reporting could have an adverse effect on our ability to report our financial results on a timely and accurate basis.

53

Annex K-116

We produce our consolidated financial statements in accordance with the requirements of accounting principles generally accepted in the United States of America ("U.S. GAAP"). Effective internal control over financial reporting is necessary for us to provide reliable financial reports, to help mitigate the risk of fraud and to operate successfully. We are required by federal securities laws to document and test our internal control procedures in order to satisfy the requirements of the Sarbanes-Oxley Act of 2002, which requires annual management assessments of the effectiveness of our internal control over financial reporting.
Testing and maintaining our internal control over financial reporting can be expensive and divert our management's attention from other matters that are important to our business. We may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with applicable law, or our independent registered public accounting firm may not be able or willing to issue an unqualified attestation report if we conclude that our internal control over financial reporting is not effective. If we fail to maintain effective internal control over financial reporting, or our independent registered public accounting firm is unable to provide us with an unqualified attestation report on our internal control, we could be required to take costly and time-consuming corrective measures, be required to restate the affected historical financial statements, be subjected to investigations and/or sanctions by federal and state securities regulators, and be subjected to civil lawsuits by security holders. Any of the foregoing could also cause investors to lose confidence in our reported financial information and in our company and would likely result in a decline in the market price of our stock and in our ability to raise additional financing if needed in the future.
Changes in the acuity mix of patients as well as payor mix and payment methodologies may significantly reduce our profitability or cause us to incur losses.
Our revenue is affected by our ability to attract a favorable patient acuity mix, and by our mix of payment sources. Changes in the type of patients we attract, as well as our payor mix among private payors, managed care companies, Medicare (both traditional Medicare and "managed" Medicare/Medicare Advantage) and Medicaid, significantly affect our profitability because not all payors reimburse us at the same rates. Particularly, if we fail to maintain our proportion of high-acuity patients or if there is any significant increase in the percentage of our population for which we receive Medicaid reimbursement, our financial position, results of operations and cash flow may be adversely affected. Furthermore, in recent periods we have continued to see a shift from “traditional” fee-for-service Medicare patients to “managed” Medicare (Medicare Advantage) patients.  Reimbursement rates are generally lower for services provided to Medicare Advantage patients than they are for the same services provided traditional fee-for-service Medicare patients.  This trend may continue in future periods.  Our financial results have been negatively affected by this shift to date.  Our financial results will continue to be negatively affected if the trend towards Medicare Advantage continues, and particularly if it accelerates.

It can be difficult to attract and retain qualified nurses, therapists, healthcare professionals and other key personnel, which can increase our costs related to these employees

Our employees are our most important asset. We rely on our ability to attract and retain qualified nurses, therapists and other healthcare professionals. The market for these key personnel is highly competitive, and we could experience significant increases in our operating costs due to shortages in their availability. Like other healthcare providers, we have at times experienced difficulties in attracting and retaining qualified personnel, especially facility administrators, nurses, therapists, certified nurses' aides and other important healthcare personnel. We may continue to experience increases in our labor costs, primarily due to higher wages and greater benefits required to attract and retain qualified healthcare personnel, and such increases may adversely affect our profitability. Furthermore, while we attempt to manage overall labor costs in the most efficient way, our efforts to them through wage freezes and similar means may have limited effectiveness and may lead to increased turnover and other challenges

Tight labor markets and high demand for such employees can contribute to high turnover among clinical professional staff. A shortage of qualified personnel at a facility could result in significant increases in labor costs and increased reliance on overtime and expensive temporary staffing agencies, and could otherwise adversely affect operations at the affected facilities. If we are unable to attract and retain qualified professionals, our ability to adequately provide services to our residents and patients may decline and our ability to grow may be constrained.
If we are unable to comply with state minimum staffing requirements at one or more of our facilities, we could be subject to fines or other sanctions.
Increased attention to the quality of care provided in skilled nursing facilities has caused several states to mandate, and other states to consider mandating, staffing laws that require minimum nursing hours of direct care per resident per day. These minimum staffing requirements further increase the gap between demand for and supply of qualified professionals, and lead to higher labor costs.

54

Annex K-117

We operate a number of facilities in California, which enacted legislation aimed at establishing minimum staffing requirements for facilities operating in that state. This legislation required that the California Department of Public Health ("DPH"), promulgate regulations requiring each skilled nursing facility to provide a minimum of 3.2 nursing hours per patient day. The DPH finalized regulations in 2009 that required three 8-hour shifts for nurse-to-patient staffing, described documentation and notice requirements, and specified procedures for obtaining a waiver from per-shift staffing requirements at skilled nursing facilities. Although DPH finalized the regulations, initial implementation of the statute authorizing the regulations is contingent on an appropriation in the state's annual budged legislation or another statute. Because no appropriation was made and no additional statutes were enacted, the regulations did not become operational. Therefore, DPH will continue its practice of determining a facility's compliance with the 3.2 hour of nursing services per patient day measure in accordance with its internal policy and through on-site reviews conducted during periodic licensing and certification surveys and in response to complaints. If the DPH determines that a facility is out of compliance with this staffing measure, the DPH may issue a notice of deficiency, or a citation, depending on the impact on patient care. A citation carries with it the imposition of significant monetary fines. DPH has issued guidelines, implementing the provisions of newly enacted California laws, for state audits that verify compliance with the 3.2 nursing hours per patient day staffing requirements. If DPH determines under an audit that a facility has failed to meet the minimum staffing requirement for between 5% and 49% of the audited days, a significant administrative monetary penalty will be assessed. If DPH determines that a facility has failed to meet the minimum staffing requirement for more than 49% of the audited days, then a larger administrative monetary penalty will be assessed. The issuance of either a notice of deficiency or a citation requires the facility to prepare and implement an acceptable plan of correction. The Humboldt County Action included allegations that certain of our California skilled nursing facilities failed to meet state-mandated minimum staffing requirements. The Humboldt County Action resulted in a jury verdict against us and certain of our affiliated skilled nursing companies that awarded $677 million in damages. The case was ultimately settled in September 2010, pursuant to which we were required to deposit into escrow a total of $50 million to cover certain settlement costs. For more information regarding the Humboldt County Action and the settlement, as well as a description of our February 2013 settlement with the BMFEA which included a new staffing agreement and an ongoing investigation by the DOJ regarding related staffing considerations, see Note 8, "Commitments and Contingencies-Legal Matters" in the notes to the consolidated financial statements included elsewhere in this report.
Our ability to satisfy any minimum staffing requirements depends upon our ability to attract and retain qualified healthcare professionals, including nurses, certified nurse's assistants and other personnel. Attracting and retaining personnel is difficult, given a tight labor market for these professionals in many of the markets in which we operate. Furthermore, if states do not appropriate additional funds (through Medicaid program appropriations or otherwise) sufficient to pay for any additional operating costs resulting from minimum staffing requirements, our profitability may be materially adversely affected.
If we fail to attract patients and residents and to compete effectively with other healthcare providers, our revenue and profitability may decline and we may incur losses.
The healthcare services industry is highly competitive. Our skilled nursing facilities compete primarily on a local and regional basis with many long-term care providers, from national and regional chains to smaller providers owning as few as a single nursing center. We also compete under certain circumstances with inpatient rehabilitation facilities and long-term acute care hospitals. Our hospices and home health agencies also compete with local, regional and national companies. We anticipate additional competition in the future from accountable care organizations, as well as HMO's and similar healthcare systems that seek to provide a wider variety of healthcare services to their patients/members. Increased competition could limit our ability to attract and retain patients, maintain or increase rates and occupancy, or to expand our business. Our ability to compete successfully varies from location to location and depends on a number of factors, including the number of competitors in the local market, the types of services available, our local reputation for quality care of patients, achieve or maintain desired census levels, the commitment and expertise of our staff and physicians, our local service offerings and treatment programs, the cost of care in each locality, and the physical appearance, location, age and condition of our facilities. If we are unable to attract patients to our facilities and agencies, particularly high-acuity patients, then our revenue and profitability will be adversely affected. Some of our competitors may have greater recognition and be more established in their respective communities than we are, and may have greater financial and other resources than we have. Competing long-term care companies may also offer newer facilities or different programs or services than we do, which, combined with the foregoing factors, may result in our competitors being more attractive to our current patients, to potential patients and to referral sources. Furthermore, while we budget for routine capital expenditures at our facilities to keep them competitive in their respective markets, to the extent that competitive forces cause those expenditures to increase in the future our financial condition may be negatively affected.
Some of our competitors may accept lower profit margins than we do, which could present significant price competition, particularly for managed care and private pay patients. We believe we utilize a conservative approach in complying with laws prohibiting kickbacks and referral payments to referral sources. However, some of our competitors may use more aggressive methods than we do with this respect to obtaining patient referrals, and as a result competitors may from time to time obtain patient referrals that are not otherwise available to us.

55

Annex K-118

The primary competitive factors for our assisted living, rehabilitation therapy, hospice and home health care services are similar to those for our skilled nursing businesses and include reputation, the cost of services, the quality of services, responsiveness to patient/resident needs and the ability to provide support in other areas such as third-party reimbursement, information management and patient recordkeeping. Furthermore, given the relatively low barriers to entry and continuing healthcare cost containment pressures, we expect that the markets we service will become increasingly competitive in the future. Increased competition in the future could limit our ability to attract and retain patients and residents, maintain or increase our fees, or expand our business.
Insurance coverage may become increasingly expensive and difficult to obtain for health care companies, and our self-insurance may expose us to significant losses.
It may become more difficult and costly for us to obtain coverage for patient care liabilities and certain other risks, including property and casualty insurance. Insurance carriers may require health care companies to significantly increase their self-insured retention levels and/or pay substantially higher premiums for reduced coverage for most insurance coverages, including workers' compensation, employee healthcare and patient care liability.
We self-insure a significant portion of our potential liabilities for several risks, including certain types of professional and general liability, workers' compensation and employee healthcare benefits. Due to our self-insured retentions under many of our professional and general liability, workers' compensation and employee healthcare benefits programs, including our election to self-insure against workers' compensation claims in Texas, there is no limit on the maximum number of claims or amount for which we can be liable in any policy period. We base our loss estimates and related accruals on actuarial analyses, which determine expected liabilities on an undiscounted basis, including incurred but not reported losses, based upon the available information on a given date. It is possible, however, for the ultimate amount of losses to exceed our estimates and related accruals, as well as our insurance limits as applicable. In the event our actual liability exceeds our estimates for any given period, our results of operations and financial condition could be materially adversely impacted. Additionally, we may from time to time need to increase our accruals as a result of future actuarial reviews and claims that may develop. Such increases could have an adverse impact on our business and results of operations. An adverse determination in legal proceedings, whether currently asserted or arising in the future, could have a material adverse effect on our business and results of operations.
If our referral sources fail to view us as an attractive health care provider, our patient base would likely decrease.
We rely significantly on appropriate referrals from physicians, hospitals and other healthcare providers in the communities in which we deliver our services to attract the kinds of patients we target. Our referral sources are not obligated to refer business to us and generally also refer business to other healthcare providers. We believe many of our referral sources refer business to us as a result of the quality of our patient service and our efforts to establish and build a relationship with them. If we lose, or fail to maintain, existing relationships with our referral resources, fail to develop new relationships or if we are perceived by our referral sources for any reason as not providing high quality patient care, our volume of referrals would likely decrease, the quality of our patient mix could suffer and our revenue and results of operations could be adversely affected.
If we do not achieve or maintain a reputation for providing high quality of care, our business may be negatively affected.
Our ability to achieve and maintain a reputation for providing high quality of care to our patients at each of our skilled nursing and assisted living facilities, or through our rehabilitation therapy, hospice and home health businesses, is important to our ability to attract and retain patients, particularly high-acuity patients. In some instances, our referral sources are affiliated with health care systems that may have affiliated businesses that offer services that compete with ours, and the frequency of this occurring may increase in the future as accountable care organizations are formed in the markets we serve. We believe that the perception of our quality of care by a potential patient or potential patient's family seeking to contract for our services is influenced by a variety of factors, including doctor and other healthcare professional referrals, community information and referral services, newspapers and other print and electronic media, results of patient surveys, recommendations from family and friends, and quality care statistics or rating systems compiled and published by CMS or other industry data. Through our focus on retaining high quality staffing, reviewing feedback and surveys from our patients and referral sources to highlight areas of improvement and integrating our service offerings at each of our facilities, we seek to maintain and improve on the outcomes from each of the factors listed above in order to build and maintain a strong reputation at our facilities. If any of our companies fail to achieve or maintain a reputation for providing high-quality care, or is perceived to provide a lower quality of care than competitors within the same geographic area, our ability to attract and retain patients would be adversely affected. If our businesses fail to maintain a strong reputation in the areas in which we operate, our business, revenue and profitability could be adversely affected.
We may be unable to reduce costs to offset decreases in our patient census levels or other expenses completely.

56

Annex K-119

We depend on implementing adequate cost management initiatives in response to fluctuations in levels of patient census in our businesses in order to maintain our current cash flow and earnings levels. Fluctuation in our patient census levels may become more common as we continue our emphasis in our skilled nursing facilities on patients with shorter stays but higher acuities. A decline in patient census levels would likely result in decreased revenue. If we are unable to put in place corresponding reductions in costs in response to decreases in our patient census or other revenue shortfalls, our financial condition and operating results could be adversely affected.
We may not be fully reimbursed for all services that our skilled nursing facilities are able to bill through Medicare's consolidated billing requirements.
Skilled nursing facilities are required to bill Medicare on a consolidated basis for certain items and services that they furnish to patients and residents, regardless of the amount or costs of services that the patients and residents actually receive. The consolidated billing requirement essentially confers on the skilled nursing facility itself the Medicare billing responsibility for the entire package of care that its residents receive in these situations. Federal law also requires that post-hospitalization skilled nursing services be “bundled” into the hospital's Diagnostic Related Group ("DRG") payment in certain circumstances. Where this rule applies, the hospital and the skilled nursing facility must, in effect, divide the payment which otherwise would have been paid to the hospital alone for the patient's treatment, and no additional funds are paid by Medicare for skilled nursing care of the patient. This requirement may, in instances where it is applicable, have a negative effect on skilled nursing facility utilization/census and payments, either because hospitals may find it difficult to place patients in skilled nursing facilities which will not be paid as they previously were, or because hospitals are reluctant to discharge patients to skilled nursing facilities and lose a portion of the payment that the hospital would otherwise receive. This bundling requirement could be extended to more DRGs in the future, which could exacerbate the potentially negative impact on skilled nursing facility utilization/census and payments. As a result of the bundling requirements we may not be fully reimbursed for all services that a facility bills through consolidated billing, which could adversely affect our results of operations and financial condition.
Consolidation of managed care organizations and other third-party payors or reductions in reimbursement from these payors may adversely affect our revenue and income or cause us to incur losses.

Managed care organizations and other third-party payors have in many instances consolidated in order to enhance their ability to influence the delivery of healthcare services. Consequently, the healthcare needs of a large percentage of the United States population are increasingly served by a small number of managed care organizations. These organizations generally enter into service agreements with a limited number of providers for needed services. These organizations have become an increasingly important source of revenue and referrals for us. To the extent that such organizations terminate us as a preferred provider or engage our competitors as a preferred or exclusive provider, our business could be materially adversely affected.
In addition, private third-party payors, including managed care payors, are continuing their efforts to control healthcare costs through direct contracts with healthcare providers, increased utilization reviews, or reviews of the propriety of, and charges for, services provided, and greater enrollment in managed care programs and preferred provider organizations. As these private payors increase their purchasing power, they are demanding discounted fee structures and the assumption by healthcare providers of all or a portion of the financial risk associated with the provision of care. Significant reductions in reimbursement from these sources could materially adversely affect our business and financial condition.
Delays in reimbursement may cause liquidity problems.
If we have information systems problems or payment or other issues arise with Medicare, Medicaid or other payors that affect the amount or timeliness of reimbursements, we may encounter delays in our payment cycle. Any significant payment timing delay could cause us to experience working capital shortages. As a result, working capital management, including prompt and diligent billing and collection, is an important factor in our consolidated results of operations and liquidity. Our working capital management procedures may not successfully mitigate the effects of any delays in our receipt of payments or reimbursements. Accordingly, such delays could have an adverse effect on our liquidity and financial condition.
Our rehabilitation and other related healthcare services are also subject to delays in reimbursement, as we act as vendors to other providers who in turn must wait for reimbursement from other third-party payors. Each of these customers is therefore subject to the same potential delays to which our nursing homes are subject, meaning any such delays would further delay the date we would receive payment for the provision of our related healthcare services. To the extent we grow and expand the rehabilitation and other complementary services that we offer to third parties, we may incur increasing delays in payment for these services, and these payment delays could have an adverse effect on our liquidity and financial condition. We may also experience delays in reimbursement related to change of ownership applications for our acquired facilities, as well as changes in fiscal intermediaries.
Future acquisitions may use significant resources, may be unsuccessful and could expose us to unforeseen liabilities.
We intend to selectively pursue acquisitions of skilled nursing facilities, assisted living facilities, home health companies, hospice agencies and other related healthcare operations. Acquisitions may involve significant cash expenditures,

57

Annex K-120

debt incurrence, operating losses and additional expenses that could have a material adverse effect on our financial position, results of operations and liquidity. Acquisitions involve numerous risks, including:

•	difficulties integrating acquired operations, personnel and accounting and information systems, or in realizing projected efficiencies and cost savings;

•	diversion of management's attention from other business concerns;

•	potential loss of key employees or customers of acquired companies;

•	entry into markets in which we may have limited or no experience;

•	increasing our indebtedness and limiting our ability to access additional capital when needed;

•	assumption of unknown liabilities or regulatory issues of acquired companies, including failure to comply with healthcare regulations or to establish internal financial controls; and

•	straining of our resources, including internal controls relating to information and accounting systems, regulatory compliance, logistics and others.
 Furthermore, certain of the foregoing risks could be exacerbated when combined with other growth measures that we may pursue.
Global economic conditions may impact our ability to obtain additional financing on commercially reasonable terms or at all and our ability to expand our business may be harmed.
Global market and economic conditions continue to be very challenging. Ongoing concerns about the systemic impact of potential long-term and widespread economic recession or stagnation, energy costs, geopolitical issues, sovereign debt issues, the availability and cost of credit, and the global real estate and mortgage markets have contributed to increased market volatility, uncertainty and liquidity issues for both borrowers and investors. These conditions, combined with volatile prices for energy, food and other commodities, unstable business and consumer confidence, and significant unemployment, have contributed to pronounced economic volatility.
As a result of these market conditions, the cost and availability of credit has been and may continue to be adversely affected by illiquid credit markets, interest rate fluctuations and wider credit spreads. Concern about the stability of the markets generally and the strength of counterparties specifically has led many lenders and institutional investors to reduce, and in some cases, cease to provide credit to businesses and consumers. These factors have led to a decrease in spending by businesses and consumers alike, and a corresponding decrease in global infrastructure spending. Continued turbulence in the U.S. and international markets and economies and prolonged declines or stagnation in business and consumer spending may adversely affect our liquidity and financial condition, and the liquidity and financial condition of our customers, including our ability to refinance maturing liabilities and access the capital markets to meet liquidity needs. If we are not able to timely retire or refinance our senior secured credit facility on acceptable terms at or before its stated maturity, due to market conditions or otherwise, our liquidity, financial condition, business and operating results could be materially and adversely affected.
If our ability to borrow under our senior secured credit facility is insufficient for our capital requirements, we will be required to seek additional sources of financing, including issuing equity, which may be dilutive to our current stockholders or incurring additional debt. Our ability to incur additional debt is subject to the restrictions in our senior secured credit facility. There can be no assurance that the restrictions contained in our senior secured credit facility will permit us to borrow the funds that we need to finance our operations, or that additional debt will be available to us on commercially reasonable terms or at all. Furthermore, market conditions may impede our ability to secure additional sources of financing, whether through the extension of our existing senior secured credit facility or by accessing the debt and/or equity markets. If we are unable to obtain funds sufficient to finance our capital requirements, we may have to forego opportunities to expand our business, including the acquisition or development of additional or expanded facilities.
Our substantial indebtedness could adversely affect our financial health and prevent us from fulfilling our financial obligations.
We have now and will for the foreseeable future continue to have a significant amount of indebtedness. At June 30, 2014, our total indebtedness was approximately $410.2 million. Our substantial indebtedness could have important consequences. For example, it could:

•	increase our vulnerability to adverse economic and industry conditions;

•
require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures and other general corporate purposes;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•	place us at a competitive disadvantage compared to our competitors that have less debt;

•
increase the cost or limit the availability of additional financing, if needed or desired, to fund future working capital, capital expenditures and other general corporate requirements, or to carry out other aspects of our business plan;

•	require us to maintain debt coverage and financial ratios at specified levels, reducing our financial flexibility; and

58

Annex K-121

•	limit our ability to make strategic acquisitions and develop new or expanded facilities.
In addition, if we are unable to generate sufficient cash flow or otherwise obtain funds necessary to make required debt payments, or if we fail to comply with the various covenants and requirements of our senior secured credit facility or other existing or future indebtedness, we would be in default, which could permit the holders of our indebtedness, including our senior secured credit facility, to accelerate the maturity of indebtedness, as the case may be. Any default under our senior secured credit facility, or our other existing or future indebtedness, as well as any of the above-listed factors, could have a material adverse effect on our business, operating results, liquidity and financial condition.

59

Annex K-122

Despite our substantial indebtedness, we may still be able to incur more debt. This could intensify the risks associated with this indebtedness.
The terms of our senior secured credit facility contain restrictions on our ability to incur additional indebtedness. These restrictions are subject to a number of important qualifications and exceptions, and the indebtedness incurred in compliance with these exceptions could be substantial. Accordingly, we could incur significant additional indebtedness in the future. The more we become leveraged, the more we become exposed to the risks described above under “Our substantial indebtedness could adversely affect our financial health and prevent us from fulfilling our financial obligations.”
Floating rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase.
Borrowings under our senior secured credit facility are subject to floating rates of interest over an interest rate floor of 1.5%. If interest rates increase over the floor, our debt service obligations on our variable rate indebtedness would increase even though the amount borrowed remained the same, and our net income and cash flows would correspondingly decrease. As of April 12, 2012, we increased the size of the term loan by $100.0 million. On June 23, 2014, the Company entered into an Amendment No. 2 and Loan Modification Agreement ("Amendment No. 2") to our Fourth Amended and Restated Credit Agreement dated April 12, 2012, as previously amended on June 6, 2013; further explained in "Debt" note contained elsewhere. Amendment No. 2 also modified the interest rate for the extended revolving credit facility commitments to be, at the Company’s option, LIBOR plus a margin between 5.25% and 5.50% (based upon consolidated leverage) or the prime rate plus a margin between 4.25% and 4.50% (based upon consolidated leverage). The interest rates on the non-extended revolving credit facility commitments remain at, at the Company’s option, LIBOR plus a margin of between 4.25% and 4.50% (based upon consolidated leverage) or the prime rate plus a margin between 3.25% and 3.50% (based upon consolidated leverage). The incremental term loan bears interest at LIBOR (subject to a floor of 1.50%) plus a margin of 5.50%. As part of the refinancing, the interest rate on the existing term loan was amended to match the interest rate of the incremental term loan.
Our operations are subject to environmental and occupational health and safety regulations, which could subject us to fines, penalties and increased operational costs.
We are subject to a wide variety of federal, state and local environmental and occupational health and safety laws and regulations. Regulatory requirements faced by healthcare providers such as us include those relating to air emissions, wastewater discharges, air and water quality control, occupational health and safety (such as standards regarding blood-borne pathogens and ergonomics), management and disposal of low-level radioactive medical waste, biohazards and other wastes, management of explosive or combustible gases, such as oxygen, specific regulatory requirements applicable to asbestos, lead-based paints, polychlorinated biphenyls and mold, other occupational hazards associated with our workplaces, and providing notice to employees and members of the public about our use and storage of regulated or hazardous materials and wastes. Failure to comply with these requirements could subject us to fines, penalties and increased operational costs. Moreover, changes in existing requirements or more stringent enforcement of them, as well as discovery of currently unknown conditions at our owned or leased facilities, could result in additional cost and potential liabilities, including liability for conducting cleanup, and there can be no guarantee that such increased expenditures would not be significant.
A portion of our workforce is unionized and our operations may be adversely affected by work stoppages, strikes or other collective actions.
As of June 30, 2014, approximately 570 of our approximately14,950 active employees were represented by unions and covered by collective bargaining agreements. In addition, certain labor unions have publicly stated that they are concentrating their organizing efforts within the long-term healthcare industry. We cannot predict the effect that continued union representation or future organizational activities will have on our business or future operations. There can be no assurance that we will not experience a material work stoppage in the future.
Disasters and similar events may seriously harm our business.
Natural and man-made disasters and similar events, including terrorist attacks and acts of nature such as hurricanes, tornados, earthquakes, floods and wildfires, may cause damage or disruption to us, our employees and our facilities, which could have an adverse impact on our patients and our business. In order to provide care for our patients, we are dependent on consistent and reliable delivery of food, pharmaceuticals, utilities and other goods to our facilities, and the availability of employees to provide services at our facilities and other locations. If the delivery of goods or the ability of employees to reach our facilities and patients were interrupted in any material respect due to a natural disaster or other reasons, it would have a significant impact on our business. For example, in connection with Hurricane Katrina in New Orleans, several nursing home operators unaffiliated with us were accused of not properly caring for their residents, which resulted in, among other things, criminal charges being filed against the proprietors of those facilities. Furthermore, the impact, or impending threat, of a natural disaster has in the past and may in the future require that we evacuate one or more facilities, which would be costly and would involve risks, including potentially fatal risks, for the patients and employees. The impact of disasters and similar events is inherently uncertain. Such events could harm our patients and employees, severely damage or destroy one or more of our

60

Annex K-123

facilities, harm our business, reputation and financial performance, or otherwise cause our business to suffer in ways that we currently cannot predict.
The operation of our business is dependent on effective and secure information systems.
We depend on several information technology systems for the efficient functioning of our business. The software programs supporting these systems are licensed to us by independent software developers. Our inability or the inability of these developers, to continue to maintain and upgrade these information systems and software programs could disrupt or reduce the efficiency of our operations. In addition, costs and potential problems and interruptions associated with the implementation of new or upgraded systems and technology or with maintenance or adequate support of existing systems could also disrupt or reduce the efficiency of our operations. Furthermore, while we budget for the changes and upgrades to our information technology systems that we anticipate needing over time, it is possible that we may underestimate the actual costs of those changes and upgrades. Failure to make necessary changes and upgrades due to financial or other concerns could negatively impact the effectiveness of our information technology systems, as well as our operations and financial performance.
Additionally, we maintain information necessary to conduct our business, including confidential and proprietary information as well as personal information regarding our patients, employees and others with whom we do business, in digital form. Data maintained in digital form is subject to the risk of tampering, theft and unauthorized access. We develop and maintain systems to prevent this from occurring, but the development and maintenance of these systems is costly and requires ongoing monitoring and updating as technologies change and efforts to overcome security measures become more sophisticated. Moreover, despite our efforts, the possibility of tampering, theft and other unauthorized access cannot be eliminated entirely, and risks associated with each of these remain. If our information technology systems are compromised and personal or other protected information regarding patients, employees or others with whom we do business is stolen, tampered with or otherwise improperly accessed, our ability to conduct our business and our reputation may be impaired. If personal or other protected information of our patients, employees or others with whom we do business is tampered with, stolen or otherwise improperly accessed, and we may incur significant costs to remediate possible injury to the affected persons, compensate the affected persons, pay any applicable fines, or take other action with respect to judicial or regulatory actions arising out of the incident, including under HIPAA or the HITECH Act, as applicable.

Risks Related to Ownership of Our Class A Common Stock
We are controlled by Onex Corporation, whose interests may conflict with yours.
Our Class A common stock has one vote per share, while our Class B common stock has ten votes per share, on all matters voted on by our stockholders. As of June 30, 2014, Onex Corporation, its affiliates and certain of our directors and members of our senior management who are party to a voting agreement with an affiliate of Onex Corporation owned shares of common stock representing over 75.0% of the combined voting power of our outstanding common stock. Accordingly, Onex Corporation generally has the power to control the outcome of matters on which stockholders are entitled to vote. Such matters include the election and removal of directors, the adoption or amendment of our certificate of incorporation and bylaws, possible mergers, corporate control contests and significant transactions. Through its control of elections to our board of directors, Onex Corporation may also have the ability to appoint or replace our senior management and cause us to issue additional shares of our common stock or repurchase common stock, declare dividends or take other actions. Onex Corporation may make decisions regarding our company and business that are opposed to our other stockholders’ interests or with which they disagree. Onex Corporation may also delay or prevent a change of control of us, even if the change of control would benefit our other stockholders, which could deprive our other stockholders of the opportunity to receive a premium for their Class A common stock. The significant concentration of stock ownership and voting power may also adversely affect the trading price of our Class A common stock due to investors’ perception that conflicts of interest may exist or arise. To the extent that the interests of our public stockholders are harmed by the actions of Onex Corporation, the price of our Class A common stock may be harmed.
Additionally, Onex Corporation is in the business of making investments in companies and currently holds, and may from time to time in the future acquire, controlling interests in businesses engaged in the healthcare industries that complement or directly or indirectly compete with certain portions of our business. Further, if it pursues such acquisitions in the healthcare industry, those acquisition opportunities may not be available to us.
If our stock price is volatile, purchasers of our Class A common stock could incur substantial losses.
Our stock price has been and is likely to continue to be volatile. The stock market in general often experiences substantial volatility that is seemingly unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our Class A common stock. The price for our Class A common stock may be influenced by many factors, including:

61

Annex K-124

•	the depth and liquidity of the market for our Class A common stock;

•	developments generally affecting the healthcare industry;

•	investor perceptions of us and our business;

•	actions by institutional or other large stockholders;

•	strategic actions, such as acquisitions or restructurings, or the introduction of new services by us or our competitors;

•	new laws or regulations or new interpretations of existing laws or regulations applicable to our business;

•	litigation and governmental investigations;

•	changes in accounting standards, policies, guidance, interpretations or principles;

•
adverse conditions in the financial markets, state and federal government or general economic conditions, including those resulting from statewide, national or global financial and deficit considerations, overall market conditions, war, incidents of terrorism and responses to such events;

•	sales of Class B common stock by Onex, us or members of our management team;

•	additions or departures of key personnel; and

•	our results of operations, financial performance and future prospects.
These and other factors may cause the market price and demand for our Class A common stock to fluctuate substantially, which may limit or prevent investors from readily selling their shares of Class A common stock and may otherwise negatively affect the liquidity of our Class A common stock. In addition, in the past, when the market price of a stock has been volatile, holders of that stock have sometimes instituted securities class action litigation against the company that issued the stock. If any of our stockholders brought a lawsuit against us, we could incur substantial costs defending or settling the lawsuit. Such a lawsuit could also divert the time and attention of our management from our business.
If securities or industry analysts do not publish research or reports about our business, if they change their recommendations regarding our stock adversely or if our operating results do not meet their expectations, our stock price and trading volume could decline.
The trading market for our Class A common stock is significantly influenced by the research and reports that industry or securities analysts publish about us or our business. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline. Moreover, if one or more of the analysts who cover us downgrade our stock or if our operating results do not meet their expectations, our stock price could decline.
We do not intend to pay dividends on our common stock.
We do not anticipate paying any cash dividends on our common stock in the foreseeable future. We currently anticipate that we will retain all of our available cash, if any, for use as working capital and for other general purposes, including to service or repay our debt and to fund the operation and expansion of our business. Any payment of future dividends will be at the discretion of our board of directors and will depend on, among other things, our earnings, financial condition, capital requirements, level of indebtedness, statutory and contractual restrictions applying to the payment of dividends and other considerations that our board of directors deems relevant.
We are a “controlled company” within the meaning of NYSE rules and, as a result, qualify for and rely on exemptions from certain corporate governance requirements.
Onex Corporation and its affiliates control a majority of the voting power of our outstanding common stock. Under the NYSE rules, a company of which more than 50% of the voting power is held by another person or group of persons acting together is a “controlled company” and may elect not to comply with certain NYSE corporate governance requirements, including the requirements that:

•	a majority of the board of directors consist of independent directors;

•	the nominating and corporate governance committee be entirely composed of independent directors with a written charter addressing the committee’s purpose and responsibilities;

•	the compensation committee be entirely composed of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•	there be an annual performance evaluation of the nominating and corporate governance and compensation committees.
We elect to be treated as a controlled company and thus utilize some of these exemptions. In addition, although we currently have a board composed of a majority of independent directors and have adopted charters for our audit, corporate governance, quality and compliance and compensation committees, and intend to conduct annual performance evaluations for these committees, none of these committees are composed entirely of independent directors, except for our audit committee. Accordingly, you may not have the same protections afforded to stockholders of companies that are subject to all of NYSE corporate governance requirements.

62

Annex K-125

Our amended and restated certificate of incorporation, bylaws and Delaware law contain provisions that could discourage transactions resulting in a change in control, which may negatively affect the market price of our Class A common stock.
In addition to the effect that the concentration of ownership and voting power in our significant stockholders may have, our amended and restated certificate of incorporation and our amended and restated bylaws contain provisions that may enable our management to resist a change in control. These provisions may discourage, delay or prevent a change in the ownership of our company or a change in our management, even if doing so might be beneficial to our stockholders. In addition, these provisions could limit the price that investors would be willing to pay in the future for shares of our Class A common stock. The provisions in our amended and restated certificate of incorporation or amended and restated bylaws include:

•
our board of directors is authorized, without prior stockholder approval, to create and issue preferred stock, commonly referred to as “blank check” preferred stock, with rights senior to those of our Class A common stock and Class B common stock;

•
advance notice requirements for stockholders to nominate individuals to serve on our board of directors or to submit proposals that can be acted upon at stockholder meetings; provided, that prior to the date that the total number of outstanding shares of our Class B common stock is less than 10% of the total number of shares of common stock outstanding, which we refer to as the "Transition Date," no such requirement is required for holders of at least 10% of our outstanding Class B common stock;

•
our board of directors is classified so not all of the members of our board of directors are elected at one time, which may make it more difficult for a person who acquires control of a majority of our outstanding voting stock to replace our directors;

•	following the Transition Date, stockholder action by written consent will be prohibited;

•	special meetings of the stockholders are permitted to be called only by the chairman of our board of directors, our chief executive officer or by a majority of our board of directors;

•	stockholders are not permitted to cumulate their votes for the election of directors;

•	newly created directorships resulting from an increase in the authorized number of directors or vacancies on our board of directors will be filled only by majority vote of the remaining directors;

•	our board of directors is expressly authorized to make, alter or repeal our bylaws; and

•
stockholders are permitted to amend our bylaws only upon receiving at least 66 2/3% of the votes entitled to be cast by holders of all outstanding shares then entitled to vote generally in the election of directors, voting together as a single class.

After the Transition Date, we will also be subject to the provisions of Section 203 of the Delaware General Corporation Law, which may prohibit certain business combinations with stockholders owning 15% or more of our outstanding voting stock. These and other provisions in our amended and rested certificate of incorporation, amended and restated bylaws and Delaware law could discourage acquisition proposals and make it more difficult or expensive for stockholders or potential acquirers to obtain control of our board of directors or initiate actions that are opposed by our then-current board of directors, including delaying or impeding a merger, tender offer or proxy contest involving us. Any delay or prevention of a change of control transaction or changes in our board of directors could cause the market price of our Class A common stock to decline.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds

Purchases of Equity Securities by the Issuer and Affiliated Purchasers
The table below sets forth information with respect to purchases of our Class A common stock made by us or on our behalf during the quarter ended June 30, 2014:

Period	Total Number of Shares Purchased (1)	Average Price Paid per Share	Total Number of Shares Purchase as Part of Publicly Announced Plans or Programs	Maximum Dollar Value of Shares that May Yet Be Purchased Under the Plans or Programs
April 1 - 30, 2014	—	$—	n/a	n/a
May 1 - 31, 2014	1,694	$5.08	n/a	n/a
June 1 - 30, 2014
Total:	1,694	$5.08	n/a	n/a

63

Annex K-126

(1) Reflects shares forfeited to us upon the vesting of restricted stock granted to participants in our 2007 Incentive Award Plan, to satisfy applicable tax withholding obligations with respect to such vesting. We did not have any publicly announced plans or programs to purchase our Class A common stock in the quarter ended June 30, 2014.
Item 3. Defaults Upon Senior Securities
None.
Item 4. Mine Safety Disclosures
None.
Item  5. Other Information
None.

64

Annex K-127

Item 6. Exhibits

(a)	Exhibits.

Number	Description

10.1*	Employment Agreement, dated April 10, 2014, with Paxton L. Wiffler

10.2*	Restricted Stock Agreement, dated May 8, 2014, with Paxton L. Wiffler

10.3
Amendment No. 2 and Loan Modification Agreement, dated as of June 23, 2014, to the Fourth Amended and Restated Credit Agreement, dated as of April 12, 2012, by and among Skilled Healthcare Group, Inc., certain subsidiary guarantors , Credit Suisse AG, Cayman Islands Branch, as administrative agent, Credit Suisse Securities (USA) LLC, as amendment arranger, and certain lenders and other parties thereto (Incorporated by reference to Exhibit 10.1 of our Current Report on Form 8-K filed with the SEC on June 27, 2014)

31.1	Certification of Principal Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.2	Certification of Principal Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32**	Certifications pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

101
The following financial information from our Quarterly Report on Form 10-Q for the quarter ended June 30, 2014 as filed with the SEC on August 11, 2014, formatted in Extensible Business Reporting Language (XBRL): (i) the condensed consolidated balance sheets at June 30, 2014 and December 31, 2013, and (ii) the condensed consolidated statements of operations for the three and six months ended June 30, 2014 and June 30, 2013, and (iii) the condensed consolidated statements of comprehensive income for the three and six months ended June 30, 2014 and June 30, 2013, and (iv) the condensed consolidated statements of cash flows the six months ended June 30, 2014 and June 30, 2013, and (v) the Notes to Condensed Consolidated Financial Statements.

 *    Management contract or compensatory plan or arrangement.

**	Furnished herewith and not "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

65

Annex K-128

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SKILLED HEALTHCARE GROUP, INC.

Date:	August 11, 2014	By	/S/ ROBERT H. FISH
Robert H. Fish
Chief Executive Officer

Date:	August 11, 2014	By	/S/ CHRISTOPHER N. FELFE
Christopher N. Felfe
Chief Financial Officer
(Principal Financial Officer, Principal Accounting Officer, and Authorized Signatory)

66

Annex K-129

EXHIBIT INDEX

Number	Description

10.1*	Employment Agreement, dated April 10, 2014, with Paxton L. Wiffler

10.2*	Restricted Stock Agreement, dated May 8, 2014, with Paxton L. Wiffler

10.3
Amendment No. 2 and Loan Modification Agreement, dated as of June 23, 2014, to the Fourth Amended and Restated Credit Agreement, dated as of April 12, 2012, by and among Skilled Healthcare Group, Inc., certain subsidiary guarantors , Credit Suisse AG, Cayman Islands Branch, as administrative agent, Credit Suisse Securities (USA) LLC, as amendment arranger, and certain lenders and other parties thereto (Incorporated by reference to Exhibit 10.1 of our Current Report on Form 8-K filed with the SEC on June 27, 2014)

31.1	Certification of Principal Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.2	Certification of Principal Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32**	Certifications pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

101
The following financial information from our Quarterly Report on Form 10-Q for the quarter ended June 30, 2014 as filed with the SEC on August 11, 2014, formatted in Extensible Business Reporting Language (XBRL): (i) the condensed consolidated balance sheets at June 30, 2014 and December 31, 2013, and (ii) the condensed consolidated statements of operations for the three and six months ended June 30, 2014 and June 30, 2013, and (iii) the condensed consolidated statements of comprehensive income for the three and six months ended June 30, 2014 and June 30, 2013, and (iv) the condensed consolidated statements of cash flows the six months ended June 30, 2014 and June 30, 2013, and (v) the Notes to Condensed Consolidated Financial Statements.

*        Management contract or compensatory plan or arrangement.

**	Furnished herewith and not "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

67

Exhibits to this filing may be found at http://investors.skilledhealthcaregroup.com/sec.cfm.

Annex K-130

Exhibit 31.1
CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
I, Robert H. Fish, certify that:

(1)	I have reviewed this quarterly report on Form 10-Q of Skilled Healthcare Group, Inc.;

(2)
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

(3)
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

(4)
The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a.
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.
Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c.
Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d.
Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

(5)
The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a.
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date:	August 11, 2014
/S/ ROBERT H. FISH
Robert H. Fish
Chief Executive Officer

Annex K-131

Exhibit 31.2
CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
I, Christopher N. Felfe, certify that:

(1)	I have reviewed this quarterly report on Form 10-Q of Skilled Healthcare Group, Inc.;

(2)
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

(3)
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

(4)
The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a.
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.
Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c.
Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d.
Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

(5)
The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a.
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date:	August 11, 2014
/S/ CHRISTOPHER N. FELFE
Christopher N. Felfe
Chief Financial Officer
(Principal Financial Officer, Principal Accounting Officer, and Authorized Signatory)

Annex K-132

Exhibit 32
The following certifications are being furnished solely to accompany the Quarterly Report on Form 10-Q for the period ended June 30, 2014 (the “Report”), of Skilled Healthcare Group, Inc., a Delaware corporation (the “Company”), pursuant to 18 U.S.C. § 1350 and in accordance with SEC Release No. 33-8238. These certifications shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, whether made before or after the date hereof, regardless of any general incorporation language in such filing.
Certification of Principal Executive Officer
Pursuant to 18 U.S.C. Section 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of the Company, hereby certifies, to his knowledge, that:

(1)	the Report fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	August 11, 2014	/S/ ROBERT H. FISH
Robert H. Fish
Chief Executive Officer
Certification of Principal Financial Officer
Pursuant to 18 U.S.C. Section 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of the Company, hereby certifies, to his knowledge, that:

(1)	the Report fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	August 11, 2014	/S/ CHRISTOPHER N. FELFE
Christopher N. Felfe
Chief Financial Officer
(Principal Financial Officer, Principal Accounting Officer, and Authorized Signatory)
A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Annex K-133

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-Q

(Mark One)

☑	Quarterly Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
For the quarterly period ended September 30, 2014.
OR

☐	Transition Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
For the transition period from              to              .
Commission file number: 001-33459

Skilled Healthcare Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	20-3934755
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

27442 Portola Parkway, Suite 200
Foothill Ranch, California	92610
(Address of principal executive offices)	(Zip Code)
(949) 282-5800
(Registrant’s telephone number, including area code)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports) and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☑    No  ☐
Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).    Yes  ☑    No  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☑

Non-accelerated filer	☐	(do not check if smaller reporting company)	Smaller reporting company	☐
Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).    Yes  ☐    No   ☑
The number of shares outstanding of each of the issuer’s classes of common stock, as of the close of business on October 31, 2014, was:
Class A common stock, $0.001 par value – 24,616,068 shares
Class B common stock, $0.001 par value – 15,511,603 shares

Annex K-134

Skilled Healthcare Group, Inc.
Form 10-Q
For the Quarterly Period Ended September 30, 2014
Index

		Page Number
Part I.	Financial Information
Item 1.	Financial Statements	3
	Condensed Consolidated Balance Sheets — September 30, 2014 (unaudited) and December 31, 2013	3
	Condensed Consolidated Statements of Operations — Three and nine months ended September 30, 2014 (unaudited) and September 30, 2013 (unaudited)	4
	Condensed Consolidated Statements of Comprehensive Income (Loss) — Three and nine months ended September 30, 2014 (unaudited) and September 30, 2013 (unaudited)	5
	Condensed Consolidated Statements of Cash Flows — Nine months ended September 30, 2014 (unaudited) and September 30, 2013 (unaudited)	6
	Notes to Unaudited Condensed Consolidated Financial Statements	8
Item 2.	Management’s Discussion and Analysis of Financial Condition and Results of Operations	24
Item 3.	Quantitative and Qualitative Disclosures About Market Risk	48
Item 4.	Controls and Procedures	48
Part II.	Other Information
Item 1.	Legal Proceedings	49
Item 1A.	Risk Factors	49
Item 2.	Unregistered Sales of Equity Securities and Use of Proceeds	65
Item 3.	Defaults Upon Senior Securities	65
Item 4.	Mine Safety Disclosures	65
Item 5.	Other Information	65
Item 6.	Exhibits	66
Signatures		67
Exhibit Index		68

Annex K-135

PART I — FINANCIAL INFORMATION
Item 1. Financial Statements.
Skilled Healthcare Group, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except per share data)

	September 30, 2014	December 31, 2013
	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash and cash equivalents	$10,536	$4,177
Accounts receivable, less allowance for doubtful accounts of $19,241 and $16,665 at September 30, 2014 and December 31, 2013, respectively	114,598	107,215
Deferred income taxes	14,627	9,876
Prepaid expenses	5,019	8,961
Other current assets	12,858	12,188
Total current assets	157,638	142,417
Property and equipment, less accumulated depreciation of $155,097 and $137,484 at September 30, 2014 and December 31, 2013, respectively	333,285	341,822
Leased facility assets, less accumulated depreciation of $4,791 and $4,432 at September 30, 2014 and December 31, 2013, respectively	9,057	9,416
Other assets:
Notes receivable	2,117	520
Deferred financing costs, net	8,043	9,189
Goodwill	68,833	69,065
Intangible assets, less accumulated amortization of $4,879 and $4,640 at September 30, 2014 and December 31, 2013, respectively	18,569	18,807
Deferred income taxes	5,146	9,472
Restricted Assets	31,462	26,965
Other assets	15,747	15,743
Total other assets	149,917	149,761
Total assets	$649,897	$643,416
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$64,739	$57,179
Employee compensation and benefits	42,201	32,979
Current portion of long-term debt	13,173	7,630
Total current liabilities	120,113	97,788
Long-term liabilities:
Insurance liability risks	28,075	29,534
Other long-term liabilities	12,641	12,367
Long-term debt, less current portion	394,644	411,495
Total liabilities	555,473	551,184
Commitments and contingencies — Note 8
Stockholders’ equity:
Class A common stock, 175,000 shares authorized, $0.001 par value per share; Issued and outstanding - 24,619 and 24,278 at September 30, 2014 and December 31, 2013, respectively	25	24
Class B common stock, 30,000 shares authorized, $0.001 par value per share; Issued and outstanding - 15,512 and 15,515 at September 30, 2014 and December 31, 2013, respectively	16	16
Additional paid-in-capital	381,818	378,756
Accumulated deficit	(287,435)	(286,592)
Accumulated other comprehensive income	—	28
Total stockholders’ equity	94,424	92,232
Total liabilities and stockholders’ equity	$649,897	$643,416
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

3

Annex K-136

Skilled Healthcare Group, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenue:
Net patient service revenue	$207,811	$207,957	$620,496	$631,660
Leased facility revenue	807	787	2,401	2,335
	208,618	208,744	622,897	633,995
Expenses:
Cost of services (exclusive of rent cost of revenue and depreciation and amortization shown below)	176,689	181,078	535,527	550,164
Rent cost of revenue	5,146	4,806	14,842	14,160
General and administrative	12,780	6,490	26,151	19,782
Change in fair value of contingent consideration	7	79	(100)	(2,082)
Depreciation and amortization	6,120	5,900	18,240	17,700
Governmental investigation expense	—	—	6,000	—
Impairment of long-lived assets	—	19,000	82	19,000
Loss on disposal of asset	68	—	73	—
	200,810	217,353	600,815	618,724
Other (expenses) income:
Interest expense	(8,009)	(8,744)	(23,993)	(26,153)
Interest income	173	63	518	287
Other (expense) income, net	(26)	(49)	34	(111)
Equity in earnings of joint venture	568	508	1,206	1,469
Debt modification/retirement costs	(21)	(432)	(843)	(1,520)
Total other (expenses) income, net	(7,315)	(8,654)	(23,078)	(26,028)
Income (loss) from continuing operations before benefit from income taxes	493	(17,263)	(996)	(10,757)
Benefit from income taxes	(150)	(5,324)	(153)	(3,940)
Income (loss) from continuing operations	643	(11,939)	(843)	(6,817)
Loss from discontinued operations, net of tax	—	(136)	—	(665)
Net income (loss)	$643	$(12,075)	$(843)	(7,482)

Earnings (loss) per share, basic:
Earnings (loss) per common share from continuing operations	$0.02	$(0.32)	$(0.02)	$(0.18)
Loss per share from discontinued operations	—	—	—	(0.02)
Earnings (loss) per share	$0.02	$(0.32)	$(0.02)	$(0.20)

Earnings (loss) per share, diluted:
Earnings (loss) per common share from continuing operations	$0.02	$(0.32)	$(0.02)	$(0.18)
Loss per share from discontinued operations	—	—	—	(0.02)
Earnings (loss) per share	$0.02	$(0.32)	$(0.02)	$(0.20)

Weighted-average common shares outstanding, basic	38,207	37,499	38,093	37,567
Weighted-average common shares outstanding, diluted	38,463	37,499	38,093	37,567
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

4

Annex K-137

Skilled Healthcare Group, Inc.
Condensed Consolidated Statements of Comprehensive Income (Loss)
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

Net income (loss)	$643	$(12,075)	$(843)	$(7,482)
Other comprehensive income (loss):
Unrealized loss on investment available for sale - net of income tax (benefit) of ($2) for the three months ended September 30, 2013; net of income tax (benefit) of ($13) for the nine months ended September 30, 2013.	—	(3)	—	(19)
Reclassification adjustments:
Gain realized in net loss on investments available for sale - net of income tax expense of $17 for the nine months ended September 30, 2014.	—	—	(28)	—
Interest expense on interest rate swap - net of income tax expense of $107 for the nine months ended September 30, 2013.	—	—	—	169
Other comprehensive income (loss), net of tax	—	(3)	(28)	150
Comprehensive income (loss)	$643	$(12,078)	(871)	(7,332)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

5

Annex K-138

Skilled Healthcare Group, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2014	2013
Cash Flows from Operating Activities
Net loss	$(843)	$(7,482)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	18,240	18,396
Change in fair value of contingent consideration	(100)	(2,082)
Provision for doubtful accounts	10,362	8,758
Non-cash stock-based compensation	2,459	2,235
Loss on disposal of assets	73	379
Amortization of deferred financing costs	2,526	2,102
Debt modification/retirement costs	843	1,520
Deferred income taxes	(425)	(2,284)
Impairment of long lived assets	82	19,000
Amortization of discount on debt	416	710
Changes in operating assets and liabilities:
Accounts receivable	(20,535)	(8,528)
Payments on notes receivable	1,173	2,304
Other current and non-current assets	1,240	(3,036)
Accounts payable and accrued liabilities	8,351	2,462
Employee compensation and benefits	6,275	(3,658)
Insurance liability risks	949	6,949
Other long-term liabilities	373	(913)
Net cash provided by operating activities	31,459	36,832
Cash Flows from Investing Activities
Additions to property and equipment	(9,243)	(9,977)
Proceeds from maturity of investments	1,060	—
Proceeds from the sale of home health agency	30	—
Proceeds from the sale of land	66	—
Net cash used in investing activities	(8,087)	(9,977)
Cash Flows from Financing Activities
Borrowings under line of credit	224,500	254,083
Repayments under line of credit	(233,392)	(287,583)
Repayments of long-term debt	(6,500)	(67,055)
Proceeds from exercise of stock options	948	—
Taxes paid related to net share settlement of equity awards	(346)	(188)
Proceeds from issuance of long-term debt	—	79,806
Payment of financing costs	(2,223)	(5,326)
Net cash used in financing activities	(17,013)	(26,263)
Increase in cash and cash equivalents	6,359	592
Cash and cash equivalents at beginning of period	4,177	2,003
Cash and cash equivalents at end of period	$10,536	$2,595
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

6

Annex K-139

	Nine Months Ended September 30,
	2014	2013
Supplemental cash flow information
Cash paid for:
Interest expense	$19,902	$23,743
Income taxes, net	$(1,866)	$184
Non-cash activities:
Conversion of accounts receivable into notes receivable	$2,782	$—
Insurance premium financed	$3,668	$5,875
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

7

Annex K-140

SKILLED HEALTHCARE GROUP, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

1. Description of Business

Skilled Healthcare Group, Inc. ("Skilled") is a holding company that owns subsidiary companies that operate long-term care facilities and provides a wide range of post-acute care services, with a strategic emphasis on sub-acute specialty medical care. Skilled and its consolidated wholly-owned companies are collectively referred to as the "Company." As of September 30, 2014, the Company operated facilities in California, Iowa, Kansas, Missouri, Nevada, Nebraska, New Mexico and Texas, including 73 skilled nursing facilities ("SNFs"), which offer sub-acute care, rehabilitative, specialty healthcare, and skilled nursing care, and 22 assisted living facilities ("ALFs"), which provide room and board and assistance with activities of daily living. The Company leases five skilled nursing facilities in California to an unaffiliated third party operator. In addition, through its Hallmark Rehabilitation subsidiary ("Hallmark"), the Company provides a variety of rehabilitative services such as physical, occupational and speech therapy in Company-operated facilities and unaffiliated facilities. Furthermore, as of September 30, 2014, the Company provided hospice care and home health services in Arizona, California, Idaho, Montana, Nevada and New Mexico. The Company also provides private duty care services in Montana and Nevada. The Company has an administrative services company that provides a full complement of administrative and consultative services that allows affiliated operators and third-party operators with whom the Company contracts to better focus on delivery of healthcare services. The Company currently has one such service agreement with an unrelated skilled nursing facility operator. The Company also owns a 50% interest in an institutional pharmacy in Texas, which currently serves eight of the Company's SNFs as well as other facilities unaffiliated with the Company.

2. Discontinued Operations
On December 1, 2013, the Company disposed of one owned SNF in Texas and one leased SNF in California. The results of operations of these facilities for all periods presented and the losses associated with the transaction have been classified as discontinued operations, net of tax, in the accompanying condensed consolidated statements of operations as the operations have been eliminated from the Company’s ongoing operations.

Our selected historical consolidated statements of operations have been recast to reflect our disposal of two skilled nursing facilities on December 1, 2013, as discontinued operations for the quarters ended September 30, 2014 and September 30, 2013. Please refer to the information set forth below in conjunction with other sections of this report, including our consolidated historical financial statements and related notes included elsewhere in this report.

A summary of the discontinued operations for the periods presented is as follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Net operating revenues	$—	$3,701	$—	$11,018
Operating expenses	—	3,923	—	12,103
Loss from discontinued operations	—	(222)	—	(1,085)
Income tax benefit	—	(86)	—	(420)
Loss from discontinued operations	$—	$(136)	$—	$(665)

3. Summary of Significant Accounting Policies

Basis of Presentation
The accompanying condensed consolidated financial statements as of September 30, 2014 and for the three and nine months ended September 30, 2014 and 2013 (collectively, the "Interim Financial Statements"), are unaudited. Certain information and footnote disclosures normally included in the Company’s annual consolidated financial statements have been condensed or omitted, as permitted under applicable U.S. Securities and Exchange Commission rules and regulations. Readers of the Interim Financial Statements should refer to the Company's audited consolidated financial statements and notes thereto (as updated by Note 3, "Summary of Significant Accounting Policies," in this filing), for the year ended December 31, 2013,

8

Annex K-141

SKILLED HEALTHCARE GROUP, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

which are included in the Company's 2013 Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC"). Management believes that the Interim Financial Statements reflect all adjustments that are of a normal and recurring nature necessary to fairly present the Company's financial information in all material respects as of the dates and for the periods presented. The results of operations presented in the Interim Financial Statements are not necessarily indicative of operations to be expected for the entire year or any other period.
The accompanying Interim Financial Statements include the accounts of Skilled and its consolidated wholly-owned subsidiaries. All significant intercompany transactions have been eliminated in consolidation.
Estimates and Assumptions
The interim financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America ("U.S. GAAP"), which require the Company to consolidate company financial information and make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. The most significant estimates in the Company’s interim financial statements relate to revenue, allowance for doubtful accounts, self-insured liability risks, income taxes, governmental investigation, and valuation of contingent consideration.
Revenue and Accounts Receivables
Revenue and accounts receivable are recorded on an accrual basis as services are performed at their estimated net realizable value. The Company derives a majority of its revenue from funds under federal Medicare and state Medicaid assistance programs, the continuation of which are dependent upon governmental policies and are subject to audit risk and potential recoupment.
The Company is participating in the recently established Upper Payment Limit (UPL) supplemental payment program in the state of Texas that provides supplemental Medicaid payments for skilled nursing facilities that are licensed to non-state government entities such as county hospital districts.  Company subsidiaries previously operating twenty Company-owned Texas skilled nursing facilities entered into transactions with such hospital districts providing for the transfer of the licenses for the twenty of the Company-owned Texas skilled nursing facilities to the hospital districts, and providing further for the Company’s operating subsidiaries to retain the management of those facilities on behalf of the hospital districts, which are all participating in the UPL program. Each affected Operating subsidiary therefore retains operations of its skilled nursing facility and each agreement between the hospital district and the Company subsidiary is terminable by either party to fully restore the prior license status. The Company may add an additional nursing center sometime during the remainder of 2014.
Overall payments made by Medicare for hospice services are subject to an annual cap amount on a per hospice agency basis. Total Medicare payments received for services rendered during the applicable Medicare hospice cap year by each Medicare-certified agency during this period are compared to the cap amount for the relevant period. Payments in excess of the cap are subject to refund to and recoupment by Medicare. For the three months ended September 30, 2014 and 2013, the Company recorded hospice Medicare cap reserves of $1.2 million and $0.5 million, respectively, as adjustments to revenue. Of the $1.2 million recorded in the three months ended September 30, 2014, $1.4 million was related to the 2014 cap year and reversal of $0.2 million was related to the 2013 cap year. Of the $0.5 million recorded in the three months ended September 30, 2013, $0.2 million was related to the 2013 cap year and $0.3 million was related to the 2012 cap year. For the nine months ended September 30, 2014 and 2013, the Company recorded hospice Medicare cap reserves of $2.1 million and $3.4 million, respectively, as adjustments to revenue. Of the $2.1 million recorded in the nine months ended September 30, 2014, $2.0 million was related to the 2014 cap year and $0.1 million was related to the 2013 cap year. Of the $3.4 million recorded in the nine months ended September 30, 2013, $0.9 million was related to the 2013 cap year, $2.3 million was related to the 2012 cap year, and $0.2 million was related to the 2011 cap year.
Notes Receivable
As of September 30, 2014 and December 31, 2013, net notes receivable were approximately $3.6 million and $2.0 million, respectively, of which $1.5 million was reflected as current assets as of September 30, 2014 and December 31, 2013, respectively, with the remaining balances reflected as long-term assets. Interest rates on these notes approximated market rates as of the date the notes were originated.
As of September 30, 2014, two customers of the Company's rehabilitation therapy services business were responsible for 100% of the net notes receivable balance. The notes receivable, as well as the receivables from these customers, are secured by the assets of the customers as well as personal guaranties by the principal owners of the customers. Additionally, the customers represented $6.4 million, or 35.9% of the net accounts receivable for the Company's rehabilitation therapy services business and approximately $28.5 million, or 41.8%, of the external revenue of the rehabilitation therapy services business for the nine months ended September 30, 2014.
At September 30, 2014, there was no note receivable reserve balance.

9

Annex K-142

SKILLED HEALTHCARE GROUP, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

Recent Accounting Pronouncement
In April 2014, the FASB issued ASU No. 2014-08, Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity, ("ASU 2014-08").  This ASU requires an entity to report disposed components or components held-for-sale in discontinued operations if such components represent a strategic shift that has or will have a significant effect on operations and financial results. Additionally, expanded disclosure about discontinued operations and disposals of significant components that do not qualify for discontinued operations presentation will be required. The adoption of ASU 2014-08 is effective prospectively for disposals that occur within annual periods beginning on or after December 15, 2014, with early adoption permitted. The Company is currently evaluating the impact of the ASU on its consolidated financial statements.
In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers, ("ASU 2014-08").  This ASU requires an entity to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve this core principle, the guidance provides that an entity should apply the following steps: (1) identify the contract(s) with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations in the contract; and (5) recognize revenue when, or as, the entity satisfies a performance obligation. The ASU is effective beginning in the first quarter of our fiscal year 2017. Early adoption is not permitted. The Company is currently evaluating the impact to the consolidated financial statements.

4. Income (loss) Per Share
The Company computes income (loss) per share of Class A common stock and Class B common stock using the two-class method. The Company's Class A common stock and Class B common stock are identical in all respects, except with respect to voting rights and that each share of Class B common stock is convertible into one share of Class A common stock under certain circumstances. Income (loss) is allocated on a proportionate basis to each class of common stock in the determination of income (loss) per share.
Basic net income (loss) per share was computed by dividing net income (loss) by the weighted-average number of outstanding shares for the period. Diluted earnings per share is computed by dividing income (loss) plus the effect of assumed conversions (if applicable) by the weighted-average number of outstanding shares after giving effect to all potential dilutive common stock, including options, warrants, common stock subject to repurchase and convertible preferred stock, if any. The following table sets forth the computation of basic and diluted net (loss) income per share of Class A common stock and Class B common stock for the three and nine months ended September 30, 2014 and September 30, 2013 (amounts in thousands, except per share data):

	Three months ended September 30, 2014			Three months ended September 30, 2013			Nine months ended September 30, 2014			Nine months ended September 30, 2013
	Class A	Class B	Total	Class A	Class B	Total	Class A	Class B	Total	Class A	Class B	Total
Net income (loss) per share, basic
Numerator:
Allocation of income (loss) from continuing operations	$382	$261	$643	$(6,991)	$(4,948)	$(11,939)	$(500)	$(343)	$(843)	$(3,993)	$(2,824)	$(6,817)
Allocation of loss from discontinued operations	—	—	—	(80)	(56)	(136)	—	—	—	(389)	(276)	(665)
Allocation of net income (loss)	$382	$261	$643	$(7,071)	$(5,004)	$(12,075)	$(500)	$(343)	$(843)	$(4,382)	$(3,100)	$(7,482)
Net income (loss) per share, diluted
Numerator:
Allocation of income (loss) from continuing operations	$384	$259	$643	$(6,991)	$(4,948)	$(11,939)	$(500)	$(343)	$(843)	$(3,993)	$(2,824)	$(6,817)
Allocation of loss from discontinued operations	—	—	—	(80)	(56)	(136)	—	—	—	(389)	(276)	$(665)
Allocation of net income (loss)	$384	$259	$643	$(7,071)	$(5,004)	$(12,075)	$(500)	$(343)	$(843)	$(4,382)	$(3,100)	$(7,482)
Denominator for basic and diluted income (loss) per share:
Weighted average common shares outstanding, basic	22,695	15,512	38,207	21,959	15,540	37,499	22,580	15,513	38,093	22,003	15,564	37,567
Plus: incremental shares related to dilutive effect of stock options and restricted stock, if applicable	256	—	256	—	—	—	—	—	—	—	—	—
Adjusted weighted-average common shares outstanding, diluted	22,951	15,512	38,463	21,959	15,540	37,499	22,580	15,513	38,093	22,003	15,564	37,567
Earnings (loss) per share, basic:
Earnings (loss) per common share from continuing operations	$0.02	$0.02	$0.02	$(0.32)	$(0.32)	$(0.32)	$(0.02)	$(0.02)	$(0.02)	$(0.18)	$(0.18)	$(0.18)
Loss per share from discontinued operations	—	—	—	—	—	—	—	—	—	$(0.02)	$(0.02)	$(0.02)
Earnings (loss) per share	$0.02	$0.02	$0.02	$(0.32)	$(0.32)	$(0.32)	$(0.02)	$(0.02)	$(0.02)	$(0.20)	$(0.20)	$(0.20)
Earnings (loss) per share, diluted:
Earnings (loss) per common share from continuing operations	$0.02	$0.02	$0.02	$(0.32)	$(0.32)	$(0.32)	$(0.02)	$(0.02)	$(0.02)	$(0.18)	$(0.18)	$(0.18)
Loss per share from discontinued operations	—	—	—	—	—	—	—	—	—	$(0.02)	$(0.02)	$(0.02)
Earnings (loss) per share	$0.02	$0.02	$0.02	$(0.32)	$(0.32)	$(0.32)	$(0.02)	$(0.02)	$(0.02)	$(0.20)	$(0.20)	$(0.20)
The following were excluded from the weighted-average diluted shares computation for the three and nine months ended September 30, 2014 and 2013, as their inclusion would have been anti-dilutive (shares in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Options to purchase common shares	205	807	363	807
Non-vested common shares	123	528	175	536
Total excluded	328	1,335	538	1,343

5. Business Segments
The Company has three reportable operating segments: (i) long-term care services ("LTC"), which includes the operation of SNFs and ALFs (which is the most significant portion of the Company's business), the Company's administrative services provided to an unrelated SNF operator, and the facility lease revenue from a third-party operator; (ii) the Company's rehabilitation therapy services business; and (iii) the Company's hospice and home health businesses. The "other" column in the table below includes general and administrative items, as well as joint venture equity earnings. The Company's reporting segments are business units that offer different services, and that are managed differently due to the nature of the services provided.
At September 30, 2014, LTC services included 73 wholly-owned SNF operating companies that offer post-acute, rehabilitative custodial and specialty skilled nursing care, as well as 22 wholly-owned ALF operating companies that provide room and board and social services. Therapy services included rehabilitative services such as physical, occupational and speech therapy provided in the Company's facilities and in unaffiliated facilities. Hospice and home health services were provided by the Company's wholly-owned subsidiaries to patients.
The Company evaluates performance and allocates capital resources to each segment based on an operating model that is designed to maximize the quality of care provided and profitability. Accordingly, earnings from operations before net interest, tax, depreciation and amortization, non-core expenses ("Adjusted EBITDA") and rent cost of revenue ("Adjusted EBITDAR") is used as the primary measure of each segment’s operating results because it does not include such costs as interest expense, income taxes, depreciation, amortization and rent cost of revenue which may vary from segment to segment depending upon various factors, including the method used to finance the original purchase of assets within a segment or the tax law of the states in which a segment operates. By excluding these items, the Company is better able to evaluate operating performance of the segment by focusing on more controllable measures. Adjusted EBITDA and Adjusted EBITDAR are non‑GAAP financial measures. For a full discussion of the definitions of these terms and the reasons why the Company utilizes such measures, see Item 2, Management's Discussion and Analysis of Financial Condition and Results of Operations, of this filing. General and administrative expenses are not allocated to any segment for purposes of determining segment profit or loss, and are included in the "other" category in the selected segment financial data that follows. Intersegment sales and transfers are recorded at cost plus standard mark-up; intersegment transactions have been eliminated in consolidation.

10

Annex K-143

SKILLED HEALTHCARE GROUP, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

The following table sets forth selected interim financial data consolidated by business segment (dollars in thousands):

	Long-Term Care Services	Therapy Services	Hospice & Home Health Services	Other	Elimination	Total
Three months ended September 30, 2014
Net patient service revenue from external customers	$165,555	$22,093	$20,163	$—	$—	$207,811
Leased facility revenue	807	—	—	—	—	807
Intersegment revenue	595	14,135	—	—	(14,730)	—
Total revenue	$166,957	$36,228	$20,163	$—	$(14,730)	$208,618
Operating income (loss)	$15,936	$3,617	$1,190	$(12,935)	$—	$7,808
Interest expense, net of interest income						(7,836)
Other income						(26)
Equity in earnings of joint venture						568
Debt modification/retirement costs						(21)
Income from continuing operations before benefit from income taxes						$493
Depreciation and amortization	$5,579	$164	$222	$155	$—	$6,120
Segment capital expenditures	$2,386	$26	$15	$556	$—	$2,983
Adjusted EBITDA	$22,307	$3,851	$1,752	$(6,122)	$—	$21,788
Adjusted EBITDAR	$26,996	$3,851	$2,209	$(6,122)	$—	$26,934
Three months ended September 30, 2013
Net patient service revenue from external customers	$157,506	$25,313	$25,138	$—	$—	$207,957
Leased facility revenue	787	—	—	—	—	787
Intersegment revenue	598	13,888	—	—	(14,486)	—
Total revenue	$158,891	$39,201	$25,138	$—	$(14,486)	$208,744
Operating (loss) income	$11,820	$2,740	$(16,524)	$(6,645)	$—	$(8,609)
Interest expense, net of interest income						(8,681)
Other expense						(49)
Equity in earnings of joint venture						508
Debt modification/retirement costs						(432)
Loss from continuing operations before benefit from income taxes						$(17,263)
Depreciation and amortization	$5,439	$170	$136	$155	$—	$5,900
Segment capital expenditures	$3,323	$18	$579	$76	$—	$3,996
Adjusted EBITDA	$17,352	$3,335	$3,007	$(5,267)	$—	$18,427
Adjusted EBITDAR	$21,700	$3,335	$3,465	$(5,267)	$—	$23,233
Nine months ended September 30, 2014
Net patient service revenue from external customers	$488,405	$68,236	$63,856	$—	$—	$620,496
Leased facility revenue	2,401	—	—	—	—	2,401
Intersegment revenue	1,549	42,037	—	—	(43,586)	—
Total revenue	$492,355	$110,273	$63,856	$—	$(43,586)	$622,897
Operating income (loss)	$39,857	$10,814	$(2,019)	$(26,570)	$—	$22,082
Interest expense, net of interest income						(23,475)

11

Annex K-144

SKILLED HEALTHCARE GROUP, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

	Long-Term Care Services	Therapy Services	Hospice & Home Health Services	Other	Elimination	Total
Other income						34
Equity in earnings of joint venture						1,206
Debt modification/retirement costs						(843)
Loss from continuing operations before benefit from income taxes						$(996)
Depreciation and amortization	$16,640	$498	$683	$419	$—	$18,240
Segment capital expenditures	$7,692	$80	$122	$1,349	$—	$9,243
Adjusted EBITDA	$58,271	$11,381	$5,616	$(17,350)	$—	$57,918
Adjusted EBITDAR	$71,732	$11,381	$6,997	$(17,350)	$—	$72,760
Nine months ended September 30, 2013
Net patient service revenue from external customers	$476,115	$79,057	76,488	$—	$—	$631,660
Leased facility revenue	2,335	—	—	—	—	2,335
Intersegment revenue	1,791	43,079	—	—	(44,870)	—
Total revenue	$480,241	$122,136	76,488	$—	$(44,870)	$633,995
Operating income (loss)	$37,110	$8,399	(9,943)	$(20,295)	$—	$15,271
Interest expense, net of interest income						(25,866)
Other expense						(111)
Equity in earnings of joint venture						1,469
Debt modification/retirement costs						(1,520)
Loss from continuing operations before benefit from income taxes						$(10,757)
Depreciation and amortization	$16,241	$520	$426	$513	$—	$17,700
Segment capital expenditures	$8,885	$111	$792	$189	$—	$9,977
Adjusted EBITDA	$54,339	$9,345	$8,226	$(16,123)	$—	$55,787
Adjusted EBITDAR	$67,123	$9,345	$9,602	$(16,123)	$—	$69,947

12

Annex K-145

SKILLED HEALTHCARE GROUP, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

A reconciliation of Adjusted EBITDA and Adjusted EBITDAR to net (loss) income is as follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Adjusted EBITDAR	$26,934	$23,233	$72,760	$69,947
Rent cost of revenue	(5,146)	(4,806)	(14,842)	(14,160)
Adjusted EBITDA	21,788	18,427	57,918	55,787
Depreciation and amortization	(6,120)	(5,900)	(18,240)	(17,700)
Interest expense	(8,009)	(8,744)	(23,993)	(26,153)
Interest income	173	63	518	287
Change in fair value of contingent consideration	(7)	(79)	100	2,082
Organization restructure costs	(359)	(457)	(1,430)	(2,006)
Exit costs related to divested facilities	(57)	—	(397)	—
Losses at skilled nursing facility not at full operation	(450)	—	(583)	—
Governmental investigation expense	—	—	(6,000)	—
Legal expense for non-routine matters	(616)	(416)	(1,590)	(1,809)
Merger related expense	(5,761)	(306)	(6,306)	(306)
Debt modification/retirement costs	(21)	(432)	(843)	(1,520)
Impairment of long-lived assets	—	(19,000)	(82)	(19,000)
Closure of California home health agency	—	(419)	—	(419)
Loss on disposal of asset	(68)	—	(68)	—
Discontinued operations, net of taxes	—	(136)	—	(665)
Benefit from income taxes	150	5,324	153	3,940
Net income (loss)	$643	$(12,075)	$(843)	$(7,482)
The following table presents the segment assets as of September 30, 2014 compared to December 31, 2013 (in thousands):

	Long-Term Care Services	Therapy Services	Hospice & Home Health Services	Other	Total
September 30, 2014:
Segment total assets	$457,225	$47,173	$77,414	$68,085	$649,897
Goodwill and intangibles included in total assets	$1,102	$23,693	$62,607	$—	$87,402
December 31, 2013:
Segment total assets	$445,987	$48,251	$80,290	$68,888	$643,416
Goodwill and intangibles included in total assets	$1,300	$23,693	$62,879	$—	$87,872

6. Property and Equipment
Property and equipment consisted of the following as of September 30, 2014 and December 31, 2013 (in thousands):

13

Annex K-146

SKILLED HEALTHCARE GROUP, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

	September 30, 2014	December 31, 2013
Land and land improvements	$62,236	$62,370
Buildings and leasehold improvements	325,095	320,923
Furniture and equipment	94,185	87,392
Construction in progress	6,866	8,621
	488,382	479,306
Less accumulated depreciation	(155,097)	(137,484)
	$333,285	$341,822

Leased facility assets consisted of the following as of September 30, 2014 and December 31, 2013 (in thousands):

	September 30, 2014	December 31, 2013
Leased facility assets	$13,848	$13,848
Less accumulated depreciation	(4,791)	(4,432)
	$9,057	$9,416

The Company began leasing five skilled nursing facilities in California to an unaffiliated third party operator in April 2011 and at that time signed a 10-year lease with two 10-year extension options exercisable by the lessee.

7. Income Taxes

For the three months ended September 30, 2014, the Company recorded an income tax benefit of $0.2 million representing an effective tax rate of 30.4% compared to an income tax benefit of $5.3 million from continuing operations, representing an effective tax rate of 30.8% for the same period in 2013. The decrease in tax benefit for the three months ended September 30, 2014 was due to a $17.8 million increase in pretax income, from a $17.3 million loss for the three months ended September 30, 2013 to income from continuing operations of $0.5 million for the three months ended September 30, 2014, partially offset by an increase in the state valuation allowance as a result of 2013 legislation in California which limited the Company's ability to utilize unused enterprise zone tax credits.
For the nine months ended September 30, 2014, the Company recorded an income tax benefit of $0.2 million representing an effective tax rate of 15.4% compared to an income tax benefit of $3.9 million from continuing operations, representing an effective tax rate of 36.6% for the same period in 2013. The decrease in tax benefit was primarily due to a $9.8 million increase in pretax income, from a $10.8 million loss for the nine months ended September 30, 2013 to a loss from continuing operations of $1.0 million for the nine months ended September 30, 2014.

14

Annex K-147

SKILLED HEALTHCARE GROUP, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

8. Commitments and Contingencies
Legal Matters
General
Skilled and its subsidiaries are party to various legal actions and administrative proceedings and are subject to various claims arising in the ordinary course of business, including without limitation claims that their services have resulted in injury or death to patients who receive care from the Company's businesses and claims related to employment, staffing requirements and commercial and other matters. Although Skilled and its subsidiaries intend to vigorously defend themselves in these matters, there can be no assurance that the outcomes of these matters will not have a material adverse effect on the Company's results of operations and financial condition. The Company makes provisions for liabilities when it is both probable that a liability has been incurred and the amount of the loss can be reasonably estimated. Such provisions are reviewed at least quarterly and adjusted to reflect the impact of settlement negotiations, judicial and administrative rulings, advice of legal counsel and other information and events pertaining to a particular case.
Skilled and its subsidiaries operate in a highly regulated industry. They are subject to ongoing regulatory oversight by state and federal regulatory authorities. Actual or alleged failure to comply with legal and regulatory requirements could subject Skilled and its subsidiaries to civil, administrative or criminal fines, penalties or restitutionary relief, and authorities could seek the suspension or exclusion of the offending provider or individual from participation in government healthcare programs and could lead to recoupment claims on prior payments by government healthcare programs. Adverse determinations in legal and regulatory investigations, actions and proceedings, whether currently asserted or arising in the future, could have a material adverse effect on the Company's financial position, results of operations and cash flows.
See also Part II, Item 1A -- Risk Factors, included elsewhere in this report, including without limitation the sections therein entitled "Significant legal actions, which are commonplace in our professions, could subject us to increased operating costs and substantial uninsured liabilities, which would materially and adversely affect our results of operations, liquidity and financial condition," "Revenue we receive from Medicare and Medicaid is subject to potential retroactive reduction or repayment," "We are subject to extensive and complex laws and government regulations. If we are not operating in compliance with these laws and regulations or if these laws and regulations change, we could be required to make significant expenditures or change our operations in order to bring our facilities and operations into compliance" and "We face reviews, audits and investigations under federal and state government programs and contracts. These audits could have adverse findings that may negatively affect our business."

Creekside Hospice Investigation
On August 2, 2013, the United States Attorney for the District of Nevada and the Civil Division of the U.S. Department of Justice (collectively, the “DOJ”) informed the Company that its Civil Division was investigating the Company, as well as its subsidiary, Creekside Hospice II, LLC, for possible violations of federal and state healthcare fraud and abuse laws and regulations. Those laws could have included the federal False Claims Act ("FCA") and the Nevada False Claims Act ("NFCA"). The FCA provides for civil and administrative fines and penalties, plus treble damages. The NFCA provides for similar fines and penalties, including treble damages. Violations of those federal or state laws could also subject the Company and/or its subsidiaries to exclusion from participation in the Medicare and Medicaid programs.
On or about August 6, 2014, in relation to the investigation the DOJ filed a notice of intervention in two pending qui tam proceedings filed by private party relators under the FCA and the NFCA and advised that it intends to take over the actions and file an amended complaint within 90 days, asserting that certain claims for hospice services provided by Creekside in the time period 2010 to 2013 did not meet Medicare requirements for reimbursement and are in violation of the civil False Claims Act. The Company expects the DOJ to file its amended complaint in November 2014. The private party relators may attempt to continue to pursue any claims that the DOJ does not elect to pursue. The Company believes that False Claims Act remedies will be pursued for an unspecified amount, with a request to treble provable damages and impose penalties per proved false claim in the amount ranging from $5,500 to $11,500 per claim. Additionally, alternative remedies such as overpayment, mistake or unjust enrichment may be sought.
While the Company denies the allegations and will defend this action, including any portion of the action that the private party relators may continue to pursue, the Company has accrued $6.0 million as a contingent liability in connection with the matter. However, it could ultimately cost more than that amount to settle or otherwise resolve the matter(s), including to satisfy any judgment that might be rendered against the Company or Creekside if the litigation defense were ultimately unsuccessful.

15

Annex K-148

SKILLED HEALTHCARE GROUP, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

Humboldt County Litigation

In connection with the September 2010 settlement of class action litigation against Skilled and certain of its subsidiaries related to, among other matters, alleged understaffing at certain California skilled nursing facilities operated by Skilled's subsidiaries (the "Humboldt County Action"), Skilled and its defendant subsidiaries (collectively, the "Defendants”) entered into settlement agreements with the plaintiffs and intervenor and agreed to an injunction. The settlement was approved by the Superior Court of California, Humboldt County on November 30, 2010. Under the terms of the settlement agreements, the defendant entities deposited a total of $50.0 million into escrow accounts to cover settlement payments to class members, notice and claims administration costs, reasonable attorneys' fees and costs and certain other payments, including $5.0 million to settle certain government agency claims and potential government claims that may arise. Of the $5.0 million provided for such government claims, $1.0 million was initially released by the court to the Humboldt County Treasurer-Tax Collector on behalf of the People of the State of California for their release of the Defendants. The remaining $4.0 million was available for the settlement and releases by the California Attorney General and certain other District Attorneys. However, in the event that any of these government authorities were to instead file certain actions against the Defendants by February 2013, the entire $4.0 million would have reverted to the Defendants upon their request to the Settlement Administrator. No such actions were filed, however, resulting in an additional $1.0 million distribution to the Humboldt County District Attorney's Office and the remaining $3.0 million was distributed to the class settlement fund, as required by the settlement agreement.
In addition to the payments to the Humboldt County Treasurer-Tax Collector on behalf of the People of the State of California, the court also approved payments from the escrow of up to approximately $24.8 million for plaintiff attorneys' fees and costs and $10,000 to each of the three named plaintiffs.  Pursuant to the injunction, the twenty-two Defendants that operated California nursing facilities were required to provide specified nurse staffing levels, comply with specified state and federal regulations governing staffing levels and posting requirements, and provide reports and information to a court-appointed auditor. The injunction was to remain in effect for a period of twenty-four months unless extended for additional three-month periods as to any Defendants who violated the injunction. Defendants demonstrating compliance for an eighteen-month period that ended September 30, 2012 were permitted to petition for early termination of the injunction. The Defendants were required to demonstrate over the term of the injunction that the costs of the injunction met a minimum threshold level pursuant to the settlement agreement, which level, initially $9.6 million, was reduced by the portion attributable to any Defendant in the case that no longer operated a skilled nursing facility during the injunction period.
In April 2011, five of the subsidiary Defendants transferred their operations to an unaffiliated third party skilled nursing facility operator (the “Former Humboldt County Facilities”). On November 14, 2012, the Defendants filed a motion to terminate the injunction and vacate the final judgment in the Humboldt County Action. Based upon compliance with the injunction through the requisite eighteen-month period, on December 21, 2012, the Superior Court of California, Humboldt County granted the Defendants' motion for early termination of the injunction, and the injunction has now ended with respect to the 17 California nursing facilities that the subsidiary Defendants still operate. In its order, the court determined that the injunction termination did not apply to the Former Humboldt County Facilities. However, the 2010 court-approved stipulation and order establishing the injunction provides that the injunction applies to the named defendants and any successor licensees of the applicable nursing facilities, but only if those successor licensees are affiliates of the named defendants. As noted above, the Former Humboldt County Facilities have been operated by an unaffiliated third party since April 2011. Therefore, under the terms of the injunction it does not apply to the Former Humboldt County Facilities unless an affiliate of the Defendants operates them. Pursuant to the BMFEA matter discussed below the California theories in this context were released in February 2013.
In the course of ongoing communications with the California Attorney General's Bureau of Medi-Cal Fraud & Elder Abuse ("BMFEA") related to the BMFEA matter discussed below, representatives of the California Attorney General and the U.S. Department of Justice ("DOJ") indicated an interest in pursuing an action under the False Claims Act ("FCA"). The DOJ expressed that it believes the company has FCA and other legal liabilities based upon the jury findings in the Humboldt County Action and otherwise related to staffing and perhaps other considerations related thereto. While the Company continues to cooperate with the government's evaluation of the matter, the Company views the government's apparent legal theories, including the False Claims Act theories, as lacking support in the established case law. The Company intends to vigorously defend any such action if brought whether under the aforementioned legal theories or otherwise.
BMFEA Matter
On April 15, 2009, two of Skilled's wholly-owned companies, Eureka Healthcare and Rehabilitation Center, LLC (“EHRC”), which at the time operated Eureka Healthcare and Rehabilitation Center (the "Facility"), and Skilled Healthcare, LLC (“SHC”), the administrative services provider for the Facility, were served with a search warrant that related to an investigation of the Facility by the BMFEA. The search warrant related to, among other things, records, property and information regarding certain enumerated patients of the Facility and covered the period from January 1, 2007 through the date

16

Annex K-149

SKILLED HEALTHCARE GROUP, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

of the search. On October 31, 2012, the BMFEA filed a criminal complaint (the “BMFEA Action”) in California Superior Court, Humboldt County against EHRC, SHC and Skilled alleging elder endangerment in nine misdemeanor counts under Penal Code Section 368(c) and two felony counts under Penal Code Section 368(b)(1) related to the care of certain patients at the Facility in 2008. No individuals were named as defendants in the complaint. The Company disputed the BMFEA's theories of alleged criminal liability and vigorously defended the action. The charges filed by the BMFEA, if proven, would have carried fines of up to $6,000 for each of the two felony counts and $2,000 for each of the nine misdemeanor counts. Convictions could also lead to exclusion from participation in federal healthcare programs under federal laws such as the Federal False Claims Act and the Civil Monetary Penalty Law, which could be materially adverse to Skilled's business. EHRC transferred its operations in April 2011 to an unaffiliated third party skilled nursing facility operator, and has not had any ongoing operations since that time.
On February 15, 2013, the parties reached a mutually satisfactory settlement of the BMFEA Action. Pursuant to the settlement: (i) Skilled and SHC were dismissed from the case with prejudice; (ii) EHRC pled no contest to a single misdemeanor count of elder endangerment under Penal Code Section 368(c) and agreed to pay a statutory fine of $680, pay $145,000 to the California Attorney General for its costs of investigation, and to serve two (2) years of summary probation; and (iii) the California Attorney General granted Skilled, SHC, and twenty-five (25) of their affiliates who currently or formerly operated skilled nursing facilities in California, a release of any potential liability to the California Attorney General under certain civil statutes based upon conduct occurring through the effective date of the settlement (including the FCA theories discussed under Humboldt County Litigation above). The court accepted EHRC's misdemeanor plea and the other relevant terms of the settlement on February 15, 2013. Notwithstanding EHRC's no contest plea to the single misdemeanor charge, the Company, SHC and EHRC continue to deny any liability for the allegations in the BMFEA Action. The release granted by the California Attorney General may not apply to the DOJ should it choose to pursue action against us.

Pursuant to the settlement, Skilled, SHC and their twenty (20) affiliated current California skilled nursing facility operators also agreed to a 2-year staffing agreement (the “2013 Staffing Agreement”) with the California Attorney General that essentially continues the requirements of the staffing-related injunction that was in effect until December 2012 as a result of the September 2010 settlement of the Humboldt County Action. Similar to the former staffing-related injunction, the 2013 Staffing Agreement requires the applicable nursing facility operators to provide a minimum of 3.2 nursing hours per patient day as required by applicable California regulation and to adhere to related regulatory requirements, as well as to submit to periodic compliance audits of the same. Unlike the former staffing-related injunction, however, the 2013 Staffing Agreement does not provide for early termination based on demonstrated compliance and does not contain a minimum spend requirement. To date the 2013 Staffing Agreement has not, and the Company does not believe it will, require the Company or its affected affiliates to incur any material staffing or other costs beyond what they would otherwise incur in the ordinary course of business.

Stockholder Litigation Regarding Pending Genesis HealthCare Combination
As discussed more fully in Note 13, on August 18 2014, Skilled entered into the Purchase Agreement with FC-GEN Operations Investment, LLC ("Genesis") pursuant to which the businesses and operations of Skilled and Genesis will be combined (the "Combination"). Skilled, the Skilled board of directors, Onex Corporation ("Onex"), Genesis and Genesis HealthCare LLC ("Genesis HealthCare") are named as defendants in two purported class action lawsuits files in the Court of Chancery of the State of Delaware on September 5, 2014 and September 15, 2014, respectively, brought by individuals who claim to be stockholders of Skilled. The stockholder actions allege, among other things, that the board of directors and Onex breached fiduciary duties purportedly owed to Skilled's stockholders and that the remaining defendants aided and abetted in that breach. The complaint sees to enjoin the defendants from completing the Combination on the agreed-upon terms or, in the event that the Combination is consummated, to recover damages resulting from defendants' alleged wrongful conduct.

Skilled, the Skilled board of directors and Genesis believe that the claims in these actions are without merit and intend to defend against them vigorously.
Insurance
The Company maintains various insurance and self insurance for property and casualty including workers' compensation and general and professional liability. The Company believes that its insurance programs are adequate and appropriate, and where there has not been a direct transfer of risk to the insurance carrier, the Company recognizes a liability in the consolidated financial statements.
Workers' Compensation. The Company has maintained workers' compensation insurance where statutorily required. The commercial workers' compensation insurance purchased is loss sensitive in nature. As a result, the Company is responsible for adverse loss development. The Company self-insures the first unaggregated $1.0 million per workers' compensation claim for all operations. The Company has elected not to carry workers' compensation insurance in Texas as a qualified non-subscriber

17

Annex K-150

SKILLED HEALTHCARE GROUP, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

and may be liable for negligence claims that are asserted against it by its Texas-based employees. The Company recognizes a liability in its financial statements for its estimated self-insured workers' compensation risks. Historically, estimated liabilities have been sufficient to cover actual claims. Effective January 1, 2014 the Company self-insures its workers compensation for all its business operations, other than those based in Texas, through its wholly-owned insurance company based on actuarially determined estimates.
General and Professional Liability. The Company's services subject it to certain liability risks. Malpractice and similar claims may be asserted against the Company if its services are alleged to have resulted in patient injury or other harm. The Company is subject to malpractice and similar claims and other litigation in the ordinary course of business.
The Company purchases excess liability policies for claims in excess of its unaggregated self insured retention for all businesses. The Company also self-insures professional liability claims through its wholly-owned insurance company.
The Company's Hospice and home health businesses are insured under a separate general and professional liability insurance policy. The excess liability coverage referenced above is also applicable to this policy.
Employee Medical Insurance. Medical preferred provider option programs are offered as a component of the Company's employee benefits. The Company retains a self-insured amount up to a contractual stop loss amount of $0.25 million deductible for its preferred provider organization plan. All other employee medical plans are guaranteed cost plans.
Actuarial Analysis. Changes in actuarial estimates are reviewed on a quarterly basis for both general and professional liability and Employee Medical Insurance claims and semi-annually for workers compensation claims. Variances in expected ultimate liabilities are recognized accordingly.
A summary of the liabilities related to insurance risks are as follows (dollars in thousands):

	As of September 30, 2014:							As of December 31, 2013
	General and Professional		Employee Medical		Workers’ Compensation		Total	General and Professional		Employee Medical		Workers’ Compensation		Total
Current	$7,436	(1)	$1,859	(2)	$6,713	(2)	$16,008	$8,228	(1)	$2,446	(2)	$3,178	(2)	$13,852
Non-current	13,657		—		14,418		28,075	12,762		—		16,772		29,534
	$21,093		$1,859		$21,131		$44,083	$20,990		$2,446		$19,950		$43,386

(1)	Included in accounts payable and accrued liabilities.

(2)	Included in employee compensation and benefits.
Hallmark Indemnification
Hallmark, the Company's rehabilitation services subsidiary, provides physical, occupational and speech therapy services to various unaffiliated skilled nursing facilities. These unaffiliated skilled nursing facilities are reimbursed for these services from the Medicare Program and other third-party payors. Hallmark has indemnified these unaffiliated skilled nursing facilities from a portion of certain disallowances of these services. Additionally, to the extent a Recovery Auditor ("RA") or other regulatory authority or contractor is successful in making a claim for recoupment of revenue from any of these skilled nursing facilities, Hallmark will typically be required to indemnify them against their charges associated with this loss. No material indemnification payments were required to be made in the three and nine months ended September 30, 2014 or 2013.
Financial Guarantees
Substantially of all Skilled's wholly-owned subsidiaries guarantee the Company's first lien senior secured credit facility, excluding the subsidiaries that are pledged as collateral for the ten mortgage loans insured by the U.S. Department of Housing and Urban Development Program ("HUD") and the ten facilities pledged to MidCap Financial as collateral for the MidCap Financial credit facility. These loans are discussed in Note 11, "Debt", below. The aforementioned guarantees are full and unconditional and joint and several. Other subsidiaries of Skilled that are not guarantors are considered minor.

9. Stockholders' Equity
Accumulated Other Comprehensive Income
Accumulated other comprehensive income refers to gains and losses that are recorded as an element of stockholders' equity but are excluded from net income (loss). The Company's other comprehensive (loss) income consists of net deferred gains and losses on certain derivative instruments accounted for as cash flow hedges and gains and losses from investments

18

Annex K-151

SKILLED HEALTHCARE GROUP, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

available for sale. Details of other comprehensive income (loss) are included in the accompanying condensed consolidated Statements of Comprehensive Income (Loss).

2007 Incentive Award Plan
During the nine months ended September 30, 2014, the Company granted performance stock awards covering 512,475 shares of common stock. Each of the stock awards is subject to market-based vesting criteria. In order for the shares to vest, the Company must attain various average stock prices, each over a thirty-day period. There were no such market-based awards issued in the nine months ended September 30, 2013.
During the nine months ended September 30, 2014, the following occurred with respect to restricted stock awards, restricted stock units, and performance stock awards under the Company’s existing plans (number of shares in thousands):

	Number of Shares	Weighted- Average Grant Date Fair Value
Non-vested balance at January 1, 2014	2,256	$6.42
Granted	946	4.86
Vested	(326)	4.55
Forfeited	(603)	5.43
Non-vested balance at September 30, 2014	2,273	$6.30
As of September 30, 2014, there was approximately $4.8 million of total unrecognized compensation costs related to restricted stock awards, restricted stock units and performance stock awards. These costs have a weighted-average remaining recognition period of 1.6 years as of September 30, 2014. The total fair value of shares vested during the period ended September 30, 2014 was $1.2 million.
The following table summarizes stock option activity during the nine months ended September 30, 2014 under the Skilled Healthcare Group, Inc. Amended and Restated 2007 Incentive Award Plan:

	Number of Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (in years)	Aggregate Intrinsic Value (in thousands)
Outstanding at January 1, 2014	794,645	$8.54
Granted	—	$—
Exercised	(160,548)	$5.91
Forfeited or cancelled	(200,429)	$9.76
Outstanding at September 30, 2014	433,668	$8.95	4.77	$—
Fully vested and expected to vest at September 30, 2014	432,862	$8.95	4.77	$—
Exercisable at September 30, 2014	413,145	$9.00	4.65	$—
As of September 30, 2014, there was $0.1 million of unrecognized compensation cost related to outstanding stock options, net of estimated forfeitures. This amount is expected to be recognized over a weighted-average period of 1.2 years. To the extent the forfeiture rate is different than the Company has anticipated, stock-based compensation related to these awards will be different from the Company's expectations.
Aggregate intrinsic value represents the value of Skilled's closing stock price on the New York Stock Exchange on the last trading day of the fiscal period in excess of the exercise price, multiplied by the number of options outstanding or exercisable.

Compensation related to stock option grants and stock awards included in general and administrative expenses was $0.6 million and $0.3 million for the three months ended September 30, 2014 and 2013, respectively. The amount of compensation included in general and administrative expense was $1.8 million and $1.1 million for the nine months ended September 30, 2014 and 2013, respectively. The amount of compensation included in cost of services was $0.4 million and $0.3 million for

19

Annex K-152

SKILLED HEALTHCARE GROUP, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

the three months ended September 30, 2014 and 2013, respectively. The amount of compensation included in cost of services was $0.6 million and $1.1 million for the nine months ended September 30, 2014 and 2013.

10. Fair Value Measurements
Fair value measurements are based on a three-tier hierarchy that prioritizes the inputs used to measure fair value. These tiers include: Level 1, defined as observable inputs such as quoted prices in active markets; Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and Level 3, defined as unobservable inputs for which little or no market data exists, therefore requiring an entity to develop its own assumptions. The following table summarizes the valuation of the Company’s marketable securities and contingent consideration as of September 30, 2014 (dollars in thousands) and December 31, 2013:

	September 30, 2014			December 31, 2013
	Level 1	Level 2	Level 3	Level 1	Level 2	Level 3
Available for sale securities	$—	$—	$—	$—	$1,046	$—
Trading securities	$—	$9,060	$—	$—	$—	$—
Contingent consideration – acquisitions	$—	$—	$836	$—	$—	$1,736
The Company's wholly-owned offshore captive insurance company is required by regulatory agencies to set aside assets to comply with the laws of the jurisdiction in which it operates. These assets consist of restricted cash and trading securities, which are included in restricted assets in the Company's consolidated September 30, 2014 condensed balance sheet. The unrealized holding gain included in (loss) income on the Company's trading securities was negligible for the three and nine months ended September 30, 2014 and 2013.
On October 24, 2011, a wholly-owned subsidiary of the Company acquired substantially all of the assets of Cornerstone Hospice, Inc. ("Cornerstone"). The acquisition included contingent earn-out consideration which can be earned based on the acquired business's achievement of an EBITDA threshold. The contingent consideration is up to $1.5 million over a period of 5 years following the closing. The fair value of the contingent consideration was estimated using a probability-weighted discounted cash flow model. This fair value measurement is based on significant inputs not observable in the market and thus represents a Level 3 measurement. The fair value of the earn-out at December 31, 2013 was $1.1 million and at September 30, 2014 was $0.8 million which reflects payments of $0.3 million to the seller and a fair value adjustment of less than $0.1 million.
As discussed above, EBITDA is the basis for calculating the contingent consideration. The unobservable inputs to the determination of the fair value of the contingent consideration include assumptions as to the ability of the acquired businesses to meet their EBITDA targets and discount rates used in the calculation. Should the actual EBITDA generated by the acquired businesses increase or decrease as compared to our assumptions, the fair value of the contingent consideration obligations would increase or decrease, up to the contracted limit, as applicable. As the timing of contingent payments go further into the future, discount rate assumptions increase due to the increased uncertainty of the EBITDA that may be generated in those periods.
The Company's assumptions range from the acquired businesses achieving none, a portion, or all of the consideration, and discount rates range from 2%- 5%.
Below is a table listing the Level 3 rollforward as of September 30, 2014 (in thousands):

Level 3 Rollforward
Value at January 1, 2014	$1,736
Change in fair value	(100)
Payout	(800)
Value at September 30, 2014	$836
Long Term Debt
At September 30, 2014 and December 31, 2013, the aggregate fair value of the Company's term loan due 2016, the revolving credit facility due 2015, the HUD insured loans due in 2043 and 2048, the mortgage term loan due 2016, and the asset based revolving credit facility due 2016, using Level 2 inputs, approximated the carrying value. The carrying value of the debt was approximately $407.8 million and $419.1 million at September 30, 2014 and December 31, 2013 respectively. Fair

20

Annex K-153

SKILLED HEALTHCARE GROUP, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

value was estimated based on current yield rates plus the Company's estimated credit spread available for loan products with similar terms and maturities.

11. Debt
The Company’s long-term debt is summarized as follows (dollars in thousands):

	As of September 30, 2014	As of December 31, 2013
Term Loan, due April 2016, interest rate based on LIBOR (subject to a 1.50% floor) plus 5.50%, or 7.00%, at September 30, 2014 and LIBOR (subject to a 1.50% floor) plus 5.25%, or 6.75%, at December 31, 2013; collateralized by substantially all assets of the Company excluding the skilled nursing facilities that collateralize the HUD insured mortgage loans and the skilled nursing facilities that collateralize the MidCap Financial credit facility	$243,953	$243,953
Term Loan original issue discount	(838)	(1,254)
Revolving Credit Facility due April 2015, interest rate comprised of the Prime rate of 3.25% plus 3.50%, or 6.75%, at December 31, 2013	—	11,000
Revolving Credit Facility due April 2016, interest rate comprised of LIBOR plus 5.50%, or 5.74%, at September 30, 2014	6,090	—
Revolving Credit Facility due April 2015, interest rate comprised of LIBOR plus 4.50%, or 4.74%, at September 30, 2014 and December 31, 2013	3,910	7,057
HUD insured loans due in 2043 and 2048, with a weighted average interest rate of 4.28% and 4.24% at September 30, 2014 and December 31, 2013, respectively	86,339	87,314
Term Loan, due December 2016, interest rate based on LIBOR rate (subject to a floor of 0.75%) plus 5.95%, or 6.70%, at September 30, 2014 and December 31, 2013; collateralized by 10 skilled nursing facilities	60,761	62,000
Revolving Credit Facility due December 2016, interest rate comprised of LIBOR (subject to a floor of 0.75%) plus 5.95%, or 6.70%, at September 30, 2014 and December 31, 2013; collateralized by the accounts receivable of 10 skilled nursing facilities	4,165	5,000
Note payable due December 2018, interest rate fixed at 6.50%, payable in monthly installments, collateralized by a first priority deed of trust	833	959
Insurance premiums financed	2,604	2,990
Other	—	106
Total long-term debt	407,817	419,125
Less amounts due within one year	(13,173)	(7,630)
Long-term debt, less current portion	$394,644	$411,495

Term Loan and Revolving Credit Facility
On April 9, 2010, the Company entered into an up to $360.0 million senior secured term loan and a $100.0 million revolving credit facility (the "Prior Credit Agreement") that amended and restated the senior secured term loan and revolving credit facility that were set to mature in June 2012. On April 12, 2012, the Company entered into an Amendment and Restatement and Additional Term Loan Assumption Agreement (“Restated Credit Agreement”) that amended and restated the Prior Credit Agreement and pursuant to which, among other things, the size of the Company's existing senior secured term loan was increased by $100.0 million (hereinafter referred to as the incremental senior secured term loan).
On June 6, 2013, the Company entered into an amendment to the Restated Credit Agreement that increased the maximum leverage ratio by 0.50 throughout the life of the Restated Credit Agreement. The amendment additionally permits the Company to make future offers to the lenders under the revolving credit facility to extend the maturity date of all or a portion of the revolving credit facility. The credit arrangements provided under the Restated Credit Agreement are collectively referred to herein as the Company's senior secured credit facility.
In connection with the June 2013 modification, the Company paid fees totaling $2.5 million, of which $1.1 million was recorded as debt modification costs in the consolidated statement of operations, and $1.4 million was recorded as other assets in the consolidated balance sheet. Substantially all of the Company's assets, except those skilled nursing facilities securing the HUD and MidCap mortgage loans, are pledged as collateral under the senior secured credit facility. Amounts borrowed under the senior

21

Annex K-154

SKILLED HEALTHCARE GROUP, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

secured term loan may be prepaid at any time without penalty, except for LIBOR breakage costs. The senior secured term loan matures on April 9, 2016.
On June 23, 2014, the Company entered into an Amendment No. 2 and Loan Modification Agreement ("Amendment No. 2") to our Fourth Amended and Restated Credit Agreement dated April 12, 2012, as previously amended on June 6, 2013. Amendment No. 2 increased the maximum leverage ratio to 5.25 and decreased the fixed charge coverage ratio to 1.85, both up to but not including June 30, 2015. Amendment No. 2 increased the interest rate by 0.25% to the London Interbank Offered Rate ("LIBOR") (subject to a floor of 1.50%) plus a margin of 5.50 or the prime rate (subject to a floor of 2.50%) plus a margin of 4.50%. Amendment No. 2 extended the maturity date of the revolving credit facility to April 9, 2016 and reduced the commitments of any extending revolving lenders by 25%. After giving effect to Amendment No. 2, the extended revolving credit facility commitments are $50.6 million and the non-extended revolving credit facility commitments are $32.5 million, for a total capacity of $83.1 million. The capacity of the revolving credit facility will decrease to $50.6 million on April 9, 2015 until its maturity. Lenders that take an assignment of non-extended commitments may subsequently agree to extend those commitments in accordance with Amendment No. 2. Amendment No. 2 also modified the interest rate for the extended revolving credit commitments to be, at the Company’s option, LIBOR plus a margin between 5.25% and 5.50% (based upon consolidated leverage) or the prime rate plus a margin between 4.25% and 4.50% (based upon consolidated leverage). The interest rates on the non-extended revolving credit facility commitments remain, at the Company’s option, at LIBOR plus a margin of between 4.25% and 4.50% (based upon consolidated leverage) or the prime rate plus a margin between 3.25% and 3.50% (based upon consolidated leverage). In connection with the June 2014 modification, the Company paid fees totaling $2.0 million of which $0.8 million were recorded as debt modification costs in the condensed consolidated statements of operations, and $1.2 million was recorded as other assets in the condensed consolidated balance sheet.
Pursuant to the Restated Credit Agreement, the quarterly term loan amortization payments increased to $2.6 million beginning June 30, 2012 compared to $0.9 million under the Prior Credit Agreement. Due to the principal reductions made in 2013 made in association with the HUD insured financings, no amortization payments are due until December 2014, at which time the quarterly principal payments due will be $1.6 million. Additionally, the maximum portion of the annual Consolidated Excess Cash Flow (as defined in the Restated Credit Agreement) to be applied to term debt reductions increased to 75% from 50%, subject to step-downs to 50% and 25% based on consolidated leverage. The Company has also increased its ability to refinance a portion of its credit facility with U.S. Department of Housing and Urban Development ("HUD") insured debt up to $250 million, subject to certain credit facility covenants. Any HUD insured borrowings beyond $250 million would necessitate either refinancing the senior secured credit facility in full or otherwise seeking a waiver or amendment from the senior secured lenders.
Under the senior secured credit facility, the Company must maintain compliance with specified financial covenants measured on a quarterly basis. The senior secured credit facility also includes certain additional affirmative and negative covenants, including limitations on the incurrence of additional indebtedness, liens, investments in other businesses and capital expenditures. Also under the senior secured credit facility, subject to certain exceptions and minimum thresholds, the Company is required to apply all of the proceeds from any issuance of debt, as much as half of the proceeds from any issuance of equity, as much as 75% of the Company's annual Consolidated Excess Cash Flow (as defined in the Restated Credit Agreement), and amounts received in connection with any sale of the Company's assets to repay the outstanding amounts under the Restated Credit Agreement. The Company believes that it is in compliance with its debt covenants as of September 30, 2014. As of September 30, 2014, the fixed charge coverage ratio was 2.38, which compares to a minimum requirement of 1.85 and the leverage ratio was 4.42, as compared to an allowed maximum of 5.25.
HUD Insured Loans and Other Mortgage Loans
In 2013, the Company received funding of 10 loans insured by HUD. The loans have a combined aggregate original principal balance of $87.6 million and are secured by 10 of the Company's skilled nursing facilities. The HUD insured loans have an average all in interest rate of approximately 5.3% and an amortization term of 30 to 35 years. As of September 30, 2014 the HUD insured loans have a combined aggregate principal balance of $86.3 million.
Accordingly, as of September 30, 2014, the Company has 10 mortgages insured by HUD, which are each secured by a skilled nursing facility. These mortgages have an average remaining term of 33 years with fixed interest rates ranging from 3.4% to 4.6% and a weighted average interest rate of 4.2%. Depending on the mortgage agreement, prepayments are generally allowed only after 12 months from the inception of the mortgage. Prepayments are subject to a penalty of 10% of the remaining principal balances in the first year and the prepayment penalty decreases each subsequent year by 1% until no penalty is required. As all $87.6 million of the HUD insured mortgage loans were originated in 2013, none of the loans could be prepaid at September 30, 2014. Any further HUD insured mortgages will require additional HUD approval.
All HUD-insured mortgages are non-recourse loans to the Company. All mortgages are subject to HUD regulatory agreements that require escrow reserve funds to be deposited with the loan servicer for mortgage insurance premiums, property

22

Annex K-155

SKILLED HEALTHCARE GROUP, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

taxes, insurance and for capital replacement expenditures. As of September 30, 2014, the Company has escrow reserve funds of $1.8 million with the loan servicer that are reported within other current assets, and replacement reserve funds of $3.3 million in other assets. The net proceeds of the HUD insured loans were required to be used to pay down term debt under the Restated Credit Agreement. In 2013, $87.6 million of HUD insured loan proceeds were used to pay down term debt.
As of September 30, 2014 the Company has 10 additional skilled nursing facilities securing a $60.8 million mortgage loan and a $4.2 million asset based revolving credit facility with MidCap Financial. Both loans have an interest rate of LIBOR plus a margin of 5.95% with a LIBOR floor of 0.75%. The mortgage loan amortizes over 25 years with the remaining principal due December 1, 2016. There are additional quarterly principal payments of $0.3 million beginning after six months, $0.4 million in year two and $0.5 million in year three. The mortgage loan has a debt service coverage ratio and a minimum debt coverage ratio, both of which were met at September 30, 2014. The asset based revolving credit facility is secured by the accounts receivable of the 10 skilled nursing facilities. In 2013, $65.0 million of mortgage loan and asset based revolving credit facility proceeds were used to pay down term debt.

12. Investment in Joint Venture
Since 1996, the Company has held a 50% equity interest in APS - Summit Care Pharmacy, LLC, or APS - Summit Care, which is a company that serves the pharmaceutical needs of a limited number of the Company's affiliated Texas operations, as well as a number of other unaffiliated customers. The remaining 50% equity interest in APS - Summit Care is owned by an unaffiliated third party. APS - Summit Care operates a pharmacy in Austin, Texas, through which the Company's affiliated operations pay market value for prescription drugs and receives a 50% share of the net income related to the joint venture. The Company’s investment balance at September 30, 2014 and December 31, 2013 of $4.4 million and $5.6 million, respectively, is included in other assets in the accompanying condensed consolidated balance sheets. The following tables provide summarized information from the balance sheet and statement of earnings for APS - Summit Care as of September 30, 2014:
Statement of Earnings
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Sales, Net	$5,045	$4,209	$11,127	$11,150
Gross Profit	809	1,243	2,248	3,377
Net Income	$1,068	$933	$1,870	$2,496
Balance Sheet
(In thousands)

	September 30, 2014	December 31, 2013
Current Assets	$3,262	$3,518
Non-Current Assets	1,188	1,078
Current Liabilities	125	96
Non-Current Liabilities	$—	$—

13. Proposed Combination with Genesis
On August 18, 2014, Skilled entered into the Purchase Agreement with Genesis pursuant to which the businesses and operations of Skilled and Genesis will be combined. Immediately following the consummation of the transactions contemplated by the Purchase Agreement, the common stock, par value $0.001 per share (the "Company Common Stock"), and options to purchase shares of Company Common Stock, which will remain outstanding, will represent 25.75% of the equity of the combined entity and the holders of equity interests of Genesis, Healthcare REIT, Inc., a Delaware corporation, and the participants under the management incentive compensation plan of Genesis will hold 74.25% of the equity of the combined entity, calculated on a fully diluted, as-exchanged and as-converted basis. The Skilled board of directors has unanimously approved the Purchase Agreement and the consummation of the transactions and agreements contemplated thereby. Following the execution and delivery of the Purchase Agreement, the Onex Group (as defined in the Purchase Agreement) executed and

23

Annex K-156

delivered a written consent (the “Written Consent”) on August 18, 2014, adopting and approving in all respects the Purchase Agreement and the transactions and agreements contemplated thereby.
The consummation of the transactions contemplated by the Purchase Agreement is subject to the satisfaction or waiver of certain closing conditions, including, without limitation, (i) the approval and adoption by Skilled’s stockholders of the Purchase Agreement and the transactions contemplated thereby, which approval was obtained following the execution and delivery of the Purchase Agreement by the Written Consent from the Onex Group, (ii) expiration or termination of the waiting period under the Hard-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which occurred on September 16, 2014, and any other competition, merger control, antitrust or similar law, (iii) delivery of an information statement to Skilled’s stockholders with respect to the Purchase Agreement and the transactions contemplated thereby, (iv) absence of a Company Material Adverse Effect or a Genesis Material Adverse Effect (each, as defined in the Purchase Agreement), (v) absence of certain orders or regulations prohibiting the consummation of the transactions contemplated by the Purchase Agreement, and (vi) the approval or consent of certain governmental authorities with respect to the transactions contemplated by the Purchase Agreement.
Skilled currently anticipates that the Combination will be completed in the first quarter of 2015. However, there can be no assurance that the Combination will be completed at all or, if completed, that it will be completed in the first quarter of 2015.

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations
This Management’s Discussion and Analysis of Financial Condition and Results of Operations is intended to assist in understanding and assessing the trends and significant changes in our results of operations and financial condition as of the dates and for the periods presented. Historical results may not indicate future performance. Our forward-looking statements, which reflect our current views about future events, are based on assumptions and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those contemplated by these statements. Factors that may cause differences between actual results and those contemplated by forward-looking statements include, but are not limited to, those discussed in our Annual Report on Form 10-K for the year ended December 31, 2013 and our subsequent reports on Form 10-Q and Form 8-K filed with the Securities and Exchange Commission (the “SEC”). As used in this Management’s Discussion and Analysis of Financial Condition and Results of Operations, the words, “we,” “our,” and “us” refer to Skilled Healthcare Group, Inc. and its wholly-owned subsidiaries. This Management’s Discussion and Analysis of Financial Condition and Results of Operations should be read in conjunction with our condensed consolidated financial statements and related notes included in this report.
Our selected historical consolidated statements of operations have been recast to reflect our disposal of two skilled nursing facilities on December 1, 2013, as discontinued operations for the quarters ended September 30, 2014 and September 30, 2013. Please refer to the information set forth below in conjunction with other sections of this report, including our consolidated historical financial statements and related notes included elsewhere in this report.
Business Overview
Skilled Healthcare Group, Inc. ("Skilled") is a holding company that owns subsidiary companies that in turn own and operate skilled nursing facilities, assisted living facilities, hospices, home health providers and a rehabilitation therapy business. As used in this report, the terms "we," "us," "our" and the "Company," and similar terms, refer collectively to Skilled and its consolidated wholly-owned subsidiaries, unless the context requires otherwise. We have an administrative service company that provides a full complement of administrative and consultative services that allows our affiliated operators and third-party operators with whom we contract to better focus on delivery of healthcare services. We currently also have one such service agreement with an unaffiliated skilled nursing facility operator. All of our subsidiaries focus on providing high-quality care to the people we serve, and our skilled nursing facility subsidiaries, which comprise the largest portion of our consolidated business, have a strong commitment to treating patients who require a high level of skilled nursing care and extensive rehabilitation therapy, whom we refer to as high-acuity patients. As of September 30, 2014, we owned or leased 73 skilled nursing facilities and 22 assisted living facilities, together comprising 10,275 licensed beds. We also lease five skilled nursing facilities in California to an unaffiliated third party operator. Our skilled nursing and assisted living facilities are located in California, Texas, Iowa, Kansas, Missouri, Nebraska, Nevada and New Mexico, and are generally clustered in large urban or suburban markets. We owned 77% of these facilities as of September 30, 2014. As of September 30, 2014 we provided hospice and home health services in Arizona, California, Idaho, Montana, Nevada, and New Mexico. We also provided private duty care services in Montana and Nevada. For the nine months ended September 30, 2014, we generated approximately 75% of our revenue from our skilled nursing facilities, including our integrated rehabilitation therapy services at these facilities. The remainder of our revenue is generated from our assisted living services, rehabilitation therapy services provided to third-party facilities, hospice care, home health, and private duty care services.
Proposed Combination with Genesis

24

Annex K-157

For detailed information related to the proposed combination with Genesis, refer to Note 13, "Proposed Combination with Genesis," elsewhere in this document.

Industry Trends
Medicare and Medicaid Reimbursement
In an effort to mitigate the cost of providing healthcare benefits, third party payors including Medicare, Medicaid, managed care providers, insurance companies and others have increasingly encouraged the treatment of patients in lower-cost care settings. As a result, in recent years skilled nursing facilities, which typically have significantly lower cost structures than acute care hospitals and certain other post-acute care settings, have generally been serving larger populations of higher-acuity patients than in the past. Despite this growth in demand, uncertainty over Medicare and Medicaid reimbursement rates persists as rates have often been reduced or been increased in lesser amounts than expected. Medicare and Medicaid reimbursement rates are subject to change from time to time and, because revenue derived directly or indirectly from Medicare and Medicaid reimbursement has historically comprised the most significant portion of our consolidated revenue, a reduction or slow growth in rates could materially and adversely impact our revenue, particularly in times of increased regulation and related expenses.
Medicare reimburses our skilled nursing facilities under a prospective payment system ("PPS") for certain inpatient covered services. Under the PPS, facilities are paid a predetermined amount per patient, per day, for certain services based on the anticipated costs of treating patients. The amount to be paid is determined by classifying each patient into a resource utilization group ("RUG") category that is based upon each patient's acuity level. In October 2010, the number of RUG categories was expanded from 53 to 66 as part of the implementation of the RUGs IV system and the introduction of a revised and substantially expanded patient assessment tool called the minimum data set (MDS) version 3.0.
On July 1, 2014, CMS issued its proposed rule providing for a net decrease of 0.3% in PPS payments to home health agencies in calendar year 2015. The proposed decrease reflects the effects of the 2.2% home health payment update percentage and the rebasing adjustments to the national, standardized 60-day episode payment rate, the national per-visit payment rates, and the non-routine medical supplies conversion factor.
On July 31, 2014, CMS issued its final rule providing for, among other things, a net increase of 2.0% in PPS payments to skilled nursing facilities for CMS fiscal year 2015 (which began October 1, 2014) as compared to the PPS payments in CMS fiscal year 2014 (which ended September 30, 2014). The 2.0% increase is on a net basis, after the application of a 2.5% market basket increase reduced by a 0.5% multi-factor productivity adjustment required by the PPACA. There was no forecast error adjustment.
On August 4, 2014, CMS issued its final rule providing for a net increase of 1.4% for payments to hospices serving Medicare beneficiaries for CMS' fiscal year 2015. The hospice payment increase would be the net result of a proposed payment update to the hospice per diem rates of 2.1% market basket increase less a 0.7% decrease in payments to hospices due to updated wage data and the sixth year of CMS' seven-year-phase-out of its wage index budget neutrality adjustment factor.
Should future changes in PPS include reduced rates or increased standards for reaching certain reimbursement levels (including as a result of automatic cuts tied to federal deficit cut efforts or otherwise), our Medicare revenues derived from our skilled nursing facilities (including rehabilitation therapy services provided at our skilled nursing facilities) could be reduced, with a corresponding adverse impact on our financial condition and results of operation. Furthermore, reimbursement rates could grow at a slower rate than our expenses increase. Our rehabilitation therapy, hospice and home health care businesses are also to a large degree directly or indirectly dependent on (and therefore affected by changes in) Medicare and Medicaid reimbursement rates. For example, our rehabilitation therapy business may have difficulty increasing or maintaining the rates it has negotiated with third party nursing facilities in light of any future reductions in (or slow growth of) reimbursement rates.
We also derive a substantial portion of our consolidated revenue from Medicaid reimbursement, primarily through our skilled nursing business. Medicaid programs are administered by the applicable states and financed by both state and federal funds. Medicaid spending nationally has increased substantially in recent years, becoming an increasingly significant component of state budgets. This, combined with slower state revenue growth and other state budget demands, has led both the federal government and many states, including California and other states in which we operate, to institute measures aimed at controlling the growth of Medicaid spending (and in some instances reducing it).
Historically, adjustments to reimbursement under Medicare and Medicaid have had a significant effect on our revenue and results of operations. Recently enacted, pending and proposed legislation and administrative rulemaking at the federal and state levels could have similar effects on our business. Efforts to impose reduced reimbursement rates, greater discounts and more stringent cost controls by government and other payors are expected to continue for the foreseeable future and could adversely affect our business, financial condition and results of operations. Additionally, any delay or default by the federal or state governments in making Medicare and/or Medicaid reimbursement payments could materially and adversely affect our business, financial condition and results of operations.

25

Annex K-158

Federal Health Care Reform
In addition to the matters described above affecting Medicare and Medicaid participating providers, PPACA enacted several reforms with respect to skilled nursing facilities, home health agencies and hospices, including payment measures to realize significant savings of federal and state funds by deterring and prosecuting fraud and abuse in both the Medicare and Medicaid programs. While some of the provisions of PPACA will not take effect for several years or are subject to further refinement through the promulgation of regulations, some key provisions of PPACA are presently effective.

•
Enhanced CMPs and Escrow Provisions. PPACA includes expanded civil monetary penalty ("CMP") and related provisions applicable to all Medicare and Medicaid providers. CMS rules adopted to implement applicable provisions of PPACA also provide that assessed CMPs may be collected and placed in whole or in part into an escrow pending final disposition of the applicable administrative and judicial appeals processes. To the extent our businesses are assessed large CMPs that are collected and placed into an escrow account pending lengthy appeals, such actions could adversely affect our liquidity and results of operations.

•
Nursing Home Transparency Requirements. In addition to expanded CMP provisions, PPACA imposes new transparency requirements for Medicare-participating nursing facilities. In addition to previously required disclosures regarding a facility's owners, management and secured creditors, PPACA expanded the required disclosures to include information regarding the facility's organizational structure, additional information on officers, directors, trustees and "managing employees" of the facility (including their names, titles, and start dates of services), and information regarding certain parties affiliated with the facility. The transparency provisions could result in the potential for greater government scrutiny and oversight of the ownership and investment structure for skilled nursing facilities, as well as more extensive disclosure of entities and individuals that comprise part of skilled nursing facilities' ownership and management structure.

•
Face-to-Face Encounter Requirements. PPACA imposes new patient face-to-face encounter requirements on home health agencies and hospices to establish a patient's ongoing eligibility for Medicare home health services or hospice services, as applicable. A certifying physician or other designated health care professional must conduct the face-to-face encounters within specified timeframes, and failure of the face-to-face encounter to occur and be properly documented during the applicable timeframes could render the patient's care ineligible for reimbursement under Medicare.

•
Suspension of Payments During Pending Fraud Investigations. PPACA provides the federal government with expanded authority to suspend Medicare and Medicaid payments if a provider is investigated for allegations or issues of fraud. This suspension authority creates a new mechanism for the federal government to suspend both Medicare and Medicaid payments for allegations of fraud, independent of whether a state exercises its authority to suspend Medicaid payments pending a fraud investigation. To the extent the suspension of payments provision is applied to one of our businesses for allegations of fraud, such a suspension could adversely affect our liquidity and results of operations.

•
Overpayment Reporting and Repayment; Expanded False Claims Act Liability. PPACA enacted several important changes that expand potential liability under the federal False Claims Act. Overpayments related to services provided to both Medicare and Medicaid beneficiaries must be reported and returned to the applicable payor within specified deadlines, or else they are considered obligations of the provider for purposes of the federal False Claims Act. This new provision substantially tightens the repayment and reporting requirements generally associated with operations of health care providers to avoid False Claims Act exposure.

•
Home and Community Based Services. PPACA provides that states can provide home and community-based attendant services and supports through the Community First Choice State plan option. States choosing to provide home and community based services under this option must make them available to assist with activities of daily living, instrumental activities of daily living and health related tasks under a plan of care agreed upon by the individual and his/her representative. PPACA also includes additional measures related to the expansion of community and home based services and authorizes states to expand coverage of community and home-based services to individuals who would not otherwise be eligible for them. The expansion of home-and-community based services could reduce the demand for the facility based services that we provide.

•
Health Care-Acquired Conditions. PPACA provides that the Secretary of Health and Human Services must prohibit payments to states for any amounts expended for providing medical assistance for certain medical conditions acquired during the patient's receipt of health care services. The CMS regulation implementing this provision of PPACA prohibits states from making payments to providers under the Medicaid program for conditions that are deemed to be reasonably preventable. It uses Medicare's list of preventable conditions in inpatient hospital settings as the base (adjusted for the differences in the Medicare and Medicaid populations)

26

Annex K-159

and provides states the flexibility to identify additional preventable conditions and settings for which Medicaid payment will be denied.

•
Value-Based Purchasing. PPACA requires the Secretary of Health and Human Services to develop a plan to implement a value-based purchasing (“VBP”) program for payments under the Medicare program for skilled nursing facilities and to submit a report containing the plan to Congress. The intent of the provision is to potentially reconfigure how Medicare pays for health care services, moving the program towards rewarding better value, outcomes, and innovations, instead of volume. According to the plan submitted to Congress in June 2012, the funding for the VBP program could come from payment withholds from poor-performing skilled nursing facilities or by holding back a portion of the base payment rate or the annual update for all skilled nursing facilities. If a VBP program is ultimately implemented, it is uncertain what effect it would have upon skilled nursing facilities, but its funding or other provisions could negatively affect skilled nursing facilities.

•
Anti-Kickback Statute Amendments. PPACA amended the Anti-Kickback Statute so that (i) a claim that includes items or services violating the Anti-Kickback Statute also would constitute a false or fraudulent claim under the federal False Claims Act and (ii) the intent required to violate the Anti-Kickback Statute is lowered such that a person need not have actual knowledge or specific intent to violate the Anti-Kickback Statute in order for a violation to be deemed to have occurred. These modifications of the Anti-Kickback Statute could expose us to greater risk of inadvertent violations of the statute and to related liability under the federal False Claims Act.

The provisions of PPACA discussed above are examples of recently enacted federal health reform provisions that we believe may have a material impact on the long-term care profession generally and on our business. However, the foregoing discussion is not intended to constitute, nor does it constitute, an exhaustive review and discussion of PPACA. It is possible that other provisions of PPACA may be interpreted, clarified, or applied to our businesses in a way that could have a material adverse impact on our business, financial condition and results of operations. Similar federal and/or state legislation that may be adopted in the future could have similar effects.
Revenue
Revenue by Service Offering

We operate our business in three reportable operating segments: (i) long-term care services, which includes the operation of skilled nursing and assisted living facilities and is the most significant portion of our business; (ii) our rehabilitation therapy services business; and (iii) our hospice and home health businesses. Our reporting segments are business units that offer different services, and that are managed separately due to the nature of services provided.
In our long-term care services segment, we derive the majority of our revenue by providing skilled nursing care and integrated rehabilitation therapy services to residents in our affiliated skilled nursing facilities. The remainder of our long-term care segment revenue is generated by our assisted living facilities, by our administration of an unaffiliated third party skilled nursing facility, and from our leasing of five skilled nursing facilities to an unaffiliated third party operator. In our therapy services segment, we derive revenue by providing rehabilitation therapy services to third-party facilities. In our hospice and home health services segment, we provide hospice and home health services.
The following table shows the revenue and percentage of our total revenue generated by each of these segments for the periods presented (dollars in thousands):

27

Annex K-160

	Three Months Ended September 30,
	2014		2013
	Revenue Dollars	Revenue Percentage	Revenue Dollars	Revenue Percentage	Increase/(Decrease)
					Dollars	Percentage
Long-term care services:
Skilled nursing facilities	$157,529	75.4%	$150,387	72.1%	$7,142	4.7%
Assisted living facilities	7,893	3.8	6,982	3.3	911	13.0
Administration of third party facility	133	0.1	137	0.1	(4)	(2.9)
Facility lease revenue	807	0.4	787	0.4	20	2.5
Total long-term care services	166,362	79.7	158,293	75.9	8,069	5.1
Therapy services:
Third-party rehabilitation therapy services	22,093	10.6	25,313	12.1	(3,220)	(12.7)
Total therapy services	22,093	10.6	25,313	12.1	(3,220)	(12.7)
Hospice & home health services:
Hospice	13,892	6.7	18,181	8.7	(4,289)	(23.6)
Home health	6,271	3.0	6,957	3.3	(686)	(9.9)
Total hospice & home health services	20,163	9.7	25,138	12.0	(4,975)	(19.8)
Total	$208,618	100.0%	$208,744	100.0%	$(126)	(0.1)%

	Nine Months Ended September 30,
	2014		2013
	Revenue Dollars	Revenue Percentage	Revenue Dollars	Revenue Percentage	Increase/(Decrease)
					Dollars	Percentage
Long-term care services:
Skilled nursing facilities	$465,163	74.6%	$454,575	71.6%	$10,588	2.3%
Assisted living facilities	22,765	3.7	21,091	3.3	1,674	7.9
Administration of third party facility	477	0.1	449	0.1	28	6.2
Facility lease revenue	2,401	0.3	2,335	0.4	66	2.8
Total long-term care services	490,806	78.7	478,450	75.4	12,356	2.6
Therapy services:
Third-party rehabilitation therapy services	68,235	11.0	79,057	12.6	(10,822)	(13.7)
Total therapy services	68,235	11.0	79,057	12.6	(10,822)	(13.7)
Hospice & home health services:
Hospice	44,774	7.2	55,551	8.7	(10,777)	(19.4)
Home health	19,082	3.1	20,937	3.3	(1,855)	(8.9)
Total hospice & home health services	63,856	10.3	76,488	12.0	(12,632)	(16.5)
Total	$622,897	100.0%	$633,995	100.0%	$(11,098)	(1.8)%

Sources of Revenue
The following table sets forth revenue consolidated by state in dollars and as a percentage of total revenue for the periods presented (dollars in thousands):

28

Annex K-161

	Three Months Ended September 30,
	2014		2013
	Revenue Dollars	Percentage of Revenue	Revenue Dollars	Percentage of Revenue
California	$85,066	40.8%	$84,435	40.4%
Texas	41,193	19.7	40,471	19.4
New Mexico	25,210	12.1	24,974	11.9
Kansas	16,470	7.9	15,034	7.2
Missouri	15,263	7.3	14,341	6.9
Nevada	13,089	6.3	15,521	7.4
Montana	3,427	1.6	3,521	1.7
Iowa	2,532	1.2	2,401	1.2
Idaho	2,489	1.2	2,580	1.2
Arizona	2,098	1.0	3,424	1.6
Nebraska	1,781	0.9	1,577	0.8
Indiana	—	—	465	0.2
Total	$208,618	100.0%	$208,744	100.0%

	Nine Months Ended September 30,
	2014		2013
	Revenue Dollars	Percentage of Revenue	Revenue Dollars	Percentage of Revenue
California	$251,985	40.5%	$257,864	40.7%
Texas	123,442	19.8	124,570	19.6
New Mexico	74,488	12.0	73,447	11.6
Missouri	46,141	7.4	43,943	6.9
Kansas	46,844	7.5	45,377	7.2
Nevada	41,623	6.7	45,348	7.2
Montana	10,165	1.6	10,608	1.7
Arizona	7,749	1.2	11,605	1.8
Iowa	7,628	1.2	7,167	1.1
Idaho	7,460	1.2	8,103	1.3
Nebraska	5,372	0.9	4,519	0.7
Indiana	—	—	1,444	0.2
Total	$622,897	100.0%	$633,995	100.0%
Long-Term Care Services Segment
Skilled Nursing Facilities. Within our skilled nursing facilities, we generate our revenue from Medicare, Medicaid, managed care providers, insurers, private pay and other sources. We believe that our skilled mix, which we define as the number of Medicare and non-Medicaid managed care patient days at our skilled nursing facilities divided by the total number of patient days at our skilled nursing facilities for any given period, is an important indicator of our success in attracting high-acuity patients because it represents the percentage of our patients who are reimbursed by Medicare and managed care payors, for whom we receive higher reimbursement rates. Most of our skilled nursing facilities include our Express RecoveryTM program. This program uses a dedicated unit within a skilled nursing facility to deliver a comprehensive rehabilitation and recovery regimen in accommodations specifically designed to serve high-acuity patients.
Assisted Living Facilities. Within our assisted living facilities, which are mostly in Kansas, we generate our revenue primarily from private pay sources, with a small portion earned from Medicaid or other state-specific programs.
Leased Facility Revenue. We lease five skilled nursing facilities in California to an unaffiliated third party operator. For additional information on the lease arrangement, see Note 6 - "Property and Equipment," to the interim financial statements included elsewhere in this report.
Therapy Services Segment

29

Annex K-162

As of September 30, 2014, we provided rehabilitation therapy services to a total of 186 healthcare facilities, including 63 of our facilities, as compared to 199 facilities, including 64 of our facilities, as of September 30, 2013. In addition, we have contracts to manage the rehabilitation therapy services for our 10 healthcare facilities in New Mexico. The net decrease of 13 facilities serviced was comprised of 11 new facilities serviced, net of 24 cancellations. Rehabilitation therapy revenue derived from servicing patients at our own facilities is included in our revenue from skilled nursing facilities. Our rehabilitation therapy business receives payment for services from the third-party facilities that it serves based on negotiated patient per diem rates or a negotiated fee schedule based on the type of service rendered. As of September 30, 2014, we provided rehabilitation therapy services to facilities in California, Arizona, Nevada, Texas, Missouri, Nebraska, Iowa, and Kansas. CMS announced on February 18, 2014 that it is in the procurement process for the next round of Recovery Audit Program contracts and it will “pause” RA activities.  This “pause” in RA activities will allow the current RA contractors time to complete all outstanding claim reviews by the end of their specific contract dates. Since February 28, 2014, prepayment reviews have not been conducted; instead all claims will undergo post payment reviews after the new contracts are in place. At this time CMS has not indicated when the new RAC contracts will be awarded.  However, when they are awarded, the new Recovery Auditors will be able to go back to March 2014 and conduct Part B MMR reviews on a Post Payment basis.  This means that the RACs will have the ability and jurisdiction to review claims that were paid during the Recovery Audit Pause. Going forward under the new Recovery Auditor’s contract MMR reviews will continue to be conducted on a post payment basis.
Hospice and Home Health Services Segment
Hospice. As of September 30, 2014, we provided hospice care in Arizona, California, Idaho, Montana, Nevada and New Mexico. We derive substantially all of the revenue from our hospice business from Medicare, Medicaid, and managed care reimbursement.
For a Medicare beneficiary to qualify for the Medicare hospice benefit, two physicians must certify that, in their best judgment, the beneficiary has less than six months to live, assuming the beneficiary’s disease runs its normal course. In addition, the Medicare beneficiary must affirmatively elect hospice care and waive any rights to other Medicare benefits related to his or her terminal illness. Each benefit period, a physician must re-certify that the Medicare beneficiary’s life expectancy is six months or less in order for the beneficiary to continue to qualify for and to receive the Medicare hospice benefit. The first two benefit periods are measured at 90-day intervals and subsequent benefit periods are measured at 60-day intervals. There is no limit on the number of periods that a Medicare beneficiary may be re-certified. A Medicare beneficiary may revoke his or her election at any time and begin receiving traditional Medicare benefits.
Medicare reimburses us for hospice care. We receive one of four predetermined daily or hourly rates based on the level of care we furnish to the beneficiary. These rates are subject to annual adjustments based on inflation and geographic wage considerations.
We are subject to two key limitations on Medicare payments for hospice services. First, if inpatient days of care provided to patients at a hospice exceed 20% of the total days of hospice care provided for an annual period beginning on November 1st, then payment for days in excess of this limit are paid for at the routine home care rate. None of our hospice programs exceeded the payment limits on inpatient services for 2009 through September 30, 2014.
Second, overall payments made by Medicare to us on a per hospice program basis are also subject to an annual cap amount calculated by the Medicare fiscal intermediary at the end of the hospice cap period. The Medicare revenue paid to a hospice program from November 1 to October 31 of the following year may not exceed the annual aggregate cap amount. Up to the 2011 fiscal cap year, which began on November 1, 2010, this annual aggregate cap amount is calculated by multiplying the number of first time Medicare hospice beneficiaries during the year by the Medicare per beneficiary cap amount, resulting in that hospice’s aggregate cap, which is the allowable amount of total Medicare payments that hospice can receive for that cap year. This method is known as the streamlined method. Beginning with the 2011 fiscal cap year, unless an agency elected to stay with the streamlined method, the hospice cap amount is calculated under the proportional method, which spreads the hospice patient's cap allowance over the period for which the patient is under hospice care. For a hospice agency to estimate its cap exposure under the proportional method, the agency must estimate how long patients will stay on service. If a hospice exceeds its aggregate cap, then the hospice must repay the excess back to Medicare. The Medicare cap amount is reduced proportionately for patients who transferred in and out of our hospice services. The Medicare cap amount is adjusted annually for inflation, but is not adjusted for geographic differences in wage levels, although hospice per diem payment rates are wage indexed. For the nine month periods ended September 30, 2014 and September 30, 2013 we estimated and recorded a cap reserve of $2.1 million and $3.4 million. See Part II, Item 1A of this report, “Risk Factors—We are subject to a Medicare cap amount for our hospice business. Our net patient service revenue and profitability could be adversely affected by limitations on Medicare payments.”
Home Health. We provided home health care in Arizona, Montana, Nevada and New Mexico as of September 30, 2014. We derive the majority of the revenue from our home health business from Medicare. The payment is adjusted for the health condition and care needs of the beneficiary. The payment is also adjusted for the geographic differences in wages for home health agencies across the country. The adjustment for the health condition, or clinical characteristics, and service needs of the

30

Annex K-163

beneficiary is referred to as the case-mix adjustment. The home health PPS will provide home health agencies with payments for each 60-day episode of care for each beneficiary. If a beneficiary is still eligible for care after the end of the first episode, a second episode can begin. There are no limits to the number of episodes a beneficiary who remains eligible for the home health benefit can receive. While payment for each episode is adjusted to reflect the beneficiary’s health condition and needs, a special outlier provision exists to ensure appropriate payment for those beneficiaries that have the most expensive care needs.
Regulatory and Other Governmental Actions Affecting Revenue

We derive a substantial portion of our revenue from government Medicare and Medicaid programs. In addition, our rehabilitation therapy services, for which we receive payment from private payors, is significantly dependent on Medicare and Medicaid funding, as those private payors are primarily funded or reimbursed by these programs. The following table summarizes the amount of revenue that we received from each of our payor classes by segment in the periods presented (dollars in thousands):

	Three Months Ended September 30,
	2014					2013
	Long-Term Care Services	Therapy Services	Hospice & Home Health Services	Total Revenue	Revenue Percentage	Long-Term Care Services	Therapy Services	Hospice & Home Health Services	Total Revenue	Revenue Percentage
Medicare Part A	$37,721	$—	$15,998	$53,719	25.7%	$37,612	$—	$21,412	$59,024	28.4%
Medicare Part B	4,093	—	—	4,093	2.0	3,844	—	—	3,844	1.8
Medicaid	71,458	—	1,068	72,526	34.8	66,420	—	879	67,299	32.2
Subtotal Medicare and Medicaid	113,272	—	17,066	130,338	62.5	107,876	—	22,291	130,167	62.4
Managed Care Part A	26,917	—	1,873	28,790	13.8	24,941	—	1,546	26,487	12.7
Managed Care Part B	629	—	—	629	0.3	520	—	—	520	0.2
Private pay and other	25,544	22,093	1,224	48,861	23.4	24,956	25,313	1,301	51,570	24.7
Total	$166,362	$22,093	$20,163	$208,618	100.0%	$158,293	$25,313	$25,138	$208,744	100.0%

31

Annex K-164

	Nine Months Ended September 30,
	2014					2013
	Long-Term Care Services	Therapy Services	Hospice & Home Health Services	Total Revenue	Revenue Percentage	Long-Term Care Services	Therapy Services	Hospice & Home Health Services	Total Revenue	Revenue Percentage
Medicare Part A	$116,669	$—	$52,275	$168,944	27.0%	$121,016	$—	$65,735	$186,751	29.4%
Medicare Part B	11,894	—	—	11,894	1.9	11,495	—	—	11,495	1.8
Medicaid	204,959	—	3,010	207,969	33.4	194,685	—	2,262	196,947	31.1
Subtotal Medicare and Medicaid	333,522	—	55,285	388,807	62.3	327,196	—	67,997	395,193	62.3
Managed Care Part A	80,210	—	4,856	85,066	13.7	74,066	—	4,326	78,392	12.4
Managed Care Part B	1,640	—	—	1,640	0.3	1,670	—	—	1,670	0.3
Private pay and other	75,434	68,235	3,715	147,384	23.7	75,518	79,057	4,165	158,740	25.0
Total	$490,806	$68,235	$63,856	$622,897	100.0%	$478,450	$79,057	$76,488	$633,995	100.0%

Medicare. Medicare is a federal program that provides certain healthcare benefits to beneficiaries who are 65 years of age or older, blind, disabled or qualify for Medicare’s End Stage Renal Disease program. Medicare provides health insurance benefits in two primary parts for services that we provide:

•
Part A. Medicare Part A is hospital insurance, which provides reimbursement for inpatient services for hospitals, skilled nursing facilities, hospices, home health and certain other healthcare providers and patients requiring daily professional skilled nursing and other rehabilitative care. Coverage in a skilled nursing facility is limited for a period of up to 100 days, if medically necessary, after the individual has qualified for Medicare coverage as a result of a three-day or longer hospital stay. Medicare pays for the first 20 days of stay in a skilled nursing facility in full and the next 80 days, to the extent above a daily coinsurance amount. Covered services include supervised nursing care, room and board, social services, pharmaceuticals and supplies as well as physical, speech and occupational therapies and other necessary services provided by nursing facilities. Medicare Part A also covers hospice care and some home health care. Skilled nursing facilities are paid under Medicare Part A on the basis of a prospective payment system, or PPS. The PPS payment rates are adjusted for case mix and geographic variation in wages and cover all costs of furnishing covered skilled nursing facilities services (routine, ancillary, and capital-related costs). The amount to be paid is determined by classifying each patient into a resource utilization group ("RUG"), category, which is based upon the patient's acuity level. CMS generally evaluates and adjusts payment rates on an annual basis.

•
Part B. Medicare Part B is supplemental medical insurance, which requires the beneficiary to pay monthly premiums, covers physician services, limited drug coverage and other outpatient services, such as physical, occupational and speech therapy services, enteral nutrition, certain medical items and X-ray services received outside of a Part A covered inpatient stay.

Medicaid. Medicaid is a state-administered medical assistance program for the indigent, operated by the individual states with the financial participation of the federal government. Each state has relatively broad discretion in establishing its Medicaid reimbursement formulas and coverage of service, which must be approved by the federal government in accordance with federal guidelines. All states in which we operate cover long-term care services for individuals who are Medicaid eligible and qualify for institutional care. Providers must accept the Medicaid reimbursement level as payment in full for services rendered. Medicaid programs generally make payments directly to providers, except in cases where the state has implemented a Medicaid managed care program, under which providers receive Medicaid payments from managed care organizations ("MCOs") that have subcontracted with the Medicaid program. PPACA provides for increased financial participation by the federal government in a state's Medicaid program if the state chooses to expand its Medicaid program as contemplated by PPACA. However, states are not required to expand their Medicaid programs and it is uncertain as to which states, including states in which we operate, will ultimately expand their programs.

32

Annex K-165

Managed Care. Our managed care patients consist of individuals who are insured by a third-party entity, typically called a senior Health Maintenance Organization ("HMO") plan, or are Medicare beneficiaries who assign their Medicare benefits to a senior HMO plan.
Private Pay and Other. Private pay and other sources consist primarily of individuals or parties who directly pay for their services or are beneficiaries of the Department of Veterans Affairs. In addition, the revenue related to the five leased properties is also included as part of the other payor sources.
Critical Accounting Estimates
There has been no change in our critical accounting policies and estimates as included under "Management's Discussion and Analysis of Financial Condition and Results of Operations - Critical Accounting Policies and Estimates" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, which we filed with the SEC on February 10, 2014.

33

Annex K-166

Results of Operations
The following table summarizes some of our key performance indicators, along with other statistics, for each of the periods indicated:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Occupancy statistics (skilled nursing facilities):
Available beds in service at end of period	8,657	8,595	8,657	8,595
Available patient days(a)	797,064	790,554	2,349,946	2,346,677
Actual patient days	645,263	645,899	1,920,178	1,929,326
Occupancy percentage(a)	81.0%	81.7%	81.7%	82.2%
Average daily number of patients	7,014	7,021	7,034	7,067

Hospice average daily census	991	1,219	1,035	1,292
Home health episodic-based admissions	1,938	1,996	6,098	6,329
Home health episodic-based recertifications	473	479	1,386	1,445

Revenue per patient day (skilled nursing facilities prior to intercompany eliminations)
LTC only Medicare (Part A)	$522	$515	$521	$518
Medicare blended rate (Part A & B)	580	568	575	568
Managed care (Part A)	410	401	407	391
Managed care blended rate (Part A & B)	420	409	415	400
Medicaid	168	163	167	163
Private and other	175	170	177	172
Weighted-average for all	$241	$234	$242	$237

Patient days by payor (skilled nursing facilities):
Medicare	72,350	72,949	223,944	233,246
Managed care	65,597	62,238	197,265	189,387
Total skilled mix days	137,947	135,187	421,209	422,633
Private pay and other	98,717	103,791	289,694	310,307
Medicaid	408,599	406,921	1,209,275	1,196,386
Total days	645,263	645,899	1,920,178	1,929,326

Patient days as a percentage of total patient days (skilled nursing facilities):
Medicare	11.2%	11.3%	11.6%	12.1%
Managed care	10.2	9.6	10.3	9.8
Skilled Mix	21.4	20.9	21.9	21.9
Private pay and other	15.3	16.1	15.1	16.1
Medicaid	63.3	63.0	63.0	62.0
Total	100.0%	100.0%	100.0%	100.0%

Revenue for total company:
Medicare	27.7%	30.2%	28.9%	31.2%
Managed care, private pay, and other	37.5	37.6	37.7	37.7
Quality mix	65.2	67.8	66.6	68.9
Medicaid	34.8	32.2	33.4	31.1
Total	100.0%	100.0%	100.0%	100.0%

(a) Does not reflect available days related to newly open facility not at full operation.

34

Annex K-167

The following table sets forth details of our revenue, expenses, and net income and other items as a percentage of total revenue for the periods indicated:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenue	100.0%	100.0%	100.0%	100.0%
Expenses:
Cost of services (exclusive of rent cost of revenue and depreciation and amortization shown below)	84.7	86.7	86.0	86.8
Rent cost of revenue	2.5	2.3	2.4	2.2
General and administrative	6.1	3.1	4.2	3.1
Change in fair value of contingent consideration	—	—	—	(0.3)
Depreciation and amortization	2.9	2.8	2.9	2.8
Governmental investigation expense	—	—	1.0	—
Impairment of long-lived assets	—	9.1	—	3.0
Loss on disposal of asset	0.1	—	—	—
	96.3	104.1	96.5	97.6
Other (expense) income:
Interest expense	(3.8)	(4.2)	(3.9)	(4.1)
Interest income	0.1	—	0.1	—
Other income (expense), net	—	—	—	—
Equity in earnings of joint venture	0.3	0.2	0.2	0.2
Debt modification/retirement costs	—	(0.2)	(0.1)	(0.2)
Total other (expenses) income, net	(3.5)	(4.1)	(3.7)	(4.1)
Income (loss) from continuing operations, before provision (benefit) for income taxes	0.2	(8.3)	(0.2)	(1.7)
Benefit from income taxes	(0.1)	(2.6)	0.1	(0.6)
Income (loss) from continuing operations	0.3%	(5.7)	(0.1)%	(1.1)%
Loss from discontinued operations, net of tax	—%	(0.1)	—%	(0.1)%
Net income (loss)	0.3%	(5.8)%	(0.1)%	(1.2)%

Adjusted EBITDA(1)	10.4%	8.8%	9.3%	8.8%
Adjusted EBITDAR(2)	12.9%	11.1%	11.7%	11.0%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Reconciliation from net (loss) income to EBITDA, EBITDAR, Adjusted EBITDA and Adjusted EBITDAR (in thousands):
Net income (loss)	$643	$(12,075)	$(843)	$(7,482)
Interest expense, net of interest income	7,836	8,681	23,475	25,866
Benefit from income taxes	(150)	(5,324)	(153)	(3,940)
Depreciation and amortization expense	6,120	5,900	18,240	17,700
EBITDA(1)	14,449	(2,818)	40,719	32,144
Rent cost of revenue	5,146	4,806	14,842	14,160
EBITDAR(2)	19,595	1,988	55,561	46,304
EBITDA(1)	14,449	(2,818)	40,719	32,144
Change in fair value of contingent consideration	7	79	(100)	(2,082)
Organization restructure costs	359	457	1,430	2,006
Exit costs related to divested facilities	57	—	397	—
Legal expense for non-routine matters	616	416	1,590	1,809
Merger related expense	5,761	306	6,306	306
Governmental investigation expense	—	—	6,000	—
Debt modification/retirement costs	21	432	843	1,520

35

Annex K-168

Losses at skilled nursing facility not at full operation	450	—	583	—
Impairment of long-lived assets	—	19,000	82	19,000
Loss on disposal of asset	68	—	68	—
Closure of California home health agency	—	419	—	419
Discontinued operations	—	136	—	665
Adjusted EBITDA(1)	21,788	18,427	57,918	55,787
Rent cost of revenue	5,146	4,806	14,842	14,160
Adjusted EBITDAR(2)	$26,934	$23,233	$72,760	$69,947

(1)
We define EBITDA as net income (loss) before depreciation, amortization and interest expense (net of interest income) and the (benefit) provision for income taxes. Adjusted EBITDA is EBITDA adjusted for non-core business items, such as change in fair value of contingent consideration, organization restructuring costs, debt modification/retirement costs, impairment of long lived assets, losses at skilled nursing facility not at full operation, legal expense for non-routine matters, or the exit costs related to divested facilities.

(2)
We define EBITDAR as net income (loss) before depreciation, amortization, interest expense (net of interest income), the (benefit) provision for income taxes and rent cost of revenue. Adjusted EBITDAR is EBITDAR adjusted for the non-core business items listed above for the definition of Adjusted EBITDA (each to the extent applicable in the appropriate period.)

We believe that the presentation of EBITDA, EBITDAR, Adjusted EBITDA and Adjusted EBITDAR provides useful information regarding our operational performance because they enhance the overall understanding of the financial performance and prospects for the future of our core business activities.
Specifically, we believe that a report of EBITDA, EBITDAR, Adjusted EBITDA and Adjusted EBITDAR provides consistency in our financial reporting and provides a basis for the comparison of results of core business operations between our current, past and future periods. EBITDA, EBITDAR, Adjusted EBITDA and Adjusted EBITDAR are primary indicators management uses for planning and forecasting in future periods, including trending and analyzing the core operating performance of our business from period-to-period without the effect of expenses, revenues and gains (losses) that we believe are unrelated to the day-to-day performance of our business but are required to be reported in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"). We also use EBITDA, EBITDAR, Adjusted EBITDA and Adjusted EBITDAR to benchmark the performance of our business against expected results, analyzing year-over-year trends as described below and to compare our operating performance to that of our competitors.
Management, including operating company based management, uses EBITDA, EBITDAR, Adjusted EBITDA and Adjusted EBITDAR to assess the performance of our core business operations, to prepare operating budgets and to measure our performance against those budgets on a consolidated and segment level. Segment management uses these metrics to measure performance on a business unit by business unit basis. We typically use Adjusted EBITDA and Adjusted EBITDAR for these purposes on a consolidated basis as the adjustments to EBITDA and EBITDAR are not generally allocable to any individual business unit and we typically use EBITDA and EBITDAR to compare the operating performance of each skilled nursing facility, assisted living facility, or other business unit as well as to assess the performance of our operating segments. EBITDA, EBITDAR, Adjusted EBITDA and Adjusted EBITDAR are useful in this regard because they do not include such costs as interest expense (net of interest income), income taxes, depreciation and amortization expense, rent cost of revenue (in the case of EBITDAR and Adjusted EBITDAR) and special charges, which may vary from business unit to business unit and period-to-period depending upon various factors, including the method used to finance the business, the amount of debt that we have determined to incur, whether a facility is owned or leased, the date of acquisition of a facility or business, the original purchase price of a facility or business unit or the tax law of the state in which a business unit operates. We believe these types of charges are dependent on factors unrelated to the underlying business unit performance. As a result, we believe that the use of EBITDA, EBITDAR, Adjusted EBITDA and Adjusted EBITDAR provides a meaningful and consistent comparison of our underlying business units between periods by eliminating certain items required by U.S. GAAP which have little or no significance to their day-to-day operations.
Finally, we use Adjusted EBITDA to determine compliance with our debt covenants and assess our ability to borrow additional funds and to finance or expand operations. Our senior secured credit facility uses a measure substantially similar to Adjusted EBITDA as the basis for determining compliance with our financial covenants, specifically our minimum interest coverage ratio and our maximum total leverage ratio, and for determining the interest rate of our first lien term loan. For example, the senior secured credit facility includes adjustments to EBITDA for (i) gain or losses on sale of assets, (ii) the write-off of deferred financing costs of extinguished debt, (iii) pro forma adjustments for acquisitions to show a full year of EBITDA and interest expense, (iv) sponsorship fees paid to Onex which totals $0.5 million annually, (v) non-cash stock compensation

36

Annex K-169

and (vi) impairment of long-lived assets. Our noncompliance with these financial covenants could lead to acceleration of amounts due under our senior secured credit facility.
Despite the importance of these measures in analyzing our underlying business, maintaining our financial requirements, designing incentive compensation and for our goal setting both on an aggregate and individual business level basis, EBITDA, EBITDAR, Adjusted EBITDA and Adjusted EBITDAR are non-GAAP financial measures that have no standardized meaning defined by U.S. GAAP. Therefore, our EBITDA, EBITDAR, Adjusted EBITDA and Adjusted EBITDAR measures have limitations as analytical tools, and they should not be considered in isolation, or as a substitute for analysis of our results as reported under U.S. GAAP. Some of these limitations are:

•	they do not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	they do not reflect changes in, or cash requirements for, our working capital needs;

•	they do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt;

•	they do not reflect any income tax payments we may be required to make;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•	they are not adjusted for all non-cash income or expense items that are reflected in our consolidated statements of cash flows;

•	they do not reflect the impact on earnings of charges resulting from certain matters we consider not to be indicative of our ongoing operations; and

•	other companies in our industry may calculate these measures differently than we do, which may limit their usefulness as comparative measures.
We compensate for these limitations by using EBITDA, EBITDAR, Adjusted EBITDA and Adjusted EBITDAR only to supplement net income on a basis prepared in conformance with U.S. GAAP in order to provide a more complete understanding of the factors and trends affecting our business. Furthermore, the non-GAAP financial measures that we present may be different from the presentation of similar measures by other companies, so the comparability of the measures among companies may be limited. We strongly encourage investors to consider net income determined under U.S. GAAP as compared to EBITDA, EBITDAR, Adjusted EBITDA and Adjusted EBITDAR, and to perform their own analysis, as appropriate.
Three Months Ended September 30, 2014 Compared to Three Months Ended September 30, 2013
Revenue. Revenue decreased by $0.1 million, or 0.1%, to $208.6 million in the three months ended September 30, 2014 from $208.7 million in the three months ended September 30, 2013.
Long term care services

	Three Months Ended September 30,
	2014		2013		Increase/(Decrease)
	Revenue Dollars	Revenue Percentage	Revenue Dollars	Revenue Percentage	Dollars	Percentage
	(dollars in millions)
Skilled nursing facilities	$157.5	75.4%	$150.4	72.1%	$7.1	4.7%
Assisted living facilities	7.9	3.8	7.0	3.3	0.9	13.0
Administration of third party facility	0.1	0.1	0.1	0.1	—	(2.9)
Leased facility revenue	0.8	0.4	0.8	0.4	—	2.5
Total long-term care services	$166.4	79.7%	$158.3	75.9%	$8.1	5.1%

The $7.1 million increase in skilled nursing facilities revenue in the third quarter of 2014 as compared to the third quarter of 2013 was primarily due to an increase in our average revenue per patient day ("PPD") driven by an increase in payor rates. The overall increase in PPD rates resulted in increased revenue of $4.1 million in the third quarter 2014 as compared to the third quarter 2013. Also contributing to the increase to revenue in the third quarter of 2014 as compared to the third quarter of 2013 was an increase in census for both Medicaid and Managed Care, representing $0.3 million and $1.4 million, respectively. The increased Medicaid and Managed Care census was partially offset by a volume decrease in Medicare, Private, and Other average daily census ("ADC") days, leading to declines in revenue of $1.2 million, $0.5 million, and $0.4 million, respectively, for the three months ended September 30, 2014. Of the overall increase in revenue, $2.8 million was the result of the Company's participation in the UPL supplement payment program in the state of Texas that provides supplemental

37

Annex K-170

Medicaid payments with federal matching funds for skilled nursing facilities that are affiliated with county owned hospital districts.  Company subsidiaries entered into transactions with county owned hospital districts to provide for the management of two Company-owned skilled nursing facilities under this program beginning June 2014, and presently twenty of the Company’s twenty-one Texas facilities are participating in the program.  The Company does not expect to add additional nursing centers during the remainder of 2014.

The increase of $0.9 million in revenue at our assisted living facilities in the third quarter of 2014 as compared to the third quarter of 2013 was due primarily to an increase in PPD and volume increases of $0.3 million and $0.6 million, respectively. Rates were increased during October 2013.
Therapy services

	Three Months Ended September 30,
	2014		2013		Increase/(Decrease)
	Revenue Dollars	Revenue Percentage	Revenue Dollars	Revenue Percentage	Dollars	Percentage
	(dollars in millions)
Rehabilitation therapy services	$36.2	17.4%	$39.2	18.8%	$(3.0)	(7.7)%
Intersegment elimination of services related to affiliated entities	(14.1)	(6.8)	(13.9)	(6.7)	(0.2)	1.4
Third party therapy services	$22.1	10.6%	$25.3	12.1%	$(3.2)	(12.7)%

Hallmark revenue for third party therapy services decreased by $3.2 million in the third quarter of 2014 as compared to the third quarter of 2013. $3.2 million of the decrease was attributable to a net decrease of 13 third party contracts from September 30, 2013 to September 30, 2014.
Hospice & Home Health services

	Three Months Ended September 30,
	2014		2013		Increase/(Decrease)
	Revenue Dollars	Revenue Percentage	Revenue Dollars	Revenue Percentage	Dollars	Percentage
	(dollars in millions)
Hospice	$13.9	6.7%	$18.2	8.7%	$(4.3)	(23.6)%
Home Health	6.3	3.0	7.0	3.3	(0.7)	(9.9)
Total hospice & home health services	$20.2	9.7%	$25.2	12.0%	$(5.0)	(19.8)%

The $4.3 million decrease in hospice revenue in the third quarter of 2014 as compared to the third quarter of 2013 was a result of a 20.2% reduction in ADC, leading to a revenue reduction of $4.5 million, partially offset by a $0.2 million increase in revenue due to the addition of a Hospice in Missoula, Montana during the third quarter of 2013. Revenue for the third quarter of 2014 and 2013 was net of $1.2 million and $0.5 million of hospice cap reserves, respectively. Of the $1.2 million recorded in the three months ended September 30, 2014, $1.4 million was related to the 2014 cap year and $(0.2) million was related to the 2013 cap year. Of the $0.5 million recorded in the three months ended September 30, 2013, $0.2 million was related to the 2013 cap year and $0.3 million was related to the 2012 cap year. The hospice cap reserves recorded in the quarter ended September 30, 2014 were the result of a combination of continued long stay patients and a decline in admissions in the quarter.

The $0.7 million decrease in our home health revenue in the third quarter of 2014 as compared to the third quarter of 2013 was the result of a reduction in ADC of approximately $0.2 million and a reduction in our average rates of $0.5 million. For the quarter ended September 30, 2014 as compared to the quarter ended September 30, 2013, we experienced a reduction in episodic-based admissions of approximately 3%.

38

Annex K-171

Cost of Services. Cost of services decreased $4.4 million, or 2.4%, to $176.7 million, or 84.7% of revenue, in the three months ended September 30, 2014, from $181.1 million, or 86.7% of revenue, in the three months ended September 30, 2013.

Long term care services

	Three Months Ended September 30,
	2014		2013		Increase/(Decrease)
	Cost of Service Dollars (prior to intersegment eliminations)	Percentage of Revenue	Cost of Service Dollars (prior to intersegment eliminations)	Percentage of Revenue

					Dollars	Percentage
	(dollars in millions)
Skilled nursing facilities	$130.3	82.7%	$127.4	84.7%	$2.9	2.3%
Assisted living facilities	5.3	67.6	5.1	73.1	0.2	4.4
Regional operations support	5.1	n/a	4.7	n/a	0.4	7.2
Total long-term care services	$140.7	84.6%	$137.3	86.7%	$3.5	2.5%

Cost of services expenses at our skilled nursing facilities increased $2.9 million in the third quarter of 2014 as compared to the third quarter of 2013. The $2.9 million increase was primarily the result of an increase of $1.6 million in salaries and wages, incremental bad debt expense of $1.2 million, $0.8 million in costs associated with a facility not yet at full operation, and increased other expenses of $1.2 million comprised of increases in supplies, food, utilities, therapy, pharmacy, legal, insurance, and other expense. These increased expenses were partially offset by a decrease of $1.1 million in employee benefit costs, primarily due to lower than expected self-insured medical utilization, $0.5 million reduction to professional and general liability insurance expense, and $0.3 million reduction due to other one-time items.

Cost of services at our assisted living facilities increased $0.2 million in the third quarter of 2014 as compared to the third quarter of 2013. This was primarily due to $0.2 million increase in salaries and wages and an increase in other expenses of $0.2 million. The increase in expenses was partially offset by PPD efficiencies of $0.2 million.

Cost of services in regional operations support increased $0.4 million in the third quarter of 2014 as compared to the third quarter of 2013 primarily due to increase in performance related expense.

Therapy services

	Three Months Ended September 30,
	2014			2013			Increase/(Decrease)
	Revenue (prior to intersegment eliminations)	Cost of Service Dollars (prior to intersegment eliminations)	Percentage of Revenue	Revenue (prior to intersegment eliminations)	Cost of Service Dollars (prior to intersegment eliminations)	Percentage of Revenue

							Dollars	Percentage
	(dollars in millions)
Rehabilitation therapy services	$36.2	$32.4	89.5%	$39.2	$36.3	92.6%	$(3.9)	(10.7)%
Total therapy services	$36.2	$32.4	89.5%	$39.2	$36.3	92.6%	$(3.9)	(10.7)%

Rehabilitation therapy costs of services dollars decreased by $3.9 million. The decrease was the result of improved efficiencies in labor management, decreased utilization of contract labor, and a decrease in employee benefit costs, primarily due to lower than expected self-insured medical utilization. The remainder of the decrease in costs of service is attributable to the decline in revenue from period to period.

39

Annex K-172

Hospice and home health services

	Three Months Ended September 30,
	2014		2013		Increase/(Decrease)
	Cost of Service Dollars	Percentage of Revenue	Cost of Service Dollars	Percentage of Revenue

					Dollars	Percentage
	(dollars in millions)
Hospice	$12.9	92.8%	$15.4	84.7%	$(2.5)	(16.4)%
Home Health	5.4	86.1	6.6	94.6	(1.2)	(17.9)
Total hospice & home health services	$18.3	90.7%	$22.0	87.5%	$(3.7)	(16.8)%
Cost of services expenses related to our hospice business decreased $2.5 million in the third quarter of 2014 as compared to the third quarter of 2013, primarily due to the census reduction. PPD costs increased from $136.16 to $141.61, an increase of 400 basis points, reflecting the time necessary for the Company to align labor costs to the decline in census.
Cost of services related to our home health business decreased $1.2 million in the third quarter of 2014 as compared to the third quarter of 2013. PPD costs decreased leading to a reduction of $0.7 million in salaries and benefits for employees, $0.1 million in other operating expenses, and $0.4 million reduction in expenses related to 2 divested facilities which were closed during 2013 and 2014 respectively.
Rent Cost of Revenue. Rent cost of revenue increased $0.3 million, or 7.1%, to $5.1 million, or 2.5% of revenue, in the three months ended September 30, 2014 from $4.8 million, or 2.3% of revenue, in the three months ended September 30, 2013 primarily due to the opening of a new leased facility in the second quarter of 2014.
General and Administrative Services Expenses. Our general and administrative services expenses increased $6.3 million, or 96.9%, to $12.8 million, or 6.1% of revenue, in the three months ended September 30, 2014 from $6.5 million, or 3.1% of revenue, in the three months ended September 30, 2013. After adjusting for the effect of one-time restructuring charges of $0.5 million for the third quarter 2013, $0.4 million in one-time restructuring charges and $5.8 million in merger related expenses for the third quarter of 2014, general and administrative expense increased $0.1 million for the three months ended September 30, 2014. The $0.1 million increase was primarily related to an increase stock compensation expense of $0.3 million offset by $0.2 million decrease in tax related professional services for the three months ended September 30, 2014.

Depreciation and Amortization. Depreciation and amortization increased $0.2 million to $6.1 million, or 2.9% of revenue, in the three months ended September 30, 2014 and 2.8% of revenue for the three months ended September 30, 2013.

Change in fair value of contingent consideration. The change in fair value of contingent consideration remained consistent at less than $0.1 million, for the three months ended September 30, 2014 and September 30, 2013.

Interest Expense. Interest expense decreased by $0.7 million, or 8.6%, to $8.0 million, or 3.8% of revenue, in the three months ended September 30, 2014, from $8.7 million, or 4.2% of revenue, in the three months ended September 30, 2013. The decrease is related to the decrease in average debt outstanding from $434.8 million for the three months ended September 30, 2013 to $407.8 million for the three months ended September 30, 2014. Also, our average interest rate decreased from 6.62% for the three months ended September 30, 2013 to 6.31% for the three months ended September 30, 2014.
Equity in Earnings of Joint Venture. Equity earnings of our pharmacy joint venture increased $0.1 million, or 11.8%, from $0.5 million for the three months ended September 30, 2013 to $0.6 million for the three months ended September 30, 2014. The increase was due to a increase in the joint venture's net income.
Benefit from Income Taxes. We recorded a tax benefit of $0.2 million, or 30.4% of pre-tax earnings, for the three months ended September 30, 2014, as compared to a tax benefit of $5.3 million, or 30.8% of pre-tax loss, for the three months ended September 30, 2013. The decrease in the tax benefit was primarily due to the increase in revenue for the three months ended September 30, 2014 as compared to the three months ended September 30, 2013 partially offset by an increase in the state valuation allowance as a result of 2013 legislation in California which limited the Company's ability to utilize unused enterprise zone tax credits.
Nine Months Ended September 30, 2014 Compared to Nine Months Ended September 30, 2013
Revenue. Revenue decreased by $11.1 million, or 1.8%, to $622.9 in the nine months ended September 30, 2014 from $634.0 million in the nine months ended September 30, 2013.

40

Annex K-173

Long term care services

	Nine Months Ended September 30,
	2014		2013		Increase/(Decrease)
	Revenue Dollars	Revenue Percentage	Revenue Dollars	Revenue Percentage	Dollars	Percentage
	(dollars in millions)
Skilled nursing facilities	$465.1	74.6%	$454.6	71.6%	$10.5	2.3%
Assisted living facilities	22.8	3.7	21.1	3.3	1.7	7.9
Administration of third party facility	0.5	0.1	0.4	0.1	0.1	6.2
Leased facility revenue	2.4	0.3	2.3	0.4	0.1	2.8
Total long-term care services	$490.8	78.7%	$478.4	75.4%	$12.4	2.6%
The $10.5 million increase in skilled nursing facilities revenue in the first nine months of 2014 as compared to the first nine months of 2013 was primarily driven by increases in Medicaid and Managed Care ADC and PPD rates resulting in an increase in revenue. The overall increase in PPD rates resulted in increased revenue of $1.5 million, $5.3 million, $3.0 million, and $1.4 million, in Medicare, Medicaid, Managed care, and Private revenue respectively for the first nine months as compared to the first nine months of 2013. Contributing to the increase to revenue in the first nine months of 2014 as compared to 2013 was an increase in census for both Medicaid and Managed Care representing $2.2 million and $3.2 million, respectively. A $2.9 million increase in revenue was the result of the Company's participation in the new UPL supplement payment program in the state of Texas that provides supplemental Medicaid payments with federal matching funds for skilled nursing facilities that are affiliated with county owned hospital districts.  Company subsidiaries entered into transactions with county owned hospital districts to provide for the management of two Company-owned skilled nursing facilities under this program beginning June 2014, and presently twenty of the Company’s twenty-one Texas facilities are participating in the program.  The Company does not expect to add additional nursing centers during the remainder of 2014.  $0.7 million in additional revenue was provided by the Company's new leased facility added during the end of the second quarter of 2014. The increase in Medicaid and managed care ADC and PPD were partially offset by a decrease in Medicare volume, which resulted in a revenue reduction of $6.2 million. A decrease in private and other ADC resulted in a net decrease in revenue of $3.5 million. Our average revenue per patient day improved to $241.34 for the first nine months of 2014 from $236.54 for the first nine months of 2013.

The increase of $1.7 million at our assisted living facilities in the first nine months of 2014 as compared to the first nine months of 2013 was due primarily to a 4.1% increase in ADC coupled with a 3.5% increase in the PPD rate.
Therapy services

	Nine Months Ended September 30,
	2014		2013		Increase/(Decrease)
	Revenue Dollars	Revenue Percentage	Revenue Dollars	Revenue Percentage	Dollars	Percentage
	(dollars in millions)
Rehabilitation therapy services	$110.2	17.7%	$122.1	19.4%	$(11.9)	(9.7)%
Intersegment elimination of services related to affiliated entities	(42.0)	(6.7)	(43.0)	(6.8)	1.0	(2.3)
Third party therapy services	$68.2	11.0%	$79.1	12.6%	$(10.9)	(13.6)%

Hallmark revenue for third party therapy services decreased by $10.9 million for the first nine months of 2014 as compared to the first nine months of 2013. This decrease was related to a net decrease of 13 third party contracts from September 30, 2013 to September 30, 2014.
Hospice & Home Health services

	Nine Months Ended September 30,
	2014		2013		Increase/(Decrease)
	Revenue Dollars	Revenue Percentage	Revenue Dollars	Revenue Percentage	Dollars	Percentage
	(dollars in millions)
Hospice	$44.8	7.2%	$55.6	8.7%	$(10.8)	(19.4)%
Home Health	19.1	3.1	20.9	3.3	(1.8)	(8.9)
Total hospice & home health services	$63.9	10.3%	$76.5	12.0%	$(12.6)	(16.5)%

41

Annex K-174

The $10.8 million decrease in hospice revenue in the first nine months of 2014 as compared to the first nine months of 2013 was a result of a reduction in ADC resulting in a decrease of approximately $11.8 million. The decrease in revenue was partially offset by an increase in our average PPD rate resulting in an increase of $0.5 million and an increase in revenue of $0.6 million from the addition of a new Hospice in Missoula in the first nine months of 2014 as compared to the first nine months of 2013. Revenue in the first nine months of 2014 and 2013 was net of $2.1 million and $3.4 million of hospice cap reserves, respectively. Of the $2.1 million recorded in the nine months ended September 30, 2014, $2.0 million was related to the 2014 cap year and $0.1 million was related to the 2013 cap year. Of the $3.4 million recorded in the nine months ended September 30, 2013, $0.9 million was related to the 2013 cap year, $2.3 million was related to the 2012 cap year, and $0.2 million was related to the 2011 cap year. The hospice cap reserves recorded for the nine months ended September 30, 2014 were the result of a combination of continued long stay patients and a decline in admissions for the nine months ended September 30, 2014.

The $1.8 million decrease in our home health revenue in the first nine months of 2014 as compared to the first nine months of 2013 was the result of a volume decrease of $0.7 million coupled with a rate decrease of $1.1 million. For the first nine months of 2014 we experienced a decrease in admissions of approximately 3.7% as compared to the first nine months of 2013.
Cost of Services. Cost of services decreased $14.6 million, or 2.7%, to $535.5 million, or 86.0% of revenue, in the nine months ended September 30, 2014, from $550.2 million, or 86.8% of revenue, in the nine months ended September 30, 2013.

Long term care services

	Nine Months Ended September 30,
	2014		2013		Increase/(Decrease)
	Cost of Service Dollars (prior to intersegment eliminations)	Percentage of Revenue	Cost of Service Dollars (prior to intersegment eliminations)	Percentage of Revenue

					Dollars	Percentage
	(dollars in millions)
Skilled nursing facilities	$392.1	84.3%	$383.0	84.2%	$9.1	2.4%
Assisted living facilities	16.1	70.7	15.1	71.7	1.0	6.6
Regional operations support	14.2	n/a	16.0	n/a	(1.8)	n/a
Total long-term care services	$422.4	86.1%	$414.1	86.5%	$8.3	2.0%

Cost of services at our skilled nursing facilities increased $9.1 million in the first nine months of 2014 as compared to the first nine months of 2013. The increase was primarily the result of an increase of $5.1 million in salaries and wages, incremental bad debt expense of $2.8 million, $1.6 million increase in ancillary expenses, $1.3 million increase in purchased services expenses, $1.9 million increase in other expenses including supplies, food, and utilities, and $0.9 million of expenses incurred at a facility not at full operation. These increased expenses were partially offset by a decrease of $2.4 million in professional and general liability insurance expense and a decrease in expenses due to a decline in ADC of $2.1 million.

Cost of services at our assisted living facilities increased $1.0 million in the first nine months of 2014 as compared to the first nine months of 2013. The increase was due to $0.6 million increase in salaries and wages, an increase in utilities costs of $0.1 million, an increase in purchased services of $0.1 million, and increased other expenses of $0.1 million as compared to the nine months ended September 31, 2013.

Cost of services in regional operations support decreased $1.8 million in the first nine months of 2014 as compared to the first nine months of 2013 primarily due to headcount reductions effective in the third quarter of 2013.

42

Annex K-175

Therapy services

	Nine Months Ended September 30,
	2014			2013			Increase/(Decrease)
	Revenue (prior to intersegment eliminations)	Cost of Service Dollars (prior to intersegment eliminations)	Percentage of Revenue	Revenue (prior to intersegment eliminations)	Cost of Service Dollars (prior to intersegment eliminations)	Percentage of Revenue

							Dollars	Percentage
	(dollars in millions)
Rehabilitation therapy services	$110.2	$98.9	89.7%	$122.1	$113.2	92.7%	$(14.3)	(12.4)%
Total therapy services	$110.2	$98.9	89.7%	$122.1	$113.2	92.7%	$(14.3)	(12.4)%

Rehabilitation therapy costs of services as a percentage of revenue decreased by $14.3 million or 12.4% for the nine months ended September 30, 2014, as compared to the same period in 2013, commensurate with the revenue reduction and improved efficiencies in labor management, decreased utilization of contract labor, and a decrease in employee benefit costs, primarily due to lower than expected self-insured medical utilization.

Hospice and home health services

	Nine Months Ended September 30,
	2014		2013		Increase/(Decrease)
	Cost of Service Dollars	Percentage of Revenue	Cost of Service Dollars	Percentage of Revenue

					Dollars	Percentage
	(dollars in millions)
Hospice	$40.3	90.0%	$47.9	86.2%	$(7.6)	(15.9)%
Home Health	17.5	92.1	19.8	94.6	(2.3)	(11.5)
Total hospice & home health services	$57.8	90.6%	$67.7	88.5%	$(9.9)	(14.6)%
Cost of services related to our hospice business decreased $7.6 million or 15.9% in the first nine months of 2014 as compared to the first nine months of 2013, commensurate with the revenue reduction. PPD costs increased from $134.82 to $142.59, an increase of 5.8 percentage points, reflecting the time necessary for the Company to align labor costs to the decline in census.
Cost of services related to our home health business decreased $2.3 million in the first nine months of 2014 as compared to the first nine months of 2013, primarily due to the reduction in PPD costs. The reduction in PPD lead to a decrease in salaries and wages of $1.1 million, a volume decrease of $0.3 million and reduction in expenses of $0.9 million related to divested facilities also contributed to the decrease.
Rent Cost of Revenue. Rent cost of revenue increased $0.7 million, or 4.8%, to $14.8 million, or 2.4% of revenue, in the nine months ended September 30, 2014 from $14.2 million, or 2.2% of revenue, in the nine months ended September 30, 2013 primarily due to the opening of a new leased facility during Q2 2014.
General and Administrative Services Expenses. Our general and administrative services expenses increased $6.4 million, or 32.2%, to $26.2 million, or 4.2% of revenue, in the nine months ended September 30, 2014 from $19.8 million, or 3.1% of revenue, in the nine months ended September 30, 2013. After adjusting for the effect of one-time restructuring charges of $2.0 million in the nine months ended September 30, 2013, $1.4 million in one-time restructuring charges and $6.3 million in merger related expenses in the nine months ended September 30, 2014, general and administrative services expense increased by $0.7 million for the first nine months of 2014. The increase was primarily due to an increase in stock compensation expense of $0.7 million.

Depreciation and Amortization. Depreciation and amortization increased $0.5 million to $18.2 million, or 2.9% of revenue, in the nine months ended September 30, 2014 compared to 2.8% of revenue for the nine months ended September 30, 2013.

43

Annex K-176

Change in fair value of contingent consideration. The change in fair value of contingent consideration increased $2.0 million, or 95.2%, to a benefit of $0.1 million in the nine months ended September 30, 2014 from a benefit of $2.1 million in the nine months ended September 30, 2013. The increase is related to the change in fair value of the contingent consideration related to the 2010 hospice and home health acquisition due to reductions in forecasted EBITDA, which reduces the likelihood of the business achieving their EBITDA target necessary for the earn-out to be paid in future periods recorded during the nine months ended September 30, 2013.

Interest Expense. Interest expense decreased by $2.2 million, or 8.3%, to $24.0 million, or 3.9% of revenue, for the nine months ended September 30, 2014 from $26.2 million, or 4.1% of revenue, for the nine months ended September 30, 2013. The decrease is related to the decrease in average debt outstanding from $434.8 million for the nine months ended September 30, 2013 to $407.8 million for the nine months ended September 30, 2014. Also, our average interest rate reduced from 6.71% for the nine months ended September 30, 2013 to 6.24% for the nine months ended September 30, 2014.
Equity in Earnings of Joint Venture. Equity earnings of our pharmacy joint venture decreased by $0.3 million, or 17.9%, to $1.2 million, or 0.2% of revenue, in the nine months ended September 30, 2014 from $1.5 million, or 0.2%, for the nine months ended September 30, 2013. The decrease was related due to a decrease in the joint venture's net income.
Benefit from Income Taxes. We recorded a tax benefit of $0.2 million, or 15.4% of pre-tax income, for the nine months ended September 30, 2014, as compared to a tax benefit of $3.9 million, or 36.6% of pre-tax loss, for the nine months ended September 30, 2013. The decrease in the tax benefit was primarily due to the increase in pre-tax earnings for the nine month period September 30, 2014 as compared to the nine month period September 30, 2013.
Liquidity and Capital Resources
The following table presents selected data from our condensed consolidated statements of cash flows (in thousands):

	Nine Months Ended September 30,
	2014	2013
Cash Flows from Operations
Net cash provided by operating activities	$31,459	$36,832
Net cash used in investing activities	(8,087)	(9,977)
Net cash used in financing activities	(17,013)	(26,263)
Net increase in cash and cash equivalents	6,359	592
Cash and cash equivalents at beginning of period	4,177	2,003
Cash and cash equivalents at end of period	$10,536	$2,595
Based upon our current level of operations, we believe that cash generated from operations, cash on hand and borrowings available to us will be adequate to meet our anticipated debt service requirements, capital expenditures and working capital needs for at least the next twelve months. One element of our business strategy is to selectively pursue acquisitions and strategic alliances. Any acquisitions or strategic alliances may result in our incurrence or assumption of additional indebtedness. We assess our capital needs on an ongoing basis and may from time to time seek additional financing through a variety of methods, including through an extension of our senior secured credit facility, or by accessing available debt and equity markets, and participation in U.S. Department of Housing and Urban Development ("HUD") or other government insured loan programs, as considered necessary to fund capital expenditures and potential acquisitions, refinance existing debt, or for other purposes. Our future operating performance will be subject to future economic conditions and to financial, business, regulatory and other factors, many of which are beyond our control. For additional discussion, see "Other Factors Affecting Liquidity and Capital Resources" below.
Nine Months Ended September 30, 2014 Compared to Nine Months Ended September 30, 2013
At September 30, 2014, we had cash and cash equivalents of $10.5 million. Our available cash is held in accounts at third-party financial institutions. We have periodically invested in AAA-rated money market funds. To date, we have experienced no loss or lack of access to our invested cash or cash equivalents; however, we can provide no assurances that access to our invested cash or cash equivalents will not be impacted by adverse conditions in the financial markets.
Net cash provided by operating activities in the nine months ended September 30, 2014 was $31.5 million, compared to $36.8 million in the nine months ended September 30, 2013.  The decrease in net cash provided by operating activities was primarily the result of a decrease in net non cash adjustment of $14.3 million, offset by an increase in net income of $6.6 million, and a $2.2 million improvement in changes in operating assets and liabilities. The $2.2 million improvement in operating cash flows from assets and liabilities for the nine months ended September 30, 2014 as compared to the nine months ended September 30, 2013, was the result of a increase in employee compensation and benefits of $9.9 million, increase in

44

Annex K-177

accounts payable and accrued liabilities of $5.9 million, increase in other current and non-current assets of $4.3 million, and a increase in other long-term liabilities of $1.3 million, offset by a decrease in accounts receivable of $12.0 million, decrease in insurance liability risk of $6.0 million, and a decrease in payment on notes receivable of $1.1 million.
Net cash used in investing activities in the nine months ended September 30, 2014 was $8.1 million, compared to $10.0 million in the nine months ended September 30, 2013. The net change is primarily due to proceeds from maturity of investments of $1.1 million and a net decrease in capital expenditures of $0.7 million for the nine months ended September 30, 2014.
Net cash used in financing activities in the nine months ended September 30, 2014 was $17.0 million, compared to the $26.3 million net cash used in the nine months ended September 30, 2013. The change was primarily due to an decrease in mandatory and voluntary repayments under the line of credit of $54.2 million offset by a reduction in cash provided by borrowings under the line of credit of $29.6 million. We continue to pay down debt and have incurred costs related to the June 2014 debt amendment and the origination of the MidCap insured loans in the nine months ended September 30, 2014.
Principal Debt Obligations
Our primary sources of liquidity are our cash on hand, our cash flows from operations and borrowing under our senior secured credit facility, which is subject to the satisfaction of certain financial covenants therein. Our primary liquidity requirements are for debt service on our first lien senior secured term loan, capital expenditures and working capital.
We are significantly leveraged. As of September 30, 2014, we had $407.8 million in aggregate indebtedness outstanding, consisting of $243.1 million first lien senior secured term loan (net of the unamortized portion of the original issue discount ("OID") of $0.8 million), $10.0 million principal amount outstanding under our $83.1 million revolving credit facility, HUD insured loans of $86.3 million, $4.2 million outstanding under our asset based revolving credit facility, $60.8 million term debt mortgage loan, and other debt of approximately $3.4 million. Furthermore, we had $5.5 million in outstanding letters of credit against our $83.1 million revolving credit facility, leaving approximately $67.6 million of additional borrowing capacity under our senior secured credit facility as of September 30, 2014. Substantially all of our subsidiaries, except for the HUD insured loan subsidiaries and the skilled nursing facilities that collateralize the MidCap Financial credit facility, guarantee the first lien senior secured term loan and our revolving credit facility.
If our remaining ability to borrow under our revolving credit facility is insufficient for our capital requirements, we will be required to seek additional sources of financing, including issuing equity, which may be dilutive to our current stockholders, or incurring additional debt. Our ability to incur additional debt is subject to the restrictions in our senior secured credit facility. We cannot assure you that the restrictions contained in the senior secure credit facility will permit us to borrow the funds that we need to finance our operations, or that additional debt will be available to us on commercially reasonable terms or at all. If we are unable to obtain funds sufficient to finance our capital requirements, we may have to forego opportunities to expand our business, including the acquisition of additional facilities.
Term Loan and Revolving Credit Facility
On April 9, 2010, the Company entered into an up to $360.0 million senior secured term loan and a $100.0 million revolving credit facility (the "Prior Credit Agreement") that amended and restated the senior secured term loan and revolving credit facility that were set to mature in June 2012. On April 12, 2012, the Company entered into an Amendment and Restatement and Additional Term Loan Assumption Agreement (“Restated Credit Agreement”) that amended and restated the Prior Credit Agreement and pursuant to which, among other things, the size of the Company's existing senior secured term loan was increased by $100.0 million (hereinafter referred to as the incremental senior secured term loan).
On June 6, 2013, the Company entered into an amendment to the Restated Credit Agreement that increased the maximum leverage ratio by 0.50 throughout the life of the Restated Credit Agreement. The amendment additionally permits the Company to make future offers to the lenders under the revolving credit facility to extend the maturity date of all or a portion of the revolving credit facility. The credit arrangements provided under the Restated Credit Agreement are collectively referred to herein as the Company's senior secured credit facility.
In connection with the June 2013 modification, the Company paid fees totaling $2.5 million, of which $1.1 million was recorded as debt modification costs in the consolidated statement of operations, and $1.4 million was recorded as other assets in the consolidated balance sheet. Substantially all of the Company's assets, except those skilled nursing facilities securing the HUD and MidCap mortgage loans, are pledged as collateral under the senior secured credit facility. Amounts borrowed under the senior secured term loan may be prepaid at any time without penalty, except for LIBOR breakage costs. The senior secured term loan matures on April 9, 2016.
On June 23, 2014, the Company entered into an Amendment No. 2 and Loan Modification Agreement ("Amendment No. 2") to our Fourth Amended and Restated Credit Agreement dated April 12, 2012, as previously amended on June 6, 2013. Amendment No. 2 increased the maximum leverage ratio to 5.25 and decreased the fixed charge coverage ratio to 1.85, both up to but not including June 30, 2015. Amendment No. 2 increased the interest rate by 0.25% to the London Interbank Offered Rate

45

Annex K-178

("LIBOR") (subject to a floor of 1.50%) plus a margin of 5.50 or the prime rate (subject to a floor of 2.50%) plus a margin of 4.50%. Amendment No. 2 extended the maturity date of the revolving credit facility to April 9, 2016 and reduced the commitments of any extending revolving lenders by 25%. After giving effect to Amendment No. 2, the extended revolving credit facility commitments are $50.6 million and the non-extended revolving credit facility commitments are $32.5 million, for a total capacity of $83.1 million. The capacity of the revolving credit facility will decrease to $50.6 million on April 9, 2015 until its maturity. Lenders that take an assignment of non-extended commitments may subsequently agree to extend those commitments in accordance with Amendment No. 2. Amendment No. 2 also modified the interest rate for the extended revolving credit commitments to be, at the Company’s option, LIBOR plus a margin between 5.25% and 5.50% (based upon consolidated leverage) or the prime rate plus a margin between 4.25% and 4.50% (based upon consolidated leverage). The interest rates on the non-extended revolving credit facility commitments remain, at the Company’s option, at LIBOR plus a margin of between 4.25% and 4.50% (based upon consolidated leverage) or the prime rate plus a margin between 3.25% and 3.50% (based upon consolidated leverage). In connection with the June 2014 modification, the Company paid fees totaling $2.0 million of which $0.8 million were recorded as debt modification costs in the condensed consolidated statements of operations, and $1.2 million was recorded as other assets in the condensed consolidated balance sheet.
Pursuant to the Restated Credit Agreement, the quarterly term loan amortization payments increased to $2.6 million beginning June 30, 2012 compared to $0.9 million under the Prior Credit Agreement. Due to the principal reductions made in 2013 made in association with the HUD insured financings, no amortization payments are due until December 2014, at which time the quarterly principal payments due will be $1.6 million. Additionally, the maximum portion of the annual Consolidated Excess Cash Flow (as defined in the Restated Credit Agreement) to be applied to term debt reductions increased to 75% from 50%, subject to step-downs to 50% and 25% based on consolidated leverage. The Company has also increased its ability to refinance a portion of its credit facility with U.S. Department of Housing and Urban Development ("HUD") insured debt up to $250 million, subject to certain credit facility covenants. Any HUD insured borrowings beyond $250 million would necessitate either refinancing the senior secured credit facility in full or otherwise seeking a waiver or amendment from the senior secured lenders.
Under the senior secured credit facility, the Company must maintain compliance with specified financial covenants measured on a quarterly basis. The senior secured credit facility also includes certain additional affirmative and negative covenants, including limitations on the incurrence of additional indebtedness, liens, investments in other businesses and capital expenditures. Also under the senior secured credit facility, subject to certain exceptions and minimum thresholds, the Company is required to apply all of the proceeds from any issuance of debt, as much as half of the proceeds from any issuance of equity, as much as 75% of the Company's annual Consolidated Excess Cash Flow (as defined in the Restated Credit Agreement), and amounts received in connection with any sale of the Company's assets to repay the outstanding amounts under the Restated Credit Agreement. The Company believes that it is in compliance with its debt covenants as of September 30, 2014. As of September 30, 2014, the fixed charge coverage ratio was 2.38, which compares to a minimum requirement of 1.85 and the leverage ratio was 4.42, as compared to an allowed maximum of 5.25.
HUD Insured and Other Mortgage Loans
In 2013, the Company received funding of 10 loans insured by HUD. The loans have a combined aggregate original principal balance of $87.6 million and are secured by 10 of the Company's skilled nursing facilities. The HUD insured loans have an average all in interest rate of approximately 5.3% and amortization term 30 to 35 years. As of September 30, 2014 the HUD insured loans have a combined aggregate principal balance of $86.3 million.
Accordingly, as of September 30, 2014, the Company has 10 mortgages insured by HUD, which are each secured by a skilled nursing facility. These mortgages have an average remaining term of 33 years with fixed interest rates ranging from 3.4% to 4.6% and a weighted average interest rate of 4.2%. Depending on the mortgage agreement, prepayments are generally allowed only after 12 months from the inception of the mortgage. Prepayments are subject to a penalty of 10% of the remaining principal balances in the first year and the prepayment penalty decreases each subsequent year by 1% until no penalty is required. As all $87.6 million of the HUD insured mortgage loans were originated in 2013, none of the loans could be prepaid at September 30, 2014. Any further HUD insured mortgages will require additional HUD approval.
All HUD-insured mortgages are non-recourse loans to the Company. All mortgages are subject to HUD regulatory agreements that require escrow reserve funds to be deposited with the loan servicer for mortgage insurance premiums, property taxes, insurance and for capital replacement expenditures. As of September 30, 2014, the Company has escrow reserve funds of $1.8 million with the loan servicer that are reported within other current assets, and replacement reserve funds of $3.3 million in other assets. The net proceeds of the HUD insured loans were required to be used to pay down term debt under the Restated Credit Agreement. In 2013, $87.6 million of HUD insured loan proceeds were used to pay down term debt.
As of September 30, 2014 the Company has 10 additional skilled nursing facilities securing a $60.8 million mortgage loan and a $4.2 million asset based revolving credit facility with MidCap Financial. Both loans have an interest rate of LIBOR plus a margin of 5.95% with a LIBOR floor of 0.75%. The mortgage loan amortizes over 25 years with the remaining principal due December 1, 2016. There are additional quarterly principal payments of $0.3 million beginning after six months, $0.4 million in year two and $0.5 million in year three. The mortgage loan has a debt service coverage ratio and a minimum debt

46

Annex K-179

coverage ratio, both of which were met at September 30, 2014. The asset based revolving credit facility is secured by the accounts receivable of the 10 skilled nursing facilities. In 2013, $65.0 million of mortgage loan and asset based revolving credit facility proceeds were used to pay down term debt.
Capital Expenditures
We intend to invest in the maintenance and general upkeep of our facilities on an ongoing basis. We also expect to perform renovations of our existing facilities every five to ten years to remain competitive. Combined, we expect that these activities will amount to approximately $1,500 per bed.
We anticipate that we will have capital expenditures in 2014 of approximately $14.0 million to $17.0 million. We will continue to assess our capital spending plans on an ongoing basis.
Other Factors Affecting Liquidity and Capital Resources
Medical and Professional Malpractice and Workers' Compensation Insurance. Our skilled nursing facilities and other businesses, like physicians, hospitals and other healthcare providers, are subject to a significant number of legal actions alleging malpractice, negligence or related legal theories. Many of these actions involve large claims and significant defense costs. To protect ourselves from the cost of these claims, we maintain professional liability and general liability as well as workers' compensation insurance in amounts and with deductibles that we believe to be sufficient for our operations. Historically, unfavorable pricing and availability trends emerged in the professional liability and workers' compensation insurance market and the insurance market in general that caused the cost of these liability coverages to generally increase dramatically. Many insurance underwriters became more selective in the insurance limits and types of coverage they would provide as a result of rising settlement costs and the significant failures of some nationally known insurance underwriters. As a result, we experienced substantial changes in our professional liability insurance program beginning in 2001. Specifically, we were required to assume substantial self-insured retentions for our professional liability claims. A self-insured retention is a minimum amount of damages and expenses (including legal fees) that we must pay for each claim. We use actuarial methods to estimate the value of the losses that may occur within this self-insured retention level and we are required under our workers' compensation insurance agreements to post a letter of credit or set aside cash in trust funds to securitize the estimated losses that we may incur. Because of the high retention levels, we cannot predict with certainty the actual amount of the losses we will assume and pay.
We estimate our self-insured general and professional liability reserves on a quarterly basis and our self-insured workers' compensation reserve on a semiannual basis, based upon actuarial analyses using the most recent trends of claims, settlements and other relevant data from our own and our industry's loss history. Based upon these analyses, at September 30, 2014, we had reserved $21.1 million net of $0.2 million in insurance recoveries for known or unknown or potential self-insured general and professional liability claims and $21.1 million for self-insured workers' compensation claims. Of these reserves, we estimate that a total of $14.1 million, consisting of approximately $7.4 million for self-insured general and professional liability claims based on historical experience and current claims activity and $6.7 million for self-insured workers' compensation claims, will be payable within 12 months; however, there are no set payment schedules and there can be no assurance that the payment amount in the next 12 months will not be significantly larger or smaller. To the extent that subsequent claims information varies from loss estimates, the liabilities will be adjusted to reflect current loss data. There can be no assurance that in the future general and professional liability or workers' compensation insurance will be available at a reasonable price and that we will not have to further increase our levels of self-insurance. For additional information on our general and professional liability and workers’ compensation reserve, see "Business — Insurance" in Part 1, Item 1 in our Annual Report on Form 10-K filed with the SEC on February 10, 2014.
Inflation. We derive a substantial portion of our revenue from the Medicare program. We also derive revenue from state Medicaid and similar reimbursement programs. Payments under these programs generally provide for reimbursement levels that are adjusted for inflation annually based upon the state's fiscal year for the Medicaid programs and in each October for the Medicare program. However, there can be no assurance that these adjustments will continue in the future and, if received, will reflect the actual increase in our costs for providing healthcare services.
Labor and supply expenses make up a substantial portion of our operating expenses. Those expenses can be subject to increase in periods of rising inflation and when labor shortages occur in the marketplace. To date, we have generally been able to implement cost control measures or obtain increases in reimbursement sufficient to offset increases in these expenses. We cannot assure you that we will be successful in offsetting future cost increases.
Recent Accounting Standards
The information required by this item is incorporated herein by reference to Note 3, "Summary of Significant Accounting Policies," to the unaudited condensed consolidated financial statements included under Part I, Item 1 of this report.
Off-Balance Sheet Arrangements
We had outstanding letters of credit of $5.5 million under our $83.1 million revolving credit facility as of September 30, 2014.

47

Annex K-180

Item 3. Quantitative and Qualitative Disclosures About Market Risk
In the normal course of business, our operations are exposed to risks associated with fluctuations in interest rates. To the extent these interest rates increase, our interest expense will increase, which will make our interest payments and funding our other fixed costs more expensive, and our available cash flow may be adversely affected. We routinely monitor our risks associated with fluctuations in interest rates and consider the use of derivative financial instruments to hedge these exposures. We do not enter into derivative financial instruments for trading or speculative purposes nor do we enter into energy or commodity contracts.
Interest Rate Exposure—Interest Rate Risk Management
Our first lien credit agreement and our MidCap credit facility expose us to variability in interest payments due to changes in interest rates. Our HUD insured mortgage loans are fixed rate fully amortizing loans.
The table below presents the principal amounts, weighted-average interest rates and fair values by year of expected maturity to evaluate our expected cash flows and sensitivity to interest rate changes (dollars in thousands):

	Twelve Months Ending September 30, (1)
	2014	2015	2016	2017	2018	Thereafter	Total	Fair Value
Fixed-rate debt	$4,129	$1,593	$1,664	$1,738	$1,646	$79,004	$89,774	$90,423
Average interest rate	3.3%	4.4%	4.4%	4.4%	4.2%	4.2%
Variable-rate debt(2)	$4,125	$9,859	$304,895	$—	$—	$—	$318,879	$319,489
Average interest rate(1)	6.4%	6.4%	7.9%	—%	—%	—%

(1)	Based on implied forward three-month LIBOR rates in the yield curve as of September 30, 2014.

(2)	Excludes unamortized original issue discount of $0.8 million on our first lien senior secured term loan debt.

Item 4. Controls and Procedures
Disclosure Controls and Procedures
As required by Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), management has evaluated, with the participation of our Chief Executive Officer and Chief Financial Officer, the effectiveness of our disclosure controls and procedures as of the end of the period covered by this report.
Disclosure controls and procedures refer to controls and other procedures designed to ensure that information required to be disclosed in the reports we file or submit under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the Securities and Exchange Commission. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by us in our reports that we file or submit under the Exchange Act is accumulated and communicated to management, including our chief executive officer and chief financial officer, as appropriate to allow timely decisions regarding our required disclosure. In designing and evaluating our disclosure controls and procedures, management recognizes that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving the desired control objectives, and management was required to apply its judgment in evaluating and implementing possible controls and procedures.
We conducted an evaluation, under the supervision and with the participation of our Chief Executive Officer and Chief Financial Officer, of the effectiveness of the design and operation of our disclosure controls and procedures as of the end of the period covered by this report. Based upon their evaluation and subject to the foregoing, the Chief Executive Officer and Chief Financial Officer have concluded that, as of end of the period covered by this report, the disclosure controls and procedures were effective to provide reasonable assurance that information required to be disclosed in the reports we file and submit under the Exchange Act is recorded, processed, summarized and reported as and when required.

Changes in Internal Control Over Financial Reporting
Management determined that there were no changes in our internal control over financial reporting that occurred during the quarter covered by this report that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

48

Annex K-181

Part II. Other Information

Item 1. Legal Proceedings
For information regarding certain pending legal proceedings to which we are a party or our property is subject, see Note 8, "Commitments and Contingencies—Legal Matters," to our consolidated financial statements included elsewhere in this report, which is incorporated herein by reference.

Item 1A. Risk Factors
Statements made by us in this report and in other reports and statements released by us that are not historical facts constitute "forward-looking statements" within the meaning of Section 21 of the Exchange Act. Statements that use words such as "believe," "anticipate," "estimate," "intend," "could," "plan," "expect," "project" or the negative of these, as well as similar expressions, are intended to identify forward-looking statements. These forward-looking statements are necessarily estimates and expectations reflecting the best judgment of our senior management based on our current estimates, expectations, forecasts and projections, and include comments that express our current opinions about trends and factors that may impact future operating results. Such statements rely on a number of assumptions concerning future events, many of which are outside of our control, and involve known and unknown risks and uncertainties that could cause our actual results, performance or achievements, or industry results, to differ materially from any future results, performance or achievements, expressed or implied by such forward-looking statements. Any such forward-looking statements, whether made in this report or elsewhere, should be considered in the context of the various disclosures made by us about our business and other matters including, without limitation, the risk factors discussed below. We expressly disclaim any duty to update the forward-looking statements and other information contained in this report, except as required by law.
We operate in a rapidly changing and highly regulated environment that involves a number of risks and uncertainties, some of which are highlighted below and others are discussed elsewhere in this report. These risks and uncertainties could materially and adversely affect our business, financial condition, prospects, operating results or cash flows. The following risk factors are not the only ones facing us. Our business is also subject to the risks that affect many other companies, such as employment relations, natural disasters, general economic conditions and geopolitical events. Further, additional risks not currently known to us or that we currently believe are immaterial may in the future materially and adversely affect our business, operations, liquidity and stock price.

Risks Related to Our Business
Reductions in Medicare reimbursement rates, or changes in the rules governing the Medicare program could have a material adverse effect on our revenue, financial condition and results of operations.
Medicare is our largest source of revenue, accounting for 27.7% of our consolidated revenue during the three month period ended September 30, 2014 and 30.2% in the same period for 2013. For the nine months ended September 30, 2014 and 2013, Medicare revenue accounted for 28.9% and 31.2% of our consolidated revenue, respectively. In addition, many private payors base their reimbursement rates on the published Medicare rates or, in the case of our rehabilitation therapy services customers, are themselves reimbursed by Medicare for the services we provide. Accordingly, if Medicare reimbursement rates are reduced or fail to increase as quickly as our costs, or if there are changes in the rules governing the Medicare program that are disadvantageous to our business or industry, our business and results of operations will be adversely affected.
The Medicare program and its reimbursement rates and rules are subject to frequent change. These include statutory and regulatory changes, rate adjustments (including retroactive adjustments), administrative or executive orders and government funding restrictions, all of which may materially adversely affect the rates at which Medicare reimburses us for our services. For example, CMS implemented a net 11.1% reduction in its reimbursement rates to skilled nursing facilities effective October 1, 2011. Furthermore, due to the federal sequestration, an automatic 2% reduction in Medicare spending took effect beginning in April 2013 and will remain in effect unless Congress takes action to terminate the automatic reduction or authorize spending increases. Budget pressures often lead the federal government to reduce or place limits on reimbursement rates under Medicare. Implementation of these and other types of measures has in the past and could in the future result in substantial reductions in our revenue and operating margins. Prior reductions in governmental reimbursement rates partially contributed to our predecessor's bankruptcy filing under Chapter 11 of the United States Bankruptcy Code in October 2001.
In addition, the federal government often changes the rules governing the Medicare program, including those governing reimbursement. Changes that could adversely affect our business include:

•	administrative or legislative changes to base rates or the bases of payment;

•	limits on the services or types of providers for which Medicare will provide reimbursement;

•	changes in methodology for patient assessment and/or determination of payment levels;

49

Annex K-182

•	the reduction or elimination of annual rate increases; or

•	an increase in co-payments or deductibles payable by beneficiaries.
Given the history of frequent revisions to the Medicare program and its reimbursement rates and rules, we may not continue to receive reimbursement rates from Medicare that sufficiently compensate us for our services or, in some instances, cover our operating costs. Limits on reimbursement rates or the scope of services being reimbursed could have a material adverse effect on our revenue, financial condition and results of operations. Additionally, any delay or default by the federal or state governments in making Medicare and/or Medicaid reimbursement payments could materially and adversely affect our business, financial condition and results of operations.
We expect the federal and state governments to continue their efforts to contain growth in Medicaid expenditures, which could adversely affect our revenue and profitability.
We receive a significant portion of our revenue from Medicaid, which accounted for 34.8% of our consolidated revenue for the three months ended September 30, 2014 compared to 32.2% for the same period in 2013. For the nine months ended September 30, 2014 and 2013, Medicaid revenue accounted for 33.4% and 31.1% of our consolidated revenue, respectively. Medicaid is a state-administered program financed by both state funds and matching federal funds. Medicaid spending has increased rapidly in recent years, becoming a significant component of state budgets. This, combined with slower state revenue growth, has led both the federal government and many states (including California and Texas, where significant portions of our Medicaid-related business is located) to institute measures aimed at controlling the growth of Medicaid spending, and in some instances reducing aggregate Medicaid spending. We expect these state and federal efforts to continue for the foreseeable future. Furthermore, not all of the states in which we operate, most notably Texas, have elected to expand Medicaid as part of federal healthcare reform legislation. Additionally, certain of our subsidiaries in Texas participate in a state inter-governmental payment program that provides supplemental Medicaid payments with federal matching funds for skilled nursing facilities that are affiliated with county owned hospital districts. There can be no assurance that the program, or the Company's participation in it, on the current terms or otherwise, will continue for any particular period of time beyond the foreseeable future. If Medicaid reimbursement rates are reduced or fail to increase as quickly as our costs, or if there are changes in the rules governing the Medicaid program or related programs that are disadvantageous to our businesses, our business and results of operations could be materially and adversely affected.
Recent federal government proposals could limit the states' use of provider tax programs to generate revenue for their Medicaid expenditures, which could result in a reduction in our reimbursement rates under Medicaid.
To generate funds to pay for the increasing costs of the Medicaid program, many states utilize financial arrangements commonly referred to as "provider taxes." Under provider tax arrangements, states collect taxes from healthcare providers and then use the revenue to pay the providers as a Medicaid expenditure, which allows the states to then claim additional federal matching funds on the additional reimbursements. Current federal law provides for a cap on the maximum allowable provider tax as a percentage of the provider's total revenue. There can be no assurance that federal law will continue to provide matching federal funds on state Medicaid expenditures funded through provider taxes, or that the current caps on provider taxes will not be reduced. Any discontinuance or reduction in federal matching of provider tax-related Medicaid expenditures could have a significant and adverse effect on states' Medicaid expenditures, and as a result could have a material and adverse effect on our financial condition and results of operations.
Revenue we receive from Medicare and Medicaid is subject to potential retroactive reduction or repayment.
Payments we receive from Medicare and Medicaid can be retroactively adjusted after examination during the claims settlement process or as a result of post-payment audits. Payors may disallow our requests for reimbursement, or recoup amounts previously reimbursed, based on determinations by the payors or their third-party audit contractors that certain costs are not reimbursable because either adequate or additional documentation was not provided or because certain services were not covered or deemed to not be medically necessary. Significant adjustments, recoupments or repayments of our Medicare or Medicaid revenue, and the costs associated with complying with investigative audits by regulatory and governmental authorities, could adversely affect our financial condition and results of operations.
Additionally, from time to time we become aware, either based on information provided by third parties and/or the results of internal audits, of payments from payor sources that were either wholly or partially in excess of the amount that we should have been paid for the service provided. Overpayments may result from a variety of factors, including insufficient documentation supporting the services rendered or medical necessity of the services, other failures to document the satisfaction of the necessary conditions of payment, or in some cases for providing services that are deemed to be worthless. We are required by law in most instances to refund the full amount of the overpayment after becoming aware of it, and failure to do so within requisite time limits imposed by the law could lead to significant fines and penalties being imposed on us. Furthermore, our initial billing of and payments for services that are unsupported by the requisite documentation and satisfaction of any other conditions of payment, regardless of our awareness of the failure at the time of the billing or payment, could expose us to

50

Annex K-183

significant fines and penalties, including pursuant to the Federal False Claims Act ("FFCA") and the Federal Civil Monetary Penalties Law ("FCMPL"). Violations of the FFCA could lead to any combination of a variety of criminal, civil and administrative fines and penalties. The FFCA provides for civil fines ranging from $5,500 to $11,000 per claim plus treble damages. The Civil Monetary Penalties Law similarly provides for civil monetary penalties of up to $10,000 per claim plus up to treble damages. We and/or certain of our operating companies could also be subject to exclusion from participation in the Medicare or Medicaid programs in some circumstances as well, in addition to any monetary or other fines, penalties or sanctions that we may incur under applicable federal and/or state law. Our repayment of any such amounts, as well as any fines, penalties or other sanctions that we may incur, could be significant and could have a material and adverse effect on our results of operations and financial condition.
From time to time we are also involved in various external governmental investigations, audits and reviews. Reviews, audits and investigations of this sort can lead to government actions, which can result in the assessment of damages, civil or criminal fines or penalties, or other sanctions, including restrictions or changes in the way we conduct business, loss of licensure or exclusion from participation in government programs. For example, the Office of the Inspector General (“OIG”) conducts a variety of routine, regular and special investigations, audits and reviews across our industry. Failure to comply with applicable laws, regulations and rules could have a material and adverse effect on our results of operations and financial condition. Furthermore, becoming subject to these governmental investigations, audits and reviews can also require us to incur significant legal and document production expenses as we cooperate with the government authorities, regardless of whether the particular investigation, audit or review leads to the identification of underlying issues. For example, as discussed under “Creekside Hospice Investigation” in Note 8, "Commitments and Contingencies", included elsewhere in this report, the government has investigated and has elected to intervene in two pending qui tam actions that allege violations of the FFCA and the Nevada False Claims Act in connection with the operations of our affiliated Las Vegas, Nevada hospice. We have accrued $6.0 million as a contingent liability in connection with the matter, but it could ultimately cost more than that amount to settle or otherwise resolve it, including to satisfy any judgment that might be rendered against us if our litigation defense were ultimately unsuccessful.
Our success is dependent upon retaining key personnel.
Our senior management team has extensive experience in the healthcare industry. We believe that they have been instrumental in guiding our businesses, instituting valuable performance and quality monitoring, and driving innovation. Our future performance is substantially dependent upon the continued services of our senior management team or their successors. The loss of the services of any of these persons could have a material adverse effect upon us.
Health reform legislation could adversely affect our revenue and financial condition.
In recent years, there have been numerous initiatives on the federal and state levels for comprehensive reforms affecting the payment for, the availability of and reimbursement for, healthcare services in the United States. These initiatives have ranged from proposals to fundamentally change federal and state healthcare reimbursement programs, including the provision of comprehensive healthcare coverage to the public under governmental funded programs, to minor modifications to existing programs. The PPACA was enacted in 2010 and is among the most comprehensive and notable of these legislative efforts. The impact of PPACA remains uncertain to a large degree due to various implementation, timing, cost and regulatory requirements imposed by the legislation. The content or timing of any future health reform legislation, and its impact on us is impossible to predict. However, it is likely that certain provisions in PPACA will impose significant costs on us or that will otherwise negatively affect our operations. For instance, the requirement to offer full time employees “affordable” healthcare insurance that meets specified coverage minimums (or alternatively pay a per-employee penalty to the federal government) will likely significantly increase our annual healthcare costs or could damage employee morale and/or cause other employee-related issues that are harmful to our operations. If significant reforms are made to the U.S. healthcare system, those reforms may have an adverse effect on our financial condition and results of operations.
In addition, we incur considerable administrative costs in monitoring the changes made within the various reimbursement programs in which we participate, determining the appropriate actions to be taken in response to those changes, and implementing the required actions to meet the new requirements and minimize the repercussions of the changes to our organization, reimbursement rates and costs
Annual caps that limit the amounts that can be paid for outpatient therapy services rendered to any Medicare beneficiary may negatively affect our results of operations.
Some of our rehabilitation therapy revenue is paid by the Medicare Part B program under a fee schedule. There are annual caps that limit, subject to certain exceptions, the amounts that can be paid (including deductible and coinsurance amounts) for rehabilitation therapy services rendered to any Medicare beneficiary under Medicare Part B. There is a combined cap for physical therapy and speech-language pathology and a separate cap for occupational therapy that apply subject to certain exceptions. The discontinuation or change in the current cap exception process or future modifications of the Medicare Part B

51

Annex K-184

cap structure could have an adverse effect on the revenue that we generate through our rehabilitation therapy business.  This could in turn have a negative effect on our financial condition and results of operations. For example, the Medicare Part B therapy pre-approval provisions (MMR) and multiple procedure payment reduction ("MPPR") rate reductions that took effect October 1, 2012, have continued to negatively impact our therapy business through the nine months ended September 30, 2014.
The MMR requirement generally provides that, on a per beneficiary basis and subject to limited exceptions, services above $3,700 for physical therapy and speech-language pathology services combined and/or $3,700 for occupational therapy services are subject to manual medical review (typically on a pre-payment basis) by the applicable Medicare contractors.  Challenges in obtaining a timely response from the applicable contractors and other difficulties with the MMR system have added significant uncertainty as to whether beneficiary will have access to the applicable therapy services that are over the cap amount, and whether the provider will be reimbursed for those services.  Under the MPPR policy, when physical therapy, occupational therapy and speech-language pathology services are performed on the same day for the same patient and paid under Medicare Part B, then Medicare effectively makes a full reimbursement payment for only one of the procedures and the reimbursements for the other procedures are at a reduced rate.  The application of the MPPR policy has negatively affected our therapy business and will continue to do so as long as the policy is in effect.
We are subject to a Medicare cap amount for our hospice business. Our net patient service revenue and profitability could be adversely affected by limitations on Medicare payments.
Overall payments made by Medicare to us on a per hospice basis are subject to an annual cap amount. Total Medicare payments received for services rendered during the applicable Medicare hospice cap year by each of our Medicare-certified hospice programs during this period are compared to the cap amount for the relevant period. Payments in excess of the cap are subject to recoupment by Medicare.
We monitor the Medicare cap amount and seek to implement corrective measures as necessary. We maintain what we believe are adequate allowances in the event that our individual hospice agencies exceed the Medicare hospice cap in any given fiscal year. However, many of the variables involved in estimating the Medicare hospice cap contractual adjustment are beyond our control, and we cannot assure you that we will not increase or decrease our estimated contractual allowance in the future, or that we will not be required to surrender amounts we received from Medicare that were in excess of the Medicare hospice cap for any particular period(s).
For the three months ended September 30, 2014 and 2013, the Company recorded hospice Medicare cap reserves of $1.2 million and $0.5 million, respectively, as adjustments to revenue. Of the $1.2 million recorded in the three months ended September 30, 2014, $1.4 million was related to the 2014 cap year and $(0.2) million was related to the 2013 cap year. Of the $0.5 million recorded in the three months ended September 30, 2013, $0.2 million was related to the 2013 cap year and $0.3 million was related to the 2012 cap year. For the nine months ended September 30, 2014 and 2013, the Company recorded hospice Medicare cap reserves of $2.1 million and $3.4 million, respectively, as adjustments to revenue. Of the $2.1 million recorded in the nine months ended September 30, 2014, $2.0 million was related to the 2014 cap year and $0.1 million was related to the 2013 cap year. Of the $3.4 million recorded in the nine months ended September 30, 2013, $0.9 million was related to the 2013 cap year, $2.3 million was related to the 2012 cap year, and $0.2 million was related to the 2011 cap year. This adjustment related primarily to patients staying on service longer than estimated which results in the patients' cap allowances being stretched over multiple cap years. Our ability to comply with the cap limitation depends on a number of factors relating to a given hospice program, including number of admissions, average length of stay, mix in level of care and Medicare patients that transfer into and out of our hospice programs. Our revenue and profitability may be materially reduced if we are unable to comply with this and other Medicare payment limitations. We cannot assure you that our hospice programs will not exceed the cap amount in the future or that our estimate of the Medicare cap contractual adjustment will not differ materially from the actual Medicare cap amount.
We are subject to extensive and complex laws and government regulations. If we are not operating in compliance with these laws and regulations or if these laws and regulations change, we could be required to make significant expenditures or change our operations in order to bring our facilities and operations into compliance.
We, along with other companies in the healthcare industry, are required to comply with extensive and complex laws and regulations at the federal, state and local government levels relating to, among other things:

•	licensure and certification;

•	adequacy and quality of healthcare services;

•	qualifications of healthcare and support personnel;

•	quality of medical equipment;

•	confidentiality, maintenance and security issues associated with medical records and claims processing;

•	relationships with physicians and other referral sources and recipients;

•	constraints on protective contractual provisions with patients and third-party payors;

•	operating policies and procedures;

52

Annex K-185

•	addition of facilities and services; and

•	billing for services.
Many of these laws and regulations are expansive, and we do not always have the benefit of significant regulatory or judicial interpretation of these laws and regulations. In addition, many of these laws and regulations evolve to include additional obligations and restrictions, and sometimes with retroactive effect. Certain other regulatory developments, such as revisions in the building code requirements for assisted living and skilled nursing facilities, mandatory increases in scope and quality of care to be offered to residents, revisions in licensing and certification standards, mandatory staffing levels, regulations regarding conditions for payment and regulations restricting those we can hire, could also have a material adverse effect on us. In the future, different interpretations or enforcement of these laws and regulations could subject our current or past practices to allegations of impropriety or illegality or could require us to make changes in our facilities, equipment, personnel, services, capital expenditure programs and operating expenses.
One development potentially restricting those we may hire was a decision on November 3, 2010 by the Physical Therapy Board of California ("PT Board") to rescind a 1990 PT Board resolution which determined that the offering of physical therapy services by a corporation, not organized as a professional corporation, was permitted by the Physical Therapy Practice Act, which is the California statute governing the provision of physical therapy within the state. This rescission purports to prohibit employment of a physical therapist to provide physical therapy services by any professional corporation except those owned by physical therapists and Naturopaths. Lay corporations that hold themselves out as physical therapy corporations would be similarly prohibited. We have a subsidiary that employs physical therapists in California, but is not owned by physical therapists. Our subsidiary contracts with nursing facilities to provide the facilities with personnel who are licensed to provide rehabilitation therapy services, including physical therapy, occupational therapy and/or speech language pathology services. Our therapists then provide rehabilitation therapy services to the nursing facilities' patients under the skilled nursing facilities' licenses that authorize the provision of physical therapy (and other rehabilitation therapy services, if applicable). In this relationship, the nursing facilities retain the patient relationship, remain professionally responsible for the healthcare services including therapy, and bill the patient and/or third party payors for the services rendered to their patients. We are unaware of any enforcement actions by the PT Board to date and it is not clear whether the applicable law would ultimately be interpreted to mean that our rehabilitation therapy subsidiary cannot employ and provide physical therapists to nursing facilities in California as it currently does.   Nevertheless, the PT Board could seek an enforcement action against our rehabilitation therapy subsidiary and its physical therapist employees and we may have to significantly restructure our California rehabilitation therapy operations to conform to the PT Board's revised interpretation of the law.
In addition, federal and state government agencies have increased and coordinated civil and criminal enforcement efforts as part of numerous ongoing investigations of healthcare companies, including skilled nursing facilities, home health agencies and hospice agencies. This includes investigations of:

•	fraud and abuse;

•	quality of care;

•	financial relationships with referral sources; and

•	the medical necessity of services provided.

We are unable to predict the future course of federal, state and local regulation or legislation, including Medicare and Medicaid statutes and regulations, the intensity of federal and state enforcement actions or the extent and size of any potential sanctions, fines or penalties. Changes in the regulatory framework, our failure to obtain or renew required regulatory approvals or licenses or to comply with applicable regulatory requirements, the suspension or revocation of our licenses or our disqualification from participation in federal and state reimbursement programs, or the imposition of other enforcement sanctions, fines or penalties could have a material adverse effect upon our results of operations, financial condition and liquidity. Furthermore, should we lose licenses or certifications for a number of our facilities or other businesses as a result of regulatory action, legal proceedings such as those described in Note 8, "Commitments and Contingencies-Legal Matters," or otherwise, we could be deemed to be in default under some of our agreements, including agreements governing outstanding indebtedness and the report of such issues at one of our facilities could harm our reputation for quality care and lead to a reduction in our patient referrals and ultimately our revenue and operating income.
We face reviews, audits and investigations under federal and state government programs and contracts. These audits could have adverse findings that may negatively affect our business.
As a result of our participation in the Medicare and Medicaid programs, we are subject to various governmental inspections, reviews, audits and investigations to verify our compliance with these programs and applicable laws and regulations. Managed care payors may also reserve the right to conduct audits. We also periodically conduct internal audits and reviews of our regulatory compliance. An adverse inspection, review, audit or investigation could result in:

•	refunding amounts we have been paid pursuant to the Medicare or Medicaid programs or from managed care payors;

53

Annex K-186

•	state or federal agencies imposing fines, penalties and other sanctions on us;

•	temporary suspension of payment for new patients to the facility or agency;

•	decertification or exclusion from participation in the Medicare or Medicaid programs or one or more managed care payor networks;

•	self-disclosure of violations to applicable regulatory authorities;

•	damage to our reputation;

•	the revocation of a facility's or agency's license; and

•	loss of certain rights under, or termination of, our contracts with managed care payors.
We have in the past and will likely in the future be required to refund amounts we have been paid and/or pay fines and penalties, as a result of these inspections, reviews, audits and investigations. If adverse inspections, reviews, audits or investigations occur and any of the results noted above occur, it could have a material adverse effect on our business and operating results. Furthermore, the legal, document production and other costs associated with complying with these inspections, reviews, audits or investigations could be significant.

Significant legal actions, which are commonplace in our professions, could subject us to increased operating costs and substantial uninsured liabilities, which would materially and adversely affect our results of operations, liquidity and financial condition.
The long-term care profession has experienced an increasing trend in the number and severity of litigation claims involving punitive damages and settlements. We believe that this trend is endemic to the industry and is a result of a variety of factors, including the number of large judgments, including large punitive damage awards, against long-term care providers in recent years resulting in an increased awareness by plaintiffs' lawyers of potentially large recoveries. While some states have enacted tort reform legislation that limits plaintiffs' recoveries in some respects, should our professional liability and general liability increase significantly in the future, we may not be able to increase our revenue sufficiently to cover the cost increases, our operating income could suffer, and we may not be able to meet our obligations to repay our liabilities. For a discussion of recent litigation claims against us, including the Humboldt County Action, see Note 8, "Commitments and Contingencies-Legal Matters" in the notes to the consolidated financial statements included elsewhere in this report.
We also may be subject to lawsuits under the FFCA and comparable state laws for submitting allegedly fraudulent or otherwise inappropriate bills for services to the Medicare and Medicaid programs. These lawsuits, which may be initiated by regulatory authorities as well as private party whistleblowers, can involve significant monetary damages, fines, attorney fees and the award of bounties to private plaintiffs who successfully bring these suits, as well as to the government programs. In recent years, government oversight and law enforcement have become increasingly active and aggressive in investigating and taking legal action against potential fraud and abuse.
We may incur significant liabilities in conjunction with legal actions against us, including as a result of damages, fines and penalties that may be assessed against us, as well as a result of the sometimes significant commitments of financial and management resources that are often required to defend against such legal actions. The incurrence of such liabilities and related commitments of resources could materially and adversely affect our business, financial condition and results of operations.
We could face significant financial difficulties as a result of one or more of the risks discussed in this report, which could cause us to significantly alter our business and/or seek protection under bankruptcy laws or could cause our creditors or government authorities to have a receiver appointed on our behalf.
We could face significant financial difficulties if Medicare or Medicaid reimbursement rates are reduced, patient demand for our services is reduced or we incur unexpected liabilities or expenses, including in connection with legal actions, sanctions, penalties or fines or the other risks discussed in this report. This financial difficulty could cause us to significantly alter our business and/or seek protection under bankruptcy laws or could cause our creditors or government authorities to have a receiver appointed on our behalf.
A significant portion of our business is concentrated in certain geographical markets, and an economic downturn or changes in the laws affecting our business in those markets could have a material adverse effect on our operating results.
For the nine months ended September 30, 2014, we received approximately 40.5% of our consolidated revenue from operations in California and 19.8% from Texas. We expect to continue to receive significant portions of our consolidated revenue from those states in the future as well. Accordingly, economic conditions and changes in state healthcare spending prevailing in either of these markets or other markets in which we have significant concentrations could affect the ability of our patients and third-party payors to reimburse us for our services, either through a reduction of the tax base used to generate state funding of Medicaid programs, an increase in the number of indigent patients eligible for Medicaid benefits, changes in state funding levels or healthcare programs or other factors. A continued or prolonged economic downturn, significant changes in

54

Annex K-187

state healthcare spending, or changes in the laws affecting our business in these markets could have a material adverse effect on our financial position, results of operations and cash flows.
Failure to maintain effective internal control over our financial reporting could have an adverse effect on our ability to report our financial results on a timely and accurate basis.
We produce our consolidated financial statements in accordance with the requirements of accounting principles generally accepted in the United States of America ("U.S. GAAP"). Effective internal control over financial reporting is necessary for us to provide reliable financial reports, to help mitigate the risk of fraud and to operate successfully. We are required by federal securities laws to document and test our internal control procedures in order to satisfy the requirements of the Sarbanes-Oxley Act of 2002, which requires annual management assessments of the effectiveness of our internal control over financial reporting.
Testing and maintaining our internal control over financial reporting can be expensive and divert our management's attention from other matters that are important to our business. We may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with applicable law, or our independent registered public accounting firm may not be able or willing to issue an unqualified attestation report if we conclude that our internal control over financial reporting is not effective. If we fail to maintain effective internal control over financial reporting, or our independent registered public accounting firm is unable to provide us with an unqualified attestation report on our internal control, we could be required to take costly and time-consuming corrective measures, be required to restate the affected historical financial statements, be subjected to investigations and/or sanctions by federal and state securities regulators, and be subjected to civil lawsuits by security holders. Any of the foregoing could also cause investors to lose confidence in our reported financial information and in our company and would likely result in a decline in the market price of our stock and in our ability to raise additional financing if needed in the future.
Changes in the acuity mix of patients as well as payor mix and payment methodologies may significantly reduce our profitability or cause us to incur losses.
Our revenue is affected by our ability to attract a favorable patient acuity mix, and by our mix of payment sources. Changes in the type of patients we attract, as well as our payor mix among private payors, managed care companies, Medicare (both traditional Medicare and "managed" Medicare/Medicare Advantage) and Medicaid, significantly affect our profitability because not all payors reimburse us at the same rates. Particularly, if we fail to maintain our proportion of high-acuity patients or if there is any significant increase in the percentage of our population for which we receive Medicaid reimbursement, our financial position, results of operations and cash flow may be adversely affected. Furthermore, in recent periods we have continued to see a shift from “traditional” fee-for-service Medicare patients to “managed” Medicare (Medicare Advantage) patients.  Reimbursement rates are generally lower for services provided to Medicare Advantage patients than they are for the same services provided traditional fee-for-service Medicare patients.  This trend may continue in future periods.  Our financial results have been negatively affected by this shift to date.  Our financial results will continue to be negatively affected if the trend towards Medicare Advantage continues, and particularly if it accelerates.

It can be difficult to attract and retain qualified nurses, therapists, healthcare professionals and other key personnel, which can increase our costs related to these employees

Our employees are our most important asset. We rely on our ability to attract and retain qualified nurses, therapists and other healthcare professionals. The market for these key personnel is highly competitive, and we could experience significant increases in our operating costs due to shortages in their availability. Like other healthcare providers, we have at times experienced difficulties in attracting and retaining qualified personnel, especially facility administrators, nurses, therapists, certified nurses' aides and other important healthcare personnel. We may continue to experience increases in our labor costs, primarily due to higher wages and greater benefits required to attract and retain qualified healthcare personnel, and such increases may adversely affect our profitability. Furthermore, while we attempt to manage overall labor costs in the most efficient way, our efforts to them through wage freezes and similar means may have limited effectiveness and may lead to increased turnover and other challenges

Tight labor markets and high demand for such employees can contribute to high turnover among clinical professional staff. A shortage of qualified personnel at a facility could result in significant increases in labor costs and increased reliance on overtime and expensive temporary staffing agencies, and could otherwise adversely affect operations at the affected facilities. If we are unable to attract and retain qualified professionals, our ability to adequately provide services to our residents and patients may decline and our ability to grow may be constrained.
If we are unable to comply with state minimum staffing requirements at one or more of our facilities, we could be subject to fines or other sanctions.

55

Annex K-188

Increased attention to the quality of care provided in skilled nursing facilities has caused several states to mandate, and other states to consider mandating, staffing laws that require minimum nursing hours of direct care per resident per day. These minimum staffing requirements further increase the gap between demand for and supply of qualified professionals, and lead to higher labor costs.
We operate a number of facilities in California, which enacted legislation aimed at establishing minimum staffing requirements for facilities operating in that state. This legislation required that the California Department of Public Health ("DPH"), promulgate regulations requiring each skilled nursing facility to provide a minimum of 3.2 nursing hours per patient day. The DPH finalized regulations in 2009 that required three 8-hour shifts for nurse-to-patient staffing, described documentation and notice requirements, and specified procedures for obtaining a waiver from per-shift staffing requirements at skilled nursing facilities. Although DPH finalized the regulations, initial implementation of the statute authorizing the regulations is contingent on an appropriation in the state's annual budged legislation or another statute. Because no appropriation was made and no additional statutes were enacted, the regulations did not become operational. Therefore, DPH will continue its practice of determining a facility's compliance with the 3.2 hour of nursing services per patient day measure in accordance with its internal policy and through on-site reviews conducted during periodic licensing and certification surveys and in response to complaints. If the DPH determines that a facility is out of compliance with this staffing measure, the DPH may issue a notice of deficiency, or a citation, depending on the impact on patient care. A citation carries with it the imposition of significant monetary fines. DPH has issued guidelines, implementing the provisions of newly enacted California laws, for state audits that verify compliance with the 3.2 nursing hours per patient day staffing requirements. If DPH determines under an audit that a facility has failed to meet the minimum staffing requirement for between 5% and 49% of the audited days, a significant administrative monetary penalty will be assessed. If DPH determines that a facility has failed to meet the minimum staffing requirement for more than 49% of the audited days, then a larger administrative monetary penalty will be assessed. The issuance of either a notice of deficiency or a citation requires the facility to prepare and implement an acceptable plan of correction. The Humboldt County Action included allegations that certain of our California skilled nursing facilities failed to meet state-mandated minimum staffing requirements. The Humboldt County Action resulted in a jury verdict against us and certain of our affiliated skilled nursing companies that awarded $677 million in damages. The case was ultimately settled in September 2010, pursuant to which we were required to deposit into escrow a total of $50 million to cover certain settlement costs. For more information regarding the Humboldt County Action and the settlement, as well as a description of our February 2013 settlement with the BMFEA which included a new staffing agreement and an ongoing investigation by the DOJ regarding related staffing considerations, see Note 8, "Commitments and Contingencies-Legal Matters" in the notes to the consolidated financial statements included elsewhere in this report.
Our ability to satisfy any minimum staffing requirements depends upon our ability to attract and retain qualified healthcare professionals, including nurses, certified nurse's assistants and other personnel. Attracting and retaining personnel is difficult, given a tight labor market for these professionals in many of the markets in which we operate. Furthermore, if states do not appropriate additional funds (through Medicaid program appropriations or otherwise) sufficient to pay for any additional operating costs resulting from minimum staffing requirements, our profitability may be materially adversely affected.
If we fail to attract patients and residents and to compete effectively with other healthcare providers, our revenue and profitability may decline and we may incur losses.
The healthcare services industry is highly competitive. Our skilled nursing facilities compete primarily on a local and regional basis with many long-term care providers, from national and regional chains to smaller providers owning as few as a single nursing center. We also compete under certain circumstances with inpatient rehabilitation facilities and long-term acute care hospitals. Our hospices and home health agencies also compete with local, regional and national companies. We anticipate additional competition in the future from accountable care organizations, as well as HMO's and similar healthcare systems that seek to provide a wider variety of healthcare services to their patients/members. Increased competition could limit our ability to attract and retain patients, maintain or increase rates and occupancy, or to expand our business. Our ability to compete successfully varies from location to location and depends on a number of factors, including the number of competitors in the local market, the types of services available, our local reputation for quality care of patients, achieve or maintain desired census levels, the commitment and expertise of our staff and physicians, our local service offerings and treatment programs, the cost of care in each locality, and the physical appearance, location, age and condition of our facilities. If we are unable to attract patients to our facilities and agencies, particularly high-acuity patients, then our revenue and profitability will be adversely affected. Some of our competitors may have greater recognition and be more established in their respective communities than we are, and may have greater financial and other resources than we have. Competing long-term care companies may also offer newer facilities or different programs or services than we do, which, combined with the foregoing factors, may result in our competitors being more attractive to our current patients, to potential patients and to referral sources. Furthermore, while we budget for routine capital expenditures at our facilities to keep them competitive in their respective markets, to the extent that competitive forces cause those expenditures to increase in the future our financial condition may be negatively affected.

56

Annex K-189

Some of our competitors may accept lower profit margins than we do, which could present significant price competition, particularly for managed care and private pay patients. We believe we utilize a conservative approach in complying with laws prohibiting kickbacks and referral payments to referral sources. However, some of our competitors may use more aggressive methods than we do with this respect to obtaining patient referrals, and as a result competitors may from time to time obtain patient referrals that are not otherwise available to us.
The primary competitive factors for our assisted living, rehabilitation therapy, hospice and home health care services are similar to those for our skilled nursing businesses and include reputation, the cost of services, the quality of services, responsiveness to patient/resident needs and the ability to provide support in other areas such as third-party reimbursement, information management and patient recordkeeping. Furthermore, given the relatively low barriers to entry and continuing healthcare cost containment pressures, we expect that the markets we service will become increasingly competitive in the future. Increased competition in the future could limit our ability to attract and retain patients and residents, maintain or increase our fees, or expand our business.
Insurance coverage may become increasingly expensive and difficult to obtain for health care companies, and our self-insurance may expose us to significant losses.
It may become more difficult and costly for us to obtain coverage for patient care liabilities and certain other risks, including property and casualty insurance. Insurance carriers may require health care companies to significantly increase their self-insured retention levels and/or pay substantially higher premiums for reduced coverage for most insurance coverages, including workers' compensation, employee healthcare and patient care liability.
We self-insure a significant portion of our potential liabilities for several risks, including certain types of professional and general liability, workers' compensation and employee healthcare benefits. Due to our self-insured retentions under many of our professional and general liability, workers' compensation and employee healthcare benefits programs, including our election to self-insure against workers' compensation claims in Texas, there is no limit on the maximum number of claims or amount for which we can be liable in any policy period. We base our loss estimates and related accruals on actuarial analyses, which determine expected liabilities on an undiscounted basis, including incurred but not reported losses, based upon the available information on a given date. It is possible, however, for the ultimate amount of losses to exceed our estimates and related accruals, as well as our insurance limits as applicable. In the event our actual liability exceeds our estimates for any given period, our results of operations and financial condition could be materially adversely impacted. Additionally, we may from time to time need to increase our accruals as a result of future actuarial reviews and claims that may develop. Such increases could have an adverse impact on our business and results of operations. An adverse determination in legal proceedings, whether currently asserted or arising in the future, could have a material adverse effect on our business and results of operations.
If our referral sources fail to view us as an attractive health care provider, our patient base would likely decrease.
We rely significantly on appropriate referrals from physicians, hospitals and other healthcare providers in the communities in which we deliver our services to attract the kinds of patients we target. Our referral sources are not obligated to refer business to us and generally also refer business to other healthcare providers. We believe many of our referral sources refer business to us as a result of the quality of our patient service and our efforts to establish and build a relationship with them. If we lose, or fail to maintain, existing relationships with our referral resources, fail to develop new relationships or if we are perceived by our referral sources for any reason as not providing high quality patient care, our volume of referrals would likely decrease, the quality of our patient mix could suffer and our revenue and results of operations could be adversely affected.
If we do not achieve or maintain a reputation for providing high quality of care, our business may be negatively affected.
Our ability to achieve and maintain a reputation for providing high quality of care to our patients at each of our skilled nursing and assisted living facilities, or through our rehabilitation therapy, hospice and home health businesses, is important to our ability to attract and retain patients, particularly high-acuity patients. In some instances, our referral sources are affiliated with health care systems that may have affiliated businesses that offer services that compete with ours, and the frequency of this occurring may increase in the future as accountable care organizations are formed in the markets we serve. We believe that the perception of our quality of care by a potential patient or potential patient's family seeking to contract for our services is influenced by a variety of factors, including doctor and other healthcare professional referrals, community information and referral services, newspapers and other print and electronic media, results of patient surveys, recommendations from family and friends, and quality care statistics or rating systems compiled and published by CMS or other industry data. Through our focus on retaining high quality staffing, reviewing feedback and surveys from our patients and referral sources to highlight areas of improvement and integrating our service offerings at each of our facilities, we seek to maintain and improve on the outcomes from each of the factors listed above in order to build and maintain a strong reputation at our facilities. If any of our companies fail to achieve or maintain a reputation for providing high-quality care, or is perceived to provide a lower quality of care than competitors within the same geographic area, our ability to attract and retain patients would be adversely affected. If our

57

Annex K-190

businesses fail to maintain a strong reputation in the areas in which we operate, our business, revenue and profitability could be adversely affected.
We may be unable to reduce costs to offset decreases in our patient census levels or other expenses completely.
We depend on implementing adequate cost management initiatives in response to fluctuations in levels of patient census in our businesses in order to maintain our current cash flow and earnings levels. Fluctuation in our patient census levels may become more common as we continue our emphasis in our skilled nursing facilities on patients with shorter stays but higher acuities. A decline in patient census levels would likely result in decreased revenue. If we are unable to put in place corresponding reductions in costs in response to decreases in our patient census or other revenue shortfalls, our financial condition and operating results could be adversely affected.
We may not be fully reimbursed for all services that our skilled nursing facilities are able to bill through Medicare's consolidated billing requirements.
Skilled nursing facilities are required to bill Medicare on a consolidated basis for certain items and services that they furnish to patients and residents, regardless of the amount or costs of services that the patients and residents actually receive. The consolidated billing requirement essentially confers on the skilled nursing facility itself the Medicare billing responsibility for the entire package of care that its residents receive in these situations. Federal law also requires that post-hospitalization skilled nursing services be “bundled” into the hospital's Diagnostic Related Group ("DRG") payment in certain circumstances. Where this rule applies, the hospital and the skilled nursing facility must, in effect, divide the payment which otherwise would have been paid to the hospital alone for the patient's treatment, and no additional funds are paid by Medicare for skilled nursing care of the patient. This requirement may, in instances where it is applicable, have a negative effect on skilled nursing facility utilization/census and payments, either because hospitals may find it difficult to place patients in skilled nursing facilities which will not be paid as they previously were, or because hospitals are reluctant to discharge patients to skilled nursing facilities and lose a portion of the payment that the hospital would otherwise receive. This bundling requirement could be extended to more DRGs in the future, which could exacerbate the potentially negative impact on skilled nursing facility utilization/census and payments. As a result of the bundling requirements we may not be fully reimbursed for all services that a facility bills through consolidated billing, which could adversely affect our results of operations and financial condition.
Consolidation of managed care organizations and other third-party payors or reductions in reimbursement from these payors may adversely affect our revenue and income or cause us to incur losses.

Managed care organizations and other third-party payors have in many instances consolidated in order to enhance their ability to influence the delivery of healthcare services. Consequently, the healthcare needs of a large percentage of the United States population are increasingly served by a small number of managed care organizations. These organizations generally enter into service agreements with a limited number of providers for needed services. These organizations have become an increasingly important source of revenue and referrals for us. To the extent that such organizations terminate us as a preferred provider or engage our competitors as a preferred or exclusive provider, our business could be materially adversely affected.
In addition, private third-party payors, including managed care payors, are continuing their efforts to control healthcare costs through direct contracts with healthcare providers, increased utilization reviews, or reviews of the propriety of, and charges for, services provided, and greater enrollment in managed care programs and preferred provider organizations. As these private payors increase their purchasing power, they are demanding discounted fee structures and the assumption by healthcare providers of all or a portion of the financial risk associated with the provision of care. Significant reductions in reimbursement from these sources could materially adversely affect our business and financial condition.
Delays in reimbursement may cause liquidity problems.
If we have information systems problems or payment or other issues arise with Medicare, Medicaid or other payors that affect the amount or timeliness of reimbursements, we may encounter delays in our payment cycle. Any significant payment timing delay could cause us to experience working capital shortages. As a result, working capital management, including prompt and diligent billing and collection, is an important factor in our consolidated results of operations and liquidity. Our working capital management procedures may not successfully mitigate the effects of any delays in our receipt of payments or reimbursements. Accordingly, such delays could have an adverse effect on our liquidity and financial condition.
Our rehabilitation and other related healthcare services are also subject to delays in reimbursement, as we act as vendors to other providers who in turn must wait for reimbursement from other third-party payors. Each of these customers is therefore subject to the same potential delays to which our nursing homes are subject, meaning any such delays would further delay the date we would receive payment for the provision of our related healthcare services. To the extent we grow and expand the rehabilitation and other complementary services that we offer to third parties, we may incur increasing delays in payment for these services, and these payment delays could have an adverse effect on our liquidity and financial condition. We may also experience delays in reimbursement related to change of ownership applications for our acquired facilities, as well as changes in fiscal intermediaries.

58

Annex K-191

Future acquisitions may use significant resources, may be unsuccessful and could expose us to unforeseen liabilities.
We intend to selectively pursue acquisitions of skilled nursing facilities, assisted living facilities, home health companies, hospice agencies and other related healthcare operations. Acquisitions may involve significant cash expenditures, debt incurrence, operating losses and additional expenses that could have a material adverse effect on our financial position, results of operations and liquidity. Acquisitions involve numerous risks, including:

•	difficulties integrating acquired operations, personnel and accounting and information systems, or in realizing projected efficiencies and cost savings;

•	diversion of management's attention from other business concerns;

•	potential loss of key employees or customers of acquired companies;

•	entry into markets in which we may have limited or no experience;

•	increasing our indebtedness and limiting our ability to access additional capital when needed;

•	assumption of unknown liabilities or regulatory issues of acquired companies, including failure to comply with healthcare regulations or to establish internal financial controls; and

•	straining of our resources, including internal controls relating to information and accounting systems, regulatory compliance, logistics and others.
 Furthermore, certain of the foregoing risks could be exacerbated when combined with other growth measures that we may pursue.
Global economic conditions may impact our ability to obtain additional financing on commercially reasonable terms or at all and our ability to expand our business may be harmed.
Global market and economic conditions continue to be very challenging. Ongoing concerns about the systemic impact of potential long-term and widespread economic recession or stagnation, energy costs, geopolitical issues, sovereign debt issues, the availability and cost of credit, and the global real estate and mortgage markets have contributed to increased market volatility, uncertainty and liquidity issues for both borrowers and investors. These conditions, combined with volatile prices for energy, food and other commodities, unstable business and consumer confidence, and significant unemployment, have contributed to pronounced economic volatility.
As a result of these market conditions, the cost and availability of credit has been and may continue to be adversely affected by illiquid credit markets, interest rate fluctuations and wider credit spreads. Concern about the stability of the markets generally and the strength of counterparties specifically has led many lenders and institutional investors to reduce, and in some cases, cease to provide credit to businesses and consumers. These factors have led to a decrease in spending by businesses and consumers alike, and a corresponding decrease in global infrastructure spending. Continued turbulence in the U.S. and international markets and economies and prolonged declines or stagnation in business and consumer spending may adversely affect our liquidity and financial condition, and the liquidity and financial condition of our customers, including our ability to refinance maturing liabilities and access the capital markets to meet liquidity needs. If we are not able to timely retire or refinance our senior secured credit facility on acceptable terms at or before its stated maturity, due to market conditions or otherwise, our liquidity, financial condition, business and operating results could be materially and adversely affected.
If our ability to borrow under our senior secured credit facility is insufficient for our capital requirements, we will be required to seek additional sources of financing, including issuing equity, which may be dilutive to our current stockholders or incurring additional debt. Our ability to incur additional debt is subject to the restrictions in our senior secured credit facility. There can be no assurance that the restrictions contained in our senior secured credit facility will permit us to borrow the funds that we need to finance our operations, or that additional debt will be available to us on commercially reasonable terms or at all. Furthermore, market conditions may impede our ability to secure additional sources of financing, whether through the extension of our existing senior secured credit facility or by accessing the debt and/or equity markets. If we are unable to obtain funds sufficient to finance our capital requirements, we may have to forego opportunities to expand our business, including the acquisition or development of additional or expanded facilities.
Our substantial indebtedness could adversely affect our financial health and prevent us from fulfilling our financial obligations.
We have now and will for the foreseeable future continue to have a significant amount of indebtedness, both before and after our pending Combination with Genesis. At September 30, 2014, our total indebtedness was approximately $407.8 million. Our substantial indebtedness could have important consequences. For example, it could:

•	increase our vulnerability to adverse economic and industry conditions;

•
require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures and other general corporate purposes;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•	place us at a competitive disadvantage compared to our competitors that have less debt;

59

Annex K-192

•
increase the cost or limit the availability of additional financing, if needed or desired, to fund future working capital, capital expenditures and other general corporate requirements, or to carry out other aspects of our business plan;

•	require us to maintain debt coverage and financial ratios at specified levels, reducing our financial flexibility; and

•	limit our ability to make strategic acquisitions and develop new or expanded facilities.
In addition, if we are unable to generate sufficient cash flow or otherwise obtain funds necessary to make required debt payments, or if we fail to comply with the various covenants and requirements of our senior secured credit facility or other existing or future indebtedness, we would be in default, which could permit the holders of our indebtedness, including our senior secured credit facility, to accelerate the maturity of indebtedness, as the case may be. Any default under our senior secured credit facility, or our other existing or future indebtedness, as well as any of the above-listed factors, could have a material adverse effect on our business, operating results, liquidity and financial condition.

Despite our substantial indebtedness, we may still be able to incur more debt. This could intensify the risks associated with this indebtedness.
The terms of our senior secured credit facility contain restrictions on our ability to incur additional indebtedness. These restrictions are subject to a number of important qualifications and exceptions, and the indebtedness incurred in compliance with these exceptions could be substantial. Accordingly, we could incur significant additional indebtedness in the future, both before and after our pending Combination with Genesis. The more we become leveraged, the more we become exposed to the risks described above under “Our substantial indebtedness could adversely affect our financial health and prevent us from fulfilling our financial obligations.”
Floating rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase.
Borrowings under our senior secured credit facility are subject to floating rates of interest over an interest rate floor of 1.5%. If interest rates increase over the floor, our debt service obligations on our variable rate indebtedness would increase even though the amount borrowed remained the same, and our net income and cash flows would correspondingly decrease. As of April 12, 2012, we increased the size of the term loan by $100.0 million. On June 23, 2014, the Company entered into an Amendment No. 2 and Loan Modification Agreement ("Amendment No. 2") to our Fourth Amended and Restated Credit Agreement dated April 12, 2012, as previously amended on June 6, 2013; further explained in "Debt" note contained elsewhere. Amendment No. 2 also modified the interest rate for the extended revolving credit facility commitments to be, at the Company’s option, LIBOR plus a margin between 5.25% and 5.50% (based upon consolidated leverage) or the prime rate plus a margin between 4.25% and 4.50% (based upon consolidated leverage). The interest rates on the non-extended revolving credit facility commitments remain at, at the Company’s option, LIBOR plus a margin of between 4.25% and 4.50% (based upon consolidated leverage) or the prime rate plus a margin between 3.25% and 3.50% (based upon consolidated leverage). The incremental term loan bears interest at LIBOR (subject to a floor of 1.50%) plus a margin of 5.50%. As part of the refinancing, the interest rate on the existing term loan was amended to match the interest rate of the incremental term loan.
Our operations are subject to environmental and occupational health and safety regulations, which could subject us to fines, penalties and increased operational costs.
We are subject to a wide variety of federal, state and local environmental and occupational health and safety laws and regulations. Regulatory requirements faced by healthcare providers such as us include those relating to air emissions, wastewater discharges, air and water quality control, occupational health and safety (such as standards regarding blood-borne pathogens and ergonomics), management and disposal of low-level radioactive medical waste, biohazards and other wastes, management of explosive or combustible gases, such as oxygen, specific regulatory requirements applicable to asbestos, lead-based paints, polychlorinated biphenyls and mold, other occupational hazards associated with our workplaces, and providing notice to employees and members of the public about our use and storage of regulated or hazardous materials and wastes. Failure to comply with these requirements could subject us to fines, penalties and increased operational costs. Moreover, changes in existing requirements or more stringent enforcement of them, as well as discovery of currently unknown conditions at our owned or leased facilities, could result in additional cost and potential liabilities, including liability for conducting cleanup, and there can be no guarantee that such increased expenditures would not be significant.
A portion of our workforce is unionized and our operations may be adversely affected by work stoppages, strikes or other collective actions.
As of September 30, 2014, approximately 570 of our approximately14,950 active employees were represented by unions and covered by collective bargaining agreements. In addition, certain labor unions have publicly stated that they are concentrating their organizing efforts within the long-term healthcare industry. We cannot predict the effect that continued union representation or future organizational activities will have on our business or future operations. There can be no assurance that we will not experience a material work stoppage in the future.
Disasters and similar events may seriously harm our business.

60

Annex K-193

Natural and man-made disasters and similar events, including terrorist attacks and acts of nature such as hurricanes, tornados, earthquakes, floods and wildfires, may cause damage or disruption to us, our employees and our facilities, which could have an adverse impact on our patients and our business. In order to provide care for our patients, we are dependent on consistent and reliable delivery of food, pharmaceuticals, utilities and other goods to our facilities, and the availability of employees to provide services at our facilities and other locations. If the delivery of goods or the ability of employees to reach our facilities and patients were interrupted in any material respect due to a natural disaster or other reasons, it would have a significant impact on our business. For example, in connection with Hurricane Katrina in New Orleans, several nursing home operators unaffiliated with us were accused of not properly caring for their residents, which resulted in, among other things, criminal charges being filed against the proprietors of those facilities. Furthermore, the impact, or impending threat, of a natural disaster has in the past and may in the future require that we evacuate one or more facilities, which would be costly and would involve risks, including potentially fatal risks, for the patients and employees. The impact of disasters and similar events is inherently uncertain. Such events could harm our patients and employees, severely damage or destroy one or more of our facilities, harm our business, reputation and financial performance, or otherwise cause our business to suffer in ways that we currently cannot predict.
The operation of our business is dependent on effective and secure information systems.
We depend on several information technology systems for the efficient functioning of our business. The software programs supporting these systems are licensed to us by independent software developers. Our inability or the inability of these developers, to continue to maintain and upgrade these information systems and software programs could disrupt or reduce the efficiency of our operations. In addition, costs and potential problems and interruptions associated with the implementation of new or upgraded systems and technology or with maintenance or adequate support of existing systems could also disrupt or reduce the efficiency of our operations. Furthermore, while we budget for the changes and upgrades to our information technology systems that we anticipate needing over time, it is possible that we may underestimate the actual costs of those changes and upgrades. Failure to make necessary changes and upgrades due to financial or other concerns could negatively impact the effectiveness of our information technology systems, as well as our operations and financial performance.
Additionally, we maintain information necessary to conduct our business, including confidential and proprietary information as well as personal information regarding our patients, employees and others with whom we do business, in digital form. Data maintained in digital form is subject to the risk of tampering, theft and unauthorized access. We develop and maintain systems to prevent this from occurring, but the development and maintenance of these systems is costly and requires ongoing monitoring and updating as technologies change and efforts to overcome security measures become more sophisticated. Moreover, despite our efforts, the possibility of tampering, theft and other unauthorized access cannot be eliminated entirely, and risks associated with each of these remain. If our information technology systems are compromised and personal or other protected information regarding patients, employees or others with whom we do business is stolen, tampered with or otherwise improperly accessed, our ability to conduct our business and our reputation may be impaired. If personal or other protected information of our patients, employees or others with whom we do business is tampered with, stolen or otherwise improperly accessed, and we may incur significant costs to remediate possible injury to the affected persons, compensate the affected persons, pay any applicable fines, or take other action with respect to judicial or regulatory actions arising out of the incident, including under HIPAA or the HITECH Act, as applicable.

Risks Related to Our Proposed Combination with Genesis
The consummation of the transactions contemplated by the Purchase Agreement is subject to a number of conditions to Genesis’ and our obligations, which, if not fulfilled, may result in termination of the Purchase Agreement.
The consummation of the transactions contemplated by the Purchase Agreement is subject to the satisfaction or waiver of certain closing conditions, including, without limitation, (i) the approval and adoption by Skilled’s stockholders of the Purchase Agreement and the transactions contemplated thereby, which approval was obtained following the execution and delivery of the Purchase Agreement by the Written Consent from the Onex Group, (ii) expiration or termination of the waiting period under the Hard-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which occurred on September 16, 2014, and any other competition, merger control, antitrust or similar law, (iii) delivery of an information statement to Skilled’s stockholders with respect to the Purchase Agreement and the transactions contemplated thereby, (iv) absence of a Company Material Adverse Effect or a Genesis Material Adverse Effect (each, as defined in the Purchase Agreement), (v) absence of certain orders or regulations prohibiting the consummation of the transactions contemplated by the Purchase Agreement, and (vi) the approval or consent of certain governmental authorities with respect to the transactions contemplated by the Purchase Agreement. Many of the conditions to consummation of the transactions contemplated by the Purchase Agreement are not within either Genesis’ or our control, and neither party can predict when or if these conditions will be satisfied. The Purchase Agreement provides for the ability of Genesis or Skilled to terminate the Purchase Agreement under certain circumstances, including the right of either party to terminate the Purchase Agreement if the transactions contemplated by the merger agreement are not consummated by March 31, 2015.

61

Annex K-194

Failure to complete the Combination could have a negative impact on our stock price and our future business and financial results.
If the Combination is not completed, our ongoing business, financial condition and results of operations may be adversely affected, and we will be subject to several risks, including the following:

•
unless and until it is terminated, we will be prohibited by the Purchase Agreement from seeking certain strategic alternatives, such as transactions with third parties other than Genesis, and could therefore miss attractive alternatives to the Combination;

•	prior to any termination of the Purchase Agreement, our operations will be restricted by the terms of the Purchase Agreement, which may cause us to forego otherwise attractive business opportunities;

•
we will be required to pay certain costs relating to the Combination, whether or not it is consummated, such as legal, accounting, financial adviser and printing fees, which costs could be substantial; and

•
matters relating to the Combination have required and will continue to require our management to devote substantial commitments of time and resources to the Combination instead of on pursuing other opportunities that could have been beneficial to us.

If the Combination is not completed, we cannot assure you that these risks will not materialize and will not materially and adversely affect our business, financial results and stock price.
Additionally, if the Combination is not completed, the market price of our Class A Common Stock may decline significantly, particularly to the extent that the current market price reflects a market assumption that the Combination will be consummated, and we may experience negative reactions from the financial markets, our customers and/or our employees. Depending on the circumstances, we also could be subject to litigation related to any failure to complete the Combination or to enforcement proceedings commenced against us to attempt to force us to perform our obligations under the Purchase Agreement.
The Purchase Agreement contains customary restrictions on our ability to seek other strategic alternatives.
The Purchase Agreement contains “no shop” provisions that prohibit us from soliciting, initiating or knowingly facilitating or encouraging competing acquisition proposals. These provisions, although customary for these types of transactions, could discourage a potential third-party acquirer that might have an interest in acquiring all or a significant portion of our company from proposing any such acquisition, even if the potential third-party acquirer were prepared to pay consideration with a higher cash or market value than the market value proposed to be received or realized in the Combination.
The pendency of the Combination could materially and adversely affect our operations and the future of our business or result in a loss of employees.
In connection with the pending Combination, it is possible that some customers, suppliers and other persons with whom we have a business relationship may delay or defer certain business decisions or might decide to seek to terminate, change or renegotiate their relationship with us, which could negatively impact our revenues, earnings and cash flows, as well as the market price of our Class A common stock, regardless of whether the Combination is completed. Similarly, current and prospective employees may experience uncertainty about their future roles with us following completion of the Combination, which may materially and adversely affect our ability to attract and retain key employees.
Two lawsuits on behalf of a purported class of stockholders is pending against us, our board of directors, Onex, Genesis and Genesis Healthcare , challenging the Combination, and an unfavorable judgment or ruling in this lawsuit could result in substantial costs.
We, our board of directors, Onex, Genesis and Genesis HealthCare are named as defendants in two purported class action lawsuits filed in the Court of Chancery of the State of Delaware on September 5, 2014 and September 15, 2014, respectively, brought by individuals who claim to be our stockholders. The stockholder actions allege, among other things, that our board of directors and Onex breached fiduciary duties purportedly owed to our stockholders and that the remaining defendants aided and abetted in that breach. The complaints seek to enjoin the defendants from completing the Combination on the agreed-upon terms or, in the event that the Combination is consummated, to recover damages resulting from defendants’ alleged wrongful conduct. We, our board of directors and Genesis believe that the claims in these actions are without merit and intend to defend against them vigorously.
Additional lawsuits may be filed against us and our directors related to the Combination. The defense or settlement of, or an unfavorable judgment in, any lawsuit or claim could result in substantial costs and could adversely affect the combined company’s business, financial condition or results of operations.
Risks Related to Ownership of Our Class A Common Stock
We are controlled by Onex Corporation, whose interests may conflict with yours.

62

Annex K-195

Our Class A common stock has one vote per share, while our Class B common stock has ten votes per share, on all matters voted on by our stockholders. As of September 30, 2014, Onex Corporation, its affiliates and certain of our directors and members of our senior management who are party to a voting agreement with an affiliate of Onex Corporation owned shares of common stock representing over 75.0% of the combined voting power of our outstanding common stock. Accordingly, Onex Corporation generally has the power to control the outcome of matters on which stockholders are entitled to vote. Such matters include the election and removal of directors, the adoption or amendment of our certificate of incorporation and bylaws, possible mergers, corporate control contests and significant transactions. Through its control of elections to our board of directors, Onex Corporation may also have the ability to appoint or replace our senior management and cause us to issue additional shares of our common stock or repurchase common stock, declare dividends or take other actions. Onex Corporation may make decisions regarding our company and business that are opposed to our other stockholders’ interests or with which they disagree. Onex Corporation may also delay or prevent a change of control of us, even if the change of control would benefit our other stockholders, which could deprive our other stockholders of the opportunity to receive a premium for their Class A common stock. The significant concentration of stock ownership and voting power may also adversely affect the trading price of our Class A common stock due to investors’ perception that conflicts of interest may exist or arise. To the extent that the interests of our public stockholders are harmed by the actions of Onex Corporation, the price of our Class A common stock may be harmed.
Additionally, Onex Corporation is in the business of making investments in companies and currently holds, and may from time to time in the future acquire, controlling interests in businesses engaged in the healthcare industries that complement or directly or indirectly compete with certain portions of our business. Further, if it pursues such acquisitions in the healthcare industry, those acquisition opportunities may not be available to us.
If the Combination is consummated, interest holders of Genesis will control a majority voting power of our common stock. These interest holders could cause corporate actions to be taken even if the interests of these interest holders conflict with or are not aligned with the interests of our other stockholders.
If our stock price is volatile, purchasers of our Class A common stock could incur substantial losses.
Our stock price has been and is likely to continue to be volatile. The stock market in general often experiences substantial volatility that is seemingly unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our Class A common stock. The price for our Class A common stock may be influenced by many factors, including:

•	the depth and liquidity of the market for our Class A common stock;

•	developments generally affecting the healthcare industry;

•	investor perceptions of us and our business;

•	actions by institutional or other large stockholders;

•	strategic actions, such as acquisitions or restructurings, or the introduction of new services by us or our competitors;

•	new laws or regulations or new interpretations of existing laws or regulations applicable to our business;

•	litigation and governmental investigations;

•	changes in accounting standards, policies, guidance, interpretations or principles;

•
adverse conditions in the financial markets, state and federal government or general economic conditions, including those resulting from statewide, national or global financial and deficit considerations, overall market conditions, war, incidents of terrorism and responses to such events;

•	sales of Class B common stock by Onex, us or members of our management team;

•	additions or departures of key personnel; and

•	our results of operations, financial performance and future prospects.
These and other factors may cause the market price and demand for our Class A common stock to fluctuate substantially, which may limit or prevent investors from readily selling their shares of Class A common stock and may otherwise negatively affect the liquidity of our Class A common stock. In addition, in the past, when the market price of a stock has been volatile, holders of that stock have sometimes instituted securities class action litigation against the company that issued the stock. If any of our stockholders brought a lawsuit against us, we could incur substantial costs defending or settling the lawsuit. Such a lawsuit could also divert the time and attention of our management from our business.
If securities or industry analysts do not publish research or reports about our business, if they change their recommendations regarding our stock adversely or if our operating results do not meet their expectations, our stock price and trading volume could decline.
The trading market for our Class A common stock is significantly influenced by the research and reports that industry or securities analysts publish about us or our business. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock price or

63

Annex K-196

trading volume to decline. Moreover, if one or more of the analysts who cover us downgrade our stock or if our operating results do not meet their expectations, our stock price could decline.
We do not intend to pay dividends on our common stock.
We do not anticipate paying any cash dividends on our common stock in the foreseeable future. We currently anticipate that we will retain all of our available cash, if any, for use as working capital and for other general purposes, including to service or repay our debt and to fund the operation and expansion of our business. Any payment of future dividends will be at the discretion of our board of directors and will depend on, among other things, our earnings, financial condition, capital requirements, level of indebtedness, statutory and contractual restrictions applying to the payment of dividends and other considerations that our board of directors deems relevant.
We are a “controlled company” within the meaning of NYSE rules and, as a result, qualify for and rely on exemptions from certain corporate governance requirements.
Onex Corporation and its affiliates control a majority of the voting power of our outstanding common stock. Under the NYSE rules, a company of which more than 50% of the voting power is held by another person or group of persons acting together is a “controlled company” and may elect not to comply with certain NYSE corporate governance requirements, including the requirements that:

•	a majority of the board of directors consist of independent directors;

•	the nominating and corporate governance committee be entirely composed of independent directors with a written charter addressing the committee’s purpose and responsibilities;

•	the compensation committee be entirely composed of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•	there be an annual performance evaluation of the nominating and corporate governance and compensation committees.
We elect to be treated as a controlled company and thus utilize some of these exemptions. In addition, although we currently have a board composed of a majority of independent directors and have adopted charters for our audit, corporate governance, quality and compliance and compensation committees, and intend to conduct annual performance evaluations for these committees, none of these committees are composed entirely of independent directors, except for our audit committee. Accordingly, you may not have the same protections afforded to stockholders of companies that are subject to all of NYSE corporate governance requirements.
Our amended and restated certificate of incorporation, bylaws and Delaware law contain provisions that could discourage transactions resulting in a change in control, which may negatively affect the market price of our Class A common stock.
In addition to the effect that the concentration of ownership and voting power in our significant stockholders may have, our amended and restated certificate of incorporation and our amended and restated bylaws contain provisions that may enable our management to resist a change in control. These provisions may discourage, delay or prevent a change in the ownership of our company or a change in our management, even if doing so might be beneficial to our stockholders. In addition, these provisions could limit the price that investors would be willing to pay in the future for shares of our Class A common stock. The provisions in our amended and restated certificate of incorporation or amended and restated bylaws include:

•
our board of directors is authorized, without prior stockholder approval, to create and issue preferred stock, commonly referred to as “blank check” preferred stock, with rights senior to those of our Class A common stock and Class B common stock;

•
advance notice requirements for stockholders to nominate individuals to serve on our board of directors or to submit proposals that can be acted upon at stockholder meetings; provided, that prior to the date that the total number of outstanding shares of our Class B common stock is less than 10% of the total number of shares of common stock outstanding, which we refer to as the "Transition Date," no such requirement is required for holders of at least 10% of our outstanding Class B common stock;

•
our board of directors is classified so not all of the members of our board of directors are elected at one time, which may make it more difficult for a person who acquires control of a majority of our outstanding voting stock to replace our directors;

•	following the Transition Date, stockholder action by written consent will be prohibited;

•	special meetings of the stockholders are permitted to be called only by the chairman of our board of directors, our chief executive officer or by a majority of our board of directors;

•	stockholders are not permitted to cumulate their votes for the election of directors;

•	newly created directorships resulting from an increase in the authorized number of directors or vacancies on our board of directors will be filled only by majority vote of the remaining directors;

•	our board of directors is expressly authorized to make, alter or repeal our bylaws; and

64

Annex K-197

•
stockholders are permitted to amend our bylaws only upon receiving at least 66 2/3% of the votes entitled to be cast by holders of all outstanding shares then entitled to vote generally in the election of directors, voting together as a single class.

After the Transition Date, we will also be subject to the provisions of Section 203 of the Delaware General Corporation Law, which may prohibit certain business combinations with stockholders owning 15% or more of our outstanding voting stock. These and other provisions in our amended and rested certificate of incorporation, amended and restated bylaws and Delaware law could discourage acquisition proposals and make it more difficult or expensive for stockholders or potential acquirers to obtain control of our board of directors or initiate actions that are opposed by our then-current board of directors, including delaying or impeding a merger, tender offer or proxy contest involving us. Any delay or prevention of a change of control transaction or changes in our board of directors could cause the market price of our Class A common stock to decline.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds

Purchases of Equity Securities by the Issuer and Affiliated Purchasers
The table below sets forth information with respect to purchases of our Class A common stock made by us or on our behalf during the quarter ended September 30, 2014:

Period	Total Number of Shares Purchased (1)	Average Price Paid per Share	Total Number of Shares Purchase as Part of Publicly Announced Plans or Programs	Maximum Dollar Value of Shares that May Yet Be Purchased Under the Plans or Programs
July 1 - 31, 2014	—	$—	n/a	n/a
August 1 - 31, 2014	651	$5.89	n/a	n/a
September 1 - 30, 2014	—	$—	n/a	n/a
Total:	651	$5.89	n/a	n/a
(1) Reflects shares forfeited to us upon the vesting of restricted stock granted to participants in our 2007 Incentive Award Plan, to satisfy applicable tax withholding obligations with respect to such vesting. We did not have any publicly announced plans or programs to purchase our Class A common stock in the quarter ended September  30, 2014.
Item 3. Defaults Upon Senior Securities
None.
Item 4. Mine Safety Disclosures
None.
Item  5. Other Information
None.

65

Annex K-198

Item 6. Exhibits

(a)	Exhibits.

Number	Description

2.1
Purchase and Contribution Agreement, dated as of August 18, 2014, by and between Skilled Healthcare Group, Inc. and FC-GEN Operations Investment, LLC, a Delaware limited liability company (incorporated by reference to Exhibit 2.1 to our Current Report on Form 8-K files with the SEC on August 18, 2014).*

10.1
Amended and Restated Registration Agreement, dated as of August 18, 2014 and becoming effective as of the closing date of the Combination, by rights and among Skilled Healthcare Group, Inc. and the parties listed on the schedules thereto.

31.1	Certification of Principal Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.2	Certification of Principal Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32**	Certifications pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

101
The following financial information from our Quarterly Report on Form 10-Q for the quarter ended September 30, 2014 as filed with the SEC on November 3, 2014, formatted in Extensible Business Reporting Language (XBRL): (i) the condensed consolidated balance sheets at September 30, 2014 and December 31, 2013, and (ii) the condensed consolidated statements of operations for the three and nine months ended September 30, 2014 and September 30, 2013, and (iii) the condensed consolidated statements of comprehensive income for the three and nine months ended September 30, 2014 and September 30, 2013, and (iv) the condensed consolidated statements of cash flows the nine months ended September 30, 2014 and September 30, 2013, and (v) the Notes to Condensed Consolidated Financial Statements.

*
The disclosure letters and schedules delivered in connection with the Purchase and Contribution Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish, supplementally, a copy of any disclosure letter and schedules omitted from the Purchase and Contribution Agreement to the SEC upon request.

**	Furnished herewith and not "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

66

Annex K-199

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SKILLED HEALTHCARE GROUP, INC.

Date:	November 3, 2014	By	/S/ ROBERT H. FISH
Robert H. Fish
Chief Executive Officer

Date:	November 3, 2014	By	/S/ CHRISTOPHER N. FELFE
Christopher N. Felfe
Chief Financial Officer
(Principal Financial Officer, Principal Accounting Officer, and Authorized Signatory)

67

Annex K-200

EXHIBIT INDEX

Number	Description

2.1
Purchase and Contribution Agreement, dated as of August 18, 2014, by and between Skilled Healthcare Group, Inc. and FC-GEN Operations Investment, LLC, a Delaware limited liability company (incorporated by reference to Exhibit 2.1 to our Current Report on Form 8-K files with the SEC on August 18, 2014).*

10.1
Amended and Restated Registration Agreement, dated as of August 18, 2014 and becoming effective as of the closing date of the Combination, by rights and among Skilled Healthcare Group, Inc. and the parties listed on the schedules thereto.

31.1	Certification of Principal Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.2	Certification of Principal Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32**	Certifications pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

101
The following financial information from our Quarterly Report on Form 10-Q for the quarter ended September 30, 2014 as filed with the SEC on November 3, 2014, formatted in Extensible Business Reporting Language (XBRL): (i) the condensed consolidated balance sheets at September 30, 2014 and December 31, 2013, and (ii) the condensed consolidated statements of operations for the three and nine months ended September 30, 2014 and September 30, 2013, and (iii) the condensed consolidated statements of comprehensive income for the three and nine months ended September 30, 2014 and September 30, 2013, and (iv) the condensed consolidated statements of cash flows the nine months ended September 30, 2014 and September 30, 2013, and (v) the Notes to Condensed Consolidated Financial Statements.

*
The disclosure letters and schedules delivered in connection with the Purchase and Contribution Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish, supplementally, a copy of any disclosure letter and schedules omitted from the Purchase Contribution Agreement to the SEC upon request.

**	Furnished herewith and not "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

68

Exhibits to this filing may be found at http://investors.skilledhealthcaregroup.com/sec.cfm.

Annex K-201

Exhibit 31.1
CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
I, Robert H. Fish, certify that:

(1)	I have reviewed this quarterly report on Form 10-Q of Skilled Healthcare Group, Inc.;

(2)
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

(3)
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

(4)
The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a.
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.
Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c.
Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d.
Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

(5)
The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a.
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date:	November 3, 2014
/S/ ROBERT H. FISH
Robert H. Fish
Chief Executive Officer

Annex K-202

Exhibit 31.2
CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
I, Christopher N. Felfe, certify that:

(1)	I have reviewed this quarterly report on Form 10-Q of Skilled Healthcare Group, Inc.;

(2)
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

(3)
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

(4)
The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a.
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.
Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c.
Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d.
Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

(5)
The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a.
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date:	November 3, 2014
/S/ CHRISTOPHER N. FELFE
Christopher N. Felfe
Chief Financial Officer
(Principal Financial Officer, Principal Accounting Officer, and Authorized Signatory)

Annex K-203

Exhibit 32
The following certifications are being furnished solely to accompany the Quarterly Report on Form 10-Q for the period ended September 30, 2014 (the “Report”), of Skilled Healthcare Group, Inc., a Delaware corporation (the “Company”), pursuant to 18 U.S.C. § 1350 and in accordance with SEC Release No. 33-8238. These certifications shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, whether made before or after the date hereof, regardless of any general incorporation language in such filing.
Certification of Principal Executive Officer
Pursuant to 18 U.S.C. Section 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of the Company, hereby certifies, to his knowledge, that:

(1)	the Report fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	November 3, 2014	/S/ ROBERT H. FISH
Robert H. Fish
Chief Executive Officer
Certification of Principal Financial Officer
Pursuant to 18 U.S.C. Section 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of the Company, hereby certifies, to his knowledge, that:

(1)	the Report fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	November 3, 2014	/S/ CHRISTOPHER N. FELFE
Christopher N. Felfe
Chief Financial Officer
(Principal Financial Officer, Principal Accounting Officer, and Authorized Signatory)
A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Annex K-204

Annex L: Skilled Healthcare Group, Inc. Current Reports on Form 8-K filed on January 14, 2014, March 28, 2014, April 11, 2014, May 9, 2014, June 27, 2014, August 18, 2014 and November 19, 2014

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 10, 2014

Skilled Healthcare Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33459	20-3934755
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

27442 Portola Parkway, Suite 200 Foothill Ranch, CA	92610
(Address of Principal Executive Offices)	(Zip Code)
(949) 282-5800
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Annex L-1

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 10, 2014, Jose C. Lynch, Skilled Healthcare Group, Inc.’s President and Chief Operating Officer, and a member of its board of directors, resigned from those positions effective that day.
Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

99.1	Press Release, dated January 14, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKILLED HEALTHCARE GROUP, INC.

Date: January 14, 2014	/s/ Roland Rapp
Roland Rapp
General Counsel, Chief Administrative Officer and Secretary

Annex L-2

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release, dated January 14, 2014

The exhibit to this filing may be found at http://investors.skilledhealthcaregroup.com/sec.cfm.

Annex L-3

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 24, 2014

Skilled Healthcare Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33459	20-3934755
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

27442 Portola Parkway, Suite 200 Foothill Ranch, CA	92610
(Address of Principal Executive Offices)	(Zip Code)
(949) 282-5800
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Annex L-4

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 24, 2014, the Compensation Committee (the “Committee”) of Skilled Healthcare Group, Inc. (the “Company”) approved and granted each of Roland Rapp (Executive Vice President, Chief Administrative Officer and General Counsel), Laurie Thomas (President, Ancillary Business) and Chris Felfe (Chief Financial Officer) a performance-vested restricted stock award covering 40,900, 40,900 and 30,675 shares of common stock, respectively. The awards were granted under the Company’s Amended and Restated 2007 Incentive Award Plan (the “Plan”). The form of award agreement pursuant to which each of the foregoing performance vested restricted stock awards was issued is attached hereto as Exhibit 10.1.
Each of the restricted stock awards is subject to a performance-based vesting requirement, as well as continued service by the grantee. In order to vest, the Company must attain a per share common stock price of $7.50 or more for thirty consecutive calendar days during the three year performance period commencing on the grant date. The vesting date will be the date on which the Committee certifies that the performance criterion has been satisfied. If the grantee’s service is terminated due to death or disability, his or her restricted stock award will remain, for the one-year period or six-month period, respectively (but in no event beyond the last day of the performance period), following the termination date, outstanding and eligible to vest upon the attainment of the performance criterion (or upon a change in control). In the event of a “change in control” (as defined in the restricted stock award agreement) during the performance period, and the highest price per share paid in the change in control is at least $7.50, then the vesting of the shares subject to the award will accelerate and vest (if it hasn’t already vested due to the performance criterion noted above) immediately prior to the change in control. If the applicable vesting criterion is not satisfied as required by the terms of the award, the shares subject to the award will be forfeited back to the Company.
Additionally, on March 24, 2014, the Committee also approved and granted to each of Mr. Rapp, Ms. Thomas and Mr. Felfe a separate time-vested restricted stock award covering 40,900, 40,900 and 30,675 shares of common stock, respectively. The time-vested restricted stock award vests in four 25% installments, subject to continued service by the grantee, on the four anniversaries following the grant date. Vesting of any unvested portion(s) of the award will accelerate in full upon a change in control, as provided in the Plan and award agreement. The form of the award agreement pursuant to which each of the foregoing time-vested restricted stock awards was issued is included as Exhibit 10.2 to the Company’s Form 10-Q filed with the Securities and Exchange Commission on May 4, 2010.
Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
10.1*	Form of Restricted Stock Award Agreement (March 2014)

* Management contract or compensatory plan or arrangement.

1

Annex L-5

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKILLED HEALTHCARE GROUP, INC.

Date: March 28, 2014	/s/ Roland G. Rapp
Roland G. Rapp
General Counsel, Chief Administrative Officer and Secretary

2

Annex L-6

EXHIBIT INDEX

Exhibit	Description
10.1*	Form of Restricted Stock Award Agreement (March 2014)

* Management contract or compensatory plan or arrangement.

3

The exhibit to this filing may be found at http://investors.skilledhealthcaregroup.com/sec.cfm.
Annex L-7

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 10, 2014

Skilled Healthcare Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33459	20-3934755
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

27442 Portola Parkway, Suite 200 Foothill Ranch, CA	92610
(Address of Principal Executive Offices)	(Zip Code)
(949) 282-5800
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Annex L-8

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Chief Operating Officer
Skilled Healthcare Group, Inc. (the “Company”) has appointed Paxton L. Wiffler to serve as the Company’s Chief Operating Officer. His first day of employment will be May 8, 2014. In connection with Mr. Wiffler’s appointment, on April 10, 2014, Skilled Healthcare, LLC and Mr. Wiffler entered into an employment agreement (the “Employment Agreement”). The Employment Agreement has an initial term of two years, and is subject to automatic one-year renewal periods unless either the Company or Mr. Wiffler gives written notice of non-extension. Mr. Wiffler will receive an annual base salary of $500,000 and will be eligible to participate in the Company’s annual performance-based bonus plan with a target bonus opportunity equal to 75% of his annual base salary (pro-rated for any partial calendar year).
If Mr. Wiffler’s employment is terminated as a result of his death or disability, he will be entitled to receive a bonus representing a pro-rated portion of the bonus that he would have received had he been employed for the full year and, if terminated due to disability, (i) a lump sum equal to the amount he would have received in respect of his base salary upon a termination by the Company without cause, less certain disability plan benefits paid to him and (ii) a lump sum amount equal to the health insurance premium cost for him and his spouse and dependents for a 12-month period following his date of termination. In the event his employment is terminated due to non-extension of the term by the Company, he will be eligible to receive a pro-rated portion of the bonus that he would have received had he been employed for the full year, as well as a lump sum amount equal to the annual base salary he would have been entitled to receive had he continued employment for a period of 12 months following the date of termination. In the event that Mr. Wiffler is terminated without “cause” (as defined in the Employment Agreement) by the Company, Mr. Wiffler will be entitled to receive (i) a lump-sum cash payment equal to the then-current annual salary he would have been entitled to receive for a period of 24 months following the date of termination; (ii) a pro-rated portion of the bonus that he would have received had he been employed for the full year; and (iii) a lump sum amount equal to the health insurance premium cost for Mr. Wiffler and his spouse and dependents for a 12-month period following his date of termination.
Mr. Wiffler’s right to receive the severance payments described above is subject to his delivery of an effective general release of claims in favor of the Company. The Employment Agreement also contains customary confidentiality and non-solicitation provisions. The Company will also enter into an indemnification agreement with Mr. Wiffler that is the same in all material respects as the indemnification agreements it has entered into with its other directors and executive officers, the form of which is filed with the Securities and Exchange Commission as Exhibit 10.10 to the Company’s Registration Statement on Form S-1/A, filed on April 27, 2007.
Pursuant to the Employment Agreement, upon his commencement of employment the Company will grant Mr. Wiffler 400,000 shares of the Company’s restricted Class A common stock (the “Restricted Stock Award”). The Restricted Stock Award will be subject to time-based vesting and performance-based vesting requirements, both of which must be satisfied in order for the Restricted Stock Award to vest.
The performance-based component will be satisfied in cumulative installments with respect to one-third of the shares subject to the Restricted Stock Award in the event that the Company attains per share stock price targets of $7.50, $10.00 and $12.50, respectively, for thirty consecutive trading days during the three-year performance period commencing on the grant date. If the first stock price target is attained during the performance period, then one-third of the shares will vest, subject to Mr. Wiffler’s continued service, on the date on which the Company’s compensation committee (the “Committee”) certifies that the target has been attained. If the second or third stock price target is attained during the performance period, then the one-third installment of shares subject to the applicable stock price target will vest with respect to 50% of such installment on the date on which the Committee certifies attainment of the target and 50% of such installment on the first anniversary of the certification date, in each case subject to Mr. Wiffler’s continued service.

1

Annex L-9

If Mr. Wiffler’s service is terminated due to his death or disability, the Restricted Stock Award will remain, for the one-year period or six-month period, respectively (but in no event beyond the last day of the performance period), following the termination date, outstanding and eligible to vest upon the attainment of the applicable performance goals (or upon a change in control, as described below). If Mr. Wiffler’s service is terminated due to his death or disability, or by the Company without cause, then any shares that only remain subject to time-vesting requirements will accelerate and vest.
In the event of a “change in control” (as defined in the Restricted Stock Award agreement) during the performance period, then (i) the first third of the Restricted Stock Award will accelerate and vest (if it hasn’t already vested due to the criteria noted above) immediately prior to the change in control, (ii) the second third of the Restricted Stock Award will accelerate and vest in full (if it hasn’t already vested due to the criteria noted above) if the per share transaction price is at least $10.00, and will accelerate and vest on a straight-line pro rata interpolation basis if the per share transaction price is between $7.50 and $10.00, and (iii) the last third of the Restricted Stock Award will accelerate and vest in full (if it hasn’t already vested due to the criteria noted above) if the per share transaction price is at least $12.50, and will accelerate and vest on a straight-line pro rata interpolation basis if the per share transaction price is between $10.00 and $12.50.
Since October 2011, Mr. Wiffler has served as Senior Vice President of Operations with Genesis Healthcare, which is a national provider of skilled nursing and rehabilitation therapy services. Prior to joining Genesis Healthcare, Mr. Wiffler worked for approximately 18 years in various positions of increasing responsibility with Golden Living (including its predecessor company, Beverly Healthcare), which is also a national provider of skilled nursing and rehabilitation therapy services. From November 2006 until April 2011, Mr. Wiffler served as Vice President of Operations for Golden Living, and from April 2011 until September 2011 he served as Division President for Golden Living.

2

Annex L-10

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKILLED HEALTHCARE GROUP, INC.

Date: April 10, 2014	/s/ Roland G. Rapp
Roland G. Rapp
General Counsel, Chief Administrative Officer and Secretary

3

Annex L-11

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 8, 2014

Skilled Healthcare Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33459	20-3934755
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

27442 Portola Parkway, Suite 200 Foothill Ranch, CA	92610
(Address of Principal Executive Offices)	(Zip Code)
(949) 282-5800
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Annex L-12

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2014 Annual Meeting of Stockholders (the “Annual Meeting”) of Skilled Healthcare Group, Inc., a Delaware corporation (the “Company”), was held on May 8, 2014. At the Annual Meeting, the Company’s stockholders voted on three proposals, as described below. Each of the three proposals was described in detail in the Company's definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on March 26, 2014. The vote totals noted below are final voting results.

Proposal 1

The Company’s stockholders elected two Class I directors, with each to serve a three-year term expiring at the Company’s 2017 Annual Meeting of Stockholders and until their successors are duly elected and qualified, or until their earlier resignation or removal. There were no abstentions for Proposal 1.

Name	Votes For	Votes Withheld	Broker Non-Votes
Glenn S. Schafer	163,979,636	673,258	7,754,615
M. Bernard Puckett	163,398,844	1,254,050	7,754,615

Proposal 2

The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
163,991,815	589,319	71,760	7,754,615

Proposal 3

The Company’s stockholders ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
172,155,475	245,761	6,273	--

1

Annex L-13

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2014	SKILLED HEALTHCARE GROUP, INC.
/s/ Roland G. Rapp
Roland G. Rapp
General Counsel, Secretary and Chief Administrative Officer

Annex L-14

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 23, 2014

 Skilled Healthcare Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33459	20-3934755
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

27442 Portola Parkway, Suite 200 Foothill Ranch, CA	92610
(Address of Principal Executive Offices)	(Zip Code)
(949) 282-5800
(Registrant's telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Annex L-15

Item 1.01. Entry Into a Material Definitive Agreement.
On June 23, 2014, we entered into Amendment No. 2 and Loan Modification Agreement (“Amendment No. 2”) to our Fourth Amended and Restated Credit Agreement, dated as of April 12, 2012, as previously amended on June 6, 2013 by Amendment No. 1 (“Amendment No. 1”), by and among us, certain subsidiary guarantors, Credit Suisse AG, Cayman Islands Branch, as administrative agent, Credit Suisse Securities (USA) LLC, as amendment arranger, and certain lenders and other parties thereto (the “Existing Credit Agreement”). In connection with Amendment No. 2, we made an offer to the revolving loan lenders to extend the maturity date of the revolving loans to April 9, 2016 and reduce the commitments of any extending revolving loan lenders by 25%. The offer was accepted by some, but not all, of the revolving loan lenders. After giving effect to Amendment No. 2, the extended revolving loan commitments are $50,625,000 and the non-extended revolving loan commitments are $32,500,000. Lenders that take an assignment of non-extended commitments may subsequently agree to extend those commitments in accordance with Amendment No. 2.
Amendment No. 2 also modified the interest rate for the extended revolving loan commitments to be, at the Company’s option, LIBOR plus a margin between 5.25% and 5.50% (based upon consolidated leverage) or the prime rate plus a margin between 4.25% and 4.50% (based upon consolidated leverage). The interest rates on the non-extended revolving loan commitments remain at, at the Company’s option, LIBOR plus a margin of between 4.25% and 4.50% (based upon consolidated leverage) or the prime rate plus a margin between 3.25% and 3.50% (based upon consolidated leverage).
Amendment No. 2 also modified the maximum leverage ratio covenant in the Existing Credit Agreement such that the maximum leverage ratio is the following:

•	5.25x for the period after the effective date of Amendment No. 2 to but not including June 30, 2015;

•	4.75x for the period from June 30, 2015 to but not including December 31, 2015; and

•	4.50x for the period from December 31, 2015 and thereafter.
Amendment No. 2 also modified the fixed charge coverage ratio in the Existing Credit Agreement such that the maximum fixed charge coverage ratio is the following:

•	1.85x for period after the effective date of Amendment No. 2 to but not including June 30, 2015; and
•2.0x for the period from June 30, 2015 and thereafter.
Other than as set forth in Amendment No. 2, the Existing Credit Agreement remains in full force and effect in accordance with its terms.
The foregoing description of Amendment No. 2 does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 2, which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference. The Existing Credit Agreement was filed as Exhibit 10.1 to our Form 8-K filed with the U.S. Securities and Exchange Commission on April 18, 2012. Amendment No. 1 to the Existing Credit Agreement was filed as Exhibit 10.1 to our Form 8-K filed with the U.S. Securities and Exchange Commission on June 6, 2013.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit	Description
10.1
Amendment No. 2 and Loan Modification Agreement, dated as of June 23, 2014, to the Fourth Amended and Restated Credit Agreement, dated as of April 12, 2012, by and among Skilled Healthcare Group, Inc., certain subsidiary guarantors , Credit Suisse AG, Cayman Islands Branch, as administrative agent, Credit Suisse Securities (USA) LLC, as amendment arranger, and certain lenders and other parties thereto.

Annex L-16

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKILLED HEALTHCARE GROUP, INC.

Date: June 26, 2014	/s/ Roland G. Rapp
Roland G. Rapp
General Counsel, Secretary and Chief Administrative Officer

Annex L-17

EXHIBIT INDEX

Exhibit	Description
10.1
Amendment No. 2 and Loan Modification Agreement, dated as of June 23, 2014, to the Fourth Amended and Restated Credit Agreement, dated as of April 12, 2012, by and among Skilled Healthcare Group, Inc., certain subsidiary guarantors , Credit Suisse AG, Cayman Islands Branch, as administrative agent, Credit Suisse Securities (USA) LLC, as amendment arranger, and certain lenders and other parties thereto.

The exhibit to this filing may be found at http://investors.skilledhealthcaregroup.com/sec.cfm.
Annex L-18

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 18, 2014

Skilled Healthcare Group, Inc.
(Exact Name of Registrant Specified in Charter)

Delaware	001-33459	20-3934755
(State or Other	(Commission File	(I.R.S. Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

26442 Portola Parkway, Suite 200 Foothill Ranch, CA	92610
(Address of Principal Executive Offices)	(Zip Code)

(949) 282-5800
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Annex L-19

Item 1.01.    Entry into a Material Definitive Agreement.

Purchase and Contribution Agreement

On August 18, 2014, Skilled Healthcare Group, Inc., a Delaware corporation (the “Company”) entered into a Purchase and Contribution Agreement (the “Purchase Agreement”) with FC-GEN Operations Investment, LLC, a Delaware limited liability company (“Genesis”) pursuant to which the businesses and operations of the Company and Genesis will be combined. Immediately following the consummation of the transactions contemplated by the Purchase Agreement, the common stock, par value $0.001 per share (the “Common Stock”), and options to purchase shares of Common Stock of the Company, which will remain outstanding, will represent 25.75% of the equity of the combined entity and the holders of equity interests, equity awards and options to purchase equity interests of Genesis (the “Genesis Members”) will hold 74.25% of the equity of the combined entity, calculated on a fully diluted, as-exchanged and as-converted basis. The ownership of the combined Skilled Genesis entities will be organized as a so-called “Up C” structure, which is more fully described below.

Transactions to be Effectuated Pursuant to the Purchase Agreement

The transactions contemplated by the Purchase Agreement include the following steps:

•	the equity interests of certain Genesis subsidiaries (the “Distribution Subsidiaries”) will be distributed to the Genesis Members;

•	the Distribution Subsidiaries become subsidiaries of the Company as a result of three concurrent reverse subsidiary mergers;

•	the Company, certain of its direct and indirect subsidiaries and the Distribution Subsidiaries contribute ownership of certain of their assets and subsidiaries to Genesis (the “Contribution”);

•	the Company, certain of its direct and indirect subsidiaries and the Distribution Subsidiaries receive Class A Common Units, Class B Common Units and Class C Common Units of Genesis;

•	the Distribution Subsidiaries are admitted as co-managing members of Genesis and receive Class A Common Units of Genesis;

•
the Genesis Members receive (a) Class A Common Stock, par value $0.001 per share, of the Company (the “Class A Common Stock”), and/or (b) Class A Common Units (exchangeable into Class A Common Stock of the Company) and Class C Common Stock, par value $0.001 per share, of the Company (the “Class C Common Stock”), permitting such Genesis Members to vote shares of the Company at a rate equal to one vote per share (the issuance of the Class A Common Stock, the “New Stock Issuance” and the shares of Class C Common Stock issued, the “Conversion Shares”). The issuance of shares will be made in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”);

•
Health Care REIT, Inc., a Delaware corporation, will cancel an option it holds to acquire interests in Genesis in exchange for a portion of the 74.25% interest (or rights to acquire such portion) in the combined entity that would otherwise be held by the Genesis Members following the combination of the Company and Genesis;

•
the participants under the Genesis Management Incentive Plan will be paid cash and will be issued shares of Class A Common Stock constituting a portion of the 74.25% interest in the combined entity that would otherwise be held by the Genesis Members following the combination of the Company and Genesis, calculated on a fully-diluted, as-exchanged and as-converted basis as of immediately following the Closing, as set forth in the Purchase Agreement.

In connection with the consummation of the transactions contemplated by the Purchase Agreement, the Company will, among other things:

•	amend and restate its certificate of incorporation (the “Restated Charter”) and by-laws (the “Restated By-laws”);

•	amend and restate the existing registration rights agreement, providing for certain registration rights with respect to the Company’s outstanding Common Stock;

•	enter into an amended and restated limited liability company agreement of Genesis which sets forth the rights with respect to the Genesis Units;

Annex L-20

•	enter into a contribution agreement, governing the terms of the Contribution; and

•	enter into a merger agreement pursuant to which the Distribution Subsidiaries will become subsidiaries of the Company.
The Company will also enter into a tax receivable agreement, the terms of which are briefly summarized below.

Provisions Contained in Purchase Agreement

Representations, Warranties and Covenants

The Purchase Agreement contains customary representations and warranties of the Company and Genesis. The Purchase Agreement also includes customary covenants and agreements, including, without limitation, covenants relating to (i) the conduct of each of the respective businesses of the Company and Genesis between the date of signing of the Purchase Agreement and the consummation of the transactions contemplated by the Purchase Agreement, (ii) the efforts of the parties to cause the transactions contemplated by the Purchase Agreement to be consummated, (iii) the filing of amended and restated articles of incorporation by the Company, (iv) customary information access rights, (v) requirements of the Company to maintain directors’ and officers’ insurance, (vi) agreements in respect of eligibility, vesting and benefit accruals under employee benefit plans, (vii) cooperation with respect to health care regulatory matters, (viii) termination of certain affiliate contracts and agreements, and (ix) the listing of the shares of Class A Common Stock and interests exchangeable or convertible into shares of Class A Common Stock to be held by the Genesis Members.

No-Shop and Matching Right Provisions

The Purchase Agreement contains a “no-shop” provision that prohibits the Company from soliciting, initiating or knowingly facilitating or encouraging competing acquisition proposals. However, until 11:59 p.m. New York City time on September 24, 2014 (subject to extension as provided in the Purchase Agreement for any then-pending Superior Proposal that the Company proposes to accept), the Company may, subject to the terms and conditions set forth in the Purchase Agreement, furnish information to, and engage in discussions and negotiations with, any third party that makes an unsolicited acquisition proposal, provided that, among other things, the Board of Directors of the Company determines in good faith (i) that such acquisition proposal either constitutes a Superior Proposal (as defined in the Purchase Agreement) or would reasonably be expected to result in a Superior Proposal and (ii) that the failure to do so would be inconsistent with its fiduciary duties to the holders of the Company’s Common Stock under applicable law. Under certain circumstances, the Company is permitted to terminate the Purchase Agreement to enter into a definitive agreement with respect to a Superior Proposal, provided that the Company must, among other things, notify Genesis at least four business days in advance of its intentions to take such action, negotiate with Genesis in good faith during that four business day period and, if applicable, any subsequent matching periods provided for under the Purchase Agreement, and concurrently with entering into such agreement pay Genesis the termination fee described below.

Termination; Termination Fee

The Purchase Agreement contains certain termination rights for each of the Company and Genesis. In connection with the termination of the Purchase Agreement under specified circumstances, including in connection with the Company entering into an agreement with respect to a Superior Proposal, the Company is required to pay Genesis a termination fee equal to $9.504 million.

Closing Conditions

The consummation of the transactions contemplated by the Purchase Agreement is subject to the satisfaction or waiver of certain closing conditions, including, without limitation, (i) the approval and adoption by the Company’s stockholders of the Purchase Agreement and the transactions contemplated thereby, which approval was obtained following the execution and delivery of the Purchase Agreement by the Written Consent (as defined below) from the Onex Group (as defined in the Purchase Agreement), (ii) expiration or termination of the waiting period under the Hard-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and any other competition, merger control, antitrust or similar law, (iii) delivery of an information statement to the Company’s stockholders with respect to the Purchase Agreement and

Annex L-21

the transactions contemplated thereby, (iv) absence of a Company Material Adverse Effect or a Genesis Material Adverse Effect (each, as defined in the Purchase Agreement), (v) absence of certain orders or regulations prohibiting the consummation of the transactions contemplated by the Purchase Agreement, and (vi) the approval or consent of certain governmental authorities with respect to the transactions contemplated by the Purchase Agreement.

The receipt of the financing contemplated by the financing commitments by Genesis, as described below (or any other financing transaction), is not a condition to either party’s obligations under the Purchase Agreement.

Financing Commitments

In connection with the transactions contemplated by the Purchase Agreement, Genesis has obtained debt financing commitments (“Debt Commitments”) in an approximate aggregate principal amount of $1.147 billion. The Debt Commitments were provided by multiple financing sources having existing relationships with Genesis and include two senior secured asset based revolving credit facilities, a senior secured term loan bridge facility and an additional senior secured term loan facility. The Debt Commitments are sufficient to provide Genesis and the Company with financing on the Closing Date (as defined in the Purchase Agreement) to (i) pay costs and expenses related to the transactions contemplated by the Purchase Agreement, (ii) repay certain indebtedness of the Company, and (iii) refinance certain of Genesis’ existing credit facilities to the extent required as a result of the transaction contemplated by the Purchase Agreement. Certain of the debt facilities contemplated by the Debt Commitments will also fund ongoing working capital and other general corporate expenses of the Company and its direct and indirect subsidiaries (including Genesis) following the consummation of the transactions contemplated by the Purchase Agreement. On or prior to the Closing Date, Genesis may otherwise seek to replace the Debt Commitments with new indebtedness. The Debt Commitments are subject to a number of customary conditions, including, without limitation, execution and delivery of definitive loan documentation consistent with the commitment letters and the documentation standards specified therein. The final termination date for each of the Debt Commitments is March 31, 2015. The debt facilities contemplated by the Debt Commitments will be secured by substantially all of the assets of the Company, Genesis and their respective subsidiaries.

Board of Directors of the Company Following Closing

The Purchase Agreement provides that each of the Company and Genesis shall take all actions necessary to provide that at the Closing, two individuals designated by the Company, four individuals designated by Genesis and five individuals designated jointly by the Company and Genesis shall be appointed to the Board of Directors of the Company, which will continue to be classified. In the event that any individual so designated is unable to serve, for any reason, as a director of the Company at the Closing, the party that designated such individual shall have the right to designate another individual to serve as a director of the Company in place of the individual so originally designated.

Board Approvals; Written Consent of the Onex Group

The board of directors of the Company has unanimously approved the Purchase Agreement and the consummation of the transactions and agreements contemplated thereby. Following the execution and delivery of the Purchase Agreement, the Onex Group executed and delivered a written consent (the “Written Consent”) on August 18, 2014, adopting and approving in all respects the Purchase Agreement and the transactions and agreements contemplated thereby, including, without limitation, amendments to the Company’s certificate of incorporation and by-laws.

The board of directors of Genesis has unanimously approved the Purchase Agreement and the consummation of the transactions contemplated thereby. A requisite percentage of the membership interests of Genesis, sufficient to adopt and approve in all respects the Purchase Agreement and the transactions and agreements contemplated thereby, including, without limitation, an amendment to the limited liability company agreement of Genesis, has been obtained.

Further Information Regarding the Purchase Agreement

The Purchase Agreement has been filed as an exhibit to this Current Report to provide security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, Genesis or any of their respective subsidiaries or affiliates. The Purchase Agreement contains representations and warranties by each

Annex L-22

of the parties to the Purchase Agreement. These representations and warranties were made solely for the benefit of the other party to the Purchase Agreement and (i) are not intended to be treated as categorical statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate, (ii) may have been qualified in the Purchase Agreement by confidential disclosure letters and schedules that were delivered to the other party in connection with the signing of the Purchase Agreement, which disclosure letters and schedules contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in the Purchase Agreement, (iii) may be subject to standards of materiality applicable to the parties that differ from what might be viewed as material to security holders of, or other investors in, the Company, and (iv) were made only as of the date of the Purchase Agreement or such other date or dates as may be specified in the Purchase Agreement. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company or Genesis. Accordingly, you should not rely on the representations, warranties and covenants contained therein or any descriptions thereof as a characterization of the actual state of facts or condition of the Company, Genesis or any of their respective subsidiaries or affiliates. The Company’s stockholders and other investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties or covenants contained therein or any descriptions thereof as a characterization of the actual state of facts or conditions of the Company, Genesis or any of their respective subsidiaries or affiliates.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached as Exhibit 2.1 to this report, and is incorporated in this report by reference. You are urged to read the entire Purchase Agreement and the other exhibits attached hereto.

Exchange Rights and Tax Receivable Agreement
Following the consummation of the transactions contemplated by the Purchase Agreement, the Genesis Members will have the right to exchange their membership interests in Genesis for shares of Class A Common Stock of the Company or cash, at the Company’s option. As a result of such exchanges, the number of membership interests in Genesis held by the Company will increase as the Company acquires the exchanged membership interests. These exchanges of membership interests in Genesis for shares of Class A Common Stock of the Company or cash may result in increases in the tax basis of Genesis’s tangible and intangible assets. Such increases in tax basis are likely to increase (for tax purposes) depreciation and amortization deductions and therefore reduce the amount of income tax the Company would otherwise be required to pay in the future. These increases in tax basis may also decrease gain (or increase loss) on future dispositions of certain capital assets to the extent the increased tax basis is allocated to those capital assets. These increases in tax basis would not be available in the absence of the transactions contemplated by the Purchase Agreement.
Concurrently with consummation of the transactions contemplated by the Purchase Agreement, the Company will enter into a tax receivable agreement with Genesis and the Genesis Members. The agreement will provide for the payment by the Company to the Genesis Members of 90% of the cash savings, if any, in U.S. federal, state and local income tax or franchise tax that the Company actually realizes as a result of (i) the increases in tax basis attributable to the Genesis Members and (ii) tax benefits related to imputed interest deemed to be paid by the Company as a result of the tax receivable agreement. In certain circumstances (such as certain changes in control, the election of the Company to exercise its right to terminate the agreement and make an early termination payment or an IRS challenge to a tax basis increase) it is possible that cash payments under the tax receivable agreement may exceed actual cash savings.

Item 3.02.     Unregistered Sales of Equity Securities

The information set forth above in “Item 1.01 - Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 5.01.     Changes in Control of Registrant

The information set forth above in “Item 1.01 - Entry into a Material Definitive Agreement” is incorporated herein by reference.

Annex L-23

Item 5.07.     Submission of Matters to a Vote of Security Holders

On August 18, 2014, following the execution and delivery of the Purchase Agreement, the Onex Group, holding in the aggregate 14,750,623 shares of Class B Common Stock of the Company, constituting approximately 82% of the voting power of the outstanding shares of Common Stock of the Company, executed the Written Consent: (i) approving and adopting the Purchase Agreement and the agreements and transactions contemplated thereby, (ii) approving and adopting the Restated Charter, effective at Closing, and (iii) approving the New Stock Issuance, the issuance of the Conversion Shares and the Contribution. No further approval of the stockholders of the Company is required to adopt and approve the Purchase Agreement and the transactions contemplated thereby.

Item 7.01    Regulation FD Disclosure

Attached hereto as Exhibit 99.2 to this report is a copy of an electronic slide show presentation which the Board of Directors of the Company intends to share with financial analysts, financing sources and other interested persons.

Item 8.01.     Other Events

On August 18, 2014, the Company issued a press release announcing that it had entered into the Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1 to this report and is incorporated in this report by reference.

Attached hereto as Exhibit 99.2 to this report is a copy of an electronic slide show presentation which the Board of Directors of the Company intends to share with financial analysts, financing sources and other interested persons.

Forward-Looking Statements

Certain statements in this Form 8-K regarding the proposed transaction, the expected timetable for completing the transaction, benefits of the transaction, future opportunities for the Company and any other statements regarding the Company’s future expectations, beliefs, goals or prospects contained in this Form 8-K constitute “forward-looking statements” under Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be preceded by, followed by or include the words “may,” “will,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “could,” “might,” or “continue” or the negative or other variations thereof or comparable terminology. A number of important factors could cause actual events or results to differ materially from those indicated by such forward-looking statements, including the parties’ ability to consummate the transaction; the results and impact of the announcement of the transaction; the timing for satisfying the conditions to the completion of the transaction, including the receipt of the regulatory approvals required for the transaction; the parties’ ability to meet expectations regarding the timing and completion of the transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the Purchase Agreement; and other factors described in the most recent Annual Report on Form 10-K of the Company and elsewhere in the Company’s filings with the Securities and Exchange Commission (the “SEC”). You should not place undue reliance on any of these forward- looking statements. Any forward-looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update any such statement to reflect new information, or the occurrence of future events or changes in circumstances.

Additional Information and Where to Find It

This communication is being made in respect of the transactions contemplated by the Purchase Agreement. In connection with the consummation of such transactions, the Company will prepare an information statement to be filed with the SEC that will provide additional important information concerning the transactions contemplated by the Purchase Agreement. When completed, a definitive information statement will be mailed to the Company’s stockholders.  The Company’s stockholders will be able to obtain, without charge, a copy of the information statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. The Company’s stockholders will also be able to obtain, without charge, a copy of the information statement and other documents relating to the

Annex L-24

Purchase Agreement (when available) upon written request to Skilled Healthcare Group, Inc. at 27442 Portola Parkway, Suite 200, Foothill Ranch, CA, or from the Company’s website, www.skilledhealthcaregroup.com.

Annex L-25

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
2.1	Purchase and Contribution Agreement, dated as of August 18, 2014, by and between Skilled Healthcare Group, Inc., and FC-GEN Operations Investment, LLC, a Delaware limited liability company.*
99.1	Press Release, dated August 18, 2014.
99.2	Electronic Slide Show Presentation.
* The disclosure letters and schedules delivered in connection with the Purchase and Contribution Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish, supplementally, a copy of any disclosure letter and schedules omitted from the Purchase and Contribution Agreement to the SEC upon request.

Annex L-26

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 18, 2014	SKILLED HEALTHCARE GROUP, INC.

/s/ Roland G. Rapp
Roland G. Rapp
General Counsel, Secretary and Chief Administrative Officer

Annex L-27

EXHIBIT INDEX

Exhibit Number	Description
2.1	Purchase and Contribution Agreement, dated as of August 18, 2014, by and between Skilled Healthcare Group, Inc., and FC-GEN Operations Investment, LLC, a Delaware limited liability company.*
99.1 99.2	Press Release, dated August 18, 2014. Electronic Slide Show Presentation.

* The disclosure letters and schedules delivered in connection with the Purchase and Contribution Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish, supplementally, a copy of any disclosure letter and schedules omitted from the Purchase and Contribution Agreement to the SEC upon request.

Exhibits to this filing may be found at http://investors.skilledhealthcaregroup.com/sec.cfm.

Annex L-28

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 13, 2014

 Skilled Healthcare Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33459	20-3934755
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

27442 Portola Parkway, Suite 200 Foothill Ranch, CA	92610
(Address of Principal Executive Offices)	(Zip Code)
(949) 282-5800
(Registrant's telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Annex L-29

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 13, 2014, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Skilled Healthcare Group, Inc. (the “Company”) approved certain compensation changes for its named executive officers (“NEOs”) in connection with the transactions (the “Combination”) contemplated by that certain Purchase and Contribution Agreement, dated August 18, 2014, between the Company and FC-GEN Operations Investment, LLC (“Genesis”).
Our NEOs, Robert Fish (Chief Executive Officer), Christopher Felfe (Chief Financial Officer), Roland Rapp (Executive Vice President, Chief Administrative Officer and General Counsel) and Laurie Thomas (President, Ancillary Business) each have an employment agreement with the Company that provides severance payments in certain circumstances. Although the employment agreements do not include provisions for any payments upon a change in control or any enhanced severance benefits upon a termination following a change in control, in connection with the Combination, the Compensation Committee has approved increased separation benefits for each such NEO should such NEO not be offered continuing employment with the combined company in a comparable position, with comparable salary and in comparable location. In no event will the separation benefits be payable upon resignation if a comparable position, with comparable salary and in a comparable location, is offered to the NEO. The enhanced separation pay provisions are intended to facilitate the continued focus of the NEOs on operating the business through the closing of the Combination. The approved severance benefits include:

1.
Twenty-four months of base salary for Mr. Fish (same as provided in his employment agreement in case of a termination without “cause”), 18 months of base salary for Mr. Rapp (same as provided in his employment agreement in case of a termination without “cause”) and 18 months of base salary for Mr. Felfe and Ms. Thomas (increased from 12 months, as provided in their respective employment agreements upon a termination without “cause”);

2.
Company paid COBRA coverage for 24 months (under employment agreements, in case of a termination without “cause” NEOs were entitled to receive 12 months of medical benefits coverage or payment in lieu thereof);

3.	outplacement assistance services through a third party vendor contracted by the Company, valued at approximately $15,000; and

4.	payment equivalent to payment for four weeks of the NEO’s vacation less any vacation taken by the NEO in 2015.
Each NEO would be required to sign a customary general release of claims in order to receive the severance benefits. These severance payments are in lieu of, and not in addition to, severance payments to the NEOs under their employment agreements.
The Compensation Committee also approved retention bonuses for each of the NEOs in order to incentivize the NEOs to remain employed through the closing of the Combination and during a specified transition period thereafter, if applicable. The retention bonuses will be in an amount equal to one-twelfth of each NEO’s 2014 annual bonus multiplied by the number of months in the retention period that extends beyond the 2014 bonus period. The maximum retention period shall not exceed six months beyond the closing of the Combination.
The Compensation Committee also approved the accelerated vesting, on December 31, 2014 of one-third of the 800,000 shares of restricted stock that Mr. Fish was granted under the Skilled Healthcare Group, Inc. Amended and Restated 2007 Incentive Award Plan (the “Plan”) upon his hiring on November 20, 2013. But for this change, under the award agreement, vesting of one-third of the shares subject to this award would automatically accelerate upon a “change in control” (as defined in the Plan), which includes the Combination, which occurs within the performance period, subject to Mr. Fish’s continued service through the change in control (except in the case of a termination of service due to death or disability in certain circumstances).
The Compensation Committee also approved the accelerated vesting of certain unvested stock options and restricted stock awards held by Mr. Felfe, Ms. Thomas and Mr. Rapp, effective upon the closing of the Combination (which will constitute a “change in control” under the Plan). The awards for which the Compensation Committee has accelerated vesting are as follows: Mr. Felfe - unvested option to purchase 3,662 shares at an exercise price of $6.74 per share and 30,675 shares of restricted stock; Ms. Thomas - unvested option to purchase 2,616 shares at an exercise price of $6.74 per share and 40,900 shares of restricted stock; and Mr. Rapp - unvested option to purchase 3,780 shares at an exercise price of $12.87 per share, unvested option to purchase 10,465 shares at an exercise price of $6.74 per share and 40,900 shares of restricted stock.

1

Annex L-30

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKILLED HEALTHCARE GROUP, INC.

Date: November 19, 2014	/s/ Roland G. Rapp
Roland G. Rapp
General Counsel, Chief Administrative Officer and Secretary

2

Annex L-31